The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement related to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not the solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated September 28, 2022
Preliminary prospectus supplement to prospectus dated January 21, 2022

7,000,000 Shares
Class A Common Stock
The selling stockholder named in this prospectus supplement (the “Selling Stockholder”) is offering 7,000,000 shares (the “Offering”) of our class A common stock, par value $0.0001 per share (the “Class A Common Stock”). We are not selling any shares of Class A Common Stock under this prospectus supplement and will not receive any proceeds from the sale of our Class A Common Stock by the Selling Stockholder, including from any exercise by the underwriters of their option to purchase additional shares of Class A Common Stock, as described below.
Our Class A Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “AMPS.” On September 27, 2022, the closing price of our Class A Common Stock was $13.90 per share.
See the section entitled “Risk factors” beginning on page S-7 of this prospectus supplement, as well as the risk factors contained in the accompanying prospectus, to read about factors you should consider before buying our securities.

	No Exercise of Over-Allotment		Full Exercise of Over-Allotment
	Per Share	Total	Per Share	Total
Public offering price	$	$	$	$
Underwriting discounts(1)	$	$	$	$
Proceeds to the Selling Stockholder, before expenses	$	$	$	$
(1)We have agreed to reimburse the underwriters for certain expenses in connection with this offering. See “Underwriting.”
The Selling Stockholder has granted the underwriters an option to purchase up to an additional 1,050,000 shares of Class A Common Stock at the public offering price less the underwriting discount, within 30 days from the date of this prospectus supplement.
The underwriters expect to deliver the shares to the purchasers on or about October , 2022, through the book-entry facilities of The Depository Trust Company.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

J.P. Morgan	Citigroup	Evercore ISI
, 2022

Table of contents
Prospectus supplement
Prospectus
S-i

Prospectus supplements (to prospectus dated January 21, 2022)

S-ii

About this prospectus supplement
This prospectus supplement updates, amends and supplements the prospectus dated January 21, 2022, which forms a part of our Registration Statement on Form S-1 (Registration No. 333-262072), as previously supplemented by the prospectus supplements filed by us on March 24, 2022, May 16, 2022, June 1, 2022, June 15, 2022, August 15, 2022, August 17, 2022, September 15, 2022 and September 27, 2022 (collectively, the “accompanying prospectus”). Before investing in our Class A Common Stock, we urge you to carefully read this prospectus supplement and the accompanying prospectus. If information included in this prospectus supplement is inconsistent with the accompanying prospectus, then this prospectus supplement will be deemed to modify or supersede the information in the accompanying prospectus.
This prospectus supplement is not complete without the accompanying prospectus. This prospectus supplement should be read in conjunction with the accompanying prospectus, which is to be delivered with this prospectus supplement, and is qualified by reference thereto, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the accompanying prospectus.
In making an investment decision, prospective investors must rely on their own examination of us and the terms of the offering, including the merits and risks involved. Neither we, the Selling Stockholder, the underwriters nor any of our or their representatives is making any representation to you regarding the legality of an investment in our Class A Common Stock by you under applicable laws. You should consult with your own advisors as to legal, tax, business, financial and related aspects of an investment in our Class A Common Stock.
This prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us or on our behalf contain information that you should consider when making your investment decision. We have not, and the Selling Stockholder and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Selling Stockholder and the underwriters are not, making an offer to sell or soliciting an offer to buy these securities under any circumstance in any jurisdiction where the offer or solicitation is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us or on our behalf is accurate only as of the date of the respective document in which the information appears, regardless of the time of delivery of this prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
References in this prospectus supplement to “we,” “our,” and “us” refer to Altus Power, Inc., a Delaware corporation.

Cautionary note regarding forward-looking statements
The statements contained in this prospectus supplement and the accompanying prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “continue,” “expect,” “estimate,” “may,” “plan,” “outlook,” “future” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to our future prospects, developments and business strategies. These statements are based on our management’s current expectations and beliefs, as well as a number of assumptions concerning future events.
Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to:
•our ability to successfully integrate into our business and recognize the anticipated benefits of recently completed business combinations and related transactions and generate profit from their operations;
• our ability to retain customers and maintain and expand relationships with business partners, suppliers and customers;
•the risk of litigation and/or regulatory actions related to the proposed acquisition of solar assets;
•the possibility that we may be adversely affected by other economic, business, regulatory and/or competitive factors;
•the impact of COVID-19, inflationary pressures, and supply chain issues on our business; and
•other factors described or referenced herein under the section entitled “Risk factors.”
These forward-looking statements are based on information available as of the date of this prospectus supplement, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements such as those contained in documents we have filed with the SEC. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update or revise forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. For a discussion of the risks involved in our business and investing in our Class A Common Stock, see the section entitled “Risk factors.”
You should read this prospectus supplement and the accompanying prospectus completely and with the understanding that our actual results may be materially different from what we expect. Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

Risk factor summary
Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors,” which represent challenges that we face in connection with the successful implementation of our strategy and growth of our business. The occurrence of one or more of the events or circumstances described in that section, alone or in combination with other events or circumstances, may have a material adverse effect on our business, cash flows, financial condition and results of operations. These risk factors include, but are not limited to, the following:
•Our growth strategy depends on the widespread adoption of solar power technology;
•If we cannot compete successfully against other solar and energy companies, we may not be successful in developing our operations and our business may suffer;
•With respect to providing electricity on a price-competitive basis, solar systems face competition from traditional regulated electric utilities, less-regulated third party energy service providers and new renewable energy companies;
•A material reduction in the retail price of traditional utility-generated electricity or electricity from other sources could harm our business, financial condition, results of operations and prospects;
•Due to the limited number of suppliers in our industry, the acquisition of any of these suppliers by a competitor or any shortage, delay, quality issue, price change or other limitations in our ability to obtain components or technologies we use could result in adverse effects;
•Although our business has benefited from the declining cost of solar panels in the past, our financial results may be harmed now that the cost of solar panels has increased, and our costs overall may continue to increase in the future due to increases in the cost of solar panels and tariffs on imported solar panels imposed by the U.S. government;
•Our market is characterized by rapid technological change, which requires us to continue to develop new products and product innovations. Any delays in such development could adversely affect market adoption of our products and our financial results;
•Developments in alternative technologies may materially adversely affect demand for our offerings;
•The operation and maintenance of our facilities are subject to many operational risks, the consequences of which could have a material adverse effect on our business, financial condition, results of operations and prospects;
•Our business, financial condition, results of operations and prospects could suffer if we do not proceed with projects under development or are unable to complete the construction of, or capital improvements to, facilities on schedule or within budget;
•We face risks related to project siting, financing, construction, permitting, governmental approvals and the negotiation of project development agreements that may impede their development and operating activities; and
•While our growth strategy includes seeking acquisitions of operating solar power generation assets and portfolios, we may not be successful in identifying or making any acquisitions in the future. We may not realize the anticipated benefits of acquisitions, and integration of these acquisitions may disrupt our business and management.

Prospectus supplement summary
This summary highlights selected information from this prospectus supplement and the accompanying prospectus and does not contain all of the information that may be important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus supplement and the accompanying prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus supplement and the accompanying prospectus, including the information under the sections entitled “Risk factors.”
The Company
Our mission is to create a clean electrification ecosystem, to drive the clean energy transition of our customers across the United States while simultaneously enabling the adoption of corporate environmental, social and governance (“ESG”) targets. In order to achieve our mission, we develop, own and operate solar generation and energy storage facilities. We have the in-house expertise to develop, build and provide operations and maintenance and customer servicing for our assets. The strength of our platform is enabled by premier sponsorship from Blackstone Inc. (“Blackstone”), which provides an efficient capital source and access to a network of portfolio companies, and CBRE Group, Inc. (“CBRE”), which provides direct access to their portfolio of owned and managed commercial and industrial (“C&I”) properties.
We are a developer, owner and operator of large-scale roof, ground and carport-based photovoltaic (“PV”) and energy storage systems, serving commercial and industrial, public sector and community solar customers. We own systems across the United States from Hawaii to Vermont. Our portfolio consists of over 350 megawatts (“MW”) of solar PV. We have long-term power purchase agreements (“PPAs”) with over 300 C&I entities and contracts with over 5,000 residential customers which are serviced by approximately 40 MW of community solar projects in operation as of June 30, 2022. We have agreements to install another approximately 55 MW of community solar projects as of June 30, 2022. Our community solar projects are currently servicing customers in five states with projects in two additional states currently under construction. We also participate in numerous renewable energy certificate (“REC”) programs throughout the country. We have experienced significant growth in the last 12 months as a product of organic growth and targeted acquisitions and currently operate in 18 states, providing clean electricity to our customers equal to the consumption of approximately 30,000 homes, displacing 255,000 tons of CO2 emissions per annum.
Corporate information
Our principal executive offices are located at 2200 Atlantic Street, 6th Floor, Stamford, CT 06902. Our telephone number is (203) 698-0090, and our website address is https:// www.altuspower.com. Information contained on our website or connected thereto is provided for textual reference only and does not constitute part of, and is not incorporated by reference into, this prospectus supplement or the registration statement of which it forms a part.
Recent developments
Warrant redemption
On September 15, 2022, we announced the redemption of all of our remaining Redeemable Warrants and Private Placement Warrants (each as defined herein) (the “Warrants”) that remain outstanding following 5:00 p.m. New York City time on October 17, 2022 (the “Redemption Date”) for a redemption price of $0.10 per Warrant (the “Redemption Price”) (the “Warrant Redemption”). We are entitled to redeem all of the outstanding Warrants at a redemption price of $0.10 per Warrant if the last reported sales price of the Class A Common Stock is at least $10.00 per share on any twenty trading days within the thirty trading day period ending on the third trading day prior to the date on which a notice of redemption is given. This share price performance requirement was satisfied as of September 12, 2022. Between May 31, 2022 and August 17, 2022, we exchanged approximately 4,630,163 Redeemable Warrants for an aggregate of 1,111,243 of shares of our Class A Common Stock. Prior to September 15, 2022, we had not exchanged any of the Private Placement Warrants.
All Warrants may be exercised by the holders thereof until 5:00 p.m. New York City time on the Redemption Date. Payment upon exercise of the Warrants may be made either (i) in cash, at an exercise price of $11.00 per Warrant (the “Cash Exercise Price”) or (ii) on a “cashless basis” in which the exercising holder will receive 0.2763 shares of Class A Common Stock for each Warrant. Any Warrants that remain unexercised following 5:00 p.m. New York City time on the Redemption Date will be void and no longer exercisable, and the holders of those Warrants will be entitled to receive only the Redemption Price. The last day of trading of the Warrants, including on the NYSE, will be October 14, 2022.
If all holders of the Warrants were to elect a cashless exercise of their Warrants, we would issue an aggregate of approximately 4,088,958 shares of our Class A Common Stock. Any such issuances would result in the immediate dilution of holders of our outstanding Class A Common Stock, including holders who participate in this Offering. See “Risk factors—We have issued a redemption notice for all the outstanding Redeemable Warrants and Private Placement Warrants, which will increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.”
Acquisition of approximately 97 MW of operating solar assets
On September 27, 2022, we announced definitive agreements to acquire approximately 97 MW of operating solar assets for approximately $220 million funded by a combination of cash on hand and assumed liabilities. The largest of these portfolios includes 88 MW of generating assets and is subject to certain closing conditions which we expect to be met in the coming weeks. The acquisition of the remaining approximately 9 MW have recently closed and such assets are currently operating as part of our portfolio. Combined, these recently and soon to be acquired portfolios represent approximately 97 MW of solar assets operating across nine U.S. states. These acquisitions are subject to a number of risks and uncertainties, including the risk that the acquisitions might not close as soon as expected or at all and risks related to integration of the solar projects into our operations. See “Risk factors—While our growth strategy includes seeking acquisitions of operating solar power generation assets and portfolios, we may not be successful in identifying or making any acquisitions in the future. We may not realize the anticipated benefits of acquisitions, and integration of these acquisitions may disrupt our business and management” and “Risk factors—Our acquisition of solar project portfolios may not be as successful as acquiring the assets individually.”

The offering
The following is a brief summary of some of the terms of the Class A Common Stock offered by the Selling Stockholder. For a more complete description of the terms of the Class A Common Stock, see “Description of securities.”

Selling Stockholder	GSO Altus Holdings LP
Class A Common Stock offered by the Selling Stockholder	7,000,000 shares of Class A Common Stock.
Underwriters’ option to purchase additional shares from the Selling Stockholder	1,050,000 shares of Class A Common Stock.
Class A Common Stock outstanding	154,762,094 shares of Class A Common Stock as of September 14, 2022.
Use of proceeds	We will not receive any proceeds from the sale of shares of Class A Common Stock by the Selling Stockholder.
Risk factors
You should carefully read “Risk factors” on page S-7 of this prospectus supplement and page 3 of the accompanying prospectus for a discussion of factors that you should consider before deciding to invest in our Class A Common Stock.

Listing	Shares of our Class A Common Stock are listed on the NYSE under the symbol “AMPS.”

Unless otherwise indicated or the context otherwise requires, all information in this prospectus supplement reflects and assumes no exercise by the underwriters’ option to purchase up to 1,050,000 additional shares of Class A Common Stock from the Selling Stockholder.

The number of shares of Class A Common Stock is based upon 154,762,094 shares of Class A Common Stock outstanding as of September 14, 2022 and excludes:
•8,070,289 shares of Class A Common Stock issuable from time to time upon the vesting of restricted stock units;
•14,977,036 shares of Class A Common Stock reserved for future issuance pursuant to our 2021 Omnibus Incentive Plan (the “Incentive Plan”); and
•shares of Class A Common Stock issued or issuable upon the exercise or redemption of the Redeemable Warrants and the Private Placement Warrants pursuant to the Warrant Redemption. See “Prospectus supplement summary–Recent developments–Warrant redemption.”

Risk factors
Investing in our Class A Common Stock involves a high degree of risk. You should carefully consider the risks described below along with all of the other information contained in this prospectus supplement and the accompanying prospectus, including our financial statements and the related notes, before deciding whether to purchase our Class A Common Stock. Additional risks and uncertainties not presently known to us or that we do not currently believe are important to an investor may adversely affect our business, results of operations and financial condition. If any of the adverse events described below or in the accompanying prospectus, as well as other factors that are beyond our control, actually occur, our business, results of operations and financial condition may suffer significantly. As a result, the trading price of our Class A Common Stock could decline, and you may lose all or part of your investment in our Class A Common Stock.
Business and operational risks
Our growth strategy depends on the widespread adoption of solar power technology.
The market for solar power products is emerging and rapidly evolving, and our future success is uncertain. If solar power technology proves unsuitable for widespread commercial deployment or if demand for solar power products fails to develop sufficiently, we would be unable to generate enough revenues to achieve and sustain profitability and positive cash flow. The factors influencing the widespread adoption of solar power technology include but are not limited to:
•cost-effectiveness of solar power technologies as compared with conventional and non-solar alternative energy technologies;
•performance and reliability of solar power products as compared with conventional and non-solar alternative energy products;
•continued deregulation of the electric power industry and broader energy industry;
•fluctuations in economic and market conditions which impact the viability of conventional and non-solar alternative energy sources, such as increases or decreases in the prices of oil and other fossil fuels; and
•availability of governmental subsidies and incentives.
If we cannot compete successfully against other solar and energy companies, we may not be successful in developing our operations and our business may suffer.
The solar and energy industries are characterized by intense competition and rapid technological advances, both in the U.S. and internationally. We compete with solar companies with business models that are similar to ours. In addition, we compete with solar companies in the downstream value chain of solar energy. For example, we face competition from purely finance driven organizations that acquire customers and then subcontract out the installation of solar energy systems, from installation businesses that seek financing from external parties, from large construction companies and utilities, and increasingly from sophisticated electrical and roofing companies. Some of these competitors may provide energy at lower costs than we do. Further, some competitors are integrating vertically in order to ensure supply and to control costs. Many of our competitors also have significant brand name recognition and have extensive knowledge of our target markets. If we are unable to compete in the market, there will be an adverse effect on our business, financial condition, and results of operations.
With respect to providing electricity on a price-competitive basis, solar systems face competition from traditional regulated electric utilities, less-regulated third party energy service providers and new renewable energy companies.
The solar energy and renewable energy industries are both highly competitive and continually evolving as participants strive to distinguish themselves within their markets and compete with large traditional utilities. We believe that our primary competitors are the traditional utilities that supply electricity to our potential customers. Traditional utilities generally have substantially greater financial, technical, operational and other resources than we do. As a result, these competitors may be able to devote more resources to the research, development, promotion, and sale of their products or respond more quickly to evolving industry standards and changes in market conditions than we can. Traditional utilities could also offer other value-added products or services that could help them to compete with us even if the cost of electricity they offer is higher than that of ours. In addition, a majority of utilities’ sources of electricity is non-solar, which may allow utilities to sell electricity more cheaply than electricity generated by our solar energy systems.
We also compete with companies that are not regulated like traditional utilities, but that have access to the traditional utility electricity transmission and distribution infrastructure pursuant to state and local pro-competitive and consumer choice policies. These energy service companies are able to offer customers electricity supply-only solutions that are competitive with our solar energy system options on both price and usage of renewable energy technology while avoiding the long-term agreements and physical installations that our current fund-financed business model requires. This may limit our ability to attract new customers, particularly those who wish to avoid long-term contracts or have an aesthetic or other objection to putting solar panels on their roofs.
As the solar industry grows and evolves, we will also face new competitors who are not currently in the market. Low technological barriers to entry characterize our industry and well-capitalized companies could choose to enter the market and compete with us. Our failure to adapt to changing market conditions and to compete successfully with existing or new competitors will limit our growth and will have a material adverse effect on our business and prospects.
A material reduction in the retail price of traditional utility-generated electricity or electricity from other sources could harm our business, financial condition, results of operations and prospects.
We believe that a significant number of our customers decide to buy solar energy because they want to pay less for electricity than what is offered by the traditional utilities. However, distributed C&I solar energy has yet to achieve broad market adoption as evidenced by the fact that distributed solar has penetrated less than 5% of its total addressable market in the U.S. C&I sector.
The customer’s decision to choose solar energy may also be affected by the cost of other renewable energy sources. Decreases in the retail prices of electricity from the traditional utilities or from other renewable energy sources would harm our ability to offer competitive pricing and could harm our business. The price of electricity from traditional utilities could decrease as a result of:
•construction of a significant number of new power generation plants, including plants utilizing natural gas, nuclear, coal, renewable energy or other generation technologies;
•relief of transmission constraints that enable local centers to generate energy less expensively;
•reductions in the price of natural gas;
•utility rate adjustment and customer class cost reallocation;
•energy conservation technologies and public initiatives to reduce electricity consumption;
•development of new or lower-cost energy storage technologies that have the ability to reduce a customer’s average cost of electricity by shifting load to off-peak times; or
•development of new energy generation technologies that provide less expensive energy.
A reduction in utility electricity prices would make the purchase or the lease of our solar energy systems less economically attractive. If the retail price of energy available from traditional utilities were to decrease due to any of these reasons, or other reasons, we would be at a competitive disadvantage, we may be unable to attract new customers and our growth would be limited.

Due to the limited number of suppliers in our industry, the acquisition of any of these suppliers by a competitor or any shortage, delay, quality issue, price change, or other limitations in our ability to obtain components or technologies we use could result in adverse effects.
While we purchase our products from several different suppliers, if one or more of the suppliers that we rely upon to meet anticipated demand ceases or reduces production due to its financial condition, acquisition by a competitor, delays in receipt of component parts, or otherwise is unable to increase production as industry demand increases or is otherwise unable to allocate sufficient production to us, it may be difficult to quickly identify alternate suppliers or to qualify alternative products on commercially reasonable terms, and our ability to satisfy this demand may be adversely affected. At times, suppliers may have issues with the quality of their products, which may not be realized until the product has been installed at a customer site. This may result in additional cost incurred. There are a limited number of suppliers of solar energy system components and technologies. While we believe there are other sources of supply for these products available, transitioning to a new supplier may result in additional costs and delays in acquiring our solar products and deploying our systems. These issues could harm our business or financial performance. In addition, the acquisition of a component supplier or technology provider by one of our competitors could limit our access to such components or technologies and require significant redesigns of our solar energy systems or installation procedures, slow our growth, cause our financial results and operational metrics to suffer, and have a negative impact on our business.
There have also been periods of industry-wide shortages of key components, including solar panels, in times of industry disruption. The manufacturing infrastructure for some of these components has a long lead-time, requires significant capital investment and relies on the continued availability of key commodity materials, potentially resulting in an inability to meet demand for these components. The solar industry is frequently experiencing significant disruption and, as a result, shortages of key components, including solar panels, may be more likely to occur, which in turn may result in price increases for such components. Even if industry-wide shortages do not occur, suppliers may decide to allocate key components with high demand or insufficient production capacity to more profitable customers, customers with long-term supply agreements or customers other than us and our supply of such components may be reduced as a result. The supply of components from various locales is also uncertain due to COVID-19 that has resulted in travel restrictions, backlog in shipping and trucking, and shutdowns of businesses in various regions. We have accommodated such delays by pushing out our delivery dates in our timelines.
We purchase the components for our solar energy systems on both an as-needed basis as well as under long-term supply agreements. The vast majority of our purchases are denominated in U.S. dollars. Since our revenue is also generated in U.S. dollars we are mostly insulated from currency fluctuations. However, since our suppliers often incur a significant amount of their costs by purchasing raw materials and generating operating expenses in foreign currencies, if the value of the U.S. dollar depreciates significantly or for a prolonged period of time against these other currencies, this may cause our suppliers to raise the prices they charge us, which could harm our financial results. Since we purchase most of the solar PV panels we use from China, we are particularly exposed to exchange rate risk from increases in the value of the Chinese Renminbi.
On December 23, 2021, the Uyghur Forced Labor Prevention Act was passed, responding to human rights abuses and forced labor practices in the Xinjian Uyghur Autonomous Region of China (the “Xinjian Region”). It establishes a rebuttable presumption that the importation of any goods, wares, articles, and merchandise mined, produced, or manufactured wholly or in part in the Xinjiang Region, or produced by certain entities, is prohibited by Section 307 of the Tariff Act of 1930 and that such goods, wares, articles, and merchandise are not entitled to entry to the United States. Approximately 50% of the global supply of polysilicon, an essential material in conventional solar modules, is from the Xinjian Region, which has caused some delays in the receipt of polysilicon, affecting the solar module supply chain. The presumption applies unless the Commissioner of U.S. Customs and Border Protection determines that the importer of record has complied with specified conditions and, by clear and convincing evidence, that the goods, wares, articles or merchandise were not produced using forced labor. We are mitigating the effects of this new legislation by procuring products only from those countries and regions that have proper documentation as reviewed and approved by the U.S. Customs and Border Protection.
Any additional supply shortages, delays, quality issues, price changes or other limitations in our ability to obtain components we use, including due to COVID-19 and as a result of the Russian invasion of Ukraine, could limit our growth, cause cancellations or adversely affect our profitability, result in loss of market share and damage to our brand, and cause our financial results and operational metrics to suffer.

Although our business has benefited from the declining cost of solar panels in the past, our financial results may be harmed now that the cost of solar panels has increased, and our costs overall may continue to increase in the future due to increases in the cost of solar panels and tariffs on imported solar panels imposed by the U.S. government.
The declining cost of solar panels and the raw materials necessary to manufacture them in the past has been a key driver in the pricing of our solar energy systems and customer adoption of this form of renewable energy. With the increase of solar panel and raw materials prices and because our costs overall may continue to increase, our growth could slow, and our financial results could suffer. Further, the cost of solar panels and raw materials could increase in the future due to tariffs, lingering issues of COVID, the Russian invasion of Ukraine, or other factors.
On February 4, 2022, the U.S. government imposed a protective tariff on solar panel components. The U.S. Trade Representative (“USTR”) released the following terms of the tariff:

	Year 1	Year 2	Year 3	Year 4
Safeguard Tariff on Panels and Cells	15%	15%	15%	15%
Cells Exempted from Tariff	5 gigawatts	5 gigawatts	5 gigawatts	5 gigawatts
As indicated in the terms, the tariff will not apply to the first five gigawatts of solar cells imported in each of the four years. In addition, the tariff will not apply to bi-facial panels. Panels imported from China and Taiwan previously were subject to tariffs from a 2012 solar trade case. The current tariff applies to all countries. As a result of the protective tariffs, and if additional tariffs are imposed or other disruptions to the supply chain occur, our ability to purchase these products on competitive terms or to access specialized technologies from other countries could be limited. Any of those events could harm our financial results by requiring us to account for the cost of tariffs or to purchase solar panels or other system components from alternative, higher-priced sources.
On February 8, 2022, Auxin Solar, a U.S. module manufacturer petitioned the U.S. Department of Commerce to investigate whether crystalline silicon PV cells and modules assembled in Malaysia, Thailand, Vietnam and Cambodia are circumventing U.S. anti-dumping and countervailing duty orders on cells and modules from China, which places a 100% to 250% tariff on such modules. If the U.S. Department of Commerce decides to grant the petition, this may lead to such tariffs being imposed on imports from Malaysia, Thailand, Vietnam and Cambodia as well, which would have an adverse impact on our ability to source modules from those countries.
Our market is characterized by rapid technological change, which requires us to continue to develop new products and product innovations. Any delays in such development could adversely affect market adoption of our products and our financial results.
Continuing technological changes in battery and other electric vehicle (“EV”) technologies could adversely affect adoption of current EV charging technology and/or our products. Our future success will depend upon our ability to develop and introduce a variety of new capabilities and innovations to our existing product offerings, as well as introduce a variety of new product offerings, to address the changing needs of the EV charging market. As new products are introduced, gross margins have historically tended to decline until the products become more mature, with a more efficient manufacturing process. As EV technologies change, we may need to upgrade or adapt our charging station technology and introduce new products and services in order to serve vehicles that have the latest technology, in particular battery cell technology, which could involve substantial costs. Even if we are able to keep pace with changes in technology and develop new products and services, our research and development expenses could increase, our gross margins could be adversely affected in some periods and our prior products could become obsolete more quickly than expected.
We may not be able to release new products in a timely manner, or at all, and such new products may not achieve market acceptance. Delays in delivering new products that meet customer requirements could damage our relationships with customers and lead them to seek alternative providers. Delays in introducing products and innovations or the failure to offer innovative products or services at competitive prices may cause existing and potential customers to purchase our competitors’ products or services.
If we are unable to devote adequate resources to develop products or cannot otherwise successfully develop products or services that meet customer requirements on a timely basis or that remain competitive with technological alternatives, our products and services could lose market share, our revenue will decline, we may experience higher operating losses and our business and prospects will be adversely affected.
Developments in alternative technologies may materially adversely affect demand for our offerings.
Significant developments in alternative technologies, such as advances in other forms of distributed solar power generation, storage solutions such as batteries, the widespread use or adoption of fuel cells for residential or commercial properties or improvements in other forms of centralized power production may materially and adversely affect our business and prospects in ways we do not currently anticipate. Any failure by us to adopt new or enhanced technologies or processes, or to react to changes in existing technologies, could materially delay deployment of our solar energy systems, which could result in product obsolescence, the loss of competitiveness of our systems, decreased revenue and a loss of market share to competitors.
The operation and maintenance of our facilities are subject to many operational risks, the consequences of which could have a material adverse effect on our business, financial condition, results of operations and prospects.
The operation, maintenance, refurbishment, construction and expansion of our facilities involve risks, including breakdown or failure of equipment or processes, fuel interruption and performance below expected levels of output or efficiency. Some of our facilities were constructed many years ago and may require significant capital expenditures to maintain peak efficiency or to maintain operations. There can be no assurance that our maintenance program will be able to detect potential failures in our facilities before they occur or eliminate all adverse consequences in the event of failure. In addition, weather-related interference, work stoppages and other unforeseen problems may disrupt the operation and maintenance of our facilities and may materially adversely affect us.
We have entered into ongoing maintenance and service agreements with the manufacturers of certain critical equipment. If a manufacturer is unable or unwilling to provide satisfactory maintenance or warranty support, we may have to enter into alternative arrangements with other providers. These arrangements could be more expensive to us than our current arrangements and this increased expense could have a material adverse effect on our business. If we are unable to enter into satisfactory alternative arrangements, our inability to access technical expertise or parts could have a material adverse effect on us.
While we maintain an inventory of, or otherwise make arrangements to obtain, spare parts to replace critical equipment and maintain insurance for property damage to protect against certain operating risks, these protections may not be adequate to cover lost revenues or increased expenses and penalties that could result if we were unable to operate our generation facilities at a level necessary to comply with sales contracts.
Our business, financial condition, results of operations and prospects could suffer if we do not proceed with projects under development or are unable to complete the construction of, or capital improvements to, facilities on schedule or within budget.
Our ability to proceed with projects under development and to complete the construction of, or capital improvements to, facilities on schedule and within budget may be adversely affected by escalating costs for materials and labor and regulatory compliance, our inability to obtain or renew necessary licenses, rights-of-way, permits or other approvals on acceptable terms or on schedule, disputes involving contractors, labor organizations, land owners, governmental entities, environmental groups, Native American and aboriginal groups, lessors, joint venture partners and other third parties, negative publicity, interconnection issues and other factors. If any development project or construction or capital improvement project is not completed, is delayed or is subject to cost overruns, certain associated costs may not be approved for recovery or otherwise be recoverable through regulatory mechanisms that may be available, and we could become obligated to make delay or termination payments or become obligated for other damages under contracts, could experience the loss of tax credits or tax incentives, or delayed or diminished returns, and could be required to write off all or a portion of our investment in the project. Any of these events could have a material adverse effect on our business, financial condition, results of operations and prospects.

We face risks related to project siting, financing, construction, permitting, governmental approvals and the negotiation of project development agreements that may impede their development and operating activities.
We own, develop, construct, manage and operate electric-generation facilities. A key component of our growth is our ability to construct and operate generation facilities to meet customer needs. As part of these operations, we must periodically apply for licenses and permits from various local, state, and federal regulatory authorities and abide by their respective conditions. Should we be unsuccessful in obtaining necessary licenses or permits on acceptable terms or resolving third-party challenges to such licenses or permits, should there be a delay in obtaining or renewing necessary licenses or permits or should regulatory authorities initiate any associated investigations or enforcement actions or impose related penalties or disallowances on us, our business, financial condition, results of operations and prospects could be materially adversely affected. Any failure to negotiate successful project development agreements for new facilities with third parties could have similar results.
Our business is subject to risks associated with construction, such as cost overruns and delays, and other contingencies that may arise in the course of completing installations such as union requirements, and such risks may increase in the future as we expand the scope of such services with other parties.
We do not typically install charging stations at customer sites. These installations are typically performed by our partners or electrical contractors with an existing relationship with the customer and/or knowledge of the site. The installation of charging stations at a particular site is generally subject to oversight and regulation in accordance with state and local laws and ordinances relating to building codes, safety, environmental protection and related matters, and typically requires various local and other governmental approvals and permits that may vary by jurisdiction. In addition, building codes, accessibility requirements or regulations may hinder EV charger installation because they end up costing the developer or installer more in order to meet the code requirements. Meaningful delays or cost overruns may impact our recognition of revenue in certain cases and/or impact customer relationships, either of which could impact our business. In addition, if any of our partners or electrical contractors are unable to provide timely, thorough and quality installation-related services, customers could fall behind their construction schedules leading to liability to us or cause customers to become dissatisfied with the solutions we offer.
We may not be able to effectively manage our growth.
Our future growth may cause a significant strain on our management and our operational, financial, and other resources. Our ability to manage our growth effectively will require us to implement and improve our operational, financial, and management systems and to expand, train, manage, and motivate our employees and develop processes to efficiently integrate our strategic acquisition of portfolio assets, which is a primary part of our future growth strategy. These demands will require the hiring of additional management personnel and the development of additional expertise by management. Any increase in resources used without a corresponding increase in our operational, financial, and management systems could have a negative impact on our business, financial condition, and results of operations.
While our growth strategy includes seeking acquisitions of operating solar power generation assets and portfolios, we may not be successful in identifying or making any acquisitions in the future. We may not realize the anticipated benefits of acquisitions, and integration of these acquisitions may disrupt our business and management.
Our business strategy includes growth through the acquisitions of solar power generation assets and portfolios. We may not be able to continue to identify attractive acquisition opportunities or successfully acquire those opportunities that are identified in our pipeline. There is always the possibility that even if there is success in integrating our current or future acquisitions into the existing operations, we may not derive the benefits, such as administrative or operational synergies or earnings obtained, that were expected from such acquisitions, which may result in the commitment of capital resources without the expected returns on the capital. The competition for acquisition opportunities may increase which in turn would increase our cost of making further acquisitions or causing us to curb our activities of making additional acquisitions.
In pursuing our business strategy, from time to time we evaluate targets and enter into agreements regarding possible acquisitions, divestitures, and joint ventures. To be successful, we conduct due diligence to identify valuation issues and potential loss contingencies, negotiate transaction terms, complete transactions, and manage post-closing matters such as the integration of acquired assets and businesses. Our due diligence reviews are subject to the completeness and accuracy of disclosures made by third parties. We may incur unanticipated costs or expenses following a completed acquisition, including post-closing asset impairment charges, expenses associated with eliminating duplicate facilities, litigation, and other liabilities.
We have in the past, and in the future we may, acquire companies, project pipelines, products or technologies or enter into joint ventures or other strategic initiatives. We may not realize the anticipated benefits of these acquisitions, and any acquisition has numerous risks. These risks include the following:
•difficulty in assimilating the operations and personnel of the acquired company;
•difficulty in effectively integrating the acquired technologies or products with our current technologies;
•difficulty in maintaining controls, procedures and policies during the transition and integration;
•disruption of our ongoing business and distraction of our management and employees from other opportunities and challenges due to integration issues;
•difficulty integrating the acquired company’s accounting, management information, and other administrative systems;
•inability to retain key technical and managerial personnel of the acquired business;
•inability to retain key customers, vendors, and other business partners of the acquired business;
•inability to achieve the financial and strategic goals for the acquired and combined businesses;
•incurring acquisition-related costs or amortization costs for acquired intangible assets that could impact our operating results;
•potential failure of the due diligence processes to identify significant issues with product quality, intellectual property infringement, and other legal and financial liabilities, among other things;
•misjudging the value of acquired assets by us;
•potential inability to assert that internal controls over financial reporting are effective; and
•potential inability to obtain, or obtain in a timely manner, approvals from governmental authorities, which could delay or prevent such acquisitions.
Acquisitions of companies, businesses and assets are inherently risky and, if we do not complete the integration of these acquisitions successfully and in a timely manner, we may not realize the anticipated benefits of the acquisitions to the extent anticipated, which could adversely affect our business, financial condition, or results of operations. In addition, our guidance and estimates for our future operating and financials results assume the completion of certain of our acquisitions that are in our acquisition pipeline. If we are unable to execute on our actionable pipeline and integrate these acquisitions, we may miss our guidance, which could adversely affect the market price of our Class A Common Stock and our business, financial condition, or results of operations.
Our acquisition of solar project portfolios may not be as successful as acquiring the assets individually.
We may acquire entire portfolios of solar projects and the performance of individual solar projects in such a portfolio will vary. We may not derive the benefits, such as administrative or operational synergies that were expected, and our earnings from the entire portfolio may not exceed the earnings we would have received had we purchased some, but not all, of the solar projects contained in such portfolio.
Our business is concentrated in certain markets, putting us at risk of region-specific disruptions.
As of December 31, 2021, a majority of our solar facilities were in Massachusetts, New Jersey, Minnesota and California. We expect our near-term future growth to occur in states such as Maryland, New York, California, and

Hawaii, and to further expand our customer base and operational infrastructure. Accordingly, our business and results of operations are particularly susceptible to adverse economic, regulatory, political, weather and other conditions in such markets and in other markets that may become similarly concentrated.
Our growth depends in part on the success of our relationships with third parties.
A key component of our growth strategy is to develop or expand our relationships with third parties. For example, we are investing resources in establishing strategic relationships with market players across a variety of industries, including large retailers, to generate new customers. These programs may not roll out as quickly as planned or produce the results we anticipated. A significant portion of our business depends on attracting and retaining new and existing solar partners. Negotiating relationships with our solar partners, investing in due diligence efforts with potential solar partners, training such third parties and contractors, and monitoring them for compliance with our standards require significant time and resources and may present greater risks and challenges than expanding a direct sales or installation team. If we are unsuccessful in establishing or maintaining our relationships with these third parties, our ability to grow our business and address our market opportunity could be impaired. Even if we are able to establish and maintain these relationships, we may not be able to execute on our goal of leveraging these relationships to meaningfully expand our business, brand recognition and customer base. This would limit our growth potential and our opportunities to generate significant additional revenue or cash flows.
Our relationship with CBRE is new and developing and may not result in profitable long-term contracts with their referred clients.
Our relationship with CBRE is new and developing. We expect some development opportunities to come from referrals from CBRE and Blackstone. Our success depends on profitable long-term contracts with any referred clients. We cannot assure you that new contracts and clients for our technologies, products and services will develop or that our existing market will grow. If a significant number of referred clients elect not to use our services or purchase our products, it could materially adversely affect our financial condition, business and results of operations.
The principal benefits expected to result from referrals from CBRE and Blackstone may not be fully achieved. Challenges we may face in this regard include, but are not limited to: (i) estimating the capital, personnel and equipment required for proper integration; (ii) minimizing potential adverse effects on existing business relationships; (iii) enhancing the technology platform; and (iv) successfully developing and marketing our products and services. Any difficulties we may experience in connection with referrals obtained could delay or prevent us from realizing expected benefits and enhancing our business, and our business, financial condition and results of operation could be materially and adversely impacted.
We have incurred operating losses before income taxes and may be unable to achieve or sustain profitability in the future.
We have incurred operating losses before income taxes in the past and may continue to incur operating losses as we increase our spending to finance the expansion of our operations, expand our installation, engineering, administrative, sales and marketing staffs, increase spending on our brand awareness and other sales and marketing initiatives, make significant investments to drive future growth in our business and implement internal systems and infrastructure to support our growth. We do not know whether our revenue will grow rapidly enough to absorb these costs and our limited operating history makes it difficult to assess the extent of these expenses or their impact on our results of operations. Our ability to sustain profitability depends on a number of factors, including but not limited to:
•mitigating the impact of the COVID-19 pandemic on our business;
•growing our customer base;
•maintaining or lowering our cost of capital;
•reducing the cost of components for our solar service offerings;
•growing and maintaining our channel partner network;

•maintaining high levels of product quality, performance, and customer satisfaction;
•successfully integrating acquired businesses;
•growing our direct-to-consumer business to scale;
•reducing our operating costs by lowering our customer acquisition costs and optimizing our design and installation processes;
•permitting and interconnection delays; and
•supply chain logistics, such as accepting late deliveries.
We may be unable to achieve positive cash flows from operations in the future.
We are not currently regulated as an electric utility under applicable law in the jurisdictions in which we operate, but we may be subject to regulation as an electric utility in the future.
Most federal, state and municipal laws do not currently regulate us as an electric utility in the jurisdictions in which we operate, such as the Federal Energy Regulatory Commission (“FERC”) rules for small power production and cogeneration facilities. As a result, we are not subject to the various regulatory requirements applicable to U.S. utilities. However, any federal, state, local or other applicable regulations could place significant restrictions on our ability to operate our business and execute our business plan by prohibiting or otherwise restricting our sale of electricity. These regulatory requirements could include restricting the structuring of our sale of electricity, as well as regulating the price of our solar service offerings. For example, Florida law does not permit a third-party solar developer to make retail sales of electricity to others. If we become subject to the same regulatory authorities as utilities in other states or if new regulatory bodies are established to oversee our business, our operating costs could materially increase.
Failure to hire and retain a sufficient number of employees and service providers in key functions would constrain our growth and our ability to timely complete customers’ projects and successfully manage customer accounts.
To support our growth, we need to hire, train, deploy, manage and retain a substantial number of skilled employees, engineers, installers, electricians, sales and project finance specialists. Competition for qualified personnel in our industry is increasing, particularly for skilled personnel involved in the installation of solar energy systems. We have in the past been, and may in the future be, unable to attract or retain qualified and skilled installation personnel or installation companies to be our solar partners, which would have an adverse effect on our business. We and our solar partners also compete with the homebuilding and construction industries for skilled labor. As these industries grow and seek to hire additional workers, our cost of labor may increase. The unionization of the industry’s labor force could also increase our labor costs. Shortages of skilled labor could significantly delay a project or otherwise increase our costs. Because our profit on a particular installation is based in part on assumptions as to the cost of such project, cost overruns, delays or other execution issues may cause us to not achieve our expected margins or cover our costs for that project. In addition, because we are headquartered in Connecticut, we compete for a limited pool of technical and engineering resources that requires us to pay wages that are competitive with relatively high regional standards for employees in these fields. Further, we need to continue to expand upon the training of our customer service team to provide high-end account management and service to customers before, during and following the point of installation of our solar energy systems. Identifying and recruiting qualified personnel and training them requires significant time, expense and attention. It can take several months before a new customer service team member is fully trained and productive at the standards that we have established. If we are unable to hire, develop and retain talented technical and customer service personnel, we may not be able to realize the expected benefits of this investment or grow our business.
In addition, to support the growth and success of our direct-to-consumer channel, we need to recruit, retain and motivate a large number of sales personnel on a continuing basis. We compete with many other companies for qualified sales personnel, and it could take many months before a new salesperson is fully trained on our solar service offerings. If we are unable to hire, develop and retain qualified sales personnel or if they are unable to achieve desired productivity levels, we may not be able to compete effectively.

If we or our solar partners cannot meet our hiring, retention and efficiency goals, we may be unable to complete customers’ projects on time or manage customer accounts in an acceptable manner or at all. Any significant failures in this regard would materially impair our growth, reputation, business and financial results. If we are required to pay higher compensation than we anticipate, these greater expenses may also adversely impact our financial results and the growth of our business.
Our business, financial condition, results of operations and prospects could be materially adversely affected by work strikes or stoppages and increasing personnel costs.
Employee strikes or work stoppages could disrupt operations and lead to a loss of revenue and customers. Personnel costs may also increase due to inflationary or competitive pressures on payroll and benefits costs. These consequences could have a material adverse effect on our business, financial condition, results of operations and prospects.
If we are unable to retain and recruit qualified technicians and advisors, or if our directors, key executives, key employees or consultants discontinue their employment or consulting relationship with us, it may delay our development efforts or otherwise harm our business.
We may not be able to attract or retain qualified management or technical personnel in the future due to the intense competition for qualified personnel among solar, energy, and other businesses. Our industry has experienced a high rate of turnover of management personnel in recent years. If we are not able to attract, retain, and motivate necessary personnel to accomplish our business objectives, we may experience constraints that will significantly impede the successful development of any product candidates, our ability to raise additional capital, and our ability to implement our overall business strategy.
We are highly dependent on members of our management and technical staff. Our success also depends on our ability to continue to attract, retain and motivate highly skilled junior, mid-level, and senior managers as well as junior, mid-level, and senior technical personnel. The loss of any of our executive officers, key employees, or consultants and our inability to find suitable replacements could potentially harm our business, financial condition, and prospects. We may be unable to attract and retain personnel on acceptable terms given the competition among solar and energy companies. Certain of our current officers, directors, and/or consultants hereafter appointed may from time to time serve as officers, directors, scientific advisors, and/or consultants of other solar and energy companies. We do not maintain “key man” insurance policies on any of our officers or employees. Other than certain members of our senior management team, all of our employees are employed “at will” and, therefore, each employee may leave our employment and join a competitor at any time.
We plan to grant stock options, restricted stock grants, restricted stock unit grants, or other forms of equity awards in the future as a method of attracting and retaining employees, motivating performance, and aligning the interests of employees with those of our shareholders. If we are unable to implement and maintain equity compensation arrangements that provide sufficient incentives, we may be unable to retain our existing employees and attract additional qualified candidates. If we are unable to retain our existing employees and attract additional qualified candidates, our business and results of operations could be adversely affected. Currently the exercise prices of all outstanding stock options are greater than the current stock price.
As of September 22, 2022, we had 61 full-time employees and no part-time employees. We may be unable to implement and maintain an attractive incentive compensation structure in order to attract and retain the right talent. These actions could lead to disruptions in our business, reduced employee morale and productivity, increased attrition, and problems with retaining existing and recruiting future employees.
The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members and officers.
We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the listing requirements of the NYSE and other applicable securities rules and regulations. Compliance with these rules and regulations has increased our legal and financial compliance costs, made some activities more difficult, time-consuming or costly and increased demand on our systems and resources. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and results of operations and maintain effective disclosure controls, procedures, and internal controls over financial reporting. Maintaining our disclosure controls and procedures and internal controls over financial reporting in accordance with this standard requires significant resources and management oversight. As a result, management’s attention may be diverted from other business concerns, which could harm our business and results of operations. We will need to hire more employees in the future, which will increase our costs and expenses.
Our management has limited experience in operating a public company.
Our executive officers have limited experience in the management of a publicly traded company subject to significant regulatory oversight and reporting obligations under federal securities laws. Our management team may not successfully or effectively manage our transition to a public company. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to our management and growth. We may not have adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the United States. It is possible that will be required to expand its employee base and hire additional employees to support our operations as a public company, which will increase its operating costs in future periods.
We may be materially adversely affected by negative publicity.
Our business involves transactions with customers. We and our solar partners must comply with numerous federal, state and local laws and regulations that govern matters relating to our interactions with customers, including those pertaining to privacy and data security and warranties. These laws and regulations are dynamic and subject to potentially differing interpretations, and various federal, state and local legislative and regulatory bodies may expand current laws or regulations, or enact new laws and regulations, regarding these matters. Changes in these laws or regulations or their interpretation could dramatically affect how we do business, acquire customers, and manage and use information we collect from and about current and prospective customers and the costs associated therewith. We strive to comply with all applicable laws and regulations relating to our interactions with residential customers. It is possible, however, that these requirements may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. Noncompliance with any such laws or regulations, or the perception that we or our solar partners have violated such laws or regulations or engaged in deceptive practices that could result in a violation, could also expose us to claims, proceedings, litigation and investigations by private parties and regulatory authorities, as well as substantial fines and negative publicity, each of which may materially and adversely affect our business. We have incurred, and will continue to incur, significant expenses to comply with such laws and regulations, and increased regulation of matters relating to our business could require us to modify our operations and incur significant additional expenses, which could have an adverse effect on our business, financial condition, and results of operations.
Any investigations, actions, adoption or amendment of regulations relating to the marketing of our products to residential consumers of our community solar programs could divert management’s attention from our business, require us to modify our operations and incur significant additional expenses, which could have an adverse effect on our business, financial condition, and results of operations or could reduce the number of our potential customers.
We cannot ensure that our sales professionals and other personnel will always comply with our standard practices and policies, as well as applicable laws and regulations. In any of the numerous interactions between our sales professionals or other personnel and our customers or potential customers, our sales professionals or other personnel may, without our knowledge and despite our efforts to effectively train them and enforce compliance, engage in conduct that is or may be prohibited under our standard practices and policies and applicable laws and regulations. Any such non-compliance, or the perception of non-compliance, has exposed us to claims and could expose us to additional claims, proceedings, litigation, investigations, or enforcement actions by private parties or regulatory authorities, as well as substantial fines and negative publicity, each of which may materially and adversely affect our business and reputation. We have incurred, and will continue to incur, significant expenses to comply with the laws, regulations and industry standards that apply to us.

Problems with product quality or performance may cause us to incur warranty expenses, damage our market reputation and prevent us from maintaining or increasing our market share.
Customers who enter into customer agreements with us sometimes are covered by production guarantees and roof penetration warranties. As the owners of the solar energy systems, we or our investment funds receive a warranty from the inverter and solar panel manufacturers, and, for those solar energy systems that we do not install directly, we receive workmanship and material warranties as well as roof penetration warranties from our solar partners. One or more of our third-party manufacturers or solar partners could cease operations and no longer honor these warranties, leaving us to fulfill these potential obligations to customers, or such warranties may be limited in scope and amount, and may be inadequate to protect us. We also provide a performance guarantee with certain solar service offerings pursuant to which we compensate customers on an annual basis if their system does not meet the electricity production guarantees set forth in their agreement with us. Customers who enter into customer agreements with us that are covered by production guarantees, typically have such guarantees equal to the length of the term of these agreements, typically 20 or 25 years. We may suffer financial losses associated if significant performance guarantee payments are triggered.
Because of our limited operating history and the length of the term of our customer agreements, we have been required to make assumptions and apply judgments regarding a number of factors, including the durability, performance and reliability of our solar energy systems. Our assumptions could prove to be materially different from the actual performance of our systems, causing us to incur substantial expense to repair or replace defective solar energy systems in the future or to compensate customers for systems that do not meet their production guarantees. Product failures or operational deficiencies also would reduce our revenue from power purchase or lease agreements because they are dependent on system production. Any widespread product failures or operating deficiencies may damage our market reputation and adversely impact our financial results.
Our business, financial condition, results of operations and prospects can be materially adversely affected by weather conditions, including, but not limited to, the impact of severe weather.
Weather conditions directly influence the demand for electricity and natural gas and other fuels and affect the price of energy and energy-related commodities. In addition, severe weather and natural disasters, such as hurricanes, floods, tornadoes, icing events and earthquakes, can be destructive and cause power outages and property damage, reduce revenue, affect the availability of fuel and water, and require us to incur additional costs, for example, to restore service and repair damaged facilities, to obtain replacement power and to access available financing sources. Furthermore, our physical plants could be placed at greater risk of damage should changes in the global climate produce unusual variations in temperature and weather patterns, resulting in more intense, frequent and extreme weather events, and abnormal levels of precipitation. A disruption or failure of electric generation, or storage systems in the event of a hurricane, tornado or other severe weather event, or otherwise, could prevent us from operating our business in the normal course and could result in any of the adverse consequences described above. Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations and prospects.
Where cost recovery is available, recovery of costs to restore service and repair damaged facilities is or may be subject to regulatory approval, and any determination by the regulator not to permit timely and full recovery of the costs incurred could have a material adverse effect on our business, financial condition, results of operations and prospects. Changes in weather can also affect the production of electricity at power generation facilities.
Our results of operations may fluctuate from quarter to quarter, which could make our future performance difficult to predict and could cause our results of operations for a particular period to fall below expectations, resulting in a decline in the price of our common stock.
Our quarterly results of operations are difficult to predict and may fluctuate significantly in the future. We have experienced seasonal and quarterly fluctuations in the past and expect these fluctuations to continue. However, given that we are operating in a rapidly changing industry and one of our primary growth strategies is to acquire strategic portfolio assets, those fluctuations may be masked by our recent growth rates. As a result, these fluctuations may not be readily apparent from our historical results of operations and our past quarterly results of operations may not be good indicators of likely future performance. In addition to the other risks described in this “Risk factors” section, as well as the factors discussed in the “Management’s discussion and analysis of financial condition and results of operations” section in this prospectus supplement, the following factors, among others, could cause our results of operations and key performance indicators to fluctuate:
•the expiration, reduction or initiation of any governmental tax rebates, tax exemptions, or incentive;
•significant fluctuations in customer demand for our solar service offerings or fluctuations in the geographic concentration of installations of solar energy systems;
•changes in financial markets, which could restrict our ability to access available and cost-effective financing sources;
•seasonal, environmental or weather conditions that impact sales, energy production, and system installation;
•the acquisition of portfolio assets or other companies that we would expect to be able to integrate into our business operations and the costs associated therewith, including the costs of diligence and integration;
•the amount and timing of operating expenses related to the maintenance and expansion of our business, operations and infrastructure;
•announcements by us or our competitors of new products or services, significant acquisitions, strategic partnerships or joint ventures;
•capital-raising activities or commitments;
•changes in our pricing policies or terms or those of our competitors, including utilities;
•changes in regulatory policy related to solar energy generation;
•the loss of one or more key partners or the failure of key partners to perform as anticipated;
•our failure to successfully integrate acquired solar facilities;
•actual or anticipated developments in our competitors’ businesses or the competitive landscape;
•actual or anticipated changes in our growth rate;
•general economic, industry and market conditions, including as a result of the COVID-19 pandemic; and
•changes to our cancellation rate.
In the past, we have experienced seasonal fluctuations in installations in certain states, particularly in the fourth quarter. This has been the result of weather-related installation delays. Our actual revenue or key operating metrics in one or more future quarters may fall short of the expectations of investors and financial analysts. If that occurs, the market price of our common stock could decline and stockholders could lose part or all of their investment.
Our results of operations have been and will likely continue to be, adversely impacted by the COVID-19 pandemic, and the duration and extent to which it will impact our results of operations remains uncertain.
A significant outbreak of epidemic, pandemic, or contagious diseases in the human population, such as the current COVID-19 pandemic, could result in a widespread health crisis that could adversely affect the broader economies, financial and capital markets, commodity and energy prices, and overall demand environment for our products. A global health crisis could affect, and has affected, our workforce, customers and vendors, as well as economies and financial markets globally, potentially leading to an economic downturn, which could decrease spending, adversely affecting the demand for our products.

In response to the COVID-19 pandemic, federal, state, local, and foreign governments put in place, and in the future may again put in place, travel restrictions, quarantines, “stay at home” orders and guidelines, and similar government orders and restrictions, in an attempt to control the spread of the disease. Such restrictions or orders resulted in, and in the future may result in, business closures, work stoppages, slowdowns and delays, among other effects that negatively impacted, and in the future may negatively impact, our operations, as well as the operations of our customers and business partners. Such results have had and will continue to have a material adverse effect on our business, operations, financial condition, results of operations, and cash flows.
Although we have continued to operate consistent with federal guidelines and state and local orders, the extent to which the COVID-19 pandemic impacts our business, operations, financial results and financial condition will depend on numerous evolving factors which are uncertain and cannot be predicted, including:
•the duration and scope of the pandemic and associated disruptions;
•a general slowdown in our industry;
•governmental, business and individuals’ actions taken in response to the pandemic;
•the effect on our customers and our customers’ demand for our products and installations;
•the effect on our suppliers and disruptions to the global supply chain;
•delays in the approval of permit and interconnection applications by utilities and municipalities;
•our ability to sell and provide our products and provide installations, including disruptions as a result of travel restrictions and people working from home;
•the ability of our customers to pay for our products;
•delays in our projects due to closures of jobsites or cancellation of jobs; and
•any closures of our and our suppliers’ and customers’ facilities.
In addition, COVID-19 has caused disruptions to the supply chain across the global economy, including within the solar industry, and we are working with our equipment suppliers to minimize disruptions to our operations. Certain suppliers have experienced, and may continue to experience, delays and increased costs related to a variety of factors, including logistical delays and component shortages from upstream vendors. We have developed contingency plans and continue to monitor the situation closely and work closely with our solar partners and suppliers to reinforce our contingency plans for potential operations and supply chain interruptions.
These effects of the COVID-19 pandemic have led us to experience, and continue to experience, disruptions to our business as we implement safety protocols and modifications to travel. We are closely monitoring the impact of the COVID-19 pandemic, continually assessing its potential effects on our business. The extent to which our results are affected by the COVID-19 pandemic will largely depend on future developments, which cannot be accurately predicted and are uncertain, but the COVID-19 pandemic has had and will continue to have an adverse effect on our business, operations, financial condition, results of operations, and cash flows.
In addition, while we believe we have taken appropriate steps to maintain a safe workplace to protect our employees from contracting and spreading the coronavirus, including following the guidance set out from both the Occupational Safety and Health Administration and Centers for Disease Control and Prevention, we may not be able to completely prevent the spread of the virus among our employees. We may face litigation or other proceedings making claims related to unsafe working conditions, inadequate protection of our employees or other claims. Any of these claims, even if without merit, could result in costly litigation or divert management’s attention and resources.
Furthermore, we may face a sustained disruption to our operations due to one or more of the factors described above. Even after the COVID-19 pandemic has subsided, we may continue to experience adverse impacts to our business as a result of any economic instability that has occurred or may occur in the future. Any of these events could amplify the other risks and uncertainties described in this prospectus supplement and could materially adversely affect our business, operations, financial condition, results of operations, cash flows or the market price of our common stock.
Adverse economic conditions may have negative consequences on our business, results of operations and financial condition.
Unpredictable and unstable changes in economic conditions, including recession, inflation, increased government intervention, or other changes, may adversely affect our general business strategy. We rely upon our ability to generate additional sources of liquidity and we may need to raise additional funds through public or private debt or equity financings in order to fund existing operations or to take advantage of opportunities, including acquisitions of complementary businesses or technologies. Any adverse change in economic conditions would have a negative impact on our business, results of operations and financial condition and on our ability to generate or raise additional capital on favorable terms, or at all.
Threats of terrorism and catastrophic events that could result from terrorism, cyberattacks or individuals and/or groups attempting to disrupt our business, or the businesses of third parties, may materially adversely affect our business, financial condition, results of operations and prospects.
We are subject to the potentially adverse operating and financial effects of terrorist acts and threats, as well as cyberattacks and other disruptive activities of individuals or groups. There have been cyberattacks within the energy industry on energy infrastructure such as substations, gas pipelines and related assets in the past and there may be such attacks in the future and these may increase as a result of the Russian invasion of Ukraine. Our generation and fuel storage facilities, information technology systems and other infrastructure facilities and systems could be direct targets of, or otherwise be materially adversely affected by, such activities.
Terrorist acts, cyberattacks or other similar events affecting our systems and facilities, or those of third parties on which we rely, could harm our business, for example, by limiting our ability to generate, purchase or transmit power, natural gas or other energy-related commodities, by limiting our ability to bill customers and collect and process payments, and by delaying our development and construction of new generation facilities or capital improvements to existing facilities. These events, and governmental actions in response, could result in a material decrease in revenues, significant additional costs (for example, to repair assets, implement additional security requirements or maintain or acquire insurance), significant fines and penalties, and reputational damage, could materially adversely affect our operations (for example, by contributing to disruption of supplies and markets for natural gas, oil and other fuels), and could impair our ability to raise capital (for example, by contributing to financial instability and lower economic activity). In addition, the implementation of security guidelines and measures has resulted in and is expected to continue to result in increased costs. Such events or actions may materially adversely affect our business, financial condition, results of operations and prospects.
Our ability to obtain insurance and the terms of any available insurance coverage could be materially adversely affected by international, national, state or local events or company-specific events, as well as the financial condition of insurers.
Insurance coverage may not continue to be available or may not be available at rates or on terms similar to those presently available to us. Our ability to obtain insurance and the terms of any available insurance coverage could be materially adversely affected by international, national, state or local events or company-specific events, as well as the financial condition of insurers. If insurance coverage is not available or obtainable on acceptable terms, we may be required to pay costs associated with adverse future events.
Our ability to be successful is dependent upon the efforts of certain key personnel. The loss of key personnel could negatively impact the operations and profitability of our business and its financial condition could suffer as a result.
Our ability to be successful is dependent upon the efforts of our key personnel. Our success depends to a significant degree upon the continued contributions of senior management, certain of whom would be difficult to replace. Departure by certain of our officers could have a material adverse effect on our business, financial condition, or operating results.

We may need to raise additional funds and such funds may not be available when needed.
We may need to raise additional capital in the future to further scale our business and expand to additional markets. We may raise additional funds through the issuance of equity, equity-related or debt securities, through tax equity partnerships, or through obtaining credit from government or financial institutions. We cannot be certain that additional funds will be available on favorable terms when required, or at all. If we cannot raise additional funds when needed, our financial condition, results of operations, business and prospects could be materially and adversely affected. If we raise funds through the issuance of debt securities or through loan arrangements, the terms of which could require significant interest payments, contain covenants that restrict our business, or other unfavorable terms. Also, changes in tax law or market conditions could negatively impact the availability of tax equity or the terms on which investors are willing to acquire tax equity and therefore reduce our access to capital on favorable terms for new solar energy projects. In addition, to the extent we raise funds through the sale of additional equity securities, our stockholders would experience dilution.
Our ability to use our net operating loss carryforwards and certain other tax attributes may be limited.
As of December 31, 2021, we had U.S. federal and state net operating loss carryforwards (“NOLs”) of approximately $177.4 million and $87.7 million, respectively, which begin expiring in varying amounts in 2034 and 2022, respectively, if unused. Under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended (the “Code”), if a corporation undergoes an “ownership change,” the corporation’s ability to use its pre-change NOLs and other pre-change tax assets, such as tax credits, to offset its post-change income and taxes may be limited. In general, an “ownership change” occurs if there is a cumulative change in our ownership by 5% shareholders that exceeds 50 percentage points over a rolling three-year period. Similar rules may apply under state tax laws.
Additionally, states may impose other limitations on the use of NOLs and tax credit carryforwards. For example, California has recently imposed other limitations on the use of NOLs and limited the use of certain tax credits for taxable years beginning in 2020 through 2022.
Our ability to use our NOLs may be limited by an applicable ownership change, including as a result of this Offering. Any such limitations on our ability to use our NOLs and other tax assets could adversely impact our business, financial condition, and results of operations. We have not yet completed our analysis under Section 382 of the Code as to whether an ownership change has occurred prior to this Offering or would occur in connection with this Offering. Any limitation may result in the expiration of all or a portion of the net operating loss carryforwards and tax credit carryforwards before utilization.
Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.
We will be subject to income taxes in the United States, and our tax liabilities will be subject to the allocation of expenses in differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:
•changes in the valuation of our deferred tax assets and liabilities;
•expected timing and amount of the release of any tax valuation allowances;
•tax effects of stock-based compensation;
•costs related to intercompany restructurings;
•changes in tax laws, regulations or interpretations thereof; and
•lower than anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher than anticipated future earnings in jurisdictions where we have higher statutory tax rates.
In addition, we may be subject to audits of our income, sales and other transaction taxes by taxing authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.

As an emerging growth company and smaller reporting company within the meaning of the Securities Act, we will utilize certain modified disclosure requirements, and we cannot be certain if these reduced requirements will make our common stock less attractive to investors.
We are an “emerging growth company” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and for as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements that are available to “emerging growth companies,” but not to other public companies, including:
•not being required to have our independent registered public accounting firm audit our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, as amended the (“Sarbanes-Oxley Act”);
•reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and
•exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
We plan in filings with the U.S. Securities and Exchange Commission (“SEC”) to continue to utilize the modified disclosure requirements available to emerging growth companies. As a result, our stockholders may not have access to certain information they may deem important. We could remain an “emerging growth company” until the earliest of:
•December 31, 2026;
•the last day of the first fiscal year in which our annual gross revenue exceeds $1.235 billion;
•the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; and
•the date on which we have issued more than $1.0 billion in non-convertible debt during the preceding three-year period.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates is greater than or equal to $250 million as of the end of that fiscal year’s second fiscal quarter, and (ii) our annual revenues are greater than or equal to $100 million during the last completed fiscal year and the market value of our common stock held by non-affiliates is greater than or equal to $700 million as of the end of that fiscal year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.
If we fail to develop and maintain an effective system of internal control over financial reporting and other business practices, and of board-level oversight, we may not be able to report our financial results accurately or prevent and detect fraud and other improprieties. Consequently, investors could lose confidence in our financial reporting, and this may decrease the trading price of our stock.
We must maintain effective internal controls to provide reliable financial reports and to prevent and detect fraud and other improprieties. We are responsible for reviewing and assessing our internal controls and implementing additional controls when improvement is needed. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company. If we are unable to establish or maintain appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations on a timely basis, result in material misstatements in our consolidated financial statements and harm our results of operations.

The Sarbanes-Oxley Act requirements regarding internal control over financial reporting, and other internal controls over business practices, are costly to implement and maintain, and such costs are relatively more burdensome for smaller companies such as us than for larger companies. We have limited internal personnel to implement procedures and rely on outside professionals including accountants and attorneys to support our control procedures. We are working to improve all of our controls but, if our controls are not effective, we may not be able to report our financial results accurately or prevent and detect fraud and other improprieties, which could lead to a decrease in the market price of our stock. Failure to implement any required changes to our internal controls or other changes we identify as necessary to maintain an effective system of internal controls could harm our operating results and cause investors to lose confidence in our reported financial information. Any such loss of confidence would have a negative effect on the market price of our common stock.
We have identified material weaknesses in our internal control over financial reporting. If we are unable to remediate these material weaknesses, or otherwise fail to maintain an effective system of internal control over financial reporting, this may result in material misstatements of our consolidated financial statements or cause us to fail to meet our periodic reporting obligations.
As a privately-held company, we were not required to evaluate our internal control over financial reporting in a manner that meets the standards of publicly traded companies required by Section 404(a) of the Sarbanes-Oxley Act. As a public company, we are required, pursuant to Section 404(a) of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting in our annual report for the year ended December 31, 2021 and subsequent quarterly reports on Form 10-Q. This assessment includes disclosure of any material weaknesses identified by our management in our internal control over financial reporting.
A material weakness is a deficiency or combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the financial statements would not be prevented or detected on a timely basis.
We have identified material weaknesses in our internal control over financial reporting that we are currently working to remediate, which relate to: (a) insufficient qualified personnel, which caused management to be unable to appropriately define responsibilities to create an effective control environment; (b) the lack of a formalized risk assessment process; and (c) selection and development of control activities, including over information technology.
Our management has concluded that these material weaknesses in our internal control over financial reporting are due to the fact that prior to the Merger we were a private company with limited resources and did not have the necessary business processes and related internal controls formally designed and implemented coupled with the appropriate resources with the appropriate level of experience and technical expertise to oversee our business processes and controls.
Our management has developed a remediation plan which we have begun and will continue to implement. These remediation measures are ongoing and include: hiring additional accounting and financial reporting personnel and implementing additional policies, procedures and controls. The material weaknesses will be considered remediated when our management designs and implements effective controls that operate for a sufficient period of time and management has concluded, through testing, that these controls are effective. Our management will monitor the effectiveness of its remediation plans and will make changes management determines to be appropriate, however we may encounter problems or delays in completing the remediation of the material weaknesses. In connection with the material weaknesses identified in our internal control over financial reporting we determined that our internal control over financial reporting are not effective and were not effective as of December 31, 2021, March 31, 2022 and June 30, 2022.
If not remediated, these material weaknesses could result in material misstatements to our annual or interim consolidated financial statements that might not be prevented or detected on a timely basis, or in delayed filing of required periodic reports. If we are unable to assert that our internal control over financial reporting is effective, or when required in the future, if our independent registered public accounting firm is unable to express an unqualified opinion as to the effectiveness of the internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports, the market price of our common stock could be adversely affected and our company could become subject to litigation or investigations by the NYSE, SEC, or other regulatory authorities, which could require additional financial and management resources. Each of these material weaknesses could result in a misstatement of account balances or disclosures that would result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected.
In order to maintain and improve the effectiveness of its internal control over financial reporting, we have expended, and anticipate that we will continue to expend, significant resources, including accounting-related costs and significant management oversight. Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until after we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our internal control over financial reporting is documented, designed or operating. Any failure to maintain effective disclosure controls and internal control over financial reporting, and remediate identified material weaknesses could adversely affect our business and operating results and could cause a decline in the market price of our common stock.
The rules governing the standards that must be met for our management to assess our internal control over financial reporting are complex and require significant documentation, testing and possible remediation. Testing and maintaining internal controls may divert our management’s attention from other matters that are important to our business. Our testing, or the subsequent testing by our independent registered public accounting firm, may reveal additional deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. A material weakness in internal controls could result in our failure to detect a material misstatement of our annual or quarterly consolidated financial statements or disclosures. We may not be able to conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. If we are unable to conclude that we have effective internal controls over financial reporting, investors could lose confidence in our reported financial information, which could have a material adverse effect on the market price of our common stock.
Our historical financial results may not be indicative of what our actual financial position or results of operations would have been if we were a public company.
Our business has achieved rapid growth since we launched. Our net revenue was $71.8 million and $45.3 million for the years ended December 31, 2021 and 2020, respectively, and $44.0 million and $30.1 million for the six months ended June 30, 2022 and 2021, respectively. Our net income (loss) was $13.0 million and $(1.9) million for the years ended December 31, 2021 and 2020, respectively, and $81.7 million and $(0.2) million for the six months ended June 30, 2022 and 2021, respectively . However, our results of operations, financial condition and cash flows reflected in our consolidated financial statements may not be indicative of the results we would have achieved if we were a public company or results that may be achieved in future periods. Consequently, there can be no assurance that we will be able to generate sufficient income to pay our operating expenses and make satisfactory distributions to our shareholders, or any distributions at all.
Our reported financial results may be affected, and comparability of our financial results with other companies in our industry may be impacted, by changes in the accounting principles generally accepted in the U.S.
Generally accepted accounting principles in the U.S. are subject to change and interpretation by the Financial Accounting Standards Board (“FASB”), the SEC, and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on our reported financial results and on the financial results of other companies in our industry, and may even affect the reporting of transactions completed before the announcement or effectiveness of a change. For example, in June 2016, the FASB issued Accounting Standards Update No. 2016-13, Measurement of Credit Losses on Financial Instruments (“ASU No. 2016-13”), which replaces the current incurred loss impairment methodology with a current expected credit losses model. Other companies in our industry may be affected differently by the adoption of ASU No. 2016-13 or other new accounting standards, including timing of the adoption of new accounting standards, adversely affecting the comparability of financial statements. In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which primarily changes the lessee’s accounting for operating leases by requiring recognition of lease right-of-use assets and lease liabilities. This standard is effective for annual reporting periods beginning after December 15, 2021. We expect to adopt this guidance in fiscal year 2022. We are continuing the analysis of the contractual arrangements that may qualify as leases under the new standard and expect the most significant impact will be the recognition of the right-of-use assets and lease liabilities on our consolidated balance sheets.
We may not successfully implement our business model.
Our business model is predicated on our ability to provide solar systems at a profit, and through organic growth, geographic expansion, and strategic acquisitions. We intend to continue to operate as we have previously with sourcing and marketing methods that we have used successfully in the past. However, we cannot assure that our methods will continue to attract new customers in the very competitive solar systems marketplace. In the event our customers resist paying the prices projected in our business plan to purchase solar installations, our business, financial condition, and results of operations will be materially and adversely affected.
Certain estimates of market opportunity and forecasts of market growth may prove to be inaccurate.
From time to time, we make statements with estimates of the addressable market for our solutions and the EV market in general. Market opportunity estimates and growth forecasts, whether obtained from third-party sources or developed internally, are subject to significant uncertainty and are based on assumptions and estimates that may prove to be inaccurate. This is especially so at the present time due to the uncertain and rapidly changing projections of the severity, magnitude and duration of the current COVID-19 pandemic. The estimates and forecasts relating to the size and expected growth of the target market, market demand and adoption, capacity to address this demand and pricing may also prove to be inaccurate. In particular, estimates regarding the current and projected market opportunity are difficult to predict. The estimated addressable market may not materialize for many years, if ever, and even if the markets meet the size estimates and growth forecasts, our business could fail to grow at similar rates.
Litigation and regulatory risks
Our business, financial condition, results of operations and prospects may be materially adversely affected by the extensive regulation of our business.
Our operations are subject to complex and comprehensive federal, state and other regulation. This extensive regulatory framework, portions of which are more specifically identified in the following risk factors, regulates, among other things and to varying degrees, our industry, businesses, rates and cost structures, operation and licensing of solar power facilities, construction and operation of electricity generation facilities and acquisition, disposal, depreciation and amortization of facilities and other assets, decommissioning costs and funding, service reliability, wholesale and retail competition, and solar renewable energy credits (“SRECs”) trading. In our business planning and in the management of our operations, we must address the effects of regulation on our business and any inability or failure to do so adequately could have a material adverse effect on our business, financial condition, results of operations and prospects. Our business, financial condition, results of operations and prospects could be materially adversely affected as a result of new or revised laws, regulations, interpretations or ballot or regulatory initiatives.
Our business is influenced by various legislative and regulatory initiatives, including, but not limited to, new or revised laws, including international trade laws, regulations, interpretations or ballot or regulatory initiatives regarding deregulation or restructuring of the energy industry, and regulation of environmental matters, such as environmental permitting. Changes in the nature of the regulation of our business could have a material adverse effect on our business, financial condition, results of operations and prospects. We are unable to predict future legislative or regulatory changes, initiatives or interpretations, although any such changes, initiatives or interpretations may increase costs and competitive pressures on us, which could have a material adverse effect on our business, financial condition, results of operations and prospects.
We are subject to FERC rules related to energy generation that are designed to facilitate competition on practically a nationwide basis by providing greater certainty, flexibility and more choices to power customers. We cannot predict the impact of changing FERC rules or the effect of changes in levels of wholesale supply and demand, which are typically driven by factors beyond our control. There can be no assurance that we will be able to respond adequately or sufficiently quickly to such rules and developments, or to any changes that reverse or restrict the competitive restructuring of the energy industry in those jurisdictions in which such restructuring has occurred. Any of these events could have a material adverse effect on our business, financial condition, results of operations and prospects.
Any reductions or modifications to, or the elimination of, governmental incentives or policies that support solar energy, including, but not limited to, tax laws, policies and incentives, renewable portfolio standards or feed-in-tariffs, or the imposition of additional taxes or other assessments on solar energy, could result in, among other items, the lack of a satisfactory market for the development and/or financing of new solar energy projects, our abandoning the development of solar energy projects, a loss of our investments in solar energy projects and reduced project returns, any of which could have a material adverse effect on our business, financial condition, results of operations and prospects.
We depend heavily on government policies that support utility scale renewable energy and enhance the economic feasibility of developing and operating solar energy projects in regions in which we operate or plan to develop and operate renewable energy facilities. The federal government and a majority of state governments in the United States provide incentives, such as tax incentives, renewable portfolio standards or feed-in-tariffs, that support or are designed to support the sale of energy from utility scale renewable energy facilities, such as wind and solar energy facilities. As a result of budgetary constraints, political factors or otherwise, governments from time to time may review their laws and policies that support renewable energy and consider actions that would make the laws and policies less conducive to the development and operation of renewable energy facilities. Any reductions or modifications to, or the elimination of, governmental incentives or policies that support renewable energy or the imposition of additional taxes or other assessments on renewable energy, could result in, among other items, the lack of a satisfactory market for the development and/or financing of new renewable energy projects, our abandoning the development of renewable energy projects, a loss of our investments in the projects and reduced project returns, any of which could have a material adverse effect on our business, financial condition, results of operations and prospects.
On August 16, 2022, President Biden signed into law the Inflation Reduction Act (the “IRA”), which extends the availability of investment tax credits (“ITCs”) and production tax credits (“PTCs”). We and our tax equity partners have claimed and expect to continue to claim ITCs with respect to qualifying solar energy projects. In structuring tax equity partnerships and determining ITC eligibility, we have relied upon applicable tax law and published Internal Revenue Service (“IRS”) guidance. However, the application of law and guidance regarding ITC eligibility to the facts of particular solar energy projects is subject to a number of uncertainties, in particular with respect to the new IRA provisions for which Department of Treasury regulations (“Treasury Regulations”) are forthcoming, and there can be no assurance that the IRS will agree with our approach in the event of an audit. The Department of Treasury is expected to issue Treasury Regulations and additional guidance with respect to the application of the newly enacted IRA provisions, and the IRS and Department of Treasury may modify existing guidance, possibly with retroactive effect. Any of the foregoing items could reduce the amount of ITCs or, if applicable, PTCs available to us and our tax equity partners. In this event, we could be required to indemnify tax equity partners for disallowed ITCs or, if applicable, PTCs, adjust the terms of future tax equity partnerships, or seek alternative sources of funding for solar energy projects, each of which could have a material adverse effect on our business, financial condition, results of operations and prospects.
The absence of net energy metering and related policies to offer competitive pricing to our customers in our current markets, and adverse changes to net energy metering policies, may significantly reduce demand for electricity from our solar energy systems.
Each of the states where we currently serve customers has adopted a net energy metering policy. Net energy metering typically allows our customers to interconnect their on-site solar energy systems to the utility grid and offset their utility electricity purchases by receiving a bill credit at the utility’s retail rate for energy generated by their solar energy system that is exported to the grid in excess of the electric load used by the customers. At the end of the billing period, the customer simply pays for the net energy used or receives a credit at the retail rate if more energy is produced than consumed. Utilities operating in states without a net energy metering policy may receive solar electricity that is exported to the grid when there is no simultaneous energy demand by the customer without providing retail compensation to the customer for this generation. In addition to net metering policies, certain of our primary markets, including Massachusetts, New Jersey and Maryland have adopted programs specifically aimed at providing renewable energy benefits to specific customers, such as community solar and low and moderate income customers. Many of these programs are set-up with a finite capacity of MW installed. Historically, regulators in our primary markets have continuously rolled out new incentive programs as the caps on existing programs begin to fill to promote continued investment in renewables in order to meet the goals set forth in their renewable portfolio standards, however the continuous roll-out of such programs is not guaranteed.
Our ability to sell solar energy systems and the electricity they generate may be adversely impacted by the failure to expand existing limits on the amount of net energy metering in states that have implemented it, the failure to adopt a net energy metering policy where it currently is not in place, the imposition of new charges that only or disproportionately impact customers that utilize net energy metering, or reductions in the amount or value of credit that customers receive through net energy metering. If such charges are imposed, the cost savings associated with switching to solar energy may be significantly reduced and our ability to attract future customers and compete with traditional utility providers could be impacted. Our ability to sell solar energy systems and the electricity they generate also may be adversely impacted by the unavailability of expedited or simplified interconnection for grid-tied solar energy systems or any limitation on the number of customer interconnections or amount of solar energy that utilities are required to allow in their service territory or some part of the grid.
Limits on net energy metering, interconnection of solar energy systems and other operational policies in key markets could limit the number of solar energy systems installed in those markets. If the caps on net energy metering in jurisdictions are reached, and new caps are not put in place, or if the amount or value of credit that customers receive for net energy metering is significantly reduced, future customers will be unable to recognize the current cost savings associated with net energy metering. We rely substantially on net energy metering when we establish competitive pricing for our prospective customers and the absence of net energy metering for new customers would greatly limit demand for our solar energy systems.
Our business depends in part on the regulatory treatment of third-party-owned solar energy systems.
Our PPAs are third-party ownership arrangements. Sales of electricity by third parties face regulatory challenges in some states and jurisdictions. Other challenges pertain to whether third-party owned systems qualify for the same levels of rebates or other non-tax incentives available for customer-owned solar energy systems, whether third-party owned systems are eligible at all for these incentives, and whether third-party owned systems are eligible for net energy metering and the associated cost savings. Reductions in, or eliminations of, this treatment of these third-party arrangements could reduce demand for our systems, adversely impact our access to capital and could cause us to increase the price we charge our customers for energy.
Existing electric utility industry regulations, and changes to regulations, may present technical, regulatory and economic barriers to the purchase and use of solar energy offerings that may significantly reduce demand for our solar energy offerings.
Federal, state and local government regulations and policies concerning the electric utility industry, and internal policies and regulations promulgated by electric utilities, heavily influence the market for electricity generation products and services. These regulations and policies often relate to electricity pricing and the interconnection of customer-owned electricity generation. In the United States, governments and utilities continuously modify these regulations and policies. These regulations and policies could deter customers from purchasing renewable energy, including solar energy systems. This could result in a significant reduction in the potential demand for our solar energy systems. For example, utilities commonly charge fees to larger, industrial customers for disconnecting from the electric grid or for having the capacity to use power from the electric grid for back-up purposes. These fees could increase our customers’ cost to use our systems and make them less desirable, thereby harming our business, prospects, financial condition and results of operations. In addition, depending on the region, electricity generated by solar energy systems competes most effectively with expensive peak-hour electricity from the electric grid, rather than the less expensive average price of electricity. Modifications to the utilities’ peak hour pricing policies or rate design, such as to a flat rate, would require us to lower the price of our solar energy systems to compete with the price of electricity from the electric grid.
In addition, any changes to government or internal utility regulations and policies that favor electric utilities could reduce our competitiveness and cause a significant reduction in demand for our products and services. For example, certain jurisdictions have proposed assessing fees on customers purchasing energy from solar energy systems or imposing a new charge that would disproportionately impact solar energy system customers who utilize net energy metering, either of which would increase the cost of energy to those customers and could reduce demand for our solar energy systems. It is possible charges could be imposed on not just future customers but our existing customers, causing a potentially significant consumer relations problem and harming our reputation and business.
Regulatory decisions that are important to us may be materially adversely affected by political, regulatory and economic factors.
The local and national political, regulatory and economic environment has had, and may in the future have, an adverse effect on regulatory decisions with negative consequences for us. These decisions may require, for example, us to cancel or delay planned development activities, to reduce or delay other planned capital expenditures or to pay for investments or otherwise incur costs that we may not be able to recover through rates, each of which could have a material adverse effect on our business, financial condition, results of operations and prospects.
Compliance with occupational safety and health requirements and best practices can be costly, and noncompliance with such requirements may result in potentially significant monetary penalties, operational delays and adverse publicity.
The installation of solar energy systems requires our employees to work at heights with complicated and potentially dangerous electrical systems. The evaluation and modification of buildings as part of the installation process requires our employees to work in locations that may contain potentially dangerous levels of asbestos, lead, mold or other materials known or believed to be hazardous to human health. We also maintain a fleet of trucks and other vehicles to support our installers and operations. There is substantial risk of serious injury or death if proper safety procedures are not followed. Our operations are subject to regulation under the U.S. Occupational Safety and Health Act (“OSHA”), and equivalent state laws. Changes to OSHA requirements, or stricter interpretation or enforcement of existing laws or regulations, could result in increased costs. If we fail to comply with applicable OSHA regulations, even if no work-related serious injury or death occurs, we may be subject to civil or criminal enforcement and be required to pay substantial penalties, incur significant capital expenditures or suspend or limit operations. High injury rates could expose us to increased liability. In the past, we have had workplace accidents and received citations from OSHA regulators for alleged safety violations, resulting in fines. Any such accidents, citations, violations, injuries or failure to comply with industry best practices may subject us to adverse publicity, damage our reputation and competitive position and adversely affect our business.
We have previously been, and may in the future be, named in legal proceedings, become involved in regulatory inquiries or be subject to litigation, all of which are costly, distracting to our core business and could result in an unfavorable outcome or a material adverse effect on our business, financial condition, results of operations or the market price for our common stock.
We are involved in legal proceedings and receive inquiries from government and regulatory agencies from time to time. In the event that we are involved in significant disputes or are the subject of a formal action by a regulatory agency, we could be exposed to costly and time-consuming legal proceedings that could result in any number of outcomes. Although outcomes of such actions vary, any current or future claims or regulatory actions initiated by or against us, whether successful or not, could result in significant costs, costly damage awards or settlement amounts, injunctive relief, increased costs of business, fines or orders to change certain business practices, significant dedication of management time, diversion of significant operational resources, or otherwise harm our business, financial condition and results of operations or adversely affect the market price for our common stock. If we are not successful in our legal proceedings and litigation, we may be required to pay significant monetary damages, which could adversely affect our results of operations. Lawsuits are time-consuming and expensive to resolve and divert management’s time and attention. Although we carry general liability insurance, our insurance may not cover potential claims or may not be adequate to indemnify us for all liability that may be imposed. We cannot predict how the courts will rule in any potential lawsuit against us. Decisions in favor of parties that bring lawsuits against us could subject us to significant liability for damages, adversely affect our results of operations and harm our reputation.
We may be subject to claims arising from the operations of our various businesses for periods prior to the dates we acquired them.
We may be subject to claims or liabilities arising from the ownership or operation of acquired solar systems for the periods prior to our acquisition of them, including environmental, employee-related, indemnification for tax equity partnerships and other liabilities and claims not covered by insurance. These claims or liabilities could be significant. Our ability to seek indemnification from the former owners of our acquired businesses for these claims or liabilities may be limited by various factors, including the specific time, monetary or other limitations contained in the respective acquisition agreements and the financial ability of the former owners to satisfy our indemnification claims. In addition, insurance companies may be unwilling to cover claims that have arisen from acquired businesses or locations, or claims may exceed the coverage limits that our acquired businesses had in effect prior to the date of acquisition. If we are unable to successfully obtain insurance coverage of third-party claims or enforce our indemnification rights against the former owners, or if the former owners are unable to satisfy their obligations for any reason, including because of their current financial position, we could be held liable for the costs or obligations associated with such claims or liabilities, which could adversely affect our financial condition and results of operations.
Product liability claims against us could result in adverse publicity and potentially significant monetary damages.
If our solar service offerings, including our racking systems, PV modules, batteries, inverters, or other products, injured someone, we would be exposed to product liability claims. Because solar energy systems and many of our other current and anticipated products are electricity-producing devices, it is possible that customers or their property could be injured or damaged by our products, whether by product malfunctions, defects, improper installation or other causes. We rely on third-party manufacturing warranties, warranties provided by our solar partners and our general liability insurance to cover product liability claims and have not obtained separate product liability insurance. Our solar systems, including our PV modules, batteries, inverters, and other products, may also be subject to recalls due to product malfunctions or defects. Any product liability claim we face could be expensive to defend and divert management’s attention. The successful assertion of product liability claims against us could result in potentially significant monetary damages that could require us to make significant payments, as well as subject us to adverse publicity, damage our reputation and competitive position and adversely affect sales of our systems and other products. In addition, product liability claims, injuries, defects or other problems experienced by other companies in the residential solar industry could lead to unfavorable market conditions to the industry as a whole, and may have an adverse effect on our ability to attract customers, thus affecting our growth and financial performance.
A failure to comply with laws and regulations relating to our interactions with current or prospective community solar customers could result in negative publicity, claims, investigations and litigation, and adversely affect our financial performance.
Approximately 20% of our business focuses on contracts and transactions with residential customers via community solar. We must comply with federal, state, and local laws and regulations that govern matters relating to our interactions with residential consumers, including those pertaining to privacy and data security and warranties. These laws and regulations are dynamic and subject to potentially differing interpretations, and various federal, state and local legislative and regulatory bodies may expand current laws or regulations, or enact new laws and regulations, regarding these matters. Changes in these laws or regulations or their interpretation could affect how we do business, acquire customers, and manage and use information we collect from and about current and prospective community solar customers and the costs associated therewith. We strive to comply with all applicable laws and regulations relating to our interactions with residential customers. It is possible, however, that these requirements may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. Our non-compliance with any such law or regulations could also expose us to claims, proceedings, litigation and investigations by private parties and regulatory authorities, as well as fines and negative publicity, each of which may materially and adversely affect our business. We have incurred, and will continue to incur, expenses to comply with such laws and regulations, and increased regulation of matters relating to our interactions with residential consumers could require us to modify our operations and incur additional expenses, which could have an adverse effect on our business, financial condition and results of operations.

Changes in tax laws, guidance or policies, including but not limited to changes in corporate income tax rates, as well as judgments and estimates used in the determination of tax-related asset and liability amounts, could materially adversely affect our business, financial condition, results of operations and prospects.
Our provision for income taxes and reporting of tax-related assets and liabilities require significant judgments and the use of estimates. Amounts of tax-related assets and liabilities involve judgments and estimates of the timing and probability of recognition of income, deductions and tax credits, including, but not limited to, estimates for potential adverse outcomes regarding tax positions that have been taken and the ability to utilize tax benefit carryforwards, such as net operating loss and tax credit carryforwards. Actual income taxes could vary significantly from estimated amounts due to the future impacts of, among other things, changes in tax laws, guidance or policies, including changes in our corporate income tax rates, our financial condition and results of operations, and the resolution of audit issues raised by taxing authorities. These factors, including the ultimate resolution of income tax matters, may result in material adjustments to tax-related assets and liabilities, which could materially adversely affect our business, financial condition, results of operations and prospects.
Changes in laws, regulations or rules, or a failure to comply with any laws, regulations or rules, may adversely affect our business and results of operations.
We are subject to laws, regulations and rules enacted by national, regional and local governments and the NYSE. In particular, we are required to comply with certain SEC, NYSE and other legal or regulatory requirements. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. Those laws, regulations or rules and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business and results of operations. In addition, a failure to comply with applicable laws, regulations or rules, as interpreted and applied, could have a material adverse effect on our business and results of operations.
Intellectual property and data privacy risks
If we are unsuccessful in developing and maintaining our proprietary technology, including our Gaia software, our ability to attract and retain solar partners could be impaired, our competitive position could be harmed and our revenue could be reduced.
Our future growth depends on our ability to continue to develop and maintain our proprietary technology that supports our solar service offerings, including our design and proposal software, Gaia. In addition, we rely, and expect to continue to rely, on licensing agreements with certain third parties for aerial images that allow us to efficiently and effectively analyze a customer’s rooftop for solar energy system specifications. In the event that our current or future products require features that we have not developed or licensed, or we lose the benefit of an existing license, we will be required to develop or obtain such technology through purchase, license or other arrangements. If the required technology is not available on commercially reasonable terms, or at all, we may incur additional expenses in an effort to internally develop the required technology. If we are unable to maintain our existing proprietary technology, our ability to attract and retain solar partners could be impaired, our competitive position could be harmed and our revenue could be reduced.
Our business may be harmed if we fail to properly protect our intellectual property, and we may also be required to defend against claims or indemnify others against claims that our intellectual property infringes on the intellectual property rights of third parties.
We believe that the success of our business depends in part on our proprietary technology, including our software, information, processes and know-how. We rely on copyright, trade secret and other protections to secure our intellectual property rights. Although we may incur substantial costs in protecting our technology, we cannot be certain that we have adequately protected or will be able to adequately protect it, that our competitors will not be able to utilize our existing technology or develop similar technology independently or that foreign intellectual property laws will adequately protect our intellectual property rights. Despite our precautions, it may be possible for third parties to obtain and use our intellectual property without our consent. Unauthorized use of our intellectual property by third parties, and the expenses incurred in protecting our intellectual property rights, may adversely affect our business. In the future, some of our products could be alleged to infringe existing patents or other intellectual property of third parties, and we cannot be certain that we will prevail in any intellectual property dispute. In addition, any future litigation required to enforce our patents, to protect our trade secrets or know-how or to defend us or indemnify others against claimed infringement of the rights of third parties could harm our business, financial condition, and results of operations.
We use open source software, which may require that we release the source code of certain software subject to open source licenses or subject us to possible litigation or other actions that could adversely affect our business.
We utilize software that is licensed under so-called “open source,” “free” or other similar licenses. Open source software is made available to the general public on an “as-is” basis under the terms of a non-negotiable license. We currently combine our proprietary software with open source software but not in a manner that we believe requires the release of the source code of our proprietary software to the public. However, our use of open source software may entail greater risks than use of third-party commercial software. Open source licensors generally do not provide support, warranties, indemnification or other contractual protections regarding infringement claims or the quality of the code. In addition, if we combine our proprietary software with open source software in a certain manner, we could, under certain open source licenses, be required to release the source code of our proprietary software to the public. This would allow our competitors to create similar offerings with lower development effort and time.
We may also face claims alleging noncompliance with open source license terms or infringement or misappropriation of proprietary software. These claims could result in litigation, require us to purchase a costly license or require us to devote additional research and development resources to change our software, any of which would have a negative effect on our business and results of operations. In addition, if the license terms for open source software that we use change, we may be forced to re-engineer our solutions, incur additional costs or discontinue the use of these solutions if re-engineering cannot be accomplished on a timely basis. Although we monitor our use of open source software to avoid subjecting our offerings to unintended conditions, few courts have interpreted open source licenses, and there is a risk that these licenses could be construed in a way that could impose unanticipated conditions or restrictions on our ability to use our proprietary software. We cannot guarantee that we have incorporated or will incorporate open source software in our software in a manner that will not subject us to liability or in a manner that is consistent with our current policies and procedures.
If we experience a significant disruption in our information technology systems, fail to implement new systems and software successfully or if we experience cyber security incidents or have a deficiency in cybersecurity, our business could be adversely affected.
We depend on information systems to process orders, manage inventory, process and bill customers and collect payments from our customers, respond to customer inquiries, contribute to our overall internal control processes, maintain records of our property, plant and equipment, and record and pay amounts due vendors and other creditors. These systems may experience damage or disruption from a number of causes, including power outages, computer and telecommunication failures, computer viruses, malware, ransomware or other destructive software, internal design, manual or usage errors, cyberattacks, terrorism, workplace violence or wrongdoing, catastrophic events, natural disasters and severe weather conditions. We may also be impacted by breaches of our third-party processors.
If we were to experience a prolonged disruption in our information systems that involve interactions with customers and suppliers, it could result in the loss of sales and customers and/or increased costs, which could adversely affect our overall business operation. Although no such incidents have had a direct, material impact on us, we are unable to predict the direct or indirect impact of any future incidents to our business.
In addition, numerous and evolving cybersecurity threats, including advanced and persistent cyberattacks, phishing and social engineering schemes, particularly on internet applications, could compromise the confidentiality, availability, and integrity of data in our systems. The security measures and procedures we and our customers have in place to protect sensitive data and other information may not be successful or sufficient to counter all data breaches, cyberattacks, or system failures. Although we devote resources to our cybersecurity programs and have implemented security measures to protect our systems and data, and to prevent, detect and respond to data security incidents, there can be no assurance that our efforts will prevent these threats.

Because the techniques used to obtain unauthorized access, or to disable or degrade systems change frequently, have become increasingly more complex and sophisticated, and may be difficult to detect for periods of time, we may not anticipate these acts or respond adequately or timely. These threats have increased as a result of the COVID-19 pandemic and may increase as a result of the Russian invasion of Ukraine. As these threats continue to evolve and increase, we may be required to devote significant additional resources in order to modify and enhance our security controls and to identify and remediate any security vulnerabilities.
Any security breach or unauthorized disclosure or theft of personal information we gather, store and use, or other hacking and phishing attacks on our systems, could harm our reputation, subject us to claims or litigation and have an adverse impact on our business.
We receive, store and use personal information of customers, including names, addresses, e-mail addresses, credit information and other housing and energy use information, as well as the personal information of our employees. Unauthorized disclosure of such personal information, whether through breach of our systems by an unauthorized party, employee theft or misuse, or otherwise, could harm our business. In addition, computer malware, viruses, social engineering (predominantly spear phishing attacks) and general hacking have become more prevalent, have occurred on our systems in the past, and could occur on our systems in the future. Inadvertent disclosure of such personal information, or if a third party were to gain unauthorized access to the personal information in our possession, has resulted in, and could result in future claims or litigation arising from damages suffered by such individuals. In addition, we could incur significant costs in complying with the multitude of federal, state and local laws regarding the unauthorized disclosure of personal information. Our efforts to protect such personal information may be unsuccessful due to software bugs or other technical malfunctions; employees, contractor, or vendor error or malfeasance; or other threats that evolve. In addition, third parties may attempt to fraudulently induce employees or users to disclose sensitive information. The risks of these threats have increased as a result of the COVID-19 pandemic and may increase as a result of the Russian invasion of Ukraine. Although we have developed systems and processes that are designed to protect the personal information we receive, store and use and to prevent or detect security breaches, we cannot assure you that such measures will provide absolute security. Any perceived or actual unauthorized disclosure of such information could harm our reputation, substantially impair our ability to attract and retain customers and have an adverse impact on our business.
Our business is subject to complex and evolving laws and regulations regarding privacy and data protection. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, increased cost of operations or otherwise harm our business.
The regulatory environment surrounding data privacy and protection is constantly evolving and can be subject to significant change. New data protection laws, including recent California legislation and regulation which affords California consumers an array of new rights, including the right to be informed about what kinds of personal data companies have collected and why it was collected, pose increasingly complex compliance challenges and potentially elevate our costs. Complying with varying jurisdictional requirements could increase the costs and complexity of compliance, and violations of applicable data protection laws could result in significant penalties. Any failure, or perceived failure, by us to comply with applicable data protection laws could result in proceedings or actions brought against us by governmental entities or others, subject us to significant fines, penalties, judgments and negative publicity, require us to change our business practices, increase the costs and complexity of compliance, and adversely affect our business.
Risks relating to our financial statements
A significant portion of our activities are conducted through variable interest entities (“VIEs”), and changes to accounting guidance, policies or interpretations thereof could cause us to materially change the presentation of our financial statements.
We fund a significant portion of our activities by means of tax equity partnerships. In many cases, we consolidate these tax equity partnerships as VIEs in which we hold a variable interest and of which we are deemed to be the primary beneficiary. We evaluate whether an entity is a VIE whenever reconsideration events as defined by the accounting guidance occur. We determine the value of noncontrolling interests in VIEs using the HLBV method, as described under “Management’s discussion and analysis of financial condition and results of operations-Critical Accounting Policies and Use of Estimates.” Accounting for VIEs and noncontrolling interests is complex, subject to a number of uncertainties, and dependent on assumptions and estimates. Any changes in U.S. generally accepted accounting principles (“GAAP”) guidance, policies or interpretation thereof could materially impact the presentation of our financial statements.
Risks related to ownership of our securities
Concentration of ownership among existing executive officers, directors and their affiliates may prevent new investors from influencing significant corporate decisions.
Our directors, executive officers and their affiliates as a group beneficially own approximately 41% of the outstanding shares of our Class A Common Stock, including shares that may be issued upon exercise of our outstanding warrants but without giving effect to exercise of the warrants or any conversions of our Class B common stock, par value $0.0001 per share (the “Class B common stock” or “Alignment Shares”). As a result, these stockholders are able to exercise a significant level of influence over all matters requiring stockholder approval, including the election of directors, any amendment of the certificate of incorporation and approval of significant corporate transactions. This influence could have the effect of delaying or preventing a change of control or changes in management and will make the approval of certain transactions difficult or impossible without the support of these stockholders.
Our stock price will be volatile, which could cause the value of your investment to decline.
The market price of the common stock and warrants will be volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. These factors include:
•actual or anticipated fluctuations in operating results;
•failure to meet or exceed financial estimates and projections of the investment community or that we provide to the public;
•issuance of new or updated research or reports by securities analysts or changed recommendations for the industry in general;
•announcements of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;
•operating and share price performance of other companies in the industry or related markets;
•the timing and magnitude of investments in the growth of the business;
•actual or anticipated changes in laws and regulations;
•additions or departures of key management or other personnel;
•increased labor costs;
•disputes or other developments related to intellectual property or other proprietary rights, including litigation;
•the ability to market new and enhanced solutions on a timely basis;
•sales of substantial amounts of the common stock by our board of directors, executive officers or significant stockholders or the perception that such sales could occur;
•changes in capital structure, including future issuances of securities or the incurrence of debt; and
•general economic, political and market conditions.
In addition, the stock market in general, and the stock prices of technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may seriously affect the market price of our common stock, regardless of actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted, could result in substantial costs and a diversion of management’s attention and resources.
Anti-takeover provisions contained in our governing documents and applicable laws could impair a takeover attempt.
Our third amended and restated certificate of incorporation and second amended and restated bylaws afford certain rights and powers to our board of directors that could contribute to the delay or prevention of an acquisition that it deems undesirable. We are also subject to Section 203 of the Delaware General Corporation Law (the “DGCL”), and other provisions of Delaware law that limit the ability of stockholders in certain situations to effect certain business combinations. Any of the foregoing provisions and terms that has the effect of delaying or deterring a change in control could limit the opportunity for stockholders to receive a premium for their shares of their common stock and could also affect the price that some investors are willing to pay for the common stock.
Our Redeemable Warrants (including the Private Placement Warrants) and Alignment Shares have been accounted for as derivative liabilities and have been recorded at fair value with changes in fair value each period reported in earnings, which may have an adverse effect on the market price of our common stock.
CBRE Acquisition Holdings, Inc. (“CBAH”) sold 10,062,500 Redeemable Warrants as part of the Shareholder Aligned Initial Listing (“SAILSM”) securities in the initial public offering of CBAH (which traded separately on the NYSE under the symbol “CBAH WS” prior to the Closing and following the Closing trade under the symbol “AMPS WS”). The Redeemable Warrants are exercisable for an aggregate of 10,062,500 shares of Class A Common Stock at a purchase price of $11.00 per share. CBAH also issued 7,366,667 warrants to CBRE Acquisition Sponsor, LLC (the “Sponsor”) in a private placement simultaneously with the closing of CBAH’s initial public offering and 2,000,000 warrants to the Sponsor in full settlement of a second amended and restated promissory note with the Sponsor (such warrants, the “Private Placement Warrants”). The Private Placement Warrants are exercisable for an aggregate of 9,366,667 shares of our Class A Common Stock at a purchase price of $11.00 per share.
We have 1,408,750 Alignment Shares outstanding, all of which are held by the Sponsor, certain officers of CBAH (such officers, together with the Sponsor, the “Sponsor Parties”) and existing CBAH directors. The Alignment Shares will automatically convert into shares of Class A Common Stock based upon the Total Return (as defined below in “Description of securities”) on the Class A Common Stock as of the relevant measurement date over each of the seven fiscal years following the Merger.
We account for the Redeemable Warrants and Alignment Shares as derivative liabilities, which are presented at fair value each reporting period, with changes in fair value recorded through earnings. As the Redeemable Warrants (other than our Private Placement Warrants) trade separately on the NYSE, the fair value of the Redeemable Warrants will be determined based on the quoted trading price of those warrants. The Private Placement Warrants have the same redemption and make-whole provisions as the Redeemable Warrants. Therefore, the fair value of the Private Placement Warrants is equal to the Redeemable Warrants. The fair value of the Private Placement Warrants is determined based on the quoted trading price of the Redeemable Warrants.
We estimate the fair value of our Alignment Share using a Monte Carlo simulation, which is based on various market inputs (e.g., measurement of our stock price after the consummation of the Merger).
As a result of the estimation processes involved in presenting these instruments at fair value, our financial statements and results of operations may fluctuate quarterly, based on various factors, many of which are outside of our control. If our stock price is volatile, we expect that we will recognize non-cash gains or losses on our Redeemable Warrants (including Private Placement Warrants) and Alignment Shares for each reporting period and that the amount of such gains or losses could be material. The impact of changes in fair value on earnings may have an adverse effect on the market price of our Class A Common Stock.

We have issued a redemption notice for all the outstanding Redeemable Warrants and Private Placement Warrants, which will increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.
On September 15, 2022, we announced the redemption of all of our outstanding Redeemable Warrants and Private Placement Warrants that remain outstanding following 5:00 p.m. New York City time on the Redemption Date. We are entitled to redeem all of the outstanding Warrants at a redemption price of $0.10 per Warrant if the last reported sales price of the Class A Common Stock is at least $10.00 per share on any twenty trading days within the thirty trading day period ending on the third trading day prior to the date on which a notice of redemption is given. This share price performance requirement was satisfied as of September 12, 2022. All Warrants may be exercised by the holders thereof until 5:00 p.m. New York City time on the Redemption Date. Payment upon exercise of the Warrants may be made either (i) in cash, at the Cash Exercise Price or (ii) on a “cashless basis” in which the exercising holder will receive 0.2763 shares of Class A Common Stock for each Warrant. If the holders of the Warrants elect to exercise their warrants on a cashless basis we will not receive cash proceeds from the exercise of such Warrants. Any Warrants that remain unexercised following 5:00 p.m. New York City time on the Redemption Date will be void and no longer exercisable, and the holders of those Warrants will be entitled to receive only the Redemption Price.
If all holders of the Warrants were to elect a cashless exercise of their Warrants, we would issue an aggregate of approximately 4,088,958 shares of our Class A Common Stock. The shares of our Class A Common Stock issued upon exercise of our warrants will result in dilution to the then existing holders of Class A Common Stock, including holders who participate in this Offering, and increase the number of shares eligible for resale in the public market. The sales of a substantial number of such shares in the public market could adversely affect the market price of our Class A Common Stock.
A significant portion of our Class A Common Stock is restricted from immediate resale but may be sold into the market in the future. This could cause the market price of our Class A Common Stock to drop significantly, even if our business is doing well.
Sales of a substantial number of shares of our Class A Common Stock in the public market or the perception that these sales might occur could depress the market price of our Class A Common Stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our Class A Common Stock. Sales of significant number of shares of Class A Common Stock may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate, and may make it more difficult for you to sell shares of our Class A Common Stock. In connection with the Business Combination Agreement (as defined below), CBAH, the Founders (as defined in the Investor Rights Agreement (as defined below)), Blackstone, the Sponsor and certain other parties thereto entered into an investor rights agreement (the “Investor Rights Agreement”), pursuant to which such stockholders are entitled to, among other things, certain registration rights, including demand, piggy-back and shelf registration rights, subject to cut-back provisions. Additionally, the PIPE Investors (as defined below) are not restricted from selling any of the shares of Class A Common Stock they acquired in connection with the closing of the Merger, other than by applicable securities laws. As such, sales of a substantial number of shares of Class A Common Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of Class A Common Stock. Certain parties to the Investor Rights Agreement have agreed not to sell, transfer, pledge or otherwise dispose of shares of Class A Common Stock they hold or receive for certain time periods specified therein.
We may issue additional shares of Class A Common Stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of your shares.
We may issue additional shares of Class A Common Stock or other equity securities of equal or senior rank in the future without stockholder approval in connection with, among other things, future acquisitions, repayment of outstanding indebtedness or under our equity plans and in a number of other circumstances.
Our issuance of additional shares of Class A Common Stock or other equity securities of equal or senior rank could have the following effects:

•your proportionate ownership interest will decrease;
•the relative voting strength of each previously outstanding share of common stock may be diminished; or
•the market price of shares of Class A Common Stock may decline.
Our certificate of incorporation (as amended) designates a state court within the State of Delaware, to the fullest extent permitted by law, as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit the ability of our stockholders to obtain a favorable judicial forum for disputes with us or with our directors, officers or employees and may discourage stockholders from bringing such claims.
Under our certificate of incorporation (as amended or restated from time to time), unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum will be the Court of Chancery of the State of Delaware (or, if such court does not have jurisdiction, the federal district court for the District of Delaware) for:
•any derivative action or proceeding brought on our behalf;
•any action asserting a claim of breach of a fiduciary duty owed by, or any wrongdoing by, any current or former director, officer or employee of ours or our stockholders;
•any action asserting a claim against us or any current or former director or officer or other employee of ours arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws (as either may be amended, restated, modified, supplemented or waived from time to time); and
•any action asserting a claim against us or any current or former director or officer or other employee of ours governed by the internal affairs doctrine, or any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL.
These provisions shall not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction, and our stockholders cannot waive compliance with federal securities laws and the rules and regulations thereunder. Furthermore, unless we consent in writing to the selection on an alternative forum, to the fullest extent provided by law, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action under the federal securities laws, including the Securities Act.
These provisions of our charter could limit the ability of our stockholders to obtain a favorable judicial forum for certain disputes with us or with our current or former directors, officers or other employees, which may discourage such lawsuits against us and our current or former directors, officers and employees. Alternatively, if a court were to find these provisions of our charter inapplicable to, or unenforceable in respect of, one or more of the types of actions or proceedings listed above, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition and results of operations.
If securities or industry analysts cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding our Class A Common Stock adversely, then the price and trading volume of our Class A Common Stock could decline.
The trading market for our Class A Common Stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business and operations, our market, or our competitors. If any of the analysts who may cover us change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our Class A Common Stock would likely decline. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

Use of proceeds
All of the Class A Common Stock offered by this prospectus supplement is being sold by the Selling Stockholder. We will not receive any of the proceeds from the sale of shares by the Selling Stockholder in the Offering. For more information about the Selling Stockholder, see “Selling stockholder.”

Business
Company overview
Our mission is to create a clean electrification ecosystem, to drive the clean energy transition of our customers across the United States while simultaneously enabling the adoption of corporate environmental, social and governance, or ESG, targets. In order to achieve our mission, we develop, own and operate solar generation and energy storage facilities. We have the in-house expertise to develop, build and provide operations and maintenance and customer servicing for our assets. The strength of our platform is enabled by premier sponsorship from Blackstone, which provides an efficient capital source and access to a network of portfolio companies, and CBRE, which provides direct access to their portfolio of owned and managed C&I properties.
We are a developer, owner and operator of large-scale roof, ground and carport-based PV and energy storage systems, serving commercial and industrial, public sector and community solar customers. We own systems across the United States from Hawaii to Vermont. Our portfolio consists of over 350 MW of solar PV. We have long-term PPAs with over 300 C&I entities and contracts with over 5,000 residential customers, which are serviced by approximately 40 MW of community solar projects in operation as of June 30, 2022. We have agreements to install another approximately 55 MW of community solar projects as of June 30, 2022. Our community solar projects are currently servicing customers in five states with projects in two additional states currently under construction. We also participate in numerous REC programs throughout the country. We have experienced significant growth in the last 12 months as a product of organic growth and targeted acquisitions and currently operate in 18 states, providing clean electricity to our customers equal to the consumption of approximately 30,000 homes, displacing 255,000 tons of CO2 emissions per annum.
Through our strategic capital deployment, we are able to build and operate clean energy systems on commercial properties, schools and municipal buildings. The electricity we generate helps customers to reduce electricity bills, progress towards decarbonization targets and support resource management needs throughout the asset lifecycles. Our primary product offering is entering into leases or easements with building or landowners and revenue contracts to sell the power generated by the solar energy system to a various commercial, utility, municipal and community solar off takers. In addition to sale of clean power, we also addressing our customer’s needs through EV charging and energy storage offerings.
Our offering provides multiple advantages to our customers relative to the status quo:
•Lower electricity bills. Our streamlined process allows for solar energy credits to get directly applied to a customer’s utility bill, which allows them to realize immediate savings. In addition, our PPAs are typically priced to include a day one savings as compared to the existing utility rates.
•Increase accessibility of clean electricity. Through our use of community solar we are able to provide clean electricity to customers who otherwise would not have been able to construct on-site solar (e.g. apartment and condominium customers). This increases the total addressable market and enables energy security for all.
•Supporting clean energy ecosystem. Demand for clean sources of electricity is anticipated to only increase. We strive to support our customers in their continued transition to the clean energy ecosystem through our solar PV and storage systems as well as our EV charging stations. We expect our continued growth and expansion of product offerings will allow us to support even more customers in this transition.
We own all of our solar systems, which we build and install, with equipment sourced from a wide variety of suppliers. We purchase all major components of the systems we construct, including solar modules, inverters, racking systems, transformers, medium voltage equipment, monitoring equipment and balance of system equipment. All of the labor for the construction of these systems is subcontracted under Altus’s standard contracts.
We believe our robust and actionable pipeline is the result of our deep network of developers and channel partners with local expertise, which is beneficial in the many markets where we are active. Our wholly-owned in-house construction company provides expertise in asset development that aids the success of our pipeline projects. Further, we believe that our ability to source deals, our strategic asset financing structure, combined with the demand for clean energy provide us with a competitive advantage and a unique position in the solar power industry.
Merger with CBAH
On December 9, 2021 (the “Closing Date” and such closing, the “Closing”), CBAH, a special purpose acquisition company, consummated the business combination (the “Business Combination”) pursuant to the terms of the business combination agreement entered into on July 12, 2021 (the “Business Combination Agreement”), whereby, among other things, CBAH Merger Sub I, Inc. (“First Merger Sub”) merged with and into Altus Power, Inc. (f/k/a Altus Power America, Inc.) (“Legacy Altus”) with Legacy Altus continuing as the surviving corporation, and immediately thereafter Legacy Altus merged with and into CBAH Merger Sub II, Inc. (“Second Merger Sub”) with Second Merger Sub continuing as the surviving entity and as a wholly owned subsidiary of CBAH (together with the merger with the First Merger Sub, the “Merger”).
Our predecessor, CBAH, a blank check company, was established as a special purpose acquisition company, which completed its initial public offering on December 15, 2020. CBAH was incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, and, prior to the Merger, the Company was a “shell company” as defined under the Exchange Act because it had no operations and nominal assets consisting almost entirely of cash. In connection with the Closing, CBAH changed its name to “Altus Power, Inc.” Prior to the Closing, CBAH’s SAILSM (Stakeholder Aligned Initial Listing) securities, shares of Class A Common Stock, par value $0.0001 per share and CBAH’s public warrants (“Redeemable Warrants” or “Public Warrants”) were listed on the NYSE under the symbols “CBAH.U”, “CBAH” and “CBAH WS”, respectively. Following the Closing, we continued the listing of the Class A Common Stock and Public Warrants on the NYSE under the symbols “AMPS” and “AMPS WS”, respectively.
Total addressable market
Electricity demand has been evolving for many years, but the evolution has accelerated with the renewable targets and decarbonization goals established by many corporations demanding a transition to clean electricity generation. The demand is coming from multiple industry segments including the public sector, the private sector and the residential customers. Historically the C&I market has been under-penetrated by traditional utility-scale solar PV providers due to the smaller scale of projects and difficulties associated with scaling nationally. We believe we are well equipped to drive the C&I growth segment of the solar PV market through our existing national partner footprint, efficient acquisition and deployment strategies and standardized approach to customer contracts and asset financing.
We believe the confluence of multiple clean energy trends creates a significant market opportunity. According to the U.S. Energy Information Administration (“EIA”), the U.S. spends $400 billion on electricity each year, of which $200 billion is spent on C&I. An additional $98 billion of investment will be required to meet the U.S.’s 2030 sustainability goals. Further, C&I customers are projected to spend over $6 trillion on electricity between now and 2050.
We believe it will be necessary to rapidly increase the scale and scope of renewable generation assets in the U.S. in order to meet the various targets and commitments set by corporations and governments and that through our strategic partnerships and market-leading financing, Altus is well equipped to help meet this demand and lead in the clean energy transition.
Commitment to environmental, social and governance leadership
Altus Power was founded to address the urgent need to transform the way we generate and consume power. Our mission, to create a clean electrification ecosystem that can provide renewable energy to every business, home and electric vehicle, is intrinsically linked to clean, renewable power as the foundation for a sustainable future.
We believe that leadership in ESG practices is central to accomplishing our mission, so we continue to take steps to address the environmental and social risks of our operations and products. To this end, we have established a Corporate Social Responsibility Committee that is dedicated to implementing and improving upon already existing sustainability practices throughout our company. Our team is passionate about empowering communities and businesses to accelerate the global energy transition while also doing everything we can to foster a diverse, inclusive and innovative corporate culture at Altus Power.
Our sustainability efforts will be organized into the three ESG pillars: Environment, Social, and Governance. We plan to report how we oversee and manage ESG factors in an annual sustainability report. In this report, we plan to follow the Global Reporting Initiative (“GRI”) standards.
•Our Environment Pillar will focus on providing clean, affordable energy to our customers; maintaining a robust environmental management program that ensures we protect the environment in the communities where we operate and build; and helping to make our energy infrastructure more resilient and sustainable.
•Our Social Pillar will focus on attracting and retaining a team of talented individuals, while offering opportunities for growth and development; building a diverse and inclusive work force; and ensuring a safety-first workplace for our employees through proper training, policies and protocols.
•Our Governance Pillar will focus on ensuring Board oversight and committee ownership of our enterprise risk management and sustaining a commitment to ethical business conduct, transparency, honesty, and integrity. We strive to support ethically sourced products and materials and encourage the partners in our supply-chain to abide by our Supplier Code of Conduct.
All of our actions and each of our ESG pillars are underpinned by the goal of driving the clean energy transition of our customers across the United States.
Our digital platform
We leverage best in class enterprise software solutions to manage our operation as well as a series of proprietary capture and management tools. We leverage this suite of tools and interfaces to create value for customers with asset performance tracking, analytics, real time data generation and meet our forecast objectives. We are in the process of developing our next generation proprietary software stack to support our growth and increase our efficiency with digital tools that will enable our platforms to have full integration into our B2B and B2C lifecycles from origination through maintenance. Our production data sources ensure solar systems maximize performance and meet baseline forecasts as well as asset registration and customer data management. We warehouse our technology and project data, contracts and customer records and have the alert and monitoring systems developed to ensure we have maximum uptime.
Sales and marketing
We sell our solar energy offerings through a scalable sales organization using a national developer base with local expertise, intermediaries that connect clients directly to Altus as well as our diverse partner network. We also generate sales volume through client referrals. Client referrals increase in relation to our penetration in a market and shortly after market entry become an increasingly effective way to market our solar energy systems. We believe that a customized, relationship-focused selling process is important before, during and after the sale of our solar services to maximize our sales success and customer experience and to generate relationships with developers that lead to repeat projects. We train our sales and marketing team in house to maximize this multi-pronged client development strategy.
Supply chain
We purchase equipment, including solar panels, inverters and batteries from a variety of manufacturers and suppliers. If one or more of the suppliers and manufacturers that we rely upon to meet anticipated demand reduces or ceases production, it may be difficult to quickly identify and qualify alternatives on acceptable terms. In addition, equipment prices may increase in the coming years, or not decrease at the rates we historically have experienced, due to tariffs or other factors. For further information, please see the section entitled “Risk factors” elsewhere in this prospectus supplement.

Intellectual property
We have filed trademark applications for “Altus” and the Altus logo, application numbers 90/730,855 and 90/731,002, respectively. We have registered domain names, including www.altuspower.com. Information contained on or accessible through the website is not a part of this prospectus supplement, and the inclusion of the website address in this prospectus supplement is an inactive textual reference only. We do not currently have any issued patents. We intend to file patent applications as we continue to innovate through our research and development efforts.
Regulatory
Although we are not regulated as a public utility in the United States under applicable national, state or other local regulatory regimes where we conduct business, we compete primarily with regulated utilities. As a result, we have developed and are committed to maintaining a policy team to focus on the key regulatory and legislative issues impacting the entire industry. We believe these efforts help us better navigate local markets through relationships with key stakeholders and facilitate a deep understanding of the national and regional policy environment.
To operate our systems, we obtain interconnection permission from the applicable local primary electric utility. Depending on the size of the solar energy system and local law requirements, interconnection permission is provided by the local utility directly to us and/or our customers. In almost all cases, interconnection permissions are issued on the basis of a standard process that has been pre-approved by the local public utility commission or other regulatory body with jurisdiction over net metering policies. As such, no additional regulatory approvals are required once interconnection permission is given.
Our operations are subject to stringent and complex federal, state and local laws, including regulations governing the occupational health and safety of our employees and wage regulations. For example, we are subject to the requirements of the OSHA, and comparable state laws that protect and regulate employee health and safety. We endeavor to maintain compliance with applicable OSHA and other comparable government regulations.
Government incentives
Federal, state and local government bodies provide incentives to owners, distributors, system integrators and manufacturers of solar energy systems to promote solar energy in the form of rebates, tax credits, payments for RECs associated with renewable energy generation and exclusion of solar energy systems from property tax assessments. These incentives enable us to lower the price we charge customers for energy from, and to lease, our solar energy systems, helping to catalyze customer acceptance of solar energy as an alternative to utility-provided power. In addition, for some investors, the acceleration of depreciation creates a valuable tax benefit that reduces the overall cost of the solar energy system and increases the return on investment.
President Biden signed the IRA into law on August 16, 2022. The IRA extends the availability of an ITC under Section 48(a) of the Code, for the installation of certain solar power facilities owned for business purposes. If construction on the facility begins prior to the end of 2024, the amount of the ITC available is 30% under the IRA. Under the IRA, solar facilities can also claim a PTC in lieu of the ITC under Section 45(d)(4) of the Code, and the PTC is no longer subject to a phase-down so long as certain wage and apprenticeship requirements are satisfied. Additional tax credits are also available under the IRA if certain domestic content and community location requirements are met. The IRS provided taxpayers guidance in Notice 2018-59 for determining when construction has begun on a solar facility. This guidance may be relevant for any facilities which we seek to deploy in 2025 or later but take advantage of a higher tax credit rate available for an earlier year. For example, prior to the passage of the IRA, we have sought to avail ourselves of the methods set forth in the guidance to retain the 30% ITC that was available prior to January 1, 2020 by incurring certain costs and taking title to equipment in 2019 or early 2020 and/or by performing physical work on components that will be installed in solar facilities. From and after 2025, we may seek to avail ourselves of the 30% credit rate by using these methods to establish the beginning of construction in 2024 or earlier.
In addition to the incentives at the federal government level, more than half of the states, and many local jurisdictions, have established property tax incentives for renewable energy systems that include exemptions, exclusions, abatements and credits. Approximately 30 states and the District of Columbia have adopted a renewable portfolio standard (and approximately eight other states have some voluntary goal) that requires regulated utilities to procure a specified percentage of total electricity delivered in the state from eligible renewable energy sources, such as solar energy systems, by a specified date. To prove compliance with such mandates, utilities must surrender SRECs to the applicable authority. Solar energy system owners such as our investment funds often are able to sell SRECs to utilities directly or in SREC markets. While there are numerous federal, state and local government incentives that benefit our business, some adverse interpretations or determinations of new and existing laws can have a negative impact on our business.
Corporate information
Altus Power, Inc. was originally formed as Altus Power America LLC as a limited liability company under the laws of the State of Delaware on September 4, 2013, converted to a corporation incorporated under the laws of the State of Delaware on October 10, 2014, and changed its name to Altus Power, Inc. on July 7, 2021. Altus Power, Inc. then changed its name to Altus Solar, Inc. on December 8, 2021, and on December 9, 2021, was merged with and into a subsidiary of CBRE Acquisition Holdings, Inc. in connection with the closing of the Merger. At the same time, CBRE Acquisition Holdings, Inc., a corporation formed under the laws of the State of Delaware on October 13, 2020, was renamed Altus Power, Inc. on December 9, 2021. Our principal executive offices are located at 2200 Atlantic Street, 6th Floor, Stamford, CT 06902, and our telephone number is (203) 698-0090.
The Altus design logo, “Altus” and our other common law trademarks, service marks or trade names appearing in this prospectus supplement are the property of Altus. Other trademarks and trade names referred to in this prospectus supplement are the property of their respective owners.
Human capital resources
As of September 22, 2022, we had 61 employees, all of whom were full-time employees. As of September 22, 2022, none of our employees were represented by a labor union or are subject to a collective bargaining agreement. We believe that our employee relations are good.
In shaping our culture, we aim to combine a high standard of excellence, technological innovation and agility and operational and financial discipline. We believe that our flat and transparent structure and our collaborative and collegial approach enable our employees to grow, develop and maximize their impact on our organization. To attract and retain top talent in our highly competitive industry, we have designed our compensation and benefits programs to promote the retention and growth of our employees along with their health, well-being and financial security. Our short- and long-term incentive programs are aligned with key business objectives and are intended to motivate strong performance. Our employees are eligible for medical, dental and vision insurance, a savings/retirement plan, life and disability insurance, and various wellness programs and we review the competitiveness of our compensation and benefits periodically. As an equal opportunity employer, all qualified applicants receive consideration without regard to race, national origin, gender, gender identity, sexual orientation, protected veteran status, disability, age or any other legally protected status.
We seek to create an inclusive, equitable, culturally competent, and supportive environment where our management and employees model behavior that enriches our workplace. We plan to form a diversity and inclusion committee to help further these goals and objectives. This committee will focus on broadening recruitment efforts, increasing awareness of diversity and inclusiveness related issues through internal trainings and communications, and mentorship.

Management’s discussion and analysis of financial
condition and results of operations
The following discussion and analysis of the financial condition and operating results for Altus Power, Inc. (as used in this section, “Altus” or the “Company”) has been prepared our management. You should read the following discussion and analysis together with our audited consolidated financial statements and related notes appearing elsewhere in this prospectus supplement. Any references in this section to “we,” “our” or “us” shall mean Altus. Our disclosure and analysis in this prospectus supplement contains forward-looking statements which involve risks and uncertainties. Although the forward-looking statements contained herein reflect management’s current beliefs based on information currently available to management and upon assumptions which management believes to be reasonable, actual results may differ materially from those stated in or implied by these forward-looking statements for many reasons, including the risks faced by us described or referenced “Cautionary note regarding forward-looking statements,” “Risk factors” and elsewhere in this prospectus supplement.
Overview
Our mission is to create a clean electrification ecosystem, to drive the clean energy transition of our customers across the United States while simultaneously enabling the adoption of corporate ESG targets. In order to achieve our mission, we develop, own and operate solar generation and energy storage facilities. We have the in-house expertise to develop, build and provide operations and maintenance and customer servicing for our assets. The strength of our platform is enabled by premier sponsorship from Blackstone, which provides an efficient capital source and access to a network of portfolio companies, and CBRE, which provides direct access to their portfolio of owned and managed C&I properties.
We are a developer, owner and operator of large-scale roof, ground and carport-based PV and energy storage systems, serving commercial and industrial, public sector and community solar customers. We own systems across the United States from Hawaii to Vermont. Our portfolio consists of over 350 MW of solar PV. We have long-term PPAs with over 300 C&I entities and contracts with over 5,000 residential customers which are serviced by approximately 40 MW of community solar projects in operation as of June 30, 2022. We have agreements to install another approximately 55 MW of community solar projects as of June 30, 2022. Our community solar projects are currently servicing customers in five states with projects in two additional states currently under construction.We also participate in numerous REC programs throughout the country. We have experienced significant growth in the last 12 months as a product of organic growth and targeted acquisitions and currently operate in 18 states, providing clean electricity to our customers equal to the consumption of approximately 30,000 homes, displacing 255,000 tons of CO2 emissions per annum.
Comparability of financial information
Our historical operations and statements of assets and liabilities may not be comparable to our operations and statements of assets and liabilities as a result of the business combination with CBRE Acquisition Holdings, Inc. as described in Note 1, “General,” to our audited consolidated annual financial statements included elsewhere in this prospectus supplement (the “Merger”), recent acquisitions as described in Note 7, “Acquisitions,” to our audited consolidated annual financial statements included elsewhere in this prospectus supplement, and the cost becoming a public company.
As a result of becoming a public company, we are subject to additional rules and regulations applicable to companies listed on a national securities exchange and compliance and reporting obligations pursuant to the rules and regulations of the SEC. We expect to hire additional employees to meet these rules and obligations, and incur higher expenses for investor relations, accounting advisory, directors’ and officers’ insurance, legal and other professional services and will engage consultants and third parties to assist with the heightened requirements of being a public company.
Key factors affecting our performance
Our results of operations and our ability to grow our business over time could be impacted by a number of factors and trends that affect our industry generally, as well as new offerings of services and products we may acquire or seek to acquire in the future. Additionally, our business is concentrated in certain markets, putting us at risk of region-specific disruptions such as adverse economic, regulatory, political, weather and other conditions. See “Risk factors” elsewhere in this prospectus supplement for further discussion of risks affecting our business. We believe the factors discussed below are key to our success:
Execution of growth strategies
We believe we are in the beginning stages of a market opportunity driven by the broad shift away from traditional energy sources to renewable energy and an increasing emphasis by the commercial and industrial sector on their public commitment to decarbonization. We intend to leverage our competitive strengths and market position to become customers’ “one-stop-shop” for the clean energy transition by (i) using our existing customer and developer networks to build out our EV charging and energy storage offerings and establish a position comparable to that of our C&I solar market position through our existing cross-sell opportunities and (ii) partnering with Blackstone and CBRE to access their client relationships, portfolio companies, and their strong brand recognition, to increase the number of customers we can support.
Competition
We compete in the C&I scale renewable energy space with utilities, developers, independent power producers, pension funds and private equity funds for new investment opportunities. We expect to grow our market share because of the following competitive strengths:
•Development capability: We have established an innovative approach to the development process. From site identification and customer origination through the construction phase, we’ve established a streamlined process enabling us to further create the scalability of our platform and significantly reduce the costs and time in the development process. Part of our attractiveness to our customers is our ability to ensure a high level of execution certainty. We anticipate that this ability to originate, source, develop and finance projects will ensure we can continue to grow and meet the needs of our customers.
•Long-term revenue contracts: Our C&I solar generation contracts have a typical length of 20 years or longer, creating long-term relationships with customers that allow us to cross-sell additional current and future products and services. The average remaining life of our current contracts is approximately 17 years. These long-term contracts are either structured at a fixed rate, often with an escalator, or floating rate pegged at a discount to the prevailing local utility rates. We refer to these latter contracts as variable rate, and as of June 30, 2022, these variable rate contracts make up approximately 60% of our current installed portfolio. During the six months ended June 30, 2022, overall utility rates have been increasing in states where we have projects under variable rate contracts. The realization of solar power price increases varies depending on region, utility and terms of revenue contract, but generally, we would benefit from such increases in the future as inflationary pressures persist.
•Flexible financing solutions: We have a market-leading cost of capital in an investment-grade rated scalable credit facility led by Blackstone, which enables us to be competitive bidders in asset acquisition and development. In addition to our Blackstone-led term loan, we also have financing available through a construction to term loan facility. This facility has $200 million of committed capacity which carries a floating rate of LIBOR plus 2.25%.
•Leadership: We have a strong executive leadership team who has extensive experience in capital markets, solar development and solar construction, with over 20 years of experience each. Moreover, through the transaction structure, management and employees will continue to own a significant interest in the Company.
•CBRE partnership: Our partnership with CBRE, the largest global real estate services company, provides us with a clear path to creating new customer relationships. CBRE is the largest manager of data centers and 90% of the Fortune 100 are CBRE clients, providing a significant opportunity for us to expand our customer base.

Financing availability
Our future growth depends in significant part on our ability to raise capital from third-party investors and lenders on competitive terms to help finance the origination of our solar energy systems. We have historically used a variety of structures including tax equity financing, construction loan financing, and term loan financing to help fund our operations. From September 4, 2013, the inception of Legacy Altus, to June 30, 2022, we have raised over $100 million of tax equity financing, $80 million in construction loan financing and $690 million of term loan financing. Our ability to raise capital from third-party investors and lenders is also affected by general economic conditions, the state of the capital markets, inflation levels, interest rate levels and lenders’ concerns about our industry or business.
Cost of solar energy systems
Although the solar panel market has seen an increase in supply in the past few years, most recently, there has been upward pressure on prices due to lingering issues of the COVID-19 pandemic (further discussed below), recent inflationary pressures, growth in the solar industry, regulatory policy changes, tariffs and duties and an increase in demand. As a result of these developments, we have been experiencing higher prices on imported solar modules. The prices of imported solar modules have increased as a result of the COVID-19 pandemic and may increase as a result of the Russian invasion of Ukraine. If there are substantial increases, it may become less economical for us to serve certain markets. Attachment rates for energy storage systems have trended higher while the price to acquire has trended downward making the addition of energy storage systems a potential area of growth for us.
Seasonality
The amount of electricity our solar energy systems produce is dependent in part on the amount of sunlight, or irradiation, where the assets are located. Because shorter daylight hours in winter months and poor weather conditions due to rain or snow results in less irradiation, the output of solar energy systems will vary depending on the season and the overall weather conditions in a year. While we expect seasonal variability to occur, the geographic diversity in our assets helps to mitigate our aggregate seasonal variability.
Another aspect of seasonality to consider is in our construction program, which is more productive during warmer weather months and generally results in project completion during fourth quarter. This is particularly relevant for our projects under construction in colder climates like the Northeast.
Pipeline
As of June 30, 2022, our pipeline of opportunities totaled over one gigawatt and is comprised of approximately 50% potential operating acquisitions and 50% projects under development. The operating acquisitions are dynamic with new opportunities being evaluated by our team each quarter.
As of June 30, 2022, with respect to the half of our pipeline made up of development projects, approximately 23% of these projects are currently in construction or pre-construction, 36% of these projects are still in the contracting or due diligence phase, and the final 41% represent projects from our client engagements which are progressing toward an agreement in principle.
As of June 30, 2022, with respect to the half of our pipeline made up of potential operating acquisitions, approximately 19% of these projects are currently in the initial engagement phase, 61% of these projects are in negotiation, and the final 20% of these projects are in the closing phase. On September 27, 2022, we announced definitive agreements to acquire approximately 97 MW of operating solar assets, which solar assets were included as part of our June 30, 2022 pipeline of potential operating acquisitions. See “Prospectus supplement summary–Recent developments—Acquisition of approximately 97 MW of operating solar assets.”
Projects originated by our channel partners which we then develop, engineer and construct benefit from a shorter time from agreed terms to revenues, typically six to nine months based on our historical experience. Projects that we are originating ourselves and self-developing, such as those with a lead from CBRE or Blackstone, would historically take 12 to 15 months from agreed terms to bring to commercial operation. Given the supply chain challenges and permitting and interconnection delays described above, as of June 30, 2022, these historical timelines are currently pushed out by approximately three to six months.
Government regulations, policies and incentives
Our growth strategy depends in significant part on government policies and incentives that promote and support solar energy and enhance the economic viability of distributed solar. These incentives come in various forms, including net metering, eligibility for accelerated depreciation such as modified accelerated cost recovery system, SRECs, tax abatements, rebate and renewable target incentive programs and tax credits, particularly the Section 48(a) ITCs. We are a party to a variety of agreements under which we may be obligated to indemnify the counterparty with respect to certain matters. Typically, these obligations arise in connection with contracts and tax equity partnership arrangements, under which we customarily agree to hold the other party harmless against losses arising from a breach of warranties, representations, and covenants related to such matters as title to assets sold, negligent acts, damage to property, validity of certain intellectual property rights, non-infringement of third-party rights, and certain tax matters including indemnification to customers and tax equity investors regarding Commercial ITCs. The sale of SRECs has constituted a significant portion of our revenue historically. A change in the value of SRECs or changes in other policies or a loss or reduction in such incentives could decrease the attractiveness of distributed solar to us and our customers in applicable markets, which could reduce our growth opportunities. Such a loss or reduction could also reduce our willingness to pursue certain customer acquisitions due to decreased revenue or income under our solar service agreements. Additionally, such a loss or reduction may also impact the terms of and availability of third-party financing. If any of these government regulations, policies or incentives are adversely amended, delayed, eliminated, reduced, retroactively changed or not extended beyond their current expiration dates or there is a negative impact from the recent federal law changes or proposals, our operating results and the demand for, and the economics of, distributed solar energy may decline, which could harm our business.
Impact of the COVID-19 pandemic and supply chain issues
In March 2020, the World Health Organization declared the outbreak of COVID-19 a pandemic.
Our business operations have continued to function effectively during the pandemic. We are continuously evaluating the pandemic and are taking necessary steps to mitigate known risks. We will continue to adjust our actions and operations as appropriate in order to continue to provide safe and reliable service to our customers and communities while keeping our employees and contractors safe. Although we have been able to mitigate to a certain extent the impact to the operations of the Company to date, given that COVID-19 infections remain persistent in many states where we do business and the situation is evolving, we cannot predict the future impact of COVID-19 on our business. We considered the impact of COVID-19 on the use of estimates and assumptions used for financial reporting and noted there were material impacts on our results of operations for the six months ended June 30, 2022 and 2021, respectively, as supply chain issues and logistical delays have materially impacted the timing of our construction schedules and likely will continue to have a material adverse effect on our business, operations, financial condition, results of operations, and cash flows.
The service and installation of solar energy systems has continued during the COVID-19 pandemic. This continuation of service reflects solar services’ designation as an essential service in all of our service territories. Throughout the COVID-19 pandemic, we have seen some impacts to our supply chain affecting the timing of delivery of certain equipment, including, but not limited to, solar modules, inverters, racking systems and transformers. Although we have been able to ultimately procure the equipment needed to service and install solar energy systems, we have experienced delays in such procurement. We have established a geographically diverse group of suppliers, which is intended to ensure that our customers have access to affordable and effective solar energy and storage options despite potential trade, geopolitical or event-driven risks. We do anticipate continuing impacts to our ability to source parts for our solar energy systems or energy storage systems, which we are endeavoring to mitigate via advanced planning and ordering from our diverse network of suppliers. However, if supply chains become even further disrupted due to additional outbreaks of the COVID-19 virus or more stringent health and safety guidelines are implemented, our ability to install and service solar energy systems could become more adversely impacted.
Governmental restrictions of implemented to try to slow the spread of the COVID-19 virus have caused, and may continue to cause, us to experience operational delays and may cause milestones or deadlines relating to various project documents to be missed. To date, we have not received notices from our dealers regarding significant performance delays resulting from the COVID-19 pandemic. However, worsening economic conditions could result in such outcomes over time, which would impact our future financial performance. Further, the effects of the economic downturn associated with the COVID-19 pandemic may reduce consumer credit ratings and credit availability, which may adversely affect new customer origination and our existing customers’ ability to make payments on their solar service agreements. Periods of a lack of availability of credit may lead to increased delinquency and default rates. We have not experienced a significant increase in default or delinquency rates to date. However, if existing economic conditions continue for a prolonged period of time or worsen, delinquencies on solar service agreements could materialize, which would also negatively impact our future financial performance. Moreover, the Russian invasion of Ukraine may further exacerbate some of the supply chain issues.
We cannot predict the full impact the COVID-19 pandemic, the Russian invasion of Ukraine, or the significant disruption and volatility currently being experienced in the capital markets will have on our business, cash flows, liquidity, financial condition and results of operations at this time due to numerous uncertainties. The ultimate impact will depend on future developments, including, among other things, the ultimate duration of the COVID-19 virus, the duration of the Russian invasion of Ukraine and associated sanctions, the distribution, acceptance and efficacy of the vaccine, the depth and duration of the economic downturn and other economic effects of the COVID-19 pandemic, the consequences of governmental and other measures designed to prevent the spread of the COVID-19 virus, actions taken by governmental authorities, customers, suppliers, dealers and other third parties, our ability and the ability of our customers, potential customers and dealers to adapt to operating in a changed environment and the timing and extent to which normal economic and operating conditions resume. For additional discussion regarding risks associated with the COVID-19 pandemic, see “Risk factors.”
Key financial and operational metrics
We regularly review a number of metrics, including the following key operational and financial metrics, to evaluate our business, measure our performance and liquidity, identify trends affecting our business, formulate our financial projections and make strategic decisions.
Megawatts installed
Megawatts installed represents the aggregate megawatt nameplate capacity of solar energy systems for which panels, inverters, and mounting and racking hardware have been installed on premises in the period. Cumulative megawatts installed represents the aggregate megawatt nameplate capacity of solar energy systems for which panels, inverters, and mounting and racking hardware have been installed on premises.

	As of June 30, 2022	As of June 30, 2021	Change
Megawatts installed	369	262	107
Cumulative megawatts installed increased from 262 MW as of June 30, 2021, to 369 MW as of June 30, 2022.

	As of June 30, 2022	As of December 31, 2021	Change
Megawatts installed	369	362	7
Cumulative megawatts installed increased from 362 MW as of December 31, 2021, to 369 MW as of June 30, 2022.
The following table provides an overview of megawatts installed by state as of June 30, 2022:

State	Megawatts installed	Share, %
Massachusetts	95	26%
New Jersey	92	25%
Minnesota	56	15%
California	34	9%
Hawaii	23	6%
New York	13	4%
Maryland	10	3%
Vermont	8	2%
Connecticut	7	2%
All other	31	8%
Total	369	100%
Megawatt hours generated
Megawatt hours (“MWh”) generated represents the output of solar energy systems from operating solar energy systems. MWh generated relative to nameplate capacity can vary depending on multiple factors such as design, equipment, location, weather and overall system performance.

	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021	Change
Megawatt hours generated	137,000	109,000	28,000
Megawatt hours generated increased from 109,000 MWh for the three months ended June 30, 2021, to 137,000 MWh for the three months ended June 30, 2022.

	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021	Change
Megawatt hours generated	223,000	172,000	51,000
Megawatt hours generated increased from 172,000 MWh for the six months ended June 30, 2021, to 223,000 MWh for the six months ended June 30, 2022.
Non-GAAP financial measures
Adjusted EBITDA
We define adjusted EBITDA as net income plus net interest expense, depreciation, amortization and accretion expense, income tax expense, acquisition and entity formation costs, non-cash compensation expense, and excluding the effect of certain non-recurring items we do not consider to be indicative of our ongoing operating performance such as, but not limited to, gain or loss on fair value remeasurement of contingent consideration, change in fair value of redeemable warrant liability, change in fair value of alignment shares liability, and other miscellaneous items of other income and expenses.
We define adjusted EBITDA margin as adjusted EBITDA divided by operating revenues.
Adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures that we use to measure our performance. We believe that investors and analysts also use adjusted EBITDA in evaluating our operating performance. This measurement is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The GAAP measure most directly comparable to adjusted EBITDA is net income and to adjusted EBITDA margin is net income over operating revenues. The presentation of adjusted EBITDA and adjusted EBITDA margin should not be construed to suggest that our future results will be unaffected by non-cash or non-recurring items. In addition, our calculation of adjusted EBITDA and adjusted EBITDA margin are not necessarily comparable to adjusted EBITDA as calculated by other companies and investors and analysts should read carefully the components of our calculations of these non-GAAP financial measures.
We believe adjusted EBITDA is useful to management, investors and analysts in providing a measure of core financial performance adjusted to allow for comparisons of results of operations across reporting periods on a consistent basis. These adjustments are intended to exclude items that are not indicative of the ongoing operating performance of the business. Adjusted EBITDA is also used by our management for internal planning purposes, including our consolidated operating budget, and by our board of directors in setting performance-based compensation targets. Adjusted EBITDA should not be considered an alternative to but viewed in conjunction with GAAP results, as we believe it provides a more complete understanding of ongoing business performance and trends than GAAP measures alone. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

	Year Ended December 31,
	2021	2020
	(in thousands)
Reconciliation of Net income (loss) to Adjusted EBITDA:
Net income (loss)	$13,005	$(1,887)
Income tax expense	295	83
Interest expense, net	19,933	14,073
Depreciation, amortization and accretion expense	20,967	11,932
Non-cash compensation expense	148	82
Acquisition and entity formation costs	1,489	1,015
Gain on fair value remeasurement of contingent consideration	(2,800)	-
Gain on disposal of property, plant and equipment	(12,842)	-
Change in fair value of redeemable warrant liability	2,332	-
Change in fair value of alignment shares liability	(5,013)	-
Loss on extinguishment of debt	3,245	-
Other expense, net	245	258
Adjusted EBITDA	$41,004	$25,556

Adjusted EBITDA margin	57%	56%

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in thousands)		(in thousands)
Reconciliation of Net income (loss) to Adjusted EBITDA:
Net income (loss)	$21,574	$(440)	$81,709	$(177)
Income tax expense	707	2,092	584	1,055
Interest expense, net	5,173	4,826	10,111	8,739
Depreciation, amortization and accretion expense	6,863	4,470	13,685	8,858
Stock-based compensation	2,657	37	3,962	77
Acquisition and entity formation costs	52	85	346	232
Gain on fair value of contingent consideration, net	(1,140)	(775)	(971)	(2,050)
Change in fair value of redeemable warrant liability	(4,659)	-	(23,117)	-
Change in fair value of alignment shares liability	(16,705)	-	(63,051)	-
Other income, net	(608)	(138)	(593)	(249)
Adjusted EBITDA	$13,914	$10,157	$22,665	$16,485

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
			(in thousands)
Reconciliation of Adjusted EBITDA margin:
Adjusted EBITDA	$13,914	$10,157	$22,665	$16,485
Operating revenues, net	24,762	17,613	43,961	30,084
Adjusted EBITDA margin	56%	58%	52%	55%

Components of results of operations
We derive our operating revenues principally from PPAs, net metering credit agreements (“NMCAs”), SRECs, and performance-based incentives. Approximately 60% of our combined PPAs and NMCAs are variable-rate contracts, 15% are fixed-rate contracts with escalators, and 25% are fixed-rate contracts.
Revenue under power purchase agreements. A portion of our power sales revenues is earned through the sale of energy (based on kilowatt hours) pursuant to the terms of PPAs. Our PPAs typically have fixed or floating rates and are generally invoiced monthly. We applied the practical expedient allowing us to recognize revenue in the amount that we have a right to invoice which is equal to the volume of energy delivered multiplied by the applicable contract rate. As of June 30, 2022, PPAs have a weighted-average remaining life of 14 years.
Revenue from net metering credit agreements. A portion of our power sales revenues are obtained through the sale of net metering credits under NMCAs. Net metering credits are awarded to us by the local utility based on kilowatt hour generation by solar energy facilities, and the amount of each credit is determined by the utility’s applicable tariff. We currently receive net metering credits from various utilities including Eversource Energy, National Grid Plc, and Xcel Energy. There are no direct costs associated with net metering credits, and therefore, they do not receive an allocation of costs upon generation. Once awarded, these credits are then sold to third party offtakers pursuant to the terms of the offtaker agreements. We view each net metering credit in these arrangements as a distinct performance obligation satisfied at a point in time. Generally, the customer obtains control of net metering credits at the point in time when the utility assigns the generated credits to our account, who directs the utility to allocate to the customer based upon a schedule. The transfer of credits by us to the customer can be up to one month after the underlying power is generated. As a result, revenue related to NMCA is recognized upon delivery of net metering credits by us to the customer. As of June 30, 2022, NMCAs have a weighted-average remaining life of 18 years.
SREC revenue. We apply for and receive SRECs in certain jurisdictions for power generated by solar energy systems we own. The quantity of SRECs is based on the amount of energy produced by our qualifying generation facilities. SRECs are sold pursuant to agreements with third parties, who typically require SRECs to comply with state-imposed renewable portfolio standards. Holders of SRECs may benefit from registering the credits in their name to comply with these state-imposed requirements, or from selling SRECs to a party that requires additional SRECs to meet its compliance obligations. We receive SRECs from various state regulators including New Jersey Board of Public Utilities, Massachusetts Department of Energy Resources, and Maryland Public Service Commission. There are no direct costs associated with SRECs and therefore, they do not receive an allocation of costs upon generation. The majority of individual SREC sales reflect a fixed quantity and fixed price structure over a specified term. We typically sell SRECs to different customers from those purchasing the energy under PPAs. We believe the sale of each SREC is a distinct performance obligation satisfied at a point in time and that the performance obligation related to each SREC is satisfied when each SREC is delivered to the customer.
Rental income. A portion of our energy revenue is derived from long-term PPAs accounted for as operating leases under Accounting Standards Codification (“ASC”) 840, Leases. Rental income under these lease agreements is recorded as revenue when the electricity is delivered to the customer.
Performance-based incentives. Many state governments, utilities, municipal utilities and co-operative utilities offer a rebate or other cash incentive for the installation and operation of a renewable energy facility. Up-front rebates provide funds based on the cost, size or expected production of a renewable energy facility. Performance-based incentives provide cash payments to a system owner based on the energy generated by its renewable energy facility during a pre-determined period, and they are paid over that time period. We recognize revenue from state and utility incentives at the point in time in which they are earned.
Other revenue. Other revenue consists primarily of sales of power on wholesale electricity market which are recognized in revenue upon delivery.
Cost of operations (exclusive of depreciation and amortization). Cost of operations primarily consists of operations and maintenance expense, site lease expense, insurance premiums, property taxes and other miscellaneous costs associated with the operations of solar energy facilities. Altus expects its cost of operations to continue to grow in conjunction with its business growth. These costs as a percentage of revenue will decrease over time, offsetting efficiencies and economies of scale with inflationary increases of certain costs.
General and administrative. General and administrative expenses consist primarily of salaries, bonuses, benefits and all other employee-related costs, including stock-based compensation, professional fees related to legal, accounting, human resources, finance and training, information technology and software services, marketing and communications, travel and rent and other office-related expenses.
We expect increased general and administrative expenses as we continue to grow our business but to decrease over time as a percentage of revenue. We also expect to incur additional expenses as a result of operating as a public company, including expenses necessary to comply with the rules and regulations applicable to companies listed on a national securities exchange and related to compliance and reporting obligations pursuant to the rules and regulations of the SEC. Further, we expect to incur higher expenses for investor relations, accounting advisory, directors’ and officers’ insurance, and other professional services.
Depreciation, amortization and accretion expense. Depreciation expense represents depreciation on solar energy systems that have been placed in service. Depreciation expense is computed using the straight-line composite method over the estimated useful lives of assets. Leasehold improvements are depreciated over the shorter of the estimated useful lives or the remaining term of the lease. Amortization includes third party costs necessary to enter into site lease agreements, third party costs necessary to acquire PPA and NMCA customers and favorable and unfavorable rate revenues contracts. Third party costs necessary to enter into site lease agreements are amortized using the straight-line method ratably over 15-30 years based upon the term of the individual site leases. Third party costs necessary to acquire PPAs and NMCA customers are amortized using the straight-line method ratably over 15-25 years based upon the term of the customer contract. Estimated fair value allocated to the favorable and unfavorable rate PPAs and REC agreements are amortized using the straight-line method over the remaining non-cancelable terms of the respective agreements. Accretion expense includes over time increase of asset retirement obligations associated with solar energy facilities.
Acquisition and entity formation costs. Acquisition and entity formation costs represent costs incurred to acquire businesses and form new legal entities. Such costs primarily consist of professional fees for banking, legal, accounting and appraisal services.
Fair value remeasurement of contingent consideration. In connection with the Solar Acquisition (as defined in Note 7, “Acquisitions,” to our audited consolidated annual financial statements included elsewhere in this prospectus supplement), contingent consideration of up to an aggregate of $10.5 million may be payable upon achieving certain market power rates and actual power volumes generated by the acquired solar energy facilities. We estimated the fair value of the contingent consideration for future earnout payments using a Monte Carlo simulation model. Significant assumptions used in the measurement include the estimated volumes of power generation of acquired solar energy facilities during the 18-36-month period since the acquisition date, market power rates during the 36-month period, and the risk-adjusted discount rate associated with the business.
Stock-based compensation. Stock-based compensation expense is recognized for awards granted under the Legacy Incentive Plans and Omnibus Incentive Plan, as defined in Note 17, “Stock-Based Compensation,” to our condensed consolidated financial statements included elsewhere in this prospectus supplement.
Gain on disposal of property, plant and equipment. In connection with the Johnston Disposal (as defined in Note 5, “Property, Plant and Equipment,” to our audited consolidated annual financial statements included elsewhere in this prospectus supplement), we recognized a gain on disposal of property, plant and equipment of $12.8 million, which represents the excess of the consideration received over the carrying value of the net assets and liabilities of the disposed subsidiary.
Change in fair value of Redeemable Warrant liability. In connection with the Merger, we assumed a redeemable warrant liability composed of the Redeemable Warrants and and the Private Placement Warrants. Redeemable Warrant Liability was remeasured as of December 31, 2021, and the resulting loss was included in the consolidated statements of operations. As our Redeemable Warrants (other than the Private Placement Warrants) continue to trade separately on the NYSE following the Merger, we determine the fair value of the Redeemable Warrants based on the quoted trading price of those warrants. The Private Placement Warrants have the same redemption and make-whole provisions as the Redeemable Warrants. Therefore, the fair value of the Private Placement Warrants is equal to the Redeemable Warrants. We determine the fair value of the Redeemable Warrants, including Private Placement Warrants, based on the quoted trading price of the Redeemable Warrants.
Change in fair value of Alignment Shares. Alignment shares represent Class B common stock of the Company which were issued in connection with the Merger. Alignment Shares are accounted for as liability-classified derivatives, which were remeasured as of June 30, 2022, and the resulting gain was included in the consolidated statements of operations. We estimate the fair value of outstanding Alignment Shares using a Monte Carlo simulation valuation model utilizing a distribution of potential outcomes based on a set of underlying assumptions such as stock price, volatility, and risk-free interest rates.
Other (income) expense, net. Other income and expenses primarily represent state grants and other miscellaneous items.
Interest expense, net. Interest expense, net represents interest on our borrowings under our various debt facilities, amortization of debt discounts and deferred financing costs, and unrealized gains and losses on interest rate swaps.
Loss on extinguishment of debt. Loss on extinguishment of debt represents the premium paid on early redemption related to the redemption of a portion of the Rated Term Loan (as defined in Note 9, “Debt and Derivatives,” to our audited consolidated annual financial statements included elsewhere in this prospectus supplement) and the write off of the unamortized deferred financing costs.
Income tax (expense) benefit. We account for income taxes under ASC 740, Income Taxes. As such, we determine deferred tax assets and liabilities based on temporary differences resulting from the different treatment of items for tax and financial reporting purposes. We measure deferred tax assets and liabilities using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. Additionally, we must assess the likelihood that deferred tax assets will be recovered as deductions from future taxable income. We have a partial valuation allowance on our deferred state tax assets because we believe it is more likely than not that a portion of our deferred state tax assets will not be realized. We evaluate the recoverability of our deferred tax assets on a quarterly basis.
As of December 31, 2021, we had federal NOLs of $177.4 million available to offset future federal taxable income which will begin to expire in 2034. We have NOLs of $140.4 million, which can be carried forward indefinitely. As of December 31, 2020, we had state NOLs of $80.3 million which will begin to expire in 2022, if not utilized. Deferred tax assets associated with state net operating losses that we believe are more likely than not to expire unutilized have been fully offset by a valuation allowance of $0.6 million and $0.3 million as of December 31, 2021 and December 31, 2020, respectively.
Net loss attributable to noncontrolling interests and redeemable noncontrolling interests. Net loss attributable to noncontrolling interests and redeemable noncontrolling interests represents third-party interests in the net income or loss of certain consolidated subsidiaries based on Hypothetical Liquidation at Book Value (“HLBV”).

Results of operations - year ended December 31, 2021 compared to year ended December 31, 2020

	For the Year Ended December 31,		Change
	2021	2020	$	%
	(in thousands)
Operating revenues, net	$71,800	$45,278	$26,522	58.6%
Operating expenses
Cost of operations (exclusive of depreciation and amortization shown separately below)	14,029	9,661	4,368	45.2%
General and administrative	16,915	10,143	6,772	66.8%
Depreciation, amortization and accretion expense	20,967	11,932	9,035	75.7%
Acquisition and entity formation costs	1,489	1,015	474	46.7%
Gain on fair value remeasurement of contingent consideration	(2,800)	—	(2,800)	-100.0%
Gain on disposal of property, plant and equipment	(12,842)	—	(12,842)	-100.0%
Total operating expenses	$37,758	$32,751	$5,007	15.3%
Operating income	34,042	12,527	21,515	171.7%
Other (income) expenses
Change in fair value of redeemable warrant liability	2,332	—	2,332	100.0%
Change in fair value of alignment shares	(5,013)	—	(5,013)	-100.0%
Other income, net	245	258	(13)	-5.0%
Interest expense, net	19,933	14,073	5,860	41.6%
Loss on extinguishment of debt	3,245	—	3,245	100.0%
Total other expenses	$20,742	$14,331	$6,411	44.7%
Income (loss) before income tax expense	$13,300	$(1,804)	15,104	-837.3%
Income tax expense	(295)	(83)	(212)	255.4%
Net income (loss)	$13,005	$(1,887)	$14,892	-789.2%
Net income (loss) attributable to noncontrolling interests and redeemable noncontrolling interests	7,099	(8,680)	15,779	-181.8%
Net income attributable to Altus Power, Inc.	$5,906	$6,793	$(887)	-13.1%
Net income per share attributable to common stockholders
Basic	$0.06	$0.08	$(0.02)	-26.5%
Diluted	$0.06	$0.07	$(0.01)	-18.2%
Weighted average shares used to compute net income per share attributable to common stockholders
Basic	92,751,839	88,741,089	4,011	4.5%
Diluted	96,603,428	90,858,718	5,745	6.3%

Operating revenues

	For the Year Ended December 31,		Change
	2021	2020	Change	%
	(in thousands)
Revenue under power purchase agreements	$15,731	$11,639	$4,092	35.2%
Revenue from net metering credit agreements	23,029	12,171	10,858	89.2%
Solar renewable energy certificate revenue	28,271	18,870	9,401	49.8%
Rental income	2,114	259	1,855	716.2%
Performance-based incentives	1,680	2,093	(413)	(19.7)%
Other revenue	975	246	729	296.3%
Total	$71,800	$45,278	$26,522	58.6%
Operating revenues, net increased by $26.5 million, or 58.6%, for the year ended December 31, 2021 compared to the year ended December 31, 2020, primarily due to the increased number of solar energy facilities as a result of acquisitions and facilities placed in service during 2021.
Cost of operations

	For the Year Ended December 31,		Change
	2021	2020	$	%
	(in thousands)
Cost of operations (exclusive of depreciation and amortization shown separately below)	$14,029	$9,661	$4,368	45.2%
Cost of operations increased by $4.4 million, or 45.2%, during the year ended December 31, 2021 as compared to the year ended December 31, 2020, primarily due to the increased number of solar energy facilities as a result of acquisitions and facilities placed in service during 2021.
General and administrative

	For the Year Ended December 31,		Change
	2021	2020	$	%
	(in thousands)
General and administrative	$16,915	$10,143	$6,772	66.8%
General and administrative expense increased by $6.8 million, or 66.8%, during the year ended December 31, 2021 as compared to the year ended December 31, 2020, primarily due to increase in general personnel costs resulting from increased headcount in multiple job functions.
Depreciation, amortization and accretion expense

	For the Year Ended December 31,		Change
	2021	2020	$	%
	(in thousands)
Depreciation, amortization and accretion expense	$20,967	$11,932	$9,035	75.7%
Depreciation, amortization and accretion expense increased by $9.0 million, or 75.7%, during the year ended December 31, 2021 as compared to the year ended December 31, 2020, primarily due to the increased number of solar energy facilities as a result of acquisitions and facilities placed in service during 2021.

Acquisition and entity formation costs

	For the Year Ended December 31,		Change
	2021	2020	$	%
	(in thousands)
Acquisition and entity formation costs	$1,489	$1,015	$474	46.7%
Acquisition and entity formation increased by $0.5 million, or 46.7% during the year ended December 31, 2021 as compared to the year ended December 31, 2020, primarily due to the TrueGreen Acquisition (as defined in Note 7, “Acquisitions,” to our audited consolidated annual financial statements included elsewhere in this prospectus supplement) completed on August 25, 2021.
Gain on fair value remeasurement of contingent consideration

	For the Year Ended December 31,		Change
	2021	2020	$	%
	(in thousands)
Gain on fair value remeasurement of contingent consideration	$2,800	$-	$2,800	100.0%
Gain on fair value remeasurement of contingent consideration is associated with the Solar Acquisition completed on December 22, 2020. Gain on fair value remeasurement was recorded for the year ended December 31, 2021 due to changes in significant assumptions used in the measurement, including the estimated volumes of power generation of acquired solar energy facilities and market power rates.
Gain on disposal of property, plant and equipment

	For the Year Ended December 31,		Change
	2021	2020	$	%
	(in thousands)
Gain on disposal of property, plant and equipment	$12,842	$-	$12,842	100.0%
Gain on disposal of property, plant and equipment is associated with the Johnston Disposal which occurred on November 19, 2021. The gain was calculated as the excess of the consideration received over the carrying value of the net assets and liabilities of the disposed subsidiary.
Change in fair value of redeemable warrant liability

	For the Year Ended December 31,		Change
	2021	2020	$	%
	(in thousands)
Change in fair value of redeemable warrant liability	$2,332	$-	$2,332	100.0%
In connection with the Merger, we assumed a redeemable warrant liability which was remeasured as of December 31, 2021, and the resulting loss was included in the consolidated statements of operations.
Change in fair value of Alignment Shares

	For the Year Ended December 31,		Change
	2021	2020	$	%
	(in thousands)
Change in fair value of Alignment Shares	$5,013	$-	$5,013	100.0%

In connection with the Merger, we assumed a liability related to Alignment Shares, which was remeasured as of December 31, 2021, and the resulting gain was included in the consolidated statements of operations.
Other expense, net

	For the Year Ended December 31,		Change
	2021	2020	$	%
	(in thousands)
Other expense, net	$245	$258	$(13)	(5.0)%
Other income remained flat during the year ended December 31, 2021 as compared to the year ended December 31, 2020, primarily due to $1.2 million of financing costs related to the modified portion of the Amended Rated Term Loan (as defined in Note 9, “Debt and Derivatives,” to our audited consolidated annual financial statements included elsewhere in this prospectus supplement). Overall increase of other expenses was partially offset by $1 million of miscellaneous other income items.
Interest expense, net

	For the Year Ended December 31,		Change
	2021	2020	$	%
	(in thousands)
Interest expense, net	$19,933	$14,073	$5,860	41.6%
Interest expense increased by $5.9 million, or 41.6%, during the year ended December 31, 2021 as compared to the year ended December 31, 2020, primarily due to the increase of outstanding debt held by the Company during these periods, but offset by a lower blended interest rate on the Amended Rated Term Loan.
Loss on extinguishment of debt

	For the Year Ended December 31,		Change
	2021	2020	$	%
	(in thousands)
Loss on extinguishment of debt	$3,245	$-	$3,245	100.0%
Loss on extinguishment of debt recognized by the Company during the year ended December 31, 2021, was associated with the Rated Term Loan that we refinanced on August 25, 2021. The Amended Rated Term Loan added an additional $135.6 million to the facility and reduced a weighted average annual fixed rate from 3.70% to 3.51%. In conjunction with the refinancing, a portion of the Amended Rated Term Loan was extinguished. As a result, we expensed unamortized deferred financing costs of $1.8 million and $1.4 million premium paid on early redemption.
Income tax expense

	For the Year Ended December 31,		Change
	2021	2020	$	%
	(in thousands)
Income tax expense	$(295)	$(83)	$(212)	255.4%
For the year ended December 31, 2021, we recorded an income tax expense of $0.3 million in relation to a pretax income of $13.3 million, which resulted in an effective income tax rate of 2.2%. The effective income tax rate was primarily impacted by $1.1 million of the state income tax expense, $0.3 million of valuation allowance on state net operating losses, $1.5 million of income tax benefit due to income attributable to noncontrolling interests and $1.7 million of income tax benefit on transaction costs associated with the Merger.

For the year ended December 31, 2020, we recorded an income tax expense of $0.1 million in relation to a pretax loss of $1.8 million, which resulted in an effective income tax rate of negative 4.6%. Effective income tax rate was primarily impacted by $1.8 million of income tax expense due to net losses attributable to noncontrolling interests, $1.7 million of state income tax expense, and $0.3 million of valuation allowance on state net operating losses.
Net income (loss) attributable to redeemable noncontrolling interests and noncontrolling interests
For the year ended December 31, 2021, we recorded net income attributable to redeemable noncontrolling interests and noncontrolling interests of $7.1 million, compared to net loss attributable to redeemable noncontrolling interests and noncontrolling interests of $8.7 million for the year ended December 31, 2020. Net income attribution during the year ended December 31, 2021, comparing to net loss attribution for the year ended December 31, 2020, was primarily driven by the Johnston Disposal in November 2021 and the attribution of the gain on disposal of property, plant and equipment to a noncontrolling interest holder.

Results of operations - three months ended June 30, 2022, compared to three months ended June 30, 2021 (unaudited)

	Three Months Ended June 30,		Change
	2022	2021	$	%
	(in thousands)
Operating revenues, net	$24,762	$17,613	$7,149	40.6%
Operating expenses
Cost of operations (exclusive of depreciation and amortization shown separately below)	4,290	3,236	1,054	32.6%
General and administrative	6,558	4,220	2,338	55.4%
Depreciation, amortization and accretion expense	6,863	4,470	2,393	53.5%
Acquisition and entity formation costs	52	85	(33)	(38.8)%
Gain on fair value remeasurement of contingent consideration, net	(1,140)	(775)	(365)	47.1%
Stock-based compensation	2,657	37	2,620	7,081.1%
Total operating expenses	$19,280	$11,273	$8,007	71.0%
Operating income	5,482	6,340	(858)	(13.5)%
Other (income) expense
Change in fair value of redeemable warrant liability	(4,659)	-	(4,659)	100.0%
Change in fair value of alignment shares liability	(16,705)	-	(16,705)	100.0%
Other income, net	(608)	(138)	(470)	340.6%
Interest expense, net	5,173	4,826	347	7.2%
Total other (income) expense	$(16,799)	$4,688	$(21,487)	(458.3)%
Income before income tax expense	$22,281	$1,652	$20,629	1,248.7%
Income tax expense	(707)	(2,092)	1,385	(66.2)%
Net income (loss)	$21,574	$(440)	$22,014	(5,003.2)%
Net (loss) income attributable to noncontrolling interests and redeemable noncontrolling interests	(2,541)	749	(3,290)	(439.3)%
Net income (loss) attributable to Altus Power, Inc.	$24,115	$(1,189)	$25,304	(2,128.2)%
Net income (loss) per share attributable to common stockholders
Basic	$0.16	$(0.01)	$0.17	(1,264.7)%
Diluted	$0.16	$(0.01)	$0.17	(1,259.8)%
Weighted average shares used to compute net income (loss) per share attributable to common stockholders
Basic	153,310,068	88,741,089	64,568,979	72.8%
Diluted	153,954,843	88,741,089	65,213,754	73.5%

Operating revenues, net

	Three Months Ended June 30,		Change
	2022	2021	Change	%
	(in thousands)
Revenue under power purchase agreements	$6,730	$4,653	$2,077	44.6%
Revenue from net metering credit agreements	7,822	7,155	667	9.3%
Solar renewable energy certificate revenue	7,975	4,900	3,075	62.8%
Rental income	785	539	246	100.0%
Performance-based incentives	295	260	35	13.5%
Other revenue	1,155	106	1,049	989.6%
Total	$24,762	$17,613	$7,149	40.6%
Operating revenues, net increased by $7.1 million, or 40.6%, for the three months ended June 30, 2022, compared to the three months ended June 30, 2021, primarily due to the increased volume of generated electricity as a result of solar energy facilities acquired and placed in service subsequent to June 30, 2021. We have three main sources of revenue including via power purchase agreements, net metering credit agreements, and the sale of SRECs. The revenue streams from PPAs and NMCAs vary slightly in how the customers are billed and in which states the projects earn credits, but both are products of our 20+ year contracts with our customers who purchase power from our projects. Also, we have no NMCAs in states where high-profile net energy metering proceedings are occurring, which are focused on utility rate design.
Cost of operations

	Three Months Ended June 30,		Change
	2022	2021	$	%
	(in thousands)
Cost of operations (exclusive of depreciation and amortization shown separately below)	$4,290	$3,236	$1,054	32.6%
Cost of operations increased by $1.1 million, or 32.6%, during the three months ended June 30, 2022 as compared to the three months ended June 30, 2021, primarily due to the increased number of solar energy facilities as a result of acquisitions and facilities placed in service subsequent to June 30, 2021.
General and administrative

	Three Months Ended June 30,		Change
	2022	2021	$	%
	(in thousands)
General and administrative	$6,558	$4,220	$2,338	55.4%
General and administrative expense increased by $2.3 million, or 55.4%, during the three months ended June 30, 2022 as compared to the three months ended June 30, 2021, primarily due to increase in general personnel costs resulting from increased headcount in multiple job functions and costs associated with operating as a public company.

Depreciation, amortization and accretion expense

	Three Months Ended June 30,		Change
	2022	2021	$	%
	(in thousands)
Depreciation, amortization and accretion expense	$6,863	$4,470	$2,393	53.5%
Depreciation, amortization and accretion expense increased by $2.4 million, or 53.5%, during the three months ended June 30, 2022 as compared to the three months ended June 30, 2021, primarily due to the increased number of solar energy facilities as a result of acquisitions and facilities placed in service subsequent to June 30, 2021.
Acquisition and entity formation costs

	Three Months Ended June 30,		Change
	2022	2021	$	%
	(in thousands)
Acquisition and entity formation costs	$52	$85	$(33)	(38.8)%
Acquisition and entity formation costs decreased by 38.8% during the three months ended June 30, 2022, as compared to the three months ended June 30, 2021, primarily due to higher costs associated with the Merger and other acquisitions in the prior period.
Gain on fair value remeasurement of contingent consideration, net

	Three Months Ended June 30,		Change
	2022	2021	$	%
	(in thousands)
Gain on fair value remeasurement of contingent consideration, net	$(1,140)	$(775)	$(365)	47.1%
Gain on fair value remeasurement of contingent consideration, net is primarily associated with the Solar Acquisition (as defined in Note 7, “Acquisitions,” to our audited consolidated annual financial statements included in this prospectus supplement) completed on December 22, 2020. Gain on fair value remeasurement was recorded for the three months ended June 30, 2022 and 2021, due to changes in the values of significant assumptions used in the measurement, including the estimated volumes of power generation of acquired solar energy facilities.
Stock-based compensation

	Three Months Ended June 30,		Change
	2022	2021	$	%
	(in thousands)
Stock-based compensation	$2,657	$37	$2,620	7,081.1%
Stock-based compensation increased by $2.6 million during the three months ended June 30, 2022, as compared to the three months ended June 30, 2021, primarily due to restricted stock units granted under the Omnibus Incentive Plan (as defined in Note 17, “Stock-Based Compensation,” to our condensed consolidated financial statements included elsewhere in this prospectus supplement), which was adopted on July 12, 2021.

Change in fair value of redeemable warrant liability

	Three Months Ended June 30,		Change
	2022	2021	$	%
	(in thousands)
Change in fair value of redeemable warrant liability	$(4,659)	$-	$(4,659)	100.0%
In connection with the Merger, we assumed a redeemable warrant liability which was remeasured as of June 30, 2022, and the resulting gain was included in the consolidated statement of operations. The gain was primarily driven by the decrease in the quoted price of the Redeemable Warrants as of June 30, 2022, compared to December 31, 2021.
Change in fair value of Alignment Shares liability

	Three Months Ended June 30,		Change
	2022	2021	$	%
	(in thousands)
Change in fair value of Alignment Shares liability	$(16,705)	$-	$(16,705)	100.0%
In connection with the Merger, we assumed a liability related to Alignment Shares, which was remeasured as of June 30, 2022, and the resulting gain was included in the consolidated statement of operations. The gain was primarily driven by the decrease in our stock price as of June 30, 2022, compared to December 31, 2021.
Other income, net

	Three Months Ended June 30,		Change
	2022	2021	$	%
	(in thousands)
Other income, net	$(608)	$(138)	$(470)	340.6%
Other expense increased by $0.5 million during the three months ended June 30, 2022, as compared to the three months ended June 30, 2021, primarily due to increases in miscellaneous income items.
Interest expense, net

	Three Months Ended June 30,		Change
	2022	2021	$	%
	(in thousands)
Interest expense, net	$5,173	$4,826	$347	7.2%
Interest expense increased by $0.3 million, or 7.2%, during the three months ended June 30, 2022, as compared to the three months ended June 30, 2021, primarily due to the increase of outstanding debt held by the Company during these periods but offset by a lower blended interest rate on the Amended Rated Term Loan Facility.

Income tax expense

	Three Months Ended June 30,		Change
	2022	2021	$	%
	(in thousands)
Income tax expense	$(707)	$(2,092)	$1,385	(66.2)%
For the three months ended June 30, 2022, we recorded an income tax expense of $0.7 million in relation to pretax income of $22.3 million, which resulted in an effective income tax rate of 3.2%. The effective income tax rate was primarily impacted by $4.3 million of income tax benefit related to fair value adjustments on Redeemable Warrants and Alignment Shares, $0.2 million of income tax expense from net losses attributable to noncontrolling interests and redeemable noncontrolling interests, and $0.1 million of state income tax expense.
Related to the $4.3 million of income tax benefit, we have issued Redeemable Warrants and Alignment Shares. These awards are liability classified awards, and, as such, they are required to be remeasured to fair value each reporting period with the change in value included in operating income. The Redeemable Warrants and Alignment Shares are considered equity awards for U.S. tax purposes. Therefore, the change in value does not result in taxable income or deduction. The change in fair value results in a permanent tax difference which impacts our estimated annual effective tax rate.
For the three months ended June 30, 2021, we recorded an income tax expense of $2.1 million in relation to a pretax income of $1.7 million, which resulted in an effective income tax rate of 126.6%. The effective income tax rate was primarily impacted by $1.0 million of income tax expense due to net losses attributable to noncontrolling interests and redeemable noncontrolling interests, $0.3 million of state income tax expense, and $0.5 million of income tax expense associated with the remeasurement of contingent consideration.
Net (loss) income attributable to redeemable noncontrolling interests and noncontrolling interests

	Three Months Ended June 30,		Change
	2022	2021	$	%
	(in thousands)
Net (loss) income attributable to noncontrolling interests and redeemable noncontrolling interests	$(2,541)	$749	$(3,290)	(439.3)%
Net loss attributable to redeemable noncontrolling interests and noncontrolling interests was $2.5 million during the three months ended June 30, 2022, as compared to net income attributable to redeemable noncontrolling interests and noncontrolling interests of $0.7 million for the three months ended June 30, 2021, primarily due to additional funding provided by a tax equity investor and reduced recapture periods for investment tax credits.

Results of operations - six months ended June 30, 2022, compared to six months ended June 30, 2021 (unaudited)

	Six Months Ended June 30,		Change
	2022	2021	$	%
	(in thousands)
Operating revenues, net	$43,961	$30,084	$13,877	46.1%
Operating expenses
Cost of operations (exclusive of depreciation and amortization shown separately below)	8,354	6,156	2,198	35.7%
General and administrative	12,942	7,443	5,499	73.9%
Depreciation, amortization and accretion expense	13,685	8,858	4,827	54.5%
Acquisition and entity formation costs	346	232	114	49.1%
Gain on fair value remeasurement of contingent consideration, net	(971)	(2,050)	1,079	(52.6)%
Stock-based compensation	3,962	77	3,885	5,045.5%
Total operating expenses	$38,318	$20,716	$17,602	85.0%
Operating income	5,643	9,368	(3,725)	(39.8)%
Other (income) expense
Change in fair value of redeemable warrant liability	(23,117)	-	(23,117)	100.0%
Change in fair value of alignment shares liability	(63,051)	-	(63,051)	100.0%
Other income, net	(593)	(249)	(344)	138.2%
Interest expense, net	10,111	8,739	1,372	15.7%
Total other (income) expense	$(76,650)	$8,490	$(85,140)	(1,002.8)%
Income before income tax expense	$82,293	$878	$81,415	9,272.8%
Income tax expense	(584)	(1,055)	471	(44.6)%
Net income (loss)	$81,709	$(177)	$81,886	(46,263.3)%
Net (loss) income attributable to noncontrolling interests and redeemable noncontrolling interests	(2,825)	50	(2,875)	(5750.0)%
Net income (loss) attributable to Altus Power, Inc.	$84,534	$(227)	$84,761	(37,339.6)%
Net income (loss) per share attributable to common stockholders
Basic	$0.55	$—	$0.55	(21,530.5)%
Diluted	$0.55	$—	$0.55	(21,421.2)%
Weighted average shares used to compute net income (loss) per share attributable to common stockholders
Basic	152,988,078	88,741,089	64,246,989	72.4%
Diluted	153,771,992	88,741,089	65,030,903	73.3%

Operating revenues, net

	Six Months Ended June 30,		Change
	2022	2021	Change	%
	(in thousands)
Revenue under power purchase agreements	$10,912	$7,784	$3,128	40.2%
Revenue from net metering credit agreements	11,722	10,465	1,257	12.0%
Solar renewable energy certificate revenue	17,506	10,099	7,407	73.3%
Rental income	1,429	760	669	88.0%
Performance-based incentives	654	811	(157)	(19.4)%
Other revenue	1,738	165	1,573	953.3%
Total	$43,961	$30,084	$13,877	46.1%
Operating revenues, net increased by $13.9 million, or 46.1%, for the six months ended June 30, 2022, compared to the six months ended June 30, 2021, primarily due to the increased volume of generated electricity as a result of solar energy facilities acquired and placed in service subsequent to June 30, 2021. We have three main sources of revenue including power purchase agreements, net metering credit agreements, and the sale of SRECs. The revenue streams from PPAs and NMCAs vary slightly in how the customers are billed and in which states the projects earn credits, but both are products of our 20+ year contracts with our customers who purchase power from our projects. Also the Company has no NMCAs in states where high-profile Net Energy Metering proceedings are occurring, which are focused on utility rate design.
Cost of operations

	Six Months Ended June 30,		Change
	2022	2021	$	%
	(in thousands)
Cost of operations (exclusive of depreciation and amortization shown separately below)	$8,354	$6,156	$2,198	35.7%
Cost of operations increased by $2.2 million, or 35.7%, during the six months ended June 30, 2022 as compared to the six months ended June 30, 2021, primarily due to the increased number of solar energy facilities as a result of acquisitions and facilities placed in service subsequent to June 30, 2021.
General and administrative

	Six Months Ended June 30,		Change
	2022	2021	$	%
	(in thousands)
General and administrative	$12,942	$7,443	$5,499	73.9%
General and administrative expense increased by $5.5 million, or 73.9%, during the six months ended June 30, 2022 as compared to the six months ended June 30, 2021, primarily due to increase in general personnel costs resulting from increased headcount in multiple job functions and costs associated with operating as a public company.

Depreciation, amortization and accretion expense

	Six Months Ended June 30,		Change
	2022	2021	$	%
	(in thousands)
Depreciation, amortization and accretion expense	$13,685	$8,858	$4,827	54.5%
Depreciation, amortization and accretion expense increased by $4.8 million, or 54.5%, during the six months ended June 30, 2022 as compared to the six months ended June 30, 2021, primarily due to the increased number of solar energy facilities as a result of acquisitions and facilities placed in service subsequent to June 30, 2021.
Acquisition and entity formation costs

	Six Months Ended June 30,		Change
	2022	2021	$	%
	(in thousands)
Acquisition and entity formation costs	$346	$232	$114	49.1%
Acquisition and entity formation costs increased by $0.1 million, or 49.1%, during the six months ended June 30, 2022, as compared to the six months ended June 30, 2021, primarily due to costs associated with the Merger.
Gain on fair value remeasurement of contingent consideration, net

	Six Months Ended June 30,		Change
	2022	2021	$	%
	(in thousands)
Gain on fair value remeasurement of contingent consideration, net	$(971)	$(2,050)	$1,079	(52.6)%
Gain on fair value remeasurement of contingent consideration, net is primarily associated with the Solar Acquisition (as defined in Note 7, “Acquisitions,” to our audited consolidated annual financial statements included in this prospectus supplement) completed on December 22, 2020. Gain on fair value remeasurement was recorded for the six months ended June 30, 2022 and 2021, due to changes in the values of significant assumptions used in the measurement, including the estimated volumes of power generation of acquired solar energy facilities.
Stock-based compensation

	Six Months Ended June 30,		Change
	2022	2021	$	%
	(in thousands)
Stock-based compensation	$3,962	$77	$3,885	5,045.5%
Stock-based compensation increased by $3.9 million during the six months ended June 30, 2022, as compared to the six months ended June 30, 2021, primarily due to restricted stock units granted under the Omnibus Incentive Plan (as defined in Note 17, “Stock-Based Compensation,” to our condensed consolidated financial statements included elsewhere in this prospectus supplement), which was adopted on July 12, 2021.

Change in fair value of redeemable warrant liability

	Six Months Ended June 30,		Change
	2022	2021	$	%
	(in thousands)
Change in fair value of redeemable warrant liability	$(23,117)	$-	$(23,117)	100.0%
In connection with the Merger, the Company assumed a redeemable warrant liability which was remeasured as of June 30, 2022, and the resulting gain was included in the consolidated statement of operations. The gain was primarily driven by the decrease in the quoted price of the Company’s Redeemable Warrants as of June 30, 2022, compared to December 31, 2021.
Change in fair value of Alignment Shares liability

	Six Months Ended June 30,		Change
	2022	2021	$	%
	(in thousands)
Change in fair value of Alignment Shares liability	$(63,051)	$-	$(63,051)	100.0%
In connection with the Merger, the Company assumed a liability related to Alignment Shares, which was remeasured as of June 30, 2022, and the resulting gain was included in the consolidated statement of operations. The gain was primarily driven by the decrease in the Company’s stock price as of June 30, 2022, compared to December 31, 2021.
Other income, net

	Six Months Ended June 30,		Change
	2022	2021	$	%
	(in thousands)
Other income, net	$(593)	$(249)	$(344)	138.2%
Other income, net increased by $0.3 million during the six months ended June 30, 2022, as compared to the six months ended June 30, 2021, due to increases in miscellaneous income items.
Interest expense, net

	Six Months Ended June 30,		Change
	2022	2021	$	%
	(in thousands)
Interest expense, net	$10,111	$8,739	$1,372	15.7%
Interest expense increased by $1.4 million, or 15.7%, during the six months ended June 30, 2022, as compared to the six months ended June 30, 2021, primarily due to the increase of outstanding debt held by the Company during these periods but offset by a lower blended interest rate on the Amended Rated Term Loan Facility.

Income tax expense

	Six Months Ended June 30,		Change
	2022	2021	$	%
	(in thousands)
Income tax expense	$(584)	$(1,055)	$471	(44.6)%
For the six months ended June 30, 2022, we recorded an income tax expense of $0.6 million in relation to pretax income of $82.3 million, which resulted in an effective income tax rate of 0.7%. The effective income tax rate was primarily impacted by $19.0 million of income tax benefit related to fair value adjustments on Redeemable Warrants and Alignment Shares, $1.6 million of income tax expense associated with nondeductible compensation, $0.6 million of income tax expense from net losses attributable to noncontrolling interests and redeemable noncontrolling interests, and $0.1 million of state income tax expense.
Related to the $19.0 million of income tax benefit, we have issued Redeemable Warrants and Alignment Shares. These awards are liability classified awards, and, as such, they are required to be remeasured to fair value each reporting period with the change in value included in operating income. The Redeemable Warrants and Alignment Shares are considered equity awards for U.S. tax purposes. Therefore, the change in value does not result in taxable income or deduction. The change in fair value results in a permanent tax difference which impacts our estimated annual effective tax rate.
For the six months ended June 30, 2021, we recorded an income tax expense of $1.1 million in relation to a pretax income of $0.9 million, which resulted in an effective income tax rate of 120.2%. The effective income tax rate was primarily impacted by $0.5 million of income tax expense due to net losses attributable to noncontrolling interests and redeemable noncontrolling interests, $0.2 million of state income tax expense, and $0.3 million of income tax expense associated with the remeasurement of contingent consideration.
Net (loss) income attributable to redeemable noncontrolling interests and noncontrolling interests

	Six Months Ended June 30,		Change
	2022	2021	$	%
	(in thousands)
Net (loss) income attributable to noncontrolling interests and redeemable noncontrolling interests	$(2,825)	$50	$(2,875)	(5750.0)%
Net loss attributable to redeemable noncontrolling interests and noncontrolling interests was $2.8 million during the six months ended June 30, 2022, as compared to net income attributable to redeemable noncontrolling interests and noncontrolling interests of $0.1 million for the six months ended June 30, 2021, primarily due to additional funding provided by a tax equity investor and reduced recapture periods for investment tax credits.
Liquidity and capital resources
As of June 30, 2022, we had total cash and restricted cash of $299.3 million. For a discussion of our restricted cash, see Note 2, “Significant Accounting Policies, Cash, Cash Equivalents, and Restricted Cash,” to our condensed consolidated financial statements included elsewhere in this prospectus supplement.
We seek to maintain diversified and cost-effective funding sources to finance and maintain our operations, fund capital expenditures, including customer acquisitions, and satisfy obligations arising from our indebtedness. Historically, our primary sources of liquidity included proceeds from the issuance of redeemable preferred stock, borrowings under our debt facilities, third party tax equity investors and cash from operations. Additionally, we received cash proceeds of $293 million as a result of the Merger. Our business model requires substantial outside financing arrangements to grow the business and facilitate the deployment of additional solar energy facilities. We will seek to raise additional required capital from borrowings under our existing debt facilities, third party tax equity investors and cash from operations.

The solar energy systems that are in service are expected to generate a positive return rate over the useful life, typically 32 years. Typically, once solar energy systems commence operations, they do not require significant additional capital expenditures to maintain operating performance. However, in order to grow, we are currently dependent on financing from outside parties. We will have sufficient cash and cash flows from operations to meet working capital, debt service obligations, contingencies and anticipated required capital expenditures for at least the next 12 months. However, we are subject to business and operational risks that could adversely affect our ability to raise additional financing. If financing is not available to us on acceptable terms if and when needed, we may be unable to finance installation of our new customers’ solar energy systems in a manner consistent with our past performance, our cost of capital could increase, or we may be required to significantly reduce the scope of our operations, any of which would have a material adverse effect on our business, financial condition, results of operations and prospects. In addition, our tax equity funds and debt instruments impose restrictions on our ability to draw on financing commitments. If we are unable to satisfy such conditions, we may incur penalties for non-performance under certain tax equity funds, experience installation delays, or be unable to make installations in accordance with our plans or at all. Any of these factors could also impact customer satisfaction, our business, operating results, prospects and financial condition.
Contractual obligations and commitments
We enter into service agreements in the normal course of business. These contracts do not contain any minimum purchase commitments. Certain agreements provide for termination rights subject to termination fees or wind down costs. Under such agreements, we are contractually obligated to make certain payments to vendors, mainly, to reimburse them for their unrecoverable outlays incurred prior to cancellation. The exact amounts of such obligations are dependent on the timing of termination, and the exact terms of the relevant agreement and cannot be reasonably estimated. As of June 30, 2022, we do not expect to cancel these agreements.
We have operating leases for land and buildings and have contractual commitments to make payments in accordance with site lease agreements.
Off-balance sheet arrangements
We enter into letters of credit and surety bond arrangements with lenders, local municipalities, government agencies, and land lessors. These arrangements relate to certain performance-related obligations and serve as security under the applicable agreements. As of June 30, 2022, and December 31, 2021, we had outstanding letters of credit and surety bonds totaling $10.7 million. Our outstanding letters of credit are primarily used to fund the debt service reserve account associated with the Amended Rated Term Loan. We believe we will fulfill the obligations under the related arrangements and do not anticipate any material losses under these letters of credit or surety bonds.
Debt
Amended rated term loan facility
As part of the Blackstone Capital Facility, APA Finance, LLC (“APAF”), a wholly owned subsidiary of the Company, entered into a $251.0 million term loan facility with Blackstone Insurance Solutions (“BIS”) through a consortium of lenders, which consists of investment grade-rated Class A and Class B notes (the “Rated Term Loan”).
On August 25, 2021, APAF entered into an Amended and Restated Credit Agreement with Blackstone Alternative Credit Advisors LP (“Blackstone Credit”) and the other lenders party thereto to refinance the Rated Term Loan (hereby referred to as the “Amended Rated Term Loan”). The Amended Rated Term Loan added an additional $135.6 million to the facility, bringing the aggregate facility to $503.0 million. The Amended Rated Term Loan has a weighted average 3.51% annual fixed rate, reduced from the previous weighted average rate of 3.70%, and matures on February 29, 2056 (“Final Maturity Date”).
The Amended Rated Term Loan amortizes at an initial rate of 2.5% of outstanding principal per annum for a period of eight years at which point the amortization steps up to 4% per annum until September 30, 2031 (“Anticipated Repayment Date”). After the Anticipated Repayment Date, the loan becomes fully-amortizing, and all available cash is used to pay down principal until the Final Maturity Date.

As of June 30, 2022, the outstanding principal balance of the Rated Term Loan was $493.5 million less unamortized debt discount and loan issuance costs totaling $8.0 million. As of December 31, 2021, the outstanding principal balance of the Rated Term Loan was $500.0 million less unamortized debt discount and loan issuance costs totaling $8.4 million.
As of June 30, 2022, we were in compliance with all covenants. As of December 31, 2021, we were in compliance with all covenants, except the delivery of the APAF audited consolidated financial statements, for which we obtained a waiver to extend the financial statement reporting deliverable due date. We delivered the audited financial statements on May 25, 2022, before the extended reporting deliverable due date.
Construction loan to term loan facility
On January 10, 2020, APA Construction Finance, LLC (“APACF”) a wholly-owned subsidiary of the Company, entered into a credit agreement with Fifth Third Bank, National Association and Deutsche Bank AG New York Branch to fund the development and construction of future solar facilities (“Construction Loan to Term Loan Facility”). The Construction Loan to Term Loan Facility includes a construction loan commitment of $187.5 million and a letter of credit commitment of $12.5 million, which can be drawn until January 10, 2023.
The construction loan commitment can convert to a term loan upon commercial operation of a particular solar energy facility. In addition, the Construction Loan to Term Loan Facility accrued a commitment fee at a rate equal to 0.50% per year of the daily unused amount of the commitment. As of June 30, 2022, the outstanding principal balances of the construction loan and term loan were zero and $16.2 million, respectively. As of December 31, 2021, the outstanding principal balances of the construction loan and term loan were $5.6 million and $12.3 million, respectively. As of June 30, 2022, and December 31, 2021, we had an unused borrowing capacity of $171.3 million. For the three months ended June 30, 2022, and 2021, we incurred interest costs associated with outstanding construction loans totaling zero and $0.1 million, respectively. For the six months ended June 30, 2022, and 2021, we incurred interest costs associated with outstanding construction loans totaling zero and $0.3 million, respectively. These interest costs were capitalized as part of property, plant and equipment. Also, on October 23, 2020, we entered into an additional letters of credit facility with Fifth Third Bank for the total capacity of $10.0 million. The Construction Loan to Term Loan Facility includes various financial and other covenants for APACF and the Company, as guarantor. As of June 30, 2022, and December 31, 2021, we were in compliance with all covenants.
Financing lease obligations
From time to time, we sell equipment to third parties and enter into master lease agreements to lease the equipment back for an agreed-upon term. Due to certain forms of continuous involvement provided by the master lease agreements, sale leaseback accounting is prohibited under ASC 840. Therefore, we account for these transactions using the financing method by recognizing the sale proceeds as a financing obligation and the assets subject to the sale-leaseback remain on our balance sheet and are being depreciated. The aggregate proceeds have been recorded as long-term debt within the condensed consolidated balance sheets.
As of June 30, 2022 and December 31, 2021, our recorded financing obligations were $36.5 million, net of $1.1 million of deferred transaction costs. Payments of $0.6 million and zero were made under financing lease obligations for the three months ended June 30, 2022, and 2021, respectively. Payments of $0.8 million and zero were made under financing obligations for the six months ended June 30, 2022 and 2021, respectively. Interest expense, inclusive of the amortization of deferred transaction costs, for the three months ended June 30, 2022, and 2021, was $0.4 million and zero, respectively. Interest expense, inclusive of the amortization of deferred transaction costs, for the six months ended June 30, 2022 and 2021, was $0.7 million and zero, respectively.

Cash flows
For the years ended December 31, 2021 and 2020
The following table sets forth the primary sources and uses of cash and restricted cash for each of the periods presented below:

	Year Ended December 31,
	2021	2020
	(in thousands)
Net cash provided by (used in):
Operating activities	$23,704	$12,296
Investing activities	(223,250)	(171,342)
Financing activities	491,661	165,115
Net increase in cash and restricted cash	$292,115	$6,069
Operating activities
During the year ended December 31, 2021, cash provided by operating activities of $23.7 million consisted primarily of net income of $13.0 million adjusted for net non-cash expense of $8.9 million and increase in net liabilities by $1.8 million.
During the year ended December 31, 2020, cash provided by operating activities of $12.3 million consisted primarily of net loss of $1.9 million adjusted for the net non-cash expense of $15.5 million and off-set by an increase in net liabilities by $1.3 million.
Investing activities
During the year ended December 31, 2021, net cash used in investing activities was $223.3 million, consisting of $14.6 million of capital expenditures, $201.2 million of payments to acquire businesses, net of cash and restricted cash acquired, and $27.4 million to acquire renewable energy facilities from third parties, net of cash and restricted cash acquired, partially off-set by $19.9 million of proceeds from the disposal of property, plant and equipment.
During the year ended December 31, 2020, net cash used in investing activities was $171.3 million, consisting of $36.7 million of capital expenditures, $110.7 million of consideration paid, net of cash acquired, for the Solar Acquisition, $23.4 million to acquire renewable energy facilities from third parties, net of cash and restricted cash acquired, $0.9 million for customer and site lease acquisitions, and $0.3 million of other cash receipts from investing activities.
Financing activities
Net cash provided by financing activities was $491.7 million for the year ended December 31, 2021, which consisted primarily of $311.1 million of proceeds from issuance of long-term debt, $637.5 million of proceeds from the Merger, $82.0 million of proceeds from issuance of common stock and Series A preferred stock, and $3.8 million of contributions from noncontrolling interests. Cash provided by financing activities was partially off-set by $160.5 million to repay long-term debt, $2.6 million of debt issuance costs, $1.5 million of debt extinguishment costs, $55.4 million of transaction costs related to the Merger, $290.0 million of repayment of Series A preferred stock, $22.2 million of paid dividends and commitment fees on Series A preferred stock, $5.3 million paid to redeem noncontrolling interests, and $5.0 million of distributions to noncontrolling interests.
Net cash provided by financing activities was $165.1 million for the year ended December 31, 2020, which consisted of $205.8 million of proceeds from issuance of long-term debt, $31.5 million proceeds from issuance of common stock and Series A preferred stock, and $23.9 million of contributions from noncontrolling interests. Net cash provided by financing activities was partially off-set by $55.8 million to repay long-term debt, $22.5 million distribution to common equity stockholder, $13.0 million of paid dividends and commitment fees on Series A preferred stock, $1.6 million of debt issuance costs, $1.5 million paid to redeem noncontrolling interests, $1.3 million of distributions to noncontrolling interests, and $0.5 million of paid contingent consideration.
For the six months ended June 30, 2022, and 2021
The following table sets forth the primary sources and uses of cash and restricted cash for each of the periods presented below:

	Six Months Ended June 30,
	2022	2021
	(in thousands)
Net cash provided by (used for):
Operating activities	$11,869	$9,485
Investing activities	(34,910)	(13,371)
Financing activities	(7,948)	(2,170)
Net decrease in cash, cash equivalents, and restricted cash	$(30,989)	$(6,056)
Operating activities
During the six months ended June 30, 2022, cash provided by operating activities of $11.9 million consisted primarily of net income of $81.7 million adjusted for net non-cash income of $69.5 million and an increase in net assets of $0.4 million.
During the six months ended June 30, 2021, cash provided by operating activities of $9.5 million consisted primarily of net loss of $0.2 million adjusted for net non-cash expenses of $8.9 million and an increase in net liabilities of $0.8 million.
Investing activities
During the six months ended June 30, 2022, net cash used in investing activities was $34.9 million, consisting of $23.3 million of capital expenditures and $11.6 million of payments to acquire renewable energy facilities from third parties, net of cash and restricted cash acquired.
During the six months ended June 30, 2021, net cash used in investing activities was $13.4 million, consisting of $6.3 million of capital expenditures, $5.0 million to acquire renewable energy facilities from third parties, net of cash and restricted cash acquired, and $2.1 million to acquire businesses, net of cash and restricted cash acquired.
Financing activities
Net cash used for financing activities was $7.9 million for the six months ended June 30, 2022, which primarily consisted of $8.1 million to repay long-term debt, $0.7 million paid for equity issuance costs, and $1.1 million of distributions to noncontrolling interests. Cash used for financing activities was partially offset by $2.2 million of contributions from noncontrolling interests.
Net cash used for financing activities was $2.2 million for the six months ended June 30, 2021, which consisted primarily of $16.7 million to repay long-term debt, $8.4 million of paid dividends and commitment fees on Series A preferred stock, $2.1 million of deferred transaction costs, $1.1 million of distributions to noncontrolling interests, $0.6 million of debt issuance costs, and $0.1 million of paid contingent consideration. Cash used for financing activities was partially off-set by $26.4 million of proceeds from issuance of long-term debt and $0.4 million of contributions from noncontrolling interests.

Critical accounting policies and use of estimates
Our management’s discussion and analysis of financial condition and results of operations is based on our consolidated annual financial statements, which have been prepared in accordance with GAAP. The preparation of our consolidated financial statements and related disclosures requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, costs and expenses and the disclosure of contingent assets and liabilities in our financial statements. We base our estimates on historical experience, known trends and events and various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We evaluate our estimates and assumptions on an ongoing basis. Our actual results may differ from these estimates under different assumptions or conditions.
While our significant accounting policies are described in more detail in Note 2 to our consolidated financial statements included elsewhere in this prospectus supplement, we believe the following accounting policies and estimates to be most critical to the preparation of our consolidated financial statements.
Business combinations and acquisitions of assets
We apply the definition of a business in ASC 805, Business Combinations, to determine whether we are acquiring a business or a group of assets. When we acquire a business, the purchase price is allocated to (i) the acquired tangible assets and liabilities assumed, primarily consisting of solar energy facilities and land, (ii) the identified intangible assets and liabilities, primarily consisting of favorable and unfavorable rate PPAs and REC agreements, (iii) asset retirement obligations (iv) non-controlling interests, and (v) other working capital items based in each case on their estimated fair values. The excess of the purchase price, if any, over the estimated fair value of net assets acquired is recorded as goodwill. The fair value measurements of the assets acquired and liabilities assumed were derived utilizing an income approach and based, in part, on significant inputs not observable in the market. These inputs include, but are not limited to, estimates of future power generation, commodity prices, operating costs, and appropriate discount rates. These inputs required significant judgments and estimates at the time of the valuation. In addition, acquisition costs related to business combinations are expensed as incurred.
When an acquired group of assets does not constitute a business, the transaction is accounted for as an asset acquisition. The cost of assets acquired and liabilities assumed in asset acquisitions is allocated based upon relative fair value. The fair value measurements of the solar facilities acquired and asset retirement obligations assumed were derived utilizing an income approach and based, in part, on significant inputs not observable in the market. These inputs include, but are not limited to, estimates of future power generation, commodity prices, operating costs, and appropriate discount rates. These inputs required significant judgments and estimates at the time of the valuation. Transaction costs incurred on an asset acquisition are capitalized as a component of the assets acquired.
Revenue from power purchase agreements
A portion of our power sales revenues is earned through the sale of energy (based on kilowatt hours) pursuant to terms of PPAs. PPAs that qualify as leases under ASC 840, Leases, or derivatives under ASC 815, Derivatives and Hedging, are not material and the majority of our PPAs are accounted for under ASC 606, Revenue from Contracts with Customers. Our PPAs typically have fixed or floating rates and are generally invoiced on a monthly basis. We typically sell energy and related environmental attributes (e.g., RECs) separately to different customers and consider the delivery of power energy under PPAs to represent a series of distinct goods that is substantially the same and has the same pattern of transfer measured by the output method. We applied the practical expedient allowing us to recognize revenue in the amount that we have a right to invoice which is equal to the volume of energy delivered multiplied by the applicable contract rate. For certain of our rooftop solar energy facilities, revenue is recognized net of immaterial pass-through lease charges collected on behalf of building owners.
Revenue from net metering credit agreements
A portion of our power sales revenues is obtained through the sale of net metering credits under NMCAs. Net metering credits are awarded to us by the local utility based on kilowatt hour generation by solar energy facilities, and the amount of each credit is determined by the utility’s applicable tariff. We currently receive net metering credits from various utilities including Eversource Energy, National Grid Plc, and Xcel Energy. There are no direct costs associated with net metering credits, and therefore, they do not receive an allocation of costs upon generation. Once awarded, these credits are then sold to third party offtakers pursuant to the terms of the offtaker agreements. We view each net metering credit in these arrangements as a distinct performance obligation satisfied at a point in time. Generally, the customer obtains control of net metering credits at the point in time when the utility assigns the generated credits to us, who directs the utility to allocate to the customer based upon a schedule. The transfer of credits by us to the customer can be up to one-month after the underlying power is generated. As a result, revenue related to NMCA is recognized upon delivery of net metering credits by us to the customer. Our customers apply net metering credits as a reduction to their utility bills.
SREC revenue
We apply for and receive SRECs in certain jurisdictions for power generated by solar energy systems we own. The quantity of SRECs is based on the amount of energy produced by our qualifying generation facilities. SRECs are sold pursuant to agreements with third parties, who typically require SRECs to comply with state-imposed renewable portfolio standards. Holders of SRECs may benefit from registering the credits in their name to comply with these state-imposed requirements, or from selling SRECs to a party that requires additional SRECs to meet its compliance obligations. We receive SRECs from various state regulators including: New Jersey Board of Public Utilities, Massachusetts Department of Energy Resources, and Maryland Public Service Commission. There are no direct costs associated with SRECs, and therefore, they do not receive an allocation of costs upon generation. The majority of individual SREC sales reflect a fixed quantity and fixed price structure over a specified term. We typically sell SRECs to different customers from those purchasing the energy under PPAs. We believe the sale of each SREC is a distinct performance obligation satisfied at a point in time and that the performance obligation related to each SREC is satisfied when each SREC is delivered to the customer.
Income taxes
We account for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rate on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.
We record net deferred tax assets to the extent we believe these assets will more likely than not be realized. In evaluating if a valuation allowance is warranted, we considered all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax planning strategies and recent financial operations (refer to Note 18 to our consolidated financial statements included elsewhere in this prospectus supplement).
The preparation of consolidated financial statements in accordance with GAAP requires us to report information regarding our exposure to various tax positions we have taken. We are required to determine whether a tax position is more likely than not to be sustained upon examination by the applicable taxing authority, including the resolution of any related appeals or litigation processes, based on the technical merits of the position. The uncertain tax position to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement, which could result in us recording a tax liability that would reduce net assets. We review and evaluate tax positions and determine whether or not there are uncertain tax positions that require financial statement recognition. Generally, tax authorities can examine all tax returns filed for the last three years.
Management believes that we have adequately addressed all relevant tax positions and that there are no unrecorded tax liabilities. As a result, no income tax liability or expense related to uncertain tax positions have been recorded in the consolidated financial statements included elsewhere in this prospectus supplement.
Our income tax expense, deferred tax assets and liabilities reflect management’s best assessment of estimated future taxes to be paid.

Noncontrolling interests and redeemable noncontrolling interests in solar facility subsidiaries
Noncontrolling interests and redeemable noncontrolling interests represent third parties’ tax equity interests in the net assets of certain consolidated Solar Facility Subsidiaries (as defined in Note 1 to our consolidated financial statements included elsewhere in this prospectus supplement), which were created to finance the costs of solar energy facilities under long-term operating agreements. The tax equity interests are generally entitled to receive substantially all the accelerated depreciation tax deductions and investment tax credits arising from Solar Facility Subsidiaries pursuant to their contractual shareholder agreements, together with a portion of these ventures’ distributable cash. The tax equity interests’ claim to tax attributes and distributable cash from Solar Facility Subsidiaries decreases to a small residual interest after a predefined ‘flip point’ occurs, typically the expiration of a time period or upon the tax equity investor’s achievement of a target yield. Because the tax equity interests’ participation in tax attributes and distributable cash from each Solar Facility Subsidiary is not consistent over time with their initial capital contributions or percentage interest, we have determined that the provisions in the contractual arrangements represent substantive profit-sharing arrangements. In order to reflect the substantive profit-sharing arrangements, we have determined that the appropriate methodology for attributing income and loss to the noncontrolling interests and redeemable noncontrolling interests each period is a balance sheet approach referred to as the HLBV method. Under the HLBV method, the amounts of income and loss attributed to the noncontrolling interests and redeemable noncontrolling interests in the consolidated statements of operations reflect changes in the amounts the third parties would hypothetically receive at each balance sheet date based on the liquidation provisions of the respective operating partnership agreements. HLBV assumes that the proceeds available for distribution are equivalent to the unadjusted, stand-alone net assets of each respective partnership, as determined under GAAP. The third parties’ noncontrolling interest in the results of operations of these subsidiaries is determined as the difference in the noncontrolling interests’ and redeemable noncontrolling interests’ claims under the HLBV method at the start and end of each reporting period, after considering any capital transactions, such as contributions or distributions, between the subsidiaries and third parties. The application of HLBV generally results in the attribution of pre-tax losses to tax equity interests in connection with their receipt of accelerated tax benefits from the Solar Facility Subsidiaries, as the third-party investors’ receipt of these benefits typically reduces their claim on the partnerships’ net assets.
Attributing income and loss to the noncontrolling interests and redeemable noncontrolling interests under the HLBV method requires the use of significant assumptions and estimates to calculate the amounts that third parties would receive upon a hypothetical liquidation. Changes in these assumptions and estimates can have a significant impact on the amount that third parties would receive upon a hypothetical liquidation. The use of the HLBV methodology to allocate income to the noncontrolling and redeemable noncontrolling interest holders may create volatility in our consolidated statements of operations as the application of HLBV can drive changes in net income available and loss attributable to noncontrolling interests and redeemable noncontrolling interests from quarter to quarter.
We classify certain noncontrolling interests with redemption features that are not solely within our control outside of permanent equity on our consolidated balance sheets. Estimated redemption value is calculated as the discounted cash flows attributable to the third parties subsequent to the reporting date. Redeemable noncontrolling interests are reported using the greater of their carrying value at each reporting date as determined by the HLBV method or their estimated redemption value in each reporting period. Estimating the redemption value of the redeemable noncontrolling interests requires the use of significant assumptions and estimates. Changes in these assumptions and estimates can have a significant impact on the calculation of the redemption value. See Note 12, “Redeemable Noncontrolling Interest” to our consolidated financial statements included elsewhere in this prospectus supplement.
Emerging growth company status
In April 2012, the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), was enacted. Section 107 of the JOBS Act provides that an “emerging growth company,” or an EGC, can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Thus, an EGC can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period for new or revised accounting standards during the period in we remain an EGC.

We expect to remain an EGC until the earliest to occur of: (1) the last day of the fiscal year in which we, as applicable, have more than $1.235 billion in annual revenue; (2) the date we qualify as a “large accelerated filer,” with at least $700.0 million of equity securities held by non-affiliates; (3) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period; and (4) the last day of the fiscal year ending after the fifth anniversary of our initial public offering.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our stock held by non-affiliates is greater than or equal to $250 million as of the end of that fiscal year’s second fiscal quarter, or (ii) our annual revenues are greater than or equal to $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is greater than or equal to $700 million as of the end of that fiscal year’s second fiscal quarter. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.
Recent accounting pronouncements
A description of recently issued accounting pronouncements that may potentially impact our financial position and results of operations is disclosed in Note 2 to our consolidated financial statements included elsewhere in this prospectus supplement.

Management and board of directors
The following is a list of the persons who are our directors and executive officers and their ages and positions.

Name	Age	Title
Gregg J. Felton	51	Co-Chief Executive Officer, Director
Lars R. Norell	51	Co-Chief Executive Officer, Director
Christine R. Detrick	63	Director
Richard N. Peretz	60	Director
Sharon R. Daley	60	Director
William F. Concannon	66	Director
Robert M. Horn	41	Director
Sarah E. Coyne	31	Director
Gregg J. Felton. Mr. Felton has served as a member of our board of directors (the “Board”) since the Business Combination. Mr. Felton is also a Co-Founder and Co-CEO of Altus and has been with Altus since 2013. Previously, Mr. Felton was a partner of Goldman Sachs and the Chief Investment Officer of the Credit Alternatives platform at Goldman Sachs Asset Management, where he oversaw hedge funds as well as several private credit vehicles, mutual funds, and separate accounts aggregating over $5 billion. Prior to joining Goldman Sachs, Mr. Felton was a senior portfolio manager at Amaranth Advisors, a multi-strategy hedge fund located in Greenwich, Connecticut. He led Amaranth’s global corporate credit investment team from 2000 to 2006. Before joining Amaranth, he was a vice president at Chase Manhattan Bank. Mr. Felton earned his Bachelor of Arts in Economics from Tufts University and a J.D. and M.B.A. from the Georgetown University Law Center and School of Business.
Lars R. Norell. Mr. Norell has served as a member of our Board since the Business Combination. Mr. Norell is also a Co-Founder and Co-CEO of Altus and has been with Altus since 2009. Previously, Mr. Norell was a Principal and Managing Director at Cohen & Company where he served as Head of Capital Markets and subsequently led the Alternative Assets effort. Prior to joining Cohen & Company in February of 2006, Mr. Norell was a Managing Director and Co-Head of U.S. Structured Credit Products at Merrill Lynch. Before that he was a Vice President and investment banker in the Credit Products Group at Credit Suisse. Mr. Norell currently serves on the board of directors of EDLY Inc., a marketplace for income share agreements. Mr. Norell began his career as an attorney at Cadwalader, Wickersham & Taft in 1998. Mr. Norell earned his BSBA from the International University of Monaco in France and a J.D. from the University of Virginia School of Law.
Christine R. Detrick. Ms. Detrick has served as the Chairperson of our Board since the Business Combination. From 2002 until 2012, Ms. Detrick was a Senior Partner, Leader of the Financial Services Practice, and a Senior Advisor at Bain & Company. Before joining Bain, she served for 10 years at A.T. Kearney, Inc., including as Leader of the Global Financial Institutions group and a member of the board of management and board of directors. Prior to those roles, she was a founding member of a venture capital firm specializing in savings and loan institutions and served as the chief executive officer of St. Louis Bank for Savings and was a consultant at McKinsey and Company earlier in her career. Ms. Detrick currently serves on the board of Capital One Financial Corporation. Ms. Detrick also serves as chair of the board of Hartford Mutual Funds, a mutual fund company, and on the board of Charles River Associates, a public management consulting firm. She also previously served on the board of directors of Forest City Realty Trust, a public real estate investment trust, as chair of the Compensation Committee. She received her B.S. in Economics from the Wharton School of the University of Pennsylvania.
Richard N. Peretz. Mr. Perez has served as a member of our Board since the Business Combination. From 2015 until he retired in February 2020, Mr. Peretz was the Chief Financial Officer of United Parcel Service (“UPS”). Prior to that, Mr. Peretz served in multiple roles at UPS for over 30 years, including as Controller and Treasurer, along with leading the mergers and acquisitions group from 2007 to 2015. Mr. Peretz also serves on the board of directors of Electric Last Mile, an electric vehicle company, and Tribe Capital Growth Corp. I. and serves as chair of the audit committee for both companies. He also serves on the board of directors for Semper Paratus

Acquisition Corp. Mr. Peretz earned his Bachelor of Business Administration from the University of Texas at San Antonio and his Masters in Business Administration from Emory University.
Sharon R. Daley. Ms. Daley has served as a member of our Board since the Business Combination. From February 2018 until September 2021, Ms. Daley was an Operating Partner at Blackstone, assisting their portfolio companies with C-suite leadership assessment, coaching and development. Ms. Daley was also involved in board member selection and governance for many of Blackstone’s portfolio companies. Previously, Ms. Daley served in a variety of senior human resources roles at General Electric for over 34 years. She earned her Bachelor of Arts in Labor Relations from Rutgers University.
Robert M. Horn. Mr. Horn has served as a member of our Board since the Business Combination. Mr. Horn is the Global Head of the Sustainable Resources Group for Blackstone Credit. In this role, Mr. Horn oversees investment activities focused on energy transition, climate change solutions and a broad range of sectors related to sustainable investing. In addition, Mr. Horn is a member of Blackstone’s ESG committee which helps to develop and implement the firm’s ESG policies. Mr. Horn also sits on various investment committees or Blackstone Credit. Prior to joining Blackstone Credit, Mr. Horn worked in Credit Suisse’s Global Energy Group, where he advised on high yield financings and merger and acquisition assignments for companies in the power and utilities sector. He earned his Bachelor of Commerce with honors from McGill University.
Sarah E. Coyne. Ms. Coyne has served as a member of our Board since the Business Combination. Ms. Coyne is currently a Vice President at ValueAct Capital, an investment company. At ValueAct Capital, Ms. Coyne is responsible for evaluating investment opportunities and managing a diverse portfolio of investments and has been with the firm since September 2017. Prior to ValueAct, she served as Associate in the Technology, Media & Telecommunications private equity group at KKR & Co. Inc., from 2015 to 2017, and before that, a member of the Technology, Media & Telecommunications investment banking group at Goldman Sachs & Co. LLC, from 2013 to 2015. Ms. Coyne received a B.S. from the University of Pennsylvania’s Wharton School of Business.
William F. Concannon. Mr. Concannon has served as the Class B director since the Business Combination. Mr. Concannon is CBRE’s Global Group President, Clients and Business Partners. He drives the firm’s engagement strategy for CBRE’s largest occupier and investor clients, as well as key strategic partners. He has been with CBRE since its acquisition of the Trammell Crow Company in 2006. Before assuming his current role, he served as Global CEO of CBRE’s GWS business segment, a global, integrated, full-service real estate outsourcing business serving the world’s largest real estate occupiers. He serves on the board of Charles Rivers Associates (NASDAQ: CRAI). Mr. Concannon received a B.S. from Providence College.
Director independence
The NYSE listing standards require that a majority of the board of directors of a company listed on NYSE be composed of “independent directors.” An “independent director” is defined generally as a person that, in the opinion of the company’s board of directors, has no material relationship with the listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company). Based on information provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors (the “Board”) has determined that each of Christine R. Detrick, Richard N. Peretz, Sharon R. Daley, Robert M. Horn and Sarah E. Coyne is an independent director under the NYSE listing standards. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries. Based on information provided by each director concerning his or her background, employment and affiliations, including family relationships, the Board has determined that each of the Audit Committee members, Richard N. Peretz, Sarah E. Coyne and Sharon R. Daley is an independent director under Rule 10A-3 of the Exchange Act. In making these determinations, the Board considered the current and prior relationships that each non-employee director has and will have with the Company and all other facts and circumstances that the Board deems relevant in determining independence, including the beneficial ownership of the Company’s common stock by each non-employee director (and related entities) and certain transactions involving them described in the section entitled “Certain relationships and related party transactions.”

Composition of the Board
The business and affairs of the Company are managed under the direction of the Board. We have a classified Board, with three directors in Class I (Richard N. Peretz, Sharon R. Daley and Sarah E. Coyne), two directors in Class II (Christine R. Detrick and Robert M. Horn) and two directors in Class III (Lars R. Norell and Gregg J. Felton). In addition, William F. Concannon serves as the Class B director.
Committees and attendance
The standing committees of our Board consist of an audit committee, a compensation committee and a nominating and corporate governance committee. Our Board may from time to time establish other committees.
Our co-chief executive officers and other executive officers regularly report to the non-executive directors and the audit, the compensation and the nominating and corporate governance committees to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls.
Audit committee
Our audit committee, whose members were appointed in connection with the Merger, consists of Richard N. Peretz, who serves as chairperson, Sharon R. Daley and Sarah E. Coyne. Each member of the audit committee qualifies as an independent director under the NYSE corporate governance requirements and the independence requirements of Rule 10A-3 of the Exchange Act. Richard N. Peretz qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and meets the financial literacy requirements of the NYSE.
The purpose of the audit committee is to prepare the audit committee report required by the SEC to be included in our proxy statement and to assist our Board in overseeing and monitoring (1) the quality and integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, (4) the performance of our internal audit function and (5) the performance of our independent registered public accounting firm. The audit committee is also responsible for oversight of general compliance and overall enterprise risk assessment and risk management as well as reviewing any related party transactions and other potential conflict of interest situations on an ongoing basis.
The audit committee’s responsibilities also include:
•monitoring our tax risk posture, including tax planning and compliance practices;
•reviewing and discussing with management and the independent registered public accounting firm our annual and interim consolidated financial statements and related disclosures as well as critical accounting policies and practices used by us;
•reviewing and discussing with management and our independent registered public accounting firm our earnings releases;
•monitoring compliance with our Code of Business Conduct and Ethics;
•establishing and overseeing procedures for the receipt, retention and treatment of complaints and concerns;
•overseeing the integrity of our information technology systems, process and cybersecurity; and
•reviewing and approving the internal audit function’s annual audit plan and all major changes to the plan; reviewing and discussing with the internal auditors the scope, progress and results of executing the internal audit plan; and receiving reports on the status of significant findings and recommendations as well as management’s responses.
All audit services and all non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Our Board adopted a written charter for the audit committee, which is available on our investors’ website.
Compensation committee
Our compensation committee, whose members were appointed in connection with the Merger, consists of Sharon R. Daley, who serves as the chairperson, Richard N. Peretz and Robert M. Horn. The purpose of the compensation committee is to assist our Board in discharging its responsibilities relating to (1) setting our compensation program and compensation of our executive officers and directors, (2) monitoring our incentive and equity-based compensation plans and (3) once applicable, preparing the compensation committee report required to be included in our proxy statement under the rules and regulations of the SEC.
The compensation committee’s responsibilities also include:
•establishing and administering our equity and other incentive plans and reviewing our benefit plans;
•reviewing our incentive compensation arrangements to determine whether they encourage excessive risk-taking, and reviewing and discussing at least annually the relationship between risk management policies and practices and compensation, and evaluating compensation policies and practices that could mitigate any such risk;
•appointing, compensating, and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the compensation committee;
•conducting the independence assessment outlined in the rules of the NYSE with respect to any compensation consultant, legal counsel, or other advisor retained by the compensation committee; and
•reviewing and approving our policies and procedures for the grant of equity-based awards and granting equity awards.
Our Board adopted a written charter for the compensation committee, which is available on our website.
Nominating and corporate governance committee
Our nominating and corporate governance committee whose members were appointed in connection with the Merger, consists of Christine R. Detrick, who serves as chairperson, Richard N. Peretz and Sarah E. Coyne. The purpose of the nominating and corporate governance committee is to carry out the responsibilities delegated by the Board relating to the nominations process and procedures and the development and maintenance of the Corporation’s corporate governance policies.
The nominating and governance committee’s responsibilities also include:
•identifying individuals qualified to become new Board members, consistent with criteria approved by the Board;
•reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that the Board select, the director nominees for the next annual meeting of stockholders;
•identifying Board members qualified to fill vacancies on any Board committee and recommending that the Board appoint the identified member or members to the applicable committee;
•overseeing the process for annual evaluations of the performance of the Board of Directors and its committees;
•reviewing and recommending to the Board corporate governance principles applicable to us;
•providing for new director orientation and continuing education for existing directors on a periodic basis;

•reviewing and discussing with management disclosure of our corporate governance practices, including information regarding the operations of the committees of our Board, director independence and the director nominations process for inclusion in our annual report or proxy statement, as applicable;
•reviewing our strategies, activities and policies regarding environmental, social and governance-related matters;
•considering any questions of possible conflicts of interest of members of the Board; and
•overseeing succession planning.
Our Board adopted a written charter for the nominating and corporate governance committee, which is available on our website.
Code of business conduct and ethics
We adopted a code of business conduct and ethics that applies to all of our directors, officers and employees, including our principal executive officers, principal financial officer and principal accounting officer, which is available on our website. Our code of business conduct is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on the investors’ section of our website, https://investors.altuspower.com. Information contained on or accessible through the website is not a part of this prospectus, and the inclusion of the website address in this prospectus supplement is an inactive textual reference only.
We have also adopted corporate governance guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. Our corporate governance guidelines are available on our website.
Our Board has also adopted stock ownership guidelines establishing a minimum share ownership requirement for our non-employee directors, other than non-employee directors that elect not to receive compensation in connection with their service as non-employee directors.
Limitation on liability and indemnification of officers and directors
Our third amended and restated certificate of incorporation provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our third amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL or unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.
We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our second amended and restated certificate of incorporation. Our second amended and restated bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have obtained a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. We believe that these provisions, the insurance and indemnity agreements are necessary to attract and retain talented and experienced officers and directors.
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Executive compensation
Introduction
This section provides an overview of our executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below. This section also provides an overview of certain compensation arrangements adopted in connection with the Business Combination Agreement, which became effective at the Closing. Throughout this section, unless otherwise noted, “we,” “us,” “our” and similar terms refer to the Company and its subsidiaries prior to the consummation of the Business Combination, and to the Company and its subsidiaries after the Business Combination.
For the year ended December 31, 2021, our named executive officers (“Named Executive Officers” or “NEOs”) were:
•Gregg Felton, Co-Chief Executive Officer;
•Lars Norell, Co-Chief Executive Officer;
•Anthony Savino, Chief Construction Officer; and
•Dustin Weber, Chief Financial Officer.
The compensation committee of the Board (the “Compensation Committee”) sets the executive compensation philosophy and oversees and determines the compensation and benefits of the Co-Chief Executive Officers and other executive officers of the Company. The Compensation Committee also oversees our management equity programs. With respect to base salaries, annual incentive compensation and long-term incentives, the Compensation Committee establishes the compensation mix, performance measures, goals, targets and business objectives based on the Company’s competitive marketplace.
In addition to base salary and annual bonuses, to promote its interests and align executive incentives to those of the Company’s equity holders, the Company grants stock-based awards under the Incentive Plan. In addition, the named executive officers are eligible to participate in the employee stock purchase plan on the same basis as all of our eligible employees.
Our Board has adopted stock ownership guidelines establishing a minimum stock ownership requirement for executive officers and non-employee directors. Our stock ownership guidelines provide that our executive officers must hold a number of shares of our common stock with a value equal to six times their base salary, in the case of our chief executive officer, and three times their base salary, in the case of each of our other executive officers. Our executive officers will have until five years after the later of the date the guidelines were adopted or the date the person was initially designated an executive officer. Our stock ownership guidelines provide that our non-employee directors must hold a number of shares of our common stock with a value equal to two times their annual base cash retainer (without regard to any election to receive the retainer in the form of stock awards). Our non-employee directors will have until the later of our 2027 annual meeting of stockholders or five years after the date such non-employee director or executive officer is appointed.
Summary compensation table
The following table sets forth the compensation awarded to, earned by, or paid to the named executive officers in respect of their service to the Company during its fiscal years ended on each of December 31, 2021, December 31, 2020 and December 31, 2019.

Name and Principal Position	Year	Salary($)	Bonus($)(1)	Stock awards($)(2)	Total compensation ($)
Gregg Felton	2021	550,000	861,000	-	1,411,000
Co-Chief Executive Officer	2020	550,000	861,000	-	1,411,000
	2019	500,000	644,000	-	1,144,000
Lars Norell	2021	550,000	861,000	-	1,411,000
Co-Chief Executive Officer	2020	550,000	861,000	-	1,411,000
	2019	500,000	644,000	-	1,144,000
Anthony Savino	2021	325,000	355,000		680,000
Chief Construction Officer	2020	325,000	427,000	-	752,000
	2019	325,000	363,000	77,000	765,000
Dustin Weber	2021	350,000	350,000	52,200	752,200
Chief Financial Officer	2020	250,000	422,000	-	672,000
	2019	225,000	403,000	45,000	673,000

(1)	The amounts reported in this column represent the actual annual bonuses paid with respect to 2019 and 2020, and the annual bonuses paid for 2021.
(2)
The amounts reported in this column represent the fair value of awards of profits interest units in APAM Holdings LLC (“APAM”) and Altus Power America Holdings, LLC (“Holdings”) that were exchanged for shares of stock and/or restricted shares of stock, as applicable, at the Business Combination.

Narrative disclosure to summary compensation table
Agreements with our NEOs
Mr. Felton and Mr. Norell. Each of Mr. Felton and Mr. Norell has entered into an employment agreement with the Company, and is presently compensated as described below. Pursuant to the employment agreements, each of Mr. Felton and Mr. Norell receives an annual base salary of $550,000 per year (subject to annual review by the Compensation Committee) and 25 days of paid vacation per year, and is eligible to receive an annual bonus with a target and maximum amount equal to 100% and 200%, respectively, of his annual base salary. The annual bonus in respect of 2021 for each of Mr. Felton and Mr. Norell was $861,000. The Compensation Committee reviewed and took into consideration the performance evaluations of each of Mr. Felton and Mr. Norell for the year ended 2021 in their determination of their annual bonus amounts. Pursuant to a restrictive covenant agreement that each such named executive officer has entered into concurrently with the employment agreement, each of Mr. Felton and Mr. Norell is subject to restrictive covenants relating to non-competition (for up to twelve months following termination of employment with the Company), employee and customer non-solicitation (for twelve months following termination of employment with the Company), perpetual confidentiality provisions, and assignment of rights to intellectual property that relate to the Company’s business that are conceived, made, created or developed during employment. In the event Mr. Felton’s or Mr. Norell’s employment is terminated by the Company without cause or he resigns for good reason, he will be entitled to receive (i) twelve months’ base salary continuation at the rate in effect at the time of such termination of employment; (ii) Company-subsidized COBRA continuation coverage for twelve months following such termination of employment or, if earlier, until he becomes eligible for medical benefits from a subsequent employer; (iii) any earned but unpaid bonus for the year prior to the year in which such termination occurs; and (iv) a prorated bonus for the year in which such termination occurs, based on actual performance, subject, in each case, to his execution of a release of claims and continued compliance with the restrictive covenants described above.
Mr. Savino. We have not entered into an employment agreement with Mr. Savino. Mr. Savino’s current base salary is $350,000. For 2021, we paid Mr. Savino an annual bonus of $355,000. We have entered into a restrictive covenant agreement with Mr. Savino relating to non-competition (for up to twelve months following termination of employment with the Company subject to continued payment of his base salary and provision of health and dental benefits during the period the Company intends to enforce the non-competition covenant), employee and customer non-solicitation (for twelve months following termination of employment with the Company), perpetual confidentiality provisions, and assignment of rights to intellectual property that relate to the Company’s business that are conceived, made, created or developed during employment.
Mr. Weber. Altus Power America Management, LLC, an affiliate of the Company, entered into an employment agreement with Mr. Weber. Mr. Weber’s current annual base salary is $350,000. For 2021, we paid Mr. Weber an annual bonus of $350,000. Pursuant to his employment agreement, Mr. Weber is subject to restrictive covenants relating to non-competition (for up to twelve months following termination of employment with the Company subject to continued payment of his base salary and provision of health and dental benefits during the period the Company intends to enforce the non-competition covenant), employee and customer non-solicitation (for twelve months following termination of employment with the Company), perpetual confidentiality provisions, and assignment of rights to intellectual property that relate to the Company’s business that are conceived, made, created or developed during employment.
In connection with their employment, each of our named executive officers was granted profits interest units and restricted stock units as described below under “-Narrative Disclosure to Equity Compensation Table-Equity Awards.”
Equity
Prior to the Business Combination, the boards of directors of each of APAM and Holdings issued to certain employees, including certain of our named executive officers, restricted units of APAM (“APAM Restricted Units”) and Holdings (“Holdings Restricted Units”), respectively, that were intended to qualify as “profits interests” (collectively, the “Restricted Units”). In connection with the Business Combination, each of the APAM Restricted Units and Holdings Restricted Units were exchanged for restricted shares of our common stock (“Restricted Shares”).
Outstanding equity awards at December 31, 2021
The following table provides information regarding outstanding equity awards made to our named executive officers as of December 31, 2021.

OPTION AWARDS
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
Gregg Felton	-	-	-	-	-
Lars Norell	-	-	-	-	-
	-	-	-	-	-
	-	-	-	-	-
Anthony Savino	-	-	-	-	-
Dustin Weber	-	-	-	-	-

(1)
The unvested profits interests held by the applicable executive officers were exchanged for Restricted Shares in connection with the Business Combination. The amounts reported in this column represent the number of Restricted Shares held by the applicable executive officer received in exchange for the Restricted Units in APAM and/or Holdings, as described below.

(2)
The amounts reported in this column represent the fair value, as of December, 31, 2021, of awards of profits interest units in APAM and/or Holdings, as described below, that were exchanged for restricted shares of stock at the Business Combination.

Narrative disclosure to equity compensation table
Equity awards
Prior the Business Combination, APAM maintained the APAM Holdings LLC Restricted Units Plan, adopted in 2015 (the “APAM Plan”), which provided for the grant of restricted units that were intended to qualify as profits interests to employees, officers, directors and consultants Further, Holdings adopted the 2021 Profits Interest Incentive Plan (the “Holdings Plan”, and together with the APAM Plan, the “Plans”), which similarly provided for the grant of restricted units that were intended to qualify as profits interests to employees, officers, directors and consultants. In connection with the Business Combination, vested restricted units previously granted under the APAM Plan were exchanged for shares of the Company’s common stock, and unvested restricted units under each of the Plans were exchanged for Restricted Shares. After the Business Combination, no further awards have been or will be made under the Plans. As of December 31, 2021, 244,328 Restricted Shares were outstanding under the APAM Plan, and 840,000 Restricted Shares were outstanding under the Holdings Plan.
Mr. Felton and Mr. Norell were issued Restricted Units under the APAM Plan, all of which were fully vested at the date of grant, and were exchanged for our Class A Common Stock in connection with the Business Combination. Prior to the Business Combination, each of Mr. Savino and Mr. Weber were issued restricted units under the APAM Plan that were subject to vesting conditions (“Plan Restricted Units”). Mr. Savino was issued Plan Restricted Units on January 16, 2015, which were subject to annual time-based vesting over four years, and are now fully vested. Mr. Savino was granted additional Plan Restricted Units on September 13, 2019, which were 25% vested at grant, and then vest in equal annual installments on the first three anniversaries of the grant date and on June 15, 2019, which vest over three years (34% on the grant date, and then 33% on each of the first and second anniversaries of the grant date), in each case conditioned on continued employment on the applicable vesting date. In connection with the Business Combination, Mr. Savino’s Restricted Shares received in exchange for the Plan Restricted Units remains subject to the same vesting conditions.
Mr. Weber was issued Plan Restricted Units on each of January 16, 2015, February 1, 2017, February 15, 2018, January 9, 2019, April 22, 2019 and September 13, 2019. Mr. Weber’s Plan Restricted Units vest in equal annual installments on the first four anniversaries of the applicable grant date (except for his September 13, 2019 Plan Restricted Units, which were 25% vested at grant, and then vest in equal annual installments on the first three anniversaries of the grant date), in each case conditioned on continued employment on the applicable vesting date. Further, Mr. Weber was granted on January 19, 2021 restricted units under the Holdings Plan, which vest in equal installments on the first three anniversaries of the date of grant, conditioned on continued employment on the applicable vesting date. In connection with the Business Combination, Mr. Weber’s Restricted Shares received in exchange for the Plan Restricted Units remains subject to the same vesting conditions.
2022 compensation decisions
On July 12, 2021, we entered into the Management Equity Incentive Letter with each of Mr. Felton and Mr. Norell pursuant to which, on February 15, 2022, the Compensation Committee granted to Mr. Felton and Mr. Norell, together with other senior executives, including Mr. Savino and Mr. Weber, restricted stock units (“RSUs”) under the Incentive Plan that are subject to time-based and, for our NEOs and certain other executives, eighty percent (80%) of such RSUs also further subject to performance-based vesting, with respect to an aggregate five percent (5%) of the Company’s Class A Common Stock on a fully diluted basis, excluding the then-outstanding shares of the Company’s Class B common stock or any shares of the Company’s Class A Common Stock into which such shares of the Company’s Class B common stock are or may be convertible. The RSUs were determined by the Compensation Committee based on the recommendation of Mercer (US) Inc., the compensation consultant to the Compensation Committee. Subject to continued employment on each applicable vesting date, the time-based RSUs generally vest 33⅓% on each of the third, fourth and fifth anniversaries of the Closing, and the performance-based RSUs vest with respect to 33⅓% of the award upon the achievement of the above time-based requirement and the achievement of a hurdle representing a 25% annual compound annual growth rate measured based on an initial value of $10.00 per Share (i.e. on each of the third anniversary, the fourth anniversary, and the fifth anniversary of the date of grant, the stock price performance hurdle shall be $19.53, $24.41, $30.51, respectively).

The Compensation Committee on February 15, 2022 also granted to Anthony Savino, Dustin Weber and other senior employees awards of RSUs under the Incentive Plan (the “Year-End Equity Awards”). The Year-End Equity Awards generally vest 33⅓% on each of the first, second and third anniversaries of the grant date.
401(k) plan
We maintain a 401(k) plan that provides eligible U.S. employees, including our named executive officers, with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain limits imposed by the Code, which are updated annually in accordance with guidance from the IRS. We have the ability to make matching and discretionary contributions to the 401(k) plan, subject to applicable service-based vesting. The 401(k) plan is intended to be qualified under the Code.
Director compensation
For the year ended December 31, 2021, we paid cash compensation on a pro-rated basis to our non-employee directors for their service on our board of directors. For the year ended December 31, 2021, we did not grant equity awards to our non-employee directors for their service on our board of directors. Our directors are reimbursed for reasonable travel and related expenses associated with attendance at board or committee meetings.

Director	Annual Cash Retainer(1)	One-Time Grant of Restricted Stock Units	Annual Grant of Restricted Stock Units(2)
Christine Detrick	$4,099	-	-
Richard Peretz	$4,581	-	-
William Concannon	$1,808	-	-
Sharon Daley	$4,219	-	-
Sarah Coyne	$3,616	-	-
(1)Each of amounts listed in the table reflect the pro-rated cash amounts (for 22 days’ service) payable with respect to 2021 to each of our non-employee directors. Ms. Coyne has assigned all of her compensation as a director to ValueAct Capital Management, L.P. Mr. Horn will not be paid compensation or granted equity awards for his service on the Board.
(2)No annual grant of RSUs was made with respect to 2021.
Pursuant to offer letters with certain of our non-employee directors (the “Director Offer Letters”), each of Christine Detrick, Richard Peretz, William Concannon, Sharon Daley and Sarah Coyne (a) commencing in 2022 will receive an annual retainer, payable in equal quarterly installments (and pro-rated for partial years of service), in the amount set forth below, (b) in February, 2022 received a one-time grant of RSUs with respect to shares of our Class A Common Stock, to vest upon equal annual installments on each of the first two anniversaries of the vesting commencement date and (c) in 2022, received an annual grant of RSUs with respect to shares of our Class A Common Stock, to vest in full on the first anniversary of the vesting commencement date. Each director was permitted to elect, prior to the commencement of service, to receive a portion of the annual base cash retainer in the form of RSUs; these RSUs vest in full on the first anniversary of the Closing. In this regard, Ms. Detrick elected to receive 40% and Mr. Concannon elected to receive 50% of their respective annual cash retainers in the form of RSUs. Each RSU represents the right to receive one share of our Class A Common Stock on the applicable vesting date.

	Board or Committee Member	Lead Director or Committee Chair
Annual base cash retainer	$60,000	$100,000
Additional annual cash retainer for compensation committee	$-	$10,000
Additional annual cash retainer for nominating and corporate governance committee	$-	$8,000
Additional annual cash retainer for audit committee	$-	$16,000

We made a one-time grant of RSUs in the amount of $100,000 to each of our non-employee directors (except Mr. Horn) on February 15, 2022. These RSUs will vest in equal installments on each of the first two anniversaries following the Closing, subject to each holder’s continued Board service through each such date.
Also on February 15, 2022, we made the 2022 annual grant of RSUs in the following amounts to each of our non-employee directors (except Mr. Horn) in the following amounts: Christine Detrick, $170,000 ($40,000 of which was allocated from her annual base cash retainer); Richard Peretz, $75,000; William Concannon, $105,000 ($30,000 of which was allocated from his annual base cash retainer); Sharon Daley, $75,000; and Sarah Coyne, $75,000. These RSUs will vest on the first anniversary of the Closing, subject to the holder’s continued Board service through such date. Any further grants in subsequent years will be made with respect to shares of our Class A Common Stock on terms and conditions comparable to similarly situated directors, at the discretion of the Compensation Committee of the Board.
Ms. Coyne has assigned all of her compensation, including her equity compensation, to ValueAct Capital Management, L.P.
Prohibition on hedging and/or pledging our common stock
We prohibit our directors, officers and other employees from engaging in short-term trading, short sales of our securities; purchasing or selling puts, calls or other derivative securities based on our securities; and entering into hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. We also prohibit our executive officers and directors from holding our securities in margin accounts or pledging our securities as collateral for a loan.
Equity compensation plan information
We currently maintain the following equity compensation plans that provide for the issuance of shares of our Class A Common Stock to our officers and other employees, directors and consultants, each of which has been approved by our stockholders: our 2021 Omnibus Incentive Plan (as amended, the “Incentive Plan”) and our Employee Stock Purchase Plan (as amended, our “ESPP”).
The following table presents information as of December 31, 2021 with respect to compensation plans under which shares of our common stock may be issued.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders(1)	—(2)	—	16,901,371(3)
Equity compensation plans not approved by security holders	—	—	—
Total	—	—	16,901,371
(1)Includes our Incentive Plan and our ESPP. For a description of these plans, refer to Note 17 to the historical financial statements included in this prospectus supplement.

(2)Includes RSUs outstanding under our Incentive Plan as of December 31, 2021.

(3)Includes 15,364,883 shares of our Class A Common Stock available for issuance under our Incentive Plan and 1,536,488 shares of our Class A Common Stock available for issuance under our ESPP. The total number of shares of Class A Common Stock under the Incentive Plan automatically increased on January 1, 2022, and will automatically increase on January 1 of each calendar year from 2023 to 2031, by the lesser of 5% of the number of shares of Class A Common Stock outstanding as of the close of business on the immediately preceding December 31 and the number of shares determined by our Board on or prior to such date for such year. The total number of shares of Class A Common Stock under the ESPP automatically increased on January 1, 2022, and will automatically increase on January 1 of each calendar year from 2023 to 2031, by the lesser of 1% of the number of shares of Class A Common Stock outstanding as of the close of business on the immediately preceding December 31 and the number of shares determined by our Board on or prior to such date for such year.

Description of securities
The following summary of the material terms of our Class A Common Stock and the Alignment Shares is not intended to be a complete summary of the rights and preferences of such securities. The full text of the third amended and restated certificate of incorporation is included as an exhibit to the registration statement of which this prospectus supplement is a part. We urge you to read the third amended and restated certificate of incorporation in its entirety for a complete description of the rights and preferences of our securities.
Authorized capital stock
The third amended and restated certificate of incorporation, authorizes the issuance of 990,000,000 shares of common stock, $0.0001 par value per share, including 988,591,250 shares of Class A Common Stock and 1,408,750 shares of Class B common stock, as well as 10,000,000 shares of preferred stock, $0.0001 par value per share.
Common stock
Voting rights
Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, under the third amended and restated certificate of incorporation, the holders of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock held of record by such holder on all matters on which stockholders are entitled to vote generally, including the election or removal of directors. Except as otherwise required by law, holders of each series of common stock shall not be entitled to vote on any amendment to the third amended and restated certificate of incorporation (including any certificate of designation relating to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock or other series of common stock, as applicable, if the holders of such affected series of preferred stock or other series of common stock, as applicable, are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the third amended and restated certificate of incorporation (including any certificate of designation relating to any series of preferred stock) or pursuant to the DGCL. Except as otherwise required by law, holders of shares of Class B common stock shall be entitled to only such voting rights, if any, as are expressly granted by the third amended and restated certificate of incorporation.
Dividend rights
Subject to applicable law and the rights, if any, of the holders of any outstanding series of preferred stock or any class or series of capital stock having a preference over or the right to participate with the common stock with respect to the payment of dividends and other distributions in cash, property or shares of capital stock, dividends and other distributions may be declared and paid ratably on the common stock out of the assets of the Company that are legally available for this purpose at such times and in such amounts as the Board in its discretion shall determine.
Liquidation, dissolution and winding up
Upon dissolution, liquidation or winding up of the Company, the change of control provisions of the third amended and restated certificate of incorporation shall be deemed to apply with respect to the shares of Class B common stock then outstanding, whether or not such dissolution, liquidation or winding up of the Company constitutes a change of control thereunder, and after payment or provision for payment of the debts and other liabilities of the Company and subject to the rights, if any, of the holders of any outstanding series of preferred stock or any class or series of capital stock having a preference over or the right to participate with the common stock with respect to the distribution of assets of the Company upon such dissolution, liquidation or winding up, the holders of common stock shall be entitled to receive the remaining assets of the Company available for distribution to its stockholders ratably in proportion to the number of shares of common stock held by them.
Preemptive or other rights
The holders of Class A Common Stock do not have preemptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to the Class A Common Stock.

Alignment Shares
The Alignment Shares are designated as shares of Class B common stock. On the last day of each measurement period (as defined below), which will occur annually over seven fiscal years following consummation of the Business Combination (and, with respect to any measurement period in which we have a change of control or in which we liquidate, dissolve or wind up, on the business day immediately prior to such event instead of on the last day of such measurement period), 201,250 of the shares of Class B common stock will automatically convert into shares of Class A Common Stock based upon the Total Return (as further described herein) of our outstanding equity capital as of the relevant measurement date above the price threshold.
For so long as any Alignment Shares remain outstanding, we may not, without the prior written consent of the holders of a majority of the Alignment Shares then outstanding, take certain actions such as to (i) amend, alter or repeal any provision of the third amended and restated certificate of incorporation, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Class B common stock, or (ii) issue any shares of Class B common stock. As a result, the holders of the Alignment Shares may be able to prevent us from taking such actions that some public stockholders may believe are in our interest. Any action required or permitted to be taken at any meeting of the holders of Alignment Shares may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding Class B common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Alignment Shares were present and voted.
Alignment Shares conversion
On the last day of each measurement period, which will occur annually over seven fiscal years following the end of the first fiscal quarter following consummation of our Business Combination (and, with respect to any measurement period in which we have a change of control or in which we liquidate, dissolve or wind up, on the business day immediately prior to such event instead of on the last day of such measurement period), 201,250 Alignment Shares will automatically convert, subject to adjustment as described herein, into shares of our Class A Common Stock (“conversion shares”), as follows:
•if the sum (such sum, the “Total Return”) of (i) the VWAP, calculated in accordance with “—Volume weighted average price” below, of shares of our Class A Common Stock for the final fiscal quarter in such measurement period and (ii) the amount per share of any dividends or distributions paid or payable to holders of our Class A Common Stock, the record date for which is on or prior to the last day of the measurement period, does not exceed the price threshold (as defined below), the number of conversion shares for such measurement period will be 2,013 shares of Class A Common Stock;
•if the Total Return exceeds the price threshold but does not exceed an amount equal to 130% of the price threshold, then subject to the Conversion Cap (as defined below) the number of conversion shares for such measurement period will be equal to 20% of the difference between (a) the Total Return and (b) the price threshold, multiplied by (I) 63,648,854 (the “Applicable Closing Share Count”) divided by (II) the Total Return; and
•if the Total Return exceeds an amount equal to 130% of the price threshold, then subject to the Conversion Cap the number of conversion shares for such measurement period will be equal to the sum of: (a) 20% of the difference between (I) an amount equal to 130% of the price threshold and (II) the price threshold, multiplied by (A) the Applicable Closing Share Count, divided by (B) the Total Return; plus (b) 30% of the difference between (I) the Total Return and (II) an amount equal to 130% of the price threshold, multiplied by (A) the Applicable Closing Share Count, divided by (B) the Total Return.
•Notwithstanding paragraphs 2 and 3 immediately above, in no event shall the number of conversion shares for any such measurement period be less than 2,013 shares of Class A Common Stock. If the provisions set forth in paragraphs 2 and 3 immediately above result in the number of conversion shares for any such measurement period being less than 2,013 shares of Class A Common Stock, then the number of conversion shares for such measurement period will be equal to 2,013 shares of Class A Common Stock.

•Notwithstanding anything in this section, (i) the aggregate number of conversion shares shall be limited by a conversion cap equal to 14,596,637 (the “Conversion Cap”), and (ii) all remaining shares of Class B common stock that cannot be converted into shares of Class A Common Stock as a result of the Conversion Cap being met shall collectively convert into one Conversion Share (the “Remainder Conversion”).
•The term “measurement period” means (i) the period beginning on December 9, 2021, and ending with, and including, March 31, 2022 and (ii) each of the six successive four-fiscal-quarter periods.
•The “price threshold” will initially equal $10.00 for the first measurement period and will thereafter be adjusted at the beginning of each subsequent measurement period to be equal to the greater of (i) the price threshold for the immediately preceding measurement period and (ii) the VWAP for the final fiscal quarter of the immediately preceding measurement period (in each case of clause (i) and (ii), as proportionally adjusted to give effect to any stock splits, stock capitalizations, stock combinations, stock dividends, reorganizations, recapitalizations or any such similar transactions).
•Each conversion of Alignment Shares will apply to the holders of Alignment Shares on a pro rata basis. If, upon conversion of any Alignment Shares, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Class A Common Stock to be issued to such holder.
We include the following hypothetical scenarios solely for the purpose of illustrating the number of shares of Class A Common Stock that would be issued upon conversion of the Alignment Shares during one measurement period, assuming the Applicable Closing Share Count is 70,000,000, assuming the VWAP is $9.00 for the initial measurement period and assuming that no dividends or distributions have been paid or are payable on shares of Class A Common Stock during the initial measurement period, then the Total Return would be $9.00 per share and the 201,250 Alignment Shares would convert into 2,013 shares of Class A Common Stock following the close of the initial measurement period.
In contrast, assuming the VWAP is $11.00 for the initial measurement period (rather than $9.00) and dividends and distributions equal to $1.00 per share of Class A Common Stock were paid or payable during the initial measurement period (rather than no dividends or distributions), the Total Return would be $12.00, which exceeds the initial $10.00 price threshold, but is less than 130% of the initial $10.00 price threshold. The conversion value would be calculated as 20% of the $2.00 per share appreciation above $10.00, or $0.40 per share, multiplied by 70,000,000 shares of Class A Common Stock or $28,000,000. This conversion value would then be divided by the Total Return of $12.00, which yields 2,333,333 shares of Class A Common Stock. Thus, the 201,250 Alignment Shares would convert into 2,333,333 shares of Class A Common Stock following the close of the initial measurement period (subject to the Conversion Cap).
Continuing with the example above, at the end of the second measurement period, assuming the Total Return is $11.00, the 201,250 Alignment Shares at year end would convert into only 2,013 shares of Class A Common Stock because the Total Return for the second measurement period of $11.00 is less than the price threshold of $12.00. If the Total Return for the second measurement period was instead $16.00, then the 201,250 Alignment Shares would convert into 3,675,000 shares of Class A Common Stock. The Total Return of $16.00 would exceed the price threshold of $12.00 by $4.00, which is more than 130% of the $12.00 price threshold. The conversion value would be calculated as the sum of (i) 20% of $3.60 (the excess over $12.00 of a price equal to 130% of $12.00), or $0.72, and (ii) 30% of $0.40 (the difference between the Total Return and 130% of $12.00), or $0.12, multiplied by 70,000,000 shares of Class A Common Stock or $58,800,000. Such amount would then divided by the Total Return of $16.00, which yields 3,675,000 shares of Class A Common Stock (subject to the Conversion Cap).
The tables below provide an illustration of the number of conversion shares each tranche of Alignment Shares shall convert into based on the Price Threshold and Total Return for a given measurement period, based on an Applicable Closing Share Count of 70,000,000 shares of Class A Common Stock:

Annual conversion shares

	Total Return ($)
Price Threshold ($)	$8.00	$9.00	$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00
$10.00	2,013	2,013	2,013	1,272,727	2,333,333	3,230,769	4,500,000	5,600,000	6,562,500	7,411,764
$10.50	2,013	2,013	2,013	636,363	1,750,000	2,692,307	3,675,000	4,830,000	5,840,625	6,732,352
$11.00	2,013	2,013	2,013	2,013	1,166,666	2,153,846	3,000,000	4,060,000	5,118,750	6,052,941
$11.50	2,013	2,013	2,013	2,013	583,333	1,615,384	2,500,000	3,290,000	4,396,875	5,373,529
$12.00	2,013	2,013	2,013	2,013	2,013	1,076,923	2,000,000	2,800,000	3,675,000	4,694,117
$12.50	2,013	2,013	2,013	2,013	2,013	538,461	1,500,000	2,333,333	3,062,500	4,014,705
$13.00	2,013	2,013	2,013	2,013	2,013	2,013	1,000,000	1,866,666	2,625,000	3,335,294
$13.50	2,013	2,013	2,013	2,013	2,013	2,013	500,000	1,400,000	2,187,500	2,882,352
$14.00	2,013	2,013	2,013	2,013	2,013	2,013	2,013	933,333	1,750,000	2,470,588
$14.50	2,013	2,013	2,013	2,013	2,013	2,013	2,013	466,666	1,312,500	2,058,823
$15.00	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013	875,000	1,647,058
$15.50	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013	437,500	1,235,294
$16.00	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013	823,529
$16.50	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013	411,764
$17.00	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013
$17.50	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013
$18.00	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013
$18.50	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013
$19.00	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013
$19.50	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013
$20.00	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013

	Total Return ($)
Price Threshold ($)	$18.00	$19.00	$20.00	$21.00	$22.00	$23.00	$24.00	$25.00
$10.00	8,166,666	8,842,105	9,450,000	10,000,000	10,500,000	10,956,521	11,375,000	11,760,000
$10.50	7,525,000	8,234,210	8,872,500	9,450,000	9,975,000	10,454,347	10,893,750	11,298,000
$11.00	6,883,333	7,626,315	8,295,000	8,900,000	9,450,000	9,952,173	10,412,500	10,836,000
$11.50	6,241,666	7,018,421	7,717,500	8,350,000	8,925,000	9,450,000	9,931,250	10,374,000
$12.00	5,600,000	6,410,526	7,140,000	7,800,000	8,400,000	8,947,826	9,450,000	9,912,000
$12.50	4,958,333	5,802,631	6,562,500	7,250,000	7,875,000	8,445,652	8,968,750	9,450,000
$13.00	4,316,666	5,194,736	5,985,000	6,700,000	7,350,000	7,943,478	8,487,500	8,988,000
$13.50	3,675,000	4,586,842	5,407,500	6,150,000	6,825,000	7,441,304	8,006,250	8,526,000
$14.00	3,111,111	3,978,947	4,830,000	5,600,000	6,300,000	6,939,130	7,525,000	8,064,000
$14.50	2,722,222	3,371,052	4,252,500	5,050,000	5,775,000	6,436,956	7,043,750	7,602,000
$15.00	2,333,333	2,947,368	3,675,000	4,500,000	5,250,000	5,934,782	6,562,500	7,140,000
$15.50	1,944,444	2,578,947	3,150,000	3,950,000	4,725,000	5,432,608	6,081,250	6,678,000
$16.00	1,555,555	2,210,526	2,800,000	3,400,000	4,200,000	4,930,434	5,600,000	6,216,000
$16.50	1,166,666	1,842,105	2,450,000	3,000,000	3,675,000	4,428,260	5,118,750	5,754,000
$17.00	777,777	1,473,684	2,100,000	2,666,666	3,181,818	3,926,086	4,637,500	5,292,000
$17.50	388,888	1,105,263	1,750,000	2,333,333	2,863,636	3,423,913	4,156,250	4,830,000
$18.00	2,013	736,842	1,400,000	2,000,000	2,545,454	3,043,478	3,675,000	4,368,000
$18.50	2,013	368,421	1,050,000	1,666,666	2,227,272	2,739,130	3,208,333	3,906,000
$19.00	2,013	2,013	700,000	1,333,333	1,909,090	2,434,782	2,916,666	3,444,000
$19.50	2,013	2,013	350,000	1,000,000	1,590,909	2,130,434	2,625,000	3,080,000
$20.00	2,013	2,013	2,013	666,666	1,272,727	1,826,086	2,333,333	2,800,000.00

Once the Conversion Cap is met, all remaining Alignment Shares that cannot convert due to the Conversion Cap will collectively convert into one Conversion Share. As a result, the maximum number of Conversion Shares that may be issued will be 14,596,637.
The conversion shares will be deliverable no later than the tenth day following the last day of each applicable measurement period. The conversion shares will be delivered no later than 10:00 a.m., New York City time, on the date of issuance. We are required to publicly announce the number of conversion shares to be issued no less than two business days prior to issuance.
Volume weighted average price
“VWAP” per share of our Class A Common Stock on any trading day means the per share volume weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the company) page “VAP” (or its equivalent successor if such page is not available) in respect of the period from the open of trading on the relevant trading day until the close of trading on such trading day (or if such volume-weighted average price is unavailable, the market price of one share of Class A Common Stock on such trading day determined, using a volume weighted average method, by an independent financial advisor retained for such purpose by the company). “VWAP” for any period means the volume-weighted average of the respective VWAPs for the trading days in such period.
Change of control
Upon a change of control, for the measurement period in which the change of control transaction occurs, the 201,250 Alignment Shares will automatically convert into conversion shares (on the business day immediately prior to such event), as follows:
•if, prior to the date of such change of control, the Alignment Shares have already cumulatively converted into a number of shares of Class A Common Stock equal in the aggregate to at least 5% of the Applicable Closing Share Count (the “5% Threshold Amount”), the number of conversion shares will equal the greater of (i) 2,013 shares of Class A Common Stock and (ii) subject to the Conversion Cap, the number of shares of Class A Common Stock that would be issuable based on the excess of the Total Return above the price threshold as described above with such Total Return calculated based on the cash purchase price in the change of control transaction or deemed value of the consideration received by holders of Class A Common Stock, rather than the VWAP for the final fiscal quarter in the relevant measurement period;
•if, prior to the date of the change of control, the Alignment Shares have not already cumulatively converted into a number of shares of Class A Common Stock equal in the aggregate to at least the 5% Threshold Amount, subject to the Conversion Cap, the number of conversion shares will equal the greater of (i) the 5% Threshold Amount less any shares of Class A Common Stock previously issued upon conversion of Alignment Shares and (ii) the number of shares that would be issuable based on the excess of the Total Return above the price threshold described above with the Total Return calculated based on the cash purchase price in the change of control transaction or deemed value of the consideration received by holders of Class A Common Stock, rather than the VWAP for the final fiscal quarter in the relevant measurement period; and
•to the extent any remaining tranches of 201,250 Alignment Shares remain outstanding, all remaining tranches of 201,250 Alignment Shares will automatically convert into one (1) share of our Class A Common Stock.
A change of control is the occurrence of any one of the following: (a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, our wholly owned subsidiaries and our and their respective employee benefit plans, (A) has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of common stock representing more than 50% of the voting power of our common stock and (B) has filed a Schedule TO or any schedule, form or report under the Exchange Act disclosing that an event described in clause (A) has occurred; provided, however, that a “person” or “group” will not be deemed a beneficial owner of, or to own beneficially, any securities tendered pursuant to a tender or exchange offer made by or on behalf of such “person” or “group” or any of their affiliates until such tendered securities are accepted for purchase or exchange thereunder; (b) the consummation of (A) any recapitalization, reclassification or change of our common stock (other than a change from no par value to par value, a change in par value or a change from par value to no par value, or changes resulting from a subdivision or combination) as a result of which all of our common stock would be converted into, or exchanged for, stock, other securities, or other property or assets; (B) any share exchange, consolidation or merger of us pursuant to which all of the Class A Common Stock will be converted into cash, securities or other property or assets (including any combination thereof); or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of our or our consolidated assets, taken as a whole, to any person or entity (other than one of our wholly owned subsidiaries, and other than a pledge or hypothecation of assets (but not foreclosure in respect thereof)); provided, however, that a transaction described in clauses (A) or (B) in which the holders of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of the common equity of the continuing or surviving entity immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction will not be deemed to be a change of control pursuant to this clause (b); (c) our stockholders approve any plan or proposal for our liquidation or dissolution (other than a liquidation or dissolution that will occur contemporaneously with a transaction described in clause (b)(B) above); or (d) our Class A Common Stock ceases to be listed or quoted on any of the NYSE, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors); provided, however, that a transaction or transactions described in clauses (a) or (b) above will not constitute a change of control, if at least 90% of the consideration received or to be received by the holders of our common stock, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions, consists of shares of common stock that are listed or quoted on any of the NYSE, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions, and as a result of such transaction or transactions such consideration becomes the equity interests into which the Alignment Shares convert.
Preferred stock
The third amended and restated certificate of incorporation authorizes 10,000,000 shares of undesignated preferred stock and provides that shares of preferred stock may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board is able to, without stockholder approval, issue shares of preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of our common stock and could have anti-takeover effects. The ability of our Board to issue shares of preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof.
Dividends
We have not paid any cash dividends on shares of our common stock to date. The payment of cash dividends in the future will depend upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of our Board at such time. In addition, our Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future.
Transfer agent and warrant agent
The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct, fraud or bad faith of the indemnified person or entity.
Certain anti-takeover provisions of Delaware law and our third amended and restated certificate of incorporation and second amended and restated bylaws

We will be subject to the provisions of Section 203 of the DGCL regulating corporate takeovers upon completion of this offering. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:
•a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);
•an affiliate of an interested stockholder; or
•an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.
A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:
•our Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;
•after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or
•on or subsequent to the date of the transaction, the business combination is approved by our Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.
Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Exclusive forum for certain lawsuits
Our third amended and restated certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (i) derivative action or proceeding brought on behalf of our company, (ii) action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee or stockholder of our company to our company or our company’s stockholders, (iii) action asserting a claim against our company or any current or former director, officer, employee or stockholder of our company arising pursuant to any provision of the DGCL or our third amended and restated certificate of incorporation or our second amended and restated bylaws (as either may be amended from time to time) or (iv) action asserting a claim governed by the internal affairs doctrine of the State of Delaware. These provisions shall not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. In addition, our third amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, or the rules and regulations promulgated thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. There remains uncertainty as to whether a court would enforce our provision. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of our company shall be deemed to have notice of and consented to the forum provisions in our third amended and restated certificate of incorporation.
Special meeting of stockholders

Our third amended and restated certificate of incorporation provides that special meetings of our stockholders may be called only by a majority vote of our Board or by our Chair (subject to law and the rights of preferred stock).
Advance notice requirements for stockholder proposals and director nominations
Our second amended and restated bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our second amended and restated bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.
Action by written consent
Any action required or permitted to be taken by our common stockholders must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of stockholders (other than holders of our Alignment Shares).

Beneficial ownership of securities
The following table sets forth information known to us regarding the beneficial ownership of our common stock as of September 14, 2022 by:
•each person known by us to be the beneficial owner of more than 5% of outstanding Company common stock;
•each of our executive officers and directors; and
•all of our executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
The beneficial ownership of Company stock is based on 154,762,094 shares of Class A Common Stock and 1,207,500 shares of Class B common stock, also referred to as Alignment Shares, issued and outstanding as of September 14, 2022.
Unless otherwise indicated, we believe that each person named in the table below has sole voting and investment power with respect to all of our common stock beneficially owned by them. Further, unless otherwise noted, the business address of each of the executive officers and directors of Altus is c/o Altus Power, Inc., 2200 Atlantic Street, 6th Floor, Stamford, Connecticut 06902.

Name and Address of Beneficial Owner	Shares of Class A Common Stock	%	Shares of Class B Common Stock	%
Five Percent Holders:
CBRE Acquisition Sponsor, LLC(1)	31,239,560	20.2%	1,086,750	90.0%
GSO Altus Holdings LP(2)	28,825,125	18.6%	-	-
Gregg J. Felton(3)	23,866,091	15.4%	-	-
Lars R. Norell(4)	28,911,268	18.7%	-	-
Directors and Executive Officers			-	-
Gregg J. Felton(3)	23,866,091	15.4%	-	-
Lars R. Norell(4)	28,911,268	18.7%	-	-
Anthony P. Savino(5)	4,800,188	3.1%	-	-
Dustin L. Weber(6)	1,779,038	1.1%	-	-
Christine R. Detrick	100,000	*	-	-
Richard N. Peretz	20,000	*	-	-
Sharon R. Daley	-	-	-	-
William F. Concannon(7)	118,437	*	12,075	1.0%
Sarah E. Coyne(8)	4,018,437	2.6%	12,075	1.0%
Robert M. Horn	-	-	-	-
All directors and executive officers as a group (ten individuals)	63,613,459	41.1%	24,150	2.0%

(1)    Includes 9,237,749 shares of Class A Common Stock issuable upon the exercise of Private Placement Warrants. Following our notice of redemption of all outstanding warrants, on September 20, 2022, CBRE exercised its warrants on a cashless basis in exchange for shares of Class A Common Stock at a ratio of 0.2763 shares per Private Placement Warrant. The sole member of CBRE Acquisition Sponsor, LLC is CBRE Services, Inc., which is a wholly-owned subsidiary of CBRE Group, Inc. CBRE Group, Inc. is a publicly traded company. The business address of each of the entities described in this footnote is 2100 McKinney Avenue Suite 1250, Dallas, Texas 75201.
(2)    GSO Altus Holdings LP directly holds the reported shares of Class A Common Stock. GSO Altus Holdings Associates LLC is the general partner of GSO Altus Holdings LP. GSO Holdings I L.L.C. is the managing member of GSO Altus Holdings Associates LLC. Blackstone Holdings II L.P. is the managing member of GSO Holdings I L.L.C. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings II L.P. Blackstone Inc. is the sole member of Blackstone Holdings I/II GP L.L.C. Blackstone Group Management L.L.C. is the sole holder of the Series II preferred stock of Blackstone Inc. Blackstone Group Management L.L.C. is wholly-owned by Blackstone Inc.’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of the foregoing entities and individuals disclaims beneficial ownership of the securities held directly by GSO Altus Holdings LP (other than GSO Altus Holdings LP to the extent of its direct holdings). The business address of GSO Altus Holdings LP is c/o Blackstone Alternative Credit Advisors LP, 345 Park Avenue, New York, New York 10154.
(3)    Consists of shares of Class A Common Stock held through vehicles or trusts, including: (i) 13,124,603 shares held by Felton Asset Management LLC, for which Mr. Felton is the managing member and (ii) an aggregate of 10,741,488 shares held across two irrevocable trusts for the benefit of Mr. Felton’s children.
(4)    Consists of shares of Class A Common Stock held through vehicles or trusts, including: (i) 21,774,907 shares held by Start Capital LLC, for which Mr. Norell is the managing member, (ii) 2,854,545 shares held by Start Capital Trust, for the benefit of Mr. Norell’s children and (iii) an aggregate of 4,281,816 shares held across three irrevocable trusts for the benefit of Mr. Norell’s children.
(5)    Includes an aggregate of 1,134,255 shares of Class A Common Stock held across three irrevocable trusts for the benefit of Mr. Savino’s children. Also includes 3,620,285 shares of Class A Common Stock, as well as 45,648 shares of Class A Common Stock which are restricted and subject to forfeiture.
(6)    315,889 of Mr. Weber’s shares of Class A Common Stock are restricted and subject to forfeiture.
(7)    Includes 18,417 shares of Class A Common Stock issuable upon the exercise of private placement warrants. Following our notice of redemption of all outstanding warrants, on September 21, 2022, Mr. Concannon exercised his warrants on a cashless basis in exchange for shares of Class A Common Stock at a ratio of 0.2763 shares per warrant. Consists of securities held by a family-owned limited liability company. The business address of Mr. Concannon is 2100 McKinney Avenue Suite 1250, Dallas, Texas 75201.
(8)    Consists of shares held by ValueAct Capital Master Fund, L.P. Ms. Coyne disclaims beneficial ownership of such shares for purposes of Section 16 under the Exchange Act. Includes 18,417 shares of Class A Common Stock issuable upon the exercise of private placement warrants.

Selling Stockholder
The following table sets forth certain information regarding the beneficial ownership of the shares of our Class A Common Stock held by the Selling Stockholder and the number of shares that are being offered by the Selling Stockholder pursuant to this prospectus supplement. The table was prepared based in part on information provided to us by or on behalf of the Selling Stockholder. Beneficial ownership is determined in accordance with rules of the SEC and means voting or investment power with respect to securities. Unless otherwise indicated in the footnotes to the table, to our knowledge, the Selling Stockholder identified in the table has sole voting and investment power with regard to the shares beneficially owned.

			Assuming No Exercise of the Underwriters’ Option to Purchase Additional Shares			Assuming Full Exercise of the Underwriters’ Option to Purchase Additional Shares
	Shares Beneficially Owned Prior to this Offering		Shares of Common Stock Offered	Shares Beneficially Owned After this Offering		Share of Common Stock Offered	Shares Beneficially Owned After this Offering
Selling Stockholder	Number	Percent(1)		Number	Percent(1)		Number	Percent(1)
GSO Altus Holdings LP(2)	28,825,125	18.6%	7,000,000	21,825,125	14.1%	8,050,000	20,775,125	13.4%

(1)    Percentage of beneficial ownership is based on 154,762,094 shares of our Class A Common Stock outstanding as of September 14, 2022.

(2)    GSO Altus Holdings LP directly holds the reported shares of Class A Common Stock. GSO Altus Holdings Associates LLC is the general partner of GSO Altus Holdings LP. GSO Holdings I L.L.C. is the managing member of GSO Altus Holdings Associates LLC. Blackstone Holdings II L.P. is the managing member of GSO Holdings I L.L.C. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings II L.P. Blackstone Inc. is the sole member of Blackstone Holdings I/II GP L.L.C. Blackstone Group Management L.L.C. is the sole holder of the Series II preferred stock of Blackstone Inc. Blackstone Group Management L.L.C. is wholly-owned by Blackstone Inc.’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of the foregoing entities and individuals disclaims beneficial ownership of the securities held directly by GSO Altus Holdings LP (other than GSO Altus Holdings LP to the extent of its direct holdings). The business address of GSO Altus Holdings LP is c/o Blackstone Alternative Credit Advisors LP, 345 Park Avenue, New York, New York 10154.

Certain relationships and related party transactions
The following is a description of transactions since January 1, 2021 to which we have been a participant in which the amount involved, exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive compensation.”
CBAH related party transactions
Related party notes
Prior to the consummation of CBAH’s initial public offering, CBRE Acquisition Sponsor, LLC, a Delaware limited liability company and wholly owned subsidiary of CBRE Group, Inc. (“CBRE” or the “Sponsor”) agreed to loan CBAH up to $300,000 to be used for a portion of the expenses related to the organization of the company and CBAH’s initial public offering. The loan was repaid upon the consummation of CBAH’s initial public offering out of the $1,500,000 of offering proceeds that had been allocated for the payment of offering expenses (other than underwriting commissions) not held in the trust account.
On February 16, 2021, CBAH entered into a third amended and restated promissory note (the “Third Amended and Restated Promissory Note”) with the Sponsor, with a borrowing capacity of up to $3.0 million. The Third Amended and Restated Promissory Note was non-interest bearing and the unpaid principal balance of the promissory note was payable on the earlier of: (i) the Closing and (ii) December 31, 2022 (or March 31, 2023, under certain circumstances). The Third Amended and Restated Promissory Note was subject to customary events of default, the occurrence of which automatically would have triggered the unpaid principal balance of the note and all other sums payable with regard to the note becoming immediately due and payable. Under the terms of the Third Amended and Restated Promissory Note, the Sponsor was permitted to elect to convert any unpaid balance of the note in whole or in part into private placement warrants at a price of $1.50 per warrant.
The terms of any such private placement warrants would be identical to the terms of the warrants issued by CBAH to the Sponsor in a private placement in connection with CBAH’s initial public offering. Each private placement warrant entitles the holder thereof to purchase one share of Class A Common Stock for $11.00 per share, subject to adjustment pursuant to the Warrant Agreement, dated as of December 10, 2020, by and between CBAH and Continental Stock Transfer & Trust Company.
At the Closing, we issued 2,000,000 private placement warrants to the Sponsor in full settlement of the note’s total outstanding borrowings of $3.0 million.
Class B letter agreement
Contemporaneously with the execution of the Business Combination Agreement, CBAH, Altus and the holders of shares of Class B common stock entered into a letter agreement (the “Class B Letter Agreement”), pursuant to which at the Closing each such holder surrendered 30% of the shares of Class B common stock held by such holder. Further, pursuant to the Class B Letter Agreement, each such holder agreed not to transfer any shares of Class B common stock (subject to certain exceptions).
PIPE subscription agreements
Contemporaneously with the execution of the Business Combination Agreement, certain accredited investors, including the Sponsor and certain of our directors and officers (the “PIPE Investors”), entered into subscription agreements (the “PIPE Subscription Agreements”) pursuant to which the PIPE Investors purchased 42,500,000 shares of Class A Common Stock (the “PIPE Shares”) at a purchase price per share of $10.00 and an aggregate purchase price of $425,000,000 (the “PIPE Investment”). Pursuant to its PIPE Subscription Agreement, the Sponsor purchased shares of Class A Common Stock in an aggregate amount of $220,000,000.
Additionally, William Concannon entered into a PIPE Subscription Agreement pursuant to which he purchased 100,000 shares of Class A Common Stock at a purchase price per share of $10.00 and an aggregate purchase price of $1,000,000. The PIPE Investment was issued to the Sponsor and Mr. Concannon on the same terms and conditions as all other PIPE Investors.
Administrative support services agreement
CBAH entered into an agreement with an affiliate of the Sponsor, pursuant to which CBAH paid to such affiliate a total of $112,580.65 during the year ended December 31, 2021 for office space, administrative and support services, plus any out-of-pocket expenses. The agreement terminated upon the closing of the Business Combination.
Loan related to Business Combination
Subject to Cash Smith’s continued employment with CBRE through the completion of the Business Combination, CBRE, Inc. agreed to loan Mr. Smith the amount of $1,000,000 within 30 days following the completion of the Business Combination upon Mr. Smith’s delivering to CBRE a promissory note for that amount, which promissory note (i) is secured by a pledge of all shares of common stock, and warrants to acquire such shares, held by Mr. Smith and issued by CBAH prior to the date of the Business Combination, (ii) is recourse solely to such pledged shares and warrants, (iii) accrues interest at a rate of interest equal to the applicable federal rate for the month in which the promissory note was made (with interest compounding annually), and (iv) matures following the delivery of the final Alignment Shares owed to Mr. Smith (with principal and interest due at such time), with mandatory earlier repayment out of the after-tax proceeds Mr. Smith realizes from such pledged shares and warrants. Mr. Smith may prepay all or any portion of the principal and accrued interest due under the promissory note at any time.
The Company’s and Altus’s related party transactions
Transactions with Blackstone and its subsidiaries
Credit facility
On November 22, 2019, Holdings and the Company completed a financing with Blackstone through its subsidiaries Blackstone Credit (formerly known as GSO Capital Partners) and BIS, totaling $551.0 million of funded and committed capital (“Blackstone Credit Facilities”). In connection with the Blackstone Credit Facilities, the Company repaid in full the balance on the previous term loan.
Rated term loan
As part of the Blackstone Credit Facilities, on November 22, 2019, APA Finance, LLC (“APAF”), a wholly owned subsidiary of the Company, entered into a $251.0 million term loan facility with BIS through a consortium of lenders (the “Rated Term Loan”). The Rated Term Loan consists of investment grade-rated Class A and Class B notes that mature on June 30, 2045 (“Final Maturity Date”). The Rated Term Loan amortizes at an initial rate of 2.5% of outstanding principal per annum for a period of 5 years at which point the amortization steps up to 5% per annum until November 22, 2026, (“Anticipated Repayment Date”). After the Anticipated Repayment Date, the loan becomes fully-amortizing, and all available cash is used to pay down principal until the Final Maturity Date. Interest on the Rated Term Loan accrues quarterly at a blended fixed rate of 3.70%. During the year ended December 31, 2020 the total related party interest expense on the Rated Term Loan was $9.5 million. As of December 31, 2020 interest payable of $2.6 million was due under the Rated Term Loan. On December 22, 2020, APAF upsized the borrowing capacity of the Rated Term Loan to $367.4 million through a tertiary draw commitment agreement. As of December 31, 2020, the outstanding principal balance of the Rated Term Loan was $362.7 million, consisting of Class A and Class B notes totaling $213.4 million and $149.3 million, respectively, less unamortized debt discount and loan issuance costs totaling $5.9 million.
On August 25, 2021, APAF entered into an Amended and Restated Credit Agreement (“Amended Agreement”) with Blackstone Credit and the other lenders party thereto to refinance the Rated Term Loan (hereby referred to as the “Amended Rated Term Loan”). The Amended Agreement added an additional $135.6 million (all of which was drawn as of December 31, 2021) to the facility, bringing the aggregate facility to $503 million. The Amended Rated Term Loan has a weighted average 3.51% annual fixed rate, reduced from the previous weighted average rate of 3.70%, and matures on February 29, 2056 (“Final Maturity Date”). Of the total proceeds of the refinancing, $126.4 million was used to fund the TrueGreen Acquisition, $8.8 million was used to fund the Beaver Run

Acquisition, and $2.7 million was used to fund the Island Pacific Acquisition (as defined in Note 7, “Acquisitions,” to our audited consolidated annual financial statements included elsewhere in this prospectus supplement).
The Amended Rated Term Loan amortizes at an initial rate of 2.5% of outstanding principal per annum for a period of 8 years at which point the amortization steps up to 4% per annum until September 30, 2031 (“Anticipated Repayment Date”). After the Anticipated Repayment Date, the loan becomes fully-amortizing, and all available cash is used to pay down principal until the Final Maturity Date.
The Company incurred $5.2 million of issuance costs related to the refinancing, which have been deferred and recorded as a reduction to the Amended Rated Term Loan balance and are amortized as interest expense on a ten-year schedule until the Amended Rated Term Loan’s Anticipated Repayment Date. Additionally, in conjunction with the refinancing, the Company expensed $1.2 million of financing costs related to the modified portion of the Amended Rated Term Loan and included them in Other expenses, net in the consolidated statements of operations.
In conjunction with the refinancing, a portion of the Amended Rated Term Loan was extinguished. As a result, the Company expensed unamortized deferred financing costs of $1.8 million and $1.4 million premium paid on early redemption as loss on extinguishment of debt in the consolidated statements of operations.
As of December 31, 2021, the outstanding principal balance of the Amended Rated Term Loan was $500 million less unamortized debt discount and loan issuance costs totaling $8.4 million.
Blackstone Credit promissory note
On November 22, 2019, the Company issued a promissory note to Blackstone Credit in exchange for a loan totaling $4.0 million. As of December 31, 2019, the note accrued interest at a rate of 4.25%. The full promissory note plus accrued interest was repaid in full by the Company on March 3, 2020.
PIPE subscription agreements
Each of Gregg Felton, Lars Norell and Christine Detrick entered into a PIPE Subscription Agreement pursuant to which he or she purchased 100,000 shares of Class A Common Stock at a purchase price per share of $10.00 and an aggregate purchase price of $1,000,000. Richard Peretz entered into a similar agreement pursuant to which he purchased 20,000 shares of Class A Common Stock at a purchase price per share of $10.00 and an aggregate purchase price of $200,000. The PIPE Investment was issued to Mr. Felton, Mr. Norell, Ms. Detrick and Mr. Peretz on the same terms and conditions as all other PIPE Investors.
Commercial collaboration agreement
In connection with the execution of the Business Combination Agreement, Altus and CBRE, Inc. entered into a commercial collaboration agreement (the “Commercial Collaboration Agreement”) effective upon the Closing, pursuant to which, among other things, (i) CBRE, Inc. invited Altus to join CBRE, Inc.’s strategic supplier program and CBRE, Inc. will promote Altus as its preferred clean energy renewable provider/partner, (ii) CBRE, Inc. and Altus will create a business opportunity referral program with CBRE’s brokers, (iii) CBRE, Inc. will reasonably collaborate with Altus to develop and bring to market new products and/or bundles for Altus’s customers, (iv) Altus will consider in good faith inviting CBRE, Inc. to become a solar tax equity partner for Altus, on a non-exclusive basis, on market terms to be mutually agreed and (v) CBRE, Inc. will provide, at no cost to Altus, reasonable access to data-driven research and insights prepared by CBRE, Inc. (subject to certain exceptions). To govern CBRE, Inc. and Altus’s activities under the Commercial Collaboration Agreement, the parties have created an executive steering committee comprised of four individuals, with two representatives from CBRE, Inc. and two representatives from Altus. The Commercial Collaboration Agreement continues for a period of seven years, with automatic one-year renewal periods, unless earlier terminated by either party in accordance with the terms set forth therein. Under the CBRE broker referral program, CBRE’s brokers throughout the United States will be able to submit, through a CBRE website, referrals to clients that may present a potential business opportunity for Altus. CBRE’s Renewable Energy Solutions team will then evaluate such referrals and determine which will be presented to Altus. Altus will determine whether or not to pursue any such referrals and if such referral will qualify for a referral fee (which will require, at a minimum, the CBRE broker to actively facilitate the initial communications between CBRE’s Renewable Energy Solutions team or Altus and the referral prospect). The referral fees for new-

build solar systems will be $0.030 per watt for projects up to 10 MW and $0.020 per watt for projects above 10 MW. For example, a 200,000 square foot warehouse with a two megawatt solar system would imply a $60,000 referral fee and a 1.5 million square foot warehouse with a 15 MW solar system would imply a $300,000 referral fee. The referral fees for new-build storage systems will be $0.010 per watthour for projects up to 10 MW hours and $0.008 per watthour for projects above 10 MW hours. The referral fees for both the new-build solar systems and new-build storage systems will be paid 50% at the time the referred client executes a final agreement with Altus for such system and 50% at the time Altus connects such system to the grid for operation. In addition, the referral fees for secondary/existing solar and storage systems will be $0.020 per watt for solar and $0.008 per watthour for storage for projects up to 10 MW and $0.015 per watt for solar and $0.0075 per watthour for storage for projects above 10 MW. The referral fees for secondary/existing solar and storage systems will be paid 100% at the time of the financial closing of the acquisition by Altus of the asset. The aggregate referral fees for all projects will be paid quarterly by Altus to CBRE, together with a detailed report on the payments then being made. CBRE will then pay the individual CBRE broker(s) their referral fees in accordance with each individual broker’s brokerage commission structure and therefore CBRE’s Advisory business segment will receive a portion of the referral fees. The fees described above for new-build storage systems and secondary/existing solar and storage systems reflect a confirmed fee schedule that Altus proposed to CBRE on July 30, 2021, which proposal was approved by the Special Committee and agreed to by CBRE. Following the execution of the Business Combination Agreement, CBRE’s Renewable Energy Solutions team has, based on recommendations from CBRE’s brokers, from time to time presented Altus with client referrals, which Altus in its sole discretion may elect to pursue. CBRE has informed Altus that it may request that Altus pay referral fees to CBRE’s brokers for such referrals made prior to such completion which fees would not exceed the fees set forth in the CBRE broker referral program included in the Commercial Collaboration Agreement; provided that any decision to pay such fees shall be made in Altus’s sole discretion. If Altus agrees to pay any such fees to CBRE’s brokers, CBRE’s Advisory business segment may receive a portion of such fees in accordance with each CBRE broker’s individual brokerage commission structure. The Special Committee was made aware of, and approved, the possibility of these client referrals occurring and these referral fees being paid.
Investor rights agreement
Contemporaneously with the execution of the Business Combination Agreement, CBAH, the Sponsor, certain officers of CBAH, Altus, Blackstone Credit, the Founders (as defined therein) and certain other officers of Altus and their affiliated trusts and vehicles entered into an Investor Rights Agreement (the “Investor Rights Agreement”), which provides for, among other things, certain registration rights and transfer restrictions, including that the Sponsor and the Founders shall not transfer shares of our common stock (subject to certain exceptions) until the first anniversary of the Closing and that Blackstone Credit shall not transfer its shares of our common stock (subject to certain exceptions) until the date that is 270 days following the Closing (subject to certain exceptions). Blackstone Credit has a right to nominate one director to the CBAH board of directors for so long as it and its permitted transferees hold at least 5% of the outstanding shares of Class A Common Stock. The Sponsor has the right to appoint the Class B director for so long as any shares of Class B common stock remain outstanding, and upon the conversion of all shares of Class B common stock to Class A Common Stock, the Sponsor has the right to nominate one director to the board of directors so long as the Sponsor continues to meet certain ownership requirements with respect to the Class A Common Stock as set forth therein.
Brokerage transaction
CBRE, Inc. received a customary brokerage commission to be paid by the landlord in connection with Altus’ entry into and possible future extension of its headquarters lease in Stamford, Connecticut. Further, the Company intends to pay CBRE a brokerage fee to fund a subtenant in the Company’s former headquarters. The Company signed an agreement on February 9, 2022 with CBRE, whereby particular CBRE brokers would represent Altus in the acquisition of land in the United State, at least five acres in size, that have solar or wind facilities which are either in construction or already operational, for a brokerage commission.
Letter of intent with Trammell Crow
Trammell Crow Company, a wholly-owned subsidiary of CBRE, signed a letter of intent on March 15, 2022 with the Company to evaluate the inclusion of solar power generation, battery storage and EV charging across their buildings that are “in process” of being built. This represents an opportunity of up to 300 MW.

Leases with CBRE Investment Management entities
A subsidiary of the Company signed solar site lease agreements on March 22, 2022 with four CBRE Investment Management entities with respect to four buildings located throughout Aberdeen and North East, Maryland, to lease rooftop space which provides an aggregate capacity of approximately 17.2 MW of solar power.
Director offer letters
In connection with the Business Combination we entered into Director Offer Letters with each of our non-employee directors. See “Executive compensation-Director Compensation.” Each of the director offer letters is substantially similar to the “Form Director Offer Letter” filed as an exhibit to our Registration Statement on Form S-1 (File No. 333-262072) filed with the SEC on January 10, 2022, of which this prospectus supplement forms a part, except that (i) Ms. Coyne’s letter includes the assignment of her compensation to ValueAct Capital Management, L.P. and (ii) Mr. Horn’s offer letter reflects that he is not receiving any compensation.
Indemnification agreements with officers and directors and directors’ and officers’ liability insurance
In connection with the Business Combination, Altus entered into indemnification agreements with each of its executive officers and directors. The indemnification agreements, Altus’s restated certificate of incorporation and its bylaws require that Altus indemnify its directors to the fullest extent not prohibited by Delaware law. Subject to certain limitations, the bylaws will also require Altus to advance expenses incurred by its directors and officers. Altus also maintains a general liability insurance policy, which covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.
Management equity incentive letter
On July 12, 2021, we entered into the Management Equity Incentive Letter with each of Mr. Felton and Mr. Norell pursuant to which, on February 15, 2022, the Compensation Committee granted to Mr. Felton and Mr. Norell, together with other senior executives, including Mr. Savino and Mr. Weber, restricted stock units (“RSUs”) under the Incentive Plan that are subject to time-based and, for our NEOs and certain other executives, eighty percent (80%) of such RSUs are also further subject to performance-based vesting, with respect to an aggregate five percent (5%) of the Company’s Class A Common Stock on a fully diluted basis, excluding the then-outstanding shares of the Company’s Class B common stock or any shares of Class A Common Stock into which such shares of the Company’s Class B common stock are or may be convertible. The RSUs were determined by the Compensation Committee based on the recommendation of the compensation consultants to the Compensation Committee. Subject to continued employment on each applicable vesting date, the time-based RSUs generally vest 33⅓% on each of the third, fourth and fifth anniversaries of the Closing, and the performance-based RSUs vest with respect to 33⅓% of the award upon the achievement of the above time-based requirement and the achievement of a hurdle representing a 25% annual compound annual growth rate measured based on an initial value of $10.00 per share (i.e. on each of the third anniversary, the fourth anniversary, and the fifth anniversary of the date of grant, the stock price performance hurdle shall be $19.53, $24.41, $30.51, respectively).
Employment agreements
In connection with the Business Combination, Altus entered into employment agreements with Gregg Felton and Lars Norell. An affiliate of Altus also has entered into an employment agreement with Dustin Weber. See “Executive compensation-Narrative Disclosure to Summary Compensation Table-Agreements with our Named Executive Officers”. In addition, in connection with the Business Combination, Dustin Weber and Anthony Savino each signed a confidentiality and protection of intellectual property agreement.
Registration rights
Certain holders of our Class A Common Stock, Alignment Shares, Private Placement Warrants and Public Warrants have registration rights that require us to register a sale of any of our securities held by them. These holders are entitled to make demands that we register such securities for sale under the Securities Act. In addition, these holders have certain “piggy-back” registration rights to include such securities in other registration statements filed by us and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will bear the costs and expenses incurred in connection with filing any such registration statements.

Policies and procedures for related party transactions
We have adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.
A “Related Person Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. Transactions involving compensation for services provided to us or any of its subsidiaries as an employee, consultant or director will not be considered related person transactions under this policy. A “Related Person” means:
•any person who is, or at any time during the applicable period was, one of our officers or one of our directors;
•any person who is known by us to be the beneficial owner of more than five percent (5%) of its voting stock; and
•any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than five percent (5%) of its voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than five percent (5%) of its voting stock
We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its charter, the Audit Committee will have the responsibility to review related party transactions. It is anticipated that under the related person transaction policy, the related person in question or, in the case of transactions with a beneficial holder of more than 5% of our voting stock, an officer with knowledge of a proposed transaction, will be required to present information regarding the proposed related person transaction to our Audit Committee (or to another independent body of the Board) for review. To identify related person transactions in advance, Altus expects to rely on information supplied by its executive officers, directors and certain significant stockholders. In considering related person transactions, our Audit Committee is expected to take into account the relevant available facts and circumstances, which may include, but are not limited to:
•the related person’s interest in the transaction;
•the approximate dollar value of the amount involved in the transaction;
•the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•whether the transaction was undertaken in the ordinary course of business;
•whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to Altus than terms that could have been reached with an unrelated third party;
•the purpose of, and the potential benefits to us of, the transaction; and
•any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.
Our Audit Committee will approve only those transactions that it determines are fair to us and in our best interests.

Underwriting
The Selling Stockholder is offering the shares of Class A Common Stock described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities LLC, Citibank Global Markets Inc. and Evercore Group L.L.C. are acting as joint book-running managers of the offering and as representatives of the underwriters. We and the Selling Stockholder have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, the Selling Stockholder has agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of Class A Common Stock listed next to its name in the following table:

Name	Number of Shares
J.P. Morgan Securities LLC
Citibank Global Markets Inc.
Evercore Group L.L.C.

Total	7,000,000

The underwriters are committed to purchase all the shares of Class A Common Stock offered by the Selling Stockholder if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.
The underwriters propose to offer the shares of Class A Common Stock directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $           per share. Any such dealers may resell shares to certain other brokers or dealers at a discount of up to $           per share from the initial public offering price. After the initial offering of the shares to the public, if all of the shares of Class A Common Stock are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms. Sales of any shares made outside of the United States may be made by affiliates of the underwriters.
The underwriters have an option to buy up to 1,050,000 additional shares of Class A Common Stock from the Selling Stockholder to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of Class A Common Stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.
The underwriting fee is equal to the public offering price per share of Class A Common Stock less the amount paid by the underwriters to the Selling Stockholder per share of Class A Common Stock. The underwriting fee is $          per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Without option to purchase additional shares exercise	With full option to purchase additional shares exercise

Per Share	$	$
Total	$	$

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $         . We have also agreed to reimburse the underwriters for certain expenses incurred in connection with the review and clearance of this offering by the Financial Industry Regulatory Authority, Inc. (“FINRA”). In accordance with FINRA Rule 5110, this reimbursed fee is deemed underwriting compensation for this offering. In addition, the underwriters have agreed to reimburse the Selling Stockholder for certain expenses incurred in connection with this offering.
A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives of the underwriters and selling group members that may make Internet distributions on the same basis as other allocations.
We have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the SEC a registration statement under the Securities Act relating to, any shares of our Class A Common Stock or securities convertible into or exercisable or exchangeable for any shares of our Class A Common Stock, or publicly disclose the intention to make any offer, sale, pledge, loan, disposition or filing, or (ii) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of any shares of our Class A Common Stock or any such other securities (regardless of whether any transactions described in clause (i) or (ii) above are to be settled by the delivery of shares of Class A Common Stock or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan Securities LLC and Citibank Global Markets Inc. for a period of 90 days after the date of this prospectus supplement, other than the shares of our Class A Common Stock to be sold in this offering.
The restrictions on our actions, as described above, do not apply to certain transactions, including (i) the issuance of shares of Class A Common Stock or securities convertible into or exercisable for shares of our Class A Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of restricted stock units (including net settlement), in each case outstanding on the date of the underwriting agreement and described in this prospectus supplement; (ii) grants of stock options, stock awards, restricted stock, restricted stock units, or other equity awards and the issuance of shares of our Class A Common Stock or securities convertible into or exercisable or exchangeable for shares of our Class A Common Stock (whether upon the exercise of stock options or otherwise) to our employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the closing of this offering and described in this prospectus supplement; (iii) our filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of the underwriting agreement and described in this prospectus supplement or any assumed benefit plan pursuant to an acquisition or similar strategic transaction; (iv) our filing of an amendment our registration statement on Form S-1 (Registration No. 333-262072) to the extent required by Section 10(a)(3) under the Securities Act, provided, however, that such amendment to the registration statement may not register any securities not currently registered on the registration statement or (v) the issuance of shares in connection with the exercise (whether by the payment of the cash exercise or through a cashless exercise) or redemption of the Private Placement Warrants and Redeemable Warrants issued under and pursuant to the Warrant Agreement between the Company and Continental Stock Transfer & Trust Company dated December 10, 2020.

Our directors and executive officers, and the Selling Stockholder, (such persons, the “lock-up parties”) have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each lock-up party, with limited exceptions, for a period of 60 days, in the case of our directors and executive officers, and 90 days, in the case of the Selling Stockholder, in each case, after the date of this prospectus supplement (such period, the “restricted period”), may not (and may not cause any of their direct or indirect affiliates to), without the prior written consent of J.P. Morgan Securities LLC and Citibank Global Markets Inc., (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our Class A Common Stock or any securities convertible into or exercisable or exchangeable for our Class A Common Stock (including, without limitation, Class A Common Stock or such other securities which may be deemed to be beneficially owned by such lock-up parties in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant (collectively with the Class A Common Stock, the “lock-up securities”)), (ii) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the lock-up securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of lock-up securities, in cash or otherwise, (iii) make any demand for, or exercise any right with respect to, the registration of any lock-up securities, except, with respect to the Selling Stockholder, in connection with a “Piggyback Registration” (as defined in that certain Investor Rights Agreement, dated as of July 12, 2021, by and among the Company and the Selling Stockholder, among others), or (iv) publicly disclose the intention to do any of the foregoing. Such persons or entities have further acknowledged that these undertakings preclude them from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (by any person or entity, whether or not a signatory to such agreement) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any lock-up securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of lock-up securities, in cash or otherwise.
The restrictions described in the immediately preceding paragraph and contained in the lock-up agreements between the underwriters and the lock-up parties do not apply, subject in certain cases to various conditions, to certain transactions, including: (a) transfers of lock-up securities (i) as bona fide gifts, or for bona fide estate planning purposes, (ii) by will or intestacy, (iii) to the immediate family member of the lock-up party, (iv) to any trust for the direct or indirect benefit of the lock-up party or any immediate family member, or if the lock-up party is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust, (v) to a partnership, limited liability company or other entity of which the lock-up party and its immediate family members are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (vi) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (v) above, (vii) in the case of a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate of the lock-up party, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the lock-up party or its affiliates or (B) as part of a distribution to limited partners, members or stockholders of the lock-up party, (viii) by operation of law, (ix) to us from an employee upon death, disability or termination of employment of such employee, (x) as part of a sale of lock-up securities acquired in open market transactions after the completion of this offering, (xi) to us in connection with the vesting, settlement or exercise of RSUs, options, warrants or other rights to purchase shares of our Class A Common Stock (including “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such RSUs, options, warrants or rights, provided that any such shares of Class A Common Stock received upon such exercise, vesting or settlement shall be subject to the terms of the lock-up agreement or (xii) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all shareholders involving a change in control, provided that if such transaction is not completed, all such lock-up securities would remain subject to the restrictions in the immediately preceding paragraph; (b) exercise of the options, settlement of RSUs or other equity awards, or the exercise of warrants granted pursuant to plans described in this prospectus supplement, provided that any lock-up securities received upon such exercise, vesting or settlement would be subject to restrictions similar to those in the immediately preceding paragraph; (c) the conversion of outstanding preferred stock, warrants to acquire preferred stock, or convertible securities into shares of our Class A Common Stock or warrants to acquire shares of our Class A Common Stock, provided that any share of Class A Common Stock or warrant received upon such conversion would be subject to restrictions similar to those in the immediately preceding paragraph; (d) the establishment by lock-up parties of trading plans under Rule 10b5-1 under the Exchange Act, provided that (i) such plan does not provide for the transfer of lock-up securities during the restricted period and (ii) no filing by any party under the Exchange Act or other public announcement shall be required or made voluntarily in connection with such trading plan and any public announcement or filing under the Exchange Act made by any person regarding the establishment of such plan during the restricted period shall include a statement that such lock-up party is not permitted to transfer, sell or otherwise dispose of securities under such plan during the restricted period in contravention of such lock-up agreement; (e) with respect to the Selling Stockholder only, pledge any lock-up securities or the equity interests of the Selling Stockholder, in each case, directly or indirectly, to lenders as security for fund financing facilities, provided however that that the counterparty to any such financing arrangement may not exercise its right to foreclose on such pledged lock-up securities during the restricted period; and (f) the sale of shares of our Class A Common Stock pursuant to the terms of the underwriting agreement.
The representatives of the underwriters, in their sole discretion, may release the securities subject to any of the lock-up agreements with the underwriters described above, in whole or in part at any time.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.
Our Class A Common Stock is listed/quoted on the NYSE under the symbol “AMPS”.
In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of Class A Common Stock, which involves the sale by the underwriters of a greater number of shares of Class A Common Stock than they are required to purchase in this offering, and purchasing shares of Class A Common Stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Class A Common Stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.
The underwriters have advised us that, pursuant to Regulation M of the Securities Act of 1933, as amended, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the Class A Common Stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase Class A Common Stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.
These activities may have the effect of raising or maintaining the market price of the Class A Common Stock or preventing or retarding a decline in the market price of the Class A Common Stock, and, as a result, the price of the Class A Common Stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.
In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to the prospectus and this prospectus supplement. The underwriting compensation to be received by the underwriters in connection with the Offering consists of the underwriting discounts and commissions set forth on the cover page of this prospectus supplement.

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. If at the time of the Offering, a member of FINRA participating in the Offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), the Offering will be conducted in accordance with the relevant provisions of Rule 5121.
Selling restrictions
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
Notice to prospective investors in the European Economic Area
In relation to each Member State of the European Economic Area (each, a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of securities may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
(a)    to any legal entity which is a qualified investor as defined under the Prospectus Regulation;
(b)    to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representatives; or
(c)    in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares shall require us or any of our representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).
Notice to prospective investors in the United Kingdom
In relation to the United Kingdom, no shares have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares that either (i) has been approved by the Financial Conduct Authority, or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provision in Regulation 74 of the Prospectus (Amendment etc.) (EU Exit) Regulations 2019, except that offers of shares may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:
(a)    to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)     to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of representatives for any such offer; or
(c)     in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000, or the FSMA, provided that no such offer of the shares shall require the Issuer or any representative to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
In addition, this prospectus is only being distributed to, and is only directed at, and any investment or investment activity to which this prospectus relates is available only to, and will be engaged in only with, persons who are outside the United Kingdom or persons in the United Kingdom (i) having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or the Order; or (ii) who are high net worth entities falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Persons who are not relevant persons should not take any action on the basis of this prospectus and should not act or rely on it.
Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.
Notice to prospective investors in Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to prospective investors in Switzerland
The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectus under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectus under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority, or FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.
Notice to prospective investors in the Dubai International Financial Centre, or DIFC
This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority, or the DFSA. This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.
In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.
Notice to prospective investors in the United Arab Emirates
The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.
Notice to prospective investors in Australia
This prospectus:
•does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth), or the Corporations Act;
•has not been, and will not be, lodged with the Australian Securities and Investments Commission, or ASIC, as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and
•may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act, or the Exempt Investors.
The shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor.
As any offer of shares under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares you undertake to us that you will not, for a period of 12 months from the date of issue of the shares, offer, transfer, assign or otherwise alienate those shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.
Notice to prospective investors in Japan
The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to prospective investors in Hong Kong
The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or the SFO, of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong, or the CO, or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Notice to prospective investors in Singapore
Each underwriter has acknowledged that this prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any shares or caused the shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares or cause the shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, whether directly or indirectly, to any person in Singapore other than:
(a)to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time, or the SFA) pursuant to Section 274 of the SFA;
(b)to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or
(c)otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(1)a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(2)a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-

based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:
(i)to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 276(4)(i)(B) of the SFA;
(ii)where no consideration is or will be given for the transfer;
(iii)where the transfer is by operation of law;
(iv)as specified in Section 276(7) of the SFA; or
(v)as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Singapore SFA Product Classification—In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of shares, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to prospective investors in Bermuda
Shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.
Notice to prospective investors in Saudi Arabia
This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority, or CMA, pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended, or the CMA Regulations. The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorized financial adviser.
Notice to prospective investors in the British Virgin Islands
The shares are not being, and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription by or on behalf of us. The shares may be offered to companies incorporated under the BVI Business Companies Act, 2004 (British Virgin Islands), or BVI Companies, but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands. This prospectus has not been, and will not be, registered with the Financial Services Commission of the British Virgin Islands. No registered prospectus has been or will be prepared in respect of the shares of our common stock for the purposes of the Securities and Investment Business Act, 2010 or the Public Issuers Code of the British Virgin Islands.
Notice to prospective investors in China
This prospectus will not be circulated or distributed in the PRC and the shares will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.

Notice to prospective investors in Korea
The shares have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea, or the FSCMA, and the decrees and regulations thereunder and the shares have been and will be offered in Korea as a private placement under the FSCMA. None of the shares may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea, or the FETL, and the decrees and regulations thereunder. The shares have not been listed on any securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the shares shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the shares. By the purchase of the shares, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the shares pursuant to the applicable laws and regulations of Korea.
Notice to prospective investors in Malaysia
No prospectus or other offering material or document in connection with the offer and sale of the shares of our common stock has been or will be registered with the Securities Commission of Malaysia, or the Commission, for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of our common stock may not be circulated or distributed, nor may the shares of our common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission, (ii) a holder of a Capital Markets Services License, (iii) a person who acquires the shares of our common stock, as principal, if the offer is on terms that the shares of our common stock may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction, (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual, (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months, (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months, (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts, (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies), (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010, (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010 and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the shares of our common stock is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus is subject to Malaysian laws. This prospectus does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.
Notice to prospective investors in Taiwan
The shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the shares in Taiwan.
Notice to prospective investors in South Africa
Due to restrictions under the securities laws of South Africa, no “offer to the public” (as such term is defined in the South African Companies Act, No. 71 of 2008 (as amended or re-enacted, or the South African Companies Act)) is being made in connection with the issue of the shares in South Africa. Accordingly, this document does not, nor is it intended to, constitute a “registered prospectus” (as that term is defined in the South African Companies Act)

prepared and registered under the South African Companies Act and has not been approved by, and/or filed with, the South African Companies and Intellectual Property Commission or any other regulatory authority in South Africa. The shares are not offered, and the offer shall not be transferred, sold, renounced or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions stipulated in section 96 (1) applies:
Section 96 (1)(a) the offer, transfer, sale, renunciation or delivery is to:
(1)persons whose ordinary business, or part of whose ordinary business, is to deal in securities, as principal or agent;
(2)the South African Public Investment Corporation;
(3)persons or entities regulated by the Reserve Bank of South Africa;
(4)authorized financial service providers under South African law;
(5)financial institutions recognized as such under South African law;
(6)a wholly-owned subsidiary of any person or entity contemplated in (c), (d) or (e), acting as agent in the capacity of an authorized portfolio manager for a pension fund, or as manager for a collective investment scheme (in each case duly registered as such under South African law); or
(7)any combination of the person in (i) to (vi); or
Section 96 (1)(b) the total contemplated acquisition cost of the securities, for any single addressee acting as principal is equal to or greater than ZAR1,000,000 or such higher amount as may be promulgated by notice in the Government Gazette of South Africa pursuant to Section 96(2)(a) of the South African Companies Act.
Information made available in this prospectus should not be considered as “advice” as defined in the South African Financial Advisory and Intermediary Services Act, 2002.
Notice to prospective investors in Israel
In the State of Israel, this prospectus shall not be regarded as an offer to the public to purchase shares of common stock under the Israeli Securities Law, 5728-1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728-1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions, or the Addressed Investors; or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728-1968, subject to certain conditions, or the Qualified Investors. The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728-1968. We have not and will not distribute this prospectus or make, distribute or direct an offer to subscribe for our common stock to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors. Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728-1968. In particular, we may request, as a condition to be offered common stock, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728-1968 and the regulations promulgated thereunder in connection with the offer to be issued common stock; (iv) that the shares of common stock that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728-1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728-1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

United States federal income tax considerations
The following is a discussion of material U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock. This discussion applies only common stock that is held as a capital asset for U.S. federal income tax purposes and is applicable only to holders who are receiving shares of common stock in this offering.
This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors (such as the effects of Section 451 of the Code), including but not limited to:
•any person who is related to the Selling Stockholder for U.S. federal income tax purposes by application of Section 318 of the Code and Treasury Regulations thereunder;
•financial institutions or financial services entities;
•broker-dealers;
•governments or agencies or instrumentalities thereof;
•regulated investment companies;
•real estate investment trusts;
•expatriates or former long-term residents of the U.S.;
•persons that actually or constructively own five percent or more of our voting shares;
•insurance companies;
•dealers or traders subject to a mark-to-market method of accounting with respect to the securities;
•persons holding the shares as part of a “straddle,” hedge, integrated transaction or similar transaction;
•“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
•persons that receive shares upon the exercise of employee stock options or otherwise as compensation;
•U.S. holders (as defined below) whose functional currency is not the U.S. dollar;
•partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such entities; and
•tax-exempt entities.
This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).
We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.
This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our common stock through such entities. If a partnership (or other entity or arrangement classified as a partnership or other pass-through entity for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner or member in the partnership or other pass-through entity generally will depend on the status of the partner or member and the activities of the partnership or other pass-through entity. If you are a partner or member of a partnership or other pass-through entity holding our securities, we urge you to consult your own tax advisor.
THIS DISCUSSION IS ONLY A SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK. EACH PROSPECTIVE INVESTOR IN OUR COMMON STOCK IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.
U.S. holders
This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our shares of common stock who or that is, for U.S. federal income tax purposes:
•an individual who is a citizen or resident of the U.S.;
•a corporation (or other entity taxable as a corporation) organized in or under the laws of the U.S., any state thereof or the District of Columbia;
•an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•a trust, if (i) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a U.S. person.
Taxation of distributions. If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “U.S. holders–gain or loss on sale, taxable exchange or other taxable disposition of common stock” below.
Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.
Gain or loss on sale, taxable exchange or other taxable disposition of common stock. Upon a sale or other taxable disposition of our common stock, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the common stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock so disposed of exceeds one year. If the holding period requirements are not satisfied, any gain on a sale or taxable disposition of the shares of common stock would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.
Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its common stock so disposed of. A U.S. holder’s adjusted tax basis in its common stock will generally equal the U.S. holder’s acquisition cost for the common stock less any prior distributions treated as a return of capital.
Information reporting and backup withholding. In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our shares of common stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).
Any amounts withheld under the backup withholding rules generally should be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.
Non-U.S. holders
This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” is any beneficial owner of our common stock who or that is neither a “U.S. person,” as described under “U.S. Holders”, nor an entity treated as a partnership for U.S. federal income tax purposes.
Taxation of distributions. In general, any distributions we make to a Non-U.S. holder of shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the U.S., we will generally be required to withhold tax from the gross amount of the dividend at a rate of 30% or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding, a Non-U.S. holder will be required to provide to the applicable withholding agent an IRS Form W-8BEN or W-8BEN-E (or other applicable form), certifying under penalty of perjury that such holder is not a U.S. person as defined under the Code and is eligible for treaty benefits. Additional certification requirements apply if a Non-U.S. holder holds the common stock through a foreign partnership or a foreign intermediary. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “Non-U.S. holders–gain on sale, taxable exchange or other taxable disposition of common stock” below.
The withholding tax does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the U.S. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. holder were a U.S. holder, unless otherwise specified by an applicable income tax treaty. A non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate) with respect to its effectively-connected earnings and profits attributable to such dividends.
Gain on sale, taxable exchange or other taxable disposition of common stock. A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our common stock, unless:
•the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the U.S. (and, under certain income tax treaties, is attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. holder), in which case the Non-U.S. holder generally will be taxed on a net income basis at the graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code) and, if the Non-U.S. holder is a foreign corporation, the branch profits tax described above in “–Taxation of distributions” also may apply;
•the Non-U.S. holder is a nonresident alien individual who is present in the U.S. for 183 days or more in the taxable year of that disposition, and certain other conditions are met, in which case the Non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the U.S. and such holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S. source capital losses of the Non-U.S. holder, if any (even though the individual is not considered a resident of the U.S.), provided that the Non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or
•we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our common stock, and, in the case where shares of our common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our common stock. Special rules apply to distributions under Section 301(c)(3) of the Code irrespective of the Non-U.S. holder’s ownership percentage of the common stock. Generally, a corporation is a “United States real property holding corporation” if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). Although there can be no assurance, we believe that we are not, and we do not anticipate becoming, a U.S. real property holding corporation.
Information reporting and backup withholding. We must generally report annually to the IRS and to each Non-U.S. holder the gross amount of the distributions on our common stock paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock. Dividends paid to Non-U.S. holders subject to withholding of U.S. federal income tax, as described above in “–Taxation of distributions,” generally will be exempt from U.S. backup withholding.
Information reporting and backup withholding will generally apply to the proceeds of a disposition of our common stock by a Non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a Non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. holder where the transaction is effected outside the U.S. through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them. Copies of information returns may be made available to the tax authorities of the country in which the Non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. holder can be refunded or credited against the Non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is filed with the IRS in a timely manner.
FATCA withholding taxes. Pursuant to Sections 1471 to 1474 of the Code commonly referred to as “FATCA” additional withholding is generally imposed at a rate of 30% on payments of dividends on our common stock paid to a foreign entity unless (i) if the foreign entity is a “foreign financial institution,” such foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” such foreign entity identifies certain of its U.S. investors, if any, or (iii) the foreign entity is otherwise exempt under FATCA. Under applicable U.S. Treasury regulations, withholding under FATCA currently applies to payments of dividends on our common stock. Currently proposed U.S. Treasury Regulations provide that FATCA withholding does not apply to gross proceeds from the disposition of property of a type that can produce U.S. source dividends or interest; however, prior versions of the rules would have made such gross proceeds subject to FATCA withholding. Taxpayers (including withholding agents) can generally rely on the proposed Treasury Regulations until final Treasury Regulations are issued. Under certain circumstances, a Non-U.S. holder may be eligible for refunds or credits of this withholding tax. An intergovernmental agreement between the U.S. and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their tax advisors regarding the possible implications of this legislation on their investment in our common stock and the entities through which they hold our common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of the 30% withholding tax under FATCA.

Legal matters
Certain legal matters in connection with the securities to be offered by this prospectus supplement will be passed upon for us by Cozen O’Connor P.C. The underwriters have been represented by Ropes & Gray LLP. The Selling Stockholder has been represented by Kirkland & Ellis LLP.
Experts
The financial statements as of December 31, 2021 and 2020 and for the two years in the period ended December 31, 2021 of Altus Power, Inc. included in this prospectus supplement have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
Where you can find more information
We have filed with the SEC a registration statement on Form S-1 (Registration No. 333-262072) under the Securities Act with respect to the shares of Class A Common Stock offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are part of the registration statement, but do not contain all of the information included in the registration statement. For further information pertaining to us and our Class A Common Stock offered under this prospectus supplement and the accompanying prospectus, you should refer to the registration statement and its exhibits. Statements contained in this prospectus supplement and the accompanying prospectus concerning any of our contracts, agreements or other documents are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus supplement and the accompanying prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.
We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website, at http://www.altuspower.com. The inclusion of the website address in this prospectus supplement is an inactive textual reference only. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus supplement.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the stockholders and the Board of Directors of Altus Power, Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Altus Power, Inc. and subsidiaries (the “Company”) as of December 31, 2021 and 2020, the related consolidated statements of operations, changes in stockholders’ equity (deficit) and cash flows, for each of the two years in the period ended December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit of the financial statements included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ Deloitte & Touche LLP
Stamford, CT
March 24, 2022

We have served as the Company’s auditor since 2015.

Altus Power, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

	For the Year Ended December 31,
	2021	2020
Operating revenues, net	$71,800	$45,278
Operating expenses
Cost of operations (exclusive of depreciation and amortization shown separately below)	14,029	9,661
General and administrative	16,915	10,143
Depreciation, amortization and accretion expense	20,967	11,932
Acquisition and entity formation costs	1,489	1,015
Gain on fair value remeasurement of contingent consideration	(2,800)	—
Gain on disposal of property, plant and equipment	(12,842)	—
Total operating expenses	$37,758	$32,751
Operating income	34,042	12,527
Other (income) expenses
Change in fair value of redeemable warrant liability	2,332	—
Change in fair value of alignment shares liability	(5,013)	—
Other expense, net	245	258
Interest expense, net	19,933	14,073
Loss on extinguishment of debt	3,245	—
Total other expense	$20,742	$14,331
Income (loss) before income tax expense	$13,300	$(1,804)
Income tax expense	(295)	(83)
Net income (loss)	$13,005	$(1,887)
Net income (loss) attributable to noncontrolling interests and redeemable noncontrolling interests	7,099	(8,680)
Net income attributable to Altus Power, Inc.	$5,906	$6,793
Net income per share attributable to common stockholders
Basic	$0.06	$0.08
Diluted	$0.06	$0.07
Weighted average shares used to compute net income per share attributable to common stockholders
Basic	92,751,839	88,741,089
Diluted	96,603,428	90,858,718

The accompanying notes are an integral part of these consolidated financial statements.

Altus Power, Inc.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	As of December 31,
	2021	2020
Assets
Current assets:
Cash	$325,983	$33,832
Current portion of restricted cash	2,544	3,465
Accounts receivable, net	9,218	5,752
Other current assets	6,659	1,748
Total current assets	344,404	44,797
Restricted cash, noncurrent portion	1,794	909
Property, plant and equipment, net	745,711	519,394
Intangible assets, net	16,702	11,758
Goodwill	601	—
Other assets	4,037	4,702
Total assets	$1,113,249	$581,560
Liabilities, redeemable noncontrolling interests, and stockholders’ equity
Current liabilities:
Accounts payable	$3,591	$1,571
Interest payable	4,494	2,665
Purchase price payable	—	2,638
Current portion of long-term debt	21,143	35,209
Other current liabilities	3,663	1,369
Total current liabilities	32,891	43,452
Redeemable warrant liability	49,933	—
Alignment shares liability	127,474	—
Long-term debt, net of unamortized debt issuance costs and current portion	524,837	353,934
Intangible liabilities, net	13,758	4,647
Asset retirement obligations	7,628	4,446
Deferred tax liabilities, net	9,603	11,001
Other long-term liabilities	5,587	6,774
Total liabilities	$771,711	$424,254
Commitments and contingent liabilities (Note 13)
Redeemable noncontrolling interests	15,527	18,311
Stockholders’ equity
Common stock $0.0001 par value; 988,591,250 shares authorized as of December 31, 2021 and 2020; 153,648,830 and 89,999,976 shares issued and outstanding as of December 31, 2021 and 2020, respectively	15	9
Preferred stock $0.0001 par value; 10,000,000 shares authorized; zero shares issued and outstanding as of December 31, 2021 and 2020	—	—
Additional paid-in capital	406,259	205,772
Accumulated deficit	(101,356)	(80,802)
Total stockholders’equity	$304,918	$124,979
Noncontrolling interests	21,093	14,016
Total equity	$326,011	$138,995
Total liabilities, redeemable noncontrolling interests, and stockholders’equity	$1,113,249	$581,560

The following table presents the assets and liabilities of the consolidated variable interest entities (Refer to Note 8).

	As of December 31,
(In thousands)	2021	2020
Assets of consolidated VIEs, included in total assets above:
Cash	$7,524	$7,288
Current portion of restricted cash	1,763	3,106
Accounts receivable, net	2,444	2,842
Other current assets	1,400	846
Restricted cash, noncurrent portion	1,122	352
Property, plant and equipment, net	363,991	344,140
Intangible assets, net	6,909	6,477
Other assets	739	358
Total assets of consolidated VIEs	$385,892	$365,409
Liabilities of consolidated VIEs, included in total liabilities above:
Accounts payable	419	876
Current portion of long-term debt, net	2,457	—
Other current liabilities	776	1,118
Long-term debt, net of current portion	34,022	—
Intangible liabilities, net	2,420	1,020
Asset retirement obligations	3,988	3,390
Other long-term liabilities	548	351
Total liabilities of consolidated VIEs	$44,630	$6,755

The accompanying notes are an integral part of these consolidated financial statements.

Altus Power, Inc.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
(In thousands, except share data)

	Class A Common Stock		Additional Paid-in Capital	Retained Earnings (Accumulated Deficit)	Total Stockholders' Equity (Deficit)	Non Controlling Interests	Total Equity (Deficit)
	Shares	Amount
As of 12/31/2019 (as previously reported)	1,029	$1	$163	$(47,339)	$(47,175)	$8,430	$(38,745)
Retroactive application of recapitalization	89,998,947	8	167,433	—	167,441	—	167,441
As of December 31, 2019, effect of reverse acquisition (Note 3)	89,999,976	$9	$167,596	$(47,339)	$120,266	$8,430	$128,696
Issuance of Series A preferred stock	—	—	31,500	—	31,500	—	31,500
Cash contributions from noncontrolling interests	—	—	—	—	—	13,246	13,246
Accretion of Series A preferred stock	—	—	2,166	(2,166)	—	—	—
Stock-based compensation	—	—	82	—	82	—	82
Accrued dividends and commitment fees on Series A preferred stock	—	—	15,590	(15,590)	—	—	—
Payment of dividends and commitment fees on Series A preferred stock	—	—	(12,950)	—	(12,950)	—	(12,950)
Cash distributions to a common equity stockholder	—	—	—	(22,500)	(22,500)	—	(22,500)
Cash distributions to noncontrolling interests	—	—	—	—	—	(896)	(896)
Redemption of noncontrolling interests	—	—	417	—	417	(1,465)	(1,048)
Non-cash redemption of noncontrolling interests	—	—	1,371	—	1,371	(1,389)	(18)
Noncontrolling interests assumed through acquisitions	—	—	—	—	—	5,020	5,020
Net income (loss)	—	—	—	6,793	6,793	(8,930)	(2,137)
As of December 31, 2020	89,999,976	$9	$205,772	$(80,802)	$124,979	$14,016	$138,995
Issuance of Series A preferred stock	—	—	82,000	—	82,000	—	82,000
Cash contributions from noncontrolling interests	—	—	—	—	—	3,846	3,846
Accretion of Series A preferred stock	—	—	8,417	(8,417)	—	—	—
Stock-based compensation	—	—	148	—	148	—	148
Accrued dividends and commitment fees on Series A preferred stock	—	—	18,043	(18,043)	—	—	—
Payment of dividends and commitment fees on Series A preferred stock	—	—	(22,207)	—	(22,207)	—	(22,207)
Issuance of Class A common stock upon the Merger, net of redemptions and equity issuance costs	63,648,854	6	401,709	—	401,715	—	401,715
Redemption of Series A preferred stock	—	—	(290,000)	—	(290,000)	—	(290,000)
Cash distributions to noncontrolling interests	—	—	—	—	—	(3,891)	(3,891)
Redemption of noncontrolling interests	—	—	1,346	—	1,346	(4,613)	(3,267)
Redemption of redeemable noncontrolling interests	—	—	1,031	—	1,031	—	1,031
Noncontrolling interests assumed through acquisitions	—	—	—	—	—	4,315	4,315
Net income (loss)	—	—	—	5,906	5,906	7,420	13,326
As of December 31, 2021	153,648,830	$15	$406,259	$(101,356)	$304,918	$21,093	$326,011
The accompanying notes are an integral part of the consolidated financial statements.

Altus Power, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year ended December 31,
	2021	2020
Cash flows from operating activities
Net income (loss)	$13,005	$(1,887)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation, amortization and accretion	20,967	11,932
Unrealized (gain) loss on interest rate swaps	(324)	82
Deferred tax expense	219	60
Amortization of debt discount and financing costs	2,873	2,538
Loss on extinguishment of debt	3,245	—
Change in fair value of redeemable warrant liability	2,332	—
Change in fair value of alignment shares liability	(5,013)	—
Remeasurement of contingent consideration	(2,800)	—
Gain on disposal of property, plant and equipment	(12,842)	—
Stock-based compensation	148	82
Other	104	780
Changes in assets and liabilities, excluding the effect of acquisitions
Accounts receivable	162	(1,287)
Due from related parties	—	3
Other assets	(4,647)	495
Accounts payable	2,001	(1,477)
Interest payable	1,909	1,769
Other liabilities	2,365	(794)
Net cash provided by operating activities	23,704	12,296
Cash flows from investing activities
Capital expenditures	(14,585)	(36,677)
Payments to acquire businesses, net of cash and restricted cash acquired	(201,175)	(110,691)
Payments to acquire renewable energy facilities from third parties, net of cash and restricted cash acquired	(27,364)	(23,381)
Proceeds from disposal of property, plant and equipment	19,910	—
Payments for customer and site lease acquisitions	—	(893)
Other	(36)	300
Net cash used for investing activities	(223,250)	(171,342)
Cash flows from financing activities
Proceeds from issuance of long-term debt	311,053	205,808
Repayments of long-term debt	(160,487)	(55,754)
Payment of debt issuance costs	(2,628)	(1,584)
Payment of debt extinguishment costs	(1,477)	—
Distributions to common equity stockholder	—	(22,500)
Proceeds from the Merger and PIPE financing	637,458	—
Payment of transaction costs related to the Merger	(55,442)	—
Proceeds from issuance of common stock and Series A preferred stock	82,000	31,500
Repayment of Series A preferred stock	(290,000)	—
Payment of dividends and commitment fees on Series A preferred stock	(22,207)	(12,950)
Payment of contingent consideration	(153)	(501)
Contributions from noncontrolling interests	3,846	23,927
Redemption of noncontrolling interests	(5,324)	(1,524)
Distributions to noncontrolling interests	(4,978)	(1,307)
Net cash provided by financing activities	491,661	165,115
Net increase in cash and restricted cash	292,115	6,069
Cash and restricted cash, beginning of year	38,206	32,137
Cash and restricted cash, end of year	$330,321	$38,206

	Year ended December 31,
	2021	2020
Supplemental cash flow disclosure
Cash paid for interest, net of amounts capitalized	$15,015	$9,736
Cash paid for taxes	103	38
Non-cash investing and financing activities
Asset retirement obligations	$3,024	$3,763
Debt assumed through acquisitions	5,920	16,020
Initial recording of noncontrolling interest	4,569	9,400
Contribution of noncontrolling interest by common equity stockholder	—	1,389
Acquisitions of property and equipment included in other current liabilities	234	635
Acquisition of business, contingent consideration obligations at fair value	—	5,100
Accrued dividends and commitment fees on Series A preferred stock	—	4,163

The accompanying notes are an integral part of the consolidated financial statements.

Altus Power, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in thousands, except per share data, unless otherwise noted)

1.General
Company Overview
Altus Power, Inc., a Delaware corporation (the “Company” or “Altus”), headquartered in Stamford, Connecticut, develops, owns, constructs and operates small-scale utility, commercial, industrial, public sector and community photovoltaic solar energy generation and storage facilities for the purpose of producing and selling electricity to credit worthy counterparties under long-term contracts. The Solar energy facilities are owned by the Company in project specific limited liability companies (the “Solar Facility Subsidiaries”).
On December 9, 2021 (the “Closing Date”), CBRE Acquisition Holdings, Inc. (“CBAH”), a special purpose acquisition company, consummated the business combination pursuant to the terms of the business combination agreement entered into on July 12, 2021 (the “Business Combination Agreement”), whereby, among other things, CBAH Merger Sub I, Inc. (“First Merger Sub”) merged with and into Altus Power, Inc. (f/k/a Altus Power America, Inc.) (“Legacy Altus”) with Legacy Altus continuing as the surviving corporation, and immediately thereafter Legacy Altus merged with and into CBAH Merger Sub II, Inc. (“Second Merger Sub”) with Second Merger Sub continuing as the surviving entity and as a wholly owned subsidiary of CBAH (together with the merger with the First Merger sub, the “Merger”). In connection with the closing of the Merger, CBAH changed its name to “Altus Power, Inc.”
COVID-19
The spike of a novel strain coronavirus (“COVID-19”) in the first quarter of 2020 caused significant volatility in the U.S. markets that remain ongoing. There is significant uncertainty around the breadth and duration of business disruptions and restrictions related to COVID-19, as well as its impact on the U.S. economy. To date, there has not been a material impact on the Company’s business operations and financial performance. The extent of the impact of COVID-19 on the Company’s operational and financial performance will depend in part, on the length and severity of these restrictions and on the Company’s ability to conduct business in the ordinary course.
2.Significant Accounting Policies
Basis of Presentation and Principles of Consolidation
The Company prepares its consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the regulations of the U.S Securities and Exchange Commission (“SEC”). The Company’s consolidated financial statements include the results of wholly-owned and partially-owned subsidiaries in which the Company has a controlling interest with all intercompany balances and transactions eliminated in consolidation.
Legacy Altus was deemed the accounting acquirer in the Merger based on an analysis of the criteria outlined in Accounting Standards Codification (“ASC”) 805. This determination was primarily based on evaluation of the following facts and circumstances:
a.Stockholders of Legacy Altus have over 50% of the voting interest in the post-merger company;
b.the board of directors of the post-combination company comprises one director designated by the holders of the Class B common stock, par value $0.0001 per share (the “Class B common stock” or the “Alignment shares”) (including the Sponsor), one director designated by Blackstone (an existing stockholder of Altus), one director designated by ValueAct Capital Management, L.P. and five additional directors determined by the existing Altus stockholders;
c.Management of Legacy Altus holds all executive management roles (including the Chief Executive Officers and Chief Financial Officer, among others) of the post-combination company and is responsible for the day-to-day operations;
d.the largest individual minority stockholder of the post-combination company was an existing stockholder of Altus;

Altus Power, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in thousands, except per share data, unless otherwise noted)

e.Altus has significantly more revenue-generating activities than CBAH, which comprises all of the activities conducted by the post-combination company; and
f.the objective of the Merger was to create an operating public company, with management continuing to use Altus’s platform and assets to grow the business under the name of Altus Power, Inc.
Accordingly, for accounting purposes, the Merger was treated as the equivalent of Legacy Altus issuing stock for the net assets of CBAH, accompanied by a recapitalization. The net assets of CBAH are stated at historical cost, with no goodwill or other intangible assets recorded.
While CBAH was the legal acquirer in the Merger, because Legacy Altus was deemed the accounting acquirer, the historical financial statements of Legacy Altus became the historical financial statements of the combined company, upon the consummation of the Merger. As a result, the financial statements of Altus Power, Inc. reflect (i) the historical operating results of Legacy Altus prior to the Merger; (ii) the combined results of the Company and Legacy Altus following the closing of the Merger; (iii) the assets and liabilities of Legacy Altus at their historical cost; and (iv) the Company’s equity structure for all periods presented.
In accordance with guidance applicable to these circumstances, the equity structure has been restated in all comparative periods up to the Closing Date, to reflect the number of shares of the Company’s common stock, $0.0001 par value per share issued to Legacy Altus’s stockholders in connection with the recapitalization transaction. As such, the shares and corresponding capital amounts and earnings per share related to Legacy Altus common stock and Series A preferred stock prior to the Merger have been retroactively restated as shares reflecting the exchange ratio (the “Exchange Ratio”) established in the Business Combination Agreement.
Use of Estimates
The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ materially from those estimates.
In recording transactions and balances resulting from business operations, the Company uses estimates based on the best information available. Estimates are used for such items as the fair value of net assets acquired in connection with accounting for business combinations, the useful lives of the solar energy facilities, and inputs and assumptions used in the valuation of asset retirement obligations (“AROs”), contingent considerations, and alignment shares.
Variable Interest Entities
The Company consolidates all variable interest entities (“VIEs”) in which it holds a variable interest and is deemed to be the primary beneficiary of the variable interest entity. Generally, a variable interest entity, or VIE, is an entity with at least one of the following conditions: (a) the total equity investment at risk is insufficient to allow the entity to finance its activities without additional subordinated financial support, or (b) the holders of the equity investment at risk, as a group, lack the characteristics of having a controlling financial interest. The primary beneficiary of a VIE is an entity that has a variable interest or a combination of variable interests that provide that entity with a controlling financial interest in the VIE. An entity is deemed to have a controlling financial interest in a VIE if it has both of the following characteristics: (a) the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance, and (b) the obligation to absorb losses of the VIE that could potentially be significant to the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE. The Company evaluates whether an entity is a VIE whenever reconsideration events as defined by the accounting guidance occur. See Note 8.
Segment Information
Operating segments are defined as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision makers are the co-chief executive officers. Based on the financial information presented to and reviewed by the chief operating decision makers in deciding how to allocate the resources and in assessing the performance of the Company, the

Altus Power, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in thousands, except per share data, unless otherwise noted)

Company has determined it operates as a single operating segment and has one reportable segment. The Company’s principal operations, revenue and decision-making functions are located in the United States.
Cash and Restricted Cash
Cash includes all cash balances on deposit with financial institutions that are denominated in U.S. dollars. Pursuant to the budgeting process, the Company maintains certain cash on hand for possible equipment replacement related costs.
The Company records cash that is restricted as to withdrawal or use under the terms of certain contractual agreements as restricted cash. Restricted cash is included in current portion of restricted cash and restricted cash, noncurrent portion on the consolidated balance sheets and includes cash held with financial institutions for cash collateralized letters of credit pursuant to various financing and construction agreements.
The following table provides a reconciliation of cash and restricted cash reported within the consolidated balance sheets. Cash and restricted cash consist of the following:

	As of December 31,
	2021	2020
Cash	$325,983	$33,832
Current portion of restricted cash	2,544	3,465
Restricted cash, noncurrent portion	1,794	909
Total	$330,321	$38,206
Accounts Receivable
Management considers the carrying value of accounts receivable to be fully collectible. If amounts become uncollectible, they are charged to operations in the period in which that determination is made. U.S. GAAP requires that the allowance method be used to recognize bad debts. As of December 31, 2021, the Company determined that the allowance for uncollectible accounts receivable was $0.4 million. As of December 31, 2020, the allowance for uncollectible accounts receivable was not significant.
Concentration of Credit Risk
The Company maintains its cash in bank deposit accounts which, at times, may exceed Federal Deposit Insurance Corporation insurance limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash balances.
The Company had two customers that individually accounted for 16.0% and 11.7% of total accounts receivable as of December 31, 2021 and 3.4% and 11.7% of revenues for the year then ended, respectively. The Company had one customer that individually accounted for 12.4% of total accounts receivable as of December 31, 2020 and 10.4% of total revenue for the year then ended.
Economic Concentrations
The Company and its subsidiaries own and operate solar generating facilities installed on buildings and land located across the United States. Future operations could be affected by changes in the economy, other conditions in those geographic areas or by changes in the demand for renewable energy.
Fair Value Measurements
The Company measures certain assets and liabilities at fair value, which is defined as the price that would be received from the sale of an asset or paid to transfer a liability (i.e., an exit price) on the measurement date in an orderly transaction between market participants in the principal or most advantageous market for the asset or liability. Our fair value measurements use the following hierarchy, which prioritizes valuation inputs based on the extent to which the inputs are observable in the market.

Altus Power, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in thousands, except per share data, unless otherwise noted)

•Level 1 - Valuation techniques in which all significant inputs are unadjusted quoted prices from active markets for assets or liabilities that are identical to the assets or liabilities being measured.
•Level 2 - Valuation techniques in which significant inputs include quoted prices from active markets for assets or liabilities that are similar to the assets or liabilities being measured and/or quoted prices for assets or liabilities that are identical or similar to the assets or liabilities being measured from markets that are not active. Also, model-derived valuations in which all significant inputs are observable in active markets are Level 2 valuation techniques.
•Level 3 - Valuation techniques in which one or more significant inputs are unobservable. Such inputs reflect our estimate of assumptions that market participants would use to price an asset or liability.
The Company holds various financial instruments that are not required to be recorded at fair value. For cash, restricted cash, accounts receivable, accounts payable, and short-term debt the carrying amounts approximate fair value due to the short maturity of these instruments.
Long-term debt
The estimated fair value of the long-term debt, including current portion, as of December 31, 2021 and 2020 was $562.1 million and $400.9 million, respectively, using a discounted cash flow analysis of both outstanding principal and future interest payments until such time the Company has the ability to repay the loan. The long-term debt is considered a Level 2 financial liability under the fair value hierarchy.
Contingent consideration
In connection with the Solar Acquisition (as defined below) on December 22, 2020, contingent consideration of up to an aggregate of $10.5 million may be payable upon achieving certain market power rates and actual power volumes generated by the acquired solar energy facilities. The Company estimated the fair value of the contingent consideration for future earnout payments using a Monte Carlo simulation model. Significant assumptions used in the measurement include the estimated volumes of power generation of acquired solar energy facilities during the 18-36-month period since the acquisition date, market power rates during the 36-month period, and the risk-adjusted discount rate associated with the business. As the inputs are not observable, the overall fair value measurement of the contingent consideration is classified as Level 3. The liability related to the contingent consideration is included in Other long-term liabilities in the consolidated balance sheets at the estimated fair value of $2.3 million as of December 31, 2021 and $5.1 million as of December 31, 2020. Gain on fair value remeasurement of contingent consideration of $2.8 million was recorded within operating income in the consolidated statements of operations for the year ended December 31, 2021. The gain was recorded due to changes in the actual versus estimated volumes of power generation of acquired solar energy facilities and market power rates. No gain or loss on fair value remeasurement of contingent consideration was recorded for the year ended December 31, 2020.
Redeemable warrants and Alignment shares
CBAH sold 10,062,500 warrants as part of the SAILSM securities in the CBAH initial public offering (which traded separately on the NYSE under the symbol “CBAH WS” prior to the Merger, and following the Merger trade under the symbol “AMPS WS”) (such warrants, the “Redeemable warrants”). The Redeemable warrants will be exercisable for an aggregate of 10,062,500 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A common stock”), at a purchase price of $11.00 per share. CBAH also issued 7,366,667 warrants to CBRE Acquisition Sponsor, LLC (the “Sponsor”) in a private placement simultaneously with the closing of the CBAH IPO and 2,000,000 warrants to the Sponsor in full settlement of a second amended and restated promissory note with the Sponsor (such warrants, the “Private Placement Warrants”). The Private Placement Warrants will be exercisable for an aggregate of 9,366,667 shares of CBAH Class A common stock at a purchase price of $11.00 per share.
Redeemable warrants, including Private Placement Warrants, are not considered to be “indexed to the Company’s own stock.” This provision precludes the Company from classifying the Redeemable warrants, including Private Placement Warrants, in stockholders’ equity. As the Redeemable warrants, including Private

Altus Power, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in thousands, except per share data, unless otherwise noted)

Placement Warrants, meet the definition of a derivative, the Company recorded these warrants as liabilities on the consolidated balance sheet at fair value, with subsequent changes in their respective fair values recognized in the consolidated statements of operations at each reporting date.
As the Redeemable warrants (other than our Private Placement Warrants) continue to trade separately on the NYSE following the Merger, the Company determines the fair value of the Redeemable warrants based on the quoted trading price of those warrants. As the inputs are observable and reflect quoted trading price, the overall fair value measurement of the Redeemable warrants, excluding Private Placement Warrants, is classified as Level 1. The Private Placement Warrants have the same redemption and make-whole provisions as the Redeemable warrants. Therefore, the fair value of the Private Placement Warrants is equal to the Redeemable warrants. Private Placement Warrants are considered Level 2 as they are measured at fair value using observable inputs for similar assets in an active market.
The Company has 1,408,750 Alignment shares outstanding, all of which are held by the Sponsor, certain former officers of CBAH (such officers, together with the Sponsor, the “Sponsor Parties”) and former CBAH directors. The Alignment shares will automatically convert into shares of Class A common stock based upon the Total Return (as defined in Exhibit 4.4 to this Form) on the Class A common stock as of the relevant measurement date over each of the seven fiscal years following the Merger.
Upon the consummation of the Merger, Alignment shares have no continuing service requirement and do not create an unconditional obligation requiring the Company to redeem the instruments by transferring assets. In addition, the shares convert to a variable number of Class A common stock depending on the trading price of the Class A common stock and dividends paid/payable to the holders of Class A common stock. Therefore, the shares do not represent an obligation or a conditional obligation to issue a variable number of shares with a monetary value based on any of the criteria in ASC 480, Distinguishing Liabilities From Equity. The Company determined that the Alignment shares meet the definition of a derivative because they contain (i) an underlying (Class A common stock price), (ii) a notional amount (a fixed number of Class B common stock), (iii) no or minimal initial net investment (the Sponsor paid a de minimis amount which is less than the estimated fair value of the shares), and (iv) net settleable through a conversion of the Alignment shares into Class A shares. As such, the Company concluded that the Alignment shares meet the definition of a derivative, which will be presented at fair value each reporting period, with changes in fair value recorded through earnings.
The Company estimates the fair value of outstanding Alignment shares using a Monte Carlo simulation valuation model utilizing a distribution of potential outcomes based on a set of underlying assumptions such as stock price, volatility, and risk-free interest rate. As volatility of 70% and risk-free interest rate of 1.4% are not observable inputs, the overall fair value measurement of Alignment shares is classified as Level 3. Unobservable inputs can be volatile and a change in those inputs might result in a significantly higher or lower fair value measurement of Alignment shares.
Upon the Merger, the Company assumed $47.6 million of redeemable warrant liability which was remeasured as of December 31, 2021 to $49.9 million and included in the consolidated balance sheet. Loss on fair value remeasurement of redeemable warrant liability of $2.3 million was recorded on the consolidated statements of operations for the year ended December 31, 2021.
Upon the Merger, the Company assumed $132.5 million of Alignment shares liability which was remeasured as of December 31, 2021 to $127.5 million and included in the consolidated balance sheet. Gain on fair value remeasurement of Alignment shares liability of $5.0 million was recorded on the consolidated statements of operations for the year ended December 31, 2021.
Property, Plant and Equipment
The Company reports property, plant and equipment at cost, less accumulated depreciation. Costs include all costs incurred during the construction and development of the solar energy facilities, including land, development costs and site work. Repairs and maintenance are expensed as incurred. The Company begins depreciating the property, plant and equipment when the assets are placed in service. Depreciation expense is computed using the straight- line composite method over the estimated useful lives of assets. Leasehold improvements are depreciated over the shorter of the estimated useful lives or the remaining term of the lease. The estimated useful

Altus Power, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in thousands, except per share data, unless otherwise noted)

life of an asset is reassessed whenever applicable facts and circumstances indicate a change in the estimated useful life of such asset has occurred.
Business Combinations and Acquisitions of Assets
The Company applies the definition of a business in ASC 805, Business Combinations, to determine whether it is acquiring a business or a group of assets. When the Company acquires a business, the purchase price is allocated to (i) the acquired tangible assets and liabilities assumed, primarily consisting of solar energy facilities and land, (ii) the identified intangible assets and liabilities, primarily consisting of favorable and unfavorable rate power purchase agreements (“PPAs”) and renewable energy credit (“REC”) agreements, (iii) asset retirement obligations (iv) non-controlling interests, and (v) other working capital items based in each case on their estimated fair values. The excess of the purchase price, if any, over the estimated fair value of net assets acquired is recorded as goodwill. The fair value measurements of the assets acquired and liabilities assumed were derived utilizing an income approach and based, in part, on significant inputs not observable in the market. These inputs include, but are not limited to, estimates of future power generation, commodity prices, operating costs, and appropriate discount rates. These inputs required significant judgments and estimates at the time of the valuation. In addition, acquisition costs related to business combinations are expensed as incurred.
When an acquired group of assets does not constitute a business, the transaction is accounted for as an asset acquisition. The cost of assets acquired and liabilities assumed in asset acquisitions is allocated based upon relative fair value. The fair value measurements of the solar facilities acquired and asset retirement obligations assumed were derived utilizing an income approach and based, in part, on significant inputs not observable in the market. These inputs include, but are not limited to, estimates of future power generation, commodity prices, operating costs, and appropriate discount rates. These inputs required significant judgments and estimates at the time of the valuation. Transaction costs incurred on an asset acquisition are capitalized as a component of the assets acquired.
Intangible Assets, Intangible Liabilities and Amortization
Intangible assets and intangible liabilities include favorable and unfavorable rate PPAs, net metering credit agreements (“NMCAs”), and REC agreements as well as site lease issuance costs, and fees paid to third parties for acquiring customers. PPAs, NMCAs and REC agreements obtained through acquisitions are recorded at the estimated fair value as of the acquisition date and the difference between the contract price and current market price is recorded as an intangible asset or liability.
Amortization of intangible assets and liabilities is recorded within depreciation, amortization and accretion in the consolidated statements of operations. Third party costs necessary to enter into site lease agreements are amortized using the straight-line method ratably over 15-30 years based upon the term of the individual site leases. Third party costs necessary to acquire PPAs and NMCA customers are amortized using the straight-line method ratably over 15-25 years based upon the term of the customer contract. Estimated fair value allocated to the favorable and unfavorable rate PPAs and REC agreements are amortized using the straight-line method over the remaining non-cancelable terms of the respective agreements. The straight-line method of amortization is used because it best reflects the pattern in which the economic benefits of the intangibles are consumed or otherwise used up. The amounts and useful lives assigned to intangible assets acquired and liabilities assumed impact the amount and timing of future amortization. See Note 6 - Intangible Assets and Intangible Liabilities.
Impairment of Long-Lived Assets
The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. These events and changes in circumstances may include a significant decrease in the market price of a long-lived asset; a significant adverse change in the extent or manner in which a long-lived asset is being used or in its physical condition; a significant adverse change in the business climate that could affect the value of a long-lived asset; an accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of a long-lived asset; a current-period operating or cash flow loss combined with a history of such losses or a projection of future losses associated with the use of a long-lived asset; or a current expectation that, more likely than not, a long-lived asset will be sold or otherwise disposed of significantly before the end of its previously estimated useful life. For purposes of

Altus Power, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in thousands, except per share data, unless otherwise noted)

recognition and measurement of an impairment loss, long-lived assets are grouped with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities.
When impairment indicators are present, recoverability is measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flow expected to be generated and any estimated proceeds from the eventual disposition. If the long-lived assets are considered to be impaired, the impairment to be recognized is measured at the amount by which the carrying amount of the asset exceeds the fair market value as determined from an appraisal, discounted cash flows analysis, or other valuation technique. For the years ended December 31, 2021 and 2020, there were no events or changes to circumstances that may indicate the carrying value of long-lived asset would not be recoverable, therefore, there was no impairment loss recognized for the years ended December 31, 2021 and 2020.
Site Lease Agreements
Certain Solar Facility Subsidiaries have entered into site lease agreements with third parties. Pursuant to the terms of certain of these lease agreements, the subsidiaries agreed to pay the third parties a fee escalating annually per the terms of the agreements. U.S. GAAP requires that lease expense be recorded on a straight-line basis over the term of the lease. As of December 31, 2021 and 2020, $2.1 million and $1.2 million, respectively, have been recorded as other long-term liabilities on the consolidated balance sheets relating to the difference between actual lease payments and straight-line lease expense.
Deferred Financing Costs
Deferred financing costs are capitalized and amortized to interest expense, net over the term of the related debt using the effective interest method for term loans or the straight-line method for revolving credit facilities. The unamortized balance of deferred financing costs is recorded in current portion of long- term debt and long-term debt, net of current (see Note 9) for term loans or in other current assets and other assets for revolving credit facilities and debt and equity transactions not yet completed, in the consolidated balance sheets.
Asset Retirement Obligations
Asset retirement obligations (“AROs”) are retirement obligations associated with long-lived assets for which a legal obligation exists under enacted laws, statutes, and written or oral contracts, including obligations arising under the doctrine of promissory estoppel, and for which the timing and/or method of settlement may be conditional on a future event. The Company recognizes the fair value of a liability for an ARO in the period in which it is incurred and when a reasonable estimate of fair value can be made.
Upon initial recognition of a liability for an ARO, the asset retirement cost is capitalized by increasing the carrying amount of the related long-lived asset by the same amount. Over time, the liability is accreted to its future value, while the capitalized cost is depreciated over the useful life of the related asset. The Company’s AROs are primarily related to the future dismantlement of equipment on leased property. The Company records AROs as part of other non-current liabilities on its balance sheet. See Note 16.
Revenue Recognition
The Company derives its operating revenues principally from power purchase agreements, net metering credit agreements, solar renewable energy credits (“SRECs”), and performance based incentives.
Revenue under power purchase agreements
A portion of the Company’s power sales revenues is earned through the sale of energy (based on kilowatt hours) pursuant to terms of PPAs. PPAs that do not qualify as leases under ASC 840, Leases, or derivatives under ASC 815, Derivatives and Hedging are accounted for under ASC 606, Revenue from Contracts with Customers, or Topic 606. A portion of PPAs that qualify as derivatives is not material. The Company’s PPAs typically have fixed or floating rates and are generally invoiced on a monthly basis and as of December 31, 2021 have a weighted-average remaining life of 15 years. The Company typically sells energy and related environmental attributes (e.g., RECs) separately to different customers and considers the delivery of power energy under PPAs to represent a

Altus Power, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in thousands, except per share data, unless otherwise noted)

series of distinct goods that is substantially the same and has the same pattern of transfer measured by the output method. The Company applied the practical expedient allowing the Company to recognize revenue in the amount that the Company has a right to invoice which is equal to the volume of energy delivered multiplied by the applicable contract rate. There was no change in the Company’s revenue recognition policy for PPAs as a result of adopting Topic 606. For certain of the Company’s rooftop solar energy facilities revenue is recognized net of immaterial pass-through lease charges collected on behalf of building owners.
Revenue from net metering credit agreements
A portion of the Company’s power sales revenues are obtained through the sale of net metering credits under NMCAs which have a weighted-average remaining life of 18 years as of December 31, 2021. Net metering credits are awarded to the Company by the local utility based on kilowatt hour generation by solar energy facilities, and the amount of each credit is determined by the utility’s applicable tariff. The Company currently receives net metering credits from various utilities including Eversource Energy, National Grid Plc, and Xcel Energy. There are no direct costs associated with net metering credits, and therefore, they do not receive an allocation of costs upon generation. Once awarded, these credits are then sold to third party offtakers pursuant to the terms of the offtaker agreements. The Company views each net metering credit in these arrangements as a distinct performance obligation satisfied at a point in time. Generally, the customer obtains control of net metering credits at the point in time when the utility assigns the generated credits to the Company, who directs the utility to allocate to the customer based upon a schedule. The transfer of credits by the Company to the customer can be up to one month after the underlying power is generated. As a result, revenue related to NMCA is recognized upon delivery of net metering credits by the Company to the customer. The Company’s customers apply net metering credits as a reduction to their utility bills. There was no change in the revenue recognition policy for net metering credits as a result of adopting Topic 606.
SREC revenue
The Company applies for and receives SRECs in certain jurisdictions for power generated by solar energy systems it owns. The quantity of SRECs is based on the amount of energy produced by the Company’s qualifying generation facilities. SRECs are sold pursuant to agreements with third parties, who typically require SRECs to comply with state-imposed renewable portfolio standards. Holders of SRECs may benefit from registering the credits in their name to comply with these state-imposed requirements, or from selling SRECs to a party that requires additional SRECs to meet its compliance obligations. The Company receives SRECs from various state regulators including: New Jersey Board of Public Utilities, Massachusetts Department of Energy Resources, and Maryland Public Service Commission. There are no direct costs associated with SRECs, and therefore, they do not receive an allocation of costs upon generation. Generally, individual SREC sales reflect a fixed quantity and fixed price structure over a specified term. The contracts related to SREC sales with a fixed price and quantity have maturity dates ranging from 2022 to 2031. The Company typically sells SRECs to different customers from those purchasing the energy under PPAs. The Company believes the sale of each SREC is a distinct performance obligation satisfied at a point in time and that the performance obligation related to each SREC is satisfied when each SREC is delivered to the customer.
Rental income
A portion of the Company’s energy revenue is derived from long-term PPAs accounted for as operating leases under ASC 840, Leases. Rental income under these lease agreements is recorded as revenue when the electricity is delivered to the customer.
Performance based incentives
Many state governments, utilities, municipal utilities and co-operative utilities offer a rebate or other cash incentive for the installation and operation of a renewable energy facility. Up-front rebates provide funds based on the cost, size or expected production of a renewable energy facility. Performance-based incentives provide cash payments to a system owner based on the energy generated by their renewable energy facility during a pre-determined period, and they are paid over that time period. The Company recognizes revenue from state and utility incentives at the point in time in which they are earned.

Altus Power, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in thousands, except per share data, unless otherwise noted)

Other revenue
Other revenue of $1.0 million for the year ended December 31, 2021, and $0.2 million for the year ended December 31, 2020, consists primarily of sales of power on wholesale electricity market which are recognized in revenue upon delivery.
Cost of Operations (Exclusive of Depreciation and Amortization)
Cost of operations primarily consists of operations and maintenance expense, site lease expense, insurance premiums, property taxes and other miscellaneous costs associated with the operations of solar energy facilities. Costs are charged to expense as incurred.
Stock-based Compensation
Stock-based compensation expense for equity instruments issued to employees is measured based on the grant-date fair value of the awards. The fair value of each restricted stock unit is determined based on the valuation of the Company’s stock on the date of grant. The fair value of each time-based employee stock option is estimated on the date of grant using the Black-Scholes-Merton stock option pricing valuation model. The Company recognizes compensation costs using the straight-line method for all time-based equity compensation awards over the requisite service period of the awards, which is generally the awards’ vesting period. The Company accounts for forfeitures of awards in the period they occur. The Company does not have any performance-based equity compensation awards.
Use of the Black-Scholes-Merton option-pricing model requires the input of highly subjective assumptions, including (1) the expected term of the option, (2) the expected volatility of the price of the Company’s common stock, (3) risk-free interest rates and (4) the expected dividend yield of our common stock. The assumptions used in the option-pricing model represent management’s best estimates. These estimates involve inherent uncertainties and the application of management’s judgment. If factors change and different assumptions are used, the Company’s stock-based compensation expense could be materially different in the future.
Income Taxes
The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rate on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.
The Company records net deferred tax assets to the extent it believes these assets will more likely than not be realized. In evaluating if a valuation allowance is warranted, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax planning strategies and recent financial operations, refer to Note 18 for further details.
The preparation of consolidated financial statements in accordance with U.S. GAAP requires the Company to report information regarding its exposure to various tax positions taken by the Company. The Company is required to determine whether a tax position of the Company is more likely than not to be sustained upon examination by the applicable taxing authority, including the resolution of any related appeals or litigation processes, based on the technical merits of the position. The uncertain tax position to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement, which could result in the Company recording a tax liability that would reduce net assets. The Company reviews and evaluates tax positions and determines whether or not there are uncertain tax positions that require financial statement recognition. Generally, tax authorities can examine all tax returns filed for the last three years.
Management believes that the Company has adequately addressed all relevant tax positions and that there are no unrecorded tax liabilities. As a result, no income tax liability or expense related to uncertain tax positions have been recorded in the accompanying consolidated financial statements.

Altus Power, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in thousands, except per share data, unless otherwise noted)

The Company’s income tax expense, deferred tax assets and liabilities reflect management’s best assessment of estimated future taxes to be paid.
Basic and Diluted Net Income Per Share
Basic net income per share attributable to common stockholder is calculated by dividing the net income attributable to the common stockholder by the weighted- average number of shares of common stock outstanding for the period.
The diluted net income per share attributable to common stockholder is computed by giving effect to all potential common stock equivalents outstanding for the period determined using the treasury stock method or the if-converted method, as applicable. During periods in which the Company incurs a net loss attributable to common stockholder, stock options are considered to be common stock equivalents but are excluded from the calculation of diluted net loss per share attributable to common stockholder as the effect is antidilutive. See Note 15 – Earnings per Share.
Noncontrolling Interests and Redeemable Noncontrolling Interests in Solar Facility Subsidiaries
Noncontrolling interests and redeemable noncontrolling interests represent third parties’ tax equity interests in the net assets of certain consolidated Solar Facility Subsidiaries, which were created to finance the costs of solar energy facilities under long-term operating agreements. The tax equity interests are generally entitled to receive substantially all the accelerated depreciation tax deductions and investment tax credits arising from Solar Facility Subsidiaries pursuant to their contractual shareholder agreements, together with a portion of these ventures’ distributable cash. The tax equity interests’ claim to tax attributes and distributable cash from Solar Facility Subsidiaries decreases to a small residual interest after a predefined ‘flip point’ occurs, typically the expiration of a time period or upon the tax equity investor’s achievement of a target yield. Because the tax equity interests’ participation in tax attributes and distributable cash from each Solar Facility Subsidiary is not consistent over time with their initial capital contributions or percentage interest, the Company has determined that the provisions in the contractual arrangements represent substantive profit-sharing arrangements. In order to reflect the substantive profit-sharing arrangements, the Company has determined that the appropriate methodology for attributing income and loss to the noncontrolling interests and redeemable noncontrolling interests each period is a balance sheet approach referred to as the Hypothetical Liquidation at Book Value (“HLBV”) method. Under the HLBV method, the amounts of income and loss attributed to the noncontrolling interests and redeemable noncontrolling interests in the consolidated statements of operations reflect changes in the amounts the third parties would hypothetically receive at each balance sheet date based on the liquidation provisions of the respective operating partnership agreements. HLBV assumes that the proceeds available for distribution are equivalent to the unadjusted, stand-alone net assets of each respective partnership, as determined under U.S. GAAP. The third parties’ noncontrolling interest in the results of operations of these subsidiaries is determined as the difference in the noncontrolling interests’ and redeemable noncontrolling interests’ claims under the HLBV method at the start and end of each reporting period, after considering any capital transactions, such as contributions or distributions, between the subsidiaries and third parties. The application of HLBV generally results in the attribution of pre-tax losses to tax equity interests in connection with their receipt of accelerated tax benefits from the Solar Facility Subsidiaries, as the third-party investors’ receipt of these benefits typically reduces their claim on the partnerships’ net assets.
Attributing income and loss to the noncontrolling interests and redeemable noncontrolling interests under the HLBV method requires the use of significant assumptions and estimates to calculate the amounts that third parties would receive upon a hypothetical liquidation. Changes in these assumptions and estimates can have a significant impact on the amount that third parties would receive upon a hypothetical liquidation. The use of the HLBV methodology to allocate income to the noncontrolling and redeemable noncontrolling interest holders may create volatility in the Company’s consolidated statements of operations as the application of HLBV can drive changes in net income available and loss attributable to noncontrolling interests and redeemable noncontrolling interests from quarter to quarter.
The Company classifies certain noncontrolling interests with redemption features that are not solely within the control of the Company outside of permanent equity on its consolidated balance sheets. Estimated redemption value is calculated as the discounted cash flows attributable to the third parties subsequent to the reporting date.

Altus Power, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in thousands, except per share data, unless otherwise noted)

Redeemable noncontrolling interests are reported using the greater of their carrying value at each reporting date as determined by the HLBV method or their estimated redemption value in each reporting period. Estimating the redemption value of the redeemable noncontrolling interests requires the use of significant assumptions and estimates. Changes in these assumptions and estimates can have a significant impact on the calculation of the redemption value. See Note 12 - Redeemable Noncontrolling Interest.
Accounting Pronouncements
As a public company, the Company is provided the option to adopt new or revised accounting guidance as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) either (1) within the same periods as those otherwise applicable to public business entities, or (2) within the same time periods as non-public business entities, including early adoption when permissible. The Company expects to elect to adopt new or revised accounting guidance within the same time period as non-public business entities, as indicated below.
Recent Accounting Pronouncements Adopted
In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement. This ASU removes some disclosure requirements, modifies others, and adds some new disclosure requirements. The guidance was effective January 1, 2020, with early adoption permitted. The Company adopted ASU No. 2018-13 as of January 1, 2020, which resulted in additional disclosures related to the financial assets classified as Level 3. See Fair Value Measurements in Note 2 for additional details.
Recent Accounting Pronouncements Not Yet Adopted
In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which primarily changes the lessee’s accounting for operating leases by requiring recognition of lease right-of-use assets and lease liabilities. This standard is effective for annual reporting periods beginning after December 15, 2021. The Company expects to adopt this guidance in the financial statements for the year-ended December 31, 2022. The Company is continuing the analysis of the contractual arrangements that may qualify as leases under the new standard and expects the most significant impact will be the recognition of the right-of-use assets and lease liabilities on the consolidated balance sheets.
In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, and has since released various amendments including ASU No. 2019-04. The new standard generally applies to financial assets and requires those assets to be reported at the amount expected to be realized. The ASU is effective for fiscal years beginning after December 15, 2022, and interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating whether this guidance will have a significant impact on its consolidated financial statements.
3.Reverse Recapitalization
On December 9, 2021, CBAH and Legacy Altus consummated the previously announced merger pursuant to the Business Combination Agreement. In accordance with the terms and subject to the conditions set forth in the Business Combination Agreement, (i) immediately prior to the consummation of the merger with First Merger Sub, each outstanding share of Legacy Altus preferred stock that was outstanding was redeemed in full for cash (refer to Note 11), and (ii) each outstanding share of Legacy Altus common stock, including shares that were subject to vesting conditions (the "Altus Restricted Shares") that was outstanding as of immediately prior to the merger with First Merger Sub was cancelled and automatically converted into the right to receive 87,464 shares of the Company’s Class A common stock. Class A common stock issued in respect of Altus Restricted Shares are subject to the same vesting restrictions as in effect immediately prior to the merger with First Merger Sub (refer to Note 17).
Upon the closing of the Merger, the Company’s certificate of incorporation was amended and restated to, among other things, authorize the issuance of 990,000,000 shares of common stock, $0.0001 par value per share, including 988,591,250 shares of Class A common stock and 1,408,750 shares of Class B common stock, as well

Altus Power, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in thousands, except per share data, unless otherwise noted)

as 10,000,000 shares of preferred stock, $0.0001 par value per share.
Contemporaneously with the execution of the Business Combination Agreement, certain accredited investors, who we refer to as the “PIPE Investors,” including the Sponsor and certain of our directors and officers, entered into subscription agreements, which we refer to as the “PIPE Subscription Agreements,” pursuant to which the PIPE Investors purchased 42,500,000 shares of Class A common stock, which we refer to as the “PIPE Shares,” at a purchase price per share of $10.00 and an aggregate purchase price of $425.0 million, which we refer to as the “PIPE Investment.” Pursuant to its PIPE Subscription Agreement, the Sponsor purchased shares of Class A common stock in an aggregate amount of $220.0 million.
The following table reconciles the elements of the Merger to the consolidated statement of cash flows and the consolidated statement of stockholders’ equity for the year ended December 31, 2021 (amounts in thousands):

Recapitalization
Cash - CBAH’s trust and cash (net of redemptions)	$212,458
Cash - PIPE	425,000
Non-cash net liabilities assumed from CBAH	(186)
CBAH’s deferred tax assets as of the Merger	159
Less: Fair value of assumed redeemable warrants	47,601
Less: Fair value of assumed Alignment shares	132,487
Less: transaction costs and advisory fees	55,620
Net the Merger	$401,723
Less: non-cash net liabilities assumed from CBAH	(186)
Less: CBAH’s deferred tax assets as of the Merger	159
Add: non-cash fair value of assumed redeemable warrants	47,601
Add: non-cash fair value of assumed Alignment shares	132,487
Add: accrued transaction costs and advisor fees	178
Net contributions from the Merger and PIPE financing	$582,016

The number of shares of Class A common stock issued immediately following the consummation of the Merger was as follows:

Shares
Common stock, outstanding prior to the Merger	40,250,000
Less: redemption of CBAH's shares	(19,101,146)
Common stock of CBAH	21,148,854
Shares issued in PIPE financing	42,500,000
The Merger and PIPE Financing shares - Class A common stock	63,648,854
Legacy Altus shares - Class A common stock (1)	89,999,976
Total shares of common stock immediately after the Merger and PIPE financing	153,648,830
(1) The number of Legacy Altus shares was determined from the 1,029 shares of Legacy Altus common stock outstanding immediately prior to the closing of the Merger converted at the Exchange Ratio of 87,464. All fractional shares were rounded down.
4.Revenue and Accounts Receivable
Disaggregation of Revenue
The following table presents the detail of revenues as recorded in the consolidated statements of operations:

Altus Power, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in thousands, except per share data, unless otherwise noted)

	For the Year Ended December 31,
	2021	2020
Revenue under power purchase agreements	$15,731	$11,639
Revenue from net metering credit agreements	23,029	12,171
Solar renewable energy certificate revenue	28,271	18,870
Rental income	2,114	259
Performance based incentives	1,680	2,093
Other revenue	975	246
Total	71,800	45,278
Accounts receivable
The following table presents the detail of receivables as recorded in accounts receivable in the consolidated balance sheets:

	As of December 31,
	2021	2020	2019
Power purchase agreements	$1,678	$1,388	$574
Net metering credit agreements	3,322	3,016	748
Solar renewable energy certificates	3,789	1,108	342
Rental income	350	37	5
Performance based incentives	4	135	70
Other	75	68	291
Total	9,218	5,752	2,030
Payment is typically received within 30 days for invoiced revenue as part of PPAs and NMCAs. Receipt of payment relative to invoice date varies by customer for RECs. The Company does not have any other significant contract asset or liability balances related to revenues.

Altus Power, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in thousands, except per share data, unless otherwise noted)

5.Property, Plant and Equipment
As of December 31, 2021 and 2020, property, plant and equipment consisted of the following:

	Estimated Useful Lives (in Years)	As of December 31,
		2021	2020
Land	—	$6,985	$4,874
Solar energy facilities	25 - 32	757,714	489,580
Battery energy storage system	20	3,873	—
Site work	15	5,801	5,801
Leasehold improvements	15 - 30	5,637	5,444
Construction in progress	—	21,195	48,877
Property, plant and equipment		801,205	554,576
Less: Accumulated depreciation		(55,494)	(35,182)
Property, plant and equipment, net		$745,711	$519,394
For the years ended December 31, 2021 and 2020, depreciation expense was $21.5 million and $11.9 million, respectively, and is recorded in depreciation, amortization and accretion expense in the accompanying consolidated statements of operations.
Disposal of Johnston
On November 19, 2021, the Company sold 100% of its membership interests in JO RI Solar, LLC, a subsidiary of the Company which owns and operates a solar energy facility located in Rhode Island with a nameplate capacity of 4.1 MW, for cash consideration of $19.9 million (the “Johnston Disposal”). As of that date, the carrying amount of the net assets and liabilities of JO RI Solar, LLC, which primarily consisted of the solar energy facility, was $7.1 million. The Company recognized a gain on disposal of property, plant and equipment of $12.8 million as a result of the transaction.
6.Intangible Assets and Intangible Liabilities
As of December 31, 2021 and 2020, intangible assets consisted of the following:

	Weighted Average Amortization Period (in Years)	As of December 31,
		2021	2020
Cost:
Customer acquisition costs	16 years	$6,008	$5,928
Site lease acquisition	17 years	1,657	1,013
Favorable rate revenue contracts	13 years	11,222	6,272
Favorable operation and maintenance contracts	4 years	135
Other	5 years	35	—
Total intangible assets		19,057	13,213
Accumulated amortization:
Customer acquisition costs		(1,015)	(671)
Site lease acquisition		(209)	(142)
Favorable rate revenue contracts		(1,120)	(642)
Favorable operation and maintenance contracts		(11)	—
Total accumulated amortization		(2,355)	(1,455)
Total intangible assets, net		$16,702	$11,758

Altus Power, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in thousands, except per share data, unless otherwise noted)

As of December 31, 2021 and 2020, intangible liabilities consisted of the following:

	Weighted Average Amortization Period (in Years)	As of December 31,
		2021	2020
Cost:
Unfavorable rate revenue contracts	5 years	$16,988	$6,183
Accumulated amortization:
Unfavorable rate revenue contracts		(3,230)	(1,536)
Total intangible liabilities, net		$13,758	$4,647

For the years ended December 31, 2021 and 2020, amortization expense was $0.9 million and $0.7 million, respectively, and was recorded in depreciation, amortization and accretion expense in the accompanying consolidated statements of operations.
For the years ended December 31, 2021 and 2020, amortization benefit was $1.7 million and $0.8 million, respectively, and was recorded in depreciation, amortization and accretion expense in the accompanying consolidated statements of operations.
Over the next five years, the Company expects to recognize annual amortization on its intangibles as follows:

(In thousands)	2022	2023	2024	2025	2026
Customer acquisition costs	$369	$369	$369	$353	$353
Site lease acquisition	97	97	97	97	97
Favorable rate revenue contracts	878	878	763	705	705
Favorable operation and maintenance contracts	33	33	8	8	8
Unfavorable rate revenue contracts	(3,528)	(2,307)	(897)	(843)	(738)
Total net amortization (benefit) / expense	$(2,151)	$(930)	$340	$320	$425
7.Acquisitions
2021 Acquisitions
Acquisition of Gridley
On January 14, 2021, the Company acquired a portfolio of two solar energy facilities (the “Gridley Acquisition”) located in California with a combined nameplate capacity of 4.3 MW from a third party for a total purchase price of $5.0 million, including $0.1 million of transaction related costs. This transaction was accounted for as an acquisition of assets, whereby the Company acquired $5.3 million of property, plant and equipment and assumed $0.3 million of other liabilities.
Acquisition of Stellar CNI
On July 29, 2021, the Company acquired a portfolio of three solar energy facilities located in Connecticut, Iowa and New York (the “Stellar CNI Acquisition”) with a combined nameplate capacity of 4.4 MW from a third party for a total purchase price of $5.8 million, including $0.2 million of transaction related costs. As of December 31, 2021, $0.4 million of total consideration remained payable to the seller and was included in purchase price payables on the consolidated balance sheet. This transaction was accounted for as an acquisition of assets, whereby the Company acquired $5.9 million of property, plant and equipment and assumed $0.1 million of asset retirement obligations.
Acquisition of TrueGreen
On August 25, 2021, APA Finance, LLC, a wholly-owned subsidiary of the Company, acquired a 79 MW portfolio of twenty eight solar energy facilities operating across seven U.S. states. The portfolio was acquired from private equity funds managed by True Green Capital Management, LLC for total consideration of $197.4 million (“TrueGreen Acquisition”). The TrueGreen Acquisition was made pursuant to a purchase and sale agreement (the

Altus Power, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in thousands, except per share data, unless otherwise noted)

“PSA”) dated August 25, 2021, entered into by the Company to grow its portfolio of solar energy facilities. Pursuant to the PSA, the Company acquired 100% ownership interest in a holding entity that owns solar energy facilities. The Company accounted for the TrueGreen Acquisition under the acquisition method of accounting for business combinations. Under the acquisition method, the assets acquired and liabilities assumed on August 25, 2021, were recognized generally based on their estimated fair values. All fair value measurements of assets acquired and liabilities assumed, including the non-controlling interests, were based on significant estimates and assumptions, including Level 3 (unobservable) inputs, which require judgment. Estimates and assumptions include the estimates of future power generation, commodity prices, operating costs, and appropriate discount rates.
The accounting for the TrueGreen Acquisition was finalized as of December 31, 2021. Subsequent to the acquisition date, the Company made certain measurement period adjustments to provisional amounts recognized, which resulted in a decrease to the goodwill of $1.4 million. The decrease was primarily due to an increase in Property, plant and equipment and Intangible assets by $0.3 million and $0.5 million, respectively, due to the clarification of information utilized to determine fair value during the measurement period. Additionally, the Company recorded a measurement period adjustment of $0.5 million to reduce the fair value of consideration transferred as a result of reconciling working capital adjustment and escrow accounts with the seller. The final amounts recognized for the assets, liabilities and non-controlling interests pertaining to this business combination was as follows (in thousands):

	Provisional accounting as of August 25, 2021	Measurement period adjustments	Final amounts as of August 25, 2021
Assets
Accounts receivable	$3,420	$32	$3,452
Other assets	510	—	510
Property, plant and equipment	201,150	310	201,460
Intangible assets	5,225	510	5,735
Total assets acquired	210,305	852	211,157

Liabilities
Accounts payable	23	(23)	—
Long-term debt	1,795	—	1,795
Intangible liabilities	10,115	(10)	10,105
Asset retirement obligation	1,998	—	1,998
Other liabilities	935	55	990
Total liabilities assumed	14,866	22	14,888
Non-controlling interests(1)	4,315	—	4,315
Goodwill	1,965	(1,365)	600
Total fair value of consideration transferred, net of cash acquired	$193,089	$(535)	$192,554

Altus Power, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in thousands, except per share data, unless otherwise noted)

The fair value of consideration transferred, net of cash acquired, as of August 25, 2021, is determined as follows:

Cash consideration to the seller on closing	$136,689	$—	$136,689
Cash consideration paid to settle debt and interest rate swaps on behalf of the seller	51,523	—	51,523
Cash in escrow accounts	2,738	(112)	2,626
Purchase price payable(2)	6,486	(423)	6,063
Total fair value of consideration transferred	197,436	(535)	196,901
Cash acquired	229	—	229
Restricted cash acquired	4,118	—	4,118
Total fair value of consideration transferred, net of cash acquired	$193,089	$(535)	$192,554
(1) The fair value of the non-controlling interests was determined using an income approach representing the best indicator of fair value and was supported by a discounted cash flow technique.
(2) The Company paid the total purchase price payable after the acquisition date but prior to December 31, 2021.
The Company incurred approximately $0.9 million in acquisition costs related to the TrueGreen Acquisition, which are recorded as part of Acquisition and entity formation costs in the consolidated statements of operations for the year ended December 31, 2021.
The impact of the TrueGreen Acquisition on the Company’s revenue and net income in the consolidated statements of operations was an increase of $8.4 million and increase of $5.1 million for the year ended December 31, 2021, respectively.
Intangibles at Acquisition Date
The Company attributed the intangible asset and liability values to favorable and unfavorable rate revenue contracts to sell power and SRECs generated by acquired solar generating facilities as well as to O&M contracts and leases. The following table summarizes the estimated fair values and the weighted average amortization periods of the acquired intangible assets and assumed intangible liabilities as of the acquisition date:

	Fair Value (thousands)	Weighted Average Amortization Period
Favorable rate revenue contracts – PPA	$4,500	20 years
Favorable rate revenue contracts – SREC	450	7 years
Favorable O&M contracts	135	4 years
Site lease acquisition	650	13 years
Unfavorable rate revenue contracts – PPA	(6,635)	12 years
Unfavorable rate revenue contracts – SREC	(3,470)	2 years
Unaudited Pro Forma Combined Results of Operations
The following unaudited pro forma combined results of operations give effect to the TrueGreen Acquisition as if it had occurred on January 1, 2020. The unaudited pro forma combined results of operations are provided for informational purposes only and do not purport to represent the Company’s actual consolidated results of operations had the TrueGreen Acquisition occurred on the date assumed, nor are these financial statements necessarily indicative of the Company’s future consolidated results of operations. The unaudited pro forma combined results of operations do not reflect the costs of any integration activities or any benefits that may result from operating efficiencies or revenue synergies.

Altus Power, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in thousands, except per share data, unless otherwise noted)

	For the year ended December 31, 2021 (unaudited)	For the year ended December 31, 2020 (unaudited)
Operating revenues	$88,431	$68,702
Net income	20,020	3,174
Acquisition of Beaver Run
On October 22, 2021, APA Finance, LLC, a wholly-owned subsidiary of the Company, acquired a solar energy facility located in New Jersey (the “Beaver Run Acquisition”) with a nameplate capacity of 9.9 MW from a third party for a total purchase price of $13.5 million. This transaction was accounted for as an acquisition of assets, whereby the Company acquired $13.5 million of property, plant and equipment, $0.4 million of other assets, and assumed $0.4 million of asset retirement obligations.
Acquisition of Stellar HI
On October 28, 2021, the Company acquired a 3.1 MW portfolio of seventeen solar projects and a 2.1 MW battery energy storage system located in Hawaii (the “Stellar HI Acquisition”) from a third party for a total purchase price of $6.4 million. The Company accounted for the Stellar HI Acquisition under the acquisition method of accounting for business combinations. Under the acquisition method, the purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values, which equaled the consideration paid. Of the total purchase price, $10.6 million was allocated to property, plant and equipment, $0.2 million to cash, $0.3 million to restricted cash, $0.2 million to accounts receivable, $4.1 million to financing lease obligations, $0.7 million to intangible liabilities, and $0.1 million to asset retirement obligations. The purchase accounting for the Stellar HI Acquisition was finalized as of December 31, 2021.
The Company incurred approximately $0.1 million in acquisition costs related to the Stellar HI Acquisition, which are recorded as part of Acquisition and entity formation costs in the consolidated statements of operations for the year ended December 31, 2021.
The Company attributed the intangible liability values to unfavorable rate revenue contracts to sell power generated by acquired solar generating facilities. As of the acquisition date, estimated fair values and the weighted average amortization period of the assumed intangible liabilities were $0.7 million and 11 years, respectively.
The impact of the Stellar HI Acquisition on the Company’s revenue and net income in the consolidated statements of operations was an increase of $0.2 million and zero for the year ended December 31, 2021, respectively.
Unaudited Pro Forma Combined Results of Operations
The following unaudited pro forma combined results of operations give effect to the Stellar HI Acquisition as if it had occurred on January 1, 2020. The unaudited pro forma combined results of operations are provided for informational purposes only and do not purport to represent the Company’s actual consolidated results of operations had the Stellar HI Acquisition occurred on the date assumed, nor are these financial statements necessarily indicative of the Company’s future consolidated results of operations. The unaudited pro forma combined results of operations do not reflect the costs of any integration activities or any benefits that may result from operating efficiencies or revenue synergies.

	For the year ended December 31, 2021 (unaudited)	For the year ended December 31, 2020 (unaudited)
Operating revenues	$73,088	$46,268
Net income (loss)	13,199	(1,704)
Acquisition of Landmark

Altus Power, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in thousands, except per share data, unless otherwise noted)

On December 31, 2021, the Company acquired a solar energy facility located in Illinois (the “Landmark Acquisition”) with a nameplate capacity of 2.6 MW from a third party for a total purchase price of $3.6 million. The transaction was accounted for as an acquisition of a variable interest entity that did not meet the definition of a business, therefore the assets acquired and liabilities assumed were recorded at their fair values, which equaled the consideration paid. Of the total purchase price, $3.6 million was allocated to property, plant and equipment, $0.2 million to other assets, $0.1 million to asset retirement obligations, and $0.3 million to redeemable non-controlling interest.
2020 Acquisitions
Acquisition of FUSE
On February 28, 2020, the Company acquired a portfolio of three solar energy facilities (the “FUSE Acquisition”) located in New Jersey with a combined nameplate capacity of 1.9 MW from a third party for a total purchase price of $2.4 million in cash. The facilities are contracted under long-term PPAs with a local utility. This transaction was accounted for as an acquisition of assets, whereby the Company acquired $2.9 million of property, plant and equipment, $0.1 million of cash and $0.3 million of restricted cash. The Company also assumed long-term debt of $0.9 million.
Acquisition of SunPeak
On August 12, 2020, the Company acquired a portfolio of twenty two solar energy facilities located in California and one located in Massachusetts (the “SunPeak Acquisition”) with a combined nameplate capacity of 21.9 MW from a third party for a total purchase price of $10.9 million, including $0.4 million of transaction related costs. This transaction was accounted for as an acquisition of assets.
The following table presents the allocation of the purchase price to the assets acquired based on their relative fair values as well as fair value of liabilities assumed and noncontrolling interest on August 12, 2020 (in thousands):

Accounts receivable	$384
Other current assets	71
Property, plant and equipment	24,983
Intangible assets	716
Accounts payable	(141)
Other current liabilities	(918)
Long-term debt	(15,051)
Asset retirement obligation	(400)
Noncontrolling interest	(925)
Total cash and transaction costs paid net of cash acquired(1)	$8,719
(1)The Company acquired cash of $0.4 million and restricted cash of $1.8 million as of the acquisition date.
Acquisition of Beltline
On August 14, 2020, BT GA Solar, a wholly-owned subsidiary of the Company, acquired a portfolio of twenty one solar energy facilities located in Georgia (the “Beltline Acquisition”) with a combined nameplate capacity of 4.0 MW from a third party for a total purchase price of $6.1 million. This transaction was accounted for as an acquisition of assets, whereby the Company acquired $6.0 million of property, plant and equipment and $0.1 million of other assets.
Acquisition of Charlotte Solar
On October 30, 2020, the Company acquired 100% of the outstanding shares of common stock of a Nevada corporation, which owns 100% of the membership interest in a solar energy facility located in Vermont with a nameplate capacity of 2.4 MW (the “Charlotte Acquisition”). The total cash consideration amounted to $8.0 million, including $0.1 million of transaction related costs. This transaction was accounted for as an acquisition of assets.

Altus Power, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in thousands, except per share data, unless otherwise noted)

The following table presents the allocation of the purchase price to the assets acquired based on their relative fair values and fair values of liabilities assumed on October 30, 2020 (in thousands):

Accounts receivable	$50
Property, plant and equipment	6,293
Intangible assets	911
Accounts payable	(12)
Deferred tax liabilities	(805)
Asset retirement obligation	(98)
Total cash and transaction costs paid net of cash acquired	$6,339
Solar Acquisition
On December 22, 2020, APA Finance, LLC, a wholly-owned subsidiary of the Company, acquired a portfolio of sixteen solar energy facilities with a combined nameplate capacity of 61.5 MW located in various states of the U.S. (“Solar Acquisition”) from a third party seller. The Solar Acquisition was made pursuant to a membership interest purchase agreement (the “Purchase Agreement”) dated December 22, 2020, entered into by the Company to grow its portfolio of solar energy facilities. Pursuant to the Purchase Agreement, the Company acquired 100% ownership interest in seven managing members of partnerships that own solar energy facilities. The Company accounted for the Solar Acquisition under the acquisition method of accounting for business combinations. Under the acquisition method, the purchase price was allocated to the assets acquired and liabilities assumed on December 22, 2020 based on their estimated fair value. All fair value measurements of assets acquired and liabilities assumed, including the noncontrolling interests, were based on significant estimates and assumptions, including Level 3 (unobservable) inputs, which require judgment. Estimates and assumptions include the estimates of future power generation, commodity prices, operating costs, and appropriate discount rates.
The purchase accounting for the Solar Acquisition was finalized as of December 22, 2021. The final allocation of the acquisition-date fair values of assets, liabilities and non-controlling interests pertaining to this business combination as of December 22, 2020, was as follows (in thousands):

Assets
Accounts receivable	$2,000
Other assets	672
Property, plant and equipment	128,050
Intangible assets	960
Total assets acquired	131,682

Liabilities
Accounts payable	747
Intangible liabilities	1,020
Asset retirement obligation	2,571
Other liabilities	441
Total liabilities assumed	4,779
Noncontrolling interests(1)	8,475
Total fair value of consideration transferred, net of cash acquired	$118,428

Altus Power, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in thousands, except per share data, unless otherwise noted)

The fair value of consideration transferred, net of cash acquired, as of December 22, 2020, is determined as follows:

Cash consideration paid to the seller	$29,849
Cash consideration paid to settle debt	84,883
Cash consideration payable to the seller(2)	7,176
Contingent consideration	5,100
Total fair value of consideration transferred	127,008
Cash acquired	4,868
Restricted cash acquired	3,712
Total fair value of consideration transferred, net of cash acquired	$118,428
(1)The fair value of the non-controlling interests was determined using an income approach representing the best indicator of fair value and was supported by a discounted cash flow technique.
(2)The Company paid $4.5 million of the purchase price payable after the acquisition date but prior to December 31, 2020. The remaining purchase price payable of $2.6 million was paid during the year ended December 31, 2021.
The contingent consideration is related to the estimated earnout cash payments of a maximum of $10.5 million dependent on actual market power rates during the 36-month period since the acquisition date and actual power generation of acquired solar generating facilities during the 18–36-month period since the acquisition date. The Company determined the estimated fair value of the contingent consideration at the acquisition date using a Monte Carlo simulation model. The inputs include the estimated power generation volumes and power rates, and a risk-adjusted discount rate. The inputs are significant inputs not observable in the market, which are referred to as Level 3 inputs, refer to Note 2. The estimated fair value of contingent consideration of $2.3 million and $5.1 million was recorded as of December 31, 2021 and December 31, 2020, respectively, within other long-term liabilities on the consolidated balance sheets.
Additionally, the Company incurred approximately $0.5 million in acquisition-related costs related to the Solar Acquisition, which are recorded as part of Acquisition and entity formation costs in the consolidated statements of operations for the year ended December 31, 2020.
The amounts of the acquired projects’ revenues, operating income, net income (loss) and net income (loss) attributable to the Common equity stockholder included in the consolidated statements of operations for the period from December 23, 2020 through December 31, 2020 were not material.
Intangibles at Acquisition Date
The Company attributed the intangible asset and liability values to favorable and unfavorable rate revenue contracts to sell power and SRECs generated by acquired solar generating facilities. The following table summarizes the estimated fair values and the weighted average amortization periods of the acquired intangible assets and assumed intangible liabilities as of the acquisition date:

	Fair Value (thousands)	Weighted Average Amortization Period
Favorable rate revenue contracts – NMC	$960	5 years
Unfavorable rate revenue contracts – NMC	(270)	23 years
Unfavorable rate revenue contracts – SREC	(750)	3 years
Unaudited Pro Forma Combined Results of Operations
The following unaudited pro forma combined results of operations give effect to the acquisition of the Solar Acquisition as if it had occurred on January 1, 2019. The unaudited pro forma combined results of operations are provided for informational purposes only and do not purport to represent the Company’s actual consolidated results of operations had the Solar Acquisition occurred on the date assumed, nor are these financial statements necessarily indicative of the Company’s future consolidated results of operations. The unaudited pro forma

Altus Power, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in thousands, except per share data, unless otherwise noted)

combined results of operations do not reflect the costs of any integration activities or any benefits that may result from operating efficiencies or revenue synergies.

	For the year ended December 31,
	2020	2019
Operating revenues	$55,528	$43,269
Net loss	(2,840)	(8,713)
8.Variable Interest Entity
The Company consolidates all VIEs in which it holds a variable interest and is deemed to be the primary beneficiary of the variable interest entity. Generally, a VIE is an entity with at least one of the following conditions: (a) the total equity investment at risk is insufficient to allow the entity to finance its activities without additional subordinated financial support, or (b) the holders of the equity investment at risk, as a group, lack the characteristics of having a controlling financial interest. The primary beneficiary of a VIE is required to consolidate the VIE and to disclose certain information about its significant variable interests in the VIE. The primary beneficiary of a VIE is the entity that has both 1) the power to direct the activities that most significantly impact the entity’s economic performance and 2) the obligations to absorb losses or receive benefits that could potentially be significant to the VIE.
The Company participates in certain partnership arrangements that qualify as VIEs. Consolidated VIEs consist of tax equity financing arrangements and partnerships in which an investor holds a noncontrolling interest and does not have substantive kick-out or participating rights. The Company, through its subsidiaries, is the primary beneficiary of such VIEs because as the manager, it has the power to direct the day-to-day operating activities of the entity. In addition, the Company is exposed to economics that could potentially be significant to the entity given its ownership interest and, therefore, has consolidated the VIEs as of December 31, 2021 and 2020. No VIEs were deconsolidated during the years ended December 31, 2021 and 2020.
The obligations of the consolidated VIEs discussed in the following paragraphs are nonrecourse to the Company. In certain instances where the Company establishes a new tax equity structure, the Company is required to provide liquidity in accordance with the contractual agreements. The Company has no requirement to provide liquidity to purchase assets or guarantee performance of the VIEs unless further noted in the following paragraphs. The Company made certain contributions during the years ended December 31, 2021 and 2020 as determined in the respective operating agreement.
The carrying amounts and classification of the consolidated VIE assets and liabilities included in consolidated balance sheets are as follows:

	As of December 31,
	2021	2020
Current assets	$13,131	$14,082
Non-current assets	372,761	351,327
Total assets	$385,892	$365,409
Current liabilities	$3,652	$1,994
Non-current liabilities	40,978	4,761
Total liabilities	$44,630	$6,755
The amounts shown in the table above exclude intercompany balances which are eliminated upon consolidation. All of the assets in the table above are restricted for settlement of the VIE obligations, and all of the liabilities in the table above can only be settled using VIE resources.
The Company has not identified any VIEs during the years ended December 31, 2021 and 2020 for which the Company determined that it is not the primary beneficiary and thus did not consolidate.
The Company considered qualitative and quantitative factors in determining which VIEs are deemed significant. During the years ended December 31, 2021 and December 31, 2020, the Company consolidated twenty-five and sixteen VIEs, respectively of which one entity, Zildjian Solar V, LLC was deemed to be significant for the twelve

Altus Power, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in thousands, except per share data, unless otherwise noted)

months ended December 31, 2020. Zildjian Solar V, LLC represented 12.9% of the total assets as of December 31, 2020. No VIEs were deemed significant as of December 31, 2021.
Zildjian Solar V, LLC is a tax equity partnership whose purpose is to own and operate fifteen solar energy facilities in Hawaii, New Jersey, Massachusetts and Vermont. The Company was determined to be the primary beneficiary of Zildjian Solar V, LLC because, as the manager, it has the power to direct the day-to-day operating activities of this entity. In addition, as holder of 100% of the management membership interests, the Company is exposed to economics that could potentially be significant to the entity. As such, the Company consolidated Zildjian Solar V, LLC under the VIE model as of December 31, 2021 and 2020.
9.Debt and Derivatives

	As of December 31,		Interest Type	Weighted average interest rate
	2021	2020
Long-term debt
Rated term loan	$499,750	$362,685	Fixed	3.51%
Construction loans	5,593	25,484	Floating	2.34%
Term loans	12,818	7,218	Floating	2.34%
Financing lease obligations	37,601	—	Imputed	3.64%
Total principal due for long-term debt	555,762	395,387
Unamortized discounts and premiums	(176)	(292)
Unamortized deferred financing costs	(9,606)	(5,952)
Less: Current portion of long-term debt	21,143	35,209
Long-term debt, less current portion	$524,837	$353,934
Rated Term Loan
As part of the Blackstone Credit Facility, APA Finance, LLC (“APAF”), a wholly owned subsidiary of the Company, entered into a $251 million term loan facility with Blackstone Insurance Solutions (“BIS”) through a consortium of lenders, which consists of investment grade-rated Class A and Class B notes (the “Rated Term Loan”).
On August 25, 2021, APAF entered into an Amended and Restated Credit Agreement with BIS to refinance the Rated Term Loan (hereby referred to as the “Amended Rated Term Loan”). The Amended Rated Term Loan added an additional $135.6 million to the facility (all of which was drawn as of December 31, 2021), bringing the aggregate facility to $503.0 million. The Amended Rated Term Loan has a weighted average 3.51% annual fixed rate, reduced from the previous weighted average rate of 3.70%, and matures on February 29, 2056 (“Final Maturity Date”). Of the total proceeds of the refinancing, $126.4 million was used to fund the TrueGreen Acquisition, $8.8 million was used to fund the Beaver Run Acquisition, and $2.7 million was used to fund the Stellar HI Acquisition.
The Amended Rated Term Loan amortizes at an initial rate of 2.5% of outstanding principal per annum for a period of 8 years at which point the amortization steps up to 4% per annum until September 30, 2031 (“Anticipated Repayment Date”). After the Anticipated Repayment Date, the loan becomes fully-amortizing, and all available cash is used to pay down principal until the Final Maturity Date. The Amended Rated Term Loan is secured by the membership interests in the Company’s subsidiaries.
The Company incurred $5.2 million of issuance costs related to the refinancing, which have been deferred and recorded as a reduction to the Amended Rated Term Loan balance and are amortized as interest expense on a ten-year schedule until the Amended Rated Term Loan’s Anticipated Repayment Date. Additionally, in conjunction with the refinancing, the Company expensed $1.2 million of financing costs incurred related to the modified portion of the Amended Rated Term Loan and recorded these costs in Other expenses, net in the consolidated statements of operations.
In conjunction with the refinancing, a portion of the Amended Rated Term Loan was extinguished. As a result, the Company expensed unamortized deferred financing costs of $1.8 million and $1.4 million premium paid on early redemption as loss on extinguishment of debt in the consolidated statements of operations.

Altus Power, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in thousands, except per share data, unless otherwise noted)

As of December 31, 2021, the outstanding principal balance of the Amended Rated Term Loan was $500.0 million, less unamortized debt discount and loan issuance costs totaling $8.4 million. As of December 31, 2020, the outstanding principal balance of the Rated Term Loan was $362.7 million, less unamortized debt discount and loan issuance costs totaling $5.9 million.
As of December 31, 2021, the Company was in compliance with all covenants, except the delivery of the APAF audited consolidated financial statements. for which the Company obtained a waiver to extend the financial statement reporting deliverable due date. The Company expects to deliver the audited financial statements before the extended reporting deliverable due date. As of December 31, 2020, the Company was in compliance with all covenants, except the delivery of the APAF audited consolidated financial statements, for which the Company obtained a waiver to extend the financial statement reporting deliverable due date. The Company delivered the audited financial statements on August 19, 2021, before the extended reporting deliverable due date.
Construction Facilities
Seminole Funding Resources, LLC
In the past various Company’s subsidiaries entered into loan agreements with Seminole Funding Resources, LLC to fund construction of certain solar energy facilities in Minnesota (“FastSun Loans”). The FastSun Loans had a 6-month term, are non-amortizing, and accrue interest at a rate of 6.50%. During the year ended December 31, 2021, the Company repaid the total outstanding of the loan in the amount of $4.9 million.
Interest accrued under the FastSun loans prior to placed-in-service was capitalized as part of the cost of solar energy facilities and depreciated over the useful life thereafter. For the years ended December 31, 2021 and December 31, 2020 the Company incurred interest costs under the agreements totaling $0.1 million and $0.7 million, respectively, which were capitalized as part of property, plant and equipment.
Construction Loan to Term Loan Facility and Letters of Credit facilities
On January 10, 2020, APA Construction Finance, LLC (“APACF”) a wholly-owned subsidiary of the Company, entered into a credit agreement with Fifth Third Bank, National Association and Deutsche Bank AG New York Branch to fund the development and construction of future solar facilities (“Construction Loan to Term Loan Facility”). The Construction Loan to Term Loan Facility includes a construction loan commitment of $187.5 million and a letter of credit commitment of $12.5 million, which can be drawn until January 10, 2023.
The construction loan commitment can convert to a term loan upon commercial operation of a particular solar energy facility. In addition, the Construction Loan to Term Loan Facility accrued a commitment fee at a rate equal to .50% per year of the daily unused amount of the commitment. As of December 31, 2021, the outstanding principal balances of the construction loan and term loan were $5.6 million and $12.3 million, respectively. As of December 31, 2020, the outstanding principal balances of the construction loan and term loan were $20.6 million and $6.2 million, respectively. As of December 31, 2021 and 2020, the Company had an unused borrowing capacity of $169.7 million and $160.7 million, respectively. For the year ended December 31, 2021 and 2020, the Company incurred interest costs associated with outstanding construction loans totaling $0.3 million and zero, respectively, which were capitalized as part of property, plant and equipment. Also, on October 23, 2020, the Company entered into an additional letters of credit facility with Fifth Third Bank for the total capacity of $10.0 million. Outstanding amounts under the Construction to Term Loan Facility are secured by a first priority security interest in all of the property owned by APACF and each of its project companies, including all of the solar energy facility assets under construction a first priority security interest in all of the property owned by APACF and each of its project companies, including all of the solar energy facility assets under construction. The Construction Loan to Term Loan includes various financial and other covenants for APACF and the Company, as guarantor. As of December 31, 2021, the Company was in compliance with all covenants. As of December 31, 2020, the Company was in compliance with all covenants, except the delivery of the audited financial statements of the Company, for which the Company obtained a waiver to extend the financial statement reporting deliverable due date. The Company delivered the audited financial statements on August 11, 2021, before the extended reporting deliverable due date.

Altus Power, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in thousands, except per share data, unless otherwise noted)

As of December 31, 2021, the total letters of credit outstanding with Fifth Third Bank and Deutsche Bank were $10.0 million and $0.6 million, respectively, with an unused capacity of zero and $11.9 million, respectively. As of December 31, 2020, the total letters of credit outstanding with Fifth Third Bank and Deutsche Bank were $7.2 million and $0.3 million, respectively, with an unused capacity of $2.8 million and $12.2 million, respectively. To the extent liabilities are incurred as a result of the activities covered by the letters of credit, such liabilities are included on the accompanying consolidated balance sheets. From time to time, the Company is required to post financial assurances to satisfy contractual and other requirements generated in the normal course of business. Some of these assurances are posted to comply with federal, state or other government agencies’ statutes and regulations. The Company sometimes uses letters of credit to satisfy these requirements and these letters of credit reduce the Company’s borrowing facility capacity.
Financing Lease Obligations
Zildjian XI
During the year ended December 31, 2021, the Company, through its subsidiary Zildjian XI, sold eight solar energy facilities located in Massachusetts and Minnesota with the total nameplate capacity of 16.1 MW to a third party (“ZXI Lessor”) for a total sales price of $44.0 million. In connection with these transactions, the Company and ZXI Lessor entered into master lease agreement under which the Company agreed to lease back solar energy facilities for an initial term of ten years. The proceeds received from the sale-leaseback transactions net of transaction costs of $1.2 million and prepaid rent of $12.2 million amounted to $30.6 million.
The master lease agreement provides for a residual value guarantee as well as a lessee purchase option, both of which are forms of continuing involvement and prohibit the use of sale leaseback accounting under ASC 840. As a result, the Company accounts for the transaction using the financing method by recognizing the sale proceeds as a financing obligation and the assets subject to the sale-leaseback remain on the balance sheet of the Company and are being depreciated. The aggregate proceeds have been recorded as a long-term debt within the consolidated balance sheets.
TrueGreen Acquisition
As part of the TrueGreen Acquisition on August 25, 2021 (refer to Note 7) the Company assumed financing lease liability of $1.8 million associated with the sale-leaseback of a solar energy facility located in Connecticut with the total nameplate capacity of 1.2 MW. In accordance with the sale-leaseback arrangement the solar energy facility was sold and immediately leased back from a third-party lessor (“TGC Lessor”). The master lease agreement provides the lessee with a purchase option, which represents a form of continuing involvement and prohibits the use of sale leaseback accounting under ASC 840.
Presentation and minimum lease payments
As of December 31, 2021, the Company has recorded a financing obligation of $36.5 million, net of $1.1 million of deferred transaction costs, in the consolidated balance sheet. Payments of $0.5 million were made under the financing obligation for the year ended December 31, 2021. Interest expense, inclusive of the amortization of deferred transaction costs for the year ended December 31, 2021, was $0.4 million.
The table below shows the minimum lease payments under the financing lease obligations for the years ended:

2022	$2,245
2023	2,336
2024	2,340
2025	2,353
2026	2,336
Thereafter	14,993
Total	$26,603

Altus Power, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in thousands, except per share data, unless otherwise noted)

The difference between the outstanding financing lease obligation of $37.6 million and $26.6 million of minimum lease payments, including the residual value guarantee, is due to $13.2 million of investment tax credits claimed by the Lessor, less $2.6 million of the implied interest on financing lease obligation included in minimum lease payments. The remaining difference of $0.4 million is due to the difference between the minimum lease payments and the fair value of the finance lease obligations acquired in the Stellar HI Acquisition.
Principal Maturities of Long-Term Debt
As of December 31, 2021, the principal maturities of the Company’s long-term debt, excluding financing lease obligations, were as follows:

2022	$18,898
2023	13,290
2024	13,136
2025	13,111
2026	13,126
Thereafter	446,600
Total principal payments	$518,161
Derivatives
The Company’s derivative instrument consists of an interest rate swap that is not designated as a cash flow hedge or a fair value hedge under accounting guidance. The Company uses the interest rate swap to manage its net exposure to interest rate changes. Changes in fair value are recorded in interest expense, net in the consolidated statements of operations. As of December 31, 2021 and 2020, the derivative instrument was not significant.
10.Equity
As of December 31, 2021, the Company had authorized and issued 988,591,250 and 153,648,830 of Class A common stock, respectively. As of December 31, 2020, authorized and outstanding common stock of 10,000 and 1,029 shares, respectively, was retroactively restated as shares reflecting the Exchange Ratio established in the Business Combination Agreement. Class A common stock entitles the holder to one vote on all matters submitted to a vote of the Company’s stockholders. Common stockholders are entitled to receive dividends, as may be declared by the Company’s board of directors. As of December 31, 2021 and 2020, no common stock dividends have been declared.
11.Redeemable Preferred Stock
GSO Preferred Stock
As discussed in Note 3, immediately prior to the consummation of the Merger, the Company redeemed outstanding Series A preferred stock issued by Legacy Altus in full for cash. As Series A preferred stock does not represent the capital of the legal parent (the accounting acquiree) the Company retroactively restated redeemable preferred stock with the corresponding adjustment to additional paid-in capital on the consolidated balance sheets.
The changes in the components of Series A preferred stock are presented in the table below:

Altus Power, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in thousands, except per share data, unless otherwise noted)

	Units	Amount
As of December 31, 2019	176,500	$167,441
Issuance of Series A preferred stock	31,500	31,500
Accretion of Series A preferred stock	—	2,166
Accrued dividends and commitment fees on Series A preferred stock	—	15,590
Payment of dividends and commitment fees on Series A preferred stock	—	(12,950)
As of December 31, 2020	208,000	$203,747
Issuance of Series A preferred stock	82,000	82,000
Accretion of Series A preferred stock	—	8,417
Accrued dividends and commitment fees on Series A preferred stock	—	18,043
Payment of dividends and commitment fees on Series A preferred stock	—	(22,207)
Redemption of Series A preferred stock	(290,000)	(290,000)
As of December 31, 2021	—	$—
Redemption Rights and Dividend Provisions
Series A preferred stock carried a fixed rate dividend of 8% which was required to be paid by the Company in bi-annual installments, whether or not declared, and thus accrued in the consolidated financial statements. Series A preferred stock could be redeemed at the option of the Company at any time. GSO Capital Partners (“GSO”) has an optional redemption on or after the fifth anniversary of the Closing Date or upon a change of control, event of default or an acceleration of debt under the credit agreement of the Rated Term Loan. The redemption price shall be equal to the outstanding capital balance plus any accrued dividend. Series A preferred stock is not convertible. The Company accreted the carrying value of the Series A preferred stock to the redemption value and records accretion as the increase of accumulated deficit.
During the year ended December 31, 2021 and 2020, the Company recorded total Series A preferred stock dividends of $17.8 million and $15.0 million, respectively. During the year ended December 31, 2021, $21.8 million was paid, of which $17.8 million related to the dividends accrued during the year ended December 31, 2021, and $4.0 million related to the dividends accrued as of December 31, 2020. As of December 31, 2021 and 2020, zero and $4.0 million, respectively, remained unpaid and were added to the outstanding balance of the Series A preferred stock.
As consideration for GSO’s commitment to purchase Series A preferred stock, the Company agreed to pay GSO a commitment fee of 0.50% per annum on the portion of unfunded committed Series A preferred stock. For the years ended December 31, 2021 and 2020, the Company recorded costs of $0.3 million and $0.6 million, respectively. As of December 31, 2021 and 2020, zero and $0.1 million remained unpaid, respectively.
Preferred stock of Altus Power Inc.
The Company had also authorized for issuance 10,000,000 of preferred stock but as of December 31, 2021, no stock was issued.
12.Redeemable Noncontrolling Interests
The changes in the components of redeemable noncontrolling interests are presented in the table below:

	For the year ended December 31,
	2021	2020
Redeemable noncontrolling interest, beginning balance	$18,311	$3,411
Cash contributions	—	10,681
Cash distributions	(1,087)	(411)
Assumed noncontrolling interest through business combination	254	4,380
Redemption of redeemable noncontrolling interests	(1,630)	—
Net income (loss) attributable to noncontrolling interest	(321)	250
Redeemable noncontrolling interest, ending balance	$15,527	$18,311

Altus Power, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in thousands, except per share data, unless otherwise noted)

13.Commitments and Contingencies
Legal
The Company is a party to a number of claims and governmental proceedings which are ordinary, routine matters incidental to its business. In addition, in the ordinary course of business the Company periodically has disputes with vendors and customers. The outcomes of these matters are not expected to have, either individually or in the aggregate, a material adverse effect on the Company’s financial position or results of operations.
Performance Guarantee Obligations
The Company guarantees certain specified minimum solar energy production output under the Company’s PPA agreements, generally over a term of 10, 15 or 25 years. The solar energy systems are monitored to ensure these outputs are achieved. The Company evaluates if any amounts are due to customers based upon not meeting the guaranteed solar energy production outputs at each reporting period end. As of December 31, 2021 and 2020, the guaranteed minimum solar energy production has been met and the Company has recorded no performance guarantee obligations.
Leases
The Company has operating leases for land and buildings. The following schedule represents the expected annual future minimum payments under site leases:

2022	$6,035
2023	6,486
2024	6,578
2025	6,564
2026	6,620
Thereafter	85,494
Total lease payments	$117,777
For the years ended December 31, 2021 and 2020, the Company recorded site lease expenses under these agreements totaling $4.4 million and $3.1 million, respectively of which are recorded in cost of operations (exclusive of total depreciation and amortization) in the consolidated statements of operations.
14.Related Party Transactions
There were no amounts due to or from related parties as of December 31, 2021 and 2020. Additionally, in the normal course of business, the Company conducts transactions with affiliates:
Blackstone Subsidiaries as Rated Term Loan Lender and Preferred Equity Holder
The Company incurs interest expense on the Rated Term Loan. During the years ended December 31, 2021 and 2020 the total related party interest expense on the Rated Term Loan was $14.9 million and $9.5 million, respectively, and is recorded as interest expense in the accompanying consolidated statements of operations. As of December 31, 2021 and 2020, interest payable of $4.5 million and $2.6 million, respectively, was due under the Rated Term Loan was recorded as interest payable on the accompanying consolidated balance sheets.
PIPE Subscription Agreements
In conjunction with the PIPE Investment discussed in Note 3, William Concannon, Director, Gregg Felton, Co-Chief Executive Officer, and Lars Norell, Co-Chief Executive Officer, entered into PIPE Subscription Agreements pursuant to which each of them purchased 100,000 shares of Class A common stock at a purchase price per share of $10.00 and an aggregate purchase price of $1.0 million. The PIPE Investment was issued to the Sponsor, Mr. Concannon, Mr. Felton, and Mr. Norell on the same terms and conditions as all other PIPE Investors.
GSO Promissory Note

Altus Power, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in thousands, except per share data, unless otherwise noted)

On November 22, 2019, the Company issued a promissory note to GSO in exchange for a loan totaling $4.0 million, the proceeds of which were primarily used to fund reserve requirements under the Rated Term Loan. The full promissory note plus accrued interest was repaid in full by the Company on March 3, 2020.
Other Related Parties
On February 21, 2020, the Company entered into a purchase agreement to acquire the remaining assets of Sound Solar Systems, LLC, a related party of the Company through common ownership, for $0.3 million. During the year ended December 31, 2021 the Company incurred no costs and $0.1 million during the year ended December 31, 2020 for design, engineering and construction services provided by Sound Solar Systems, LLC. As a result of the Sound Solar Acquisition, the Company acquired tangible and intangible assets related to the design and engineering of solar photovoltaic projects for the cash consideration of $0.3 million.
15.Earnings per Share
The calculation of basic and diluted earnings per share for the years ended December 31, 2021 and 2020 was as follows (in thousands, except share and per share amounts):

	For the year ended December 31,
	2021	2020
Net income attributable to Altus Power, Inc.	$5,906	$6,793
Income attributable to participating securities	(90)	(108)
Net income attributable to common stockholders - basic and diluted	5,816	6,685
Class A Common Stock
Weighted average shares of common stock outstanding - basic(1)	92,751,839	88,741,089
Dilutive RSUs	2,596,702	866,075
Dilutive restricted stock	1,254,887	1,251,554
Weighted average shares of common stock outstanding - diluted(2)	96,603,428	90,858,718
Net income attributable to common stockholders per share - basic	$0.06	$0.08
Net income attributable to common stockholders per share - diluted	$0.06	$0.07
(1)     Excludes 1,259,887 shares of Company Class A common stock provided to holders of Altus Restricted Shares. Such Company Class A common stock is subject to the same vesting restrictions placed on the Altus Restricted Shares as in effect immediately prior to the Merger, including restrictions on dividends and voting rights. As the shares are still subject to vesting, they are excluded from basic weighted average shares of common stock outstanding.
(2)     Excludes 10,062,500 Redeemable Warrants and Private Placement Warrants. The Redeemable Warrants and Private Placement Warrants are exercisable at $11.00 per share. As the warrants are deemed anti-dilutive, they are excluded from the calculation of earnings per shares.
16.Asset Retirement Obligations
AROs consist primarily of costs to remove solar energy system assets at the end of their useful lives and costs to restore the solar energy system sites to the original condition, which are estimated based on current market rates. The following table presents the changes in AROs as recorded in other long-term liabilities in the consolidated balance sheets:

	For the year ended December 31,
	2021	2020
Balance at beginning of year	$4,446	$683
Additional obligations incurred	3,024	3,689
Accretion expense	174	74
Liabilities settled or disposed in the current year	(16)	—
Balance at end of year	$7,628	$4,446

Altus Power, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in thousands, except per share data, unless otherwise noted)

17.Stock-based Compensation
Legacy Incentive Plans
Stock-based compensation expense is recognized in selling, general, and administrative expense on the consolidated statements of operations. The Company recognized $0.1 million and $0.1 million of stock-based compensation expense for the years ended December 31, 2021 and 2020, respectively. As of December 31, 2021, the Company had $0.2 million of unrecognized stock-based compensation expense related to unvested restricted units, which the Company expects to recognize over a weighted-average period of approximately two years.
Prior the Merger, Altus maintained the APAM Holdings LLC Restricted Units Plan, adopted in 2015 (the “APAM Plan”), which provided for the grant of restricted units that were intended to qualify as profits interests to employees, officers, directors and consultants. Further, Holdings adopted the 2021 Profits Interest Incentive Plan (the “Holdings Plan”, and together with the APAM Plan, the “Legacy Incentive Plans”), which similarly provided for the grant of restricted units that were intended to qualify as profits interests to employees, officers, directors and consultants. Awards under the Legacy Incentive Plans are subject to a 3-to-4-year vesting schedule and are treated as stock-based compensation which gets expensed to the Company. In connection with the Merger, vested restricted units previously granted under the Legacy Incentive Plans were exchanged for shares of Class A Common Stock, and unvested Altus Restricted Shares under each of the Legacy Incentive Plans were exchanged for restricted Class A Common Stock with the same vesting conditions. After the Merger, no further awards will be made under the Legacy Incentive Plans. As of December 31, 2021 and 2020, 244,328 and 731,905 shares of Class A Common Stock were restricted under the APAM Plan, respectively. As of December 31, 2021 and 2020, 840,000 and zero shares of Class A Common Stock were restricted under the Holdings Plan, respectively.
The fair value of the granted units was determined using the Black-Scholes Option Pricing model and relied on assumptions and inputs provided by the Company. All option models utilize the same assumptions with regard to (i) current valuation, (ii) volatility, (iii) risk-free interest rate, and (iv) time to maturity. The models, however, use different assumptions with regard to the strike price which vary by award.
Omnibus Incentive Plan
On July 12, 2021, the Company entered into the Management Equity Incentive Letter with each of Mr. Felton and Mr. Norell pursuant to which, on February 15, 2022, the Compensation Committee granted to Mr. Felton and Mr. Norell, together with other senior executives, including Anthony Savino, Chief Construction Officer, and Dustin Weber, Chief Financial Officer, restricted stock units (“RSUs”) under the Omnibus Incentive Plan (the “Incentive Plan”) that are subject to time-based and, for the named executive officers and certain other executives, eighty percent (80%) of such RSUs also further subject to performance-based vesting, with respect to an aggregate five percent (5%) of the Company’s Class A common stock on a fully diluted basis, excluding the then-outstanding shares of the Company’s Class B common stock or any shares of the Company’s Class A common stock into which such shares of the Company’s Class B common stock are or may be convertible. Subject to continued employment on each applicable vesting date, the time-based RSUs generally vest 33 1/3% on each of the third, fourth and fifth anniversaries of the Closing, and the performance-based RSUs vest with respect to 33 1/3% of the award upon the achievement of the above time-based requirement and the achievement of a hurdle representing a 25% annual compound annual growth rate measured based on an initial value of $10.00 per share.
No RSUs were granted and no stock-based compensation expense was recognized in relation to the Incentive Plan for the year ended December 31, 2021.
Employee Stock Purchase Plan
On December 9, 2021, we adopted the 2021 Employee Stock Purchase Plan, which provides a means by which eligible employees may be given an opportunity to purchase shares of the Company’s Class A common stock. No shares of the Company’s Class A common stock were issued and no stock-based compensation expense was recognized in relation to the 2021 Employee Stock Purchase Plan for the year ended December 31, 2021.
18.Income Taxes

Altus Power, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in thousands, except per share data, unless otherwise noted)

Income tax expense is composed of the following:

	For the year ended December 31,
	2021	2020
Current:
Federal	$—	$—
State	76	23
Total current expense	76	23
Deferred:
Federal	(1,518)	1,851
State	1,737	(1,791)
Total deferred expense	$219	$60
Income tax expense	$295	$83
The following table presents a reconciliation of the income tax benefit computed at the U.S. federal statutory rate and the Company’s income tax expense / (benefit) (in thousands):

	For the year ended December 31,
	2021	2020
Income tax benefit – computed as 21% of pretax loss	$2,793	$(379)
Effect of noncontrolling interests and redeemable noncontrolling interests	(1,491)	1,823
State tax, net of federal benefit	1,138	(1,736)
State valuation allowance	294	339
Transaction costs related to the Merger	(1,713)	—
Effect of tax credits	(28)	(153)
Change in fair value of redeemable warrant and alignment shares liability	(563)	—
Other	(135)	189
Income tax expense	$295	$83
Effective income tax rate	2.2%	(4.6)%

Altus Power, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in thousands, except per share data, unless otherwise noted)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. As of December 31, 2021 and 2020, the Company’s deferred tax assets and liabilities are comprised of the following:

	As of December 31,
	2021	2020
Deferred tax assets:
Net operating losses	$42,814	$20,000
Intangible liabilities	807	1,206
Deferred financing costs	271	277
Tax credits	615	810
Deferred site lease	528	73
Asset retirement obligation	2,018	1,154
Stock-based compensation	73	50
Sec. 163(j) interest limitation	11,776	7,947
Total deferred tax assets	$58,902	$31,517
Valuation allowance	(633)	(339)
Net deferred tax assets	$58,269	$31,178
Deferred tax liabilities:
Property, plant and equipment	$(34,918)	$(18,537)
Intangible assets	(784)	(1,089)
Investments in partnerships	(32,170)	(22,553)
Total deferred tax liabilities	(67,872)	(42,179)
Net deferred tax liability	$(9,603)	$(11,001)

As of December 31, 2021 and 2020, the Company had US federal net operating loss carryforwards of $177.4 million and $80.3 million, respectively, available to offset future federal taxable income which will begin to expire in 2034. The Company has federal net operating loss carryforwards of $140.4 million, which can be carried forward indefinitely. As of December 31, 2021 and 2020, the Company had $48.4 million of US federal net operating loss subject to limitation under Internal Revenue Code Section 382. As of December 31, 2021 and 2020, the Company had state net operating loss $87.7 million and $48.6 million, respectively, which will begin to expire in 2022, if not utilized.
The Company regularly assesses the realizability of its deferred tax assets and establishes a valuation allowance if it is more likely than not that some or all of its deferred tax assets will not be realized. The Company evaluates and weighs all available positive and negative evidence such as historic results, future reversals of existing deferred tax liabilities, projected future taxable income, as well as prudent and feasible tax-planning strategies. As of December 31, 2021 and 2020, the Company has recorded a valuation allowance of $0.6 million and $0.3 million, respectively, for its deferred tax assets associated with state net operating losses that are more likely than not to expire.
As of December 31, 2021 and 2020, the Company had, under IRC Sec. 163(j), a gross interest expense limitation carryforward of $45.4 million and $31.0 million, respectively with an indefinite carryforward period.
The Company applies the applicable authoritative guidance which prescribes a comprehensive model for a manner in which a company should recognize, measure, present and disclose in its financial statements all material uncertain tax positions that the Company has taken or expects to take on a tax return. As of December 31, 2021, the Company has no uncertain tax positions. No amounts of interest and penalties were recognized in the Company’s financial statements and the Company’s policy is to present interest and penalties as a component of income tax expense.
On March 27, 2020, the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”) was enacted and signed into law in the United States. The CARES Act includes measures to assist companies, including temporary changes to income and non-income-based tax laws. The Company did not receive a stimulus payment related to

Altus Power, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in thousands, except per share data, unless otherwise noted)

the CARES Act and the new law did not have a significant impact on the Company’s consolidated financial statements.
The Company files federal income tax returns and state income tax returns in multiple jurisdictions. The statute of limitation remains open for tax years after 2014.
19.Subsequent Events
The Company has evaluated subsequent events from December 31, 2021 through March 24, 2022, which is the date the audited consolidated financial statements were available to be issued. There are no subsequent events requiring recording or disclosure in the consolidated financial statements.

******

Altus Power, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Operating revenues, net	$24,762	$17,613	$43,961	$30,084
Operating expenses
Cost of operations (exclusive of depreciation and amortization shown separately below)	4,290	3,236	8,354	6,156
General and administrative	6,558	4,220	12,942	7,443
Depreciation, amortization and accretion expense	6,863	4,470	13,685	8,858
Acquisition and entity formation costs	52	85	346	232
Gain on fair value remeasurement of contingent consideration, net	(1,140)	(775)	(971)	(2,050)
Stock-based compensation	2,657	37	3,962	77
Total operating expenses	$19,280	$11,273	$38,318	$20,716
Operating income	5,482	6,340	5,643	9,368
Other (income) expense
Change in fair value of redeemable warrant liability	(4,659)	—	(23,117)	—
Change in fair value of alignment shares liability	(16,705)	—	(63,051)	—
Other income, net	(608)	(138)	(593)	(249)
Interest expense, net	5,173	4,826	10,111	8,739
Total other (income) expense	$(16,799)	$4,688	$(76,650)	$8,490
Income before income tax expense	$22,281	$1,652	$82,293	$878
Income tax expense	(707)	(2,092)	(584)	(1,055)
Net income (loss)	$21,574	$(440)	$81,709	$(177)
Net (loss) income attributable to noncontrolling interests and redeemable noncontrolling interests	(2,541)	749	(2,825)	50
Net income (loss) attributable to Altus Power, Inc.	$24,115	$(1,189)	$84,534	$(227)
Net income (loss) per share attributable to common stockholders
Basic	$0.16	$(0.01)	$0.55	$—
Diluted	$0.16	$(0.01)	$0.55	$—
Weighted average shares used to compute net income (loss) per share attributable to common stockholders
Basic	153,310,068	88,741,089	152,988,078	88,741,089
Diluted	153,954,843	88,741,089	153,771,992	88,741,089
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Altus Power, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(In thousands, except share and per share data)

	As of June 30, 2022	As of December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$295,079	$325,983
Current portion of restricted cash	2,459	2,544
Accounts receivable, net	13,158	9,218
Other current assets	5,748	6,659
Total current assets	316,444	344,404
Restricted cash, noncurrent portion	1,794	1,794
Property, plant and equipment, net	764,884	745,711
Intangible assets, net	19,383	16,702
Other assets	3,547	4,638
Total assets	$1,106,052	$1,113,249
Liabilities, redeemable noncontrolling interests, and stockholders’equity
Current liabilities:
Accounts payable	$2,869	$3,591
Interest payable	4,383	4,494
Current portion of long-term debt, net	15,726	21,143
Other current liabilities	4,597	3,663
Total current liabilities	27,575	32,891
Redeemable warrant liability	19,476	49,933
Alignment shares liability	64,408	127,474
Long-term debt, net of unamortized debt issuance costs and current portion	522,604	524,837
Intangible liabilities, net	12,844	13,758
Asset retirement obligations	7,689	7,628
Deferred tax liabilities, net	10,153	9,603
Other long-term liabilities	6,480	5,587
Total liabilities	$671,229	$771,711
Commitments and contingent liabilities (Note 10)
Redeemable noncontrolling interests	16,103	15,527
Stockholders’ equity
Common stock $0.0001 par value; 988,591,250 shares authorized as of June 30, 2022, and December 31, 2021; 154,718,268 and 153,648,830 shares issued and outstanding as of June 30, 2022, and December 31, 2021, respectively	15	15
Preferred stock $0.0001 par value; 10,000,000 shares authorized, zero shares issued and outstanding as of June 30, 2022, and December 31, 2021	—	—
Additional paid-in capital	416,832	406,259
Accumulated deficit	(16,822)	(101,356)
Total stockholders’ equity	$400,025	$304,918
Noncontrolling interests	18,695	21,093
Total equity	$418,720	$326,011
Total liabilities, redeemable noncontrolling interests, and stockholders’ equity	$1,106,052	$1,113,249

The following table presents the assets and liabilities of the consolidated variable interest entities (Refer to Note 5).

(In thousands)	As of June 30, 2022	As of December 31, 2021
Assets of consolidated VIEs, included in total assets above:
Cash	$8,298	$7,524
Current portion of restricted cash	1,478	1,763
Accounts receivable, net	5,036	2,444
Other current assets	1,381	1,400
Restricted cash, noncurrent portion	1,437	1,122
Property, plant and equipment, net	362,679	363,991
Intangible assets, net	5,729	6,909
Other assets	630	739
Total assets of consolidated VIEs	$386,668	$385,892
Liabilities of consolidated VIEs, included in total liabilities above:
Accounts payable	$460	$419
Current portion of long-term debt, net	3,015	2,457
Other current liabilities	1,241	776
Long-term debt, net of unamortized debt issuance costs and current portion	33,536	34,022
Intangible liabilities, net	1,800	2,420
Asset retirement obligations	4,039	3,988
Other long-term liabilities	652	548
Total liabilities of consolidated VIEs	$44,743	$44,630
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Altus Power, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
(unaudited)
(In thousands, except share data)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity	Non Controlling Interests	Total Equity
	Shares	Amount
As of March 31, 2021	89,999,976	$9	$202,178	$(84,589)	$117,598	$14,758	$132,356
Cash contributions from noncontrolling interests	—	—	—	—	—	439	439
Accretion of Series A preferred stock	—	—	539	(539)	—	—	—
Stock-based compensation	—	—	41	—	41	—	41
Accrued dividends and commitment fees on Series A preferred stock	—	—	4,263	(4,263)	—	—	—
Cash distributions to noncontrolling interests	—	—	—	—	—	(345)	(345)
Net loss	—	—	—	(1,189)	(1,189)	(285)	(1,474)
As of June 30, 2021	89,999,976	$9	$207,021	$(90,580)	$116,450	$14,567	$131,017

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity	Non Controlling Interests	Total Equity
	Shares	Amount
As of March 31, 2022	153,648,830	$15	$406,867	$(40,937)	$365,945	$20,361	$386,306
Stock-based compensation	—	—	2,657	—	2,657	—	2,657
Cash distributions to noncontrolling interests	—	—	—	—	—	(336)	(336)
Cash contributions from non-controlling interests	—	—	—	—	—	1,064	1,064
Conversion of alignment shares to class A common stock and exercised warrants	2,021	—	—	—	—	—	—
Exchange of warrants into common stock	1,067,417	—	7,308	—	7,308	—	7,308
Net income (loss)	—	—	—	24,115	24,115	(2,394)	21,721
As of June 30, 2022	154,718,268	$15	$416,832	$(16,822)	$400,025	$18,695	$418,720
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Altus Power, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
(unaudited)
(In thousands, except share data)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity (Deficit)	Non Controlling Interests	Total Equity (Deficit)
	Shares	Amount
As of December 31, 2020 (as previously reported)	1,029	$1	$2,033	$(80,802)	$(78,768)	$14,016	$(64,752)
Retroactive application of recapitalization	89,998,947	8	203,739	—	203,747	—	203,747
As of December 31, 2020, effect of reverse acquisition	89,999,976	$9	$205,772	$(80,802)	$124,979	$14,016	$138,995
Cash contributions from noncontrolling interests	—	—	—	—	—	439	439
Accretion of Series A preferred stock	—	—	1,072	(1,072)	—	—	—
Stock-based compensation	—	—	78	—	78	—	78
Accrued dividends and commitment fees on Series A preferred stock	—	—	8,479	(8,479)	—	—	—
Payment of dividends and commitment fees on Series A preferred stock	—	—	(8,380)	—	(8,380)	—	(8,380)
Cash distributions to noncontrolling interests	—	—	—	—	—	(605)	(605)
Accrued distributions to noncontrolling interests	—	—	—		—	(146)	(146)
Net income (loss)	—	—	—	(227)	(227)	863	636
As of June 30, 2021	89,999,976	9	207,021	(90,580)	116,450	14,567	131,017

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity	Non Controlling Interests	Total Equity
	Shares	Amount
As of December 31, 2021	153,648,830	$15	$406,259	$(101,356)	$304,918	$21,093	$326,011
Stock-based compensation	—	—	3,962	—	3,962	—	3,962
Cash distributions to noncontrolling interests	—	—	—	—	—	(666)	(666)
Cash contributions from noncontrolling interests	—	—	—	—	—	1,064	1,064
Equity issuance costs	—	—	(712)	—	(712)	—	(712)
Conversion of alignment shares to Class A Common Stock and exercised warrants	2,021	—	15	—	15	—	15
Exchange of warrants into common stock	1,067,417		7,308	—	7,308	—	7,308
Net income (loss)	—	—	—	84,534	84,534	(2,796)	81,738
As of June 30, 2022	154,718,268	$15	$416,832	$(16,822)	$400,025	$18,695	$418,720
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Altus Power, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(In thousands)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities
Net income (loss)	$81,709	$(177)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation, amortization and accretion	13,685	8,858
Unrealized gain on interest rate swaps	(1,777)	(292)
Deferred tax expense	550	1,069
Amortization of debt discount and financing costs	1,428	1,443
Change in fair value of redeemable warrant liability	(23,117)	—
Change in fair value of alignment shares liability	(63,051)	—
Remeasurement of contingent consideration	(971)	(2,050)
Stock-based compensation	3,962	77
Other	(189)	(194)
Changes in assets and liabilities, excluding the effect of acquisitions
Accounts receivable	(3,940)	(3,836)
Other assets	2,712	(4)
Accounts payable	(722)	4,062
Interest payable	(78)	776
Other liabilities	1,668	(247)
Net cash provided by operating activities	11,869	9,485
Cash flows used for investing activities
Capital expenditures	(23,338)	(6,277)
Payments to acquire businesses, net of cash and restricted cash acquired	—	(2,126)
Payments to acquire renewable energy facilities from third parties, net of cash and restricted cash acquired	(11,572)	(4,968)
Net cash used for investing activities	(34,910)	(13,371)
Cash flows used for financing activities
Proceeds from issuance of long-term debt	—	26,391
Repayment of long-term debt	(8,120)	(16,680)
Payment of debt issuance costs	(42)	(596)
Payment of dividends and commitment fees on Series A preferred stock	—	(8,380)
Payment of deferred transaction costs	—	(2,140)
Payment of contingent consideration	(45)	(102)
Payment of equity issuance costs	(744)	—
Contributions from noncontrolling interests	2,151	439
Distributions to noncontrolling interests	(1,148)	(1,102)
Net cash used for financing activities	(7,948)	(2,170)
Net decrease in cash, cash equivalents, and restricted cash	(30,989)	(6,056)
Cash, cash equivalents, and restricted cash, beginning of period	330,321	38,206
Cash, cash equivalents, and restricted cash, end of period	$299,332	$32,150

	Six Months Ended June 30,
	2022	2021
Supplemental cash flow disclosure
Cash paid for interest, net of amounts capitalized	$9,804	$6,822
Cash paid for taxes	39	99
Non-cash investing and financing activities
Asset retirement obligations	$96	$223
Acquisitions of property and equipment included in other current liabilities	1,334	819
Deferred transaction costs not yet paid	—	2,810
Accrued dividends and commitment fees on Series A preferred stock	—	8,480
Accrued distributions to non-controlling interests	—	145
Construction loan conversion	(4,186)	—
Term loan conversion	4,186	—
Conversion of alignment shares into common stock	15	—
Exchange of warrants into common stock	7,303	—
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Altus Power, Inc.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
(Dollar amounts in thousands, except per share data, unless otherwise noted)

1.General

Company Overview
Altus Power, Inc., a Delaware corporation (the “Company” or “Altus”), headquartered in Stamford, Connecticut, develops, owns, constructs and operates large-scale roof, ground and carport-based photovoltaic solar energy generation and storage systems, for the purpose of producing and selling electricity to credit worthy counterparties, including commercial and industrial, public sector and community solar customers, under long-term contracts. The Solar energy facilities are owned by the Company in project specific limited liability companies (the “Solar Facility Subsidiaries”).
On December 9, 2021 (the “Closing Date”), CBRE Acquisition Holdings, Inc. (“CBAH”), a special purpose acquisition company, consummated the business combination pursuant to the terms of the business combination agreement entered into on July 12, 2021 (the “Business Combination Agreement”), whereby, among other things, CBAH Merger Sub I, Inc. (“First Merger Sub”) merged with and into Altus Power, Inc. (f/k/a Altus Power America, Inc.) (“Legacy Altus”) with Legacy Altus continuing as the surviving corporation, and immediately thereafter Legacy Altus merged with and into CBAH Merger Sub II, Inc. (“Second Merger Sub”) with Second Merger Sub continuing as the surviving entity and as a wholly owned subsidiary of CBAH (together with the merger with the First Merger Sub, the “Merger”). In connection with the closing of the Merger, CBAH changed its name to “Altus Power, Inc.” and CBAH Merger Sub II (after merger with Legacy Altus) changed its name to “Altus Power, LLC.”
COVID-19
The spike of a novel strain of coronavirus (“COVID-19”) in the first quarter of 2020 caused significant volatility in the U.S. markets that remain ongoing. In response to the COVID-19 pandemic, federal, state, local, and foreign governments put in place, and in the future may again put in place, travel restrictions, quarantines, “stay at home” orders and guidelines, and similar government orders and restrictions, in an attempt to control the spread of the disease. Such restrictions or orders resulted in, and in the future may result in, business closures, work stoppages, slowdowns and delays, among other effects that negatively impacted, and in the future may negatively impact, our operations, as well as the operations of our customers and business partners. In addition, COVID-19 has caused disruptions to the supply chain across the global economy, including within the solar industry, and we are working with our equipment suppliers to minimize disruptions to our operations. Certain suppliers have experienced, and may continue to experience, delays and increased costs related to a variety of factors, including logistical delays and component shortages from upstream vendors. Based on the challenges described above, such as supply chain and logistical delays, such results have had and will continue to have a material adverse effect on our business, operations, financial condition, results of operations, and cash flows.
2.Significant Accounting Policies
Basis of Presentation and Principles of Consolidation
The Company prepares its unaudited condensed consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and regulations of the U.S. Securities and Exchange Commission (“SEC”) for interim financial reporting. The Company’s condensed consolidated financial statements include the results of wholly-owned and partially-owned subsidiaries in which the Company has a controlling interest. All intercompany balances and transactions have been eliminated in consolidation.
Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. Accordingly, these unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2021 filed with the Company’s 2021 annual report on Form 10-K on March 24, 2022, and the related notes which provide a more complete discussion of the Company’s accounting policies and certain other information. The information as of December 31, 2021, included in the condensed consolidated balance sheets was derived from the Company’s audited consolidated financial statements. The condensed consolidated financial statements were prepared on the same basis as the audited consolidated financial statements and reflect all adjustments, including normal recurring adjustments, which are, in the opinion of management, necessary for a fair statement of the Company’s financial position as of

Altus Power, Inc.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
(Dollar amounts in thousands, except per share data, unless otherwise noted)
June 30, 2022, and the results of operations and cash flows for the three and six months ended June 30, 2022, and 2021. The results of operations for the three and six months ended June 30, 2022, are not necessarily indicative of the results that may be expected for the full year or any other future interim or annual period.
Use of Estimates
The preparation of condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the condensed consolidated financial statements and accompanying notes. Actual results could differ materially from those estimates.
In recording transactions and balances resulting from business operations, the Company uses estimates based on the best information available. Estimates are used for such items as the fair value of net assets acquired in connection with accounting for business combinations, the useful lives of the solar energy facilities, and inputs and assumptions used in the valuation of asset retirement obligations (“AROs”), contingent consideration, and alignment shares.
Segment Information
Operating segments are defined as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision makers are the co-chief executive officers. Based on the financial information presented to and reviewed by the chief operating decision makers in deciding how to allocate the resources and in assessing the performance of the Company, the Company has determined it operates as a single operating segment and has one reportable segment, which includes revenue under power purchase agreements, revenue from net metering credit agreements, solar renewable energy certificate revenue, rental income, performance-based incentives, and other revenue. The Company’s principal operations, revenue and decision-making functions are located in the United States.
Cash, Cash Equivalents, and Restricted Cash
Cash and cash equivalents includes all cash balances on deposit with financial institutions and readily marketable securities with original maturity dates of three months or less at the time of acquisition that are denominated in U.S. dollars. Pursuant to the budgeting process, the Company maintains certain cash and cash equivalents on hand for possible equipment replacement related costs.
The Company records cash that is restricted as to withdrawal or use under the terms of certain contractual agreements as restricted cash. Restricted cash is included in current portion of restricted cash and restricted cash, noncurrent portion on the condensed consolidated balance sheets and includes cash held with financial institutions for cash collateralized letters of credit pursuant to various financing and construction agreements.
The following table provides a reconciliation of cash, cash equivalents, and restricted cash reported within the condensed consolidated balance sheets. Cash, cash equivalents, and restricted cash consist of the following:

	As of June 30, 2022	As of December 31, 2021
Cash and cash equivalents	$295,079	$325,983
Current portion of restricted cash	2,459	2,544
Restricted cash, noncurrent portion	1,794	1,794
Total	$299,332	$330,321
Concentration of Credit Risk
The Company maintains its cash in bank deposit accounts which, at times, may exceed Federal Deposit Insurance Corporation insurance limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash balances.

Altus Power, Inc.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
(Dollar amounts in thousands, except per share data, unless otherwise noted)
The Company had no customers that accounted for over 10% of total accounts receivable as of June 30, 2022, and no customers that individually accounted for more than 10% of revenue for the three and six months ended June 30, 2022.
The Company had two customers that individually accounted for 16.0% and 11.7% of total accounts receivable as of December 31, 2021. The Company had one customer that individually accounted for 11.6% of total revenue for the three months ended June 30, 2021. The Company had no customers that individually accounted for more than 10% of total revenue for the six months ended June 30, 2021.
Accounting Pronouncements
As a public company, the Company is provided the option to adopt new or revised accounting guidance as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) either (1) within the same periods as those otherwise applicable to public business entities, or (2) within the same time periods as non-public business entities, including early adoption when permissible. The Company expects to elect to adopt new or revised accounting guidance within the same time period as non-public business entities, as indicated below.
Recent Accounting Pronouncements Adopted
In December 2019, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2019-12, Income Taxes (Topic 740), which simplifies the accounting for income taxes, primarily by eliminating certain exceptions to ASC 740. This standard is effective for fiscal periods beginning after December 15, 2020. The Company has adopted this standard as of the first quarter of 2021 and did not have a material impact on the condensed consolidated financial statements.
Recent Accounting Pronouncements Not Yet Adopted
In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which primarily changes the lessee’s accounting for operating leases by requiring recognition of lease right-of-use assets and lease liabilities. This standard is effective for annual reporting periods beginning after December 15, 2021. The Company expects to adopt this guidance in fiscal year 2022. The Company is continuing the analysis of the contractual arrangements that may qualify as leases under the new standard and expects the most significant impact will be the recognition of the right-of-use assets and lease liabilities on the consolidated balance sheets.
In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments and has since released various amendments including ASU No. 2019-04. The new standard generally applies to financial assets and requires those assets to be reported at the amount expected to be realized. The ASU is effective for fiscal years beginning after December 15, 2022, and interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact of this guidance on its consolidated financial statements.
3.Revenue and Accounts Receivable
Disaggregation of Revenue
The following table presents the detail of revenues as recorded in the unaudited condensed consolidated statements of operations:

Altus Power, Inc.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
(Dollar amounts in thousands, except per share data, unless otherwise noted)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue under power purchase agreements	$6,730	$4,653	$10,912	$7,784
Revenue from net metering credit agreements	7,822	7,155	11,722	10,465
Solar renewable energy certificate revenue	7,975	4,900	17,506	10,099
Rental income	785	539	1,429	760
Performance-based incentives	295	260	654	811
Other revenue	1,155	106	1,738	165
Total	$24,762	$17,613	$43,961	$30,084
Accounts receivable
The following table presents the detail of receivables as recorded in accounts receivable in the unaudited condensed consolidated balance sheets:

	As of June 30, 2022	As of December 31, 2021
Power purchase agreements	$4,164	$1,678
Net metering credit agreements	3,154	3,322
Solar renewable energy certificates	4,785	3,789
Rental income	36	350
Performance-based incentives	496	4
Other	523	75
Total	$13,158	$9,218
Payment is typically received within 30 days for invoiced revenue as part of power purchase agreements (“PPAs”) and net metering credit agreements (“NMCAs”). Receipt of payment relative to invoice date varies by customer for renewable energy certificates (“RECs”). The Company does not have any other significant contract asset or liability balances related to revenues. As of June 30, 2022, and December 31, 2021, the Company determined that the allowance for uncollectible accounts is $0.4 million and $0.4 million, respectively.
4.Acquisitions
2022 Acquisitions
Stellar NJ Acquisition
On April 1, 2022, the Company acquired a 1.0 MW solar energy facility located in New Jersey (the “Stellar NJ Acquisition”) from a third party for a total purchase price of $1.3 million. The transaction was accounted for as an acquisition of assets, whereby the Company acquired $2.3 million of property, plant and equipment and assumed $0.4 million of intangible liabilities and $0.6 million of other liabilities. The intangible liability assumed is associated with an unfavorable rate power purchase agreement and has a weighted average amortization period of 15 years.
Stellar HI 2 Acquisition
On June 10, 2022, the Company acquired a 4.6 MW portfolio of six solar energy facilities located in Hawaii (the “Stellar HI 2 Acquisition”) from a third party for a total purchase price of $9.9 million, including $0.2 million of transaction related costs. This transaction was accounted for as an acquisition of assets, whereby the Company acquired $7.3 million of property, plant and equipment and $3.1 million of intangible assets, and assumed $0.5 million of intangible liabilities and $0.1 million of asset retirement obligations.

Altus Power, Inc.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
(Dollar amounts in thousands, except per share data, unless otherwise noted)
The Company attributed intangible asset and liability values to favorable and unfavorable rate revenue contracts to sell power generated by the acquired solar energy facilities, as well as a favorable rate lease. The following table summarizes the estimated fair values and the weighted average amortization periods of the acquired intangible assets and assumed intangible liabilities as of the acquisition date:

	Fair Value (thousands)	Weighted Average Amortization Period
Favorable rate revenue contracts	$2,903	10 years
Site lease acquisition	229	15 years
Unfavorable rate revenue contracts	(464)	14 years
2021 Acquisitions
Gridley Acquisition
On January 14, 2021, the Company acquired a portfolio of two solar energy facilities (the “Gridley Acquisition”) located in California with a combined nameplate capacity of 4.3 MW from a third party for a total purchase price of $5.0 million, including $0.1 million of transaction related costs. This transaction was accounted for as an acquisition of assets, whereby the Company acquired $5.3 million of property, plant and equipment and assumed $0.3 million of other liabilities.
5.Variable Interest Entity
The Company consolidates all variable interest entities (“VIEs”) in which it holds a variable interest and is deemed to be the primary beneficiary of the variable interest entity. Generally, a VIE is an entity with at least one of the following conditions: (a) the total equity investment at risk is insufficient to allow the entity to finance its activities without additional subordinated financial support, or (b) the holders of the equity investment at risk, as a group, lack the characteristics of having a controlling financial interest. The primary beneficiary of a VIE is required to consolidate the VIE and to disclose certain information about its significant variable interests in the VIE. The primary beneficiary of a VIE is the entity that has both 1) the power to direct the activities that most significantly impact the entity’s economic performance and 2) the obligations to absorb losses or receive benefits that could potentially be significant to the VIE.
The Company participates in certain partnership arrangements that qualify as VIEs. Consolidated VIEs consist of tax equity financing arrangements and partnerships in which an investor holds a noncontrolling interest and does not have substantive kick-out or participating rights. The Company, through its subsidiaries, is the primary beneficiary of such VIEs, because as the manager, it has the power to direct the day-to-day operating activities of the entity. In addition, the Company is exposed to economics that could potentially be significant to the entity given its ownership interest, therefore, has consolidated the VIEs as of June 30, 2022, and December 31, 2021. No VIEs were deconsolidated during the six months ended June 30, 2022 and 2021.
The obligations of the consolidated VIEs discussed in the following paragraphs are nonrecourse to the Company. In certain instances where the Company establishes a new tax equity structure, the Company is required to provide liquidity in accordance with the contractual agreements. The Company has no requirement to provide liquidity to purchase assets or guarantee performance of the VIEs unless further noted in the following paragraphs. The Company made certain contributions during the six months ended June 30, 2022 and 2021, as determined in the respective operating agreement.

Altus Power, Inc.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
(Dollar amounts in thousands, except per share data, unless otherwise noted)
The carrying amounts and classification of the consolidated VIE assets and liabilities included in condensed consolidated balance sheets are as follows:

	As of June 30, 2022	As of December 31, 2021
Current assets	$16,193	$13,131
Non-current assets	370,475	372,761
Total assets	$386,668	$385,892
Current liabilities	$4,716	$3,652
Non-current liabilities	40,027	40,978
Total liabilities	$44,743	$44,630
The amounts shown in the table above exclude intercompany balances which are eliminated upon consolidation. All of the assets in the table above are restricted for settlement of the VIE obligations, and all of the liabilities in the table above can only be settled using VIE resources.
The Company has not identified any VIEs during the six months ended June 30, 2022 and 2021, for which the Company determined that it is not the primary beneficiary and thus did not consolidate.
The Company considered qualitative and quantitative factors in determining which VIEs are deemed significant. During each of the six months ended June 30, 2022 and the year ended December 31, 2021, the Company consolidated twenty-five VIEs. No VIEs were deemed significant as of June 30, 2022 and December 31, 2021.
6.Debt

	As of June 30, 2022	As of December 31, 2021	Interest Type	Weighted average interest rate
Long-term debt
Amended rated term loan	$493,465	$499,750	Fixed	3.51%
Construction loans	—	5,593	Floating	—%
Term loans	16,520	12,818	Floating	3.31%
Financing lease obligations	37,643	37,601	Imputed	3.65%
Total principal due for long-term debt	547,628	555,762
Unamortized discounts and premiums	(118)	(176)
Unamortized deferred financing costs	(9,180)	(9,606)
Less: Current portion of long-term debt	15,726	21,143
Long-term debt, less current portion	$522,604	$524,837
Amended Rated Term Loan
As part of the Blackstone Capital Facility, APA Finance, LLC (“APAF”), a wholly owned subsidiary of the Company, entered into a $251.0 million term loan facility with Blackstone Insurance Solutions (“BIS”) through a consortium of lenders, which consists of investment grade-rated Class A and Class B notes (the “Rated Term Loan”).
On August 25, 2021, APAF entered into an Amended and Restated Credit Agreement with BIS to refinance the Rated Term Loan (hereby referred to as the “Amended Rated Term Loan”). The Amended Rated Term Loan added an additional $135.6 million to the facility, bringing the aggregate facility to $503.0 million. The Amended Rated Term Loan has a weighted average 3.51% annual fixed rate, reduced from the previous weighted average rate of 3.70%, and matures on February 29, 2056 (“Final Maturity Date”).
The Amended Rated Term Loan amortizes at an initial rate of 2.5% of outstanding principal per annum for a period of 8 years at which point the amortization steps up to 4% per annum until September 30, 2031 (“Anticipated Repayment Date”). After the Anticipated Repayment Date, the loan becomes fully-amortizing, and all available cash is used to pay down principal until the Final Maturity Date.

Altus Power, Inc.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
(Dollar amounts in thousands, except per share data, unless otherwise noted)
As of June 30, 2022, the outstanding principal balance of the Rated Term Loan was $493.5 million less unamortized debt discount and loan issuance costs totaling $8.0 million. As of December 31, 2021, the outstanding principal balance of the Rated Term Loan was $500.0 million less unamortized debt discount and loan issuance costs totaling $8.4 million.
As of June 30, 2022, the Company was in compliance with all covenants. As of December 31, 2021, the Company was in compliance with all covenants, except the delivery of the APAF audited consolidated financial statements, for which the Company obtained a waiver to extend the financial statement reporting deliverable due date. The Company delivered the audited financial statements on May 25, 2022, before the extended reporting deliverable due date.
Construction Facilities
Construction Loan to Term Loan Facility and Letters of Credit Facilities
On January 10, 2020, APA Construction Finance, LLC (“APACF”) a wholly-owned subsidiary of the Company, entered into a credit agreement with Fifth Third Bank, National Association and Deutsche Bank AG New York Branch to fund the development and construction of future solar facilities (“Construction Loan to Term Loan Facility”). The Construction Loan to Term Loan Facility includes a construction loan commitment of $187.5 million and a letter of credit commitment of $12.5 million, which can be drawn until January 10, 2023.
The construction loan commitment can convert to a term loan upon commercial operation of a particular solar energy facility. In addition, the Construction Loan to Term Loan Facility accrued a commitment fee at a rate equal to 0.50% per year of the daily unused amount of the commitment. During the three and six months ended June 30, 2022, the Company converted the outstanding construction loan of $5.6 million into the term loan of $4.2 million. As of June 30, 2022, the outstanding principal balances of the construction loan and term loan were zero and $16.2 million, respectively. As of December 31, 2021, the outstanding principal balances of the construction loan and term loan were $5.6 million and $12.3 million, respectively. As of June 30, 2022, and December 31, 2021, the Company had an unused borrowing capacity of $171.3 million. For the three months ended June 30, 2022, and 2021, the Company incurred interest costs associated with outstanding construction loans totaling zero and $0.1 million, respectively. For the six months ended June 30, 2022, and 2021 the Company incurred interest costs associated with outstanding construction loans totaling zero and $0.3 million, respectively. These interest costs were capitalized as part of property, plant and equipment. Also, on October 23, 2020, the Company entered into an additional letters of credit facility with Fifth Third Bank for the total capacity of $10.0 million. The Construction Loan to Term Loan Facility includes various financial and other covenants for APACF and the Company, as guarantor. As of June 30, 2022, and December 31, 2021, the Company was in compliance with all covenants.
As of June 30, 2022, and December 31, 2021, the total letters of credit outstanding with Fifth Third Bank were $10.0 million with an unused capacity of zero. As of June 30, 2022, and December 31, 2021, the total letters of credit outstanding with Deutsche Bank were $0.7 million and $0.6 million, respectively, with an unused capacity of $11.8 million and $11.9 million, respectively. To the extent liabilities are incurred as a result of the activities covered by the letters of credit, such liabilities are included on the accompanying condensed consolidated balance sheets. From time to time, the Company is required to post financial assurances to satisfy contractual and other requirements generated in the normal course of business. Some of these assurances are posted to comply with federal, state or other government agencies’ statutes and regulations. The Company sometimes uses letters of credit to satisfy these requirements and these letters of credit reduce the Company’s borrowing facility capacity.
Financing Lease Obligations
From time to time, the Company sells equipment to third parties and enters into master lease agreements to lease the equipment back for an agreed-upon term. Due to certain forms of continuous involvement provided by the master lease agreements, sale leaseback accounting is prohibited under ASC 840. Therefore, the Company accounts for these transactions using the financing method by recognizing the sale proceeds as a financing obligation and the assets subject to the sale-leaseback remain on the balance sheet of the Company and are

Altus Power, Inc.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
(Dollar amounts in thousands, except per share data, unless otherwise noted)
being depreciated. The aggregate proceeds have been recorded as long-term debt within the condensed consolidated balance sheets.
As of June 30, 2022 and December 31, 2021, the Company’s recorded financing obligations were $36.5 million, net of $1.1 million of deferred transaction costs. Payments of $0.6 million and zero were made under financing lease obligations for the three months ended June 30, 2022, and 2021, respectively. Payments of $0.8 million and zero were made under financing obligations for the six months ended June 30, 2022 and 2021, respectively. Interest expense, inclusive of the amortization of deferred transaction costs, for the three months ended June 30, 2022, and 2021, was $0.4 million and zero, respectively. Interest expense, inclusive of the amortization of deferred transaction costs, for the six months ended June 30, 2022 and 2021, was $0.7 million and zero, respectively.
The table below shows the minimum lease payments under the financing lease obligations for the years ended:

2022	$1,493
2023	2,336
2024	2,340
2025	2,353
2026	2,336
Thereafter	14,993
Total	$25,851
The difference between the outstanding financing lease obligation of $37.6 million and $25.9 million of minimum lease payments, including the residual value guarantee, is due to $13.2 million of investment tax credits claimed by the Lessor, less $2.6 million of the implied interest on financing lease obligation included in minimum lease payments. The remaining difference is due to $1.0 million of interest accrued and a $0.1 million difference between the minimum lease payments and the fair value of financing lease obligations acquired.
7.Fair Value Measurements
The Company measures certain assets and liabilities at fair value, which is defined as the price that would be received from the sale of an asset or paid to transfer a liability (i.e., an exit price) on the measurement date in an orderly transaction between market participants in the principal or most advantageous market for the asset or liability. Our fair value measurements use the following hierarchy, which prioritizes valuation inputs based on the extent to which the inputs are observable in the market.
•Level 1 - Valuation techniques in which all significant inputs are unadjusted quoted prices from active markets for assets or liabilities that are identical to the assets or liabilities being measured.
•Level 2 - Valuation techniques in which significant inputs include quoted prices from active markets for assets or liabilities that are similar to the assets or liabilities being measured and/or quoted prices for assets or liabilities that are identical or similar to the assets or liabilities being measured from markets that are not active. Also, model-derived valuations in which all significant inputs are observable in active markets are Level 2 valuation techniques.
•Level 3 - Valuation techniques in which one or more significant inputs are unobservable. Such inputs reflect our estimate of assumptions that market participants would use to price an asset or liability.
The Company holds various financial instruments that are not required to be recorded at fair value. For cash, restricted cash, accounts receivable, accounts payable, and short-term debt, the carrying amounts approximate fair value due to the short maturity of these instruments.
Redeemable Warrant Liability
CBAH sold 10,062,500 warrants as part of the SAILSM (Stakeholder Aligned Initial Listing) securities in the CBAH initial public offering (which traded separately on the NYSE under the symbol “CBAH WS” prior to the Merger, and following the Merger trade under the symbol “AMPS WS”) (such warrants, the “Redeemable Warrants”). The

Altus Power, Inc.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
(Dollar amounts in thousands, except per share data, unless otherwise noted)
Redeemable Warrants are exercisable for an aggregate of 10,062,500 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A common stock”), at a purchase price of $11.00 per share. CBAH also issued 7,366,667 warrants to CBRE Acquisition Sponsor, LLC (the “Sponsor”) in a private placement simultaneously with the closing of the CBAH IPO and 2,000,000 warrants to the Sponsor in full settlement of a second amended and restated promissory note with the Sponsor (such warrants, the “Private Placement Warrants”). The Private Placement Warrants are identical to the Redeemable Warrants except that, so long as they are held by the Sponsor, officers or directors or their respective permitted transferees, (i) they will not be redeemable by the Company (except in certain circumstances), (ii) they may be exercised by the holders on a cashless basis, and (iii) they (including the shares of our Class A common stock issuable upon exercise of these warrants) are entitled to registration rights. If the Private Placement Warrants are held by holders other than the Sponsor, officers or directors or their respective permitted transferees, the Private Placement Warrants will become redeemable by the Company in all redemption scenarios and exercisable by the holders on the same basis as the Redeemable Warrants. The Private Placement Warrants will be exercisable for an aggregate of 9,366,667 shares of CBAH Class A common stock at a purchase price of $11.00 per share.
Redeemable warrants, including Private Placement Warrants, are not considered to be “indexed to the Company’s own stock.” This provision precludes the Company from classifying the Redeemable warrants, including Private Placement Warrants, in stockholders’ equity. As the Redeemable warrants, including Private Placement Warrants, meet the definition of a derivative, the Company recorded these warrants as liabilities on the condensed consolidated balance sheet at fair value, with subsequent changes in their respective fair values recognized in the consolidated statements of operations at each reporting date.
On May 31, 2022, and June 15, 2022, the Company entered into separate, privately negotiated warrant exchange agreements (the “Exchange Agreements”) with a limited number of holders of the Company’s outstanding Redeemable Warrants. Pursuant to the Exchange Agreements, the Company agreed to issue an aggregate of 1,067,417 shares of Class A common stock to the holders of Redeemable Warrants in exchange for the surrender and cancellation of an aggregate of 4,447,555 Redeemable Warrants. The issuance by the Company of the shares of Common Stock in exchange for the surrender and cancellation of the Redeemable Warrants was made in reliance on the exemption from registration in Section 3(a)(9) of the Securities Act. Immediately prior to the exchange, the Redeemable Warrants were remeasured to fair value based on the trading price of the exchanged shares of common stock, resulting in a gain on fair value remeasurement of $4.1 million within operating income in the condensed consolidated statements of operations for the six months ended June 30, 2022, and a redeemable warrant liability of $7.3 million, which was then reclassified to additional paid-in capital in the condensed consolidated balance sheet as of June 30, 2022.
As the remaining Redeemable Warrants (other than our Private Placement Warrants) continue to trade separately on the NYSE following the Merger, the Company determines the fair value of the Redeemable Warrants based on the quoted trading price of those warrants. As the inputs are observable and reflect quoted trading price, the overall fair value measurement of the Redeemable Warrants, excluding Private Placement Warrants, is classified as Level 1. The Private Placement Warrants have the same redemption and make-whole provisions as the Redeemable Warrants. Therefore, the fair value of the Private Placement Warrants is equal to the Redeemable Warrants. Private Placement Warrants are considered Level 2 as they are measured at fair value using observable inputs for similar assets in an active market.

	For the six months ended June 30, 2022
	Units	$
Redeemable warrants, beginning balance	19,429,167	$49,933
Warrants exercised	(10)	—
Exchange of warrants into common stock	(4,447,555)	(7,339)
Forfeiture of fractional warrants	(13)	—
Fair value remeasurement	—	(23,117)
Redeemable warrants, ending balance	14,981,589	$19,476
Alignment Shares Liability

Altus Power, Inc.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
(Dollar amounts in thousands, except per share data, unless otherwise noted)
The Company has 1,207,500 Alignment shares outstanding, all of which are held by the Sponsor, certain former officers of CBAH (such officers, together with the Sponsor, the “Sponsor Parties”) and former CBAH directors. The Alignment shares will automatically convert into shares of Class A common stock based upon the Total Return (as defined in Exhibit 4.4 to our 2021 Annual Report on Form 10-K) on the Class A common stock as of the relevant measurement date over each of the seven fiscal years following the Merger.
Upon the consummation of the Merger, Alignment shares have no continuing service requirement and do not create an unconditional obligation requiring the Company to redeem the instruments by transferring assets. In addition, the shares convert to a variable number of Class A common stock depending on the trading price of the Class A common stock and dividends paid/payable to the holders of Class A common stock. Therefore, the shares do not represent an obligation or a conditional obligation to issue a variable number of shares with a monetary value based on any of the criteria in ASC 480, Distinguishing Liabilities From Equity. The Company determined that the Alignment shares meet the definition of a derivative because they contain (i) an underlying (Class A common stock price), (ii) a notional amount (a fixed number of Class B common stock), (iii) no or minimal initial net investment (the Sponsor paid a de minimis amount which is less than the estimated fair value of the shares), and (iv) net settleable through a conversion of the Alignment shares into Class A shares. As such, the Company concluded that the Alignment shares meet the definition of a derivative, which will be presented at fair value each reporting period, with changes in fair value recorded through earnings.
The Company estimates the fair value of outstanding Alignment shares using a Monte Carlo simulation valuation model utilizing a distribution of potential outcomes based on a set of underlying assumptions such as stock price, volatility, and risk-free interest rate. As volatility of 69% and risk-free interest rate of 3.0% are not observable inputs, the overall fair value measurement of Alignment shares is classified as Level 3. Unobservable inputs can be volatile and a change in those inputs might result in a significantly higher or lower fair value measurement of Alignment shares.

	For the six months ended June 30, 2022
	Shares	$
Beginning balance	1,408,750	$127,474
Alignment shares converted	(201,250)	(15)
Alignment shares forfeited	—	—
Fair value remeasurement	—	(63,051)
Ending balance	1,207,500	$64,408
Contingent Consideration
Solar Acquisition
In connection with the acquisition of a portfolio of sixteen solar energy facilities with a combined nameplate capacity of 61.5 MW on December 22, 2020 (the “Solar Acquisition”), contingent consideration of up to an aggregate of $10.5 million may be payable upon achieving certain market power rates and actual power volumes generated by the acquired solar energy facilities. The Company estimated the fair value of the contingent consideration for future earnout payments using a Monte Carlo simulation model. Significant assumptions used in the measurement include the estimated volumes of power generation of acquired solar energy facilities during the 18-36-month period since the acquisition date, market power rates during the 36-month period, and the risk-adjusted discount rate associated with the business. As the inputs are not observable, the overall fair value measurement of the contingent consideration is classified as Level 3. Liability for the contingent consideration is included in other long-term liabilities in the condensed consolidated balance sheets at the estimated fair value of $1.8 million and $2.3 million as of June 30, 2022 and December 31, 2021, respectively. For the three and six months ended June 30, 2022, the Company recorded $1.1 million and $0.5 million gain on fair value remeasurement of contingent consideration within operating income in the condensed consolidated statements of operations, respectively. For the three and six months ended June 30, 2021, the Company recorded $0.8 million and $2.1 million gain on fair value remeasurement of contingent consideration within operating income in the condensed consolidated statements of operations, respectively. Gain was recorded due to changes in significant

Altus Power, Inc.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
(Dollar amounts in thousands, except per share data, unless otherwise noted)
assumptions used in the measurement, including the actual versus estimated volumes of power generation of acquired solar energy facilities and market power rates.
Other
Gain on fair value remeasurement of other contingent consideration of $0.5 million was recorded within operating income in the condensed consolidated statements of operations for the six months ended June 30, 2022. No gain or loss on fair value remeasurement of contingent consideration was recorded for the six months ended June 30, 2021.
8.Equity
As of June 30, 2022, the Company had authorized and issued 988,591,250 and 154,718,268 shares of Class A common stock, respectively. As of December 31, 2021, the Company had authorized and issued 988,591,250 and 153,648,830 shares of Class A common stock, respectively. Class A common stock entitles the holder to one vote on all matters submitte d to a vote of the Company’s stockholders. Common stockholders are entitled to receive dividends, as may be declared by the Company’s board of directors. As of June 30, 2022, and December 31, 2021, no common stock dividends have been declared.
As of June 30, 2022, and December 31, 2021, the Company had 1,207,500 and 1,408,750 authorized and issued shares of Class B common stock, respectively, also referred to as Alignment Shares. Refer to Note 7, “Fair Value Measurements,” for further details.
9.Redeemable Noncontrolling Interests
The changes in the components of redeemable noncontrolling interests are presented in the table below:

	For the six months ended June 30,
	2022	2021
Redeemable noncontrolling interest, beginning balance	$15,527	$18,311
Cash distributions	(482)	(496)
Accrued distributions to noncontrolling interests	—	(104)
Cash contributions	1,087	—
Net loss attributable to redeemable noncontrolling interest	(29)	(813)
Redeemable noncontrolling interest, ending balance	$16,103	$16,898

10.Commitments and Contingencies
Legal
The Company is a party to a number of claims and governmental proceedings which are ordinary, routine matters incidental to its business. In addition, in the ordinary course of business the Company periodically has disputes with vendors, customers, and other counterparties. The outcomes of any current, pending matters are not expected to have, either individually or in the aggregate, a material adverse effect on the Company’s financial position or results of operations.
Performance Guarantee Obligations
The Company guarantees certain specified minimum solar energy production output under the Company’s PPA agreements, generally over a term of 10, 15 or 25 years. The solar energy systems are monitored to ensure these outputs are achieved. The Company evaluates if any amounts are due to customers based upon not meeting the guaranteed solar energy production outputs at each reporting period end. As of June 30, 2022, and December 31, 2021, the guaranteed minimum solar energy production has been met and the Company has recorded no performance guarantee obligations.
Leases

Altus Power, Inc.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
(Dollar amounts in thousands, except per share data, unless otherwise noted)
The Company has operating leases for land and buildings. For the three months ended June 30, 2022, and 2021, the Company recorded site lease expenses under these agreements totaling $1.1 million and $0.9 million, respectively. For the six months ended June 30, 2022, and 2021, the Company recorded site lease expenses under these agreements totaling $2.4 million and $1.8 million, respectively. Site lease expenses are recorded in cost of operations in the condensed consolidated statements of operations. As of June 30, 2022, and December 31, 2021, $2.8 million and $2.1 million, respectively, have been recorded as other long-term liabilities on the condensed consolidated balance sheets relating to the difference between actual lease payments and straight-line lease expense.
11.Related Party Transactions
There were no amounts due to or from related parties as of June 30, 2022, and December 31, 2021. Additionally, in the normal course of business, the Company conducts transactions with affiliates, such as:
Blackstone Subsidiaries as Amended Rated Term Loan Lender
The Company incurs interest expense on the Amended Rated Term Loan. For the three months ended June 30, 2022, and 2021, the total related party interest expense associated with the Amended Rated Term Loan was $4.4 million and $4.0 million, respectively, and is recorded as interest expense in the accompanying condensed consolidated statements of operations. For the six months ended June 30, 2022, and 2021, the total related party interest expense associated with the Amended Rated Term Loan was $8.7 million and $7.3 million, respectively, and is recorded as interest expense in the accompanying condensed consolidated statements of operations. As of June 30, 2022, and December 31, 2021, interest payable of $4.4 million and $4.5 million, respectively, due under the Amended Rated Term Loan was recorded as interest payable on the accompanying condensed consolidated balance sheets.
Master Services Agreement with CBRE
On June 13, 2022, the Company signed a Master Services Agreement (“MSA”) with CBRE Group, Inc. (“CBRE”), a related party, under which CBRE will assist the Company in developing clean energy projects. As of June 30, 2022, no amounts have been paid by the Company under the MSA.

Altus Power, Inc.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
(Dollar amounts in thousands, except per share data, unless otherwise noted)
12.Earnings per Share
The calculation of basic and diluted earnings per share for the three and six months ended June 30, 2022 and 2021 was as follows (in thousands, except share and per share amounts):

	For the three months ended June 30,		For the six months ended June 30,
	2022	2021	2022	2021
Net income (loss) attributable to Altus Power, Inc.	24,115	(1,189)	84,534	(227)
Income attributable to participating securities	(190)	—	(667)	—
Net income (loss) attributable to common stockholders - basic and diluted	23,925	(1,189)	83,867	(227)
Class A Common Stock
Weighted average shares of common stock outstanding - basic(1)	153,310,068	88,741,089	152,988,078	88,741,089
Dilutive restricted stock	644,775	—	645,019	—
Dilutive RSUs	—	—	138,895	—
Weighted average shares of common stock outstanding - diluted(2)	153,954,843	88,741,089	153,771,992	88,741,089
Net income (loss) attributable to common stockholders per share - basic	$0.16	$(0.01)	$0.55	$—
Net income (loss) attributable to common stockholders per share - diluted	$0.16	$(0.01)	$0.55	$—

(1) Excludes 669,101 shares of Company Class A common stock provided to holders of Altus Restricted Shares for the three and six months ended June 30, 2022, and 1,259,887 shares of Company Class A common stock provided to holders of Altus Restricted Shares for the three and six months ended June 30, 2021.
(2) Excludes 5,614,922 Redeemable Warrants and Private Placement Warrants for the three and six months ended June 30, 2022. The Redeemable Warrants and Private Placement Warrants are exercisable at $11.00 per share. As the warrants are deemed anti-dilutive, they are excluded from the calculation of earnings per share.
13.Stock-Based Compensation
The Company recognized $2.7 million and approximately zero of stock-based compensation expense for the three months ended June 30, 2022, and 2021, respectively. The Company recognized $4.0 million and $0.1 million of stock-based compensation expense for the six months ended June 30, 2022, and 2021, respectively. As of June 30, 2022, and December 31, 2021, the Company had $37.1 million and $0.2 million of unrecognized share-based compensation expense related to unvested restricted units, respectively, which the Company expects to recognize over a weighted-average period of approximately five years.
Legacy Incentive Plans
Prior to the Merger, Altus maintained the APAM Holdings LLC Restricted Units Plan, adopted in 2015 (the “APAM Plan”) and APAM Holdings LLC adopted the 2021 Profits Interest Incentive Plan (the “Holdings Plan”, and together with the APAM Plan, the “Legacy Incentive Plans”), which provided for the grant of restricted units that were intended to qualify as profits interests to employees, officers, directors and consultants. In connection with the Merger, vested restricted units previously granted under the Legacy Incentive Plans were exchanged for shares of Class A Common Stock, and unvested Altus Restricted Shares under each of the Legacy Incentive Plans were exchanged for restricted Class A Common Stock with the same vesting conditions. As of June 30, 2022, and December 31, 2021, 126,590 and 446,128 shares of Class A Common Stock were restricted under the APAM Plan, respectively. As of June 30, 2022, and December 31, 2021, 542,511 and 813,759 shares of Class A Common Stock were restricted under the Holdings Plan, respectively. No further awards will be made under the Legacy Incentive Plans.

Altus Power, Inc.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
(Dollar amounts in thousands, except per share data, unless otherwise noted)
The fair value of the granted units was determined using the Black-Scholes Option Pricing model and relied on assumptions and inputs provided by the Company. All option models utilize the same assumptions with regard to (i) current valuation, (ii) volatility, (iii) risk-free interest rate, and (iv) time to maturity. The models, however, use different assumptions with regard to the strike price which vary by award.
Omnibus Incentive Plan
On July 12, 2021, the Company entered into the Management Equity Incentive Letter with each of Mr. Felton and Mr. Norell pursuant to which, on February 15, 2022, the Compensation Committee granted to Mr. Felton and Mr. Norell, together with other senior executives, including Anthony Savino, Chief Construction Officer, and Dustin Weber, Chief Financial Officer, restricted stock units (“RSUs”) under the Omnibus Incentive Plan (the “Incentive Plan”) that are subject to time-based and, for the named executive officers and certain other executives, eighty percent (80%) of such RSUs also further subject to performance-based vesting, with respect to an aggregate five percent (5%) of the Company’s Class A common stock on a fully diluted basis, excluding the then-outstanding shares of the Company’s Class B common stock or any shares of the Company’s Class A common stock into which such shares of the Company’s Class B common stock are or may be convertible. Subject to continued employment on each applicable vesting date, the time-based RSUs generally vest 33 1/3% on each of the third, fourth and fifth anniversaries of the Closing, and the performance-based RSUs vest with respect to 33 1/3% of the award upon the achievement of the above time-based requirement and the achievement of a hurdle representing a 25% annual compound annual growth rate measured based on an initial value of $10.00 per share.
As of June 30, 2022, and December 31, 2021, there were 23,047,325 and 15,364,883 shares of the Company’s Class A common stock authorized for issuance under the Incentive Plan, respectively. The number of shares authorized for issuance under the Incentive Plan will increase on January 1 of each year from 2022 to 2031 by the lesser of (i) 5% of the number of shares outstanding as of the close of business on the immediately preceding December 31 and (ii) the number of shares determined by the Company's board of directors. For the three months ended June 30, 2022, the Company granted 15,000 RSUs and recognized $2.7 million of stock compensation expense in relation to the incentive plan. For the six months ended June 30, 2022, the Company granted 7,918,789 RSUs and recognized $4.0 million of stock-based compensation expense in relation to the Incentive Plan.
Employee Stock Purchase Plan
On December 9, 2021, we adopted the 2021 Employee Stock Purchase Plan (“ESPP”), which provides a means by which eligible employees may be given an opportunity to purchase shares of the Company’s Class A common stock. As of June 30, 2022, and December 31, 2021, there were 3,072,976 and 1,536,488 shares of the Company’s Class A common stock authorized for issuance under the ESPP, respectively. The number of shares authorized for issuance under the ESPP will increase on January 1 of each year from 2022 to 2031 by the lesser of (i) 1% of the number of shares outstanding as of the close of business on the immediately preceding December 31 and (ii) the number of shares determined by the Company’s board of directors. No shares of the Company’s Class A common stock were issued and no stock-based compensation expense was recognized in relation to the ESPP for the three and six months ended June 30, 2022.
14.Income Taxes
The income tax provision for interim periods is determined using an estimate of the Company’s annual effective tax rate as adjusted for discrete items arising in that quarter.
For the three months ended June 30, 2022, and 2021, the Company had income tax expense of $0.7 million and income tax expense of $2.1 million, respectively. For the six months ended June 30, 2022, and 2021, the Company had income tax expense of $0.6 million and $1.1 million, respectively. For the six months ended June 30, 2022, the effective tax rate differs from the U.S. statutory rate primarily due to effects of non-deductible compensation, noncontrolling interests, redeemable noncontrolling interests, fair value adjustments for warrant liabilities and alignment shares, as well as state and local income taxes. For the three months ended June 30, 2021, the effective tax rate differs from the U.S. statutory rate primarily due to effects of noncontrolling interests, redeemable noncontrolling interests, state and local income taxes, and gain on fair value remeasurement of contingent consideration.

Altus Power, Inc.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
(Dollar amounts in thousands, except per share data, unless otherwise noted)
15.Subsequent Events
The Company has evaluated subsequent events from June 30, 2022, through August 15, 2022, which is the date the unaudited condensed consolidated financial statements were available to be issued. There are no subsequent events requiring recording or disclosure in the condensed consolidated financial statements.
******

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-262072
PROSPECTUS
ALTUS POWER, INC.
Primary Offering Of
19,429,167 Shares of Class A Common Stock
Secondary Offering of
156,463,281 Shares of Class A Common Stock
9,366,667 Warrants to Purchase Class A Common Stock

This prospectus relates to the issuance by us of up to an aggregate of (i) 10,062,500 shares of our Class A common stock that may be issued upon exercise of warrants to purchase Class A common stock at an exercise price of $11.00 per share (the “Public Warrants”) issued by CBRE Acquisition Holdings, Inc. (“CBAH”) in its initial public offering; and (ii) 9,366,667 shares of our Class A common stock that may be issued upon exercise of warrants at an exercise price of $11.00 per share that, in the case of 7,366,667 of such warrants, were originally sold to CBRE Acquisition Sponsor, LLC (the “Sponsor”) in a private placement consummated simultaneously with CBAH’s IPO, and, in the case of 2,000,000 of such warrants, were issued to the Sponsor in full settlement of a second amended and restated promissory note entered into between CBAH and the Sponsor (such 9,366,667 warrants, the “Private Placement Warrants” and, together with the Public Warrants, the “Warrants”).
This prospectus also relates to the offer and sale, from time to time, by the selling securityholders named in this prospectus (the “Selling Securityholders”), or any of their permitted transferees, of (i) 9,366,667 Private Placement Warrants; (ii) up to an aggregate of 9,366,667 shares of our Class A common stock that may be issued upon exercise of the Private Placement Warrants held by the Selling Securityholders; (iii) up to an aggregate of 42,500,000 shares of our Class A common stock that were issued to certain investors (collectively, the “PIPE Investors”) in a private placement in connection with the closing of the Business Combination (as defined herein); (iv) up to an aggregate of 89,999,976 shares of Class A common stock that were issued to certain affiliates of Altus (collectively, the “Altus Affiliates”) pursuant to the Business Combination Agreement (as defined herein); and (v) up to an aggregate 14,596,638 shares of Class A common stock issuable upon conversion (at the maximum conversion value) of all 1,408,750 of our Alignment Shares, or Class B common stock, par value $0.0001 per share (“Alignment Shares” or “Class B Common Stock”) held by certain Selling Securityholders. This prospectus also covers any additional securities that may become issuable by reason of stock dividends, stock splits, recapitalization or similar transactions.
We will not receive any proceeds from the sale of shares of Class A common stock or warrants by the Selling Securityholders pursuant to this prospectus, except with respect to amounts received by us upon exercise of the warrants to the extent such warrants are exercised for cash. However, we will pay the expenses, other than underwriting discounts and commissions and certain expenses incurred by the Selling Securityholders in disposing of the securities, associated with the sale of securities pursuant to this prospectus.
Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the securities. The Selling Securityholders and any of their permitted transferees may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. Additional information on the Selling Securityholders, and the times and manner in which they may offer and sell the securities under this prospectus, is provided under “Selling Securityholders” and “Plan of Distribution” in this prospectus.
You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.
Our Class A common stock and warrants are listed on the New York Stock Exchange (the “NYSE”) under the symbols “AMPS” and “AMPS WS”, respectively. On January 6, 2022, the closing price of our Class A common stock was $9.94 per share and the closing price of our warrants was $2.57 per share.
We are an “emerging growth company” as such term is defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.
Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 14 of this prospectus.
Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is January 21, 2022.

TABLES OF CONTENTS

ABOUT THIS PROSPECTUS	3
SELECTED DEFINITIONS	4
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	6
SUMMARY OF THE PROSPECTUS	7
THE OFFERING	11
MARKET PRICE, TICKER SYMBOL AND DIVIDEND INFORMATION	13
RISK FACTORS	14
USE OF PROCEEDS	41
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	42
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	60
BUSINESS	73
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	84
MANAGEMENT AND BOARD OF DIRECTORS	111
EXECUTIVE COMPENSATION	115
DESCRIPTION OF SECURITIES	122
SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES	138
BENEFICIAL OWNERSHIP OF SECURITIES	141
SELLING SECURITYHOLDERS	143
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	150
UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS	156
PLAN OF DISTRIBUTION	162
LEGAL MATTERS	167
EXPERTS	167
WHERE YOU CAN FIND MORE INFORMATION	168

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-1 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we and the Selling Securityholders and their permitted transferees may, from time to time, issue, offer and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings.
We may use the shelf registration statement to issue up to an aggregate of 19,429,167 shares of our Class A common stock that may be issued upon exercise of the Public Warrants and the placement warrants. The Selling Securityholders may use the shelf registration statement to sell up to an aggregate of 156,463,281 shares of our Class A common stock and up to 9,366,667 Private Placement Warrants. The Selling Securityholders and their permitted transferees may use the shelf registration statement to sell such securities from time to time through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the Selling Securityholders and their permitted transferees offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Class A common stock being offered and the terms of the offering.
A prospectus supplement or post-effective amendment may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement, post-effective amendment or any related free writing prospectus. See “Where You Can Find More Information.”
Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
For investors outside the U.S.: neither we nor the Selling Securityholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the U.S. Persons outside the U.S. who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the U.S.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

SELECTED DEFINITIONS
Unless the context otherwise requires, in this prospectus, references to “Altus”, the “Company”, “us”, “we”, “our” and any related terms prior to the closing of the Business Combination are intended to mean Altus Power, Inc., a Delaware corporation, and its consolidated subsidiaries and after the closing of the Business Combination, the aforementioned references are intended to mean Altus Power, Inc., a Delaware corporation (f/k/a CBRE Acquisition Holdings, Inc.), and its consolidated subsidiaries.
“Alignment Shares” means the Class B common stock. The Alignment Shares will automatically convert into shares of Class A common stock based upon the Total Return on the Class A common stock as of the relevant measurement date over the seven fiscal years following the Business Combination.
“Altus” means Altus Power, Inc., a Delaware corporation before the Closing and Altus Power, Inc. (f/k/a CBRE Acquisition Holdings, Inc.) following the Closing.
“APAM” means APAM Holdings LLC, a Delaware limited liability company.
“Board” or “board of directors” means the board of directors of Altus.
“Business Combination” means the Merger and the other transactions contemplated by the Business Combination Agreement.
“Business Combination Agreement” means that certain Business Combination Agreement, dated as of July 12, 2021, by and among CBAH, First Merger Sub, Second Merger Sub, APAM, Holdings and Altus, providing for, among other things, and subject to the terms and conditions therein, a business combination between Altus and CBAH pursuant to the proposed Merger, as the same has been or may be amended, modified, supplemented or waived from time to time.
“CBAH” means CBRE Acquisition Holdings, Inc., a Delaware corporation which was renamed “Altus Power, Inc.” in connection with the Closing.
“CBAH IPO” means CBAH’s initial public offering.
“CBRE” means CBRE Group, Inc., a Delaware corporation, and includes all of its consolidated subsidiaries, unless otherwise indicated or the context requires otherwise.
“Class A common stock” means prior to consummation of the Business Combination, CBAH’s Class A common stock, par value $0.0001 per share and, following consummation of the Business Combination, Altus’s Class A common stock, par value $0.0001 per share.
“Class B common stock” means prior to the consummation of the Business Combination, the Class B common stock, par value $0.0001 per share, of CBAH and, following the consummation of the Business Combination, Altus’s Class B common stock. The Class B common stock is also referred to herein as the “Alignment Shares.”
“Closing” means the closing of the Business Combination.
“Closing Date” means the closing date of the Business Combination, December 9, 2021.
“Code” means the Internal Revenue Code of 1986, as amended.
“Common stock” means, collectively, the Class A common stock and the Class B common stock.

“Deloitte & Touche” means Deloitte & Touche LLP, Altus’s independent auditor.
“DGCL” means the Delaware General Corporation Law, as amended.
“Effective Time” means the effective time of the Merger in accordance with the Business Combination Agreement.
“Exchange Act” means Securities Exchange Act of 1934, as amended.
“First Merger Sub” means CBAH Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of CBAH.
“Holdings” means Altus Power America Holdings, LLC, a Delaware limited liability company.
“management”, unless the context otherwise requires, means the management of Altus.

“Merger” means the business combination between Altus and CBAH pursuant to the proposed initial merger of First Merger Sub with and into Altus, with Altus as the surviving company, and immediately thereafter the merger of Altus with and into Second Merger Sub, with Second Merger Sub continuing as the surviving entity (the First Merger and the Second Merger, together, the “Merger”).
“NYSE” means the New York Stock Exchange.
“PIPE Investment” means the private placement pursuant to which certain investors whereby such investors have committed to purchase 27,500,000 shares of Class A common stock at a purchase price per share of $10.00 and an aggregate purchase price of $275,000,000, which consummated concurrently with the closing of the Business Combination.
“PIPE Investors” means the investors participating in the PIPE Investment, including the Sponsor.
“PIPE Subscription Agreements” means the subscription agreements relating to the PIPE Investment entered into by and among CBAH, on the one hand, and certain accredited investors (including the Sponsor), on the other hand, in each case entered into on or after July 12, 2021 and prior to the Closing, as the same has been or may be amended, modified, supplemented or waived from time to time.
“Private Placement Warrants” means, collectively, (i) the 7,366,667 warrants issued by CBAH to the Sponsor in a private placement simultaneously with the closing of the CBAH IPO and (ii) the 2,000,000 warrants issued by CBAH to the Sponsor in full settlement of a second amended and restated promissory note entered into between CBAH and the Sponsor. The Private Placement Warrants are exercisable for an aggregate of 9,366,667 shares of Class A common stock at a purchase price of $11.00 per share.
“Redeemable Warrants” or “Public Warrants” means the redeemable warrants issued by CBAH and sold as part of the SAILSM securities in the CBAH IPO (whether they were purchased in the CBAH IPO or thereafter in the open market). The Redeemable Warrants are exercisable for an aggregate of 10,062,500 shares of Class A common stock at a purchase price of $11.00 per share. After the consummation of the initial business combination, references to the Redeemable Warrants also include any Private Placement Warrants that are not held by Sponsor or its permitted transferees.
“SAILSM securities” means the 40,250,000 SAILSM securities sold in the CBAH IPO, with each SAILSM security consisting of one public share and one-fourth (1/4) of one Redeemable Warrant, each whole Redeemable Warrant entitling the holder thereof to purchase one share of Class A common stock for $11.00 per share.
“SEC” means the U.S. Securities and Exchange Commission.

“Second Merger” means the merger of Altus with and into Second Merger Sub with Second Merger Sub as the surviving entity.
“Second Merger Sub” means CBAH Merger Sub II, Inc., a Delaware limited liability company and a wholly owned subsidiary of CBAH.
“Securities Act” means the Securities Act of 1933, as amended.
“Sponsor” means CBRE Acquisition Sponsor, LLC, a Delaware limited liability company and wholly owned subsidiary of CBRE Group, Inc.
“U.S. GAAP” or “GAAP” means accounting principles generally accepted in the United States of America.
“Warrants” means any of the Redeemable Warrants and the Private Placement Warrants.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “continue,” “expect,” “estimate,” “may,” “plan,” “outlook,” “future” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to our future prospects, developments and business strategies. These statements are based on our management’s current expectations and beliefs, as well as a number of assumptions concerning future events.
Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to:

•	the ability to maintain listing on the NYSE;

•	the ability to recognize the anticipated benefits of the transactions related to the Business Combination, which may be affected by, among other things, competition, our ability to grow and manage growth profitably, maintain relationships with customers, business partners, suppliers and agents and retain its management and key employees;

•	costs related to the transactions;

•	changes in applicable laws or regulations;

•	the possibility that we may be adversely affected by other economic, business, regulatory and/or competitive factors;

•	the impact of COVID-19 on our business;

•	the failure to realize anticipated pro forma results and underlying assumptions related to Business Combination; and

•	other factors detailed herein under the section entitled “Risk Factors.”
These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements such as those contained in documents we have filed with the SEC. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update or revise forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. For a discussion of the risks involved in our business and investing in our common stock, see the section entitled “Risk Factors.”
Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

SUMMARY OF THE PROSPECTUS
This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Unaudited Pro Forma Condensed Combined Financial Information” and the financial statements included elsewhere in this prospectus.
The Company
Altus is a developer, owner and operator of large-scale roof, ground and carport-based photovoltaic (“PV”) and energy storage systems, as well as electric vehicle (“EV”) charging facilities, serving commercial and industrial, public sector and community solar customers. Altus’s mission is to create a clean electrification ecosystem, to drive the clean energy transition of our customers across the United States while simultaneously enabling the adoption of corporate ESG targets. In order to achieve our mission, we develop, own and operate solar generation, energy storage and EV charging facilities. We have the in-house expertise to develop, build and provide operations and management (“O&M”) and customer servicing for our assets. Our proprietary software platform, Gaia, provides data analytics for the operating assets and streamlines the customer experience from the initial outreach through the asset operations. The strength of our platform is enabled by premier sponsorship from Blackstone, which provides an efficient capital source and access to a network of portfolio companies, and CBRE, which provides direct access to their portfolio of owned and managed commercial and industrial (“C&I”) properties.
We are a developer, owner and operator of large-scale roof, ground and carport-based PV and energy storage systems, as well as EV charging facilities, serving commercial and industrial, public sector and community solar customers. We own systems across the United States from Hawaii to Vermont. Our portfolio consists of over 350 megawatts (“MW”) of solar PV. We have both front-of-the-meter (direct grid tie) and behind-the-meter projects. We have long-term power purchase agreements (“PPAs”) with over 300 utility or C&I entities and contracts with over 5,000 residential customers through community solar projects. We sell power on an as-generated basis from the systems directly to building occupants under these PPAs, directly to the grid in Feed-In-Tariff (“FIT”) programs and to residential customers via community solar programs. We also participate in numerous renewable energy certificate (“REC”) programs throughout the country. We have experienced significant growth in the last 12 months as a product of organic growth and targeted acquisitions and currently operate in 18 states, providing clean electricity to our customers equal to the consumption of approximately 30,000 homes, displacing 240,000 tons of CO2 emissions per annum.
Business Combination and Related Transactions
Business Combination
Altus Power, Inc., a Delaware corporation, was originally named CBRE Acquisition Holdings, Inc., and was established as a special purpose acquisition company, which completed its initial public offering on December 15, 2020. CBAH was incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, and, prior to the Business Combination, the Company was a “shell company” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), because it had no operations and nominal assets consisting almost entirely of cash.
On December 9, 2021, CBAH consummated the previously announced business combination pursuant to the terms of the Business Combination Agreement, whereby, among other things, First Merger Sub merged with and into Altus with Altus continuing as the surviving corporation, and immediately thereafter Altus merged with and into Second Merger Sub, with Second Merger Sub continuing as the surviving entity and as a wholly owned subsidiary of Altus (the “Second Merger” and together with the First Merger and the other transactions contemplated by the Business Combination Agreement, the “Merger”). In connection with the Closing, CBAH changed its name to “Altus Power, Inc.”
In accordance with the terms and subject to the conditions set forth in the Business Combination Agreement, (i) immediately prior to the consummation of the First Merger, each outstanding share of Altus preferred stock that was outstanding was redeemed in full for cash, and (ii) each outstanding share of Altus common stock, including shares that were subject to vesting conditions (the “Altus Restricted Shares”) that was outstanding as of immediately prior to the First Effective Time (other than treasury stock and any dissenting shares) was cancelled and automatically converted into the right to receive a number of shares of Class A common stock calculated pursuant to the Business Combination Agreement (the “Share Consideration”). The Share Consideration issued in respect of Altus Restricted Shares is subject to the same vesting restrictions as in effect immediately prior to the First Effective Time.
In accordance with the terms and subject to the conditions set forth in the Business Combination Agreement:
(a) at the First Effective Time (and, for the avoidance of doubt, immediately following the consummation of the CBAH Preferred Stock Redemption), by virtue of the First Merger and without any action on the part of any CBAH Stockholder, subject to and in consideration of the terms and conditions set forth herein (including without limitation delivery of the release contemplated by the Business Combination Agreement, each share of Company Common Stock that is issued and outstanding immediately prior to the First Effective Time (other than any Dissenting Shares and Excluded Shares), converted into the right to receive the applicable Per Share Merger Consideration payable to the holder thereof;
(b) at the First Effective Time, by virtue of the First Merger and without any action on the part of any holder thereof, each share of common stock, par value $0.01 per share, of First Merger Sub issued and outstanding immediately prior to the First Effective Time is no longer outstanding and has been converted into and become one (1) validly issued fully paid and non-assessable share of common stock, par value $0.001 per share, of the First Merger Surviving Corporation and all such shares constitute the only outstanding shares of capital stock of the First Merger Surviving Corporation as of immediately following the First Effective Time, and from and after the First Effective Time;
(c) at the First Effective Time, by virtue of the First Merger and without any action on the part of any holder thereof, each share of CBAH Capital Stock held in the treasury of the Company immediately prior to the First Effective Time (the “Excluded Shares”) were cancelled and no payment or distribution made with respect thereto;
(d) at the Second Effective Time, by virtue of the Second Merger and without any action on the part of any holder thereof: (i) each share of common stock of the First Merger Surviving Corporation issued and outstanding immediately prior to the Second Effective Time was cancelled and ceased to exist without any conversion thereof or payment therefor; and (ii) the limited liability company interests of Second Merger Sub outstanding immediately prior to the Second Effective Time converted into and become the limited liability company interests of the Second Merger Surviving Entity. From and after the Second Effective Time, the limited liability company interests of the Second Merger Sub were deemed for all purposes to represent the number of membership interests into which they were converted in accordance with the immediately preceding sentence; and

(e) each warrant to purchase shares of CBAH’s capital stock (each an “CBAH warrant”) that was issued and outstanding immediately prior to the Effective Time and not terminated pursuant to its terms was converted into a warrant to acquire shares of Class A common stock with the same terms and conditions as applied to the CBAH warrant immediately prior to the Effective Time (an “Altus warrant”).
We continued the listing of common stock and Public Warrants on the NYSE under the symbols “AMPS” and “AMPS WS”, respectively. Prior to the Closing, CBAH’s SAILSM (Stakeholder Aligned Initial Listing) securities, shares of Class A common stock and CBAH’s Redeemable Warrants were listed on the NYSE under the symbols “CBAH.U”, “CBAH” and “CBAH WS”, respectively.
The rights of holders of our common stock and warrants are governed by our third amended and restated certificate of incorporation, our second amended and restated bylaws and the Delaware General Corporation Law (the “DGCL”), and in the case of the warrants, the Warrant Agreement, dated December 10, 2020 by and between CBAH and Continental Stock Transfer & Trust Company, as warrant agent. See the sections entitled “Description of Securities” and “Selling Securityholders.”
PIPE
On July 12, 2021, CBAH entered into subscription agreements (“PIPE Subscription Agreements”) by and between CBAH and the investors named therein (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to purchase, and CBAH agreed to sell to the PIPE Investors, an aggregate of 42,500,000 shares of Class A common stock (inclusive of 15,000,000 shares of Class A common stock purchased by CBRE Acquisition Sponsor, LLC (the “Sponsor”) in connection with the full exercise of the Sponsor’s commitment under its PIPE Subscription Agreement to purchase additional shares in connection with redemptions by public holders of shares of the Class A common stock) at a purchase price of $10.00 per share for gross proceeds to CBAH of $425,000,000 in a private placement (the “PIPE Investment”). The PIPE Investment was consummated substantially concurrently with the Business Combination on December 9, 2021.
Emerging Growth Company
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable.
Altus intends to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an emerging growth company, Altus intends to rely on such exemptions, Altus is not required to, among other things: (a) provide an auditor’s attestation report on Altus system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (b) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (c) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (d) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation.

Altus will remain an emerging growth company under the JOBS Act until the earliest of (a) the last day of Altus’ first fiscal year following the fifth anniversary of the Closing, (b) the last date of Altus’ fiscal year in which Altus has total annual gross revenue of at least $1.07 billion, (c) the date on which Altus is deemed to be a “large accelerated filer” under the rules of the SEC with at least $700 million of outstanding securities held by non-affiliates or (d) the date on which Altus has issued more than $1.0 billion in non-convertible debt securities during the previous three years.
Summary of Risk Factors
Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors”, which represent challenges that we face in connection with the successful implementation of our strategy and growth of our business. The occurrence of one or more of the events or circumstances described in that section, alone or in combination with other events or circumstances, may have a material adverse effect on our business, cash flows, financial condition and results of operations.
These risk factors include, but are not limited to, the following:

•	Our growth strategy depends on the widespread adoption of solar power technology;

•	If we cannot compete successfully against other solar and energy companies, we may not be successful in developing our operations and our business may suffer;

•	With respect to providing electricity on a price-competitive basis, solar systems face competition from traditional regulated electric utilities, from less-regulated third party energy service providers and from new renewable energy companies;

•	A material reduction in the retail price of traditional utility-generated electricity or electricity from other sources could harm our business, financial condition, results of operations and prospects;

•	Due to the limited number of suppliers in our industry, the acquisition of any of these suppliers by a competitor or any shortage, delay, quality issue, price change, or other limitations in our ability to obtain components or technologies we use could result in adverse effects;

•	Although our business has benefited from the declining cost of solar panels in the past, our financial results may be harmed now that the cost of solar panels has increased, and our costs overall may continue to increase due to increases in the cost of solar panels and tariffs on imported solar panels imposed by the U.S. government;

•	Our market is characterized by rapid technological change, which requires us to continue to develop new products and product innovations. Any delays in such development could adversely affect market adoption of our products and our financial results;

•	Developments in alternative technologies may materially adversely affect demand for our offerings;

•	The operation and maintenance of our facilities are subject to many operational risks, the consequences of which could have a material adverse effect on our business, financial condition, results of operations and prospects;

•	Our business, financial condition, results of operations and prospects could suffer if we do not proceed with projects under development or are unable to complete the construction of, or capital improvements to, facilities on schedule or within budget;

•	We face risks related to project siting, financing, construction, permitting, governmental approvals and the negotiation of project development agreements that may impede our development and operating activities; and

•	The unaudited pro forma financial information included herein may not be indicative of what our actual financial position or results of operations would have been.

Corporate Information
Our principal executive offices are located at 2200 Atlantic Street, 6th Floor, Stamford, CT 06902. Our telephone number is (203) 698-0090, and our website address is https:// www.altuspower.com. Information contained on our website or connected thereto is provided for textual reference only and does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

THE OFFERING
We are registering the issuance by us of up to 19,429,167 shares of our Class A common stock that may be issued upon exercise of Public Warrants and Private Placement Warrants. We are also registering the resale by the Selling Securityholders or their permitted transferees of (ii) up to 156,463,281 shares of our Class A common stock and up to 9,336,667 Private Placement Warrants. Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 14 of this prospectus.
Issuance of Class A Common Stock
The following information is as of January 6, 2022 and does not give effect to issuances of our common stock or warrants after such date, or the exercise of warrants after such date.

Shares of our Class A common stock to be issued upon exercise of all Public Warrants and Private Placement Warrants	19,429,167 shares

Shares of our Class A common stock outstanding prior to the exercise of all warrants	153,648,830 shares(1)

Use of proceeds	We will receive up to an aggregate of approximately $213,720,837 from the exercise of all Public Warrants and Private Placement Warrants assuming the exercise in full of all such warrants for cash. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of the warrants for general corporate purposes including, but not limited to, working capital for operations, capital expenditures and future acquisitions. There is no assurance that the holders of the warrants will elect to exercise any or all of the warrants. To the extent that the warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the warrants will decrease.
Resale of Class A Common Stock and Warrants

Shares of Class A common stock offered by the Selling Securityholders (including 132,499,976 outstanding shares of Class A common stock, 14,596,638 shares of Class A common stock issuable upon conversion (at the maximum conversion value) of all 1,408,750 Alignment Shares and 9,366,667 shares of Class A common stock that may be issued upon exercise of warrants)	156,463,281 shares

Warrants offered by the Selling Securityholders (representing the Private Placement Warrants)	9,366,667 warrants

Exercise price	$11.00 per share, subject to adjustment as described herein.

Redemption	The warrants are redeemable in certain circumstances. See “Description of Securities-Warrants” for further discussion.

Use of proceeds	We will not receive any proceeds from the sale of the Class A common stock and warrants to be offered by the Selling Securityholders. With respect to shares of Class A common stock underlying the warrants, we will not receive any proceeds from such shares except with respect to amounts received by us upon exercise of such warrants to the extent such warrants are exercised for cash.

Investor Rights Agreement
Certain of our stockholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See “Securities Act Restrictions on Resale of Securities-Investor Rights Agreement” for further discussion.

Ticker symbols	“AMPS” and “AMPS WS” for the common stock and warrants, respectively.

(1)	The number of shares of Class A common stock outstanding is based on 153,648,830 shares of Class A common stock outstanding as of January 6, 2022 and does not include:

•	23,047,325 shares of Class A common stock reserved for issuance for awards in accordance with the 2021 Omnibus Incentive Plan (the “Incentive Plan”);

•	3,072,976 shares of Class A common stock reserved for issuance for awards in accordance with the 2021 Employee Stock Purchase Plan (the “ESPP”);

•	10,062,500 shares of Class A common stock underlying the Public Warrants and 9,366,667 shares of Class A common stock underlying the Private Placement Warrants; and

•	14,596,638 shares of Class A common stock issuable upon conversion (at the maximum conversion value) of all 1,408,750 Alignment Shares.

MARKET PRICE, TICKER SYMBOL AND DIVIDEND INFORMATION
Market Price and Ticker Symbol
Our Class A common stock and warrants are currently listed on NYSE under the symbols “AMPS” and “AMPS WS”, respectively.
The closing price of the Class A common stock and warrants on January 6, 2022, was $9.94 and $2.57, respectively.
Holders
As of January 6, 2022, there were 79 holders of record of our Class A common stock, seven holders of record of our Alignment Shares and nine holders of record of our warrants.
Dividend Policy
We have not paid any cash dividends on our common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of the board of directors at such time.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risks described below as well as the other information included in this prospectus, including “Cautionary Note Regarding Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes thereto included elsewhere in this prospectus, before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.
Risk Factors Relating to Our Operations and Business
Our growth strategy depends on the widespread adoption of solar power technology.
The market for solar power products is emerging and rapidly evolving, and our future success is uncertain. If solar power technology proves unsuitable for widespread commercial deployment or if demand for solar power products fails to develop sufficiently, we would be unable to generate enough revenues to achieve and sustain profitability and positive cash flow. The factors influencing the widespread adoption of solar power technology include but are not limited to:

•	cost-effectiveness of solar power technologies as compared with conventional and non-solar alternative energy technologies;

•	performance and reliability of solar power products as compared with conventional and non-solar alternative energy products;

•	continued deregulation of the electric power industry and broader energy industry;

•	fluctuations in economic and market conditions which impact the viability of conventional and non-solar alternative energy sources, such as increases or decreases in the prices of oil and other fossil fuels; and

•	availability of governmental subsidies and incentives.
If we cannot compete successfully against other solar and energy companies, we may not be successful in developing our operations and our business may suffer.
The solar and energy industries are characterized by intense competition and rapid technological advances, both in the U.S. and internationally. We compete with solar companies with business models that are similar to ours. In addition, we compete with solar companies in the downstream value chain of solar energy. For example, we face competition from purely finance driven organizations that acquire customers and then subcontract out the installation of solar energy systems, from installation businesses that seek financing from external parties, from large construction companies and utilities, and increasingly from sophisticated electrical and roofing companies. Some of these competitors may provide energy at lower costs than we do. Further, some competitors are integrating vertically in order to ensure supply and to control costs. Many of our competitors also have significant brand name recognition and have extensive knowledge of our target markets. If we are unable to compete in the market, there will be an adverse effect on our business, financial condition, and results of operations.
With respect to providing electricity on a price-competitive basis, solar systems face competition from traditional regulated electric utilities, from less-regulated third party energy service providers and from new renewable energy companies.
The solar energy and renewable energy industries are both highly competitive and continually evolving as participants strive to distinguish themselves within their markets and compete with large traditional utilities. We believe that our primary competitors are the traditional utilities that supply electricity to our potential customers. Traditional utilities generally have substantially greater financial, technical, operational and other resources than we do. As a result, these competitors may be able to devote more resources to the research, development, promotion, and sale of their products or respond more quickly to evolving industry standards and changes in market conditions than we can. Traditional utilities could also offer other value-added products or services that could help them to compete with us even if the cost of electricity they offer is higher than that of ours. In addition, a majority of utilities’ sources of electricity is non-solar, which may allow utilities to sell electricity more cheaply than electricity generated by our solar energy systems.
We also compete with companies that are not regulated like traditional utilities, but that have access to the traditional utility electricity transmission and distribution infrastructure pursuant to state and local pro-competitive and consumer choice policies. These energy service companies are able to offer customers electricity supply-only solutions that are competitive with our solar energy system options on both price and usage of renewable energy technology while avoiding the long-term agreements and physical installations that our current fund-financed business model requires. This may limit our ability to attract new customers, particularly those who wish to avoid long-term contracts or have an aesthetic or other objection to putting solar panels on their roofs.
As the solar industry grows and evolves, we will also face new competitors who are not currently in the market. Low technological barriers to entry characterize our industry and well-capitalized companies could choose to enter the market and compete with us. Our failure to adapt to changing market conditions and to compete successfully with existing or new competitors will limit our growth and will have a material adverse effect on our business and prospects.
A material reduction in the retail price of traditional utility-generated electricity or electricity from other sources could harm our business, financial condition, results of operations and prospects.
We believe that a significant number of our customers decide to buy solar energy because they want to pay less for electricity than what is offered by the traditional utilities. However, distributed C&I solar energy has yet to achieve broad market adoption as evidenced by the fact that distributed solar has penetrated less than 5% of its total addressable market in the U.S. C&I sector.
The customer’s decision to choose solar energy may also be affected by the cost of other renewable energy sources. Decreases in the retail prices of electricity from the traditional utilities or from other renewable energy sources would harm our ability to offer competitive pricing and could harm our business. The price of electricity from traditional utilities could decrease as a result of:

•	construction of a significant number of new power generation plants, including plants utilizing natural gas, nuclear, coal, renewable energy or other generation technologies;

•	relief of transmission constraints that enable local centers to generate energy less expensively;

•	reductions in the price of natural gas;

•	utility rate adjustment and customer class cost reallocation;

•	energy conservation technologies and public initiatives to reduce electricity consumption;

•	development of new or lower-cost energy storage technologies that have the ability to reduce a customer’s average cost of electricity by shifting load to off-peak times; or

•	development of new energy generation technologies that provide less expensive energy.
A reduction in utility electricity prices would make the purchase or the lease of our solar energy systems less economically attractive. If the retail price of energy available from traditional utilities were to decrease due to any of these reasons, or other reasons, we would be at a competitive disadvantage, we may be unable to attract new customers and our growth would be limited.

Due to the limited number of suppliers in our industry, the acquisition of any of these suppliers by a competitor or any shortage, delay, quality issue, price change, or other limitations in our ability to obtain components or technologies we use could result in adverse effects.
While we purchase our products from several different suppliers, if one or more of the suppliers that we rely upon to meet anticipated demand ceases or reduces production due to its financial condition, acquisition by a competitor, or otherwise, is unable to increase production as industry demand increases or is otherwise unable to allocate sufficient production to us, it may be difficult to quickly identify alternate suppliers or to qualify alternative products on commercially reasonable terms, and our ability to satisfy this demand may be adversely affected. At times, suppliers may have issues with the quality of their products, which may not be realized until the product has been installed at a customer site. This may result in additional cost incurred. There are a limited number of suppliers of solar energy system components and technologies. While we believe there are other sources of supply for these products available, transitioning to a new supplier may result in additional costs and delays in acquiring our solar products and deploying our systems. These issues could harm our business or financial performance. In addition, the acquisition of a component supplier or technology provider by one of our competitors could limit our access to such components or technologies and require significant redesigns of our solar energy systems or installation procedures and have a negative impact on our business.
There have also been periods of industry-wide shortages of key components, including solar panels, in times of industry disruption. The manufacturing infrastructure for some of these components has a long lead-time, requires significant capital investment and relies on the continued availability of key commodity materials, potentially resulting in an inability to meet demand for these components. The solar industry is frequently experiencing significant disruption and, as a result, shortages of key components, including solar panels, may be more likely to occur, which in turn may result in price increases for such components. Even if industry-wide shortages do not occur, suppliers may decide to allocate key components with high demand or insufficient production capacity to more profitable customers, customers with long-term supply agreements or customers other than us and our supply of such components may be reduced as a result. The supply of components from various locales is also uncertain due to COVID-19 that has resulted in travel restrictions and shutdowns of businesses in various regions. We have accommodated such delays by pushing out our delivery dates in our timelines.
Typically, we purchase the components for our solar energy systems on an as-needed basis and do not operate under long-term supply agreements. The vast majority of our purchases are denominated in U.S. dollars. Since our revenue is also generated in U.S. dollars we are mostly insulated from currency fluctuations. However, since our suppliers often incur a significant amount of their costs by purchasing raw materials and generating operating expenses in foreign currencies, if the value of the U.S. dollar depreciates significantly or for a prolonged period of time against these other currencies, this may cause our suppliers to raise the prices they charge us, which could harm our financial results. Since we purchase most of the solar PV panels we use from China, we are particularly exposed to exchange rate risk from increases in the value of the Chinese Renminbi.
Any supply shortages, delays, quality issues, price changes or other limitations in our ability to obtain components or technologies we use could limit our growth, cause cancellations or adversely affect our profitability, and result in loss of market share and damage to our brand.
Although our business has benefited from the declining cost of solar panels in the past, our financial results may be harmed now that the cost of solar panels has increased, and our costs overall may continue to increase due to increases in the cost of solar panels and tariffs on imported solar panels imposed by the U.S. government.
The declining cost of solar panels and the raw materials necessary to manufacture them in the past has been a key driver in the pricing of our solar energy systems and customer adoption of this form of renewable energy. With the increase of solar panel and raw materials prices and because our costs overall may continue to increase, our growth could slow, and our financial results could suffer. Further, the cost of solar panels and raw materials could increase in the future due to tariffs or other factors.

On January 23, 2018, the U.S. government imposed a protective tariff on solar panel components. The U.S. Trade Representative (“USTR”) released the following terms of the tariff:

	Year 1	Year 2	Year 3	Year 4
Safeguard Tariff on Panels and Cells	30%	25%	20%	15%
Cells Exempted from Tariff	2.5 gigawatts	2.5 gigawatts	2.5 gigawatts	2.5 gigawatts
As indicated in the terms, the tariff will not apply to the first 2.5 gigawatts of solar cells imported in each of the four years. Panels imported from China and Taiwan previously were subject to tariffs from a 2012 solar trade case. The current tariff applies to all countries. As a result of the protective tariffs, and if additional tariffs are imposed or other disruptions to the supply chain occur, our ability to purchase these products on competitive terms or to access specialized technologies from other countries could be limited. Any of those events could harm our financial results by requiring us to account for the cost of tariffs or to purchase solar panels or other system components from alternative, higher-priced sources.
Our market is characterized by rapid technological change, which requires us to continue to develop new products and product innovations. Any delays in such development could adversely affect market adoption of our products and our financial results.
Continuing technological changes in battery and other EV technologies could adversely affect adoption of current EV charging technology and/or our products. Our future success will depend upon our ability to develop and introduce a variety of new capabilities and innovations to our existing product offerings, as well as introduce a variety of new product offerings, to address the changing needs of the EV charging market. As new products are introduced, gross margins have historically tended to decline until the products become more mature, with a more efficient manufacturing process. As EV technologies change, we may need to upgrade or adapt our charging station technology and introduce new products and services in order to serve vehicles that have the latest technology, in particular battery cell technology, which could involve substantial costs. Even if we are able to keep pace with changes in technology and develop new products and services, our research and development expenses could increase, our gross margins could be adversely affected in some periods and our prior products could become obsolete more quickly than expected.
We may not be able to release new products in a timely manner, or at all, and such new products may not achieve market acceptance. Delays in delivering new products that meet customer requirements could damage our relationships with customers and lead them to seek alternative providers. Delays in introducing products and innovations or the failure to offer innovative products or services at competitive prices may cause existing and potential customers to purchase our competitors’ products or services.

If we are unable to devote adequate resources to develop products or cannot otherwise successfully develop products or services that meet customer requirements on a timely basis or that remain competitive with technological alternatives, our products and services could lose market share, our revenue will decline, we may experience higher operating losses and our business and prospects will be adversely affected.
Developments in alternative technologies may materially adversely affect demand for our offerings.
Significant developments in alternative technologies, such as advances in other forms of distributed solar power generation, storage solutions such as batteries, the widespread use or adoption of fuel cells for residential or commercial properties or improvements in other forms of centralized power production may materially and adversely affect our business and prospects in ways we do not currently anticipate. Any failure by us to adopt new or enhanced technologies or processes, or to react to changes in existing technologies, could materially delay deployment of our solar energy systems, which could result in product obsolescence, the loss of competitiveness of our systems, decreased revenue and a loss of market share to competitors.

The operation and maintenance of our facilities are subject to many operational risks, the consequences of which could have a material adverse effect on our business, financial condition, results of operations and prospects.
The operation, maintenance, refurbishment, construction and expansion of our facilities involve risks, including breakdown or failure of equipment or processes, fuel interruption and performance below expected levels of output or efficiency. Some of our facilities were constructed many years ago and may require significant capital expenditures to maintain peak efficiency or to maintain operations. There can be no assurance that our maintenance program will be able to detect potential failures in our facilities before they occur or eliminate all adverse consequences in the event of failure. In addition, weather-related interference, work stoppages and other unforeseen problems may disrupt the operation and maintenance of our facilities and may materially adversely affect us.
We have entered into ongoing maintenance and service agreements with the manufacturers of certain critical equipment. If a manufacturer is unable or unwilling to provide satisfactory maintenance or warranty support, we may have to enter into alternative arrangements with other providers. These arrangements could be more expensive to us than our current arrangements and this increased expense could have a material adverse effect on our business. If we are unable to enter into satisfactory alternative arrangements, our inability to access technical expertise or parts could have a material adverse effect on us.
While we maintain an inventory of, or otherwise make arrangements to obtain, spare parts to replace critical equipment and maintain insurance for property damage to protect against certain operating risks, these protections may not be adequate to cover lost revenues or increased expenses and penalties that could result if we were unable to operate our generation facilities at a level necessary to comply with sales contracts.
Our business, financial condition, results of operations and prospects could suffer if we do not proceed with projects under development or are unable to complete the construction of, or capital improvements to, facilities on schedule or within budget.
Our ability to proceed with projects under development and to complete the construction of, or capital improvements to, facilities on schedule and within budget may be adversely affected by escalating costs for materials and labor and regulatory compliance, inability to obtain or renew necessary licenses, rights-of-way, permits or other approvals on acceptable terms or on schedule, disputes involving contractors, labor organizations, land owners, governmental entities, environmental groups, Native American and aboriginal groups, lessors, joint venture partners and other third parties, negative publicity, interconnection issues and other factors. If any development project or construction or capital improvement project is not completed, is delayed or is subject to cost overruns, certain associated costs may not be approved for recovery or otherwise be recoverable through regulatory mechanisms that may be available, and we could become obligated to make delay or termination payments or become obligated for other damages under contracts, could experience the loss of tax credits or tax incentives, or delayed or diminished returns, and could be required to write off all or a portion of its investment in the project. Any of these events could have a material adverse effect on our business, financial condition, results of operations and prospects.
We face risks related to project siting, financing, construction, permitting, governmental approvals and the negotiation of project development agreements that may impede their development and operating activities.
We own, develop, construct, manage and operate electric-generation facilities. A key component of our growth is our ability to construct and operate generation facilities to meet customer needs. As part of these operations, we must periodically apply for licenses and permits from various local, state, and federal regulatory authorities and abide by their respective conditions. Should we be unsuccessful in obtaining necessary licenses or permits on acceptable terms or resolving third-party challenges to such licenses or permits, should there be a delay in obtaining or renewing necessary licenses or permits or should regulatory authorities initiate any associated investigations or enforcement actions or impose related penalties or disallowances on us, our business, financial condition, results of operations and prospects could be materially adversely affected. Any failure to negotiate successful project development agreements for new facilities with third parties could have similar results.

Our business is subject to risks associated with construction, such as cost overruns and delays, and other contingencies that may arise in the course of completing installations such as union requirements, and such risks may increase in the future as we expand the scope of such services with other parties.
We do not typically install charging stations at customer sites. These installations are typically performed by our partners or electrical contractors with an existing relationship with the customer and/or knowledge of the site. The installation of charging stations at a particular site is generally subject to oversight and regulation in accordance with state and local laws and ordinances relating to building codes, safety, environmental protection and related matters, and typically requires various local and other governmental approvals and permits that may vary by jurisdiction. In addition, building codes, accessibility requirements or regulations may hinder EV charger installation because they end up costing the developer or installer more in order to meet the code requirements. Meaningful delays or cost overruns may impact our recognition of revenue in certain cases and/or impact customer relationships, either of which could impact our business. In addition, if any of our partners or electrical contractors are unable to provide timely, thorough and quality installation-related services, customers could fall behind their construction schedules leading to liability to us or cause customers to become dissatisfied with the solutions we offer.
We may not be able to effectively manage our growth.
Our future growth, if any, may cause a significant strain on our management and our operational, financial, and other resources. Our ability to manage our growth effectively will require us to implement and improve our operational, financial, and management systems and to expand, train, manage, and motivate our employees. These demands will require the hiring of additional management personnel and the development of additional expertise by management. Any increase in resources used without a corresponding increase in our operational, financial, and management systems could have a negative impact on our business, financial condition, and results of operations.
We may not realize the anticipated benefits of acquisitions, and integration of these acquisitions may disrupt our business and management.
We have in the past, and in the future we may, acquire companies, project pipelines, products or technologies or enter into joint ventures or other strategic initiatives. We may not realize the anticipated benefits of these acquisitions, and any acquisition has numerous risks. These risks include the following:

•	difficulty in assimilating the operations and personnel of the acquired company;

•	difficulty in effectively integrating the acquired technologies or products with our current technologies;

•	difficulty in maintaining controls, procedures and policies during the transition and integration;

•	disruption of our ongoing business and distraction of our management and employees from other opportunities and challenges due to integration issues;

•	difficulty integrating the acquired company’s accounting, management information, and other administrative systems;

•	inability to retain key technical and managerial personnel of the acquired business;

•	inability to retain key customers, vendors, and other business partners of the acquired business;

•	inability to achieve the financial and strategic goals for the acquired and combined businesses;

•	incurring acquisition-related costs or amortization costs for acquired intangible assets that could impact our operating results;

•	potential failure of the due diligence processes to identify significant issues with product quality, intellectual property infringement, and other legal and financial liabilities, among other things;

•	potential inability to assert that internal controls over financial reporting are effective; and

•	potential inability to obtain, or obtain in a timely manner, approvals from governmental authorities, which could delay or prevent such acquisitions.

Acquisitions of companies, businesses and assets are inherently risky and, if we do not complete the integration of these acquisitions successfully and in a timely manner, we may not realize the anticipated benefits of the acquisitions to the extent anticipated, which could adversely affect our business, financial condition, or results of operations.
Our business is concentrated in certain markets, putting us at risk of region-specific disruptions.
As of December 31, 2021, a majority of our total installations were in Massachusetts, New Jersey, Minnesota and Hawaii. We expect our near-term future growth to occur in states such as Maryland, New York, and California, and to further expand our customer base and operational infrastructure. Accordingly, our business and results of operations are particularly susceptible to adverse economic, regulatory, political, weather and other conditions in such markets and in other markets that may become similarly concentrated.
Our growth depends in part on the success of our relationships with third parties.
A key component of our growth strategy is to develop or expand our relationships with third parties. For example, we are investing resources in establishing strategic relationships with market players across a variety of industries, including large retailers, to generate new customers. These programs may not roll out as quickly as planned or produce the results we anticipated. A significant portion of our business depends on attracting and retaining new and existing solar partners. Negotiating relationships with our solar partners, investing in due diligence efforts with potential solar partners, training such third parties and contractors, and monitoring them for compliance with our standards require significant time and resources and may present greater risks and challenges than expanding a direct sales or installation team. If we are unsuccessful in establishing or maintaining our relationships with these third parties, our ability to grow our business and address our market opportunity could be impaired. Even if we are able to establish and maintain these relationships, we may not be able to execute on our goal of leveraging these relationships to meaningfully expand our business, brand recognition and customer base. This would limit our growth potential and our opportunities to generate significant additional revenue or cash flows.
Our relationship with CBRE is new and developing and may not result in profitable long-term contracts with their referred clients.
Our relationship with CBRE is new and developing. The Company expects some development opportunities to come from referrals from CBRE and Blackstone. Our success depends on profitable long-term contracts with any referred clients. We cannot assure you that new contracts and clients for our technologies, products and services will develop or that our existing market will grow. If a significant number of referred clients elect not to use our services or purchase our products, it could materially adversely affect our financial condition, business and results of operations.
The principal benefits expected to result from referrals from CBRE and Blackstone may not be fully achieved. Challenges we may face in this regard include, but are not limited to: (i) estimating the capital, personnel and equipment required for proper integration; (ii) minimizing potential adverse effects on existing business relationships; (iii) enhancing the technology platform; and (iv) successfully developing and marketing the Company’s products and services. Any difficulties we may experience in connection with referrals obtained could delay or prevent us from realizing expected benefits and enhancing our business, and our business, financial condition and results of operation could be materially and adversely impacted.
We have incurred operating losses before income taxes and may be unable to achieve or sustain profitability in the future.
We have incurred operating losses before income taxes in the past and may continue to incur operating losses as we increase our spending to finance the expansion of our operations, expand our installation, engineering, administrative, sales and marketing staffs, increase spending on our brand awareness and other sales and marketing initiatives, make significant investments to drive future growth in our business and implement internal systems and infrastructure to support our growth. We do not know whether our revenue will grow rapidly enough to absorb these costs and our limited operating history makes it difficult to assess the extent of these expenses or their impact on our results of operations. Our ability to sustain profitability depends on a number of factors, including but not limited to:

•	mitigating the impact of the COVID-19 pandemic on our business;

•	growing our customer base;

•	maintaining or lowering our cost of capital;

•	reducing the cost of components for our solar service offerings;

•	growing and maintaining our channel partner network;

•	maintaining high levels of product quality, performance, and customer satisfaction;

•	successfully integrating acquired businesses;

•	growing our direct-to-consumer business to scale;

•	reducing our operating costs by lowering our customer acquisition costs and optimizing our design and installation processes; and

•	supply chain logistics, such as accepting late deliveries.
We may be unable to achieve positive cash flows from operations in the future.
We are not currently regulated as an electric utility under applicable law in the jurisdictions in which we operate, but we may be subject to regulation as an electric utility in the future.
Most federal, state and municipal laws do not currently regulate us as an electric utility in the jurisdictions in which we operate, such as Federal Energy Regulatory Commission rules for small power production and cogeneration facilities. As a result, we are not subject to the various regulatory requirements applicable to U.S. utilities. However, any federal, state, local or other applicable regulations could place significant restrictions on our ability to operate our business and execute our business plan by prohibiting or otherwise restricting our sale of electricity. These regulatory requirements could include restricting the structuring of our sale of electricity, as well as regulating the price of our solar service offerings. For example, Florida law does not permit a third-party solar developer to make retail sales of electricity to others. If we become subject to the same regulatory authorities as utilities in other states or if new regulatory bodies are established to oversee our business, our operating costs could materially increase.

Failure to hire and retain a sufficient number of employees and service providers in key functions would constrain our growth and our ability to timely complete customers’ projects and successfully manage customer accounts.
To support our growth, we need to hire, train, deploy, manage and retain a substantial number of skilled employees, engineers, installers, electricians, sales and project finance specialists. Competition for qualified personnel in our industry is increasing, particularly for skilled personnel involved in the installation of solar energy systems. We have in the past been, and may in the future be, unable to attract or retain qualified and skilled installation personnel or installation companies to be our solar partners, which would have an adverse effect on our business. We and our solar partners also compete with the homebuilding and construction industries for skilled labor. As these industries grow and seek to hire additional workers, our cost of labor may increase. The unionization of the industry’s labor force could also increase our labor costs. Shortages of skilled labor could significantly delay a project or otherwise increase our costs. Because our profit on a particular installation is based in part on assumptions as to the cost of such project, cost overruns, delays or other execution issues may cause us to not achieve our expected margins or cover our costs for that project. In addition, because we are headquartered in Connecticut, we compete for a limited pool of technical and engineering resources that requires us to pay wages that are competitive with relatively high regional standards for employees in these fields. Further, we need to continue to expand upon the training of our customer service team to provide high-end account management and service to customers before, during and following the point of installation of our solar energy systems. Identifying and recruiting qualified personnel and training them requires significant time, expense and attention. It can take several months before a new customer service team member is fully trained and productive at the standards that we have established. If we are unable to hire, develop and retain talented technical and customer service personnel, we may not be able to realize the expected benefits of this investment or grow our business.
In addition, to support the growth and success of our direct-to-consumer channel, we need to recruit, retain and motivate a large number of sales personnel on a continuing basis. We compete with many other companies for qualified sales personnel, and it could take many months before a new salesperson is fully trained on our solar service offerings. If we are unable to hire, develop and retain qualified sales personnel or if they are unable to achieve desired productivity levels, we may not be able to compete effectively.
If we or our solar partners cannot meet our hiring, retention and efficiency goals, we may be unable to complete customers’ projects on time or manage customer accounts in an acceptable manner or at all. Any significant failures in this regard would materially impair our growth, reputation, business and financial results. If we are required to pay higher compensation than we anticipate, these greater expenses may also adversely impact our financial results and the growth of our business.
Our business, financial condition, results of operations and prospects could be materially adversely affected by work strikes or stoppages and increasing personnel costs.
Employee strikes or work stoppages could disrupt operations and lead to a loss of revenue and customers. Personnel costs may also increase due to inflationary or competitive pressures on payroll and benefits costs. These consequences could have a material adverse effect on our business, financial condition, results of operations and prospects.

If we are unable to retain and recruit qualified technicians and advisors, or if our boards of directors, key executives, key employees or consultants discontinue their employment or consulting relationship with us, it may delay our development efforts or otherwise harm our business.
We may not be able to attract or retain qualified management or technical personnel in the future due to the intense competition for qualified personnel among solar, energy, and other businesses. Our industry has experienced a high rate of turnover of management personnel in recent years. If we are not able to attract, retain, and motivate necessary personnel to accomplish our business objectives, we may experience constraints that will significantly impede the successful development of any product candidates, our ability to raise additional capital, and our ability to implement our overall business strategy.
We are highly dependent on members of our management and technical staff. Our success also depends on our ability to continue to attract, retain and motivate highly skilled junior, mid-level, and senior managers as well as junior, mid-level, and senior technical personnel. The loss of any of our executive officers, key employees, or consultants and our inability to find suitable replacements could potentially harm our business, financial condition, and prospects. We may be unable to attract and retain personnel on acceptable terms given the competition among solar and energy companies. Certain of our current officers, directors, and/or consultants hereafter appointed may from time to time serve as officers, directors, scientific advisors, and/or consultants of other solar and energy companies. We do not maintain “key man” insurance policies on any of our officers or employees. Other than certain members of our senior management team, all of our employees are employed “at will” and, therefore, each employee may leave our employment and join a competitor at any time.
We plan to grant stock options, restricted stock grants, restricted stock unit grants, or other forms of equity awards in the future as a method of attracting and retaining employees, motivating performance, and aligning the interests of employees with those of our shareholders. If we are unable to implement and maintain equity compensation arrangements that provide sufficient incentives, we may be unable to retain our existing employees and attract additional qualified candidates. If we are unable to retain our existing employees and attract additional qualified candidates, our business and results of operations could be adversely affected. Currently the exercise prices of all outstanding stock options are greater than the current stock price.
As of December 31 2021, we had 34 full-time employees and no part-time employees. We may be unable to implement and maintain an attractive incentive compensation structure in order to attract and retain the right talent. These actions could lead to disruptions in our business, reduced employee morale and productivity, increased attrition, and problems with retaining existing and recruiting future employees.
The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members and officers.
We are subject to the reporting requirements of the Exchange Act, the listing requirements of the NYSE and other applicable securities rules and regulations. Compliance with these rules and regulations has increased our legal and financial compliance costs, made some activities more difficult, time-consuming or costly and increased demand on our systems and resources. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and results of operations and maintain effective disclosure controls, procedures, and internal controls over financial reporting. Maintaining our disclosure controls and procedures and internal controls over financial reporting in accordance with this standard requires significant resources and management oversight. As a result, management’s attention may be diverted from other business concerns, which could harm our business and results of operations. We will need to hire more employees in the future, which will increase our costs and expenses.
Our management has limited experience in operating a public company.
Our executive officers have limited experience in the management of a publicly traded company subject to significant regulatory oversight and reporting obligations under federal securities laws. Our management team may not successfully or effectively manage our transition to a public company. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to our management and growth. We may not have adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the United States. It is possible that will be required to expand its employee base and hire additional employees to support our operations as a public company, which will increase its operating costs in future periods.
We may be materially adversely affected by negative publicity.
Our business involves transactions with customers. We and our solar partners must comply with numerous federal, state and local laws and regulations that govern matters relating to our interactions with customers, including those pertaining to privacy and data security and warranties. These laws and regulations are dynamic and subject to potentially differing interpretations, and various federal, state and local legislative and regulatory bodies may expand current laws or regulations, or enact new laws and regulations, regarding these matters. Changes in these laws or regulations or their interpretation could dramatically affect how we do business, acquire customers, and manage and use information we collect from and about current and prospective customers and the costs associated therewith. We strive to comply with all applicable laws and regulations relating to our interactions with residential customers. It is possible, however, that these requirements may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. Noncompliance with any such laws or regulations, or the perception that we or our solar partners have violated such laws or regulations or engaged in deceptive practices that could result in a violation, could also expose us to claims, proceedings, litigation and investigations by private parties and regulatory authorities, as well as substantial fines and negative publicity, each of which may materially and adversely affect our business. We have incurred, and will continue to incur, significant expenses to comply with such laws and regulations, and increased regulation of matters relating to our business could require us to modify our operations and incur significant additional expenses, which could have an adverse effect on our business, financial condition, and results of operations.
Any investigations, actions, adoption or amendment of regulations relating to the marketing of our products to residential consumers of our community solar programs could divert management’s attention from our business, require us to modify our operations and incur significant additional expenses, which could have an adverse effect on our business, financial condition, and results of operations or could reduce the number of our potential customers.
We cannot ensure that our sales professionals and other personnel will always comply with our standard practices and policies, as well as applicable laws and regulations. In any of the numerous interactions between our sales professionals or other personnel and our customers or potential customers, our sales professionals or other personnel may, without our knowledge and despite our efforts to effectively train them and enforce compliance, engage in conduct that is or may be prohibited under our standard practices and policies and applicable laws and regulations. Any such non-compliance, or the perception of non-compliance, has exposed us to claims and could expose us to additional claims, proceedings, litigation, investigations, or enforcement actions by private parties or regulatory authorities, as well as substantial fines and negative publicity, each of which may materially and adversely affect our business and reputation. We have incurred, and will continue to incur, significant expenses to comply with the laws, regulations and industry standards that apply to us.
Problems with product quality or performance may cause us to incur warranty expenses, damage our market reputation and prevent us from maintaining or increasing our market share.
Customers who enter into customer agreements with us sometimes are covered by production guarantees and roof penetration warranties. As the owners of the solar energy systems, we or our investment funds receive a warranty from the inverter and solar panel manufacturers, and, for those solar energy systems that we do not install directly, we receive workmanship and material warranties as well as roof penetration warranties from our solar partners. One or more of our third-party manufacturers or solar partners could cease operations and no longer honor these warranties, leaving us to fulfill these potential obligations to customers, or such warranties may be limited in scope and amount, and may be inadequate to protect us. We also provide a performance guarantee with certain solar service offerings pursuant to which we compensate customers on an annual basis if their system does not meet the electricity production guarantees set forth in their agreement with us. Customers who enter into customer agreements with us that are covered by production guarantees, typically have such guarantees equal to the length of the term of these agreements, typically 20 or 25 years. We may suffer financial losses associated if significant performance guarantee payments are triggered.
Because of our limited operating history and the length of the term of our customer agreements, we have been required to make assumptions and apply judgments regarding a number of factors, including the durability, performance and reliability of our solar energy systems. Our assumptions could prove to be materially different from the actual performance of our systems, causing us to incur substantial expense to repair or replace defective solar energy systems in the future or to compensate customers for systems that do not meet their production guarantees. Product failures or operational deficiencies also would reduce our revenue from power purchase or lease agreements because they are dependent on system production. Any widespread product failures or operating deficiencies may damage our market reputation and adversely impact our financial results.
Our business, financial condition, results of operations and prospects can be materially adversely affected by weather conditions, including, but not limited to, the impact of severe weather.
Weather conditions directly influence the demand for electricity and natural gas and other fuels and affect the price of energy and energy-related commodities. In addition, severe weather and natural disasters, such as hurricanes, floods, tornadoes, icing events and earthquakes, can be destructive and cause power outages and property damage, reduce revenue, affect the availability of fuel and water, and require us to incur additional costs, for example, to restore service and repair damaged facilities, to obtain replacement power and to access available financing sources. Furthermore, our physical plants could be placed at greater risk of damage should changes in the global climate produce unusual variations in temperature and weather patterns, resulting in more intense, frequent and extreme weather events, and abnormal levels of precipitation. A disruption or failure of electric generation, or storage systems in the event of a hurricane, tornado or other severe weather event, or otherwise, could prevent us from operating our business in the normal course and could result in any of the adverse consequences described above. Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations and prospects.
Where cost recovery is available, recovery of costs to restore service and repair damaged facilities is or may be subject to regulatory approval, and any determination by the regulator not to permit timely and full recovery of the costs incurred could have a material adverse effect on our business, financial condition, results of operations and prospects. Changes in weather can also affect the production of electricity at power generation facilities.
Our results of operations may fluctuate from quarter to quarter, which could make our future performance difficult to predict and could cause our results of operations for a particular period to fall below expectations, resulting in a decline in the price of our common stock.
Our quarterly results of operations are difficult to predict and may fluctuate significantly in the future. We have experienced seasonal and quarterly fluctuations in the past and expect these fluctuations to continue. However, given that we are operating in a rapidly changing industry, those fluctuations may be masked by our recent growth rates and thus may not be readily apparent from our historical results of operations. As such, our past quarterly results of operations may not be good indicators of likely future performance. In addition to the other risks described in this “Risk Factors” section, as well as the factors discussed in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section, the following factors, among others, could cause our results of operations and key performance indicators to fluctuate:

•	the expiration, reduction or initiation of any governmental tax rebates, tax exemptions, or incentive;

•	significant fluctuations in customer demand for our solar service offerings or fluctuations in the geographic concentration of installations of solar energy systems;

•	changes in financial markets, which could restrict our ability to access available and cost-effective financing sources;

•	seasonal, environmental or weather conditions that impact sales, energy production, and system installation;

•	the amount and timing of operating expenses related to the maintenance and expansion of our business, operations and infrastructure;

•	announcements by us or our competitors of new products or services, significant acquisitions, strategic partnerships or joint ventures;

•	capital-raising activities or commitments;

•	changes in our pricing policies or terms or those of our competitors, including utilities;

•	changes in regulatory policy related to solar energy generation;

•	the loss of one or more key partners or the failure of key partners to perform as anticipated;

•	our failure to successfully integrate acquired solar facilities;

•	actual or anticipated developments in our competitors’ businesses or the competitive landscape;

•	actual or anticipated changes in our growth rate;

•	general economic, industry and market conditions, including as a result of the COVID-19 pandemic; and

•	changes to our cancellation rate.
In the past, we have experienced seasonal fluctuations in installations in certain states, particularly in the fourth quarter. This has been the result of weather-related installation delays. Our actual revenue or key operating metrics in one or more future quarters may fall short of the expectations of investors and financial analysts. If that occurs, the market price of our common stock could decline and stockholders could lose part or all of their investment.
Our results of operations have been and will continue to be adversely impacted by the COVID-19 pandemic, and the duration and extent to which it will impact our results of operations remains uncertain.
A significant outbreak of epidemic, pandemic, or contagious diseases in the human population, such as the current COVID-19 pandemic, could result in a widespread health crisis that could adversely affect the broader economies, financial and capital markets, commodity and energy prices, and overall demand environment for our products. A global health crisis could affect, and has affected, our workforce, customers and vendors, as well as economies and financial markets globally, potentially leading to an economic downturn, which could decrease spending, adversely affecting the demand for our products.
In response to the COVID-19 pandemic, federal, state, local, and foreign governments put in place, and in the future may again put in place, travel restrictions, quarantines, “stay at home” orders and guidelines, and similar government orders and restrictions, in an attempt to control the spread of the disease. Such restrictions or orders resulted in, and in the future may result in, business closures, work stoppages, slowdowns and delays, among other effects that negatively impacted, and in the future may negatively impact, our operations, as well as the operations of our customers and business partners. Such results have had and will continue to have a material adverse effect on our business, operations, financial condition, results of operations, and cash flows.
Although we have continued to operate consistent with federal guidelines and state and local orders, the extent to which the COVID-19 pandemic impacts our business, operations, financial results and financial condition will depend on numerous evolving factors which are uncertain and cannot be predicted, including:

•	the duration and scope of the pandemic and associated disruptions;

•	a general slowdown in our industry;

•	governmental, business and individuals’ actions taken in response to the pandemic;

•	the effect on our customers and our customers’ demand for our products and installations;

•	the effect on our suppliers and disruptions to the global supply chain;

•	our ability to sell and provide our products and provide installations, including disruptions as a result of travel restrictions and people working from home;

•	the ability of our customers to pay for our products;

•	delays in our projects due to closures of jobsites or cancellation of jobs; and

•	any closures of our and our suppliers’ and customers’ facilities.
In addition, COVID-19 has caused disruptions to the supply chain across the global economy, including within the solar industry, and we are working with our equipment suppliers to minimize disruptions to our operations. Certain suppliers have experienced, and may continue to experience, delays related to a variety of factors, including logistical delays and component shortages from upstream vendors. We have developed contingency plans and continue to monitor the situation closely and work closely with our solar partners and suppliers to reinforce our contingency plans for potential operations and supply chain interruptions.
These effects of the COVID-19 pandemic have led us to experience, and continue to experience, disruptions to our business as we implement safety protocols and modifications to travel. We are closely monitoring the impact of the COVID-19 pandemic, continually assessing its potential effects on our business. The extent to which our results are affected by the COVID-19 pandemic will largely depend on future developments, which cannot be accurately predicted and are uncertain, but the COVID-19 pandemic has had and will continue to have an adverse effect on our business, operations, financial condition, results of operations, and cash flows.
In addition, while we believe we have taken appropriate steps to maintain a safe workplace to protect our employees from contracting and spreading the coronavirus, including following the guidance set out from both the Occupational Safety and Health Administration and Centers for Disease Control and Prevention, we may not be able to completely prevent the spread of the virus among our employees. We may face litigation or other proceedings making claims related to unsafe working conditions, inadequate protection of our employees or other claims. Any of these claims, even if without merit, could result in costly litigation or divert management’s attention and resources.
Furthermore, we may face a sustained disruption to our operations due to one or more of the factors described above. Even after the COVID-19 pandemic has subsided, we may continue to experience adverse impacts to our business as a result of any economic instability that has occurred or may occur in the future. Any of these events could amplify the other risks and uncertainties described in this prospectus and could materially adversely affect our business, operations, financial condition, results of operations, cash flows or the market price of our common stock.

Adverse economic conditions may have negative consequences on our business, results of operations and financial condition.
Unpredictable and unstable changes in economic conditions, including recession, inflation, increased government intervention, or other changes, may adversely affect our general business strategy. We rely upon our ability to generate additional sources of liquidity and we may need to raise additional funds through public or private debt or equity financings in order to fund existing operations or to take advantage of opportunities, including acquisitions of complementary businesses or technologies. Any adverse change in economic conditions would have a negative impact on our business, results of operations and financial condition and on our ability to generate or raise additional capital on favorable terms, or at all.

Threats of terrorism and catastrophic events that could result from terrorism, cyberattacks or individuals and/or groups attempting to disrupt our business, or the businesses of third parties, may materially adversely affect our business, financial condition, results of operations and prospects.
We are subject to the potentially adverse operating and financial effects of terrorist acts and threats, as well as cyberattacks and other disruptive activities of individuals or groups. There have been cyberattacks within the energy industry on energy infrastructure such as substations, gas pipelines and related assets in the past and there may be such attacks in the future. Our generation and fuel storage facilities, information technology systems and other infrastructure facilities and systems could be direct targets of, or otherwise be materially adversely affected by, such activities.
Terrorist acts, cyberattacks or other similar events affecting our systems and facilities, or those of third parties on which we rely, could harm our business, for example, by limiting our ability to generate, purchase or transmit power, natural gas or other energy-related commodities, by limiting our ability to bill customers and collect and process payments, and by delaying our development and construction of new generation facilities or capital improvements to existing facilities. These events, and governmental actions in response, could result in a material decrease in revenues, significant additional costs (for example, to repair assets, implement additional security requirements or maintain or acquire insurance), significant fines and penalties, and reputational damage, could materially adversely affect our operations (for example, by contributing to disruption of supplies and markets for natural gas, oil and other fuels), and could impair our ability to raise capital (for example, by contributing to financial instability and lower economic activity). In addition, the implementation of security guidelines and measures has resulted in and is expected to continue to result in increased costs. Such events or actions may materially adversely affect our business, financial condition, results of operations and prospects.
Our ability to obtain insurance and the terms of any available insurance coverage could be materially adversely affected by international, national, state or local events or company-specific events, as well as the financial condition of insurers.
Insurance coverage may not continue to be available or may not be available at rates or on terms similar to those presently available to us. Our ability to obtain insurance and the terms of any available insurance coverage could be materially adversely affected by international, national, state or local events or company-specific events, as well as the financial condition of insurers. If insurance coverage is not available or obtainable on acceptable terms, we may be required to pay costs associated with adverse future events.
Our ability to be successful is dependent upon the efforts of certain key personnel. The loss of key personnel could negatively impact the operations and profitability of our business and its financial condition could suffer as a result.
Our ability to be successful is dependent upon the efforts of our key personnel. Our success depends to a significant degree upon the continued contributions of senior management, certain of whom would be difficult to replace. Departure by certain of our officers could have a material adverse effect on our business, financial condition, or operating results.
We may need to raise additional funds and these funds may not be available when needed.
We may need to raise additional capital in the future to further scale our business and expand to additional markets. We may raise additional funds through the issuance of equity, equity-related or debt securities, through tax equity partnerships, or through obtaining credit from government or financial institutions. We cannot be certain that additional funds will be available on favorable terms when required, or at all. If we cannot raise additional funds when needed, our financial condition, results of operations, business and prospects could be materially and adversely affected. If we raise funds through the issuance of debt securities or through loan arrangements, the terms of which could require significant interest payments, contain covenants that restrict our business, or other unfavorable terms. Also, changes in tax law or market conditions could negatively impact the availability of tax equity or the terms on which investors are willing to acquire tax equity and therefore reduce our access to capital on favorable terms for new solar energy projects. In addition, to the extent we raise funds through the sale of additional equity securities, our stockholders would experience dilution.
Our ability to use our net operating loss carryforwards and certain other tax attributes may be limited.
As of December 31, 2020, we had U.S. federal and state net operating loss carryforwards (“NOLs”) of approximately $80.3 million and $48.5 million, respectively, which begin expiring in varying amounts in 2034 and 2021, respectively, if unused. Under Sections 382 and 383 of the Internal Revenue Code (“Code”), if a corporation undergoes an “ownership change,” the corporation’s ability to use its pre-change NOLs and other pre-change tax assets, such as tax credits, to offset its post-change income and taxes may be limited. In general, an “ownership change” occurs if there is a cumulative change in our ownership by “5% shareholders” that exceeds 50 percentage points over a rolling three-year period. Similar rules may apply under state tax laws.
Additionally, states may impose other limitations on the use of NOLs and tax credit carryforwards . For example, California has recently imposed other limitations on the use of NOLs and limited the use of certain tax credits for taxable years beginning in 2020 through 2022. Any such limitations on our ability to use our NOLs and other tax assets could adversely impact our business, financial condition, and results of operations. We have not yet completed our analysis under Section 382 of the Code. Any limitation may result in the expiration of all or a portion of the net operating loss carryforwards and tax credit carryforwards before utilization.
Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.
We will be subject to income taxes in the United States, and our tax liabilities will be subject to the allocation of expenses in differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

•	changes in the valuation of our deferred tax assets and liabilities;

•	expected timing and amount of the release of any tax valuation allowances;

•	tax effects of stock-based compensation;

•	costs related to intercompany restructurings;

•	changes in tax laws, regulations or interpretations thereof; or

•	lower than anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher than anticipated future earnings in jurisdictions where we have higher statutory tax rates.
In addition, we may be subject to audits of our income, sales and other transaction taxes by taxing authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.
As an emerging growth company and smaller reporting company within the meaning of the Securities Act, we will utilize certain modified disclosure requirements, and we cannot be certain if these reduced requirements will make our common stock less attractive to investors.
We are an emerging growth company, and for as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements that are available to “emerging growth companies,” but not to other public companies, including:

•	not being required to have our independent registered public accounting firm audit our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act;

•	reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
We plan in filings with the SEC to continue to utilize the modified disclosure requirements available to emerging growth companies. As a result, our stockholders may not have access to certain information they may deem important. We could remain an “emerging growth company” until the earliest of:

•	December 31, 2026;

•	the last day of the first fiscal year in which our annual gross revenue exceeds $1 billion;

•	the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; and

•	the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates is greater than or equal to $250 million as of the end of that fiscal year’s second fiscal quarter, and (ii) our annual revenues are greater than or equal to $100 million during the last completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the end of that fiscal year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.
If we fail to develop and maintain an effective system of internal control over financial reporting and other business practices, and of board-level oversight, we may not be able to report our financial results accurately or prevent and detect fraud and other improprieties. Consequently, investors could lose confidence in our financial reporting, and this may decrease the trading price of our stock.
We must maintain effective internal controls to provide reliable financial reports and to prevent and detect fraud and other improprieties. We are responsible for reviewing and assessing our internal controls and implementing additional controls when improvement is needed. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company. If we are unable to establish or maintain appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations on a timely basis, result in material misstatements in our consolidated financial statements and harm our results of operations.
The Sarbanes-Oxley Act requirements regarding internal control over financial reporting, and other internal controls over business practices, are costly to implement and maintain, and such costs are relatively more burdensome for smaller companies such as us than for larger companies. We have limited internal personnel to implement procedures and rely on outside professionals including accountants and attorneys to support our control procedures. We are working to improve all of our controls but, if our controls are not effective, we may not be able to report our financial results accurately or prevent and detect fraud and other improprieties, which could lead to a decrease in the market price of our stock. Failure to implement any required changes to our internal controls or other changes we identify as necessary to maintain an effective system of internal controls could harm our operating results and cause investors to lose confidence in our reported financial information. Any such loss of confidence would have a negative effect on the market price of our common stock.

We have identified material weaknesses in our internal control over financial reporting. If we are unable to remediate these material weaknesses, or otherwise fail to maintain an effective system of internal control over financial reporting, this may result in material misstatements of our consolidated financial statements or cause us to fail to meet our periodic reporting obligations.
As a privately-held company, we were not required to evaluate our internal control over financial reporting in a manner that meets the standards of publicly traded companies required by Section 404(a) of the Sarbanes-Oxley Act. As a public company, we are required, pursuant to Section 404(a) of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting in our annual report for the year ended December 31, 2021. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting.
A material weakness is a deficiency or combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the financial statements would not be prevented or detected on a timely basis.
We have identified material weaknesses in our internal control over financial reporting that we are currently working to remediate, which relate to: (a) insufficient qualified personnel, which caused management to be unable to appropriately define responsibilities to create an effective control environment; (b) the lack of a formalized risk assessment process; and (c) selection and development of control activities, including over information technology.
Our management has concluded that these material weaknesses in our internal control over financial reporting are due to the fact that we were a private company with limited resources and did not have the necessary business processes and related internal controls formally designed and implemented coupled with the appropriate resources with the appropriate level of experience and technical expertise to oversee our business processes and controls.

Our management has developed a remediation plan which we have begun and will continue to implement. These remediation measures are ongoing and include: hiring additional accounting and financial reporting personnel and implementing additional policies, procedures and controls. The material weaknesses will be considered remediated when our management designs and implements effective controls that operate for a sufficient period of time and management has concluded, through testing, that these controls are effective. Our management will monitor the effectiveness of its remediation plans and will make changes management determines to be appropriate, however we may encounter problems or delays in completing the remediation of the material weaknesses. In connection with the material weaknesses identified in our internal control over financial reporting we determined that our internal control over financial reporting are not effective and were not effective as of December 31, 2021.
If not remediated, these material weaknesses could result in material misstatements to our annual or interim consolidated financial statements that might not be prevented or detected on a timely basis, or in delayed filing of required periodic reports. If we are unable to assert that our internal control over financial reporting is effective, or when required in the future, if our independent registered public accounting firm is unable to express an unqualified opinion as to the effectiveness of the internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports, the market price of our common stock could be adversely affected and our company could become subject to litigation or investigations by NYSE, the SEC, or other regulatory authorities, which could require additional financial and management resources. Each of these material weaknesses could result in a misstatement of account balances or disclosures that would result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected.
In order to maintain and improve the effectiveness of its internal control over financial reporting, we have expended, and anticipate that we will continue to expend, significant resources, including accounting-related costs and significant management oversight. Our independent registered public accounting firm is not required to formally attest to the effectiveness of its internal control over financial reporting until after it is no longer an “emerging growth company” as defined in the JOBS Act. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our internal control over financial reporting is documented, designed or operating. Any failure to maintain effective disclosure controls and internal control over financial reporting, and remediate identified material weaknesses could adversely affect the business and operating results after the Business Combination and could cause a decline in the market price of our common stock.
The rules governing the standards that must be met for our management to assess our internal control over financial reporting are complex and require significant documentation, testing and possible remediation. Testing and maintaining internal controls may divert our management’s attention from other matters that are important to our business. Our testing, or the subsequent testing by our independent registered public accounting firm, may reveal additional deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. A material weakness in internal controls could result in our failure to detect a material misstatement of our annual or quarterly consolidated financial statements or disclosures. We may not be able to conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. If we are unable to conclude that we have effective internal controls over financial reporting, investors could lose confidence in our reported financial information, which could have a material adverse effect on the market price of our common stock.
Our historical financial results may not be indicative of what our actual financial position or results of operations would have been if we were a public company.
Our business has achieved rapid growth since we launched. Our net revenue was $45.3 million and $37.4 million for the years ended December 31, 2020 and 2019, respectively. Our net revenue was $50.2 million and $34.0 million for the nine months ended September 30, 2021 and 2020, respectively. Our net income (loss) was $(1.47) million and $1.46 million for the nine months ended September 30, 2021 and 2020, respectively. However, our results of operations, financial condition and cash flows reflected in our consolidated financial statements may not be indicative of the results we would have achieved if we were a public company or results that may be achieved in future periods. Consequently, there can be no assurance that we will be able to generate sufficient income to pay our operating expenses and make satisfactory distributions to our shareholders, or any distributions at all.
Our reported financial results may be affected, and comparability of our financial results with other companies in our industry may be impacted, by changes in the accounting principles generally accepted in the U.S.
Generally accepted accounting principles in the U.S. are subject to change and interpretation by the Financial Accounting Standards Board (“FASB”), the SEC, and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on our reported financial results and on the financial results of other companies in our industry, and may even affect the reporting of transactions completed before the announcement or effectiveness of a change. For example, in June 2016 the FASB issued Accounting Standards Update No. 2016-13, Measurement of Credit Losses on Financial Instruments (“ASU No. 2016-13”), which replaces the current incurred loss impairment methodology with a current expected credit losses model. Other companies in our industry may be affected differently by the adoption of ASU No. 2016-13 or other new accounting standards, including timing of the adoption of new accounting standards, adversely affecting the comparability of financial statements. In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which primarily changes the lessee’s accounting for operating leases by requiring recognition of lease right-of-use assets and lease liabilities. This standard is effective for annual reporting periods beginning after December 15, 2021. The Company expects to adopt this guidance in fiscal year 2022. The Company is continuing the analysis of the contractual arrangements that may qualify as leases under the new standard and expects the most significant impact will be the recognition of the right-of-use assets and lease liabilities on the consolidated balance sheets.
We may not successfully implement our business model.
Our business model is predicated on our ability to provide solar systems at a profit, and through organic growth, geographic expansion, and strategic acquisitions. We intend to continue to operate as we have previously with sourcing and marketing methods that we have used successfully in the past. However, we cannot assure that our methods will continue to attract new customers in the very competitive solar systems marketplace. In the event our customers resist paying the prices projected in our business plan to purchase solar installations, our business, financial condition, and results of operations will be materially and adversely affected.
Certain estimates of market opportunity and forecasts of market growth may prove to be inaccurate.
From time to time, we make statements with estimates of the addressable market for our solutions and the EV market in general. Market opportunity estimates and growth forecasts, whether obtained from third-party sources or developed internally, are subject to significant uncertainty and are based on assumptions and estimates that may prove to be inaccurate. This is especially so at the present time due to the uncertain and rapidly changing projections of the severity, magnitude and duration of the current COVID-19 pandemic. The estimates and forecasts relating to the size and expected growth of the target market, market demand and adoption, capacity to address this demand and pricing may also prove to be inaccurate. In particular, estimates regarding the current and projected market opportunity are difficult to predict. The estimated addressable market may not materialize for many years, if ever, and even if the markets meet the size estimates and growth forecasts, our business could fail to grow at similar rates.
Litigation and Regulatory Risks
Our business, financial condition, results of operations and prospects may be materially adversely affected by the extensive regulation of our business.
Our operations are subject to complex and comprehensive federal, state and other regulation. This extensive regulatory framework, portions of which are more specifically identified in the following risk factors, regulates, among other things and to varying degrees, our industry, businesses, rates and cost structures, operation and licensing of solar power facilities, construction and operation of electricity generation facilities and acquisition, disposal, depreciation and amortization of facilities and other assets, decommissioning costs and funding, service reliability, wholesale and retail competition, and SRECs trading. In our business planning and in the management of our operations, we must address the effects of regulation on our business and any inability or failure to do so adequately could have a material adverse effect on our business, financial condition, results of operations and prospects. Our business, financial condition, results of operations and prospects could be materially adversely affected as a result of new or revised laws, regulations, interpretations or ballot or regulatory initiatives.
Our business is influenced by various legislative and regulatory initiatives, including, but not limited to, new or revised laws, including international trade laws, regulations, interpretations or ballot or regulatory initiatives regarding deregulation or restructuring of the energy industry, and regulation of environmental matters, such as environmental permitting. Changes in the nature of the regulation of our business could have a material adverse effect on our business, financial condition, results of operations and prospects. We are unable to predict future legislative or regulatory changes, initiatives or interpretations, although any such changes, initiatives or interpretations may increase costs and competitive pressures on us, which could have a material adverse effect on our business, financial condition, results of operations and prospects.
We are subject to Federal Energy Regulatory Commission (“FERC”) rules related to energy generation that are designed to facilitate competition on practically a nationwide basis by providing greater certainty, flexibility and more choices to power customers. We cannot predict the impact of changing FERC rules or the effect of changes in levels of wholesale supply and demand, which are typically driven by factors beyond our control. There can be no assurance that we will be able to respond adequately or sufficiently quickly to such rules and developments, or to any changes that reverse or restrict the competitive restructuring of the energy industry in those jurisdictions in which such restructuring has occurred. Any of these events could have a material adverse effect on our business, financial condition, results of operations and prospects.
Any reductions or modifications to, or the elimination of, governmental incentives or policies that support solar energy, including, but not limited to, tax laws, policies and incentives, renewable portfolio standards (“RPS”) or feed-in-tariffs, or the imposition of additional taxes or other assessments on solar energy, could result in, among other items, the lack of a satisfactory market for the development and/or financing of new solar energy projects, our abandoning the development of solar energy projects, a loss of our investments in solar energy projects and reduced project returns, any of which could have a material adverse effect on our business, financial condition, results of operations and prospects.

We depend heavily on government policies that support utility scale renewable energy and enhance the economic feasibility of developing and operating solar energy projects in regions in which we operate or plan to develop and operate renewable energy facilities. The federal government, a majority of state governments in the U.S. and portions of Canada provide incentives, such as tax incentives, RPS or feed-in-tariffs, that support or are designed to support the sale of energy from utility scale renewable energy facilities, such as wind and solar energy facilities. As a result of budgetary constraints, political factors or otherwise, governments from time to time may review their laws and policies that support renewable energy and consider actions that would make the laws and policies less conducive to the development and operation of renewable energy facilities. Any reductions or modifications to, or the elimination of, governmental incentives or policies that support renewable energy or the imposition of additional taxes or other assessments on renewable energy, could result in, among other items, the lack of a satisfactory market for the development and/or financing of new renewable energy projects, our abandoning the development of renewable energy projects, a loss of our investments in the projects and reduced project returns, any of which could have a material adverse effect on our business, financial condition, results of operations and prospects.
We and our tax equity partners have claimed and expect to continue to claim investment tax credits (“ITCs”) with respect to qualifying solar energy projects. In structuring tax equity partnerships and determining ITC eligibility, we have relied upon applicable tax law and published IRS guidance. However, there are a number of uncertainties regarding ITC eligibility and the application of law and guidance to the facts of particular solar energy projects, and there can be no assurance that the IRS will agree with our approach in the event of an audit. Furthermore, the IRS may issue additional guidance or modify existing guidance, possibly with retroactive effect. Lastly, the amount of ITCs as a percentage of qualifying investment is scheduled to step down in future years under current law, and as part of ongoing tax, infrastructure and budget debates Congress may amend or eliminate the ITC provisions. Any of the foregoing items could reduce the amount of ITCs available to us and our tax equity partners. In this event, we could be required to indemnify tax equity partners for disallowed ITCs, adjust the terms of future tax equity partnerships, or seek alternative sources of funding for solar energy projects, each of which could have a material adverse effect on our business, financial condition, results of operations and prospects.
The absence of net energy metering and related policies to offer competitive pricing to our customers in our current markets, and adverse changes to net energy metering policies, may significantly reduce demand for electricity from our solar energy systems.
Each of the states where we currently serve customers has adopted a net energy metering policy. Net energy metering typically allows our customers to interconnect their on-site solar energy systems to the utility grid and offset their utility electricity purchases by receiving a bill credit at the utility’s retail rate for energy generated by their solar energy system that is exported to the grid in excess of the electric load used by the customers. At the end of the billing period, the customer simply pays for the net energy used or receives a credit at the retail rate if more energy is produced than consumed. Utilities operating in states without a net energy metering policy may receive solar electricity that is exported to the grid when there is no simultaneous energy demand by the customer without providing retail compensation to the customer for this generation. Each of the states where we currently serve customers has adopted a net energy metering policy. In addition to net metering policies, certain of our primary markets, including Massachusetts, New Jersey and Maryland have adopted programs specifically aimed at providing renewable energy benefits to specific customers, such as community solar and low and moderate income customers. Many of these programs are set-up with a finite capacity of MW installed. Historically, regulators in our primary markets have continuously rolled out new incentive programs as the caps on existing programs begin to fill to promote continued investment in renewables in order to meet the goals set forth in their Renewable Portfolio Standards, however the continuous roll-out of such programs is not guaranteed.
Our ability to sell solar energy systems and the electricity they generate may be adversely impacted by the failure to expand existing limits on the amount of net energy metering in states that have implemented it, the failure to adopt a net energy metering policy where it currently is not in place, the imposition of new charges that only or disproportionately impact customers that utilize net energy metering, or reductions in the amount or value of credit that customers receive through net energy metering. If such charges are imposed, the cost savings associated with switching to solar energy may be significantly reduced and our ability to attract future customers and compete with traditional utility providers could be impacted. Our ability to sell solar energy systems and the electricity they generate also may be adversely impacted by the unavailability of expedited or simplified interconnection for grid-tied solar energy systems or any limitation on the number of customer interconnections or amount of solar energy that utilities are required to allow in their service territory or some part of the grid.
Limits on net energy metering, interconnection of solar energy systems and other operational policies in key markets could limit the number of solar energy systems installed in those markets. If the caps on net energy metering in jurisdictions are reached, and new caps are not put in place, or if the amount or value of credit that customers receive for net energy metering is significantly reduced, future customers will be unable to recognize the current cost savings associated with net energy metering. We rely substantially on net energy metering when we establish competitive pricing for our prospective customers and the absence of net energy metering for new customers would greatly limit demand for our solar energy systems.
Our business depends in part on the regulatory treatment of third-party-owned solar energy systems.
Our PPAs are third-party ownership arrangements. Sales of electricity by third parties face regulatory challenges in some states and jurisdictions. Other challenges pertain to whether third-party owned systems qualify for the same levels of rebates or other non-tax incentives available for customer-owned solar energy systems, whether third-party owned systems are eligible at all for these incentives, and whether third-party owned systems are eligible for net energy metering and the associated cost savings. Reductions in, or eliminations of, this treatment of these third-party arrangements could reduce demand for our systems, adversely impact our access to capital and could cause us to increase the price we charge our customers for energy.
Existing electric utility industry regulations, and changes to regulations, may present technical, regulatory and economic barriers to the purchase and use of solar energy offerings that may significantly reduce demand for our solar energy offerings.
Federal, state and local government regulations and policies concerning the electric utility industry, and internal policies and regulations promulgated by electric utilities, heavily influence the market for electricity generation products and services. These regulations and policies often relate to electricity pricing and the interconnection of customer-owned electricity generation. In the U.S., governments and utilities continuously modify these regulations and policies. These regulations and policies could deter customers from purchasing renewable energy, including solar energy systems. This could result in a significant reduction in the potential demand for our solar energy systems. For example, utilities commonly charge fees to larger, industrial customers for disconnecting from the electric grid or for having the capacity to use power from the electric grid for back-up purposes. These fees could increase our customers’ cost to use our systems and make them less desirable, thereby harming our business, prospects, financial condition and results of operations. In addition, depending on the region, electricity generated by solar energy systems competes most effectively with expensive peak-hour electricity from the electric grid, rather than the less expensive average price of electricity. Modifications to the utilities’ peak hour pricing policies or rate design, such as to a flat rate, would require us to lower the price of our solar energy systems to compete with the price of electricity from the electric grid.
In addition, any changes to government or internal utility regulations and policies that favor electric utilities could reduce our competitiveness and cause a significant reduction in demand for our products and services. For example, certain jurisdictions have proposed assessing fees on customers purchasing energy from solar energy systems or imposing a new charge that would disproportionately impact solar energy system customers who utilize net energy metering, either of which would increase the cost of energy to those customers and could reduce demand for our solar energy systems. It is possible charges could be imposed on not just future customers but our existing customers, causing a potentially significant consumer relations problem and harming our reputation and business.
Regulatory decisions that are important to us may be materially adversely affected by political, regulatory and economic factors.
The local and national political, regulatory and economic environment has had, and may in the future have, an adverse effect on regulatory decisions with negative consequences for us. These decisions may require, for example, us to cancel or delay planned development activities, to reduce or delay other planned capital expenditures or to pay for investments or otherwise incur costs that we may not be able to recover through rates, each of which could have a material adverse effect on our business, financial condition, results of operations and prospects. Certain other subsidiaries of ours are subject to similar risks.
Compliance with occupational safety and health requirements and best practices can be costly, and noncompliance with such requirements may result in potentially significant monetary penalties, operational delays and adverse publicity.
The installation of solar energy systems requires our employees to work at heights with complicated and potentially dangerous electrical systems. The evaluation and modification of buildings as part of the installation process requires our employees to work in locations that may contain potentially dangerous levels of asbestos, lead, mold or other materials known or believed to be hazardous to human health. We also maintain a fleet of trucks and other vehicles to support our installers and operations. There is substantial risk of serious injury or death if proper safety procedures are not followed. Our operations are subject to regulation under the U.S. Occupational Safety and Health Act, or OSHA, and equivalent state laws. Changes to OSHA requirements, or stricter interpretation or enforcement of existing laws or regulations, could result in increased costs. If we fail to comply with applicable OSHA regulations, even if no work-related serious injury or death occurs, we may be subject to civil or criminal enforcement and be required to pay substantial penalties, incur significant capital expenditures or suspend or limit operations. High injury rates could expose us to increased liability. In the past, we have had workplace accidents and received citations from OSHA regulators for alleged safety violations, resulting in fines. Any such accidents, citations, violations, injuries or failure to comply with industry best practices may subject us to adverse publicity, damage our reputation and competitive position and adversely affect our business.

We have previously been, and may in the future be, named in legal proceedings, become involved in regulatory inquiries or be subject to litigation, all of which are costly, distracting to our core business and could result in an unfavorable outcome or a material adverse effect on our business, financial condition, results of operations or the market price for our common stock.
We are involved in legal proceedings and receive inquiries from government and regulatory agencies from time to time. In the event that we are involved in significant disputes or are the subject of a formal action by a regulatory agency, we could be exposed to costly and time-consuming legal proceedings that could result in any number of outcomes. Although outcomes of such actions vary, any current or future claims or regulatory actions initiated by or against us, whether successful or not, could result in significant costs, costly damage awards or settlement amounts, injunctive relief, increased costs of business, fines or orders to change certain business practices, significant dedication of management time, diversion of significant operational resources, or otherwise harm our business, financial condition and results of operations or adversely affect the market price for our common stock. If we are not successful in our legal proceedings and litigation, we may be required to pay significant monetary damages, which could hurt our results of operations. Lawsuits are time-consuming and expensive to resolve and divert management’s time and attention. Although we carry general liability insurance, our insurance may not cover potential claims or may not be adequate to indemnify us for all liability that may be imposed. We cannot predict how the courts will rule in any potential lawsuit against us. Decisions in favor of parties that bring lawsuits against us could subject us to significant liability for damages, adversely affect our results of operations and harm our reputation.
We may be subject to claims arising from the operations of our various businesses for periods prior to the dates we acquired them.
We may be subject to claims or liabilities arising from the ownership or operation of acquired solar systems for the periods prior to our acquisition of them, including environmental, employee-related, indemnification for tax equity partnerships and other liabilities and claims not covered by insurance. These claims or liabilities could be significant. Our ability to seek indemnification from the former owners of our acquired businesses for these claims or liabilities may be limited by various factors, including the specific time, monetary or other limitations contained in the respective acquisition agreements and the financial ability of the former owners to satisfy our indemnification claims. In addition, insurance companies may be unwilling to cover claims that have arisen from acquired businesses or locations, or claims may exceed the coverage limits that our acquired businesses had in effect prior to the date of acquisition. If we are unable to successfully obtain insurance coverage of third-party claims or enforce our indemnification rights against the former owners, or if the former owners are unable to satisfy their obligations for any reason, including because of their current financial position, we could be held liable for the costs or obligations associated with such claims or liabilities, which could adversely affect our financial condition and results of operations.
Product liability claims against us could result in adverse publicity and potentially significant monetary damages.
If our solar service offerings, including our racking systems, PV modules, batteries, inverters, or other products, injured someone, we would be exposed to product liability claims. Because solar energy systems and many of our other current and anticipated products are electricity-producing devices, it is possible that customers or their property could be injured or damaged by our products, whether by product malfunctions, defects, improper installation or other causes. We rely on third-party manufacturing warranties, warranties provided by our solar partners and our general liability insurance to cover product liability claims and have not obtained separate product liability insurance. Our solar systems, including our PV modules, batteries, inverters, and other products, may also be subject to recalls due to product malfunctions or defects. Any product liability claim we face could be expensive to defend and divert management’s attention. The successful assertion of product liability claims against us could result in potentially significant monetary damages that could require us to make significant payments, as well as subject us to adverse publicity, damage our reputation and competitive position and adversely affect sales of our systems and other products. In addition, product liability claims, injuries, defects or other problems experienced by other companies in the residential solar industry could lead to unfavorable market conditions to the industry as a whole, and may have an adverse effect on our ability to attract customers, thus affecting our growth and financial performance.
A failure to comply with laws and regulations relating to our interactions with current or prospective community solar customers could result in negative publicity, claims, investigations and litigation, and adversely affect our financial performance.
Approximately 20% of our business focuses on contracts and transactions with residential customers via community solar. We must comply with federal, state, and local laws and regulations that govern matters relating to our interactions with residential consumers, including those pertaining to privacy and data security and warranties. These laws and regulations are dynamic and subject to potentially differing interpretations, and various federal, state and local legislative and regulatory bodies may expand current laws or regulations, or enact new laws and regulations, regarding these matters. Changes in these laws or regulations or their interpretation could affect how we do business, acquire customers, and manage and use information we collect from and about current and prospective community solar customers and the costs associated therewith. We strive to comply with all applicable laws and regulations relating to our interactions with residential customers. It is possible, however, that these requirements may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. Our non-compliance with any such law or regulations could also expose us to claims, proceedings, litigation and investigations by private parties and regulatory authorities, as well as fines and negative publicity, each of which may materially and adversely affect our business. We have incurred, and will continue to incur, expenses to comply with such laws and regulations, and increased regulation of matters relating to our interactions with residential consumers could require us to modify our operations and incur additional expenses, which could have an adverse effect on our business, financial condition and results of operations.
Changes in tax laws, guidance or policies, including but not limited to changes in corporate income tax rates, as well as judgments and estimates used in the determination of tax-related asset and liability amounts, could materially adversely affect our business, financial condition, results of operations and prospects.

Our provision for income taxes and reporting of tax-related assets and liabilities require significant judgments and the use of estimates. Amounts of tax-related assets and liabilities involve judgments and estimates of the timing and probability of recognition of income, deductions and tax credits, including, but not limited to, estimates for potential adverse outcomes regarding tax positions that have been taken and the ability to utilize tax benefit carryforwards, such as net operating loss and tax credit carryforwards. Actual income taxes could vary significantly from estimated amounts due to the future impacts of, among other things, changes in tax laws, guidance or policies, including changes in our corporate income tax rates, our financial condition and results of operations, and the resolution of audit issues raised by taxing authorities. These factors, including the ultimate resolution of income tax matters, may result in material adjustments to tax-related assets and liabilities, which could materially adversely affect our business, financial condition, results of operations and prospects.
Changes in laws, regulations or rules, or a failure to comply with any laws, regulations or rules, may adversely affect our business and results of operations.
We are subject to laws, regulations and rules enacted by national, regional and local governments and the NYSE. In particular, we are required to comply with certain SEC, NYSE and other legal or regulatory requirements. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. Those laws, regulations or rules and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business and results of operations. In addition, a failure to comply with applicable laws, regulations or rules, as interpreted and applied, could have a material adverse effect on our business and results of operations.

Intellectual Property and Data Privacy Risks
If we are unsuccessful in developing and maintaining our proprietary technology, including our Gaia software, our ability to attract and retain solar partners could be impaired, our competitive position could be harmed and our revenue could be reduced.
Our future growth depends on our ability to continue to develop and maintain our proprietary technology that supports our solar service offerings, including our design and proposal software, Gaia. In addition, we rely, and expect to continue to rely, on licensing agreements with certain third parties for aerial images that allow us to efficiently and effectively analyze a customer’s rooftop for solar energy system specifications. In the event that our current or future products require features that we have not developed or licensed, or we lose the benefit of an existing license, we will be required to develop or obtain such technology through purchase, license or other arrangements. If the required technology is not available on commercially reasonable terms, or at all, we may incur additional expenses in an effort to internally develop the required technology. If we are unable to maintain our existing proprietary technology, our ability to attract and retain solar partners could be impaired, our competitive position could be harmed and our revenue could be reduced.
Our business may be harmed if we fail to properly protect our intellectual property, and we may also be required to defend against claims or indemnify others against claims that our intellectual property infringes on the intellectual property rights of third parties.
We believe that the success of our business depends in part on our proprietary technology, including our software, information, processes and know-how. We rely on copyright, trade secret and other protections to secure our intellectual property rights. Although we may incur substantial costs in protecting our technology, we cannot be certain that we have adequately protected or will be able to adequately protect it, that our competitors will not be able to utilize our existing technology or develop similar technology independently or that foreign intellectual property laws will adequately protect our intellectual property rights. Despite our precautions, it may be possible for third parties to obtain and use our intellectual property without our consent. Unauthorized use of our intellectual property by third parties, and the expenses incurred in protecting our intellectual property rights, may adversely affect our business. In the future, some of our products could be alleged to infringe existing patents or other intellectual property of third parties, and we cannot be certain that we will prevail in any intellectual property dispute. In addition, any future litigation required to enforce our patents, to protect our trade secrets or know-how or to defend us or indemnify others against claimed infringement of the rights of third parties could harm our business, financial condition, and results of operations.
We use open source software, which may require that we release the source code of certain software subject to open source licenses or subject us to possible litigation or other actions that could adversely affect our business.
We utilize software that is licensed under so-called “open source,” “free” or other similar licenses. Open source software is made available to the general public on an “as-is” basis under the terms of a non-negotiable license. We currently combine our proprietary software with open source software but not in a manner that we believe requires the release of the source code of our proprietary software to the public. However, our use of open source software may entail greater risks than use of third-party commercial software. Open source licensors generally do not provide support, warranties, indemnification or other contractual protections regarding infringement claims or the quality of the code. In addition, if we combine our proprietary software with open source software in a certain manner, we could, under certain open source licenses, be required to release the source code of our proprietary software to the public. This would allow our competitors to create similar offerings with lower development effort and time.
We may also face claims alleging noncompliance with open source license terms or infringement or misappropriation of proprietary software. These claims could result in litigation, require us to purchase a costly license or require us to devote additional research and development resources to change our software, any of which would have a negative effect on our business and results of operations. In addition, if the license terms for open source software that we use change, we may be forced to re-engineer our solutions, incur additional costs or discontinue the use of these solutions if re-engineering cannot be accomplished on a timely basis. Although we monitor our use of open source software to avoid subjecting our offerings to unintended conditions, few courts have interpreted open source licenses, and there is a risk that these licenses could be construed in a way that could impose unanticipated conditions or restrictions on our ability to use our proprietary software. We cannot guarantee that we have incorporated or will incorporate open source software in our software in a manner that will not subject us to liability or in a manner that is consistent with our current policies and procedures.
If we experience a significant disruption in our information technology systems, fail to implement new systems and software successfully or if we experience cyber security incidents or have a deficiency in cybersecurity, our business could be adversely affected.
We depend on information systems to process orders, manage inventory, process and bill customers and collect payments from our customers, respond to customer inquiries, contribute to our overall internal control processes, maintain records of our property, plant and equipment, and record and pay amounts due vendors and other creditors. These systems may experience damage or disruption from a number of causes, including power outages, computer and telecommunication failures, computer viruses, malware, ransomware or other destructive software, internal design, manual or usage errors, cyberattacks, terrorism, workplace violence or wrongdoing, catastrophic events, natural disasters and severe weather conditions. We may also be impacted by breaches of our third-party processors.
If we were to experience a prolonged disruption in our information systems that involve interactions with customers and suppliers, it could result in the loss of sales and customers and/or increased costs, which could adversely affect our overall business operation. Although no such incidents have had a direct, material impact on us, we are unable to predict the direct or indirect impact of any future incidents to our business.
In addition, numerous and evolving cybersecurity threats, including advanced and persistent cyberattacks, phishing and social engineering schemes, particularly on internet applications, could compromise the confidentiality, availability, and integrity of data in our systems. The security measures and procedures we and our customers have in place to protect sensitive data and other information may not be successful or sufficient to counter all data breaches, cyberattacks, or system failures. Although we devote resources to our cybersecurity programs and have implemented security measures to protect our systems and data, and to prevent, detect and respond to data security incidents, there can be no assurance that our efforts will prevent these threats.
Because the techniques used to obtain unauthorized access, or to disable or degrade systems change frequently, have become increasingly more complex and sophisticated, and may be difficult to detect for periods of time, we may not anticipate these acts or respond adequately or timely. As these threats continue to evolve and increase, we may be required to devote significant additional resources in order to modify and enhance our security controls and to identify and remediate any security vulnerabilities.
Any security breach or unauthorized disclosure or theft of personal information we gather, store and use, or other hacking and phishing attacks on our systems, could harm our reputation, subject us to claims or litigation and have an adverse impact on our business.
We receive, store and use personal information of customers, including names, addresses, e-mail addresses, credit information and other housing and energy use information, as well as the personal information of our employees. Unauthorized disclosure of such personal information, whether through breach of our systems by an unauthorized party, employee theft or misuse, or otherwise, could harm our business. In addition, computer malware, viruses, social engineering (predominantly spear phishing attacks), and general hacking have become more prevalent, have occurred on our systems in the past, and could occur on our systems in the future.

Inadvertent disclosure of such personal information, or if a third party were to gain unauthorized access to the personal information in our possession, has resulted in, and could result in future claims or litigation arising from damages suffered by such individuals. In addition, we could incur significant costs in complying with the multitude of federal, state and local laws regarding the unauthorized disclosure of personal information. Our efforts to protect such personal information may be unsuccessful due to software bugs or other technical malfunctions; employees, contractor, or vendor error or malfeasance; or other threats that evolve. In addition, third parties may attempt to fraudulently induce employees or users to disclose sensitive information. Although we have developed systems and processes that are designed to protect the personal information we receive, store and use and to prevent or detect security breaches, we cannot assure you that such measures will provide absolute security. Any perceived or actual unauthorized disclosure of such information could harm our reputation, substantially impair our ability to attract and retain customers and have an adverse impact on our business.
Our business is subject to complex and evolving laws and regulations regarding privacy and data protection. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, increased cost of operations or otherwise harm our business.

The regulatory environment surrounding data privacy and protection is constantly evolving and can be subject to significant change. New data protection laws, including recent California legislation and regulation which affords California consumers an array of new rights, including the right to be informed about what kinds of personal data companies have collected and why it was collected, pose increasingly complex compliance challenges and potentially elevate our costs. Complying with varying jurisdictional requirements could increase the costs and complexity of compliance, and violations of applicable data protection laws could result in significant penalties. Any failure, or perceived failure, by us to comply with applicable data protection laws could result in proceedings or actions brought against us by governmental entities or others, subject us to significant fines, penalties, judgments and negative publicity, require us to change our business practices, increase the costs and complexity of compliance, and adversely affect our business.
Risks Relating to Our Financial Statements
A significant portion of our activities are conducted through variable interest entities (“VIEs”), and changes to accounting guidance, policies or interpretations thereof could cause us to materially change the presentation of our financial statements.
We fund a significant portion of our activities by means of tax equity partnerships. In many cases, we consolidate these tax equity partnerships as variable interest entities (“VIEs”) in which we hold a variable interest and of which we are deemed to be the primary beneficiary. We evaluate whether an entity is a VIE whenever reconsideration events as defined by the accounting guidance occur. We determine the value of noncontrolling interests in VIEs using the HLBV method, as described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Use of Estimates.” Accounting for VIEs and noncontrolling interests is complex, subject to a number of uncertainties, and dependent on assumptions and estimates. Any changes in U.S. GAAP guidance, policies or interpretation thereof could materially impact the presentation of our financial statements.
The unaudited pro forma financial information included herein may not be indicative of what our actual financial position or results of operations would have been.
The unaudited pro forma financial information included herein is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated.

Risks Related to Ownership of Our Securities
Concentration of ownership among existing executive officers, directors and their affiliates may prevent new investors from influencing significant corporate decisions.
Our directors, executive officers and their affiliates as a group beneficially own approximately 41.4% of the outstanding shares of Class A common stock (including shares that may be issued upon exercise of our outstanding warrants but without giving effect to exercise of the warrants or any conversions of the Alignment Shares). As a result, these stockholders are able to exercise a significant level of influence over all matters requiring stockholder approval, including the election of directors, any amendment of the certificate of incorporation and approval of significant corporate transactions. This influence could have the effect of delaying or preventing a change of control or changes in management and will make the approval of certain transactions difficult or impossible without the support of these stockholders.
Our stock price will be volatile, which could cause the value of your investment to decline.
The market price of the common stock and warrants will be volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. These factors include:

•	actual or anticipated fluctuations in operating results;

•	failure to meet or exceed financial estimates and projections of the investment community or that we provide to the public;

•	issuance of new or updated research or reports by securities analysts or changed recommendations for the industry in general;

•	announcements of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;

•	operating and share price performance of other companies in the industry or related markets;

•	the timing and magnitude of investments in the growth of the business;

•	actual or anticipated changes in laws and regulations;

•	additions or departures of key management or other personnel;

•	increased labor costs;

•	disputes or other developments related to intellectual property or other proprietary rights, including litigation;

•	the ability to market new and enhanced solutions on a timely basis;

•	sales of substantial amounts of the common stock by our board of directors, executive officers or significant stockholders or the perception that such sales could occur;

•	changes in capital structure, including future issuances of securities or the incurrence of debt; and

•	general economic, political and market conditions.
In addition, the stock market in general, and the stock prices of technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may seriously affect the market price of our common stock, regardless of actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted, could result in substantial costs and a diversion of management’s attention and resources.

Anti-takeover provisions contained in our governing documents and applicable laws could impair a takeover attempt.
Our third amended and restated certificate of incorporation and second amended and restated bylaws afford certain rights and powers to the public company board of directors that could contribute to the delay or prevention of an acquisition that it deems undesirable. We are also subject to Section 203 of the DGCL and other provisions of Delaware law that limit the ability of stockholders in certain situations to effect certain business combinations. Any of the foregoing provisions and terms that has the effect of delaying or deterring a change in control could limit the opportunity for stockholders to receive a premium for their shares of their common stock, and could also affect the price that some investors are willing to pay for the common stock.
The NYSE may not continue to list our securities, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.
Our Class A common stock and Redeemable Warrants are currently listed on the NYSE. There can be no assurance that we will be able to comply with the continued listing standards of NYSE. If NYSE delists our Class A common stock and/or Redeemable Warrants from trading on its exchange for failure to meet the listing standards, our securityholders could face significant material adverse consequences including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•	a determination that our Class A common stock is a “penny stock” which will require brokers trading in such securities to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.
Our Redeemable Warrants (including the Private Placement Warrants) and Alignment Shares will be accounted for as derivative liabilities and will be recorded at fair value with changes in fair value each period reported in earnings, which may have an adverse effect on the market price of our common stock.
CBAH sold 10,062,500 Redeemable Warrants as part of the SAILSM securities in the CBAH IPO (which traded separately on the NYSE under the symbol “CBAH WS” prior to the Closing, and following the Closing trade under the symbol “AMPS

WS”). The Redeemable Warrants will be exercisable for an aggregate of 10,062,500 shares of Class A common stock at a purchase price of $11.00 per share. CBAH also issued 7,366,667 Private Placement Warrants to the Sponsor in a private placement simultaneously with the closing of the CBAH IPO and 2,000,000 Private Placement Warrants to the Sponsor in full settlement of a second amended and restated promissory note with the Sponsor. The Private Placement Warrants will be exercisable for an aggregate of 9,366,667 shares of CBAH Class A common stock at a purchase price of $11.00 per share.
We have 1,408,750 Alignment Shares outstanding, all of which will be held by the Sponsor, certain officers of CBAH (such officers, together with the Sponsor, the “Sponsor Parties”) and existing CBAH directors. The Alignment Shares will automatically convert into shares of Class A common stock based upon the Total Return on the Class A common stock as of the relevant measurement date over each of the seven fiscal years following the Business Combination. See “Description of Securities—Alignment Shares.”
We anticipate that we will account for the Redeemable Warrants and Alignment Shares as derivative liabilities, which will be presented at fair value each reporting period, with changes in fair value recorded through earnings.
As the Redeemable Warrants (other than our Private Placement Warrants) are expected to continue to trade separately on the NYSE following the consummation of the Business Combination, we anticipate the fair value of the Redeemable Warrants will be determined based on the quoted trading price of those warrants.

The Private Placement Warrants have the same redemption and make-whole provisions as the Redeemable Warrants. Therefore, the fair value of the Private Placement Warrants is equal to the Redeemable Warrants. We anticipate that the fair value of the Private Placement Warrants will be determined based on the quoted trading price of the Redeemable Warrants.
We anticipate that we will estimate the fair value of our Alignment Share using a Monte Carlo simulation, which will be based on various market inputs (e.g., measurement of our stock price after the consummation of the Business Combination).
As a result of the estimation processes involved in presenting these instruments at fair value, our financial statements and results of operations may fluctuate quarterly, based on various factors, many of which are outside of our control. If our stock price is volatile, we expect that we will recognize non-cash gains or losses on our Redeemable Warrants (including Private Placement Warrants) and Alignment Shares for each reporting period and that the amount of such gains or losses could be material. The impact of changes in fair value on earnings may have an adverse effect on the market price of our Class A common stock.
Warrants will become exercisable for our common stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.
Each of our Private Placement Warrants and the Public Warrants are exercisable for one share of common stock at an exercise price of $11.00 per share. The shares of our common stock issued upon exercise of our warrants and other outstanding warrants will result in dilution to the then-existing holders of common stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our common stock.
We may redeem the unexpired Redeemable Warrants prior to their exercise at a time that is disadvantageous to holders, thereby making such warrants worthless. Additionally, the exercise price for the warrants is $11.00 per share and the warrants may expire worthless unless the stock price is higher than the exercise price during the exercise period.
We have the ability to redeem outstanding Redeemable Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant; provided that the last reported sales price of our Class A common stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described below) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date we send the notice of such redemption to the warrant holders. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise their warrants. Redemption of the outstanding warrants could force warrant holders to (i) exercise their warrants and pay the exercise price therefor at a time when it may be disadvantageous for them to do so, (ii) sell their warrants at the then-current market price when they might otherwise wish to hold their warrants or (iii) accept the nominal redemption price which, at the time the outstanding Redeemable Warrants are called for redemption, is likely to be substantially less than the market value of the warrants.
In addition, if the last reported sale price of shares of our Class A common stock equals or exceeds $10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under “Description of Securities Warrants—Public stockholders’ warrants—Anti-dilution adjustments”) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders, we may redeem the Redeemable Warrants after they become exercisable for $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption; provided that holders will be able to exercise their warrants prior to redemption for a number of our Class A common stock determined based on the redemption date and the fair market value of our Class A common stock. Please see “Description of Securities—Warrants—Public stockholders’ warrants—Redemption of warrants when the per share price of Class A common stock equals or exceeds $10.00” Historical trading prices for shares of our Class A common stock have exceeded the $10.00 per share threshold at which the Redeemable Warrants would become redeemable. Any such redemption may have similar consequences to a cash redemption described above. In addition, such redemption may occur at a time when the warrants are “out-of-the-money,” in which case holders would lose any potential embedded value from a subsequent increase in the value of our Class A common stock had their warrants remained outstanding.
Finally, the exercise price of the warrants is $11.00 per share, subject to adjustment. As a result, the warrants may expire worthless unless the stock price reaches that level during the exercise period.
The Private Placement Warrants are identical to the Public Warrants except that, so long as they are held by our Sponsor, officers or directors or their respective permitted transferees, (i) they will not be redeemable by us (except as described under “Description of Securities—Warrants—Public stockholders’ warrants—Redemption of warrants when the per share price of our Class A common stock equals or exceeds $10.00”), (ii) they will not be transferable, assignable or salable until 30 days after the completion of the Business Combination (except, among other limited exceptions as described under CBAH’s initial public offering registration statement’s section entitled “Principal Stockholders—Transfers of Alignment Shares and Private Placement Warrants,” to our officers and directors and other permitted transferees including persons or entities affiliated with the Sponsor), (iii) they may be exercised by the holders on a cashless basis, and (iv) they (including the shares of our Class A common stock issuable upon exercise of these warrants) are entitled to registration rights. If the Private Placement Warrants are held by holders other than the Sponsor, officers or directors or their respective permitted transferees, the Private Placement Warrants will become redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the Public Warrants. Because the Private Placement Warrants may be redeemed only under limited circumstances, they may remain outstanding after all Redeemable Warrants have been redeemed or exercised. All Private Placement Warrants that are exercised will cause additional dilution for other stockholders, including any holders of shares of our Class A common stock issued pursuant to prior exercises of Redeemable Warrants. If the holders of the Private Placement Warrants elect to exercise their warrants on a cashless basis we will not receive cash proceeds from the exercise of such warrants. See “Description of Securities—Warrants—Private Placement Warrants.”
Future resales of our outstanding shares may cause the market price of our securities to drop significantly, even if our business is doing well.
There were approximately 153,648,830 shares of Class A common stock outstanding as of January 6, 2022, and there may be a large number of shares of Class A common stock sold in the market following the consummation of the Business Combination, or shortly thereafter.
CBAH entered into the Investor Rights Agreement with the Founders (as defined therein), Blackstone, the Sponsor and other parties named therein, pursuant to which, among other things, such stockholders will be entitled to customary registration rights following their respective lock-up periods. The sale or possibility of sale of these securities could have the effect of increasing the volatility in our share price or putting significant downward pressure on the price of our Class A common stock.
A significant portion of our Class A common stock is restricted from immediate resale, but may be sold into the market in the future. This could cause the market price of our Class A common stock to drop significantly, even if our business is doing well.
Sales of a substantial number of shares of our Class A common stock in the public market or the perception that these sales might occur could depress the market price of our Class A common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our Class A common stock. Sales of significant number of shares of Class A common stock may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that it deems reasonable or appropriate, and make it more difficult for you to sell shares of our Class A common stock. In connection with the Business Combination Agreement, CBAH, the Founders (as defined in the Investor Rights Agreement), Blackstone, the Sponsor and certain other parties thereto entered into the Investor Rights Agreement, pursuant to which such stockholders are entitled to, among other things, certain registration rights, including demand, piggy-back and shelf registration rights, subject to cut-back provisions. Additionally, the PIPE Investors are not restricted from selling any of the shares of Class A common stock they acquired in connection with the Closing, other than by applicable securities laws. As such, sales of a substantial number of shares of Class A common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of Class A common stock. Certain parties to the Investor Rights Agreement have agreed not to sell, transfer, pledge or otherwise dispose of shares of Class A common stock they hold or receive for certain time periods specified therein.
We may issue additional shares of Class A common stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of your shares.

We may issue additional shares of Class A common stock or other equity securities of equal or senior rank in the future without stockholder approval in connection with, among other things, future acquisitions, repayment of outstanding indebtedness or under our equity plans and in a number of other circumstances.
Our issuance of additional shares of Class A common stock or other equity securities of equal or senior rank could have the following effects:

•	your proportionate ownership interest will decrease;

•	the relative voting strength of each previously outstanding share of common stock may be diminished; or

•	the market price of shares of common stock may decline.
There is no guarantee that the Redeemable Warrants will ever be in the money, and they may expire worthless.
The exercise price for Redeemable Warrants (including Private Placement Warrants) is $11.00 per share of Class A common stock. There is no guarantee that the Redeemable Warrants will ever be in the money prior to their expiration, and as such, the Redeemable Warrants may expire worthless.
Our charter designates a state court within the State of Delaware, to the fullest extent permitted by law, as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit the ability of our stockholders to obtain a favorable judicial forum for disputes with us or with our directors, officers or employees and may discourage stockholders from bringing such claims.
Under our charter, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum will be the Court of Chancery of the State of Delaware (or, if such court does not have jurisdiction, the federal district court for the District of Delaware) for:

•	any derivative action or proceeding brought on our behalf;

•	any action asserting a claim of breach of a fiduciary duty owed by, or any wrongdoing by, any current or former director, officer or employee of the Company or the Company’s stockholders;

•	any action asserting a claim against us or any current or former director or officer or other employee of ours arising pursuant to any provision of the DGCL or our Certificate of Incorporation or bylaws (as either may be amended, restated, modified, supplemented or waived from time to time); and

•	any action asserting a claim against us or any current or former director or officer or other employee of ours governed by the internal affairs doctrine, or any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL.
These provisions shall not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction and our stockholders cannot waive compliance with federal securities laws and the rules and regulations thereunder. Furthermore, unless we consent in writing to the selection on an alternative forum, to the fullest extent provided by law, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action under the federal securities laws, including the Securities Act.
These provisions of our charter could limit the ability of our stockholders to obtain a favorable judicial forum for certain disputes with us or with our current or former directors, officers or other employees, which may discourage such lawsuits against us and our current or former directors, officers and employees. Alternatively, if a court were to find these provisions of our charter inapplicable to, or unenforceable in respect of, one or more of the types of actions or proceedings listed above, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect its business, financial condition and results of operations.
A market for our securities may not develop, which would adversely affect the liquidity and price of our securities.
The price of our securities may fluctuate significantly due to general market and economic conditions. An active trading market for our securities may never develop or, if developed, it may not be sustained. In addition, the price of our securities can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if our securities become delisted from the NYSE for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if the Company was quoted or listed on the NYSE or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.
If securities or industry analysts cease publishing research or reports about us, its business, or its market, or if they change their recommendations regarding our Class A common stock adversely, then the price and trading volume of our Class A common stock could decline.
The trading market for our Class A common stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business and operations, our market, or our competitors. If any of the analysts who may cover us change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our Class A common stock would likely decline. If any analyst who may cover CBAH were to cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

USE OF PROCEEDS
All of the securities offered by the Selling Securityholders (including shares of Class A common stock underlying warrants) pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales. We will receive up to an aggregate of approximately $213,720,837 from the exercise of all Public Warrants and Private Placement Warrants, assuming the exercise in full of all such warrants for cash.
Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of the warrants for general corporate purposes including, but not limited to, working capital for operations, capital expenditures and future acquisitions. There is no assurance that the holders of the warrants will elect to exercise any or all of the warrants. To the extent that the warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the warrants will decrease.
The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Defined terms included below have the same meaning as terms defined and included elsewhere in this prospectus. Unless the context otherwise requires the “Company” refers to CBRE Acquisition Holdings, Inc. and its subsidiaries prior to the consummation of the Business Combination and Altus Power, Inc. after the consummation of the Business Combination. The “Company” refers to CBAH prior to the consummation of the Business Combination and Altus after the consummation of the Business Combination.
Introduction
The following unaudited pro forma condensed combined financial information presents the combination of the financial information of CBAH, Altus, the Solar Project Companies, and the True Green Entities, adjusted to give effect to the Merger, Solar Acquisition, TrueGreen Acquisition, and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”
CBRE Acquisition Holdings, Inc.
The Company was a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or other similar business combination with one or more businesses. The Company was incorporated as a Delaware corporation on October 13, 2020. On December 15, 2020, the Company consummated its initial public offering of 40,250,000 SAILSM securities at $10.00 per unit, generating gross proceeds of $402.5 million. Each unit consisted of one Class A common stock and one-fourth of one Redeemable Warrant (or 10,062,500 Redeemable Warrants in the aggregate). Simultaneously with the consummation of the Company’s IPO, the Company completed the sale of 7,366,667 Private Placement Warrants at a purchase price of $1.50 per warrant to the Sponsor, generating gross proceeds of $11.1 million.
Of the $413.6 million in proceeds from the Company’s IPO and the sale of the Private Placement Warrants, $402.5 million was deposited in an interest-bearing U.S. based Trust Account (“Trust Account”). The funds in the Trust Account were invested only in specified U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.
Altus Power, Inc.
Altus develops, owns, constructs and operates small-scale utility, commercial, industrial, public sector and community PV solar energy generation and storage systems for the purpose of producing and selling electricity to credit worthy counterparties under long-term offtake contracts. The solar energy facilities are owned by Altus in project specific limited liability companies. Refer to the section entitled “Business” included elsewhere in this prospectus.
The Solar Project Companies
The Solar Project Companies is a homogenous portfolio of sixteen solar energy facilities structured as limited liability companies for the purpose of directly or indirectly investing in entities that acquire, own, develop, construct, manage, and operate commercial solar facilities in a manner that qualifies for investment tax credits pursuant to Section 48 of the Internal Revenue Services. On December 22, 2020, a wholly-owned subsidiary of Altus acquired the Solar Project Companies from a third-party seller. Altus accounted for the acquisition under the acquisition method of accounting for business combinations. Under the acquisition method, the purchase price was allocated to the assets acquired and liabilities assumed on December 22, 2020 based on their estimated fair value. The amounts of the Solar Project Companies’ operating activities for the period from December 22, 2020 through December 31, 2020 are included in Altus’s audited consolidated statement of operations for the year ended December 31, 2020. Refer to the Altus consolidated financial statements as of and for the year ended December 31, 2020 and the notes thereto included elsewhere in this prospectus for additional information on the acquisition.
The True Green Entities
The True Green Entities is a portfolio of 28 solar projects operating across seven U.S. states with a capacity of 79 MW. The True Green Entities were held by TGCOP HoldCo, LLC. On August 25, 2021, Altus acquired substantially all the assets of TGCOP HoldCo, LLC, excluding certain solar asset portfolio and solar panel inventory, from private equity funds managed by True Green Capital Management, LLC for total consideration of $197.4 million (“TrueGreen Acquisition”). Altus accounted for the acquisition under the acquisition method of accounting for business combinations. Under the acquisition method, the purchase price was allocated to the assets acquired and liabilities assumed on August 25, 2021 based on their estimated fair value. Refer to the audited and unaudited financial statements of TGCOP HoldCo, LLC included elsewhere in this prospectus for additional information of TGCOP HoldCo, LLC. Refer to the Carve Out Adjustments included in Note 5 to this unaudited pro forma condensed combined financial information for additional information on the solar asset portfolio and solar panel inventory that were not acquired by Altus. Refer to the Altus unaudited consolidated financial statements as of and for the nine months ended September 30, 2021 and the notes thereto included elsewhere in this prospectus for additional information on the acquisition.
The Merger and Related Agreements
The unaudited pro forma condensed combined balance sheet as of September 30, 2021 combines the historical balance sheet of CBAH and the historical balance sheet of Altus on a pro forma basis as if the Merger and related transactions, summarized below, had been consummated on September 30, 2021. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 combines the historical statement of operations of CBAH; the historical statement of operations of Altus; and the historical statement of operations of the True Green Entities, on a pro forma basis as if the Merger and related transactions, summarized below, had been consummated on January 1, 2020. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 combines the historical statement of operations of CBAH; the historical statement of operations of Altus; the historical statement of operations of the Solar Project Companies; and the historical statement of operations of the True Green Entities, on a pro forma basis as if the Merger and related transactions, summarized below, had been consummated on January 1, 2020.

•	The impacts of the reorganization of Altus resulting from the Business Combination Agreement, including (i) Holdings’ distribution of its interest in Altus Common Stock to certain profit interest holders in Holdings (“2021 PI Holders”), with such distributed shares subject to the same vesting condition that existed on the Holdings units which the 2021 PI Holders held; (ii) Holdings’ liquidation and distribution of its remaining interest in Altus Common Stock ratably to Blackstone and APAM, after which Holdings ceases to exist; (iii) APAM’s distribution of its interest in Altus Common Stock as restricted stock to APAM members that hold unvested APAM equity in redemption of such members’ unvested APAM equity; and (iv) APAM’s liquidation and distribution of its remaining interest in Altus Common Stock to APAM’s members, after which APAM ceases to exist;

•	the impacts of the Merger, including the merger of CBAH Merger Sub I, Inc., a wholly-owned subsidiary of CBAH, with and into Altus, with Altus surviving the merger as a wholly-owned subsidiary of CBAH; and the merger of CBAH Merger Sub II, LLC, a wholly-owned subsidiary of CBAH, with and into Altus, with CBAH Merger Sub II, LLC surviving the merger as a wholly-owned subsidiary of CBAH;

•	the payment of $294.5 million in cash to Altus Series A Redeemable Preferred Stockholders in exchange for the redemption of 290,000 shares of Altus Series A Redeemable Preferred Stock;

•	the issuance of equity to existing Altus common stockholders for a total of 89,999,976 shares of Class A common stock using an exchange ratio of 87,464 shares of Class A common stock for each share of Altus Common Stock;

•	the impact of the (i) Class B Letter Agreement and the surrender of 603,750 Alignment Shares held by the Sponsor and CBAH’s officers and directors, and (ii) the recognition of the Alignment Shares as liability-classified derivatives within the unaudited pro forma condensed combined balance sheet upon reassessment of their accounting classification after the Closing;

•	the impact of the PIPE Subscription Agreements, including the proceeds of $275 million from the issuance of 27,500,000 shares of Class A common stock to investors, of which 7,100,000 shares were issued to the Sponsor Parties;

•	the impact of the Sponsor Subscription Agreement, including the proceeds of $150 million from the issuance of 15,000,000 shares of Class A common stock pursuant to the Sponsor’s Backstop Commitment (as defined herein);

•	the impact of giving effect to the Solar Acquisition as if it occurred on January 1, 2020; and

•	the impact of giving effect to the TrueGreen Acquisition, including Altus’s issuance of debt and Series A redeemable preferred stock to finance the transaction, as if it occurred on January 1, 2020.
The Merger was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, CBAH was treated as the “acquired” company for financial reporting purposes. Accordingly, the Merger was treated as the equivalent of Altus issuing stock for the net assets of CBAH, accompanied by a recapitalization. The net assets of CBAH are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Merger are those of Altus.
Altus has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Altus’s existing stockholders have over 50% of the voting interest in the post-combination company;

•	the board of directors of the post-combination company comprises one director designated by the holders of the Class B common stock (including the Sponsor), one director designated by Blackstone (an existing stockholder of Altus), one director designated by ValueAct Capital Management, L.P. and five additional directors determined by the existing Altus stockholders;

•	Management holds all executive management roles (including the Chief Executive Officer and Chief Financial Officer, among others) of the post-combination company and is responsible for the day-to-day operations;

•	the largest individual minority stockholder of the post-combination company was an existing stockholder of Altus;

•	Altus has significantly more revenue-generating activities than CBAH, which comprises all of the activities conducted by the post-combination company; and

•	the objective of the Merger was to create an operating public company, with management continuing to use Altus’s platform and assets to grow the business under the name of Altus Power, Inc.
The unaudited pro forma condensed combined financial information has been prepared using the actual number of redemptions of Class A common stock. Upon Closing, public stockholders holding 19,101,146 public shares have exercised their redemption rights for their pro rata share of the funds in the Trust Account. Accordingly, the presentation of the unaudited pro forma condensed combined financial information presents (a) 89,999,976 shares of Class A common stock that were issued to existing Altus shareholders, (b) 21,148,854 public shares after giving effect to Class A common stock redemptions, (c) 42,500,000 shares of Class A common stock issued as part of the PIPE Investment, including 15,000,000 additional shares of Class A common stock purchased by the Sponsor pursuant to the Sponsor PIPE Subscription Agreement (“Backstop Commitment”).
The Business Combination Agreement provides that consummating the Merger is conditioned on the Company having net tangible assets of at least $5,000,001. In addition, the Business Combination Agreement includes as a condition to Closing that, at the Closing, the Company has a minimum of $425.0 million in cash comprising (i) the cash held in the Trust Account after giving effect to Class A common stock redemptions and (ii) proceeds from the PIPE Investment, including any proceeds from the Sponsor’s Backstop Commitment. Upon Closing, the proceeds from the PIPE Investment and Backstop Commitment satisfied the minimum cash requirement.
Description of the Merger
In connection with the Merger, 89,999,976 shares of Class A common stock valued at approximately $900 million were issued to Altus stockholders based on the exchange ratio of approximately 87,464 shares of Class A common stock for each share of Altus Common Stock. The Class A common stock issued to Altus stockholders represents approximately 57.9% ownership in the combined company.
As Altus has been determined to be the accounting acquirer in the Merger, the number and value of shares issued to Altus in conjunction with the Merger does not represent funding or consideration from an accounting standpoint. Instead, the change in Altus stockholders’ interest represents dilution of Altus stockholders’ interests resulting from the Altus issuance of stock in exchange for the net assets of CBAH.
As a result of the Merger, Altus stockholders relinquished 42.1% of their interest in Altus in exchange for Altus to receive approximately $636.5 million in cash.
The following summarizes the pro forma shares outstanding of the post-combination company:

(in dollars, except share data)	Shares(1)	Ownership%	Voting Power %(2)
Class A common stock
CBAH public shareholders (other than the PIPE Investors)	21,148,854	13.6%	13.9%
PIPE Investors (other than the Sponsor Parties)	20,400,000	13.2%	13.4%
Sponsor Parties (PIPE)	22,100,000	14.3%	14.5%
Current Altus Stockholders	89,999,976	57.9%	58.2%

Total Class A common stock	153,648,830	99.0%	100.0%
Class B common stock (Alignment Shares)
Sponsor Parties(3)(4)	1,352,400	0.9%	0.0%
Existing CBAH Directors(3)(4)	56,350	0.1%	0.0%

Total Class B common stock	1,408,750	1.0%	0.0%

Pro forma common stock at September 30, 2021	155,057,580	100.0%	100.0%

(1)	Excludes the shares of Class A common stock underlying Redeemable Warrants and Private Placement Warrants, as the warrants are not exercisable until December 15, 2021—the earlier of 30 days after the Closing Date or one year from the closing of the IPO.

(2)	Excludes 1,259,887 shares of Class A restricted common stock that were issued to holders of Altus Restricted Shares, as such unvested shares do not have voting rights. Excludes Alignment Shares designated as Class B common stock, as the shares do not include the right to vote on general matters submitted to holders of the common stock.

(3)	Reflects the number of Alignment Shares outstanding upon Closing after the surrender of 603,750 Alignment Shares pursuant to the Class B Letter Agreement. The Alignment Shares are accounted for as derivative liabilities after the close of the Merger. For additional information, refer to adjustment (N) within note 3 of the notes to the unaudited pro forma condensed combined financial information.

(4)	The Alignment Shares are converted into shares of Class A common stock over a measurement period of approximately seven years. The number of shares of Class A common stock issuable upon conversion over the seven-year measurement period is based on the performance of the post-combination company stock price, resulting in a possible range of 14,091 (without giving effect to rounding) to 14,596,638 shares of Class A common stock. During the measurement period, all Alignment Shares will convert into Class A common stock and may dilute the ownership and voting interest of public stockholders, Altus stockholders, and PIPE Investors.
The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2021
(in thousands)

	As of September 30, 2021	As of September 30, 2021
	CBRE Acquisition Holdings, Inc.	Altus Power, Inc.	Reclassification Adjustments (Refer to Note 2)			Pro Forma Combined
Assets:
Cash	$1,409	$34,273	$—	$402,519	(B)	$326,746
				(14,088)	(C)
				(294,459)	(F)
				275,000	(H)
				(7,503)	(I)
				(29,382)	(J)
				150,000	(L)
				(191,023)	(M)
Prepaid and other current assets	974	—	(974)
Due from related party	17	—	(17)
Current portion of restricted cash	—	3,110	—			3,110
Accounts receivable, net	—	11,556	—			11,556
Other current assets	—	9,254	991	(7,055)	(J)	3,190

Total current assets	2,400	58,193	—	284,009		344,602
Assets held in Trust Account	402,519	—	—	(402,519)	(B)	—
Restricted cash, noncurrent portion	—	1,794	—			1,794
Property, plant and equipment, net	—	727,672	—			727,672
Intangible assets, net	—	16,403	—			16,403
Goodwill	—	1,965	—			1,965
Other assets	—	3,868				3,868

Total assets	404,919	809,895	—	(118,510)		1,096,304

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2021
(in thousands)

	As of September 30, 2021	As of September 30, 2021
	CBRE Acquisition Holdings, Inc.	Altus Power, Inc.	Reclassification Adjustments (Refer to Note 2)	Transaction Accounting Adjustments		Pro Forma Combined
Liabilities, redeemable noncontrolling interests, redeemable preferred stock and stockholder’s deficit
Franchise tax payable	134	—	(134)			—
Accrued expenses	5,014	—	(5,014)			—
Accounts payable	—	7,815	—			7,815
Interest payable	—	3,149	—			3,149
Purchase price payable	—	3,162	—			3,162
Current portion of long-term debt, net	—	27,686	—			27,686
Other current liabilities	—	4,011	5,148	(4,718)	(I)	1,640
				(2,801)	(J)

Total current liabilities	5,148	45,823	—	(7,519)		43,452
Deferred underwriting commission	14,088	—	—	(14,088	(C)	—
Sponsor promissory note	3,300	—	—	(3,300)	(E)	—
Redeemable warrant liability	16,603	—	—	18,048	(D)	47,601
				4,900	(E)
				8,050	(O)
Alignment shares liability	—	—	—	132,487	(N)	132,487
Long-term debt, net of current portion	—	503,630	—			503,630
Intangible liabilities, net	—	13,851	—			13,851
Asset retirement obligations	—	6,953	—			6,953
Deferred tax liability	—	9,268	—			9,268
Other long-term liabilities	—	5,699	—			5,699

Total liabilities	39,139	585,224	—	138,578		762,941

55

As of September 30, 2021	As of September 30, 2021
CBRE Acquisition Holdings, Inc.	Altus Power, Inc.	Reclassification Adjustments (Refer to Note 2)	Transaction Accounting Adjustments	Pro Forma Combined

Commitments and contingent liabilities
Class A common stock subject to possible redemption	402,519	—	—	(402,519)	(A)	—
Redeemable noncontrolling interests	—	15,167		—		15,167
Series A redeemable preferred stock $0.01 par value	—	283,199	—	(283,199)	(F)	—
Stockholders’ deficit
Preferred stock, $0.0001 par value	—	—	—			—
Class A common stock, $0.0001 par value	—	—	—	4	(A)	16
				9	(G)
				3	(H)
				2	(L)
				(2)	(M)
Class B common stock, $0.0001 par value	—	—	—	—	(N)	—
Common stock $1.00 par value	—	1	—	(1	)(G)	—
Additional paid-in capital	—	3,159	—	402,515	(A)	406,295
				(18,048)	(D)
				(8)	(G)
				274,997	(H)
				(33,636)	(D)
				(49,174)	(K)
				149,998	(L)
				(191,021)	(M)
				(132,487	)(N)

Accumulated deficit	(36,739)	(97,284)	—	(1,600	)(E)	(108,544)
				(11,260	)(F)
				(2,785	)(I)
				49,174	(K)
				(8,050	)(O)

Total stockholders’ deficit	(36,739)	(94,124)	—	428,630		297,767
Noncontrolling interests	—	20,429	—			20,429

Total deficit	(36,739)	(73,695)	—	428,630		318,196

Total liabilities, redeemable noncontrolling interests, redeemable preferred stock and deficit	$404,919	$809,895	$—	$(118,510)		$1,096,304

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021
(in thousands, except share and per share data)

	For the nine months ended September 30, 2021		True Green Acquisition	For the nine months ended September 30, 2021
	CBRE Acquisition Holdings, Inc.	Altus Power, Inc.	Transaction Accounting Adjustments (Refer to Note 5)	Altus Power, Inc. (Adjusted for the True Green Acquisition)	Reclassification Adjustments (Refer to Note 2)	Transaction Accounting Adjustments		Pro Forma Combined
Operating revenues, net	$—	$50,222	$16,631	$66,853	$—			$66,853
Operating expenses
Operating expenses	7,537			—	(7,537)			—
Franchise tax expense	150			—	(150)			—
Cost of operations (exclusive of depreciation and amortization shown separately below)		10,005	2,650	12,655	—			12,655
General and administrative		12,184	—	12,184	7,687	12,981	(DD)	32,852
Depreciation, amortization and accretion expense		14,167	5,460	19,627	—			19,627
Acquisition and entity formation costs		1,186		1,186	—			1,186

Gain on fair value remeasurement of contingent consideration		(2,400)		(2,400)	—			(2,400)

Total operating expenses	7,687	35,142	8,110	43,252	—	12,981		63,920

Operating income (loss)	(7,687)	15,080	8,521	23,601	—	(12,981)		2,933
Other (income) expenses
Interest income earned on assets held in Trust Account	(18)			—	—	18	(AA)	—
Change in fair value of redeemable warrant liability	(2,113)			—	—	5,526	(BB)	11,463
						8,050	(HH)

Change in fair value of sponsor promissory note	300			—	—	(300	)(GG)	—
Change in fair value of Alignment Shares				—		(4,858	)(FF)	(4,858)
Other expenses, net		838	(80)	758	—			758
Interest expense, net		13,962	3,150	17,112	—			17,112
Loss on extinguishment of debt		3,245		3,245	—			3,245

Total other (income) expense	(1,831)	18,045	3,070	21,115	—	8,436		27,720

Income (loss) before income tax (expense) benefit	(5,856)	(2,965)	5,451	2,486	—	(21,417)		(24,787)
Income tax benefit	—	1,497	(313)	$1,184	—	5,561	(EE)	6,745

Net income (loss)	(5,856)	(1,468)	5,138	3,670	—	(15,856)		(18,042)
Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	—	(186)	98	$(88)	—	—		(88)

Net income (loss) attributable to common stockholder	$(5,856)	$(1,282)	$5,040	$3,758	$—	$(15,856)	$(17,954)

Class A Common Stock
Weighted average shares of common stock outstanding:
Basic							152,388,943
Diluted							152,388,943
Net income attributable to common stockholders per share:
Basic							$(0.12)
Diluted							$(0.12)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020
(in thousands, except share and per share data)

	October 13, 2020 (inception) to December 31, 2020	For the year ended December 31, 2020			For the year ended December 31, 2020
	CBRE Acquisition Holdings, Inc.	Altus Power, Inc.	Solar Acquisition Transaction Accounting Adjustments (Refer to Note 4)	TrueGreen Acquisition Transaction Accounting Adjustments (Refer to Note 5)	Altus Power, Inc. (Adjusted for the Solar Acquisition and True Green Acquisition	Reclassification Adjustments (Refer to Note 2)	Transaction Accounting Adjustments	Pro Forma Combined
Operating revenues, net	$—	$45,278	$10,250	$23,424	$78,952		$—	$78,952
Operating expenses

Operating expenses	271				—	(271)			—
Franchise tax expense	26				—	(26)			—
Cost of operations		9,661	2,617	3,617	15,895				15,895
General and administrative		10,143	305	55	10,503	297	2,785	(CC)	30,893
					—		17,308	(DD)

Depreciation, amortization and accretion expense	11,932	4,043	8,481	24,456	24,456
Acquisition and entity formation costs	1,015	—	—	1,015	1,015

Total operating expenses	297	32,751	6,965	12,153	51,869	—	20,093	72,259

Operating income (loss)	(297)	12,527	3,285	11,271	27,083	—	(20,093)	6,693
Other (income) expenses

Interest income earned on assets held in Trust Account	(1)				—	1	(AA)	—
Other expense (income), net		258	(497)	(47)	(286)			(286)
Interest expense, net		14,073	4,374	4,893	23,340			23,340

Change in fair value of redeemable warrant liability	2,205	—	—	—	1,124	(BB)	3,329
Change in fair value of Alignment Shares		—	—	—	4,501	(FF)	4,501

Total other (income) expense	2,204	14,331	3,877	4,846	23,054	—	5,626		30,884

Loss before income tax (expense) benefit	(2,501)	(1,804)	(592)	6,425	4,029	—	(25,719)		(24,191)
Income tax (expense) benefit	—	(83)	(361)	(1,364)	(1,808)		6,676	(EE)	4,868

Net income (loss)	(2,501)	(1,887)	(953)	5,061	2,221	—	(19,043)	(19,323)

Net income (loss) attributable to noncontrolling interests and redeemable noncontrolling interests	—	(8,680)	(13,467)	426	(21,721)	(21,721)

Net income (loss) attributable to common stockholder	$(2,501)	$6,793	$12,514	$4,635	$23,942	$—	$(19,043)	$2,398

	October 13, 2020 (inception) to December 31, 2020	For the year ended December 31, 2020			For the year ended December 31, 2020
	CBRE Acquisition Holdings, Inc.	Altus Power, Inc.	Solar Acquisition Transaction Accounting Adjustments (Refer to Note 4)	TrueGreen Acquisition Transaction Accounting Adjustments (Refer to Note 5)	Altus Power, Inc. (Adjusted for the Solar Acquisition and True Green Acquisition	Reclassification Adjustments (Refer to Note 2)	Transaction Accounting Adjustments	Pro Forma Combined
Class A Common Stock
Weighted average shares of common stock outstanding:

Basic	152,388,943
Diluted	154,505,887
Net income (loss) attributable to common stockholders per share:
Basic	$0.02
Diluted	$0.02

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
1. Basis of Presentation
The Merger was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, CBAH was treated as the “acquired” company for financial reporting purposes. Accordingly, the Merger was treated as the equivalent of Altus issuing stock for the net assets of CBAH, accompanied by a recapitalization. The net assets of CBAH are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Merger are those of Altus.
The unaudited pro forma condensed combined balance sheet as of September 30, 2021 assumes that the Merger occurred on September 30, 2021. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and the year ended December 31, 2020 present pro forma effects of the Merger as if it had been completed on January 1, 2020.
The unaudited pro forma condensed combined balance sheet as of September 30, 2021 has been prepared using, and should be read in conjunction with, the following:

•	CBAH’s unaudited balance sheet as of September 30, 2021 and the related notes, included in CBAH’s Quarterly Report on Form 10-Q; and

•	Altus’s unaudited condensed consolidated balance sheet as of September 30, 2021 and the related notes, included elsewhere in this prospectus.
The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 has been prepared using, and should be read in conjunction with, the following:

•	CBAH’s unaudited statement of operations for the nine months ended September 30, 2021 and the related notes, included elsewhere in this prospectus;

•	Altus’s unaudited condensed consolidated statement of operations for the nine months ended September 30, 2021 and the related notes, included elsewhere in this prospectus; and

•	the True Green Entities’ unaudited statement of operations for the six months ended June 30, 2021 and the related notes, included elsewhere in this prospectus. True Green Entities’ historical consolidated statement of operations for the period of July 1, 2021 to August 24, 2021 was derived from True Green Entities’ books and records.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following:

•	CBAH’s audited statement of operations for the period ended December 31, 2020 and the related notes, included elsewhere in this prospectus; and

•	Altus’s audited consolidated statement of operations for the year ended December 31, 2020 and the related notes, included elsewhere in this prospectus;

•	the Solar Project Companies’ audited combined statement of operations for the period January 1, 2020 to December 21, 2020, included elsewhere in this prospectus; and

•	the True Green Entities’ audited statement of operations for the year ended December 31, 2020 and the related notes, included elsewhere in this prospectus.
The pro forma adjustments reflecting the consummation of the Merger are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is possible that the actual adjustments may differ from the pro forma adjustments and it is possible the differences may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Merger based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Merger taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements and notes thereto of CBAH, Altus, the Solar Project Companies, and True Green Entities.
2. Accounting Policies
Upon consummation of the Merger, management has performed a comprehensive review of the two entities’ accounting policies. Based on its initial analysis, management did not identify any differences in accounting policies that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies. Based on its initial analysis, however, management identified differences in the presentation of financial information between CBAH and Altus. Therefore, reclassification adjustments are made to conform the presentation of CBAH’s financial information to that of Altus, as shown in the unaudited pro forma condensed combined financial information under the “Reclassification Adjustments” column.
3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information
The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Merger and has been prepared for informational purposes only.
The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies, dis-synergies and other transaction effects that have occurred or reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and has only presented Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.
The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.
The pro forma basic and diluted net income (loss) attributable to common stockholders per share presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the post-combination company’s shares outstanding, assuming the Merger occurred on January 1, 2020.
Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2021 are as follows:

(A)	Reflects the conversion of 40,250,000 shares of Class A common stock subject to possible redemption and are classified as temporary equity to Class A common stock with a par value of $0.0001 and additional paid-in capital.

(B)	Reflects the reclassification of $402.5 million of assets held in the Trust Account that became available to fund the Merger.

(C)	Reflects the settlement of $14.1 million of the Company’s deferred underwriting commissions that became payable upon the Closing.

(D)	Reflects the reclassification of 7,366,667 Private Placement Warrants previously recognized as equity-classified share-based compensation awards to redeemable warrant liabilities upon the Closing. As the holders of the awards have no further service requirements after the Closing, the accounting classification of the Private Placement Warrants was re-assessed under the guidance and determined to be derivative liabilities measured at their Closing Date fair value of $18.0 million. The fair value of the Private Placement Warrants is estimated based on the trading price of the Redeemable Warrants as of December 9, 2021. The fair value is estimated using the most reliable information available.

(E)	Reflects the settlement of the second amended and restated promissory note between CBAH and the Sponsor which became due upon the Closing. Under the terms of the note agreement, the Sponsor has the option to settle the note in either cash or through a conversion into Private Placement Warrants at a ratio of one whole warrant per $1.50 in principle. Upon Closing, the Sponsor elected to settle the note by converting to Private Placement Warrants, which become exercisable 30 days after the Closing Date. As of December 9, 2021, the outstanding principal balance of the note was $3.0 million. Therefore, the pro forma adjustment reflects the issuance of 2,000,000 Private Placement Warrants measured at their Closing Date fair value of $4.9 million. The fair value of the Private Placement Warrants is estimated based on the trading price of the Redeemable Warrants as of December 9, 2021. The fair value is estimated using the most reliable information available. The $1.6 million difference between the carrying value of the note and the fair value of the Private Placement Warrants was accounted for as an adjustment to accumulated deficit. As the income statement impact of the note settlement was recognized by CBAH upon the Closing, the unaudited pro forma condensed combined statements of operations of the combined entity after the reverse recapitalization excludes the income statement impact of the note settlement.

(F)	Reflects Altus’s redemption of 290,000 shares of Altus Series A Redeemable Preferred Stock upon the Closing pursuant to the terms of the Business Combination Agreement, resulting in the payment of cash to Altus shareholders for the shares’ redemption value of $294.5 million. The $11.3 million difference between the carrying value of the Altus Series A Redeemable Preferred Stock as of September 30, 2021 and the redemption value was accounted for as an adjustment to the carrying value of the Altus Series A Redeemable Preferred Stock through the accumulated deficit.

(G)	Represents the recapitalization of 1,029 shares of Altus Common Stock into 89,999,976 shares of Class A common stock based on the exchange ratio of 87,464 shares of Class A common stock for each share of Altus Common Stock. Pursuant to the Business Combination Agreement, fractional shares of Class A common stock were not issued as part of the recapitalization. In lieu of receiving fraction shares, existing Altus shareholders received an amount of cash which was immaterial to the presentation of the pro forma financial information.

(H)	Reflects the proceeds of $275.0 million from the issuance and sale of 27,500,000 shares of Class A common stock at $10.00 per share as part of the PIPE Investment pursuant to the terms of the PIPE Subscription Agreements (excluding the impact of the Sponsor’s Backstop Commitment described in adjustment (L)).

(I)	Reflects the settlement of the total transaction costs incurred by CBAH of approximately $8.3 million, including $5.5 million in transaction costs expensed in the historical CBAH statement of operations and accrued for in the historical CBAH balance sheet. The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash of $7.5 million as $0.8 million of cash has been paid as of the pro forma balance sheet date. The costs expensed through accumulated deficit are included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 as discussed in (CC) below.

(J)	Reflects the settlement of the total equity issuance costs incurred by Altus and the post-combination company of approximately $33.6 million, consisting of $7.1 million that has been capitalized as of September 30, 2021 and $26.5 million that was incurred upon the Closing. Included in the $33.6 million of total equity issuance costs incurred are $15.5 million in fees paid by the combined company to financial advisors and PIPE placement agents contingent upon the Closing. The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash of $29.4 million as $4.2 million has been paid as of the pro forma balance sheet date.

(K)	Reflects the reclassification of CBAH’s historical accumulated deficit, including the incremental adjustments to the accumulated deficit associated with the settlement of the second amended and restated promissory note between CBAH and the Sponsor described in adjustment (E), the transaction costs described in adjustment (I), and the adjustment to the Redeemable Warrants to present them at their Closing Date fair value described in adjustment (O), to additional paid-in capital.

(L)	Reflects the proceeds of $150.0 million from the issuance and sale of 15,000,000 shares of Class A common stock at $10.00 per share as part of the Sponsor’s Backstop Commitment. As the actual number of redemptions of public shares exceeds 15,000,000 shares, the adjustment reflects the Sponsor’s purchase of the maximum number of shares required by the Backstop Commitment.

(M)	Reflects the actual redemption of 19,101,146 public shares for aggregate redemption payments of $191.0 million allocated to Class A common stock and additional paid-in capital at a redemption price of $10.00 per share. The redemption price is calculated as $402.5 million in the Trust Account as of two business days prior to the Closing Date divided by 40,250,000 public shares subject to possible redemption.

(N)	Reflects (i) the surrender of 603,750 Alignment Shares held by the Sponsor and CBAH’s officers and directors pursuant to the Class B Letter Agreement, and (ii) the reclassification of the remaining 1,408,750 Alignment Shares previously recognized as equity-classified share-based compensation awards to derivative liabilities upon the Closing. As the holders of Alignment Shares have no continuing service requirement after the Closing, the accounting classification of the Alignment Shares was re-assessed by the post-combination company. As the Alignment Shares will convert into a variable number of Class A common stock upon achieving certain triggering events, which include events that are not indexed to the common stock of the post-combination company, Alignment Shares are accounted for as derivative liabilities measured at their fair value.
The fair values of the Alignment Shares were estimated as of the Closing Date based on the terms of the third amended and restated certificate of incorporation. The valuation of the Alignment Shares uses a Monte Carlo simulation valuation model utilizing a distribution of potential outcomes based on a set of underlying assumptions such as stock price, volatility, and risk-free interest rates. The underlying assumptions used were the most reliable information available. After the Closing, the Alignment Shares will be subsequently measured at their fair value with changes reflected in the statements of operations. The subsequent measurement of the Alignment Shares is included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and nine months ended September 30, 2021, as discussed in adjustment (FF) below.
Under the terms of the Alignment Shares, a separate tranche of 201,250 Alignment Shares will automatically convert into a variable number of Class A common stock shares on the last day of each measurement period, which will occur annually over seven fiscal years starting with the conclusion of the first fiscal quarter following consummation of the Merger. Therefore, by the end of the last measurement date in the seventh fiscal year, a total of 1,408,750 Alignment Shares will convert to Class A common stock. The initial measurement period commences on the Closing Date and ends on the last date of the first fiscal quarter following the end of the fiscal year in which the Merger is consummated. The subsequent measurement periods are each of the six successive four-fiscal-quarter periods.
The number of shares of Class A common stock into which the Alignment Shares may convert is based upon the total return of the post-combination company’s outstanding equity, which is measured as the sum of (i) the volume weighted average price (“VWAP”) of Class A common stock for the final fiscal quarter in the relevant measurement period and (ii) the amount per share of any dividends or distributions paid or payable to holders of Class A common stock, the record date for which is on or prior to the last day of the Measurement Period. Such total return is evaluated against a price threshold, which is initially equal to $10.00 for the first measurement period and will thereafter be adjusted at the beginning of each subsequent measurement period to be equal to the greater of (i) the price threshold for the immediately preceding measurement period and (ii) the VWAP for the final fiscal quarter of the immediately preceding measurement period.
If such total return does not exceed the price threshold for the relevant measurement period, 201,250 Alignment Shares will convert into 2,013 shares of Class A common stock. Therefore, at minimum, assuming the share price of Class A common stock remains at $10.00 during the seven-year conversion period and no dividends or distributions are paid, all Alignment Shares would convert into an aggregate of 14,091 shares of Class A common stock (without giving effect to rounding). If the total return for a given measurement period exceeds the price threshold, the 201,250 Alignment Shares will convert into a greater number of shares of Class A common stock, as calculated in accordance with the terms of the third amended and restated certificate of incorporation.
The aggregate number of shares of Class A common stock issuable under the conversion terms is subject to a conversion cap equal to 14,596,637, plus one (1) share of Class A common stock issuable upon conversion of all remaining Alignment Shares that otherwise could not be converted as a result of the conversion cap. Based on the minimum number of conversion shares and the conversion cap, the number of shares of Class A common stock issuable upon conversion of the Alignment Shares over the seven-year conversion period is a possible range of 14,091 (without giving effect to rounding) to 14,596,638 shares.
Additionally, upon a change in control event, for the measurement period in which the event occurs, the 201,250 Alignment Shares will automatically convert into a variable number of Class A common stock shares depending on, among other things, the number of shares of Class A common stock cumulatively issued upon conversion of Alignment Shares up until the date of the change in control event.
If the cumulative shares of Class A common stock already issued equals at least 5% of the Applicable Closing Share Count (determined as the sum of 21,148,854 public shares after redemptions, 27,500,000 shares of Class A common stock issued in the PIPE, and 15,000,000 shares of Class A common stock issued in respect of the Backstop Commitment), as adjusted if applicable, the 201,250 Alignment Shares will convert into the greater of (i) 2,013 shares of Class A common stock and (ii) a variable number of shares based on the excess of the Total Return above the price threshold, with such Total Return calculated based on the cash purchase price in the change of control transaction or deemed value of the consideration received by holders of Class A common stock, rather than the VWAP for the final fiscal quarter in the relevant measurement period.

If the cumulative shares of Class A common stock already issued equals less than 5% of the Applicable Closing Share Count, the 201,250 Alignment Shares will convert into the greater of (i) 5% of the Applicable Closing Share Count less any shares of Class A common stock previously issued upon conversion of Alignment Shares and (ii) a variable number of shares based on the excess of the Total Return above the price threshold, with such Total Return calculated based on the cash purchase price in the change of control transaction or deemed value of the consideration received by holders of Class A common stock, rather than the VWAP for the final fiscal quarter in the relevant measurement period.
To the extent any remaining tranches of 201,250 Alignment Shares remain outstanding after the change in control event, all remaining tranches of 201,250 Alignment Shares will automatically convert into one share of Class A common stock.
Refer to the section entitled “Alignment Shares Conversion” within the section entitled “Description of Securities” herein for a complete description and illustrative example of the Alignment Shares Conversion terms.

(O)	Reflects an adjustment to the Redeemable Warrants recognized in CBAH’s historical balance sheet as of September 30, 2021 to present them at their fair value as of the Closing Date. The fair value of the Redeemable Warrants is estimated based on their trading price as of December 9, 2021. The fair value is estimated using the most reliable information available. The impact from presenting the Redeemable Warrants at their Closing Date fair value on the subsequent measurement presented in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 is reflected in adjustment (HH) below.
Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations
The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and the year ended December 31, 2020 are as follows:

(AA)	Represents the elimination of CBAH’s investment income related to the marketable securities held in the Trust Account.

(BB)	Reflects the loss recognized by the post-combination company for the year ended December 31, 2020 and the nine months ended September 30, 2021 from the change in fair value of the Private Placement Warrants determined to be redeemable warrant liabilities in adjustment (D) above and the Private Placement Warrants issued to settle the promissory note in adjustment (E) above.

(CC)	Reflects the total transaction costs for CBAH which were expensed as incurred, but not yet recognized in the statement of operations for the year ended December 31, 2020. Transaction costs are reflected as if incurred on January 1, 2020, the date the Merger occurred for the purposes of the unaudited pro forma condensed combined statement of operations. This is a non-recurring item.

(DD)	Reflects the recognition of $17.3 million during the year ended December 31, 2020 in stock-based compensation expense resulting from the issuance of 8,653,900 time-based restricted stock units (“RSUs”) to the post-combination company’s chief executive officers under the Management Equity Incentive Letter. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 reflects the recognition of $13.0 million in stock-based compensation expense. The stock-based compensation expense associated with the awards is recognized based on a straight-line method over the five-year requisite service period.

(EE)	Reflects the pro forma adjustment for income taxes by applying an estimated blended tax rate of 25.96%.

(FF)	Reflects the recognition of $4.5 million in losses resulting from the change in fair value of the Alignment Shares determined to be derivative liabilities in adjustment (N) above during the year ended December 31, 2020. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 reflects the recognition of $4.9 million in gains.

(GG)	Reflects the removal of the $0.3 million loss from the change in fair value of the Sponsor Promissory Note historically recognized by CBAH as the pro forma condensed combined financial information assumes the Sponsor Promissory Note is converted into Private Placement Warrants upon the Closing, as discussed in adjustment (E) above.

(HH)	Reflects an adjustment to the gain on change in fair value of Redeemable Warrants recognized in the CBAH’s historical statement of operations for the nine months ended September 30, 2021 to present the Redeemable Warrants at their Closing Date fair value as discussed in adjustment (O) above.

4. Other Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Financial Information—Solar Acquisition
On December 22, 2020, a wholly-owned subsidiary of Altus acquired the Solar Project Companies from a third-party seller. Altus accounted for the acquisition under the acquisition method of accounting for business combinations where the purchase price of the company was allocated to the assets acquired and liabilities assumed based on their estimated fair values on December 22, 2020. The amounts of the Solar Project Companies’ operating activities for the period from December 22, 2020 through December 31, 2020 and the nine months ended September 30, 2021 are included in Altus’s audited and unaudited consolidated statement of operations for the year ended December 31, 2020 and nine months ended September 30, 2021, respectively. The assets and liabilities of the Solar Project Companies as of September 30, 2021 are included in Altus’s unaudited consolidated balance sheet as of September 30, 2021.
The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 gives effect to the Solar Acquisition as if it had occurred on January 1, 2020 by adding the operational activities of the Solar Project Companies for the period of January 1, 2020 through December 21, 2020, adjusted for the fair value of the net assets acquired as of the acquisition date. The adjustment is presented as other transaction accounting adjustment to provide information that would be material to investors’ understanding of Altus and the Solar Project Companies as a combined entity.

	For the Period January 1, 2020 to December 21, 2020					For the Period January 1, 2020 to December 21, 2020
	The Solar Project Companies (Historical)	Reclassification Adjustments (Refer to Note 4)	Purchase Price Allocation Adjustments			The Solar Project Companies (Adjusted)
Revenue
Operating revenues, net	$—	$10,250	$—			$10,250
Net metering credits, net	1,737	(1,737)				—
Electricity sales, net	5,345	(5,345)				—
Renewable energy certificates	3,168	(3,168)				—

Total revenue	10,250	—	—			10,250
Operating expenses
Cost of operations	—	2,617				2,617
General and administrative	—	305				305
Depreciation, amortization and accretion expense	—	5,226	(4,729)	(4.a	)	4,043
			4,067	(4.a	)
			(466)	(4.b	)
			(68)	(4.b	)

			(31)	(4.c	)
			44)	(4.c	)
Acquisition and entity formation costs	—	—				—
Property taxes	488	(488)				—
Insurance	217	(217)				—
Rent expense	366	(366)				—
Operations and maintenance fees	397	(397)				—
Asset management fees	302	(302)				—
Renewable energy certificates	154	(154)				—
Professional fees	299	(299)				—
Subscription management fees	205	(205)				—
General and administrative	305	(305)				—
Bad debt	189	(189)				—

Total operating expenses	2,922	5,226	(1,183)			6,965
Income from operations	7,328	(5,226)	1,183			3,285
Other (income) expenses
Other expense (income), net	—	(497)				(497)
Interest expense, net	—	4,583	(209)	(4.d	)	4,374
Incentive income	(497)	497				—

	For the Period January 1, 2020 to December 21, 2020					For the Period January 1, 2020 to December 21, 2020
	The Solar Project Companies (Historical)	Reclassification Adjustments (Refer to Note 4)	Purchase Price Allocation Adjustments			The Solar Project Companies (Adjusted)
Interest income	(60)	60				—
Interest expense	4,014	(4,014)				—
Depreciation expense	4,729	(4,729)				—
Amortization expense	466	(466)				—
Accretion Expense	31	(31)				—
Unrealized loss on swap fair value	629	(629)				—

Total other (income) expenses	9,312	(5,226)	(209			3,877)
Loss before income tax (expense) benefit	(1,984)	—	1,392			(592)
Income tax (expense) benefit	—	—	(361)	(4.e	)	(361)

Net loss	(1,984)	—	1,031			(953)
Net loss attributable to redeemable noncontrolling interest	(13,539	—	72	(4.f	)	(13,467)

Net income attributable to manager members	11,555	—	959			12,514

Management identified differences in the presentation of financial information between the Solar Project Companies and Altus. Therefore, reclassification adjustments are made to conform the presentation of the Solar Project Companies’ financial information to that of Altus, as shown in “Reclassification Adjustments” column.
The other transaction accounting adjustments applied to the audited combined financial information of the Solar Project Companies for the period from January 1, 2020 through December 21, 2020 are as follows:

(4.a)	Reflects the removal of historical depreciation expense of the Solar Project Companies’ depreciable assets and recognition of new depreciation expense based on the fair value of the property, plant and equipment acquired by Altus and the remaining useful lives as of the acquisition date.

(4.b)	Reflects the removal of historical amortization expense of the Solar Project Companies’ definite-lived intangible assets and recognition of new amortization benefit based on the fair value of the net intangible liabilities acquired by Altus and the remaining useful lives as of the acquisition date.

(4.c)	Reflects the removal of historical accretion expense of the Solar Project Companies’ asset retirement obligations and recognition of new accretion expense based on the fair value of the asset retirement obligations acquired by Altus.

(4.d)	Reflects the removal of historical debt issuance costs amortized to interest expense as the outstanding debt of the Solar Project Companies was not assumed by Altus.

(4.e)	Reflects the pro forma adjustment for income taxes by applying an estimated blended tax rate of 25.96%.

(4.f)	Reflects the pro forma adjustment for income attributable to noncontrolling interests in the Solar Project Companies resulting from the pro forma adjustments mentioned above.
5. Other Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Financial Information—TrueGreen Acquisition
On August 25, 2021, Altus acquired the True Green Entities from private equity funds managed by True Green Capital Management, LLC for the total consideration of $197.4 million. Altus accounted for the acquisition under the acquisition method of accounting for business combinations where the purchase price of the True Green Entities was allocated to the assets acquired and liabilities assumed based on their estimated fair values on August 25, 2021. The assets and liabilities of the True Green Entities as of September 30, 2021 are included in Altus’s unaudited consolidated balance sheet as of September 30, 2021. In addition, the operating results of the True Green Entities’ operating activities for the period from August 25, 2021 through September 30, 2021 are included in Altus’s unaudited consolidated statement of operations for the nine months ended September 30, 2021.
The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and the nine months ended September 30, 2021 give effect to the TrueGreen Acquisition as if it had occurred on January 1, 2020 by adding the operational activities of the True Green Entities for the year ended December 31, 2020 and the period from January 1, 2021 through August 24, 2021, adjusted for the fair value of the net assets acquired as of the acquisition date. The adjustment is presented as other transaction accounting adjustment to provide information that would be material to investors’ understanding of Altus and the True Green Entities as a combined entity.
The private equity funds of True Green Capital Management, LLC have qualified as investment companies pursuant to Accounting Standards Codification Topic 946, Financial Services—Investment Companies (“ASC 946”), and as a result, the Rule 3-05 financial statements for the True Green Entities are presented using specialized accounting methods applicable to investment companies. In accordance with investment-company accounting methods, the investments of the True Green Entities are reflected at fair value as opposed to historical cost less accumulated depreciation and impairments, if any. In addition, the True Green Entities’ statements of operations do not reflect revenues, expenses or other income from operations underlying the investments. Instead, the statements of operations reflect the change in fair value of the True Green Entities’ investments, whether realized or unrealized. Distributions from investments are recorded as dividend income when the distribution is from estimated taxable earnings and profits and as a return of capital when the distribution is in excess of estimated taxable earnings and profits. As the True Green Entities acquired by Altus were no longer held by funds that qualify for investment-company accounting, the solar projects following the TrueGreen Acquisition was accounted for using accounting policies and methods consistent with that of Altus.

Refer to the “Significant Accounting Policies” footnote of Altus’s audited financial statements as of and for the year ended December 31, 2020 included elsewhere in this prospectus for a complete description of Altus’s accounting policies and methods.

	For the Period January 1, 2021 to August 24, 2021	Financing Adjustments	Carve Out Adjustments	Other Transaction Accounting Adjustments		For the Period January 1, 2021 to August 24, 2021
						TrueGreen Acquisition Transaction Accounting Adjustments
	TGCOP HoldCo, LLC (Historical)
Operating revenues, net	$—	$—	$—	$16,631	(5.bb)	$16,631
Operating expenses
Cost of operations (exclusive of depreciation and amortization shown separately below)	—	—	—	2,650	(5.bb)	2,650
General and administrative	—	—	—	—		—
Depreciation, amortization and accretion expense	—	—	—	6,056	(5.cc)	5,460
				(635)	(5.dd)
				39	(5.ee)

Total operating expenses	—	—	—	8,110		8,110
Operating income (loss)	—	—	—	8,521		8,521

Other (income) expenses
Other (income) expense, net	—	—		—	(80)	(5.bb)	(80)
Interest (income) expense, net	—	3,128	(5.aa)	—	22	(5.bb)	3,150
Net change in unrealized gain	1,347	—		(5,593)	4,246	(5.bb)	—

Total other (income) expenses	1,347	3,128		(5,593)	4,188		3,070
Income (loss) before income tax (expense) benefit	(1,347)	(3,128)		5,593	4,333		5,451
Income tax (expense) benefit	—	812	(5.gg)	—	(1,125)	(5.gg)	(313)

Net income (loss)	(1,347)	(2,316)		5,593	3,208		5,138

Net income (loss) attributable to noncontrolling interests and redeemable noncontrolling interests	—	(253)	(5.hh)	—	351	(5.hh)	98
Net income (loss) attributable to common stockholder	$(1,347)	$(2,063)		$5,593	$2,857		$5,040

	For the year ended December 31, 2021	Financing Adjustments	Carve Out Adjustments	Other Transaction Accounting Adjustments		For the year ended December 31, 2021
						TrueGreen Acquisition Transaction Accounting Adjustments
	TGCOP HoldCo, LLC (Historical)
Operating revenues, net	$—	$—	$—	$23,424	(5.bb)	$23,424
Operating expenses
Cost of operations (exclusive of depreciation and amortization shown separately below)	—	—	—	3,617	(5.bb)	3,617

General and administrative	—	—		—	55	(5.bb)	55
Depreciation amortization and accretion expense	—	—		—	9,406	(5.cc)	8,481
					(986)	(5.dd)
					61	(5.ee)

Total operating expenses	—	—		—	12,153		12,153
Operating income (loss)	—	—		—	11,271		11,271
Other (income) expenses
Other (income) expense, net	—	—		—	(47)	(5.bb)	(47)
Interest (income) expanse, net	—	4,858	(5.aa)	—	35	(5.bb)	4,893
Net change in unrealized gain	(2,016)	—		847	1,169	(5.bb)	—

Total other (income) expenses	(2,016)	4,858		847	1,157		4,846

Income (loss) before income tax (expense) benefit	2,016	(4,858)		(847)	10,114		6,425
Income tax (expense) benefit	—	1,261	(5.ff)	—	(2,626)	(5.ff)	(1,364)

Net income (loss)	2,016	(3,597)		(847)	7,488		5,061
Net income (loss) attributable to noncontrolling interests and redeemable noncontrolling interests	—	(393)	(5.gg)	—	819	(5.gg)	426

Net income (loss) attributable to common stockholder	$2,016	$(3,204)		$(847)	$6,670		$4,635

Financing Adjustments
The financing adjustments applied to the pro forma condensed combined financial information are as follows:

(5.aa)	Reflects the recognition of interest expense associated with the additional debt drawn under the Rated Term Loan. Altus issued approximately $126.4 million in new debt under the Rated Term Loan to finance the TrueGreen Acquisition.
Carve Out Adjustments
The portfolio of True Green Entities acquired by Altus are held by TGCOP HoldCo, LLC. Included in the financial statements of TGCOP HoldCo, LLC are certain solar asset portfolios and solar panel inventory which were not acquired by Altus as part of the TrueGreen Acquisition. However, as Altus acquired substantially all the assets of TGCOP HoldCo, LLC, adjustment has been made in the pro forma financial information to eliminate the True Green Entities assets not acquired by Altus, as shown in the unaudited pro forma condensed combined financial information under the “Carve Out Adjustments” column.

Other Transaction Accounting Adjustments
The other transaction accounting adjustments applied to the statements of operations of the True Green Entities for the year ended December 31, 2020 and the period from January 1, 2021 through August 24, 2021 are as follows:

(5.bb)	Reflects the reconciliation of differences in accounting and reporting policies between Altus and TGCOP HoldCo, LLC. As TGCOP HoldCo, LLC meets the assessment of investment company status, TGCOP HoldCo, LLC followed the accounting and reporting guidance outlined in ASC 946. Therefore, a pro forma adjustment is made to unwind TGCOP HoldCo, LLC’s presentation under ASC 946 and align to the historical cost accounting and reporting policies of Altus.

(5.cc)	Reflects the recognition of new depreciation expense based on the fair value of the property, plant and equipment acquired by Altus and the remaining useful lives as of the acquisition date.

(5.dd)	Reflects the recognition of new amortization benefit based on the fair value of the intangible assets acquired and liabilities assumed by Altus and the remaining useful lives as of the acquisition date.

(5.ee)	Reflects the recognition of new accretion expense based on the fair value of the asset retirement obligations assumed by Altus and the remaining terms.

(5.ff)	Reflects the pro forma adjustment for income taxes by applying an estimated blended tax rate of 25.96%.

(5.gg)	Reflects the pro forma adjustment for income attributable to noncontrolling interests in the True Green Entities resulting from the entities’ historical income and pro forma adjustments mentioned above.
6. Net income (loss) attributable to common stockholders per share
Represents the net income (loss) attributable to common stockholders per share calculated using the historical weighted average shares of common stock outstanding, and the issuance of additional shares in connection with the Merger, assuming the shares were outstanding since January 1, 2020. As the Merger and related transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares of common stock outstanding for basic and diluted net income (loss) attributable to common stockholders per share assumes that the shares issuable relating to the Merger have been outstanding for the entire periods presented. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire periods.
The pro forma net income (loss) attributable to common stockholders per share excludes per share data for the Alignment Shares, as the shares will be reclassified to derivative liabilities upon the consummation of the Merger. However, as the Alignment Shares include the rights to receive undistributed earnings along with common stock, the shares are treated as participating securities and the two-class method is applied.

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption of the Class A common stock for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the Trust Account for the nine months ended September 30, 2021 and the year ended December 31, 2020:

(in thousands, except share and per share data)	For the nine months ended September 30, 2021	For the year ended December 31, 2020
Pro forma net income (loss)	$(17,954)	$2,398
Income attributable to participating securities	164	(22)

Pro forma net income (loss) attributable to common stockholders	(17,789)	2,376
Class A Common Stock
Weighted average shares of common stock outstanding—basic(1)	152,388,943	152,388,943
Dilutive RSUs	—	865,390
Dilutive restricted stock	—	1,251,554
Dilutive conversion of Alignment Shares	—	—

Weighted average shares of common stock outstanding—diluted(2)	152,388,943	154,505,887
Net income (loss) attributable to common stockholders per share—basic	$(0.12)	$0.02
Net income (loss) attributable to common stockholders per share—diluted	$(0.12)	$0.02

(1)	Excludes 1,259,887 shares of Class A common stock provided to holders of Altus Restricted Shares. Such Class A common stock is subject to the same vesting restrictions placed on the Altus Restricted Shares as in effect immediately prior to the Merger, including restrictions on dividends and voting rights. As the shares are still subject to vesting, they are excluded from basic weighted average shares of common stock outstanding.

(2)	Excludes 10,062,500 and 9,366,667 Redeemable Warrants and Private Placement Warrants, respectively. Of the Private Placement Warrants excluded, 2,000,000 Private Placement Warrants represent the warrants that are assumed to be issued at the Closing to settle the second amended and restated promissory note between CBAH and the Sponsor, as discussed in adjustment (E) above. The Redeemable Warrants and Private Placement Warrants are exercisable at $11.00 per share. As the warrants are deemed anti-dilutive, they are excluded from the calculation of earnings per shares.

BUSINESS
Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us,” or “our” refer to the business of Altus prior to the consummation of the Business Combination and Altus following consummation of the Business Combination.
Company Overview
Our mission is to create a clean electrification ecosystem, to drive the clean energy transition of our customers across the United States while simultaneously enabling the adoption of corporate ESG targets. In order to achieve our mission, we develop, own and operate solar generation, energy storage and EV charging facilities. We have the in-house expertise to develop, build and provide operations and management (“O&M”) and customer servicing for our assets. Our proprietary software platform, Gaia, provides data analytics for the operating assets and streamlines the customer experience from the initial outreach through the asset operations. The strength of our platform is enabled by premier sponsorship from Blackstone, which provides an efficient capital source and access to a network of portfolio companies, and CBRE, which provides direct access to their portfolio of owned and managed C&I properties.
We are a developer, owner and operator of large-scale roof, ground and carport-based PV and energy storage systems, as well as EV charging facilities, serving commercial and industrial, public sector and community solar customers. We own systems across the United States from Hawaii to Vermont. Our portfolio consists of over 350 MW of solar PV. We have both front-of-the-meter (direct grid tie) and behind-the-meter projects. We have over 300 C&I Customer Contracts and contracts with over 5,000 residential customers through community solar projects, a growth from 176 customers in 2015. We sell power on an as-generated basis from the systems directly to building occupants under these contracts, directly to the grid in Feed-In-Tariff (“FIT”) programs and to residential customers via community solar programs. We also participate in numerous renewable energy certificate (“REC”) programs throughout the country. We have experienced significant growth in the last 12 months as a product of organic growth and targeted acquisitions and currently operate in 18 states, providing clean electricity to our customers equal to the consumption of approximately 30,000 homes, displacing 273,000 tons of CO2 emissions per annum.
We own all of our solar systems, which we build and install, with equipment sourced from a wide variety of suppliers. We purchase all major components of the systems we construct, including solar modules, inverters, racking systems, transformers, medium voltage equipment, monitoring equipment and balance of system equipment. All of the labor for the construction of these systems is subcontracted under Altus’s standard contracts. We have grown by acquiring both operating and advanced stage solar projects. Once we acquire a project, we seek to become a more efficient owner and operator by leveraging the insights we have gained across our portfolio of projects to improve performance and maintenance. We also monitor our portfolio via a proprietary online platform, Gaia, which is connected to each of our sites. We are engaged in the O&M of our systems, and together with our O&M partners, work to ensure that our systems are running at the highest availability and capacity factors by analyzing weather and other site-specific performance data. Our technology department is engaged in creating and maintaining Gaia for use in day-to-day operations. Gaia enables us to track O&M issues, analyze production and weather data and manage the assets effectively. This software continues to evolve with our business and our technology team is dedicated to creating solutions as challenges arise.
We anticipate that the clean energy transition and consumers’ desire for clean electricity will continue to grow over time. Over 300 companies, many members of the Fortune 1000, have joined the RE100, a global corporate renewable energy initiative led by Climate Group and in partnership with CDP (formerly Climate Disclosure Project), bringing together the world’s most influential businesses committed to a 100% renewable electricity goal. Another 1,000 companies in the world have set emissions reductions targets through the Science Based Targets Initiative. We believe this increase in corporate demand to reduce greenhouse emissions will result in a need for more sources of clean electricity. According to Bloomberg New Energy Finance (“BNEF”), in 2020 solar generation and storage capacity only comprised approximately 8% of total U.S. capacity and this figure is expected to grow approximately 11.5x to a capacity of approximately 48% by 2050.
The clean energy transition in the U.S. has been further supported through government legislation. In 1983, California pioneered the renewable portfolio standards (“RPS”). Today, 30 states, Washington D.C. and three U.S. territories have adopted RPS with 21 of these states and Washington D.C. having additional credit multipliers, carve-outs, or both for certain energy technologies. Overall, U.S. federal policy has begun to shift in favor of curbing fossil fuel production and increasing support for clean energy transition. Further in support of this movement, President Biden’s administration has put forth various legislation, which if passed, is anticipated to include a stand-alone battery storage investment tax credit (“ITC”), EV and EV charging infrastructure tax incentives and further solar PV ITC extension. These policy tailwinds serve to further support market expansion of clean energy and electrification. Nevertheless, we believe we are already competitive without government subsidies, with levelized cost of energy (“LCOE”) for solar reaching attractive rates as compared to traditional generation.
Current renewable assets and generation methods in the U.S. are insufficient to meet the increasing demand for renewable energy. We believe it will be necessary to rapidly increase the scale and scope of renewable generation assets and portfolios in the U.S. in order to meet the various targets and commitments set by corporations and governments. We believe Altus is well equipped to help meet this demand through our position as an attractive partner for developers (e.g. due to our ability to source deals and our strategic asset financing structure) that allow us to create portfolios of assets. Our partnerships, in combination with our market-leading financing, allow us to develop and acquire assets that we expect will aid in the clean energy transition.
We are one of the largest independent C&I solar platforms based on Company Owned MWs as illustrated above. We currently have over 350 MW of operating and mechanically complete assets. We have experienced a growth in C&I customers of around 60% and in residential customers of around 95% (compound annual growth rate) between 2015 and 2020. We currently operate in 18 states, four of which we have entered since 2019. We are currently pursuing over 45 distinct projects across those 18 states, including but not limited to, opportunities related to greenfield solar, storage and EV charging projects and potential acquisitions of project development rights from early stage developers and operating projects from existing owners. These 45 opportunities have the potential to comprise a 900+ MW pipeline.
We believe our robust and actionable pipeline is the result of our attractive positioning as a partner for third party acquisitions. We are often the preferred sponsor among institutional partners divesting operating solar portfolios. In addition, we have a national developer base with local expertise, which is beneficial in many markets where we are active. Our wholly-owned in-house construction company provides expertise in asset development that aids the success of our pipeline projects. We believe that our ability to source deals, our strategic asset financing structure, combined with our positioning at the center of a transitioning economy, provide us with a competitive advantage and a unique position in the solar power industry.
Impact of the COVID-19 Pandemic
In March 2020, the World Health Organization declared the outbreak of the novel coronavirus (“COVID-19”) a pandemic.
Our business operations have continued to function effectively during the pandemic. We are continuously evaluating the pandemic and are taking necessary steps to mitigate known risks. We will continue to adjust our actions and operations as appropriate in order to continue to provide safe and reliable service to our customers and communities while keeping our employees and contractors safe. Although the impact to the operations of the Company has been limited to date, given that COVID-19 infections remain prevalent in many states where we do business and the situation is evolving, we cannot predict the future impact of COVID-19 on our business. We considered the impact of COVID-19 on the use of estimates and assumptions used for financial reporting and noted there were no material impacts on our results of operations for the year ended December 31, 2020, as our operations and the delivery of our services to our customers has not been materially impacted. To date, we have not experienced significant reductions in sales volumes across our businesses, and we do not anticipate any significant reductions in sales volumes going forward.
The service and installation of solar energy systems has continued during the COVID-19 pandemic. This continuation of service reflects solar services’ designation as an essential service in all of our service territories. Currently, we do not anticipate an inability to install and service solar energy systems. However, if there are additional outbreaks of the COVID-19 virus or more stringent health and safety guidelines are adopted, the ability of Altus and our dealers to continue performing installations and service calls may be adversely impacted.
Throughout the COVID-19 pandemic, we have seen minimal impact to our supply chain as we have largely been able to successfully procure the equipment needed to service and install solar energy systems. We have established a geographically diverse group of suppliers, which helps ensure our customers have access to affordable and effective solar energy and storage options despite potential trade, geopolitical or event-driven risks. Currently, we do not anticipate an inability to source parts for our solar energy systems or energy storage systems. However, if supply chains become significantly disrupted due to additional outbreaks of the COVID-19 virus or more stringent health and safety guidelines are implemented, our ability to install and service solar energy systems could become adversely impacted.
There is considerable uncertainty regarding the extent and duration of governmental and other measures implemented to try to slow the spread of the COVID-19 virus, such as large-scale travel bans and restrictions, border closures, quarantines, shelter-in-place orders and business and government shutdowns. Some states that had begun taking steps to reopen their economies experienced a subsequent surge in cases of COVID-19, causing these states to cease such reopening measures in some cases and reinstitute restrictions in others. Restrictions of this nature have caused, and may continue to cause, us to experience operational delays and may cause milestones or deadlines relating to our exclusivity arrangements to be missed. To date, we have not received notices from our dealers regarding significant performance delays resulting from the COVID-19 pandemic. However, worsening economic conditions could result in such outcomes over time, which would impact our future financial performance. Further, the effects of the economic downturn associated with the COVID-19 pandemic may increase unemployment and reduce consumer credit ratings and credit availability, which may adversely affect new customer origination and our existing customers’ ability to make payments on their solar service agreements. Periods of high unemployment and a lack of availability of credit may lead to increased delinquency and default rates. We have not experienced a significant increase in default or delinquency rates to date. However, if existing economic conditions continue for a prolonged period of time or worsen, delinquencies on solar service agreements could increase, which would also negatively impact our future financial performance.
We cannot predict the full impact the COVID-19 pandemic or the significant disruption and volatility currently being experienced in the capital markets will have on our business, cash flows, liquidity, financial condition and results of operations at this time due to numerous uncertainties. The ultimate impact will depend on future developments, including, among other things, the ultimate duration of the COVID-19 pandemic, the distribution, acceptance and efficacy of COVID-19 vaccines, the depth and duration of the economic downturn and other economic effects of the COVID-19 pandemic, the consequences of governmental and other measures designed to prevent the spread of the COVID-19 virus, actions taken by governmental authorities, customers, suppliers, dealers and other third parties, our ability and the ability of our customers, potential customers and dealers to adapt to operating in a changed environment and the timing and extent to which normal economic and operating conditions resume. For additional discussion regarding risks associated with the COVID-19 pandemic, see “Risk Factors” elsewhere in this prospectus.

Competitive Strengths
Our competitive strengths include the below:

•
Exceptional Leadership: We have a strong executive leadership team who has extensive experience in capital markets, solar development and solar construction, with over 20 years of experience each. Moreover, through the transaction structure, management and employees will continue to own a significant interest in the Company.

•
Attractive Partner for Sellers: We have positioned ourselves as the preferred partner for asset owners and other counterparties looking to divest operating portfolios by providing a high level of execution certainty and offering an efficient process for deal completion.

•
Standardized Contract Process: We have established an innovative approach to the development process. From site identification and customer origination through the construction phase, we’ve established a streamlined process enabling us to further create the scalability of our platform and significantly reduce the costs and time in the development process.

•
Long-Term Captive Contracts: Our C&I solar generation contracts have a typical length of 20 years or longer. The average remaining life of our current contracts is approximately 18 years. These long-term value contracts create strong relationships with customers that allow us to cross-sell additional current and future products and services.

•
Blackstone Financing: We have a market-leading cost of capital in an investment-grade rated scalable credit facility from Blackstone, which enables us to be competitive bidders in asset acquisition and development.

•
CBRE Partnership: Our partnership with CBRE, the largest global real estate services company, provides us with a clear path to creating new customer relationships. CBRE is the largest manager of data centers and 90% of the Fortune 100 are CBRE clients, providing a significant opportunity for us to expand our customer base.

Our Strategy

•	We intend to leverage our competitive strengths and market position to become customers’ “one-stop-shop” for the clean energy transition.

•
Service Offering Expansion: Using our existing customer and developer networks, we plan to continue to build out our EV charging and energy storage offerings and establish a position comparable to that of our C&I solar market position through our existing cross-sell opportunities.

•
Expansion of Existing Software Capabilities: We plan to continue to grow our existing software capabilities, available through the Gaia platform, and leverage the data and analytic capabilities of CBRE. We intend to develop and create additional software tools that are capable of analyzing perspective customer properties to assist in identifying attractive opportunities for the Company and for customers.

•
Customer-Base Growth: We will grow our customer base via client referrals and our customized, relationship-focused selling process. In addition, through our partner relationships with Blackstone, we have access to their client relationships, portfolio companies and their strong brand recognition, increasing the number of customers we can support.

Industry
Electricity demand has been evolving for many years, but the evolution has accelerated with the renewable targets and decarbonization goals established by many corporations demanding a transition to clean electricity generation. The demand is coming from multiple industry segments including the public sector, the private sector and the residential customers. Historically the C&I market has been under-penetrated by traditional utility-scale solar PV providers due to the smaller scale of projects and difficulties associated with scaling nationally. We believe we are well equipped to drive the C&I growth segment of the solar PV market through our existing national partner footprint, efficient acquisition and deployment strategies and standardized approach to customer contracts and asset financing.
Corporate procurement of solar generation resources has increased 75% annually from 2013 to 2019 according to BNEF. Based on a 2020 WoodMac report, 48% of total C&I demand in the U.S. stems from Fortune 1000 companies, and this corporate demand is expected to drive 44 to 72 gigawatts (“GW”) of new renewables through 2030. The industry is also seeing a shift in technology that will enable solar to capture an estimated 65% of the total corporate renewable market through 2030 according to WoodMac.
Total Addressable Market
We believe the confluence of multiple clean energy trends creates a significant market opportunity. According to the U.S. Energy Information Administration (“EIA”), the U.S. spends $400 billion on electricity each year, of which $200 billion is spent on C&I. An additional $98 billion of investment will be required to meet the U.S.’s 2030 sustainability goals. Further, C&I customers are projected to spend over $6 trillion on electricity between now and 2050. In addition, our strategic partner and SPAC sponsor, CBRE, manages properties which spend $8 billion annually on electricity. According to WoodMac, only 5% of commercial rooftops are equipped with solar power systems. In 2020, a WoodMac report stated that from 2020 to 2030, U.S. cumulative installed C&I solar capacity is forecasted to grow by nearly 300%, from 17 GW to 48 GW. We believe the total addressable market for C&I in the United States is 214 GW.
Factors for Growth
Key drivers for the expansion of clean electricity include:

•
Growing C&I Customer Demand for Renewable Energy – At present, the commercial solar market is greatly under-penetrated. According to a 2020 WoodMac report, only 5% of commercial rooftops are equipped with solar power systems, while installed C&I solar capacity is forecasted to grow approximately 12% per annum from 2020 to 2025.

Source: WoodMac and Solar Energy Industries Association (“SEIA”), U.S. Solar Market Insight (as of the end of the year 2020).

Units: GW. Includes rooftop and ground mount systems. Also includes community solar projections.

•	Community Solar Growth—19 states and Washington D.C. provide active support to community solar through policy and programs according to the SEIA.
Units: GW.

•
Increased Battery Storage Demand – The “stackable” nature of behind-the-meter batteries is attractive to both customers and the suppliers. Batteries provide emergency back-up power while also managing demand charges and providing system capacity. As a result, households and commercial buildings in the U.S. may consume up to 54 gigawatt-hours (“GWh”) of storage capacity by 2030 according to BNEF. This anticipated growth in demand is also spurred by a FERC order allowing storage resources to participate in the wholesale market and ITCs, buoying renewable-plus-storage investments.

Source: BNEF Long-Term Energy Storage Outlook 2020. U.S. Battery Storage Capacity Installations.
Units: GWh.

•
Increased Electric Vehicle Adoption—According to BNEF, over the next 10 years alone, the spread of electric passenger and commercial vehicles in the U.S. may generate annual electricity demand near 100 TWh(1). We believe that the U.S. will meet this demand by growing public charging infrastructure connectors from approximately 90,000 to over 1.5 million by 2030, an increase of nearly 18x(2).

(1)	98.7 TWh projected in 2030.

(2)	Includes commercial truck and bus charging connectors. Growth from ~89.7k in 2020 to 1.59mm in 2030.
Our Solution
Through our strategic capital deployment, we are able to build and operate clean energy systems on commercial properties, schools and municipal buildings. The electricity we generate, in combination with our proprietary software platform, Gaia, helps customers to reduce electricity bills, progress towards decarbonization targets and support resource management needs throughout the asset lifecycles. Our primary product offering includes the following:

•	Power Purchase Agreements (“PPA”). Under PPAs, we charge customers a cost per kilowatt hour based on the electricity production of the solar energy system, which is billed monthly. We also offer
PPAs that include battery storage systems. PPAs typically have a term of either 20 or 25 years and are subject to annual price escalators. Over the term of the PPA, we operate the system and agree to maintain it in good condition. Customers who buy energy from us under PPAs are covered by our workmanship warranty equal to the length of the term of these agreements. 65% of our assets have a 1-4% PPA escalator.

•
Net Metering Credit Agreements (“NMCA”). A portion of the Company’s power sales revenues are obtained through the sale of net metering credits (“NMC”) under NMCAs which typically have a term of 20 to 25 years. NMCs are awarded to the Company by the local utility based on kilowatt hour generation from the facilities. Once awarded, these credits are then sold to our customers pursuant to the terms of the agreements.

•
Renewable Energy Credits (“REC”). Certain facilities generate RECs as the systems produce electricity. RECs are sold pursuant to agreements with third parties. The majority of individual REC sales reflect a fixed quantity and fixed price structure over a specified term. The Company typically sells RECs to different customers from those purchasing the energy under PPAs. RECs are generated on a lag from underlying energy production and the exact timing can vary by market.

•
Performance Based Incentives (“PBI”). The incentive fee work to reward systems that perform well, on a dollar per kilowatt hour basis. FIT programs are a typical way to structure PBIs. The process works by measuring the actual output of the system over a period of time

Per year, we provide clean electricity to our customers that is equivalent to the electricity consumed by approximately 30,000 homes, thereby displacing 273,000 tons of CO2 emissions. We serve over 300 public and private entities in addition to approximately 5,000 residential customers helping them meet renewable goals or simply transition away from fossil fuel consumption.
Part of our attractiveness to these counterparties is our ability to ensure a high level of execution certainty. We anticipate that this ability to originate, source, develop and finance projects will ensure we can continue to grow and meet the needs of our customers.
As the clean energy ecosystem continues to develop and become more pervasive, we believe it will become even more important to have established direct connections with end customers. We have already established ourselves as one of the leading independent C&I solar platforms and our strong pipeline will support our maintenance of this position. We have also begun to further integrate the Company into the expanding clean ecosystem needs of customers through EV charging and energy storage offerings. We have established close relationships with our C&I customers through the use of long-term contracts with an average remaining life of approximately 18 years.
Our Gaia Platform
Gaia is our proprietary software system developed to provide a fully-integrated platform to manage assets throughout the development and operations lifecycles. Gaia creates value for customers on multiple levels:

•
Centralized Asset Performance Tracking and Analytics. Gaia pulls real-time data acquisition systems (“DAS”) generation data for performance tracking to ensure solar systems maximize performance and meet baseline forecasts.

•	Asset Registry and Customer Data Management. Gaia assists users by warehousing all relevant project data, contracts and customer records in a centralized system.

•
O&M Ticketing and Troubleshooting & Task Compliance and Management. Gaia software centralizes alarm monitoring, repair and warranty enforcement that records and logs all project specific issues and responses.

Our Value Proposition
Our service platform provides multiple advantages to our customers relative to the status quo:

•
Lower electricity bills. Our streamlined process allows for solar energy credits to get directly applied to customer’s utility bill, which allows them to realize immediate savings. In addition, our PPAs are typically priced to include a day one savings as compared to the existing utility rates.

•
Increase accessibility of clean electricity. Through our use of community solar we are able to provide clean electricity to customers who otherwise would not have been able to construct on-site solar (e.g. apartment and condominium customers). This increases the total addressable market and enables energy security for all.

•
Supporting clean energy ecosystem. Demand for clean sources of electricity is anticipated to only increase. We strive to support our customers in their continued transition to the clean energy ecosystem through our solar PV and storage systems as well as our EV charging stations. We expect our continued growth and expansion of product offerings will allow us to support even more customers in this transition.

Commitment to Environmental, Social and Governance Leadership
At Altus, we believe that leadership in environment, social and governance (“ESG”) issues is central to our mission of creating a clean electrification ecosystem and driving the clean energy transition of our customers across the United States. We have taken and plan to continue to take steps to address the environmental and social risks and opportunities of our operations and products. As our ESG efforts progress, we plan to report how we oversee and manage ESG factors and evaluate our ESG objectives by using industry-specific frameworks such as the Sustainability Accounting Standards Board (“SASB”) and elements of the United Nations Sustainable Development Goals (“UN SDGs”). We plan to organize our ESG initiatives into three pillars, which, in turn, will contain focus areas for our attention and action:

•	Our Environmental Pillar is focused on providing clean, affordable energy to our customers; maintaining a robust environmental management program that ensures we protect the environment, including in the communities where we operate; and helping to make our energy infrastructure more sustainable and resilient;

•	Our Social Pillar is expected to focus on attracting and retaining the best talent and offering opportunities to progress their careers; ensuring a safety-first workplace for our employees through proper training, policies and protocols; and supporting ethical supply chains through our Supplier Code of Conduct;

•	Our Governance Pillar is expected to focus on ensuring Board oversight and committee ownership of our enterprise risk management and sustaining a commitment to ethical business conduct, transparency, honesty and integrity.
All of our actions and each of our ESG pillars are, or are expected to be, underpinned by our vision to put clean energy in every business, every home and every electric vehicle.
Sales and Marketing
We sell our solar energy offerings through a scalable sales organization using a national developer base with local expertise, intermediaries that connect clients directly to Altus as well as our diverse partner network. We also generate sales volume through client referrals. Client referrals increase in relation to our penetration in a market and shortly after market entry become an increasingly effective way to market our solar energy systems. We believe that a customized, relationship-focused selling process is important before, during and after the sale of our solar services to maximize our sales success and customer experience and to generate relationships with developers that lead to repeat projects. We train our sales and marketing team in house to maximize this multi-pronged client development strategy.

Supply Chain
We purchase equipment, including solar panels, inverters and batteries from a variety of manufacturers and suppliers. If one or more of the suppliers and manufacturers that we rely upon to meet anticipated demand reduces or ceases production, it may be difficult to quickly identify and qualify alternatives on acceptable terms. In addition, equipment prices may increase in the coming years, or not decrease at the rates we historically have experienced, due to tariffs or other factors. For further information, please see the section entitled “Risk Factors” elsewhere in this prospectus.
Intellectual Property
We have filed trademark applications for “Altus” and the Altus logo, application numbers 90/730,855 and 90/731,002, respectively. Altus has registered domain names, including www.altuspower.com. Information contained on or accessible through the website is not a part of this prospectus, and the inclusion of the website address in this prospectus is an inactive textual reference only. Altus does not currently have any issued patents. Altus intends to file patent applications as we continue to innovate through our research and development efforts.
Regulatory
Although we are not regulated as a public utility in the United States under applicable national, state or other local regulatory regimes where we conduct business, we compete primarily with regulated utilities. As a result, we have developed and are committed to maintaining a policy team to focus on the key regulatory and legislative issues impacting the entire industry. We believe these efforts help us better navigate local markets through relationships with key stakeholders and facilitate a deep understanding of the national and regional policy environment.
To operate our systems, we obtain interconnection permission from the applicable local primary electric utility. Depending on the size of the solar energy system and local law requirements, interconnection permission is provided by the local utility directly to us and/or our customers. In almost all cases, interconnection permissions are issued on the basis of a standard process that has been pre-approved by the local public utility commission or other regulatory body with jurisdiction over net metering policies. As such, no additional regulatory approvals are required once interconnection permission is given.

Our operations are subject to stringent and complex federal, state and local laws, including regulations governing the occupational health and safety of our employees and wage regulations. For example, we are subject to the requirements of the federal Occupational Safety and Health Act, as amended (“OSHA”), and comparable state laws that protect and regulate employee health and safety. We endeavor to maintain compliance with applicable OSHA and other comparable government regulations.
Government Incentives
Federal, state and local government bodies provide incentives to owners, distributors, system integrators and manufacturers of solar energy systems to promote solar energy in the form of rebates, tax credits, payments for RECs associated with renewable energy generation and exclusion of solar energy systems from property tax assessments. These incentives enable us to lower the price we charge customers for energy from, and to lease, our solar energy systems, helping to catalyze customer acceptance of solar energy as an alternative to utility-provided power. In addition, for some investors, the acceleration of depreciation creates a valuable tax benefit that reduces the overall cost of the solar energy system and increases the return on investment.
The federal government currently offers an investment tax credit (“Commercial ITC”) under Section 48(a) of the Code, for the installation of certain solar power facilities owned for business purposes. If construction on the facility began before January 1, 2020, the amount of the Commercial ITC available is 30%, if construction began during 2020, 2021, or 2022 the amount of the Commercial ITC available is 26%, and if construction begins during 2023 the amount of the Commercial ITC available is 22%. The Commercial ITC steps down to 10% if construction of the facility begins after December 31, 2023 or if the facility is not placed in service before January 1, 2026. The depreciable basis of a solar facility is also reduced by 50% of the amount of any Commercial ITC claimed. The Internal Revenue Service (the “IRS”) provided taxpayers guidance in Notice 2018-59 for determining when construction has begun on a solar facility. This guidance is relevant for any facilities which we seek to deploy in future years but take advantage of a higher tax credit rate available for an earlier year. For example, we have sought to avail ourselves of the methods set forth in the guidance to retain the 30% Commercial ITC that was available prior to January 1, 2020 by incurring certain costs and taking title to equipment in 2019 or early 2020 and/or by performing physical work on components that will be installed in solar facilities. From and after 2023, we may seek to avail ourselves of the 26% credit rate by using these methods to establish the beginning of construction in 2020, 2021, or 2022 and we may plan to similarly further utilize the program in future years if the Commercial ITC step down continues.
More than half of the states, and many local jurisdictions, have established property tax incentives for renewable energy systems that include exemptions, exclusions, abatements and credits. Approximately thirty states and the District of Columbia have adopted a renewable portfolio standard (and approximately eight other states have some voluntary goal) that requires regulated utilities to procure a specified percentage of total electricity delivered in the state from eligible renewable energy sources, such as solar energy systems, by a specified date. To prove compliance with such mandates, utilities must surrender solar renewable energy credits (“SRECs”) to the applicable authority. Solar energy system owners such as our investment funds often are able to sell SRECs to utilities directly or in SREC markets. While there are numerous federal, state and local government incentives that benefit our business, some adverse interpretations or determinations of new and existing laws can have a negative impact on our business.
Facilities
Our corporate headquarters is located in Stamford, Connecticut, where we lease and occupy 33,000 square feet of office space. The current term of our lease expires on May 1, 2032, with an option to continue thereafter for one term of five years.
Corporate Information
Altus Power, Inc. was originally formed as Altus Power America LLC as a limited liability company under the laws of the State of Delaware on September 4, 2013, converted to a corporation incorporated under the laws of the State of Delaware on October 10, 2014, and changed its name to Altus Power, Inc. on July 7, 2021. Our principal executive offices are located at 2200 Atlantic Street, 6th Floor, Stamford, CT 06902, and our telephone number is (203) 698-0090.
The Altus design logo, “Altus” and our other common law trademarks, service marks or trade names appearing in this prospectus are the property of Altus. Other trademarks and trade names referred to in this prospectus are the property of their respective owners.
Human Capital Resources
As of December 31, 2021, Altus had 44 employees, all of whom were full-time employees. As of December 31, 2021, none of Altus’s employees are represented by a labor union or are subject to a collective bargaining agreement. We believe that our employee relations are good.
In shaping our culture, we aim to combine a high standard of excellence, technological innovation and agility and operational and financial discipline. We believe that our flat and transparent structure and our collaborative and collegial approach enable our employees to grow, develop and maximize their impact on our organization. To attract and retain top talent in our highly competitive industry, we have designed our compensation and benefits programs to promote the retention and growth of our employees along with their health, well-being and financial security. Our short- and long-term incentive programs are aligned with key business objectives and are intended to motivate strong performance. Our employees are eligible for medical, dental and vision insurance, a savings/retirement plan, life and disability insurance, and various wellness programs and we review the competitiveness of our compensation and benefits periodically. As an equal opportunity employer, all qualified applicants receive consideration without regard to race, national origin, gender, gender identity, sexual orientation, protected veteran status, disability, age or any other legally protected status.
We seek to create an inclusive, equitable, culturally competent, and supportive environment where our management and employees model behavior that enriches our workplace. We plan to form a diversity and inclusion committee to help further these goals and objectives. This committee will focus on broadening recruitment efforts, increasing awareness of diversity and inclusiveness related issues through internal trainings and communications, and mentorship.
Legal Proceedings
The Company is a party to a number of claims and governmental proceedings which are ordinary, routine matters incidental to its business. In addition, in the ordinary course of business the Company periodically has disputes with vendors and customers. The outcomes of these matters are not expected to have, either individually or in the aggregate, a material adverse effect on the Company’s financial position or results of operations. As of December 31, 2021, Altus was not a party to any material legal proceedings.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis of the financial condition and results of operations of Altus Power, Inc. should be read together with our audited consolidated financial statements as of and for the years ended December 31, 2020 and 2019 and unaudited interim condensed consolidated financial statements as of and for the nine months ended September 30, 2021 and September 30, 2020, together with related notes thereto. The discussion and analysis should also be read together with the section entitled “Business” and our pro forma financial information as of and for the year ended December 31, 2020 and the nine months ended September 30, 2021. See “Unaudited Pro Forma Condensed Combined Financial Information.” Our disclosure and analysis in this report contains forward-looking statements. Forward-looking statements give management’s expectations regarding our future growth, results of operations, operational and financial performance and business prospects and opportunities. All statements other than statements of historical fact are forward-looking statements. You can identify such statements because they contain words such as “plans,” “expects” or “does not expect,” “budget,” “forecasts,” “anticipates” or “does not anticipate,” “believes,” “intends” and similar expressions or statements that certain actions, events or results “may,” “could,” “would,” “might” or “will” be taken, occur, or be achieved. Although the forward-looking statements contained herein reflect management’s current beliefs based on information currently available to management and upon assumptions which management believes to be reasonable, actual results may differ materially from those stated in or implied by these forward-looking statements. Unless the context otherwise requires, references in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section to the “the Company” “Altus,” “us,” “our” or “we” refer to Altus Power, Inc. prior to the consummation of the Business Combination, and to Altus Power, Inc. following the consummation of the Business Combination.
Overview
Altus’s mission is to create a clean electrification ecosystem, to drive the clean energy transition of our customers across the United States while simultaneously enabling the adoption of corporate ESG targets. In order to achieve our mission, we develop, own and operate solar generation, energy storage and electric vehicle (“EV”) charging facilities. We have the in-house expertise to develop, build and provide operations and management (“O&M”) and customer servicing for our assets. Our proprietary software platform, Gaia, provides data analytics for the operating assets and streamlines the customer experience from the initial outreach through the asset operations. The strength of our platform is enabled by premier sponsorship from Blackstone, which provides an efficient capital source and access to a network of portfolio companies, and CBRE, which provides direct access to their portfolio of owned and managed commercial and industrial (“C&I”) properties.
We are a developer, owner and operator of large-scale roof, ground and carport-based photovoltaic (“PV”) and energy storage systems, as well as EV charging facilities, serving commercial and industrial, public sector and community solar customers. We own systems across the United States from Hawaii to Vermont. Our portfolio consists of over 350 megawatts (“MW”) of solar PV. We have both front-of-the-meter (direct grid tie) and behind-the-meter projects. We have long-term power purchase agreements (“PPAs”) with over 300 utility or C&I entities and contracts with over 5,000 residential customers through community solar projects. We sell power on an as-generated basis from the systems directly to building occupants under these PPAs, directly to the grid in Feed-In-Tariff (“FIT”) programs and to residential customers via community solar programs. We also participate in numerous renewable energy certificate (“REC”) programs throughout the country. We have experienced significant growth in the last 12 months as a product of organic growth and targeted acquisitions and currently operate in 18 states, providing clean electricity to our customers equal to the consumption of approximately 30,000 homes, displacing 240,000 tons of CO2 emissions per annum.
Key Factors Affecting Our Performance
Our results of operations and our ability to grow our business over time could be impacted by a number of factors and trends that affect our industry generally, as well as new offerings of services and products we may acquire or seek to acquire in the future. Additionally, our business is concentrated in certain markets, putting us at risk of region-specific disruptions such as adverse economic, regulatory, political, weather and other conditions. See “Risk Factors” elsewhere in this prospectus for further discussion of risks affecting our business. We believe the factors discussed below are key to our success.
Execution of Growth Strategies
We believe we are in the beginning stages of a market opportunity driven by a secular megatrend of transitioning away from traditional energy sources to renewable energy. We intend to leverage our competitive strengths and market position to become customers’ “one-stop-shop” for the clean energy transition by 1) Using our existing customer and developer networks to build out our EV charging and energy storage offerings and establish a position comparable to that of our C&I solar market position through our existing cross-sell opportunities and 2) partnering with Blackstone and CBRE to access their client relationships, portfolio companies, and their strong brand recognition, to increase the number of customers we can support.
Competition

We compete in the C&I scale renewable energy space with utilities, developers, independent power producers (“IPPs”), pension funds and private equity funds for new investment opportunities. We expect to grow our market share because of the following competitive strengths:

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Exceptional Leadership: We have a strong executive leadership team who has extensive experience in capital markets, solar development and solar construction, with over 20 years of experience each. Moreover, through the transaction structure, management and employees will continue to own a significant interest in the Company.

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Attractive Partner for Sellers: We have positioned ourselves as the preferred partner for asset owners looking to divest operating portfolios by providing a high level of execution certainty and offering an efficient process for deal completion.

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Standardized Contract Process: We have established an innovative approach to the development process. From site identification and customer origination through the construction phase, we’ve established a streamlined process enabling us to further create the scalability of our platform and significantly reduce costs and time in the development process.

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Long-Term Captive Contracts: Our C&I solar generation contracts have a typical length of 20 years or longer. The average remaining life of our current contracts is approximately 16 years. These long-term value contracts create strong relationships with customers that allow us to cross-sell additional current and future products and services.

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Blackstone Financing: We have an attractive cost of capital in an investment-grade rated scalable credit facility from Blackstone, which enables us to be competitive bidders in asset acquisition and development.

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CBRE Partnership: Our partnership with CBRE, the largest global real estate services company, provides us with a clear path to creating new customer relationships. CBRE is the largest manager of data centers and 90% of the Fortune 100 are CBRE clients, providing a significant opportunity for us to expand our customer base.

Financing Availability
Our future growth depends in significant part on our ability to raise capital from third-party investors and lenders on competitive terms to help finance the origination of our solar energy systems. We have historically used a variety of structures including tax equity financing, construction loan financing, and term loan financing to help fund our operations. From our inception to September 30, 2021, we have raised over $100 million of tax equity financing, $80 million in construction loan financing and $690 million of term loan financing. Our ability to raise capital from third-party investors and lenders is also affected by general economic conditions, the state of the capital markets, inflation levels and concerns about our industry or business.
Cost of Solar Energy Systems
Although the solar panel market has seen an increase in supply in recent years, upward pressure on prices may occur due to growth in the solar industry, regulatory policy changes, tariffs and duties and an increase in demand. As a result of these developments, we may pay higher prices on imported solar modules, which may make it less economical for us to serve certain markets. Attachment rates for energy storage systems have trended higher while the price to acquire has trended downward making the addition of energy storage systems a potential area of growth for us.
Seasonality
The amount of electricity our solar energy systems produce is dependent in part on the amount of sunlight, or irradiation, where the assets are located. Because shorter daylight hours in winter months and poor weather conditions due to rain or snow results in less irradiation, the output of solar energy systems will vary depending on the season and the overall weather conditions in a year. While we expect seasonal variability to occur, the geographic diversity in our assets helps to mitigate our aggregate seasonal variability.
Government Regulations, Policies and Incentives
Our growth strategy depends in significant part on government policies and incentives that promote and support solar energy and enhance the economic viability of distributed residential solar. These incentives come in various forms, including net metering, eligibility for accelerated depreciation such as the modified accelerated cost recovery system (“MACRS”), solar renewable energy credits (“SRECs”), tax abatements, rebate and renewable target incentive programs and tax credits, particularly the Section 48(a) ITC. We are a party to a variety of agreements under which we may be obligated to indemnify the counterparty with respect to certain matters. Typically, these obligations arise in connection with contracts and tax equity partnership arrangements, under which we customarily agree to hold the other party harmless against losses arising from a breach of warranties, representations, and covenants related to such matters as title to assets sold, negligent acts, damage to property, validity of certain intellectual property rights, non-infringement of third-party rights, and certain tax matters including indemnification to customers and tax equity investors regarding Commercial ITCs. The sale of SRECs has constituted a significant portion of our revenue historically. A change in the value of SRECs or changes in other policies or a loss or reduction in such incentives could decrease the attractiveness of distributed solar to us and our customers in applicable markets, which could reduce our growth opportunities. Such a loss or reduction could also reduce our willingness to pursue certain customer acquisitions due to decreased revenue or income under our solar service agreements. Additionally, such a loss or reduction may also impact the terms of and availability of third-party financing. If any of these government regulations, policies or incentives are adversely amended, delayed, eliminated, reduced, retroactively changed or not extended beyond their current expiration dates or there is a negative impact from the recent federal law changes or proposals, our operating results and the demand for, and the economics of, distributed residential solar energy may decline, which could harm our business.
Impact of the COVID-19 Pandemic
In March 2020, the World Health Organization declared the outbreak of the novel coronavirus (“COVID-19”) a pandemic.
Our business operations continue to function effectively during the pandemic. We are continuously evaluating the global pandemic and are taking necessary steps to mitigate known risks. We continue to closely monitor developments related to the pandemic and will adjust our actions and operations as appropriate in order to continue to provide safe and reliable service to our customers and communities while keeping employees safe. Although the impact to the operations of the Company has been minimal to date, given the pandemic remains prevalent and the situation is evolving, the future impact on the business of the Company is unknown. We considered the impact of COVID-19 on the use of estimates and assumptions used for financial reporting and noted there were no material impacts on our results of operations for the period ended September 30, 2021, as operations and delivery of product to our customers has not been materially impacted. To date, we have not experienced significant reductions in sales volumes across our businesses, and we do not anticipate any significant reductions in sales volumes going forward.
The service and installation of solar energy systems has continued during the COVID-19 pandemic. This reflects solar services’ designation as an essential service in all of our service territories. Currently, we do not anticipate an inability to install and service solar energy systems. However, if there are additional outbreaks of the COVID-19 virus or more stringent health and safety guidelines are adopted, our and our contractors’ ability to continue performing installations and service calls may be adversely impacted.
Throughout the COVID-19 pandemic, we have seen minimal impact to our supply chain as we have largely been able to successfully procure the equipment needed to service and install solar energy systems. We have established a geographically diverse group of suppliers, which helps ensure our customers have access to affordable and effective solar energy and storage options despite potential trade, geopolitical or event-driven risks. Currently, we do not anticipate an inability to source parts for our solar energy systems or energy storage systems. However, if supply chains become significantly disrupted due to additional outbreaks of the COVID-19 virus or more stringent health and safety guidelines are implemented, our ability to install and service solar energy systems could become adversely impacted.
There is considerable uncertainty regarding the extent and duration of governmental and other measures implemented to try to slow the spread of the COVID-19 virus, such as large-scale travel bans and restrictions, border closures, quarantines, shelter-in-place orders and business and government shutdowns. Some states that had begun taking steps to reopen their economies experienced a subsequent surge in cases of COVID-19, causing these states to cease such reopening measures in some cases and reinstitute restrictions in others. Restrictions of this nature have caused, and may continue to cause, us to experience operational delays and may cause milestones or deadlines relating to various project documents to be missed. To date, we have not received notices from our dealers regarding significant performance delays resulting from the COVID-19 pandemic. However, worsening economic conditions could result in such outcomes over time, which would impact our future financial performance. Further, the effects of the economic downturn associated with the COVID-19 pandemic may increase unemployment and reduce consumer credit ratings and credit availability, which may adversely affect new customer origination and our existing customers’ ability to make payments on their solar service agreements. Periods of high unemployment and a lack of availability of credit may lead to increased delinquency and default rates. We have not experienced a significant increase in default or delinquency rates to date. However, if existing economic conditions continue for a prolonged period of time or worsen, delinquencies on solar service agreements could increase, which would also negatively impact our future financial performance.
We cannot predict the full impact the COVID-19 pandemic or the significant disruption and volatility currently being experienced in the capital markets will have on our business, cash flows, liquidity, financial condition and results of operations at this time due to numerous uncertainties. The ultimate impact will depend on future developments, including, among other things, the ultimate duration of the COVID-19 virus, the distribution, acceptance and efficacy of the vaccine, the depth and duration of the economic downturn and other economic effects of the COVID-19 pandemic, the consequences of governmental and other measures designed to prevent the spread of the COVID-19 virus, actions taken by governmental authorities, customers, suppliers, dealers and other third parties, our ability and the ability of our customers, potential customers and dealers to adapt to operating in a changed environment and the timing and extent to which normal economic and operating conditions resume. For additional discussion regarding risks associated with the COVID-19 pandemic, see “Risk Factors” elsewhere in this prospectus.

Key Financial and Operational Metrics
We regularly review a number of metrics, including the following key operational and financial metrics, to evaluate our business, measure our performance and liquidity, identify trends affecting our business, formulate our financial projections and make strategic decisions.
Operational Metrics
The following are the key operational metrics we regularly review to evaluate and manage the ongoing operations of the business, measure our performance against peers and competitors, identify key competitive trends affecting our industry, and inform strategic decisions on future growth strategy.
Megawatts Installed
Megawatts installed represents the aggregate megawatt nameplate capacity of solar energy systems for which panels, inverters, and mounting and racking hardware have been installed on premises in the period. Cumulative megawatts installed represents the aggregate megawatt nameplate capacity of solar energy systems for which panels, inverters, and mounting and racking hardware have been installed on premises.

	As of September 30,
	2021	2020	Change
Megawatts installed	345	185	160
Cumulative megawatts installed increased from 185 as of September 30, 2020, to 345 MW as of September 30, 2021.

	As of December 31,
	2020	2019	Change
Megawatts installed	240	146	94
Cumulative megawatts installed increased from 146MW as of December 31, 2019 to 240MW as of December 31, 2020.
Megawatt Hours Generated
Megawatt hours (“MWh”) generated represents the output of solar energy systems from operating solar energy systems. MWh generated relative to nameplate capacity can vary depending on multiple factors such as design, equipment, location, weather and overall system performance.

	For the nine months ended September 30,
	2021	2020	Change
Megawatt hours generated	287,000	154,000	133,000
Megawatt hours generated increased from 154,000 MWh for the nine months ended September 30, 2020, to 287,000 MWh for the nine months ended September 30, 2021.

	For the year ended December 31,
	2020	2019	Change
Megawatt hours generated	191,000	145,000	46,000

Megawatt hours generated increased from 145,000 MWh for the year ended December 31, 2019 to 191,000 MWh for the year ended December 31, 2020.

Non-GAAP Financial Measures
Adjusted EBITDA
We define adjusted EBITDA as net income (loss) plus net interest expense, depreciation, amortization and accretion expense, income tax expense, acquisition and entity formation costs, non-cash compensation expense, and excluding the effect of certain non-recurring items we do not consider to be indicative of our ongoing operating performance such as, but not limited to, state grants, and other miscellaneous items of other income and expenses.
Adjusted EBITDA is a non-GAAP financial measure that we use as a performance measure. We believe that investors and securities analysts also use adjusted EBITDA in evaluating our operating performance. This measurement is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The GAAP measure most directly comparable to adjusted EBITDA is net income. The presentation of adjusted EBITDA should not be construed to suggest that our future results will be unaffected by non-cash or non-recurring items. In addition, our calculation of adjusted EBITDA is not necessarily comparable to adjusted EBITDA as calculated by other companies.
We believe adjusted EBITDA is useful to management, investors and analysts in providing a measure of core financial performance adjusted to allow for comparisons of results of operations across reporting periods on a consistent basis. These adjustments are intended to exclude items that are not indicative of the ongoing operating performance of the business. Adjusted EBITDA is also used by our management for internal planning purposes, including our consolidated operating budget, and by our board of directors in setting performance- based compensation targets. Adjusted EBITDA should not be considered an alternative to but viewed in conjunction with GAAP results, as we believe it provides a more complete understanding of ongoing business performance and trends than GAAP measures alone. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

	Year Ended |December 31,		Nine Months Ended September 30,
	2020	2019	2021	2020
	(in thousands)
Reconciliation of Net (loss) income to Adjusted EBITDA:
Net (loss) income	$(1,887)	$(8,560)	$(1,468)	$1,458
Income tax benefit	83	1,185	(1,497)	(881)
Interest expense, net	14,073	22,288	13,962	10,343
Depreciation, amortization and accretion expense	11,932	8,210	14,167	8,410
Non-cash compensation expense	82	70	111	62
Acquisition and entity formation costs	1,015	866	1,186	440
Other expense, net	258	(2,291)	4,083	104
Adjusted EBITDA	$25,556	$21,768	$30,544	$19,936
Components of Results of Operations
The Company derives its operating revenues principally from PPAs, net metering credit agreements (“NMCAs”), SRECs, and performance based incentives (“PBIs”).
Revenue under power purchase agreements. A portion of the Company’s power sales revenues is earned through the sale of energy (based on kilowatt hours) pursuant to the terms of PPAs. The Company’s PPAs typically have fixed or floating rates and are generally invoiced monthly. The Company applied the practical expedient allowing the Company to recognize revenue in the amount that the Company has a right to invoice which is equal to the volume of energy delivered multiplied by the applicable contract rate. As of September 30, 2021, PPA’s have a weighted-average remaining life of 15 years.

Revenue from net metering credits. A portion of the Company’s power sales revenues are obtained through the sale of net metering credits under NMCAs. Net metering credits are awarded to the Company by the local utility based on kilowatt hour generation by solar energy facilities, and the amount of each credit is determined by the utility’s applicable tariff. The Company currently receives net metering credits from various utilities including Eversource Energy, National Grid Plc, and Xcel Energy. There are no direct costs associated with net metering credits, and therefore, they do not receive an allocation of costs upon generation. Once awarded, these credits are then sold to third party offtakers pursuant to the terms of the offtaker agreements. The Company views each net metering credit in these arrangements as a distinct performance obligation satisfied at a point in time. Generally, the customer obtains control of net metering credits at the point in time when the utility assigns the generated credits to the Company account, who directs the utility to allocate to the customer based upon a schedule. The transfer of credits by the Company to the customer can be up to one month after the underlying power is generated. As a result, revenue related to NMCA is recognized upon delivery of net metering credits by the Company to the customer. As of September 30, 2021, NMCA’s have a weighted-average remaining life of 19 years.
Solar renewable energy certificate revenue. The Company applies for and receives SRECs in certain jurisdictions for power generated by solar energy systems it owns. The quantity of SRECs is based on the amount of energy produced by the Company’s qualifying generation facilities. SRECs are sold pursuant to agreements with third parties, who typically require SRECs to comply with state-imposed renewable portfolio standards. Holders of SRECs may benefit from registering the credits in their name to comply with these state-imposed requirements, or from selling SRECs to a party that requires additional SRECs to meet its compliance obligations. The Company receives SRECs from various state regulators including New Jersey Board of Public Utilities, Massachusetts Department of Energy Resources, and Maryland Public Service Commission. There are no direct costs associated with SRECs and therefore, they do not receive an allocation of costs upon generation. The majority of individual SREC sales reflect a fixed quantity and fixed price structure over a specified term. The Company typically sells SRECs to different customers from those purchasing the energy under PPAs. The Company believes the sale of each SREC is a distinct performance obligation satisfied at a point in time and that the performance obligation related to each SREC is satisfied when each SREC is delivered to the customer.
Performance-Based Incentives. Many state governments, utilities, municipal utilities and co-operative utilities offer a rebate or other cash incentive for the installation and operation of a renewable energy facility. Up-front rebates provide funds based on the cost, size or expected production of a renewable energy facility. Performance-based incentives provide cash payments to a system owner based on the energy generated by its renewable energy facility during a pre-determined period, and they are paid over that time period. The Company recognizes revenue from state and utility incentives at the point in time in which they are earned.
Other Revenue. Other revenue consists primarily of rental income and sales of power on the wholesale electricity market. The Company recognizes other revenues in the periods in which they are earned.
Cost of Operations (Exclusive of Depreciation and Amortization). Cost of operations primarily consists of operations and maintenance expense, site lease expense, insurance premiums, property taxes and other miscellaneous costs associated with the operations of solar energy facilities. Altus expects its cost of operations to continue to grow in conjunction with its business growth. These costs as a percentage of revenue will decrease over time, offsetting efficiencies and economies of scale with inflationary increases of certain costs.
General and Administrative. General and administrative expenses consist primarily of salaries, bonuses, benefits and all other employee-related costs, including stock-based compensation, professional fees related to legal, accounting, human resources, finance and training, information technology and software services, marketing and communications, travel and rent and other office-related expenses.
Altus expects increased general and administrative expenses as it continues to grow its business but to decrease over time as a percentage of revenue. Altus also expects to incur additional expenses as a result of operating as a public company, including expenses necessary to comply with the rules and regulations applicable to companies listed on a national securities exchange and related to compliance and reporting obligations pursuant to the rules and regulations of the SEC. Further, Altus expects to incur higher expenses for investor relations, accounting advisory, directors’ and officers’ insurance, and other professional services.
Depreciation, Amortization and Accretion Expense. Depreciation expense represents depreciation on solar energy systems that have been placed in service. Depreciation expense is computed using the straight-line composite method over the estimated useful lives of assets. Leasehold improvements are depreciated over the shorter of the estimated useful lives or the remaining term of the lease. Amortization includes third party costs necessary to enter into site lease agreements, third party costs necessary to acquire PPA and NMCA customers and favorable and unfavorable rate revenues contracts. Third party costs necessary to enter into site lease agreements are amortized using the straight-line method ratably over 15-30 years based upon the term of the individual site leases. Third party costs necessary to acquire PPAs and NMCA customers are amortized using the straight-line method ratably over 15-25 years based upon the term of the customer contract. Estimated fair value allocated to the favorable and unfavorable rate PPAs and REC agreements are amortized using the straight-line method over the remaining non-cancelable terms of the respective agreements. Accretion expense includes over time increase of asset retirement obligations associated with solar energy facilities.
Acquisition and Entity Formation Costs. Acquisition and Entity Formation Costs represent costs incurred to acquire businesses and form new legal entities. Such costs primarily consist of professional fees for banking, legal, accounting and appraisal services.
Fair value remeasurement of contingent consideration. In connection with the Solar Acquisition, contingent consideration of up to an aggregate of $10.5 million may be payable upon achieving certain market power rates and actual power volumes generated by the acquired solar energy facilities. The Company estimated the fair value of the contingent consideration for future earnout payments using a Monte-Carlo simulation model. Significant assumptions used in the measurement include the estimated volumes of power generation of acquired solar energy facilities during the 18-36-month period since the acquisition date, market power rates during the 36-month period, and the risk-adjusted discount rate associated with the business.
Other (Income) Expense, Net. Other income and expenses primarily represent state grants, debt modification fees, and other miscellaneous items.
Interest Expense, Net. Interest expense, net represents interest on our borrowings under our various debt facilities, amortization of debt discounts and deferred financing costs, and unrealized gains and losses on interest rate swaps.
Loss on Extinguishment of Debt. Loss on extinguishment of debt represents the premium paid on early redemption related to the redemption of a portion of the Rated Term Loan and the write off of the unamortized deferred financing costs.
Income Tax (Expense) Benefit. We account for income taxes under Accounting Standards Codification 740, Income Taxes. As such, we determine deferred tax assets and liabilities based on temporary differences resulting from the different treatment of items for tax and financial reporting purposes. We measure deferred tax assets and liabilities using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. Additionally, we must assess the likelihood that deferred tax assets will be recovered as deductions from future taxable income. We have a partial valuation allowance on our deferred state tax assets because we believe it is more likely than not that a portion of our deferred state tax assets will not be realized. We evaluate the recoverability of our deferred tax assets on a quarterly basis.
Net Loss Attributable to Noncontrolling Interests and Redeemable Noncontrolling Interests. Net loss attributable to noncontrolling interests and redeemable noncontrolling interests represents third-party interests in the net income or loss of certain consolidated subsidiaries based on HLBV (as defined below).

Results of Operations—Nine Months Ended September 30, 2021, Compared to Nine Months Ended September 30, 2020 (Unaudited)

	Nine Months Ended September 30,		Change
	2021	2020	$	%
		(in thousands)
Operating revenues, net	$50,222	$34,013	$16,209	47.7%
Operating expenses
Cost of operations (exclusive of depreciation and amortization shown separately below)	10,005	7,028	2,977	42.4%
General and administrative	12,184	7,111	5,073	71.3%
Depreciation, amortization and accretion expense	14,167	8,410	5,757	68.5%
Acquisition and entity formation costs	1,186	440	746	169.5%
Gain on fair value remeasurement of contingent consideration	(2,400)	—	(2,400)	-100.0%
Total operating expenses	$35,142	$22,989	$12,153	52.9%
Operating income	15,080	11,024	4,056	36.8%
Other expenses
Other expenses, net	838	104	734	705.8%
Interest expense, net	13,962	10,343	3,619	35.0%
Loss on extinguishment of debt	3,245	—	3,245	100.0%
Total other expenses	$18,045	$10,447	$7,598	72.7%
(Loss) income before income tax benefit	$(2,965)	$577	$(3,542)	-613.9%
Income tax benefit	1,497	881	616	69.9%
Net (loss) income	$(1,468)	$1,458	$(2,926)	-200.7%
Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	(186)	(8,346)	8,160	-97.8%
Net (loss) income attributable to Altus Power Inc.	$(1,282)	$9,804	($11,086)	-113.1%
Cumulative preferred dividends and commitment fee earned on Series A redeemable preferred stock	(13,584)	(11,427)	(2,157)	18.9%
Redeemable Series A preferred stock accretion	(1,616)	(1,622)	(4,479)	276.1%
Net loss attributable to common stockholder	$(16,482)	(3,245)	(17,722)	546.1%
Net loss per share attributable to common stockholder
Basic and diluted	$(16,017)	$(3,154)	(17,222)	546.0%
Weighted average shares used to compute net loss per share attributable to common stockholder
Basic and diluted	1,029	1,029	—	0.0%

Operating Revenues, Net

	Nine Months Ended September 30,		Change
	2021	2020	Change	%
		(in thousands)
Revenue under power purchase agreements	$12,341	$8,830	$3,511	39.8%
Revenue from net metering credits	17,922	9,757	8,165	83.7%
Solar renewable energy certificate revenue	17,164	13,353	3,811	28.5%
Performance-based incentives	1,051	1,636	-585	35.8%
Other revenue	1,744	437	1,307	299.1%
Total	$50,222	$34,013	$16,209	47.7%

Operating revenues, net increased by $16.2 million, or 47.7%, for the nine months ended September 30, 2021 compared to the nine months ended September 30, 2020 primarily due to the increased number of solar energy facilities as a result of acquisitions and facilities placed in service subsequent to September 30, 2020.
Cost of Operations

	Nine Months Ended September 30,		Change
	2021	2020	$	%
		(in thousands)
Cost of operations (exclusive of depreciation and amortization shown separately below)	$10,005	$7,028	$2,977	42.4%
Cost of operations increased by $3.0 million, or 42.4%, during the nine months ended September 30, 2021 as compared to the nine months ended September 30, 2020, primarily due to the increased number of solar energy facilities as a result of acquisitions and facilities placed in service subsequent to September 30, 2020.
General and Administrative

	Nine Months Ended September 30,		Change
	2021	2020	$	%
		(in thousands)
General and administrative	$12,184	$7,111	$5,073	71.3%
General and administrative expense increased by $5.1 million, or 71.3%, during the nine months ended September 30, 2021 as compared to the nine months ended September 30, 2020, primarily due to increase in general personnel costs resulting from increased headcount in multiple job functions.
Depreciation, Amortization and Accretion Expense

	Nine Months Ended September 30,		Change
	2021	2020	$	%
		(in thousands)
Depreciation, amortization and accretion expense	$14,167	$8,410	$5,757	68.5%
Depreciation, amortization and accretion expense increased by $5.8 million, or 68.5%, during the nine months ended September 30, 2021 as compared to the nine months ended September 30, 2020, primarily due to the increased number of solar energy facilities as a result of acquisitions and facilities placed in service subsequent to September 30, 2020.

Acquisition and Entity Formation Costs

	Nine Months Ended September 30,		Change
	2021	2020	$	%
		(in thousands)
Acquisition and entity formation costs	$1,186	$440	$746	169.6%
Acquisition and entity formation costs increased by $0.7 million, or 169.6% during the nine months ended September 30, 2021, as compared to the nine months ended September 30, 2020, primarily due to the TrueGreen Acquisition completed on August 25, 2021.

Gain on fair value remeasurement of contingent consideration

	Nine Months Ended September 30,		Change
	2021	2020	$	%
		(in thousands)
Gain on fair value remeasurement of contingent consideration	$2,400	—	$2,400	100%
Gain on fair value remeasurement of contingent consideration is associated with the Solar Acquisition completed on December 22, 2020. Gain on fair value remeasurement was recorded for the nine months ended September 30, 2021, due to changes in significant assumptions used in the measurement, including the estimated volumes of power generation of acquired solar energy facilities.
Other Expenses, Net

	Nine Months Ended September 30,		Change
	2021	2020	$	%
		(in thousands)
Other expenses, net	$838	$104	$734	705.8%
Other expenses increased by $0.7 million during the nine months ended September 30, 2021, as compared to the nine months ended September 30, 2020, primarily due to $1.2 million of financing costs related to the modified portion of the Amended Rated Term Loan. Overall increase of other expenses was partially offset by $0.5 million of miscellaneous other income items.
Interest Expense, Net

	Nine Months Ended September 30,		Change
	2021	2020	$	%
		(in thousands)
Interest expense, net	$13,962	$10,343	$3,619	35.0%
Interest expense increased by $3.6 million, or 35.0%, during the nine months ended September 30, 2021, as compared to the nine months ended September 30, 2020, primarily due to the increase of outstanding debt held by the Company during these periods but offset by a lower blended interest rate on the Amended Rated Term Loan Facility.
Loss on Extinguishment of Debt

	September 30,		Change
	2021	2020	$	%
		(in thousands)
Loss on extinguishment of debt	$3,245	—	$3,245	100.0%

Loss on extinguishment of debt recognized by the Company during the nine months ended September 30, 2021, was associated with the Rated Term Loan that the Company refinanced with BIS on August 25, 2021. The Amended Rated Term Loan added an additional $135.6 million to the facility and reduced a weighted average annual fixed rate from 3.70% to 3.51%. In conjunction with the refinancing, a portion of the Amended Rated Term Loan was extinguished. As a result, the Company expensed unamortized deferred financing costs of $1.8 million and $1.4 million premium paid on early redemption.

Income Tax Benefit

	Nine Months Ended September 30,		Change
	2021	2020	$	%
		(in thousands)
Income tax benefit	$1,497	$881	$616	69.9%
For the nine months ended September 30, 2021, the Company recorded an income tax benefit of $1.5 million in relation to a pretax loss of $3.0 million, which resulted in an effective income tax rate of 50.6%. The effective income tax rate was primarily impacted by $0.2 million of income tax benefit due to net losses attributable to noncontrolling interests, $0.3 million of the state income tax benefit and $0.5 million of income tax benefit associated with the remeasurement of contingent consideration for the Solar Acquisition.
For the nine months ended September 30, 2020, the Company recorded an income tax benefit of $0.9 million in relation to a pretax income of $0.6 million, which resulted in an effective income tax rate of negative 152.7%. Effective income tax rate was primarily impacted by $1.8 million of income tax benefit due to net losses attributable to noncontrolling interests and a $1.6 million of state income tax expense.
Net Loss Attributable to Redeemable Noncontrolling Interests and Noncontrolling Interests
Net loss attributable to redeemable noncontrolling interests and noncontrolling interests decreased by $8.2 million, or 97.8%, during the nine months ended September 30, 2021, compared to the nine months ended September 30, 2020, primarily due to losses attributable to noncontrolling interests related to an increase in tax equity funding in late 2019.

Results of Operations—Year Ended December 31, 2020 Compared to Year Ended December 31, 2019
The following table sets forth our consolidated statements of operations data for the periods indicated.

	Year Ended December 31,		Change
	2020	2019	$	%
		(in thousands)
Operating revenues, net	$45,278	$37,434	$7,844	21.0%
Operating expenses
Cost of operations (exclusive of depreciation and amortization shown separately below)	9,661	6,784	2,877	42.4%
General and administrative	10,143	8,952	1,191	13.3%
Depreciation, amortization and accretion expense	11,932	8,210	3,722	45.3%
Acquisition and entity formation costs	1,015	866	149	17.2%

Total operating expenses	32,751	24,812	7,939	32.0%

Operating income	12,527	12,622	(95)	(0.8)%
Other (income) expenses
Other expense (income), net	258	(2,291)	2,549	(111.3)%
Interest expense, net	14,073	22,288	(8,215)	(36.9)%

Total other expenses	14,331	19,997	(5,666)	(28.3)%

Loss before income tax benefit	(1,804)	(7,375)	5,571	(75.5)%
Income tax expense	(83)	(1,185)	1,102	(93.0)%

Net loss	(1,887)	(8,560)	6,673	(78.0)%

Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	(8,680)	(4,193)	(4,487)	107.0%

Net income (loss) attributable to Altus Power, Inc.	$6,793	$(4,367)	11,160	(255.6)%

	Year Ended December 31,		Change
	2020	2019	$	%
	(in thousands)
Cumulative preferred dividends and commitment fee earned on Series A redeemable preferred stock	(15,590)	(1,523)	(14,067)	923.6%
Redeemable Series A preferred stock accretion	(2,166)	(231)	(1,935)	837.7%

Net (loss) attributable to common stockholder	$(10,963)	$(6,121)	(4,842)	79.1%

Net loss per share attributable to common stockholder
Basic and diluted	$(10,654)	$(8,129)	(2,525)	31.1%
Weighted average shares used to compute net loss per share attributable to common stockholder
Basic and diluted	1,029	753	276	36.7%

Operating Revenues

	Year Ended December 31,		Change
	2020	2019	Change	%
		(in thousands)
Revenue under power purchase agreements	$11,639	$7,143	$4,496	62.9%
Revenue from net metering credits	12,171	9,282	2,889	31.1%
Solar renewable energy certificate revenue	18,870	16,914	1,639	11.6%
Performance based incentives	2,093	3,120	(1,027)	(32.9)%
Other revenue	505	975	(470)	(48.2)%

Total	$45,278	$37,434	$7,844	21.0%

Operating revenues, net increased by $7.8 million, or 21.0%, in the year ended December 31, 2020 compared to the year ended December 31, 2019 primarily due to the increased number of solar energy facilities as a result of acquisitions and facilities placed in service in late 2019 and during the year ended December 31, 2020. Overall increase was partially off-set by $1.0 million decrease of performance-based incentives due to the expiration of the incentive program administered by a local utility in California.
Cost of Operations

	Year Ended December 31,		Change
	2020	2019	$	%
		(in thousands)
Cost of operations (exclusive of depreciation and amortization shown separately below)	$9,661	$6,784	$2,877	42.4%
Cost of operations increased by $2.9 million or 42.4% during the year ended December 31, 2020 as compared to the year ended December 31, 2019, primarily due to the increased number of solar energy facilities as a result of acquisitions and facilities placed in service in late 2019 and during the year ended December 31, 2020.
General and Administrative

	Year Ended December 31,		Change
	2020	2019	$	%
		(in thousands)
General and administrative	$10,143	$8,952	$1,191	13.3%
General and administrative expense increased by $1.2 million, or 13.3%, during the year ended December 31, 2020 as compared to year ended December 31, 2019, primarily due to increase in personnel costs from increased headcount in a variety of different job functions.
Depreciation, Amortization and Accretion Expense

	Year Ended December 31,		Change
	2020	2019	$	%
		(in thousands)
Depreciation, amortization and accretion expense	$11,932	$8,210	$3,722	45.3%

Depreciation, amortization and accretion expense increased by $3.7 million, or 45.3%, during fiscal year 2020 as compared to fiscal year 2019, primarily due to the increased number of solar energy facilities as a result of acquisitions and facilities placed in service in late 2019 and during the year ended December 31, 2020.
Acquisition and Entity Formation Costs

	Year Ended December 31,		Change
	2020	2019	$	%
		(in thousands)
Acquisition and entity formation costs	$1,015	$866	$149	17.2%
Acquisition and entity formation costs increased by $0.2 million, or 17.2%, during the year ended December 31, 2020 as compared to the year ended December 31, 2019, primarily due to the transaction costs incurred to complete the Solar Acquisition in 2020.
Other Expense (Income), Net

	Year Ended December 31,		Change
	2020	2019	$	%
		(in thousands)
Other expense (income), net	$258	$(2,291)	$2,549	(111.3%)
Other income of $2.3 million for the year ended December 31, 2019 flipped to other expense of $0.3 million for the year ended December 31, 2020 primarily due to the $2.2 million Hawaii state grant received by the Company in 2019.
Interest Expense, Net

	Year Ended December 31,		Change
	2020	2019	$	%
		(in thousands)
Interest expense, net	$14,073	$22,288	$(8,215)	(36.9%)
Interest expense decreased by $8.2 million, or 36.9%, during the year ended December 31, 2020 as compared to the year ended December 31, 2019, primarily due to the replacement of the Prior Term Loan, which bore the interest rate of approximately 9.8%, with the Rated Term Loan Facility with a weighted average interest rate of 3.7%.
Income Tax Expense

	Year Ended December 31,		Change
	2020	2019	$	%
		(in thousands)
Income tax expense	$83	$1,185	$1,102	(93.0%)
For the year ended December 31, 2020, the Company recorded an income tax provision of $0.1 million in relation to a pretax loss of $1.8 million, which resulted in an effective income tax rate of 4.6%. Effective income tax rate was primarily impacted by $1.8 million of income tax expense due to net losses attributable to noncontrolling interests and the state income tax benefit of $1.4 million (net of state valuation allowance of $0.3 million).

For the year ended December 31, 2019, the Company recorded an income tax provision of $1.2 million in relation to a pretax loss of $7.4 million, which resulted in an effective income tax rate of 16.1%. Effective income tax rate was primarily impacted by $0.9 million of net losses attributable to noncontrolling interests and the state income tax expense of $1.8 million.
Income tax expense due to losses attributable to noncontrolling interests increased during the year ended December 31, 2020 as compared to the year ended December 31, 2019 primarily due to tax equity funds added in late 2019 and in 2020. The state income tax benefit for the year ended December 31, 2020 is associated with a decrease in the effective state tax rate as compared to the year ended December 31, 2019.
Liquidity and Capital Resources
As of September 30, 2021, the Company had total cash and restricted cash of $39.2 million. For a discussion of our restricted cash, see Note 2, “Significant Accounting Policies, Restricted Cash,” to our condensed consolidated annual financial statements.
We seek to maintain diversified and cost-effective funding sources to finance and maintain our operations, fund capital expenditures, including customer acquisitions, and satisfy obligations arising from our indebtedness. Historically, our primary sources of liquidity included proceeds from the issuance of redeemable preferred stock, borrowings under our debt facilities, third party tax equity investors and cash from operations. Our business model requires substantial outside financing arrangements to grow the business and facilitate the deployment of additional solar energy facilities. We will seek to raise additional required capital from borrowings under our existing debt facilities, third party tax equity investors and cash from operations.
The solar energy systems that are in service are expected to generate a positive return rate over the useful life, typically 32 years. Typically, once solar energy systems commence operations, they do not require significant additional capital expenditures to maintain operating performance. However, in order to grow, we are currently dependent on financing from outside parties. The Company will have sufficient cash and cash flows from operations to meet working capital, debt service obligations, contingencies and anticipated required capital expenditures for at least the next 12 months. However, we are subject to business and operational risks that could adversely affect our ability to raise additional financing. If financing is not available to us on acceptable terms if and when needed, we may be unable to finance installation of our new customers’ solar energy systems in a manner consistent with our past performance, our cost of capital could increase, or we may be required to significantly reduce the scope of our operations, any of which would have a material adverse effect on our business, financial condition, results of operations and prospects. In addition, our tax equity funds and debt instruments impose restrictions on our ability to draw on financing commitments. If we are unable to satisfy such conditions, we may incur penalties for non-performance under certain tax equity funds, experience installation delays, or be unable to make installations in accordance with our plans or at all. Any of these factors could also impact customer satisfaction, our business, operating results, prospects and financial condition.
Debt
Rated Term Loan Facility
As part of the Blackstone Capital Facility, APA Finance, LLC (“APAF”), a wholly owned subsidiary of the Company, entered into a $251.0 million term loan facility with BIS through a consortium of lenders. The Rated Term Loan consists of investment grade-rated Class A and Class B notes that mature on June 30, 2045 (“Final Maturity Date”). The Rated Term Loan amortizes at an initial rate of 2.5% of outstanding principal per annum for a period of 5 years at which point the amortization steps up to 5% per annum until November 22, 2026 (“Anticipated Repayment Date”). After the Anticipated Repayment Date, the loan becomes fully-amortizing, and all available cash is used to pay down principal until the Final Maturity Date.
On August 25, 2021, APAF entered into an Amended and Restated Credit Agreement (“Amended Agreement”) with BIS to refinance the Rated Term Loan (hereby referred to as the “Amended Rated Term Loan”). The Amended Agreement added an additional $135.6 million (of which $123.9 million was drawn as of September 30, 2021), to the facility, bringing the aggregate facility to $503.0 million. The Amended Rated Term Loan has a weighted average 3.51% annual fixed rate, reduced from the previous weighted average rate of 3.70%, and matures on February 29, 2056 (“Final Maturity Date”). Of the total proceeds of the refinancing, $126.4 million was used to fund the TrueGreen Acquisition.
The Amended Rated Term Loan amortizes at an initial rate of 2.5% of outstanding principal per annum for a period of 8 years at which point the amortization steps up to 4% per annum until September 30, 2031 (“Anticipated Repayment Date”). After the Anticipated Repayment Date, the loan becomes fully-amortizing, and all available cash is used to pay down principal until the Final Maturity Date.
The Company incurred $4.7 million of issuance costs related to the refinancing, which have been deferred and recorded as a reduction to the Amended Rated Term Loan balance and are amortized as interest expense on a ten-year schedule until the Amended Rated Term Loan’s Anticipated Repayment Date. Additionally, in conjunction with the refinancing, the Company expensed $1.2 million of financing costs related to the modified portion of the Amended Rated Term Loan and included them in Other expenses, net in the condensed consolidated statements of operations.
In conjunction with the refinancing, a portion of the Amended Rated Term Loan was extinguished. As a result, the Company wrote off unamortized deferred financing costs of $1.8 million and paid fees of $1.4 million, which were included in loss on extinguishment of debt in the unaudited condensed consolidated statements of operations.
As of September 30, 2021, the outstanding principal balance of the Rated Term Loan was $491.3 million less unamortized debt discount and loan issuance costs totaling $8.1 million. As of December 31, 2020, the outstanding principal balance of the Rated Term Loan was $362.7 million less unamortized debt discount and loan issuance costs totaling $5.9 million.
As of September 30, 2021, the Company was in compliance with all covenants. As of December 31, 2020, the Company was in compliance with all covenants, except the delivery of the APAF audited consolidated financial statements, for which the Company obtained a waiver to extend the financial statement reporting deliverable due dates. The Company delivered the audited financial statements on August 19, 2021, before the extended reporting deliverable due dates.
Construction Loan to Term Loan Facility
On January 10, 2020, APA Construction Finance, LLC, a wholly owned subsidiary of the Company, entered into a credit agreement a group of lenders to fund the development and construction of future solar facilities (“Construction Loan to Term Loan Facility”). The Construction Loan to Term Loan Facility includes a construction loan commitment of $187.5 million and a letter of credit commitment of $12.5 million, which can be drawn until January 10, 2023. The construction loan commitment can convert to a term loan upon commercial operation of a particular solar energy facility. The interest rate on the loan is LIBOR plus a spread of 2.25% and carries a commitment fee at a rate equal to .50% per year of the daily unused amount of the commitment. As of September 30, 2021, the outstanding principal balances of the construction loan and term loan were $13.7 million and $12.3 million, respectively. As of September 30, 2021, the Company had an unused borrowing capacity of $161.5 million. The Construction Loan to Term Loan Facility includes various financial and other covenants, and the Company was in compliance with all such covenants as of September 30, 2021. As of December 31, 2020, the Company was in compliance with all covenants, except the delivery of the audited consolidated financial statements of the Company, for which the Company obtained a waiver to extend the financial statement reporting deliverable due date. The Company delivered the audited financial statements on August 11, 2021, before the extended reporting deliverable due date.

On December 6, 2021, APA Construction Finance, LLC entered into an amendment to the Construction Loan to Term Loan Facility to, among other things, amend the definition of “Change of Control” to clarify that the Business Combination will not result in a Change of Control under the Construction Loan to Term Loan Facility.
Financing Lease Obligations
Zildjian XI
During the nine months ended September 30, 2021, the Company, through its subsidiary Zildjian XI, sold five solar energy facilities located in Massachusetts and Minnesota with the total nameplate capacity of 10.5 MW to a third party (“ZXI Lessor”) for a total sales price of $28.5 million. In connection with these transactions, the Company and the ZXI Lessor entered into master lease agreement under which the Company agreed to lease back solar energy facilities for an initial term of ten years. The proceeds received from the sale-leaseback transactions net of transaction costs of $1.0 million and prepaid rent of $7.7 million amounted to $19.8 million.
The master lease agreement provides for a residual value guarantee as well as a lessee purchase option, both of which are forms of continuing involvement and prohibit the use of sale leaseback accounting under ASC 840. As a result, the Company accounts for the transaction using the financing method by recognizing the sale proceeds as a financing obligation and the assets subject to the sale-leaseback remain on the balance sheet of the Company and are being depreciated. The aggregate proceeds have been recorded as a long-term debt within the condensed consolidated balance sheets.

TrueGreen acquisition
As part of the TrueGreen Acquisition on August 25, 2021 (refer to Note 4 of the unaudited consolidated financial statements) the Company assumed financing lease liability of $1.8 million associated with the sale-leaseback of a solar energy facility located in Connecticut with the total nameplate capacity of 1.2 MW. In accordance with the sale-leaseback arrangement the solar energy facility was sold and immediately leased back from a third-party lessor (“TGC Lessor”). The master lease agreement provides the lessee with a purchase option, which represents a form of continuing involvement and prohibits the use of sale leaseback accounting under ASC 840.
Cash Flows
For the Nine Months Ended September 30, 2021 and 2020
The following table sets forth the primary sources and uses of cash and restricted cash for each of the periods presented below:

	Nine Months Ended September 30,
	2021	2020
	(in thousands)
Net cash provided by (used in):
Operating activities	$18,248	$12,589
Investing activities	(213,493)	(46,921)
Financing activities	196,216	39,386
Net (decrease) increase in cash and restricted cash	$971	$5,054
Operating Activities
During the nine months ended September 30, 2021 cash provided by operating activities of $18.2 million consisted primarily of net loss of $1.5 million adjusted for the net non-cash expense of $15.2 million and increase in net liabilities by $4.5 million.

During the nine months ended September 30, 2020 cash provided by operating activities of $12.6 million consisted primarily of net income of $1.5 million adjusted for the net non-cash expense of $10.6 million and increase in net liabilities by $0.5 million.
Investing Activities
During the nine months ended September 30, 2021, net cash used in investing activities was $213.5 million, consisting of $10.3 million of capital expenditures, $192.6 million to acquire businesses, net of cash and restricted cash acquired, and $10.7 million to acquire renewable energy facilities from third parties, net of cash and restricted cash acquired.
During the nine months ended September 30, 2020, net cash used in investing activities was $46.9 million, consisting of $28.3 million of capital expenditures, $17.9 million to acquire renewable energy facilities from third parties, net of cash and restricted cash acquired and $0.8 million of payments made to acquire new customers.
Financing Activities
Net cash provided by financing activities was $196.2 million for the nine months ended September 30, 2021, which consisted of proceeds from the issuance of long-term debt of $288.9 million, proceeds from the issuance of Series A preferred stock of $82 million, and $2.7 million of contributions from noncontrolling interests. Cash provided by financing activities was partially off-set by $148.8 million to repay long-term debt, $17.7 million of paid dividends and commitment fees on Series A preferred stock, $3.7 million of debt issuance and extinguishment costs, $4.3 million of deferred transaction costs, $2.8 million for redemption of and distributions to noncontrolling interests, and $0.1 million of contingent consideration.
Net cash provided by financing activities was $39.4 million for the nine months ended September 30, 2020, which consisted primarily of $78.3 million of proceeds from issuance of long-term debt, $14.5 million of proceeds from issuance of Series A preferred stock, and $23.9 million of contributions from noncontrolling interests. Cash provided by financing activities was partially off-set by $39.2 million to repay long-term debt, $13.0 million of paid dividends and commitment fees on Series A preferred stock, $22.5 million in distributions to common equity stockholder, $1.0 million of debt issuance costs, $1.5 million for redemptions of and distributions to noncontrolling interests, and $0.1 million of paid contingent consideration.

For the Years Ended December 31, 2020 and 2019
The following table sets forth the primary sources and uses of cash and restricted cash for each of the periods presented below:

	Year Ended December 31,
	2020	2019
	(in thousands)
Net cash provided by (used in):
Operating activities	$12,296	$5,024
Investing activities	(171,342)	(97,036)
Financing activities	165,115	110,402

Net increase in cash and restricted cash	$6,069	$18,390

Operating Activities
During the year ended December 31, 2020 cash provided by operating activities of $12.3 million consisted primarily of net loss of $1.9 million adjusted for the net non-cash expense of $15.5 million and off-set by an increase in net liabilities by $1.3 million.

During the year ended December 31, 2019 cash provided by operating activities of $5.0 million consisted primarily of net loss of $8.6 million adjusted for the net non-cash expense of $11.5 million and an increase in net assets by $2.1 million.
Investing Activities
During the year ended December 31, 2020, net cash used in investing activities was $171.3 million, consisting of $36.6 million of capital expenditures, $110.7 million of consideration paid, net of cash acquired, for the Solar Acquisition, $23.4 million to acquire renewable energy facilities from third parties, net of cash and restricted cash acquired, $0.9 million for customer and site lease acquisitions, and $0.3 million of other cash receipts from investing activities.
During the year ended December 31, 2019, net cash used in investing activities was $97.0 million, consisting of $57.2 million of capital expenditures, $36.8 million of to acquire renewable energy facilities from third parties, net of cash and restricted cash acquired, and $3.0 million for customer and site lease acquisitions.
Financing Activities
Net cash provided by financing activities was $165.1 million for the year ended December 31, 2020, which consisted of $205.8 million of proceeds from issuance of long-term debt, $31.5 million proceeds from issuance of common stock and Series A preferred stock, $23.9 million of contributions from noncontrolling interests. Net cash provided by financing activities was partially off-set by $55.7 million to repay long-term debt, $22.5 million distribution to common equity stockholder, $13.0 million of paid dividends and commitment fees on Series A preferred stock, $1.6 million of debt issuance costs, $1.5 million paid to redeem noncontrolling interests, $1.3 million of distributions to noncontrolling interests, and $0.5 of paid contingent consideration.
Net cash provided by financing activities was $110.4 million for the year ended December 31, 2019, which consisted primarily of $291.8 million of proceeds from issuance of long-term debt, $176.5 million of proceeds from issuance of common stock and Series A preferred stock, $7.1 million of contributions from noncontrolling interests, and $5.8 million of contributions from common equity stockholder. Cash provided by financing activities was partially off-set by $249.7 million to repay long-term debt, $4.2 million of debt issuance costs, $111.4 million of distributions to common equity stockholder, $4.3 million of paid equity issuance costs, $0.9 million of distributions to noncontrolling interests, and $0.3 million paid to redeem noncontrolling interests.
Contractual Obligations and Commitments
We enter into service agreements in the normal course of business. These contracts do not contain any minimum purchase commitments. Certain agreements provide for termination rights subject to termination fees or wind down costs. Under such agreements, we are contractually obligated to make certain payments to vendors, mainly, to reimburse them for their unrecoverable outlays incurred prior to cancellation. The exact amounts of such obligations are dependent on the timing of termination, and the exact terms of the relevant agreement and cannot be reasonably estimated. As of September 30, 2021, we do not expect to cancel these agreements.

The Company has operating leases for land and buildings and has contractual commitments to make payments in accordance with site lease agreements.
Off-Balance Sheet Arrangements
The Company enters into letters of credit and surety bond arrangements with lenders, local municipalities, government agencies and land lessors. These arrangements relate to certain performance-related obligations and serve as security under the applicable agreements. As of September 30, 2021, and December 31, 2020, the Company had outstanding letters of credit and surety bonds totaling $10.6 million and $7.5 million, respectively. We believe the Company will fulfill the obligations under the related arrangements and do not anticipate any material losses under these letters of credit or surety bonds.

Critical Accounting Policies and Use of Estimates
Our management’s discussion and analysis of financial condition and results of operations is based on our consolidated annual financial statements, which have been prepared in accordance with GAAP. The preparation of our consolidated financial statements and related disclosures requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, costs and expenses and the disclosure of contingent assets and liabilities in our financial statements. We base our estimates on historical experience, known trends and events and various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We evaluate our estimates and assumptions on an ongoing basis. Our actual results may differ from these estimates under different assumptions or conditions.
Other than the policies noted in Note 2, “Significant Accounting Policies,” in the notes to our condensed consolidated financial statements as of September 30, 2021 and for the nine months ended September 30, 2021, and 2020, included elsewhere in this prospectus, there have been no material changes to its critical accounting policies and estimates as compared to those disclosed in its audited consolidated financial statements as of December 31, 2020, and 2019 and for the years ended December 31, 2020, and 2019, included elsewhere in this prospectus. While our significant accounting policies are described in more detail in the notes to such financial statements described above and included elsewhere in this prospectus, we believe the following accounting policies and estimates to be most critical to the preparation of its consolidated financial statements.
Variable Interest Entities
The Company consolidates all variable interest entities (“VIEs”) in which it holds a variable interest and is deemed to be the primary beneficiary of the variable interest entity. Generally, a variable interest entity, or VIE, is an entity with at least one of the following conditions: (a) the total equity investment at risk is insufficient to allow the entity to finance its activities without additional subordinated financial support, or (b) the holders of the equity investment at risk, as a group, lack the characteristics of having a controlling financial interest. The primary beneficiary of a VIE is an entity that has a variable interest or a combination of variable interests that provide that entity with a controlling financial interest in the VIE. An entity is deemed to have a controlling financial interest in a VIE if it has both of the following characteristics: (a) the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance, and (b) the obligation to absorb losses of the VIE that could potentially be significant to the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE. The Company evaluates whether an entity is a VIE whenever reconsideration events as defined by the accounting guidance occur. See Note 7 to the Company’s consolidated financial statements included elsewhere in this proxy statement/prospectus.
Business Combinations and Acquisitions of Assets
The Company applies the definition of a business in ASC 805, Business Combinations, to determine whether it is acquiring a business or a group of assets. When the Company acquires a business, the purchase price is allocated to (i) the acquired tangible assets and liabilities assumed, primarily consisting of solar energy facilities and land, (ii) the identified intangible assets and liabilities, primarily consisting of favorable and unfavorable rate PPAs and REC agreements, (iii) asset retirement obligations (iv) non-controlling interests, and (v) other working capital items based in each case on their estimated fair values. The excess of the purchase price, if any, over the estimated fair value of net assets acquired is recorded as goodwill. The fair value measurements of the assets acquired and liabilities assumed were derived utilizing an income approach and based, in part, on significant inputs not observable in the market. These inputs include, but are not limited to, estimates of future power generation, commodity prices, operating costs, and appropriate discount rates. These inputs required significant judgments and estimates at the time of the valuation. In addition, acquisition costs related to business combinations are expensed as incurred.
When an acquired group of assets does not constitute a business, the transaction is accounted for as an asset acquisition. The cost of assets acquired and liabilities assumed in asset acquisitions is allocated based upon relative fair value. The fair value measurements of the solar facilities acquired and asset retirement obligations assumed were derived utilizing an income approach and based, in part, on significant inputs not observable in the market. These inputs include, but are not limited to, estimates of future power generation, commodity prices, operating costs, and appropriate discount rates. These inputs required significant judgments and estimates at the time of the valuation. Transaction costs incurred on an asset acquisition are capitalized as a component of the assets acquired.

Intangible Assets, Intangible Liabilities and Amortization
Intangible assets and intangible liabilities include favorable and unfavorable rate PPAs, NMCAs, and REC agreements as well as site lease issuance costs, and fees paid to third parties for acquiring customers. PPAs, NMCAs and REC agreements obtained through acquisitions are recorded at the estimated fair value as of the acquisition date and the difference between the contract price and current market price is recorded as an intangible asset or liability.
Amortization of intangible assets and liabilities is recorded within depreciation, amortization and accretion in the consolidated statements of operations. Third party costs necessary to enter into site lease agreements are amortized using the straight-line method ratably over 15-30 years based upon the term of the individual site leases. Third party costs necessary to acquire PPAs and NMCA customers are amortized using the straight-line method ratably over 15-25 years based upon the term of the customer contract. Estimated fair value allocated to the favorable and unfavorable rate PPAs and REC agreements are amortized using the straight-line method over the remaining non-cancelable terms of the respective agreements. The straight-line method of amortization is used because it best reflects the pattern in which the economic benefits of the intangibles are consumed or otherwise used up. The amounts and useful lives assigned to intangible assets acquired and liabilities assumed impact the amount and timing of future amortization. See Note 5, “Intangible Assets and Intangible Liabilities,” to the Company’s consolidated financial statements included elsewhere in this proxy statement/prospectus.
Impairment of Long-Lived Assets
The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. These events and changes in circumstances may include a significant decrease in the market price of a long-lived asset; a significant adverse change in the extent or manner in which a long-lived asset is being used or in its physical condition; a significant adverse change in the business climate that could affect the value of a long-lived asset; an accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of a long-lived asset; a current-period operating or cash flow loss combined with a history of such losses or a projection of future losses associated with the use of a long-lived asset; or a current expectation that, more likely than not, a long-lived asset will be sold or otherwise disposed of significantly before the end of its previously estimated useful life. For purposes of recognition and measurement of an impairment loss, long-lived assets are grouped with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities.
When impairment indicators are present, recoverability is measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flow expected to be generated and any estimated proceeds from the eventual disposition. If the long-lived assets are considered to be impaired, the impairment to be recognized is measured at the amount by which the carrying amount of the asset exceeds the fair market value as determined from an appraisal, discounted cash flows analysis, or other valuation technique. For the years ended December 31, 2020 and 2019, there were no events or changes to circumstances that may indicate the carrying value of long-lived asset would not be recoverable, therefore, there was no impairment loss recognized for the years ended December 31, 2020 and 2019.

Asset Retirement Obligations
AROs are retirement obligations associated with long-lived assets for which a legal obligation exists under enacted laws, statutes, and written or oral contracts, including obligations arising under the doctrine of promissory estoppel, and for which the timing and/or method of settlement may be conditional on a future event. The Company recognizes the fair value of a liability for an ARO in the period in which it is incurred and when a reasonable estimate of fair value can be made.
Upon initial recognition of a liability for an ARO, the asset retirement cost is capitalized by increasing the carrying amount of the related long-lived asset by the same amount. Over time, the liability is accreted to its future value, while the capitalized cost is depreciated over the useful life of the related asset. The Company’s AROs are primarily related to the future dismantlement of equipment on leased property. The Company records AROs as part of other non-current liabilities on its balance sheet. For further detail, see Note 15 to the Company’s audited consolidated financial statements included elsewhere in this proxy statement/prospectus.
Revenue Recognition
The Company derives its operating revenues principally from PPAs, NMCAs, SRECs, and PBIs.
Power Purchase Agreements
A portion of the Company’s power sales revenues is earned through the sale of energy (based on kilowatt hours) pursuant to terms of PPAs. PPAs that qualify as leases under ASC 840, Leases, or derivatives under ASC 815, Derivatives and Hedging, are not material and the majority of the Company’s PPAs are accounted for under ASC 606, Revenue from Contracts with Customers. The Company’s PPAs typically have fixed or floating rates and are generally invoiced on a monthly basis. The Company typically sells energy and related environmental attributes (e.g., RECs) separately to different customers and considers the delivery of power energy under PPAs to represent a series of distinct goods that is substantially the same and has the same pattern of transfer measured by the output method. The Company applied the practical expedient allowing the Company to recognize revenue in the amount that the Company has a right to invoice which is equal to the volume of energy delivered multiplied by the applicable contract rate. For certain of the Company’s rooftop solar energy facilities, revenue is recognized net of immaterial pass-through lease charges collected on behalf of building owners.
Net Metering Credit Agreements
A portion of the Company’s power sales revenues are obtained through the sale of net metering credits under NMCAs. Net metering credits are awarded to the Company by the local utility based on kilowatt hour generation by solar energy facilities, and the amount of each credit is determined by the utility’s applicable tariff. The Company currently receives net metering credits from various utilities including Eversource Energy, National Grid Plc, and Xcel Energy. There are no direct costs associated with net metering credits, and therefore, they do not receive an allocation of costs upon generation. Once awarded, these credits are then sold to third party offtakers pursuant to the terms of the offtaker agreements. The Company views each net metering credit in these arrangements as a distinct performance obligation satisfied at a point in time. Generally, the customer obtains control of net metering credits at the point in time when the utility assigns the generated credits to the Company account, who directs the utility to allocate to the customer based upon a schedule. The transfer of credits by the Company to the customer can be up to one-month after the underlying power is generated. As a result, revenue related to NMCA is recognized upon delivery of net metering credits by the Company to the customer. The Company’s customers apply net metering credits as a reduction to their utility bills.
Solar Renewable Energy Certificate Revenue
The Company applies for and receives SRECs in certain jurisdictions for power generated by solar energy systems it owns. The quantity of SRECs is based on the amount of energy produced by the Company’s qualifying generation facilities. SRECs are sold pursuant to agreements with third parties, who typically require SRECs to comply with state-imposed renewable portfolio standards. Holders of SRECs may benefit from registering the credits in their name to comply with these state-imposed requirements, or from selling SRECs to a party that requires additional SRECs to meet its compliance obligations. The Company receives SRECs from various state regulators including: New Jersey Board of Public Utilities, Massachusetts Department of Energy Resources, and Maryland Public Service Commission. There are no direct costs associated with SRECs, and therefore, they do not receive an allocation of costs upon generation. The majority of individual SREC sales reflect a fixed quantity and fixed price structure over a specified term. The Company typically sells SRECs to different customers from those purchasing the energy under PPAs. The Company believes the sale of each SREC is a distinct performance obligation satisfied at a point in time and that the performance obligation related to each SREC is satisfied when each SREC is delivered to the customer.
Performance Based Incentives
Many state governments, utilities, municipal utilities and co-operative utilities offer a rebate or other cash incentive for the installation and operation of a renewable energy facility. Up-front rebates provide funds based on the cost, size or expected production of a renewable energy facility. Performance-based incentives provide cash payments to a system owner based on the energy generated by their renewable energy facility during a pre-determined period, and they are paid over that time period. The Company recognizes revenue from state and utility incentives at the point in time in which they are earned.
Income Taxes
The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rate on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.
The Company records net deferred tax assets to the extent it believes these assets will more likely than not be realized. In evaluating if a valuation allowance is warranted, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax planning strategies and recent financial operations, refer to Note 17 to the Company’s audited consolidated financial statements included elsewhere in this proxy statement/prospectus for further details.
The preparation of consolidated financial statements in accordance with U.S. GAAP requires the Company to report information regarding its exposure to various tax positions taken by the Company. The Company is required to determine whether a tax position of the Company is more likely than not to be sustained upon examination by the applicable taxing authority, including the resolution of any related appeals or litigation processes, based on the technical merits of the position. The uncertain tax position to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement, which could result in the Company recording a tax liability that would reduce net assets. The Company reviews and evaluates tax positions and determines whether or not there are uncertain tax positions that require financial statement recognition. Generally, tax authorities can examine all tax returns filed for the last three years.

Management believes that the Company has adequately addressed all relevant tax positions and that there are no unrecorded tax liabilities. As a result, no income tax liability or expense related to uncertain tax positions have been recorded in the accompanying consolidated financial statements.
The Company’s income tax expense, deferred tax assets and liabilities reflect management’s best assessment of estimated future taxes to be paid.

Noncontrolling Interests and Redeemable Noncontrolling Interests in Solar Facility Subsidiaries
Noncontrolling interests and redeemable noncontrolling interests represent third parties’ tax equity interests in the net assets of certain consolidated Solar Facility Subsidiaries, which were created to finance the costs of solar energy facilities under long-term operating agreements. The tax equity interests are generally entitled to receive substantially all the accelerated depreciation tax deductions and investment tax credits arising from Solar Facility Subsidiaries pursuant to their contractual shareholder agreements, together with a portion of these ventures’ distributable cash. The tax equity interests’ claim to tax attributes and distributable cash from Solar Facility Subsidiaries decreases to a small residual interest after a predefined ‘flip point’ occurs, typically the expiration of a time period or upon the tax equity investor’s achievement of a target yield. Because the tax equity interests’ participation in tax attributes and distributable cash from each Solar Facility Subsidiary is not consistent over time with their initial capital contributions or percentage interest, the Company has determined that the provisions in the contractual arrangements represent substantive profit-sharing arrangements. In order to reflect the substantive profit-sharing arrangements, the Company has determined that the appropriate methodology for attributing income and loss to the noncontrolling interests and redeemable noncontrolling interests each period is a balance sheet approach referred to as the Hypothetical Liquidation at Book Value (“HLBV”) method. Under the HLBV method, the amounts of income and loss attributed to the noncontrolling interests and redeemable noncontrolling interests in the consolidated statements of operations reflect changes in the amounts the third parties would hypothetically receive at each balance sheet date based on the liquidation provisions of the respective operating partnership agreements. HLBV assumes that the proceeds available for distribution are equivalent to the unadjusted, stand-alone net assets of each respective partnership, as determined under U.S. GAAP. The third parties’ noncontrolling interest in the results of operations of these subsidiaries is determined as the difference in the noncontrolling interests’ and redeemable noncontrolling interests’ claims under the HLBV method at the start and end of each reporting period, after considering any capital transactions, such as contributions or distributions, between the subsidiaries and third parties. The application of HLBV generally results in the attribution of pre-tax losses to tax equity interests in connection with their receipt of accelerated tax benefits from the Solar Facility Subsidiaries, as the third-party investors’ receipt of these benefits typically reduces their claim on the partnerships’ net assets.
Attributing income and loss to the noncontrolling interests and redeemable noncontrolling interests under the HLBV method requires the use of significant assumptions and estimates to calculate the amounts that third parties would receive upon a hypothetical liquidation. Changes in these assumptions and estimates can have a significant impact on the amount that third parties would receive upon a hypothetical liquidation. The use of the HLBV methodology to allocate income to the noncontrolling and redeemable noncontrolling interest holders may create volatility in the Company’s consolidated statements of operations as the application of HLBV can drive changes in net income available and loss attributable to noncontrolling interests and redeemable noncontrolling interests from quarter to quarter.
The Company classifies certain noncontrolling interests with redemption features that are not solely within the control of the Company outside of permanent equity on its consolidated balance sheets. Estimated redemption value is calculated as the discounted cash flows attributable to the third parties subsequent to the reporting date. Redeemable noncontrolling interests are reported using the greater of their carrying value at each reporting date as determined by the HLBV method or their estimated redemption value in each reporting period. Estimating the redemption value of the redeemable noncontrolling interests requires the use of significant assumptions and estimates. Changes in these assumptions and estimates can have a significant impact on the calculation of the redemption value. See Note 11, “Redeemable Noncontrolling Interest” to the Company’s consolidated financial statements included elsewhere in this proxy statement/prospectus.
Emerging Growth Company Status
In April 2012, the JOBS Act was enacted. Section 107 of the JOBS Act provides that an “emerging growth company,” or an EGC, can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. Thus, an EGC can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period for new or revised accounting standards during the period in which we remain an EGC.
We expect to remain an EGC until the earliest to occur of: (1) the last day of the fiscal year in which we, as applicable, have more than $1.07 billion in annual revenue; (2) the date we qualify as a “large accelerated filer,” with at least $700.0 million of equity securities held by non-affiliates; (3) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period; and (4) the last day of the fiscal year ending after the fifth anniversary of our initial public offering.
Additionally, we are a “smaller reporting company” meaning that the market value of our stock held by non-affiliates is expected to be less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We will continue to be a smaller reporting company so long as either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.
Recent Accounting Pronouncements
A description of recently issued accounting pronouncements that may potentially impact our financial position and results of operations is disclosed in Note 2 to our consolidated financial statements appearing at the end of this proxy statement/prospectus.
Quantitative and Qualitative Disclosures about Market Risks
We are exposed to various market risks in our normal business activities. Market risk is the potential loss that may result from market changes associated with our business or with an existing or forecasted financial or commodity transactions.
Interest Rate Risk
Changes in interest rates create a modest risk because certain borrowings bear interest at floating rates based on LIBOR plus a specified margin. We sometimes manage our interest rate exposure on floating-rate debt by entering into derivative instruments to hedge all or a portion of our interest rate exposure on certain debt facilities. We do not enter into any derivative instruments for trading or speculative purposes. Changes in economic conditions could result in higher interest rates, thereby increasing our interest expense and operating expenses and reducing funds available to capital investments, operations and other purposes. A hypothetical 10% increase in our interest rates on our variable debt facilities would not have a material impact on the value of the Company’s cash, cash equivalents, debt, net loss or cash flows.
Credit Risk
Financial instruments which potentially subject Altus to significant concentrations of credit risk consist principally of cash and restricted cash. Our investment policy requires cash and restricted cash to be placed with high-quality financial institutions and limits the amount of credit risk from any one issuer. We additionally perform ongoing credit evaluations of our customers’ financial condition whenever deemed necessary and generally do not require collateral.

Internal Control Over Financial Reporting
In connection with the preparation and audit of the Company’s consolidated financial statements as of December 31, 2020 and 2019 and for the years then ended, material weaknesses were identified in its internal control over financial reporting. See the subsection titled “Risk Factors—We have identified material weaknesses in our internal control over financial reporting.”

MANAGEMENT AND BOARD OF DIRECTORS
The following is a list of the persons who are our directors and executive officers and their ages and positions.

Name	Age	Title
Gregg J. Felton	50	Co-Chief Executive Officer, Director
Lars R. Norell	50	Co-Chief Executive Officer, Director
Christine R. Detrick	63	Director
Richard N. Peretz	60	Director
Sharon R. Daley	60	Director
William F. Concannon	66	Director
Robert M. Horn	40	Director
Sarah E. Coyne	30	Director
Gregg J. Felton. Mr. Felton has served as a member of our board of directors since the Business Combination. Mr. Felton is also a Co-Founder and Co-CEO of Altus and has been with Altus since 2013. Previously, Mr. Felton was a partner of Goldman Sachs and the Chief Investment Officer of the Credit Alternatives platform at Goldman Sachs Asset Management, where he oversaw hedge funds as well as several private credit vehicles, mutual funds, and separate accounts aggregating over $5 billion. Prior to joining Goldman Sachs, Mr. Felton was a senior portfolio manager at Amaranth Advisors, a multi-strategy hedge fund located in Greenwich, Connecticut. He led Amaranth’s global corporate credit investment team from 2000 to 2006. Before joining Amaranth, he was a vice president at Chase Manhattan Bank. Mr. Felton earned his Bachelor of Arts in Economics from Tufts University and a J.D. and M.B.A. from the Georgetown University Law Center and School of Business.
Lars R. Norell. Mr. Norell has served as a member of our board of directors since the Business Combination. Mr. Norell is also a Co-Founder and Co-CEO of Altus and has been with Altus since 2009. Previously, Mr. Norell was a Principal and Managing Director at Cohen & Company where he served as Head of Capital Markets and subsequently led the Alternative Assets effort. Prior to joining Cohen & Company in February of 2006, Mr. Norell was a Managing Director and Co-Head of US Structured Credit Products at Merrill Lynch. Before that he was a Vice President and investment banker in the Credit Products Group at Credit Suisse. Mr. Norell currently serves on the board of directors of EDLY Inc., a marketplace for income share agreements. Mr. Norell began his career as an attorney at Cadwalader, Wickersham & Taft in 1998. Mr. Norell earned his BSBA from the International University of Monaco in France and a J.D. from the University of Virginia School of Law.
Christine R. Detrick. Ms. Detrick has served as the Chairperson of our board of directors since the Business Combination. From 2002 until 2012, Ms. Detrick was a Senior Partner, Leader of the Financial Services Practice, and a Senior Advisor at Bain & Company. Before joining Bain, she served for 10 years at A.T. Kearney, Inc., including as Leader of the Global Financial Institutions group and a member of the board of management and board of directors. Prior to those roles, she was a founding member of a venture capital firm specializing in savings and loan institutions and served as the chief executive officer of St. Louis Bank for Savings and was a consultant at McKinsey and Company earlier in her career. Ms. Detrick currently serves on the boards of Capital One Financial Corporation and of Reinsurance Group of America, a publicly traded reinsurance company, serving as chair of the Nominating and Governance Committee. Ms. Detrick has announced she will not be standing for re-election to the board of Reinsurance Group of America at its annual meeting of shareholders to be held May 25, 2022. Ms. Detrick also serves as chair of the board of Hartford Mutual Funds, a mutual fund company, and on the board of Charles River Associates, a public management consulting firm. She also previously served on the board of directors of Forest City Realty Trust, a public real estate investment trust, as chair of the Compensation Committee. She received her B.S. in Economics from the Wharton School of the University of Pennsylvania.
Richard N. Peretz. Mr. Peretz has served as a member of our board of directors since the Business Combination. From 2015 until he retired in February 2020, Mr. Peretz was the Chief Financial Officer of United Parcel Service (“UPS”). Prior to that, Mr. Peretz served in multiple roles at UPS for over 30 years, including as Controller and Treasurer, along with leading the mergers and acquisitions group from 2007 to 2015. Mr. Peretz also serves on the board of directors of Electric Last Mile, an electric vehicle company, and Tribe Capital Growth Corp. I. and serves as chair of the audit committee for both companies. He also serves on the board of directors for Semper Paratus Acquisition Corp. Mr. Peretz earned his Bachelor of Business Administration from the University of Texas at San Antonio and his Masters in Business Administration from Emory University.
Sharon R. Daley. Ms. Daley has served as a member of our board of directors since the Business Combination. From February 2018 until September 2021, Ms. Daley was an Operating Partner at The Blackstone Group, assisting their portfolio companies with C-suite leadership assessment, coaching and development. Ms. Daley was also involved in board member selection and governance for many of The Blackstone Group’s portfolio companies. Previously, Ms. Daley served in a variety of senior human resources roles at General Electric for over 34 years. She earned her Bachelor of Arts in Labor Relations from Rutgers University.
Robert M. Horn. Mr. Horn has served as a member of our board of directors since the Business Combination. Mr. Horn joined Blackstone Credit (previously GSO Capital Partners) in 2005 and is Co-Head of Energy Investing for Blackstone Credit, and leads the firm’s investment activities in renewable energy and sustainable resources. Mr. Horn is a member of Blackstone’s ESG committee which helps to develop and implement the firm’s ESG policies. In addition, Mr. Horn sits on the investment committees for Blackstone Credit’s structured products, performing credit, distressed credit, and energy funds. Prior to joining Blackstone Credit, Mr. Horn worked in Credit Suisse’s Global Energy Group, where he advised on high yield financings and merger and acquisition assignments for companies in the power and utilities sector. He earned his Bachelor of Commerce with honors from McGill University.
Sarah E. Coyne. Ms. Coyne has served as a member of our board of directors since the Business Combination. Ms. Coyne is currently a Vice President at ValueAct Capital, an investment company. At ValueAct Capital, Ms. Coyne is responsible for evaluating investment opportunities and managing a diverse portfolio of investments and has been with the firm since September 2017. Prior to ValueAct, she served as Associate in the Technology, Media & Telecommunications private equity group at KKR & Co. Inc., from 2015 to 2017, and before that, a member of the Technology, Media & Telecommunications investment banking group at Goldman Sachs & Co. LLC, from 2013 to 2015. Ms. Coyne received a B.S. from the University of Pennsylvania’s Wharton School of Business.
William F. Concannon. Mr. Concannon has served as the Class B Director since the Business Combination. Mr. Concannon is CBRE’s Global Group President, Clients and Business Partners. He drives the firm’s engagement strategy for CBRE’s largest occupier and investor clients, as well as key strategic partners. He has been with CBRE since its acquisition of the Trammell Crow Company in 2006. Before assuming his current role, he served as Global CEO of CBRE’s GWS business segment, a global, integrated, full-service real estate outsourcing business serving the world’s largest real estate occupiers. He serves on the board of Charles Rivers Associates (NASDAQ: CRAI). Mr. Concannon received a B.S. from Providence College.
Director Independence
The NYSE listing standards require that a majority of the board of directors of a company listed on NYSE be composed of “independent directors.” An “independent director” is defined generally as a person that, in the opinion of the company’s board of directors, has no material relationship with the listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company). Based on information provided by each director concerning his or her background, employment and affiliations, including family relationships, the Board has determined that each of Christine R. Detrick, Richard N. Peretz, Sharon R. Daley, Robert M. Horn and Sarah E. Coyne is an independent director under the NYSE listing standards and that each of the Audit Committee members, Richard Peretz, Sarah Coyne and Sharon Daley is an independent director under Rule 10A-3 of the Exchange Act. In making these determinations, the Board considered the current and prior relationships that each non-employee director has and will have with CBAH and all other facts and circumstances that the Board deems relevant in determining independence, including the beneficial ownership of CBAH common stock by each non-employee director (and related entities) and certain transactions involving them described in the section entitled “Certain Relationships and Related Person Transactions.”
Composition of the Board
The business and affairs of Altus are managed under the direction of the Board. We have a classified Board, with three directors in Class I (Richard N. Peretz, Sharon R. Daley and Sarah E. Coyne), two directors in Class II (Christine R. Detrick and Robert M. Horn) and two directors in Class III (Lars R. Norell and Gregg J. Felton). In addition, the Sponsor nominated William F. Concannon to serve as the Class B Director.
Board Committees
The standing committees of our Board consist of an audit committee, a compensation committee and a nominating and corporate governance committee. Our Board may from time to time establish other committees.
Our co-chief executive officers and other executive officers regularly report to the non-executive directors and the audit, the compensation and the nominating and corporate governance committees to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls.
Audit Committee
Our audit committee, consists of Richard N. Peretz, who serves as chairperson, Sharon R. Daley and Sarah E. Coyne. Each member of the audit committee qualifies as an independent director under the NYSE corporate governance requirements and the independence requirements of Rule 10A-3 of the Exchange Act. The Board will determine which member of our audit committee qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and meets the financial literacy requirements of the NYSE.

The purpose of the audit committee is to prepare the audit committee report required by the SEC to be included in our proxy statement and to assist our Board in overseeing and monitoring (1) the quality and integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, (4) the performance of our internal audit function and (5) the performance of our independent registered public accounting firm.
Our Board adopted a written charter for the audit committee, which is available on our website.
Compensation Committee
Our compensation committee, consists of Sharon R. Daley, who serves as the chairperson, Richard N. Peretz and Robert M. Horn.
The purpose of the compensation committee is to assist our Board in discharging its responsibilities relating to (1) setting our compensation program and compensation of our executive officers and directors, (2) monitoring our incentive and equity-based compensation plans and (3) preparing the compensation committee report required to be included in our proxy statement under the rules and regulations of the SEC.
Our Board adopted a written charter for the compensation committee, which is available on our website.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee, consists of Christine R. Detrick, who serves as chairperson, Richard N. Peretz and Sarah E. Coyne. The purpose of our nominating and corporate governance committee is to assist our Board in discharging its responsibilities relating to (1) identifying individuals qualified to become new Board members, consistent with criteria approved by the Board, (2) reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that the Board select, the director nominees for the next annual meeting of stockholders, (3) identifying Board members qualified to fill vacancies on any Board committee and recommending that the Board appoint the identified member or members to the applicable committee, (4) reviewing and recommending to the Board corporate governance principles applicable to us, (5) overseeing the evaluation of the Board and management and (6) handling such other matters that are specifically delegated to the committee by the Board from time to time.
Our Board adopted a written charter for the nominating and corporate governance committee, which is available on our website.
Code of Business Conduct
We adopted a new code of business conduct that applies to all of our directors, officers and employees, including our principal executive officers, principal financial officer and principal accounting officer, which is available on our website. Our code of business conduct is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our investor’s website, https://investors.altuspower.com/. Information contained on or accessible through the website is not a part of this prospectus, and the inclusion of the website address in this prospectus is an inactive textual reference only.
Limitation on Liability and Indemnification of Officers and Directors
Our third amended and restated certificate of incorporation provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our third amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL or unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.
We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our second amended and restated certificate of incorporation. Our second amended and restated bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have obtained a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. We believe that these provisions, the insurance and indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXECUTIVE COMPENSATION
Introduction
This section provides an overview of Altus’s executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below. This section also provides an overview of certain compensation arrangements adopted in connection with the Business Combination Agreement, which became effective at the Closing. Throughout this section, unless otherwise noted, “we,” “us,” “our” and similar terms refer to Altus and its subsidiaries prior to the consummation of the Business Combination, and to Altus and its subsidiaries after the Business Combination.
For the year ended December 31, 2021, Altus’s named executive officers (“Named Executive Officers” or “NEOs”) were:

•	Gregg Felton, Co-Chief Executive Officer;

•	Lars Norell, Co-Chief Executive Officer;

•	Anthony Savino, Chief Construction Officer; and

•	Dustin Weber, Chief Financial Officer.
This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt in the future may differ materially from the currently planned programs summarized in this discussion.
The compensation committee of the Board (the “Compensation Committee”) sets the executive compensation philosophy and oversees the compensation and benefits programs for the Company. The Compensation Committee oversees and determines the compensation of the Co-Chief Executive Officers and other executive officers of Altus. With respect to base salaries, annual incentive compensation and long-term incentives, the Compensation Committee establishes the compensation mix, performance measures, goals, targets and business objectives based on Altus’s competitive marketplace. The Compensation Committee determines benefits and severance arrangements, if any, that Altus will make available to executive officers.
In addition to base salary and annual bonuses, Altus grants stock-based awards under the Incentive Plan to promote its interests by providing these executives with the opportunity to acquire equity interests as an incentive for their remaining in its service and aligning the executives’ interests with those of Altus’s equity holders. In addition, the named executive officers will be eligible to participate in the employee stock purchase plan on the same basis as all of our eligible employees.

Summary Compensation Table

Name and Principal Position	Year	Salary($)	Bonus($)(1)	Stock awards($)(2)	Total compensation ($)
Gregg Felton	2021	550,000	861,000	—	1,411,000
Co-Chief Executive Officer	2020	550,000	861,000	—	1,411,000
	2019	500,000	644,000	—	1,144,000
Lars Norell	2021	550,000	861,000	—	1,411,000
Co-Chief Executive Officer	2020	550,000	861,000	—	1,411,000
	2019	500,000	644,000	—	1,144,000
Anthony Savino	2021	325,000	355,000		680,000
Chief Construction Officer	2020	325,000	427,000	—	752,000
	2019	325,000	363,000	77,000	765,000
Dustin Weber	2021	350,000	350,000	52,200	752,200
Chief Financial Officer	2020	250,000	422,000	—	672,000
	2019	225,000	403,000	45,000	673,000

(1)	The amounts reported in this column represent the actual annual bonuses paid for 2019 and 2020, and the annual bonuses to be paid for 2021.

(2)	The amounts reported in this column represent the fair value of awards of profits interest units in APAM and APAH.
Narrative Disclosure to Summary Compensation Table
Agreements with our Named Executive Officers
Mr. Felton and Mr. Norell. Each of Mr. Felton and Mr. Norell has entered into an employment agreement with the Company, and are presently compensated as described below. Pursuant to the employment agreements, each of Mr. Felton and Mr. Norell is entitled to receive an annual base salary of $550,000 per year (to be reviewed annually by the Compensation Committee) and 25 days of paid vacation per year, and will be eligible to receive an annual bonus with a target and maximum amount equal to 100% and 200%, respectively, of his annual base salary. Pursuant to a restrictive covenant agreement that each such named executive officer has entered into concurrently with the employment agreement, each of Mr. Felton and Mr. Norell is subject to restrictive covenants relating to non-competition (for up to twelve months following termination of employment with the Company subject to continued payment of his base salary and provision of health and dental benefits during the period the Company intends to enforce the non-competition covenant, but offset by any severance payments and benefits the Company otherwise is required to provide under the employment agreement), employee and customer non-solicitation (for twelve months following termination of employment with the Company), perpetual confidentiality provisions, and assignment of rights to intellectual property that relate to the Company’s business that are conceived, made, created or developed during employment. In the event Mr. Felton’s or Mr. Norell’s employment is terminated by the Company without cause or he resigns for good reason, he will be entitled to receive (i) twelve months’ base salary continuation at the rate in effect at the time of such termination of employment; (ii) Company-subsidized COBRA continuation coverage for twelve months following such termination of employment or, if earlier, until he becomes eligible for medical benefits from a subsequent employer; (iii) any earned but unpaid bonus for the year prior to the year in which such termination occurs; and (iv) a prorated bonus for the year in which such termination occurs, based on actual performance, subject, in each case, to his execution of a release of claims and continued compliance with the restrictive covenants described above.
Mr. Savino. We have not entered into an employment agreement with Mr. Savino. Pursuant to a restrictive covenant agreement that Mr. Savino has entered into, Mr. Savino is subject to restrictive covenants relating to non-competition (for up to twelve months following termination of employment with the Company subject to continued payment of his base salary and provision of health and dental benefits during the period the Company intends to enforce the non-competition covenant, but offset by any severance payments and benefits the Company otherwise is required to provide under the employment agreement), employee and customer non-solicitation (for twelve months following termination of employment with the Company), perpetual confidentiality provisions, and assignment of rights to intellectual property that relate to the Company’s business that are conceived, made, created or developed during employment.
Mr. Weber. Altus Power America Management, LLC (the “Employer”), an affiliate of Altus, entered into an employment agreement with Mr. Weber. Mr. Weber’s current annual base salary is $350,000. Pursuant to a restrictive covenant agreement that Mr. Weber has entered into, Mr. Weber is subject to restrictive covenants relating to non-competition (for up to twelve months following termination of employment with the Company subject to continued payment of his base salary and provision of health and dental benefits during the period the Company intends to enforce the non-competition covenant, but offset by any severance payments and benefits the Company otherwise is required to provide under the employment agreement), employee and customer non-solicitation (for twelve months following termination of employment with the Company), perpetual confidentiality provisions, and assignment of rights to intellectual property that relate to the Company’s business that are conceived, made, created or developed during employment.
In connection with their employment, each of our named executive officers was granted profits interest units as described below under “—Narrative Disclosure to Equity Compensation Table—Equity Awards.”
Base Salary
We provide each named executive officer with a base salary for the services that the executive officer performs for us. Base salaries were initially set at the time each named executive officer commenced employment with us and are reviewed annually. The Compensation Committee sets future salary determinations and will take into account a range of factors, which may include some or all of the following: the named executive officer’s position, responsibilities associated with that position, length of service, experience, expertise, knowledge and qualifications; market factors; the industry in which we operate and compete; recruitment and retention factors; the named executive officer’s individual compensation history; salary levels of the other members of our executive team and similarly situated executives at comparable companies; and our overall compensation philosophy.
Annual Bonus
Annual bonuses for our executive officers for 2021 were determined at the discretion of our co-chief executive officers and chief financial officer based on company and individual performance and approved by the Compensation Committee. The following factors were considered in determining the bonus amounts: multiples of salary, year over year growth and target aggregate annual compensation based on individual performance.
With respect to 2022 and future years, our Compensation Committee will establish an annual incentive program for our named executive officers to motivate their achievement of short-term performance goals and tie a portion of their cash compensation to performance. We expect that, near the beginning of each fiscal year, the Compensation Committee will select the performance targets, target amounts, target award opportunities and other terms and conditions of annual cash bonuses for the named executive officers, subject to the terms of their employment agreements, if any. Following the end of each fiscal year, the Compensation Committee will determine the extent to which the performance targets were achieved and the amount of the award, if any, that is payable to the executive officers.
Equity
Prior to the Business Combination, the boards of directors of each of APAM and Holdings issued to certain employees, including certain of our named executive officers, restricted units of APAM (“APAM Restricted Units”) and Holdings (“APAH Restricted Units”), respectively, that were intended to qualify as “profits interests” (collectively, the “Restricted Units”). In connection with the Business Combination, each of the APAM Restricted Units and APAH Restricted Units were exchanged for Altus Restricted Shares.
Outstanding Equity Awards at December 31, 2021
The following table provides information regarding outstanding equity awards made to our named executive officers as of December 31, 2021.

						STOCK AWARDS
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested(1) (#)	Market value of shares or units of stock that have not vested(2) ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Gregg Felton	—	—	—	—	—	—	—	—	—
Lars Norell	—	—	—	—	—	—	—	—	—
Anthony Savino	—	—	—	—	—	45,468	475,141	—	—
Dustin Weber	—	—	—	—	—	315,889	3,301,040	—	—

(1)	The unvested profits interests held by the applicable executive officers were exchanged for Altus Restricted Shares in connection with the Business Combination. The amounts reported in this column represent the number of Altus Restricted Shares held by the applicable executive officer received in exchange for the Restricted Units in APAM and/or Holdings, as described below.

(2)	The amounts reported in this column represent the fair value, as of December, 31, 2021, of awards of profits interest units in APAM and/or Holdings, as described below, that were exchanged for Altus Restricted Shares held by the applicable executive officer.
Narrative Disclosure to Equity Compensation Table
Equity Awards

Prior the Business Combination, Altus maintained the APAM Holdings LLC Restricted Units Plan, adopted in 2015 (the “APAM Plan”), which provided for the grant of restricted units that were intended to qualify as profits interests to employees, officers, directors and consultants Further, Holdings adopted the 2021 Profits Interest Incentive Plan (the “Holdings Plan”, and together with the APAM Plan, the “Plans”)), which similarly provided for the grant of restricted units that were intended to qualify as profits interests to employees, officers, directors and consultants. In connection with the Business Combination, vested restricted units previously granted under the APAM Plan were exchanged for shares of Altus common stock, and unvested restricted units under each of the Plans were exchanged for Altus Restricted Shares. After the Business Combination, no further awards will be made under the Plans. As of December 31, 2021, 244,328 Altus Restricted Shares were outstanding under the APAM Plan, and 840,000 Altus Restricted Shares were outstanding under the Holdings Plan.

Mr. Felton and Mr. Norell were issued Restricted Units under the APAM Plan, all of which were fully vested at the date of grant, and were exchanged for our Class A common stock in connection with the Business Combination. Prior to the Business Combination, each of Mr. Savino and Mr. Weber were issued restricted units under the APAM Plan that were subject to vesting conditions (“Plan Restricted Units”). Mr. Savino was issued Plan Restricted Units on January 16, 2015, which were subject to annual time-based vesting over four years, and are now fully vested. Mr. Savino was granted additional Plan Restricted Units on September 13, 2019, which were 25% vested at grant, and then vest in equal annual installments on the first three anniversaries of the grant date and on June 15, 2019, which vest over three years (34% on the grant date, and then 33% on each of the first and second anniversaries of the grant date), in each case conditioned on continued employment on the applicable vesting date. In connection with the Business Combination, Mr. Savino’s Altus Restricted Shares received in exchange for the Plan Restricted Units remains subject to the same vesting conditions.
Mr. Weber was issued Plan Restricted Units on each of January 16, 2015, February 1, 2017, February 15, 2018, January 9, 2019, April 22, 2019 and September 13, 2019. Mr. Weber’s Plan Restricted Units vest in equal annual installments on the first four anniversaries of the applicable grant date (except for his September 13, 2019 Plan Restricted Units, which were 25% vested at grant, and then vest in equal annual installments on the first three anniversaries of the grant date), in each case conditioned on continued employment on the applicable vesting date. Further, Mr. Weber was granted on January 19, 2021 restricted units under the Holdings Plan, all of which are unvested and vest in equal installments on the first three anniversaries of the date of grant, conditioned on continued employment on the applicable vesting date. In connection with the Business Combination, Mr. Weber’s Altus Restricted Shares received in exchange for the Plan Restricted Units remains subject to the same vesting conditions.
2022 Compensation Decisions
We are developing an executive compensation program that is designed to align compensation with our business objectives and the creation of stockholder value, while enabling us to attract, motivate and retain individuals who contribute to our long-term success. Decisions on the executive compensation program will be made by the compensation committee of the board of directors. It is expected that our named executive officers will continue to be compensated through base salary and annual incentive compensation, as described above, in addition to stock-based compensation grants.
Altus, Gregg Felton and Lars Norell entered into the Management Equity Incentive Letter pursuant to which, as soon as practicable following the Closing, the Board or the Compensation Committee will grant to Mr. Felton and Mr. Norell, together with other senior executives, time-based RSUs with respect to an aggregate five percent (5%) of Altus’s Class A common stock on a fully diluted basis, excluding the then-outstanding shares of Altus’s Class B common stock or any shares of Altus’s Class A common stock into which such shares of Altus’s Class B common stock are or may be convertible. The RSUs will be allocated based on the recommendation of the compensation consultant(s) to the Compensation Committee (which shall include at least Mercer and one other compensation consultant proposed by Sponsor) and as determined by the Compensation Committee. Subject to continued employment on each applicable vesting date, the RSUs will generally vest 33 1/3% on each of the third, fourth and fifth anniversaries of the transaction consummation date.
The RSUs will be issued in 2022 pursuant to the Incentive Plan, which was adopted and approved by shareholders in connection with the Business Combination. The grants are consistent with the purpose of the Incentive Plan, which is to advance our interests by providing for the grant to our employees, including our executive officers, directors, consultants and advisors of stock and stock-based awards. These awards are intended to motivate high levels of performance and align the interests of Altus’s directors, employees, consultants, and advisors with those of its stockholders by giving directors, employees, consultants, and advisors the perspective of an owner with an equity stake in Altus and providing a means of recognizing their contributions to the success of Altus.

Subject to adjustment as described below, the maximum number of shares of our Class A common stock that may be delivered in satisfaction of awards under the Incentive Plan is equal to 10% of the number of issued and outstanding shares of our Altus common stock immediately after the Closing. The number of shares available under the Incentive Plan is automatically increased on each January 1 (in the years 2022 through 2031) by an amount equal to the lesser of 5% of the number of shares outstanding as of the close of business on the immediately preceding December 31, and the number of shares determined in advance of that date by the Altus Board of Directors. The number of shares available under the Incentive Plan for 2022 increased by 5%. The number of shares of our Class A common stock delivered in satisfaction of awards under the Incentive Plan is determined (i) by excluding shares withheld by us in payment of the exercise price or purchase price of the award or in satisfaction of tax withholding requirements with respect to the award, (ii) by including only the number of shares delivered in settlement of a SAR any portion of which is settled in shares of our Class A common stock, and (iii) by excluding any shares underlying awards settled in cash or that expire, become unexercisable, terminate or are forfeited to us without the delivery (or retention, in the case of restricted stock or unrestricted stock) of shares of our Class A common stock. The number of shares available for delivery under the Incentive Plan will not be increased by any shares that have been delivered under the Incentive Plan and are subsequently repurchased using proceeds directly attributable to stock option exercises.
Shares that may be delivered under the Incentive Plan may be authorized but unissued shares, treasury shares or previously issued shares acquired by us.
401(k) Plan
We maintain a 401(k) plan that provides eligible U.S. employees, including our named executive officers, with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain Code limits, which are updated annually in accordance with guidance from the U.S. Internal Revenue Service. We have the ability to make matching and discretionary contributions to the 401(k) plan, subject to applicable service-based vesting. The 401(k) plan is intended to be qualified under the Code.
Director Compensation
For the year ended December 31, 2021 we did not pay compensation or grant equity awards to our non-employee directors for their service on our board of directors. Our directors are reimbursed for reasonable travel and related expenses associated with attendance at board or committee meetings.
Pursuant to offer letters with certain of Altus’s non-employee directors (the “Director Offer Letters”), each of Christine Detrick, Richard Peretz, William Concannon, Sharon Daley and Sarah Coyne will receive compensation as set forth on the following table: (a) an annual retainer, payable in equal quarterly installments, (b) a one-time grant of restricted stock units with respect to shares of our Class A common stock, to vest upon equal annual installments on each of the first two anniversaries of the vesting commencement date and (c) an annual grant of restricted stock units with respect to shares of our Class A common stock, to vest in full on the first anniversary of the vesting commencement date.

Director	Annual Cash Retainer	One-Time Grant of Restricted Stock Units(2)	Annual Grant of Restricted Stock Units(3)
Christine Detrick	$68,000	10,000	17,000
Richard Peretz	$76,000	10,000	7,500
William Concannon	$30,000	10,000	10,500
Sharon Daley	$70,000	10,000	7,500
Sarah Coyne(1)	$60,000	10,000	7,500

(1)	Ms. Coyne has assigned her compensation to ValueAct Capital Management, L.P.

(2)	Each Restricted Stock Unit (“RSU”) represents the right to receive one share of our Class A common stock. These RSUs will vest in equal installments on each of the first two anniversaries following the Closing Date, subject to each holder’s continued service to our through each such date. The RSUs will not be issuable until we file a Registration Statement on Form S-8, which will be filed at least 60 days after the Closing Date.

(3)	Each RSU represents the right to receive one share of common stock. These RSUs will vest in full on the first anniversary of the Closing Date, subject to each holder’s continued service to Altus through such date. Any further grants in subsequent years will be made with respect to shares of our Class A common stock on terms and conditions comparable to similarly situated directors, at the discretion of the Compensation Committee of the Board. The RSUs will not be issuable until we file a Registration Statement on Form S-8, which will be filed at least 60 days after the Closing Date.
Mr. Horn will not be paid compensation or granted equity awards for his service on the board of directors.

The directors will be reimbursed for reasonable travel and related expenses associated with attendance at board or committee meetings.

DESCRIPTION OF SECURITIES
The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. The full text of the third amended and restated certificate of incorporation is included as an exhibit to the registration statement of which this prospectus is a part. We urge you to read the third amended and restated certificate of incorporation in its entirety for a complete description of the rights and preferences of our securities. See “Where You Can Find More Information.”
Authorized Capital Stock
The third amended and restated certificate of incorporation, authorizes the issuance of 990,000,000 shares of common stock, $0.0001 par value per share, including 988,591,250 shares of Class A common stock and 1,408,750 shares of Class B common stock, as well as 10,000,000 shares of preferred stock, $0.0001 par value per share.
Common Stock
Voting Rights
Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, under the third amended and restated certificate of incorporation, the holders of Class A common stock shall be entitled to one vote for each share of Class A common stock held of record by such holder on all matters on which stockholders are entitled to vote generally, including the election or removal of directors. Except as otherwise required by law, holders of each series of common stock shall not be entitled to vote on any amendment to the third amended and restated certificate of incorporation (including any certificate of designation relating to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock or other series of common stock, as applicable, if the holders of such affected series of preferred stock or other series of common stock, as applicable, are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the third amended and restated certificate of incorporation (including any certificate of designation relating to any series of preferred stock) or pursuant to the DGCL. Except as otherwise required by law, holders of shares of Class B common stock shall be entitled to only such voting rights, if any, as are expressly granted by the third amended and restated certificate of incorporation.
Dividend Rights
Subject to applicable law and the rights, if any, of the holders of any outstanding series of preferred stock or any class or series of capital stock having a preference over or the right to participate with the common stock with respect to the payment of dividends and other distributions in cash, property or shares of capital stock, dividends and other distributions may be declared and paid ratably on the common stock out of the assets of the Company that are legally available for this purpose at such times and in such amounts as the Board in its discretion shall determine.
Liquidation, Dissolution and Winding Up
Upon dissolution, liquidation or winding up of the Company, the change of control provisions of the third amended and restated certificate of incorporation shall be deemed to apply with respect to the shares of Class B common stock then outstanding, whether or not such dissolution, liquidation or winding up of the Company constitutes a change of control thereunder, and after payment or provision for payment of the debts and other liabilities of the Company and subject to the rights, if any, of the holders of any outstanding series of preferred stock or any class or series of capital stock having a preference over or the right to participate with the common stock with respect to the distribution of assets of the Company upon such dissolution, liquidation or winding up, the holders of common stock shall be entitled to receive the remaining assets of the Company available for distribution to its stockholders ratably in proportion to the number of shares of common stock held by them.

Preemptive or Other Rights
The holders of Class A common stock do not have preemptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to the Class A common stock.
Alignment Shares
The Alignment Shares are designated as shares of Class B common stock. On the last day of each measurement period (as defined below), which will occur annually over seven fiscal years following consummation of the Business Combination (and, with respect to any measurement period in which we have a change of control or in which we liquidate, dissolve or wind up, on the business day immediately prior to such event instead of on the last day of such measurement period), 201,250 of the shares of Class B common stock will automatically convert into shares of Class A common stock based upon the Total Return (as further described herein) of our outstanding equity capital as of the relevant measurement date above the price threshold.

For so long as any Alignment Shares remain outstanding, we may not, without the prior written consent of the holders of a majority of the Alignment Shares then outstanding take certain actions such as to (i) amend, alter or repeal any provision of the third amended and restated certificate of incorporation, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Class B common stock, or (ii) issue any shares of Class B common stock. As a result, the holders of the Alignment Shares may be able to prevent us from taking such actions that some public stockholders may believe are in our interest. Any action required or permitted to be taken at any meeting of the holders of Alignment Shares may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding Class B common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Alignment Shares were present and voted.
Alignment Shares Conversion
On the last day of each measurement period, which will occur annually over seven fiscal years following the end of the first fiscal quarter following consummation of our Business Combination (and, with respect to any measurement period in which we have a change of control or in which we liquidate, dissolve or wind up, on the business day immediately prior to such event instead of on the last day of such measurement period), 201,250 Alignment Shares will automatically convert, subject to adjustment as described herein, into shares of our Class A common stock (“conversion shares”), as follows:

•
if the sum (such sum, the “Total Return”) of (i) the VWAP, calculated in accordance with “—Volume weighted average price” below, of shares of our Class A common stock for the final fiscal quarter in such measurement period and (ii) the amount per share of any dividends or distributions paid or payable to holders of our Class A common stock, the record date for which is on or prior to the last day of the measurement period, does not exceed the price threshold (as defined below), the number of conversion shares for such measurement period will be 2,013 shares of Class A common stock;

•	if the Total Return exceeds the price threshold but does not exceed an amount equal to 130% of the price threshold, then subject to the Conversion Cap (as defined below) the number of conversion shares for such measurement period will be equal to 20% of the difference between (a) the Total Return and (b) the price threshold, multiplied by (I) 63,648,854 (the “Applicable Closing Share Count”) divided by (II) the Total Return; and

•	if the Total Return exceeds an amount equal to 130% of the price threshold, then subject to the Conversion Cap the number of conversion shares for such measurement period will be equal to the sum of: (a) 20% of the difference between (I) an amount equal to 130% of the price threshold and (II) the price threshold, multiplied by (A) the Applicable Closing Share Count, divided by (B) the Total Return; plus (b) 30% of the difference between (I) the Total Return and (II) an amount equal to 130%

of the price threshold, multiplied by (A) the Applicable Closing Share Count, divided by (B) the Total Return.

•	Notwithstanding paragraphs 2 and 3 immediately above, in no event shall the number of conversion shares for any such measurement period be less than 2,013 shares of Class A common stock. If the provisions set forth in paragraphs 2 and 3 immediately above result in the number of conversion shares for any such measurement period being less than 2,013 shares of Class A common stock, then the number of conversion shares for such measurement period will be equal to 2,013 shares of Class A common stock.

•	Notwithstanding anything in this section, (i) the aggregate number of conversion shares shall be limited by a conversion cap equal to 14,596,638 (the “Conversion Cap”), and all remaining shares of Class B common stock that cannot be converted into shares of Class A common stock as a result of the Conversion Cap being met shall collectively convert into one (1) Conversion Share (the “Remainder Conversion”).

•	The term “measurement period” means (i) the period beginning on December 9, 2021, and ending with, and including, March 31, 2022 and (ii) each of the six successive four-fiscal-quarter periods.

•	The “price threshold” will initially equal $10.00 for the first measurement period and will thereafter be adjusted at the beginning of each subsequent measurement period to be equal to the greater of (i) the price threshold for the immediately preceding measurement period and (ii) the VWAP for the final fiscal quarter of the immediately preceding measurement period (in each case of clause (i) and (ii), as proportionally adjusted to give effect to any stock splits, stock capitalizations, stock combinations, stock dividends, reorganizations, recapitalizations or any such similar transactions).

•
Each conversion of Alignment Shares will apply to the holders of Alignment Shares on a pro rata basis. If, upon conversion of any Alignment Shares, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Class A common stock to be issued to such holder.

We include the following hypothetical scenarios solely for the purpose of illustrating the number of shares of Class A common stock that would be issued upon conversion of the Alignment Shares during one measurement period, assuming the Applicable Closing Share Count is 70,000,000, assuming the VWAP is $9.00 for the initial measurement period and assuming that no dividends or distributions have been paid or are payable on shares of Class A common stock during the initial measurement period, then the Total Return would be $9.00 per share and the 201,250 Alignment Shares would convert into 2,013 shares of Class A common stock following the close of the initial measurement period.
In contrast, assuming the VWAP is $11.00 for the initial measurement period (rather than $9.00) and dividends and distributions equal to $1.00 per share of Class A common stock were paid or payable during the initial measurement period (rather than no dividends or distributions), the Total Return would be $12.00, which exceeds the initial $10.00 price threshold, but is less than 130% of the initial $10.00 price threshold. The conversion value would be calculated as 20% of the $2.00 per share appreciation above $10.00, or $0.40 per share, multiplied by 70,000,000 shares of Class A common stock or $28,000,000. This conversion value would then be divided by the Total Return of $12.00, which yields 2,333,333 shares of Class A common stock. Thus, the 201,250 Alignment Shares would convert into 2,333,333 shares of Class A common stock following the close of the initial measurement period (subject to the Conversion Cap).
Continuing with the example above, at the end of the second measurement period, assuming the Total Return is $11.00, the 201,250 Alignment Shares at year end would convert into only 2,013 shares of Class A common stock because the Total Return for the second measurement period of $11.00 is less than the price threshold of $12.00. If the Total Return for the second measurement period was instead $16.00, then the 201,250 Alignment Shares would convert into 3,675,000 shares of Class A common stock. The Total Return of $16.00 would exceed the price threshold of $12.00 by $4.00, which is more than 130% of the $12.00 price threshold. The conversion value would be calculated as the sum of (i) 20% of $3.60 (the excess over $12.00 of a price equal to 130% of $12.00), or $0.72, and (ii) 30% of $0.40 (the difference between the Total Return and 130% of $12.00), or $0.12, multiplied by 70,000,000 shares of Class A common stock or $58,800,000. Such amount would then divided by the Total Return of $16.00, which yields 3,675,000 shares of Class A common stock (subject to the Conversion Cap).
The tables below provide an illustration of the number of conversion shares each tranche of Alignment Shares shall convert into based on the Price Threshold and Total Return for a given measurement period, based on an Applicable Closing Share Count of 70,000,000 shares of Class A common stock:
Annual Conversion Shares

	Total Return ($)
Price Threshold ($)	$8.00	$9.00	$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00
$10.00	2,013	2,013	2,013	1,272,727	2,333,333	3,230,769	4,500,000	5,600,000	6,562,500	7,411,764
$10.50	2,013	2,013	2,013	636,363	1,750,000	2,692,307	3,675,000	4,830,000	5,840,625	6,732,352
$11.00	2,013	2,013	2,013	2,013	1,166,666	2,153,846	3,000,000	4,060,000	5,118,750	6,052,941
$11.50	2,013	2,013	2,013	2,013	583,333	1,615,384	2,500,000	3,290,000	4,396,875	5,373,529
$12.00	2,013	2,013	2,013	2,013	2,013	1,076,923	2,000,000	2,800,000	3,675,000	4,694,117
$12.50	2,013	2,013	2,013	2,013	2,013	538,461	1,500,000	2,333,333	3,062,500	4,014,705
$13.00	2,013	2,013	2,013	2,013	2,013	2,013	1,000,000	1,866,666	2,625,000	3,335,294
$13.50	2,013	2,013	2,013	2,013	2,013	2,013	500,000	1,400,000	2,187,500	2,882,352
$14.00	2,013	2,013	2,013	2,013	2,013	2,013	2,013	933,333	1,750,000	2,470,588
$14.50	2,013	2,013	2,013	2,013	2,013	2,013	2,013	466,666	1,312,500	2,058,823
$15.00	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013	875,000	1,647,058
$15.50	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013	437,500	1,235,294
$16.00	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013	823,529
$16.50	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013	411,764
$17.00	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013
$17.50	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013
$18.00	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013
$18.50	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013
$19.00	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013
$19.50	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013
$20.00	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013	2,013

	Total Return ($)
Price Threshold ($)	$18.00	$19.00	$20.00	$21.00	$22.00	$23.00	$24.00	$25.00
$10.00	8,166,666	8,842,105	9,450,000	10,000,000	10,500,000	10,956,521	11,375,000	11,760,000
$10.50	7,525,000	8,234,210	8,872,500	9,450,000	9,975,000	10,454,347	10,893,750	11,298,000
$11.00	6,883,333	7,626,315	8,295,000	8,900,000	9,450,000	9,952,173	10,412,500	10,836,000
$11.50	6,241,666	7,018,421	7,717,500	8,350,000	8,925,000	9,450,000	9,931,250	10,374,000
$12.00	5,600,000	6,410,526	7,140,000	7,800,000	8,400,000	8,947,826	9,450,000	9,912,000
$12.50	4,958,333	5,802,631	6,562,500	7,250,000	7,875,000	8,445,652	8,968,750	9,450,000
$13.00	4,316,666	5,194,736	5,985,000	6,700,000	7,350,000	7,943,478	8,487,500	8,988,000
$13.50	3,675,000	4,586,842	5,407,500	6,150,000	6,825,000	7,441,304	8,006,250	8,526,000
$14.00	3,111,111	3,978,947	4,830,000	5,600,000	6,300,000	6,939,130	7,525,000	8,064,000
$14.50	2,722,222	3,371,052	4,252,500	5,050,000	5,775,000	6,436,956	7,043,750	7,602,000
$15.00	2,333,333	2,947,368	3,675,000	4,500,000	5,250,000	5,934,782	6,562,500	7,140,000
$15.50	1,944,444	2,578,947	3,150,000	3,950,000	4,725,000	5,432,608	6,081,250	6,678,000
$16.00	1,555,555	2,210,526	2,800,000	3,400,000	4,200,000	4,930,434	5,600,000	6,216,000
$16.50	1,166,666	1,842,105	2,450,000	3,000,000	3,675,000	4,428,260	5,118,750	5,754,000
$17.00	777,777	1,473,684	2,100,000	2,666,666	3,181,818	3,926,086	4,637,500	5,292,000
$17.50	388,888	1,105,263	1,750,000	2,333,333	2,863,636	3,423,913	4,156,250	4,830,000
$18.00	2,013	736,842	1,400,000	2,000,000	2,545,454	3,043,478	3,675,000	4,368,000
$18.50	2,013	368,421	1,050,000	1,666,666	2,227,272	2,739,130	3,208,333	3,906,000
$19.00	2,013	2,013	700,000	1,333,333	1,909,090	2,434,782	2,916,666	3,444,000
$19.50	2,013	2,013	350,000	1,000,000	1,590,909	2,130,434	2,625,000	3,080,000
$20.00	2,013	2,013	2,013	666,666	1,272,727	1,826,086	2,333,333	2,800,000
Once the Conversion Cap is met, all remaining Alignment Shares that cannot convert due to the Conversion Cap will collectively convert into one Conversion Share. As a result, the maximum number of Conversion Shares that may be issued will be 14,596,638.
The conversion shares will be deliverable no later than the tenth day following the last day of each applicable measurement period. The conversion shares will be delivered no later than 10:00 a.m., New York City time, on the date of issuance. We are required to publicly announce the number of conversion shares to be issued no less than two business days prior to issuance.
Volume Weighted Average Price
“VWAP” per share of our Class A common Stock on any trading day means the per share volume weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the company) page “VAP” (or its equivalent successor if such page is not available) in respect of the period from the open of trading on the relevant trading day until the close of trading on such trading day (or if such volume-weighted average price is unavailable, the market price of one share of Class A common stock on such trading day determined, using a volume weighted average method, by an independent financial advisor retained for such purpose by the company). “VWAP” for any period means the volume-weighted average of the respective VWAPs for the trading days in such period.
Change of Control
Upon a change of control, for the measurement period in which the change of control transaction occurs, the 201,250 Alignment Shares will automatically convert into conversion shares (on the business day immediately prior to such event), as follows:

•
if, prior to the date of such change of control, the Alignment Shares have already cumulatively converted into a number of shares of Class A common stock equal in the aggregate to at least 5% of the Applicable Closing Share Count (the “5% Threshold Amount”), the number of conversion shares will equal the greater of (i) 2,013 shares of Class A common stock and (ii) subject to the Conversion Cap, the number of shares of Class A common stock that would be issuable based on the excess of the Total Return above the price threshold as described above with such Total Return calculated based on the cash purchase price in the change of control transaction or deemed value of the consideration received by holders of Class A common stock, rather than the VWAP for the final fiscal quarter in the relevant measurement period;

•	if, prior to the date of the change of control, the Alignment Shares have not already cumulatively converted into a number of shares of Class A common stock equal in the aggregate to at least the 5% Threshold Amount, subject to the Conversion Cap, the number of conversion shares will equal the greater of (i) the 5% Threshold Amount less any shares of Class A common stock previously issued upon conversion of Alignment Shares and (ii) the number of shares that would be issuable based on the excess of the Total Return above the price threshold described above with the Total Return calculated based on the cash purchase price in the change of control transaction or deemed value of the consideration received by holders of Class A common stock, rather than the VWAP for the final fiscal quarter in the relevant measurement period; and

•	to the extent any remaining tranches of 201,250 Alignment Shares remain outstanding, all remaining tranches of 201,250 Alignment Shares will automatically convert into one (1) share of our Class A common stock.
A change of control is the occurrence of any one of the following: (a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, our wholly owned subsidiaries and our and their respective employee benefit plans, (A) has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of common stock representing more than 50% of the voting power of our common stock and (B) has filed a Schedule TO or any schedule, form or report under the Exchange Act disclosing that an event described in clause (A) has occurred; provided, however, that a “person” or “group” will not be deemed a beneficial owner of, or to own beneficially, any securities tendered pursuant to a tender or exchange offer made by or on behalf of such “person” or “group” or any of their affiliates until such tendered securities are accepted for purchase or exchange thereunder; (b) the consummation of (A) any recapitalization, reclassification or change of our common stock (other than a change from no par value to par value, a change in par value or a change from par value to no par value, or changes resulting from a subdivision or combination) as a result of which all of our common stock would be converted into, or exchanged for, stock, other securities, or other property or assets; (B) any share exchange, consolidation or merger of us pursuant to which all of the Class A common stock will be converted into cash, securities or other property or assets (including any combination thereof); or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of our or our consolidated assets, taken as a whole, to any person or entity (other than one of our wholly owned subsidiaries, and other than a pledge or hypothecation of assets (but not foreclosure in respect thereof)); provided, however, that a transaction described in clauses (A) or (B) in which the holders of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of the common equity of the continuing or surviving entity immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction will not be deemed to be a change of control pursuant to this clause (b); (c) our stockholders approve any plan or proposal for our liquidation or dissolution (other than a liquidation or dissolution that will occur contemporaneously with a transaction described in clause (b)(B) above); or (d) our Class A common stock ceases to be listed or quoted on any of the NYSE, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors); provided, however, that a transaction or transactions described in clauses (a) or (b) above will not constitute a change of control, if at least 90% of the consideration received or to be received by the holders of our common stock, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions, consists of shares of common stock that are listed or quoted on any of the NYSE, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions, and as a result of such transaction or transactions such consideration becomes the equity interests into which the Alignment Shares convert.

Preferred Stock
The third amended and restated certificate of incorporation authorizes 10,000,000 shares of undesignated preferred stock and provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors is able to, without stockholder approval, issue shares of preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of our common stock and could have anti-takeover effects. The ability of our board of directors to issue shares of preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof.
Warrants
Public stockholders’ warrants
Each whole warrant entitles the registered holder to purchase one share of Class A common stock at a price of $11.00 per share, subject to adjustment as discussed below, at any time commencing on the later of (x) one year from the closing of CBAH’s initial public offering and (y) 30 days after the completion of the Business Combination, except as discussed in the immediately succeeding paragraph. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of Class A common stock. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants have been issued upon separation of the SAILSM securities and only whole warrants will be traded. The warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying the Company’s obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares of Class A common stock upon exercise of a warrant, unless the shares of Class A common stock issuable upon such warrant exercise have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered exercising holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a SAILSM security containing such warrant will have paid the full purchase price for the SAILSM security solely for the share of Class A common stock underlying such SAILSM security.
Redemption of warrants for cash
Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described herein with respect to the Private Placement Warrants):

•	in whole and not in part;

•	for cash at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the last reported sale price of the shares of Class A common stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “—Warrants—Public stockholders’ warrants—Anti-dilution adjustments”) for any 20 trading days within a 30 trading-day period ending on, and including, the third trading day prior to the date we send the notice of redemption to the warrant holders.

We have established the last redemption criterion discussed above to prevent a redemption call unless there is a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the shares of Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described below) as well as the $11.00 (for whole shares) warrant exercise price before or after the redemption notice is issued.
Redemption of warrants when the per share price of Class A common stock equals or exceeds $10.00
Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•	in whole and not in part;

•	for cash at a price of at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption; provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares based on the redemption date and the “fair market value” of shares of the Company’s Class A common stock; and

•	if, and only if, the last reported sale price of shares of Class A common stock equals or exceeds $10.00 per public share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described below) for any 20 trading days within a 30 trading-day period ending on, and including, the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.
Beginning on the date the notice of redemption is given until the warrants are redeemed or exercised, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of shares of Class A common stock that a warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of shares of our Class A common stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on the VWAP of shares of our Class A common stock for each of the 10 trading days ending on, and including, the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below.
Pursuant to the warrant agreement, references above to shares of Class A common stock will be deemed to include a security other than shares of Class A common stock into which the shares of Class A common stock have been converted or exchanged for in the event we are not the surviving company in our Business Combination. The numbers in the table below will not be adjusted when determining the number of shares of Class A common stock to be issued upon exercise of the warrants if we are not the surviving entity following our Business Combination.
The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant is adjusted as set forth under the heading “—Anti-dilution adjustments” below. If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted stock prices in the column headings will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant. In addition to any adjustments made pursuant to this paragraph, if the exercise price of a warrant is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “—Anti-dilution adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “—Anti-dilution adjustments” and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “—Anti-dilution adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a warrant pursuant to such exercise price adjustment.

Redemption Date (period to expiration of warrants)	Fair Market Value of a share of Class A Common Stock
	$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	$18.00
60 months	0.277	0.303	0.328	0.352	0.375	0.398	0.420	0.442	0.388
57 months	0.269	0.294	0.318	0.341	0.364	0.387	0.408	0.430	0.388
54 months	0.261	0.286	0.309	0.331	0.353	0.374	0.396	0.417	0.388
51 months	0.255	0.279	0.301	0.322	0.341	0.361	0.381	0.401	0.388
48 months	0.249	0.274	0.297	0.317	0.335	0.351	0.366	0.379	0.388
45 months	0.243	0.269	0.292	0.313	0.332	0.349	0.365	0.378	0.388
42 months	0.237	0.263	0.288	0.310	0.329	0.347	0.363	0.378	0.388
39 months	0.230	0.257	0.282	0.305	0.326	0.345	0.362	0.377	0.388
36 months	0.222	0.250	0.277	0.301	0.323	0.342	0.360	0.376	0.388
33 months	0.214	0.243	0.271	0.296	0.319	0.340	0.358	0.375	0.388
30 months	0.204	0.235	0.263	0.290	0.314	0.336	0.356	0.374	0.388
27 months	0.194	0.226	0.256	0.283	0.309	0.333	0.354	0.373	0.388
24 months	0.183	0.216	0.247	0.276	0.304	0.329	0.351	0.372	0.388
21 months	0.170	0.204	0.237	0.268	0.297	0.324	0.348	0.370	0.388
18 months	0.156	0.191	0.226	0.258	0.290	0.318	0.345	0.368	0.388
15 months	0.139	0.176	0.212	0.247	0.280	0.312	0.340	0.366	0.389
12 months	0.122	0.159	0.197	0.234	0.270	0.304	0.335	0.364	0.389
9 months	0.100	0.138	0.178	0.218	0.257	0.294	0.329	0.361	0.389
6 months	0.074	0.112	0.155	0.198	0.242	0.283	0.322	0.357	0.389
3 months	0.041	0.078	0.124	0.174	0.224	0.271	0.315	0.354	0.389
0 months	0.000	0.000	0.083	0.154	0.214	0.267	0.312	0.353	0.389
The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Class A common stock to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the applicable “fair market value” of a share of our Class A common stock is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.294 shares of Class A common stock for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the applicable “fair market value” of a share of our Class A common stock is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.314 shares of Class A common stock for each whole warrant. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.389 shares of Class A common stock per warrant (subject to adjustment).

Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of Class A common stock.
This redemption feature differs from the typical warrant redemption features used in many other blank check offerings, which typically only provide for a redemption of warrants for cash (other than the Private Placement Warrants) when the trading price for the shares of Class A common stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the shares of Class A common stock are trading at or above $10.00 per public share, which may be at a time when the trading price of shares of our Class A common stock is below the exercise price of the warrants. We have established this redemption feature to provide us with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “—Redemption of warrants for cash.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the date of our initial public offering. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed. We will be required to pay the applicable redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the warrants if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the redemption price to the warrant holders.
As stated above, we can redeem the warrants when the shares of Class A common stock are trading at a price starting at $10.00, which is below the exercise price of $11.00, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If we choose to redeem the warrants when the shares of Class A common stock are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer shares of Class A common stock than they would have received if they had chosen to wait to exercise their warrants for shares of Class A common stock if and when such shares of Class A common stock were trading at a price higher than the exercise price of $11.00.
No fractional shares of Class A common stock will be issued upon exercise
If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Class A common stock to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the shares of Class A common stock pursuant to the warrant agreement, the warrants may be exercised for such other security. At such time as the warrants become exercisable for a security other than the shares of Class A common stock, the Company will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the warrants.
Cashless exercise
If the Company calls the warrants for redemption as described above under “—Redemption of warrants for cash,” management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” management will consider, among other factors, the Company’s cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of our warrants. If management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” over the exercise price of the warrants by (y) the fair market value. If management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. If the Company calls warrants for redemption and management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.
Exercise limitation
A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other percentage as a holder may specify from time to time in writing to us and the warrant agent) of the shares of Class A common stock issued and outstanding immediately after giving effect to such exercise.
Anti-dilution adjustments
Among other things, if the number of outstanding shares of Class A common stock is increased by a stock dividend payable in shares of Class A common stock to all or substantially all holders of Class A common stock, or by a split-up of shares of Class A common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Class A common stock. A rights offering made to all or substantially all holders of shares of Class A common stock entitling holders to purchase shares of Class A common stock at a price less than the “fair market value” will be deemed a stock dividend of a number of shares of Class A common stock equal to the product of (i) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of Class A common stock) multiplied by (ii) one minus the quotient of (x) the price per share of Class A common stock paid in such rights offering divided by (y) the fair market value. For these purposes, (A) if the rights offering is for securities convertible into or exercisable for shares of Class A common stock, in determining the price payable for shares of Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (B) for these purposes, “fair market value” means the VWAP of the shares of our Class A common stock for the 10 trading-day period ending on, and including, the trading day prior to the first date on which the shares of Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all of the holders of the shares of Class A common stock on account of such shares of Class A common stock (or other shares of capital stock into which the warrants are convertible), other than (a) as described above or (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the shares of Class A common stock during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares of Class A common stock issuable on exercise of each warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A common stock in respect of such event.

If the number of outstanding shares of our Class A common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A common stock.
Whenever the number of shares of Class A common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the warrants immediately prior to such adjustment and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding shares of Class A common stock (other than those described above or that solely affects the par value of such shares of Class A common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of Class A common stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the company in connection with redemption rights held by stockholders of the company as provided for in the company’s third amended and restated certificate of incorporation or second amended and restated bylaws or as a result of the redemption of shares of Class A common stock by the company if a proposed business combination is presented to the stockholders of the company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding shares of Class A common stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the shares of Class A common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. If less than 70% of the consideration receivable by the holders of shares of Class A common stock in such a transaction is payable in the form of shares of Class A common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus the Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.
We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of Delaware or the United States District Court for the District of Delaware, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.
Other provisions
The warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and CBAH (assumed by Altus). The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correcting any defective provision or mistake, including conforming the provisions of the warrant agreement set forth in our initial public offering prospectus or (ii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem shall not adversely affect the rights of the registered holders of the warrants; provided that all other modifications or amendments, including any amendment to increase the warrant price or shorten the exercise period and any amendment to the terms of only the Private Placement Warrants, shall require the vote or written consent of the holders of at least 50% of the then-outstanding Public Warrants. Notwithstanding the foregoing, the Company may lower the warrant price or extend the duration of the exercise period, without the consent of the holders.
In the event that we elect to redeem the warrants, a notice of redemption shall be mailed by first class mail, postage prepaid, or delivered electronically through the facilities of DTC by us not less than 30 days prior to the redemption date to the registered holders of the warrants to be redeemed at their last addresses as they appear on the books of the warrant agent.
The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they duly exercise their warrants. After the issuance of shares of Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share of Class A common stock held of record on all matters to be voted on by stockholders.
No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Class A common stock to be issued to the warrant holder.
Voting limitation
The warrant agreement provides that no holder may vote more than 15% of the outstanding Public Warrants (measured on a beneficial basis and including such holder’s affiliates) unless consented to by the Company in writing to the warrant agent. In order to vote a public warrant, the beneficial owner thereof must identify itself and must represent that it together with its affiliates is not voting (on a beneficial basis) more than 15% of the outstanding Public Warrants based on the most recent disclosure by us in a filing with the SEC of the outstanding amounts of Public Warrants unless the Company allows a holder to vote greater than 15%.
Private Placement Warrants
The Private Placement Warrants are identical to the Public Warrants except that, so long as they are held by Sponsor, officers or directors or their respective permitted transferees, (i) they will not be redeemable by the Company with certain exceptions (ii) they are not transferable, assignable or salable until 30 days after the completion of the Business Combination (except, among other limited exceptions as described under CBAH’s initial public offering registration statement’s section entitled “Principal Stockholders—Transfers of Alignment Shares and Private Placement Warrants,” to our officers and directors and other permitted transferees including persons or entities affiliated with Sponsor), (iii) they may be exercised by the holders on a cashless basis, and (iv) they (including the shares of Class A common stock issuable upon exercise of these warrants) are entitled to registration rights. If the Private Placement Warrants are held by holders other than Sponsor, officers or directors or their respective permitted transferees, the Private Placement Warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the Public Warrants.
If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would generally pay the exercise price by surrendering his, her or its warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” of the shares of Class A common stock over the exercise price of the warrants by (y) the fair market value. For these purposes, the “fair market value” means the VWAP of the shares of Class A common stock for the 10 trading days ending on, and including, the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.
We have agreed that these warrants will be exercisable on a cashless basis so long as they are held by our Sponsor, directors and officers or their permitted transferees as they remain affiliated with us. For that reason, their ability to sell our securities in the open market is significantly limited. We have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders are permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of Class A common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.
Dividends
The Company has not paid any cash dividends on shares of our common stock to date. The payment of cash dividends in the future will depend upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of our board of directors at such time. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future.
Transfer Agent and Warrant Agent
The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. The Company has agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct, fraud or bad faith of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law and our Third Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws
We will be subject to the provisions of Section 203 of the DGCL regulating corporate takeovers upon completion of this offering. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.
A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•	on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.
Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Exclusive Forum for Certain Lawsuits
Our third amended and restated certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (i) derivative action or proceeding brought on behalf of our company, (ii) action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee or stockholder of our company to our company or our company’s stockholders, (iii) action asserting a claim against our company or any current or former director, officer, employee or stockholder of our company arising pursuant to any provision of the DGCL or our third amended and restated certificate of incorporation or our second amended and restated bylaws (as either may be amended from time to time)

or (iv) action asserting a claim governed by the internal affairs doctrine of the State of Delaware. These provisions shall not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. In addition, our third amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, or the rules and regulations promulgated thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. There remains uncertainty as to whether a court would enforce our provision. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of our company shall be deemed to have notice of and consented to the forum provisions in our third amended and restated certificate of incorporation.
Special meeting of stockholders
Our third amended and restated certificate of incorporation provides that special meetings of our stockholders may be called only by a majority vote of our board of directors or by our Chair (subject to law and the rights of preferred stock) .
Advance notice requirements for stockholder proposals and director nominations
Our second amended and restated bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our second amended and restated bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.
Action by Written Consent
Any action required or permitted to be taken by our common stockholders must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of stockholders (other than holders of our Alignment Shares).

SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES
In general, Rule 144 of the Securities Act, (“Rule 144”), permits the resale of restricted securities without registration under the Securities Act if certain conditions are met. Rule 144 is not available for the resale of restricted securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, including us. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met at the time of such resale:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.
We anticipate that following the consummation of the Business Combination, we will no longer be a shell company, and as long as the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of our restricted securities. If the above conditions have been met and Rule 144 is available, a person who has beneficially owned restricted shares of common stock or warrants for at least one year would be entitled to sell their securities pursuant to Rule 144, provided that such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale. If such persons are our affiliates at the time of, or at any time during the three months preceding, a sale, such persons would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of Class A common stock or warrants, as applicable, then outstanding; or

•	the average weekly reported trading volume of the Class A common stock or warrants, as applicable, during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.
Sales by affiliates under Rule 144, when available, will also limited by manner of sale provisions and notice requirements. As of January 6, 2022, we had 153,648,830 shares of common stock outstanding. Of these shares, 40,250,000 shares sold in the CBAH IPO are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act.
Rule 144
Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted Class A common stock or warrants of the Company for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of the Company at the time of, or at any time during the three months preceding, a sale and (ii) the Company is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as it was required to file reports) preceding the sale.
Persons who have beneficially owned restricted Class A common stock or warrants of the Company for at least six months but who are affiliates of the Company at the time of, or at any time during the three months preceding, a sale would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of the Class A common stock then outstanding; or

•	the average weekly reported trading volume of the Class A common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.
Sales by affiliates of the Company under Rule 144 are also limited by manner of sale provisions and notice requirements and by the availability of current public information about the Company.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business-combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials) other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10-type information with the SEC reflecting its status as an entity that is not a shell company.
All of the shares of Class A common stock owned by the Sponsor are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. The shares of Class A common stock issued to the PIPE Investors pursuant to the PIPE Subscription Agreements will be restricted securities for purposes of Rule 144.
There are warrants exercisable for an aggregate of 19,429,167 shares of Class A common stock outstanding, consisting of Redeemable Warrants exercisable for an aggregate of 10,062,500 shares of Class A common stock which were originally sold as part of the SAILSM securities issued in the IPO and Private Placement Warrants exercisable for an aggregate of 7,366,667 shares of Class A common stock that were sold by CBAH to the Sponsor in a private sale prior to the CBAH IPO, and Private Placement Warrants exercisable for an aggregate of 2,000,000 shares of Class A common stock issued to Sponsor in full settlement of a second amended and restated promissory note entered into between CBAH and the Sponsor. Each whole warrant is exercisable for one share of Class A common stock, in accordance with the terms of the warrant agreement governing the warrants. The Redeemable Warrants are freely tradable, except for any warrants purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the Private Placement Warrants are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.
While we were formed as a shell company, since the completion of the Business Combination, we are no longer a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.
Investor Rights Agreement
In connection with the execution of the Business Combination Agreement, CBAH, the Sponsor, certain officers of CBAH, Altus, Blackstone, and the Founders (as defined therein) and certain other officers of Altus and their affiliated trusts and vehicles entered into an Investor Rights Agreement which provides for, among other things, certain registration rights and transfer restrictions, including that the Sponsor and the Founders (as defined therein) shall not transfer their shares of our common stock (subject to certain exceptions) until the first anniversary of the Closing Date and that Blackstone shall not transfer its shares of our common stock (subject to certain exceptions) until the date that is 270 days following the Closing Date (subject to certain exceptions).
Form S-8 Registration Statement
We intend to file one or more registration statements on Form S-8 under the Securities Act to register the shares of Class A common stock issued or issuable under our 2021 Omnibus Incentive Plan and our 2021 Employee Stock Purchase Plan. Any such Form S-8 registration statement will become effective automatically upon filing. We expect that the initial registration statement on Form S-8 will cover shares of our common stock underlying the 2021 Omnibus Incentive Plan and the 2021 Employee Stock Purchase Plan. Once these shares are registered, they can be sold in the public market upon issuance, subject to Rule 144 limitations applicable to affiliates and vesting restrictions.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information known to us regarding the beneficial ownership of our common stock as of January 6, 2022 by:

•	each person known to the Company to be the beneficial owner of more than 5% of outstanding Company common stock;

•	each of the Company’s executive officers and directors; and

•	all executive officers and directors of the Company as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
The beneficial ownership of Company stock is based on 155,057,580 shares of Class A common stock and 1,408,750 shares of Class B common stock issued and outstanding as of January 6, 2022.
Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all of our common stock beneficially owned by them. Further, unless otherwise noted, the business address of each of the executive officers and directors of Altus is c/o Altus Power, Inc., 2200 Atlantic Street, 6th Floor, Stamford, Connecticut 06902.

Name and Address of Beneficial Owner	Shares of Class A Common Stock	%	Shares of Class B Common Stock	%
Five Percent Holders:
CBRE Acquisition Sponsor, LLC(1)	31,237,749	19.2%	1,267,875	90.0%
GSO Altus Holdings LP.(2)	28,825,125	18.8%	—	—
Gregg J. Felton(3)	23,866,091	15.5%	—	—
Lars R. Norell(4)	28,911,268	18.8%	—	—
Directors and Executive Officers Post-Business Combination			—	—
Gregg J. Felton(3)	23,866,091	15.5%	—	—
Lars R. Norell(4)	28,911,268	18.8%	—	—
Anthony P. Savino(5)	4,800,188	3.1%	—	—
Dustin L. Weber(6)	1,779,038	1.2%	—	—
Christine R. Detrick	100,000	*	—	—
Richard N. Peretz	20,000	*	—	—
Sharon R. Daley	—	—	—	—
William F. Concannon(7)	118,417	*	14,087.5	1.0%
Sarah E. Coyne(8)	4,018,417	2.6%	14,087.5	1.0%
Robert M. Horn	—	—	—	—
All directors and executive officers as a group (ten individuals)	63,613,419	41.4%	28,175	2.0%

*	less than 1%

(1)
Includes 9,237,749 shares of Class A common stock issuable upon the exercise of private placement warrants that will become exercisable on the 30th day following the Closing Date. The sole member of CBRE Acquisition Sponsor, LLC is CBRE Services, Inc., which is a wholly-owned subsidiary of CBRE. CBRE is a publicly traded company. The business address of each of the entities described in this footnote is 2100 McKinney Avenue Suite 1250, Dallas, Texas 75201.

(2)	Blackstone directly holds the reported shares of Class A common stock. GSO Altus Holdings Associates LLC is the general partner of Blackstone. GSO Holdings I L.L.C. is the managing member of GSO Altus Holdings Associates LLC. Blackstone Holdings II L.P. is the managing member of GSO Holdings I L.L.C.
with respect to securities beneficially owned by Blackstone. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings II L.P. Blackstone Inc. is the sole member of Blackstone Holdings I/II GP L.L.C. Blackstone Group Management L.L.C. is the sole holder of the Class C common stock of Blackstone Inc. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of the foregoing entities and individuals disclaims beneficial ownership of the securities held directly by Blackstone (other than Blackstone to the extent of their direct holdings). The business address of Blackstone is c/o Blackstone Alternative Credit Advisors LP, 345 Park Avenue, 31st Floor, New York, New York 10154.

(3)	Consists of shares of Class A common stock held through vehicles or trusts, including: (i) 13,124,603 shares held by Felton Asset Management LLC, for which Mr. Felton is the managing member and (ii) an aggregate of 10,741,488 shares held across two irrevocable trusts for the benefit of Mr. Felton’s children.

(4)	Consists of shares of Class A common stock held through vehicles or trusts, including: (i) 21,774,907 shares held by Start Capital LLC, for which Mr. Norell is the managing member, (ii) 2,854,545 shares held by Start Capital Trust, for the benefit of Mr. Norell’s children and (iii) an aggregate of 4,281,816 shares held across three irrevocable trusts for the benefit of Mr. Norell’s children.

(5)	Includes an aggregate of 1,134,255 shares of Class A common stock held across three irrevocable trusts for the benefit of Mr. Savino’s children. Also includes 3,620,285 shares of Class A common stock, as well as 45,648 shares of Class A common stock which are restricted and subject to forfeiture.

(6)	A portion of Mr. Weber’s shares of Class A common stock are restricted and subject to forfeiture.

(7)	Includes 18,417 shares of Class A common stock issuable upon the exercise of private placement warrants that will become exercisable on the 30th day following the Closing Date. Consists of securities held by a family-owned limited liability company. The business address of Mr. Concannon is 2100 McKinney Avenue Suite 1250, Dallas, Texas 75201.

(8)
Consists of shares held by ValueAct Capital Master Fund, L.P. Ms. Coyne disclaims beneficial ownership of such shares for purposes of Section 16 under the Exchange Act. Includes 18,417 shares of Class A common stock issuable upon the exercise of Private Placement Warrants that will become exercisable on the 30th day following the Closing Date.

SELLING SECURITYHOLDERS
This prospectus relates to the resale by the Selling Securityholders from time to time of up to 156,463,281 shares of common stock, including (i) 9,366,667 shares of Class A common stock that may be issued upon exercise of the Private Placement Warrants, (ii) 132,499,976 shares of Class A common stock held by the Selling Securityholders, (iii) 14,596,638 shares of Class A common stock issuable upon conversion (at the maximum conversion value) of all 1,408,750 Alignment Shares and (iv) 9,366,667 warrants. The Selling Securityholders may from time to time offer and sell any or all of the common stock and warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the common stock or warrants other than through a public sale.
The following table sets forth, as of the date of this prospectus, the names of the Selling Securityholders, the aggregate number of shares of common stock and warrants beneficially owned, the aggregate number of shares of common stock and warrants that the Selling Securityholders may offer pursuant to this prospectus and the number of shares of common stock and warrants beneficially owned by the Selling Securityholders after the sale of the securities offered hereby. We have based percentage ownership on 153,648,830 shares of Class A common stock and 9,366,667 Private Placement Warrants outstanding, in each case as of January 6, 2022. In calculating percentages of shares of Class A common stock owned by a particular Selling Securityholder, we treated as outstanding the number of shares of our Class A common stock issuable upon exercise of that particular Selling Securityholder’s Private Placement Warrants, if any, and did not assume the exercise of any other Selling Securityholder’s Private Placement Warrants.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.
We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such common stock or warrants. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the common stock and warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering.
Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of shares registered on its behalf. A Selling Securityholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

Selling Securityholders

Selling Securityholder(1)	Shares of Class A Common Stock Beneficially Owned Prior to Offering	Private Placement Warrants Beneficially Owned Prior to Offering	Shares of Class A Common Stock Offered	Private Placement Warrants Offered	Shares of Class A Common Stock Beneficially Owned After the Offered Shares are Sold	%	Private Placement Warrants Beneficially Owned After the Offered Placement Warrants are Sold	%
CBRE Acquisition Sponsor, LLC(2)	31,237,749	9,237,749	31,237,749	9,237,749	—	—	—	—

39 Associates LLC/William Concannon(3)	118,417	18,417	118,417	18,417	—	—	—	—
Cash Smith(4)	36,833	36,833	36,833	36,833	—	—	—	—
David Binswanger and Raquel Binswanger as trustees of R&DBIG Trust/David Binswanger(5)	18,417	18,417	18,417	18,417	—	—	—	—
ValueAct Capital Master Fund, L.P.(6)	4,018,417	18,417	4,018,417	18,417	—	—	—	—
Pine Ridge 287, LLC/Jamie Hodari(7)	18,417	18,417	18,417	18,417	—	—	—	—
Michael Ellis(8)	18,417	18,417	18,417	18,417	—	—	—	—
Alyeska Master Fund, L.P.(9)	1,000,000	—	1,000,000	—	1,540,818	1.1%	—	—

Arena Capital Advisors, LLC (and its affiliated entities)(10)	2,000,000	—	2,000,000	—	28,204	*	—	—
Blackrock, Inc.(11)	2,500,000	—	2,500,000	—	—	—	—	—
Christine Detrick(12)	100,000	—	100,000	—	—	—	—	—
Cohanzik Absolute Return Master Fund, Ltd.(13)	100,000	—	100,000	—	—	—	—	—
CVI Investments, Inc.(14)	1,500,000	—	1,500,000	—	—	—	—	—
Gregg Felton(15)	23,866,091	—	23,866,091	—	—	—	—	—
GSO Altus Holdings LP(16)	28,825,125	—	28,825,125	—	—	—	—	—
Healthcare of Ontario Pension Plan Trust Fund(17)	3,000,000	—	3,000,000	—	160,852	*	—	—

Kenisco Associates, L.P.(18)	696,800	—	696,800	—	705,500	*	—	—
Kenisco Offshore Fund Master, Ltd.(19)	303,200	—	303,200	—	319,500	*	—	—
Liberty Mutual Opportunistic Investments LLC(20)	1,750,000	—	1,750,000	—	1,250,000	*	—	—
Entities managed by Luxor Capital Group, LP(21)	500,000	—	500,000	—	—	—	—	—
The Nineteen77 Entities managed by UBS O’Connor LLC(22)	400,000	—	400,000	—	—	—	—	—
Richard Peretz(23)	20,000	—	20,000	—	—	—	—	—

The Sangreal Trust, dated December 1, 2009(24)	230,000	—	230,000	—	—	—	—	—
Lars Norell(25)	28,911,268	—	28,911,268	—	—	—	—	—
Anthony Savino(26)	4,800,188	—	4,800,188	—	—	—	—	—
Dustin Weber(27)	1,779,038	—	1,779,038	—	—	—	—	—
Sean Rheuben(28)	1,586,262	—	1,586,262	—	21,738	*	—	—
Abhijit Parmar(29)	1,635,043	—	1,635,043	—	—	—	—	—
Other Selling Securityholders(1)	896,961	—	896,961	—	—	—	—	—

*	Less than one percent.

(1)	The disclosure with respect to the remaining Selling Securityholders is being made on an aggregate basis, as opposed to on an individual basis, because their aggregate holdings are less than 1% of the outstanding shares of common stock. The address for these Selling Securityholders is c/o Altus Power, Inc., 2200 Atlantic Street, 6th Floor, Stamford, CT 06902.

(2)
Total does not reflect 1,267,875 shares of Class B common stock held by CBRE Acquisition Sponsor, LLC. Pursuant to our charter, on the last day of each measurement period, which will occur annually on March 31 over seven fiscal years beginning March 31, 2022, an aggregate of 201,250 shares of Class B common stock (which represents one-seventh of the outstanding shares of Class B common stock) will automatically convert, subject to adjustment, into shares of Class A common stock pursuant to a formula based on the stock price of the Class A common stock, into an aggregate minimum of 2,013 shares of Class A common stock on each conversion date, up to an aggregate maximum of 14,596,638 shares of Class A common stock over such seven year period. CBRE Acquisition Sponsor, LLC will be entitled to its pro rata share of the Class A common stock issued upon the conversion of Class B common stock on each conversion date.

The sole member of CBRE Acquisition Sponsor, LLC is CBRE Services, Inc., which is a wholly-owned subsidiary of CBRE Group, Inc. (“CBRE”). CBRE is a publicly traded company. The business address of each of the entities described in this footnote is 2100 McKinney Avenue Suite 1250, Dallas, Texas 75201.

(3)	Consists of securities held by a family-owned limited liability company, and does not reflect 14,087.5 shares of Class B common stock held by such family-owned limited liability company. Pursuant to our charter, on the last day of each measurement period, which will occur annually on March 31 over seven fiscal years beginning March 31, 2022, an aggregate of 201,250 shares of Class B common stock (which represents one-seventh of the outstanding shares of Class B common stock) will automatically convert, subject to adjustment, into shares of Class A common stock pursuant to a formula based on the stock price of the Class A common stock, into an aggregate minimum of 2,013 shares of Class A common stock on each conversion date, up to an aggregate maximum of 14,596,638 shares of Class A common stock over such seven year period. The family-owned limited liability company will be entitled to its pro rata share of the Class A common stock issued upon the conversion of Class B common stock on each conversion date. The business address of Mr. Concannon is 2100 McKinney Avenue Suite 1250, Dallas, Texas 75201.

(4)	Total does not reflect 70,437.5 shares of Class B common stock held by Cash Smith. Pursuant to our charter, on the last day of each measurement period, which will occur annually on March 31 over seven fiscal years beginning March 31, 2022, an aggregate of 201,250 shares of Class B common stock (which represents one-seventh of the outstanding shares of Class B common stock) will automatically convert, subject to adjustment, into shares of Class A common stock pursuant to a formula based on the stock price of the Class A common stock, into an aggregate minimum of 2,013 shares of Class A common stock on each conversion date, up to an aggregate maximum of 14,596,638 shares of Class A common stock over such seven year period. Mr. Smith will be entitled to his pro rata share of the Class A common stock issued upon the conversion of Class B common stock on each conversion date. The business address of Mr. Smith is 2100 McKinney Avenue Suite 1250, Dallas, Texas 75201.

(5)	Consists of securities held by a family-owned trust, of which Mr. Binswanger is a trustee, and does not reflect 14,087.5 shares of Class B common stock held by such family-owned trust. Pursuant to our charter, on the last day of each measurement period, which will occur annually on March 31 over seven fiscal years beginning March 31, 2022, an aggregate of 201,250 shares of Class B common stock (which represents one-seventh of the outstanding shares of Class B common stock) will automatically convert, subject to adjustment, into shares of Class A common stock pursuant to a formula based on the stock price of the Class A common stock, into an aggregate minimum of 2,013 shares of Class A common stock on each conversion date, up to an aggregate maximum of 14,596,638 shares of Class A common stock over such seven year period. The family-owned trust will be entitled to its pro rata share of the Class A common stock issued upon the conversion of Class B common stock on each conversion date. The business address of Mr. Binswanger is 2000 McKinney Avenue 12th Floor, Dallas, Texas 75201.

(6)	The securities reported herein are directly beneficially owned by ValueAct Capital Master Fund, L.P. and may be deemed to be indirectly beneficially owned by (i) VA Partners I, LLC as General Partner of ValueAct Capital Master Fund, L.P. , (ii) ValueAct Capital Management, L.P. as the manager of ValueAct Capital
Master Fund, L.P. , (iii) ValueAct Capital Management, LLC as General Partner of ValueAct Capital Management, L.P., (iv) ValueAct Holdings, L.P. as the majority owner of the membership interests of VA Partners I, LLC, (v) ValueAct Holdings II, L.P. as the sole owner of the membership interests of ValueAct Capital Management, LLC and as the majority owner of the limited partnership interests of ValueAct Capital Management, L.P., and (vi) ValueAct Holdings GP, LLC as General Partner of ValueAct Holdings, L.P. and ValueAct Holdings II, L.P. Each person listed herein disclaims beneficial ownership of the reported securities except to the extent of its pecuniary interest therein. Sarah Coyne, a director of the company, is an employee of ValueAct Capital Management, L.P., the manager of ValueAct Master Fund, L.P.

Total does not reflect 14,087.5 shares of Class B common stock held by ValueAct Capital Master Fund, L.P. Pursuant to our charter, on the last day of each measurement period, which will occur annually on March 31 over seven fiscal years beginning March 31, 2022, an aggregate of 201,250 shares of Class B common stock (which represents one-seventh of the outstanding shares of Class B common stock) will automatically convert, subject to adjustment, into shares of Class A common stock pursuant to a formula based on the stock price of the Class A common stock, into an aggregate minimum of 2,013 shares of Class A common stock on each conversion date, up to an aggregate maximum of 14,596,638 shares of Class A common stock over such seven year period. ValueAct Capital Master Fund, L.P. will be entitled to its pro rata share of the Class A common stock issued upon the conversion of Class B common stock on each conversion date. The business address of ValueAct Master Fund, L.P. is One Letterman Drive, Building D, 4th Floor, San Francisco, CA 94129.

(7)	Consists of securities held by an entity controlled by Mr. Hodari, and does not reflect 14,087.5 shares of Class B common stock held such entity. Pursuant to our charter, on the last day of each measurement period, which will occur annually on March 31 over seven fiscal years beginning March 31, 2022, an aggregate of 201,250 shares of Class B common stock (which represents one-seventh of the outstanding shares of Class B common stock) will automatically convert, subject to adjustment, into shares of Class A common stock pursuant to a formula based on the stock price of the Class A common stock, into an aggregate minimum of 2,013 shares of Class A common stock on each conversion date, up to an aggregate maximum of 14,596,638 shares of Class A common stock over such seven year period. The entity controlled by Mr. Hodari will be entitled to its pro rata share of the Class A common stock issued upon the conversion of Class B common stock on each conversion date. The business address of Mr. Hodari is c/o CBRE Group, Inc., 2100 McKinney Avenue Suite 1250, Dallas, Texas 75201.

(8)	Total does not reflect 14,087.5 shares of Class B common stock held by Mr. Ellis. Pursuant to our charter, on the last day of each measurement period, which will occur annually on March 31 over seven fiscal years beginning March 31, 2022, an aggregate of 201,250 shares of Class B common stock (which represents one-seventh of the outstanding shares of Class B common stock) will automatically convert, subject to adjustment, into shares of Class A common stock pursuant to a formula based on the stock price of the Class A common stock, into an aggregate minimum of 2,013 shares of Class A common stock on each conversion date, up to an aggregate maximum of 14,596,638 shares of Class A common stock over such seven year period. Mr. Ellis will be entitled to his pro rata share of the Class A common stock issued upon the conversion of Class B common stock on each conversion date. The business address of Mr. Ellis is c/o CBRE Group, Inc., 2100 McKinney Avenue Suite 1250, Dallas, Texas 75201.

(9)	Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P. (the “Selling Securityholder”), has voting and investment control of the shares held by the Selling Securityholder. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago IL 60601.

(10)	The shares of Class A common stock being registered for resale hereby consists of (i) 350,000 shares held by Arena Capital Fund, LP – Series 3; (ii) 350,000 shares held by Arena Capital Fund, LP – Series 5; (iii) 400,000 shares held by Arena Capital Fund, LP – Series 12; (iv) 300,000 share held by Arena Capital
Fund, LP – Series 14; (v) 400,000 shares held by Arena Capital Fund, LP – Series 16; and (vi) 200,000 shares held by Arena Capital Fund, LP –Series 9. Arena Capital Advisors, LLC is General Partner for the Arena Capital Fund, LP (the “Arena Funds”) and has voting and investment control over the securities held by the Arena Funds. The partnerships are organized under the laws of the State of Delaware and the address for the Arena Funds is c/o Arena Capital Advisors, LLC, 12121 Wilshire Blvd, Ste. 1010, Los Angeles, CA 90025, Attn: Legal. The partners of Arena Capital Advisors are Daniel Elperin, Jeremy Sagi and Sanije Perrett.

(11)	The registered holders of the referenced shares to be registered are the following funds and accounts under management by subsidiaries of BlackRock, Inc.: BlackRock Global Allocation Fund, Inc.; BlackRock Global Funds – Global Allocation Fund; BlackRock Global Allocation V.I. Fund of BlackRock Variable Series Funds, Inc.; BlackRock Global Allocation Portfolio of BlackRock Series Fund, Inc.; BlackRock Global Allocation Collective Fund; BlackRock Capital Allocation Trust; BlackRock Strategic Income Opportunities Portfolio of BlackRock Funds V; Strategic Income Opportunities Bond Fund; BGF ESG Fixed Income Global Opportunities Fund; BGF Fixed Income Global Opportunities Fund; Master Total Return Portfolio of Master Bond LLC; BlackRock Total Return Bond Fund; BlackRock Global Long/Short Credit Fund of BlackRock Funds IV; BlackRock Global Funds – Global Bond Income Fund; and BlackRock Strategic Global Bond Fund, Inc. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts. The address of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members is 55 East 52nd Street, New York, NY 10055. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(12)	The business address for Ms. Detrick is 2200 Atlantic Street, 6th Floor, Stamford, CT 06902.

(13)	Voting and investment power over the shares held by Cohanzick Absolute Return Master Fund, Ltd. resides with David K. Sherman. The address of Cohanzick Absolute Return Master Fund, Ltd. is 427 Bedford Road Suite 230, Pleasantville, NY 10570.

(14)	Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. The principal business address of CVI is c/o Heights Capital Management, Inc., 101 California Street, Suite 3250, San Francisco, California 94111.

(15)	Consists of shares held through vehicles or trusts, including: (i) 13,124,603 shares held by Felton Asset Management LLC, for which Mr. Felton is the managing member and (ii) an aggregate of 10,741,488 shares held across two irrevocable trusts for the benefit of Mr. Felton’s children. The business address of Mr. Felton is 2200 Atlantic Street, 6th Floor, Stamford, CT 06902.

(16)	Blackstone directly holds the reported shares of common stock. GSO Altus Holdings Associates LLC is the general partner of Blackstone. GSO Holdings I L.L.C. is the managing member of GSO Altus Holdings Associates LLC. Blackstone Holdings II L.P. is the managing member of GSO Holdings I L.L.C. with respect to securities beneficially owned by Blackstone. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings II L.P. Blackstone Inc. is the sole member of Blackstone Holdings I/II GP L.L.C. Blackstone Group Management L.L.C. is the sole holder of the Class C common stock of Blackstone Inc. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of the foregoing entities and individuals disclaims beneficial ownership of the securities held directly by Blackstone (other than Blackstone to the extent of their direct holdings). The business address of Blackstone is c/o Blackstone Alternative Credit Advisors LP, 345 Park Avenue, 31st Floor, New York, New York 10154.

(17)	The business address of Healthcare of Ontario Pension Plan Trust Fund is 1 York Street, Suite 1900, Toronto, Ontario M5J 0B6.

(18)
Voting and investment power are held with Kenisco Capital Management Corp., the investment manager of Kenisco Associates, L.P. The business address of Kenisco Associates L.P. is 55 Railroad Avenue, 2nd Floor, Greenwich, CT 06839.

(19)
Voting and investment power are held with Kenisco Capital Management Corp., the investment manager of Kenisco Offshore Fund Master, Ltd. The business address of Kenisco Offshore Fund Master, Ltd. is 55 Railroad Avenue, 2nd Floor, Greenwich, CT 06839.

(20)	The shares of Class A common stock are held by Liberty Mutual Opportunistic Investments LLC (“LMOI”), whose sole member is ultimately controlled by Liberty Mutual Holding Company Inc., a mutual holding company. The Chief Investment Officer of the sole member of LMOI exercises dispositive power over the shares of Class A common stock being registered for resale in this prospectus.

(21)	The shares of Class A common stock hereby offered consist of (i) 2,867 PIPE Shares held by Luxor Capital Partners Long Offshore Master Fund, LP (“Luxor Long Offshore”) beneficially owned by Luxor Capital Group, LP, the investment manager of Luxor Long Offshore (ii) 8,773 PIPE Shares held by Luxor Capital Partners Long, LP (“Luxor Long”) beneficially owned by Luxor Capital Group, LP, the investment manager of Luxor Long; (iii) 142,586 PIPE Shares held by Luxor Capital Partners Offshore Master Fund, LP (“Luxor Offshore”) beneficially owned by Luxor Capital Group, LP, the investment manager of Luxor Offshore; (iv) 226,251 PIPE Shares held by Luxor Capital Partners, LP (“Luxor Capital”) beneficially owned by Luxor Capital Group, LP, the investment manager of Luxor Capital; (v) 103,304 PIPE Shares held by Luxor Wavefront, LP (“Luxor Wavefront”) beneficially owned by Luxor Capital Group, LP, the investment manager of Luxor Wavefront; and (vi) 16,219 PIPE Shares held by Luxor Gibraltar, LP—Series 1 (“Luxor Gibraltar”) beneficially owned by Luxor Capital Group, LP, the investment manager of Luxor Gibraltar. Christian Leone, in his position as Portfolio Manager at Luxor Capital Group, LP, may be deemed to have voting and investment power with respect to the securities owned by Luxor Long Offshore, Luxor Long, Luxor Offshore, Luxor Capital, Luxor Wavefront, and Luxor Gibraltar. Mr. Leone disclaims beneficial ownership of any of the PIPE shares over which each exercises voting and investment power. The mailing address of each of the above-mentioned funds is 1114 Avenue of the Americas, 28th Fl New York, NY 10036.

(22)	Shares beneficially owned and offered hereby include 184,676 shares of Class A common stock held by Nineteen77 Global Multi-Strategy Alpha Master Limited, 136,320 shares of Class A common stock held by Nineteen77 Environmental Focus Fund (Cayman) Master Limited and 79,004 shares of Class A common stock held by Select Alternative Strategies II ICAV, Solely on Behalf of Nineteen77 Environmental Focus Fund (EU). Kevin Russell, Chief Investment Officer, UBS O’Connor, the investment manager of the Selling Securityholders, disclaims beneficial ownership of the shares.

(23)	The business address for Mr. Peretz is 2200 Atlantic Street, 6th Floor, Stamford, CT 06902.

(24)	The business address for The Sangreal Trust, dated December 1, 2009 is 3801 N. Capital of TX Hwy, Suite E-240, #617, Austin, TX 78746.

(25)	Consists of shares held through vehicles or trusts, including: (i) 21,774,907 shares held by Start Capital LLC, for which Mr. Norell is the managing member, (ii) 2,854,545 shares held by Start Capital Trust, for the benefit of Mr. Norell’s children and (iii) an aggregate of 4,281,816 shares held across three irrevocable trusts for the benefit of Mr. Norell’s children. The business address for Mr. Norell is 2200 Atlantic Street, 6th Floor, Stamford, CT 06902.

(26)	Includes an aggregate of 1,134,255 shares held across three irrevocable trusts for the benefit of Mr. Savino’s children. Also includes 3,620,285 shares of Class A common stock, as well as 45,648 shares of Class A common stock which are restricted and subject to forfeiture. The business address for Mr. Savino is 2200 Atlantic Street, 6th Floor, Stamford, CT 06902.

(27)	Sole voting and investment power are held with Mr. Weber. A portion of Mr. Weber’s shares are restricted and subject to forfeiture. The business address for Mr. Weber is 2200 Atlantic Street, 6th Floor, Stamford, CT 06902.

(28)	Sole voting and investment power are held with Mr. Rheuben. A portion of Mr. Rheuben’s’s shares are restricted and subject to forfeiture. The business address for Mr. Rheuben is 2200 Atlantic Street, 6th Floor, Stamford, CT 06902.

(29)	A portion of Mr. Parmar’s shares are restricted and subject to forfeiture. The business address for Mr. Parmar is 2200 Atlantic Street, 6th Floor, Stamford, CT 06902.
Listing of Class A Common Stock
Our Class A common stock and warrants are currently listed on NYSE under the symbols “AMPS” and “AMPS WS”, respectively.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
CBAH Related Party Transactions
Related Party Notes
Prior to the consummation of CBAH’s initial public offering, Sponsor agreed to loan CBAH up to $300,000 to be used for a portion of the expenses related to the organization of the company and CBAH’s initial public offering. The loan was repaid upon the consummation of CBAH’s initial public offering out of the $1,500,000 of offering proceeds that had been allocated for the payment of offering expenses (other than underwriting commissions) not held in the trust account.
On February 16, 2021, CBAH entered into a second amended and restated promissory note (the “Second Amended and Restated Promissory Note”) with Sponsor, with a borrowing capacity of up to $3.0 million. The Second Amended and Restated Promissory Note was non-interest bearing and the unpaid principal balance of the promissory note was payable on the earlier of: (i) the Closing and (ii) December 31, 2022 (or March 31, 2023, under certain circumstances). The Second Amended and Restated Promissory Note was subject to customary events of default, the occurrence of which automatically would have triggered the unpaid principal balance of the note and all other sums payable with regard to the note becoming immediately due and payable. Under the terms of the Second Amended and Restated Promissory Note, Sponsor was permitted to elect to convert any unpaid balance of the note in whole or in part into Private Placement Warrants at a price of $1.50 per warrant.
The terms of any such Private Placement Warrants would be identical to the terms of the warrants issued by CBAH to the Sponsor in a private placement in connection with CBAH’s IPO. Each Private Placement Warrant entitles the holder thereof to purchase one share of Class A common stock, par value $0.0001 per share, for $11.00 per share, subject to adjustment pursuant to the Warrant Agreement, dated as of December 10, 2020, by and between CBAH and Continental Stock Transfer & Trust Company.
At the Closing, we issued 2,000,000 Private Placement Warrants to the Sponsor in full settlement of the note’s total outstanding borrowings of $3.0 million.
Class B Letter Agreement
Contemporaneously with the execution of the Business Combination Agreement, CBAH, Altus and the holders of shares of Class B common stock entered into a letter agreement, pursuant to which at the Closing each such holder surrendered to 30% of the shares of Class B common stock held by such holder. Further, pursuant to the Class B Letter Agreement, each such holder agreed not transfer any shares of Class B common stock (subject to certain exceptions).
PIPE Subscription Agreements
Contemporaneously with the execution of the Business Combination Agreement, certain accredited investors, who we refer to as the “PIPE Investors,” including the Sponsor and certain of our directors and officers, entered into subscription agreements, which we refer to as the “PIPE Subscription Agreements,” pursuant to which the PIPE Investors purchased 42,500,000 shares of Class A common stock, which we refer to as the “PIPE Shares,” at a purchase price per share of $10.00 and an aggregate purchase price of $425,000,000, which we refer to as the “PIPE Investment.” Pursuant to its PIPE Subscription Agreement, the Sponsor purchased shares of Class A common stock in an aggregate amount of $220,000,000.
Additionally, William Concannon entered into a PIPE Subscription Agreement pursuant to which he purchased 100,000 shares of Class A common stock at a purchase price per share of $10.00 and an aggregate purchase price of $1,000,000. The PIPE Investment was issued to the Sponsor and Mr. Concannon on the same terms and conditions as all other PIPE Investors.

Administrative Services Agreement
CBAH entered into an agreement with an affiliate of the Sponsor, pursuant to which CBAH paid to such affiliate a total of $112,580.65 during the year ended December 31, 2021 for office space, administrative and support services , plus any out-of-pocket expenses. The Administrative Support Services Agreement terminated upon the closing of the Business Combination.
Loan Related to Business Combination
Subject to Cash Smith’s continued employment with CBRE through the completion of the Business Combination, CBRE, Inc. has agreed to loan Mr. Smith the amount of $1,000,000 within 30 days following the completion of the Business Combination upon Mr. Smith’s delivering to CBRE a promissory note for that amount, which promissory note will (i) be secured by a pledge of all shares of common stock, and warrants to acquire such shares, held by Mr. Smith and issued by CBAH prior to the date of the Business Combination, (ii) be recourse solely to such pledged shares and warrants, (iii) accrue interest at a rate of interest equal to the applicable federal rate for the month in which the promissory note is made (with interest compounding annually), and (iv) will mature following the delivery of the final Alignment Shares owed to Mr. Smith (with principal and interest due at such time), with mandatory earlier repayment out of the after-tax proceeds Mr. Smith realizes from such pledged shares and warrants. Mr. Smith may prepay all or any portion of the principal and accrued interest due under the promissory note at any time.
Altus’s Related Party Transactions
Transactions with Blackstone and its Subsidiaries
Credit Facility
On November 22, 2019, Holdings and the Company completed a financing with the Blackstone Group through its subsidiaries GSO and Blackstone Insurance Solutions (“BIS”), totaling $551.0 million of funded and committed capital (“Blackstone Credit Facility”). In connection with the Blackstone Credit Facility, the Company repaid in full the balance on the previous term loan.
Rated Term Loan
As part of the Blackstone Credit Facility, on November 22, 2019 APAF entered into a $251.0 million term loan facility with BIS through a consortium of lenders (the “Rated Term Loan”). The Rated Term Loan consists of investment grade-rated Class A and Class B notes that mature on June 30, 2045 (“Final Maturity Date”). The Rated Term Loan amortizes at an initial rate of 2.5% of outstanding principal per annum for a period of 5 years at which point the amortization steps up to 5% per annum until November 22, 2026, (“Anticipated Repayment Date”). After the Anticipated Repayment Date, the loan becomes fully-amortizing, and all available cash is used to pay down principal until the Final Maturity Date. Interest on the Rated Term Loan accrues quarterly at a blended fixed rate of 3.70%. During the year ended December 31, 2020 the total related party interest expense on the Rated Term Loan was $9.5 million. As of December 31, 2020 interest payable of $2.6 million was due under the Rated Term Loan. On December 22, 2020, APAF upsized the borrowing capacity of the Rated Term Loan to $367.4 million through a tertiary draw commitment agreement. As of December 31, 2020, the outstanding principal balance of the Rated Term Loan was $362.7 million, consisting of Class A and Class B notes totaling $213.4 million and $149.3 million, respectively, less unamortized debt discount and loan issuance costs totaling $5.9 million.
GSO Promissory Note
On November 22, 2019, the Company issued a promissory note to GSO in exchange for a loan totaling $4.0 million. As of December 31, 2019, the note accrued interest at a rate of 4.25%. The full promissory note plus accrued interest was repaid in full by the Company on March 3, 2020.

Commercial Collaboration Agreement
In connection with the execution of the Business Combination Agreement, Altus and CBRE, Inc. entered into a commercial collaboration agreement, which we refer to as the “Commercial Collaboration Agreement,” effective upon the Closing, pursuant to which, among other things, CBRE, Inc. will invite Altus to join CBRE, Inc.’s strategic supplier program and CBRE, Inc. will promote Altus as its preferred clean energy renewable provider/partner, CBRE, Inc. and Altus will create a business opportunity referral program with CBRE’s brokers, CBRE, Inc. will reasonably collaborate with Altus to develop and bring to market new products and/or bundles for Altus’s customers, Altus will consider in good faith inviting CBRE, Inc. to become a solar tax equity partner for Altus, on a non-exclusive basis, on market terms to be mutually agreed and CBRE, Inc. will provide, at no cost to Altus, reasonable access to data-driven research and insights prepared by CBRE, Inc. (subject to certain exceptions). To govern CBRE, Inc. and Altus’s activities under the Commercial Collaboration Agreement, the parties have created an executive steering committee comprised of four (4) individuals, with two (2) representatives from CBRE, Inc. and two (2) representatives from Altus. The Commercial Collaboration Agreement continues for a period of seven (7) years, with automatic one year renewal periods, unless earlier terminated by either party in accordance with the terms set forth therein. Under the CBRE broker referral program, CBRE’s brokers throughout the United States will be able to submit, through a CBRE website, referrals to clients that may present a potential business opportunity for Altus. CBRE’s Renewable Energy Solutions team will then evaluate such referrals and determine which will be presented to Altus. Altus will determine whether or not to pursue any such referrals and if such referral will qualify for a referral fee (which will require, at a minimum, the CBRE broker to actively facilitate the initial communications between CBRE’s Renewable Energy Solutions team or Altus and the referral prospect). The referral fees for new-build solar systems will be $0.030 per watt for projects up to 10 MW and $0.020 per watt for projects above 10 MW. For example, a 200,000 square foot warehouse with a two megawatt solar system would imply a $60,000 referral fee and a 1.5 million square foot warehouse with a 15 megawatt solar system would imply a $300,000 referral fee. The referral fees for new-build storage systems will be $0.010 per watthour for projects up to 10 megawatt hours and $0.008 per watthour for projects above 10 megawatt hours. The referral fees for both the new-build solar systems and new-build storage systems will be paid 50% at the time the referred client executes a final agreement with Altus for such system and 50% at the time Altus connects such system to the grid for operation. In addition, the referral fees for secondary/existing solar and storage systems will be $0.020 per watt for solar and $0.008 per watthour for storage for projects up to 10 MW and $0.015 per watt for solar and $0.0075 per watthour for storage for projects above 10 MW. The referral fees for secondary/existing solar and storage systems will be paid 100% at the time of the financial closing of the acquisition by Altus of the asset. The aggregate referral fees for all projects will be paid quarterly by Altus to CBRE, together with a detailed report on the payments then being made. CBRE will then pay the individual CBRE broker(s) their referral fees in accordance with each individual broker’s brokerage commission structure and therefore CBRE’s Advisory business segment will receive a portion of the referral fees. The fees described above for new-build storage systems and secondary/existing solar and storage systems reflect a confirmed fee schedule that Altus proposed to CBRE on July 30, 2021, which proposal was approved by the Special Committee and agreed to by CBRE. Following the execution of the Business Combination Agreement, CBRE’s Renewable Energy Solutions team has, based on recommendations from CBRE’s brokers, from time to time presented Altus with client referrals, which Altus in its sole discretion may elect to pursue. CBRE has informed Altus that it may request that Altus pay referral fees to CBRE’s brokers for such referrals made prior to such completion which fees would not exceed the fees set forth in the CBRE broker referral program included in the Commercial Collaboration Agreement; provided that any decision to pay such fees shall be made in Altus’s sole discretion. If Altus agrees to pay any such fees to CBRE’s brokers, CBRE’s Advisory business segment may receive a portion of such fees in accordance with each CBRE broker’s individual brokerage commission structure. The Special Committee was made aware of, and approved, the possibility of these client referrals occurring and these referral fees being paid.
Investor Rights Agreement
Contemporaneously with the execution of the Business Combination Agreement, CBAH, the Sponsor, certain officers of CBAH, Altus, Blackstone, the Founders (as defined therein) and certain other officers of Altus and their affiliated trusts and vehicles entered into an Investor Rights Agreement the “Investor Rights Agreement”), which provides for, among other things, certain registration rights and transfer restrictions, including that the Sponsor and the Founders (as defined therein) shall not transfer shares of our common stock (subject to certain exceptions) until the first anniversary of the Closing and that Blackstone shall not transfer its shares of our common stock (subject to certain exceptions) until the date that is 270 days following the Closing (subject to certain exceptions). Blackstone has a right to nominate one director to the CBAH board of directors for so long as it and its permitted transferees hold at least 5% of the outstanding shares of Class A common stock. The Sponsor has the right to appoint the Class B Director for so long as any shares of Class B common stock remain outstanding, and upon the conversion of all shares of Class B common stock to Class A common stock, Sponsor has the right to nominate one director to the board of directors so long as Sponsor continues to meet certain ownership requirements with respect to the Class A common stock as set forth therein.
Brokerage Transaction
CBRE, Inc. received a customary brokerage commission to be paid by the landlord in connection with the Altus’ entry into and possible future extension of its headquarters lease in Stamford, Connecticut. Further, the Company intends to pay CBRE a brokerage fee to fund a subtenant in the Company’s former headquarters.
Director Offer Letters
In connection with the Business Combination we entered into Director Offer Letters with each of our non-employee directors. See “Executive Compensation-Director Compensation.” Each of the director offer letters is substantially similar to the “Form Director Offer Letter” filed as an exhibit hereto except that (i) Ms. Coyne’s letter includes the assignment of her compensation to ValueAct Capital Management, L.P. and (ii) Mr. Horn’s offer letter reflects that he is not receiving any compensation.
Indemnification Agreements with Officers and Directors and Directors’ and Officers’ Liability Insurance
In connection with the Business Combination, Altus entered into indemnification agreements with each of its executive officers and directors. The indemnification agreements, Altus’s restated certificate of incorporation and its bylaws require that Altus indemnify its directors to the fullest extent not prohibited by Delaware law. Subject to certain limitations, the bylaws will also require Altus to advance expenses incurred by its directors and officers. Altus also maintains a general liability insurance policy, which covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.
Management Equity Incentive Letter
Contemporaneously with the execution of the Business Combination Agreement, Altus, Gregg Felton and Lars Norell entered into a management equity incentive letter (the “Management Equity Incentive Letter”), pursuant to which as soon as practicable following the Closing, the Board or the Compensation Committee will grant to senior members of the Company, including to Mr. Felton and Mr. Norell, time-based restricted stock units (“RSUs”) with respect to an aggregate five percent (5%) of Class A common stock on a fully diluted basis, excluding the then-outstanding shares of Class B common stock or any shares of Class A common stock into which such shares of Class B common stock are or may be convertible. The RSUs will be allocated based on the recommendation of the compensation consultant(s) to the Compensation Committee (which shall include at least Mercer and one other compensation consultant proposed by the Sponsor) and as determined by the Compensation Committee. Subject to continued employment on each applicable vesting date, the RSUs will vest generally 33 1/3% on each of the third, fourth and fifth anniversaries of the date the transaction is consummated.
Employment Agreements
In connection with the Business Combination, Altus entered into employment agreements with Gregg Felton and Lars Norell. Altus also has entered into an employment agreement with Dustin Weber. See “Executive Compensation—Narrative

Disclosure to Summary Compensation Table—Agreements with our Named Executive Officers”. In addition, in connection with the Business Combination, Dustin Weber and Anthony Savino signed a confidentiality and protection of intellectual property agreement.
Registration Rights
Certain holders of our Class A common stock, Alignment Shares, Private Placement Warrants and Public Warrants have registration rights that require us to register a sale of any of our securities held by them. These holders are entitled to make demands that we register such securities for sale under the Securities Act. In addition, these holders have certain “piggy-back” registration rights to include such securities in other registration statements filed by us and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will bear the costs and expenses incurred in connection with filing any such registration statements.
Policies and Procedures for Related Party Transactions
We have adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.
A “Related Person Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. Transactions involving compensation for services provided to us or any of its subsidiaries as an employee, consultant or director will not be considered related person transactions under this policy. A “Related Person” means:

•	any person who is, or at any time during the applicable period was, one of our officers or one of our directors;

•	any person who is known by us to be the beneficial owner of more than five percent (5%) of its voting stock; and

•	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than five percent (5%) of its voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than five percent (5%) of its voting stock
We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its charter, the Audit Committee will have the responsibility to review related party transactions. It is anticipated that under the related person transaction policy, the related person in question or, in the case of transactions with a beneficial holder of more than 5% of our voting stock, an officer with knowledge of a proposed transaction, will be required to present information regarding the proposed related person transaction to our Audit Committee (or to another independent body of the Board) for review. To identify related person transactions in advance, Altus expects to rely on information supplied by its executive officers, directors and certain significant stockholders. In considering related person transactions, our Audit Committee is expected to take into account the relevant available facts and circumstances, which may include, but are not limited to:

•	the related person’s interest in the transaction;

•	the approximate dollar value of the amount involved in the transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of business;

•	whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to Altus than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•	any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Our Audit Committee will approve only those transactions that it determines are fair to us and in our best interests.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock and warrants, which we refer to collectively as our securities. This discussion applies only to securities that are held as capital assets for U.S. federal income tax purposes and is applicable only to holders who are receiving our securities in this offering.
This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors (such as the effects of Section 451 of the Code, including but not limited to:

•	financial institutions or financial services entities;

•	broker-dealers;

•	governments or agencies or instrumentalities thereof;

•	regulated investment companies;

•	real estate investment trusts;

•	expatriates or former long-term residents of the U.S.;

•	persons that actually or constructively own five percent or more of our voting shares;

•	insurance companies;

•	dealers or traders subject to a mark-to-market method of accounting with respect to the securities;

•	persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;

•	persons that receive shares upon the exercise of employee stock options or otherwise as compensation;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such entities; and

•	tax-exempt entities.
This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).
We have not sought, and will not seek, a ruling from the Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.
This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity or arrangement classified as a partnership or other pass-through entity for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner or member in the partnership or other pass-through entity generally will depend on the status of the partner or member and the activities of the partnership or other pass-through entity. If you are a partner or member of a partnership or other pass-through entity holding our securities, we urge you to consult your own tax advisor.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.
U.S. Holders
This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our shares of common stock or warrants who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation (or other entity taxable as a corporation) organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust, if (i) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a U.S. person.
Taxation of Distributions. If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “U.S. Holders-Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of common stock and Warrants” below.
Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of common stock and Warrants. Upon a sale or other taxable disposition of our common stock or warrants, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the common stock or warrants. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock or warrants so disposed of exceeds one year. If the holding period requirements are not satisfied, any gain on a sale or taxable disposition of the shares or warrants would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.
Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its common stock or warrants so disposed of. A U.S. holder’s adjusted tax basis in its common stock or warrants generally will equal the U.S. holder’s acquisition cost for the common stock or warrant less, in the case of a share of common stock, any prior distributions treated as a return of capital. In the case of any shares of common stock or warrants originally acquired as part of an investment unit, the acquisition cost for the share of common stock and warrant that were part of such unit would equal an allocable portion of the acquisition cost of the unit based on the relative fair market values of the components of the unit at the time of acquisition.
Exercise or Lapse of a Warrant. Except as discussed below with respect to the cashless exercise of a warrant, a U.S. holder generally will not recognize taxable gain or loss on the acquisition of our common stock upon exercise of a warrant for cash. The U.S. holder’s tax basis in the share of our common stock received upon exercise of the warrant generally will be an amount equal to the sum of the U.S. holder’s initial investment in the warrant and the exercise price. It is unclear whether the

U.S. holder’s holding period for the common stock received upon exercise of the warrants will begin on the date following the date of exercise or on the date of exercise of the warrants; in either case, the holding period will not include the period during which the U.S. holder held the warrants. If a warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.
The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s basis in the common stock received would equal the holder’s basis in the warrants exercised therefor. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. holder’s holding period in the common stock would be treated as commencing on the date following the date of exercise or on the date of exercise of the warrant; in either case, the holding period would not include the period during which the U.S. holder held the warrants. If the cashless exercise were treated as a recapitalization, the holding period of the common stock would include the holding period of the warrants exercised therefor.
It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered warrants equal to the number of shares of common stock having a value equal to the exercise price for the total number of warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the common stock received in respect of the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the common stock received would equal the sum of the fair market value of the common stock received in respect of the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants exercised. It is unclear whether a U.S. holder’s holding period for the common stock would commence on the date following the date of exercise or on the date of exercise of the warrant; in either case, the holding period would not include the period during which the U.S. holder held the warrant.
Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. holder’s holding period would commence with respect to the common stock received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.
Possible Constructive Distributions. The terms of each warrant provide for an adjustment to the number of shares of common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus entitled “Description of Securities-Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment to the number of such shares or to such exercise price increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of common stock that would be obtained upon exercise or through a decrease in the exercise price of the warrant) as a result of a distribution of cash or other property, such as other securities, to the holders of shares of our common stock, or as a result of the issuance of a stock dividend to holders of shares of our common stock, in each case which is taxable to the holders of such shares as a distribution. Such constructive distribution would be subject to tax as described under “-Taxation of Distributions” in the same manner as if the U.S. holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest.
Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our shares of common stock and warrants, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).
Any amounts withheld under the backup withholding rules generally should be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.
Non-U.S. Holders
This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our common stock or warrants who or that is for U.S. federal income tax purposes:

•	a non-resident alien individual (other than certain former citizens and residents of the U.S. subject to U.S. tax as expatriates);

•	a foreign corporation; or

•	an estate or trust that is not a U.S. holder;

but generally does not include an individual who is present in the U.S. for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our securities.
Taxation of Distributions. In general, any distributions we make to a Non-U.S. holder of shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the U.S., we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “Non-U.S. Holders-Gain on Sale, Taxable Exchange or Other Taxable Disposition of common stock and Warrants” below.
The withholding tax does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the U.S.. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. holder were a U.S. holder, subject to an applicable income tax treaty providing otherwise. A non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).
Exercise of a Warrant. The U.S. federal income tax treatment of a Non-U.S. holder’s exercise of a warrant, or the lapse of a warrant held by a Non-U.S. holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. holder, as described under “U.S. holders-Exercise or Lapse of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described below in “Non-U.S. Holders-Gain on Sale, Taxable Exchange or Other Taxable Disposition of common stock and Warrants.”
Gain on Sale, Taxable Exchange or Other Taxable Disposition of common stock and Warrants. A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our common stock, unless:

•	the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the U.S. (and, under certain income tax treaties, is attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. holder); or

•	we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our common stock, and, in the case where shares of our common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly, indirectly or constructively, more than 5% of our common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our common stock. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose.
We believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation; however, there can be no assurance that we will not become a U.S. real property holding corporation in the future.
Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate).
If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our common stock or warrants will be subject to tax at generally applicable U.S. federal income tax rates.
Possible Constructive Distributions. The terms of each warrant provide for an adjustment to the number of shares of common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities-Warrants.” An adjustment which has the effect of preventing dilution is generally not a taxable event. Nevertheless, a Non-U.S. holder of warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of common stock that would be obtained upon exercise) as a result of a distribution of cash or other property, such as other securities, to the holders of shares of our common stock which is taxable to such holders as a distribution. Any constructive distribution received by a Non-U.S. holder would be subject to U.S. federal income tax (including any applicable withholding) in the same manner as if such Non-U.S.

holder received a cash distribution from us equal to the fair market value of such increased interest without any corresponding receipt of cash. Any resulting withholding tax may be withheld from future cash distributions.
Information Reporting and Backup Withholding. Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our shares of common stock and warrants. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a U.S. person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
FATCA Withholding Taxes. Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends (including constructive dividends) on our common stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other Non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Prospective investors should consult their tax advisers regarding the effects of FATCA on their investment in our securities.

PLAN OF DISTRIBUTION
We are registering the issuance by us of up to an aggregate of 10,062,500 shares of Class A common stock that are issuable upon exercise of the Public Warrants and 9,366,667 shares of Class A common stock that are issuable upon exercise of the Private Placement Warrants. We are also registering the offer and sale, from time to time, by the Selling Securityholders of up to 156,463,281 shares of Class A common stock, par value per share and up to 9,366,667 Private Placement Warrants.
We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will receive proceeds from warrants exercised in the event that such warrants are exercised for cash. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.
The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.
The securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.
Subject to the limitations set forth in any applicable registration rights agreement, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the NYSE;

•	through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or warrant;

•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.
In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.
The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling securityholder.
With respect to a particular offering of the securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•	the specific securities to be offered and sold;

•	the names of the selling securityholders;

•	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•	settlement of short sales entered into after the date of this prospectus;

•	the names of any participating agents, broker-dealers or underwriters; and

•	any applicable commissions, discounts, concessions and other items constituting compensation from the selling securityholders.
In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-

dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.
The Selling Securityholders may solicit offers to purchase the securities directly from, and it may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.
It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our shares of Class A common stock and warrants are currently listed on the NYSE under the symbols “AMPS” and “AMPS WS”, respectively.
The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.
A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.
In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.
If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.
To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.
Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the securities covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.
The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, or perform services for us or the Selling Securityholders, in the ordinary course of business.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
The Selling Securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Securityholders or any other person, which limitations may affect the marketability of the shares of the securities.
We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

LEGAL MATTERS
Ropes & Gray LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of the Company.
EXPERTS
The financial statements of CBRE Acquisition Holdings, Inc. as of December 31, 2020 and for the period from October 13, 2020 (inception) to December 31, 2020, have been included herein, in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.
The financial statements as of December 31, 2020 and 2019 and for the two years in the period ended December 31, 2020 of Altus Power, Inc. included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The combined financial statements of the Solar Project Companies listed in Exhibit A for the period from January 1, 2020 to December 21, 2020 and for the year ended December 31, 2019 included in this prospectus have been audited by Novogradac & Company LLP, an independent registered public accounting firm. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The financial statements of TGCOP HoldCo, LLC for the year ended December 31, 2020, have been included in this prospectus, in reliance upon the report of KPMG LLP, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere herein, and included in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-1, including exhibits, under the Securities Act, with respect to the Class A common stock offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.
We also maintain an Internet website at http://www.altuspower.com. Information contained on or accessible through the website is not a part of this prospectus, and the inclusion of the website address in this prospectus is an inactive textual reference only. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special shareholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.
If you would like additional copies of this prospectus, you should contact us by telephone or in writing:
Gregg Felton and Lars Norell
Co-Chief Executive Officers
2200 Atlantic Street, 6th Floor
Stamford, Connecticut 06902
(203) 698 0090

INDEX TO FINANCIAL STATEMENTS
CBRE ACQUISITION HOLDINGS, INC.

ALTUS POWER, INC.

THE SOLAR PROJECT COMPANIES

TGCOP HOLDCO, LLC

Report of Independent Registered Public Accounting Firm
To the Stockholders and Board of Directors
CBRE Acquisition Holdings, Inc.:
Opinion on the Financial Statements
We have audited the accompanying balance sheet of CBRE Acquisition Holdings, Inc. (the Company) as of December 31, 2020, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the period from October 13, 2020 (inception) through December 31, 2020, and the related notes (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from October 13, 2020 (inception) through December 31, 2020, in conformity with U.S. generally accepted accounting principles.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ KPMG LLP
We have served as the Company’s auditor since 2020.
Los Angeles, California
March 31, 2021, except for the 15th paragraph of Note 1, the 14th, 18th, 19th and 21st paragraphs of Note 2, the 1st paragraph of Note 6, the 1st, 2nd and 3rd paragraphs of Note 7, the 1st paragraph of Note 9 and the 1st, 2nd and 3rd paragraphs of Note 10, as to which the date is October 14, 2021.

CBRE ACQUISITION HOLDINGS, INC.
BALANCE SHEET
December 31, 2020

ASSETS
Current Assets:
Cash	$625,916
Prepaid and other current assets	1,447,037

Total Current Assets	2,072,953
Assets held in Trust Account	402,501,008

Total Assets	$404,573,961

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$4,835
Due to related party	6,144
Franchise tax payable	26,218
Accrued expenses	96,850

Total Current Liabilities	134,047
Deferred underwriting commission	14,087,500
Redeemable warrant liability	18,716,250

Total Liabilities	32,937,797
Commitments and contingencies	—
Class A common stock subject to possible redemption, 40,250,000 shares at December 31, 2020 at a redemption value of $10.00 per share	402,501,008
Stockholders’ Deficit
Preferred stock, $0.0001 par value; 1,000,000 shares authorized, none issued and outstanding	—
Class A common stock, $0.0001 par value; 250,000,000 shares authorized	—
Class B common stock, $0.0001 par value; 10,000,000 shares authorized, 2,012,500 shares issued and outstanding	201
Additional paid-in capital	—
Accumulated deficit	(30,865,045)

Total Stockholders’ Deficit	(30,864,844)

Total Liabilities and Stockholders’ Deficit	$404,573,961

The accompanying notes are an integral part of the financial statements.

CBRE ACQUISITION HOLDINGS, INC.
STATEMENT OF OPERATIONS
For the period from October 13, 2020 (inception) through December 31, 2020

Operating expenses	$(270,533)
Franchise tax expense	(26,218)

Loss from operations	(296,751)

Other income (expense):
Change in fair value of redeemable warrant liability	(2,204,822)
Interest income earned on assets held in Trust Account	1,008

Loss before income tax expense	$(2,500,565)
Provision for income taxes	—

Net loss	$(2,500,565)

Net loss per share:
Class A common stock—basic and diluted	$(4.18)

Class B common stock—basic and diluted	$(4.18)

The accompanying notes are an integral part of the financial statements.

CBRE ACQUISITION HOLDINGS, INC.
STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT
For the period from October 13, 2020 (inception) to December 31, 2020

	Common Stock		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Stockholders’ Deficit
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance at October 13, 2020 (inception)	—	$—	—	$—	$—	$—	$—

Issuance of Class B common stock to Sponsor, net of forfeiture, at $0.0001 per share(1)	—	—	2,012,500	$201	$24,899		$25,100
Sale of Private Placement Warrants to Sponsor					$11,050,000		$11,050,000
Subsequent measurement under ASC 480-10-S99					$(11,074,899)	$(28,364,480)	$(39,439,379)
Net loss attributable to common stock						$(2,500,565)	$(2,500,565)

Balance at December 31, 2020	—	$—	2,012,500	$201	$—	$(30,865,045)	$(30,864,844)

(1)	On October 13, 2020, CBRE Acquisition Sponsor, LLC (the “Sponsor”) purchased 100 undesignated shares of common stock for a purchase price of $100, or $1 per share, and advanced $25,000 to CBRE Acquisition Holdings, Inc. (the “Company”) in exchange for a promissory note. On November 6, 2020, the Sponsor purchased an aggregate of 2,300,000 shares of Class B common stock for an aggregate purchase price of $25,000, or approximately $0.01 per share, paid through the cancellation of an equivalent outstanding amount under the promissory note between the Company and the Sponsor, and the tender to the Company of all 100 shares of the Company’s undesignated common stock held by the Sponsor. On November 27, 2020, 287,500 shares of Class B common stock were forfeited by the Sponsor. In connection with the Initial Public Offering, the Sponsor sold an aggregate of 201,250 Alignment Shares to certain of the Company’s directors, or their respective designees, and an officer of the Company.
The accompanying notes are an integral part of the financial statements.

STATEMENT OF CASH FLOWS
For the period from October 13, 2020 (inception) to December 31, 2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,500,565)
Adjustments to reconcile net loss to net cash provided by operating activities:
Accrued interest income (from Trust Account)	(1,008)
Change in fair value of redeemable warrant liability	2,204,822
Changes in operating assets and liabilities:
Prepaid and other current assets	(1,447,037)
Accounts payable	4,835
Due to related party	6,144
Franchise tax payable	26,218
Accrued expenses	96,850

Net cash used in operating activities	$(1,609,741)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds deposited in Trust Account	$(402,500,000)

Net cash used in investing activities	$(402,500,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from initial public offering	$402,500,000
Proceeds from issuance of private placement warrants	11,050,000
Proceeds from note payable—Sponsor	240,416
Repayment of note payable—Sponsor	(215,316)
Payment of offering related costs	(8,839,443)

Net cash provided by financing activities	$404,735,657

Increase in cash	625,916
Cash at beginning of period	—

Cash at end of period	$625,916

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES:
Extinguishment of note payable for issuance of Class B common stock	$25,100
Deferred underwriting commissions in connection with the initial public offering	$14,087,500
Change in Class A common stock subject to possible redemption	$402,501,008
The accompanying notes are an integral part of the financial statements.

CBRE Acquisition Holdings, Inc.
Notes to the Financial Statements
NOTE 1—DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
Organization and General
CBRE Acquisition Holdings, Inc. (the “Company”) was incorporated as a Delaware corporation on October 13, 2020. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).
On October 13, 2020, the Company was funded by its Sponsor (as defined below) in the amount of $25,100, purchasing 100 undesignated shares of common stock for $100 and advancing $25,000 in exchange for a promissory note. The registration statement for the Company’s initial public offering (the “Initial Public Offering”) was declared effective on December 10, 2020. On December 15, 2020, the Company consummated the Initial Public Offering (as described below). All activity for the period from October 13, 2020 (inception) through December 31, 2020 relates to the Company’s formation, the Initial Public Offering and since the Initial Public Offering. The Company will not generate operating revenues prior to the completion of its Business Combination and will generate non-operating income in the form of interest income on permitted investments from the proceeds derived from the Initial Public Offering. See “The Trust Account” below. The Company has selected December 31st as its fiscal year end.
Sponsor
The Company’s sponsor is CBRE Acquisition Sponsor, LLC, a Delaware limited liability company (the “Sponsor”). On November 6, 2020, the Sponsor purchased an aggregate of 2,300,000 shares of Class B common stock (“Class B common stock” or “Alignment Shares”) for an aggregate purchase price of $25,000, or approximately $0.01 per share, paid through the cancellation of an equivalent outstanding amount under the promissory note between the Company and the Sponsor, and the tender to the Company of all 100 shares of the Company’s undesignated common stock held by the Sponsor. On November 27, 2020, 287,500 shares of Class B common stock were forfeited by the Sponsor. In connection with the Initial Public Offering, the Company amended and restated its certificate of incorporation to reclassify its Class B common stock. See “Note 3—Initial Public Offering—Alignment Shares” below. In connection with the Initial Public Offering, the Sponsor sold an aggregate of 201,250 Alignment Shares to certain of the Company’s directors, or their respective designees, and an officer of the Company.
Initial Public Offering
The Company intends to finance a Business Combination with proceeds of $402,500,000 from the Initial Public Offering of 40,250,000 SAILSM securities (including the full exercise of the underwriter’s over-allotment option) consisting of one share of Class A of common stock, $0.0001 par value, of the Company (“Class A common stock”) and one-fourth of one warrant and approximately $11,050,000 from the sale of 7,366,667 Private Placement Warrants (as defined below) at $1.50 per warrant. Approximately $402,500,000 was held in a Trust Account (as defined below) as of the closing of the Initial Public Offering and the sale of Private Placement Warrants. The underwriter’s over-allotment option, which was exercised in full by the underwriter on December 11, 2020 included 5,250,000 SAILSM securities consisting of 5,250,000 shares of Class A common stock and 1,312,500 warrants which were issued to cover over-allotments.

The Trust Account
Of the $413,550,000 in proceeds from the Initial Public Offering and the sale of the Private Placement Warrants, $402,500,000 was deposited in an interest-bearing U.S. based trust account (“Trust Account”). The funds in the Trust Account will be invested only in specified U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations (collectively “permitted investments”).
Funds will remain in the Trust Account except for the withdrawal of interest earned on the funds that may be released to the Company to pay taxes. The proceeds from the Initial Public Offering and the sale of the Private Placement Warrants will not be released from the Trust Account until the earliest of (i) the completion of a Business Combination, (ii) the redemption of any public shares properly submitted in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s Business Combination or to redeem 100% of the public shares if the Company does not complete a Business Combination within 24 months (or 27 months, as applicable) from the closing of the Initial Public Offering or (B) with respect to other specified provisions relating to stockholders’ rights or pre-Business Combination activity, and (iii) the redemption of all of the Company’s public shares if it has not completed a Business Combination within 24 months (or 27 months, as applicable) from the closing of the Initial Public Offering, subject to applicable law.

The remaining proceeds outside the Trust Account may be used to pay business, legal and accounting due diligence costs on prospective acquisitions, listing fees and continuing general and administrative expenses.
Business Combination
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering, although substantially all of the net proceeds of the Initial Public Offering are intended to be generally applied toward consummating a Business Combination with (or acquisition of) a target business. As used herein, a Business Combination must be with one or more target businesses that together have an aggregate fair market value equal to at least 80% of the balance in the Trust Account (less any deferred underwriting commissions and taxes payable on interest earned on the Trust Account) at the time of the Company signing a definitive agreement.
After signing a definitive agreement for a Business Combination, the Company will provide the public stockholders with the opportunity to redeem all or a portion of their shares of Class A common stock either (i) in connection with a stockholder meeting to approve the Business Combination or (ii) by means of a tender offer. Each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the Business Combination at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the Trust Account is initially anticipated to be approximately $10.00 per public share. The per-share amount the Company will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions payable to the underwriter. The decision as to whether the Company will seek stockholder approval of the Business Combination or will allow stockholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval under applicable law or stock exchange listing requirements. If the Company seeks stockholder approval, it will complete its Business Combination only if a majority of the outstanding shares of Class A common stock voted are voted in favor of the Business Combination (or, if the applicable rules of the NYSE then in effect require, a majority of the outstanding shares of common stock held by public stockholders are voted in favor of the business transaction). However, in no event will the Company redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001 (the “Redemption Floor”), after payment of the deferred underwriting commission. In such an instance, the Company would not proceed with the redemption of its public shares and the related Business Combination, and instead may search for an alternate Business Combination.
The Company has 24 months from the closing date of the Initial Public Offering to complete its Business Combination (or 27 months, as applicable). If the Company does not complete a Business Combination within this period, it shall (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, subject to lawfully available funds therefore, redeem the public shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds in the Trust Account and not previously released to the Company to pay its taxes (and up to $100,000 of interest to pay dissolution expenses) divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. The Sponsor and the Company’s officers and directors have entered into a letter agreement with the Company, pursuant to which they will waive their rights to liquidating distributions from the Trust Account with respect to their Alignment Shares if the Company fails to complete a Business Combination within 24 months from the closing of the Initial Public Offering (or 27 months, as applicable). However, if the Sponsor and the Company’s officers and directors acquire public shares after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such public shares if the Company fails to complete a Business Combination within the allotted 24 month period (or 27 month period, as applicable).
The underwriter has agreed to waive its rights to any deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination and those amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Company’s public shares.
If the Company fails to complete a Business Combination, the redemption of the Company’s public shares will reduce the book value of the shares held by the Sponsor and the Company’s directors and officers, who will be the only remaining stockholders after such redemptions.
If the Company holds a stockholder vote or there is a tender offer for shares in connection with a Business Combination, a public stockholder will have the right to redeem its shares for an amount in cash equal to its pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes, subject to the Redemption Floor. As a result, such shares have been recorded at their redemption amount and classified as temporary equity in accordance with FASB Accounting Standards Codification (ASC) 480, “Distinguishing Liabilities from Equity” (ASC 480).

Going Concern Consideration
In connection with the Company’s assessment of going concern considerations in accordance with FASB’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company has access to additional funds from the Sponsor that are sufficient to fund the working capital needs of the Company for at least one year from the issuance of these financial statements. See “Note 4—Related Party Transactions—Notes Payable—Sponsor” for further information.

Revision of Prior Period Financial Statements
Pursuant to the Initial Public Offering, the Company sold 40,250,000 SAILSM securities (including the full exercise of the underwriter’s over-allotment option) at a price of $10.00 per unit. Each SAILSM security consists of one share of Class A common stock of the Company at $0.0001 par value and one-fourth of one redeemable warrant (or 10,062,500 redeemable warrants in the aggregate) (the “Redeemable Warrants”). Historically, the Company accounted for the Redeemable Warrants as equity.
On April 12, 2021, the Securities and Exchange Commission (the “SEC”) released a public statement (the “Public Statement”) informing market participants that warrants issued by special purpose acquisition companies may require classification as a liability. Due to the clarifying guidance within the Public Statement, the Company determined that the Redeemable Warrants should be classified as liabilities, which requires the Redeemable Warrants to be measured at fair value with any changes in fair value each period reported in earnings. Additionally, since the Redeemable Warrants are classified as liabilities, the issuance costs associated with the Initial Public Offering that are allocated to the Redeemable Warrants are expensed in the Statement of Operations.
The Company also reconsidered its historical accounting policy related to its Class A common stock subject to redemption and determined that all Class A common stock are subject to redemption, except pursuant to the Redemption Floor, and have a redemption value reflective of the balance in the Trust Account.
The Company assessed the materiality of the errors on the prior periods’ financial statements in accordance with ASC 250, “Accounting Changes and Error Corrections” (ASC 250), and concluded that the errors were not material to prior reporting periods. Therefore, in accordance with ASC 250 (“SEC Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements”), the financial statements for the period ended December 31, 2020 were revised to correct for the errors, as follows:

	For the period ended December 31, 2020
	As Reported	Adjustment	As Revised
Redeemable warrant liability	—	18,716,250	18,716,250
Class A common stock subject to possible redemption	385,352,413	17,148,595	402,501,008
Class A common stock	171	(171)	—
Additional paid in capital	5,295,372	(5,295,372)	—
Accumulated deficit	(295,743)	(30,569,302)	(30,865,045)
Total stockholders’ equity (deficit)	5,000,001	(35,864,845)	(30,864,844)

	Period from October 13, 2020 (inception) through December 31, 2020
	As Reported	Adjustment	As Revised
Change in fair value of redeemable warrant liability	—	(2,204,822)	(2,204,822)
Net loss	(295,743)	(2,204,822)	(2,500,565)
Class A common stock—basic and diluted	—	(4.18)	(4.18)
Class B common stock—basic and diluted	(0.20)	(3.98)	(4.18)
NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the SEC, and reflect all adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the Company’s financial position at December 31, 2020 and the results of operations and cash flows for the period presented.
Emerging Growth Company
Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities and Exchange Act of 1934, as amended) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.
Cash
Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The Company did not have any cash equivalents as of December 31, 2020.
Assets Held in Trust Account
The Company invests in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by the Company.
As of December 31, 2020, the assets held in the Trust Account are comprised of $402,500,000 invested in marketable debt securities and $1,008 of interest receivable associated with those investments. The Company classifies the marketable debt securities held in the Trust Account as available for sale. Available for sale debt securities are carried at their fair value and any difference between cost and fair value is recorded as an unrealized gain or loss, net of income taxes, and is reported as accumulated other comprehensive income (loss) in the consolidated statements of equity. The cost of securities sold is based on the specific identification method. The estimated fair values of marketable debt securities held in the Trust Account are determined using available market information. During the period from October 13, 2020 (inception) to December 31, 2020, there have been no realized or unrealized gains or losses, or declines in value resulting from credit losses on the debt securities held in the Trust Account. Interest and dividends on the debt securities held in the Trust Account are included in Interest income earned on assets held in Trust Account in the Statement of Operations.
As of December 31, 2020, the assets held in the Trust Account are comprised of $402,500,000 invested in marketable securities and $1,008 of interest receivable associated with those investments. During the period from October 13, 2020 (inception) to December 31, 2020, the Company did not withdraw any interest income from the Trust Account to pay its tax obligations.
Class A Common Stock Subject to Possible Redemptions
The Company accounts for its common stock as subject to possible redemption in accordance with the guidance in ASC 480. Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, the Company’s Class A common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ deficit section of the Company’s Balance Sheet.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures” (ASC 820), approximates the carrying amounts represented in the Balance Sheet due to their short-term nature.
Fair Value Measurement
ASC 820 establishes a fair value hierarchy that prioritizes and ranks the level of observability of inputs used to measure investments at fair value. The observability of inputs is impacted by a number of factors, including the type of investment, characteristics specific to the investment, market conditions and other factors. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level I measurements) and the lowest priority to unobservable inputs (Level III measurements).
Investments with readily available quoted prices or for which fair value can be measured from quoted prices in active markets will typically have a higher degree of input observability and a lesser degree of judgment applied in determining fair value.
The three levels of the fair value hierarchy under ASC 820 are as follows:
Level I—Quoted prices (unadjusted) in active markets for identical investments at the measurement date are used.
Level II—Pricing inputs are other than quoted prices included within Level I that are observable for the investment, either directly or indirectly. Level II pricing inputs include quoted prices for similar investments in active markets, quoted prices for identical or similar investments in markets that are not active, inputs other than quoted prices that are observable for the investment, and inputs that are derived principally from or corroborated by observable market data by correlation or other means.
Level III—Pricing inputs are unobservable and include situations where there is little, if any, market activity for the investment. The inputs used in determination of fair value require significant judgment and estimation.
In some cases, the inputs used to measure fair value might fall within different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the investment is categorized in its entirety is determined based on the lowest level input that is significant to the investment. Assessing the significance of a particular input to the valuation of an investment in its entirety requires judgment and considers factors specific to the investment. The categorization of an investment within the hierarchy is based upon the pricing transparency of the investment and does not necessarily correspond to the perceived risk of that investment.

Offering Costs
The Company incurred $22,926,943 in offering costs in connection with the Initial Public Offering. Offering costs consist of legal, accounting, underwriting fees and other costs incurred that are directly related to the Initial Public Offering. The Company complies with the requirements of ASC 340, “Other Assets and Deferred Costs” (ASC 340) and SEC Staff Accounting Bulletin Topic 5A “Expenses of Offering.” These offering costs were allocated between the Redeemable Warrant liability ($997,322) and Class A common stock subject to redemption ($21,929,621) in proportion to the proceeds of the Initial Public Offering.
Income Taxes
Income taxes are accounted for under the asset and liability method in accordance with the “Accounting for Income Taxes,” Topic of the FASB ASC (Topic 740). Deferred tax assets and liabilities are determined based on temporary differences between the financial reporting and tax basis of assets and liabilities and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured by applying enacted tax rates and laws and are released in the years in which the temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are provided against deferred tax assets when it is more likely than not that some portion or all of the deferred tax asset will not be realized.
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense.
On March 18, 2020, the Families First Coronavirus Response Act (“FFCR Act”), and on March 27, 2020, the CARES Act were each enacted in response to the COVID-19 pandemic. The FFCR Act and the CARES Act contain numerous tax provisions, such as net operating loss carryback periods, alternative minimum tax credit refunds, deferral of employer payroll taxes deferring payroll tax payments, establishing a credit for the retention of certain employees, relaxing limitations on the deductibility of interest, and updating the definition of qualified improvement property. This legislation currently has no material impact to income tax expense on the Company’s financial statements.

Net Loss per Share of Common Stock
The Company has two classes of common stock, Class A common stock and Class B common stock. Earnings and losses are shared pro rata between the two classes of common stock. Net loss per share of common stock is computed by dividing pro rata net loss by the weighted average number of shares of common stock outstanding during the period, plus to the extent dilutive, the incremental number of shares of common stock to settle warrants, as calculated using the treasury stock method.
The Company has not considered the effect of the Redeemable Warrants and Private Placement Warrants to purchase an aggregate of 17,429,167 Class A common stock in the calculation of diluted loss per share, since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants are out of the money and hence would not result in the issuance of incremental shares of common stock under the treasury stock method. As a result, diluted loss per share of common stock is the same as basic loss per share of common stock for the period. No warrants have been exercised as of December 31, 2020.

	Class A Common Stock	Class B Common Stock
Basic and diluted net loss per share
Numerator:
Allocation of net loss including accretion of temporary equity	$(35,738,191)	$(6,201,753)
Denominator:
Weighted-average shares outstanding	8,553,125	1,484,249
Basic and diluted net loss per share	$(4.18)	$(4.18)
Stock-Based Compensation
Stock-based compensation expense associated with the Company’s equity awards is measured at fair value upon the grant date and recognized over the requisite service period. To the extent a stock-based award is subject to a performance condition, the amount of expense recorded in a given period, if any, reflects an assessment of the probability of achieving such performance condition, with compensation recognized once the event is deemed probable to occur. The fair value of equity awards has been estimated using Monte Carlo and Binomial simulations. Forfeitures are recognized as incurred.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Refer to “Note 7—Redeemable Warrant Liability” for the valuation of the Company’s Redeemable Warrant liability. Refer to “Note 8—Stock-Based Compensation” for the valuation of the Company’s stock-based compensation.
Recent Accounting Pronouncements
Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.
NOTE 3—INITIAL PUBLIC OFFERING
Pursuant to the Initial Public Offering, the Company sold 40,250,000 SAILSM securities (including the full exercise of the underwriter’s over-allotment option) at a price of $10.00 per SAILSM security. Each SAILSM security consists of one share of Class A common stock and one-fourth of one Redeemable Warrant (or 10,062,500 Redeemable Warrants in the aggregate). Under the terms of the warrant agreement, the Company has agreed to use its commercially reasonable efforts to file a registration statement under the Securities Act following the completion of the Business Combination covering the shares of common stock issuable upon exercise of the Redeemable Warrants. Each whole Redeemable Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.00 per share subject to adjustment as provided herein. The warrants will become exercisable on the later of 30 days after the completion of the Business Combination or 12 months from the closing of the Initial Public Offering and will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation. Only whole warrants may be exercised and no fractional warrants will be issued upon separation of the SAILSM securities and only whole warrants will trade. The Company granted the underwriter a 45-day option to purchase up to an additional 5,250,000 SAILSM securities to cover over-allotments, which was exercised in full by the underwriter on December 11, 2020.

Alignment Shares
As of December 31, 2020, the Sponsor and the Company’s directors and officers hold 2,012,500 Alignment Shares. The Alignment Shares are designated as shares of Class B common stock and were reclassified in connection with the Initial Public Offering by the Company’s second amended and restated certificate of incorporation, filed on December 10, 2020. As discussed further in Note 4, the Sponsor purchased the shares of Class B common stock for an aggregate purchase price of $25,000 or approximately $0.01 per share. The purchase price of the Alignment Shares was determined by dividing the amount contributed to the Company by the number of Alignment Shares issued. In connection with the Initial Public Offering, the Sponsor sold an aggregate of 201,250 Alignment Shares to certain of the Company’s directors, or their respective designees, and an officer of the Company. The Alignment Shares are entitled to 20% of the voting power of the Company’s common stock prior to the completion of the Company’s Business Combination.
The Alignment Shares are designated as shares of Class B common stock and are different from the shares of Class
A common stock included in the SAILSM securities in several important ways, including that:

•	Only holders of the Alignment Shares have the right to vote on the election of directors prior to the Business Combination;

•	The Alignment Shares are subject to certain transfer restrictions, as described in more detail below;

•	The Sponsor and the Company’s officers and directors have entered a letter agreement with the Company, pursuant to which they have agreed (i) to waive their redemption rights with respect to any Alignment Shares and public shares they hold in connection with the completion of the Business Combination, (ii) to waive their redemption rights with respect to any Alignment Shares and public shares they hold in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of its public shares if the Company has not consummated a Business Combination within 24 months (or 27 months, as applicable) from the closing of the Initial Public Offering or with respect to other specified provisions relating to stockholders’ rights or pre-Business Combination activity; and (iii) to waive their rights to liquidating distributions from the Trust Account with respect to any Alignment Shares they hold if the Company fails to complete a Business Combination within 24 months (or 27 months, as applicable) from the closing of the Initial Public Offering, although they are entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if the Company fails to complete a Business Combination within such time period. If the Company submits the Business Combination to the public stockholders for a vote, the Sponsor and the Company’s directors and officers have agreed, pursuant to such letter agreement, to vote their Alignment Shares and any public shares purchased during or after the Initial Public Offering in favor of the Business Combination; and

•	The 2,012,500 shares of Class B common stock, par value $0.0001 per share, will convert as follows: on the last day of each measurement period, which will occur annually over seven fiscal years following the consummation of the Business Combination (and, with respect to any measurement period in which the Company undergoes a change of control or in which the Company is liquidated, dissolved or wound up, on the business day immediately prior to such event instead of on the last day of such measurement period), 201,250 Alignment Shares will automatically convert, subject to adjustment as described herein, into shares of the Company’s Class A common stock (“conversion shares”), as follows:

•	If the sum (such sum, the “Total Return”) of (i) the VWAP, calculated in accordance with “Item 15. Exhibits, and Financial Statement Schedules—Exhibit 4.5 Description of Securities—Alignment Shares—Volume weighted average price” of this Annual Report on Form 10-K which is incorporated herein by reference, of shares of Class A common stock for the final fiscal quarter in such measurement period and (ii) the amount per share of any dividends or distributions paid or payable to holders of Class A common stock on the record date for which is on or prior to the last day of the measurement period does not exceed the price threshold (as defined below), the number of conversion shares for such measurement period will be 2,013 shares of Class A common stock;

•	If the Total Return exceeds the price threshold but does not exceed an amount equal to 130% of the price threshold, then the number of conversion shares for such measurement period will be the greater of (i) 2,013 shares of Class A common stock and (ii) 20% of the difference between the Total Return and the price threshold, multiplied by (A) the sum (such sum (as proportionally adjusted to give effect to any stock splits, stock capitalizations, stock combinations, stock dividends, reorganizations, recapitalizations or any such similar transactions), the “Closing Share Count”) of (x) the number of shares of Class A common stock outstanding immediately after the closing of the Initial Public Offering (including any exercise of the over-allotment option) and (y) if in connection with the Business Combination there are issued any shares of Class A common stock or Equity-Linked Securities (as defined below), the number of shares of Class A common stock so issued and the maximum number of shares of Class A common stock issuable (whether settled in shares or in cash) upon conversion or exercise of such Equity-Linked Securities, divided by (B) the Total Return; and

•	If the Total Return exceeds an amount equal to 130% of the price threshold, then the number of conversion shares for such measurement period will be the greater of (i) 2,013 shares of Class A common stock and (ii) the sum of (x) 20% of the difference between an amount equal to 130% of the price threshold and the price threshold and (y) 30% of the difference between the Total Return and an amount equal to 130% of the price threshold, multiplied by (A) the Closing Share Count, divided by (B) the Total Return.
The term “measurement period” means (i) the period beginning on the date of the Company’s Business Combination and ending with, and including, the first fiscal quarter following the end of the fiscal year in which the Company consummates the Business Combination and (ii) each of the nine successive four-fiscal-quarter periods. The “price threshold” will initially equal $10.00 for the first measurement period and will thereafter be adjusted at the beginning of each subsequent measurement period to be equal to the greater of (i) the price threshold for the immediately preceding measurement period and (ii) the VWAP for the immediately preceding measurement period (in each case, as proportionally adjusted to give effect to any stock splits, stock capitalizations, stock combinations, stock dividends, reorganizations, recapitalizations or any such similar transactions). “Equity-Linked Securities” means securities issued by the Company and/or any entities that (after giving effect to completion of the Business Combination) are subsidiaries of the Company that are directly or indirectly convertible into or exercisable for shares of Class A common stock, or for a cash settlement value in lieu thereof. The foregoing calculations will be based on the Company’s fiscal year and fiscal quarters, which may change as a result of the Business Combination.
Upon a change of control occurring after the Business Combination (but not in connection with the Business Combination), for the measurement period in which the change of control transaction occurs, the 201,250 Alignment Shares will automatically convert into conversion shares (on the business day immediately prior to such event), as follows:

•	If, prior to the date of such change of control, the Alignment Shares have already cumulatively converted into a number of shares of Class A common stock equal in the aggregate to at least 5% of the Closing Share Count (the “5% Threshold Amount”), the number of conversion shares will equal the greater of (i) 2,013 shares of Class A common stock and (ii) the number of shares of Class A common stock that would be issuable based on the excess of the Total Return above the price threshold as described above with such Total Return calculated based on the purchase price or deemed value agreed upon in the change of control transaction rather than the VWAP for the final fiscal quarter in the relevant measurement period;

•	If, prior to the date of the change of control, the Alignment Shares have not already cumulatively converted into a number of shares of Class A common stock equal in the aggregate to at least the 5% Threshold Amount, the number of conversion shares will equal the greater of (i) the 5% Threshold Amount less any shares of Class A common stock previously issued upon conversion of Alignment Shares and (ii) the number of shares that would be issuable based on the excess of the Total Return above the price threshold described above with the Total Return calculated based on the purchase price or deemed value agreed upon in the change of control transaction rather than the VWAP for the final fiscal quarter in the relevant measurement period; and

•	To the extent any remaining tranches of 201,250 Alignment Shares remain outstanding, each remaining tranche of 201,250 Alignment Shares will automatically convert into 2,013 shares of the Company’s Class A common stock.
The Company’s Sponsor, directors and officers have agreed not to transfer, assign or sell (i) any of their respective Alignment Shares except to any permitted transferees and (ii) any of their respective shares of Class A common stock deliverable upon conversion of the Alignment Shares for 30 days following the completion of the Company’s Business Combination.

Private Placement Warrants
On December 10, 2020 the Sponsor purchased from the Company an aggregate of 7,366,667 Private Placement Warrants at a price of $1.50 per warrant (approximately $11,050,000 in the aggregate), in a private placement that occurred simultaneously with the completion of the Initial Public Offering (the “Private Placement Warrants’’). Each Private Placement Warrant entitles the holder to purchase one share of Class A common stock at $11.00 per share, subject to adjustment. A portion of the purchase price of the Private Placement Warrants were added to the proceeds from the Initial Public Offering to be held in the Trust Account such that at the time of closing $402,500,000 are held in the Trust Account. The Private Placement Warrants are not redeemable by the Company so long as they are held by the Sponsor or its permitted transferees. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants are redeemable by the Company and exercisable by the holders on the same basis as the warrants included in the SAILSM securities sold in the Initial Public Offering. The Sponsor, or its permitted transferees, have the option to exercise the Private Placement Warrants on a cashless basis. The Private Placement Warrants are not transferable, assignable or salable until 30 days after the completion of the Business Combination.
If the Company does not complete a Business Combination within 24 months from the closing of the offering (or 27 months, as applicable), the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Company’s public shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.
Registration and Stockholder Rights
The registration and stockholder rights agreement of the Company (the “Registration and Stockholder Rights Agreement”) provides that holders of the Alignment Shares, Private Placement Warrants and warrants that may be issued upon conversion of working capital loans, if any, have registration rights to require the Company to register a sale of any of the Company’s securities held by such holders. These holders are entitled to make demands that the Company register such securities for sale under the Securities Act. In addition, these holders have certain “piggy-back” registration rights to include such securities in other registration statements filed by the Company and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the costs and expenses incurred in connection with filing any such registration statements. Pursuant to the Registration and Stockholder Rights Agreement, the Sponsor is entitled to nominate three individuals for election to the Company’s board of directors, as long as the Sponsor holds any securities covered by the Registration and Stockholder Rights Agreement.

Indemnity
The Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third-party vendor (other than the Company’s independent auditors) for services rendered or products sold to the Company, or a prospective target business with which the Company discussed entering into a transaction agreement, reduces the amount of funds in the Trust Account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriter of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company has not independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believes that the Sponsor’s only assets are securities of the Company and, therefore, the Sponsor may not be able to satisfy those obligations. The Company has not asked the Sponsor to reserve for such eventuality as the Company believes the likelihood of the Sponsor having to indemnify the Trust Account is limited because the Company will endeavor to have all third party vendors (other than the Company’s independent auditors) and prospective target businesses as well as other entities execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
NOTE 4—RELATED PARTY TRANSACTIONS
Shares of Common Stock
On October 13, 2020, the Sponsor purchased 100 undesignated shares of common stock for a purchase price of $100, or $1 per share, and advanced $25,000 in exchange for a promissory note. Prior to the Sponsor’s initial investment in the Company, the Company had no assets. On November 6, 2020, the Sponsor purchased an aggregate of 2,300,000 shares of Class B common stock for an aggregate purchase price of $25,000, or approximately $0.01 per share, paid through the cancellation of an equivalent outstanding amount under the promissory note between the Company and the Sponsor, and the tender to the Company of all 100 shares of the Company’s undesignated common stock held by the Sponsor. See “Note payable—Sponsor” and “Note 6—Stockholders’ Deficit” below. On November 27, 2020, 287,500 shares of Class B common stock were forfeited by the Sponsor. In connection with the Initial Public Offering, the Sponsor sold an aggregate of 201,250 Alignment Shares to certain of the Company’s directors, or their respective designees, and an officer of the Company. As of December 31, 2020, the Sponsor and the Company’s directors and officers held 2,012,500 Alignment Shares.
Private Placement Warrants Purchase

On December 10, 2020, the Sponsor purchased from the Company an aggregate of 7,366,667 Private Placement Warrants at a price of $1.50 per warrant or approximately $11,050,000 in the aggregate. See “Note 3—Initial Public Offering—Private Placement Warrants.” Approximately $3,000,000 of proceeds of the Private Placement Warrants purchase were added to the capital of the Company.
Note Payable—Sponsor
On October 13, 2020, the Sponsor advanced $25,000 to the Company in exchange for a promissory note. On November 6, 2020, the Sponsor purchased an aggregate of 2,300,000 shares of Class B common stock for an aggregate purchase price of $25,000, or approximately $0.01 per share, paid through the cancellation of an equivalent outstanding amount under the promissory note between the Company and the Sponsor, and the tender to the Company of all 100 shares of the Company’s undesignated common stock held by the Sponsor. Prior to the Initial Public Offering, the Sponsor loaned the Company $215,316 pursuant to an amended and restated unsecured promissory note to cover expenses related to the Company’s Initial Public Offering. These loans were noninterest bearing, unsecured and due at the earlier of June 30, 2021 and the closing of the Initial Public Offering. The $215,316 loan made pursuant to the amended and restated unsecured promissory note was repaid upon the completion of the Initial Public Offering out of the offering proceeds that have been allocated for the payment of offering expenses (other than underwriting commissions) not held in the Trust Account.
On February 16, 2021, the Company entered into a Second Amended and Restated Promissory Note with the Sponsor, with borrowing capacity up to $3,000,000, in order to finance transaction costs in connection with an intended Business Combination. The note is non-interest bearing and the unpaid principal balance of the promissory note shall be payable on the earlier of: (i) the consummation of a Business Combination and (ii) December 31, 2022. The principal amount of such loans may be convertible into Private Placement Warrants of the post-Business Combination entity at a price of $1.50 per warrant at the option of the Sponsor. These warrants would be identical to the Private Placement Warrants. No amounts have been borrowed under the note by the Company as of March 31, 2021.
Administrative Service Agreement
On December 10, 2020, the Company entered into an agreement to pay $10,000 a month for office space, administrative and support services to an affiliate of the Sponsor and will terminate the agreement upon the earlier of a Business Combination or the liquidation of the Company.
The Company recorded $6,144 of expense related to this agreement, which is included in Operating expenses on the Statement of Operations and Due to related party on the Balance Sheet.
NOTE 5— COMMITMENT AND CONTINGENCIES
Underwriting Agreement
The underwriter was entitled to underwriting discounts and commissions of $0.55 per SAILSM security, or $22,137,500, of which $8,050,000 was paid at closing of the Initial Public Offering. As of December 31, 2020, the Company had $14,087,500 of accrued offering costs in the accompanying Balance Sheet, representing deferred underwriting commissions that will become payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes the Business Combination, subject to the terms of the underwriting agreement. A portion of such amount, not to exceed 20% of the total amount of the deferred underwriting commissions held in the Trust Account, may be re-allocated or paid (a) to any underwriter from the Company’s Initial Public Offering in an amount (at the sole discretion of the Company’s management team) that is disproportionate to the portion of the aggregate deferred underwriting commission payable to such underwriter based on their participation in the Initial Public Offering and/or (b) to third parties that did not participate in the Company’s Initial Public Offering (but who are members of the Financial Industry Regulatory Authority (“FINRA”)) that assist the Company in consummating a Business Combination. The election to re-allocate or make any such payments to third parties will be solely at the discretion of the Company’s management team, and such third parties will be selected by the management team in their sole and absolute discretion. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
NOTE 6—STOCKHOLDERS’ DEFICIT
Common Stock
The Company is authorized to issue 250,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of December 31, 2020, there were 40,250,000 shares of Class A common stock outstanding, all of which are presented as temporary equity outside of the stockholders’ deficit section of the Company’s Balance Sheet due to their redemption features. Refer to “Note 1—Description of Organization and Business Operations—Business Combination” and “Note 2—Summary of Significant Accounting Policies—Class A Common Stock Subject to Redemptions” for details on the redemption features associated with the Company’s Class A common stock.

The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. As of December 31, 2020, there were 2,012,500 shares of Class B common stock issued and outstanding.
The underwriter’s over-allotment option, which was exercised in full by the underwriter on December 11, 2020, included 5,250,000 SAILSM securities consisting of 5,250,000 shares of Class A common stock and 1,312,500 warrants which were issued to cover over-allotments.
Preferred Stock
The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2020, there were no shares of preferred stock issued or outstanding.
Warrants
Upon the closing of the Initial Public Offering, the Company simultaneously issued the Private Placement Warrants. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants are redeemable by the Company and exercisable by the holders on the same basis as the warrants included in the SAILSM securities sold in the Initial Public Offering. The Sponsor, or its permitted transferees, have the option to exercise the Private Placement Warrants on a cashless basis. The Private Placement Warrants are not transferable, assignable or salable until 30 days after the completion of the Business Combination. If the Company does not complete the Business Combination within 24 months from the closing of this offering (or 27-months, as applicable), the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Company’s public shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.
NOTE 7—REDEEMABLE WARRANT LIABILITY
Pursuant to the Initial Public Offering, the Company sold 40,250,000 SAILSM securities (including the full exercise of the underwriter’s over-allotment option) at a price of $10.00 per SAILSM security. Each SAILSM security consists of one share of Class A common stock of the Company at $0.0001 par value and one-fourth of one Redeemable Warrant (or 10,062,500 Redeemable Warrants in the aggregate). See “Note 3—Initial Public Offering” for additional details on the Redeemable Warrants.
The Company determined that the Redeemable Warrants qualified as freestanding financial instruments that are bifurcated from the Class A common stock and classified as a separate liability pursuant to ASC 815, “Derivatives and Hedging” (ASC 815). According to ASC 815, financial instruments classified as liabilities are presented at fair value each reporting period, with changes in fair value recorded through earnings. As of December 31, 2020, the value of the Redeemable Warrants was $18,716,250 and the Company recorded a loss on the remeasurement value of the Redeemable Warrants of $(2,204,822) for the period from October 13, 2020 (inception) through December 31, 2020 in the change in fair value of redeemable warrant liability line in the Statement of Operations.
The fair value of these instruments was estimated using Monte Carlo simulation. The key assumptions in the option pricing model utilized are assumptions related to expected underlying share-price volatility, expected term of the warrants, the risk-free interest rate and the Company’s dividend yield. The expected volatility as of the December 15, 2020 issuance date was derived from observable public warrant pricing on comparable ‘blank-check’ companies that went public in 2019 and 2020. The risk-free interest rate was based on the interpolated U.S. Constant Maturity Treasury yield. The expected term of the warrants was assumed to be one year until the closing of a Business Combination, and an estimated five year holding period, based on typical equity investor holding periods. The dividend rate was based on the historical rate, which the Company anticipates to remain at zero.
NOTE 8—STOCK-BASED COMPENSATION
The Company sold an aggregate of 2,300,000 Alignment Shares to the Sponsor on November 6, 2020. On November 27, 2020, the Sponsor sold 201,250 Alignment Shares to certain of the Company’s directors, or their respective designees, and an officer of the Company and forfeited 287,500 Alignment Shares due to an adjustment pursuant to the Initial Public Offering. See “Note 3—Initial Public Offering—Alignment Shares” for additional details. As of December 31, 2020, 2,012,500 Alignment Shares were issued and outstanding.
On December 10, 2020, the Company sold an aggregate of 7,366,667 Private Placement Warrants at a price of $1.50 per warrant to the Sponsor in a private placement that occurred simultaneously with the completion of the Initial Public Offering. See “Note 3—Initial Public Offering—Private Placement Warrants” for additional details.
The Company determined that the incremental fair value over the price paid for the Alignment Shares and Private Placement Warrants would qualify as stock-based compensation within scope of ASC 718, Compensation—Stock Compensation (“ASC

718”) as a result of the services the Sponsor and directors and officers are providing to the Company through the date of a Business Combination.
Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date and recognized over the requisite service period. The Alignment Shares and Private Placement Warrants were granted subject to a performance condition (i.e., the occurrence of a Business Combination ), as well as various market conditions (i.e., stock price targets after consummation of the Business Combination). The various market conditions are considered in determining the grant date fair value of these instruments using Monte Carlo simulation. Compensation expense related to the Alignment Shares and Private Placement Warrants is recognized only when the satisfaction of the performance condition is probable. As of December 31, 2020, the Company determined that a Business Combination is not considered probable, and, therefore, no stock-based compensation expense has been recognized during the year ended December 31, 2020. Unrecognized stock-based compensation expense in excess of $250 million would be recognized at the date a Business Combination is considered probable (i.e., upon consummation).
NOTE 9—FAIR VALUE MEASUREMENTS
The following table presents information about the Company’s assets and liabilities that are measured on a recurring basis as of December 31, 2020 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value.

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Money market fund held by Trust Account	$402,500,000	—	—
Redeemable warrant liability			$18,716,250

Total	$402,500,000	—	$18,716,250

NOTE 10—INCOME TAXES
The Company’s financial statements include total net loss before taxes of approximately $(2,500,565) for the year ended December 31, 2020. The income tax provision consists of the following:

December 31, 2020
Federal	—
Current	—
Deferred	—
State and local	—
Current	—
Deferred	—
Income tax provision (benefit)	—
The reconciliation of the differences between the provision/(benefit) for income taxes and income taxes at the statutory U.S. federal income tax rate is as follows:

	December 31, 2020
	Amount	Percent of Pretax Income
Current tax at U.S. statutory rate	(525,119)	21%
Non-deductible Redeemable Warrants	463,013	-19%
Change in valuation allowance	62,106	-2%

Total income tax provision/(benefit)	—	0%
The components of deferred tax assets and liabilities as of December 31, 2020 are as follows:

December 31, 2020
Asset (liability)
Net operating losses	5,294
Capitalized costs	56,812

Deferred taxes before valuation allowance	62,106
Valuation allowance	(62,106)

Net deferred tax assets/(liabilities), net of allowance	—

As of December 31, 2020, the Company has concluded that it is more likely than not that the Company will not realize the benefit of its deferred tax assets associated with net operating losses and capitalized start-up costs. Start-up costs cannot be amortized until the Company starts business operations. Therefore, a full valuation allowance has been established, as future events such as business combinations cannot be considered when assessing the realizability of deferred tax assets. Accordingly, the net deferred tax assets have been fully reserved.
The Company utilizes a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the available evidence indicates there is more than a 50% likelihood that the position will be sustained upon examination, including resolution of related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount which is more than 50% likely of being realized upon ultimate settlement. As of December 31, 2020, the Company does not have any uncertain tax positions.

The Company’s continuing practice is to recognize potential accrued interest and/or penalties related to income tax matters within income tax expense. For the period from October 13, 2020 (inception) to December 31, 2020, the Company did not accrue any interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
NOTE 11—SUBSEQUENT EVENTS
Subsequent Events
Management has evaluated subsequent events and transactions that occurred after the balance sheet date up to March 31, 2021, the date the financial statements were issued. Other than the promissory note described in Note 4, the Company did not identify any subsequent events that would have required adjustment or disclosure to the financial statements.

PART I—FINANCIAL INFORMATION
Item 1. Financial Statements.
CBRE ACQUISITION HOLDINGS, INC.
BALANCE SHEETS
(Unaudited)

	September 30, 2021	December 31, 2020
ASSETS
Current Assets:
Cash	$1,408,837	$625,916
Prepaid and other current assets	973,859	1,447,037
Due from related party	16,945	—

Total Current Assets	2,399,641	2,072,953
Assets held in Trust Account	402,519,359	402,501,008

Total Assets	$404,919,000	$404,573,961

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$—	$4,835
Due to related party	—	6,144
Franchise tax payable	133,936	26,218
Accrued expenses	5,014,415	96,850

Total Current Liabilities	5,148,351	134,047
Deferred underwriting commission	14,087,500	14,087,500
Sponsor promissory note	3,300,000	—
Redeemable warrant liability	16,603,125	18,716,250

Total Liabilities	39,138,976	32,937,797

Commitments and contingencies	—	—
Class A common stock subject to possible redemption, 40,250,000 shares at a redemption value of $10.00 per share	402,519,359	402,501,008
Stockholders’ Deficit
Preferred stock, $0.0001 par value; 1,000,000 shares authorized, none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 250,000,000 shares authorized	—	—
Class B common stock, $0.0001 par value; 10,000,000 shares authorized, 2,012,500 shares issued and outstanding	201	201
Additional paid-in capital	—	—
Accumulated deficit	(36,739,536)	(30,865,045)

Total Stockholders’ Deficit	(36,739,335)	(30,864,844)

Total Liabilities and Stockholders’ Deficit	$404,919,000	$404,573,961

The accompanying notes are an integral part of the financial statements.

CBRE ACQUISITION HOLDINGS, INC.
STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2021
Operating expenses	$4,014,708	$7,537,616
Franchise tax expense	50,000	150,000

Loss from operations	$4,064,708	$7,687,616

Other income (expense):
Change in fair value of redeemable warrant liability	(5,735,625)	2,113,125
Change in fair value of sponsor promissory note	(300,000)	(300,000)
Interest income earned on assets held in Trust Account	8,402	18,351

Loss before income taxes	$(10,091,931)	$(5,856,140)
Provision for income taxes	—	—
Net loss	$(10,091,931)	$(5,856,140)

Net loss per share:
Class A Common Stock—basic and diluted	$(0.24)	$(0.14)

Class B Common Stock—basic and diluted	$(0.24)	$(0.14)
The accompanying notes are an integral part of the financial statements.

CBRE ACQUISITION HOLDINGS, INC.
STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT
(Unaudited)

	Common Stock		Common Stock		Additional
	Class A		Class B		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance at December 31, 2020	—	$—	2,012,500	$201	$—	$(30,865,045)	$(30,864,844)

Subsequent measurement under ASC 480-10-S99	—	—	—	—	—	(6,050)	(6,050)
Net income	—	—	—	—	—	8,505,557	8,505,557

Balance at March 31, 2021	—	$—	2,012,500	$201	$—	$(22,365,538)	$(22,365,337)

Subsequent measurement under ASC 480-10-S99	—	—	—	—	—	(3,899)	(3,899)
Net loss	—	—	—	—	—	(4,269,766)	(4,269,766)

Balance at June 30, 2021	—	$—	2,012,500	$201	$—	$(26,639,203)	$(26,639,002)

Subsequent measurement under ASC 480-10-S99	—	—	—	—	—	(8,402)	(8,402)
Net loss	—	—	—	—	—	(10,091,931)	(10,091,931)

Balance at September 30, 2021	—	$—	2,012,500	$201	$—	$(36,739,536)	$(36,739,335)

The accompanying notes are an integral part of the financial statements.

CBRE ACQUISITION HOLDINGS, INC.
STATEMENT OF CASH FLOWS
(Unaudited)

Nine Months Ended
September 30, 2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,856,140)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest income earned on assets held in Trust Account	(18,351)
Change in fair value of redeemable warrant liability	(2,113,125)
Change in fair value of sponsor promissory note	300,000
Changes in operating assets and liabilities:
Prepaid and other current assets	473,178
Due from related party	(16,945)
Accounts payable	(4,835)
Due to related party	(6,144)
Franchise tax payable	107,718
Accrued expenses	4,917,565

Net cash used in operating activities	$(2,217,079)

CASH FLOWS FROM INVESTING ACTIVITIES:	$—
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Sponsor promissory note	3,000,000

Net cash provided by financing activities	$3,000,000

Decrease in cash	782,921
Cash at beginning of period	625,916

Cash at end of period	$1,408,837

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES:
Change in Class A common stock subject to possible redemption	$18,351
The accompanying notes are an integral part of the financial statements.

CBRE Acquisition Holdings, Inc.
Notes to the Financial Statements
NOTE 1—DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
Organization and General
CBRE Acquisition Holdings, Inc. (the “Company”) was incorporated as a Delaware corporation on October 13, 2020. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”).
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).
On October 13, 2020, the Company was funded by its Sponsor (as defined below) in the amount of $25,100, purchasing 100 undesignated shares of common stock for $100 and advancing $25,000 in exchange for a promissory note. The registration statement for the Company’s initial public offering (the “Initial Public Offering”) was declared effective on December 10, 2020. On December 15, 2020, the Company consummated the Initial Public Offering (as described below). As of September 30, 2021, the Company had neither engaged in any operations nor generated any revenues to date. The Company will not generate operating revenues prior to the completion of its Business Combination and will generate non-operating income in the form of interest income on permitted investments from the proceeds derived from the Initial Public Offering. See “The Trust Account” below. The Company has selected December 31st as its fiscal year end.
On July 12, 2021, the Company entered into a Business Combination Agreement (as defined below), as discussed below.
Sponsor
The Company’s sponsor is CBRE Acquisition Sponsor, LLC, a Delaware limited liability company (the “Sponsor”). On November 6, 2020, the Sponsor purchased an aggregate of 2,300,000 shares of Class B common stock (“Class B common stock” or “Alignment Shares”) for an aggregate purchase price of $25,000, or approximately $0.01 per share, paid through the cancellation of an equivalent outstanding amount under the promissory note between the Company and the Sponsor, and the tender to the Company of all 100 shares of the Company’s undesignated common stock held by the Sponsor. On November 27, 2020, 287,500 shares of Class B common stock were forfeited by the Sponsor. In connection with the Initial Public Offering, the Company amended and restated its certificate of incorporation to reclassify its Class B common stock. See “Note 3—Initial Public Offering—Alignment Shares” below. In connection with the Initial Public Offering, the Sponsor sold an aggregate of 201,250 Alignment Shares to certain of the Company’s directors, or their respective designees, and an officer of the Company.
Initial Public Offering
The Company intends to finance a Business Combination, in part, with proceeds of $402,500,000 from the Initial Public Offering of 40,250,000 SAILSM securities (including the full exercise of the underwriter’s over-allotment option) consisting of one share of Class A common stock, $0.0001 par value, of the Company (“Class A common stock”) and one-fourth of one warrant and approximately $11,050,000 from the sale of 7,366,667 Private Placement Warrants (as defined below) at $1.50 per warrant. Approximately $402,500,000 was held in a Trust Account (as defined below) as of the closing of the Initial Public Offering and the sale of Private Placement Warrants. The underwriter’s over-allotment option, which was exercised in full by the underwriter on December 11, 2020, included 5,250,000 SAILSM securities consisting of 5,250,000 shares of Class A common stock and 1,312,500 warrants which were issued to cover over-allotments.

As of February 1, 2021, holders of the Company’s SAILSM securities have the right to elect to separately trade the shares of Class A common stock and warrants included in the SAILSM securities. Any SAILSM securities not separated will continue to trade on the New York Stock Exchange (“NYSE”) under the symbol “CBAH.U,” and any underlying shares of Class A common stock and warrants that are separated will trade on NYSE under the symbols “CBAH” and “CBAH WS,” respectively. No fractional warrants will be issued upon separation of the SAILSM securities and only whole warrants will trade. The SAILSM securities will separate, without further action by the holders, at the closing of the Business Combination.
The Trust Account
Of the $413,550,000 in proceeds from the Initial Public Offering and the sale of the Private Placement Warrants, $402,500,000 was deposited in an interest-bearing U.S. based trust account (“Trust Account”). The funds in the Trust Account will be invested only in specified U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations (collectively “permitted investments”).
Funds will remain in the Trust Account except for the withdrawal of interest earned on the funds that may be released to the Company to pay taxes. The proceeds from the Initial Public Offering and the sale of the Private Placement Warrants will not be released from the Trust Account until the earliest of (i) the completion of a Business Combination, (ii) the redemption of any public shares properly submitted in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s Business Combination or to redeem 100% of the public shares if the Company does not complete a Business Combination within 24 months (or 27 months from the consummation of the Initial Public Offering if the Company has executed a letter of intent, agreement in principle or definitive agreement for a Business Combination within 24 months from the consummation of the Initial Public Offering but has not completed the Business Combination within such 24-month period) from the closing of the Initial Public Offering or (B) with respect to other specified provisions relating to stockholders’ rights or pre-Business Combination activity, and (iii) the redemption of all of the Company’s public shares if it has not completed a Business Combination within 24 months (or 27 months, as applicable) from the closing of the Initial Public Offering, subject to applicable law.
The remaining proceeds outside the Trust Account may be used to pay business, legal and accounting due diligence costs on prospective acquisitions, listing fees and continuing general and administrative expenses.
Business Combination
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering, although substantially all of the net proceeds of the Initial Public Offering are intended to be generally applied toward consummating a Business Combination with (or acquisition of) a target business. As used herein, a Business Combination must be with one or more target businesses that together have an aggregate fair market value equal to at least 80% of the balance in the Trust Account (less any deferred underwriting commissions and taxes payable on interest earned on the Trust Account) at the time of the Company signing a definitive agreement.
Having signed a definitive agreement for a Business Combination, the Company will provide the public stockholders with the opportunity to redeem all or a portion of their shares of Class A common stock in connection with a stockholder meeting to approve the Business Combination. Each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the Business Combination at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the Trust Account is initially anticipated to be approximately $10.00 per public share. The per-share amount the Company will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions payable to the underwriter. The Company will complete its Business Combination only if a majority of the outstanding shares of Class A common stock voted are voted in favor of the Business Combination (or, if the applicable rules of the NYSE then in effect require, a majority of the outstanding shares of common stock held by public stockholders are voted in favor of the business transaction). However, in no event will the Company redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001, after payment of the deferred underwriting commission (the “Redemption Floor”). In such an instance, the Company would not proceed with the redemption of its public shares and the related Business Combination, and instead may search for an alternate Business Combination.
The Company has 24 months from the closing date of the Initial Public Offering to complete its Business Combination (or 27 months, as applicable). If the Company does not complete a Business Combination within this period, it shall (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, subject to lawfully available funds therefore, redeem the public shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds in the Trust Account and not previously released to the Company to pay its taxes (and up to $100,000 of interest to pay dissolution expenses) divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. The Sponsor and the Company’s officers and directors have entered into a letter agreement with the Company, pursuant to which they will waive their rights to liquidating distributions from the Trust Account with respect to their Alignment Shares if the Company fails to complete a Business Combination within 24 months from the closing of the Initial Public Offering (or 27 months, as applicable). However, if the Sponsor and the Company’s officers and directors acquire public shares after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such public shares if the Company fails to complete a Business Combination within the allotted 24 month period (or 27 month period, as applicable).
The underwriter has agreed to waive its rights to any deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination and those amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Company’s public shares.
If the Company fails to complete a Business Combination, the redemption of the Company’s public shares will reduce the book value of the shares held by the Sponsor and the Company’s directors and officers, who will be the only remaining stockholders after such redemptions.

When the Company holds a stockholder vote in connection with a Business Combination, a public stockholder will have the right to redeem its shares for an amount in cash equal to its pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes, subject to the Redemption Floor. As a result, such shares have been recorded at their redemption amount and classified as temporary equity in accordance with FASB Accounting Standards Codification (ASC) 480, “Distinguishing Liabilities from Equity” (ASC 480).
Business Combination Agreement
On July 12, 2021, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) by and among CBAH, CBAH Merger Sub I, Inc., a Delaware corporation (“First Merger Sub”), CBAH Merger Sub II, LLC, a Delaware limited liability company (“Second Merger Sub”), Altus Power America Holdings, LLC, a Delaware limited liability company (“Altus Power Holdings”), APAM Holdings LLC, a Delaware limited liability company (“Altus Management Holdings”) and Altus Power, Inc., a Delaware corporation (“Altus”). Upon the terms and subject to the conditions of the Business Combination Agreement, CBAH will acquire Altus and CBAH will be renamed as “Altus Power, Inc.”
Pursuant to the Business Combination Agreement, at the closing of the transactions contemplated therein, First Merger Sub will merge with and into Altus, and the company surviving that merger will merge with and into Second Merger Sub and, as a result of such mergers, the holders of common stock of Altus will be entitled to receive, in the aggregate, $900 million of CBAH’s Class A common stock (valued at $10 per share). All issued and outstanding shares of common stock of Altus are currently held by Altus Power Holdings, and prior to the closing such shares would be distributed to holders of equity interests in Altus Power Holdings (including Altus Management Holdings) and Altus Management Holdings will distribute the shares it receives to the equity holders of Altus Management Holdings. In addition, at the closing, each share of preferred stock of Altus issued and outstanding immediately prior to such merger will be redeemed. Such redemption is expected to require approximately $275 million, assuming no additional preferred equity is issued prior to the closing. Altus is permitted to issue additional preferred stock subject to certain restrictions in the Business Combination Agreement.
The Business Combination Agreement contains certain termination rights for CBAH and Altus, including the right of either party to terminate the agreement if the closing of the transactions contemplated by the Business Combination Agreement have not occurred by March 31, 2022 (subject to certain exceptions) or if CBAH has not obtained the required approvals from its stockholders.
PIPE Subscription Agreements
Concurrently with the execution of the Business Combination Agreement, the Company has entered into separate subscription agreements (collectively, the “PIPE Subscription Agreements”), dated July 12, 2021, with certain investors, pursuant to which the Company has agreed to issue and sell, in private placements to close contemporaneously with, but immediately prior to, the Business Combination, an aggregate of 27.5 million shares of Class A common stock (the “PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $275.0 million (the “PIPE Investment”). The purchase of the PIPE Shares is conditioned upon, and will be consummated concurrently with, the closing of the transactions contemplated by the Business Combination Agreement. Pursuant to its PIPE Subscription Agreement, the Sponsor has committed to purchase shares of the Company’s Class A common stock in an aggregate amount of $70.0 million, with a commitment to purchase additional shares of the Company’s Class A common stock in an aggregate amount of up to $150.0 million to the extent of the amount of redemptions of shares of the Company’s Class A common stock submitted for redemption by public stockholders in connection with the closing. The Company’s Chief Executive Officer and Director, William Concannon has also committed to purchase shares of the Company’s Class A common stock in an aggregate amount of $1.0 million.
Modification of Alignment Shares
At the closing of the Business Combination Agreement, the Company’s certificate of incorporation will be amended and restated to be in the form attached to the Business Combination Agreement (the “PubCo Charter”), and will, among other things, provide that the shares of Class B common stock will convert into shares of Class A common stock over a seven year measurement period following the closing. Furthermore, the PubCo Charter caps the total number of shares of Class A common stock that may be issued in such conversion to 8.5% of the total number of issued and outstanding shares of Class A common stock on the closing date of the transactions contemplated by the Business Combination Agreement except that if there are more than $100 million in outstanding redemptions of shares of the Company’s Class A common stock in connection therewith, the 8.5% cap in the foregoing calculation will be increased to 9.5%. Contemporaneously with the execution of the Business Combination Agreement, the holders of Class B common stock will surrender 30% of the shares of Class B common stock held by such holder.
The fair value of the Alignment Shares was remeasured upon the agreement to the modification described above. The fair value of the Alignment Shares was reduced to approximately $110 million in connection with such modifications on July 12, 2021 (“modification date”). The Company determined that the satisfaction of the performance condition remained improbable as of the modification date. Consequently, no compensation expense was recognized at the modification date. The unrecognized compensation expense will be recognized when the performance condition becomes probable.
Going Concern Consideration
In connection with the Company’s assessment of going concern considerations in accordance with FASB’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company has access to additional funds from the Sponsor that are sufficient to fund the working capital needs of the Company for at least one year from the issuance of these financial statements. See “Note 4—Related Party Transactions—Sponsor Promissory Note” for further information.
NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the SEC, and reflect all adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the Company’s financial position at September 30, 2021 and the results of operations and cash flows for the periods presented.
Emerging Growth Company
Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities and Exchange Act of 1934, as amended) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.
Cash
Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The Company did not have any cash equivalents as of September 30, 2021 or December 31, 2020.
Assets Held in Trust Account
The Company invests in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by the Company.

As of September 30, 2021, the assets held in the Trust Account were comprised of $402,517,410 invested in marketable debt securities and $1,949 of interest receivable associated with those investments. As of December 31, 2020, the assets held in the Trust Account were comprised of $402,500,000 invested in marketable debt securities and $1,008 of interest receivable associated with those investments. The Company classifies the marketable debt securities held in the Trust Account as available for sale. Available for sale debt securities are carried at their fair value and any difference between cost and fair value is recorded as an unrealized gain or loss, net of income taxes, and is reported as accumulated other comprehensive income (loss) in the statements of equity. The cost of securities sold is based on the specific identification method. The estimated fair values of marketable debt securities held in the Trust Account are determined using available market information. During the three and nine months ended September 30, 2021 and the period ended December 31, 2020, there have been no realized or unrealized gains or losses or declines in value resulting from credit losses on the debt securities held in the Trust Account. Interest and dividends on the debt securities held in the Trust Account are included in Interest income earned on assets held in Trust Account in the Statement of Operations.
During the three and nine months ended September 30, 2021 and the period ended December 31, 2020, the Company did not withdraw any interest income from the Trust Account to pay its tax obligations.
Class A Common Stock Subject to Possible Redemptions
The Company accounts for its common stock as subject to possible redemption in accordance with the guidance in ASC 480. Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value.

Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, the Company’s Class A common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ deficit section of the Company’s Balance Sheet.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures” (ASC 820), approximates the carrying amounts represented in the Balance Sheet due to their short-term nature.
Fair Value Measurement
ASC 820 establishes a fair value hierarchy that prioritizes and ranks the level of observability of inputs used to measure investments at fair value. The observability of inputs is impacted by a number of factors, including the type of investment, characteristics specific to the investment, market conditions and other factors. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level I measurements) and the lowest priority to unobservable inputs (Level III measurements).
Investments with readily available quoted prices or for which fair value can be measured from quoted prices in active markets will typically have a higher degree of input observability and a lesser degree of judgment applied in determining fair value.

The three levels of the fair value hierarchy under ASC 820 are as follows:
Level I—Quoted prices (unadjusted) in active markets for identical investments at the measurement date are used.
Level II—Pricing inputs are other than quoted prices included within Level I that are observable for the investment, either directly or indirectly. Level II pricing inputs include quoted prices for similar investments in active markets, quoted prices for identical or similar investments in markets that are not active, inputs other than quoted prices that are observable for the investment, and inputs that are derived principally from or corroborated by observable market data by correlation or other means.
Level III—Pricing inputs are unobservable and include situations where there is little, if any, market activity for the investment. The inputs used in determination of fair value require significant judgment and estimation.
In some cases, the inputs used to measure fair value might fall within different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the investment is categorized in its entirety is determined based on the lowest level input that is significant to the investment. Assessing the significance of a particular input to the valuation of an investment in its entirety requires judgment and considers factors specific to the investment. The categorization of an investment within the hierarchy is based upon the pricing transparency of the investment and does not necessarily correspond to the perceived risk of that investment.
Offering Costs
The Company incurred $22,926,943 in offering costs in connection with the Initial Public Offering. Offering costs consist of legal, accounting, underwriting fees and other costs incurred that are directly related to the Initial Public Offering. The Company complies with the requirements of ASC 340, “Other Assets and Deferred Costs” (ASC 340), and SEC Staff Accounting Bulletin Topic 5A “Expenses of Offering.” These offering costs were allocated between the Redeemable Warrant liability ($997,322) and Class A common stock subject to redemption ($21,929,621) in proportion to the proceeds of the Initial Public Offering.
Income Taxes
Income taxes are accounted for under the asset and liability method in accordance with the “Accounting for Income Taxes” Topic of the FASB ASC (Topic 740). Deferred tax assets and liabilities are determined based on temporary differences between the financial reporting and tax basis of assets and liabilities and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured by applying enacted tax rates and laws and are released in the years in which the temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are provided against deferred tax assets when it is more likely than not that some portion or all of the deferred tax asset will not be realized.
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense.
Net Income (Loss) per Share of Common Stock private place
The Company has two classes of common stock, Class A common stock and Class B common stock. Earnings and losses are shared pro rata between the two classes of common stock. Net income (loss) per share of common stock is computed by dividing pro rata net loss by the weighted average number of shares of common stock outstanding during the period, plus to the extent dilutive, the incremental number of shares of common stock to settle warrants, as calculated using the treasury stock method.

The Company has not considered the effect of the Redeemable Warrants and Private Placement Warrants to purchase an aggregate of 17,429,167 Class A common stock in the calculation of diluted income (loss) per share, since the exercise of the warrants are contingent upon the occurrence of future events and the warrants are out of the money and hence would not result in the issuance of incremental shares of common stock under the treasury stock method. For the same reason, the Company did not consider the effect of an exercise of the Private Placements Warrants that are associated with the drawn amount of the Sponsor Promissory Note (refer to “Note 4–Related Party Transactions—Sponsor Promissory Note” for details on the Sponsor Promissory Note). The outstanding balance of the Sponsor Promissory Note entitles the Sponsor to receive 1,500,000 Private Placements Warrants upon the close of the intended business combination, each exercisable to purchase one share of Class A common stock at $11.00 per share. As a result, diluted income (loss) per share of common stock is the same as basic income (loss) per share of common stock for the period. No warrants were exercised during the nine months ended September 30, 2021.

	Three Months Ended September 30, 2021		Nine Months Ended September 30, 2021
	Class A common stock	Class B common stock	Class A common stock	Class B common stock
Basic and diluted net loss per share:
Numerator:
Allocation of net loss including accretion of temporary equity	$(9,619,365)	$(480,968)	$(5,594,754)	$(279,737)

Denominator:
Weighted-average shares outstanding	40,250,000	2,012,500	40,250,000	2,012,500

Basic and diluted net loss per share	$(0.24)	$(0.24)	$(0.14)	$(0.14)

Stock-Based Compensation
Stock-based compensation expense associated with the Company’s equity awards is measured at fair value upon the grant date and recognized over the requisite service period. To the extent a stock-based award is subject to a performance condition, the amount of expense recorded in a given period, if any, reflects an assessment of the probability of achieving such performance condition, with compensation recognized once the event is deemed probable to occur. The fair value of equity awards has been estimated using Monte Carlo simulations. Forfeitures are recognized as incurred.
Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Refer to “Note 7—Redeemable Warrant Liability” for the valuation of the Company’s Redeemable Warrant liability. Refer to “Note 4—Related Party Transactions–Sponsor Promissory Note” for the valuation of the Company’s Sponsor Promissory Note. Refer to “Note 8—Stock-Based Compensation” for the valuation of the Company’s stock-based compensation.
Recent Accounting Pronouncements
In December 2019, the Financial Accounting Standards Board (FASB) issued ASU 2019-12, “Income Taxes (ASC 740): Simplifying the Accounting for Income Taxes.” This ASU removes specific exceptions to the general principles in ASC 740 and improves and simplifies financial statement preparers’ application of income tax-related guidance. This ASU is effective for fiscal years beginning after December 15, 2020, and interim periods within those years, with early adoption permitted. The Company adopted ASU 2019-12 in the first quarter of 2021 and the adoption did not have a material impact on the Company’s consolidated financial statements and related disclosures.
Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.
NOTE 3—INITIAL PUBLIC OFFERING
Pursuant to the Initial Public Offering, the Company sold 40,250,000 SAILSM securities (including the full exercise of the underwriter’s over-allotment option) at a price of $10.00 per SAILSM security. Each SAILSM security consists of one share of Class A common stock and one-fourth of one Redeemable Warrant (or 10,062,500 Redeemable Warrants in the aggregate). Under the terms of the warrant agreement, the Company has agreed to use its commercially reasonable efforts to file a registration statement under the Securities Act following the completion of the Business Combination covering the shares of common stock issuable upon exercise of the Redeemable Warrants. Each whole Redeemable Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.00 per share subject to adjustment as provided herein. The warrants will become exercisable on the later of 30 days after the completion of the Business Combination or 12 months from the closing of the Initial Public Offering and will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation. Only whole warrants may be exercised and no fractional warrants will be issued upon separation of the SAILSM securities and only whole warrants will trade. The Company granted the underwriter a 45-day option to purchase up to an additional 5,250,000 SAILSM securities to cover over-allotments, which was exercised in full by the underwriter on December 11, 2020.
Alignment Shares
As of September 30, 2021, the Sponsor and the Company’s directors and officers held 2,012,500 Alignment Shares. The Alignment Shares are designated as shares of Class B common stock and were reclassified in connection with the Initial Public Offering by the Company’s second amended and restated certificate of incorporation, filed on December 10, 2020. As discussed further in Note 4, the Sponsor purchased the shares of Class B common stock for an aggregate purchase price of $25,000 or approximately $0.01 per share. The purchase price of the Alignment Shares was determined by dividing the amount contributed to the Company by the number of Alignment Shares issued. In connection with the Initial Public Offering, the Sponsor sold an aggregate of 201,250 Alignment Shares to certain of the Company’s directors, or their respective designees, and an officer of the Company. The Alignment Shares are entitled to 20% of the voting power of the Company’s common stock prior to the completion of the Company’s Business Combination.
The Alignment Shares are designated as shares of Class B common stock and are different from the shares of Class A common stock included in the SAILSM securities in several important ways, including that:

•	Only holders of the Alignment Shares have the right to vote on the election of directors prior to the Business Combination;

•	The Alignment Shares are subject to certain transfer restrictions, as described in more detail below;

•	The Sponsor and the Company’s officers and directors have entered a letter agreement with the Company, pursuant to which they have agreed (i) to waive their redemption rights with respect to any Alignment Shares and public shares they hold in connection with the completion of the Business Combination, (ii) to waive their redemption rights with respect to any Alignment Shares and public shares they hold in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of its public shares if the Company has not consummated a Business Combination within 24 months (or 27 months, as applicable) from the closing of the Initial Public Offering or with respect to other specified provisions relating to stockholders’ rights or pre-Business Combination activity; and (iii) to waive their rights to liquidating distributions from the Trust Account with respect to any Alignment Shares they hold if the Company fails to complete a Business Combination within 24 months (or 27 months, as applicable) from the closing of the Initial Public Offering, although they are entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if the Company fails to complete a Business Combination within such time period. If the Company submits the Business Combination to the public stockholders for a vote, the Sponsor and the Company’s directors and officers have agreed, pursuant to such letter agreement, to vote their Alignment Shares and any public shares purchased during or after the Initial Public Offering in favor of the Business Combination; and

•	The 2,012,500 shares of Class B common stock, par value $0.0001 per share, will convert as follows: on the last day of each measurement period, which will occur annually over ten fiscal years following the consummation of the Business Combination (and, with respect to any measurement period in which the Company undergoes a change of control or in which the Company is liquidated, dissolved or wound up, on the business day immediately prior to such event instead of on the last day of such measurement period), 201,250 Alignment Shares will automatically convert, subject to adjustment as described herein, into shares of the Company’s Class A common stock (“conversion shares”), as follows:

•	If the sum (such sum, the “Total Return”) of (i) the VWAP, calculated in accordance with “Item 15. Exhibits, and Financial Statement Schedules—Exhibit 4.5 Description of Securities—Alignment Shares—Volume weighted average price” of the Company’s Annual Report on Form 10-K which is incorporated herein by reference, of shares of Class A common stock for the final fiscal quarter in such measurement period and (ii) the amount per share of any dividends or distributions paid or payable to holders of Class A common stock on the record date for which is on or prior to the last day of the measurement period does not exceed the price threshold (as defined below), the number of conversion shares for such measurement period will be 2,013 shares of Class A common stock;

•	If the Total Return exceeds the price threshold but does not exceed an amount equal to 130% of the price threshold, then the number of conversion shares for such measurement period will be the greater of (i) 2,013 shares of Class A common stock and (ii) 20% of the difference between the Total Return and the price threshold, multiplied by (A) the sum (such sum (as proportionally adjusted to give effect to any stock splits, stock capitalizations, stock combinations, stock dividends, reorganizations, recapitalizations or any such similar transactions), the “Closing Share Count”) of (x) the number of shares of Class A common stock outstanding immediately after the closing of the Initial Public Offering (including any exercise of the over-allotment option) and (y) if in connection with the Business Combination there are issued any shares of Class A common stock or Equity-Linked Securities (as defined below), the number of shares of Class A common stock so issued and the maximum number of shares of Class A common stock issuable (whether settled in shares or in cash) upon conversion or exercise of such Equity-Linked Securities, divided by (B) the Total Return; and

•	If the Total Return exceeds an amount equal to 130% of the price threshold, then the number of conversion shares for such measurement period will be the greater of (i) 2,013 shares of Class A common stock and (ii) the sum of (x) 20% of the difference between an amount equal to 130% of the price threshold and the price threshold and (y) 30% of the difference between the Total Return and an amount equal to 130% of the price threshold, multiplied by (A) the Closing Share Count, divided by (B) the Total Return.
The term “measurement period” means (i) the period beginning on the date of the Company’s Business Combination and ending with, and including, the first fiscal quarter following the end of the fiscal year in which the Company consummates the Business Combination and (ii) each of the nine successive four-fiscal-quarter periods. The “price threshold” will initially equal $10.00 for the first measurement period and will thereafter be adjusted at the beginning of each subsequent measurement period to be equal to the greater of (i) the price threshold for the immediately preceding measurement period and (ii) the VWAP for the immediately preceding measurement period (in each case, as proportionally adjusted to give effect to any stock splits, stock capitalizations, stock combinations, stock dividends, reorganizations, recapitalizations or any such similar transactions). “Equity-Linked Securities” means securities issued by the Company and/or any entities that (after giving effect to completion of the Business Combination) are subsidiaries of the Company that are directly or indirectly convertible into or exercisable for shares of Class A common stock, or for a cash settlement value in lieu thereof. The foregoing calculations will be based on the Company’s fiscal year and fiscal quarters, which may change as a result of the Business Combination.
Upon a change of control occurring after the Business Combination (but not in connection with the Business Combination), for the measurement period in which the change of control transaction occurs, the 201,250 Alignment Shares will automatically convert into conversion shares (on the business day immediately prior to such event), as follows:

•	If, prior to the date of such change of control, the Alignment Shares have already cumulatively converted into a number of shares of Class A common stock equal in the aggregate to at least 5% of the Closing Share Count (the “5% Threshold Amount”), the number of conversion shares will equal the greater of (i) 2,013 shares of Class A common stock and (ii) the number of shares of Class A common stock that would be issuable based on the excess of the Total Return above the price threshold as described above with such Total Return calculated based on the purchase price or deemed value agreed upon in the change of control transaction rather than the VWAP for the final fiscal quarter in the relevant measurement period;

•	If, prior to the date of the change of control, the Alignment Shares have not already cumulatively converted into a number of shares of Class A common stock equal in the aggregate to at least the 5% Threshold Amount, the number of conversion shares will equal the greater of (i) the 5% Threshold Amount less any shares of Class A common stock previously issued upon conversion of Alignment Shares and (ii) the number of shares that would be issuable based on the excess of the Total Return above the price threshold described above with the Total Return calculated based on the purchase price or deemed value agreed upon in the change of control transaction rather than the VWAP for the final fiscal quarter in the relevant measurement period; and

•	To the extent any remaining tranches of 201,250 Alignment Shares remain outstanding, each remaining tranche of 201,250 Alignment Shares will automatically convert into 2,013 shares of the Company’s Class A common stock.
The Company’s Sponsor, directors and officers have agreed not to transfer, assign or sell (i) any of their respective Alignment Shares except to any permitted transferees and (ii) any of their respective shares of Class A common stock deliverable upon conversion of the Alignment Shares for 30 days following the completion of the Company’s Business Combination.
On July 12, 2021, the Company entered into a Business Combination Agreement and modified the terms of the Alignment Shares. See “Note 1—Description of Organization and Business Operations— Modification of Alignment Shares” for further discussion.
Private Placement Warrants
On December 10, 2020 the Sponsor purchased from the Company an aggregate of 7,366,667 Private Placement Warrants at a price of $1.50 per warrant (approximately $11,050,000 in the aggregate), in a private placement that occurred simultaneously with the completion of the Initial Public Offering (the “Private Placement Warrants”). Each Private Placement Warrant entitles the holder to purchase one share of Class A common stock at $11.00 per share, subject to adjustment. A portion of the purchase price of the Private Placement Warrants were added to the proceeds from the Initial Public Offering to be held in the Trust Account such that at the time of closing $402,500,000 was held in the Trust Account.
The Private Placement Warrants are not redeemable by the Company so long as they are held by the Sponsor or its permitted transferees. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants are redeemable by the Company and exercisable by the holders on the same basis as the warrants included in the SAILSM securities sold in the Initial Public Offering. The Sponsor, or its permitted transferees, have the option to exercise the Private Placement Warrants on a cashless basis. The Private Placement Warrants are not transferable, assignable or salable until 30 days after the completion of the Business Combination.
If the Company does not complete a Business Combination within 24 months from the closing of the offering (or 27 months, as applicable), the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Company’s public shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

Registration and Stockholder Rights
The registration and stockholder rights agreement of the Company (the “Registration and Stockholder Rights Agreement”) provides that holders of the Alignment Shares, Private Placement Warrants and warrants that may be issued upon conversion of working capital loans, if any, have registration rights to require the Company to register a sale of any of the Company’s securities held by such holders. These holders are entitled to make demands that the Company register such securities for sale under the Securities Act. In addition, these holders have certain “piggy-back” registration rights to include such securities in other registration statements filed by the Company and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the costs and expenses incurred in connection with filing any such registration statements. Pursuant to the Registration and Stockholder Rights Agreement, the Sponsor is entitled to nominate three individuals for election to the Company’s board of directors, as long as the Sponsor holds any securities covered by the Registration and Stockholder Rights Agreement.
Indemnity
The Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third-party vendor (other than the Company’s independent auditors) for services rendered or products sold to the Company, or a prospective target business with which the Company discussed entering into a transaction agreement, reduces the amount of funds in the Trust Account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriter of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company has not independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believes that the Sponsor’s only assets are securities of the Company and, therefore, the Sponsor may not be able to satisfy those obligations. The Company has not asked the Sponsor to reserve for such eventuality as the Company believes the likelihood of the Sponsor having to indemnify the Trust Account is limited because the Company will endeavor to have all third party vendors (other than the Company’s independent auditors) and prospective target businesses as well as other entities execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
NOTE 4—RELATED PARTY TRANSACTIONS
Shares of Common Stock
On October 13, 2020, the Sponsor purchased 100 undesignated shares of common stock for a purchase price of $100, or $1 per share, and advanced $25,000 in exchange for a promissory note. Prior to the Sponsor’s initial investment in the Company, the Company had no assets. On November 6, 2020, the Sponsor purchased an aggregate of 2,300,000 shares of Class B common stock for an aggregate purchase price of $25,000, or approximately $0.01 per share, paid through the cancellation of an equivalent outstanding amount under the promissory note between the Company and the Sponsor, and the tender to the Company of all 100 shares of the Company’s undesignated common stock held by the Sponsor. See “Sponsor Promissory Note” and “Note 6—Stockholders’ Deficit” below. On November 27, 2020, 287,500 shares of Class B common stock were forfeited by the Sponsor. In connection with the Initial Public Offering, the Sponsor sold an aggregate of 201,250 Alignment Shares to certain of the Company’s directors, or their respective designees, and an officer of the Company. As of September 30, 2021 and December 31, 2020, the Sponsor and the Company’s directors and officers held 2,012,500 Alignment Shares.
Private Placement Warrants Purchase
On December 10, 2020, the Sponsor purchased from the Company an aggregate of 7,366,667 Private Placement Warrants at a price of $1.50 per warrant or approximately $11,050,000 in the aggregate. See “Note 3—Initial Public Offering—Private Placement Warrants.” Approximately $3,000,000 of proceeds of the Private Placement Warrants purchase were added to the capital of the Company.
Sponsor Promissory Note
On October 13, 2020, the Sponsor advanced $25,000 to the Company in exchange for a promissory note. On November 6, 2020, the Sponsor purchased an aggregate of 2,300,000 shares of Class B common stock for an aggregate purchase price of $25,000, or approximately $0.01 per share, paid through the cancellation of an equivalent outstanding amount under the promissory note between the Company and the Sponsor, and the tender to the Company of all 100 shares of the Company’s undesignated common stock held by the Sponsor. Prior to the Initial Public Offering, the Sponsor loaned the Company $215,316 pursuant to an amended and restated unsecured promissory note to cover expenses related to the Company’s Initial Public Offering. These loans were noninterest bearing, unsecured and due at the earlier of June 30, 2021 and the closing of the Initial Public Offering. The $215,316 loan made pursuant to the amended and restated unsecured promissory note was repaid upon the completion of the Initial Public Offering out of the offering proceeds that have been allocated for the payment of offering expenses (other than underwriting commissions) not held in the Trust Account.

On February 16, 2021, the Company entered into a Second Amended and Restated Promissory Note with the Sponsor (the “Sponsor Promissory Note”), with borrowing capacity up to $3,000,000, in order to finance transaction costs in connection with an intended Business Combination. The note is non-interest bearing and the unpaid principal balance of the promissory note shall be payable on the earlier of: (i) the consummation of a Business Combination and (ii) December 31, 2022. The principal amount of such loans may be convertible into warrants of the post-Business Combination entity at a price of $1.50 per warrant at the option of the Sponsor. These warrants would be identical to the Private Placement Warrants. On May 17, 2021, the Company borrowed $1,100,000 under the note. On August 12, 2021, the Company borrowed an additional $1,900,000 under the note, for total outstanding borrowings of $3,000,000 as of September 30, 2021.
The Sponsor Promissory Note is carried at fair value on the Company’s Balance Sheet and is remeasured each reporting period in accordance with the guidance in ASC 480, “Distinguishing Liabilities from Equity.” In its valuation of the Sponsor Promissory Note, the Company utilizes quoted prices for its publicly traded Redeemable Warrants (refer to “Note 3—Initial Public Offering” for additional details on the Redeemable Warrants), Although the Private Placement Warrants (which would be received upon conversion of the Sponsor Promissory Note) are not publicly traded, the Company considers both types of warrants to be similar. As of September 30, 2021, the fair value of the Sponsor Promissory Note was determined to equal $3,300,000, which resulted in the recognition of a loss of $300,000 for the three and nine month periods ended September 30, 2021. The loss is recorded in the Change in fair value of sponsor promissory note line in the Statement of Operations.

Administrative Service Agreement
On December 10, 2020, the Company entered into an agreement to pay $10,000 a month for office space, administrative and support services to an affiliate of the Sponsor and will terminate the agreement upon the earlier of a Business Combination or the liquidation of the Company. For the three and nine months ended September 30, 2021, the Company recorded $30,000 and $90,000, respectively, of expense related to this agreement, which is included in Operating expenses on the Statement of Operations.
NOTE 5—COMMITMENT AND CONTINGENCIES
Underwriting Agreement
The underwriter was entitled to underwriting discounts and commissions of $0.55 per SAILSM security, or $22,137,500, of which $8,050,000 was paid at closing of the Initial Public Offering. As of September 30, 2021, the Company had $14,087,500 of accrued offering costs in the accompanying Balance Sheet, representing deferred underwriting commissions that will become payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes the Business Combination, subject to the terms of the underwriting agreement. A portion of such amount, not to exceed 20% of the total amount of the deferred underwriting commissions held in the Trust Account, may be re-allocated or paid (a) to any underwriter from the Company’s Initial Public Offering in an amount (at the sole discretion of the Company’s management team) that is disproportionate to the portion of the aggregate deferred underwriting commission payable to such underwriter based on their participation in the Initial Public Offering and/or (b) to third parties that did not participate in the Company’s Initial Public Offering (but who are members of the Financial Industry Regulatory Authority (“FINRA”)) that assist the Company in consummating a Business Combination. The election to re-allocate or make any such payments to third parties will be solely at the discretion of the Company’s management team, and such third parties will be selected by the management team in their sole and absolute discretion. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
NOTE 6—STOCKHOLDERS’ DEFICIT
Common Stock
The Company is authorized to issue 250,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of September 30, 2021 and December 31, 2020, there were 40,250,000 shares of Class A common stock outstanding, all of which are presented as temporary equity outside of the stockholders’ deficit section of the Company’s Balance Sheet due to their redemption features. Refer to “Note 1—Description of Organization and Business Operations—Business Combination” and “Note 2—Summary of Significant Accounting Policies—Class A Common Stock Subject to Redemptions” for details on the redemption features associated with the Company’s Class A common stock.
The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. As of September 30, 2021 and December 31, 2020, there were 2,012,500 shares of Class B common stock issued and outstanding.
The underwriter’s over-allotment option, which was exercised in full by the underwriter on December 11, 2020, included 5,250,000 SAILSM securities consisting of 5,250,000 shares of Class A common stock and 1,312,500 warrants which were issued to cover over-allotments.
Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of September 30, 2021 and December 31, 2020, there were no shares of preferred stock issued or outstanding.

Warrants
Upon the closing of the Initial Public Offering, the Company simultaneously issued the Private Placement Warrants. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants are redeemable by the Company and exercisable by the holders on the same basis as the warrants included in the SAILSM securities sold in the Initial Public Offering. The Sponsor, or its permitted transferees, have the option to exercise the Private Placement Warrants on a cashless basis. The Private Placement Warrants are not transferable, assignable or salable until 30 days after the completion of the Business Combination. If the Company does not complete the Business Combination within 24 months from the closing of the offering (or 27-months, as applicable), the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Company’s public shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.
NOTE 7—REDEEMABLE WARRANT LIABILITY
Pursuant to the Initial Public Offering, the Company sold 40,250,000 SAILSM securities (including the full exercise of the underwriter’s over-allotment option) at a price of $10.00 per SAILSM security. Each SAILSM security consists of one share of Class A common stock of the Company at $0.0001 par value and one-fourth of one Redeemable Warrant (or 10,062,500 Redeemable Warrants in the aggregate). See “Note 3—Initial Public Offering” for additional details on the Redeemable Warrants.
The Company determined that the Redeemable Warrants qualified as freestanding financial instruments that are bifurcated from the Class A common stock and classified as a separate liability pursuant to ASC 815, “Derivatives and Hedging” (ASC 815). According to ASC 815, financial instruments classified as liabilities are presented at fair value each reporting period, with changes in fair value recorded through earnings. As of September 30, 2021 and December 31, 2020, the value of the Redeemable Warrants was $16,603,125 and $18,716,250, respectively. The Company recorded a gain on the change in fair value of the Redeemable Warrants of $2,113,125 for the nine months ended September 30, 2021, and a loss on the change in fair value of the Redeemable Warrants of $5,735,625 for the three months ended September 30, 2021, in the Change in fair value of redeemable warrant liability line in the Statement of Operations.
As the Redeemable Warrants, effective February 1, 2021, are separately traded on the NYSE under the symbol “CBAH WS,” as of September 30, 2021, the fair value of the Redeemable Warrants was determined based on the quoted trading price of these instruments. As of December 31, 2020, the fair value of these instruments was estimated using Monte Carlo simulation. The key assumptions in the option pricing model utilized are assumptions related to expected underlying share-price volatility, expected term of the warrants, the risk-free interest rate and the Company’s dividend yield. The expected volatility as of the December 15, 2020 issuance date was derived from observable public warrant pricing on comparable ‘blank-check’ companies that went public in 2019 and 2020. The risk-free interest rate is based on the interpolated U.S. Constant Maturity Treasury yield. The expected term of the warrants is assumed to be one year until the closing of a Business Combination, and an estimated five year holding period, based on typical equity investor holding periods. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero.
NOTE 8—STOCK-BASED COMPENSATION
The Company sold an aggregate of 2,300,000 Alignment Shares to the Sponsor on November 6, 2020. On November 27, 2020, the Sponsor sold 201,250 Alignment Shares to certain of the Company’s directors, or their respective designees, and an officer of the Company and forfeited 287,500 Alignment Shares due to an adjustment pursuant to the Initial Public Offering. See “Note 3—Initial Public Offering—Alignment Shares” for additional details. As of December 31, 2020 and September 30, 2021, 2,012,500 Alignment Shares were issued and outstanding.

On December 10, 2020, the Company sold an aggregate of 7,366,667 Private Placement Warrants at a price of $1.50 per warrant to the Sponsor in a private placement that occurred simultaneously with the completion of the Initial Public Offering. See “Note 3—Initial Public Offering—Private Placement Warrants” for additional details.
The Company determined that the incremental fair value over the price paid for the Alignment Shares and Private Placement Warrants would qualify as stock-based compensation within scope of ASC 718, “Compensation—Stock Compensation” (ASC 718) as a result of the services the Sponsor and directors and officers are providing to the Company through the date of a Business Combination.
Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date and recognized over the requisite service period. The Alignment Shares and Private Placement Warrants were granted subject to a performance condition (i.e., the occurrence of a Business Combination ), as well as various market conditions (i.e., stock price targets after consummation of the Business Combination). The various market conditions are considered in determining the grant date fair value of these instruments using Monte Carlo simulation. Compensation expense related to the Alignment Shares and Private Placement Warrants is recognized only when the satisfaction of the performance condition is probable. At September 30, 2021, the Company determined that a Business Combination is not considered probable, and, therefore, no stock-based compensation expense has been recognized through September 30, 2021. Total unrecognized stock-based compensation expense associated with the Alignment Shares and Private Placement Warrants as of September 30, 2021 was determined to be in excess of $115 million, which would be recognized at the date a Business Combination is considered probable (i.e., upon consummation).
On July 12, 2021, the Company entered into a Business Combination Agreement that modified the terms of the Alignment Shares. The awards continue to be subject to a performance condition (i.e., the occurrence of a Business Combination) so no expense was recognized upon the modification date. Rather, the Alignment Shares were remeasured as of the modification date. Refer to “Note 1 – Description of Organization and Business Operations—Modification of Alignment Shares” for further discussion on the modification.
NOTE 9—FAIR VALUE MEASUREMENTS
The following table presents information about the Company’s assets and liabilities that are measured on a recurring basis as of September 30, 2021 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value.

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets
Money market fund held by Trust Account	$402,517,410	$—	$—

Total assets at fair value	$402,517,410	$—	$—

Liabilities
Sponsor promissory note	$—	$3,300,000	$—
Redeemable warrant liability	$16,603,125	$—	$—

Total liabilities at fair value	$16,603,125	$3,300,000	$—

The following table presents information about the Company’s assets and liabilities that are measured on a recurring basis as of December 31, 2020 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value.

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets
Money market fund held by Trust Account	$402,500,000	$—	$—

Total assets at fair value	$402,500,000	$—	$—

Liabilities
Redeemable warrant liability	$—	$—	$18,716,250

Total liabilities at fair value	$—	$—	$18,716,250

NOTE 10—INCOME TAXES
The Company’s provision for income taxes for the three and nine months ended September 30, 2021 was $0.0 million. The Company’s effective tax rate for the three and nine months ended September 30, 2021 was 0% as the Company continues to record full valuation allowance for all of its deferred tax assets.
As of September 30, 2021 and December 31, 2020, the Company has concluded that it is more likely than not that the Company will not realize the benefit of its deferred tax assets associated with net operating losses and capitalized start-up costs. Start-up costs cannot be amortized until the Company starts business operations. Therefore, a full valuation allowance has been established, as future events such as business combinations cannot be considered when assessing the realizability of deferred tax assets. Accordingly, the net deferred tax assets have been fully reserved.
As of September 30, 2021 and December 31, 2020, the Company has not recorded any tax liability for uncertain tax positions. The Company’s continuing practice is to recognize potential accrued interest and/or penalties related to income tax matters within income tax expense. During the three and nine months ended September 30, 2021, the Company did not accrue any interest and penalties.
NOTE 11—SUBSEQUENT EVENTS
Subsequent Events
Management has evaluated subsequent events and transactions that occurred after the balance sheet date up to November 12, 2021, the date the financial statements were issued.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholders’ and the Board of Directors of Altus Power, Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Altus Power, Inc. and subsidiaries (the “Company”) as of December 31, 2020 and 2019, and the related consolidated statements of operations, consolidated statements of changes in stockholder’s equity (deficit), and consolidated statements of cash flows, for each of the two years in the period ended December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Deloitte & Touche LLP
Stamford, CT
August 11, 2021
We have served as the Company’s auditor since 2014

Altus Power, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

	For the Year Ended December 31,
	2020	2019
Operating revenues, net	$45,278	$37,434
Operating expenses
Cost of operations (exclusive of depreciation and amortization shown separately below).	9,661	6,784
General and administrative	10,143	8,952
Depreciation, amortization and accretion expense	11,932	8,210
Acquisition and entity formation costs	1,015	866

Total operating expenses	$32,751	$24,812

Operating income	12,527	12,622
Other (income) expenses
Other expense (income), net	258	(2,291)
Interest expense, net	14,073	22,288

Total other expense	$14,331	$19,997

Loss before income tax expense	$(1,804)	$(7,375)
Income tax expense	(83)	(1,185)

Net loss	$(1,887)	$(8,560)
Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	(8,680)	(4,193)

Net income (loss) attributable to Altus Power, Inc.	$6,793	$(4,367)

Cumulative preferred dividends and commitment fee earned on Series A redeemable preferred stock	(15,590)	(1,523)
Redeemable Series A preferred stock accretion	(2,166)	(231)

Net (loss) attributable to common stockholder	$(10,963)	$(6,121)

Net loss per share attributable to common stockholder
Basic and diluted	$(10,654)	$(8,129)
Weighted average shares used to compute net loss per share attributable to common stockholder
Basic and diluted	1,029	753
The accompanying notes are an integral part of these consolidated financial statements.

Altus Power, Inc.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	As of December 31,
	2020	2019
Assets
Current assets:
Cash	$33,832	$26,641
Current portion of restricted cash	3,465	4,973
Accounts receivable, net	5,752	2,030
Due from related parties	—	3
Other current assets	1,748	2,321

Total current assets	44,797	35,968
Restricted cash, noncurrent portion	909	523
Property, plant and equipment, net	519,394	326,970
Intangible assets, net	11,758	8,967
Other assets	4,702	699

Total assets	$581,560	$373,127

Liabilities, redeemable noncontrolling interests, redeemable preferred stock and stockholder’s deficit
Current liabilities:
Accounts payable	$1,571	$2,130
Interest payable	2,665	1,004
Purchase price payable	2,638	—
Current portion of long-term debt, net	35,209	39,833
Other current liabilities	1,369	2,570

Total current liabilities	43,452	45,537
Long-term debt, net of current portion	353,934	178,241
Intangible liabilities, net	4,647	4,395
Asset retirement obligations	4,446	683
Deferred tax liability	11,001	10,613
Other long-term liabilities	6,774	1,551

Total liabilities	$424,254	$241,020
Commitments and contingent liabilities (Note 12)
Redeemable noncontrolling interests	18,311	3,411
Series A redeemable preferred stock $0.01 par value; 310,000 shares authorized; 208,000 and 176,500 shares issued and outstanding as of December 31, 2020 and 2019 (Liquidation preference $212,163 and $178,023, respectively)	203,747	167,441
Stockholder’s deficit
Common stock $1.00 par value; 10,000 shares authorized and 1,029 shares issued and outstanding as of December 31, 2020 and 2019	1	1
Additional paid-in capital	2,033	163
Accumulated deficit	(80,802)	(47,339)

Total stockholder’s deficit	$(78,768)	$(47,175)
Noncontrolling interests	14,016	8,430

Total deficit	$(64,752)	$(38,745)

Total liabilities, redeemable noncontrolling interests, redeemable preferred stock and deficit	$581,560	$373,127

The following table presents the assets and liabilities of the consolidated variable interest entities (Refer to Note 7).

	As of December 31,
(In thousands)	2020	2019
Assets of consolidated VIEs, included in total assets above:
Cash	$7,288	$8,665
Current portion of restricted cash	3,106	969
Accounts receivable, net	2,842	1,029
Other current assets	846	586
Restricted cash, noncurrent portion	352	201
Property, plant and equipment, net	344,140	223,947
Intangible assets, net	6,477	4,338
Other assets	358	—

Total assets of consolidated VIEs	$365,409	$239,735
Liabilities of consolidated VIEs, included in total liabilities above:
Accounts payable	$876	$53
Interest payable	—	95
Current portion of long-term debt, net	—	17,462
Other current liabilities	1,118	2,321
Intangible liabilities, net	1,020	—
Asset retirement obligations	3,390	315
Other long-term liabilities	351	122

Total liabilities of consolidated VIEs	$6,755	$20,368
The accompanying notes are an integral part of these consolidated financial statements.

Altus Power, Inc.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY (DEFICIT)
(In thousands, except share data)

	Common Stock		Additional Paid-in Capital	Retained Earnings (Accumulated Deficit)	Total Stockholder’s Equity (Deficit)	Non Controlling Interests	Total Equity (Deficit)
	Shares	Amount
As of December 31, 2018	720	$1	$43,912	$14,646	$58,559	$8,822	$67,381
Cumulative effect of ASU 2014-09 adoption	—	—	—	(777)	(777)	—	(777)
Cash contributions from common equity stockholder	—	—	5,750	—	5,750	—	5,750
Issuance of common stock	309	—	6,700	—	6,700	—	6,700
Cash contributions from noncontrolling interests	—	—	—	—	—	5,021	5,021
Equity issuance costs	—	—	(180)	—	(180)	—	(180)
Accretion of Series A preferred stock	—	—	—	(231)	(231)	—	(231)
Stock-based compensation	—	—	70	—	70	—	70

Accrued dividends on Series A preferred stock	—	—	—	(1,450)	(1,450)	—	(1,450)
Cash distributions to common equity stockholder	—	—	(56,252)	(55,160)	(111,412)	—	(111,412)
Cash distributions to noncontrolling interest	—	—	—	—	—	(700)	(700)
Redemption of noncontrolling interest	—	—	163	—	163	(470)	(307)
Noncontrolling interest assumed through acquisitions	—	—	—	—	—	590	590
Net loss	—	—	—	(4,367)	(4,367)	(4,833)	(9,200)

As of December 31, 2019	1,029	$1	$163	$(47,339)	$(47,175)	$8,430	$(38,745)
Cash contributions from noncontrolling interests	—	—	—	—	—	13,246	13,246

Accretion of Series A preferred stock	—	—	—	(2,166)	(2,166)	—	(2,166)
Stock-based compensation	—	—	82	—	82	—	82
Accrued dividends and commitment fees on Series A preferred stock	—	—	—	(15,590)	(15,590)	—	(15,590)
Cash distributions to common equity stockholder	—	—	—	(22,500)	(22,500)	—	(22,500)
Cash distributions to noncontrolling interests	—	—	—	—	—	(896)	(896)
Redemption of noncontrolling interests	—	—	417	—	417	(1,465)	(1,048)
Non-cash redemption of noncontrolling interests	—	—	1,371	—	1,371	(1,389)	(18)

Noncontrolling interests assumed through acquisitions	—	—	—	—	—	5,020	5,020
Net income (loss)	—	—	—	6,793	6,793	(8,930)	(2,137)

As of December 31, 2020	1,029	$1	$2,033	$(80,802)	$(78,768)	$14,016	$(64,752)

The accompanying notes are an integral part of the consolidated financial statements.

Altus Power, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year ended December 31,
	2020	2019
Cash flows from operating activities
Net loss	$(1,887)	$(8,560)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation, amortization and accretion	11,932	8,210
Unrealized loss on interest rate swaps	82	—
Deferred tax expense (benefit)	60	1,162
Amortization of debt discount and financing costs	2,538	2,064
Stock-based compensation	82	70
Other	780	5
Changes in assets and liabilities, excluding the effect of acquisitions
Accounts receivable	(1,287)	685
Due from related parties	3	257
Other assets	495	(1,398)
Accounts payable	(1,477)	1,461
Interest payable	1,769	719
Other liabilities	(794)	349

Net cash provided by operating activities	12,296	5,024

Cash flows from investing activities
Capital expenditures	(36,677)	(57,162)
Payments to acquire businesses, net of cash and restricted cash acquired	(110,691)	—
Payments to acquire renewable energy facilities from third parties, net of cash and restricted cash acquired	(23,381)	(36,824)
Payments for customer and site lease acquisitions	(893)	(3,050)
Other	300	—

Net cash used for investing activities	(171,342)	(97,036)

Cash flows from financing activities
Proceeds from issuance of long-term debt	205,808	291,873
Repayments of long-term debt	(55,754)	(249,659)
Payment of debt issuance costs	(1,584)	(4,199)
Contributions from common equity stockholder	—	5,750
Distributions to common equity stockholder	(22,500)	(111,412)
Proceeds from issuance of common stock and Series A preferred stock	31,500	176,500
Payment of equity issuance costs	—	(4,293)
Payment of dividends and commitment fees on Series A preferred stock	(12,950)	—
Payment of contingent consideration	(501)	—
Contributions from noncontrolling interests	23,927	7,109
Redemption of noncontrolling interests	(1,524)	(307)
Distributions to noncontrolling interests	(1,307)	(960)

Net cash provided by financing activities	165,115	110,402
Net increase in cash and restricted cash	6,069	18,390
Cash and restricted cash, beginning of period	32,137	13,747

Cash and restricted cash, end of period	$38,206	$32,137

	Year ended December 31,
	2020	2019
Supplemental cash flow disclosure
Cash paid for interest, net of amounts capitalized	$9,736	$19,780
Cash paid for taxes	38	1
Non-cash investing and financing activities
Asset retirement obligations	$3,763	$289
Debt assumed through acquisitions	16,020	—
Initial recording of noncontrolling interest	9,400	590
Contribution of noncontrolling interest by common equity stockholder	1,389	—
Acquisitions of property and equipment included in other current liabilities	635	1,777
Acquisition of business, contingent consideration obligations at fair value	5,100	—
Accrued dividends and commitment fees on Series A preferred stock	4,163	1,524
The accompanying notes are an integral part of the consolidated financial statements.

Altus Power, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in thousands, except per share data, unless otherwise noted)
1. General
Company Overview
Altus Power, Inc., formerly known as Altus Power America, Inc., a Delaware corporation (the “Company”), headquartered in Stamford, Connecticut, develops, owns, constructs and operates small-scale utility, commercial, industrial, public sector and community photovoltaic solar energy generation and storage facilities for the purpose of producing and selling electricity to credit worthy counterparties under long-term offtake contracts. The Solar energy facilities are owned by the Company in project specific limited liability companies (the “Solar Facility Subsidiaries”).
The Company is a subsidiary of Altus Power America Holdings, LLC (“Holdings” or the “Common equity stockholder”). Holdings and the Company were formed on October 10, 2014 upon receiving a capital commitment from GSO Capital Partners (“GSO”), a Blackstone Group company, through certain sub-advised funds. The capital was committed through preferred equity in Holdings and a loan to the Company. On October 3, 2016, Holdings and the Company upsized the GSO capital facility with an additional commitment from certain sub-advised funds and two new institutional investors (“Prior Capital Facility”).
On November 22, 2019 (“Closing Date”), Holdings and the Company completed a financing with the Blackstone Group through its subsidiaries GSO and Blackstone Insurance Solutions (“BIS”), totaling $551.0 million of funded and committed capital (“Blackstone Credit Facility”). Proceeds from the Blackstone Credit Facility were used to pay off and terminate the prior capital facility and to fund future development and acquisitions.
COVID-19
The spike of a novel strain coronavirus (“COVID-19”) in the first quarter of 2020 has caused significant volatility in the U.S. markets. There is significant uncertainty around the breadth and duration of business disruptions related to COVID-19, as well as its impact on the U.S. economy. To date, there has not been a material impact on the Company’s business operations and financial performance. The extent of the impact of COVID-19 on the Company’s operational and financial performance will depend in part, on the length and severity of these restrictions and on the Company’s ability to conduct business in the ordinary course.
2. Significant Accounting Policies
Basis of Presentation and Principles of Consolidation
The Company prepares its consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company’s consolidated financial statements include the results of wholly-owned and partially-owned subsidiaries in which the Company has a controlling interest with all intercompany balances and transactions eliminated in consolidation.
Use of Estimates
The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ materially from those estimates.
In recording transactions and balances resulting from business operations, the Company uses estimates based on the best information available. Estimates are used for such items as the fair value of net assets acquired in connection with accounting for business combinations, the useful lives of the solar energy facilities, and inputs and assumptions used in the valuation of asset retirement obligations (“AROs”).

Variable Interest Entities
The Company consolidates all VIEs in which it holds a variable interest and is deemed to be the primary beneficiary of the variable interest entity. Generally, a variable interest entity, or VIE, is an entity with at least one of the following conditions: (a) the total equity investment at risk is insufficient to allow the entity to finance its activities without additional subordinated financial support, or (b) the holders of the equity investment at risk, as a group, lack the characteristics of having a controlling financial interest. The primary beneficiary of a VIE is an entity that has a variable interest or a combination of variable interests that provide that entity with a controlling financial interest in the VIE. An entity is deemed to have a controlling financial interest in a VIE if it has both of the following characteristics: (a) the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance, and (b) the obligation to absorb losses of the VIE that could potentially be significant to the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE. The Company evaluates whether an entity is a VIE whenever reconsideration events as defined by the accounting guidance occur. See Note 7.

Segment Information
Operating segments are defined as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision makers are the co-chief executive officers. Based on the financial information presented to and reviewed by the chief operating decision makers in deciding how to allocate the resources and in assessing the performance of the Company, the Company has determined it operates as a single operating segment and has one reportable segment. The Company’s principal operations, revenue and decision-making functions are located in the United States.
Cash and Restricted Cash
Cash includes all cash balances on deposit with financial institutions that are denominated in U.S. dollars. Pursuant to the budgeting process, the Company maintains certain cash on hand for possible equipment replacement related costs.
The Company records cash that is restricted as to withdrawal or use under the terms of certain contractual agreements as restricted cash. Restricted cash is included in current portion of restricted cash and restricted cash, noncurrent portion on the consolidated balance sheets and includes cash held with financial institutions for cash collateralized letters of credit pursuant to various financing and construction agreements.
The following table provides a reconciliation of cash and restricted cash reported within the consolidated balance sheets. Cash and restricted cash consist of the following:

	As of December 31,
	2020	2019
Cash	$33,832	$26,641
Current portion of restricted cash	3,465	4,973
Restricted cash, noncurrent portion	909	523

Total	$38,206	$32,137

Accounts Receivable
Management considers receivables to be fully collectible. If amounts become uncollectible, they are charged to operations in the period in which that determination is made. U.S. GAAP requires that the allowance method be used to recognize bad debts. As of December 31, 2020 and 2019, the Company determined that the allowance for uncollectible accounts receivables is not significant.
Concentration of Credit Risk
The Company maintains its cash in bank deposit accounts which, at times, may exceed Federal Deposit Insurance Corporation insurance limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash balances.
The Company had one customer that individually accounted for 12.4% of total accounts receivable as of December 31, 2020 and 10.4% of revenues for the year then ended. The Company had no customers that individually accounted for more than 10.0% of total accounts receivable as of December 31, 2019 and one customer that individually accounted for 12.3% of total revenue for the year then ended.
Economic Concentrations
The Company and its subsidiaries own and operate solar generating facilities installed on buildings and land located across the United States. Future operations could be affected by changes in the economy, other conditions in those geographic areas or by changes in the demand for renewable energy.
Fair Value Measurements
The Company measures certain assets and liabilities at fair value, which is defined as the price that would be received from the sale of an asset or paid to transfer a liability (i.e., an exit price) on the measurement date in an orderly transaction between market participants in the principal or most advantageous market for the asset or liability. Our fair value measurements use the following hierarchy, which prioritizes valuation inputs based on the extent to which the inputs are observable in the market.

•	Level 1—Valuation techniques in which all significant inputs are unadjusted quoted prices from active markets for assets or liabilities that are identical to the assets or liabilities being measured.

•	Level 2—Valuation techniques in which significant inputs include quoted prices from active markets for assets or liabilities that are similar to the assets or liabilities being measured and/or quoted prices for assets or liabilities that are identical or similar to the assets or liabilities being measured from markets that are not active. Also, model-derived valuations in which all significant inputs are observable in active markets are Level 2 valuation techniques.

•	Level 3—Valuation techniques in which one or more significant inputs are unobservable. Such inputs reflect our estimate of assumptions that market participants would use to price an asset or liability.
The Company holds various financial instruments that are not required to be recorded at fair value. For cash, restricted cash, accounts receivable, accounts payable, and short-term debt the carrying amounts approximate fair value due to the short maturity of these instruments.
The estimated fair value of the long-term debt, including current portion, as of December 31, 2020 and 2019 was $400.9 million and $188.8 million, respectively, using a discounted cash flow analysis of both outstanding principal and future interest payments until such time the Company has the ability to repay the loan. The long-term debt is considered a Level 2 financial liability under the fair value hierarchy.

In connection with the acquisition on December 22, 2020, contingent consideration of up to an aggregate of $10.5 million may be payable upon achieving certain market power rates and actual power volumes generated by the acquired solar energy facilities. The Company estimated the fair value of the contingent consideration for future earnout payments using a Monte-Carlo simulation model. Significant assumptions used in the measurement include the estimated volumes of power generation of acquired solar energy facilities during the 18-36-month period since the acquisition date, market power rates during the 36-month period, and the risk-adjusted discount rate associated with the business. As the inputs are not observable, the overall fair value measurement of the contingent consideration is classified as Level 3. Liability for the contingent consideration is included in Other long-term liabilities in the consolidated balance sheets at the estimated fair value of $5.1 million as of December 31, 2020.
Property, Plant and Equipment
The Company reports property, plant and equipment at cost, less accumulated depreciation. Costs include all costs incurred during the construction and development of the solar energy facilities, including land, development costs and site work. Repairs and maintenance are expensed as incurred. The Company begins depreciating the property, plant and equipment when the assets are placed in service. Depreciation expense is computed using the straight-line composite method over the estimated useful lives of assets. Leasehold improvements are depreciated over the shorter of the estimated useful lives or the remaining term of the lease. The estimated useful life of an asset is reassessed whenever applicable facts and circumstances indicate a change in the estimated useful life of such asset has occurred.
Business Combinations and Acquisitions of Assets
The Company applies the definition of a business in ASC 805, Business Combinations, to determine whether it is acquiring a business or a group of assets. When the Company acquires a business, the purchase price is allocated to (i) the acquired tangible assets and liabilities assumed, primarily consisting of solar energy facilities and land, (ii) the identified intangible assets and liabilities, primarily consisting of favorable and unfavorable rate PPAs and REC agreements, (iii) asset retirement obligations (iv) non-controlling interests, and (v) other working capital items based in each case on their estimated fair values. The excess of the purchase price, if any, over the estimated fair value of net assets acquired is recorded as goodwill. The fair value measurements of the assets acquired and liabilities assumed were derived utilizing an income approach and based, in part, on significant inputs not observable in the market. These inputs include, but are not limited to, estimates of future power generation, commodity prices, operating costs, and appropriate discount rates. These inputs required significant judgments and estimates at the time of the valuation. In addition, acquisition costs related to business combinations are expensed as incurred.
When an acquired group of assets does not constitute a business, the transaction is accounted for as an asset acquisition. The cost of assets acquired and liabilities assumed in asset acquisitions is allocated based upon relative fair value. The fair value measurements of the solar facilities acquired and asset retirement obligations assumed were derived utilizing an income approach and based, in part, on significant inputs not observable in the market. These inputs include, but are not limited to, estimates of future power generation, commodity prices, operating costs, and appropriate discount rates. These inputs required significant judgments and estimates at the time of the valuation. Transaction costs incurred on an asset acquisition are capitalized as a component of the assets acquired.

Intangible Assets, Intangible Liabilities and Amortization
Intangible assets and intangible liabilities include favorable and unfavorable rate power purchase agreements (“PPAs”), net metering credit agreements (“NMCAs”), and renewable energy credits (“REC”) agreements as well as site lease issuance costs, and fees paid to third parties for acquiring customers. PPAs, NMCAs and REC agreements obtained through acquisitions are recorded at the estimated fair value as of the acquisition date and the difference between the contract price and current market price is recorded as an intangible asset or liability.
Amortization of intangible assets and liabilities is recorded within depreciation, amortization and accretion in the consolidated statements of operations. Third party costs necessary to enter into site lease agreements are amortized using the straight-line method ratably over 15-30 years based upon the term of the individual site leases. Third party costs necessary to acquire PPAs and NMCA customers are amortized using the straight-line method ratably over 15-25 years based upon the term of the customer contract. Estimated fair value allocated to the favorable and unfavorable rate PPAs and REC agreements are amortized using the straight-line method over the remaining non-cancelable terms of the respective agreements. The straight-line method of amortization is used because it best reflects the pattern in which the economic benefits of the intangibles are consumed or otherwise used up. The amounts and useful lives assigned to intangible assets acquired and liabilities assumed impact the amount and timing of future amortization. See Note 5—Intangible Assets and Intangible Liabilities.
Impairment of Long-Lived Assets
The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. These events and changes in circumstances may include a significant decrease in the market price of a long-lived asset; a significant adverse change in the extent or manner in which a long-lived asset is being used or in its physical condition; a significant adverse change in the business climate that could affect the value of a long-lived asset; an accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of a long-lived asset; a current-period operating or cash flow loss combined with a history of such losses or a projection of future losses associated with the use of a long-lived asset; or a current expectation that, more likely than not, a long-lived asset will be sold or otherwise disposed of significantly before the end of its previously estimated useful life. For purposes of recognition and measurement of an impairment loss, long-lived assets are grouped with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities.
When impairment indicators are present, recoverability is measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flow expected to be generated and any estimated proceeds from the eventual disposition. If the long-lived assets are considered to be impaired, the impairment to be recognized is measured at the amount by which the carrying amount of the asset exceeds the fair market value as determined from an appraisal, discounted cash flows analysis, or other valuation technique. For the years ended December 31, 2020 and 2019, there were no events or changes to circumstances that may indicate the carrying value of long-lived asset would not be recoverable, therefore, there was no impairment loss recognized for the years ended December 31, 2020 and 2019.
Site Lease Agreements
Certain Solar Facility Subsidiaries have entered into site lease agreements with third parties. Pursuant to the terms of certain of these lease agreements, the subsidiaries agreed to pay the third parties a fee escalating annually per the terms of the agreements.

U.S. GAAP requires that lease expense be recorded on a straight-line basis over the term of the lease. As of December 31, 2020 and 2019, $1.2 million and $0.8 million, respectively, have been recorded as other long-term liabilities on the consolidated balance sheets relating to the difference between actual lease payments and straight-line lease expense.
Deferred Financing Costs
Deferred financing costs are capitalized and amortized to interest expense, net over the term of the related debt using the effective interest method for term loans or the straight-line method for revolving credit facilities. The unamortized balance of deferred financing costs is recorded in current portion of long-term debt and long-term debt, net of current (see Note 8) for term loans or in other current assets and other assets for revolving credit facilities and debt and equity transactions not yet completed, in the consolidated balance sheets.
Asset Retirement Obligations
AROs are retirement obligations associated with long-lived assets for which a legal obligation exists under enacted laws, statutes, and written or oral contracts, including obligations arising under the doctrine of promissory estoppel, and for which the timing and/or method of settlement may be conditional on a future event. The Company recognizes the fair value of a liability for an ARO in the period in which it is incurred and when a reasonable estimate of fair value can be made.

Upon initial recognition of a liability for an ARO, the asset retirement cost is capitalized by increasing the carrying amount of the related long-lived asset by the same amount. Over time, the liability is accreted to its future value, while the capitalized cost is depreciated over the useful life of the related asset. The Company’s AROs are primarily related to the future dismantlement of equipment on leased property. The Company records AROs as part of other non-current liabilities on its balance sheet. See Note 15.
Revenue Recognition
The Company derives its operating revenues principally from power purchase agreements, net metering credit agreements, solar renewable energy credits (“SRECs”), and performance based incentives.
Revenue under power purchase agreements
A portion of the Company’s power sales revenues is earned through the sale of energy (based on kilowatt hours) pursuant to terms of PPAs. PPAs that qualify as leases under ASC 840, Leases, or derivatives under ASC 815, Derivatives and Hedging, are not material and the majority of the Company’s PPAs are accounted for under ASC 606, Revenue from Contracts with Customers, or Topic 606. The Company’s PPAs typically have fixed or floating rates and are generally invoiced on a monthly basis and as of December 31, 2020 have a weighted-average remaining life of 15 years. The Company typically sells energy and related environmental attributes (e.g., renewable energy credits (“RECs”)) separately to different customers and considers the delivery of power energy under PPAs to represent a series of distinct goods that is substantially the same and has the same pattern of transfer measured by the output method. The Company applied the practical expedient allowing the Company to recognize revenue in the amount that the Company has a right to invoice which is equal to the volume of energy delivered multiplied by the applicable contract rate. There was no change in the Company’s revenue recognition policy for PPAs as a result of adopting Topic 606. For certain of the Company’s rooftop solar energy facilities revenue is recognized net of immaterial pass-through lease charges collected on behalf of building owners.

Revenue from net metering credits
A portion of the Company’s power sales revenues are obtained through the sale of net metering credits under NMCAs which have a weighted-average remaining life of 19 years as of December 31, 2020. Net metering credits are awarded to the Company by the local utility based on kilowatt hour generation by solar energy facilities, and the amount of each credit is determined by the utility’s applicable tariff. The Company currently receives net metering credits from various utilities including Eversource Energy, National Grid Plc, and Xcel Energy. There are no direct costs associated with net metering credits, and therefore, they do not receive an allocation of costs upon generation. Once awarded, these credits are then sold to third party offtakers pursuant to the terms of the offtaker agreements. The Company views each net metering credit in these arrangements as a distinct performance obligation satisfied at a point in time. Generally, the customer obtains control of net metering credits at the point in time when the utility assigns the generated credits to the Company account, who directs the utility to allocate to the customer based upon a schedule. The transfer of credits by the Company to the customer can be up to one-month after the underlying power is generated. As a result, revenue related to NMCA is recognized upon delivery of net metering credits by the Company to the customer. The Company’s customers apply net metering credits as a reduction to their utility bills. There was no change in the revenue recognition policy for net metering credits as a result of adopting Topic 606.
Solar Renewable Energy certificate revenue
The Company applies for and receives SRECs in certain jurisdictions for power generated by solar energy systems it owns. The quantity of SRECs is based on the amount of energy produced by the Company’s qualifying generation facilities. SRECs are sold pursuant to agreements with third parties, who typically require SRECs to comply with state-imposed renewable portfolio standards. Holders of SRECs may benefit from registering the credits in their name to comply with these state-imposed requirements, or from selling SRECs to a party that requires additional SRECs to meet its compliance obligations. The Company receives SRECs from various state regulators including: New Jersey Board of Public Utilities, Massachusetts Department of Energy Resources, and Maryland Public Service Commission. There are no direct costs associated with SRECs, and therefore, they do not receive an allocation of costs upon generation. Generally, individual SREC sales reflect a fixed quantity and fixed price structure over a specified term. The contracts related to SREC sales with a fixed price and quantity have maturity dates ranging from 2021 to 2026. The Company typically sells SRECs to different customers from those purchasing the energy under PPAs. The Company believes the sale of each SREC is a distinct performance obligation satisfied at a point in time and that the performance obligation related to each SREC is satisfied when each SREC is delivered to the customer. There was no change in the revenue recognition policy for SRECs as a result of adopting Topic 606.
Performance based incentives
Many state governments, utilities, municipal utilities and co-operative utilities offer a rebate or other cash incentive for the installation and operation of a renewable energy facility. Up-front rebates provide funds based on the cost, size or expected production of a renewable energy facility. Performance-based incentives provide cash payments to a system owner based on the energy generated by their renewable energy facility during a pre-determined period, and they are paid over that time period. The Company recognizes revenue from state and utility incentives at the point in time in which they are earned.

Other revenue
Other revenue of $0.5 million for the year ended December 31, 2020 and $1.0 million for the year ended December 31, 2019 consists primarily of rental income and sales of power on wholesale electricity market.

Other Income
During the year ended December 31, 2019, the Company received a Hawaii state grant totaling $2.2 million and have recorded it as other income in the accompanying consolidated statements of operations. The Company did not receive any grants for the year ended December 31, 2020.
Cost of Operations (Exclusive of Depreciation and Amortization)
Cost of operations primarily consists of operations and maintenance expense, site lease expense, insurance premiums, property taxes and other miscellaneous costs associated with the operations of solar energy facilities. Costs are charged to expense as incurred.
Share-Based Compensation
Stock-based compensation expense for equity instruments issued to employees is measured based on the grant-date fair value of the awards. The fair value of each restricted stock unit is determined as the closing price of the Company’s stock on the date of grant. The fair value of each time-based employee stock option is estimated on the date of grant using the Black-Scholes-Merton stock option pricing valuation model. The Company recognizes compensation costs using the straight-line method for all time-based equity compensation awards over the requisite service period of the awards, which is generally the awards’ vesting period. The Company accounts for forfeitures of awards in the period they occur. The Company does not have any performance-based equity compensation awards.
Use of the Black-Scholes-Merton option-pricing model requires the input of highly subjective assumptions, including (1) the expected term of the option, (2) the expected volatility of the price of the Company’s common stock, (3) risk-free interest rates and (4) the expected dividend yield of our common stock. The assumptions used in the option-pricing model represent management’s best estimates. These estimates involve inherent uncertainties and the application of management’s judgment. If factors change and different assumptions are used, the Company’s stock-based compensation expense could be materially different in the future.
Income Taxes
The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rate on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.
The Company records net deferred tax assets to the extent it believes these assets will more likely than not be realized. In evaluating if a valuation allowance is warranted, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax planning strategies and recent financial operations, refer to Note 17 for further details.
The preparation of consolidated financial statements in accordance with U.S. GAAP requires the Company to report information regarding its exposure to various tax positions taken by the Company. The Company is required to determine whether a tax position of the Company is more likely than not to be sustained upon examination by the applicable taxing authority, including the resolution of any related appeals or litigation processes, based on the technical merits of the position. The uncertain tax position to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement, which could result in the Company recording a tax liability that would reduce net assets. The Company reviews and evaluates tax positions and determines whether or not there are uncertain tax positions that require financial statement recognition. Generally, tax authorities can examine all tax returns filed for the last three years.
Management believes that the Company has adequately addressed all relevant tax positions and that there are no unrecorded tax liabilities. As a result, no income tax liability or expense related to uncertain tax positions have been recorded in the accompanying consolidated financial statements.
The Company’s income tax expense, deferred tax assets and liabilities reflect management’s best assessment of estimated future taxes to be paid.
Basic and Diluted Net Loss Per Share

Basic net loss per share attributable to common stockholder is calculated by dividing the net loss attributable to the common stockholder by the weighted-average number of shares of common stock outstanding for the period. Cumulative dividends owed to redeemable preferred stockholders (as defined in Note 14—Net Loss per Share) decrease the income available to common stockholder.
The diluted net loss per share attributable to common stockholder is computed by giving effect to all potential common stock equivalents outstanding for the period determined using the treasury stock method or the if-converted method, as applicable. During periods in which the Company incurs a net loss attributable to common stockholder, stock options are considered to be common stock equivalents but are excluded from the calculation of diluted net loss per share attributable to common stockholder as the effect is antidilutive. See Note 14—Net Loss per Share.
Noncontrolling Interests and Redeemable Noncontrolling Interests in Solar Facility Subsidiaries
Noncontrolling interests and redeemable noncontrolling interests represent third parties’ tax equity interests in the net assets of certain consolidated Solar Facility Subsidiaries, which were created to finance the costs of solar energy facilities under long-term operating agreements. The tax equity interests are generally entitled to receive substantially all the accelerated depreciation tax deductions and investment tax credits arising from Solar Facility Subsidiaries pursuant to their contractual shareholder agreements, together with a portion of these ventures’ distributable cash. The tax equity interests’ claim to tax attributes and distributable cash from Solar Facility Subsidiaries decreases to a small residual interest after a predefined ‘flip point’ occurs, typically the expiration of a time period or upon the tax equity investor’s achievement of a target yield. Because the tax equity interests’ participation in tax attributes and distributable cash from each Solar Facility Subsidiary is not consistent over time with their initial capital contributions or percentage interest, the Company has determined that the provisions in the contractual arrangements represent substantive profit-sharing arrangements. In order to reflect the substantive profit-sharing arrangements, the Company has determined that the appropriate methodology for attributing income and loss to the noncontrolling interests and redeemable noncontrolling interests each period is a balance sheet approach referred to as the Hypothetical Liquidation at Book Value (“HLBV”) method. Under the HLBV method, the amounts of income and loss attributed to the noncontrolling interests and redeemable noncontrolling interests in the consolidated statements of operations reflect changes in the amounts the third parties would hypothetically receive at each balance sheet date based on the liquidation provisions of the respective operating partnership agreements. HLBV assumes that the proceeds available for distribution are equivalent to the unadjusted, stand-alone net assets of each respective partnership, as determined under U.S. GAAP. The third parties’ noncontrolling interest in the results of operations of these subsidiaries is determined as the difference in the noncontrolling interests’ and redeemable noncontrolling interests’ claims under the HLBV method at the start and end of each reporting period, after considering any capital transactions, such as contributions or distributions, between the subsidiaries and third parties. The application of HLBV generally results in the attribution of pre-tax losses to tax equity interests in connection with their receipt of accelerated tax benefits from the Solar Facility Subsidiaries, as the third-party investors’ receipt of these benefits typically reduces their claim on the partnerships’ net assets.
Attributing income and loss to the noncontrolling interests and redeemable noncontrolling interests under the HLBV method requires the use of significant assumptions and estimates to calculate the amounts that third parties would receive upon a hypothetical liquidation. Changes in these assumptions and estimates can have a significant impact on the amount that third parties would receive upon a hypothetical liquidation. The use of the HLBV methodology to allocate income to the noncontrolling and redeemable noncontrolling interest holders may create volatility in the Company’s consolidated statements of operations as the application of HLBV can drive changes in net income available and loss attributable to noncontrolling interests and redeemable noncontrolling interests from quarter to quarter.
The Company classifies certain noncontrolling interests with redemption features that are not solely within the control of the Company outside of permanent equity on its consolidated balance sheets. Estimated redemption value is calculated as the discounted cash flows attributable to the third parties subsequent to the reporting date. Redeemable noncontrolling interests are reported using the greater of their carrying value at each reporting date as determined by the HLBV method or their estimated redemption value in each reporting period. Estimating the redemption value of the redeemable noncontrolling interests requires the use of significant assumptions and estimates. Changes in these assumptions and estimates can have a significant impact on the calculation of the redemption value. See Note 11—Redeemable Noncontrolling Interest.
Accounting Pronouncements
If the Company becomes public or is public, the Company will be provided the option to adopt new or revised accounting guidance as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) either (1) within the same periods as those otherwise applicable to public business entities, or (2) within the same time periods as non-public business entities, including early adoption when permissible. The Company expects to elect to adopt new or revised accounting guidance within the same time period as non-public business entities, as indicated below.
Recent Accounting Pronouncements Adopted
In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers, or Topic 606, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. Topic 606 replaced most existing revenue recognition guidance in U.S. GAAP when it became effective for annual reporting periods beginning after December 15, 2018. Topic 606 permitted the use of either the full retrospective or modified retrospective method when adopting the standard. On January 1, 2019, the Company adopted Topic 606 using the modified retrospective method. The Company applied the practical expedients to only apply Topic 606 to contracts that were not substantially completed as of the date of adoption. The adoption of this standard resulted in an increase in retained earnings on January 1, 2019 of $0.8 million, which is reflected within cumulative effect adjustment in the consolidated statements of changes in stockholder’s equity / (deficit). The impact on the Company’s results of operations for the year ended December 31, 2019 resulted in a decrease of operating revenues of $0.8 million. Refer to the revenue recognition policies in Note 2 of the consolidated financial statements for specific Topic 606 impact to the various revenue contracts.
In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement. This ASU removes some disclosure requirements, modifies others, and adds some new disclosure requirements. The guidance is effective January 1, 2020, with early adoption permitted. The Company adopted ASU No. 2018-13 as of January 1, 2020, which resulted in additional disclosures related to the financial assets classified as Level 3. See Fair Value Measurements in Note 2 for additional details.
Recent Accounting Pronouncements Not Yet Adopted
In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which primarily changes the lessee’s accounting for operating leases by requiring recognition of lease right-of-use assets and lease liabilities. This standard is effective for annual reporting periods beginning after December 15, 2021. The Company expects to adopt this guidance in fiscal year 2022. The Company is continuing the analysis of the contractual arrangements that may qualify as leases under the new standard and expects the most significant impact will be the recognition of the right-of-use assets and lease liabilities on the consolidated balance sheets.
In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, and has since released various amendments including ASU No. 2019-04. The new standard generally applies to financial assets and requires those assets to be reported at the amount expected to be realized. The ASU is effective for fiscal years beginning after December 15, 2022, and interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating whether this guidance will have a significant impact on its consolidated financial statements.
3. Revenue and accounts receivable
Disaggregation of Revenue
The following table presents the detail of revenues as recorded in the consolidated statements of operations:

	For the Year Ended December 31,
	2020	2019
Revenue under power purchase agreements	$11,639	$7,143
Revenue from net metering credits	12,171	9,282
Solar renewable energy certificate revenue	18,870	16,914
Performance based incentives	2,093	3,120
Other revenue	505	975

Total	$45,278	$37,434

Accounts receivable
The following table presents the detail of receivables as recorded in accounts receivable in the consolidated balance sheets:

	As of December 31,
	2020	2019	2018
Power purchase agreements	$1,388	$574	$580
Net metering credits	3,016	748	791
Solar renewable energy certificates	1,108	342	336
Performance based incentives	135	70	60
Other	105	296	173

Total	$5,752	$2,030	$1,940

Payment is typically received within 30 days for invoiced revenue as part of PPA and NMC agreements. Receipt of payment relative to invoice date varies by customer for RECs. The Company does not have any other significant contract asset or liability balances related to revenues.
4. Property, plant and equipment
As of December 31, 2020 and 2019, property, plant and equipment consisted of the following:

	Estimated Useful Lives (in Years)	As of December 31,
		2020	2019
Land	—	$4,874	$3,444
Solar energy facilities	25—32	489,580	278,519
Site work	15	5,801	4,679
Leasehold improvements	15—30	5,444	5,393
Construction in progress	—	48,877	58,214

Property, plant and equipment		554,576	350,249
Less: Accumulated depreciation		(35,182)	(23,279)

Property, plant and equipment, net		$519,394	$326,970

For the years ended December 31, 2020 and 2019, depreciation expense was $11.9 million and $8.5 million, respectively, and is recorded in depreciation, amortization and accretion expense in the accompanying consolidated statements of operations.

Altus Power, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in thousands, except per share data, unless otherwise noted)

5. Intangible Assets and Intangible Liabilities
As of December 31, 2020 and 2019, intangible assets consisted of the following:

	Weighted Average Amortization Period (in Years)	As of December 31,
		2020	2019
Cost:
Customer acquisition costs	16 years	$5,928	$5,290
Site lease acquisition	22 years	1,013	762
Favorable rate revenue contracts	11 years	6,272	3,685

Total intangible assets		13,213	9,737
Accumulated amortization:
Customer acquisition costs		(671)	(368)
Site lease acquisition		(142)	(100)
Favorable rate revenue contracts		(642)	(302)

Total accumulated amortization		(1,455)	(770)

Total intangible assets, net		$11,758	$8,967

As of December 31, 2020 and 2019, intangible liabilities consisted of the following:

	Weighted Average Amortization Period (in Years)	As of December 31,
		2020	2019
Cost:
Unfavorable rate revenue contracts	6 years	$6,183	$5,163

Accumulated amortization:
Unfavorable rate revenue contracts		(1,536)	(768)

Total intangible liabilities, net		$4,647	$4,395

For the years ended December 31, 2020 and 2019, amortization expense was $0.7 million and $0.5 million, respectively, and was recorded in depreciation, amortization and accretion expense in the accompanying consolidated statements of operations.
For the years ended December 31, 2020 and 2019, amortization benefit was $0.8 million and $0.8 million, respectively, and was recorded in depreciation, amortization and accretion expense in the accompanying consolidated statements of operations.

Over the next five years, the Company expects to recognize annual amortization on its intangibles as follows:

(In thousands)	2021	2022	2023	2024	2025
Customer acquisition costs	$363	$363	$363	$351	$346
Site lease acquisition	46	46	46	46	46
Favorable rate revenue contracts	579	579	579	467	411
Unfavorable rate revenue contracts	(1,002)	(930)	(878)	(292)	(250)

Total net amortization (benefit) / expense	$(14)	$58	$110	$572	$553

6. Acquisitions
2020 Acquisitions
Acquisition of FUSE
On February 28, 2020, the Company acquired a portfolio of three solar energy facilities (the “FUSE Acquisition”) located in New Jersey with a combined nameplate capacity of 1.9 MW from a third party for a total purchase price of $2.4 million in cash. The facilities are contracted under long-term PPAs with a local utility. This transaction was accounted for as an acquisition of assets, whereby the Company acquired $2.9 million of property, plant and equipment, $0.1 million of cash and $0.3 million of restricted cash. The Company also assumed long-term debt of $0.9 million.
Acquisition of SunPeak
On August 12, 2020, the Company acquired a portfolio of twenty two solar energy facilities located in California and one located in Massachusetts (the “SunPeak Acquisition”) with a combined nameplate capacity of 21.9 MW from a third party for a total purchase price of $10.9 million, including $0.4 million of transaction related costs. This transaction was accounted for as an acquisition of assets.
The following table presents the allocation of the purchase price to the assets acquired based on their relative fair values as well as fair value of liabilities assumed and noncontrolling interest on August 12, 2020 (in thousands):

Accounts receivable	$384
Other current assets	71
Property, plant and equipment	24,983
Intangible assets	716
Accounts payable	(141)
Other current liabilities	(918)
Long-term debt	(15,051)
Asset retirement obligation	(400)
Noncontrolling interest	(925)

Total cash and transaction costs paid net of cash acquired1	$8,719

(1)	The Company acquired cash of $0.4 million and restricted cash of $1.8 million as of the acquisition date.

Acquisition of Beltline
On August 14, 2020, BT GA Solar, a wholly-owned subsidiary of the Company, acquired a portfolio of twenty one solar energy facilities located in Georgia (the “Beltline Acquisition”) with a combined nameplate capacity of 4.0 MW from a third party for a total purchase price of $6.1 million. This transaction was accounted for as an acquisition of assets, whereby the Company acquired $6.0 million of property, plant and equipment and $0.1 million of other assets.
Acquisition of Charlotte Solar
On October 30, 2020, the Company acquired 100% of the outstanding shares of common stock of a Nevada corporation, which owns 100% of the membership interest in a solar energy facility located in Vermont with a nameplate capacity of 2.4 MW (the “Charlotte Acquisition”). The total cash consideration amounted to $8.0 million, including $0.1 million of transaction related costs. This transaction was accounted for as an acquisition of assets.
The following table presents the allocation of the purchase price to the assets acquired based on their relative fair values and fair values of liabilities assumed on October 30, 2020 (in thousands):

Accounts receivable	$50
Property, plant and equipment	6,293
Intangible assets	911
Accounts payable	(12)
Deferred tax liabilities	(805)
Asset retirement obligation	(98)

Total cash and transaction costs paid net of cash acquired1	$6,339

Solar Acquisition
On December 22, 2020, APA Finance, LLC, a wholly-owned subsidiary of the Company, acquired a portfolio of sixteen solar energy facilities with a combined nameplate capacity of 61.5 MW located in various states of the U.S. (“Solar Acquisition”) from a third party seller. The Solar Acquisition was made pursuant to a membership interest purchase agreement (the “Purchase Agreement”) dated December 22, 2020, entered into by the Company to grow its portfolio of solar energy facilities. Pursuant to the Purchase Agreement, the Company acquired 100% ownership interest in seven managing members of partnerships that own solar energy facilities. The Company accounted for the Solar Acquisition under the acquisition method of accounting for business combinations. Under the acquisition method, the purchase price was allocated to the assets acquired and liabilities assumed on December 22, 2020 based on their estimated fair value. All fair value measurements of assets acquired and liabilities assumed, including the noncontrolling interests, were based on significant estimates and assumptions, including Level 3 (unobservable) inputs, which require judgment. Estimates and assumptions include the estimates of future power generation, commodity prices, operating costs, and appropriate discount rates.
The assets acquired and liabilities assumed are recognized provisionally on the consolidated balance sheets at their estimated fair values as of the acquisition date. The initial accounting for the business combination is not complete pending the final reconciliation of working capital adjustments with the seller. The provisional amounts are subject to revision until the reconciliation is completed to the extent that additional information is obtained about the facts and circumstances that existed as of the acquisition date. Under U.S. GAAP, the measurement period shall not exceed one year from the acquisition date and the Company will finalize these amounts no later than December 22, 2021.
The following table presents the allocation of the purchase price to the assets acquired and liabilities assumed, based on their estimated fair values on December 22, 2020 (in thousands):

Assets
Accounts receivable	$2,000
Other assets	672
Property, plant and equipment	128,050
Intangible assets	960

Total assets acquired	131,682
Liabilities
Accounts payable	747
Intangible liabilities	1,020
Asset retirement obligation	2,571
Other liabilities	441

Total liabilities assumed	4,779
Noncontrolling interests1	8,475

Total fair value of consideration transferred, net of cash acquired	$118,428

The fair value of consideration transferred, net of cash acquired, as of December 22, 2020 is determined as follows:

Cash consideration paid to the seller	$29,849
Cash consideration paid to settle debt	84,883
Cash consideration payable to the seller2	7,176
Contingent consideration	5,100

Total fair value of consideration transferred	127,008
Cash acquired	4,868
Restricted cash acquired	3,712

Total fair value of consideration transferred, net of cash acquired	$118,428

(1)	The fair value of the non-controlling interests was determined using an income approach representing the best indicator of fair value and was supported by a discounted cash flow technique.

(2)	The Company paid $4.5 million of the purchase price payable after the acquisition date but prior to December 31, 2020. The remaining purchase price payable of $2.6 million was recorded as of December 31, 2020 on the consolidated balance sheets.
The contingent consideration is related to the estimated earnout cash payments of a maximum of $10.5 million dependent on actual market power rates during the 36-month period since the acquisition date and actual power generation of acquired solar generating facilities during the 18–36-month period since the acquisition date. The Company determined the estimated fair value of the contingent consideration at the acquisition date using a Monte-Carlo simulation model. The inputs include the estimated power generation volumes and power rates, and a risk-adjusted discount rate. The inputs are significant inputs not observable in the market, which are referred to as Level 3 inputs, refer to Note 2. The estimated fair value of contingent consideration of $5.1 million was recorded as of December 31, 2020 within other long-term liabilities on the consolidated balance sheets.
Additionally, the Company incurred approximately $0.5 million in acquisition-related costs related to the Solar Acquisition, which are recorded as part of Acquisition and entity formation costs in the consolidated statements of operations for the year ended December 31, 2020.
The amounts of the acquired projects’ revenues, operating income, net income (loss) and net income (loss) attributable to the Common equity stockholder included in the consolidated statements of operations for the period from December 23, 2020 through December 31, 2020 were not material.
Intangibles at Acquisition Date
The Company attributed the intangible asset and liability values to favorable and unfavorable rate revenue contracts to sell power and SRECs generated by acquired solar generating facilities. The following table summarizes the estimated fair values and the weighted average amortization periods of the acquired intangible assets and assumed intangible liabilities as of the acquisition date:

	Fair Value (thousands)	Weighted Average Amortization Period
Favorable rate revenue contracts —NMC	$960	5 years
Unfavorable rate revenue contracts—NMC	(270)	23 years
Unfavorable rate revenue contracts—SREC	(750)	3 years
Unaudited Pro Forma Combined Results of Operations
The following unaudited pro forma combined results of operations give effect to the acquisition of the Solar Acquisition as if it had occurred on January 1, 2019. The unaudited pro forma combined results of operations are provided for informational purposes only and do not purport to represent the Company’s actual consolidated results of operations had the Solar Acquisition occurred on the date assumed, nor are these financial statements necessarily indicative of the Company’s future consolidated results of operations. The unaudited pro forma combined results of operations do not reflect the costs of any integration activities or any benefits that may result from operating efficiencies or revenue synergies.

(In thousands)	For the Year Ended December 31,
	2020	2019
Operating revenues	$55,528	$43,269
Net loss	(2,840)	(8,713)
2019 Acquisitions
Acquisition of GSE
On April 5, 2019, the Company acquired a portfolio of five solar energy facilities located in Massachusetts, New Mexico and North Carolina (the “GSE Acquisition”) with a combined nameplate capacity of 18.6 MW from a third party for a total purchase price of $30.3 million, including $0.2 million of transaction related costs. This transaction was accounted for as an acquisition of assets.

The following table presents the allocation of the purchase price to the assets acquired and liabilities assumed, based on their relative fair values, on April 5, 2019 (in thousands):

Accounts receivable	$244
Property, plant and equipment	33,210
Intangible assets	1,851
Intangible liabilities	(5,163)
Asset retirement obligation	(178)

Total cash and transaction costs paid net of cash acquired1	$29,964

(1)	The Company acquired restricted cash of $0.3 million as of the acquisition date.
Acquisition of Gainesville
On December 20, 2019, the Company purchased a solar energy facility located in Florida (the “Gainesville Acquisition”) with a nameplate capacity of 2.0 MW from a third party for a total purchase price of $4.1 million. The property, plant and equipment include land and a solar energy facility. This transaction was accounted for as an acquisition of assets, whereby the Company acquired approximately $1.8 million of property, plant and equipment, including $0.5 million of land, and $1.8 million of intangible assets attributable to a favorable rate PPA in place.
Acquisition of Series II
On April 1, 2019, the Company purchased a portfolio of eight solar energy facilities located in Connecticut, Maryland, New Jersey and Rhode Island with a combined nameplate capacity of 1.3 MW from a third party for a total purchase price of $2.8 million. This transaction was accounted for as an acquisition of assets, whereby the Company acquired approximately $3.4 million of property, plant and equipment. One of the acquired Solar Facility Subsidiaries, Altus Power Funds RI I, LLC (“RI I”) is a 50/50 joint venture with the site host who receives 50% of all distributable cash from the assets. On the date of acquisition, the Company recorded assets related to RI I of $1.2 million and non-controlling interest of $0.6 million (see Note 7 for further information).
7. Variable Interest Entity
The Company consolidates all variable interest entities (“VIEs”) in which it holds a variable interest and is deemed to be the primary beneficiary of the variable interest entity. Generally, a VIE is an entity with at least one of the following conditions: (a) the total equity investment at risk is insufficient to allow the entity to finance its activities without additional subordinated financial support, or (b) the holders of the equity investment at risk, as a group, lack the characteristics of having a controlling financial interest. The primary beneficiary of a VIE is required to consolidate the VIE and to disclose certain information about its significant variable interests in the VIE. The primary beneficiary of a VIE is the entity that has both 1) the power to direct the activities that most significantly impact the entity’s economic performance and 2) the obligations to absorb losses or receive benefits that could potentially be significant to the VIE.
The Company participates in certain partnership arrangements that qualify as VIEs. Consolidated VIEs consist of tax equity financing arrangements and partnerships in which an investor holds a noncontrolling interest and does not have substantive kick-out or participating rights. The Company, through its subsidiaries, is the primary beneficiary of such VIEs because as the manager, it has the power to direct the day-to-day operating activities of the entity. In addition, the Company is exposed to economics that could potentially be significant to the entity given its ownership interest and, therefore, has consolidated the VIEs as of December 31, 2020 and 2019. No VIEs were deconsolidated during the years ended December 31, 2020 and 2019.
The obligations of the consolidated VIEs discussed in the following paragraphs are nonrecourse to the Company. In certain instances where the Company establishes a new tax equity structure, the Company is required to provide liquidity in accordance with the contractual agreements. The Company has no requirement to provide liquidity to purchase assets or guarantee performance of the VIEs unless further noted in the following paragraphs. The Company made certain contributions during the years ended December 31, 2020 and 2019 as determined in the respective operating agreement.
The carrying amounts and classification of the consolidated VIE assets and liabilities included in consolidated balance sheets are as follows:

	As of December 31,
	2020	2019
Current assets	$14,082	$11,249
Non-current assets	351,327	228,486

Total assets	$365,409	$239,735

Current liabilities	$1,994	$19,931
Non-current liabilities	4,761	437

Total liabilities	$6,755	$20,368

The amounts shown in the table above exclude intercompany balances which are eliminated upon consolidation. All of the assets in the table above are restricted for settlement of the VIE obligations, and all of the liabilities in the table above can only be settled using VIE resources.
The Company has not identified any VIEs during the years ended December 31, 2020 and 2019 for which the Company determined that it is not the primary beneficiary and thus did not consolidate.
The Company considered qualitative and quantitative factors in determining which VIEs are deemed significant. During the years ended December 31, 2020 and December 31, 2019, the Company consolidated sixteen and ten VIEs, respectively of which one entity, Zildjian Solar V, LLC is deemed to be significant. Zildjian Solar V, LLC represents 12.9% and 20.6% of the total assets as of December 31, 2020 and December 31, 2019, respectively.
Zildjian Solar V, LLC is a tax equity partnership whose purpose is to own and operate fifteen solar energy facilities in Hawaii, New Jersey, Massachusetts and Vermont. The Company was determined to be the primary beneficiary of Zildjian Solar V, LLC because, as the manager, it has the power to direct the day-to-day operating activities of this entity. In addition, as holder of 100% of the management membership interests, the Company is exposed to economics that could potentially be significant to the entity. As such, the Company consolidated Zildjian Solar V, LLC under the VIE model as of December 31, 2020.
The below transactions affected the scope of VIEs consolidated by the Company during the years ended December 31, 2020 and 2019, but the Company did not deem them significant.

Park Avenue Solar Solutions, LLC
Park Avenue Solar Solutions, LLC (“PASS”) acts as construction arm of the Company. PASS’ purpose is to procure equipment, engineer and construct solar facilities on behalf of the Company and its subsidiaries.
On December 31, 2020, the Common equity stockholder contributed 100% of the issued and outstanding capital stock of Rathman, Inc. to the Company for no consideration paid or additional stock issued. Assets and liabilities of Rathman, Inc. consist of 10% interest in Park Avenue Solar Solutions, LLC (“PASS”), consolidated VIE of the Company, and an immaterial balance of income tax payable. The Company is the primary beneficiary because it has the power to direct the activities that most significantly impact the economic performance of the VIE and is exposed to economics that could be potentially significant to the VIE. Upon the contribution, interest in PASS was transferred directly to the Company and Rathman, Inc. was dissolved. As of December 31, 2020, the noncontrolling interest of $1.4 million related to PASS was reduced to zero and contributed net assets were recorded as additional paid-in capital.
Solar acquisition
As disclosed in Note 6, on December 22, 2020, the Company completed the Solar Acquisition through which it acquired 100% of managing member interests in seven partnerships. The Company was determined to be the primary beneficiary of the acquired entities because, as the manager, it has the power to direct the day-to-day operating activities of these entities. In addition, as holder of 100% of the management membership interests, the Company is exposed to economics that could potentially be significant to the entities. As such, the Company consolidated these seven entities under the VIE model.
Zildjian Solar II, LLC
Zildjian Solar II, LLC is a tax equity partnership whose purpose is to own and operate two solar energy facilities with combined capacity of 5.6MW in Massachusetts. The Company was determined to be the primary beneficiary of Zildjian Solar II, LLC because, as the manager, it has the power to direct the day-to-day operating activities of this entity. In addition, as holder of 100% of the management membership interests, the Company is exposed to economics that could potentially be significant to the entity. As such, the Company consolidated Zildjian Solar II, LLC under the VIE model. On August 28, 2020, the Company, through its wholly-owned subsidiary, completed the buyout of the noncontrolling interest in Zildjian Solar II, LLC. The buyout amount of $0.6 million paid by the Company was estimated to be the fair value of the noncontrolling interest as of the buyout date. On the buyout date the noncontrolling interest of $0.5 million related to Zildjian Solar II, LLC was reduced to zero and the difference between the buyout amount paid and released noncontrolling interest net of income tax of $0.2 million was recorded as additional paid-in capital.
SunPeak acquisition
As disclosed in Note 6, on August 12, 2020, the Company completed the SunPeak Acquisition through which it acquired 100% of managing member interests in three partnerships. Greenleaf-TNX Clear Skies I, LLC, Greenleaf-TNX Clear Skies II, LLC, and Greenleaf-TNX Clear Skies IV, LLC, through the Company’s 100% membership interests in Lumens Holdings I, LLC. The purpose of these three partnerships is to acquire, own, hold, dispose of and otherwise deal with solar photovoltaic renewable energy projects. The Company was determined to be the primary beneficiary of these three acquired entities because, as the managing member, it has the power to direct the day-to-day operating activities of these entities. In addition, as holder of 100% of the managing member interests, the Company is exposed to economics that could potentially be significant to the entities. As such, the Company consolidated these three entities under the VIE model. From the acquisition date and until year-end the Company, through its wholly-owned subsidiaries, completed the buy-out of the noncontrolling interests in the acquired VIEs. The buyout amount of $0.9 million paid by the Company was estimated to be the fair value of the noncontrolling interests as of the buyout dates. On the various buyout dates during 2020, the total noncontrolling interest of $0.9 million related to the acquired VIEs was reduced to zero and the difference between the buyout amounts and released noncontrolling interest net of income tax of $0.2 million was recorded as additional paid-in capital.
Zildjian Solar IX, LLC
Zildjian Solar IX, LLC was formed on April 9, 2020 by the Company as the sole owner. Zildjian Solar IX, LLC is a tax equity partnership whose purpose is to own and operate two solar energy facilities with combined capacity of 2.8MW in Minnesota. Pursuant to the Amended and Restated Limited Liability Company Agreement dated May 8, 2020 (the “ZIX LLCA”), a third-party investor (“ZIX Class A Member”) was admitted to the Company. On December 22, 2020, the Company transferred its ownership in Zildjian Solar IX, LLC to its wholly-owned subsidiary.
Pursuant to the ZIX LLCA, profits and losses are allocated 99% to the ZIX Class A Member and 1% to the Company, through its wholly-owned subsidiaries, until the flip date which is the first day of the calendar year that follows the fifth anniversary of the completion date of the last solar energy facility to achieve placed in service. After the flip date, profits and losses will be allocated 5.10% to the ZIX Class A Member and 94.90% to the Company.
The Company was determined to be the primary beneficiary of Zildjian Solar IX, LLC because, as the manager, it has the power to direct the day-to-day operating activities of this entity. In addition, as holder of 100% of the management membership interests, the Company is exposed to economics that could potentially be significant to the entity. As such, the Company consolidated Zildjian Solar IX, LLC under the VIE model as of December 31, 2020. The interest of the ZIX Class A Member is reported as a noncontrolling interest on the accompanying consolidated balance sheets.
Zildjian Solar VIII

Zildjian Solar VIII Lessor, LLC (“ZVIII Lessor”) and Zildjian Solar VIII Lessee, LLC (“ZVIII Lessee”) were formed on November 1, 2019 by the Company (“ZVIII Managing Member”) for the purposes of entering into an “inverted lease” structure to facilitate investment in one solar facility located in Hawaii known as “Zafra”.
Pursuant to the ZVIII Lessee Operating Agreement dated December 27, 2019, a third-party investor (the “ZVIII Class A Member”) was admitted to Zildjian Solar VIII Lessee, LLC. The ZVIII Managing Member is the Class B member. During the compliance period, which ends the fifth anniversary the Zafra facility achieves placement in service, the profit and loss interests of the ZVIII Lessee are allocated 1% to the ZVIII Managing Member and 99% to the ZVIII Class A Member. After the compliance period, profits and losses are allocated 6% to the Class A Member and 94% to the ZVIII Managing Member for each period thereafter.
Pursuant to the ZVIII Lessor Operating Agreement dated December 27, 2019, ZVIII Lessee as the Class A member and ZVIII Managing Member as the Class B member were admitted to ZVIII Lessor with profit and loss interests of ZVIII Lessor allocated 51% to the ZVIII Managing Member and 49% to the ZVIII Lessee.
ZVIII Lessor is the sole owner of the project company, Aloha Solar Energy Fund II, LLC (“ASEF II”) which is the sole owner of the Zafra solar energy facility. On December 27, 2019, ASEF II and ZVIII Lessee entered into a master lease agreement (“Zafra Lease”) in which ZVIII Lessor leases the Zafra facility from ASEF II for a term of 25 years. Under the Zafra Lease, in exchange for rent payments to ASEF II, ZVIII Lessee receives the right to operate the facility and sell power under its project documents.
The Company, through its subsidiaries, is the primary beneficiary of ZVIII Lessor, ZVIII Lessee, and ASEF II because, as the ZVIII Managing Member, it has the power to direct the day-to-day operating activities of these entities. In addition, as holder of 100% of the ZVIII Managing Member interests, the Company is exposed to a portion of profits and losses that could potentially be significant to the entities. As such, ZVIII Lessor, ZVIII Lessee, and ASEF II are classified as VIEs and consolidated onto the Company’s consolidated balance sheets as of December 31, 2020 and December 31, 2019. The interest of the ZVIII Class A member is reported as a non-controlling interest on the accompanying consolidated balance sheets.
Zildjian Solar I, LLC
Zildjian Solar I, LLC is a tax equity partnership whose purpose is to own and operate four solar energy facilities with combined installed capacity of 4.8MW located in Rhode Island and Maryland. The Company was determined to be the primary beneficiary of Zildjian Solar I, LLC because, as the manager, it has the power to direct the day-to-day operating activities of this entity. In addition, as holder of 100% of the management membership interests, the Company is exposed to economics that could potentially be significant to the entity. As such, the Company consolidated Zildjian Solar I, LLC under the VIE model as of December 31, 2020. On December 31, 2019, the Company, through its wholly-owned subsidiary, completed the buyout of the noncontrolling interest in Zildjian Solar I, LLC. The buyout amount of $0.3 million paid by the Company was estimated to be the fair value of the noncontrolling interest as of the buyout date. As of December 31, 2019, the noncontrolling interest of $0.5 million related to Zildjian Solar I, LLC was reduced to zero and the difference between the buyout amount paid and released noncontrolling interest was recorded as additional paid-in capital. Income tax effect from the buy-out of noncontrolling interest related to Zildjian Solar I, LLC was not material.
Zildjian Solar VII, LLC
Zildjian Solar VII, LLC was formed on July 29, 2019 by the Company as the sole owner. Pursuant to the Amended and Restated Operating Agreement (“ZVII Operating Agreement”) dated October 22, 2019, a third-party investor (“ZVII Class A Member”) was admitted to Zildjian Solar VII, LLC and the Company contributed its membership interest to its wholly-owned subsidiary. Zildjian Solar VII, LLC is a tax equity partnership whose purpose is to own and operate nine solar energy facilities with combined installed capacity of 16.5MW located in Minnesota and Massachusetts.
Pursuant to the ZVII Operating Agreement, profits and losses are allocated, first, 99% to the ZVII Class A Member and 1% to the Company, through its wholly-owned subsidiary, for the period from October 22, 2019 to the flip date of December 31, 2024. After the flip date, profits and losses are allocated 5% to the ZVII Class A Member and 95% to the Company for each period thereafter.
The Company is the primary beneficiary of Zildjian Solar VII, LLC because, as the manager, it has the power to direct the day-to-day operating activities of this entity. In addition, the Company is exposed to economics that could potentially be significant to the entity given its Class B ownership interest. As such, Zildjian Solar VII, LLC is classified as a VIE and is consolidated onto the Company’s consolidated balance sheets as of December 31, 2020 and December 31, 2019. The ZVII Class A Member is reported as a noncontrolling interest on the accompanying consolidated balance sheets.

Series II
On April 1, 2019 the Company purchased a portfolio of eight operational solar facilities known as Altus Power Funds, LLC Series II for a total cost of $2.8 million. The facilities are all located in Connecticut, Maryland, New Jersey and Rhode Island and have existing site lease agreements, REC Agreements and PPAs with credit worthy offtakers to purchase 100% of the power generated by systems. One of the acquired Solar Facility Subsidiaries, Altus Power Funds RI I, LLC (“RI I”) is a 50/50

joint venture with the site host who receives 50% of all distributable cash from the assets. On the date of acquisition, the Company recorded assets related to RI I of $1.2 million and noncontrolling interest of $0.6 million. Note 11—Redeemable Noncontrolling Interests.
The Company, through its subsidiaries is the primary beneficiary of RI I because, as the manager, it has the power to direct the day-to-day operating activities of this entity. In addition, the Company is exposed to economics that could potentially be significant to the entity through its membership interests. As such, RI I is classified as a VIE and is consolidated onto the Company’s consolidated balance sheets as of December 31, 2020 and December 31, 2019. Site host’s interest is reported on the accompanying consolidated balance sheets as a noncontrolling interest.
8. Debt and Derivatives

	As of December 31,		Interest Type	Weighted average interest rate
	2020	2019
Long-term debt
Rated term loan	$362,685	$187,000	Blended	3.70%
GSO promissory note	—	4,000	Fixed	4.25%
Construction loans	25,484	31,123	Fixed	4.20%
Term loans	7,218	—	Floating	2.40%

Total principal due for long-term debt	395,387	222,123
Unamortized discounts and premiums	(292)	—
Unamortized deferred financing costs	(5,952)	(4,049)
Less: Current portion of long-term debt	35,209	39,833

Long-term debt, less current portion	$353,934	$178,241

Prior Term Loan
As part of the Prior Capital Facility, the Company had a term loan originally issued on October 10, 2014 and amended and restated on October 3, 2016 (“Prior Term Loan”). The note was non-amortizing; it accrued interest at an annual rate of approximately 9.8% as calculated by the sum of the greater of (i) LIBOR and (ii) 1.50%, plus an applicable margin of 7.50%. Loan principal was due on September 30, 2021. The unamortized debt discount and loan issuance costs on the Prior Term Loan was being amortized to interest expense over the life of the Prior Term Loan. During the year ended December 31, 2019, a total of $69.8 million of principal was drawn from the Prior Term Loan. On the Closing Date, the Company repaid the entire principal balance totaling $249.7 million without penalty, remaining unamortized debt discount and loan issuance costs of $1.4 million were recorded as interest expense, and the Prior Term Loan was cancelled.

Rated Term Loan
As part of the Blackstone Credit Facility, APA Finance, LLC (“APAF”), a wholly owned subsidiary of the Company, entered into a $251.0 million term loan facility with BIS through a consortium of lenders. The Rated Term Loan consists of investment grade-rated Class A and Class B notes that mature on June 30, 2045 (“Final Maturity Date”). The Rated Term Loan amortizes at an initial rate of 2.5% of outstanding principal per annum for a period of 5 years at which point the amortization steps up to 5% per annum until November 22, 2026 (“Anticipated Repayment Date”). After the Anticipated Repayment Date, the loan becomes fully-amortizing, and all available cash is used to pay down principal until the Final Maturity Date. Interest on the Rated Term Loan accrues quarterly at a blended fixed rate of 3.70%.
The Company incurred $8.5 million of issuance costs related to the Blackstone Credit Facility and allocated these issuance costs to both the Series A preferred stock and Rated Term Loan using a relative fair value method. Issuance costs attributable to the Rated Term Loan of $4.2 million have been recorded as a reduction to the Rated Term Loan balance and are amortized as interest expense on seven-year schedule until the Rated Term Loan’s Anticipated Repayment Date. The Company also incurred debt issuance costs of $2.6 million for additional draws made from the Rated Term Loan during the year ended

December 31, 2020. During the years ended December 31, 2020 and 2019, the Company recorded interest expense of $0.7 million and $0.2 million, respectively, related to the amortization of the Rated Term Loan issuance costs.
On December 22, 2020, APA Finance, LLC, upsized the borrowing capacity of the Rated Term Loan to $367.4 million through a tertiary draw commitment agreement. Proceeds under the agreement were used to fund the acquisition of new solar energy facilities.
As of December 31, 2020, the outstanding principal balance of the Rated Term Loan was $362.7 million, consisting of Class A and Class B notes totaling $213.4 million and $149.3 million, respectively, less unamortized debt discount and loan issuance costs totaling $5.9 million. As of December 31, 2019, the outstanding principal balance of the Rated Term Loan was $187.0 million, from the issuance of Class A and Class B notes totaling $110.0 million and $77.0 million, respectively, less unamortized debt discount and loan issuance costs totaling $4.0 million.
The Rated Term Loan includes various financial and other covenants. The Company was in compliance with all such covenants as of December 31, 2019. As of December 31, 2020, the Company was in compliance with all covenants, except the delivery of the APAF audited financial statements, for which the Company obtained a waiver to extend the financial statement reporting deliverable due dates. The Company expects to deliver the audited financial statements before the extended reporting deliverable due dates.
GSO Promissory Note
On the Closing Date the Company issued a promissory note to GSO in exchange for a loan totaling $4.0 million, the proceeds of which were primarily used to fund reserve requirements under the Rated Term Loan. As of December 31, 2019, the note accrued interest at a rate of 4.25%. The full promissory note plus accrued interest was repaid in full by the Company on March 3, 2020.
Construction Facilities
Seminole Funding Resources, LLC
During the years ended December 31, 2020 and 2019, various Company’s subsidiaries entered into loan agreements with Seminole Funding Resources, LLC to fund construction of certain solar energy facilities in Minnesota (“FastSun Loans”). The FastSun Loans have a 6-month term, are non-amortizing and accrue interest at a rate of 6.50%. As of December 31, 2020 and December 31, 2019, the principal balances of the loan were $4.9 million and $31.1 million, respectively, and are recorded within the current portion of long-term debt on the accompanying consolidated balance sheets. The FastSun Loans include various financial and other covenants, and the Company was in compliance with all such covenants as of December 31, 2020.
Interest accrued for under the FastSun loans prior to placed-in-service is capitalized as part of the cost of solar energy facilities and depreciated over the useful life thereafter. For the years ended December 31, 2020 and December 31, 2019 the Company incurred interest costs under the agreements totaling $0.7 million and $0.4 million, respectively. The capitalized portion of $0.3 million and $0.3 million is shown as property, plant and equipment. For the year ended December 31, 2020 and 2019, the Company expensed FastSun Loan interest costs of $0.3 million and $0.1 million, respectively, which are recorded in interest expense in the accompanying consolidated statements of operations.
Construction Loan to Term Loan Facility and Letters of Credit facilities
On January 10, 2020, APA Construction Finance, LLC (“APACF”) a wholly-owned subsidiary of the Company, entered into a credit agreement with Fifth Third Bank, National Association and Deutsche Bank AG New York Branch to fund the development and construction of future solar facilities (“Construction Loan to Term Loan Facility”). The Construction Loan to Term Loan Facility includes a construction loan commitment of $187.5 million and a letter of credit commitment of $12.5 million, which can be drawn until January 10, 2023.
The construction loan commitment can convert to a term loan upon commercial operation of a particular solar energy facility. In addition, the Construction Loan to Term Loan Facility accrued a commitment fee at a rate equal to .50% per year of the daily unused amount of the commitment. As of December 31, 2020, the outstanding principal balances of the construction loan and term loan were $20.6 million and $6.2 million, respectively. As of December 31, 2020, the Company had an unused borrowing capacity of $160.7 million. Also, on October 23, 2020, the Company entered into an additional letters of credit facility with Fifth Third Bank for the total capacity of $10.0 million. The Construction Loan to Term Loan includes various financial and other covenants for APACF and the Company, as guarantor. As of December 31, 2020, the Company was in compliance with all covenants, except the delivery of the audited financial statements of the Company, for which the Company obtained a waiver to extend the financial statement reporting deliverable due dates. The Company expects to deliver the audited financial statements before the extended reporting deliverable due dates.
As of December 31, 2020, the total letters of credit outstanding with Fifth Third Bank and Deutsche Bank were $7.2 million and $0.3 million, respectively, with an unused capacity of $2.8 million and $12.2 million, respectively. To the extent liabilities are incurred as a result of the activities covered by the letters of credit, such liabilities are included on the accompanying consolidated balance sheets. From time to time, the Company is required to post financial assurances to satisfy contractual and other requirements generated in the normal course of business. Some of these assurances are posted to comply with federal, state or other government agencies’ statutes and regulations. The Company sometimes uses letters of credit to satisfy these requirements and these letters of credit reduce the Company’s borrowing facility capacity.
PSE&G Loans
As part of the FUSE Acquisition, the Company acquired the Solar Loan Agreements with Public Service Electric and Gas Company (“PSE&G”). Each loan has a term of 15 years and accrues interest at a rate of 11.39%, compounded monthly. As of December 31, 2020, the principal balance of the PSE&G Loans was $0.7 million, including fair value debt discount of $0.3 million determined by the Company as part of the acquisition accounting.
Loans from Acquisition of SunPeak
As discussed in Note 6, as a part of the SunPeak acquisition, the Company assumed $15.1 million of outstanding debt and $0.9 million of liability under the related interest rate swaps. Outstanding loan balances, including accrued interest and interest rate swap liabilities, were repaid in full by the Company on December 22, 2020.
Principal Maturities of Long-Term Debt
As of December 31, 2020, the principal maturities of the Company’s long-term debt were as follows:

2021	$35,209
2022	9,702
2023	9,600
2024	9,395
2025	9,408
Thereafter	322,073

Total principal payments	$395,387

Derivatives
The Company’s derivative instrument consists of an interest rate swap that is not designated as a cash flow hedge or a fair value hedge under accounting guidance. The Company uses the interest rate swap to manage its net exposure to interest rate changes. Changes in fair value are recorded in interest expense, net in the consolidated statements of operations.
For the years ended December 31, 2020 and 2019, the Company notes the derivative instrument was not significant.
9. Equity
Common Stock
Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the Company’s stockholders. Common stockholders are entitled to receive dividends, as may be declared by the Company’s board of directors. As of December 31, 2020 and 2019, no common stock dividends have been declared. As of December 31, 2020 and 2019, there were 10,000 shares of common stock authorized, of which 1,029 shares were outstanding. See Note 10 for the details of common stock issued on the Closing Date of the Blackstone Credit Facility.
10. Redeemable Preferred Stocks
GSO Preferred Stock
As part of the Blackstone Credit Facility and under terms of a securities purchase agreement, GSO committed to purchase up to $300.0 million of Series A preferred stock from the Company and 309 shares of common stock. On Closing Date, the Company issued 160,000 shares of Series A preferred stock in return for cash of $160.0 million and the 309 shares of common stock.

The Company allocated the total proceeds received from GSO for the issuance Series A preferred stock and common stock based on the relative fair values of each as of the Closing Date, which resulted in $153.3 million allocated to the Series A preferred stock issued by the Company and $6.7 million allocated to the issued common stock. Following the Closing Date and prior to December 31, 2019, the Company issued an additional 16,500 shares of Series A preferred stock in return for cash of $16.5 million.
The changes in the components of Series A preferred stock are presented in the table below:

	Units	Amount
As of December 31, 2018	—	$—
Issuance of Series A preferred stock	176,500	169,800
Issuance costs	—	(4,113)
Accretion of Series A preferred stock	—	231
Accrued dividends and commitment fees on Series A preferred stock	—	1,523

As of December 31, 2019	176,500	$167,441

Issuance of Series A preferred stock	31,500	31,500
Accretion of Series A preferred stock	—	2,166
Accrued dividends and commitment fees on Series A preferred stock	—	15,590
Payment of dividends and commitment fees on Series A preferred stock	—	(12,950)

As of December 31, 2020	208,000	$203,747

Redemption Rights and Dividend Provisions
Series A preferred stock carries a fixed rate dividend of 8% which is required to be paid by the Company in bi-annual installments, whether or not declared, and thus accrued in the consolidated financial statements. Series A preferred stock may be redeemed at the option of the Company at any time. GSO has an optional redemption on or after the fifth anniversary of the Closing Date or upon a change of control, event of default or an acceleration of debt under the credit agreement of the Rated Term Loan. The redemption price shall be equal to the outstanding capital balance plus any accrued dividend. Series A preferred stock is not convertible. The Company accretes the carrying value of the Series A preferred stock to the redemption value and records accretion as the increase of accumulated deficit.
During the year ended December 31, 2020 and 2019, the Company recorded total Series A preferred stock dividends of $15.0 million and $1.4 million, respectively. During the year ended December 31, 2020, $12.4 million was paid, of which $11.0 million related to the dividends accrued during the year ended December 31, 2020, and $1.4 million related to the dividends accrued as of December 31, 2019. As of December 31, 2020 and 2019, $4.0 million and $1.4 million, respectively, remained unpaid and were added to the outstanding balance of the Series A preferred stock.
As consideration for GSO’s commitment to purchase Series A preferred stock, the Company agreed to pay GSO a commitment fee of 0.50% per annum on the portion of unfunded committed Series A preferred stock. For the years ended December 31, 2020 and 2019, the Company recorded costs of $0.6 million and $0.1 million, respectively. As of December 31, 2020 and 2019, $0.1 million remained unpaid.

Balance Sheet Classification
The Company’s Series A preferred stock is classified outside of stockholder’s deficit on the consolidated balance sheets because the holders of such shares have redemption rights that, in certain situations, are not solely within the control of the Company and would permit the redemption of the then-outstanding Series A preferred stock. As of December 31, 2020 and 2019, Series A preferred stock of $203.7 million and $167.4 million, respectively, is recorded within temporary equity on the accompanying consolidated balance sheets.
11. Redeemable Noncontrolling Interests
The changes in the components of redeemable noncontrolling interests are presented in the table below:

	For the year ended December 31,
	2020	2019
Redeemable noncontrolling interest, beginning balance	$3,411	$943
Cash contributions	10,681	2,088
Cash distributions	(411)	(260)
Assumed noncontrolling interest through business combination	4,380	—
Net income (loss) attributable to noncontrolling interest	250	640

Redeemable noncontrolling interest, ending balance	$18,311	$3,411

12. Commitments and Contingencies
Legal
The Company is a party to a number of claims and governmental proceedings which are ordinary, routine matters incidental to its business. In addition, in the ordinary course of business the Company periodically has disputes with vendors and customers. The outcomes of these matters are not expected to have, either individually or in the aggregate, a material adverse effect on the Company’s financial position or results of operations.
Performance Guarantee Obligations
The Company guarantees certain specified minimum solar energy production output under the Company’s PPA agreements, generally over a term of 10, 15 or 25 years. The solar energy systems are monitored to ensure these outputs are achieved. The Company evaluates if any amounts are due to customers based upon not meeting the guaranteed solar energy production outputs at each reporting period end. As of December 31, 2020 and 2019, the guaranteed minimum solar energy production has been met and the Company has recorded no performance guarantee obligations.

(1)	The Company acquired cash of $1.5 million and restricted cash of $0.2 million as of the acquisition date.

Leases
The Company has operating leases for land and buildings. The following schedule represents the expected annual future minimum payments under site leases:

2021	$3,591
2022	3,671
2023	3,706
2024	3,745
2025	3,677
Thereafter	60,239

Total lease payments	$78,629

For the years ended December 31, 2020 and 2019, the Company recorded site lease expenses under these agreements totaling $3.1 million and $2.6 million, respectively of which are recorded in cost of operations (exclusive of total depreciation and amortization) in the consolidated statements of operations.
13. Related Party Transactions
There were no amounts due to related parties as of December 31, 2020 and 2019. As of December 31, 2019, due from related parties was $3 thousand. Additionally, in the normal course of business, the Company conducts transactions with affiliates:
Blackstone Subsidiaries as Rated Term Loan Lender and Preferred Equity Holder

The Company incurs interest expense on the Rated Term Loan. During the years ended December 31, 2020 and 2019 the total related party interest expense on the Rated Term Loan was $9.5 million and $0.8 million, respectively, and is recorded as interest expense in the accompanying consolidated statements of operations. As of December 31, 2020 and 2019, interest payable of $2.6 million and $0.8 million, respectively, was due under the Rated Term Loan was recorded as interest payable on the accompanying consolidated balance sheets.
Legacy Management Agreement
Altus Power Funds, LLC, a wholly-owned subsidiary of the Company, entered into a Management Services Agreement with Altus Power Management, LLC (APM) a related party of the Company through common ownership. Pursuant to this agreement, APM performed certain services on behalf of the Altus Power Funds, LLC for a fee. During the year ended December 31, 2019, the services amounted to $0.1 million and are recorded in cost of operations (exclusive of depreciation and amortization) in the accompanying consolidated statements of operations.
SAI CT Solar, LLC, a wholly-owned subsidiary of the Company, entered into a Management Services Agreement with APM. Pursuant to this agreement, APM performed certain services on behalf of SAI CT Solar, LLC for a fee. During the year ended December 31, 2019, the services amounted to $0.1 million and are recorded in cost of operations (exclusive of depreciation and amortization) in the accompanying consolidated statements of operations.
On November 19, 2019, both Altus Power Funds, LLC and SAI CT Solar, LLC bought out APM from their respective Management Services Agreements for a total payment of $0.2 million which are recorded in cost of operations (exclusive of depreciation and amortization) in the consolidated statements of operations.

Prior Term Loan to Prior Equity Holders
The Company incurred interest expense on the Prior Term Loan. During the year ended December 31, 2019, the total related party interest expense on the Prior Term Loan was $19.2 million and is recorded as interest expense in the accompanying consolidated statements of operations. As of the Closing Date, all outstanding principal and accrued interest under the Prior Term Loan were paid in full.
Other Related Parties
On February 21, 2020, the Company entered into a Purchase Agreement to acquire the remaining assets of Sound Solar Systems, LLC, a related party of the Company through common ownership, for $0.3 million. During the years ended December 31, 2020 and 2019 the Company incurred costs totaling $0.1 million and $0.7 million, respectively, for design, engineering and construction services provided by Sound Solar Systems, LLC. As a result of the Sound Solar Acquisition, the Company acquired tangible and intangible assets related to the design and engineering of solar photovoltaic projects for the cash consideration of $0.3 million.
14. Net Loss per Share
The calculation of basic and diluted net loss per share for the years ended December 31, 2020 and 2019 was as follows (in thousands, except share and per share amounts):

	For the year ended December 31,
	2020	2019
Net income (loss) attributable to Altus Power, Inc.	$6,793	$(4,367)
Cumulative preferred dividends and commitment fee earned on Series A redeemable preferred stock	(15,590)	(1,523)
Redeemable Series A preferred stock accretion	(2,166)	(231)

Net loss attributable to common stockholder—basic and diluted	$(10,963)	$(6,121)

Net loss per share attributable to common stockholder—basic and diluted	$(10,654)	$(8,129)
Weighted-average common shares outstanding—basic and diluted	1,029	753
15. Asset Retirement Obligations
AROs consist primarily of costs to remove solar energy system assets at the end of their useful lives and costs to restore the solar energy system sites to the original condition, which are estimated based on current market rates. The following table presents the changes in AROs as recorded in other long-term liabilities in the consolidated balance sheets:

	For the year ended December 31,
	2020	2019
Balance at beginning of period	$683	$352
Additional obligations incurred	3,689	288
Accretion expense	74	43

Balance at end of period	$4,446	$683

16. Stock-Based Compensation
Stock-Based Compensation
Share-based compensation expense is recognized in selling, general, and administrative expense on the consolidated statements of operations. The Company recognized $0.1 million and $0.1 million of stock-based compensation expense for the years ended December 31, 2020 and 2019, respectively. As of December 31, 2020, the Company had $0.1 million of unrecognized share-based compensation expense related to unvested restricted units, which the Company expects to recognize over a weighted-average period of approximately 3 years.
APAMH Restricted Unit Plan
In 2015, APAM Holdings, LLC, a holding company which sole purpose and activity is to hold management’s common unit interests in the Company (“APAMH”), established the APAM Holdings LLC Restricted Unit Plan (the “Restricted Unit Plan”) The Restricted Unit Plan provides for the grant of common units to Company’s employees, non-employee directors and consultants as share based compensation which gets expensed to the Company. The common units issued under the Restricted Unit Plan vest over four years with 25% vesting at the anniversary of each year from the date of grant. Upon the occurrence of a change of control, all units that have not yet vested shall become full vested. Upon termination of such individual, the Company may exercise its right to repurchase any unvested shares at estimated fair value. As of December 31, 2020 and 2019, 3,027,726 restricted units remained outstanding under the Restricted Unit Plan. Of the outstanding restricted units, 2,295,821 restricted units were vested and 731,905 remained unvested as of December 31, 2020, and 1,546,551 restricted units were vested and 1,481,175 remained unvested as of December 31, 2019.
The fair value of the units was estimated by management at the grant date using the Black-Scholes Option Pricing model. The Company enlisted a third-party valuation firm to perform the valuation of the units granted.
17. Income Taxes
Income tax expense is composed of the following:

	For the year ended December 31,
	2020	2019
Current:
Federal	$—	$—
State	23	23

Total current expense	23	23
Deferred:
Federal	1,851	(1,131)
State	(1,791)	2,293

Total deferred expense	$60	$1,162

Income tax expense	$83	$1,185

The following table presents a reconciliation of the income tax benefit computed at the U.S. federal statutory rate and the Company’s income tax expense / (benefit) (in thousands):

	For the year ended December 31,
	2020	2019
Income tax benefit—computed as 21% of pretax loss	$(379)	$(1,549)
Effect of noncontrolling interests and redeemable noncontrolling interests	1,823	880
State tax, net of federal benefit	(1,736)	1,830
State valuation allowance	339	—
Effect of tax credits	(153)	(131)
Other	189	155

Income tax expense	$83	$1,185

Effective income tax rate	(4.6%)	(16.1%)
Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. As of December 31, 2020 and 2019, the Company’s deferred tax assets and liabilities are comprised of the following:

	As of December 31,
	2020	2019
Deferred tax assets:
Net operating losses	$20,000	$10,842
Intangible liabilities	1,206	1,265
Deferred financing costs	277	16
Tax credits	810	656
Deferred site lease	73	18
Asset retirement obligation	1,154	197
Stock-based compensation	50	32
Sec. 163(j) interest limitation	7,947	8,465

Total deferred tax assets	$31,517	$21,491
Valuation allowance	(339)	—

Net deferred tax assets	$31,178	$21,491
Deferred tax liabilities:
Property, plant and equipment	$(18,537)	$(12,024)
Intangible assets	(1,089)	(972)
Investments in partnerships	(22,553)	(19,108)

Total deferred tax liabilities	(42,179)	(32,104)

Net deferred tax liability	$(11,001)	$(10,613)

As of December 31, 2020 and 2019, the Company had US federal net operating loss carryforwards of $80.3 million and $45.0 million, respectively, available to offset future federal taxable income which will begin to expire in 2034. The Company has federal net operating loss carryforwards of $43.3 million, which can be carried forward indefinitely. As of December 31, 2020 and 2019, the Company had state net operating loss $48.6 million and $21.7 million, respectively, which will begin to expire in 2021, if not utilized. Deferred tax assets associated with state net operating losses that are more likely than not to expire unutilized have been fully offset by a valuation allowance of $0.3 million.

As of December 31, 2020 and 2019, the Company had, under IRC Sec. 163(j), a gross interest expense limitation carryforward of $31.0 million and $29.8 million, respectively with an indefinite carryforward period.
The Company applies the applicable authoritative guidance which prescribes a comprehensive model for a manner in which a company should recognize, measure, present and disclose in its financial statements all material uncertain tax positions that the Company has taken or expects to take on a tax return. As of December 31, 2020, the Company has no uncertain tax positions. No amounts of interest and penalties were recognized in the Company’s financial statements and the Company’s policy is to present interest and penalties as a component of income tax expense.
On March 27, 2020, the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”) was enacted and signed into law in the United States. The CARES Act includes measures to assist companies, including temporary changes to income and non-income-based tax laws. The Company did not receive a stimulus payment related to the CARES Act. The Company is still evaluating the new law but does not expect there to be a significant impact on the Company’s condensed consolidated financial statements.
The Company files federal income tax returns and state income tax multiple jurisdictions. The statute of limitation remains open for 2014.
18. Subsequent Events
The Company has evaluated subsequent events from December 31, 2020 through August 11, 2021, which is the date the audited consolidated financial statements were available to be issued. There are no subsequent events requiring recording or disclosure in the consolidated financial statements except as follows:
Business Combination Agreement
On July 12, 2021, the Company entered a business combination agreement to merge with CBRE Acquisition Holdings, Inc. (“CBAH”). The merger is expected to occur by December 31, 2021 and will result in CBAH acquiring all of the outstanding equity interests of the Company.
Debt Payoff
On January 11, 2021 the Company made a loan payoff to Seminole Funding Resources, LLC to payoff the remaining FastSun Loan principal totaling $4.9 million.
******

Altus Power, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except share and per share data)

	Nine Months Ended September 30,
	2021	2020
Operating revenues, net	$50,222	$34,013
Operating expenses
Cost of operations (exclusive of depreciation and amortization shown separately below)	10,005	7,028
General and administrative	12,184	7,111
Depreciation, amortization and accretion expense	14,167	8,410
Acquisition and entity formation costs	1,186	440
Gain on fair value remeasurement of contingent consideration	(2,400)	—

Total operating expenses	$35,142	$22,989

Operating income	15,080	11,024
Other expenses
Other expenses, net	838	104
Interest expense, net	13,962	10,343
Loss on extinguishment of debt	3,245	—

Total other expense	$18,045	$10,447

(Loss) income before income tax benefit	$(2,965)	$577
Income tax benefit	1,497	881

Net (loss) income	$(1,468)	$1,458
Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	(186)	(8,346)

Net (loss) income attributable to Altus Power, Inc.	$(1,282)	$9,804

Cumulative preferred dividends and commitment fee earned on Series A redeemable preferred stock	(13,584)	(11,427)
Redeemable Series A preferred stock accretion	(1,616)	(1,622)

Net loss attributable to common stockholder—basic and diluted	$(16,482)	$(3,245)

Net loss per share attributable to common stockholder
Basic and diluted	$(16,017)	$(3,154)
Weighted average shares used to compute net loss per share attributable to common stockholder
Basic and diluted	1,029	1,029
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Altus Power, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(In thousands, except share and per share data)

	As of September 30, 2021	As of December 31, 2020
Assets
Current assets:
Cash	$34,273	$33,832
Current portion of restricted cash	3,110	3,465
Accounts receivable, net	11,556	5,752
Other current assets	9,254	1,748

Total current assets	58,193	44,797
Restricted cash, noncurrent portion	1,794	909
Property, plant and equipment, net	727,672	519,394
Intangible assets, net	16,403	11,758
Goodwill	1,965	—
Other assets	3,868	4,702

Total assets	$809,895	$581,560

Liabilities, redeemable noncontrolling interests, redeemable preferred stock and stockholder’s deficit
Current liabilities:
Accounts payable	$7,815	$1,571
Interest payable	3,149	2,665
Purchase price payable	3,162	2,638
Current portion of long-term debt, net	27,686	35,209
Other current liabilities	4,011	1,369

Total current liabilities	45,823	43,452
Long-term debt, net of current portion	503,630	353,934
Intangible liabilities, net	13,851	4,647
Asset retirement obligations	6,953	4,446
Deferred tax liability	9,268	11,001
Other long-term liabilities	5,699	6,774

Total liabilities	$585,224	$424,254
Commitments and contingent liabilities (Note 10)
Redeemable noncontrolling interests	15,167	18,311
Series A redeemable preferred stock $0.01 par value; 310,000 shares authorized; 290,000 and 208,000 shares issued and outstanding as of September 30, 2021 and December 31, 2020 (Liquidation preference $290,000 and $212,163, respectively)	283,199	203,747
Stockholder’s deficit
Common stock $1.00 par value; 10,000 shares authorized and 1,029 shares issued and outstanding as of September 30, 2021 and December 31, 2020	1	1
Additional paid-in capital	3,159	2,033
Accumulated deficit	(97,284)	(80,802)

Total stockholder’s deficit	$(94,124)	$(78,768)
Noncontrolling interests	20,429	14,016

Total deficit	$(73,695)	$(64,752)

Total liabilities, redeemable noncontrolling interests, redeemable preferred stock and deficit	$809,895	$581,560

The following table presents the assets and liabilities of the consolidated variable interest entities (Refer to Note 5).

(In thousands)	As of September 30, 2021	As of December 31, 2020
Assets of consolidated VIEs, included in total assets above:
Cash	$5,274	$7,288
Current portion of restricted cash	1,514	3,106
Accounts receivable, net	5,370	2,842
Other current assets	888	846
Restricted cash, noncurrent portion	1,122	352
Property, plant and equipment, net	387,994	344,140
Intangible assets, net	6,453	6,477
Other assets	428	358

Total assets of consolidated VIEs	$409,043	$365,409

Liabilities of consolidated VIEs, included in total liabilities above:
Accounts payable	$802	$876
Current portion of long-term debt, net	1,080	—
Other current liabilities	784	1,118
Long-term debt, net of current portion	20,633	—
Intangible liabilities, net	898	1,020
Asset retirement obligations	4,023	3,390
Other long-term liabilities	2,119	351

Total liabilities of consolidated VIEs	$30,339	$6,755

The accompanying notes are an integral part of these condensed consolidated financial statements.

Altus Power, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER’S DEFICIT
(unaudited)
(In thousands, except share data)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholder’s Deficit	Non Controlling Interests	Total Deficit
	Shares	Amount
As of December 31, 2019	1,029	$1	$163	$(47,339)	$(47,175)	$8,430	$(38,745)
Cash contributions from noncontrolling interests	—	—	—	—	—	13,246	13,246
Accretion of Series A preferred stock	—	—	—	(1,622)	(1,622)	—	(1,622)
Stock-based compensation	—	—	62	—	62	—	62
Accrued dividends and commitment fees on Series A preferred stock	—	—	—	(11,427)	(11,427)	—	(11,427)
Cash distributions to common equity stockholder	—	—	—	(22,500)	(22,500)	—	(22,500)
Redemption of redeemable non-controlling interests	—	—	195	—	195	(541)	(346)
Cash distributions to noncontrolling interests	—	—	—	—	—	(627)	(627)
Noncontrolling interests assumed through acquisitions	—	—	—	—	—	925	925
Net income (loss)	—	—	—	9,804	9,804	(8,884)	920

As of September 30, 2020	1,029	$1	$420	$(73,084)	$(72,663)	$12,549	$(60,114)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholder’s Deficit	Non Controlling Interests	Total Deficit
	Shares	Amount
As of December 31, 2020	1,029	$1	$2,033	$(80,802)	$(78,768)	$14,016	$(64,752)
Cash contributions from noncontrolling interests	—	—	—	—	—	2,708	2,708
Accretion of Series A preferred stock	—	—	—	(1,616)	(1,616)	—	(1,616)
Stock-based compensation	—	—	111	—	111	—	111
Accrued dividends and commitment fees on Series A preferred stock	—	—	—	(13,584)	(13,584)	—	(13,584)
Cash distributions to noncontrolling interests	—	—	—	—	—	(1,093)	(1,093)
Redemption of redeemable non-controlling interests	—	—	1,015	—	1,015	—	1,015
Non-controlling interests assumed through acquisitions	—	—	—	—	—	4,315	4,315
Net (loss) income	—	—	—	(1,282)	(1,282)	483	(799)

As of September 30, 2021	1,029	$1	$3,159	$(97,284)	$(94,124)	$20,429	$(73,695)

The accompanying notes are an integral part of these condensed consolidated financial statements.

Altus Power, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(In thousands)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities
Net (loss) income	$(1,468)	$1,458
Adjustments to reconcile net (loss) income to net cash from operating activities:
Depreciation, amortization and accretion	14,167	8,410
Unrealized (gain) loss on interest rate swaps	(356)	943
Deferred tax benefit	(1,517)	(881)
Amortization of debt discount and financing costs	2,165	1,891
Loss on extinguishment of debt	3,245	—
Gain on fair value remeasurement of contingent consideration	(2,400)	—
Stock-based compensation	111	62
Other	(232)	164
Changes in assets and liabilities, excluding the effect of acquisitions
Accounts receivable	(2,384)	(4,300)
Other assets	(148)	344
Accounts payable	6,221	2,643
Interest payable	566	1,731
Other liabilities	278	124

Net cash provided by operating activities	18,248	12,589

Cash flows from investing activities
Capital expenditures	(10,255)	(28,277)
Payments to acquire businesses, net of cash and restricted cash acquired	(192,565)	—
Payments to acquire renewable energy facilities from third parties, net of cash and restricted cash acquired	(10,673)	(17,894)
Payments for customer and site lease acquisitions	—	(750)

Net cash used for investing activities	(213,493)	(46,921)

Cash flows provided by financing activities
Proceeds from issuance of long-term debt	288,922	78,253
Repayments of long-term debt	(148,790)	(39,222)
Payment of debt issuance costs	(2,247)	(1,031)
Payment of debt extinguishment costs	(1,477)	—
Payment of deferred transaction costs	(4,254)	—
Distributions to common equity stockholder	—	(22,500)
Proceeds from issuance of Series A preferred stock	82,000	14,500
Payment of dividends and commitment fees on Series A preferred stock	(17,748)	(12,950)
Payment of contingent consideration	(129)	(142)
Contributions from noncontrolling interests	2,708	23,927
Redemption of noncontrolling interests	(831)	(606)
Distributions to noncontrolling interests	(1,938)	(843)

Net cash provided by financing activities	196,216	39,386

Net increase in cash and restricted cash	971	5,054
Cash and restricted cash, beginning of period	38,206	32,137

Cash and restricted cash, end of period	$39,177	$37,191

Supplemental cash flow disclosure
Cash paid for interest, net of amounts capitalized	$11,404	$5,849
Cash paid for taxes	99	37
Non-cash investing and financing activities
Asset retirement obligations	$2,391	$955
Deferred transaction costs not yet paid	2,801	—
Debt assumed through acquisitions	—	16,020
Acquisitions of property and equipment included in other current liabilities	622	1,284
Accrued dividends and commitment fees on Series A preferred stock	13,584	11,427
The accompanying notes are an integral part of these condensed consolidated financial statements.

Altus Power, Inc. and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
(Dollar amounts in thousands, except per share data, unless otherwise noted)
1. General
Company Overview
Altus Power, Inc., formerly known as Altus Power America, Inc., a Delaware corporation (the “Company”), headquartered in Stamford, Connecticut, develops, owns, constructs and operates small-scale utility, commercial, industrial, public sector and community photovoltaic solar energy generation and storage facilities for the purpose of producing and selling electricity to credit worthy counterparties under long-term offtake contracts. The solar energy facilities are owned by the Company in project specific limited liability companies (the “Solar Facility Subsidiaries”).
The Company is a subsidiary of Altus Power America Holdings, LLC (“Holdings” or the “Common equity stockholder”). Holdings and the Company were formed on October 10, 2014, upon receiving a capital commitment from GSO Capital Partners (“GSO”), a Blackstone Group company, through certain sub-advised funds. The capital was committed through preferred equity in Holdings and a loan to the Company. On October 3, 2016, Holdings and the Company upsized the GSO capital facility with an additional commitment from certain sub-advised funds and two new institutional investors (“Prior Capital Facility”).
On November 22, 2019 (“Closing Date”), Holdings and the Company completed a financing with the Blackstone Group through its subsidiaries GSO and Blackstone Insurance Solutions (“BIS”), totaling $551.0 million of funded and committed capital (“Blackstone Capital Facility”). Proceeds from the Blackstone Capital Facility were used to pay off and terminate the prior capital facility and to fund future development and acquisitions.
Business Combination Agreement
On July 12, 2021, the Company entered into a Business Combination Agreement with CBRE Acquisition Holdings, Inc. (“CBAH”). Pursuant to the Business Combination Agreement, and subject to the terms and conditions therein, a subsidiary of CBAH (the “First Merger Sub”) will be merged with and into the Company, with the Company surviving the merger, and immediately thereafter the Company will be merged with and into another subsidiary of CBAH (the “Second Merger Sub”), with the Second Merger Sub continuing as the surviving entity. In connection with the consummation of the business combination, CBAH will change its name to “Altus Power, Inc.”
COVID-19
The spike of a novel strain coronavirus (“COVID-19”) in the first quarter of 2020 has caused significant volatility in the U.S. markets. There is significant uncertainty around the breadth and duration of business disruptions related to COVID-19, as well as its impact on the U.S. economy. To date, there has not been a material impact on the Company’s business operations and financial performance. The extent of the impact of COVID-19 on the Company’s operational and financial performance will depend in part, on the length and severity of these restrictions and on the Company’s ability to conduct business in the ordinary course.
2. Significant Accounting Policies
Basis of Presentation and Principles of Consolidation
The Company prepares its unaudited condensed consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and regulations of the U.S. Securities and Exchange Commission for interim financial reporting. The Company’s condensed consolidated financial statements include the results of wholly-owned and partially-owned subsidiaries in which the Company has a controlling interest. All intercompany balances and transactions have been eliminated in consolidation.
Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. Accordingly, these unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2020, and the related notes which provide a more complete discussion of the Company’s accounting policies and certain other information. The information as of December 31, 2020, included in the condensed consolidated balance sheets was derived from the Company’s audited consolidated financial statements. The condensed consolidated financial statements were prepared on the same basis as the audited consolidated financial statements and reflect all adjustments, including normal recurring adjustments, which are, in the opinion of management, necessary for a fair statement of the Company’s financial position as of September 30, 2021, and the results of operations and cash flows for the nine months ended September 30, 2021, and 2020. The results of operations for the nine months ended September 30, 2021, are not necessarily indicative of the results that may be expected for the full year or any other future interim or annual period.

Use of Estimates
The preparation of condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the condensed consolidated financial statements and accompanying notes. Actual results could differ materially from those estimates.
In recording transactions and balances resulting from business operations, the Company uses estimates based on the best information available. Estimates are used for such items as the fair value of net assets acquired in connection with accounting for business combinations, the useful lives of the solar energy facilities, and inputs and assumptions used in the valuation of asset retirement obligations (“AROs”).
Segment Information
Operating segments are defined as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision makers are the co-chief executive officers. Based on the financial information presented to and reviewed by the chief operating decision makers in deciding how to allocate the resources and in assessing the performance of the Company, the Company has determined it operates as a single operating segment and has one reportable segment. The Company’s principal operations, revenue and decision-making functions are located in the United States.
Cash and Restricted Cash
Cash includes all cash balances on deposit with financial institutions that are denominated in U.S. dollars. Pursuant to the budgeting process, the Company maintains certain cash on hand for possible equipment replacement related costs.
The Company records cash that is restricted as to withdrawal or use under the terms of certain contractual agreements as restricted cash. Restricted cash is included in current portion of restricted cash and restricted cash, noncurrent portion on the condensed consolidated balance sheets and includes cash held with financial institutions for cash collateralized letters of credit pursuant to various financing and construction agreements.

The following table provides a reconciliation of cash and restricted cash reported within the condensed consolidated balance sheets. Cash and restricted cash consist of the following:

	As of September 30, 2021	As of December 31, 2020
Cash	$34,273	$33,832
Current portion of restricted cash	3,110	3,465
Restricted cash, noncurrent portion	1,794	909

Total	$39,177	$38,206

Accounts Receivable
Management considers receivables to be fully collectible. If amounts become uncollectible, they are charged to operations in the period in which that determination is made. U.S. GAAP requires that the allowance method be used to recognize bad debts. As of September 30, 2021, and December 31, 2020, the Company determined that the allowance for uncollectible accounts receivables is not material.
Concentration of Credit Risk
The Company maintains its cash in bank deposit accounts which, at times, may exceed Federal Deposit Insurance Corporation insurance limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash balances.
The Company had one customer that accounted for 12.1% of total accounts receivable as of September 30, 2021, and no customers with over 10.0% of total revenue for the nine months ended September 30, 2021.
The Company had one customer that individually accounted for 12.4% of total accounts receivable as of December 31, 2020, and no customers with over 10% of total revenue for the nine months ended September 30, 2020.

Deferred Transaction Costs
Deferred transaction costs, which consist of direct incremental legal, consulting, and accounting fees relating to the merger transaction, as discussed in Note 1, are capitalized and will be recorded against proceeds upon the consummation of the transaction. In the event the merger transaction is terminated, deferred transaction costs will be expensed. As of September 30, 2021, and December 31, 2020, deferred transactions costs were $7.1 million and zero, respectively, which is included in other current assets on the condensed consolidated balance sheets. During the nine months ended September 30, 2021, the Company paid $4.3 million of deferred transaction costs and the remaining balance of $2.8 million was accrued for as of September 30, 2021, in other current liabilities on the unaudited condensed consolidated balance sheet.
Economic Concentrations
The Company and its subsidiaries own and operate solar generating facilities installed on buildings and land located across the United States. Future operations could be affected by changes in the economy, other conditions in those geographic areas or by changes in the demand for renewable energy.

Fair Value Measurements
The Company measures certain assets and liabilities at fair value, which is defined as the price that would be received from the sale of an asset or paid to transfer a liability (i.e., an exit price) on the measurement date in an orderly transaction between market participants in the principal or most advantageous market for the asset or liability. Our fair value measurements use the following hierarchy, which prioritizes valuation inputs based on the extent to which the inputs are observable in the market.

•	Level 1—Valuation techniques in which all significant inputs are unadjusted quoted prices from active markets for assets or liabilities that are identical to the assets or liabilities being measured.

•	Level 2—Valuation techniques in which significant inputs include quoted prices from active markets for assets or liabilities that are similar to the assets or liabilities being measured and/or quoted prices for assets or liabilities that are identical or similar to the assets or liabilities being measured from markets that are not active. Also, model-derived valuations in which all significant inputs are observable in active markets are Level 2 valuation techniques.

•	Level 3—Valuation techniques in which one or more significant inputs are unobservable. Such inputs reflect our estimate of assumptions that market participants would use to price an asset or liability.
The Company holds various financial instruments that are not required to be recorded at fair value. For cash, restricted cash, accounts receivable, accounts payable, and short-term debt the carrying amounts approximate fair value due to the short maturity of these instruments.
In connection with the acquisition, discussed in Note 4 below, on December 22, 2020, contingent consideration of up to an aggregate of $10.5 million may be payable upon achieving certain market power rates and actual power volumes generated by the acquired solar energy facilities. The Company estimated the fair value of the contingent consideration for future earnout payments using a Monte-Carlo simulation model. Significant assumptions used in the measurement include the estimated volumes of power generation of acquired solar energy facilities during the 18-36-month period since the acquisition date, market power rates during the 36-month period, and the risk-adjusted discount rate associated with the business. As the inputs are not observable, the overall fair value measurement of the contingent consideration is classified as Level 3. Liability for the contingent consideration is included in other long-term liabilities in the condensed consolidated balance sheets at the estimated fair value of $2.7 million and $5.1 million as of September 30, 2021 and December 31, 2020, respectively. Gain on fair value remeasurement of contingent consideration of $2.4 million was recorded within operating income in the unaudited condensed consolidated statements of operations for the nine months ended September 30, 2021. The gain was recorded due to changes in significant assumptions used in the measurement, including the actual versus estimated volumes of power generation of acquired solar energy facilities and market power rates.
Financing Lease Obligations
Certain of the Company’s assets were financed with sale-leaseback arrangements. Proceeds received from a sale-leaseback are treated using the financing method when the sale of the solar energy facility is not recognizable. A sale is not recognized when the leaseback arrangements include a prohibited form of continuing involvement, such as an option or obligation to repurchase the assets under the Company’s master lease agreements. Under these arrangements, the Company does not recognize any profit until the sale is recognizable, which the Company expects to recognize at the end of the arrangement when the contract is canceled and the initial deposits received are forfeited by the financing party.

The Company is required to make rental payments throughout the leaseback arrangements. These payments shall be allocated between principal and interest payments using the Company’s incremental borrowing rate.

Site Lease Agreements
Certain Solar Facility Subsidiaries have entered into site lease agreements with third parties. Pursuant to the terms of certain of these lease agreements, the subsidiaries agreed to pay the third parties a fee escalating annually per the terms of the agreements.
U.S. GAAP requires that lease expense be recorded on a straight-line basis over the term of the lease. As of September 30, 2021, and December 31, 2020, $1.8 million and $1.2 million, respectively, have been recorded as other long-term liabilities on the condensed consolidated balance sheets relating to the difference between actual lease payments and straight-line lease expense.
Revenue Recognition
The Company derives its operating revenues principally from power purchase agreements, net metering credit agreements, solar renewable energy credits (“SRECs”), and performance based incentives.
Power Purchase Agreements
A portion of the Company’s power sales revenues is earned through the sale of energy (based on kilowatt hours) pursuant to terms of power purchase agreements (“PPAs”). PPAs that qualify as leases under ASC 840, Leases, or derivatives under ASC 815, Derivatives and Hedging, are not material and the majority of the Company’s PPAs are accounted for under ASC 606, Revenue from Contracts with Customers. The Company’s PPAs typically have fixed or floating rates and are generally invoiced on a monthly basis and as of September 30, 2021, have a weighted-average remaining life of 15 years. The Company typically sells energy and related environmental attributes (e.g., renewable energy credits (“RECs”)) separately to different customers and considers the delivery of power energy under PPAs to represent a series of distinct goods that is substantially the same and has the same pattern of transfer measured by the output method. The Company applied the practical expedient allowing the Company to recognize revenue in the amount that the Company has a right to invoice which is equal to the volume of energy delivered multiplied by the applicable contract rate. For certain of the Company’s rooftop solar energy facilities revenue is recognized net of immaterial pass-through lease charges collected on behalf of building owners.
Net Metering Credit Agreements
A portion of the Company’s power sales revenues are obtained through the sale of net metering credits under NMCAs which have a weighted-average remaining life of 19 years as of September 30, 2021. Net metering credits are awarded to the Company by the local utility based on kilowatt hour generation by solar energy facilities, and the amount of each credit is determined by the utility’s applicable tariff. The Company currently receives net metering credits from various utilities including Eversource Energy, National Grid Plc, and Xcel Energy. There are no direct costs associated with net metering credits, and therefore they do not receive an allocation of costs upon generation. Once awarded, these credits are then sold to third party offtakers pursuant to the terms of the offtaker agreements. The Company views each net metering credit in these arrangements as a distinct performance obligation satisfied at a point in time. Generally, the customer obtains control of net metering credits at the point in time when the utility assigns the generated credits to the Company account, who directs the utility to allocate to the customer based upon a schedule. The transfer of credits by the Company to the customer can be up to one month after the underlying power is generated. As a result, revenue related to NMCA is recognized upon delivery of net metering credits by the Company to the customer. The Company’s customers apply net metering credits as a reduction to their utility bills. There was no change in the revenue recognition policy for net metering credits as a result of adopting Topic 606.
Solar Renewable Energy Certificates
The Company applies for and receives SRECs in certain jurisdictions for power generated by solar energy systems it owns. The quantity of SRECs is based on the amount of energy produced by the Company’s qualifying generation facilities. SRECs are sold pursuant to agreements with third parties, who typically require SRECs to comply with state-imposed renewable portfolio standards. Holders of SRECs may benefit from registering the credits in their name to comply with these state-imposed requirements, or from selling SRECs to a party that requires additional SRECs to meet its compliance obligations. The Company receives SRECs from various state regulators including New Jersey Board of Public Utilities, Massachusetts Department of Energy Resources, and Maryland Public Service Commission. There are no direct costs associated with SRECs and therefore, they do not receive an allocation of costs upon generation. Generally, individual SREC sales reflect a fixed quantity and fixed price structure over a specified term. The contracts related to SREC sales with a fixed price and quantity have maturity dates ranging from 2021 to 2026. The Company typically sells SRECs to different customers from those purchasing the energy under PPAs. The Company believes the sale of each SREC is a distinct performance obligation satisfied at a point in time and that the performance obligation related to each SREC is satisfied when each SREC is delivered to the customer. There was no change in the revenue recognition policy for SRECs as a result of adopting Topic 606.
Performance Based Incentives

Many state governments, utilities, municipal utilities and co-operative utilities offer a rebate or other cash incentive for the installation and operation of a renewable energy facility. Up-front rebates provide funds based on the cost, size or expected production of a renewable energy facility. Performance-based incentives provide cash payments to a system owner based on the energy generated by their renewable energy facility during a pre-determined period, and they are paid over that time period. The Company recognizes revenue from state and utility incentives at the point in time in which they are earned.
Other Revenue
Other revenue of $1.7 million for the nine months ended September 30, 2021, and $0.4 million for the nine months ended September 30, 2020, consists primarily of rental income and sales of power on wholesale electricity market.
Accounting Pronouncements
If the Company is or becomes public, the Company will be provided the option to adopt new or revised accounting guidance as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) either (1) within the same periods as those otherwise applicable to public business entities, or (2) within the same time periods as non-public business entities, including early adoption when permissible. The Company expects to elect to adopt new or revised accounting guidance within the same time period as non-public business entities, as indicated below.

Recent Accounting Pronouncements Adopted
In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740), which simplifies the accounting for income taxes, primarily by eliminating certain exceptions to ASC 740. This standard is effective for fiscal periods beginning after December 15, 2020. The Company has adopted this standard as of the first quarter of 2021 and did not have a material impact on the condensed consolidated financial statements.
Recent Accounting Pronouncements Not Yet Adopted
In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which primarily changes the lessee’s accounting for operating leases by requiring recognition of lease right-of-use assets and lease liabilities. This standard is effective for annual reporting periods beginning after December 15, 2021. The Company expects to adopt this guidance in fiscal year 2022. The Company is continuing the analysis of the contractual arrangements that may qualify as leases under the new standard and expects the most significant impact will be the recognition of the right-of-use assets and lease liabilities on the consolidated balance sheets.
In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments and has since released various amendments including ASU No. 2019-04. The new standard generally applies to financial assets and requires those assets to be reported at the amount expected to be realized. The ASU is effective for fiscal years beginning after December 15, 2022, and interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact of this guidance on its consolidated financial statements.
3. Revenue and accounts receivable
Disaggregation of Revenue
The following table presents the detail of revenues as recorded in the unaudited condensed consolidated statements of operations:

	Nine Months Ended September 30,
	2021	2020
Revenue under power purchase agreements	$12,341	$8,830
Revenue from net metering credits	17,922	9,757
Solar renewable energy certificate revenue	17,164	13,353
Performance based incentives	1,051	1,636
Other revenue	1,744	437

Total	$50,222	$34,013

Accounts receivable

The following table presents the detail of receivables as recorded in accounts receivable in the unaudited condensed consolidated balance sheets:

	As of September 30, 2021	As of December 31, 2020
Power purchase agreements	$2,897	$1,388
Net metering credits	4,950	3,016
Solar renewable energy certificates	3,456	1,108
Performance based incentives	94	135
Other	159	105

Total	$11,556	$5,752

Payment is typically received within 30-60 days for invoiced revenue as part of PPA and NMCAs. Receipt of payment relative to invoice date varies by customer for RECs. The Company does not have any other significant contract asset or liability balances related to revenues.
4. Acquisitions
2021 Acquisitions
Acquisition of Gridley
On January 14, 2021, the Company acquired a portfolio of two solar energy facilities (the “Gridley Acquisition”) located in California with a combined nameplate capacity of 4.3 MW from a third party for a total purchase price of $5.0 million, including $0.1 million of transaction related costs. This transaction was accounted for as an acquisition of assets, whereby the Company acquired $5.3 million of property, plant and equipment and assumed $0.3 million of other liabilities.
Acquisition of GES
On July 29, 2021, the Company acquired a portfolio of three solar energy facilities located in Connecticut, Iowa and New York (the “GES Acquisition”) with a combined nameplate capacity of 4.4 MW from a third party for a total purchase price of $5.8 million, including $0.2 million of transaction related costs. As of September 30, 2021, $0.4 million of total consideration remained payable to the seller and was included in purchase price payables on the unaudited condensed consolidated balance sheet. This transaction was accounted for as an acquisition of assets, whereby the Company acquired $5.9 million of property, plant and equipment and assumed $0.1 million of asset retirement obligations.
Acquisition of True Green
On August 25, 2021, APA Finance, LLC, a wholly-owned subsidiary of the Company, acquired a 79 MW portfolio of twenty eight solar energy facilities operating across seven US states. The portfolio was acquired from private equity funds managed by True Green Capital Management, LLC for total consideration of $197.4 million (“TrueGreen Acquisition”). The TrueGreen Acquisition was made pursuant to a purchase and sale agreement (the “PSA”) dated August 25, 2021, entered into by the Company to grow its portfolio of solar energy facilities.

Pursuant to the PSA, the Company acquired 100% ownership interest in a holding entity that owns solar energy facilities. The Company accounted for the TrueGreen Acquisition under the acquisition method of accounting for business combinations. Under the acquisition method, the purchase price was allocated to the assets acquired and liabilities assumed on August 25, 2021, based on their estimated fair value. All fair value measurements of assets acquired and liabilities assumed, including the noncontrolling interests, were based on significant estimates and assumptions, including Level 3 (unobservable) inputs, which require judgment. Estimates and assumptions include the estimates of future power generation, commodity prices, operating costs, and appropriate discount rates.
The assets acquired and liabilities assumed are recognized provisionally on the consolidated balance sheets at their estimated fair values as of the acquisition date. The initial accounting for the business combination is not complete pending the final reconciliation of working capital adjustments with the seller. The provisional amounts are subject to revision until the reconciliation is completed and to the extent that additional information is obtained about the facts and circumstances that existed as of the acquisition date. Under U.S. GAAP, the measurement period shall not exceed one year from the acquisition date and the Company will finalize these amounts no later than August 25, 2022.

The following table presents the preliminary allocation of the purchase price to the assets acquired and liabilities assumed, based on their estimated fair values on August 25, 2021 (in thousands):

Assets
Accounts receivable	$3,420
Other assets	510
Property, plant and equipment	201,150
Intangible assets	5,225

Total assets acquired	210,305
Liabilities
Accounts Payable	23
Long-term debt	1,795
Intangible liabilities	10,115
Asset retirement obligations	1,998
Other liabilities	935

Total liabilities assumed	14,866
Non-controlling interest(1)	4,315
Goodwill	1,965

Total fair value of consideration transferred, net of cash acquired	$193,089

The fair value of consideration transferred, net of cash acquired, as of August 25, 2021, is determined as follows:

Cash consideration to the seller on closing	$136,689
Cash consideration to settle debt and interest rate swaps	51,523
Cash in escrow accounts	2,738
Purchase price payable	6,486

Total fair value of consideration transferred	197,436
Cash acquired	229
Restricted cash acquired	4,118

Total fair value of consideration transferred, net of cash acquired(2)	$193,089

(1)	The fair value of the non-controlling interests was determined using an income approach representing the best indicator of fair value and was supported by a discounted cash flow technique.

(2)	The Company paid $4.1 million of the purchase price payable after the acquisition date but prior to September 30, 2021. The remaining purchase price payable of $2.4 million was recorded as of September 30, 2021, on the condensed consolidated balance sheets.
The impact of the TrueGreen Acquisition on the Company’s revenue and net loss in the unaudited condensed consolidated statements of operations was an increase of $2.4 million and decrease of $1.6 million for the nine months ended September 30, 2021, respectively.
Unaudited Pro Forma Combined Results of Operations
The following unaudited pro forma combined results of operations give effect to the TrueGreen Acquisition as if it had occurred on January 1, 2020. The unaudited pro forma combined results of operations are provided for informational purposes only and do not purport to represent the Company’s actual consolidated results of operations had the TrueGreen Acquisition occurred on the date assumed, nor are these financial statements necessarily indicative of the Company’s future consolidated results of operations. The unaudited pro forma combined results of operations do not reflect the costs of any integration activities or any benefits that may result from operating efficiencies or revenue synergies.

(In thousands)	For the nine months ended September 30, 2021 (unaudited)	For the nine months ended September 30, 2020 (unaudited)
Operating revenues	$66,853	$52,752
Net income	3,670	6,425
2020 Acquisitions
Solar Acquisition
On December 22, 2020, APA Finance, LLC, a wholly-owned subsidiary of the Company, acquired a portfolio of sixteen solar energy facilities with a combined nameplate capacity of 61.5 MW located in various states of the U.S. (“Solar Acquisition”) from a third party seller. The Solar Acquisition was made pursuant to a membership interest purchase agreement (the “Purchase Agreement”) dated December 22, 2020, entered into by the Company to grow its portfolio of solar energy facilities. Pursuant to the Purchase Agreement, the Company acquired 100% ownership interest in seven managing members of partnerships that own solar energy facilities. The Company accounted for the Solar Acquisition under the acquisition method of accounting for business combinations. Under the acquisition method, the purchase price was allocated to the assets acquired and liabilities assumed on December 22, 2020, based on their estimated fair value. All fair value measurements of assets acquired and liabilities assumed, including the noncontrolling interests, were based on significant estimates and assumptions, including Level 3 (unobservable) inputs, which require judgment. Estimates and assumptions include the estimates of future power generation, commodity prices, operating costs, and appropriate discount rates.
The assets acquired and liabilities assumed are recognized provisionally on the condensed consolidated balance sheets at their estimated fair values as of the acquisition date. The initial accounting for the business combination is not complete pending the final reconciliation of working capital adjustments with the seller. The provisional amounts are subject to revision until the reconciliation is completed to the extent that additional information is obtained about the facts and circumstances that existed as of the acquisition date. Under U.S. GAAP, the measurement period shall not exceed one year from the acquisition date and the Company will finalize these amounts no later than December 22, 2021. No adjustments to the initial accounting for the Solar Acquisition were recorded during the nine months ended September 30, 2021.
The following table presents the allocation of the purchase price to the assets acquired and liabilities assumed, based on their estimated fair values on December 22, 2020 (in thousands):

Assets
Accounts receivable	$2,000
Other assets	672
Property, plant and equipment	128,050
Intangible assets	960

Total assets acquired	131,682
Liabilities
Accounts payable	747
Intangible liabilities	1,020
Asset retirement obligation	2,571
Other liabilities	441

Total liabilities assumed	4,779
Noncontrolling interests(1)	8,475

Total fair value of consideration transferred, net of cash acquired	$118,428

(1)	The fair value of the non-controlling interests was determined using an income approach representing the best indicator of fair value and was supported by a discounted cash flow technique.
During the nine months ended September 30, 2021, the Company paid $2.1 million of the purchase price payable. The remaining purchase price payable of $0.5 million and $2.6 million was recorded on the condensed consolidated balance sheets as of September 30, 2021, and December 31, 2020, respectively.
The contingent consideration is related to the estimated earnout cash payments of a maximum of $10.5 million dependent on actual market power rates during the 36-month period since the acquisition date and actual power generation of acquired solar generating facilities during the 18–36-month period since the acquisition date. The Company determined the estimated fair value of the contingent consideration at the acquisition date using a Monte-Carlo simulation model. The inputs include the estimated power generation volumes and power rates, and a risk-adjusted discount rate. The inputs are significant inputs not observable in the market, which are referred to as Level 3 inputs, refer to Note 2. The estimated fair value of contingent consideration of $2.7 million and $5.1 million was recorded as of September 30, 2021, and December 31, 2020, respectively, within other long-term liabilities on the condensed consolidated balance sheets. Gain on fair value remeasurement of contingent consideration of $2.4 million was recorded within operating income in the unaudited condensed consolidated statements of operations for the nine months ended September 30, 2021.
The amounts of the acquired projects’ revenues, operating income, net income (loss) and net income (loss) attributable to the Common equity stockholder included in the condensed consolidated statements of operations for the period from December 23, 2020, through December 31, 2020, were not material.
Unaudited Pro Forma Combined Results of Operations
The following unaudited pro forma combined results of operations give effect to the acquisition of the Solar Acquisition as if it had occurred on January 1, 2020. The unaudited pro forma combined results of operations are provided for informational purposes only and do not purport to represent the Company’s actual consolidated results of operations had the Solar Acquisition occurred on the date assumed, nor are these financial statements necessarily indicative of the Company’s future consolidated results of operations. The unaudited pro forma combined results of operations do not reflect the costs of any integration activities or any benefits that may result from operating efficiencies or revenue synergies. Pro forma results for the nine months ended September 30, 2021, are not presented below because the results of the Solar Acquisition are included in the Company’s September 30, 2021, unaudited condensed consolidated statement of operations for the nine-month period.

(In thousands)	For the nine months ended September 30, 2020 (unaudited)
Operating revenues	$41,975
Net income	1,159
5. Variable Interest Entity
The Company consolidates all variable interest entities (“VIEs”) in which it holds a variable interest and is deemed to be the primary beneficiary of the variable interest entity. Generally, a VIE is an entity with at least one of the following conditions: (a) the total equity investment at risk is insufficient to allow the entity to finance its activities without additional subordinated financial support, or (b) the holders of the equity investment at risk, as a group, lack the characteristics of having a controlling financial interest. The primary beneficiary of a VIE is required to consolidate the VIE and to disclose certain information about its significant variable interests in the VIE. The primary beneficiary of a VIE is the entity that has both 1) the power to direct the activities that most significantly impact the entity’s economic performance and 2) the obligations to absorb losses or receive benefits that could potentially be significant to the VIE.
The Company participates in certain partnership arrangements that qualify as VIEs. Consolidated VIEs consist of tax equity financing arrangements and partnerships in which an investor holds a noncontrolling interest and does not have substantive kick-out or participating rights. The Company, through its subsidiaries, is the primary beneficiary of such VIEs, because as the manager, it has the power to direct the day-to-day operating activities of the entity. In addition, the Company is exposed to economics that could potentially be significant to the entity given its ownership interest, therefore, has consolidated the VIEs as of September 30, 2021, and December 31, 2020. No VIEs were deconsolidated during the nine months ended September 30, 2021, and the twelve months ended December 31, 2020.
The obligations of the consolidated VIEs discussed in the following paragraphs are nonrecourse to the Company. In certain instances where the Company establishes a new tax equity structure, the Company is required to provide liquidity in accordance with the contractual agreements. The Company has no requirement to provide liquidity to purchase assets or guarantee performance of the VIEs unless further noted in the following paragraphs. The Company made certain contributions during the nine months ended September 30, 2021, as determined in the respective operating agreement.
The carrying amounts and classification of the consolidated VIE assets and liabilities included in condensed consolidated balance sheets are as follows:

	As of September 30, 2021	As of December 31, 2020
Current assets	$13,046	$14,082
Non-current assets	395,997	351,327

Total assets	$409,043	$365,409
Current liabilities	$2,666	$1,994
Non-current liabilities	27,673	4,761

Total liabilities	$30,339	$6,755
The amounts shown in the table above exclude intercompany balances which are eliminated upon consolidation. All of the assets in the table above are restricted for settlement of the VIE obligations, and all of the liabilities in the table above can only be settled using VIE resources.
The Company has not identified any VIEs during the nine months ended September 30, 2021, and the twelve months ended December 31, 2020, for which the Company determined that it is not the primary beneficiary and thus, did not consolidate.
The Company considered qualitative and quantitative factors in determining which VIEs are deemed significant. During the nine months ended September 30, 2021, and the twelve months ended December 31, 2020, the Company consolidated twenty-one and sixteen VIEs, respectively of which one entity, Zildjian Solar V, LLC is deemed to be significant for the twelve months ended December 31, 2020. Zildjian Solar V, LLC represented 12.9% of total assets as of December 31, 2020. No VIEs were deemed significant as of September 30, 2021.
Zildjian Solar V, LLC is a tax equity partnership whose purpose is to own and operate fifteen solar energy facilities in in Hawaii, New Jersey, Massachusetts and Vermont. The Company was determined to be the primary beneficiary of Zildjian Solar V, LLC because, as the manager, it has the power to direct the day-to-day operating activities of this entity. In addition, as holder of 100% of the membership interests, the Company is exposed to economics that could potentially be significant to the entity. As such, the Company consolidated Zildjian Solar V, LLC under the VIE model as of September 30, 2021.

The below transactions affected the scope of VIEs consolidated by the Company during the nine months ended September 30, 2021, but the Company did not deem them significant:
Zildjian Solar XI Lessee, LLC
Zildjian Solar XI Lessee, LLC (“Zildjian XI”) was formed on March 15, 2021, by the Company, through its wholly-owned subsidiary, for the purposes of entering into a sale-leaseback structure to facilitate investment in solar facilities located in Massachusetts. During the nine months ended September 30, 2021, Zildjian XI sold five solar energy facilities located in Massachusetts and Minnesota with a total nameplate capacity of 10.5 MW to a third party (“Lessor”) for a total sales price of $28.5 million. In connection with these transactions, the Company and the Lessor entered into a master lease agreement under which the Company agreed to lease back solar energy facilities for an initial term of ten years.
The Company is the primary beneficiary of Zildjian XI; as such, Zildjian XI is classified as a VIE and is consolidated onto the Company’s consolidated balance sheets as of September 30, 2021. Proceeds from the sale are accounted for as financing lease obligations within long-term debt on the unaudited condensed consolidated balance sheet as of September 30, 2021. Refer to Note 6.
Zildjian Solar X, LLC
Zildjian Solar X, LLC (“Zildjian X”) was formed on December 4, 2020, by the Company as the sole owner. Zildjian X is a tax equity partnership whose purpose is to own and operate a solar energy facility with combined capacity of 4.2 MW in Massachusetts. Pursuant to the Limited Liability Company Agreement dated September 14, 2021 (the “ZX LLCA”), a third-party investor (“ZX Class A Member”) was admitted to the Company.
Pursuant to the ZX LLCA, profits and losses are allocated 99% to the ZX Class A Member and 1% to the Company until the flip date which is the first day of the calendar year that follows the fifth anniversary of the completion date of the last solar energy facility to achieve placed in service. After the flip date, profits and losses will be allocated 5.00% to the ZX Class A Member and 95.00% to the Company.
The Company was determined to be the primary beneficiary of Zildjian X because, as the manager, it has the power to direct the day-to-day operating activities of this entity. In addition, as holder of 100% of the management memberships interests, the Company is exposed to economics that could potentially be significant to the entity. As such, the Company consolidated Zildjian X under the VIE model as of September 30, 2021. The interest of the ZX Class A Member is reported as a noncontrolling interest on the accompanying unaudited condensed consolidated balance sheets.
TrueGreen Acquisition
As part of the TrueGreen Acquisition on August 25, 2021 (refer to Note 4) the Company acquired 100% of managing member interest in three partnerships Day Four Solar Holdings, LLC, Elizabeth Drive (Chester) Holdings, LLC, and Florence Solar Holdings, LLC as well as 100% interest in TGC Tolland, LLC, lessee in a sale leaseback transaction (refer to Note 6). The purpose of these entities is to acquire, own, hold, dispose of and otherwise deal with solar energy facilities. The Company was determined to be the primary beneficiary of these entities because, as the managing member, it has the power to direct the day-to- day operating activities of these entities. In addition, as holder of 100% of the managing member interests, the Company is exposed to economics that could potentially be significant to the entities. As such, the Company consolidated these entities under the VIE model.

6. Debt and Derivatives

	As of September 30, 2021	As of December 31, 2020	Interest Type	Weighted average interest rate
Long-term debt
Rated term loan	$491,321	$362,685	Fixed	3.51%
Construction loans	13,687	25,484	Floating	2.33%
Term loans	12,980	7,218	Floating	2.33%
Financing lease obligations	22,711	—	Imputed	3.59%

Total principal due for long-term debt and financing lease obligations	540,699	395,387
Unamortized discounts and premiums	(206)	(292)
Unamortized deferred financing costs	(9,177)	(5,952)
Less: Current portion of long-term debt	27,686	35,209

Long-term debt, less current portion	$503,630	$353,934

Rated Term Loan
As part of the Blackstone Capital Facility, APA Finance, LLC (“APAF”), a wholly owned subsidiary of the Company, entered into a $251.0 million term loan facility with BIS through a consortium of lenders. The Rated Term Loan consists of investment grade-rated Class A and Class B notes that mature on June 30, 2045 (“Final Maturity Date”). The Rated Term Loan amortizes at an initial rate of 2.5% of outstanding principal per annum for a period of 5 years at which point the amortization steps up to 5% per annum until November 22, 2026 (“Anticipated Repayment Date”). After the Anticipated Repayment Date, the loan becomes fully-amortizing, and all available cash is used to pay down principal until the Final Maturity Date.
On August 25, 2021, APAF entered into an Amended and Restated Credit Agreement with BIS to refinance the Rated Term Loan (hereby referred to as the “Amended Rated Term Loan”). The Amended Rated Term Loan added an additional $135.6 million (of which $123.9 million was drawn as of September 30, 2021), to the facility, bringing the aggregate facility to $503.0 million. The Amended Rated Term Loan has a weighted average 3.51% annual fixed rate, reduced from the previous weighted average rate of 3.70%, and matures on February 29, 2056 (“Final Maturity Date”). Of the total proceeds of the refinancing, $126.4 million was used to fund the TrueGreen Acquisition.
The Amended Rated Term Loan amortizes at an initial rate of 2.5% of outstanding principal per annum for a period of 8 years at which point the amortization steps up to 4% per annum until September 30, 2031 (“Anticipated Repayment Date”). After the Anticipated Repayment Date, the loan becomes fully-amortizing, and all available cash is used to pay down principal until the Final Maturity Date.
The Company incurred $4.7 million of issuance costs related to the refinancing, which have been deferred and recorded as a reduction to the Amended Rated Term Loan balance and are amortized as interest expense on a ten-year schedule until the Amended Rated Term Loan’s Anticipated Repayment Date. Additionally, in conjunction with the refinancing, the Company expensed $1.2 million of financing costs incurred related to the modified portion of the Amended Rated Term Loan and recorded these costs in Other expenses, net in the condensed consolidated statements of operations.

In conjunction with the refinancing, a portion of the Amended Rated Term Loan was extinguished. As a result, the Company expensed unamortized deferred financing costs of $1.8 million and $1.4 million premium paid on early redemption as loss on extinguishment of debt in the unaudited condensed consolidated statements of operations.
As of September 30, 2021, the outstanding principal balance of the Rated Term Loan was $491.3 million less unamortized debt discount and loan issuance costs totaling $8.1 million. As of December 31, 2020, the outstanding principal balance of the Rated Term Loan was $362.7 million less unamortized debt discount and loan issuance costs totaling $5.9 million.
As of September 30, 2021, the Company was in compliance with all covenants. As of December 31, 2020, the Company was in compliance with all covenants, except the delivery of the APAF audited consolidated financial statements, for which the

Company obtained a waiver to extend the financial statement reporting deliverable due dates. The Company delivered the audited financial statements on August 19, 2021, before the extended reporting deliverable due dates.
Construction Facilities
Seminole Funding Resources, LLC
In the past various Company’s subsidiaries entered into loan agreements with Seminole Funding Resources, LLC to fund construction of certain solar energy facilities in Minnesota (“FastSun Loans”). The FastSun Loans had a 6-month term, are non-amortizing and accrue interest at a rate of 6.50%. During the nine months ended September 30, 2021, the Company repaid the total outstanding principal of the loan in the amount of $4.9 million.
Interest accrued for under the FastSun loans prior to placed-in-service was capitalized as part of the cost of solar energy facilities and depreciated over the useful life thereafter. For the nine months ended September 30, 2021, and 2020 the Company incurred interest costs under the agreements totaling $0.1 million and $0.2 million, respectively, which were capitalized as part of property, plant and equipment.
Construction Loan to Term Loan Facility and Letters of Credit facilities
On January 10, 2020, APA Construction Finance, LLC (“APACF”) a wholly-owned subsidiary of the Company, entered into a credit agreement with Fifth Third Bank, National Association and Deutsche Bank AG New York Branch to fund the development and construction of future solar facilities (“Construction Loan to Term Loan Facility”). The Construction Loan to Term Loan Facility includes a construction loan commitment of $187.5 million and a letter of credit commitment of $12.5 million, which can be drawn until January 10, 2023. The construction loan commitment can convert to a term loan upon commercial operation of a particular solar energy facility. In addition, the Construction Loan to Term Loan Facility accrued a commitment fee at a rate equal to .50% per year of the daily unused amount of the commitment. As of September 30, 2021, the outstanding principal balances of the construction loan and term loan were $13.7 million and $12.3 million, respectively. As of December 31, 2020, the outstanding principal balances of the construction loan and term loan were $20.6 million and $6.2 million, respectively. As of September 30, 2021, and December 31, 2020, the Company had an unused borrowing capacity of $161.5 million and $160.7 million, respectively. For the nine months ended September 30, 2021, and 2020 the Company incurred interest costs associated with outstanding construction loans totaling $0.4 million and zero, respectively, which were capitalized as part of property, plant and equipment. Also, on October 23, 2020, the Company entered into an additional letters of credit facility with Fifth Third Bank for the total capacity of $10.0 million. The Construction Loan to Term Loan Facility includes various financial and other covenants for APACF and the Company, as guarantor. As of September 30, 2021, the Company was in compliance with all such covenants. As of December 31, 2020, the Company was in compliance with all covenants, except the delivery of the audited consolidated financial statements of the Company, for which the Company obtained a waiver to extend the financial statement reporting deliverable due date. The Company delivered the audited financial statements on August 11, 2021, before the extended reporting deliverable due date.
As of September 30, 2021, the total letters of credit outstanding with Fifth Third Bank and Deutsche Bank were $10.0 million and $0.6 million, respectively, with an unused capacity of $0.1 million and $11.9 million, respectively. As of December 31, 2020, the total letters of credit outstanding with Fifth Third Bank and Deutsche Bank were $7.2 million and $0.3 million, respectively, with an unused capacity of $2.8 million and $12.2 million, respectively. To the extent liabilities are incurred as a result of the activities covered by the letters of credit, such liabilities are included on the accompanying condensed consolidated balance sheets. From time to time, the Company is required to post financial assurances to satisfy contractual and other requirements generated in the normal course of business. Some of these assurances are posted to comply with federal, state or other government agencies’ statutes and regulations. The Company sometimes uses letters of credit to satisfy these requirements and these letters of credit reduce the Company’s borrowing facility capacity.
PSE&G Loans
As part of the FUSE Acquisition, the Company acquired the Solar Loan Agreements with Public Service Electric and Gas Company (“PSE&G”). Each loan has a term of 15 years and accrues interest at a rate of 11.39%, compounded monthly. As of September 30, 2021, the principal balance of the PSE&G Loans was $0.4 million, including fair value debt discount of $0.2 million determined by the Company as part of the acquisition accounting. As of December 31, 2020, the principal balance of the PSE&G Loans was $0.7 million, including fair value debt discount of $0.3 million determined by the Company as part of the acquisition accounting.
Financing Lease Obligations
Zildjian XI
During the nine months ended September 30, 2021, the Company, through its subsidiary Zildjian XI, sold five solar energy facilities located in Massachusetts and Minnesota with the total nameplate capacity of 10.5 MW to a third party (“ZXI Lessor”) for a total sales price of $28.5 million. In connection with these transactions, the Company and the ZXI Lessor entered into master lease agreement under which the Company agreed to lease back solar energy facilities for an initial term of ten years. The proceeds received from the sale-leaseback transactions net of transaction costs of $1.0 million and prepaid rent of $7.7 million amounted to $19.8 million.
The master lease agreement provides for a residual value guarantee as well as a lessee purchase option, both of which are forms of continuing involvement and prohibit the use of sale leaseback accounting under ASC 840. As a result, the Company accounts for the transaction using the financing method by recognizing the sale proceeds as a financing obligation and the assets subject to the sale-leaseback remain on the balance sheet of the Company and are being depreciated. The aggregate proceeds have been recorded as a long-term debt within the condensed consolidated balance sheets.

TrueGreen Acquisition
As part of the TrueGreen Acquisition on August 25, 2021 (refer to Note 4) the Company assumed financing lease liability of $1.8 million associated with the sale-leaseback of a solar energy facility located in Connecticut with the total nameplate capacity of 1.2 MW. In accordance with the sale-leaseback arrangement the solar energy facility was sold and immediately leased back from a third-party lessor (“TGC Lessor”). The master lease agreement provides the lessee with a purchase option, which represents a form of continuing involvement and prohibits the use of sale leaseback accounting under ASC 840.
Presentation and minimum lease payments
As of September 30, 2021, the Company has recorded a financing obligation of $22.7 million, net of $1.0 million of deferred transaction costs, in the unaudited condensed consolidated balance sheet. Payments of $0.1 million were made under the financing obligation for the nine months ended September 30, 2021. Interest expense, inclusive of the amortization of deferred transaction costs for the nine months ended September 30, 2021, was $0.2 million.
The table below shows the minimum lease payments under the financing lease obligations for the years ended:

2021	$334
2022	1,278
2023	1,287
2024	1,290
2025	1,300
Thereafter	10,563

Total	$16,052

The difference between the outstanding financing lease obligation of $22.7 million and $16.1 million of minimum lease payments, including the residual value guarantee, is due to $8.6 million of investment tax credits claimed by the Lessor less $0.2 million of interest accrued, and $1.7 million of the implied interest on financing lease obligation included in minimum lease payments.
Derivatives
The Company’s derivative instruments consist of interest rate swaps that are not designated as a cash flow hedge or a fair value hedge under accounting guidance. The Company uses interest rate swaps to manage its net exposure to interest rate changes. Changes in fair value are recorded in interest expense, net in the condensed consolidated statements of operations.
As of September 30, 2021, and December 31, 2020, derivative instruments were not material.
7. Equity
Common Stock
Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the Company’s stockholders. Common stockholders are entitled to receive dividends, as may be declared by the Company’s board of directors. As of September 30, 2021, and December 31, 2020, no common stock dividends have been declared. As of September 30, 2021, and December 31, 2020, there were 10,000 shares of common stock authorized, of which 1,029 shares were outstanding. See Note 8 for the details of common stock issued on the Closing Date of the Blackstone Capital Facility.
8. Redeemable Preferred Stocks
GSO Preferred Stock

As part of the Blackstone Capital Facility and under terms of a securities purchase agreement, GSO committed to purchase up to $300.0 million of Series A preferred stock from the Company and 309 shares of common stock. On Closing Date, the Company issued 160,000 shares of Series A preferred stock in return for cash of $160.0 million and the 309 shares of common stock.
The changes in the components of Series A preferred stock are presented in the table below:

	Units	Amount
As of December 31, 2019	176,500	$167,441

Issuance of Series A preferred stock	14,500	14,500
Accretion of Series A preferred stock	—	1,622
Accrued dividends and commitment fees on Series A preferred stock	—	11,427
Payment of dividends and commitment fees on Series A preferred stock	—	(12,950)

As of September 30, 2020	191,000	$182,040

As of December 31, 2020	208,000	$203,747
Issuance of Series A preferred stock	82,000	82,000
Accretion of Series A preferred stock	—	1,616
Accrued dividends and commitment fees on Series A preferred stock	—	13,584
Payment of dividends and commitment fees on Series A preferred stock	—	(17,748)

As of September 30, 2021	290,000	$283,199

Redemption Rights and Dividend Provisions
Series A preferred stock carries a fixed rate dividend of 8% which is required to be paid by the Company in bi-annual installments, whether or not declared, and thus accrued in the condensed consolidated financial statements. Series A preferred stock may be redeemed at the option of the Company at any time. GSO has an optional redemption on or after the fifth anniversary of the Closing Date or upon a change of control, event of default or an acceleration of debt under the credit agreement of the Rated Term Loan. The redemption price shall be equal to the outstanding capital balance plus any accrued dividend. Series A preferred stock is not convertible. The Company accretes the carrying value of the Series A preferred stock to the redemption value and records accretion as the increase of accumulated deficit.
During the nine months ended September 30, 2021, and 2020, the Company recorded total Series A preferred stock dividends of $13.3 million and $11.0 million, respectively. During the nine months ended September 30, 2021, and 2020, $17.3 million and $12.4 million, respectively, was paid. As of September 30, 2021, and December 31, 2020, zero and $4.0 million, respectively, remained unpaid and were added to the outstanding balance of the Series A preferred stock.
As consideration for GSO’s commitment to purchase Series A preferred stock, the Company agreed to pay GSO a commitment fee of 0.50% per annum on the portion of unfunded committed Series A preferred stock. For nine months ended September 30, 2021, and 2020, the Company recorded costs of $0.3 million and $0.4 million, respectively. As of September 30, 2021, and December 31, 2020, zero and $0.1 million, respectively, remained unpaid and were added to the outstanding balance of the Series A preferred stock.
Balance Sheet Classification
The Company’s Series A preferred stock is classified outside of stockholder’s deficit on the condensed consolidated balance sheets because the holders of such shares have redemption rights that, in certain situations, are not solely within the control of the Company and would permit the redemption of the then-outstanding Series A preferred stock. As of September 30, 2021, and December 31, 2020, Series A preferred stock of $283.2 million and $203.7 million, respectively, is recorded within temporary equity on the accompanying condensed consolidated balance sheets.
9. Redeemable Noncontrolling Interests
The changes in the components of redeemable noncontrolling interests are presented in the table below:

	For the nine months ended September 30,
	2021	2020
Redeemable noncontrolling interest, beginning balance	$18,311	$3,411
Cash contributions	—	10,681
Cash distributions	(845)	(216)
Redemption of redeemable noncontrolling interests	(1,630)	—
Net (loss) income attributable to redeemable noncontrolling interest	(669)	538

Redeemable noncontrolling interest, ending balance	$15,167	$14,414

10. Commitments and Contingencies
Legal
The Company is a party to a number of claims and governmental proceedings which are ordinary, routine matters incidental to its business. In addition, in the ordinary course of business the Company periodically has disputes with vendors and customers. The outcomes of these matters are not expected to have, either individually or in the aggregate, a material adverse effect on the Company’s financial position or results of operations.
Performance Guarantee Obligations
The Company guarantees certain specified minimum solar energy production output under the Company’s PPA agreements, generally over a term of 10, 15 or 25 years. The solar energy systems are monitored to ensure these outputs are achieved. The Company evaluates if any amounts are due to customers based upon not meeting the guaranteed solar energy production outputs at each reporting period end. As of September 30, 2021, and December 31, 2020, the guaranteed minimum solar energy production has been met and the Company has recorded no performance guarantee obligations.
Leases
The Company has operating leases for land and buildings. For nine months ended September 30, 2021, and 2020, the Company recorded site lease expenses under these agreements totaling $3.2 million and $2.3 million, respectively of which are recorded in cost of operations in the condensed consolidated statements of operations.
11. Related Party Transactions
There were no amounts due to related parties, other than interest payable, as of September 30, 2021, and December 31, 2020. Additionally, in the normal course of business, the Company conducts transactions with affiliates:
Blackstone Subsidiaries as Amended Rated Term Loan Lender and Preferred Equity Holder
The Company incurs interest expense on the Rated Term Loan. During the nine months ended September 30, 2021, and 2020, the total related party interest expense associated with the Rated Term Loan was $10.5 million and $6.9 million, respectively, and is recorded as interest expense in the accompanying condensed consolidated statements of operations. As of September 30, 2021, and December 31, 2020, interest payable of $3.0 million and $2.6 million, respectively, was due under the Rated Term Loan was recorded as interest payable on the accompanying condensed consolidated balance sheets.
Additionally, the Company paid $1.4 million of fees to BIS in conjunction with the refinancing of the Rated Term Loan discussed in Note 6. The portion of these fees allocated to the modified portion of the Amended Rated Term Loan is included in Other expenses, net in the unaudited condensed consolidated statements of operations. The portion of these fees allocated to new lenders have been deferred and recorded as a reduction to the Amended Rated Term Loan balance and are amortized as interest expense on a ten-year schedule until the Amended Rated Term Loan’s Anticipated Repayment Date.
Other Related Parties
On February 21, 2020, the Company entered into a Purchase Agreement to acquire the remaining assets of Sound Solar Systems, LLC, a related party of the Company through common ownership, for $0.3 million. During the nine months ended September 30, 2020, the Company incurred costs totaling $0.1 million for design, engineering and construction services provided by Sound Solar Systems, LLC. As a result of the Sound Solar Acquisition, the Company acquired tangible and intangible assets related to the design and engineering of solar photovoltaic projects for the cash consideration of $0.3 million.

12. Net Loss per Share
The calculation of basic and diluted net loss per share for the nine months ended September 30, 2021 and 2020 was as follows (in thousands, except share and per share amounts):

	For the nine months ended September 30,
	2021	2020
Net income (loss) attributable to Altus Power, Inc.	(1,282)	9,804
Cumulative preferred dividends and commitment fee earned on Series A redeemable preferred stock	(13,584)	(11,427)
Redeemable Series A preferred stock accretion	(1,616)	(1,622)

Net loss attributable to common stockholder—basic and diluted	$(16,482)	$(3,245)

Net (loss) income per share attributable to common stockholder—basic and diluted	$(16,017)	$(3,154)
Weighted-average common shares outstanding—basic and diluted	1,029	1,029
13. Stock-Based Compensation
Stock-based compensation expense is recognized in selling, general, and administrative expense on the condensed consolidated statements of operations. The Company recognized $0.11 million and $0.06 million of stock-based compensation expense for the nine months ended September 30, 2021, and 2020, respectively. As of September 30, 2021, and December 31, 2020, the Company had $0.1 million and $0.2 million of unrecognized share-based compensation expense related to unvested restricted units, respectively, which the Company expects to recognize over a weighted-average period of approximately 3 years.
APAMH Restricted Unit Plan
In 2015, APAM Holdings, LLC, a holding company which sole purpose and activity is to hold management’s common unit interests in the Company (“APAMH”), established the APAM Holdings LLC Restricted Unit Plan (the “Restricted Unit Plan”) The Restricted Unit Plan provides for the grant of common units to Company’s employees, non-employee directors and consultants as share based compensation which gets expensed to the Company. The common units issued under the Restricted Unit Plan vest over four years with 25% vesting at the anniversary of each year from the date of grant. Upon the occurrence of a change of control, all units that have not yet vested shall become full vested. Upon termination of such individual, the Company may exercise its right to repurchase any unvested shares at estimated fair value. As of September 30, 2021, and December 31, 2020, 3,027,726 restricted units remained outstanding under the Restricted Unit Plan. Of the outstanding restricted units, 2,783,398 restricted units were vested and 244,328 remained unvested as of September 30, 2021, and 2,295,821 restricted units were vested and 731,905 remained unvested as of December 31, 2020.
The Company enlisted a third-party valuation firm to value the granted units which utilized the Black-Scholes Option Pricing model. The fair value of the granted units was determined using the Black-Scholes Option Pricing model and relied on assumptions and inputs provided by the Company. All option models utilize the same assumptions with regard to (i) current valuation, (ii) volatility, (iii) risk-free interest rate, and (iv) time to maturity. The models, however, use different assumptions with regard to the strike price which vary by award.

APAH Profit Interests Incentive Plan
In 2021, Holdings established the Altus Power America Holdings LLC Profit Interests Incentive Plan (the “Profit Interest Incentive Plan”). The Profit Interest Incentive Plan provides for the grant of profit interest units to Company’s employees, non-employee directors and consultants as share based compensation which gets expensed to the Company. The common units issued under the Profit Interest Incentive Plan vest over three years with 33.33% vesting at the anniversary of each year from the date of grant. Upon termination of such individual, Holdings may exercise its right to repurchase any vested shares at 1.5 times estimated fair value. As of September 30, 2021, 840,000 profit interest units remained outstanding under the Profit Interests Incentive Plan of which none were vested.
The Company enlisted a third-party valuation firm to value the granted units which utilized the Black-Scholes Option Pricing model. The fair value of the granted units was determined using the Black-Scholes Option Pricing model and relied on assumptions and inputs provided by the Company. All option models utilize the same assumptions with regard to (i) current valuation, (ii) volatility, (iii) risk-free interest rate, and (iv) time to maturity. The models, however, use different assumptions with regard to the strike price which vary by award.

14. Income Taxes
The income tax provision for interim periods is determined using an estimate of the Company’s annual effective tax rate as adjusted for discrete items arising in that quarter.
For the nine months ended September 30, 2021, and 2020, the Company’s income tax benefit was $1.5 million and $0.9 million, respectively. The effective tax rate differs from the U.S. statutory rate primarily due to effects of noncontrolling interests, redeemable noncontrolling interests, state and local income taxes and gain on fair value remeasurement of contingent consideration.
On March 27, 2020, the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”) was enacted and signed into law in the United States. The CARES Act includes measures to assist companies, including temporary changes to income and non-income-based tax laws. The Company did not receive a stimulus payment related to the CARES Act. The Company is still evaluating the new law but does not expect there to be a significant impact on the Company’s condensed consolidated financial statements.
15. Subsequent Events
The Company has evaluated subsequent events from September 30, 2021, through November 15, 2021, which is the date the unaudited condensed consolidated financial statements were available to be issued. There are no subsequent events requiring recording or disclosure in the condensed consolidated financial statements except as follows:
On October 14, 2021, the Company was notified by a third party of its intent to exercise an option under an existing Membership Interest Purchase Agreement to purchase JO RI Solar, LLC, a subsidiary of the Company which owns and operates a solar energy facility located in Rhode Island with a nameplate capacity of 4.1 MW. The Company classified the assets and liabilities of JO RI Solar, LLC, as held for sale as of this date. The sale is expected to close in the fourth quarter of 2021.

CERTIFIED PUBLIC ACCOUNTANTS
Report of Independent Auditors
To the Members of
Altus Power America Management, LLC Solar Project Companies:
Report on the Combined Financial Statements
We have audited the accompanying combined financial statements of VH II Holdco I, LLC, VH II Holdco II, LLC, Virgo DW MM Holdco, LLC, Virgo Charlestown MA MM Holdco, LLC, Virgo Charlestown NY MM Holdco, LLC, Virgo Skipjack MM Holdco, LLC, and Virgo Mangata MM Holdco, LLC (collectively, the “Solar Project Companies”), which comprise the combined balance sheet as of December 21, 2020 and the related combined statements of operations, changes in members’ equity, and cash flows for the period January 1, 2020 to December 21, 2020 and the related notes to the combined financial statements.
Management’s Responsibility for the Combined Financial Statements
Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on these combined financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Solar Project Companies as of December 21, 2020, and the results of their operations and their cash flows for the period January 1, 2020 to December 21, 2020 in accordance with accounting principles generally accepted in the United States of America.
Novogradac & Company LLP
/s/ Novogradac & Company LLP
Dover, Ohio
July 30, 2021
3025 North Wooster Avenue, Dover, Ohio 44622
www.novoco.com | 330.365.5400

THE SOLAR PROJECT COMPANIES
MANAGED BY ALTUS POWER AMERICA MANAGEMENT, LLC
COMBINED BALANCE SHEET
December 21, 2020

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,270,783
Accounts receivable, net	2,078,969
Prepaid expenses	279,606
Prepaid lease	26,152

Total current assets	7,655,510
FIXED ASSETS
Land	1,029,860
Energy property	133,499,612
Sitework	6,410,373

Fixed assets	140,939,845
Less: accumulated depreciation	(9,934,390)

Fixed assets, net	131,005,455
OTHER ASSETS
Prepaid lease	588,425
Restricted cash	4,042,107
Decommissioning bonds	502,732
Intangible assets, net	15,061,974

Total other assets	20,195,238
Total assets	$158,856,203

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$900,016
Accrued operation and maintenance fee—related party	1,495
Accrued asset management fee—related party	8,551
Due to related parties	27,943
Accrued interest	527,614
Customer discount payable	46,623
Fair value of swap	1,247,021
Current portion of loans payable	76,784,406

Total current liabilities	79,543,669
LONG-TERM LIABILITIES
Asset retirement obligation	509,102

Total long-term liabilities	509,102
TOTAL LIABILITIES	80,052,771
MEMBERS’ EQUITY
Managing Members	54,165,898
Noncontrolling interest	24,637,534

Total members’ equity	78,803,432

Total liabilities and members’ equity	$158,856,203

see accompanying notes

THE SOLAR PROJECT COMPANIES
MANAGED BY ALTUS POWER AMERICA MANAGEMENT, LLC
COMBINED STATEMENT OF OPERATIONS
For the Period January 1, 2020 to December 21, 2020

REVENUE
Net metering credits, net	$1,736,919
Electricity sales, net	5,344,646
Renewable energy certificates	3,168,014

Total revenue	10,249,579
OPERATING EXPENSES
Property taxes	487,979
Insurance	216,629
Rent expense	365,693
Operations and maintenance fees	397,047
Asset management fees	302,188
Renewable energy certificates	153,634
Professional fees	299,217
Subscription management fees	205,431
General and administrative	305,367
Bad debt	189,178

Total operating expenses	2,922,363

Income from operations	7,327,216
OTHER INCOME (EXPENSES)
Incentive income	496,813
Interest income	59,830
Interest expense	(4,013,725)
Depreciation expense	(4,728,769)
Amortization expense	(465,619)
Accretion expense	(31,049)
Unrealized loss on swap fair value	(629,475)

Net other income (expenses)	(9,311,994)

Net loss	(1,984,778)
Net loss attributable to noncontrolling interest	(13,538,778)

Net income attributable to managing members	$11,554,000
see accompanying notes

THE SOLAR PROJECT COMPANIES
MANAGED BY ALTUS POWER AMERICA MANAGEMENT, LLC
COMBINED STATEMENT OF CHANGES IN MEMBERS’ EQUITY
For the Period January 1, 2020 to December 21, 2020

	Managing Members	Noncontrolling Interest	Total Members’ Equity
BALANCE, JANUARY 1, 2020	$42,852,630	$21,918,326	$64,770,956
Capital contributions	4,608,516	17,489,192	22,097,708
Return of capital	(4,849,248)	—	(4,849,248)
Preferred distributions	—	(690,992)	(690,992)
Net income (loss)	11,554,000	(13,538,778)	(1,984,778)
Syndication	—	(540,214)	(540,214)

BALANCE, DECEMBER 21, 2020	$54,165,898	$24,637,534	$78,803,432

see accompanying notes

THE SOLAR PROJECT COMPANIES
MANAGED BY ALTUS POWER AMERICA MANAGEMENT, LLC
COMBINED STATEMENT OF CASH FLOWS
For the Period January 1, 2020 to December 21, 2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,984,778)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation expense	4,728,769
Amortization expense	465,619
Amortization expense—prepaid lease	26,152
Accretion expense	31,049
Interest expense—debt issuance cost	208,537
Unrealized loss on swap fair value	629,475
Bond interest income	(226)
Bad debt	189,178
Changes in operating assets and liabilities:
Accounts receivable, net	(1,484,921)
Prepaid expenses	(51,749)
Deposits	280,000
Accounts payable and accrued expenses	(630,323)
Accrued operation and maintenance fee—related party	(39,136)
Accrued asset management fee—related party	(21,239)
Due to related parties	(47,762)
Accrued interest	203,361
Customer discount payable	8,266

Net cash provided by operating activities	2,510,272

CASH FLOWS FROM INVESTING ACTIVITIES:
Amount paid for fixed assets—accounts payable and accrued expenses	(447,758)
Purchase of fixed assets	(4,522,716)
Purchase of intangible assets	(4,335,486)

Net cash used in investing activities	(9,305,960)

CASH FLOWS FROM FINANCING ACTIVITIES:
Release of escrow on decommissioning bond	84,066
Payments on loans payable	(38,112,200)
Proceeds from loans payable	31,638,945
Payment of accrued developer fee	(665,000)
Capital contributions—Investor Members	17,489,192
Preferred distributions—Investor Members	(690,992)
Return of capital—Managing Members	(4,849,248)
Payments of syndication costs	(540,214)

Net cash provided by financing activities	4,354,549

NET DECREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(2,441,139)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT BEGINNING OF YEAR	11,754,029

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT END OF YEAR	$9,312,890

see accompanying notes

THE SOLAR PROJECT COMPANIES
MANAGED BY ALTUS POWER AMERICA MANAGEMENT, LLC
COMBINED STATEMENT OF CASH FLOWS (CONTINUED)
For the Period January 1, 2020 to December 21, 2020

Cash and cash equivalents	$5,270,783
Restricted cash	4,042,107

Total cash, cash equivalents and restricted cash	$9,312,890

SUPPLEMENTAL DISCLOSURE OF CASH FLOW ACTIVITIES:
Cash paid for interest	$6,127,151

Interest capitalized to energy property as a portion of property contributions	$1,071,607

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Increase in energy property and asset retirement obligations	$71,994

Increase in energy property, intangible assets, net, loans payable, and debt issuance costs	$2,423,917

Increase in intangible assets, net and capital contributions	$4,608,516

Increase in energy property and decrease in construction in progress	$35,029,923

see accompanying notes

THE SOLAR PROJECT COMPANIES
MANAGED BY ALTUS POWER AMERICA MANAGEMENT, LLC
NOTES TO COMBINED FINANCIAL STATEMENTS
December 21, 2020
1. Organization
Due to the homogeneous nature and the common management of the Solar Project Companies (defined in Note 2), their financial statements have been combined for the period January 1, 2020 to December 21, 2020.
Each Solar Project Company is a Delaware limited liability company and was formed for the purpose of directly or indirectly investing in entities that acquire, own, develop, construct, manage and operate commercial solar facilities in a manner that qualifies for investment tax credits (the “Investment Tax Credit”) pursuant to Section 48 of the Internal Revenue Code (the “Code”).
Under the terms of each respective Limited Liability Company Agreement (the “Operating Agreements”), all of the Solar Project Companies, with the exception of Virgo Mangata MM Holdco, LLC, are wholly owned by Virgo Helios II, LLC. Virgo Mangata MM Holdco, LLC is wholly owned by Virgo Helios III, LLC. Virgo Helios II, LLC and Virgo Helios III, LLC are collectively referred to as “Virgo.” As of December 21, 2020, Virgo has contributed $92,450,004 to the Solar Project Companies. As of December 21, 2020, Virgo has received a return of capital of $51,965,134.
The combined financial statements include all accounts of the Solar Project Companies, their Subsidiaries (defined below), and the Subsidiaries’ wholly owned Solar Facilities (defined below).

Solar Project Companies	Formation Date	Subsidiaries
VH II Holdco I, LLC	8/17/2017	VH II Westport Holdco, LLC (“Westport”)
VH II Holdco II, LLC	10/23/2017	VH II Wareham Holdco, LLC (“Wareham”)
Virgo DW MM Holdco, LLC	10/16/2017	Virgo DW Holdco, LLC (“Dundas”)
Virgo Charlestown MA MM Holdco, LLC	8/22/2018	Virgo Charlestown MA Holdco, LLC (“Charlestown MA”)
Virgo Charlestown NY MM Holdco, LLC	11/19/2018	Virgo Charlestown NY Holdco, LLC (“Charlestown NY”)
Virgo Skipjack MM Holdco, LLC	8/21/2018	Virgo Skipjack Holdco, LLC (“Skipjack”)
Virgo Mangata MM Holdco, LLC	4/10/2019	Virgo Mangata Holdco, LLC (“Mangata”)
The Subsidiaries
The Subsidiaries are Delaware limited liability companies and were formed for the purpose of investing in commercial solar facilities that are owned and operated in a manner that qualifies for the Investment Tax Credit.

The terms of the Amended and Restated Operating Agreements (“Subsidiary Operating Agreements”) of each Subsidiary are summarized below:

Subsidiary	Investor Members (Noncontrolling Interest)	Contributions Made to Date	Preferred Return	Expected Flip Date
Westport	Peoplesbank & The Cape Code Five Cents Savings Bank	$6,174,175	2.25%	6/20/2023
Wareham	Peoplesbank & The Cape Code Five Cents Savings Bank	$1,689,105	2.25%	6/20/2023
Dundas	1st Source Solar 1, LLC	$10,526,919	2.00%	12/31/2024
Charlestown MA	Peoplesbank & Institution for Savings in Newburyport and Its Vicinity	$4,623,436	2.50%	11/17/2024
Charlestown NY	Nelnet, Inc.	$5,000,339	3.00%	2/13/2025
Skipjack	Nelnet, Inc.	$4,650,683	3.00%	12/24/2024
Mangata	Amalgamated Bank	$13,769,794	3.00%	1/20/2026
The Subsidiaries’ ownership is structured as a partnership flip (“Flip”). Pursuant to the general terms of the Flip, the members have agreed to allocate items of income, loss, and cash interest allocations as outlined in the respective Subsidiary Operating Agreements.
As of December 21, 2020, the Subsidiaries wholly own the following commercial solar power facilities (“Solar Facilities”):

Parent	Wholly-owned Project Company Subsidiaries	City, State	MW (DC)	Operations Commenced
Westport	VH II Grafton, LLC	Grafton, MA	1.319	December 20, 2017
Westport	VH II Haverhill, LLC	Haverhill, MA	1.363	November 16, 2017
Westport	VH II Westport, LLC	Westport, MA	2.700	September 25, 2017
Wareham	Squirrel Island Solar, LLC	Wareham, MA	1.402	December 20, 2017
Dundas	Dundas Solar Holdings, LLC	Northfield, MN	6.600	February 28, 2018
Dundas	Waterville Solar Holdings, LLC	Le Sueur County, MN	6.635	February 28, 2018
Charlestown MA	Hopkinton MA 1, LLC	Hopkinton, MA	2.765	April 18, 2019
Charlestown MA	Carver MA 2, LLC	Carver, MA	2.842	May 17, 2019
Charlestown NY	Westtown NY 1, LLC	Westtown, NY	2.830	May 9, 2019
Charlestown NY	Greenville NY 1, LLC	Port Jervis, NY	2.300	August 13, 2019
Charlestown NY	Chester NY 1, LLC	Chester, NY	2.710	July 25, 2019
Skipjack	SynerGen Panorama, LLC	Fort Washington, MD	6.610	June 24, 2019
Mangata	Helen Solar, LLC	Plato, MN	5.649	July 20, 2020
Mangata	Northfield Solar, LLC	Rice County, MN	7.070	July 13, 2020
Mangata	Walcott Solar, LLC	Faribault, MN	5.719	July 20, 2020
Mangata	Warsaw Solar, LLC	Rice County, MN	2.863	June 17, 2020
2. Summary of significant accounting policies
Combination policy
The accompanying combined financial statements include the accounts of VH II Holdco I, LLC, VH II Holdco II, LLC, Virgo DW MM Holdco, LLC, Virgo Charlestown MA MM Holdco, LLC, Virgo Charlestown NY MM Holdco, LLC, Virgo Skipjack MM Holdco, LLC, and Virgo Mangata MM Holdco, LLC (collectively, the “Solar Project Companies”), all of which are under common control.
Basis of accounting and principles of combination

The Solar Project Companies prepare their combined financial statements on the accrual basis of accounting consistent with accounting principles generally accepted in the United States of America (GAAP), which reflect the accounts and operations of the Solar Project Companies and those of their subsidiaries in which the Solar Project Companies have a controlling financial interest. All intercompany transactions and balances have been eliminated upon combination.
Variable interest entities
The Solar Project Companies consolidate a variable interest entity (“VIE”) when the Solar Project Companies are the primary beneficiaries. The primary beneficiary of a VIE is generally the party that has the power to direct the activities that most significantly impact the performance of the entity and the obligation to absorb losses or the right to receive benefits that could potentially be significant to the entity.
VIEs are entities that lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders, as a group, lack one or more of the following characteristics: (a) the direct or indirect ability to make decisions; (b) the obligation to absorb expected losses; or (c) the right to receive expected residual returns. VIEs must be evaluated quantitatively and qualitatively to determine the entity that has (a) the power to direct activities of a VIE that most significantly impact the VIEs economic performance and (b) the obligation to absorb losses of the VIE that could potentially be significant to the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE. Such entity is deemed the primary beneficiary of the VIE and consolidates the VIE for financial reporting purposes.
The Solar Project Companies are the managing member of the Subsidiaries, with a pre-flip ownership interest of 1%. The Investor Members are tax credit equity investors with a pre-flip ownership interest of 99%. The Investor Members are owned by various unaffiliated institutional investors. The Solar Project Companies pay Nautilus Solar Solutions, LLC (“Nautilus”), an affiliate of the Solar Project Companies, fees in connection with operations management as well as ongoing asset management of the Solar Facilities. At inception, the Investor Members committed to make capital contributions to Solar Project Companies, which generally may require adjustment if the actual Investment Tax Credits to the Investor Members differ from the forecasted amounts at the time the Investor Members are admitted.
The Solar Project Companies have concluded that the Subsidiaries are VIEs. The Solar Project Companies have the power to direct the activities that most significantly impact Subsidiaries’ economic performance and an obligation to absorb potential losses or benefits that could be significant to the Subsidiaries. Therefore, the Solar Project Companies are the primary beneficiaries of the Subsidiaries and will consolidate the Subsidiaries for financial reporting purposes.
Non-controlling interest
Pursuant to each of the Subsidiary Operating Agreements, the Investor Members granted the Subsidiaries the option to purchase their interest for a period of six-months, commencing on the dates described in the various Subsidiary Operating Agreements, for an amount equal to the greater of (a) the fair market value of the Investor Member’s interest, as determined by appraisal or (b) the Class A Residual Value, which is further described in the respective Subsidiary Operating Agreements. Pursuant to the Dundas and Mangata Operating Agreements, Virgo DW MM Holdco, LLC and Virgo Mangata MM Holdco, LLC, respectively, granted their Investor Members the option to purchase their interests for a period of six-months, commencing on the dates described in the Dundas and Mangata Operating Agreements, for an amount equal to the fair market value of the Investor Member’s interest plus all unpaid preferred distributions. Due to the withdrawal term within the Dundas and Mangata Operating Agreements, their non-controlling interest is a redeemable non-controlling interest.

Non-controlling interest represents a third-party interest in the net assets under certain funding arrangements that the Solar Project Companies have entered into to finance the cost of the Solar Facilities. The Solar Project Companies have determined that the contractual provisions represent substantive profit-sharing arrangements.
The Solar Project Companies have further determined that the appropriate methodology for calculating the non-controlling interest balance that reflects the substantive profit-sharing arrangements is a balance sheet approach using the hypothetical liquidation at book value (HLBV) method. The Solar Project Companies therefore determine the amount of the non-controlling interests in the net assets at each balance sheet date using the HLBV method, which is presented on the balance sheet as non-controlling interest. Under the HLBV method, the amounts reported as non-controlling interest in the balance sheet represent the amounts the third parties would hypothetically receive at each balance sheet date under the liquidation provisions of the agreements, assuming the net assets of the funds were liquidated at the recorded amounts determined in accordance with GAAP and distributed to the third parties. The third party’s interest in the results of operations of the funds is determined as the difference in non-controlling interest balance in the balance sheet between the start and end of the reporting period, after considering any capital transactions.
Estimates
The preparation of combined financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Actual results could differ from those estimated.

Cash and cash equivalents
Cash and cash equivalents include all cash balances on deposit with financial institutions and highly liquid investments with a maturity of three months or less at the date of acquisition.
Restricted cash includes cash held with financial institutions for funding debt service payments and operating expenses of the Solar Project Companies. Restricted cash is not considered a cash or cash equivalent.
Concentration of credit risk
The Solar Project Companies maintain their cash in bank deposit accounts which, at times, may exceed federally insured limits. The Solar Project Companies have not experienced any losses in such accounts. The Solar Project Companies believe they are not exposed to any significant credit risk on cash and cash equivalents.
Economic concentrations
The Solar Project Companies’ operations are based on the demand for electricity from commercial Solar Facilities located in various states as described in Note 1. Future operations could be affected by changes in the economic or other conditions in those geographic areas or by changes in the demand for renewable energy generated by solar energy systems.
Accounts receivable, net
Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management closely monitors outstanding balances and provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that remain outstanding after management has used reasonable collection efforts are generally written off through a charge to bad debt expense and a credit to allowance for doubtful accounts. As of December 21, 2020, the balance of the allowance for doubtful accounts was $251,958.

Fixed assets
Fixed assets are recorded at cost. Expenditures for maintenance and repairs are charged against operations as incurred. Renewals and betterments that materially extend the lives of the assets are capitalized. When assets are sold or otherwise disposed of, the resulting gain or loss is reflected in the current period’s operations.
Depreciation
Depreciation of fixed assets is computed on the straight-line method over the estimated useful lives of the related Solar Facilities’ assets. Energy property and related sitework is depreciated over an estimated useful life of 25 years. Depreciation expense was $4,728,769 for the period January 1, 2020 to December 21, 2020.
Amortization
Amortization of intangible assets is computed on the straight-line basis over the estimated useful lives of the underlying assets. Interconnection costs and subscription agreement costs are amortized over 25 years. Amortization expense was $465,619 for the period January 1, 2020 to December 21, 2020. Amortization expense is estimated to be $620,796 for each of the next five years.
As of December 21, 2020, the gross carrying amount and accumulated amortization of intangible assets subject to amortization are as follows:

	Gross Asset	Accumulated Amortization	Net Carrying Amount
Interconnection costs	$12,314,943	$(525,132)	$11,789,811
Subscription agreement costs	3,499,037	(226,874)	3,272,163

	$15,813,980	$(752,006)	$15,061,974

Asset retirement obligations

Pursuant to land lease agreements and decommissioning agreements with the respective towns (See Note 7), each Solar Facility has a legal retirement obligation to remove the respective solar facility and restore the site to its pre-installation condition after ceasing operations.
The asset retirement obligations are recognized at fair value in the period in which they are incurred and the carrying amount of the related long-lived assets are correspondingly increased. Over time, the liabilities are increased to their expected future value, with the inter-period change charged to asset retirement accretion expense. The corresponding assets capitalized at inception are depreciated over their useful lives.
Impairment of long-lived assets
The Solar Project Companies review their long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. Recoverability is measured by a comparing of the carrying amount of an asset to the future net undiscounted cash flow expected to be generated by the asset and any estimated proceeds from the eventual disposition of the asset. If the long-lived assets are considered to be impaired, the impairment to be recognized is the excess of the carrying amount of the asset over its fair value as determined by an appraisal, discounted cash flows analysis, or other valuation technique. There was no impairment loss recognized for the period January 1, 2020 to December 21, 2020.
Amortization of debt issuance costs
The Solar Project Companies present debt issuance costs as an offset against debt on its combined financial statements. Debt issuance costs are amortized on a straight-line basis over the life of the associated loans. For period January 1, 2020 to December 21, 2020, the Solar Project Companies recognized debt issuance cost amortization of $208,537 on the combined statement of operations, and it is included as a component of interest expense.
Derivatives and hedging activities
The Solar Project Companies recognize all derivatives on the combined balance sheet at fair value. Derivatives that do not qualify for the hedge accounting are adjusted to fair value through income. If the derivative is a hedge instrument, depending on the nature of the hedge transaction, the changes in the fair value of derivative instrument are either offset against the earnings of the hedged item or recognized in other comprehensive income (loss) in members’ capital until the hedged item is recognized in earnings. The ineffective portion of a derivative hedge instrument is immediately recognized in earnings. The Solar Project Companies are a party to a derivative financial instrument for the purpose of limiting their exposure to interest rate fluctuations through the use of interest rate swaps. Derivatives are held only for the purpose of hedging or limiting such risks, not for speculation. As of December 21, 2020, none of Solar Project Companies’ derivative financial instruments qualify as hedges.
Fair value measurements
The Solar Project Companies apply the accounting provisions related to fair value measurements. These provisions define fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, establish a hierarchy that prioritizes the information used in developing fair value estimates and require disclosure of fair value measurements by level within the fair value hierarchy. The hierarchy gives the highest priority to quoted prices in active markets (Level 1 measurements) and the lowest priority to unobservable data (Level 3 measurements), such as the reporting entity’s own data. These provisions also provide valuation techniques, such as the market approach (comparable market prices), the income approach, (present value of future income or cash flows) and the cost approach (cost to replace the service capacity of an asset or replacement cost).
A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels of valuation hierarchy are defined as follows:

Level 1:	Observable inputs such as quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2:	Inputs other than quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
Level 3:	Unobservable inputs that reflect the Solar Project Companies’ own assumptions.
The methods described above may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, although the valuation methods are determined to be appropriate within the industry, the use of different methodologies or assumptions to determine the fair value of certain assets and liabilities could result in a different estimate of fair value at the reporting date.

The table below presents amounts at December 21, 2020 for significant items measured at fair value on a recurring basis classified as a Level 2 measurement. The fair value of the interest rate swap is based on notional amounts, interest rates, maturity date and other contract terms. The fair value of the interest rate swap contract is valued using a third party.

12/21/2020
Interest rate swap liability	$1,247,021

The table below presents amounts at December 21, 2020 for significant items measured at fair value on a recurring basis at a Level 3 measurement. The fair value of the asset retirement obligations is based on significant unobservable inputs classified within Level 3 of the valuation hierarchy. When a determination is made to classify within Level 3 of the valuation hierarchy, the determination is based upon the significance of the unobservable factors to the overall fair value measurement. However, Level 3 fair value measurements typically include, in addition to the unobservable or Level 3 components, observable components that can be validated to observable external sources; accordingly, the fair values in the table below are due in part to observable factors that are part of the valuation methodology.

12/21/2020
Asset retirement obligations, as determined by the net present value method (See Note 7)	$509,102

Revenue recognition
Customers purchase electricity from the Solar Project Companies under power purchase agreements and subscription agreements. The Solar Project Companies evaluate their power purchase agreements and subscription agreements to determine whether they are leases pursuant to Financial Accounting Standards Board Accounting Standards Codification 840, Leases. The Solar Project Companies have determined that their power purchase agreements and subscription agreements are not leases. Revenue is recognized based upon the amount of electricity delivered and the rates specified by the power purchase agreements and subscription agreements.
Customers also purchase net metering credits from the Solar Project Companies under master utility credit purchase agreements. The Solar Project Companies evaluate their master utility credit purchase agreements to determine whether they are leases pursuant to Financial Accounting Standards Board Accounting Standards Codification 840, Leases. The Solar Project Companies have determined that their master utility credit purchase agreements are not leases. Revenue is recognized based upon the amount of net metering credits delivered and the rates specified by the master utility credit purchase agreements.
In certain jurisdictions, solar energy systems generate renewable energy certificates (RECs). One REC is earned for each megawatt hour of energy produced. RECs can be saved, sold, traded or retired at the option of the owner. The Solar Project Companies recognize revenue attributable to the sale of RECs upon collection of the associated cash. The Solar Project Companies do not recognize on their balance sheet any value associated with RECs held by the Solar Project Companies for sale, delivery, or for any other purpose.
The Solar Project Companies recognize incentive income in connection with installing and operating Solar Facilities within the state of New York. Incentive income is recognized when all of the requisite performance obligations have been satisfied in accordance with the NY-Sun Initiative Commercial/Industrial Program.
Income taxes
Income taxes on the Solar Project Companies’ income are levied on the members at the member level. Accordingly, no provision for income tax is reflected in the accompanying combined financial statements.
The preparation of combined financial statements in accordance with accounting principles generally accepted in the United States of America requires the Solar Project Companies to report information regarding their exposure to various tax positions taken by the Solar Project Companies. Management has determined whether any tax positions have met the recognition threshold and has measured the Solar Project Companies’ exposure to those tax positions. Management believes that the Solar Project Companies have adequately addressed all relevant tax positions and that there are no unrecorded tax liabilities. Federal and state tax authorities generally have the right to examine and audit the previous three years of tax returns filed. Any interest or penalties assessed onto the Solar Project Companies are recorded in operating expenses. No interest or penalties from federal or state tax authorities were recorded in the accompanying combined financial statements.

Recent and pending accounting pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes FASB ASC Topic 840, Leases, and makes other conforming amendments to U.S. GAAP. ASU 2016-02 requires, among other changes to the lease accounting guidance, lessees to recognize most leases on-balance sheet via the right of use asset and lease liability, and additional qualitative and quantitative disclosures. The standard will be effective for the Solar Project Companies for annual periods beginning after December 15, 2021, permits early adoption, and mandates a modified retrospective transition method. The Solar Project Companies are currently evaluating the effect of the standard on the combined financial statements. It is not expected to have a material effect.
3. Loans payable
The Solar Project Companies have loans with various financial institutions to finance the development, construction, ownership and operation of the Solar Facilities. The terms of these loans are summarized below:

Borrower	Loan Date	Construction Loan Amount	Conversion Date	Permanent Loan Amount	Effective Interest Rate	Maturity Date	Balance at 12/21/2020
VH II Holdco I, LLC	3/6/2018	N/A	N/A	9,400,000[1]	5.90%	9/6/2028	7,607,179
VH II Holdco II, LLC	11/21/2018	2,550,000[1]	5/21/2019	2,550,000[1]	6.62%	5/21/2029	2,197,489
Dundas	12/28/2017	30,000,000[2]	7/13/2018	17,176,772[2]	6.36%	7/13/2024	16,047,329
Virgo Charlestown MA MM	12/23/2019	N/A	N/A	7,000,000[1]	4.61%	6/23/2030	6,862,358
Chester NY 1, LLC	8/3/2018	4,361,211[3]	2/10/2020	2,673,624[2]	N/A	2/10/2026	2,611,501
Greenville NY 1, LLC	8/9/2018	3,944,718[3]	3/11/2020	3,026,304[2]	N/A	3/11/2026	2,964,549
Westtown NY 1, LLC	8/7/2018	4,559,000[3]	2/7/2020	3,303,939[2]	N/A	2/7/2026	3,246,286
SynerGen Panorama, LLC	2/25/2019	14,369,221[4]	7/10/2020	10,080,000[2]	N/A	7/10/2026	9,974,083
Helen Solar, LLC	9/6/2019	10,457,869[5]	N/A	N/A	N/A	8/18/2020	—
Northfield Solar, LLC	9/6/2019	11,055,627[5]	N/A	N/A	N/A	8/18/2020	—
Walcott Solar, LLC	9/6/2019	10,565,695[5]	N/A	N/A	N/A	8/18/2020	—
Warsaw Solar, LLC	9/6/2019	5,233,578[5]	N/A	N/A	N/A	8/18/2020	—
Mangata	8/18/2020	N/A	N/A	28,560,000[6]	5.15%	7/20/2027	28,184,611

		97,096,919		83,770,639			79,695,385

1	The loans have a fix interest rate ranging from 4.61% to 5.75%

2	The loans have a fix interest rate ranging from 3.20% to 4.25% plus a variable rate as described in the loan agreements.

3	The loans have a fix interest rate of 2.50% plus a variable rate as described in the loan agreements. The interest rate may not fall below 7.00%.

4	The loans have a fix interest rate of 4.00% plus a variable rate as described in the loan agreements. The interest rates may not fall below 7.50%.

5	The loans have a fix interest rate of 1.00% plus a variable rate as described in the loan agreements. The interest rates may not fall below 6.50%.

6	The loan was entered into as a permanent loan upon the conversion of the construction loans of Helen, Northfield, Walcott, and Warsaw.
The Construction Loans have interest only payments that are due in accordance with the various loan agreements. The Permanent Loans have quarterly principal and interest payments due in amounts sufficient to amortize the balance of the loans over their remaining terms.
For the period January 1, 2020 to December 21, 2020, the Solar Project Companies incurred $4,013,725 of interest expense on these loans including the amortization of debt issuance costs. At December 21, 2020, $527,614 of interest remained payable. Interest capitalized to fixed assets for the period January 1, 2020 to December 21, 2020 was $1,071,607.
Debt issuance costs are being amortized to interest expense over the terms of the respective Permanent Loans.

12/21/2020
Principal balance	$79,695,385
Less: unamortized debt issuance costs	(2,910,979)

Note payable, net of unamortized debt issuance costs	$76,784,406

The aforementioned loans were repaid in full on December 22, 2020 (See Note 10).
4. Interest rate swap
During 2017, Dundas entered into fixed-for-floating interest rate swap agreement to reduce the potential impact of future changes in interest rates on the variable rate debt. All interest rate swaps are recognized at fair value on the accompanying combined balance sheet, with any changes in fair value recognized as other income or expense in the accompanying combined statement of operations. The Solar Project Companies have not designated any interest rate swaps as hedging instruments.
On December 15, 2017, in conjunction with the Master Agreement, Dundas entered into a fixed-for-floating interest rate swap agreement with 1st Source Bank. The interest rate swap is effective for the period beginning on June 15, 2018 and ending June 15, 2024. The initial notional amount of the contract was $17,176,772, which represents 100% of the 1st Source Bank Loan Commitment. Under the interest rate swap, Dundas pays 1st Source Bank fixed interest at the rate of 5.775%; 1st Source Bank pays Dundas a floating-rate of interest equal to a rate of 3.20% per annum plus the 90-day LIBOR. For the period January 1, 2020 to December 21, 2020, the net change in the mark-to-market valuation of the interest rate swap, as determined by 1st Source Bank, is $629,475 and is included in unrealized loss on swap fair value on the accompanying combined statement of operations. As of December 21, 2020, the mark-to-market valuation of the interest rate swap, as determined by 1st Source Bank, is $1,247,021.
As of December 21, 2020, Dundas had an interest rate swap outstanding as follows:

	Aggregate Notional Amount	Gross Liability at Fair Value	Change in Fair Value
Interest rate swap	$16,047,329	$1,247,021	$629,475
The aforementioned interest rate swap was settled on December 22, 2020 when the related loan payable was repaid (See Note 10).

5. Related party transactions
Operation and maintenance services fee
Pursuant to the maintenance agreements between each Solar Facility and Nautilus, Nautilus is compensated with annual fees of $211,016 that are prorated for partial years and increase by 2% annually. Additional service fees are invoiced at the then hourly rates as provided in each maintenance agreement. The fees are payable on a quarterly basis and accrue if unpaid. Maintenance services provided by Nautilus include the repair and maintenance of solar energy systems, inspection of all equipment, and reporting. For the period January 1, 2020 to December 21, 2020, the Solar Facilities collectively incurred maintenance services fees of $397,047. As of December 21, 2020, maintenance service fees of $1,495 were accrued and are included in the accompanying combined balance sheet.
Asset management fees
Pursuant to the asset management agreements between each Solar Facility and Nautilus, Nautilus is to provide a range of services related to managing the operations of the Solar Facilities beginning when the facilities are placed in service. For these services, Nautilus is compensated with annual fees of $269,954 that are prorated for partial years and increase by 2% annually. Additional asset management fees are invoiced at the then hourly rates as provided in each asset management agreement. The fees are payable on a quarterly basis and accrue if unpaid. For the period January 1, 2020 to December 21, 2020, the Solar Facilities collectively incurred asset management fees of $302,188. As of December 21, 2020, asset management fees of $8,551 were accrued and are included in the accompanying combined balance sheet.
Preferred distributions
Pursuant to the Subsidiary Operating Agreements, beginning at the end of the first quarter following the third installment and ending on the Flip Date, quarterly distributions are due to the Investor Members equal to one-quarter of 2% to 3% (see Note 1) of the Investor Members’ paid-in capital (“Preferred Distributions”). For the period January 1, 2020 to December 21, 2020, the Solar Project Companies have incurred and paid $690,992 of Preferred Distributions.
Priority distributions
Pursuant to the Subsidiary Operating Agreements, beginning at the end of the first quarter following the third installment and on the Flip Date, the Subsidiaries shall receive quarterly distributions equal to 25% of the amount listed in the Subsidiary Operating Agreements. Any unpaid priority distributions shall not accrue at period-end. There were no priority distributions for the period January 1, 2020 to December 21, 2020.
Developer fees
Developer fees with Nautilus include direct cost of construction, permits, materials, labor, overhead costs, and purchase price of project companies with pre-construction costs, costs for land, if applicable, and other costs for developing a solar energy facility. Development costs can also include legal, consulting, permitting, interconnection and other similar costs. For the period January 1, 2020 to December 21, 2020, the Solar Project Companies have incurred and paid $4,500,000 of developer fees which have been capitalized to energy property and sitework.
Due to related parties
Virgo and Nautilus prepaid certain expense on behalf of the Solar Project Companies. The amount is non-interest bearing and due on demand. As of December 21, 2020, $27,943 remained payable to Virgo and Nautilus and is included “due to related party” on the combined balance sheet.

6. Land leases
The Solar Project Companies operate several of the Solar Facilities on leased land classified as operating leases. Additionally, the Solar Facilities are responsible for real estate taxes and other leasehold costs. At the end of the lease terms, the Solar Facilities are obligated to restore the properties to the same condition they were in prior to the start of site development (see Note 7).
The amounts of future minimum lease payments due for the next five years and thereafter are as follows:

2021	$526,918
2022	527,699
2023	528,487
2024	529,284
2025	530.090
Thereafter	9,810,506

Total	$12,452,984

7. Asset retirement obligations
Pursuant to the various land lease agreements and various decommissioning agreements, the Solar Facilities have a legal retirement obligation in connection with the construction of the Solar Facilities. The asset retirement obligations are recognized as a liability in the accompanying combined balance sheet as of December 21, 2020 as summarized below.

12/21/2020
Asset retirement obligation beginning of year	$406,059
Additions to asset retirement obligation	71,994
Accretion expense	31,049

Asset retirement obligation end of year	$509,102

8. Investment tax credits
Pursuant to Section 48 of the Code, the owner of qualified solar energy property is eligible to receive Investment Tax Credits in an amount equal to 30% of the eligible cost of the qualified solar energy property. The Investment Tax Credits are generally available for use by the members on the date the qualified solar energy property commences operations and has a five-year recapture period. During the recapture period, the Solar Project Companies must comply with certain requirements in order to retain the Investment Tax Credits. Failure to meet such requirements may result in recapture of the Investment Tax Credits.
As of December 21, 2020, the Solar Project Companies have generated an estimated $39,825,147 of Investment Tax Credits from qualified solar energy property.
9. COVID-19
The spread of a novel strain of coronavirus (COVID-19) beginning in the first quarter of 2020 has caused significant volatility in U.S. markets. There is significant uncertainty around the breadth and duration of business disruptions related to COVID-19, as well as its impact on the U.S. economy. The extent of the impact of COVID-19 on the Solar Project Companies’ operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, and the impact on customers, employees and vendors, all of which are uncertain and cannot be determined at this time.

10. Subsequent events
On December 22, 2020, the Solar Project Companies entered into a Membership Interest Purchase Agreement with APA Finance, LLC (“APA”) where Virgo transferred its interest in the Solar Project Companies to APA. Proceeds from the sale were used to repay all of the loans payable mentioned in Note 3.
Subsequent events have been evaluated through July 30, 2021, which is the date the combined financial statements were available to be issued, and there were no additional subsequent events requiring disclosure.

CERTIFIED PUBLIC ACCOUNTANTS
Report of Independent Auditors
To the Members of
Altus Power America Management, LLC Solar Project Companies:
Report on the Combined Financial Statements
We have audited the accompanying combined financial statements of VH II Holdco I, LLC, VH II Holdco II, LLC, Virgo DW MM Holdco, LLC, Virgo Charlestown MA MM Holdco, LLC, Virgo Charlestown NY MM Holdco, LLC, Virgo Skipjack MM Holdco, LLC, and Virgo Mangata MM Holdco, LLC (collectively, the “Solar Project Companies”), which comprise the combined balance sheet as of December 31, 2019 and the related combined statements of operations, changes in members’ equity, and cash flows for the year then ended and the related notes to the combined financial statements.
Management’s Responsibility for the Combined Financial Statements
Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on these combined financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Solar Project Companies as of December 31, 2019, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.
3025 North Wooster Avenue, Dover, Ohio 44622
www.novoco.com | 330.365.5400

Change in Accounting Principle
As discussed in Note 2 to the combined financial statements, the Solar Project Companies adopted a change in accounting principle related to revenue recognition and the presentation and disclosure of the statements of cash flows. Our opinion is not modified with respect to that matter.
Novogradac & Company LLP
/s/ Novogradac & Company LLP
Dover, Ohio
July 30, 2021

THE SOLAR PROJECT COMPANIES
MANAGED BY ALTUS POWER AMERICA MANAGEMENT, LLC
COMBINED BALANCE SHEET
December 31, 2019

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$8,135,543
Accounts receivable, net	783,226
Prepaid expenses	227,857
Prepaid lease	26,152
Deposits	280,000

Total current assets	9,452,778
FIXED ASSETS
Land	1,029,860
Energy property	93,128,821
Sitework	5,239,103
Construction in progress	35,029,923

Fixed assets	134,427,707
Less: accumulated depreciation	(5,205,621)

Fixed assets, net	129,222,086
OTHER ASSETS
Prepaid lease	614,577
Restricted cash	3,618,486
Decommissioning bonds	586,572
Intangible assets, net	6,077,102

Total other assets	10,896,737
Total assets	$149,571,601

see accompanying notes

THE SOLAR PROJECT COMPANIES
MANAGED BY ALTUS POWER AMERICA MANAGEMENT, LLC
COMBINED BALANCE SHEET (CONTINUED)
December 31, 2019

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$1,978,097
Accrued operation and maintenance fee—related party	40,631
Accrued asset management fee—related party	29,790
Due to related party	75,705
Accrued interest	324,253
Customer discount payable	38,357
Accrued developer fee—related party	665,000
Current portion of loans payable	6,766,016

Total current liabilities	9,917,849
LONG-TERM LIABILITIES
Fair value of swap	617,546
Loans payable, net	73,859,191
Asset retirement obligation	406,059

Total long-term liabilities	74,882,796
TOTAL LIABILITIES	84,800,645
MEMBERS’ EQUITY
Managing Members	42,852,630
Noncontrolling interest	21,918,326

Total members’ equity	64,770,956

Total liabilities and members’ equity	$149,571,601

see accompanying notes

THE SOLAR PROJECT COMPANIES
MANAGED BY ALTUS POWER AMERICA MANAGEMENT, LLC
COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2019

REVENUE
Net metering credits, net	$1,541,760
Electricity sales, net	2,501,055
Renewable energy certificates	1,792,333

Total revenue	5,835,148
OPERATING EXPENSES
Property taxes	169,426
Insurance	111,033
Rent expense	212,647
Operations and maintenance fees	243,772
Asset management fees	271,176
Professional fees	248,558
Subscription management fees	126,286
General and administrative	375,546

Total operating expenses	1,758,444

Income from operations	4,076,704
OTHER INCOME (EXPENSES)
Incentive income	912,815
Interest income	14,633
Interest expense	(3,084,635)
Depreciation expense	(3,246,398)
Amortization expense	(188,404)
Accretion expense	(5,241)
Unrealized loss on swap fair value	(592,388)

Net other income (expenses)	(6,189,618)

Net loss	(2,112,914)
Net loss attributable to noncontrolling interest	(4,705,113)

Net income attributable to managing members	$2,592,199

see accompanying notes

THE SOLAR PROJECT COMPANIES
MANAGED BY ALTUS POWER AMERICA MANAGEMENT, LLC
COMBINED STATEMENT OF CHANGES IN MEMBERS’ EQUITY
For the Year Ended December 31, 2019

	Managing Members	Noncontrolling Interest	Total Members’ Equity
BALANCE, JANUARY 1, 2019	$17,215,195	$18,222,179	$35,437,374
Capital contributions	45,079,394	9,399,180	54,478,574
Return of capital	(22,034,158)	—	(22,034,158)
Preferred distributions	—	(387,574)	(387,574)
Net income (loss)	2,592,199	(4,705,113)	(2,112,914)
Syndication	—	(610,346)	(610,346)

BALANCE, DECEMBER 31, 2019	$42,852,630	$21,918,326	$64,770,956

see accompanying notes

THE SOLAR PROJECT COMPANIES
MANAGED BY ALTUS POWER AMERICA MANAGEMENT, LLC
COMBINED STATEMENT OF CASH FLOWS
For the Year Ended December 31, 2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,112,914)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation expense	3,246,398
Amortization expense	188,404
Amortization expense—prepaid lease	13,076
Accretion expense	5,241
Interest expense—debt issuance cost	101,296
Unrealized loss on swap fair value	592,388
Bond interest income	(5,063)
Changes in operating assets and liabilities:
Accounts receivable, net	(411,700)
Prepaid expenses	(12,570)
Accounts payable and accrued expenses	265,263
Accrued operation and maintenance fee—related party	19,792
Accrued asset management fee—related party	18,176
Due to related party	75,305
Accrued interest	192,665
Customer discount payable	29,667

Net cash provided by operating activities	2,205,424

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(25,024,473)
Purchase of intangible assets	(300,000)

Net cash used in investing activities	(25,324,473)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on loans payable	(11,107,178)
Construction costs payable	(279,248)
Proceeds from loans payable	31,408,332
Capital contributions—Investor Members	9,399,180
Capital contributions—Managing Members	670
Preferred distributions—Investor Member	(397,234)
Return of capital—Managing Members	(4,001,631)
Payments of debt issuance costs	(12,900)
Payments of syndication costs	(397,286)

Net cash provided by financing activities	24,612,705

NET INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	1,493,656
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT BEGINNING OF YEAR	10,260,373

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT END OF YEAR	$11,754,029

see accompanying notes

THE SOLAR PROJECT COMPANIES
MANAGED BY ALTUS POWER AMERICA MANAGEMENT, LLC
COMBINED STATEMENT OF CASH FLOWS (CONTINUED)
For the Year Ended December 31, 2019

Cash and cash equivalents	$8,135,543
Restricted cash	3,618,486

Total cash, cash equivalents and restricted cash	$11,754,029

SUPPLEMENTAL DISCLOSURE OF CASH FLOW ACTIVITIES:
Cash paid for interest	$1,900,204

Interest capitalized to energy property as a portion of property contributions	$1,692,703

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Increase in energy properties and asset retirement obligations	$400,818

Increase in deposits, energy properties, sitework, land, decommissioning bonds, intangible assets, and capital contributions	$45,078,724

Increase in deposits, energy properties, sitework, land, decommissioning bonds, intangible assets, accounts payable and accrued expenses, accrued developer fee, and loans payable	$15,585,371

Increase in loans payable, return of capital, and syndication costs	$18,245,587

Release of loan proceeds reserve	$37,425

see accompanying notes

THE SOLAR PROJECT COMPANIES
MANAGED BY ALTUS POWER AMERICA MANAGEMENT, LLC
NOTES TO COMBINED SOLAR PROJECT COMPANIES FINANCIAL STATEMENTS
December 31, 2019
1. Organization
Due to the homogeneous nature and the common management of the Solar Project Companies (defined in Note 2), their financial statements have been combined for the year ended December 31, 2019.
Each Solar Project Company is a Delaware limited liability company and was formed for the purpose of directly or indirectly investing in entities that acquire, own, develop, construct, manage and operate commercial solar facilities in a manner that qualifies for investment tax credits (the “Investment Tax Credit”) pursuant to Section 48 of the Internal Revenue Code (the “Code”).
Under the terms of each respective Limited Liability Company Agreement (the “Operating Agreements”), all of the Solar Project Companies, with the exception of Virgo Mangata MM Holdco, LLC, are wholly owned by Virgo Helios II, LLC. Virgo Mangata MM Holdco, LLC is wholly owned by Virgo Helios III, LLC. Virgo Helios II, LLC and Virgo Helios III, LLC are collectively referred to as “Virgo.” As of December 31, 2019, Virgo has contributed $87,841,488 to the Solar Project Companies. As of December 31, 2019, Virgo has received a return of capital of $47,115,886.
The combined financial statements include all accounts of the Solar Project Companies, their Subsidiaries (defined below), and the Subsidiaries’ wholly owned Solar Facilities (defined below).

Solar Project Companies	Formation Date	Subsidiaries
VH II Holdco I, LLC	8/17/2017	VH II Westport Holdco, LLC (“Westport”)
VH II Holdco II, LLC	10/23/2017	VH II Wareham Holdco, LLC (“Wareham”)
Virgo DW MM Holdco, LLC	10/16/2017	Virgo DW Holdco, LLC (“Dundas”)
Virgo Charlestown MA MM Holdco, LLC	8/22/2018	Virgo Charlestown MA Holdco, LLC (“Charlestown MA”)
Virgo Charlestown NY MM Holdco, LLC	11/19/2018	Virgo Charlestown NY Holdco, LLC (“Charlestown NY”)
Virgo Skipjack MM Holdco, LLC	8/21/2018	Virgo Skipjack Holdco, LLC (“Skipjack”)
Virgo Mangata MM Holdco, LLC	4/10/2019	Virgo Mangata Holdco, LLC (“Mangata”)
The Subsidiaries
The Subsidiaries are Delaware limited liability companies and were formed for the purpose of investing in commercial solar facilities that are owned and operated in a manner that qualifies for the Investment Tax Credit.

The terms of the Amended and Restated Operating Agreements (“Subsidiary Operating Agreements”) of each Subsidiary are summarized below:

Subsidiary	Investor Members (Noncontrolling Interest)	Contributions Made to Date	Preferred Return	Expected Flip Date
Westport	Peoplesbank & The Cape Code Five Cents Savings Bank	$6,174,175	2.25%	6/20/2023
Wareham	Peoplesbank & The Cape Code Five Cents Savings Bank	$1,689,105	2.25%	6/20/2023
Dundas	1st Source Solar 1, LLC	$10,526,919	2.00%	12/31/2024
Charlestown MA	Peoplesbank & Institution for Savings in Newburyport and Its Vicinity	$4,623,437	2.50%	11/17/2024
Charlestown NY	Nelnet, Inc.	$5,000,339	3.00%	2/13/2025
Skipjack	Nelnet, Inc.	$931,284	3.00%	12/24/2024
Mangata	Amalgamated Bank	$—	3.00%	1/20/2026
The Subsidiaries’ ownership is structured as a partnership flip (“Flip”). Pursuant to the general terms of the Flip, the members have agreed to allocate items of income, loss, and cash interest allocations as outlined in the respective Subsidiary Operating Agreements.
As of December 31, 2019, the Subsidiaries wholly own the following commercial solar power facilities (“Solar Facilities”):

Parent	Wholly-owned Project Company Subsidiaries	City, State	MW (DC)	Operations Commenced
Westport	VH II Grafton, LLC	Grafton, MA	1.319	December 20, 2017
Westport	VH II Haverhill, LLC	Haverhill, MA	1.363	November 16, 2017
Westport	VH II Westport, LLC	Westport, MA	2.700	September 25, 2017
Wareham	Squirrel Island Solar, LLC	Wareham, MA	1.402	December 20, 2017
Dundas	Dundas Solar Holdings, LLC	Northfield, MN	6.600	February 28, 2018
Dundas	Waterville Solar Holdings, LLC	Le Sueur County, MN	6.635	February 28, 2018
Charlestown MA	Hopkinton MA 1, LLC	Hopkinton, MA	2.765	April 18, 2019
Charlestown MA	Carver MA 2, LLC	Carver, MA	2.842	May 17, 2019
Charlestown NY	Westtown NY 1, LLC	Westtown, NY	2.830	May 9, 2019
Charlestown NY	Greenville NY 1, LLC	Port Jervis, NY	2.300	August 13, 2019
Charlestown NY	Chester NY 1, LLC	Chester, NY	2.710	July 25, 2019
Skipjack	SynerGen Panorama, LLC	Fort Washington, MD	6.610	June 24, 2019
Mangata	Helen Solar, LLC	Plato, MN	5.649	July 20, 2020
Mangata	Northfield Solar, LLC	Rice County, MN	7.070	July 13, 2020
Mangata	Walcott Solar, LLC	Faribault, MN	5.719	July 20, 2020
Mangata	Warsaw Solar, LLC	Rice County, MN	2.863	June 17, 2020

Combination policy
The accompanying combined financial statements include the accounts of VH II Holdco I, LLC, VH II Holdco II, LLC, Virgo DW MM Holdco, LLC, Virgo Charlestown MA MM Holdco, LLC, Virgo Charlestown NY MM Holdco, LLC, Virgo Skipjack MM Holdco, LLC, and Virgo Mangata MM Holdco, LLC (collectively, the “Solar Project Companies”), all of which are under common control.
Basis of accounting and principles of combination
The Solar Project Companies prepare their combined financial statements on the accrual basis of accounting consistent with accounting principles generally accepted in the United States of America (GAAP), which reflect the accounts and operations of the Solar Project Companies and those of their subsidiaries in which the Solar Project Companies have a controlling financial interest. All intercompany transactions and balances have been eliminated upon combination.

Variable interest entities
The Solar Project Companies consolidate a variable interest entity (“VIE”) when the Solar Project Companies are the primary beneficiaries. The primary beneficiary of a VIE is generally the party that has the power to direct the activities that most significantly impact the performance of the entity and the obligation to absorb losses or the right to receive benefits that could potentially be significant to the entity.
VIEs are entities that lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders, as a group, lack one or more of the following characteristics: (a) the direct or indirect ability to make decisions; (b) the obligation to absorb expected losses; or (c) the right to receive expected residual returns. VIEs must be evaluated quantitatively and qualitatively to determine the entity that has (a) the power to direct activities of a VIE that most significantly impact the VIEs economic performance and (b) the obligation to absorb losses of the VIE that could potentially be significant to the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE. Such entity is deemed the primary beneficiary of the VIE and consolidates the VIE for financial reporting purposes.
The Solar Project Companies are the managing member of the Subsidiaries, with a pre-flip ownership interest of 1%. The Investor Members are tax credit equity investors with a pre-flip ownership interest of 99%. The Investor Members are owned by various unaffiliated institutional investors. The Solar Project Companies pay Nautilus Solar Solutions, LLC (“Nautilus”), an affiliate of the Solar Project Companies, fees in connection with operations management as well as ongoing asset management of the Solar Facilities. At inception, the Investor Members committed to make capital contributions to Solar Project Companies, which generally may require adjustment if the actual Investment Tax Credits to the Investor Members differ from the forecasted amounts at the time the Investor Members are admitted.
The Solar Project Companies have concluded that the Subsidiaries are VIEs. The Solar Project Companies have the power to direct the activities that most significantly impact Subsidiaries’ economic performance and an obligation to absorb potential losses or benefits that could be significant to the Subsidiaries. Therefore, the Solar Project Companies are the primary beneficiaries of the Subsidiaries and will consolidate the Subsidiaries for financial reporting purposes.

Non-controlling interest
Pursuant to each of the Subsidiary Operating Agreements, the Investor Members granted the Subsidiaries the option to purchase their interest for a period of six-months, commencing on the dates described in the various Subsidiary Operating Agreements, for an amount equal to the greater of (a) the fair market value of the Investor Member’s interest, as determined by appraisal or (b) the Class A Residual Value, which is further described in the respective Subsidiary Operating Agreements. Pursuant to the Dundas and Mangata Operating Agreements, Virgo DW MM Holdco, LLC and Virgo Mangata MM Holdco, LLC, respectively, granted their Investor Members the option to purchase their interests for a period of six-months, commencing on the dates described in the Dundas and Mangata Operating Agreements, for an amount equal to the fair market value of the Investor Member’s interest plus all unpaid preferred distributions. Due to the withdrawal term within the Dundas and Mangata Operating Agreements, their non-controlling interest is a redeemable non-controlling interest.
Non-controlling interest represents a third-party interest in the net assets under certain funding arrangements that the Solar Project Companies have entered into to finance the cost of the Solar Facilities. The Solar Project Companies have determined that the contractual provisions represent substantive profit-sharing arrangements.
The Solar Project Companies have further determined that the appropriate methodology for calculating the non-controlling interest balance that reflects the substantive profit-sharing arrangements is a balance sheet approach using the hypothetical liquidation at book value (HLBV) method. The Solar Project Companies therefore determine the amount of the non-controlling interests in the net assets at each balance sheet date using the HLBV method, which is presented on the balance sheet as non-controlling interest. Under the HLBV method, the amounts reported as non-controlling interest in the balance sheet represent the amounts the third parties would hypothetically receive at each balance sheet date under the liquidation provisions of the agreements, assuming the net assets of the funds were liquidated at the recorded amounts determined in accordance with GAAP and distributed to the third parties. The third party’s interest in the results of operations of the funds is determined as the difference in non-controlling interest balance in the balance sheet between the start and end of the reporting period, after considering any capital transactions.
Estimates
The preparation of combined financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Actual results could differ from those estimated.
Cash and cash equivalents
Cash and cash equivalents include all cash balances on deposit with financial institutions and highly liquid investments with a maturity of three months or less at the date of acquisition.

Restricted cash includes cash held with financial institutions for funding debt service payments and operating expenses of the Solar Project Companies. Restricted cash is not considered a cash or cash equivalent.

Concentration of credit risk
The Solar Project Companies maintain their cash in bank deposit accounts which, at times, may exceed federally insured limits. The Solar Project Companies have not experienced any losses in such accounts. The Solar Project Companies believe they are not exposed to any significant credit risk on cash and cash equivalents.
Economic concentrations
The Solar Project Companies’ operations are based on the demand for electricity from commercial Solar Facilities located in various states as described in Note 1. Future operations could be affected by changes in the economic or other conditions in those geographic areas or by changes in the demand for renewable energy generated by solar energy systems.
Accounts receivable, net
Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management closely monitors outstanding balances and provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that remain outstanding after management has used reasonable collection efforts are generally written off through a charge to bad debt expense and a credit to allowance for doubtful accounts. As of December 31, 2019, the balance of the allowance for doubtful accounts was $62,780.
Fixed assets
Fixed assets are recorded at cost. Expenditures for maintenance and repairs are charged against operations as incurred. Renewals and betterments that materially extend the lives of the assets are capitalized. When assets are sold or otherwise disposed of, the resulting gain or loss is reflected in the current period’s operations.
Depreciation
Depreciation of fixed assets is computed on the straight-line method over the estimated useful lives of the related Solar Facilities’ assets. Energy property and related sitework is depreciated over an estimated useful life of 25 years. Depreciation expense was $3,246,398 for the year ended December 31, 2019.
Amortization
Amortization of intangible assets is computed on the straight-line basis over the estimated useful lives of the underlying assets. Interconnection costs and subscription agreement costs are amortized over 25 years. Amortization expense was $188,404 for the year ended December 31, 2019. Amortization expense is estimated to be $465,619 for the year ended December 31, 2020 and $620,796 for the four succeeding years.

As of December 31, 2019, the gross carrying amount and accumulated amortization of intangible assets subject to amortization are as follows:

	Gross Asset	Accumulated Amortization	Net Carrying Amount
Interconnection costs	$4,270,312	$(204,463)	$4,065,849
Subscription agreement costs	2,093,177	(81,924)	2,011,253

	$6,363,489	$(286,387)	$6,077,102

Construction in progress
Construction in progress is stated at cost and consists primarily of costs incurred in connection with the development and construction of solar energy systems. These costs include permits, materials, labor, overhead, legal fees, consulting fees, interconnection fees and other similar costs. Interest and insurance costs incurred prior to the placed-in-service date of a solar energy system are included in construction in progress. Once a solar system is placed-in-service, the total amount of construction in progress costs with that system is capitalized to a fixed asset account and depreciated over the estimated life of the asset. During 2020, the fixed assets and intangible asset in “construction in progress” on the accompanying combined balance sheet were completed and placed in service.

Asset retirement obligations
Pursuant to land lease agreements and decommissioning agreements with the respective towns (See Note 7), each Solar Facility has a legal retirement obligation to remove the respective solar facility and restore the site to its pre-installation condition after ceasing operations.
The asset retirement obligations are recognized at fair value in the period in which they are incurred and the carrying amount of the related long-lived assets are correspondingly increased. Over time, the liabilities are increased to their expected future value, with the inter-period change charged to asset retirement accretion expense. The corresponding assets capitalized at inception are depreciated over their useful lives.
Impairment of long-lived assets
The Solar Project Companies review their long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. Recoverability is measured by a comparing of the carrying amount of an asset to the future net undiscounted cash flow expected to be generated by the asset and any estimated proceeds from the eventual disposition of the asset. If the long-lived assets are considered to be impaired, the impairment to be recognized is the excess of the carrying amount of the asset over its fair value as determined by an appraisal, discounted cash flows analysis, or other valuation technique. There was no impairment loss recognized for the year ended December 31, 2019.
Amortization of debt issuance costs
The Solar Project Companies present debt issuance costs as an offset against debt on its combined financial statements. Debt issuance costs are amortized on a straight-line basis over the life of the associated loans. For the year ended December 31, 2019, the Solar Project Companies recognized debt issuance cost amortization of $101,296 on the combined statement of operations, and it is included as a component of interest expense.
Derivatives and hedging activities
The Solar Project Companies recognize all derivatives on the combined balance sheet at fair value. Derivatives that do not qualify for the hedge accounting are adjusted to fair value through income. If the derivative is a hedge instrument, depending on the nature of the hedge transaction, the changes in the fair value of derivative instrument are either offset against the earnings of the hedged item or recognized in other comprehensive income (loss) in members’ capital until the hedged item is recognized in earnings. The ineffective portion of a derivative hedge instrument is immediately recognized in earnings. The Solar Project Companies are a party to a derivative financial instrument for the purpose of limiting their exposure to interest rate fluctuations through the use of interest rate swaps. Derivatives are held only for the purpose of hedging or limiting such risks, not for speculation. As of December 31, 2019, none of Solar Project Companies’ derivative financial instruments qualify as hedges.
Fair value measurements
The Solar Project Companies apply the accounting provisions related to fair value measurements. These provisions define fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, establish a hierarchy that prioritizes the information used in developing fair value estimates and require disclosure of fair value measurements by level within the fair value hierarchy. The hierarchy gives the highest priority to quoted prices in active markets (Level 1 measurements) and the lowest priority to unobservable data (Level 3 measurements), such as the reporting entity’s own data. These provisions also provide valuation techniques, such as the market approach (comparable market prices), the income approach, (present value of future income or cash flows) and the cost approach (cost to replace the service capacity of an asset or replacement cost).
A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels of valuation hierarchy are defined as follows:

Level 1:	Observable inputs such as quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2:	Inputs other than quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3:	Unobservable inputs that reflect the Solar Project Companies’ own assumptions.
The methods described above may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, although the valuation methods are determined to be appropriate within the industry, the use of different methodologies or assumptions to determine the fair value of certain assets and liabilities could result in a different estimate of fair value at the reporting date.
The table below presents amounts at December 31, 2019 for significant items measured at fair value on a recurring basis classified as a Level 2 measurement. The fair value of the interest rate swap is based on notional amounts, interest rates, maturity date and other contract terms. The fair value of the interest rate swap contract is valued using a third party.

2019
Interest rate swap liability	$617,546

The table below presents amounts at December 31, 2019 for significant items measured at fair value on a recurring basis at a Level 3 measurement. The fair value of the asset retirement obligations is based on significant unobservable inputs classified within Level 3 of the valuation hierarchy. When a determination is made to classify within Level 3 of the valuation hierarchy, the determination is based upon the significance of the unobservable factors to the overall fair value measurement. However, Level 3 fair value measurements typically include, in addition to the unobservable or Level 3 components, observable components that can be validated to observable external sources; accordingly, the fair values in the table below are due in part to observable factors that are part of the valuation methodology.

2019
Asset retirement obligations, as determined by the net present value method (See Note 7)	$406,059

Revenue recognition
Customers purchase electricity from the Solar Project Companies under power purchase agreements and subscription agreements. The Solar Project Companies evaluate their power purchase agreements and subscription agreements to determine whether they are leases pursuant to Financial Accounting Standards Board Accounting Standards Codification 840, Leases. The Solar Project Companies have determined that their power purchase agreements and subscription agreements are not leases. Revenue is recognized based upon the amount of electricity delivered and the rates specified by the power purchase agreements and subscription agreements. Customers also purchase net metering credits from the Solar Project Companies under master utility credit purchase agreements. The Solar Project Companies evaluate their master utility credit purchase agreements to determine whether they are leases pursuant to Financial Accounting Standards Board Accounting Standards Codification 840, Leases. The Solar Project Companies have determined that their master utility credit purchase agreements are not leases. Revenue is recognized based upon the amount of net metering credits delivered and the rates specified by the master utility credit purchase agreements.
In certain jurisdictions, solar energy systems generate renewable energy certificates (RECs). One REC is earned for each megawatt hour of energy produced. RECs can be saved, sold, traded or retired at the option of the owner. The Solar Project Companies recognize revenue attributable to the sale of RECs upon collection of the associated cash. The Solar Project Companies do not recognize on their balance sheet any value associated with RECs held by the Solar Project Companies for sale, delivery, or for any other purpose.
The Solar Project Companies recognize incentive income in connection with installing and operating Solar Facilities within the state of New York. Incentive income is recognized when all of the requisite performance obligations have been satisfied in accordance with the NY-Sun Initiative Commercial/Industrial Program.

Income taxes
Income taxes on the Solar Project Companies’ income are levied on the members at the member level. Accordingly, no provision for income tax is reflected in the accompanying combined financial statements.
The preparation of combined financial statements in accordance with accounting principles generally accepted in the United States of America requires the Solar Project Companies to report information regarding their exposure to various tax positions taken by the Solar Project Companies. Management has determined whether any tax positions have met the recognition threshold and has measured the Solar Project Companies’ exposure to those tax positions. Management believes that the Solar Project Companies have adequately addressed all relevant tax positions and that there are no unrecorded tax liabilities. Federal and state tax authorities generally have the right to examine and audit the previous three years of tax returns filed. Any interest or penalties assessed onto the Solar Project Companies are recorded in operating expenses. No interest or penalties from federal or state tax authorities were recorded in the accompanying combined financial statements.
Adopted accounting principles

On January 1, 2019, the Solar Project Companies adopted the new Accounting Standard Codification (“ASC”) 606, Revenue from Contracts with Customers (“ASC 606”), using the modified retrospective method. The Solar Project Companies adopted the practical expedients to only apply ASC 606 to contracts that were not substantially completed as of the date of adoption. Adopting this standard did not have a significant impact on the combined financial statements.
On January 1, 2019, the Solar Project Companies adopted the new accounting standards described in ASU 2016-18 that affect the statement of cash flows using the retrospective transition method. These new standards address how certain cash receipts and payments are presented and classified in the combined statement of cash flows, including that debt prepayments and other debt extinguishment related payments are required to be classified as financing activities, when previously these payments were classified as an operating activity. The new standards also require the statement of cash flows to explain the change in cash, cash equivalents and restricted cash. Previously, changes in restricted cash were presented in the statement of cash flows as operating, investing, or financing activities depending upon the intended purpose of the restricted funds.
Recent and pending accounting pronouncements
In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes FASB ASC Topic 840, Leases, and makes other conforming amendments to U.S. GAAP. ASU 2016-02 requires, among other changes to the lease accounting guidance, lessees to recognize most leases on-balance sheet via the right of use asset and lease liability, and additional qualitative and quantitative disclosures. The standard will be effective for the Solar Project Companies for annual periods beginning after December 15, 2021, permits early adoption, and mandates a modified retrospective transition method. The Solar Project Companies are currently evaluating the effect of the standard on the combined financial statements. It is not expected to have a material effect.

3. Loans payable
The Solar Project Companies have loans with various financial institutions to finance the development, construction, ownership and operation of the Solar Facilities. The terms of these loans are summarized below:

Borrower	Loan Date	Construction Loan Amount	Conversion Date	Permanent Loan Amount	Effective Interest Rate	Maturity Date	Balance at 12/31/2019
VH II Holdco I, LLC	3/6/2018	N/A	N/A	9,400,000[1]	5.90%	9/6/2028	8,212,983
VH II Holdco II, LLC	11/21/2018	2,550,000[1]	5/21/2019	2,550,000[1]	6.62%	5/21/2029	2,346,613
Dundas	12/28/2017	30,000,000[2]	7/13/2018	17,176,772[2]	6.36%	7/13/2024	16,471,547
Carver MA 2, LLC	6/1/2018	5,230,976[3]	N/A	N/A	N/A	12/23/2019	—
Hopkinton MA 1, LLC	6/1/2018	5,208,522[3]	N/A	N/A	N/A	12/23/2019	—
Virgo Charlestown MA MM	12/23/2019	N/A	N/A	7,000,000[1]	4.61%	6/23/2030	7,000,000
Chester NY 1, LLC	8/3/2018	4,361,211[3]	2/10/2020	2,673,624[2]	N/A	2/10/2026	3,817,350
Greenville NY 1, LLC	8/9/2018	3,944,718[3]	3/11/2020	3,026,304[2]	N/A	3/11/2026	3,338,120
Westtown NY 1, LLC	8/7/2018	4,559,000[3]	2/7/2020	3,303,939[2]	N/A	2/7/2026	3,921,230
SynerGen Panorama, LLC	2/25/2019	14,369,221[4]	7/10/2020	10,080,000[2]	N/A	7/10/2026	11,847,748
Helen Solar, LLC	9/6/2019	10,457,869[5]	N/A	N/A	N/A	8/18/2020	7,128,340
Northfield Solar, LLC	9/6/2019	11,055,627[5]	N/A	N/A	N/A	8/18/2020	8,104,917
Walcott Solar, LLC	9/6/2019	10,565,695[5]	N/A	N/A	N/A	8/18/2020	6,446,182
Warsaw Solar, LLC	9/6/2019	5,233,578[5]	N/A	N/A	N/A	8/18/2020	2,728,893
Mangata	8/18/2020	N/A	N/A	28,560,000[6]	5.15%	7/20/2027	—

		$107,536,417		$83,770,639			$81,363,923

1	The loans have a fix interest rate ranging from 4.61% to 5.75%

2	The loans have a fix interest rate ranging from 3.20% to 4.25% plus a variable rate as described in the loan agreements.

3	The loans have a fix interest rate of 2.50% plus a variable rate as described in the loan agreements. The interest rate may not fall below 7.00%.

4	The loans have a fix interest rate of 4.00% plus a variable rate as described in the loan agreements. The interest rates may not fall below 7.50%.

5	The loans have a fix interest rate of 1.00% plus a variable rate as described in the loan agreements. The interest rates may not fall below 6.50%.

6	The loan was entered into as a permanent loan upon the conversion of the construction loans of Helen, Northfield, Walcott, and Warsaw.

The Construction Loans have interest only payments that are due in accordance with the various loan agreements. The Permanent Loans have quarterly principal and interest payments due in amounts sufficient to amortize the balance of the loans over their remaining terms.
For the year ended December 31, 2019, the Solar Project Companies incurred $3,084,635 of interest expense on these loans including the amortization of debt issuance costs. At December 31, 2019, $324,253 of interest remained payable. Interest capitalized to fixed assets as of December 31, 2019 was $1,692,703.

3. Loans payable (continued)

Debt issuance costs are being amortized to interest expense over the terms of the respective Permanent Loans.

2019
Principal balance	$81,363,923
Less: unamortized debt issuance costs	(738,716)

Note payable, net of unamortized debt issuance costs	$80,625,207

The aforementioned loans were repaid in full on December 22, 2020 (See Note 10).
4. Interest rate swap
During 2017, Dundas entered into fixed-for-floating interest rate swap agreement to reduce the potential impact of future changes in interest rates on the variable rate debt. All interest rate swaps are recognized at fair value on the accompanying combined balance sheet, with any changes in fair value recognized as other income or expense in the accompanying combined statement of operations. The Solar Project Companies have not designated any interest rate swaps as hedging instruments.
On December 15, 2017, in conjunction with the Master Agreement, Dundas entered into a fixed-for-floating interest rate swap agreement with 1st Source Bank. The interest rate swap is effective for the period beginning on June 15, 2018 and ending June 15, 2024. The notional amount of the contract is $17,176,772, which represents 100% of the 1st Source Bank Loan Commitment. Under the interest rate swap, Dundas pays 1st Source Bank fixed interest at the rate of 5.775%; 1st Source Bank pays Dundas a floating-rate of interest equal to a rate of 3.20% per annum plus the 90-day LIBOR. For the year ended December 31, 2019, the net change in the mark-to-market valuation of the interest rate swap, as determined by 1st Source Bank, is $592,388 and is included in unrealized loss on swap fair value on the accompanying combined statement of operations. As of December 31, 2019, the mark-to-market valuation of the interest rate swap, as determined by 1st Source Bank, is $617,546.
As of December 31, 2019, Dundas had an interest rate swap outstanding as follows:

	Aggregate Notional Amount	Gross Liability at Fair Value	Change in Fair Value
Interest rate swap	$16,471,547	$617,546	$592,388
The aforementioned interest rate swap was settled on December 22, 2020 when the related loan payable was repaid (See Note 10).
5. Related party transactions
Operation and maintenance services fee
Pursuant to the maintenance agreements between each Solar Facility and Nautilus, Nautilus is compensated with annual fees of $166,585 that are prorated for partial years and increase by 2% annually. Additional service fees are invoiced at the then hourly rates as provided in each maintenance agreement. The fees are payable on a quarterly basis and accrue if unpaid. Maintenance services provided by Nautilus include the repair and

5. Related party transactions (continued)

maintenance of solar energy systems, inspection of all equipment, and reporting. For the year ended December 31, 2019, the Solar Facilities collectively incurred maintenance services fees of $243,772. As of December 31, 2019, maintenance service fees of $40,631 were accrued and are included in the accompanying combined balance sheet.
Asset management fees
Pursuant to the asset management agreements between each Solar Facility and Nautilus, Nautilus is to provide a range of services related to managing the operations of the Solar Facilities beginning when the facilities are placed in service. For these services, Nautilus is compensated with annual fees of $225,555 that are prorated for partial years and increase by 2% annually. Additional asset management fees are invoiced at the then hourly rates as provided in each asset management agreement. The fees are payable on a quarterly basis and accrue if unpaid. For the year ended December 31, 2019, the Solar Facilities collectively incurred asset management fees of $271,176. As of December 31, 2019, asset management fees of $29,790 were accrued and are included in the accompanying combined balance sheet.
Preferred distributions
Pursuant to the Subsidiary Operating Agreements, beginning at the end of the first quarter following the third installment and ending on the Flip Date, quarterly distributions are due to the Investor Members equal to one-quarter of 2% to 3% (see Note 1) of the Investor Members’ paid-in capital (“Preferred Distributions”). For the year ended December 31, 2019, the Solar Project Companies have incurred and paid $387,574 of Preferred Distributions.
Priority distributions
Pursuant to the Subsidiary Operating Agreements, beginning at the end of the first quarter following the third installment and on the Flip Date, the Subsidiaries shall receive quarterly distributions equal to 25% of the amount listed in the Subsidiary Operating Agreements. Any unpaid priority distributions shall not accrue at year-end. There were no priority distributions for the year ended December 31, 2019.
Developer fees
Developer fees with Nautilus include direct cost of construction, permits, materials, labor, overhead costs, and purchase price of project companies with pre-construction costs, costs for land, if applicable, and other costs for developing a solar energy facility. Development costs can also include legal, consulting, permitting, interconnection and other similar costs. For year ended December 31, 2019, the Solar Project Companies have incurred $4,006,048 of developer fees which have been capitalized to energy property and sitework. As of December 31, 2019, $665,000 of developer fees remained payable to Nautilus.
Due to related parties
Virgo prepaid certain expense on behalf of the Solar Project Companies. The amount is non-interest bearing and due on demand. As of December 31, 2019, $75,705 remained payable to the Virgo and is included “due to related party” on the combined balance sheet.

6. Land leases
The Solar Project Companies operate several of the Solar Facilities on leased land classified as operating leases. Additionally, the Solar Facilities are responsible for real estate taxes and other leasehold costs. At the end of the lease terms, the Solar Facilities are obligated to restore the properties to the same condition they were in prior to the start of site development (see Note 7).
The amounts of future minimum lease payments due for the next five years and thereafter are as follows:

2020	$387,987
2021	526,918
2022	527,699
2023	528,487
2024	529,284
Thereafter	10,340,596

Total	$12,840,971

7. Asset retirement obligations
Pursuant to the various land lease agreements and various decommissioning agreements, the Solar Facilities have a legal retirement obligation in connection with the construction of the Solar Facilities. The asset retirement obligations are recognized as a liability in the accompanying combined balance sheet as of December 31, 2019 as summarized below.

2019
Asset retirement obligation beginning of year	$—
Additions to asset retirement obligation	400,818
Accretion expense	5,241

Asset retirement obligation end of year	$406,059

8. Investment tax credits
Pursuant to Section 48 of the Code, the owner of qualified solar energy property is eligible to receive Investment Tax Credits in an amount equal to 30% of the eligible cost of the qualified solar energy property. The Investment Tax Credits are generally available for use by the members on the date the qualified solar energy property commences operations and has a five-year recapture period. During the recapture period, the Solar Project Companies must comply with certain requirements in order to retain the Investment Tax Credits. Failure to meet such requirements may result in recapture of the Investment Tax Credits.
As of December 31, 2019, the Solar Project Companies have generated an estimated $27,730,465 of Investment Tax Credits from qualified solar energy property.
9. COVID-19
The spread of a novel strain of coronavirus (COVID-19) beginning in the first quarter of 2020 has caused significant volatility in U.S. markets. There is significant uncertainty around the breadth and duration of business disruptions related to COVID-19, as well as its impact on the U.S. economy. The extent of the impact of COVID-19 on the Solar Project Companies’ operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, and the impact on customers, employees and vendors, all of which are uncertain and cannot be determined at this time.
10. Subsequent events
On December 22, 2020, the Solar Project Companies entered into a Membership Interest Purchase Agreement with APA Finance, LLC (“APA”) where Virgo transferred its interest in the Solar Project Companies to APA. Proceeds from the sale were used to repay all of the loans payable mentioned in Note 3.
Subsequent events have been evaluated through July 30, 2021, which is the date the combined financial statements were available to be issued, and there were no additional subsequent events requiring disclosure.

KPMG LLP
345 Park Avenue
New York, NY 10154-0102
Independent Auditors’ Report
To the Member of
TGCOP HoldCo, LLC:
We have audited the accompanying financial statements of TGCOP HoldCo, LLC, which comprise the statement of assets, liabilities, and member’s capital, including the schedule of investments, as of December 31, 2020, and the related statements of operations, changes in member’s capital, and cash flows for the year then ended, and the related notes to the financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TGCOP HoldCo, LLC as of December 31, 2020, and the results of its operations, changes in its member’s capital, and its cash flows for the year then ended in accordance with U.S. generally accepted accounting principles.
/s/ KPMG LLP
New York, NY
October 26, 2021

TGCOP HOLDCO, LLC
(A DELAWARE LIMITED LIABILITY COMPANY)
STATEMENT OF ASSETS, LIABILITIES AND MEMBER’S CAPITAL
December 31, 2020

Assets
Investments in private operating companies, at fair value (cost of $68,776,302)	$162,409,845
Cash and cash equivalents	—

Total assets	$162,409,845

Liabilities and Member’s Capital
Liabilities
Other liabilities	$—

Total liabilities	—
Member’s Capital	162,409,845

Total Liabilities and Member’s Capital	$162,409,845

The accompanying notes are an integral part of these financial statements

TGCOP HOLDCO, LLC
(A DELAWARE LIMITED LIABILITY COMPANY)
SCHEDULE OF INVESTMENTS
December 31, 2020

Investment	Cost **	Fair Value	Fair Value Percentage*
Investments in private operating companies, at fair value
Solar Energy—United States (100%)
WR-TGC Solar Generation XVI, LLC	$428,329	$520,620	0.32%
WR-TGC Solar Generation IX, LLC	2,866,643	5,316,386	3.27
TGC Tolland Holdings, LLC	549,353	1,973,496	1.22
TGCOP Operating Holdings Pledgor I, LLC	54,481,240	122,382,464	75.35
TGCOP Operating Holdings Pledgor II, LLC	9,996,594	31,762,736	19.56
Solar equipment
United States (100%)
Solar panel inventory	454,143	454,143	0.28

Total Investments, at fair value	$68,776,302	$162,409,845	100.00%

*	Percentages are based on Member’s capital

**	Cost is net of distributions
The accompanying notes are an integral part of these financial statements

TGCOP HOLDCO, LLC
(A DELAWARE LIMITED LIABILITY COMPANY)
STATEMENT OF OPERATIONS
Year Ended December 31, 2020

Income:
Interest income	$—

Total income	—
Expenses:
Professional fees	—
Insurance Fees	—
Accounting expense	—
Other expenses	—

Total expenses	—
Net investment gain/(loss)	—
Net realized loss	—
Net change in unrealized gain	2,016,043

Net realized and unrealized gain on investments	2,016,043
Net increase in member’s capital resulting from operations	$2,016,043

The accompanying notes are an integral part of these financial statements

TGCOP HOLDCO, LLC
(A DELAWARE LIMITED LIABILITY COMPANY)
STATEMENT OF CHANGES IN MEMBER’S CAPITAL
Year Ended December 31, 2020

Member
Member’s Capital, December 31, 2019	$173,261,421
Capital contributions	2,446,928
Capital distributions	(15,314,547)
Net increase in Member’s capital resulting from operations	2,016,043

Member’s Capital, December 31, 2020	$162,409,845

The accompanying notes are an integral part of these financial statements

TGCOP HOLDCO, LLC
(A DELAWARE LIMITED LIABILITY COMPANY)
STATEMENT OF CASH FLOWS
Year Ended December 31, 2020

Cash flows from operating activities:
Net increase in Member’s capital resulting from operations	$2,016,043
Adjustments to reconcile net increase in member’s capital resulting from operations to net cash provided by operating activities
Funding for construction of private operating companies	—
Return of cash from private operating companies	—
Net change in unrealized gain	(2,016,043)
Increase in other assets	—
Decrease in accrued professional fees	—
Increase in other liabilities	—

Net cash provided by operating activities	—

Cash flows from financing activities:
Capital contributions	—
Capital distributions	—

Net cash used in financing activities	—

Net decrease in cash and cash equivalents	—
Cash and cash equivalents
Beginning of year, December 31, 2019	—

End of year, December 31, 2020	$—

Significant non-cash transactions
Non-cash contributions made by Member and funding for operating companies (Note 4)	$2,446,928
Non-cash distributions to Member and return of cash from operating companies (Note 4)	$(15,314,547)
The accompanying notes are an integral part of these financial statements

TGCOP HOLDCO, LLC
(A DELAWARE LIMITED LIABILITY COMPANY)
NOTES TO FINANCIAL STATEMENTS
December 31, 2020
Note 1—Nature of Business
TGCOP HoldCo, LLC (the “Company”) was organized as a Delaware Liability Company pursuant to a Limited Liability Agreement effective October 16, 2019 (the “LLC Agreement”) pursuant to and in accordance with the Delaware Limited Liability Company Act, as amended from time to time (the “Act”). The Company shall dissolve and its affairs shall be wound up upon the first to occur of the following: (i) the written consent of the Member, (ii) at any time where there are no members of the Company unless the Company is continued in accordance with the Act or (iii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.
The sole member of the Company is True Green Capital Opportunity Partnership, LP (the “Member”). Management of the Company shall be vested in the Member, which is responsible for investing and reinvesting the assets of the Company. The Member has designated four natural persons who are employees or agents of the Company as officers of the Company (the “Officers”).
The principal purpose of the Company is to maximize capital appreciation by engaging in all activities and transactions as the Officers may deem necessary or advisable in connection therewith. The Company’s objective is to generate stable, risk-adjusted returns for investors by constructing a portfolio of high-quality, low-cost solar energy assets that will deliver consistent yields and capital appreciation. Substantially all of the Company’s activities are carried out through two wholly-owned entities, TGCOP Operating Holdings Pledgor I, LLC and TGCOP Operating Holdings Pledgor II, LLC, who in turn collectively wholly-own TGCOP Operating Holdings I, LLC and TGCOP Operating Holdings II, LLC, respectively, (the “Operating Companies”), who have the same objective as the Company. Three operating assets, WR-TGC Solar Generation XVI, LLC, WR-TGC Solar Generation IX, LLC, and TGC Tolland, LLC, were held directly by the Company, as shown on the Schedule of Investments. The manager of the Operating Companies is the Member, which is responsible for investing and reinvesting the assets of the Company.
Capitalized terms are as defined in the LLC Agreement unless otherwise defined herein.
Note 2—Summary of Significant Accounting Policies
The accompanying financial statements have been presented in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company is an investment company and follows the accounting and reporting guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic (“ASC”) 946. All amounts are stated in U.S. dollars.
Use of Estimates
The preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Cash and Cash Equivalents
Cash and cash equivalents include cash, short-term, highly liquid investments with maturities of 90 days or less from their original purchase date, and investment in certain money market funds. At December 31, 2020, the Company had no cash balances.

Valuation of Investments in Private Operating Companies
The Company’s portfolio investments are carried at fair value as determined by the Manager, based on discounted cash flow models using market inputs, or by reference to values provided by the Member.
The Company is under no compulsion to dispose of its portfolio investments, which are made with the expectation of a substantial holding period; therefore, the estimated values, as determined above, may not reflect amounts that could be realized upon immediate sale, or amounts that ultimately may be realized.
Investment Transactions

Investment transactions are accounted for on a trade-date basis. Investment transactions, which are subject to certain contractual terms and conditions, are reflected in the Company’s financial statements when such terms and conditions have been satisfied.
Realized gains and losses are calculated based upon the difference between proceeds and cost basis. Unrealized gains and losses resulting from recording investments at fair value are included in the statement of operations. Interest income and expense is recognized on the accrual basis of accounting.
Income from Private Operating Companies Investments
Distributions received or receivable from private operating companies are evaluated by the Officers to determine if the distribution is income or a return of capital. Generally, income is not recorded unless the Officers has declared the distribution, there is cash available to make the distribution and there are accumulated earnings in excess of the amount recorded as income. Distributions classified as a return of capital are a reduction in the cost basis of the investment.
Income Taxes
The Company is not subject to federal or state income taxes and no provision for federal or state income taxes is made in the statement of assets, liabilities and member’s capital. The operating results of the Company are included in the member’s income tax return. The Company evaluates the uncertainties of tax positions taken or expected to be taken based on the probability of whether it is more likely than not the positions will be sustained upon audit by applicable tax authorities, based on technical merit for open tax years.
The Company’s policy, if necessary, is to account for interest and penalties related to uncertain tax positions as a component of the income tax provision. The Company assessed its tax position for open federal and local tax years of 2019. The Company does not have any uncertain tax positions to be recognized or disclosed as of December 31, 2020.
Allocation of Profits and Losses
The Company’s profits and losses are allocated in a manner such that the Member’s capital account would be distributed as described in Note 4, assuming dissolution of the Company.
Note 3—Investments, at fair value
Investments in Private Operating Companies:
Investments in private operating companies are through LLC interests in the companies. Either the transaction price (excluding transaction costs), or the total construction cost is typically the Company’s best estimate of fair value at the time of acquisition or completion of construction. At each subsequent measurement date, the Manager determines the valuation of each investment and records adjustments as necessary to reflect the expected exit value of the investment under current market conditions. Ongoing reviews by the Member are based on an assessment of the type of investment, the stage in the lifecycle of the private operating company, and of trends in the performance and credit profile of each private operating company as of the measurement date.
When observable inputs are not available for the Company’s investments, the fair value at the measurement date is determined using the income approach or the market approach. The income approach measures the present value of anticipated future economic benefits (i.e. net cash flows). The estimated net cash flows are forecast over the expected remaining economic life and discounted to present value using a discount rate commensurate with the level of risk associated with the expected cash flows. The market approach consists of utilizing observable market data (e.g., current trading and/or acquisitions multiples) of comparable companies and applying the data to key financial metrics of the portfolio company. The comparability (as measured by size, growth profile, and geographic concentration, amount other factors) of the identified set of comparable companies to the portfolio company is considered in the application of the market approach. As of December 31, 2020, the Member valued the Company’s LLC interests in operating companies at the bid price received from a potential purchaser who is currently performing due diligence on the portfolio of assets.
In accordance with the authoritative guidance on fair value measurements and disclosures under U.S. GAAP, the Company discloses the fair value of its investments in a hierarchy that prioritizes the inputs to valuation techniques used to measure the fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date. The hierarchy gives the highest priority to valuations based upon unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to valuations based upon unobservable inputs that are significant to the valuation (level 3 measurements). The guidance establishes three levels of the fair value hierarchy as follows:

Level 1	Valuation based on inputs that reflect unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date;

Level 2	Valuation based on inputs other than quoted prices that are observable for the asset or liability either directly or indirectly, including inputs in markets that are not considered to be active;

Level 3	Valuation based on inputs that are unobservable and significant to the overall fair value measurement

	Level 1	Level 2	Level 3	Total
All Investments
Private operating companies	$—	$—	$161,955,702	$161,955,702
Solar panel inventory	—	—	454,143	454,143

Investments at Fair Value—December 31, 2020	$—	$—	$162,409,845	$162,409,845

The following table presents changes in assets classifies in Level 3 to the fair value hierarchy during the year ended December 31, 2020 attributable to the following:

Partnership LLC interests
Funding for operating costs of private operating companies	2,446,928
Non-cash distribution from private operating companies	(15,314,547)
Transfers into Level 3	—
Transfers out of Level 3	—
The following table summarizes the quantitative information about Level 3 fair value measurements of investments, all of which were investments in private operating companies as of December 31, 2020. The table below is not intended to be all-inclusive, but instead summarizes the significant unobservable inputs relevant to the determination of Level 3 fair values.

Fair Value at December 31, 2020	Valuation Technique	Unobservable Inputs	Ranges	Weighted Average
$ 161,955,702	Sale Bid	N/A	N/A	N/A
$ 454,143	See Note 8	N/A	N/A	N/A
The extent by which each of these inputs could affect the fair value measurement depends on additional factors such as the timing of the relevant variable to which these inputs are applied.
The investments within the Operating Companies cannot be redeemed. As of December 31, 2020, through TGCOP Operating Holdings Pledgor I, LLC, the following investments were held within TGCOP Operating Holdings I, LLC:

Investment	Fair Value	Fair Value Percentage*
Investments in private operating companies, at fair value
Solar Energy—United States (100%)
TGC Hunt LLC	$12,643,128	7.78%
TGC Florence LLC	16,993,076	10.46
TGC Brimfield LLC	22,823,818	14.05
TGC NJ Portfolio II	10,773,862	6.63
TGC Adams LLC	13,346,864	8.22
Northpark Solar, LLC	29,139,492	17.94
TGC Hubbardston, LLC	3,341,945	2.06
Augusta Solar Farm, LLC	9,194,756	5.66
TGC 1 LLC—WR-TGC IV Holdings A, LLC	24,945,574	15.36
TGC 1 LLC—WR-TGC XXXV Holdings A, LLC	5,856,277	3.61
TGC 1 LLC—Other	15,852,067	9.76

Total investments in private operating companies	164,910,859	101.53

United States (100%)
Derivative contracts, interest rate swaps	(3,376,329)	(2.08)

Total investments, at fair value	$161,534,530	99.45%

*	Percentages are based on member’s capital
As of December 31, 2020, TGCOP Operating Holdings I, LLC held a Note with a balance of $43,268,783 with an interest rate of three month LIBOR plus 150 basis points, and maturity of March 15, 2025.
TGCOP Operating Holdings I, LLC utilizes interest rate swap agreements to hedge interest rate risk on variable rate debt. The entity had the following interest rate swap agreements at December 31, 2020:

Primary underlying risk	Notional Principal	Fixed Rate	Derivative Liability
Interest rate
Interest rate swaps	$49,671,770	1.09% to 3.15%	$(3,376,329)
Notional principal amount at December 31, 2020 is representative of volume held throughout the year with maturities ranging from March 31, 2021 to December 31, 2041.

As of December 31, 2020, through TGCOP Operating Holdings Pledgor II, LLC, the following investments were held within TGCOP Operating Holdings II, LLC:

Investment	Fair Value	Fair Value Percentage*
Investments in private operating companies, at fair value
Solar Energy—United States (100%)
29 Freight House Solar LLC	$1,203,582	0.74%
126 Grove Solar LLC	6,613,613	4.07
TGC Idaho Portfolio 2 LLC	41,395,961	25.49
TGC Elizabeth Drive (Chester) Holdings LLC	5,467,733	3.37
17 Shepard Solar LLC	2,493,821	1.54
Soltas Smyrna LLC	1,744,306	1.07
TGC Brownstone LLC	1,225,393	0.75
15 Union Solar LLC	1,759,841	1.08
31 Water Solar LLC	1,387,843	0.85

Total investments in private operating companies	63,292,093	38.96

United States (100%)
Derivative contracts, interest rate swaps	(6,412,313)	(3.95)

Total investments, at fair value	$56,879,780	35.01%

*	Percentages are based on member’s capital
As of December 31, 2020, TGCOP Operating Holdings II, LLC held a Note with a balance of $31,600,876 with an interest rate of three month LIBOR plus 150 basis points, and maturity of March 14, 2025.
TGCOP Operating Holdings II, LLC utilizes interest rate swap agreements to hedge interest rate risk on variable rate debt. The entity had the following interest rate swap agreements at December 31, 2020:

Primary underlying risk	Notional Principal	Fixed Rate	Derivative Liability
Interest rate
Interest rate swaps	$57,295,379	1.14% to 3.22%	$(6,412,313)
Notional principal amount at December 31, 2020 is representative of volume held throughout the year with maturities ranging from December 31, 2024 to December 31, 2041.
Note 4—Member’s Capital
During the year the Company received contributions of $2,446,928 and made distributions of $15,314,547 to the Member. All the Company’s profits and losses are allocated solely to the Member.
Note 5—Risks and Uncertainties
An investment in the Company involves significant risks, including liquidity risk, non-diversification risk and economic risk that should be carefully considered prior to investing and such investment should only be considered by persons financially able to maintain their investment and who can afford a loss of a substantial part or all of such investment.

Liquidity Risk
Transfer of the Member’s interest is subject to significant restrictions. Because of these restrictions and the absence of a public market, the Member may be unable to liquidate its investment even though the personal financial circumstances of the Member would make liquidation advisable or desirable.

The Member’s interest will not be readily acceptable as collateral for loans and is not permitted to be pledged as collateral for loans. Moreover, even if the Member were able to dispose of its Membership interest, adverse tax consequences could result.
Non diversification Risk
Because the Company concentrates its investments in one industry, the Company may be subject to greater investment risk as companies engaged in similar businesses are more likely to be similarly affected by any adverse market conditions and other adverse industry-specific factors.
Economic Risk
The Company’s investments expose the Member to a range of potential economic risks that could have an adverse effect on the Company. These may include, but are not limited to, declines in economic growth, inflation, deflation, taxation, governmental restrictions, and/or adverse regulation.
Covid-19 Risk
Certain impacts from the COVID-19 outbreak may have a significant negative impact on the Company’s operations and performance. These circumstances may continue for an extended period of time, and may have an adverse impact on economic and market conditions. The ultimate economic fallout from the pandemic, and the long-term impact on economies, markets, industries and individual companies, are not known. The extent of the impact to the financial performance and the operations of the Company’s will depend on future developments, which are highly uncertain and cannot be predicted.
Note 6—Indemnifications
In the normal course of business, the Company enters into contracts that contain a variety of representations and warranties that provide indemnifications under certain circumstances. The Company’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Company that have not yet occurred. The Company expects the risk of future obligation under these indemnifications to be remote.
Note 7—Financial Highlights
Financial highlights for the year ended December 31, 2020 are presented below. The financial highlights are calculated for the Member.

Net investment loss ratio(1)	0.00%
Expense ratio(1)	0.00%
Gross IRR through December 31, 2019(2)	147.69%
Gross IRR through December 31, 2020(2)	18.64%

(1)	The net investment loss and expense ratios are computed using weighted average Member’s capital for the period.

(2)	Gross IRR is presented for the Member and was computed based on the actual dates that capital contributions and distributions were made and capital balances.

Note 8—Solar Panel Inventory
As of December 31, 2020, the Company had 1,400 solar panels (230 watts per panel) as spare parts inventory, the panels are stored in a third-party warehouse. As of December 31, 2020, the panels were valued at 30 cents per watt, with a fair value of $96,600, and an additional 6,510 solar panels (230 watts per panel) purchased from TGC 1 Corp in 2018 for $357,543.
Note 9—Related Party Transactions
There were no related party transactions during the year. The Member is responsible for all Company level expenses.
Note 10—Subsequent Events

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition and/or disclosure through October 26, 2021, the date the financial statements were available to be issued.
On June 30, 2021 the Company made a distribution of approximately $3 million to the Member. On August 25, 2021 the Company was sold in a private market transaction. Substantially all of the assets and liabilities of the underlying Operating Companies owned by the Company were sold for net proceeds of approximately $139 million. The underlying assets not purchased were assigned back to the Member prior to the private market transaction. On August 27, 2021 the Member received approximately $137 million in net proceeds, with the remaining amount held in Escrow.
There were no other significant subsequent events that require recognition or disclosure.

TGCOP HOLDCO, LLC
(A DELAWARE LIMITED LIABILITY COMPANY)
STATEMENT OF ASSETS, LIABILITIES AND MEMBER’S CAPITAL (UNAUDITED)
June 30, 2021

Assets
Investments in private operating companies, at fair value (cost of $65,584,043)	$157,870,684
Cash and cash equivalents	—

Total assets	$157,870,684

Liabilities and Member’s Capital
Liabilities
Other liabilities	$—

Total liabilities	—
Member’s Capital	157,870,684

Total Liabilities and Member’s Capital	$157,870,684

The accompanying notes are an integral part of these unaudited financial statements

TGCOP HOLDCO, LLC
(A DELAWARE LIMITED LIABILITY COMPANY)
SCHEDULE OF INVESTMENTS (UNAUDITED)
June 30, 2021

Investment	Cost**	Fair Value	Fair Value Percentage*
Investments in private operating companies, at fair value
Solar Energy—United States (100%)
WR-TGC Solar Generation XVI, LLC	$428,329	$499,244	0.32%
W R-TGC Solar Generation IX, LLC	2,866,643	5,189,860	3.29
TGC Tolland Holdings, LLC	584,817	1,802,930	1.14
TGCOP Operating Holdings Pledgor I, LLC	51,253,517	123,017,306	77.92
TGCOP Operating Holdings Pledgor II, LLC	9,996,594	26,907,201	17.04
Solar equipment
United States (100%)
Solar panel inventory	454,143	454,143	0.29

Total Investments, at fair value	$65,584,043	$157,870,684	100.00%

*	Percentages are based on Member’s capital

**	Cost is net of distributions
The accompanying notes are an integral part of these unaudited financial statements

TGCOP HOLDCO, LLC
(A DELAWARE LIMITED LIABILITY COMPANY)
STATEMENT OF OPERATIONS (UNAUDITED)
Six Months Ended June 30, 2021

Income:
Interest income	$—

Total income	—
Expenses:
Professional fees	—
Insurance Fees	—
Accounting expense	—
Other expenses	—

Total expenses	—
Net investment gain/(loss)	—
Net realized loss	—
Net change in unrealized gain	(1,346,902)

Net realized and unrealized loss on investments	(1,346,902)
Net decrease in member’s capital resulting from operations	$(1,346,902)

The accompanying notes are an integral part of these unaudited financial statements
TGCOP HOLDCO, LLC
(A DELAWARE LIMITED LIABILITY COMPANY)
STATEMENT OF CHANGES IN MEMBER’S CAPITAL (UNAUDITED)
Six Months Ended June 30, 2021

Member
Member’s Capital, December 31, 2020	$162,409,845
Capital contributions	35,464
Capital distributions	(3,227,723)
Net decrease in Member’s capital resulting from operations	(1,346,902)

Member’s Capital, June 30, 2021	$157,870,684

The accompanying notes are an integral part of these unaudited financial statements

TGCOP HOLDCO, LLC
(A DELAWARE LIMITED LIABILITY COMPANY)
STATEMENT OF CASH FLOWS (UNAUDITED)
Six Months Ended June 30, 2021

Cash flows from operating activities:
Net decrease in Member’s capital resulting from operations to net cash provided by operating activities	$(1,346,902)
Funding for construction of private operating companies	—
Return of cash from private operating companies	—
Net change in unrealized gain	1,346,902
Increase in other assets	—
Decrease in accrued professional fees	—
Increase in other liabilities	—

Net cash provided by operating activities	—

Cash flows from financing activities:
Capital contributions	—
Capital distributions	—

Net cash used in financing activities	—

Net decrease in cash and cash equivalents	—
Cash and cash equivalents
Beginning of year, December 31, 2020	—

End of Six Months, June 30, 2021	$—

Significant non-cash transactions
Non-cash contributions made by Member and funding for operating companies (Note 4)	$35,464
Non-cash distributions to Member and return of cash from operating companies (Note 4)	$(3,227,723)
The accompanying notes are an integral part of these unaudited financial statements

Note 1—Nature of Business
TGCOP HoldCo, LLC (the “Company”) was organized as a Delaware Liability Company pursuant to a Limited Liability Agreement effective October 16, 2019 (the “LLC Agreement”) pursuant to and in accordance with the Delaware Limited Liability Company Act, as amended from time to time (the “Act”). The Company shall dissolve and its affairs shall be wound up upon the first to occur of the following: (i) the written consent of the Member, (ii) at any time where there are no members of the Company unless the Company is continued in accordance with the Act or (iii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.
The sole member of the Company is True Green Capital Opportunity Partnership, LP (the “Member”). Management of the Company shall be vested in the Member, which is responsible for investing and reinvesting the assets of the Company. The Member has designated four natural persons who are employees or agents of the Company as officers of the Company (the “Officers”).
The principal purpose of the Company is to maximize capital appreciation by engaging in all activities and transactions as the Officers may deem necessary or advisable in connection therewith. The Company’s objective is to generate stable, risk-adjusted returns for investors by constructing a portfolio of high-quality, low-cost solar energy assets that will deliver consistent yields and capital appreciation. Substantially all of the Company’s activities are carried out through two wholly-owned entities, TGCOP Operating Holdings Pledgor I, LLC and TGCOP Operating Holdings Pledgor II, LLC, who in turn collectively wholly-own TGCOP Operating Holdings I, LLC and TGCOP Operating Holdings II, LLC, respectively, (the “Operating Companies”), who have the same objective as the Company. Three operating assets, WR-TGC Solar Generation XVI, LLC, WR-TGC Solar Generation IX, LLC, and TGC Tolland, LLC, were held directly by the Company, as shown on the Schedule of Investments. The manager of the Operating Companies is the Member, which is responsible for investing and reinvesting the assets of the Company.

Capitalized terms are as defined in the LLC Agreement unless otherwise defined herein.
Note 2—Summary of Significant Accounting Policies
The accompanying financial statements have been presented in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company is an investment company and follows the accounting and reporting guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic (“ASC”) 946. All amounts are stated in U.S. dollars.
Use of Estimates
The preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Cash and Cash Equivalents
Cash and cash equivalents include cash, short-term, highly liquid investments with maturities of 90 days or less from their original purchase date, and investment in certain money market funds. At June 30, 2021, the Company had no cash balances.

Note 2—Summary of Significant Accounting Policies (continued)
Valuation of Investments in Private Operating Companies
The Company’s portfolio investments are carried at fair value as determined by the Manager, based on discounted cash flow models using market inputs, or by reference to values provided by the Member.
The Company is under no compulsion to dispose of its portfolio investments, which are made with the expectation of a substantial holding period; therefore, the estimated values, as determined above, may not reflect amounts that could be realized upon immediate sale, or amounts that ultimately may be realized.
Investment Transactions
Investment transactions are accounted for on a trade-date basis. Investment transactions, which are subject to certain contractual terms and conditions, are reflected in the Company’s financial statements when such terms and conditions have been satisfied.
Realized gains and losses are calculated based upon the difference between proceeds and cost basis. Unrealized gains and losses resulting from recording investments at fair value are included in the statement of operations. Interest income and expense is recognized on the accrual basis of accounting.
Income from Private Operating Companies Investments
Distributions received or receivable from private operating companies are evaluated by the Officers to determine if the distribution is income or a return of capital. Generally, income is not recorded unless the Officers has declared the distribution, there is cash available to make the distribution and there are accumulated earnings in excess of the amount recorded as income. Distributions classified as a return of capital are a reduction in the cost basis of the investment.
Income Taxes
The Company is not subject to federal or state income taxes and no provision for federal or state income taxes is made in the statement of assets, liabilities and member’s capital. The operating results of the Company are included in the member’s income tax return. The Company evaluates the uncertainties of tax positions taken or expected to be taken based on the probability of whether it is more likely than not the positions will be sustained upon audit by applicable tax authorities, based on technical merit for open tax years.
The Company’s policy, if necessary, is to account for interest and penalties related to uncertain tax positions as a component of the income tax provision. The Company assessed its tax position for open federal and local tax years of 2020. The Company does not have any uncertain tax positions to be recognized or disclosed as of June 30, 2021.
Allocation of Profits and Losses
The Company’s profits and losses are allocated in a manner such that the Member’s capital account would be distributed as described in Note 4, assuming dissolution of the Company.

Note 3—Investments, at fair value
Investments in Private Operating Companies:
Investments in private operating companies are through LLC interests in the companies. Either the transaction price (excluding transaction costs), or the total construction cost is typically the Company’s best estimate of fair value at the time of acquisition or completion of construction. At each subsequent measurement date, the Manager determines the valuation of each investment and records adjustments as necessary to reflect the expected exit value of the investment under current market conditions. Ongoing reviews by the Member are based on an assessment of the type of investment, the stage in the lifecycle of the private operating company, and of trends in the performance and credit profile of each private operating company as of the measurement date.
When observable inputs are not available for the Company’s investments, the fair value at the measurement date is determined using the income approach or the market approach. The income approach measures the present value of anticipated future economic benefits (i.e. net cash flows). The estimated net cash flows are forecast over the expected remaining economic life and discounted to present value using a discount rate commensurate with the level of risk associated with the expected cash flows. The market approach consists of utilizing observable market data (e.g., current trading and/or acquisitions multiples) of comparable companies and applying the data to key financial metrics of the portfolio company. The comparability (as measured by size, growth profile, and geographic concentration, amount other factors) of the identified set of comparable companies to the portfolio company is considered in the application of the market approach. As of June 30, 2021, the Member valued the Company’s LLC interests in operating companies at the bid price received from a potential purchaser who is currently performing due diligence on the portfolio of assets.
In accordance with the authoritative guidance on fair value measurements and disclosures under U.S. GAAP, the Company discloses the fair value of its investments in a hierarchy that prioritizes the inputs to valuation techniques used to measure the fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date. The hierarchy gives the highest priority to valuations based upon unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to valuations based upon unobservable inputs that are significant to the valuation (level 3 measurements). The guidance establishes three levels of the fair value hierarchy as follows:

Level 1	Valuation based on inputs that reflect unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date;

Level 2	Valuation based on inputs other than quoted prices that are observable for the asset or liability either directly or indirectly, including inputs in markets that are not considered to be active;
Level 3	Valuation based on inputs that are unobservable and significant to the overall fair value measurement

	Level 1	Level 2	Level 3	Total
All Investments
Private operating companies	$—	$—	$157,416,541	$157,416,541
Solar panel inventory	—	—	454,143	454,143

Investments at Fair Value—June 30, 2021	$—	$—	$157,870,684	$157,870,684

Note 3—Investments, at fair value (continued)

The following table presents changes in assets classifies in Level 3 to the fair value hierarchy during the year ended June 30, 2021 attributable to the following:

Partnership LLC interests
Funding for operating costs of private operating companies	35,464
Non-cash distribution from private operating companies	(3,227,723)
Transfers into Level 3	—
Transfers out of Level 3	—
The following table summarizes the quantitative information about Level 3 fair value measurements of investments, all of which were investments in private operating companies as of June 30, 2021.The table below is not intended to be all-inclusive, but instead summarizes the significant unobservable inputs relevant to the determination of Level 3 fair values.

Fair Value at June 30, 2021	Valuation Technique	Unobservable Inputs	Ranges	Weighted Average
$ 157,416,541	Sale Bid	N/A	N/A	N/A
$ 454,143	See Note 8	N/A	N/A	N/A
The extent by which each of these inputs could affect the fair value measurement depends on additional factors such as the timing of the relevant variable to which these inputs are applied.

Note 3—Investments, at fair value (continued)

The investments within the Operating Companies cannot be redeemed. As of June 30, 2021, through TGCOP Operating Holdings Pledgor I, LLC, the following investments were held within TGCOP Operating Holdings I, LLC:

Investment	Fair Value	Fair Value Percentage*
Investments in private operating companies, at fair value
Solar Energy—United States (100%)
TGC Hunt LLC	$12,778,315	8.09%
TGC Florence LLC	16,420,608	10.40
TGC Brimfield LLC	23,070,692	14.61
TGC NJ Portfolio II	10,462,729	6.63
TGC Adams LLC	13,460,913	8.53
Northpark Solar, LLC	28,369,230	17.97
TGC Hubbardston, LLC	3,386,135	2.14
Augusta Solar Farm, LLC	8,780,545	5.56
TGC 1 LLC—WR-TGC IV Holdings A, LLC	24,190,783	15.32
TGC 1 LLC—WR-TGC XXXV Holdings A, LLC	5,707,754	3.62
TGC 1 LLC—Other	15,022,078	9.52

Total investments in private operating companies	161,649,782	102.39

United States (100%)
Derivative contracts, interest rate swaps	(2,409,793)	(1.53)

Total investments, at fair value	$159,239,990	100.86%

*	Percentages are based on member’s capital

As of June 30, 2021, TGCOP Operating Holdings I, LLC held a Note with a balance of $38,820,500 with an interest rate of three month LIBOR plus 150 basis points, and maturity of March 15, 2025.
TGCOP Operating Holdings I, LLC utilizes interest rate swap agreements to hedge interest rate risk on variable rate debt. The entity had the following interest rate swap agreements at June 30, 2021:

Primary underlying risk	Notional Principal	Fixed Rate	Derivative Liability
Interest rate
Interest rate swaps	$45,034,349	1.09% to 3.15%	$(2,409,793)
Notional principal amount at June 30, 2021 is representative of volume held throughout the year with maturities ranging from September 30, 2021 to December 31, 2041.

Note 3—Investments, at fair value (continued)
As of June 30, 2021, through TGCOP Operating Holdings Pledgor II, LLC, the following investments were held within TGCOP Operating Holdings II, LLC:

Investment	Fair Value	Fair Value Percentage*
Investments in private operating companies, at fair value
Solar Energy—United States (100%)
29 Freight House Solar LLC	$1,213,556	0.77%
126 Grove Solar LLC	6,862,387	4.35
TGC Idaho Portfolio 2 LLC	35,586,924	22.54
TGC Elizabeth Drive (Chester) Holdings LLC	5,301,647	3.36
17 Shepard Solar LLC	2,522,922	1.60
Soltas Smyrna LLC	1,675,450	1.06
TGC Brownstone LLC	1,241,098	0.79
15 Union Solar LLC	1,782,126	1.13
31 Water Solar LLC	1,380,933	0.87

Total investments in private operating companies	57,567,043	36.47

United States (100%)
Derivative contracts, interest rate swaps	(4,761,142)	(3.02)

Total investments, at fair value	$52,805,901	33.45%

*	Percentages are based on member’s capital
As of June 30, 2021, TGCOP Operating Holdings II, LLC held a Note with a balance of $30,699,418 with an interest rate of three month LIBOR plus 150 basis points, and maturity of March 14, 2025.
TGCOP Operating Holdings II, LLC utilizes interest rate swap agreements to hedge interest rate risk on variable rate debt. The entity had the following interest rate swap agreements at June 30, 2021:

Primary underlying risk	Notional Principal	Fixed Rate	Derivative Liability
Interest rate
Interest rate swaps	$56,393,922	1.09% to 3.15%	$(4,761,142)

Notional principal amount at June 30, 2021 is representative of volume held throughout the year with maturities ranging from December 31, 2024 to December 31, 2041.
Note 4—Member’s Capital
During the year the Company received contributions of $35,464 and made distributions of $3,227,723 to the Member. All the Company’s profits and losses are allocated solely to the Member.
Note 5—Risks and Uncertainties
An investment in the Company involves significant risks, including liquidity risk, non-diversification risk and economic risk that should be carefully considered prior to investing and such investment should only be

Note 5—Risks and Uncertainties (continued)

considered by persons financially able to maintain their investment and who can afford a loss of a substantial part or all of such investment.
Liquidity Risk
Transfer of the Member’s interest is subject to significant restrictions. Because of these restrictions and the absence of a public market, the Member may be unable to liquidate its investment even though the personal financial circumstances of the Member would make liquidation advisable or desirable.
The Member’s interest will not be readily acceptable as collateral for loans and is not permitted to be pledged as collateral for loans. Moreover, even if the Member were able to dispose of its Membership interest, adverse tax consequences could result.
Non diversification Risk
Because the Company concentrates its investments in one industry, the Company may be subject to greater investment risk as companies engaged in similar businesses are more likely to be similarly affected by any adverse market conditions and other adverse industry-specific factors.
Economic Risk
The Company’s investments expose the Member to a range of potential economic risks that could have an adverse effect on the Company. These may include, but are not limited to, declines in economic growth, inflation, deflation, taxation, governmental restrictions, and/or adverse regulation.
Covid-19 Risk
Certain impacts from the COVID-19 outbreak may have a significant negative impact on the Company’s operations and performance. These circumstances may continue for an extended period of time, and may have an adverse impact on economic and market conditions. The ultimate economic fallout from the pandemic, and the long-term impact on economies, markets, industries and individual companies, are not known. The extent of the impact to the financial performance and the operations of the Company’s will depend on future developments, which are highly uncertain and cannot be predicted.
Note 6—Indemnifications
In the normal course of business, the Company enters into contracts that contain a variety of representations and warranties that provide indemnifications under certain circumstances. The Company’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Company that have not yet occurred. The Company expects the risk of future obligation under these indemnifications to be remote.

Note 7—Financial Highlights
Financial highlights for the year ended June 30, 2021 are presented below. The financial highlights are calculated for the Member.

Net investment loss ratio(1)	0.00%
Expense ratio(1)	0.00%
Gross IRR through December 31, 2020(2)	18.64%
Gross IRR through June 30, 2021(2)	12.56%

(1)	The net investment loss and expense ratios are computed using weighted average Member’s capital for the period.

(2)	Gross IRR is presented for the Member and was computed based on the actual dates that capital contributions and distributions were made and capital balances.
Note 8—Solar Panel Inventory
As of June 30, 2021, the Company had 1,400 solar panels (230 watts per panel) as spare parts inventory, the panels are stored in a third-party warehouse. As of June 30, 2021, the panels were valued at 30 cents per watt, with a fair value of $96,600, and an additional 6,510 solar panels (230 watts per panel) purchased from TGC 1 Corp in 2018 for $357,543.
Note 9—Related Party Transactions
There were no related party transactions during the year. The Member is responsible for all Company level expenses.
Note 10—Subsequent Events
In preparing these financial statements, the Company has evaluated events and transactions for potential recognition and/or disclosure through November 10, 2021, the date the financial statements were available to be issued.
On August 25, 2021 the Company was sold in a private market transaction. Substantially all of the assets and liabilities of the underlying Operating Companies owned by the Company were sold for net proceeds of $139 million. The underlying assets not purchased were assigned back to the Member prior to the private market transaction. On August 27, 2021 the Member received $137 million in net proceeds, with the remaining amount held in Escrow.
There were no other significant subsequent events that require recognition or disclosure.

ALTUS POWER, INC.
Primary Offering Of
19,429,167 Shares of Class A Common Stock
Secondary Offering of
156,463,281 Shares of Class A Common Stock
9,366,667 Warrants to Purchase Class A Common Stock

PROSPECTUS

 January 21, 2022

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-262072
PROSPECTUS SUPPLEMENT NO. 1
(to Prospectus dated January 21, 2022)

ALTUS POWER, INC.

Primary Offering Of
19,429,167 Shares of Common Stock

Secondary Offering of
156,463,281 Shares of Common Stock
9,366,667 Warrants to Purchase Common Stock

This prospectus supplement amends and supplements the prospectus dated January 21, 2022 (as supplemented or amended from time to time, the “Prospectus”), which forms a part of our Registration Statement on Form S-1 (No. 333-262072). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 24, 2022 (the “Annual Report”). Accordingly, we have attached the Annual Report to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the issuance by us of up to an aggregate of (i) 10,062,500 shares of our Class A common stock that may be issued upon exercise of warrants to purchase Class A common stock at an exercise price of $11.00 per share (the “Public Warrants”) issued by CBRE Acquisition Holdings, Inc. (“CBAH”) in its initial public offering; and (ii) 9,366,667 shares of our Class A common stock that may be issued upon exercise of warrants at an exercise price of $11.00 per share that, in the case of 7,366,667 of such warrants, were originally sold to CBRE Acquisition Sponsor, LLC (the “Sponsor”) in a private placement consummated simultaneously with CBAH’s IPO, and, in the case of 2,000,000 of such warrants, were issued to the Sponsor in full settlement of a second amended and restated promissory note entered into between CBAH and the Sponsor (such 9,366,667 warrants, the “Private Placement Warrants” and, together with the Public Warrants, the “Warrants”).

The Prospectus and this prospectus supplement also relate to the offer and sale, from time to time, by the selling securityholders named in the Prospectus (the “Selling Securityholders”), or any of their permitted transferees, of (i) 9,366,667 Private Placement Warrants; (ii) up to an aggregate of 9,366,667 shares of our Class A common stock that may be issued upon exercise of the Private Placement Warrants held by the Selling Securityholders; (iii) up to an aggregate of 42,500,000 shares of our Class A common stock that were issued to certain investors (collectively, the “PIPE Investors”) in a private placement in connection with the closing of the Business Combination (as defined herein); (iv) up to an aggregate of 89,999,976 shares of Class A common stock that were issued to certain affiliates of Altus (collectively, the “Altus Affiliates”) pursuant to the Business Combination Agreement (as defined herein); and (v) up to an aggregate 14,596,638 shares of Class A common stock issuable upon conversion (at the maximum conversion value) of all 1,408,750 of our Alignment Shares, or Class B common stock, par value $0.0001 per share (“Alignment Shares” or “Class B Common Stock”) held by certain Selling Securityholders. The Prospectus and this prospectus supplement also cover any additional securities that may become issuable by reason of stock dividends, stock splits, recapitalization or similar transactions.

We will not receive any proceeds from the sale of shares of Class A common stock or warrants by the Selling Securityholders pursuant to the Prospectus and this prospectus supplement, except with respect to amounts received by us upon exercise of the warrants to the extent such warrants are exercised for cash. However, we will pay the expenses, other than underwriting discounts and commissions and certain expenses incurred by the Selling Securityholders in disposing of the securities, associated with the sale of securities pursuant to the Prospectus and this prospectus supplement.

Our registration of the securities covered by the Prospectus and this prospectus supplement does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the securities. The Selling Securityholders and any of their permitted transferees may offer and sell the securities covered by the Prospectus and this prospectus supplement in a number of different ways and at varying prices. Additional information on the Selling Securityholders, and the times and manner in which they may offer and sell the securities under the Prospectus and this prospectus supplement, is provided under “Selling Securityholders” and “Plan of Distribution” in the Prospectus.

You should read the Prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our Class A common stock and warrants are listed on the New York Stock Exchange (the “NYSE”) under the symbols “AMPS” and “AMPS WS”, respectively. On January 6, 2022, the closing price of our Class A common stock was $9.94 per share and the closing price of our warrants was $2.57 per share.

We are an “emerging growth company” as such term is defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 14 of the Prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued under the Prospectus or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 24, 2022.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-K

(Mark One)

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 2021
OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For transition period from         to
Commission File Number 001-39798

Altus Power, Inc.
(Exact name of registrant as specified in its charter)

Delaware	85-3448396
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
2200 Atlantic Street, 6th FloorStamford, CT 06902
(203) 698-0090
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	AMPS	New York Stock Exchange
Warrants to purchase one share of common stock, each at an exercise price of $11.00	AMPS WS	New York Stock Exchange
Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐ No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes ☐ No ☒

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the Registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the Registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act): Yes ☐ No ☒
The aggregate market value of the registrant's Class A shares outstanding, other than shares held by persons who may be deemed affiliates of the registrant at June 30, 2021, the last business day of the Registrant's most recently completed second quarter, was $390,730,400 (based on the closing sales price of the Class A shares on June 30, 2021, of $9.71).

As of March 10, 2022, there were 153,648,830 shares of the registrant's Class A common stock outstanding.

DOCUMENTS INCORPORATED BY REFERENCE
Portions of the registrant’s Definitive Proxy Statement to be filed for its 2022 Annual Meeting of Shareholders are incorporated by reference into the sections of this Form 10-K addressing the requirements of Part III of Form 10-K.

PART I

Special Note Regarding Forward-Looking Statements
The statements contained in this Annual Report on Form 10-K that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “continue,” “expect,” “estimate,” “may,” “plan,” “outlook,” “future” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to our future prospects, developments and business strategies. These statements are based on our management’s current expectations and beliefs, as well as a number of assumptions concerning future events.
Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to:
•the ability to maintain listing on the NYSE;
•changes in applicable laws or regulations;
•the possibility that we may be adversely affected by other economic, business, regulatory and/or competitive factors;
•the impact of COVID-19 and supply chain issues on our business;
•and other factors detailed herein under the section entitled “Risk Factors.”
These forward-looking statements are based on information available as of the date of this Annual Report on Form 10-K, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements such as those contained in documents we have filed with the SEC. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update or revise forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. For a discussion of the risks involved in our business and investing in our common stock, see the section entitled “Risk Factors.”
Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.
Market and Industry Data
This Annual Report on Form 10-K includes market and industry data and forecasts that Altus has derived from publicly available information, reports of governmental agencies, various industry publications, other published industry sources and internal data and estimates. All market and industry data used herein involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Although we are responsible for the disclosure contained in this Annual Report on Form 10-K and we believe the information from industry publications and other third-party sources included herein is reliable, such information is inherently imprecise and we have not had this information verified by any independent sources. The industry in which Altus operates is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section of this Annual Report on Form 10-K entitled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Item 1. Business
Each of the terms “Altus,” the “Company,” “we,” “our,” “us,” and similar terms used herein refer collectively to Altus Power Inc., a Delaware corporation, and its consolidated subsidiaries, unless otherwise stated.

Company Overview
Our mission is to create a clean electrification ecosystem, to drive the clean energy transition of our customers across the United States while simultaneously enabling the adoption of corporate environmental, social and governance, or ESG, targets. In order to achieve our mission, we develop, own and operate solar generation and energy storage facilities. We have the in-house expertise to develop, build and provide operations and maintenance and customer servicing for our assets. The strength of our platform is enabled by premier sponsorship from The Blackstone Group ("Blackstone"), which provides an efficient capital source and access to a network of portfolio companies, and CBRE Group, Inc. ("CBRE"), which provides direct access to their portfolio of owned and managed commercial and industrial (“C&I”) properties.
We are a developer, owner and operator of large-scale roof, ground and carport-based photovoltaic ("PV") and energy storage systems, serving commercial and industrial, public sector and community solar customers. We own systems across the United States from Hawaii to Vermont. Our portfolio consists of over 350 megawatts (“MW”) of solar PV. We have long-term power purchase agreements ("PPAs") with over 300 C&I entities and contracts with over 5,000 residential customers through community solar projects. We also participate in numerous renewable energy certificate (“REC”) programs throughout the country. We have experienced significant growth in the last 12 months as a product of organic growth and targeted acquisitions and currently operate in 18 states, providing clean electricity to our customers equal to the consumption of approximately 30,000 homes, displacing 255,000 tons of CO2 emissions per annum.
Through our strategic capital deployment, we are able to build and operate clean energy systems on commercial properties, schools and municipal buildings. The electricity we generate helps customers to reduce electricity bills, progress towards decarbonization targets and support resource management needs throughout the asset lifecycles. Our primary product offering is entering into leases or easements with building or landowners and revenue contracts to sell the power generated by the solar energy system to a various commercial, utility, municipal and community solar off takers. In addition to sale of clean power, we also addressing our customer's needs through EV charging and energy storage offerings.
Our offering provides multiple advantages to our customers relative to the status quo:
•Lower electricity bills. Our streamlined process allows for solar energy credits to get directly applied to customer’s utility bill, which allows them to realize immediate savings. In addition, our PPAs are typically priced to include a day one savings as compared to the existing utility rates.
•Increase accessibility of clean electricity. Through our use of community solar we are able to provide clean electricity to customers who otherwise would not have been able to construct on-site solar (e.g. apartment and condominium customers). This increases the total addressable market and enables energy security for all.
•Supporting clean energy ecosystem. Demand for clean sources of electricity is anticipated to only increase. We strive to support our customers in their continued transition to the clean energy ecosystem through our solar PV and storage systems as well as our EV charging stations. We expect our continued growth and expansion of product offerings will allow us to support even more customers in this transition.

We own all of our solar systems, which we build and install, with equipment sourced from a wide variety of suppliers. We purchase all major components of the systems we construct, including solar modules, inverters, racking systems, transformers, medium voltage equipment, monitoring equipment and balance of system equipment. All of the labor for the construction of these systems is subcontracted under Altus’s standard contracts.
We believe our robust and actionable pipeline is the result of our deep network of developers and channel partners with local expertise, which is beneficial in the many markets where we are active. Our wholly-owned in-house construction company provides expertise in asset development that aids the success of our pipeline projects. Further, we believe that our ability to source deals, our strategic asset financing structure, combined with the demand for clean energy provide us with a competitive advantage and a unique position in the solar power industry.
Merger with CBRE Acquisition Holdings, Inc. ("CBAH")
On December 9, 2021 (the "Closing Date"), CBRE Acquisition Holdings, Inc. ("CBAH"), a special purpose acquisition company, consummated the business combination pursuant to the terms of the business combination agreement entered into on July 12, 2021 (the "Business Combination Agreement"), whereby, among other things, CBAH Merger Sub I, Inc. ("First Merger Sub") merged with and into Altus Power, Inc. (f/k/a Altus Power America, Inc.) ("Legacy Altus") with Legacy Altus continuing as the surviving corporation, and immediately thereafter Legacy Altus merged with and into CBAH Merger Sub II, Inc. ("Second Merger Sub") with Second Merger Sub continuing as the surviving entity and as a wholly owned subsidiary of CBAH (together with the merger with the First Merger sub, the “Merger”).
Our predecessor, CBAH, a blank check company, was established as a special purpose acquisition company, which completed its initial public offering on December 15, 2020. CBAH was incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, and, prior to the Merger, the Company was a “shell company” as defined under the Securities Exchange Act of 1934, as amended, because it had no operations and nominal assets consisting almost entirely of cash. In connection with the Closing, CBAH changed its name to “Altus Power, Inc.” Prior to the Closing, CBAH’s SAILSM (Stakeholder Aligned Initial Listing) securities, shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”) and CBAH’s public warrants (“Redeemable Warrants” or “Public Warrants”) were listed on the NYSE under the symbols “CBAH.U”, “CBAH” and “CBAH WS”, respectively. Following the Closing, we continued the listing of the Class A common stock and Public Warrants on the NYSE under the symbols “AMPS” and “AMPS WS”, respectively.
Total Addressable Market
Electricity demand has been evolving for many years, but the evolution has accelerated with the renewable targets and decarbonization goals established by many corporations demanding a transition to clean electricity generation. The demand is coming from multiple industry segments including the public sector, the private sector and the residential customers. Historically the C&I market has been under-penetrated by traditional utility-scale solar PV providers due to the smaller scale of projects and difficulties associated with scaling nationally. We believe we are well equipped to drive the C&I growth segment of the solar PV market through our existing national partner footprint, efficient acquisition and deployment strategies and standardized approach to customer contracts and asset financing.
We believe the confluence of multiple clean energy trends creates a significant market opportunity. According to the U.S. Energy Information Administration (“EIA”), the U.S. spends $400 billion on electricity each year, of which $200 billion is spent on C&I. An additional $98 billion of investment will be required to meet the U.S.’s 2030 sustainability goals. Further, C&I customers are projected to spend over $6 trillion on electricity between now and 2050.
We believe it will be necessary to rapidly increase the scale and scope of renewable generation assets in the U.S. in order to meet the various targets and commitments set by corporations and governments and that through our strategic partnerships and market-leading financing, Altus is well equipped to help meet this demand and lead in the clean energy transition.
Commitment to Environmental, Social and Governance Leadership
Altus Power was founded to address the urgent need to transform the way we generate and consume power. Our mission – to create a clean electrification ecosystem that can provide renewable energy to every business, home and electric vehicle – is intrinsically linked to clean, renewable power as the foundation for a sustainable future.
We believe that leadership in environmental, social and governance ("ESG") practices is central to accomplishing our mission, so we continue to take steps to address the environmental and social risks of our operations and products. To this end, we have established a Corporate Social Responsibility Committee that is dedicated to implementing and improving upon already existing sustainability practices throughout our company. Our team is passionate about empowering communities and businesses to accelerate the global energy transition while also doing everything we can to foster a diverse, inclusive and innovative corporate culture at Altus Power.
Our sustainability efforts will be organized into the three ESG pillars: Environment, Social, and Governance. We plan to report how we oversee and manage ESG factors in an annual sustainability report. In this report we plan to follow the Global Reporting Initiative (GRI) standards.
•Our Environment Pillar will focus on providing clean, affordable energy to our customers; maintaining a robust environmental management program that ensures we protect the environment in the communities where we operate and build; and helping to make our energy infrastructure more resilient and sustainable.
•Our Social Pillar will focus on attracting and retaining a team of talented individuals, while offering opportunities for growth and development; building a diverse and inclusive work force; and ensuring a safety-first workplace for our employees through proper training, policies and protocols.
•Our Governance Pillar will focus on ensuring Board oversight and committee ownership of our enterprise risk management and sustaining a commitment to ethical business conduct, transparency, honesty, and integrity. We strive to support ethically sourced products and materials and encourage the partners in our supply-chain to abide by our Supplier Code of Conduct.

All of our actions and each of our ESG pillars are underpinned by the goal of driving the clean energy transition of our customers across the United States.

Our Digital Platform
Altus Power leverages best in class enterprise software solutions to manage our operation as well as a series of proprietary capture and management tools. We leverage this suite of tools and interfaces to create value for customers with asset performance tracking, analytics, real time data generation and meet our forecast objectives. Altus is in the process of developing our next generation proprietary software stack to support our growth and increase our efficiency with digital tools that will enable our platforms to have full integration into our B2B and B2C lifecycles from origination through maintenance. Our production data sources ensure solar systems maximize performance and meet baseline forecasts as well as asset registration and customer data management. We warehouse our technology and project data, contracts and customer records and have the alert and monitoring systems developed to ensure we have maximum uptime.
Sales and Marketing
We sell our solar energy offerings through a scalable sales organization using a national developer base with local expertise, intermediaries that connect clients directly to Altus as well as our diverse partner network. We also generate sales volume through client referrals. Client referrals increase in relation to our penetration in a market and shortly after market entry become an increasingly effective way to market our solar energy systems. We believe that a customized, relationship-focused selling process is important before, during and after the sale of our solar services to maximize our sales success and customer experience and to generate relationships with developers that lead to repeat projects. We train our sales and marketing team in house to maximize this multi-pronged client development strategy.
Supply Chain
We purchase equipment, including solar panels, inverters and batteries from a variety of manufacturers and suppliers. If one or more of the suppliers and manufacturers that we rely upon to meet anticipated demand reduces or ceases production, it may be difficult to quickly identify and qualify alternatives on acceptable terms. In addition, equipment prices may increase in the coming years, or not decrease at the rates we historically have experienced, due to tariffs or other factors. For further information, please see the section entitled “Risk Factors” elsewhere in this Annual Report on Form 10-K.
Intellectual Property
We have filed trademark applications for “Altus” and the Altus logo, application numbers 90/730,855 and 90/731,002, respectively. Altus has registered domain names, including www.altuspower.com. Information contained on or accessible through the website is not a part of this Annual Report on Form 10-K, and the inclusion of the website address in this Annual Report on Form 10-K is an inactive textual reference only. Altus does not currently have any issued patents. Altus intends to file patent applications as we continue to innovate through our research and development efforts.
Regulatory
Although we are not regulated as a public utility in the United States under applicable national, state or other local regulatory regimes where we conduct business, we compete primarily with regulated utilities. As a result, we have developed and are committed to maintaining a policy team to focus on the key regulatory and legislative issues impacting the entire industry. We believe these efforts help us better navigate local markets through relationships with key stakeholders and facilitate a deep understanding of the national and regional policy environment.
To operate our systems, we obtain interconnection permission from the applicable local primary electric utility. Depending on the size of the solar energy system and local law requirements, interconnection permission is provided by the local utility directly to us and/or our customers. In almost all cases, interconnection permissions are issued on the basis of a standard process that has been pre-approved by the local public utility commission or other regulatory body with jurisdiction over net metering policies. As such, no additional regulatory approvals are required once interconnection permission is given.
Our operations are subject to stringent and complex federal, state and local laws, including regulations governing the occupational health and safety of our employees and wage regulations. For example, we are subject to the requirements of the federal Occupational Safety and Health Act, as amended (“OSHA”), and comparable state laws that protect and regulate employee health and safety. We endeavor to maintain compliance with applicable OSHA and other comparable government regulations.
Government Incentives
Federal, state and local government bodies provide incentives to owners, distributors, system integrators and manufacturers of solar energy systems to promote solar energy in the form of rebates, tax credits, payments for RECs associated with renewable energy generation and exclusion of solar energy systems from property tax assessments. These incentives enable us to lower the price we charge customers for energy from, and to lease, our solar energy systems, helping to catalyze customer acceptance of solar energy as an alternative to utility-

provided power. In addition, for some investors, the acceleration of depreciation creates a valuable tax benefit that reduces the overall cost of the solar energy system and increases the return on investment.
The federal government currently offers an investment tax credit (“ITC”) under Section 48(a) of the Internal Revenue Code (the "Code"), for the installation of certain solar power facilities owned for business purposes. If construction on the facility began before January 1, 2020, the amount of the ITC available is 30%, if construction began during 2020, 2021, or 2022 the amount of the ITC available is 26%, and if construction begins during 2023 the amount of the ITC available is 22%. The ITC steps down to 10% if construction of the facility begins after December 31, 2023 or if the facility is not placed in service before January 1, 2026. The depreciable basis of a solar facility is also reduced by 50% of the amount of any ITC claimed. The Internal Revenue Service (the “IRS”) provided taxpayers guidance in Notice 2018-59 for determining when construction has begun on a solar facility. This guidance is relevant for any facilities which we seek to deploy in future years but take advantage of a higher tax credit rate available for an earlier year. For example, we have sought to avail ourselves of the methods set forth in the guidance to retain the 30% ITC that was available prior to January 1, 2020 by incurring certain costs and taking title to equipment in 2019 or early 2020 and/or by performing physical work on components that will be installed in solar facilities. From and after 2023, we may seek to avail ourselves of the 26% credit rate by using these methods to establish the beginning of construction in 2021, or 2022 and we may plan to similarly further utilize the program in future years if the ITC step down continues.
President Biden’s administration has put forth various legislation, which if passed, is anticipated to include a stand-alone battery storage ITC, EV and EV charging infrastructure tax incentives and further solar ITC extension. These policy tailwinds serve to further support market expansion of clean energy and electrification. Nevertheless, we believe we are already competitive without government subsidies, with levelized cost of energy for solar reaching attractive rates as compared to traditional generation.
In additional to the incentives at the federal government, more than half of the states, and many local jurisdictions, have established property tax incentives for renewable energy systems that include exemptions, exclusions, abatements and credits. Approximately thirty states and the District of Columbia have adopted a renewable portfolio standard (and approximately eight other states have some voluntary goal) that requires regulated utilities to procure a specified percentage of total electricity delivered in the state from eligible renewable energy sources, such as solar energy systems, by a specified date. To prove compliance with such mandates, utilities must surrender solar renewable energy credits (“SRECs”) to the applicable authority. Solar energy system owners such as our investment funds often are able to sell SRECs to utilities directly or in SREC markets. While there are numerous federal, state and local government incentives that benefit our business, some adverse interpretations or determinations of new and existing laws can have a negative impact on our business.
Corporate Information
Altus Power, Inc. was originally formed as Altus Power America LLC as a limited liability company under the laws of the State of Delaware on September 4, 2013, converted to a corporation incorporated under the laws of the State of Delaware on October 10, 2014, and changed its name to Altus Power, Inc. on July 7, 2021. Altus Power, Inc. then changed its name to Altus Solar, Inc. on December 8, 2021, and on December 9, 2021, was merged with and into a subsidiary of CBRE Acquisition Holdings, Inc. in connection with the closing of the Merger. At the same time, CBRE Acquisition Holdings, Inc., a corporation formed under the laws of the State of Delaware on October 13, 2020, was renamed Altus Power, Inc. on December 9, 2021. Our principal executive offices are located at 2200 Atlantic Street, 6th Floor, Stamford, CT 06902, and our telephone number is (203) 698-0090.
The Altus design logo, “Altus” and our other common law trademarks, service marks or trade names appearing in this prospectus are the property of Altus. Other trademarks and trade names referred to in this Annual Report on Form 10-K are the property of their respective owners.
Human Capital Resources
As of December 31, 2021, Altus had 44 employees, all of whom were full-time employees. As of December 31, 2021, none of Altus’s employees are represented by a labor union or are subject to a collective bargaining agreement. We believe that our employee relations are good.
In shaping our culture, we aim to combine a high standard of excellence, technological innovation and agility and operational and financial discipline. We believe that our flat and transparent structure and our collaborative and collegial approach enable our employees to grow, develop and maximize their impact on our organization. To attract and retain top talent in our highly competitive industry, we have designed our compensation and benefits programs to promote the retention and growth of our employees along with their health, well-being and financial security. Our short- and long-term incentive programs are aligned with key business objectives and are intended to motivate strong performance. Our employees are eligible for medical, dental and vision insurance, a savings/retirement plan, life and disability insurance, and various wellness programs and we review the competitiveness of our compensation and benefits periodically. As an equal opportunity employer, all qualified applicants receive consideration without regard to race, national origin, gender, gender identity, sexual orientation, protected veteran status, disability, age or any other legally protected status.

We seek to create an inclusive, equitable, culturally competent, and supportive environment where our management and employees model behavior that enriches our workplace. We plan to form a diversity and inclusion committee to help further these goals and objectives. This committee will focus on broadening recruitment efforts, increasing awareness of diversity and inclusiveness related issues through internal trainings and communications, and mentorship.

Item 1A. Risk Factors

Investing in our securities involves risks. Before you make a decision to buy our securities, you should carefully consider the following risk factors in addition to the other information included in this Annual Report on Form 10-K, including matters addressed in the section titled “Special Note Regarding Forward-Looking Statements” As well as our audited financial statements and notes thereto. If any of the risks discussed herein actually occur, it may materially harm our business, operations, financial condition or prospects. As a result, the market price of our securities could decline, and you could lose all or part of your investment. These risk factors are not exhaustive, and investors are encouraged to perform their own investigation with respect to Altus and its business, operations, financial condition and prospects. Altus may face additional risks and uncertainties that are not presently known to it, or that it currently deems immaterial, which may also impair Altus’s business, operations, financial condition or prospects.

Summary of Risks Related to Altus’s Business
Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled "Risk Factors," which represent challenges that we face in connection with the successful implementation of our strategy and growth of our business. The occurrence of one or more of the events or circumstances described in that section, alone or in combination with other events or circumstances, may have a material adverse effect on our business, cash flows, financial condition and results of operations. These risk factors include, but are not limited to, the following:
•Our growth strategy depends on the widespread adoption of solar power technology;
•If we cannot compete successfully against other solar and energy companies, we may not be successful in developing our operations and our business may suffer;
•With respect to providing electricity on a price-competitive basis, solar systems face competition from traditional regulated electric utilities, from less-regulated third party energy service providers and from new renewable energy companies;
•A material reduction in the retail price of traditional utility-generated electricity or electricity from other sources could harm our business, financial condition, results of operations and prospects;
•Due to the limited number of suppliers in our industry, the acquisition of any of these suppliers by a competitor or any shortage, delay, quality issue, price change, or other limitations in our ability to obtain components or technologies we use could result in adverse effects;
•Although our business has benefited from the declining cost of solar panels in the past, our financial results may be harmed now that the cost of solar panels has increased, and our costs overall may continue to increase due to increases in the cost of solar panels and tariffs on imported solar panels imposed by the U.S. government;
•Our market is characterized by rapid technological change, which requires us to continue to develop new products and product innovations. Any delays in such development could adversely affect market adoption of our products and our financial results;
•Developments in alternative technologies may materially adversely affect demand for our offerings;
•The operation and maintenance of our facilities are subject to many operational risks, the consequences of which could have a material adverse effect on our business, financial condition, results of operations and prospects;
•Our business, financial condition, results of operations and prospects could suffer if we do not proceed with projects under development or are unable to complete the construction of, or capital improvements to, facilities on schedule or within budget; and
•We face risks related to project siting, financing, construction, permitting, governmental approvals and the negotiation of project development agreements that may impede our development and operating activities.

Business and Operational Risks
Our growth strategy depends on the widespread adoption of solar power technology.

The market for solar power products is emerging and rapidly evolving, and our future success is uncertain. If solar power technology proves unsuitable for widespread commercial deployment or if demand for solar power products fails to develop sufficiently, we would be unable to generate enough revenues to achieve and sustain profitability and positive cash flow. The factors influencing the widespread adoption of solar power technology include but are not limited to:
•cost-effectiveness of solar power technologies as compared with conventional and non-solar alternative energy technologies;
•performance and reliability of solar power products as compared with conventional and non-solar alternative energy products;
•continued deregulation of the electric power industry and broader energy industry;
•fluctuations in economic and market conditions which impact the viability of conventional and non-solar alternative energy sources, such as increases or decreases in the prices of oil and other fossil fuels; and
•availability of governmental subsidies and incentives.

If we cannot compete successfully against other solar and energy companies, we may not be successful in developing our operations and our business may suffer.
The solar and energy industries are characterized by intense competition and rapid technological advances, both in the U.S. and internationally. We compete with solar companies with business models that are similar to ours. In addition, we compete with solar companies in the downstream value chain of solar energy. For example, we face competition from purely finance driven organizations that acquire customers and then subcontract out the installation of solar energy systems, from installation businesses that seek financing from external parties, from large construction companies and utilities, and increasingly from sophisticated electrical and roofing companies. Some of these competitors may provide energy at lower costs than we do. Further, some competitors are integrating vertically in order to ensure supply and to control costs. Many of our competitors also have significant brand name recognition and have extensive knowledge of our target markets. If we are unable to compete in the market, there will be an adverse effect on our business, financial condition, and results of operations.
With respect to providing electricity on a price-competitive basis, solar systems face competition from traditional regulated electric utilities, from less- regulated third party energy service providers and from new renewable energy companies.
The solar energy and renewable energy industries are both highly competitive and continually evolving as participants strive to distinguish themselves within their markets and compete with large traditional utilities. We believe that our primary competitors are the traditional utilities that supply electricity to our potential customers. Traditional utilities generally have substantially greater financial, technical, operational and other resources than we do. As a result, these competitors may be able to devote more resources to the research, development, promotion, and sale of their products or respond more quickly to evolving industry standards and changes in market conditions than we can. Traditional utilities could also offer other value-added products or services that could help them to compete with us even if the cost of electricity they offer is higher than that of ours. In addition, a majority of utilities’ sources of electricity is non-solar, which may allow utilities to sell electricity more cheaply than electricity generated by our solar energy systems.
We also compete with companies that are not regulated like traditional utilities, but that have access to the traditional utility electricity transmission and distribution infrastructure pursuant to state and local pro-competitive and consumer choice policies. These energy service companies are able to offer customers electricity supply-only solutions that are competitive with our solar energy system options on both price and usage of renewable energy technology while avoiding the long-term agreements and physical installations that our current fund-financed business model requires. This may limit our ability to attract new customers, particularly those who wish to avoid long-term contracts or have an aesthetic or other objection to putting solar panels on their roofs.
As the solar industry grows and evolves, we will also face new competitors who are not currently in the market. Low technological barriers to entry characterize our industry and well-capitalized companies could choose to enter the market and compete with us. Our failure to adapt to changing market conditions and to compete successfully with existing or new competitors will limit our growth and will have a material adverse effect on our business and prospects.
A material reduction in the retail price of traditional utility-generated electricity or electricity from other sources could harm our business, financial condition, results of operations and prospects.
We believe that a significant number of our customers decide to buy solar energy because they want to pay less for electricity than what is offered by the traditional utilities. However, distributed C&I solar energy has yet to achieve broad market adoption as evidenced by the fact that distributed solar has penetrated less than 5% of its total addressable market in the U.S. C&I sector.

The customer’s decision to choose solar energy may also be affected by the cost of other renewable energy sources. Decreases in the retail prices of electricity from the traditional utilities or from other renewable energy sources would harm our ability to offer competitive pricing and could harm our business. The price of electricity from traditional utilities could decrease as a result of:
•construction of a significant number of new power generation plants, including plants utilizing natural gas, nuclear, coal, renewable energy or other generation technologies;
•relief of transmission constraints that enable local centers to generate energy less expensively;
•reductions in the price of natural gas;
•utility rate adjustment and customer class cost reallocation;
•energy conservation technologies and public initiatives to reduce electricity consumption;
•development of new or lower-cost energy storage technologies that have the ability to reduce a customer’s average cost of electricity by shifting load to off-peak times; or
•development of new energy generation technologies that provide less expensive energy

A reduction in utility electricity prices would make the purchase or the lease of our solar energy systems less economically attractive. If the retail price of energy available from traditional utilities were to decrease due to any of these reasons, or other reasons, we would be at a competitive disadvantage, we may be unable to attract new customers and our growth would be limited.
Due to the limited number of suppliers in our industry, the acquisition of any of these suppliers by a competitor or any shortage, delay, quality issue, price change, or other limitations in our ability to obtain components or technologies we use could result in adverse effects.
While we purchase our products from several different suppliers, if one or more of the suppliers that we rely upon to meet anticipated demand ceases or reduces production due to its financial condition, acquisition by a competitor, delays in receipt of component parts, or otherwise is unable to increase production as industry demand increases or is otherwise unable to allocate sufficient production to us, it may be difficult to quickly identify alternate suppliers or to qualify alternative products on commercially reasonable terms, and our ability to satisfy this demand may be adversely affected. At times, suppliers may have issues with the quality of their products, which may not be realized until the product has been installed at a customer site. This may result in additional cost incurred. There are a limited number of suppliers of solar energy system components and technologies. While we believe there are other sources of supply for these products available, transitioning to a new supplier may result in additional costs and delays in acquiring our solar products and deploying our systems. These issues could harm our business or financial performance. In addition, the acquisition of a component supplier or technology provider by one of our competitors could limit our access to such components or technologies and require significant redesigns of our solar energy systems or installation procedures, slow our growth, cause our financial results and operational metrics to suffer, and have a negative impact on our business.
There have also been periods of industry-wide shortages of key components, including solar panels, in times of industry disruption. The manufacturing infrastructure for some of these components has a long lead-time, requires significant capital investment and relies on the continued availability of key commodity materials, potentially resulting in an inability to meet demand for these components. The solar industry is frequently experiencing significant disruption and, as a result, shortages of key components, including solar panels, may be more likely to occur, which in turn may result in price increases for such components. Even if industry-wide shortages do not occur, suppliers may decide to allocate key components with high demand or insufficient production capacity to more profitable customers, customers with long-term supply agreements or customers other than us and our supply of such components may be reduced as a result. The supply of components from various locales is also uncertain due to COVID-19 that has resulted in travel restrictions, backlog in shipping and trucking, and shutdowns of businesses in various regions. We have accommodated such delays by pushing out our delivery dates in our timelines.
We purchase the components for our solar energy systems on both an as-needed basis as well as under long-term supply agreements. The vast majority of our purchases are denominated in U.S. dollars. Since our revenue is also generated in U.S. dollars we are mostly insulated from currency fluctuations. However, since our suppliers often incur a significant amount of their costs by purchasing raw materials and generating operating expenses in foreign currencies, if the value of the U.S. dollar depreciates significantly or for a prolonged period of time against these other currencies, this may cause our suppliers to raise the prices they charge us, which could harm our financial results. Since we purchase most of the solar PV panels we use from China, we are particularly exposed to exchange rate risk from increases in the value of the Chinese Renminbi.
On December 23, 2021, the Uyghur Forced Labor Prevention Act was passed, responding to human rights abuses and forced labor practices in the Xinjian Uyghur Autonomous Region of China (the “Xinjian Region”). It establishes a rebuttable presumption that the importation of any goods, wares, articles, and merchandise mined, produced, or manufactured wholly or in part in the Xinjiang Region, or produced by certain entities, is prohibited by Section 307 of the Tariff Act of 1930 and that such goods, wares, articles, and merchandise are not entitled to entry to the United States. Approximately 50% of the global supply of polysilicon, an essential material in conventional solar modules, is from the Xinjian Region, which has caused some delays in the receipt of polysilicon, affecting the solar module supply chain. The presumption applies unless the Commissioner of U.S. Customs and Border Protection determines that the importer of record has complied with specified conditions and, by clear and convincing evidence, that the goods, wares, articles, or merchandise were not produced using forced labor. We are mitigating the effects of this new legislation by procuring products only from those countries and regions that have proper documentation as reviewed and approved by the U.S. Customs and Border Protection.
Any additional supply shortages, delays, quality issues, price changes or other limitations in our ability to obtain components we use, including due to COVID-19 and as a result of the Russia invasion of Ukraine, could limit our growth, cause cancellations or adversely affect our profitability, result in loss of market share and damage to our brand, and cause our financial results and operational metrics to suffer.
Although our business has benefited from the declining cost of solar panels in the past, our financial results may be harmed now that the cost of solar panels has increased, and our costs overall may continue to increase in the future, due to increases in the cost of solar panels and tariffs on imported solar panels imposed by the U.S. government.
The declining cost of solar panels and the raw materials necessary to manufacture them in the past has been a key driver in the pricing of our solar energy systems and customer adoption of this form of renewable energy. With the increase of solar panel and raw materials prices and because our costs overall may continue to increase, our growth could slow, and our financial results could suffer. Further, the cost of solar panels and raw materials could increase in the future due to tariffs, lingering issues of COVID, the Russia invasion of Ukraine, or other factors.
On February 4, 2022, the U.S. government imposed a protective tariff on solar panel components. The U.S. Trade Representative (“USTR”) released the following terms of the tariff:

	Year 1	Year 2	Year 3	Year 4
Safeguard Tariff on Panels and Cells	15%	15%	15%	15%
Cells Exempted from Tariff	5 gigawatts	5 gigawatts	5 gigawatts	5 gigawatts

As indicated in the terms, the tariff will not apply to the first 5 gigawatts of solar cells imported in each of the four years. In addition, the tariff will not apply to bi-facial panels. Panels imported from China and Taiwan previously were subject to tariffs from a 2012 solar trade case. The current tariff applies to all countries. As a result of the protective tariffs, and if additional tariffs are imposed or other disruptions to the supply chain occur, our ability to purchase these products on competitive terms or to access specialized technologies from other countries could be limited. Any of those events could harm our financial results by requiring us to account for the cost of tariffs or to purchase solar panels or other system components from alternative, higher-priced sources.
On February 8 2022, Auxin Solar, a U.S. module manufacturer petitioned the U.S. Department of Commerce to investigate whether crystalline silicon PV (CSPV) cells and modules assembled in Malaysia, Thailand, Vietnam and Cambodia are circumventing US anti-dumping and countervailing duty (AD/CVD) orders on cells and modules from China, which places a 100% to 250% tariff on such modules. If the U.S. Department of Commerce decides to grant the petition, this may lead to such tariffs being imposed imports from Malaysia, Thailand, Vietnam and Cambodia as well, which would have an adverse impact on our ability to source modules from those countries.
Our market is characterized by rapid technological change, which requires us to continue to develop new products and product innovations. Any delays in such development could adversely affect market adoption of our products and our financial results.
Continuing technological changes in battery and other EV technologies could adversely affect adoption of current EV charging technology and/or our products. Our future success will depend upon our ability to develop and introduce a variety of new capabilities and innovations to our existing product offerings, as well as introduce a variety of new product offerings, to address the changing needs of the EV charging market. As new products are introduced, gross margins have historically tended to decline until the products become more mature, with a more efficient manufacturing process. As EV technologies change, we may need to upgrade or adapt our charging station technology and introduce new products and services in order to serve vehicles that have the latest technology, in particular battery cell technology, which could involve substantial costs. Even if we are able to keep pace with changes in technology and develop new products and services, our research and development expenses could increase, our gross margins could be adversely affected in some periods and our prior products could become obsolete more quickly than expected.

We may not be able to release new products in a timely manner, or at all, and such new products may not achieve market acceptance. Delays in delivering new products that meet customer requirements could damage our relationships with customers and lead them to seek alternative providers. Delays in introducing products and innovations or the failure to offer innovative products or services at competitive prices may cause existing and potential customers to purchase our competitors’ products or services.
If we are unable to devote adequate resources to develop products or cannot otherwise successfully develop products or services that meet customer requirements on a timely basis or that remain competitive with technological alternatives, our products and services could lose market share, our revenue will decline, we may experience higher operating losses and our business and prospects will be adversely affected.
Developments in alternative technologies may materially adversely affect demand for our offerings.
Significant developments in alternative technologies, such as advances in other forms of distributed solar power generation, storage solutions such as batteries, the widespread use or adoption of fuel cells for residential or commercial properties or improvements in other forms of centralized power production may materially and adversely affect our business and prospects in ways we do not currently anticipate. Any failure by us to adopt new or enhanced technologies or processes, or to react to changes in existing technologies, could materially delay deployment of our solar energy systems, which could result in product obsolescence, the loss of competitiveness of our systems, decreased revenue and a loss of market share to competitors.
The operation and maintenance of our facilities are subject to many operational risks, the consequences of which could have a material adverse effect on our business, financial condition, results of operations and prospects.
The operation, maintenance, refurbishment, construction and expansion of our facilities involve risks, including breakdown or failure of equipment or processes, fuel interruption and performance below expected levels of output or efficiency. Some of our facilities were constructed many years ago and may require significant capital expenditures to maintain peak efficiency or to maintain operations. There can be no assurance that our maintenance program will be able to detect potential failures in our facilities before they occur or eliminate all adverse consequences in the event of failure. In addition, weather- related interference, work stoppages and other unforeseen problems may disrupt the operation and maintenance of our facilities and may materially adversely affect us.
We have entered into ongoing maintenance and service agreements with the manufacturers of certain critical equipment. If a manufacturer is unable or unwilling to provide satisfactory maintenance or warranty support, we may have to enter into alternative arrangements with other providers. These arrangements could be more expensive to us than our current arrangements and this increased expense could have a material adverse effect on our business. If we are unable to enter into satisfactory alternative arrangements, our inability to access technical expertise or parts could have a material adverse effect on us.
While we maintain an inventory of, or otherwise make arrangements to obtain, spare parts to replace critical equipment and maintain insurance for property damage to protect against certain operating risks, these protections may not be adequate to cover lost revenues or increased expenses and penalties that could result if we were unable to operate our generation facilities at a level necessary to comply with sales contracts.
Our business, financial condition, results of operations and prospects could suffer if we do not proceed with projects under development or are unable to complete the construction of, or capital improvements to, facilities on schedule or within budget.
Our ability to proceed with projects under development and to complete the construction of, or capital improvements to, facilities on schedule and within budget may be adversely affected by escalating costs for materials and labor and regulatory compliance, inability to obtain or renew necessary licenses, rights-of-way, permits or other approvals on acceptable terms or on schedule, disputes involving contractors, labor organizations, land owners, governmental entities, environmental groups, Native American and aboriginal groups, lessors, joint venture partners and other third parties, negative publicity, interconnection issues and other factors. If any development project or construction or capital improvement project is not completed, is delayed or is subject to cost overruns, certain associated costs may not be approved for recovery or otherwise be recoverable through regulatory mechanisms that may be available, and we could become obligated to make delay or termination payments or become obligated for other damages under contracts, could experience the loss of tax credits or tax incentives, or delayed or diminished returns, and could be required to write off all or a portion of its investment in the project. Any of these events could have a material adverse effect on our business, financial condition, results of operations and prospects.
We face risks related to project siting, financing, construction, permitting, governmental approvals and the negotiation of project development agreements that may impede their development and operating activities.
We own, develop, construct, manage and operate electric-generation facilities. A key component of our growth is our ability to construct and operate generation facilities to meet customer needs. As part of these operations, we must periodically apply for licenses and permits from various local, state, and federal regulatory authorities and abide by their respective conditions. Should we be unsuccessful in obtaining necessary licenses or permits on acceptable terms or resolving third-party challenges to such licenses or permits, should there be a delay in obtaining or renewing necessary licenses or permits or should regulatory authorities initiate any associated investigations or enforcement actions or impose related penalties or disallowances on us, our business, financial condition, results of operations and prospects could be materially adversely affected. Any failure to negotiate successful project development agreements for new facilities with third parties could have similar results.
Our business is subject to risks associated with construction, such as cost overruns and delays, and other contingencies that may arise in the course of completing installations such as union requirements, and such risks may increase in the future as we expand the scope of such services with other parties.
We do not typically install charging stations at customer sites. These installations are typically performed by our partners or electrical contractors with an existing relationship with the customer and/or knowledge of the site. The installation of charging stations at a particular site is generally subject to oversight and regulation in accordance with state and local laws and ordinances relating to building codes, safety, environmental protection and related matters, and typically requires various local and other governmental approvals and permits that may vary by jurisdiction. In addition, building codes, accessibility requirements or regulations may hinder EV charger installation because they end up costing the developer or installer more in order to meet the code requirements. Meaningful delays or cost overruns may impact our recognition of revenue in certain cases and/or impact customer relationships, either of which could impact our business. In addition, if any of our partners or electrical contractors are unable to provide timely, thorough and quality installation-related services, customers could fall behind their construction schedules leading to liability to us or cause customers to become dissatisfied with the solutions we offer.
We may not be able to effectively manage our growth.
Our future growth, if any, may cause a significant strain on our management and our operational, financial, and other resources. Our ability to manage our growth effectively will require us to implement and improve our operational, financial, and management systems and to expand, train, manage, and motivate our employees. These demands will require the hiring of additional management personnel and the development of additional expertise by management. Any increase in resources used without a corresponding increase in our operational, financial, and management systems could have a negative impact on our business, financial condition, and results of operations.
We may not realize the anticipated benefits of acquisitions, and integration of these acquisitions may disrupt our business and management.
We have in the past, and in the future we may, acquire companies, project pipelines, products or technologies or enter into joint ventures or other strategic initiatives. We may not realize the anticipated benefits of these acquisitions, and any acquisition has numerous risks. These risks include the following:
•difficulty in assimilating the operations and personnel of the acquired company;
•difficulty in effectively integrating the acquired technologies or products with our current technologies;
•difficulty in maintaining controls, procedures and policies during the transition and integration;
•disruption of our ongoing business and distraction of our management and employees from other opportunities and challenges due to integration issues;
•difficulty integrating the acquired company’s accounting, management information, and other administrative systems;
•inability to retain key technical and managerial personnel of the acquired business;
•inability to retain key customers, vendors, and other business partners of the acquired business;
•inability to achieve the financial and strategic goals for the acquired and combined businesses;
•incurring acquisition-related costs or amortization costs for acquired intangible assets that could impact our operating results;
•potential failure of the due diligence processes to identify significant issues with product quality, intellectual property infringement, and other legal and financial liabilities, among other things;
•potential inability to assert that internal controls over financial reporting are effective; and
•potential inability to obtain, or obtain in a timely manner, approvals from governmental authorities, which could delay or prevent such acquisitions.

Acquisitions of companies, businesses and assets are inherently risky and, if we do not complete the integration of these acquisitions successfully and in a timely manner, we may not realize the anticipated benefits of the acquisitions to the extent anticipated, which could adversely affect our business, financial condition, or results of operations.
Our business is concentrated in certain markets, putting us at risk of region-specific disruptions.
As of December 31, 2021, a majority of our solar facilities were in Massachusetts, New Jersey, Minnesota and California. We expect our near-term future growth to occur in states such as Maryland, New York, California, and Hawaii, and to further expand our customer base and operational infrastructure. Accordingly, our business and results of operations are particularly susceptible to adverse economic, regulatory, political, weather and other conditions in such markets and in other markets that may become similarly concentrated.
Our growth depends in part on the success of our relationships with third parties.
A key component of our growth strategy is to develop or expand our relationships with third parties. For example, we are investing resources in establishing strategic relationships with market players across a variety of industries, including large retailers, to generate new customers. These programs may not roll out as quickly as planned or produce the results we anticipated. A significant portion of our business depends on attracting and retaining new and existing solar partners. Negotiating relationships with our solar partners, investing in due diligence efforts with potential solar partners, training such third parties and contractors, and monitoring them for compliance with our standards require significant time and resources and may present greater risks and challenges than expanding a direct sales or installation team. If we are unsuccessful in establishing or maintaining our relationships with these third parties, our ability to grow our business and address our market opportunity could be impaired. Even if we are able to establish and maintain these relationships, we may not be able to execute on our goal of leveraging these relationships to meaningfully expand our business, brand recognition and customer base. This would limit our growth potential and our opportunities to generate significant additional revenue or cash flows.
Our relationship with CBRE is new and developing and may not result in profitable long-term contracts with their referred clients.
Our relationship with CBRE is new and developing. The Company expects some development opportunities to come from referrals from CBRE and Blackstone. Our success depends on profitable long-term contracts with any referred clients. We cannot assure you that new contracts and clients for our technologies, products and services will develop or that our existing market will grow. If a significant number of referred clients elect not to use our services or purchase our products, it could materially adversely affect our financial condition, business and results of operations.
The principal benefits expected to result from referrals from CBRE and Blackstone may not be fully achieved. Challenges we may face in this regard include, but are not limited to: (i) estimating the capital, personnel and equipment required for proper integration; (ii) minimizing potential adverse effects on existing business relationships; (iii) enhancing the technology platform; and (iv) successfully developing and marketing the Company’s products and services. Any difficulties we may experience in connection with referrals obtained could delay or prevent us from realizing expected benefits and enhancing our business, and our business, financial condition and results of operation could be materially and adversely impacted.
We have incurred operating losses before income taxes and may be unable to achieve or sustain profitability in the future.
We have incurred operating losses before income taxes in the past and may continue to incur operating losses as we increase our spending to finance the expansion of our operations, expand our installation, engineering, administrative, sales and marketing staffs, increase spending on our brand awareness and other sales and marketing initiatives, make significant investments to drive future growth in our business and implement internal systems and infrastructure to support our growth. We do not know whether our revenue will grow rapidly enough to absorb these costs and our limited operating history makes it difficult to assess the extent of these expenses or their impact on our results of operations. Our ability to sustain profitability depends on a number of factors, including but not limited to:
•mitigating the impact of the COVID-19 pandemic on our business;
•growing our customer base;
•maintaining or lowering our cost of capital;
•reducing the cost of components for our solar service offerings;
•growing and maintaining our channel partner network;
•maintaining high levels of product quality, performance, and customer satisfaction;
•successfully integrating acquired businesses;

•growing our direct-to-consumer business to scale;
•reducing our operating costs by lowering our customer acquisition costs and optimizing our design and installation processes;
•permitting and interconnection delays; and
•supply chain logistics, such as accepting late deliveries.
We may be unable to achieve positive cash flows from operations in the future.
We are not currently regulated as an electric utility under applicable law in the jurisdictions in which we operate, but we may be subject to regulation as an electric utility in the future.
Most federal, state and municipal laws do not currently regulate us as an electric utility in the jurisdictions in which we operate, such as FERC rules for small power production and cogeneration facilities. As a result, we are not subject to the various regulatory requirements applicable to U.S. utilities. However, any federal, state, local or other applicable regulations could place significant restrictions on our ability to operate our business and execute our business plan by prohibiting or otherwise restricting our sale of electricity. These regulatory requirements could include restricting the structuring of our sale of electricity, as well as regulating the price of our solar service offerings. For example, Florida law does not permit a third-party solar developer to make retail sales of electricity to others. If we become subject to the same regulatory authorities as utilities in other states or if new regulatory bodies are established to oversee our business, our operating costs could materially increase.
Failure to hire and retain a sufficient number of employees and service providers in key functions would constrain our growth and our ability to timely complete customers’ projects and successfully manage customer accounts.
To support our growth, we need to hire, train, deploy, manage and retain a substantial number of skilled employees, engineers, installers, electricians, sales and project finance specialists. Competition for qualified personnel in our industry is increasing, particularly for skilled personnel involved in the installation of solar energy systems. We have in the past been, and may in the future be, unable to attract or retain qualified and skilled installation personnel or installation companies to be our solar partners, which would have an adverse effect on our business. We and our solar partners also compete with the homebuilding and construction industries for skilled labor. As these industries grow and seek to hire additional workers, our cost of labor may increase. The unionization of the industry’s labor force could also increase our labor costs. Shortages of skilled labor could significantly delay a project or otherwise increase our costs. Because our profit on a particular installation is based in part on assumptions as to the cost of such project, cost overruns, delays or other execution issues may cause us to not achieve our expected margins or cover our costs for that project. In addition, because we are headquartered in Connecticut, we compete for a limited pool of technical and engineering resources that requires us to pay wages that are competitive with relatively high regional standards for employees in these fields. Further, we need to continue to expand upon the training of our customer service team to provide high-end account management and service to customers before, during and following the point of installation of our solar energy systems. Identifying and recruiting qualified personnel and training them requires significant time, expense and attention. It can take several months before a new customer service team member is fully trained and productive at the standards that we have established. If we are unable to hire, develop and retain talented technical and customer service personnel, we may not be able to realize the expected benefits of this investment or grow our business.
In addition, to support the growth and success of our direct-to-consumer channel, we need to recruit, retain and motivate a large number of sales personnel on a continuing basis. We compete with many other companies for qualified sales personnel, and it could take many months before a new salesperson is fully trained on our solar service offerings. If we are unable to hire, develop and retain qualified sales personnel or if they are unable to achieve desired productivity levels, we may not be able to compete effectively.
If we or our solar partners cannot meet our hiring, retention and efficiency goals, we may be unable to complete customers’ projects on time or manage customer accounts in an acceptable manner or at all. Any significant failures in this regard would materially impair our growth, reputation, business and financial results. If we are required to pay higher compensation than we anticipate, these greater expenses may also adversely impact our financial results and the growth of our business.
Our business, financial condition, results of operations and prospects could be materially adversely affected by work strikes or stoppages and increasing personnel costs.
Employee strikes or work stoppages could disrupt operations and lead to a loss of revenue and customers. Personnel costs may also increase due to inflationary or competitive pressures on payroll and benefits costs. These consequences could have a material adverse effect on our business, financial condition, results of operations and prospects.

If we are unable to retain and recruit qualified technicians and advisors, or if our boards of directors, key executives, key employees or consultants discontinue their employment or consulting relationship with us, it may delay our development efforts or otherwise harm our business.
We may not be able to attract or retain qualified management or technical personnel in the future due to the intense competition for qualified personnel among solar, energy, and other businesses. Our industry has experienced a high rate of turnover of management personnel in recent years. If we are not able to attract, retain, and motivate necessary personnel to accomplish our business objectives, we may experience constraints that will significantly impede the successful development of any product candidates, our ability to raise additional capital, and our ability to implement our overall business strategy.
We are highly dependent on members of our management and technical staff. Our success also depends on our ability to continue to attract, retain and motivate highly skilled junior, mid-level, and senior managers as well as junior, mid-level, and senior technical personnel. The loss of any of our executive officers, key employees, or consultants and our inability to find suitable replacements could potentially harm our business, financial condition, and prospects. We may be unable to attract and retain personnel on acceptable terms given the competition among solar and energy companies. Certain of our current officers, directors, and/or consultants hereafter appointed may from time to time serve as officers, directors, scientific advisors, and/or consultants of other solar and energy companies. We do not maintain “key man” insurance policies on any of our officers or employees. Other than certain members of our senior management team, all of our employees are employed “at will” and, therefore, each employee may leave our employment and join a competitor at any time.
We plan to grant stock options, restricted stock grants, restricted stock unit grants, or other forms of equity awards in the future as a method of attracting and retaining employees, motivating performance, and aligning the interests of employees with those of our shareholders. If we are unable to implement and maintain equity compensation arrangements that provide sufficient incentives, we may be unable to retain our existing employees and attract additional qualified candidates. If we are unable to retain our existing employees and attract additional qualified candidates, our business and results of operations could be adversely affected. Currently the exercise prices of all outstanding stock options are greater than the current stock price.
As of December 31, 2021, we had 44 full-time employees and no part-time employees. We may be unable to implement and maintain an attractive incentive compensation structure in order to attract and retain the right talent. These actions could lead to disruptions in our business, reduced employee morale and productivity, increased attrition, and problems with retaining existing and recruiting future employees.
The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members and officers.
We are subject to the reporting requirements of the Exchange Act, the listing requirements of the New York Stock Exchange ("NYSE") and other applicable securities rules and regulations. Compliance with these rules and regulations has increased our legal and financial compliance costs, made some activities more difficult, time-consuming or costly and increased demand on our systems and resources. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and results of operations and maintain effective disclosure controls, procedures, and internal controls over financial reporting. Maintaining our disclosure controls and procedures and internal controls over financial reporting in accordance with this standard requires significant resources and management oversight. As a result, management’s attention may be diverted from other business concerns, which could harm our business and results of operations. We will need to hire more employees in the future, which will increase our costs and expenses.
Our management has limited experience in operating a public company.
Our executive officers have limited experience in the management of a publicly traded company subject to significant regulatory oversight and reporting obligations under federal securities laws. Our management team may not successfully or effectively manage our transition to a public company. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to our management and growth. We may not have adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the United States. It is possible that will be required to expand its employee base and hire additional employees to support our operations as a public company, which will increase its operating costs in future periods.
We may be materially adversely affected by negative publicity.
Our business involves transactions with customers. We and our solar partners must comply with numerous federal, state and local laws and regulations that govern matters relating to our interactions with customers, including those pertaining to privacy and data security and warranties. These laws and regulations are dynamic and subject to potentially differing interpretations, and various federal, state and local legislative and regulatory bodies may expand current laws or regulations, or enact new laws and regulations, regarding these matters. Changes in these laws or regulations or their interpretation could dramatically affect how we do business, acquire customers, and manage and use information we collect from and about current and prospective customers and the costs associated therewith. We strive to comply with all applicable laws and regulations relating to our interactions with residential customers. It is possible, however, that these requirements may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. Noncompliance with any such laws or regulations, or the perception that we or our solar partners have violated such laws or regulations or engaged in deceptive practices that could result in a violation, could also expose us to claims, proceedings, litigation and investigations by private parties and regulatory authorities, as well as substantial fines and negative publicity, each of which may materially and adversely affect our business. We have incurred, and will continue to incur, significant expenses to comply with such laws and regulations, and increased regulation of matters relating to our business could require us to modify our operations and incur significant additional expenses, which could have an adverse effect on our business, financial condition, and results of operations.
Any investigations, actions, adoption or amendment of regulations relating to the marketing of our products to residential consumers of our community solar programs could divert management’s attention from our business, require us to modify our operations and incur significant additional expenses, which could have an adverse effect on our business, financial condition, and results of operations or could reduce the number of our potential customers.
We cannot ensure that our sales professionals and other personnel will always comply with our standard practices and policies, as well as applicable laws and regulations. In any of the numerous interactions between our sales professionals or other personnel and our customers or potential customers, our sales professionals or other personnel may, without our knowledge and despite our efforts to effectively train them and enforce compliance, engage in conduct that is or may be prohibited under our standard practices and policies and applicable laws and regulations. Any such non-compliance, or the perception of non-compliance, has exposed us to claims and could expose us to additional claims, proceedings, litigation, investigations, or enforcement actions by private parties or regulatory authorities, as well as substantial fines and negative publicity, each of which may materially and adversely affect our business and reputation. We have incurred, and will continue to incur, significant expenses to comply with the laws, regulations and industry standards that apply to us.
Problems with product quality or performance may cause us to incur warranty expenses, damage our market reputation and prevent us from maintaining or increasing our market share.
Customers who enter into customer agreements with us sometimes are covered by production guarantees and roof penetration warranties. As the owners of the solar energy systems, we or our investment funds receive a warranty from the inverter and solar panel manufacturers, and, for those solar energy systems that we do not install directly, we receive workmanship and material warranties as well as roof penetration warranties from our solar partners. One or more of our third-party manufacturers or solar partners could cease operations and no longer honor these warranties, leaving us to fulfill these potential obligations to customers, or such warranties may be limited in scope and amount, and may be inadequate to protect us. We also provide a performance guarantee with certain solar service offerings pursuant to which we compensate customers on an annual basis if their system does not meet the electricity production guarantees set forth in their agreement with us. Customers who enter into customer agreements with us that are covered by production guarantees, typically have such guarantees equal to the length of the term of these agreements, typically 20 or 25 years. We may suffer financial losses associated if significant performance guarantee payments are triggered.
Because of our limited operating history and the length of the term of our customer agreements, we have been required to make assumptions and apply judgments regarding a number of factors, including the durability, performance and reliability of our solar energy systems. Our assumptions could prove to be materially different from the actual performance of our systems, causing us to incur substantial expense to repair or replace defective solar energy systems in the future or to compensate customers for systems that do not meet their production guarantees. Product failures or operational deficiencies also would reduce our revenue from power purchase or lease agreements because they are dependent on system production. Any widespread product failures or operating deficiencies may damage our market reputation and adversely impact our financial results.
Our business, financial condition, results of operations and prospects can be materially adversely affected by weather conditions, including, but not limited to, the impact of severe weather.
Weather conditions directly influence the demand for electricity and natural gas and other fuels and affect the price of energy and energy-related commodities. In addition, severe weather and natural disasters, such as hurricanes, floods, tornadoes, icing events and earthquakes, can be destructive and cause power outages and property damage, reduce revenue, affect the availability of fuel and water, and require us to incur additional costs, for example, to restore service and repair damaged facilities, to obtain replacement power and to access available financing sources. Furthermore, our physical plants could be placed at greater risk of damage should changes in the global climate produce unusual variations in temperature and weather patterns, resulting in more intense, frequent and extreme weather events, and abnormal levels of precipitation. A disruption or failure of electric generation, or storage systems in the event of a hurricane, tornado or other severe weather event, or otherwise, could prevent us from operating our business in the normal course and could result in any of the adverse consequences described above. Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations and prospects.

Where cost recovery is available, recovery of costs to restore service and repair damaged facilities is or may be subject to regulatory approval, and any determination by the regulator not to permit timely and full recovery of the costs incurred could have a material adverse effect on our business, financial condition, results of operations and prospects. Changes in weather can also affect the production of electricity at power generation facilities.
Our results of operations may fluctuate from quarter to quarter, which could make our future performance difficult to predict and could cause our results of operations for a particular period to fall below expectations, resulting in a decline in the price of our common stock.
Our quarterly results of operations are difficult to predict and may fluctuate significantly in the future. We have experienced seasonal and quarterly fluctuations in the past and expect these fluctuations to continue. However, given that we are operating in a rapidly changing industry, those fluctuations may be masked by our recent growth rates and thus may not be readily apparent from our historical results of operations. As such, our past quarterly results of operations may not be good indicators of likely future performance.In addition to the other risks described in this “Risk Factors” section, as well as the factors discussed in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section in this Annual Report on Form 10-K, the following factors, among others, could cause our results of operations and key performance indicators to fluctuate:
•the expiration, reduction or initiation of any governmental tax rebates, tax exemptions, or incentive;
•significant fluctuations in customer demand for our solar service offerings or fluctuations in the geographic concentration of installations of solar energy systems;
•changes in financial markets, which could restrict our ability to access available and cost-effective financing sources;
•seasonal, environmental or weather conditions that impact sales, energy production, and system installation;
•the amount and timing of operating expenses related to the maintenance and expansion of our business, operations and infrastructure;
•announcements by us or our competitors of new products or services, significant acquisitions, strategic partnerships or joint ventures;
•capital-raising activities or commitments;
•changes in our pricing policies or terms or those of our competitors, including utilities;
•changes in regulatory policy related to solar energy generation;
•the loss of one or more key partners or the failure of key partners to perform as anticipated;
•our failure to successfully integrate acquired solar facilities;
•actual or anticipated developments in our competitors’ businesses or the competitive landscape;
•actual or anticipated changes in our growth rate;
•general economic, industry and market conditions, including as a result of the COVID-19 pandemic; and
•changes to our cancellation rate.

In the past, we have experienced seasonal fluctuations in installations in certain states, particularly in the fourth quarter. This has been the result of weather-related installation delays. Our actual revenue or key operating metrics in one or more future quarters may fall short of the expectations of investors and financial analysts. If that occurs, the market price of our common stock could decline and stockholders could lose part or all of their investment.
Our results of operations have been and will continue to be adversely impacted by the COVID-19 pandemic, and the duration and extent to which it will impact our results of operations remains uncertain.
A significant outbreak of epidemic, pandemic, or contagious diseases in the human population, such as the current COVID-19 pandemic, could result in a widespread health crisis that could adversely affect the broader economies, financial and capital markets, commodity and energy prices, and overall demand environment for our products. A global health crisis could affect, and has affected, our workforce, customers and vendors, as well as economies and financial markets globally, potentially leading to an economic downturn, which could decrease spending, adversely affecting the demand for our products.

In response to the COVID-19 pandemic, federal, state, local, and foreign governments put in place, and in the future may again put in place, travel restrictions, quarantines, “stay at home” orders and guidelines, and similar government orders and restrictions, in an attempt to control the spread of the disease. Such restrictions or orders resulted in, and in the future may result in, business closures, work stoppages, slowdowns and delays, among other effects that negatively impacted, and in the future may negatively impact, our operations, as well as the operations of our customers and business partners. Such results have had and will continue to have a material adverse effect on our business, operations, financial condition, results of operations, and cash flows.
Although we have continued to operate consistent with federal guidelines and state and local orders, the extent to which the COVID-19 pandemic impacts our business, operations, financial results and financial condition will depend on numerous evolving factors which are uncertain and cannot be predicted, including:
•the duration and scope of the pandemic and associated disruptions;
•a general slowdown in our industry;
•governmental, business and individuals’ actions taken in response to the pandemic;
•the effect on our customers and our customers’ demand for our products and installations;
•the effect on our suppliers and disruptions to the global supply chain;
•delays in the approval of permit and interconnection applications by utilities and municipalities;
•our ability to sell and provide our products and provide installations, including disruptions as a result of travel restrictions and people working from home;
•the ability of our customers to pay for our products;
•delays in our projects due to closures of jobsites or cancellation of jobs; and
•any closures of our and our suppliers’ and customers’ facilities.

In addition, COVID-19 has caused disruptions to the supply chain across the global economy, including within the solar industry, and we are working with our equipment suppliers to minimize disruptions to our operations. Certain suppliers have experienced, and may continue to experience, delays and increased costs related to a variety of factors, including logistical delays and component shortages from upstream vendors. We have developed contingency plans and continue to monitor the situation closely and work closely with our solar partners and suppliers to reinforce our contingency plans for potential operations and supply chain interruptions.
These effects of the COVID-19 pandemic have led us to experience, and continue to experience, disruptions to our business as we implement safety protocols and modifications to travel. We are closely monitoring the impact of the COVID-19 pandemic, continually assessing its potential effects on our business. The extent to which our results are affected by the COVID-19 pandemic will largely depend on future developments, which cannot be accurately predicted and are uncertain, but the COVID-19 pandemic has had and will continue to have an adverse effect on our business, operations, financial condition, results of operations, and cash flows.
In addition, while we believe we have taken appropriate steps to maintain a safe workplace to protect our employees from contracting and spreading the coronavirus, including following the guidance set out from both the Occupational Safety and Health Administration and Centers for Disease Control and Prevention, we may not be able to completely prevent the spread of the virus among our employees. We may face litigation or other proceedings making claims related to unsafe working conditions, inadequate protection of our employees or other claims. Any of these claims, even if without merit, could result in costly litigation or divert management’s attention and resources.
Furthermore, we may face a sustained disruption to our operations due to one or more of the factors described above. Even after the COVID-19 pandemic has subsided, we may continue to experience adverse impacts to our business as a result of any economic instability that has occurred or may occur in the future. Any of these events could amplify the other risks and uncertainties described in this Annual Report on Form 10-K and could materially adversely affect our business, operations, financial condition, results of operations, cash flows or the market price of our common stock.
Adverse economic conditions may have negative consequences on our business, results of operations and financial condition.
Unpredictable and unstable changes in economic conditions, including recession, inflation, increased government intervention, or other changes, may adversely affect our general business strategy. We rely upon our ability to generate additional sources of liquidity and we may need to raise additional funds through public or private debt or equity financings in order to fund existing operations or to take advantage of opportunities, including acquisitions of complementary businesses or technologies. Any adverse change in economic conditions would have a negative impact on our business, results of operations and financial condition and on our ability to generate or raise additional capital on favorable terms, or at all.
Threats of terrorism and catastrophic events that could result from terrorism, cyberattacks or individuals and/or groups attempting to disrupt our business, or the businesses of third parties, may materially adversely affect our business, financial condition, results of operations and prospects.
We are subject to the potentially adverse operating and financial effects of terrorist acts and threats, as well as cyberattacks and other disruptive activities of individuals or groups. There have been cyberattacks within the energy industry on energy infrastructure such as substations, gas pipelines and related assets in the past and there may be such attacks in the future and these may increase as a result of the Russia invasion of Ukraine. Our generation and fuel storage facilities, information technology systems and other infrastructure facilities and systems could be direct targets of, or otherwise be materially adversely affected by, such activities.
Terrorist acts, cyberattacks or other similar events affecting our systems and facilities, or those of third parties on which we rely, could harm our business, for example, by limiting our ability to generate, purchase or transmit power, natural gas or other energy-related commodities, by limiting our ability to bill customers and collect and process payments, and by delaying our development and construction of new generation facilities or capital improvements to existing facilities. These events, and governmental actions in response, could result in a material decrease in revenues, significant additional costs (for example, to repair assets, implement additional security requirements or maintain or acquire insurance), significant fines and penalties, and reputational damage, could materially adversely affect our operations (for example, by contributing to disruption of supplies and markets for natural gas, oil and other fuels), and could impair our ability to raise capital (for example, by contributing to financial instability and lower economic activity). In addition, the implementation of security guidelines and measures has resulted in and is expected to continue to result in increased costs. Such events or actions may materially adversely affect our business, financial condition, results of operations and prospects.
Our ability to obtain insurance and the terms of any available insurance coverage could be materially adversely affected by international, national, state or local events or company-specific events, as well as the financial condition of insurers.
Insurance coverage may not continue to be available or may not be available at rates or on terms similar to those presently available to us. Our ability to obtain insurance and the terms of any available insurance coverage could be materially adversely affected by international, national, state or local events or company-specific events, as well as the financial condition of insurers. If insurance coverage is not available or obtainable on acceptable terms, we may be required to pay costs associated with adverse future events.
Our ability to be successful is dependent upon the efforts of certain key personnel. The loss of key personnel could negatively impact the operations and profitability of our business and its financial condition could suffer as a result.
Our ability to be successful is dependent upon the efforts of our key personnel. Our success depends to a significant degree upon the continued contributions of senior management, certain of whom would be difficult to replace. Departure by certain of our officers could have a material adverse effect on our business, financial condition, or operating results.
We may need to raise additional funds and these funds may not be available when needed.
We may need to raise additional capital in the future to further scale our business and expand to additional markets. We may raise additional funds through the issuance of equity, equity-related or debt securities, through tax equity partnerships, or through obtaining credit from government or financial institutions. We cannot be certain that additional funds will be available on favorable terms when required, or at all. If we cannot raise additional funds when needed, our financial condition, results of operations, business and prospects could be materially and adversely affected. If we raise funds through the issuance of debt securities or through loan arrangements, the terms of which could require significant interest payments, contain covenants that restrict our business, or other unfavorable terms. Also, changes in tax law or market conditions could negatively impact the availability of tax equity or the terms on which investors are willing to acquire tax equity and therefore reduce our access to capital on favorable terms for new solar energy projects. In addition, to the extent we raise funds through the sale of additional equity securities, our stockholders would experience dilution.
Our ability to use our net operating loss carryforwards and certain other tax attributes may be limited.
As of December 31, 2021, we had U.S. federal and state net operating loss carryforwards (“NOLs”) of approximately $177.4 million and $87.7 million, respectively, which begin expiring in varying amounts in 2034 and 2022, respectively, if unused. Under Sections 382 and 383 of the Code, if a corporation undergoes an “ownership change,” the corporation’s ability to use its pre-change NOLs and other pre-change tax assets, such as tax credits, to offset its post-change income and taxes may be limited. In general, an “ownership change” occurs if there is a cumulative change in our ownership by “5% shareholders” that exceeds 50 percentage points over a rolling three-year period. Similar rules may apply under state tax laws.

Additionally, states may impose other limitations on the use of NOLs and tax credit carryforwards. For example, California has recently imposed other limitations on the use of NOLs and limited the use of certain tax credits for taxable years beginning in 2020 through 2022. Any such limitations on our ability to use our NOLs and other tax assets could adversely impact our business, financial condition, and results of operations. We have not yet completed our analysis under Section 382 of the Code. Any limitation may result in the expiration of all or a portion of the net operating loss carryforwards and tax credit carryforwards before utilization.
Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.
We will be subject to income taxes in the United States, and our tax liabilities will be subject to the allocation of expenses in differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:
•changes in the valuation of our deferred tax assets and liabilities;
•expected timing and amount of the release of any tax valuation allowances;
•tax effects of stock-based compensation;
•costs related to intercompany restructurings;
•changes in tax laws, regulations or interpretations thereof; or
•lower than anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher than anticipated future earnings in jurisdictions where we have higher statutory tax rates.

In addition, we may be subject to audits of our income, sales and other transaction taxes by taxing authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.
As an emerging growth company and smaller reporting company within the meaning of the Securities Act, we will utilize certain modified disclosure requirements, and we cannot be certain if these reduced requirements will make our common stock less attractive to investors.
We are an emerging growth company, and for as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements that are available to “emerging growth companies,” but not to other public companies, including:
•not being required to have our independent registered public accounting firm audit our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, as amended the ("Sarbanes-Oxley Act");
•reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and
•exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We plan in filings with the U.S. Securities and Exchange Commission ("SEC") to continue to utilize the modified disclosure requirements available to emerging growth companies. As a result, our stockholders may not have access to certain information they may deem important. We could remain an “emerging growth company” until the earliest of:
•December 31, 2026;
•the last day of the first fiscal year in which our annual gross revenue exceeds $1 billion;
•the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; and
•the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates is greater than or equal to $250 million as of the end of that fiscal year’s second fiscal quarter, and (ii) our annual revenues are greater than or equal to $100 million during the last completed fiscal year and the market value of our common stock held by non-affiliates is greater than or equal to $700 million as of the end of that fiscal year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.
If we fail to develop and maintain an effective system of internal control over financial reporting and other business practices, and of board-level oversight, we may not be able to report our financial results accurately or prevent and detect fraud and other improprieties. Consequently, investors could lose confidence in our financial reporting, and this may decrease the trading price of our stock.
We must maintain effective internal controls to provide reliable financial reports and to prevent and detect fraud and other improprieties. We are responsible for reviewing and assessing our internal controls and implementing additional controls when improvement is needed. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company. If we are unable to establish or maintain appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations on a timely basis, result in material misstatements in our consolidated financial statements and harm our results of operations.
The Sarbanes-Oxley Act requirements regarding internal control over financial reporting, and other internal controls over business practices, are costly to implement and maintain, and such costs are relatively more burdensome for smaller companies such as us than for larger companies. We have limited internal personnel to implement procedures and rely on outside professionals including accountants and attorneys to support our control procedures. We are working to improve all of our controls but, if our controls are not effective, we may not be able to report our financial results accurately or prevent and detect fraud and other improprieties, which could lead to a decrease in the market price of our stock. Failure to implement any required changes to our internal controls or other changes we identify as necessary to maintain an effective system of internal controls could harm our operating results and cause investors to lose confidence in our reported financial information. Any such loss of confidence would have a negative effect on the market price of our common stock.
We have identified material weaknesses in our internal control over financial reporting. If we are unable to remediate these material weaknesses, or otherwise fail to maintain an effective system of internal control over financial reporting, this may result in material misstatements of our consolidated financial statements or cause us to fail to meet our periodic reporting obligations.
As a privately-held company, we were not required to evaluate our internal control over financial reporting in a manner that meets the standards of publicly traded companies required by Section 404(a) of the Sarbanes-Oxley Act. As a public company, we are required, pursuant to Section 404(a) of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting in our annual report for the year ended December 31, 2021. This assessment includes disclosure of any material weaknesses identified by our management in our internal control over financial reporting.
A material weakness is a deficiency or combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the financial statements would not be prevented or detected on a timely basis.
We have identified material weaknesses in our internal control over financial reporting that we are currently working to remediate, which relate to: (a) insufficient qualified personnel, which caused management to be unable to appropriately define responsibilities to create an effective control environment; (b) the lack of a formalized risk assessment process; and (c) selection and development of control activities, including over information technology.
Our management has concluded that these material weaknesses in our internal control over financial reporting are due to the fact that prior to the Merger we were a private company with limited resources and did not have the necessary business processes and related internal controls formally designed and implemented coupled with the appropriate resources with the appropriate level of experience and technical expertise to oversee our business processes and controls.
Our management has developed a remediation plan which we have begun and will continue to implement. These remediation measures are ongoing and include: hiring additional accounting and financial reporting personnel and implementing additional policies, procedures and controls. The material weaknesses will be considered remediated when our management designs and implements effective controls that operate for a sufficient period of time and management has concluded, through testing, that these controls are effective. Our management will monitor the effectiveness of its remediation plans and will make changes management determines to be appropriate, however we may encounter problems or delays in completing the remediation of the material weaknesses. In connection with the material weaknesses identified in our internal control over financial reporting we determined that our internal control over financial reporting are not effective and were not effective as of December 31, 2021.
If not remediated, these material weaknesses could result in material misstatements to our annual or interim consolidated financial statements that might not be prevented or detected on a timely basis, or in delayed filing of required periodic reports. If we are unable to assert that our internal control over financial reporting is effective, or when required in the future, if our independent registered public accounting firm is unable to express an unqualified opinion as to the effectiveness of the internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports, the market price of our common stock could be adversely affected and our company could become subject to litigation or investigations by NYSE, the SEC, or other regulatory authorities, which could require additional financial and management resources. Each of these material weaknesses could result in a misstatement of account balances or disclosures that would result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected.
In order to maintain and improve the effectiveness of its internal control over financial reporting, we have expended, and anticipate that we will continue to expend, significant resources, including accounting-related costs and significant management oversight. Our independent registered public accounting firm is not required to formally attest to the effectiveness of its internal control over financial reporting until after it is no longer an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the "JOBS Act"). At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our internal control over financial reporting is documented, designed or operating. Any failure to maintain effective disclosure controls and internal control over financial reporting, and remediate identified material weaknesses could adversely affect our business and operating results and could cause a decline in the market price of our common stock.
The rules governing the standards that must be met for our management to assess our internal control over financial reporting are complex and require significant documentation, testing and possible remediation. Testing and maintaining internal controls may divert our management’s attention from other matters that are important to our business. Our testing, or the subsequent testing by our independent registered public accounting firm, may reveal additional deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. A material weakness in internal controls could result in our failure to detect a material misstatement of our annual or quarterly consolidated financial statements or disclosures. We may not be able to conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. If we are unable to conclude that we have effective internal controls over financial reporting, investors could lose confidence in our reported financial information, which could have a material adverse effect on the market price of our common stock.
Our historical financial results may not be indicative of what our actual financial position or results of operations would have been if we were a public company.
Our business has achieved rapid growth since we launched. Our net revenue was $71.8 million and $45.3 million for the years ended December 31, 2021 and 2020, respectively. Our net income (loss) was $13.0 million and $(1.9) million for the years ended December 31, 2021 and 2020, respectively. However, our results of operations, financial condition and cash flows reflected in our consolidated financial statements may not be indicative of the results we would have achieved if we were a public company or results that may be achieved in future periods. Consequently, there can be no assurance that we will be able to generate sufficient income to pay our operating expenses and make satisfactory distributions to our shareholders, or any distributions at all.
Our reported financial results may be affected, and comparability of our financial results with other companies in our industry may be impacted, by changes in the accounting principles generally accepted in the U.S.
Generally accepted accounting principles in the U.S. are subject to change and interpretation by the Financial Accounting Standards Board (“FASB”), the SEC, and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on our reported financial results and on the financial results of other companies in our industry, and may even affect the reporting of transactions completed before the announcement or effectiveness of a change. For example, in June 2016 the FASB issued Accounting Standards Update No. 2016-13, Measurement of Credit Losses on Financial Instruments (“ASU No. 2016-13”), which replaces the current incurred loss impairment methodology with a current expected credit losses model. Other companies in our industry may be affected differently by the adoption of ASU No. 2016-13 or other new accounting standards, including timing of the adoption of new accounting standards, adversely affecting the comparability of financial statements. In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which primarily changes the lessee’s accounting for operating leases by requiring recognition of lease right-of-use assets and lease liabilities. This standard is effective for annual reporting periods beginning after December 15, 2021. The Company expects to adopt this guidance in fiscal year 2022. The Company is continuing the analysis of the contractual arrangements that may qualify as leases under the new standard and expects the most significant impact will be the recognition of the right-of-use assets and lease liabilities on the consolidated balance sheets.
We may not successfully implement our business model.
Our business model is predicated on our ability to provide solar systems at a profit, and through organic growth, geographic expansion, and strategic acquisitions. We intend to continue to operate as we have previously with sourcing and marketing methods that we have used successfully in the past. However, we cannot assure that our methods will continue to attract new customers in the very competitive solar systems marketplace. In the event our customers resist paying the prices projected in our business plan to purchase solar installations, our business, financial condition, and results of operations will be materially and adversely affected.

Certain estimates of market opportunity and forecasts of market growth may prove to be inaccurate.
From time to time, we make statements with estimates of the addressable market for our solutions and the EV market in general. Market opportunity estimates and growth forecasts, whether obtained from third-party sources or developed internally, are subject to significant uncertainty and are based on assumptions and estimates that may prove to be inaccurate. This is especially so at the present time due to the uncertain and rapidly changing projections of the severity, magnitude and duration of the current COVID-19 pandemic. The estimates and forecasts relating to the size and expected growth of the target market, market demand and adoption, capacity to address this demand and pricing may also prove to be inaccurate. In particular, estimates regarding the current and projected market opportunity are difficult to predict. The estimated addressable market may not materialize for many years, if ever, and even if the markets meet the size estimates and growth forecasts, our business could fail to grow at similar rates.
Litigation and Regulatory Risks
Our business, financial condition, results of operations and prospects may be materially adversely affected by the extensive regulation of our business.
Our operations are subject to complex and comprehensive federal, state and other regulation. This extensive regulatory framework, portions of which are more specifically identified in the following risk factors, regulates, among other things and to varying degrees, our industry, businesses, rates and cost structures, operation and licensing of solar power facilities, construction and operation of electricity generation facilities and acquisition, disposal, depreciation and amortization of facilities and other assets, decommissioning costs and funding, service reliability, wholesale and retail competition, and SRECs trading. In our business planning and in the management of our operations, we must address the effects of regulation on our business and any inability or failure to do so adequately could have a material adverse effect on our business, financial condition, results of operations and prospects. Our business, financial condition, results of operations and prospects could be materially adversely affected as a result of new or revised laws, regulations, interpretations or ballot or regulatory initiatives.
Our business is influenced by various legislative and regulatory initiatives, including, but not limited to, new or revised laws, including international trade laws, regulations, interpretations or ballot or regulatory initiatives regarding deregulation or restructuring of the energy industry, and regulation of environmental matters, such as environmental permitting. Changes in the nature of the regulation of our business could have a material adverse effect on our business, financial condition, results of operations and prospects. We are unable to predict future legislative or regulatory changes, initiatives or interpretations, although any such changes, initiatives or interpretations may increase costs and competitive pressures on us, which could have a material adverse effect on our business, financial condition, results of operations and prospects.
We are subject to FERC rules related to energy generation that are designed to facilitate competition on practically a nationwide basis by providing greater certainty, flexibility and more choices to power customers. We cannot predict the impact of changing FERC rules or the effect of changes in levels of wholesale supply and demand, which are typically driven by factors beyond our control. There can be no assurance that we will be able to respond adequately or sufficiently quickly to such rules and developments, or to any changes that reverse or restrict the competitive restructuring of the energy industry in those jurisdictions in which such restructuring has occurred. Any of these events could have a material adverse effect on our business, financial condition, results of operations and prospects.
Any reductions or modifications to, or the elimination of, governmental incentives or policies that support solar energy, including, but not limited to, tax laws, policies and incentives, RPS or feed-in-tariffs, or the imposition of additional taxes or other assessments on solar energy, could result in, among other items, the lack of a satisfactory market for the development and/or financing of new solar energy projects, our abandoning the development of solar energy projects, a loss of our investments in solar energy projects and reduced project returns, any of which could have a material adverse effect on our business, financial condition, results of operations and prospects.
We depend heavily on government policies that support utility scale renewable energy and enhance the economic feasibility of developing and operating solar energy projects in regions in which we operate or plan to develop and operate renewable energy facilities. The federal government, a majority of state governments in the U.S. and portions of Canada provide incentives, such as tax incentives, RPS or feed-in-tariffs, that support or are designed to support the sale of energy from utility scale renewable energy facilities, such as wind and solar energy facilities. As a result of budgetary constraints, political factors or otherwise, governments from time to time may review their laws and policies that support renewable energy and consider actions that would make the laws and policies less conducive to the development and operation of renewable energy facilities. Any reductions or modifications to, or the elimination of, governmental incentives or policies that support renewable energy or the imposition of additional taxes or other assessments on renewable energy, could result in, among other items, the lack of a satisfactory market for the development and/or financing of new renewable energy projects, our abandoning the development of renewable energy projects, a loss of our investments in the projects and reduced project returns, any of which could have a material adverse effect on our business, financial condition, results of operations and prospects.

We and our tax equity partners have claimed and expect to continue to claim ITCs with respect to qualifying solar energy projects. In structuring tax equity partnerships and determining ITC eligibility, we have relied upon applicable tax law and published IRS guidance. However, there are a number of uncertainties regarding ITC eligibility and the application of law and guidance to the facts of particular solar energy projects, and there can be no assurance that the IRS will agree with our approach in the event of an audit. Furthermore, the IRS may issue additional guidance or modify existing guidance, possibly with retroactive effect. Lastly, the amount of ITCs as a percentage of qualifying investment is scheduled to step down in future years under current law, and as part of ongoing tax, infrastructure and budget debates Congress may amend or eliminate the ITC provisions. Any of the foregoing items could reduce the amount of ITCs available to us and our tax equity partners. In this event, we could be required to indemnify tax equity partners for disallowed ITCs, adjust the terms of future tax equity partnerships, or seek alternative sources of funding for solar energy projects, each of which could have a material adverse effect on our business, financial condition, results of operations and prospects.
The absence of net energy metering and related policies to offer competitive pricing to our customers in our current markets, and adverse changes to net energy metering policies, may significantly reduce demand for electricity from our solar energy systems.
Each of the states where we currently serve customers has adopted a net energy metering policy. Net energy metering typically allows our customers to interconnect their on-site solar energy systems to the utility grid and offset their utility electricity purchases by receiving a bill credit at the utility’s retail rate for energy generated by their solar energy system that is exported to the grid in excess of the electric load used by the customers. At the end of the billing period, the customer simply pays for the net energy used or receives a credit at the retail rate if more energy is produced than consumed. Utilities operating in states without a net energy metering policy may receive solar electricity that is exported to the grid when there is no simultaneous energy demand by the customer without providing retail compensation to the customer for this generation. Each of the states where we currently serve customers has adopted a net energy metering policy. In addition to net metering policies, certain of our primary markets, including Massachusetts, New Jersey and Maryland have adopted programs specifically aimed at providing renewable energy benefits to specific customers, such as community solar and low and moderate income customers. Many of these programs are set-up with a finite capacity of MW installed. Historically, regulators in our primary markets have continuously rolled out new incentive programs as the caps on existing programs begin to fill to promote continued investment in renewables in order to meet the goals set forth in their Renewable Portfolio Standards, however the continuous roll-out of such programs is not guaranteed.
Our ability to sell solar energy systems and the electricity they generate may be adversely impacted by the failure to expand existing limits on the amount of net energy metering in states that have implemented it, the failure to adopt a net energy metering policy where it currently is not in place, the imposition of new charges that only or disproportionately impact customers that utilize net energy metering, or reductions in the amount or value of credit that customers receive through net energy metering. If such charges are imposed, the cost savings associated with switching to solar energy may be significantly reduced and our ability to attract future customers and compete with traditional utility providers could be impacted. Our ability to sell solar energy systems and the electricity they generate also may be adversely impacted by the unavailability of expedited or simplified interconnection for grid- tied solar energy systems or any limitation on the number of customer interconnections or amount of solar energy that utilities are required to allow in their service territory or some part of the grid.
Limits on net energy metering, interconnection of solar energy systems and other operational policies in key markets could limit the number of solar energy systems installed in those markets. If the caps on net energy metering in jurisdictions are reached, and new caps are not put in place, or if the amount or value of credit that customers receive for net energy metering is significantly reduced, future customers will be unable to recognize the current cost savings associated with net energy metering. We rely substantially on net energy metering when we establish competitive pricing for our prospective customers and the absence of net energy metering for new customers would greatly limit demand for our solar energy systems.
Our business depends in part on the regulatory treatment of third-party-owned solar energy systems.
Our power purchase agreements are third-party ownership arrangements. Sales of electricity by third parties face regulatory challenges in some states and jurisdictions. Other challenges pertain to whether third-party owned systems qualify for the same levels of rebates or other non-tax incentives available for customer-owned solar energy systems, whether third-party owned systems are eligible at all for these incentives, and whether third-party owned systems are eligible for net energy metering and the associated cost savings. Reductions in, or eliminations of, this treatment of these third-party arrangements could reduce demand for our systems, adversely impact our access to capital and could cause us to increase the price we charge our customers for energy.
Existing electric utility industry regulations, and changes to regulations, may present technical, regulatory and economic barriers to the purchase and use of solar energy offerings that may significantly reduce demand for our solar energy offerings.
Federal, state and local government regulations and policies concerning the electric utility industry, and internal policies and regulations promulgated by electric utilities, heavily influence the market for electricity generation products and services. These regulations and policies often relate to electricity pricing and the interconnection of customer-owned electricity generation. In the U.S., governments and utilities continuously modify these regulations and policies. These regulations and policies could deter customers from purchasing renewable energy, including solar energy systems. This could result in a significant reduction in the potential demand for our solar energy systems. For example, utilities commonly charge fees to larger, industrial customers for disconnecting from the electric grid or for having the capacity to use power from the electric grid for back-up purposes. These fees could increase our customers’ cost to use our systems and make them less desirable, thereby harming our business, prospects, financial condition and results of operations. In addition, depending on the region, electricity generated by solar energy systems competes most effectively with expensive peak-hour electricity from the electric grid, rather than the less expensive average price of electricity. Modifications to the utilities’ peak hour pricing policies or rate design, such as to a flat rate, would require us to lower the price of our solar energy systems to compete with the price of electricity from the electric grid.
In addition, any changes to government or internal utility regulations and policies that favor electric utilities could reduce our competitiveness and cause a significant reduction in demand for our products and services. For example, certain jurisdictions have proposed assessing fees on customers purchasing energy from solar energy systems or imposing a new charge that would disproportionately impact solar energy system customers who utilize net energy metering, either of which would increase the cost of energy to those customers and could reduce demand for our solar energy systems. It is possible charges could be imposed on not just future customers but our existing customers, causing a potentially significant consumer relations problem and harming our reputation and business.
Regulatory decisions that are important to us may be materially adversely affected by political, regulatory and economic factors.
The local and national political, regulatory and economic environment has had, and may in the future have, an adverse effect on regulatory decisions with negative consequences for us. These decisions may require, for example, us to cancel or delay planned development activities, to reduce or delay other planned capital expenditures or to pay for investments or otherwise incur costs that we may not be able to recover through rates, each of which could have a material adverse effect on our business, financial condition, results of operations and prospects. Certain other subsidiaries of ours are subject to similar risks.
Compliance with occupational safety and health requirements and best practices can be costly, and noncompliance with such requirements may result in potentially significant monetary penalties, operational delays and adverse publicity.
The installation of solar energy systems requires our employees to work at heights with complicated and potentially dangerous electrical systems. The evaluation and modification of buildings as part of the installation process requires our employees to work in locations that may contain potentially dangerous levels of asbestos, lead, mold or other materials known or believed to be hazardous to human health. We also maintain a fleet of trucks and other vehicles to support our installers and operations. There is substantial risk of serious injury or death if proper safety procedures are not followed. Our operations are subject to regulation under the U.S. Occupational Safety and Health Act, or OSHA, and equivalent state laws. Changes to OSHA requirements, or stricter interpretation or enforcement of existing laws or regulations, could result in increased costs. If we fail to comply with applicable OSHA regulations, even if no work-related serious injury or death occurs, we may be subject to civil or criminal enforcement and be required to pay substantial penalties, incur significant capital expenditures or suspend or limit operations. High injury rates could expose us to increased liability. In the past, we have had workplace accidents and received citations from OSHA regulators for alleged safety violations, resulting in fines. Any such accidents, citations, violations, injuries or failure to comply with industry best practices may subject us to adverse publicity, damage our reputation and competitive position and adversely affect our business.
We have previously been, and may in the future be, named in legal proceedings, become involved in regulatory inquiries or be subject to litigation, all of which are costly, distracting to our core business and could result in an unfavorable outcome or a material adverse effect on our business, financial condition, results of operations or the market price for our common stock.
We are involved in legal proceedings and receive inquiries from government and regulatory agencies from time to time. In the event that we are involved in significant disputes or are the subject of a formal action by a regulatory agency, we could be exposed to costly and time-consuming legal proceedings that could result in any number of outcomes. Although outcomes of such actions vary, any current or future claims or regulatory actions initiated by or against us, whether successful or not, could result in significant costs, costly damage awards or settlement amounts, injunctive relief, increased costs of business, fines or orders to change certain business practices, significant dedication of management time, diversion of significant operational resources, or otherwise harm our business, financial condition and results of operations or adversely affect the market price for our common stock. If we are not successful in our legal proceedings and litigation, we may be required to pay significant monetary damages, which could hurt our results of operations. Lawsuits are time-consuming and expensive to resolve and divert management’s time and attention. Although we carry general liability insurance, our insurance may not cover potential claims or may not be adequate to indemnify us for all liability that may be imposed. We cannot predict how the courts will rule in any potential lawsuit against us. Decisions in favor of parties that bring lawsuits against us could subject us to significant liability for damages, adversely affect our results of operations and harm our reputation.
We may be subject to claims arising from the operations of our various businesses for periods prior to the dates we acquired them.

We may be subject to claims or liabilities arising from the ownership or operation of acquired solar systems for the periods prior to our acquisition of them, including environmental, employee-related, indemnification for tax equity partnerships and other liabilities and claims not covered by insurance. These claims or liabilities could be significant. Our ability to seek indemnification from the former owners of our acquired businesses for these claims or liabilities may be limited by various factors, including the specific time, monetary or other limitations contained in the respective acquisition agreements and the financial ability of the former owners to satisfy our indemnification claims. In addition, insurance companies may be unwilling to cover claims that have arisen from acquired businesses or locations, or claims may exceed the coverage limits that our acquired businesses had in effect prior to the date of acquisition. If we are unable to successfully obtain insurance coverage of third-party claims or enforce our indemnification rights against the former owners, or if the former owners are unable to satisfy their obligations for any reason, including because of their current financial position, we could be held liable for the costs or obligations associated with such claims or liabilities, which could adversely affect our financial condition and results of operations.
Product liability claims against us could result in adverse publicity and potentially significant monetary damages.
If our solar service offerings, including our racking systems, PV modules, batteries, inverters, or other products, injured someone, we would be exposed to product liability claims. Because solar energy systems and many of our other current and anticipated products are electricity-producing devices, it is possible that customers or their property could be injured or damaged by our products, whether by product malfunctions, defects, improper installation or other causes. We rely on third-party manufacturing warranties, warranties provided by our solar partners and our general liability insurance to cover product liability claims and have not obtained separate product liability insurance. Our solar systems, including our PV modules, batteries, inverters, and other products, may also be subject to recalls due to product malfunctions or defects. Any product liability claim we face could be expensive to defend and divert management’s attention. The successful assertion of product liability claims against us could result in potentially significant monetary damages that could require us to make significant payments, as well as subject us to adverse publicity, damage our reputation and competitive position and adversely affect sales of our systems and other products. In addition, product liability claims, injuries, defects or other problems experienced by other companies in the residential solar industry could lead to unfavorable market conditions to the industry as a whole, and may have an adverse effect on our ability to attract customers, thus affecting our growth and financial performance.
A failure to comply with laws and regulations relating to our interactions with current or prospective community solar customers could result in negative publicity, claims, investigations and litigation, and adversely affect our financial performance.
Approximately 20% of our business focuses on contracts and transactions with residential customers via community solar. We must comply with federal, state, and local laws and regulations that govern matters relating to our interactions with residential consumers, including those pertaining to privacy and data security and warranties. These laws and regulations are dynamic and subject to potentially differing interpretations, and various federal, state and local legislative and regulatory bodies may expand current laws or regulations, or enact new laws and regulations, regarding these matters. Changes in these laws or regulations or their interpretation could affect how we do business, acquire customers, and manage and use information we collect from and about current and prospective community solar customers and the costs associated therewith. We strive to comply with all applicable laws and regulations relating to our interactions with residential customers. It is possible, however, that these requirements may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. Our non-compliance with any such law or regulations could also expose us to claims, proceedings, litigation and investigations by private parties and regulatory authorities, as well as fines and negative publicity, each of which may materially and adversely affect our business. We have incurred, and will continue to incur, expenses to comply with such laws and regulations, and increased regulation of matters relating to our interactions with residential consumers could require us to modify our operations and incur additional expenses, which could have an adverse effect on our business, financial condition and results of operations.
Changes in tax laws, guidance or policies, including but not limited to changes in corporate income tax rates, as well as judgments and estimates used in the determination of tax-related asset and liability amounts, could materially adversely affect our business, financial condition, results of operations and prospects.
Our provision for income taxes and reporting of tax-related assets and liabilities require significant judgments and the use of estimates. Amounts of tax-related assets and liabilities involve judgments and estimates of the timing and probability of recognition of income, deductions and tax credits, including, but not limited to, estimates for potential adverse outcomes regarding tax positions that have been taken and the ability to utilize tax benefit carryforwards, such as net operating loss and tax credit carryforwards. Actual income taxes could vary significantly from estimated amounts due to the future impacts of, among other things, changes in tax laws, guidance or policies, including changes in our corporate income tax rates, our financial condition and results of operations, and the resolution of audit issues raised by taxing authorities. These factors, including the ultimate resolution of income tax matters, may result in material adjustments to tax-related assets and liabilities, which could materially adversely affect our business, financial condition, results of operations and prospects.

Changes in laws, regulations or rules, or a failure to comply with any laws, regulations or rules, may adversely affect our business and results of operations.
We are subject to laws, regulations and rules enacted by national, regional and local governments and the NYSE. In particular, we are required to comply with certain SEC, NYSE and other legal or regulatory requirements. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. Those laws, regulations or rules and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business and results of operations. In addition, a failure to comply with applicable laws, regulations or rules, as interpreted and applied, could have a material adverse effect on our business and results of operations.
Intellectual Property and Data Privacy Risks
If we are unsuccessful in developing and maintaining our proprietary technology, including our Gaia software, our ability to attract and retain solar partners could be impaired, our competitive position could be harmed and our revenue could be reduced.
Our future growth depends on our ability to continue to develop and maintain our proprietary technology that supports our solar service offerings, including our design and proposal software, Gaia. In addition, we rely, and expect to continue to rely, on licensing agreements with certain third parties for aerial images that allow us to efficiently and effectively analyze a customer’s rooftop for solar energy system specifications. In the event that our current or future products require features that we have not developed or licensed, or we lose the benefit of an existing license, we will be required to develop or obtain such technology through purchase, license or other arrangements. If the required technology is not available on commercially reasonable terms, or at all, we may incur additional expenses in an effort to internally develop the required technology. If we are unable to maintain our existing proprietary technology, our ability to attract and retain solar partners could be impaired, our competitive position could be harmed and our revenue could be reduced.
Our business may be harmed if we fail to properly protect our intellectual property, and we may also be required to defend against claims or indemnify others against claims that our intellectual property infringes on the intellectual property rights of third parties.
We believe that the success of our business depends in part on our proprietary technology, including our software, information, processes and know-how. We rely on copyright, trade secret and other protections to secure our intellectual property rights. Although we may incur substantial costs in protecting our technology, we cannot be certain that we have adequately protected or will be able to adequately protect it, that our competitors will not be able to utilize our existing technology or develop similar technology independently or that foreign intellectual property laws will adequately protect our intellectual property rights. Despite our precautions, it may be possible for third parties to obtain and use our intellectual property without our consent. Unauthorized use of our intellectual property by third parties, and the expenses incurred in protecting our intellectual property rights, may adversely affect our business. In the future, some of our products could be alleged to infringe existing patents or other intellectual property of third parties, and we cannot be certain that we will prevail in any intellectual property dispute. In addition, any future litigation required to enforce our patents, to protect our trade secrets or know-how or to defend us or indemnify others against claimed infringement of the rights of third parties could harm our business, financial condition, and results of operations.
We use open source software, which may require that we release the source code of certain software subject to open source licenses or subject us to possible litigation or other actions that could adversely affect our business.
We utilize software that is licensed under so-called “open source,” “free” or other similar licenses. Open source software is made available to the general public on an “as-is” basis under the terms of a non-negotiable license. We currently combine our proprietary software with open source software but not in a manner that we believe requires the release of the source code of our proprietary software to the public. However, our use of open source software may entail greater risks than use of third-party commercial software. Open source licensors generally do not provide support, warranties, indemnification or other contractual protections regarding infringement claims or the quality of the code. In addition, if we combine our proprietary software with open source software in a certain manner, we could, under certain open source licenses, be required to release the source code of our proprietary software to the public. This would allow our competitors to create similar offerings with lower development effort and time.
We may also face claims alleging noncompliance with open source license terms or infringement or misappropriation of proprietary software. These claims could result in litigation, require us to purchase a costly license or require us to devote additional research and development resources to change our software, any of which would have a negative effect on our business and results of operations. In addition, if the license terms for open source software that we use change, we may be forced to re-engineer our solutions, incur additional costs or discontinue the use of these solutions if re-engineering cannot be accomplished on a timely basis. Although we monitor our use of open source software to avoid subjecting our offerings to unintended conditions, few courts have interpreted open source licenses, and there is a risk that these licenses could be construed in a way that could impose unanticipated conditions or restrictions on our ability to use our proprietary software. We cannot guarantee that we have incorporated or will incorporate open source software in our software in a manner that will not subject us to liability or in a manner that is consistent with our current policies and procedures.

If we experience a significant disruption in our information technology systems, fail to implement new systems and software successfully or if we experience cyber security incidents or have a deficiency in cybersecurity, our business could be adversely affected.
We depend on information systems to process orders, manage inventory, process and bill customers and collect payments from our customers, respond to customer inquiries, contribute to our overall internal control processes, maintain records of our property, plant and equipment, and record and pay amounts due vendors and other creditors. These systems may experience damage or disruption from a number of causes, including power outages, computer and telecommunication failures, computer viruses, malware, ransomware or other destructive software, internal design, manual or usage errors, cyberattacks, terrorism, workplace violence or wrongdoing, catastrophic events, natural disasters and severe weather conditions. We may also be impacted by breaches of our third-party processors.
If we were to experience a prolonged disruption in our information systems that involve interactions with customers and suppliers, it could result in the loss of sales and customers and/or increased costs, which could adversely affect our overall business operation. Although no such incidents have had a direct, material impact on us, we are unable to predict the direct or indirect impact of any future incidents to our business.
In addition, numerous and evolving cybersecurity threats, including advanced and persistent cyberattacks, phishing and social engineering schemes, particularly on internet applications, could compromise the confidentiality, availability, and integrity of data in our systems. The security measures and procedures we and our customers have in place to protect sensitive data and other information may not be successful or sufficient to counter all data breaches, cyberattacks, or system failures. Although we devote resources to our cybersecurity programs and have implemented security measures to protect our systems and data, and to prevent, detect and respond to data security incidents, there can be no assurance that our efforts will prevent these threats.
Because the techniques used to obtain unauthorized access, or to disable or degrade systems change frequently, have become increasingly more complex and sophisticated, and may be difficult to detect for periods of time, we may not anticipate these acts or respond adequately or timely. These threats have increased as a result of the COVID-19 pandemic and may increase as a result of the Russia invasion of Ukraine. As these threats continue to evolve and increase, we may be required to devote significant additional resources in order to modify and enhance our security controls and to identify and remediate any security vulnerabilities.
Any security breach or unauthorized disclosure or theft of personal information we gather, store and use, or other hacking and phishing attacks on our systems, could harm our reputation, subject us to claims or litigation and have an adverse impact on our business.
We receive, store and use personal information of customers, including names, addresses, e-mail addresses, credit information and other housing and energy use information, as well as the personal information of our employees. Unauthorized disclosure of such personal information, whether through breach of our systems by an unauthorized party, employee theft or misuse, or otherwise, could harm our business. In addition, computer malware, viruses, social engineering (predominantly spear phishing attacks), and general hacking have become more prevalent, have occurred on our systems in the past, and could occur on our systems in the future. Inadvertent disclosure of such personal information, or if a third party were to gain unauthorized access to the personal information in our possession, has resulted in, and could result in future claims or litigation arising from damages suffered by such individuals. In addition, we could incur significant costs in complying with the multitude of federal, state and local laws regarding the unauthorized disclosure of personal information. Our efforts to protect such personal information may be unsuccessful due to software bugs or other technical malfunctions; employees, contractor, or vendor error or malfeasance; or other threats that evolve. In addition, third parties may attempt to fraudulently induce employees or users to disclose sensitive information. The risks of these threats have increased as a result of the COVID-19 pandemic and may increase as a result of the Russia invasion of Ukraine. Although we have developed systems and processes that are designed to protect the personal information we receive, store and use and to prevent or detect security breaches, we cannot assure you that such measures will provide absolute security. Any perceived or actual unauthorized disclosure of such information could harm our reputation, substantially impair our ability to attract and retain customers and have an adverse impact on our business.
Our business is subject to complex and evolving laws and regulations regarding privacy and data protection. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, increased cost of operations or otherwise harm our business.
The regulatory environment surrounding data privacy and protection is constantly evolving and can be subject to significant change. New data protection laws, including recent California legislation and regulation which affords California consumers an array of new rights, including the right to be informed about what kinds of personal data companies have collected and why it was collected, pose increasingly complex compliance challenges and potentially elevate our costs. Complying with varying jurisdictional requirements could increase the costs and complexity of compliance, and violations of applicable data protection laws could result in significant penalties. Any failure, or perceived failure, by us to comply with applicable data protection laws could result in proceedings or actions brought against us by governmental entities or others, subject us to significant fines, penalties, judgments and negative publicity, require us to change our business practices, increase the costs and complexity of compliance, and adversely affect our business.

Risks Relating to Our Financial Statements
A significant portion of our activities are conducted through variable interest entities (“VIEs”), and changes to accounting guidance, policies or interpretations thereof could cause us to materially change the presentation of our financial statements.
We fund a significant portion of our activities by means of tax equity partnerships. In many cases, we consolidate these tax equity partnerships as VIEs in which we hold a variable interest and of which we are deemed to be the primary beneficiary. We evaluate whether an entity is a VIE whenever reconsideration events as defined by the accounting guidance occur. We determine the value of noncontrolling interests in VIEs using the HLBV method, as described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Use of Estimates.” Accounting for VIEs and noncontrolling interests is complex, subject to a number of uncertainties, and dependent on assumptions and estimates. Any changes in U.S. generally accepted accounting principles ("GAAP") guidance, policies or interpretation thereof could materially impact the presentation of our financial statements.
Risks Related to Ownership of Our Securities
Concentration of ownership among existing executive officers, directors and their affiliates may prevent new investors from influencing significant corporate decisions.
Our directors, executive officers and their affiliates as a group beneficially own approximately 41% of the outstanding shares of our Class A common stock (including shares that may be issued upon exercise of our outstanding warrants but without giving effect to exercise of the warrants or any conversions of our Class B common stock, par value $0.0001 per share (the "Class B common stock" or "Alignment Shares"). As a result, these stockholders are able to exercise a significant level of influence over all matters requiring stockholder approval, including the election of directors, any amendment of the certificate of incorporation and approval of significant corporate transactions. This influence could have the effect of delaying or preventing a change of control or changes in management and will make the approval of certain transactions difficult or impossible without the support of these stockholders.
Our stock price will be volatile, which could cause the value of your investment to decline.
The market price of the common stock and warrants will be volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. These factors include:
•actual or anticipated fluctuations in operating results;
•failure to meet or exceed financial estimates and projections of the investment community or that we provide to the public;
•issuance of new or updated research or reports by securities analysts or changed recommendations for the industry in general;
•announcements of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;
•operating and share price performance of other companies in the industry or related markets;
•the timing and magnitude of investments in the growth of the business;
•actual or anticipated changes in laws and regulations;
•additions or departures of key management or other personnel;
•increased labor costs;
•disputes or other developments related to intellectual property or other proprietary rights, including litigation;
•the ability to market new and enhanced solutions on a timely basis;
•sales of substantial amounts of the common stock by our board of directors, executive officers or significant stockholders or the perception that such sales could occur;
•changes in capital structure, including future issuances of securities or the incurrence of debt; and
•general economic, political and market conditions.

In addition, the stock market in general, and the stock prices of technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may seriously affect the market price of our common stock, regardless of actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted, could result in substantial costs and a diversion of management’s attention and resources.
Anti-takeover provisions contained in our governing documents and applicable laws could impair a takeover attempt.
Our third amended and restated certificate of incorporation and second amended and restated bylaws afford certain rights and powers to the public company board of directors that could contribute to the delay or prevention of an acquisition that it deems undesirable. We are also subject to Section 203 of the Delaware General Corporation Law, or DGCL, and other provisions of Delaware law that limit the ability of stockholders in certain situations to effect certain business combinations. Any of the foregoing provisions and terms that has the effect of delaying or deterring a change in control could limit the opportunity for stockholders to receive a premium for their shares of their common stock, and could also affect the price that some investors are willing to pay for the common stock.
The NYSE may not continue to list our securities, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.
Our Class A common stock and Redeemable Warrants are currently listed on the NYSE. There can be no assurance that we will be able to comply with the continued listing standards of NYSE. If NYSE delists our Class A common stock and/or Redeemable Warrants from trading on its exchange for failure to meet the listing standards, our securityholders could face significant material adverse consequences including:.
•a limited availability of market quotations for our securities;
•reduced liquidity for our securities;
•a determination that our Class A common stock is a “penny stock” which will require brokers trading in such securities to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;
•a limited amount of news and analyst coverage; and
•a decreased ability to issue additional securities or obtain additional financing in the future.

Our Redeemable Warrants (including the Private Placement Warrants) and Alignment Shares have been accounted for as derivative liabilities and have been recorded at fair value with changes in fair value each period reported in earnings, which may have an adverse effect on the market price of our common stock.
CBRE Acquisition Holdings, Inc. ("CBAH") sold 10,062,500 Redeemable Warrants as part of the Shareholder Aligned Initial Listing ("SAILSM") securities in the initial public offering of CBAH (which traded separately on the NYSE under the symbol “CBAH WS” prior to the Closing, and following the Closing trade under the symbol "AMPS WS"). The Redeemable Warrants will be exercisable for an aggregate of 10,062,500 shares of Class A common stock at a purchase price of $11.00 per share. CBAH also issued 7,366,667 warrants to CBRE Acquisition Sponsor, LLC (the "Sponsor") in a private placement simultaneously with the closing of CBAH's initial public offering and 2,000,000 warrants to the Sponsor in full settlement of a second amended and restated promissory note with the Sponsor (such warrants, the "Private Placement Warrants"). The Private Placement Warrants will be exercisable for an aggregate of 9,366,667 shares of our Class A common stock at a purchase price of $11.00 per share.
We have 1,408,750 Alignment Shares outstanding, all of which will be held by the Sponsor, certain officers of CBAH (such officers, together with the Sponsor, the "Sponsor Parties") and existing CBAH directors. The Alignment Shares will automatically convert into shares of Class A common stock based upon the Total Return (as defined in Exhibit 4.4 to this Form) on the Class A common stock as of the relevant measurement date over each of the seven fiscal years following the Merger.
We account for the Redeemable Warrants and Alignment Shares as derivative liabilities, which are presented at fair value each reporting period, with changes in fair value recorded through earnings.
As the Redeemable Warrants (other than our Private Placement Warrants) are expected to continue to trade separately on the NYSE following the consummation of the Merger, we anticipate the fair value of the Redeemable Warrants will be determined based on the quoted trading price of those warrants.
The Private Placement Warrants have the same redemption and make-whole provisions as the Redeemable Warrants. Therefore, the fair value of the Private Placement Warrants is equal to the Redeemable Warrants. The fair value of the Private Placement Warrants is determined based on the quoted trading price of the Redeemable Warrants.

We estimate the fair value of our Alignment Share using a Monte Carlo simulation, which is based on various market inputs (e.g., measurement of our stock price after the consummation of the Merger).
As a result of the estimation processes involved in presenting these instruments at fair value, our financial statements and results of operations may fluctuate quarterly, based on various factors, many of which are outside of our control. If our stock price is volatile, we expect that we will recognize non- cash gains or losses on our Redeemable Warrants (including Private Placement Warrants) and Alignment Shares for each reporting period and that the amount of such gains or losses could be material. The impact of changes in fair value on earnings may have an adverse effect on the market price of our Class A common stock.
Warrants will become exercisable for our common stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.
Each of our Private Placement Warrants and the Redeemable Warrants exercisable for one share of common stock at an exercise price of $11.00 per share. The shares of our common stock issued upon exercise of our warrants and other outstanding warrants will result in dilution to the then existing holders of common stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our common stock.
We may redeem the unexpired Redeemable Warrants prior to their exercise at a time that is disadvantageous to holders, thereby making such warrants worthless. Additionally, the exercise price for the warrants is $11.00 per share and the warrants may expire worthless unless the stock price is higher than the exercise price during the exercise period.
We have the ability to redeem outstanding Redeemable Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant; provided that the last reported sales price of our Class A common stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described below) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date we send the notice of such redemption to the warrant holders. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise their warrants. Redemption of the outstanding warrants could force warrant holders to (i) exercise their warrants and pay the exercise price therefor at a time when it may be disadvantageous for them to do so, (ii) sell their warrants at the then-current market price when they might otherwise wish to hold their warrants or (iii) accept the nominal redemption price which, at the time the outstanding Redeemable Warrants are called for redemption, is likely to be substantially less than the market value of the warrants.
In addition, if the last reported sale price of shares of our Class A common stock equals or exceeds $10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant pursuant to the terms of the warrants) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders, we may redeem the Redeemable Warrants after they become exercisable for $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption; provided that holders will be able to exercise their warrants prior to redemption for a number of our Class A common stock determined based on the redemption date and the fair market value of our Class A common stock. Historical trading prices for shares of our Class A common stock have exceeded the $10.00 per share threshold at which the Redeemable Warrants would become redeemable. Any such redemption may have similar consequences to a cash redemption described above. In addition, such redemption may occur at a time when the warrants are “out-of-the-money,” in which case holders would lose any potential embedded value from a subsequent increase in the value of our Class A common stock had their warrants remained outstanding.
Finally, the exercise price of the warrants is $11.00 per share, subject to adjustment. As a result, the warrants may expire worthless unless the stock price reaches that level during the exercise period.
The Private Placement Warrants are identical to the Public Warrants except that, so long as they are held by our Sponsor, officers or directors or their respective permitted transferees, (i) they will not be redeemable by us (except in certain circumstances), (ii) they will not be transferable, assignable or salable until 30 days after the completion of the Merger (except, among other limited exceptions as described under CBAH's initial public offering registration statement’s section entitled “Principal Stockholders—Transfers of Alignment Shares and Private Placement Warrants,” to our officers and directors and other permitted transferees including persons or entities affiliated with the Sponsor), (iii) they may be exercised by the holders on a cashless basis, and (iv) they (including the shares of our Class A common stock issuable upon exercise of these warrants) are entitled to registration rights. If the Private Placement Warrants are held by holders other than the Sponsor, officers or directors or their respective permitted transferees, the Private Placement Warrants will become redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the Public Warrants. Because the Private Placement Warrants may be redeemed only under limited circumstances, they may remain outstanding after all Redeemable Warrants have been redeemed or exercised. All Private Placement Warrants that are exercised will cause additional dilution for other stockholders, including any holders of shares of our Class A common stock issued pursuant to prior exercises of Redeemable Warrants. If the holders of the Private Placement Warrants elect to exercise their warrants on a cashless basis we will not receive cash proceeds from the exercise of such warrants.

A significant portion of our Class A common stock is restricted from immediate resale, but may be sold into the market in the future. This could cause the market price of our Class A common stock to drop significantly, even if our business is doing well.
Sales of a substantial number of shares of our Class A common stock in the public market or the perception that these sales might occur could depress the market price of our Class A common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our Class A common stock. Sales of significant number of shares of Class A common stock may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that it deems reasonable or appropriate, and make it more difficult for you to sell shares of our Class A common stock. In connection with the Business Combination Agreement, CBAH, the Founders (as defined in the Investor Rights Agreement (as defined below)), Blackstone, the Sponsor and certain other parties thereto entered into an investor rights agreement (the "Investor Rights Agreement"), pursuant to which such stockholders are entitled to, among other things, certain registration rights, including demand, piggy- back and shelf registration rights, subject to cut-back provisions. Additionally, the Private Investment in Public Entity Investors ("PIPE Investors") are not restricted from selling any of the shares of Class A common stock they acquired in connection with the closing of the Merger, other than by applicable securities laws. As such, sales of a substantial number of shares of Class A common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of Class A common stock. Certain parties to the Investor Rights Agreement have agreed not to sell, transfer, pledge or otherwise dispose of shares of Class A common stock they hold or receive for certain time periods specified therein.
We may issue additional shares of Class A common stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of your shares.
We may issue additional shares of Class A common stock or other equity securities of equal or senior rank in the future without stockholder approval in connection with, among other things, future acquisitions, repayment of outstanding indebtedness or under our equity plans and in a number of other circumstances.
Our issuance of additional shares of Class A common stock or other equity securities of equal or senior rank could have the following effects:
•your proportionate ownership interest will decrease;
•the relative voting strength of each previously outstanding share of common stock may be diminished; or
•the market price of shares of common stock may decline.

There is no guarantee that the Redeemable Warrants will ever be in the money, and they may expire worthless.
The exercise price for Redeemable Warrants (including Private Placement Warrants) is $11.00 per share of Class A common stock. There is no guarantee that the Redeemable Warrants will ever be in the money prior to their expiration, and as such, the Redeemable Warrants may expire worthless.
Our charter designates a state court within the State of Delaware, to the fullest extent permitted by law, as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit the ability of our stockholders to obtain a favorable judicial forum for disputes with us or with our directors, officers or employees and may discourage stockholders from bringing such claims.
Under our charter, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum will be the Court of Chancery of the State of Delaware (or, if such court does not have jurisdiction, the federal district court for the District of Delaware) for:
•any derivative action or proceeding brought on our behalf;
•any action asserting a claim of breach of a fiduciary duty owed by, or any wrongdoing by, any current or former director, officer or employee of the Company or the Company’s stockholders;
•any action asserting a claim against us or any current or former director or officer or other employee of ours arising pursuant to any provision of the DGCL or our Certificate of Incorporation or bylaws (as either may be amended, restated, modified, supplemented or waived from time to time); and
•any action asserting a claim against us or any current or former director or officer or other employee of ours governed by the internal affairs doctrine, or any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL.

These provisions shall not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction and our stockholders cannot waive compliance with federal securities laws and the rules and regulations thereunder. Furthermore, unless we consent in writing to the selection on an alternative forum, to the fullest extent provided by law, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action under the federal securities laws, including the Securities Act.
These provisions of our charter could limit the ability of our stockholders to obtain a favorable judicial forum for certain disputes with us or with our current or former directors, officers or other employees, which may discourage such lawsuits against us and our current or former directors, officers and employees. Alternatively, if a court were to find these provisions of our charter inapplicable to, or unenforceable in respect of, one or more of the types of actions or proceedings listed above, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition and results of operations.
A market for our securities may not be sustained, which would adversely affect the liquidity and price of our securities.
An active trading market for our securities may not be sustained. In addition, the price of our securities can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if our securities become delisted from the NYSE for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if the Company was quoted or listed on the NYSE or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.
If, securities or industry analysts cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding our Class A common stock adversely, then the price and trading volume of our Class A common stock could decline.
The trading market for our Class A common stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business and operations, our market, or our competitors. If any of the analysts who may cover us change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our Class A common stock would likely decline. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.
Item 1B. Unresolved Staff Comments
None.

Item 2. Properties
Our corporate headquarters is located in Stamford, Connecticut, where we lease and occupy 33,000 square feet of office space. The current term of our lease expires on May 1, 2032, with an option to continue thereafter for one term of five years. We believe that this facility is adequate to meet our current and near-term needs.
In addition, we own and operate solar generating facilities located in 18 states. We believe that no single solar generating facility is material to our business, results of operations or financial condition.
The following table provides an overview of our solar generating facilities by state:

State	Nameplate capacity, MWs	Share, %
Massachusetts	94	26%
New Jersey	89	25%
Minnesota	56	15%
California	34	9%
Other	89	25%
Total	362	100%

Item 3. Legal Proceedings
From time to time, the Company is a party to a number of claims and governmental proceedings which are ordinary, routine matters incidental to its business. In addition, in the ordinary course of business the Company periodically has disputes with vendors and customers. All current pending matters are not expected to have, either individually or in the aggregate, a material adverse effect on the Company’s financial position or results of operations.

Item 4. Mine Safety Disclosures

Not applicable.

PART II

Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

Market Information

Our Class A common stock is listed on New York Stock Exchange under the symbol “AMPS”. Our Redeemable Warrants are listed on New York Stock Exchange under the symbol “AMPS WS”.
Holders
As of March 10, 2022, there were approximately 74 holders of record of our Class A common stock, and 8 holders of record of our Redeemable Warrants. The actual number of holders of our Class A common stock is greater than this number of record holders and includes stockholders who are beneficial owners but whose shares of our Class A common stock are held in street name by banks, brokers and other nominees.
Dividend Policy
The Company has not paid any cash dividends on shares of our common stock to date. The payment of cash dividends in the future will depend upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of our board of directors at such time.

Item 6. [Reserved]

ALTUS’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the financial condition and operating results for Altus Power, Inc. (as used in this section, “Altus” or the “Company”) has been prepared by Altus’s management. You should read the following discussion and analysis together with our audited consolidated financial statements and related notes appearing elsewhere in this Annual Report on Form 10-K. Any references in this section to “we,” “our” or “us” shall mean Altus. Our disclosure and analysis in this report contains forward-looking statements which involve risks and uncertainties. Although the forward-looking statements contained herein reflect management’s current beliefs based on information currently available to management and upon assumptions which management believes to be reasonable, actual results may differ materially from those stated in or implied by these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" and elsewhere in this Annual Report on Form 10-K..

Overview
Our mission is to create a clean electrification ecosystem, to drive the clean energy transition of our customers across the United States while simultaneously enabling the adoption of corporate environmental, social and governance, or ESG, targets. In order to achieve our mission, we develop, own and operate solar generation and energy storage facilities. We have the in-house expertise to develop, build and provide operations and maintenance and customer servicing for our assets. The strength of our platform is enabled by premier sponsorship from The Blackstone Group ("Blackstone"), which provides an efficient capital source and access to a network of portfolio companies, and CBRE Group, Inc. ("CBRE"), which provides direct access to their portfolio of owned and managed commercial and industrial (“C&I”) properties.
We are a developer, owner and operator of large-scale roof, ground and carport-based photovoltaic ("PV") and energy storage systems, serving commercial and industrial, public sector and community solar customers. We own systems across the United States from Hawaii to Vermont. Our portfolio consists of over 350 megawatts (“MW”) of solar PV. We have long-term power purchase agreements ("PPAs") with over 300 C&I entities and contracts with over 5,000 residential customers through community solar projects. We also participate in numerous renewable energy certificate (“REC”) programs throughout the country. We have experienced significant growth in the last 12 months as a product of organic growth and targeted acquisitions and currently operate in 18 states, providing clean electricity to our customers equal to the consumption of approximately 30,000 homes, displacing 255,000 tons of CO2 emissions per annum.
Comparability of Financial Information
Our historical operations and statements of assets and liabilities may not be comparable to our operations and statements of assets and liabilities as a result of the recently completed business combination with CBRE Acquisition Holdings, Inc. as described in Note 1, “General,” to our audited consolidated annual financial statements included elsewhere in this Annual Report on Form 10-K (the "Merger"), recent acquisitions as described in Note 7, “Acquisitions,” to our audited consolidated annual financial statements included elsewhere in this Annual Report on Form 10-K, and the cost becoming a public company.
As a result of becoming a public company, Altus is subject to additional rules and regulations applicable to companies listed on a national securities exchange and compliance and reporting obligations pursuant to the rules and regulations of the SEC. Altus expects to hire additional employees to meet these rules and obligations, and incur higher expenses for investor relations, accounting advisory, directors' and officers’ insurance, and other professional services.
Key Factors Affecting Our Performance
Our results of operations and our ability to grow our business over time could be impacted by a number of factors and trends that affect our industry generally, as well as new offerings of services and products we may acquire or seek to acquire in the future. Additionally, our business is concentrated in certain markets, putting us at risk of region-specific disruptions such as adverse economic, regulatory, political, weather and other conditions. See “Risk Factors” elsewhere in this Annual Report on Form 10-K for further discussion of risks affecting our business. We believe the factors discussed below are key to our success:
Execution of Growth Strategies
We believe we are in the beginning stages of a market opportunity driven by a secular megatrend of transitioning away from traditional energy sources to renewable energy. We intend to leverage our competitive strengths and market position to become customers’ “one-stop-shop” for the clean energy transition by 1) Using our existing customer and developer networks to build out our EV charging and energy storage offerings and establish a position comparable to that of our C&I solar market position through our existing cross-sell opportunities and 2) partnering with Blackstone and CBRE to access their client relationships, portfolio companies, and their strong brand recognition, to increase the number of customers we can support.

Competition
We compete in the C&I scale renewable energy space with utilities, developers, independent power producers, pension funds and private equity funds for new investment opportunities. We expect to grow our market share because of the following competitive strengths:
•Exceptional Leadership: We have a strong executive leadership team who has extensive experience in capital markets, solar development and solar construction, with over 20 years of experience each. Moreover, through the transaction structure, management and employees will continue to own a significant interest in the Company.
•Development Capability: We have established an innovative approach to the development process. From site identification and customer origination through the construction phase, we’ve established a streamlined process enabling us to further create the scalability of our platform and significantly reduce the costs and time in the development process. Part of our attractiveness to our customers is our ability to ensure a high level of execution certainty. We anticipate that this ability to originate, source, develop and finance projects will ensure we can continue to grow and meet the needs of our customers.
•Long-Term Revenue Contracts: Our C&I solar generation contracts have a typical length of 20 years or longer. The average remaining life of our current contracts is approximately 18 years. These long-term value contracts create strong relationships with customers that allow us to cross-sell additional current and future products and services.
•Flexible Financing Solutions: We have a market-leading cost of capital in an investment-grade rated scalable credit facility from Blackstone, which enables us to be competitive bidders in asset acquisition and development. In addition to our Blackstone term loan, we also have financing available through a construction to term loan facility. This facility has $200 million of committed capacity which as of December 31, 2021, carries a floating rate of 2.34% .
•CBRE Partnership: Our partnership with CBRE, the largest global real estate services company, provides us with a clear path to creating new customer relationships. CBRE is the largest manager of data centers and 90% of the Fortune 100 are CBRE clients, providing a significant opportunity for us to expand our customer base.
Financing Availability
Our future growth depends in significant part on our ability to raise capital from third-party investors and lenders on competitive terms to help finance the origination of our solar energy systems. We have historically used a variety of structures including tax equity financing, construction loan financing, and term loan financing to help fund our operations. From September 4, 2013, our inception, to December 31, 2021, we have raised over $100 million of tax equity financing, $80 million in construction loan financing and $690 million of term loan financing. Our ability to raise capital from third-party investors and lenders is also affected by general economic conditions, the state of the capital markets, inflation levels and concerns about our industry or business.
Cost of Solar Energy Systems
Although the solar panel market has seen an increase in supply in the past few years, most recently, there has been upward pressure on prices due to lingering issues of the COVID-19 pandemic, growth in the solar industry, regulatory policy changes, tariffs and duties and an increase in demand. As a result of these developments, we have been experiencing higher prices on imported solar modules. The prices of imported solar modules have increased as a result of the COVID-19 pandemic and may increase as a result of the Russia invasion of Ukraine. If there are substantial increases, it may become less economical for us to serve certain markets. Attachment rates for energy storage systems have trended higher while the price to acquire has trended downward making the addition of energy storage systems a potential area of growth for us.
Seasonality
The amount of electricity our solar energy systems produce is dependent in part on the amount of sunlight, or irradiation, where the assets are located. Because shorter daylight hours in winter months and poor weather conditions due to rain or snow results in less irradiation, the output of solar energy systems will vary depending on the season and the overall weather conditions in a year. While we expect seasonal variability to occur, the geographic diversity in our assets helps to mitigate our aggregate seasonal variability.
Government Regulations, Policies and Incentives
Our growth strategy depends in significant part on government policies and incentives that promote and support solar energy and enhance the economic viability of distributed solar. These incentives come in various forms, including net metering, eligibility for accelerated depreciation such as modified accelerated cost recovery system, solar renewable energy credits (“SRECs”), tax abatements, rebate and renewable target incentive programs and tax credits, particularly the Section 48(a) ITC. We are a party to a variety of agreements under which we may be obligated to indemnify the counterparty with respect to certain matters. Typically, these obligations arise in connection with contracts and tax equity partnership arrangements, under which we customarily agree to hold the other party harmless against losses arising from a breach of warranties, representations, and covenants related to such matters as title to assets sold, negligent acts, damage to property, validity of certain intellectual property rights, non-infringement of third-party rights, and certain tax matters including indemnification to customers and tax equity investors regarding Commercial ITCs. The sale of SRECs has constituted a significant portion of our revenue historically. A change in the value of SRECs or changes in other policies or a loss or reduction in such incentives could decrease the attractiveness of distributed solar to us and our customers in applicable markets, which could reduce our growth opportunities. Such a loss or reduction could also reduce our willingness to pursue certain customer acquisitions due to decreased revenue or income under our solar service agreements. Additionally, such a loss or reduction may also impact the terms of and availability of third-party financing. If any of these government regulations, policies or incentives are adversely amended, delayed, eliminated, reduced, retroactively changed or not extended beyond their current expiration dates or there is a negative impact from the recent federal law changes or proposals, our operating results and the demand for, and the economics of, distributed solar energy may decline, which could harm our business.
Impact of the COVID-19 Pandemic and Supply Chain Issues
In March 2020, the World Health Organization declared the outbreak of the novel coronavirus (“COVID-19”) a pandemic.
Our business operations have continued to function effectively during the pandemic. We are continuously evaluating the pandemic and are taking necessary steps to mitigate known risks. We will continue to adjust our actions and operations as appropriate in order to continue to provide safe and reliable service to our customers and communities while keeping our employees and contractors safe. Although we have been able to mitigate the impact to the operations of the Company to date, given that COVID-19 infections remain persistent in many states where we do business and the situation is evolving, we cannot predict the future impact of COVID-19 on our business. We considered the impact of COVID-19 on the use of estimates and assumptions used for financial reporting and noted there were no material impacts on our results of operations for the years ended December 31, 2021 and 2020, as our operations and the delivery of our services to our customers has not been materially impacted. To date, we have experienced some reductions in sales volumes across our businesses, but we do not anticipate any significant reductions in sales volumes going forward.
The service and installation of solar energy systems has continued during the COVID-19 pandemic. This continuation of service reflects solar services’ designation as an essential service in all of our service territories.Throughout the COVID-19 pandemic, we have seen some impacts to our supply chain affecting the timing of delivery of certain equipment, including, but not limited to, solar modules, inverters, racking systems, and transformers. Although we have largely been able to ultimately procure the equipment needed to service and install solar energy systems, we have experienced delays in such procurement. We have established a geographically diverse group of suppliers, which is intended to ensure that our customers have access to affordable and effective solar energy and storage options despite potential trade, geopolitical or event-driven risks. We do anticipate continuing impacts to our ability to source parts for our solar energy systems or energy storage systems, which we are endeavoring to mitigate via advanced planning and ordering from our diverse network of suppliers. However, if supply chains become even further disrupted due to additional outbreaks of the COVID-19 virus or more stringent health and safety guidelines are implemented, our ability to install and service solar energy systems could become more adversely impacted.
There is considerable uncertainty regarding the extent and duration of governmental and other measures implemented to try to slow the spread of the COVID-19 virus, such as large-scale travel bans and restrictions, border closures, quarantines, shelter-in-place orders and business and government shutdowns. Some states that had begun taking steps to reopen their economies experienced a subsequent surge in cases of COVID-19, causing these states to cease such reopening measures in some cases and reinstitute restrictions in others. Restrictions of this nature have caused, and may continue to cause, us to experience operational delays and may cause milestones or deadlines relating to various project documents to be missed. To date, we have not received notices from our dealers regarding significant performance delays resulting from the COVID-19 pandemic. However, worsening economic conditions could result in such outcomes over time, which would impact our future financial performance. Further, the effects of the economic downturn associated with the COVID-19 pandemic may increase unemployment and reduce consumer credit ratings and credit availability, which may adversely affect new customer origination and our existing customers’ ability to make payments on their solar service agreements. Periods of high unemployment and a lack of availability of credit may lead to increased delinquency and default rates. We have not experienced a significant increase in default or delinquency rates to date. However, if existing economic conditions continue for a prolonged period of time or worsen, delinquencies on solar service agreements could increase, which would also negatively impact our future financial performance. Moreover, the Russia invasion of Ukraine may further exacerbate some of the supply chain issues.
We cannot predict the full impact the COVID-19 pandemic, the Russia invasion of Ukraine, or the significant disruption and volatility currently being experienced in the capital markets will have on our business, cash flows, liquidity, financial condition and results of operations at this time due to numerous uncertainties. The ultimate impact will depend on future developments, including, among other things, the ultimate duration of the COVID-19 virus, the duration of the Russian invasion of Ukraine and associated sanctions, the distribution, acceptance and efficacy of the vaccine, the depth and duration of the economic downturn and other economic effects of the COVID-19 pandemic, the consequences of governmental and other measures designed to prevent the spread of the COVID-19 virus, actions taken by governmental authorities, customers, suppliers, dealers and other third parties, our ability and the ability of our customers, potential customers and dealers to adapt to operating in a changed environment and the timing and extent to which normal economic and operating conditions resume. For additional discussion regarding risks associated with the COVID-19 pandemic, see “Risk Factors” elsewhere in this Annual Report on Form 10-K.
Key Financial and Operational Metrics
We regularly review a number of metrics, including the following key operational and financial metrics, to evaluate our business, measure our performance and liquidity, identify trends affecting our business, formulate our financial projections and make strategic decisions.
Megawatts Installed
Megawatts installed represents the aggregate megawatt nameplate capacity of solar energy systems for which panels, inverters, and mounting and racking hardware have been installed on premises in the period. Cumulative megawatts installed represents the aggregate megawatt nameplate capacity of solar energy systems for which panels, inverters, and mounting and racking hardware have been installed on premises.

	As of December 31,
	2021	2020	Change
Megawatts installed	362	240	122
Cumulative megawatts installed increased from 240 MW as of December 31, 2020 to 362 MW as of December 31, 2021.

Non-GAAP Financial Measures
Adjusted EBITDA
We define adjusted EBITDA as net income (loss) plus net interest expense, depreciation, amortization and accretion expense, income tax expense, acquisition and entity formation costs, non-cash compensation expense, and excluding the effect of certain non-recurring items we do not consider to be indicative of our ongoing operating performance such as, but not limited to, gain on fair value remeasurement of contingent consideration, gain on disposal of property, plant and equipment, change in fair value of redeemable warrant liability, change in fair value of alignment shares, loss on extinguishment of debt, and other miscellaneous items of other income and expenses.
Adjusted EBITDA is a non-GAAP financial measure that we use as a performance measure. We believe that investors and securities analysts also use adjusted EBITDA in evaluating our operating performance. This measurement is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The GAAP measure most directly comparable to adjusted EBITDA is net income. The presentation of adjusted EBITDA should not be construed to suggest that our future results will be unaffected by non-cash or non-recurring items. In addition, our calculation of adjusted EBITDA is not necessarily comparable to adjusted EBITDA as calculated by other companies.
We believe adjusted EBITDA is useful to management, investors and analysts in providing a measure of core financial performance adjusted to allow for comparisons of results of operations across reporting periods on a consistent basis. These adjustments are intended to exclude items that are not indicative of the ongoing operating performance of the business. Adjusted EBITDA is also used by our management for internal planning purposes, including our consolidated operating budget, and by our board of directors in setting performance-based compensation targets. Adjusted EBITDA should not be considered an alternative to but viewed in conjunction with GAAP results, as we believe it provides a more complete understanding of ongoing business performance and trends than GAAP measures alone. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

	Year Ended December 31,
	2021	2020
	(in thousands)
Reconciliation of Net income (loss) to Adjusted EBITDA:
Net income (loss)	$13,005	$(1,887)
Income tax expense	295	83
Interest expense, net	19,933	14,073
Depreciation, amortization and accretion expense	20,967	11,932
Non-cash compensation expense	148	82
Acquisition and entity formation costs	1,489	1,015
Gain on fair value remeasurement of contingent consideration	(2,800)	—
Gain on disposal of property, plant and equipment	(12,842)	—
Change in fair value of redeemable warrant liability	2,332	—
Change in fair value of alignment shares liability	(5,013)	—
Loss on extinguishment of debt	3,245	—
Other expense, net	245	258
Adjusted EBITDA	$41,004	$25,556

Adjusted EBITDA margin	57%	56%

Components of Results of Operations
The Company derives its operating revenues principally from power purchase agreements, net metering credit agreements, solar renewable energy credits, and performance based incentives.
Revenue under power purchase agreements. A portion of the Company’s power sales revenues is earned through the sale of energy (based on kilowatt hours) pursuant to the terms of PPAs. The Company’s PPAs typically have fixed or floating rates and are generally invoiced monthly. The Company applied the practical expedient allowing the Company to recognize revenue in the amount that the Company has a right to invoice which is equal to the volume of energy delivered multiplied by the applicable contract rate. As of December 31, 2021, PPAs have a weighted-average remaining life of 15 years.
Revenue from net metering credit agreements. A portion of the Company’s power sales revenues are obtained through the sale of net metering credits under net metering credit agreements (“NMCAs”). Net metering credits are awarded to the Company by the local utility based on kilowatt hour generation by solar energy facilities, and the amount of each credit is determined by the utility’s applicable tariff. The Company currently receives net metering credits from various utilities including Eversource Energy, National Grid Plc, and Xcel Energy. There are no direct costs associated with net metering credits, and therefore, they do not receive an allocation of costs upon generation. Once awarded, these credits are then sold to third party offtakers pursuant to the terms of the offtaker agreements. The Company views each net metering credit in these arrangements as a distinct performance obligation satisfied at a point in time. Generally, the customer obtains control of net metering credits at the point in time when the utility assigns the generated credits to the Company account, who directs the utility to allocate to the customer based upon a schedule. The transfer of credits by the Company to the customer can be up to one month after the underlying power is generated. As a result, revenue related to NMCA is recognized upon delivery of net metering credits by the Company to the customer. As of December 31, 2021, NMCAs have a weighted-average remaining life of 18 years.
Solar renewable energy certificate revenue. The Company applies for and receives SRECs in certain jurisdictions for power generated by solar energy systems it owns. The quantity of SRECs is based on the amount of energy produced by the Company’s qualifying generation facilities. SRECs are sold pursuant to agreements with third parties, who typically require SRECs to comply with state-imposed renewable portfolio standards. Holders of SRECs may benefit from registering the credits in their name to comply with these state-imposed requirements, or from selling SRECs to a party that requires additional SRECs to meet its compliance obligations. The Company receives SRECs from various state regulators including New Jersey Board of Public Utilities, Massachusetts Department of Energy Resources, and Maryland Public Service Commission. There are no direct costs associated with SRECs and therefore, they do not receive an allocation of costs upon generation. The majority of individual SREC sales reflect a fixed quantity and fixed price structure over a specified term. The Company typically sells SRECs to different customers from those purchasing the energy under PPAs. The Company believes the sale of each SREC is a distinct performance obligation satisfied at a point in time and that the performance obligation related to each SREC is satisfied when each SREC is delivered to the customer.

Rental income. A portion of the Company’s energy revenue is derived from long-term PPAs accounted for as operating leases under ASC 840, Leases. Rental income under these lease agreements is recorded as revenue when the electricity is delivered to the customer.
Performance-Based Incentives. Many state governments, utilities, municipal utilities and co-operative utilities offer a rebate or other cash incentive for the installation and operation of a renewable energy facility. Up-front rebates provide funds based on the cost, size or expected production of a renewable energy facility. Performance-based incentives provide cash payments to a system owner based on the energy generated by its renewable energy facility during a pre-determined period, and they are paid over that time period. The Company recognizes revenue from state and utility incentives at the point in time in which they are earned.
Other Revenue. Other revenue consists primarily of sales of power on wholesale electricity market which are recognized in revenue upon delivery.
Cost of Operations (Exclusive of Depreciation and Amortization). Cost of operations primarily consists of operations and maintenance expense, site lease expense, insurance premiums, property taxes and other miscellaneous costs associated with the operations of solar energy facilities. Altus expects its cost of operations to continue to grow in conjunction with its business growth. These costs as a percentage of revenue will decrease over time, offsetting efficiencies and economies of scale with inflationary increases of certain costs.
General and Administrative. General and administrative expenses consist primarily of salaries, bonuses, benefits and all other employee-related costs, including stock-based compensation, professional fees related to legal, accounting, human resources, finance and training, information technology and software services, marketing and communications, travel and rent and other office-related expenses.
Altus expects increased general and administrative expenses as it continues to grow its business but to decrease over time as a percentage of revenue. Altus also expects to incur additional expenses as a result of operating as a public company, including expenses necessary to comply with the rules and regulations applicable to companies listed on a national securities exchange and related to compliance and reporting obligations pursuant to the rules and regulations of the SEC. Further, Altus expects to incur higher expenses for investor relations, accounting advisory, directors' and officers’ insurance, and other professional services.
Depreciation, Amortization and Accretion Expense. Depreciation expense represents depreciation on solar energy systems that have been placed in service. Depreciation expense is computed using the straight-line composite method over the estimated useful lives of assets. Leasehold improvements are depreciated over the shorter of the estimated useful lives or the remaining term of the lease. Amortization includes third party costs necessary to enter into site lease agreements, third party costs necessary to acquire PPA and NMCA customers and favorable and unfavorable rate revenues contracts. Third party costs necessary to enter into site lease agreements are amortized using the straight-line method ratably over 15-30 years based upon the term of the individual site leases. Third party costs necessary to acquire PPAs and NMCA customers are amortized using the straight-line method ratably over 15-25 years based upon the term of the customer contract. Estimated fair value allocated to the favorable and unfavorable rate PPAs and REC agreements are amortized using the straight-line method over the remaining non-cancelable terms of the respective agreements. Accretion expense includes over time increase of asset retirement obligations associated with solar energy facilities.
Acquisition and Entity Formation Costs. Acquisition and Entity Formation Costs represent costs incurred to acquire businesses and form new legal entities. Such costs primarily consist of professional fees for banking, legal, accounting and appraisal services.
Fair Value Remeasurement of Contingent Consideration. In connection with the Solar Acquisition (as defined in Note 7, “Acquisitions,” to our audited consolidated annual financial statements included elsewhere in this Annual Report on Form 10-K), contingent consideration of up to an aggregate of $10.5 million may be payable upon achieving certain market power rates and actual power volumes generated by the acquired solar energy facilities. The Company estimated the fair value of the contingent consideration for future earnout payments using a Monte Carlo simulation model. Significant assumptions used in the measurement include the estimated volumes of power generation of acquired solar energy facilities during the 18-36-month period since the acquisition date, market power rates during the 36-month period, and the risk-adjusted discount rate associated with the business.
Gain on Disposal of Property, Plant and Equipment. In connection with the Johnston Disposal (as defined in Note 5, “Property, Plant and Equipment,” to our audited consolidated annual financial statements included elsewhere in this Annual Report on Form 10-K), the Company recognized a gain on disposal of property, plant and equipment of $12.8 million, which represents the excess of the consideration received over the carrying value of the net assets and liabilities of the disposed subsidiary.
Change in Fair Value of Redeemable Warrant Liability. In connection with the Merger, the Company assumed a redeemable warrant liability composed of publicly listed warrants (the "Redeemable Warrants") and warrants issued to the Sponsor in the private placement (the "Private Placement Warrants"). Redeemable Warrant Liability was remeasured as of December 31, 2021, and the resulting loss was included in the consolidated statements of operations. As our Redeemable Warrants (other than the Private Placement Warrants) continue to trade separately on the NYSE following the Merger, the Company determines the fair value of the Redeemable Warrants based on the quoted trading price of those warrants. The Private Placement Warrants have the same redemption and make-whole provisions as the Redeemable Warrants. Therefore, the fair value of the Private Placement Warrants is equal to the Redeemable Warrants. The Company determines the fair value of the Redeemable Warrants, including Private Placement Warrants, based on the quoted trading price of the Redeemable Warrants.
Change in Fair Value of Alignment Shares. Alignment shares represent Class B common stock of the Company which were issued in connection with the Merger. Class B common stock, par value $0.0001 per share ("Alignment Shares") are accounted for as liability-classified derivatives, which were remeasured as of December 31, 2021, and the resulting gain was included in the consolidated statements of operations. The Company estimates the fair value of outstanding Alignment Shares using a Monte Carlo simulation valuation model utilizing a distribution of potential outcomes based on a set of underlying assumptions such as stock price, volatility, and risk-free interest rates.
Other Expense, Net. Other income and expenses primarily represent state grants and other miscellaneous items.
Interest Expense, Net. Interest expense, net represents interest on our borrowings under our various debt facilities, amortization of debt discounts and deferred financing costs, and unrealized gains and losses on interest rate swaps.
Loss on Extinguishment of Debt. Loss on extinguishment of debt represents the premium paid on early redemption related to the redemption of a portion of the Rated Term Loan (as defined in Note 9, "Debt and Derivatives,” to our audited consolidated annual financial statements included elsewhere in this Annual Report on Form 10-K) and the write off of the unamortized deferred financing costs.
Income Tax (Expense) Benefit. We account for income taxes under Accounting Standards Codification 740, Income Taxes. As such, we determine deferred tax assets and liabilities based on temporary differences resulting from the different treatment of items for tax and financial reporting purposes. We measure deferred tax assets and liabilities using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. Additionally, we must assess the likelihood that deferred tax assets will be recovered as deductions from future taxable income. We have a partial valuation allowance on our deferred state tax assets because we believe it is more likely than not that a portion of our deferred state tax assets will not be realized. We evaluate the recoverability of our deferred tax assets on a quarterly basis.
As of December 31, 2021, the Company had U.S. federal net operating loss carryforwards of $177.4 million available to offset future federal taxable income which will begin to expire in 2034. The Company has federal net operating loss carryforwards of $140.4 million, which can be carried forward indefinitely. As of December 31, 2020, the Company had state net operating losses of $80.3 million which will begin to expire in 2022, if not utilized. Deferred tax assets associated with state net operating losses that we believe are more likely than not to expire unutilized have been fully offset by a valuation allowance of $0.6 million and $0.3 million as of December 31, 2021 and December 31, 2020, respectively.
Net Loss Attributable to Noncontrolling Interests and Redeemable Noncontrolling Interests. Net loss attributable to noncontrolling interests and redeemable noncontrolling interests represents third-party interests in the net income or loss of certain consolidated subsidiaries based on HLBV (as defined below).
Results of Operations – Year Ended December 31, 2021 Compared to Year Ended December 31, 2020

	For the Year Ended December 31,		Change
	2021	2020	$	%
	(in thousands)
Operating revenues, net	$71,800	$45,278	$26,522	58.6%
Operating expenses
Cost of operations (exclusive of depreciation and amortization shown separately below)	14,029	9,661	4,368	45.2%
General and administrative	16,915	10,143	6,772	66.8%
Depreciation, amortization and accretion expense	20,967	11,932	9,035	75.7%
Acquisition and entity formation costs	1,489	1,015	474	46.7%
Gain on fair value remeasurement of contingent consideration	(2,800)	—	(2,800)	-100.0%
Gain on disposal of property, plant and equipment	(12,842)	—	(12,842)	-100.0%
Total operating expenses	$37,758	$32,751	$5,007	15.3%
Operating income	34,042	12,527	21,515	171.7%
Other (income) expenses
Change in fair value of redeemable warrant liability	2,332	—	2,332	100.0%
Change in fair value of alignment shares	(5,013)	—	(5,013)	-100.0%

Other income, net	245	258	(13)	-5.0%
Interest expense, net	19,933	14,073	5,860	41.6%
Loss on extinguishment of debt	3,245	—	3,245	100.0%
Total other expenses	$20,742	$14,331	$6,411	44.7%
Income (loss) before income tax expense	$13,300	$(1,804)	15,104	-837.3%
Income tax expense	(295)	(83)	(212)	255.4%
Net income (loss)	$13,005	$(1,887)	$14,892	-789.2%
Net income (loss) attributable to noncontrolling interests and redeemable noncontrolling interests	7,099	(8,680)	15,779	-181.8%
Net income attributable to Altus Power, Inc.	$5,906	$6,793	$(887)	-13.1%
Net income per share attributable to common stockholders
Basic	$0.06	$0.08	$(0.02)	-26.5%
Diluted	$0.06	$0.07	$(0.01)	-18.2%
Weighted average shares used to compute net income per share attributable to common stockholders
Basic	92,751,839	88,741,089	4,011	4.5%
Diluted	96,603,428	90,858,718	5,745	6.3%

Operating Revenues

	For the Year Ended December 31,		Change
	2021	2020	Change	%
	(in thousands)
Revenue under power purchase agreements	$15,731	$11,639	$4,092	35.2%
Revenue from net metering credit agreements	23,029	12,171	10,858	89.2%
Solar renewable energy certificate revenue	28,271	18,870	9,401	49.8%
Rental income	2,114	259	1,855	716.2%
Performance-based incentives	1,680	2,093	(413)	(19.7)%
Other revenue	975	246	729	296.3%
Total	$71,800	$45,278	$26,522	58.6%
Operating revenues, net increased by $26.5 million, or 58.6%, for the year ended December 31, 2021 compared to the year ended December 31, 2020, primarily due to the increased number of solar energy facilities as a result of acquisitions and facilities placed in service during 2021.

Cost of Operations

	For the Year Ended December 31,		Change
	2021	2020	$	%
	(in thousands)
Cost of operations (exclusive of depreciation and amortization shown separately below)	$14,029	$9,661	$4,368	45.2%
Cost of operations increased by $4.4 million, or 45.2%, during the year ended December 31, 2021 as compared to the year ended December 31, 2020, primarily due to the increased number of solar energy facilities as a result of acquisitions and facilities placed in service during 2021.

General and Administrative

	For the Year Ended December 31,		Change
	2021	2020	$	%
	(in thousands)
General and administrative	$16,915	$10,143	$6,772	66.8%

General and administrative expense increased by $6.8 million, or 66.8%, during the year ended December 31, 2021 as compared to the year ended December 31, 2020, primarily due to increase in general personnel costs resulting from increased headcount in multiple job functions.

Depreciation, Amortization and Accretion Expense

	For the Year Ended December 31,		Change
	2021	2020	$	%
	(in thousands)
Depreciation, amortization and accretion expense	$20,967	$11,932	$9,035	75.7%
Depreciation, amortization and accretion expense increased by $9.0 million, or 75.7%, during the year ended December 31, 2021 as compared to the year ended December 31, 2020, primarily due to the increased number of solar energy facilities as a result of acquisitions and facilities placed in service during 2021.

Acquisition and Entity Formation Costs

	For the Year Ended December 31,		Change
	2021	2020	$	%
	(in thousands)
Acquisition and entity formation costs	$1,489	$1,015	$474	46.7%
Acquisition and entity formation increased by $0.5 million, or 46.7% during the year ended December 31, 2021 as compared to the year ended December 31, 2020, primarily due to the TrueGreen Acquisition (as defined in Note 7, “Acquisitions,” to our audited consolidated annual financial statements included elsewhere in this Annual Report on Form 10-K) completed on August 25, 2021.

Gain on fair value remeasurement of contingent consideration

	For the Year Ended December 31,		Change
	2021	2020	$	%
	(in thousands)
Gain on fair value remeasurement of contingent consideration	$2,800	$—	$2,800	100.0%
Gain on fair value remeasurement of contingent consideration is associated with the Solar Acquisition completed on December 22, 2020. Gain on fair value remeasurement was recorded for the year ended December 31, 2021 due to changes in significant assumptions used in the measurement, including the estimated volumes of power generation of acquired solar energy facilities and market power rates.

Gain on disposal of property, plant and equipment

	For the Year Ended December 31,		Change
	2021	2020	$	%
	(in thousands)
Gain on disposal of property, plant and equipment	$12,842	$—	$12,842	100.0%
Gain on disposal of property, plant and equipment is associated with the Johnston Disposal which occurred on November 19, 2021. The gain was calculated as the excess of the consideration received over the carrying value of the net assets and liabilities of the disposed subsidiary.

Change in fair value of redeemable warrant liability

	For the Year Ended December 31,		Change
	2021	2020	$	%
	(in thousands)
Change in fair value of redeemable warrant liability	$2,332	$—	$2,332	100.0%
In connection with the Merger, the Company assumed a redeemable warrant liability which was remeasured as of December 31, 2021, and the resulting loss was included in the consolidated statements of operations.

Change in fair value of alignment shares

	For the Year Ended December 31,		Change
	2021	2020	$	%
	(in thousands)
Change in fair value of alignment shares	$5,013	$—	$5,013	100.0%
In connection with the Merger, the Company assumed a liability related to alignment shares, which was remeasured as of December 31, 2021, and the resulting gain was included in the consolidated statements of operations.

Other Expense, Net

	For the Year Ended December 31,		Change
	2021	2020	$	%
	(in thousands)
Other expense, net	$245	$258	$(13)	(5.0)%
Other income remained flat during the year ended December 31, 2021 as compared to the year ended December 31, 2020, primarily due to $1.2 million of financing costs related to the modified portion of the Amended Rated Term Loan (as defined in Note 9, “Debt and Derivatives,” to our audited consolidated annual financial statements included elsewhere in this Annual Report on Form 10-K). Overall increase of other expenses was partially offset by $1 million of miscellaneous other income items.

Interest Expense, Net

	For the Year Ended December 31,		Change
	2021	2020	$	%
	(in thousands)
Interest expense, net	$19,933	$14,073	$5,860	41.6%
Interest expense increased by $5.9 million, or 41.6%, during the year ended December 31, 2021 as compared to the year ended December 31, 2020, primarily due to the increase of outstanding debt held by the Company during these periods, but offset by a lower blended interest rate on the Amended Rated Term Loan.

Loss on Extinguishment of Debt

	For the Year Ended December 31,		Change
	2021	2020	$	%
	(in thousands)
Loss on extinguishment of debt	$3,245	$—	$3,245	100.0%
Loss on extinguishment of debt recognized by the Company during the year ended December 31, 2021, was associated with the Rated Term Loan that the Company refinanced on August 25, 2021. The Amended Rated Term Loan added an additional $135.6 million to the facility and reduced a weighted average annual fixed rate from 3.70% to 3.51%. In conjunction with the refinancing, a portion of the Amended Rated Term Loan was extinguished. As a result, the Company expensed unamortized deferred financing costs of $1.8 million and $1.4 million premium paid on early redemption.

Income Tax Expense

	For the Year Ended December 31,		Change
	2021	2020	$	%
	(in thousands)
Income tax expense	$(295)	$(83)	$(212)	255.4%
For the year ended December 31, 2021, the Company recorded an income tax expense of $0.3 million in relation to a pretax income of $13.3 million, which resulted in an effective income tax rate of 2.2%. The effective income tax rate was primarily impacted by $1.1 million of the state income tax expense, $0.3 million of valuation allowance on state net operating losses, $1.5 million of income tax benefit due to income attributable to noncontrolling interests and $1.7 million of income tax benefit on transaction costs associated with the Merger.
For the year ended December 31, 2020, the Company recorded an income tax expense of $0.1 million in relation to a pretax loss of $1.8 million, which resulted in an effective income tax rate of negative 4.6%. Effective income tax rate was primarily impacted by $1.8 million of income tax expense due to net losses attributable to noncontrolling interests, $1.7 million of state income tax expense, and $0.3 million of valuation allowance on state net operating losses.

Net Income (Loss) Attributable to Redeemable Noncontrolling Interests and Noncontrolling Interests
For the year ended December 31, 2021, the Company recorded net income attributable to redeemable noncontrolling interests and noncontrolling interests of $7.1 million, compared to net loss attributable to redeemable noncontrolling interests and noncontrolling interests of $8.7 million for the year ended December 31, 2020. Net income attribution during the year ended December 31, 2021, comparing to net loss attribution for the year ended December 31, 2020, was primarily driven by the Johnston Disposal in November 2021 and the attribution of the gain on disposal of property, plant and equipment to a noncontrolling interest holder.

Liquidity and Capital Resources
As of December 31, 2021, the Company had total cash and restricted cash of $330.3 million. For a discussion of our restricted cash, see Note 2, “Significant Accounting Policies, Restricted Cash,” to our audited consolidated annual financial statements included elsewhere in this Annual Report on Form 10-K.
We seek to maintain diversified and cost-effective funding sources to finance and maintain our operations, fund capital expenditures, including customer acquisitions, and satisfy obligations arising from our indebtedness. Historically, our primary sources of liquidity included proceeds from the issuance of redeemable preferred stock, borrowings under our debt facilities, third party tax equity investors and cash from operations. Additionally, the Company received cash proceeds of $293 million as a result of the Merger. Our business model requires substantial outside financing arrangements to grow the business and facilitate the deployment of additional solar energy facilities. We plan to seek additional required capital from borrowings under our existing debt facilities, third party tax equity investors and cash from operations.
The solar energy systems that are in service are expected to generate a positive return over the useful life, typically 32 years. Typically, once solar energy systems commence operations, they do not require significant additional capital expenditures to maintain operating performance. However, in order to grow, we are currently dependent on financing from outside parties. The Company will have sufficient cash and cash flows from operations to meet our working capital, debt service obligations, contingencies and anticipated required capital expenditures for at least the next 12 months. However, we are subject to business and operational risks that could adversely affect our ability to raise additional financing. If financing is not available to us on acceptable terms if and when needed, we may be unable to finance installation of our new customers’ solar energy systems in a manner consistent with our past performance, our cost of capital could increase, or we may be required to significantly reduce the scope of our operations, any of which would have a material adverse effect on our business, financial condition, results of operations and prospects. In addition, our tax equity funds and debt instruments impose restrictions on our ability to draw on financing commitments. If we are unable to satisfy such conditions, we may incur penalties for non-performance under certain tax equity funds, experience installation delays, or be unable to make installations in accordance with our plans or at all. Any of these factors could also impact customer satisfaction, our business, operating results, prospects and financial condition.
Contractual Obligations and Commitments
We enter into service agreements in the normal course of business. These contracts do not contain any minimum purchase commitments. Certain agreements provide for termination rights subject to termination fees or wind down costs. Under such agreements, we are contractually obligated to make certain payments to vendors, mainly, to reimburse them for their unrecoverable outlays incurred prior to cancellation. The exact amounts of such obligations are dependent on the timing of termination, and the exact terms of the relevant agreement and cannot be reasonably estimated. As of December 31, 2021, we do not expect to cancel these agreements.
The Company has operating leases for land and buildings and has contractual commitments to make payments in accordance with site lease agreements.
Off-Balance Sheet Arrangements
The Company enters into letters of credit and surety bond arrangements with lenders, local municipalities, government agencies and land lessors. These arrangements relate to certain performance-related obligations and serve as security under the applicable agreements. As of December 31, 2021 and 2020, the Company had outstanding letters of credit and surety bonds totaling $10.6 million and $7.5 million, respectively. We believe the Company will fulfill the obligations under the related arrangements and do not anticipate any material losses under these letters of credit or surety bonds.

Debt
Rated Term Loan Facility
As part of the Blackstone Capital Facility, APA Finance, LLC (“APAF”), a wholly owned subsidiary of the Company, entered into a $251 million term loan facility with BIS through a consortium of lenders, which consists of investment grade-rated Class A and Class B notes.
On August 25, 2021, APAF entered into an Amended and Restated Credit Agreement (“Amended Agreement”) to refinance the Rated Term Loan (hereby referred to as the “Amended Rated Term Loan”). The Amended Agreement added an additional $135.6 million (all of which was drawn as of December 31, 2021), to the facility, bringing the aggregate facility to $503 million. The Amended Rated Term Loan has a weighted average 3.51% annual fixed rate, reduced from the previous weighted average rate of 3.70%, and matures on February 29, 2056 (“Final Maturity Date”). Of the total proceeds of the refinancing, $126.4 million was used to fund the TrueGreen Acquisition, $8.8 million was used to fund the Beaver Run Acquisition, and $2.7 million was used to fund the Stellar HI Acquisition (as defined in Note 7, “Acquisitions,” to our audited consolidated annual financial statements included elsewhere in this Annual Report on Form 10-K).
The Amended Rated Term Loan amortizes at an initial rate of 2.5% of outstanding principal per annum for a period of 8 years at which point the amortization steps up to 4% per annum until September 30, 2031 (“Anticipated Repayment Date”). After the Anticipated Repayment Date, the loan becomes fully-amortizing, and all available cash is used to pay down principal until the Final Maturity Date.
The Company incurred $5.2 million of issuance costs related to the refinancing, which have been deferred and recorded as a reduction to the Amended Rated Term Loan balance and are amortized as interest expense on a ten-year schedule until the Amended Rated Term Loan’s Anticipated Repayment Date. Additionally, in conjunction with the refinancing, the Company expensed $1.2 million of financing costs related to the modified portion of the Amended Rated Term Loan and included them in Other expenses, net in the consolidated statements of operations.
In conjunction with the refinancing, a portion of the Amended Rated Term Loan was extinguished. As a result, the Company expensed unamortized deferred financing costs of $1.8 million and $1.4 million premium paid on early redemption as loss on extinguishment of debt in the consolidated statements of operations.
As of December 31, 2021, the outstanding principal balance of the Rated Term Loan was $500 million less unamortized debt discount and loan issuance costs totaling $8.4 million. As of December 31, 2020, the outstanding principal balance of the Rated Term Loan was $362.7 million less unamortized debt discount and loan issuance costs totaling $5.9 million.
As of December 31, 2021, the Company was in compliance with all covenants, except the delivery of the APAF audited consolidated financial statements. for which the Company obtained a waiver to extend the financial statement reporting deliverable due date. The Company expects to deliver the audited financial statements before the extended reporting deliverable due date. As of December 31, 2020, the Company was in compliance with all covenants, except the delivery of the APAF audited consolidated financial statements, for which the Company obtained a waiver to extend the financial statement reporting deliverable due date. The Company delivered the audited financial statements on August 19, 2021, before the extended reporting deliverable due date.
Construction Loan to Term Loan Facility
On January 10, 2020, APA Construction Finance, LLC (“APACF”) a wholly-owned subsidiary of the Company, entered into a credit agreement with Fifth Third Bank, National Association and Deutsche Bank AG New York Branch to fund the development and construction of future solar facilities (“Construction Loan to Term Loan Facility”). The Construction Loan to Term Loan Facility includes a construction loan commitment of $187.5 million and a letter of credit commitment of $12.5 million, which can be drawn until January 10, 2023.
The construction loan commitment can convert to a term loan upon commercial operation of a particular solar energy facility. In addition, the Construction Loan to Term Loan Facility accrued a commitment fee at a rate equal to .50% per year of the daily unused amount of the commitment. As of December 31, 2021, the outstanding principal balances of the construction loan and term loan were $5.6 million and $12.3 million, respectively. As of December 31, 2020, the outstanding principal balances of the construction loan and term loan were $20.6 million and $6.2 million, respectively. As of December 31, 2021 and 2020, the Company had an unused borrowing capacity of $169.7 million and $160.7 million, respectively. For the year ended December 31, 2021 and 2020, the Company incurred interest costs associated with outstanding construction loans totaling $0.3 million and zero, respectively, which were capitalized as part of property, plant and equipment. Also, on October 23, 2020, the Company entered into an additional letters of credit facility with Fifth Third Bank for the total capacity of $10.0 million. The Construction Loan to Term Loan includes various financial and other covenants for APACF and the Company, as guarantor. As of December 31, 2021, the Company was in compliance with all covenants. As of December 31, 2020, the Company was in compliance with all debt covenants, except the delivery of the audited financial statements of the Company, for which the Company obtained a waiver to extend the financial statement reporting deliverable due date. The Company delivered the audited financial statements on August 11, 2021, before the extended reporting deliverable due date.
Financing Lease Obligations
Zildjian XI
During the year ended December 31, 2021, the Company, through its subsidiary Zildjian XI, sold 8 solar energy facilities located in Massachusetts and Minnesota with the total nameplate capacity of 16.1 MW to a third party (“ZXI Lessor”) for a total sales price of $44.0 million. In connection with these transactions, the Company and ZXI Lessor entered into master lease agreement under which the Company agreed to lease back solar energy facilities for an initial term of ten years. The proceeds received from the sale-leaseback transactions net of transaction costs of $1.2 million and prepaid rent of $12.2 million amounted to $30.6 million.

The master lease agreement provides for a residual value guarantee as well as a lessee purchase option, both of which are forms of continuing involvement and prohibit the use of sale leaseback accounting under ASC 840. As a result, the Company accounts for the transaction using the financing method by recognizing the sale proceeds as a financing obligation and the assets subject to the sale-leaseback remain on the balance sheet of the Company and are being depreciated. The aggregate proceeds have been recorded as a long-term debt within the consolidated balance sheets.
TrueGreen Acquisition
As part of the TrueGreen Acquisition on August 25, 2021 (refer to Note 7 of our consolidated annual financial statements included elsewhere in this Annual Report on Form 10-K) the Company assumed financing lease liability of $1.8 million associated with the sale-leaseback of a solar energy facility located in Connecticut with the total nameplate capacity of 1.2 MW. In accordance with the sale-leaseback arrangement the solar energy facility was sold and immediately leased back from a third-party lessor (“TGC Lessor”). The master lease agreement provides the lessee with a purchase option, which represents a form of continuing involvement and prohibits the use of sale leaseback accounting under ASC 840.

Cash Flows
For the Years Ended December 31, 2021 and 2020
The following table sets forth the primary sources and uses of cash and restricted cash for each of the periods presented below:

	Year Ended December 31,
	2021	2020
	(in thousands)
Net cash provided by (used in):
Operating activities	$23,704	$12,296
Investing activities	(223,250)	(171,342)
Financing activities	491,661	165,115
Net increase in cash and restricted cash	$292,115	$6,069
Operating Activities
During the year ended December 31, 2021 cash provided by operating activities of $23.7 million consisted primarily of net income of $13.0 million adjusted for net non-cash expense of $8.9 million and increase in net liabilities by $1.8 million.
During the year ended December 31, 2020 cash provided by operating activities of $12.3 million consisted primarily of net loss of $1.9 million adjusted for the net non-cash expense of $15.5 million and off-set by an increase in net liabilities by $1.3 million.
Investing Activities
During the year ended December 31, 2021, net cash used in investing activities was $223.3 million, consisting of $14.6 million of capital expenditures, $201.2 million of payments to acquire businesses, net of cash and restricted cash acquired, and $27.4 million to acquire renewable energy facilities from third parties, net of cash and restricted cash acquired, partially off-set by $19.9 million of proceeds from the disposal of property, plant and equipment.
During the year ended December 31, 2020, net cash used in investing activities was $171.3 million, consisting of $36.7 million of capital expenditures, $110.7 million of consideration paid, net of cash acquired, for the Solar Acquisition, $23.4 million to acquire renewable energy facilities from third parties, net of cash and restricted cash acquired, $0.9 million for customer and site lease acquisitions, and $0.3 million of other cash receipts from investing activities.
Financing Activities
Net cash provided by financing activities was $491.7 million for the year ended December 31, 2021, which consisted primarily of $311.1 million of proceeds from issuance of long-term debt, $637.5 million of proceeds from the Merger, $82.0 million of proceeds from issuance of common stock and Series A preferred stock, and $3.8 million of contributions from noncontrolling interests. Cash provided by financing activities was partially off-set by $160.5 million to repay long-term debt, $2.6 million of debt issuance costs, $1.5 million of debt extinguishment costs, $55.4 million of transaction costs related to the Merger, $290.0 million of repayment of Series A preferred stock, $22.2 million of paid dividends and commitment fees on Series A preferred stock, $5.3 million paid to redeem noncontrolling interests, and $5.0 million of distributions to noncontrolling interests.

Net cash provided by financing activities was $165.1 million for the year ended December 31, 2020, which consisted of $205.8 million of proceeds from issuance of long-term debt, $31.5 million proceeds from issuance of common stock and Series A preferred stock, and $23.9 million of contributions from noncontrolling interests. Net cash provided by financing activities was partially off-set by $55.8 million to repay long-term debt, $22.5 million distribution to common equity stockholder, $13.0 million of paid dividends and commitment fees on Series A preferred stock, $1.6 million of debt issuance costs, $1.5 million paid to redeem noncontrolling interests, $1.3 million of distributions to noncontrolling interests, and $0.5 million of paid contingent consideration.

Critical Accounting Policies and Use of Estimates
Our management’s discussion and analysis of financial condition and results of operations is based on our consolidated annual financial statements, which have been prepared in accordance with GAAP. The preparation of our consolidated financial statements and related disclosures requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, costs and expenses and the disclosure of contingent assets and liabilities in our financial statements. We base our estimates on historical experience, known trends and events and various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We evaluate our estimates and assumptions on an ongoing basis. Our actual results may differ from these estimates under different assumptions or conditions.
While the Company’s significant accounting policies are described in more detail in Note 2 to its consolidated financial statements included elsewhere in this Annual Report on Form 10-K, it believes the following accounting policies and estimates to be most critical to the preparation of its consolidated financial statements.
Business Combinations and Acquisitions of Assets
The Company applies the definition of a business in ASC 805, Business Combinations, to determine whether it is acquiring a business or a group of assets. When the Company acquires a business, the purchase price is allocated to (i) the acquired tangible assets and liabilities assumed, primarily consisting of solar energy facilities and land, (ii) the identified intangible assets and liabilities, primarily consisting of favorable and unfavorable rate PPAs and REC agreements, (iii) asset retirement obligations (iv) non-controlling interests, and (v) other working capital items based in each case on their estimated fair values. The excess of the purchase price, if any, over the estimated fair value of net assets acquired is recorded as goodwill. The fair value measurements of the assets acquired and liabilities assumed were derived utilizing an income approach and based, in part, on significant inputs not observable in the market. These inputs include, but are not limited to, estimates of future power generation, commodity prices, operating costs, and appropriate discount rates. These inputs required significant judgments and estimates at the time of the valuation. In addition, acquisition costs related to business combinations are expensed as incurred.
When an acquired group of assets does not constitute a business, the transaction is accounted for as an asset acquisition. The cost of assets acquired and liabilities assumed in asset acquisitions is allocated based upon relative fair value. The fair value measurements of the solar facilities acquired and asset retirement obligations assumed were derived utilizing an income approach and based, in part, on significant inputs not observable in the market. These inputs include, but are not limited to, estimates of future power generation, commodity prices, operating costs, and appropriate discount rates. These inputs required significant judgments and estimates at the time of the valuation. Transaction costs incurred on an asset acquisition are capitalized as a component of the assets acquired.
Revenue from Power Purchase Agreements
A portion of the Company’s power sales revenues is earned through the sale of energy (based on kilowatt hours) pursuant to terms of PPAs. PPAs that qualify as leases under ASC 840, Leases, or derivatives under ASC 815, Derivatives and Hedging, are not material and the majority of the Company’s PPAs are accounted for under ASC 606, Revenue from Contracts with Customers. The Company’s PPAs typically have fixed or floating rates and are generally invoiced on a monthly basis. The Company typically sells energy and related environmental attributes (e.g., RECs) separately to different customers and considers the delivery of power energy under PPAs to represent a series of distinct goods that is substantially the same and has the same pattern of transfer measured by the output method. The Company applied the practical expedient allowing the Company to recognize revenue in the amount that the Company has a right to invoice which is equal to the volume of energy delivered multiplied by the applicable contract rate. For certain of the Company’s rooftop solar energy facilities, revenue is recognized net of immaterial pass-through lease charges collected on behalf of building owners.
Revenue from Net Metering Credit Agreements
A portion of the Company’s power sales revenues are obtained through the sale of net metering credits under NMCAs. Net metering credits are awarded to the Company by the local utility based on kilowatt hour generation by solar energy facilities, and the amount of each credit is determined by the utility’s applicable tariff. The Company currently receives net metering credits from various utilities including

Eversource Energy, National Grid Plc, and Xcel Energy. There are no direct costs associated with net metering credits, and therefore, they do not receive an allocation of costs upon generation. Once awarded, these credits are then sold to third party offtakers pursuant to the terms of the offtaker agreements. The Company views each net metering credit in these arrangements as a distinct performance obligation satisfied at a point in time. Generally, the customer obtains control of net metering credits at the point in time when the utility assigns the generated credits to the Company, who directs the utility to allocate to the customer based upon a schedule. The transfer of credits by the Company to the customer can be up to one-month after the underlying power is generated. As a result, revenue related to NMCA is recognized upon delivery of net metering credits by the Company to the customer. The Company’s customers apply net metering credits as a reduction to their utility bills.
Solar Renewable Energy Certificate Revenue
The Company applies for and receives SRECs in certain jurisdictions for power generated by solar energy systems it owns. The quantity of SRECs is based on the amount of energy produced by the Company’s qualifying generation facilities. SRECs are sold pursuant to agreements with third parties, who typically require SRECs to comply with state-imposed renewable portfolio standards. Holders of SRECs may benefit from registering the credits in their name to comply with these state-imposed requirements, or from selling SRECs to a party that requires additional SRECs to meet its compliance obligations. The Company receives SRECs from various state regulators including: New Jersey Board of Public Utilities, Massachusetts Department of Energy Resources, and Maryland Public Service Commission. There are no direct costs associated with SRECs, and therefore, they do not receive an allocation of costs upon generation. The majority of individual SREC sales reflect a fixed quantity and fixed price structure over a specified term. The Company typically sells SRECs to different customers from those purchasing the energy under PPAs. The Company believes the sale of each SREC is a distinct performance obligation satisfied at a point in time and that the performance obligation related to each SREC is satisfied when each SREC is delivered to the customer.
Income Taxes
The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rate on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.
The Company records net deferred tax assets to the extent it believes these assets will more likely than not be realized. In evaluating if a valuation allowance is warranted, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax planning strategies and recent financial operations, refer to Note 18 to the Company’s consolidated financial statements included elsewhere in this Annual Report on Form 10-K.
The preparation of consolidated financial statements in accordance with GAAP requires the Company to report information regarding its exposure to various tax positions taken by the Company. The Company is required to determine whether a tax position of the Company is more likely than not to be sustained upon examination by the applicable taxing authority, including the resolution of any related appeals or litigation processes, based on the technical merits of the position. The uncertain tax position to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement, which could result in the Company recording a tax liability that would reduce net assets. The Company reviews and evaluates tax positions and determines whether or not there are uncertain tax positions that require financial statement recognition. Generally, tax authorities can examine all tax returns filed for the last three years.
Management believes that the Company has adequately addressed all relevant tax positions and that there are no unrecorded tax liabilities. As a result, no income tax liability or expense related to uncertain tax positions have been recorded in the accompanying consolidated financial statements.
The Company’s income tax expense, deferred tax assets and liabilities reflect management’s best assessment of estimated future taxes to be paid.
Noncontrolling Interests and Redeemable Noncontrolling Interests in Solar Facility Subsidiaries
Noncontrolling interests and redeemable noncontrolling interests represent third parties’ tax equity interests in the net assets of certain consolidated Solar Facility Subsidiaries, which were created to finance the costs of solar energy facilities under long-term operating agreements. The tax equity interests are generally entitled to receive substantially all the accelerated depreciation tax deductions and investment tax credits arising from Solar Facility Subsidiaries pursuant to their contractual shareholder agreements, together with a portion of these ventures’ distributable cash. The tax equity interests’ claim to tax attributes and distributable cash from Solar Facility Subsidiaries decreases to a small residual interest after a predefined ‘flip point’ occurs, typically the expiration of a time period or upon the tax equity investor’s achievement of a target yield. Because the tax equity interests’ participation in tax attributes and distributable cash from each

Solar Facility Subsidiary is not consistent over time with their initial capital contributions or percentage interest, the Company has determined that the provisions in the contractual arrangements represent substantive profit-sharing arrangements. In order to reflect the substantive profit-sharing arrangements, the Company has determined that the appropriate methodology for attributing income and loss to the noncontrolling interests and redeemable noncontrolling interests each period is a balance sheet approach referred to as the Hypothetical Liquidation at Book Value (“HLBV”) method. Under the HLBV method, the amounts of income and loss attributed to the noncontrolling interests and redeemable noncontrolling interests in the consolidated statements of operations reflect changes in the amounts the third parties would hypothetically receive at each balance sheet date based on the liquidation provisions of the respective operating partnership agreements. HLBV assumes that the proceeds available for distribution are equivalent to the unadjusted, stand-alone net assets of each respective partnership, as determined under GAAP. The third parties’ noncontrolling interest in the results of operations of these subsidiaries is determined as the difference in the noncontrolling interests’ and redeemable noncontrolling interests’ claims under the HLBV method at the start and end of each reporting period, after considering any capital transactions, such as contributions or distributions, between the subsidiaries and third parties. The application of HLBV generally results in the attribution of pre-tax losses to tax equity interests in connection with their receipt of accelerated tax benefits from the Solar Facility Subsidiaries, as the third-party investors’ receipt of these benefits typically reduces their claim on the partnerships’ net assets.
Attributing income and loss to the noncontrolling interests and redeemable noncontrolling interests under the HLBV method requires the use of significant assumptions and estimates to calculate the amounts that third parties would receive upon a hypothetical liquidation. Changes in these assumptions and estimates can have a significant impact on the amount that third parties would receive upon a hypothetical liquidation. The use of the HLBV methodology to allocate income to the noncontrolling and redeemable noncontrolling interest holders may create volatility in the Company’s consolidated statements of operations as the application of HLBV can drive changes in net income available and loss attributable to noncontrolling interests and redeemable noncontrolling interests from quarter to quarter.
The Company classifies certain noncontrolling interests with redemption features that are not solely within the control of the Company outside of permanent equity on its consolidated balance sheets. Estimated redemption value is calculated as the discounted cash flows attributable to the third parties subsequent to the reporting date. Redeemable noncontrolling interests are reported using the greater of their carrying value at each reporting date as determined by the HLBV method or their estimated redemption value in each reporting period. Estimating the redemption value of the redeemable noncontrolling interests requires the use of significant assumptions and estimates. Changes in these assumptions and estimates can have a significant impact on the calculation of the redemption value. See Note 12, “Redeemable Noncontrolling Interest” to the Company’s consolidated financial statements included elsewhere in this Annual Report on 10-K.

Emerging Growth Company Status
In April 2012, the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, was enacted. Section 107 of the JOBS Act provides that an “emerging growth company,” or an EGC, can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. Thus, an EGC can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. Altus has elected to use the extended transition period for new or revised accounting standards during the period in we remain an EGC.
We expect to remain an EGC until the earliest to occur of: (1) the last day of the fiscal year in which we, as applicable, have more than $1.07 billion in annual revenue; (2) the date we qualify as a “large accelerated filer,” with at least $700.0 million of equity securities held by non-affiliates; (3) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period; and (4) the last day of the fiscal year ending after the fifth anniversary of our initial public offering.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our stock held by non-affiliates is greater than or equal to $250 million as of the end of that fiscal year's second fiscal quarter, or (ii) our annual revenues are greater than or equal to $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is greater than or equal to $700 million as of the end of that fiscal year's second fiscal quarter. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Recent Accounting Pronouncements

A description of recently issued accounting pronouncements that may potentially impact our financial position and results of operations is disclosed in Note 2 to our consolidated financial statements appearing elsewhere in this Annual Report on Form 10-K.

Item 7A. Quantitative and Qualitative Disclosures About Market Risk
We are exposed to various market risks in our normal business activities. Market risk is the potential loss that may result from market changes associated with our business or with an existing or forecasted financial or commodity transactions.
Interest Rate Risk
Changes in interest rates create a modest risk because certain borrowings bear interest at floating rates based on LIBOR plus a specified margin. We sometimes manage our interest rate exposure on floating-rate debt by entering into derivative instruments to hedge all or a portion of our interest rate exposure on certain debt facilities. We do not enter into any derivative instruments for trading or speculative purposes. Changes in economic conditions could result in higher interest rates, thereby increasing our interest expense and operating expenses and reducing funds available to capital investments, operations and other purposes. A hypothetical 10% increase in our interest rates on our variable debt facilities would not have a material impact on the value of the Company’s cash, cash equivalents, debt, net loss or cash flows.
Credit Risk
Financial instruments which potentially subject Altus to significant concentrations of credit risk consist principally of cash and restricted cash. Our investment policy requires cash and restricted cash to be placed with high-quality financial institutions and limits the amount of credit risk from any one issuer. We additionally perform ongoing credit evaluations of our customers’ financial condition whenever deemed necessary and generally do not require collateral.

Item 8. Financial Statements and Supplementary Data

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page
Report of Independent Registered Public Accounting Firm (PCAOB: 34)	#SectionPage#
Consolidated Statements of Operations for the years ended December 31, 2021 and 2020	#SectionPage#
Consolidated Balance Sheets at December 31, 2021 and 2020	#SectionPage#
Consolidated Statements of Changes in Stockholders' Equity (Deficit) for the years ended December 31, 2021 and 2020	#SectionPage#
Consolidated Statements of Cash Flows for the years ended December 31, 2021 and 2020	#SectionPage#
Notes to Consolidated Financial Statements	#SectionPage#

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the stockholders and the Board of Directors of Altus Power, Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Altus Power, Inc. and subsidiaries (the "Company") as of December 31, 2021 and 2020, the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows, for each of the two years in the period ended December 31, 2021, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion
These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit of the financial statements included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ Deloitte & Touche LLP Stamford, CT
March 24, 2022

We have served as the Company’s auditor since 2015.

Altus Power, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

	For the Year Ended December 31,
	2021	2020
Operating revenues, net	$71,800	$45,278
Operating expenses
Cost of operations (exclusive of depreciation and amortization shown separately below)	14,029	9,661
General and administrative	16,915	10,143
Depreciation, amortization and accretion expense	20,967	11,932
Acquisition and entity formation costs	1,489	1,015
Gain on fair value remeasurement of contingent consideration	(2,800)	—
Gain on disposal of property, plant and equipment	(12,842)	—
Total operating expenses	$37,758	$32,751
Operating income	34,042	12,527
Other (income) expenses
Change in fair value of redeemable warrant liability	2,332	—
Change in fair value of alignment shares liability	(5,013)	—
Other expense, net	245	258
Interest expense, net	19,933	14,073
Loss on extinguishment of debt	3,245	—
Total other expense	$20,742	$14,331
Income (loss) before income tax expense	$13,300	$(1,804)
Income tax expense	(295)	(83)
Net income (loss)	$13,005	$(1,887)
Net income (loss) attributable to noncontrolling interests and redeemable noncontrolling interests	7,099	(8,680)
Net income attributable to Altus Power, Inc.	$5,906	$6,793
Net income per share attributable to common stockholders
Basic	$0.06	$0.08
Diluted	$0.06	$0.07
Weighted average shares used to compute net income per share attributable to common stockholders
Basic	92,751,839	88,741,089
Diluted	96,603,428	90,858,718

The accompanying notes are an integral part of these consolidated financial statements.

Altus Power, Inc.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	As of December 31,
	2021	2020
Assets
Current assets:
Cash	$325,983	$33,832
Current portion of restricted cash	2,544	3,465
Accounts receivable, net	9,218	5,752
Other current assets	6,659	1,748
Total current assets	344,404	44,797
Restricted cash, noncurrent portion	1,794	909
Property, plant and equipment, net	745,711	519,394
Intangible assets, net	16,702	11,758
Goodwill	601	—
Other assets	4,037	4,702
Total assets	$1,113,249	$581,560
Liabilities, redeemable noncontrolling interests, and stockholders' equity
Current liabilities:
Accounts payable	$3,591	$1,571
Interest payable	4,494	2,665
Purchase price payable	—	2,638
Current portion of long-term debt	21,143	35,209
Other current liabilities	3,663	1,369
Total current liabilities	32,891	43,452
Redeemable warrant liability	49,933	—
Alignment shares liability	127,474	—
Long-term debt, net of unamortized debt issuance costs and current portion	524,837	353,934
Intangible liabilities, net	13,758	4,647
Asset retirement obligations	7,628	4,446
Deferred tax liabilities, net	9,603	11,001
Other long-term liabilities	5,587	6,774
Total liabilities	$771,711	$424,254
Commitments and contingent liabilities (Note 13)
Redeemable noncontrolling interests	15,527	18,311
Stockholders' equity
Common stock $0.0001 par value; 988,591,250 shares authorized as of December 31, 2021 and 2020; 153,648,830 and 89,999,976 shares issued and outstanding as of December 31, 2021 and 2020, respectively	15	9
Preferred stock $0.0001 par value; 10,000,000 shares authorized; zero shares issued and outstanding as of December 31, 2021 and 2020	—	—
Additional paid-in capital	406,259	205,772
Accumulated deficit	(101,356)	(80,802)
Total stockholders' equity	$304,918	$124,979
Noncontrolling interests	21,093	14,016
Total equity	$326,011	$138,995
Total liabilities, redeemable noncontrolling interests, and stockholders' equity	$1,113,249	$581,560

The following table presents the assets and liabilities of the consolidated variable interest entities (Refer to Note 8).

	As of December 31,
(In thousands)	2021	2020
Assets of consolidated VIEs, included in total assets above:
Cash	$7,524	$7,288
Current portion of restricted cash	1,763	3,106
Accounts receivable, net	2,444	2,842
Other current assets	1,400	846
Restricted cash, noncurrent portion	1,122	352
Property, plant and equipment, net	363,991	344,140
Intangible assets, net	6,909	6,477
Other assets	739	358
Total assets of consolidated VIEs	$385,892	$365,409
Liabilities of consolidated VIEs, included in total liabilities above:
Accounts payable	419	876
Current portion of long-term debt, net	2,457	—
Other current liabilities	776	1,118
Long-term debt, net of current portion	34,022	—
Intangible liabilities, net	2,420	1,020
Asset retirement obligations	3,988	3,390
Other long-term liabilities	548	351
Total liabilities of consolidated VIEs	$44,630	$6,755

The accompanying notes are an integral part of these consolidated financial statements.

Altus Power, Inc.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
(In thousands, except share data)

	Class A Common Stock		Additional Paid-in Capital	Retained Earnings (Accumulated Deficit)	Total Stockholders' Equity (Deficit)	Non Controlling Interests	Total Equity (Deficit)
	Shares	Amount
As of 12/31/2019 (as previously reported)	1,029	$1	$163	$(47,339)	$(47,175)	$8,430	$(38,745)
Retroactive application of recapitalization	89,998,947	8	167,433	—	167,441	—	167,441
As of December 31, 2019, effect of reverse acquisition (Note 3)	89,999,976	$9	$167,596	$(47,339)	$120,266	$8,430	$128,696
Issuance of Series A preferred stock	—	—	31,500	—	31,500	—	31,500
Cash contributions from noncontrolling interests	—	—	—	—	—	13,246	13,246
Accretion of Series A preferred stock	—	—	2,166	(2,166)	—	—	—
Stock-based compensation	—	—	82	—	82	—	82
Accrued dividends and commitment fees on Series A preferred stock	—	—	15,590	(15,590)	—	—	—
Payment of dividends and commitment fees on Series A preferred stock	—	—	(12,950)	—	(12,950)	—	(12,950)
Cash distributions to a common equity stockholder	—	—	—	(22,500)	(22,500)	—	(22,500)
Cash distributions to noncontrolling interests	—	—	—	—	—	(896)	(896)
Redemption of noncontrolling interests	—	—	417	—	417	(1,465)	(1,048)
Non-cash redemption of noncontrolling interests	—	—	1,371	—	1,371	(1,389)	(18)
Noncontrolling interests assumed through acquisitions	—	—	—	—	—	5,020	5,020
Net income (loss)	—	—	—	6,793	6,793	(8,930)	(2,137)
As of December 31, 2020	89,999,976	$9	$205,772	$(80,802)	$124,979	$14,016	$138,995
Issuance of Series A preferred stock	—	—	82,000	—	82,000	—	82,000
Cash contributions from noncontrolling interests	—	—	—	—	—	3,846	3,846
Accretion of Series A preferred stock	—	—	8,417	(8,417)	—	—	—
Stock-based compensation	—	—	148	—	148	—	148
Accrued dividends and commitment fees on Series A preferred stock	—	—	18,043	(18,043)	—	—	—
Payment of dividends and commitment fees on Series A preferred stock	—	—	(22,207)	—	(22,207)	—	(22,207)
Issuance of Class A common stock upon the Merger, net of redemptions and equity issuance costs	63,648,854	6	401,709	—	401,715	—	401,715
Redemption of Series A preferred stock	—	—	(290,000)	—	(290,000)	—	(290,000)
Cash distributions to noncontrolling interests	—	—	—	—	—	(3,891)	(3,891)
Redemption of noncontrolling interests	—	—	1,346	—	1,346	(4,613)	(3,267)
Redemption of redeemable noncontrolling interests	—	—	1,031	—	1,031	—	1,031
Noncontrolling interests assumed through acquisitions	—	—	—	—	—	4,315	4,315
Net income (loss)	—	—	—	5,906	5,906	7,420	13,326
As of December 31, 2021	153,648,830	$15	$406,259	$(101,356)	$304,918	$21,093	$326,011

The accompanying notes are an integral part of the consolidated financial statements.

Altus Power, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year ended December 31,
	2021	2020
Cash flows from operating activities
Net income (loss)	$13,005	$(1,887)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation, amortization and accretion	20,967	11,932
Unrealized (gain) loss on interest rate swaps	(324)	82
Deferred tax expense	219	60
Amortization of debt discount and financing costs	2,873	2,538
Loss on extinguishment of debt	3,245	—
Change in fair value of redeemable warrant liability	2,332	—
Change in fair value of alignment shares liability	(5,013)	—
Remeasurement of contingent consideration	(2,800)	—
Gain on disposal of property, plant and equipment	(12,842)	—
Stock-based compensation	148	82
Other	104	780
Changes in assets and liabilities, excluding the effect of acquisitions
Accounts receivable	162	(1,287)
Due from related parties	—	3
Other assets	(4,647)	495
Accounts payable	2,001	(1,477)
Interest payable	1,909	1,769
Other liabilities	2,365	(794)
Net cash provided by operating activities	23,704	12,296
Cash flows from investing activities
Capital expenditures	(14,585)	(36,677)
Payments to acquire businesses, net of cash and restricted cash acquired	(201,175)	(110,691)
Payments to acquire renewable energy facilities from third parties, net of cash and restricted cash acquired	(27,364)	(23,381)
Proceeds from disposal of property, plant and equipment	19,910	—
Payments for customer and site lease acquisitions	—	(893)
Other	(36)	300
Net cash used for investing activities	(223,250)	(171,342)
Cash flows from financing activities
Proceeds from issuance of long-term debt	311,053	205,808
Repayments of long-term debt	(160,487)	(55,754)
Payment of debt issuance costs	(2,628)	(1,584)
Payment of debt extinguishment costs	(1,477)	—
Distributions to common equity stockholder	—	(22,500)
Proceeds from the Merger and PIPE financing	637,458	—
Payment of transaction costs related to the Merger	(55,442)	—
Proceeds from issuance of common stock and Series A preferred stock	82,000	31,500
Repayment of Series A preferred stock	(290,000)	—
Payment of dividends and commitment fees on Series A preferred stock	(22,207)	(12,950)
Payment of contingent consideration	(153)	(501)
Contributions from noncontrolling interests	3,846	23,927
Redemption of noncontrolling interests	(5,324)	(1,524)
Distributions to noncontrolling interests	(4,978)	(1,307)
Net cash provided by financing activities	491,661	165,115
Net increase in cash and restricted cash	292,115	6,069
Cash and restricted cash, beginning of year	38,206	32,137
Cash and restricted cash, end of year	$330,321	$38,206

	Year ended December 31,
	2021	2020
Supplemental cash flow disclosure
Cash paid for interest, net of amounts capitalized	$15,015	$9,736
Cash paid for taxes	103	38
Non-cash investing and financing activities
Asset retirement obligations	$3,024	$3,763
Debt assumed through acquisitions	5,920	16,020
Initial recording of noncontrolling interest	4,569	9,400
Contribution of noncontrolling interest by common equity stockholder	—	1,389
Acquisitions of property and equipment included in other current liabilities	234	635
Acquisition of business, contingent consideration obligations at fair value	—	5,100
Accrued dividends and commitment fees on Series A preferred stock	—	4,163

The accompanying notes are an integral part of the consolidated financial statements.

1.General
Company Overview
Altus Power, Inc., a Delaware corporation (the “Company” or "Altus"), headquartered in Stamford, Connecticut, develops, owns, constructs and operates small-scale utility, commercial, industrial, public sector and community photovoltaic solar energy generation and storage facilities for the purpose of producing and selling electricity to credit worthy counterparties under long-term contracts. The Solar energy facilities are owned by the Company in project specific limited liability companies (the “Solar Facility Subsidiaries”).
On December 9, 2021 (the "Closing Date"), CBRE Acquisition Holdings, Inc. ("CBAH"), a special purpose acquisition company, consummated the business combination pursuant to the terms of the business combination agreement entered into on July 12, 2021 (the "Business Combination Agreement"), whereby, among other things, CBAH Merger Sub I, Inc. ("First Merger Sub") merged with and into Altus Power, Inc. (f/k/a Altus Power America, Inc.) ("Legacy Altus") with Legacy Altus continuing as the surviving corporation, and immediately thereafter Legacy Altus merged with and into CBAH Merger Sub II, Inc. ("Second Merger Sub") with Second Merger Sub continuing as the surviving entity and as a wholly owned subsidiary of CBAH (together with the merger with the First Merger sub, the “Merger”). In connection with the closing of the Merger, CBAH changed its name to "Altus Power, Inc."
COVID-19
The spike of a novel strain coronavirus (“COVID-19”) in the first quarter of 2020 caused significant volatility in the U.S. markets that remain ongoing. There is significant uncertainty around the breadth and duration of business disruptions and restrictions related to COVID-19, as well as its impact on the U.S. economy. To date, there has not been a material impact on the Company’s business operations and financial performance. The extent of the impact of COVID-19 on the Company’s operational and financial performance will depend in part, on the length and severity of these restrictions and on the Company’s ability to conduct business in the ordinary course.

2.Significant Accounting Policies
Basis of Presentation and Principles of Consolidation
The Company prepares its consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the regulations of the U.S Securities and Exchange Commission ("SEC"). The Company’s consolidated financial statements include the results of wholly-owned and partially-owned subsidiaries in which the Company has a controlling interest with all intercompany balances and transactions eliminated in consolidation.
Legacy Altus was deemed the accounting acquirer in the Merger based on an analysis of the criteria outlined in Accounting Standards Codification ("ASC") 805. This determination was primarily based on evaluation of the following facts and circumstances:
a.Stockholders of Legacy Altus have over 50% of the voting interest in the post-merger company;
b.the board of directors of the post-combination company comprises one director designated by the holders of the Class B common stock, par value $0.0001 per share (the "Class B common stock" or the "Alignment shares") (including the Sponsor), one director designated by Blackstone (an existing stockholder of Altus), one director designated by ValueAct Capital Management, L.P. and five additional directors determined by the existing Altus stockholders;
c.Management of Legacy Altus holds all executive management roles (including the Chief Executive Officers and Chief Financial Officer, among others) of the post-combination company and is responsible for the day-to-day operations;
d.the largest individual minority stockholder of the post-combination company was an existing stockholder of Altus;
e.Altus has significantly more revenue-generating activities than CBAH, which comprises all of the activities conducted by the post-combination company; and
f.the objective of the Merger was to create an operating public company, with management continuing to use Altus’s platform and assets to grow the business under the name of Altus Power, Inc.
Accordingly, for accounting purposes, the Merger was treated as the equivalent of Legacy Altus issuing stock for the net assets of CBAH, accompanied by a recapitalization. The net assets of CBAH are stated at historical cost, with no goodwill or other intangible assets recorded.
While CBAH was the legal acquirer in the Merger, because Legacy Altus was deemed the accounting acquirer, the historical financial statements of Legacy Altus became the historical financial statements of the combined company, upon the consummation of the Merger. As a result, the financial statements of Altus Power, Inc. reflect (i) the historical operating results of Legacy Altus prior to the Merger; (ii) the combined results of the Company and Legacy Altus following the closing of the Merger; (iii) the assets and liabilities of Legacy Altus at their historical cost; and (iv) the Company’s equity structure for all periods presented.
In accordance with guidance applicable to these circumstances, the equity structure has been restated in all comparative periods up to the Closing Date, to reflect the number of shares of the Company's common stock, $0.0001 par value per share issued to Legacy Altus's stockholders in connection with the recapitalization transaction. As such, the shares and corresponding capital amounts and earnings per share related to Legacy Altus common stock and Series A preferred stock prior to the Merger have been retroactively restated as shares reflecting the exchange ratio (the "Exchange Ratio") established in the Business Combination Agreement.
Use of Estimates
The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ materially from those estimates.
In recording transactions and balances resulting from business operations, the Company uses estimates based on the best information available. Estimates are used for such items as the fair value of net assets acquired in connection with accounting for business combinations, the useful lives of the solar energy facilities, and inputs and assumptions used in the valuation of asset retirement obligations (“AROs”), contingent considerations, and alignment shares.
Variable Interest Entities
The Company consolidates all variable interest entities ("VIEs") in which it holds a variable interest and is deemed to be the primary beneficiary of the variable interest entity. Generally, a variable interest entity, or VIE, is an entity with at least one of the following conditions: (a) the total equity investment at risk is insufficient to allow the entity to finance its activities without additional subordinated financial support, or (b) the holders of the equity investment at risk, as a group, lack the characteristics of having a controlling financial interest. The primary beneficiary of a VIE is an entity that has a variable interest or a combination of variable interests that provide that entity with a controlling financial interest in the VIE. An entity is deemed to have a controlling financial interest in a VIE if it has both of the following characteristics: (a) the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance, and (b) the obligation to absorb losses of the VIE that could potentially be significant to the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE. The Company evaluates whether an entity is a VIE whenever reconsideration events as defined by the accounting guidance occur. See Note 8.
Segment Information
Operating segments are defined as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision makers are the co-chief executive officers. Based on the financial information presented to and reviewed by the chief operating decision makers in deciding how to allocate the resources and in assessing the performance of the Company, the Company has determined it operates as a single operating segment and has one reportable segment. The Company’s principal operations, revenue and decision-making functions are located in the United States.
Cash and Restricted Cash
Cash includes all cash balances on deposit with financial institutions that are denominated in U.S. dollars. Pursuant to the budgeting process, the Company maintains certain cash on hand for possible equipment replacement related costs.
The Company records cash that is restricted as to withdrawal or use under the terms of certain contractual agreements as restricted cash. Restricted cash is included in current portion of restricted cash and restricted cash, noncurrent portion on the consolidated balance sheets and includes cash held with financial institutions for cash collateralized letters of credit pursuant to various financing and construction agreements.
The following table provides a reconciliation of cash and restricted cash reported within the consolidated balance sheets. Cash and restricted cash consist of the following:

	As of December 31,
	2021	2020
Cash	$325,983	$33,832
Current portion of restricted cash	2,544	3,465
Restricted cash, noncurrent portion	1,794	909
Total	$330,321	$38,206

Accounts Receivable
Management considers the carrying value of accounts receivable to be fully collectible. If amounts become uncollectible, they are charged to operations in the period in which that determination is made. U.S. GAAP requires that the allowance method be used to recognize bad debts. As of December 31, 2021, the Company determined that the allowance for uncollectible accounts receivable was $0.4 million. As of December 31, 2020, the allowance for uncollectible accounts receivable was not significant.
Concentration of Credit Risk
The Company maintains its cash in bank deposit accounts which, at times, may exceed Federal Deposit Insurance Corporation insurance limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash balances.
The Company had two customers that individually accounted for 16.0% and 11.7% of total accounts receivable as of December 31, 2021 and 3.4% and 11.7% of revenues for the year then ended, respectively. The Company had one customer that individually accounted for 12.4% of total accounts receivable as of December 31, 2020 and 10.4% of total revenue for the year then ended.
Economic Concentrations
The Company and its subsidiaries own and operate solar generating facilities installed on buildings and land located across the United States. Future operations could be affected by changes in the economy, other conditions in those geographic areas or by changes in the demand for renewable energy.
Fair Value Measurements
The Company measures certain assets and liabilities at fair value, which is defined as the price that would be received from the sale of an asset or paid to transfer a liability (i.e., an exit price) on the measurement date in an orderly transaction between market participants in the principal or most advantageous market for the asset or liability. Our fair value measurements use the following hierarchy, which prioritizes valuation inputs based on the extent to which the inputs are observable in the market.
•Level 1 - Valuation techniques in which all significant inputs are unadjusted quoted prices from active markets for assets or liabilities that are identical to the assets or liabilities being measured.
•Level 2 - Valuation techniques in which significant inputs include quoted prices from active markets for assets or liabilities that are similar to the assets or liabilities being measured and/or quoted prices for assets or liabilities that are identical or similar to the assets or liabilities being measured from markets that are not active. Also, model-derived valuations in which all significant inputs are observable in active markets are Level 2 valuation techniques.
•Level 3 - Valuation techniques in which one or more significant inputs are unobservable. Such inputs reflect our estimate of assumptions that market participants would use to price an asset or liability.

The Company holds various financial instruments that are not required to be recorded at fair value. For cash, restricted cash, accounts receivable, accounts payable, and short-term debt the carrying amounts approximate fair value due to the short maturity of these instruments.
Long-term debt
The estimated fair value of the long-term debt, including current portion, as of December 31, 2021 and 2020 was $562.1 million and $400.9 million, respectively, using a discounted cash flow analysis of both outstanding principal and future interest payments until such time the Company has the ability to repay the loan. The long-term debt is considered a Level 2 financial liability under the fair value hierarchy.
Contingent consideration
In connection with the Solar Acquisition (as defined below) on December 22, 2020, contingent consideration of up to an aggregate of $10.5 million may be payable upon achieving certain market power rates and actual power volumes generated by the acquired solar energy facilities. The Company estimated the fair value of the contingent consideration for future earnout payments using a Monte Carlo simulation model. Significant assumptions used in the measurement include the estimated volumes of power generation of acquired solar energy facilities during the 18-36-month period since the acquisition date, market power rates during the 36-month period, and the risk-adjusted discount rate associated with the business. As the inputs are not observable, the overall fair value measurement of the contingent consideration is classified as Level 3. The liability related to the contingent consideration is included in Other long-term liabilities in the consolidated balance sheets at the estimated fair value of $2.3 million as of December 31, 2021 and $5.1 million as of December 31, 2020. Gain on fair value remeasurement of contingent consideration of $2.8 million was recorded within operating income in the consolidated statements of operations for the year ended December 31, 2021. The gain was recorded due to changes in the actual versus estimated volumes of power generation of acquired solar energy facilities and market power rates. No gain or loss on fair value remeasurement of contingent consideration was recorded for the year ended December 31, 2020.
Redeemable warrants and Alignment shares
CBAH sold 10,062,500 warrants as part of the SAILSM securities in the CBAH initial public offering (which traded separately on the NYSE under the symbol “CBAH WS” prior to the Merger, and following the Merger trade under the symbol “AMPS WS”) (such warrants, the "Redeemable warrants"). The Redeemable warrants will be exercisable for an aggregate of 10,062,500 shares of the Company's Class A common stock, par value $0.0001 per share (the "Class A common stock"), at a purchase price of $11.00 per share. CBAH also issued 7,366,667 warrants to CBRE Acquisition Sponsor, LLC (the “Sponsor”) in a private placement simultaneously with the closing of the CBAH IPO and 2,000,000 warrants to the Sponsor in full settlement of a second amended and restated promissory note with the Sponsor (such warrants, the "Private Placement Warrants"). The Private Placement Warrants will be exercisable for an aggregate of 9,366,667 shares of CBAH Class A common stock at a purchase price of $11.00 per share.
Redeemable warrants, including Private Placement Warrants, are not considered to be “indexed to the Company’s own stock.” This provision precludes the Company from classifying the Redeemable warrants, including Private Placement Warrants, in stockholders’ equity. As the Redeemable warrants, including Private Placement Warrants, meet the definition of a derivative, the Company recorded these warrants as liabilities on the consolidated balance sheet at fair value, with subsequent changes in their respective fair values recognized in the consolidated statements of operations at each reporting date.
As the Redeemable warrants (other than our Private Placement Warrants) continue to trade separately on the NYSE following the Merger, the Company determines the fair value of the Redeemable warrants based on the quoted trading price of those warrants. As the inputs are observable and reflect quoted trading price, the overall fair value measurement of the Redeemable warrants, excluding Private Placement Warrants, is classified as Level 1. The Private Placement Warrants have the same redemption and make-whole provisions as the Redeemable warrants. Therefore, the fair value of the Private Placement Warrants is equal to the Redeemable warrants. Private Placement Warrants are considered Level 2 as they are measured at fair value using observable inputs for similar assets in an active market.
The Company has 1,408,750 Alignment shares outstanding, all of which are held by the Sponsor, certain former officers of CBAH (such officers, together with the Sponsor, the “Sponsor Parties”) and former CBAH directors. The Alignment shares will automatically convert into shares of Class A common stock based upon the Total Return (as defined in Exhibit 4.4 to this Form) on the Class A common stock as of the relevant measurement date over each of the seven fiscal years following the Merger.
Upon the consummation of the Merger, Alignment shares have no continuing service requirement and do not create an unconditional obligation requiring the Company to redeem the instruments by transferring assets. In addition, the shares convert to a variable number of Class A common stock depending on the trading price of the Class A common stock and dividends paid/payable to the holders of Class A common stock. Therefore, the shares do not represent an obligation or a conditional obligation to issue a variable number of shares with a monetary value based on any of the criteria in ASC 480, Distinguishing Liabilities From Equity. The Company determined that the Alignment shares meet the definition of a derivative because they contain (i) an underlying (Class A common stock price), (ii) a notional amount (a fixed number of Class B common stock), (iii) no or minimal initial net investment (the Sponsor paid a de minimis amount which is less than the estimated fair value of the shares), and (iv) net settleable through a conversion of the Alignment shares into Class A shares. As such, the Company concluded that the Alignment shares meet the definition of a derivative, which will be presented at fair value each reporting period, with changes in fair value recorded through earnings.
The Company estimates the fair value of outstanding Alignment shares using a Monte Carlo simulation valuation model utilizing a distribution of potential outcomes based on a set of underlying assumptions such as stock price, volatility, and risk-free interest rate. As volatility of 70% and risk-free interest rate of 1.4% are not observable inputs, the overall fair value measurement of Alignment shares is classified as Level 3. Unobservable inputs can be volatile and a change in those inputs might result in a significantly higher or lower fair value measurement of Alignment shares.
Upon the Merger, the Company assumed $47.6 million of redeemable warrant liability which was remeasured as of December 31, 2021 to $49.9 million and included in the consolidated balance sheet. Loss on fair value remeasurement of redeemable warrant liability of $2.3 million was recorded on the consolidated statements of operations for the year ended December 31, 2021.
Upon the Merger, the Company assumed $132.5 million of Alignment shares liability which was remeasured as of December 31, 2021 to $127.5 million and included in the consolidated balance sheet. Gain on fair value remeasurement of Alignment shares liability of $5.0 million was recorded on the consolidated statements of operations for the year ended December 31, 2021.
Property, Plant and Equipment

The Company reports property, plant and equipment at cost, less accumulated depreciation. Costs include all costs incurred during the construction and development of the solar energy facilities, including land, development costs and site work. Repairs and maintenance are expensed as incurred. The Company begins depreciating the property, plant and equipment when the assets are placed in service. Depreciation expense is computed using the straight- line composite method over the estimated useful lives of assets. Leasehold improvements are depreciated over the shorter of the estimated useful lives or the remaining term of the lease. The estimated useful life of an asset is reassessed whenever applicable facts and circumstances indicate a change in the estimated useful life of such asset has occurred.
Business Combinations and Acquisitions of Assets
The Company applies the definition of a business in ASC 805, Business Combinations, to determine whether it is acquiring a business or a group of assets. When the Company acquires a business, the purchase price is allocated to (i) the acquired tangible assets and liabilities assumed, primarily consisting of solar energy facilities and land, (ii) the identified intangible assets and liabilities, primarily consisting of favorable and unfavorable rate power purchase agreements ("PPAs") and renewable energy credit ("REC") agreements, (iii) asset retirement obligations (iv) non-controlling interests, and (v) other working capital items based in each case on their estimated fair values. The excess of the purchase price, if any, over the estimated fair value of net assets acquired is recorded as goodwill. The fair value measurements of the assets acquired and liabilities assumed were derived utilizing an income approach and based, in part, on significant inputs not observable in the market. These inputs include, but are not limited to, estimates of future power generation, commodity prices, operating costs, and appropriate discount rates. These inputs required significant judgments and estimates at the time of the valuation. In addition, acquisition costs related to business combinations are expensed as incurred.
When an acquired group of assets does not constitute a business, the transaction is accounted for as an asset acquisition. The cost of assets acquired and liabilities assumed in asset acquisitions is allocated based upon relative fair value. The fair value measurements of the solar facilities acquired and asset retirement obligations assumed were derived utilizing an income approach and based, in part, on significant inputs not observable in the market. These inputs include, but are not limited to, estimates of future power generation, commodity prices, operating costs, and appropriate discount rates. These inputs required significant judgments and estimates at the time of the valuation. Transaction costs incurred on an asset acquisition are capitalized as a component of the assets acquired.
Intangible Assets, Intangible Liabilities and Amortization
Intangible assets and intangible liabilities include favorable and unfavorable rate PPAs, net metering credit agreements (“NMCAs”), and REC agreements as well as site lease issuance costs, and fees paid to third parties for acquiring customers. PPAs, NMCAs and REC agreements obtained through acquisitions are recorded at the estimated fair value as of the acquisition date and the difference between the contract price and current market price is recorded as an intangible asset or liability.
Amortization of intangible assets and liabilities is recorded within depreciation, amortization and accretion in the consolidated statements of operations. Third party costs necessary to enter into site lease agreements are amortized using the straight-line method ratably over 15-30 years based upon the term of the individual site leases. Third party costs necessary to acquire PPAs and NMCA customers are amortized using the straight-line method ratably over 15-25 years based upon the term of the customer contract. Estimated fair value allocated to the favorable and unfavorable rate PPAs and REC agreements are amortized using the straight-line method over the remaining non-cancelable terms of the respective agreements. The straight-line method of amortization is used because it best reflects the pattern in which the economic benefits of the intangibles are consumed or otherwise used up. The amounts and useful lives assigned to intangible assets acquired and liabilities assumed impact the amount and timing of future amortization. See Note 6 - Intangible Assets and Intangible Liabilities.
Impairment of Long-Lived Assets
The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. These events and changes in circumstances may include a significant decrease in the market price of a long-lived asset; a significant adverse change in the extent or manner in which a long-lived asset is being used or in its physical condition; a significant adverse change in the business climate that could affect the value of a long-lived asset; an accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of a long-lived asset; a current-period operating or cash flow loss combined with a history of such losses or a projection of future losses associated with the use of a long-lived asset; or a current expectation that, more likely than not, a long-lived asset will be sold or otherwise disposed of significantly before the end of its previously estimated useful life. For purposes of recognition and measurement of an impairment loss, long-lived assets are grouped with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities.
When impairment indicators are present, recoverability is measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flow expected to be generated and any estimated proceeds from the eventual disposition. If the long-lived assets are considered to be impaired, the impairment to be recognized is measured at the amount by which the carrying amount of the asset exceeds the fair market value as determined from an appraisal, discounted cash flows analysis, or other valuation technique. For the years ended

December 31, 2021 and 2020, there were no events or changes to circumstances that may indicate the carrying value of long-lived asset would not be recoverable, therefore, there was no impairment loss recognized for the years ended December 31, 2021 and 2020.
Site Lease Agreements
Certain Solar Facility Subsidiaries have entered into site lease agreements with third parties. Pursuant to the terms of certain of these lease agreements, the subsidiaries agreed to pay the third parties a fee escalating annually per the terms of the agreements. U.S. GAAP requires that lease expense be recorded on a straight-line basis over the term of the lease. As of December 31, 2021 and 2020, $2.1 million and $1.2 million, respectively, have been recorded as other long-term liabilities on the consolidated balance sheets relating to the difference between actual lease payments and straight-line lease expense.
Deferred Financing Costs
Deferred financing costs are capitalized and amortized to interest expense, net over the term of the related debt using the effective interest method for term loans or the straight-line method for revolving credit facilities. The unamortized balance of deferred financing costs is recorded in current portion of long- term debt and long-term debt, net of current (see Note 9) for term loans or in other current assets and other assets for revolving credit facilities and debt and equity transactions not yet completed, in the consolidated balance sheets.
Asset Retirement Obligations
Asset retirement obligations ("AROs") are retirement obligations associated with long-lived assets for which a legal obligation exists under enacted laws, statutes, and written or oral contracts, including obligations arising under the doctrine of promissory estoppel, and for which the timing and/or method of settlement may be conditional on a future event. The Company recognizes the fair value of a liability for an ARO in the period in which it is incurred and when a reasonable estimate of fair value can be made.
Upon initial recognition of a liability for an ARO, the asset retirement cost is capitalized by increasing the carrying amount of the related long-lived asset by the same amount. Over time, the liability is accreted to its future value, while the capitalized cost is depreciated over the useful life of the related asset. The Company’s AROs are primarily related to the future dismantlement of equipment on leased property. The Company records AROs as part of other non-current liabilities on its balance sheet. See Note 16.
Revenue Recognition
The Company derives its operating revenues principally from power purchase agreements, net metering credit agreements, solar renewable energy credits (“SRECs”), and performance based incentives.
Revenue under power purchase agreements
A portion of the Company’s power sales revenues is earned through the sale of energy (based on kilowatt hours) pursuant to terms of PPAs. PPAs that do not qualify as leases under ASC 840, Leases, or derivatives under ASC 815, Derivatives and Hedging are accounted for under ASC 606, Revenue from Contracts with Customers, or Topic 606. A portion of PPAs that qualify as derivatives is not material. The Company’s PPAs typically have fixed or floating rates and are generally invoiced on a monthly basis and as of December 31, 2021 have a weighted-average remaining life of 15 years. The Company typically sells energy and related environmental attributes (e.g., RECs) separately to different customers and considers the delivery of power energy under PPAs to represent a series of distinct goods that is substantially the same and has the same pattern of transfer measured by the output method. The Company applied the practical expedient allowing the Company to recognize revenue in the amount that the Company has a right to invoice which is equal to the volume of energy delivered multiplied by the applicable contract rate. There was no change in the Company’s revenue recognition policy for PPAs as a result of adopting Topic 606. For certain of the Company’s rooftop solar energy facilities revenue is recognized net of immaterial pass-through lease charges collected on behalf of building owners.
Revenue from net metering credit agreements
A portion of the Company’s power sales revenues are obtained through the sale of net metering credits under NMCAs which have a weighted-average remaining life of 18 years as of December 31, 2021. Net metering credits are awarded to the Company by the local utility based on kilowatt hour generation by solar energy facilities, and the amount of each credit is determined by the utility’s applicable tariff. The Company currently receives net metering credits from various utilities including Eversource Energy, National Grid Plc, and Xcel Energy. There are no direct costs associated with net metering credits, and therefore, they do not receive an allocation of costs upon generation. Once awarded, these credits are then sold to third party offtakers pursuant to the terms of the offtaker agreements. The Company views each net metering credit in these arrangements as a distinct performance obligation satisfied at a point in time. Generally, the customer obtains control of net metering credits at the point in time when the utility assigns the generated credits to the Company, who directs the utility to allocate to the customer based upon a schedule. The transfer of credits by the Company to the customer can be up to one month after the underlying power is generated. As a result, revenue related to NMCA is recognized upon delivery of net metering credits by the Company to the customer. The Company’s customers apply net metering credits as a reduction to their utility bills. There was no change in the revenue recognition policy for net metering credits as a result of adopting Topic 606.
Solar Renewable Energy certificate revenue
The Company applies for and receives SRECs in certain jurisdictions for power generated by solar energy systems it owns. The quantity of SRECs is based on the amount of energy produced by the Company’s qualifying generation facilities. SRECs are sold pursuant to agreements with third parties, who typically require SRECs to comply with state-imposed renewable portfolio standards. Holders of SRECs may benefit from registering the credits in their name to comply with these state-imposed requirements, or from selling SRECs to a party that requires additional SRECs to meet its compliance obligations. The Company receives SRECs from various state regulators including: New Jersey Board of Public Utilities, Massachusetts Department of Energy Resources, and Maryland Public Service Commission. There are no direct costs associated with SRECs, and therefore, they do not receive an allocation of costs upon generation. Generally, individual SREC sales reflect a fixed quantity and fixed price structure over a specified term. The contracts related to SREC sales with a fixed price and quantity have maturity dates ranging from 2022 to 2031. The Company typically sells SRECs to different customers from those purchasing the energy under PPAs. The Company believes the sale of each SREC is a distinct performance obligation satisfied at a point in time and that the performance obligation related to each SREC is satisfied when each SREC is delivered to the customer.
Rental income

A portion of the Company’s energy revenue is derived from long-term PPAs accounted for as operating leases under ASC 840, Leases. Rental income under these lease agreements is recorded as revenue when the electricity is delivered to the customer.

Performance based incentives
Many state governments, utilities, municipal utilities and co-operative utilities offer a rebate or other cash incentive for the installation and operation of a renewable energy facility. Up-front rebates provide funds based on the cost, size or expected production of a renewable energy facility. Performance-based incentives provide cash payments to a system owner based on the energy generated by their renewable energy facility during a pre-determined period, and they are paid over that time period. The Company recognizes revenue from state and utility incentives at the point in time in which they are earned.
Other revenue
Other revenue of $1.0 million for the year ended December 31, 2021, and $0.2 million for the year ended December 31, 2020, consists primarily of sales of power on wholesale electricity market which are recognized in revenue upon delivery.
Cost of Operations (Exclusive of Depreciation and Amortization)
Cost of operations primarily consists of operations and maintenance expense, site lease expense, insurance premiums, property taxes and other miscellaneous costs associated with the operations of solar energy facilities. Costs are charged to expense as incurred.
Stock-based Compensation
Stock-based compensation expense for equity instruments issued to employees is measured based on the grant-date fair value of the awards. The fair value of each restricted stock unit is determined based on the valuation of the Company’s stock on the date of grant. The fair value of each time-based employee stock option is estimated on the date of grant using the Black-Scholes-Merton stock option pricing valuation model. The Company recognizes compensation costs using the straight-line method for all time-based equity compensation awards over the requisite service period of the awards, which is generally the awards’ vesting period. The Company accounts for forfeitures of awards in the period they occur. The Company does not have any performance-based equity compensation awards.
Use of the Black-Scholes-Merton option-pricing model requires the input of highly subjective assumptions, including (1) the expected term of the option, (2) the expected volatility of the price of the Company’s common stock, (3) risk-free interest rates and (4) the expected dividend yield of our common stock. The assumptions used in the option-pricing model represent management’s best estimates. These estimates involve inherent uncertainties and the application of management’s judgment. If factors change and different assumptions are used, the Company’s stock-based compensation expense could be materially different in the future.
Income Taxes
The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rate on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

The Company records net deferred tax assets to the extent it believes these assets will more likely than not be realized. In evaluating if a valuation allowance is warranted, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax planning strategies and recent financial operations, refer to Note 18 for further details.
The preparation of consolidated financial statements in accordance with U.S. GAAP requires the Company to report information regarding its exposure to various tax positions taken by the Company. The Company is required to determine whether a tax position of the Company is more likely than not to be sustained upon examination by the applicable taxing authority, including the resolution of any related appeals or litigation processes, based on the technical merits of the position. The uncertain tax position to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement, which could result in the Company recording a tax liability that would reduce net assets. The Company reviews and evaluates tax positions and determines whether or not there are uncertain tax positions that require financial statement recognition. Generally, tax authorities can examine all tax returns filed for the last three years.
Management believes that the Company has adequately addressed all relevant tax positions and that there are no unrecorded tax liabilities. As a result, no income tax liability or expense related to uncertain tax positions have been recorded in the accompanying consolidated financial statements.
The Company’s income tax expense, deferred tax assets and liabilities reflect management’s best assessment of estimated future taxes to be paid.
Basic and Diluted Net Income Per Share
Basic net income per share attributable to common stockholder is calculated by dividing the net income attributable to the common stockholder by the weighted- average number of shares of common stock outstanding for the period.
The diluted net income per share attributable to common stockholder is computed by giving effect to all potential common stock equivalents outstanding for the period determined using the treasury stock method or the if-converted method, as applicable. During periods in which the Company incurs a net loss attributable to common stockholder, stock options are considered to be common stock equivalents but are excluded from the calculation of diluted net loss per share attributable to common stockholder as the effect is antidilutive. See Note 15 – Earnings per Share.
Noncontrolling Interests and Redeemable Noncontrolling Interests in Solar Facility Subsidiaries
Noncontrolling interests and redeemable noncontrolling interests represent third parties’ tax equity interests in the net assets of certain consolidated Solar Facility Subsidiaries, which were created to finance the costs of solar energy facilities under long-term operating agreements. The tax equity interests are generally entitled to receive substantially all the accelerated depreciation tax deductions and investment tax credits arising from Solar Facility Subsidiaries pursuant to their contractual shareholder agreements, together with a portion of these ventures’ distributable cash. The tax equity interests’ claim to tax attributes and distributable cash from Solar Facility Subsidiaries decreases to a small residual interest after a predefined ‘flip point’ occurs, typically the expiration of a time period or upon the tax equity investor’s achievement of a target yield. Because the tax equity interests’ participation in tax attributes and distributable cash from each Solar Facility Subsidiary is not consistent over time with their initial capital contributions or percentage interest, the Company has determined that the provisions in the contractual arrangements represent substantive profit-sharing arrangements. In order to reflect the substantive profit-sharing arrangements, the Company has determined that the appropriate methodology for attributing income and loss to the noncontrolling interests and redeemable noncontrolling interests each period is a balance sheet approach referred to as the Hypothetical Liquidation at Book Value (“HLBV”) method. Under the HLBV method, the amounts of income and loss attributed to the noncontrolling interests and redeemable noncontrolling interests in the consolidated statements of operations reflect changes in the amounts the third parties would hypothetically receive at each balance sheet date based on the liquidation provisions of the respective operating partnership agreements. HLBV assumes that the proceeds available for distribution are equivalent to the unadjusted, stand-alone net assets of each respective partnership, as determined under U.S. GAAP. The third parties’ noncontrolling interest in the results of operations of these subsidiaries is determined as the difference in the noncontrolling interests’ and redeemable noncontrolling interests’ claims under the HLBV method at the start and end of each reporting period, after considering any capital transactions, such as contributions or distributions, between the subsidiaries and third parties. The application of HLBV generally results in the attribution of pre-tax losses to tax equity interests in connection with their receipt of accelerated tax benefits from the Solar Facility Subsidiaries, as the third-party investors’ receipt of these benefits typically reduces their claim on the partnerships’ net assets.
Attributing income and loss to the noncontrolling interests and redeemable noncontrolling interests under the HLBV method requires the use of significant assumptions and estimates to calculate the amounts that third parties would receive upon a hypothetical liquidation. Changes in these assumptions and estimates can have a significant impact on the amount that third parties would receive upon a hypothetical liquidation. The use of the HLBV methodology to allocate income to the noncontrolling and redeemable noncontrolling interest holders may create volatility in the Company’s consolidated statements of operations as the application of HLBV can drive changes in net income available and loss attributable to noncontrolling interests and redeemable noncontrolling interests from quarter to quarter.
The Company classifies certain noncontrolling interests with redemption features that are not solely within the control of the Company outside of permanent equity on its consolidated balance sheets. Estimated redemption value is calculated as the discounted cash flows attributable to the third parties subsequent to the reporting date. Redeemable noncontrolling interests are reported using the greater of their carrying value at each reporting date as determined by the HLBV method or their estimated redemption value in each reporting period. Estimating the redemption value of the redeemable noncontrolling interests requires the use of significant assumptions and estimates. Changes in these assumptions and estimates can have a significant impact on the calculation of the redemption value. See Note 12 - Redeemable Noncontrolling Interest.
Accounting Pronouncements
As a public company, the Company is provided the option to adopt new or revised accounting guidance as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) either (1) within the same periods as those otherwise applicable to public business entities, or (2) within the same time periods as non-public business entities, including early adoption when permissible. The Company expects to elect to adopt new or revised accounting guidance within the same time period as non-public business entities, as indicated below.
Recent Accounting Pronouncements Adopted
In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement. This ASU removes some disclosure requirements, modifies others, and adds some new disclosure requirements. The guidance was effective January 1, 2020, with early adoption permitted. The Company adopted ASU No. 2018-13 as of January 1, 2020, which resulted in additional disclosures related to the financial assets classified as Level 3. See Fair Value Measurements in Note 2 for additional details.
Recent Accounting Pronouncements Not Yet Adopted
In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which primarily changes the lessee’s accounting for operating leases by requiring recognition of lease right-of-use assets and lease liabilities. This standard is effective for annual reporting periods beginning after December 15, 2021. The Company expects to adopt this guidance in the financial statements for the year-ended December 31, 2022. The Company is continuing the analysis of the contractual arrangements that may qualify as leases under the new standard and expects the most significant impact will be the recognition of the right-of-use assets and lease liabilities on the consolidated balance sheets.
In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, and has since released various amendments including ASU No. 2019-04. The new standard generally applies to financial assets and requires those assets to be reported at the amount expected to be realized. The ASU is effective for fiscal years beginning after December 15, 2022, and interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating whether this guidance will have a significant impact on its consolidated financial statements.

3.Reverse Recapitalization
On December 9, 2021, CBAH and Legacy Altus consummated the previously announced merger pursuant to the Business Combination Agreement. In accordance with the terms and subject to the conditions set forth in the Business Combination Agreement, (i) immediately prior to the consummation of the merger with First Merger Sub, each outstanding share of Legacy Altus preferred stock that was outstanding was redeemed in full for cash (refer to Note 11), and (ii) each outstanding share of Legacy Altus common stock, including shares that were subject to vesting conditions (the "Altus Restricted Shares") that was outstanding as of immediately prior to the merger with First Merger Sub was cancelled and automatically converted into the right to receive 87,464 shares of the Company's Class A common stock. Class A common stock issued in respect of Altus Restricted Shares are subject to the same vesting restrictions as in effect immediately prior to the merger with First Merger Sub (refer to Note 17).
Upon the closing of the Merger, the Company's certificate of incorporation was amended and restated to, among other things, authorize the issuance of 990,000,000 shares of common stock, $0.0001 par value per share, including 988,591,250 shares of Class A common stock and 1,408,750 shares of Class B common stock, as well as 10,000,000 shares of preferred stock, $0.0001 par value per share.
Contemporaneously with the execution of the Business Combination Agreement, certain accredited investors, who we refer to as the “PIPE Investors,” including the Sponsor and certain of our directors and officers, entered into subscription agreements, which we refer to as the “PIPE Subscription Agreements,” pursuant to which the PIPE Investors purchased 42,500,000 shares of Class A common stock, which we refer to as the “PIPE Shares,” at a purchase price per share of $10.00 and an aggregate purchase price of $425.0 million, which we refer to as the “PIPE Investment.” Pursuant to its PIPE Subscription Agreement, the Sponsor purchased shares of Class A common stock in an aggregate amount of $220.0 million.
The following table reconciles the elements of the Merger to the consolidated statement of cash flows and the consolidated statement of stockholders’ equity for the year ended December 31, 2021 (amounts in thousands):

Recapitalization
Cash - CBAH's trust and cash (net of redemptions)	$212,458
Cash - PIPE	425,000
Non-cash net liabilities assumed from CBAH	(186)
CBAH's deferred tax assets as of the Merger	159
Less: Fair value of assumed redeemable warrants	47,601
Less: Fair value of assumed Alignment shares	132,487
Less: transaction costs and advisory fees	55,620
Net the Merger	$401,723
Less: non-cash net liabilities assumed from CBAH	(186)
Less: CBAH's deferred tax assets as of the Merger	159
Add: non-cash fair value of assumed redeemable warrants	47,601
Add: non-cash fair value of assumed Alignment shares	132,487
Add: accrued transaction costs and advisor fees	178
Net contributions from the Merger and PIPE financing	$582,016

The number of shares of Class A common stock issued immediately following the consummation of the Merger was as follows:

Shares
Common stock, outstanding prior to the Merger	40,250,000
Less: redemption of CBAH's shares	(19,101,146)
Common stock of CBAH	21,148,854
Shares issued in PIPE financing	42,500,000
The Merger and PIPE Financing shares - Class A common stock	63,648,854
Legacy Altus shares - Class A common stock (1)	89,999,976
Total shares of common stock immediately after the Merger and PIPE financing	153,648,830
(1) The number of Legacy Altus shares was determined from the 1,029 shares of Legacy Altus common stock outstanding immediately prior to the closing of the Merger converted at the Exchange Ratio of 87,464. All fractional shares were rounded down.

4.Revenue and Accounts Receivable
Disaggregation of Revenue
The following table presents the detail of revenues as recorded in the consolidated statements of operations:

	For the Year Ended December 31,
	2021	2020
Revenue under power purchase agreements	$15,731	$11,639
Revenue from net metering credit agreements	23,029	12,171
Solar renewable energy certificate revenue	28,271	18,870
Rental income	2,114	259
Performance based incentives	1,680	2,093
Other revenue	975	246
Total	71,800	45,278

Accounts receivable
The following table presents the detail of receivables as recorded in accounts receivable in the consolidated balance sheets:

	As of December 31,
	2021	2020	2019
Power purchase agreements	$1,678	$1,388	$574
Net metering credit agreements	3,322	3,016	748
Solar renewable energy certificates	3,789	1,108	342
Rental income	350	37	5
Performance based incentives	4	135	70
Other	75	68	291
Total	9,218	5,752	2,030
Payment is typically received within 30 days for invoiced revenue as part of PPAs and NMCAs. Receipt of payment relative to invoice date varies by customer for RECs. The Company does not have any other significant contract asset or liability balances related to revenues.

5.Property, Plant and Equipment
As of December 31, 2021 and 2020, property, plant and equipment consisted of the following:

	Estimated Useful Lives (in Years)	As of December 31,
		2021	2020
Land	—	$6,985	$4,874
Solar energy facilities	25 - 32	757,714	489,580
Battery energy storage system	20	3,873	—
Site work	15	5,801	5,801
Leasehold improvements	15 - 30	5,637	5,444
Construction in progress	—	21,195	48,877
Property, plant and equipment		801,205	554,576
Less: Accumulated depreciation		(55,494)	(35,182)
Property, plant and equipment, net		$745,711	$519,394
For the years ended December 31, 2021 and 2020, depreciation expense was $21.5 million and $11.9 million, respectively, and is recorded in depreciation, amortization and accretion expense in the accompanying consolidated statements of operations.
Disposal of Johnston
On November 19, 2021, the Company sold 100% of its membership interests in JO RI Solar, LLC, a subsidiary of the Company which owns and operates a solar energy facility located in Rhode Island with a nameplate capacity of 4.1 MW, for cash consideration of $19.9 million (the "Johnston Disposal"). As of that date, the carrying amount of the net assets and liabilities of JO RI Solar, LLC, which primarily consisted of the solar energy facility, was $7.1 million. The Company recognized a gain on disposal of property, plant and equipment of $12.8 million as a result of the transaction.

6.Intangible Assets and Intangible Liabilities
As of December 31, 2021 and 2020, intangible assets consisted of the following:

	Weighted Average Amortization Period (in Years)	As of December 31,
		2021	2020
Cost:
Customer acquisition costs	16 years	$6,008	$5,928
Site lease acquisition	17 years	1,657	1,013
Favorable rate revenue contracts	13 years	11,222	6,272
Favorable operation and maintenance contracts	4 years	135
Other	5 years	35	—
Total intangible assets		19,057	13,213
Accumulated amortization:
Customer acquisition costs		(1,015)	(671)
Site lease acquisition		(209)	(142)
Favorable rate revenue contracts		(1,120)	(642)
Favorable operation and maintenance contracts		(11)	—
Total accumulated amortization		(2,355)	(1,455)
Total intangible assets, net		$16,702	$11,758

As of December 31, 2021 and 2020, intangible liabilities consisted of the following:

	Weighted Average Amortization Period (in Years)	As of December 31,
		2021	2020
Cost:
Unfavorable rate revenue contracts	5 years	$16,988	$6,183
Accumulated amortization:
Unfavorable rate revenue contracts		(3,230)	(1,536)
Total intangible liabilities, net		$13,758	$4,647

For the years ended December 31, 2021 and 2020, amortization expense was $0.9 million and $0.7 million, respectively, and was recorded in depreciation, amortization and accretion expense in the accompanying consolidated statements of operations.
For the years ended December 31, 2021 and 2020, amortization benefit was $1.7 million and $0.8 million, respectively, and was recorded in depreciation, amortization and accretion expense in the accompanying consolidated statements of operations.
Over the next five years, the Company expects to recognize annual amortization on its intangibles as follows:

(In thousands)	2022	2023	2024	2025	2026
Customer acquisition costs	$369	$369	$369	$353	$353
Site lease acquisition	97	97	97	97	97
Favorable rate revenue contracts	878	878	763	705	705
Favorable operation and maintenance contracts	33	33	8	8	8
Unfavorable rate revenue contracts	(3,528)	(2,307)	(897)	(843)	(738)
Total net amortization (benefit) / expense	$(2,151)	$(930)	$340	$320	$425

7.Acquisitions
2021 Acquisitions
Acquisition of Gridley
On January 14, 2021, the Company acquired a portfolio of two solar energy facilities (the “Gridley Acquisition”) located in California with a combined nameplate capacity of 4.3 MW from a third party for a total purchase price of $5.0 million, including $0.1 million of transaction related costs. This transaction was accounted for as an acquisition of assets, whereby the Company acquired $5.3 million of property, plant and equipment and assumed $0.3 million of other liabilities.
Acquisition of Stellar CNI
On July 29, 2021, the Company acquired a portfolio of three solar energy facilities located in Connecticut, Iowa and New York (the “Stellar CNI Acquisition”) with a combined nameplate capacity of 4.4 MW from a third party for a total purchase price of $5.8 million, including $0.2 million of transaction related costs. As of December 31, 2021, $0.4 million of total consideration remained payable to the seller and was included in purchase price payables on the consolidated balance sheet. This transaction was accounted for as an acquisition of assets, whereby the Company acquired $5.9 million of property, plant and equipment and assumed $0.1 million of asset retirement obligations.
Acquisition of TrueGreen
On August 25, 2021, APA Finance, LLC, a wholly-owned subsidiary of the Company, acquired a 79 MW portfolio of twenty eight solar energy facilities operating across seven U.S. states. The portfolio was acquired from private equity funds managed by True Green Capital Management, LLC for total consideration of $197.4 million (“TrueGreen Acquisition”). The TrueGreen Acquisition was made pursuant to a purchase and sale agreement (the “PSA”) dated August 25, 2021, entered into by the Company to grow its portfolio of solar energy facilities. Pursuant to the PSA, the Company acquired 100% ownership interest in a holding entity that owns solar energy facilities. The Company accounted for the TrueGreen Acquisition under the acquisition method of accounting for business combinations. Under the acquisition method, the assets acquired and liabilities assumed on August 25, 2021, were recognized generally based on their estimated fair values. All fair value measurements of assets acquired and liabilities assumed, including the non-controlling interests, were based on significant estimates and assumptions, including Level 3 (unobservable) inputs, which require judgment. Estimates and assumptions include the estimates of future power generation, commodity prices, operating costs, and appropriate discount rates.
The accounting for the TrueGreen Acquisition was finalized as of December 31, 2021. Subsequent to the acquisition date, the Company made certain measurement period adjustments to provisional amounts recognized, which resulted in a decrease to the goodwill of $1.4 million. The decrease was primarily due to an increase in Property, plant and equipment and Intangible assets by $0.3 million and $0.5 million, respectively, due to the clarification of information utilized to determine fair value during the measurement period. Additionally, the Company recorded a measurement period adjustment of $0.5 million to reduce the fair value of consideration transferred as a result of reconciling working capital adjustment and escrow accounts with the seller. The final amounts recognized for the assets, liabilities and non-controlling interests pertaining to this business combination was as follows (in thousands):

	Provisional accounting as of August 25, 2021	Measurement period adjustments	Final amounts as of August 25, 2021
Assets
Accounts receivable	$3,420	$32	$3,452
Other assets	510	—	510
Property, plant and equipment	201,150	310	201,460
Intangible assets	5,225	510	5,735
Total assets acquired	210,305	852	211,157

Liabilities
Accounts payable	23	(23)	—
Long-term debt	1,795	—	1,795
Intangible liabilities	10,115	(10)	10,105
Asset retirement obligation	1,998	—	1,998
Other liabilities	935	55	990
Total liabilities assumed	14,866	22	14,888
Non-controlling interests(1)	4,315	—	4,315
Goodwill	1,965	(1,365)	600
Total fair value of consideration transferred, net of cash acquired	$193,089	$(535)	$192,554

The fair value of consideration transferred, net of cash acquired, as of August 25, 2021, is determined as follows:

Cash consideration to the seller on closing	$136,689	$—	$136,689
Cash consideration paid to settle debt and interest rate swaps on behalf of the seller	51,523	—	51,523
Cash in escrow accounts	2,738	(112)	2,626
Purchase price payable(2)	6,486	(423)	6,063
Total fair value of consideration transferred	197,436	(535)	196,901
Cash acquired	229	—	229
Restricted cash acquired	4,118	—	4,118
Total fair value of consideration transferred, net of cash acquired	$193,089	$(535)	$192,554

(1) The fair value of the non-controlling interests was determined using an income approach representing the best indicator of fair value and was supported by a discounted cash flow technique.
(2) The Company paid the total purchase price payable after the acquisition date but prior to December 31, 2021.

The Company incurred approximately $0.9 million in acquisition costs related to the TrueGreen Acquisition, which are recorded as part of Acquisition and entity formation costs in the consolidated statements of operations for the year ended December 31, 2021.

The impact of the TrueGreen Acquisition on the Company’s revenue and net income in the consolidated statements of operations was an increase of $8.4 million and increase of $5.1 million for the year ended December 31, 2021, respectively.

Intangibles at Acquisition Date
The Company attributed the intangible asset and liability values to favorable and unfavorable rate revenue contracts to sell power and SRECs generated by acquired solar generating facilities as well as to O&M contracts and leases. The following table summarizes the estimated fair values and the weighted average amortization periods of the acquired intangible assets and assumed intangible liabilities as of the acquisition date:

	Fair Value (thousands)	Weighted Average Amortization Period
Favorable rate revenue contracts – PPA	$4,500	20 years
Favorable rate revenue contracts – SREC	450	7 years
Favorable O&M contracts	135	4 years
Site lease acquisition	650	13 years
Unfavorable rate revenue contracts – PPA	(6,635)	12 years
Unfavorable rate revenue contracts – SREC	(3,470)	2 years
Unaudited Pro Forma Combined Results of Operations
The following unaudited pro forma combined results of operations give effect to the TrueGreen Acquisition as if it had occurred on January 1, 2020. The unaudited pro forma combined results of operations are provided for informational purposes only and do not purport to represent the Company’s actual consolidated results of operations had the TrueGreen Acquisition occurred on the date assumed, nor are these financial statements necessarily indicative of the Company’s future consolidated results of operations. The unaudited pro forma combined results of operations do not reflect the costs of any integration activities or any benefits that may result from operating efficiencies or revenue synergies.

	For the year ended December 31, 2021 (unaudited)	For the year ended December 31, 2020 (unaudited)
Operating revenues	$88,431	$68,702
Net income	20,020	3,174
Acquisition of Beaver Run
On October 22, 2021, APA Finance, LLC, a wholly-owned subsidiary of the Company, acquired a solar energy facility located in New Jersey (the “Beaver Run Acquisition”) with a nameplate capacity of 9.9 MW from a third party for a total purchase price of $13.5 million.

This transaction was accounted for as an acquisition of assets, whereby the Company acquired $13.5 million of property, plant and equipment, $0.4 million of other assets, and assumed $0.4 million of asset retirement obligations.
Acquisition of Stellar HI
On October 28, 2021, the Company acquired a 3.1 MW portfolio of seventeen solar projects and a 2.1 MW battery energy storage system located in Hawaii (the "Stellar HI Acquisition") from a third party for a total purchase price of $6.4 million. The Company accounted for the Stellar HI Acquisition under the acquisition method of accounting for business combinations. Under the acquisition method, the purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values, which equaled the consideration paid. Of the total purchase price, $10.6 million was allocated to property, plant and equipment, $0.2 million to cash, $0.3 million to restricted cash, $0.2 million to accounts receivable, $4.1 million to financing lease obligations, $0.7 million to intangible liabilities, and $0.1 million to asset retirement obligations. The purchase accounting for the Stellar HI Acquisition was finalized as of December 31, 2021.
The Company incurred approximately $0.1 million in acquisition costs related to the Stellar HI Acquisition, which are recorded as part of Acquisition and entity formation costs in the consolidated statements of operations for the year ended December 31, 2021.
The Company attributed the intangible liability values to unfavorable rate revenue contracts to sell power generated by acquired solar generating facilities. As of the acquisition date, estimated fair values and the weighted average amortization period of the assumed intangible liabilities were $0.7 million and 11 years, respectively.
The impact of the Stellar HI Acquisition on the Company’s revenue and net income in the consolidated statements of operations was an increase of $0.2 million and zero for the year ended December 31, 2021, respectively.
Unaudited Pro Forma Combined Results of Operations
The following unaudited pro forma combined results of operations give effect to the Stellar HI Acquisition as if it had occurred on January 1, 2020. The unaudited pro forma combined results of operations are provided for informational purposes only and do not purport to represent the Company’s actual consolidated results of operations had the Stellar HI Acquisition occurred on the date assumed, nor are these financial statements necessarily indicative of the Company’s future consolidated results of operations. The unaudited pro forma combined results of operations do not reflect the costs of any integration activities or any benefits that may result from operating efficiencies or revenue synergies.

	For the year ended December 31, 2021 (unaudited)	For the year ended December 31, 2020 (unaudited)
Operating revenues	$73,088	$46,268
Net income (loss)	13,199	(1,704)
Acquisition of Landmark
On December 31, 2021, the Company acquired a solar energy facility located in Illinois (the "Landmark Acquisition") with a nameplate capacity of 2.6 MW from a third party for a total purchase price of $3.6 million. The transaction was accounted for as an acquisition of a variable interest entity that did not meet the definition of a business, therefore the assets acquired and liabilities assumed were recorded at their fair values, which equaled the consideration paid. Of the total purchase price, $3.6 million was allocated to property, plant and equipment, $0.2 million to other assets, $0.1 million to asset retirement obligations, and $0.3 million to redeemable non-controlling interest.

2020 Acquisitions
Acquisition of FUSE
On February 28, 2020, the Company acquired a portfolio of three solar energy facilities (the “FUSE Acquisition”) located in New Jersey with a combined nameplate capacity of 1.9 MW from a third party for a total purchase price of $2.4 million in cash. The facilities are contracted under long-term PPAs with a local utility. This transaction was accounted for as an acquisition of assets, whereby the Company acquired $2.9 million of property, plant and equipment, $0.1 million of cash and $0.3 million of restricted cash. The Company also assumed long-term debt of $0.9 million.
Acquisition of SunPeak
On August 12, 2020, the Company acquired a portfolio of twenty two solar energy facilities located in California and one located in Massachusetts (the “SunPeak Acquisition”) with a combined nameplate capacity of 21.9 MW from a third party for a total purchase price of $10.9 million, including $0.4 million of transaction related costs. This transaction was accounted for as an acquisition of assets.

The following table presents the allocation of the purchase price to the assets acquired based on their relative fair values as well as fair value of liabilities assumed and noncontrolling interest on August 12, 2020 (in thousands):

Accounts receivable	$384
Other current assets	71
Property, plant and equipment	24,983
Intangible assets	716
Accounts payable	(141)
Other current liabilities	(918)
Long-term debt	(15,051)
Asset retirement obligation	(400)
Noncontrolling interest	(925)
Total cash and transaction costs paid net of cash acquired(1)	$8,719

(1)The Company acquired cash of $0.4 million and restricted cash of $1.8 million as of the acquisition date.
Acquisition of Beltline
On August 14, 2020, BT GA Solar, a wholly-owned subsidiary of the Company, acquired a portfolio of twenty one solar energy facilities located in Georgia (the “Beltline Acquisition”) with a combined nameplate capacity of 4.0 MW from a third party for a total purchase price of $6.1 million. This transaction was accounted for as an acquisition of assets, whereby the Company acquired $6.0 million of property, plant and equipment and $0.1 million of other assets.

Acquisition of Charlotte Solar
On October 30, 2020, the Company acquired 100% of the outstanding shares of common stock of a Nevada corporation, which owns 100% of the membership interest in a solar energy facility located in Vermont with a nameplate capacity of 2.4 MW (the “Charlotte Acquisition”). The total cash consideration amounted to $8.0 million, including $0.1 million of transaction related costs. This transaction was accounted for as an acquisition of assets.
The following table presents the allocation of the purchase price to the assets acquired based on their relative fair values and fair values of liabilities assumed on October 30, 2020 (in thousands):

Accounts receivable	$50
Property, plant and equipment	6,293
Intangible assets	911
Accounts payable	(12)
Deferred tax liabilities	(805)
Asset retirement obligation	(98)
Total cash and transaction costs paid net of cash acquired	$6,339
Solar Acquisition
On December 22, 2020, APA Finance, LLC, a wholly-owned subsidiary of the Company, acquired a portfolio of sixteen solar energy facilities with a combined nameplate capacity of 61.5 MW located in various states of the U.S. (“Solar Acquisition”) from a third party seller. The Solar Acquisition was made pursuant to a membership interest purchase agreement (the “Purchase Agreement”) dated December 22, 2020, entered into by the Company to grow its portfolio of solar energy facilities. Pursuant to the Purchase Agreement, the Company acquired 100% ownership interest in seven managing members of partnerships that own solar energy facilities. The Company accounted for the Solar Acquisition under the acquisition method of accounting for business combinations. Under the acquisition method, the purchase price was allocated to the assets acquired and liabilities assumed on December 22, 2020 based on their estimated fair value. All fair value measurements of assets acquired and liabilities assumed, including the noncontrolling interests, were based on significant estimates and assumptions, including Level 3 (unobservable) inputs, which require judgment. Estimates and assumptions include the estimates of future power generation, commodity prices, operating costs, and appropriate discount rates.

The purchase accounting for the Solar Acquisition was finalized as of December 22, 2021. The final allocation of the acquisition-date fair values of assets, liabilities and non-controlling interests pertaining to this business combination as of December 22, 2020, was as follows (in thousands):

Assets
Accounts receivable	$2,000
Other assets	672
Property, plant and equipment	128,050
Intangible assets	960
Total assets acquired	131,682

Liabilities
Accounts payable	747
Intangible liabilities	1,020
Asset retirement obligation	2,571
Other liabilities	441
Total liabilities assumed	4,779
Noncontrolling interests(1)	8,475
Total fair value of consideration transferred, net of cash acquired	$118,428

The fair value of consideration transferred, net of cash acquired, as of December 22, 2020, is determined as follows:

Cash consideration paid to the seller	$29,849
Cash consideration paid to settle debt	84,883
Cash consideration payable to the seller(2)	7,176
Contingent consideration	5,100
Total fair value of consideration transferred	127,008
Cash acquired	4,868
Restricted cash acquired	3,712
Total fair value of consideration transferred, net of cash acquired	$118,428

(1)The fair value of the non-controlling interests was determined using an income approach representing the best indicator of fair value and was supported by a discounted cash flow technique.
(2)The Company paid $4.5 million of the purchase price payable after the acquisition date but prior to December 31, 2020. The remaining purchase price payable of $2.6 million was paid during the year ended December 31, 2021.

The contingent consideration is related to the estimated earnout cash payments of a maximum of $10.5 million dependent on actual market power rates during the 36-month period since the acquisition date and actual power generation of acquired solar generating facilities during the 18–36-month period since the acquisition date. The Company determined the estimated fair value of the contingent consideration at the acquisition date using a Monte Carlo simulation model. The inputs include the estimated power generation volumes and power rates, and a risk-adjusted discount rate. The inputs are significant inputs not observable in the market, which are referred to as Level 3 inputs, refer to Note 2. The estimated fair value of contingent consideration of $2.3 million and $5.1 million was recorded as of December 31, 2021 and December 31, 2020, respectively, within other long-term liabilities on the consolidated balance sheets.
Additionally, the Company incurred approximately $0.5 million in acquisition-related costs related to the Solar Acquisition, which are recorded as part of Acquisition and entity formation costs in the consolidated statements of operations for the year ended December 31, 2020.
The amounts of the acquired projects’ revenues, operating income, net income (loss) and net income (loss) attributable to the Common equity stockholder included in the consolidated statements of operations for the period from December 23, 2020 through December 31, 2020 were not material.

Intangibles at Acquisition Date
The Company attributed the intangible asset and liability values to favorable and unfavorable rate revenue contracts to sell power and SRECs generated by acquired solar generating facilities. The following table summarizes the estimated fair values and the weighted average amortization periods of the acquired intangible assets and assumed intangible liabilities as of the acquisition date:

	Fair Value (thousands)	Weighted Average Amortization Period
Favorable rate revenue contracts – NMC	$960	5 years
Unfavorable rate revenue contracts – NMC	(270)	23 years
Unfavorable rate revenue contracts – SREC	(750)	3 years
Unaudited Pro Forma Combined Results of Operations
The following unaudited pro forma combined results of operations give effect to the acquisition of the Solar Acquisition as if it had occurred on January 1, 2019. The unaudited pro forma combined results of operations are provided for informational purposes only and do not purport to represent the Company’s actual consolidated results of operations had the Solar Acquisition occurred on the date assumed, nor are these financial statements necessarily indicative of the Company’s future consolidated results of operations. The unaudited pro forma combined results of operations do not reflect the costs of any integration activities or any benefits that may result from operating efficiencies or revenue synergies.

	For the year ended December 31,
	2020	2019
Operating revenues	$55,528	$43,269
Net loss	(2,840)	(8,713)

8.Variable Interest Entity
The Company consolidates all VIEs in which it holds a variable interest and is deemed to be the primary beneficiary of the variable interest entity. Generally, a VIE is an entity with at least one of the following conditions: (a) the total equity investment at risk is insufficient to allow the entity to finance its activities without additional subordinated financial support, or (b) the holders of the equity investment at risk, as a group, lack the characteristics of having a controlling financial interest. The primary beneficiary of a VIE is required to consolidate the VIE and to disclose certain information about its significant variable interests in the VIE. The primary beneficiary of a VIE is the entity that has both 1) the power to direct the activities that most significantly impact the entity’s economic performance and 2) the obligations to absorb losses or receive benefits that could potentially be significant to the VIE.
The Company participates in certain partnership arrangements that qualify as VIEs. Consolidated VIEs consist of tax equity financing arrangements and partnerships in which an investor holds a noncontrolling interest and does not have substantive kick-out or participating rights. The Company, through its subsidiaries, is the primary beneficiary of such VIEs because as the manager, it has the power to direct the day-to-day operating activities of the entity. In addition, the Company is exposed to economics that could potentially be significant to the entity given its ownership interest and, therefore, has consolidated the VIEs as of December 31, 2021 and 2020. No VIEs were deconsolidated during the years ended December 31, 2021 and 2020.
The obligations of the consolidated VIEs discussed in the following paragraphs are nonrecourse to the Company. In certain instances where the Company establishes a new tax equity structure, the Company is required to provide liquidity in accordance with the contractual agreements. The Company has no requirement to provide liquidity to purchase assets or guarantee performance of the VIEs unless further noted in the following paragraphs. The Company made certain contributions during the years ended December 31, 2021 and 2020 as determined in the respective operating agreement.

The carrying amounts and classification of the consolidated VIE assets and liabilities included in consolidated balance sheets are as follows:

	As of December 31,
	2021	2020
Current assets	$13,131	$14,082
Non-current assets	372,761	351,327
Total assets	$385,892	$365,409
Current liabilities	$3,652	$1,994
Non-current liabilities	40,978	4,761
Total liabilities	$44,630	$6,755
The amounts shown in the table above exclude intercompany balances which are eliminated upon consolidation. All of the assets in the table above are restricted for settlement of the VIE obligations, and all of the liabilities in the table above can only be settled using VIE resources.
The Company has not identified any VIEs during the years ended December 31, 2021 and 2020 for which the Company determined that it is not the primary beneficiary and thus did not consolidate.
The Company considered qualitative and quantitative factors in determining which VIEs are deemed significant. During the years ended December 31, 2021 and December 31, 2020, the Company consolidated twenty-five and sixteen VIEs, respectively of which one entity, Zildjian Solar V, LLC was deemed to be significant for the twelve months ended December 31, 2020. Zildjian Solar V, LLC represented 12.9% of the total assets as of December 31, 2020. No VIEs were deemed significant as of December 31, 2021.
Zildjian Solar V, LLC is a tax equity partnership whose purpose is to own and operate fifteen solar energy facilities in Hawaii, New Jersey, Massachusetts and Vermont. The Company was determined to be the primary beneficiary of Zildjian Solar V, LLC because, as the manager, it has the power to direct the day-to-day operating activities of this entity. In addition, as holder of 100% of the management membership interests, the Company is exposed to economics that could potentially be significant to the entity. As such, the Company consolidated Zildjian Solar V, LLC under the VIE model as of December 31, 2021 and 2020.

9.Debt and Derivatives

	As of December 31,		Interest Type	Weighted average interest rate
	2021	2020
Long-term debt
Rated term loan	$499,750	$362,685	Fixed	3.51%
Construction loans	5,593	25,484	Floating	2.34%
Term loans	12,818	7,218	Floating	2.34%
Financing lease obligations	37,601	—	Imputed	3.64%
Total principal due for long-term debt	555,762	395,387
Unamortized discounts and premiums	(176)	(292)
Unamortized deferred financing costs	(9,606)	(5,952)
Less: Current portion of long-term debt	21,143	35,209
Long-term debt, less current portion	$524,837	$353,934
Rated Term Loan
As part of the Blackstone Credit Facility, APA Finance, LLC (“APAF”), a wholly owned subsidiary of the Company, entered into a $251 million term loan facility with Blackstone Insurance Solutions ("BIS") through a consortium of lenders, which consists of investment grade-rated Class A and Class B notes (the "Rated Term Loan").
On August 25, 2021, APAF entered into an Amended and Restated Credit Agreement with BIS to refinance the Rated Term Loan (hereby referred to as the “Amended Rated Term Loan”). The Amended Rated Term Loan added an additional $135.6 million to the facility (all of which was drawn as of December 31, 2021), bringing the aggregate facility to $503.0 million. The Amended Rated Term Loan has a weighted average 3.51% annual fixed rate, reduced from the previous weighted average rate of 3.70%, and matures on February 29, 2056 (“Final Maturity Date”). Of the total proceeds of the refinancing, $126.4 million was used to fund the TrueGreen Acquisition, $8.8 million was used to fund the Beaver Run Acquisition, and $2.7 million was used to fund the Stellar HI Acquisition.

The Amended Rated Term Loan amortizes at an initial rate of 2.5% of outstanding principal per annum for a period of 8 years at which point the amortization steps up to 4% per annum until September 30, 2031 (“Anticipated Repayment Date”). After the Anticipated Repayment Date, the loan becomes fully-amortizing, and all available cash is used to pay down principal until the Final Maturity Date. The Amended Rated Term Loan is secured by the membership interests in the Company's subsidiaries.
The Company incurred $5.2 million of issuance costs related to the refinancing, which have been deferred and recorded as a reduction to the Amended Rated Term Loan balance and are amortized as interest expense on a ten-year schedule until the Amended Rated Term Loan’s Anticipated Repayment Date. Additionally, in conjunction with the refinancing, the Company expensed $1.2 million of financing costs incurred related to the modified portion of the Amended Rated Term Loan and recorded these costs in Other expenses, net in the consolidated statements of operations.
In conjunction with the refinancing, a portion of the Amended Rated Term Loan was extinguished. As a result, the Company expensed unamortized deferred financing costs of $1.8 million and $1.4 million premium paid on early redemption as loss on extinguishment of debt in the consolidated statements of operations.
As of December 31, 2021, the outstanding principal balance of the Amended Rated Term Loan was $500.0 million, less unamortized debt discount and loan issuance costs totaling $8.4 million. As of December 31, 2020, the outstanding principal balance of the Rated Term Loan was $362.7 million, less unamortized debt discount and loan issuance costs totaling $5.9 million.
As of December 31, 2021, the Company was in compliance with all covenants, except the delivery of the APAF audited consolidated financial statements. for which the Company obtained a waiver to extend the financial statement reporting deliverable due date. The Company expects to deliver the audited financial statements before the extended reporting deliverable due date. As of December 31, 2020, the Company was in compliance with all covenants, except the delivery of the APAF audited consolidated financial statements, for which the Company obtained a waiver to extend the financial statement reporting deliverable due date. The Company delivered the audited financial statements on August 19, 2021, before the extended reporting deliverable due date.
Construction Facilities
Seminole Funding Resources, LLC
In the past various Company’s subsidiaries entered into loan agreements with Seminole Funding Resources, LLC to fund construction of certain solar energy facilities in Minnesota (“FastSun Loans”). The FastSun Loans had a 6-month term, are non-amortizing, and accrue interest at a rate of 6.50%. During the year ended December 31, 2021, the Company repaid the total outstanding of the loan in the amount of $4.9 million.
Interest accrued under the FastSun loans prior to placed-in-service was capitalized as part of the cost of solar energy facilities and depreciated over the useful life thereafter. For the years ended December 31, 2021 and December 31, 2020 the Company incurred interest costs under the agreements totaling $0.1 million and $0.7 million, respectively, which were capitalized as part of property, plant and equipment.
Construction Loan to Term Loan Facility and Letters of Credit facilities
On January 10, 2020, APA Construction Finance, LLC (“APACF”) a wholly-owned subsidiary of the Company, entered into a credit agreement with Fifth Third Bank, National Association and Deutsche Bank AG New York Branch to fund the development and construction of future solar facilities (“Construction Loan to Term Loan Facility”). The Construction Loan to Term Loan Facility includes a construction loan commitment of $187.5 million and a letter of credit commitment of $12.5 million, which can be drawn until January 10, 2023.
The construction loan commitment can convert to a term loan upon commercial operation of a particular solar energy facility. In addition, the Construction Loan to Term Loan Facility accrued a commitment fee at a rate equal to .50% per year of the daily unused amount of the commitment. As of December 31, 2021, the outstanding principal balances of the construction loan and term loan were $5.6 million and $12.3 million, respectively. As of December 31, 2020, the outstanding principal balances of the construction loan and term loan were $20.6 million and $6.2 million, respectively. As of December 31, 2021 and 2020, the Company had an unused borrowing capacity of $169.7 million and $160.7 million, respectively. For the year ended December 31, 2021 and 2020, the Company incurred interest costs associated with outstanding construction loans totaling $0.3 million and zero, respectively, which were capitalized as part of property, plant and equipment. Also, on October 23, 2020, the Company entered into an additional letters of credit facility with Fifth Third Bank for the total capacity of $10.0 million. Outstanding amounts under the Construction to Term Loan Facility are secured by a first priority security interest in all of the property owned by APACF and each of its project companies, including all of the solar energy facility assets under construction a first priority security interest in all of the property owned by APACF and each of its project companies, including all of the solar energy facility assets under construction. The Construction Loan to Term Loan includes various financial and other covenants for APACF and the Company, as guarantor. As of December 31, 2021, the Company was in compliance with all covenants. As of December

31, 2020, the Company was in compliance with all covenants, except the delivery of the audited financial statements of the Company, for which the Company obtained a waiver to extend the financial statement reporting deliverable due date. The Company delivered the audited financial statements on August 11, 2021, before the extended reporting deliverable due date.
As of December 31, 2021, the total letters of credit outstanding with Fifth Third Bank and Deutsche Bank were $10.0 million and $0.6 million, respectively, with an unused capacity of zero and $11.9 million, respectively. As of December 31, 2020, the total letters of credit outstanding with Fifth Third Bank and Deutsche Bank were $7.2 million and $0.3 million, respectively, with an unused capacity of $2.8 million and $12.2 million, respectively. To the extent liabilities are incurred as a result of the activities covered by the letters of credit, such liabilities are included on the accompanying consolidated balance sheets. From time to time, the Company is required to post financial assurances to satisfy contractual and other requirements generated in the normal course of business. Some of these assurances are posted to comply with federal, state or other government agencies’ statutes and regulations. The Company sometimes uses letters of credit to satisfy these requirements and these letters of credit reduce the Company’s borrowing facility capacity.
Financing Lease Obligations
Zildjian XI
During the year ended December 31, 2021, the Company, through its subsidiary Zildjian XI, sold eight solar energy facilities located in Massachusetts and Minnesota with the total nameplate capacity of 16.1 MW to a third party (“ZXI Lessor”) for a total sales price of $44.0 million. In connection with these transactions, the Company and ZXI Lessor entered into master lease agreement under which the Company agreed to lease back solar energy facilities for an initial term of ten years. The proceeds received from the sale-leaseback transactions net of transaction costs of $1.2 million and prepaid rent of $12.2 million amounted to $30.6 million.
The master lease agreement provides for a residual value guarantee as well as a lessee purchase option, both of which are forms of continuing involvement and prohibit the use of sale leaseback accounting under ASC 840. As a result, the Company accounts for the transaction using the financing method by recognizing the sale proceeds as a financing obligation and the assets subject to the sale-leaseback remain on the balance sheet of the Company and are being depreciated. The aggregate proceeds have been recorded as a long-term debt within the consolidated balance sheets.
TrueGreen Acquisition
As part of the TrueGreen Acquisition on August 25, 2021 (refer to Note 7) the Company assumed financing lease liability of $1.8 million associated with the sale-leaseback of a solar energy facility located in Connecticut with the total nameplate capacity of 1.2 MW. In accordance with the sale-leaseback arrangement the solar energy facility was sold and immediately leased back from a third-party lessor (“TGC Lessor”). The master lease agreement provides the lessee with a purchase option, which represents a form of continuing involvement and prohibits the use of sale leaseback accounting under ASC 840.
Presentation and minimum lease payments
As of December 31, 2021, the Company has recorded a financing obligation of $36.5 million, net of $1.1 million of deferred transaction costs, in the consolidated balance sheet. Payments of $0.5 million were made under the financing obligation for the year ended December 31, 2021. Interest expense, inclusive of the amortization of deferred transaction costs for the year ended December 31, 2021, was $0.4 million.

The table below shows the minimum lease payments under the financing lease obligations for the years ended:

2022	$2,245
2023	2,336
2024	2,340
2025	2,353
2026	2,336
Thereafter	14,993
Total	$26,603

The difference between the outstanding financing lease obligation of $37.6 million and $26.6 million of minimum lease payments, including the residual value guarantee, is due to $13.2 million of investment tax credits claimed by the Lessor, less $2.6 million of the implied interest on financing lease obligation included in minimum lease payments. The remaining difference of $0.4 million is due to the difference between the minimum lease payments and the fair value of the finance lease obligations acquired in the Stellar HI Acquisition.

Principal Maturities of Long-Term Debt
As of December 31, 2021, the principal maturities of the Company’s long-term debt, excluding financing lease obligations, were as follows:

2022	$18,898
2023	13,290
2024	13,136
2025	13,111
2026	13,126
Thereafter	446,600
Total principal payments	$518,161
Derivatives
The Company’s derivative instrument consists of an interest rate swap that is not designated as a cash flow hedge or a fair value hedge under accounting guidance. The Company uses the interest rate swap to manage its net exposure to interest rate changes. Changes in fair value are recorded in interest expense, net in the consolidated statements of operations. As of December 31, 2021 and 2020, the derivative instrument was not significant.

10.Equity
As of December 31, 2021, the Company had authorized and issued 988,591,250 and 153,648,830 of Class A common stock, respectively. As of December 31, 2020, authorized and outstanding common stock of 10,000 and 1,029 shares, respectively, was retroactively restated as shares reflecting the Exchange Ratio established in the Business Combination Agreement. Class A common stock entitles the holder to one vote on all matters submitted to a vote of the Company’s stockholders. Common stockholders are entitled to receive dividends, as may be declared by the Company’s board of directors. As of December 31, 2021 and 2020, no common stock dividends have been declared.

11.Redeemable Preferred Stock
GSO Preferred Stock
As discussed in Note 3, immediately prior to the consummation of the Merger, the Company redeemed outstanding Series A preferred stock issued by Legacy Altus in full for cash. As Series A preferred stock does not represent the capital of the legal parent (the accounting acquiree) the Company retroactively restated redeemable preferred stock with the corresponding adjustment to additional paid-in capital on the consolidated balance sheets.
The changes in the components of Series A preferred stock are presented in the table below:

	Units	Amount
As of December 31, 2019	176,500	$167,441
Issuance of Series A preferred stock	31,500	31,500
Accretion of Series A preferred stock	—	2,166
Accrued dividends and commitment fees on Series A preferred stock	—	15,590
Payment of dividends and commitment fees on Series A preferred stock	—	(12,950)
As of December 31, 2020	208,000	$203,747
Issuance of Series A preferred stock	82,000	82,000
Accretion of Series A preferred stock	—	8,417
Accrued dividends and commitment fees on Series A preferred stock	—	18,043
Payment of dividends and commitment fees on Series A preferred stock	—	(22,207)
Redemption of Series A preferred stock	(290,000)	(290,000)
As of December 31, 2021	—	$—
Redemption Rights and Dividend Provisions

Series A preferred stock carried a fixed rate dividend of 8% which was required to be paid by the Company in bi-annual installments, whether or not declared, and thus accrued in the consolidated financial statements. Series A preferred stock could be redeemed at the option of the Company at any time. GSO Capital Partners ("GSO") has an optional redemption on or after the fifth anniversary of the Closing Date or upon a change of control, event of default or an acceleration of debt under the credit agreement of the Rated Term Loan. The redemption price shall be equal to the outstanding capital balance plus any accrued dividend. Series A preferred stock is not convertible. The Company accreted the carrying value of the Series A preferred stock to the redemption value and records accretion as the increase of accumulated deficit.
During the year ended December 31, 2021 and 2020, the Company recorded total Series A preferred stock dividends of $17.8 million and $15.0 million, respectively. During the year ended December 31, 2021, $21.8 million was paid, of which $17.8 million related to the dividends accrued during the year ended December 31, 2021, and $4.0 million related to the dividends accrued as of December 31, 2020. As of December 31, 2021 and 2020, zero and $4.0 million, respectively, remained unpaid and were added to the outstanding balance of the Series A preferred stock.
As consideration for GSO’s commitment to purchase Series A preferred stock, the Company agreed to pay GSO a commitment fee of 0.50% per annum on the portion of unfunded committed Series A preferred stock. For the years ended December 31, 2021 and 2020, the Company recorded costs of $0.3 million and $0.6 million, respectively. As of December 31, 2021 and 2020, zero and $0.1 million remained unpaid, respectively.
Preferred stock of Altus Power Inc.
The Company had also authorized for issuance 10,000,000 of preferred stock but as of December 31, 2021, no stock was issued.

12.Redeemable Noncontrolling Interests
The changes in the components of redeemable noncontrolling interests are presented in the table below:

	For the year ended December 31,
	2021	2020
Redeemable noncontrolling interest, beginning balance	$18,311	$3,411
Cash contributions	—	10,681
Cash distributions	(1,087)	(411)
Assumed noncontrolling interest through business combination	254	4,380
Redemption of redeemable noncontrolling interests	(1,630)	—
Net income (loss) attributable to noncontrolling interest	(321)	250
Redeemable noncontrolling interest, ending balance	$15,527	$18,311

13.Commitments and Contingencies
Legal
The Company is a party to a number of claims and governmental proceedings which are ordinary, routine matters incidental to its business. In addition, in the ordinary course of business the Company periodically has disputes with vendors and customers. The outcomes of these matters are not expected to have, either individually or in the aggregate, a material adverse effect on the Company’s financial position or results of operations.
Performance Guarantee Obligations
The Company guarantees certain specified minimum solar energy production output under the Company’s PPA agreements, generally over a term of 10, 15 or 25 years. The solar energy systems are monitored to ensure these outputs are achieved. The Company evaluates if any amounts are due to customers based upon not meeting the guaranteed solar energy production outputs at each reporting period end. As of December 31, 2021 and 2020, the guaranteed minimum solar energy production has been met and the Company has recorded no performance guarantee obligations.

Leases
The Company has operating leases for land and buildings. The following schedule represents the expected annual future minimum payments under site leases:

2022	$6,035
2023	6,486
2024	6,578
2025	6,564
2026	6,620
Thereafter	85,494
Total lease payments	$117,777
For the years ended December 31, 2021 and 2020, the Company recorded site lease expenses under these agreements totaling $4.4 million and $3.1 million, respectively of which are recorded in cost of operations (exclusive of total depreciation and amortization) in the consolidated statements of operations.

14.Related Party Transactions
There were no amounts due to or from related parties as of December 31, 2021 and 2020. Additionally, in the normal course of business, the Company conducts transactions with affiliates:
Blackstone Subsidiaries as Rated Term Loan Lender and Preferred Equity Holder
The Company incurs interest expense on the Rated Term Loan. During the years ended December 31, 2021 and 2020 the total related party interest expense on the Rated Term Loan was $14.9 million and $9.5 million, respectively, and is recorded as interest expense in the accompanying consolidated statements of operations. As of December 31, 2021 and 2020, interest payable of $4.5 million and $2.6 million, respectively, was due under the Rated Term Loan was recorded as interest payable on the accompanying consolidated balance sheets.
PIPE Subscription Agreements
In conjunction with the PIPE Investment discussed in Note 3, William Concannon, Director, Gregg Felton, Co-Chief Executive Officer, and Lars Norell, Co-Chief Executive Officer, entered into PIPE Subscription Agreements pursuant to which each of them purchased 100,000 shares of Class A common stock at a purchase price per share of $10.00 and an aggregate purchase price of $1.0 million. The PIPE Investment was issued to the Sponsor, Mr. Concannon, Mr. Felton, and Mr. Norell on the same terms and conditions as all other PIPE Investors.
GSO Promissory Note
On November 22, 2019, the Company issued a promissory note to GSO in exchange for a loan totaling $4.0 million, the proceeds of which were primarily used to fund reserve requirements under the Rated Term Loan. The full promissory note plus accrued interest was repaid in full by the Company on March 3, 2020.
Other Related Parties
On February 21, 2020, the Company entered into a purchase agreement to acquire the remaining assets of Sound Solar Systems, LLC, a related party of the Company through common ownership, for $0.3 million. During the year ended December 31, 2021 the Company incurred no costs and $0.1 million during the year ended December 31, 2020 for design, engineering and construction services provided by Sound Solar Systems, LLC. As a result of the Sound Solar Acquisition, the Company acquired tangible and intangible assets related to the design and engineering of solar photovoltaic projects for the cash consideration of $0.3 million.

15.Earnings per Share
The calculation of basic and diluted earnings per share for the years ended December 31, 2021 and 2020 was as follows (in thousands, except share and per share amounts):

	For the year ended December 31,
	2021	2020
Net income attributable to Altus Power, Inc.	$5,906	$6,793
Income attributable to participating securities	(90)	(108)
Net income attributable to common stockholders - basic and diluted	5,816	6,685
Class A Common Stock
Weighted average shares of common stock outstanding - basic(1)	92,751,839	88,741,089
Dilutive RSUs	2,596,702	866,075
Dilutive restricted stock	1,254,887	1,251,554
Weighted average shares of common stock outstanding - diluted(2)	96,603,428	90,858,718
Net income attributable to common stockholders per share - basic	$0.06	$0.08
Net income attributable to common stockholders per share - diluted	$0.06	$0.07

(1) Excludes 1,259,887 shares of Company Class A common stock provided to holders of Altus Restricted Shares. Such Company Class A common stock is subject to the same vesting restrictions placed on the Altus Restricted Shares as in effect immediately prior to the Merger, including restrictions on dividends and voting rights. As the shares are still subject to vesting, they are excluded from basic weighted average shares of common stock outstanding.
(2) Excludes 10,062,500 Redeemable Warrants and Private Placement Warrants. The Redeemable Warrants and Private Placement Warrants are exercisable at $11.00 per share. As the warrants are deemed anti-dilutive, they are excluded from the calculation of earnings per shares.

16.Asset Retirement Obligations
AROs consist primarily of costs to remove solar energy system assets at the end of their useful lives and costs to restore the solar energy system sites to the original condition, which are estimated based on current market rates. The following table presents the changes in AROs as recorded in other long-term liabilities in the consolidated balance sheets:

	For the year ended December 31,
	2021	2020
Balance at beginning of year	$4,446	$683
Additional obligations incurred	3,024	3,689
Accretion expense	174	74
Liabilities settled or disposed in the current year	(16)	—
Balance at end of year	$7,628	$4,446

17.Stock-based Compensation
Legacy Incentive Plans
Stock-based compensation expense is recognized in selling, general, and administrative expense on the consolidated statements of operations. The Company recognized $0.1 million and $0.1 million of stock-based compensation expense for the years ended December 31, 2021 and 2020, respectively. As of December 31, 2021, the Company had $0.2 million of unrecognized stock-based compensation expense related to unvested restricted units, which the Company expects to recognize over a weighted-average period of approximately two years.
Prior the Merger, Altus maintained the APAM Holdings LLC Restricted Units Plan, adopted in 2015 (the “APAM Plan”), which provided for the grant of restricted units that were intended to qualify as profits interests to employees, officers, directors and consultants. Further, Holdings adopted the 2021 Profits Interest Incentive Plan (the “Holdings Plan”, and together with the APAM Plan, the “Legacy Incentive Plans”), which similarly provided for the grant of restricted units that were intended to qualify as profits interests to employees, officers, directors and consultants. Awards under the Legacy Incentive Plans are subject to a 3-to-4-year vesting schedule and are treated as stock-

based compensation which gets expensed to the Company. In connection with the Merger, vested restricted units previously granted under the Legacy Incentive Plans were exchanged for shares of Class A Common Stock, and unvested Altus Restricted Shares under each of the Legacy Incentive Plans were exchanged for restricted Class A Common Stock with the same vesting conditions. After the Merger, no further awards will be made under the Legacy Incentive Plans. As of December 31, 2021 and 2020, 244,328 and 731,905 shares of Class A Common Stock were restricted under the APAM Plan, respectively. As of December 31, 2021 and 2020, 840,000 and zero shares of Class A Common Stock were restricted under the Holdings Plan, respectively.
The fair value of the granted units was determined using the Black-Scholes Option Pricing model and relied on assumptions and inputs provided by the Company. All option models utilize the same assumptions with regard to (i) current valuation, (ii) volatility, (iii) risk-free interest rate, and (iv) time to maturity. The models, however, use different assumptions with regard to the strike price which vary by award.
Omnibus Incentive Plan
On July 12, 2021, the Company entered into the Management Equity Incentive Letter with each of Mr. Felton and Mr. Norell pursuant to which, on February 15, 2022, the Compensation Committee granted to Mr. Felton and Mr. Norell, together with other senior executives, including Anthony Savino, Chief Construction Officer, and Dustin Weber, Chief Financial Officer, restricted stock units (“RSUs”) under the Omnibus Incentive Plan (the "Incentive Plan") that are subject to time-based and, for the named executive officers and certain other executives, eighty percent (80%) of such RSUs also further subject to performance-based vesting, with respect to an aggregate five percent (5%) of the Company’s Class A common stock on a fully diluted basis, excluding the then-outstanding shares of the Company’s Class B common stock or any shares of the Company’s Class A common stock into which such shares of the Company’s Class B common stock are or may be convertible. Subject to continued employment on each applicable vesting date, the time-based RSUs generally vest 33 1/3% on each of the third, fourth and fifth anniversaries of the Closing, and the performance-based RSUs vest with respect to 33 1/3% of the award upon the achievement of the above time-based requirement and the achievement of a hurdle representing a 25% annual compound annual growth rate measured based on an initial value of $10.00 per share.
No RSUs were granted and no stock-based compensation expense was recognized in relation to the Incentive Plan for the year ended December 31, 2021.
Employee Stock Purchase Plan
On December 9, 2021, we adopted the 2021 Employee Stock Purchase Plan, which provides a means by which eligible employees may be given an opportunity to purchase shares of the Company’s Class A common stock. No shares of the Company’s Class A common stock were issued and no stock-based compensation expense was recognized in relation to the 2021 Employee Stock Purchase Plan for the year ended December 31, 2021.

18.Income Taxes
Income tax expense is composed of the following:

	For the year ended December 31,
	2021	2020
Current:
Federal	$—	$—
State	76	23
Total current expense	76	23
Deferred:
Federal	(1,518)	1,851
State	1,737	(1,791)
Total deferred expense	$219	$60
Income tax expense	$295	$83

The following table presents a reconciliation of the income tax benefit computed at the U.S. federal statutory rate and the Company’s income tax expense / (benefit) (in thousands):

	For the year ended December 31,
	2021	2020
Income tax benefit – computed as 21% of pretax loss	$2,793	$(379)
Effect of noncontrolling interests and redeemable noncontrolling interests	(1,491)	1,823
State tax, net of federal benefit	1,138	(1,736)
State valuation allowance	294	339
Transaction costs related to the Merger	(1,713)	—
Effect of tax credits	(28)	(153)
Change in fair value of redeemable warrant and alignment shares liability	(563)	—
Other	(135)	189
Income tax expense	$295	$83
Effective income tax rate	2.2%	(4.6)%
Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. As of December 31, 2021 and 2020, the Company’s deferred tax assets and liabilities are comprised of the following:

	As of December 31,
	2021	2020
Deferred tax assets:
Net operating losses	$42,814	$20,000
Intangible liabilities	807	1,206
Deferred financing costs	271	277
Tax credits	615	810
Deferred site lease	528	73
Asset retirement obligation	2,018	1,154
Stock-based compensation	73	50
Sec. 163(j) interest limitation	11,776	7,947
Total deferred tax assets	$58,902	$31,517
Valuation allowance	(633)	(339)
Net deferred tax assets	$58,269	$31,178
Deferred tax liabilities:
Property, plant and equipment	$(34,918)	$(18,537)
Intangible assets	(784)	(1,089)
Investments in partnerships	(32,170)	(22,553)
Total deferred tax liabilities	(67,872)	(42,179)
Net deferred tax liability	$(9,603)	$(11,001)

As of December 31, 2021 and 2020, the Company had US federal net operating loss carryforwards of $177.4 million and $80.3 million, respectively, available to offset future federal taxable income which will begin to expire in 2034. The Company has federal net operating loss carryforwards of $140.4 million, which can be carried forward indefinitely. As of December 31, 2021 and 2020, the Company had $48.4 million of US federal net operating loss subject to limitation under Internal Revenue Code Section 382. As of December 31, 2021 and 2020, the Company had state net operating loss $87.7 million and $48.6 million, respectively, which will begin to expire in 2022, if not utilized.
The Company regularly assesses the realizability of its deferred tax assets and establishes a valuation allowance if it is more likely than not that some or all of its deferred tax assets will not be realized. The Company evaluates and weighs all available positive and negative evidence such as historic results, future reversals of existing deferred tax liabilities, projected future taxable income, as well as prudent and feasible tax-planning strategies. As of December 31, 2021 and 2020, the Company has recorded a valuation allowance of $0.6 million and $0.3 million, respectively, for its deferred tax assets associated with state net operating losses that are more likely than not to expire.
As of December 31, 2021 and 2020, the Company had, under IRC Sec. 163(j), a gross interest expense limitation carryforward of $45.4 million and $31.0 million, respectively with an indefinite carryforward period.

The Company applies the applicable authoritative guidance which prescribes a comprehensive model for a manner in which a company should recognize, measure, present and disclose in its financial statements all material uncertain tax positions that the Company has taken or expects to take on a tax return. As of December 31, 2021, the Company has no uncertain tax positions. No amounts of interest and penalties were recognized in the Company’s financial statements and the Company’s policy is to present interest and penalties as a component of income tax expense.
On March 27, 2020, the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”) was enacted and signed into law in the United States. The CARES Act includes measures to assist companies, including temporary changes to income and non-income-based tax laws. The Company did not receive a stimulus payment related to the CARES Act and the new law did not have a significant impact on the Company’s consolidated financial statements.
The Company files federal income tax returns and state income tax returns in multiple jurisdictions. The statute of limitation remains open for tax years after 2014.

19.Subsequent Events
The Company has evaluated subsequent events from December 31, 2021 through March 24, 2022, which is the date the audited consolidated financial statements were available to be issued. There are no subsequent events requiring recording or disclosure in the consolidated financial statements.

******

Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 9A. Controls and Procedures

Evaluation of Disclosure Controls and Procedures

Under the supervision and with the participation of our management, including our Co-Chief Executive Officers and Chief Financial Officer, we conducted an evaluation of the effectiveness of our disclosure controls and procedures as of December 31, 2021, as such term is defined in Rules 13a‐15(e) and 15d‐15(e) under the Securities and Exchange Act, as amended (the “Exchange Act”).

Disclosure controls and procedures are designed to ensure that information required to be disclosed in our Exchange Act reports is recorded, processed, summarized, and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including our Co-Chief Executive Officers and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure.

Based on this evaluation of our disclosure controls and procedures, our management, including our Co-Chief Executive Officers and Chief Financial Officer, have concluded that our disclosure controls and procedures were not effective as of December 31, 2021, because of the material weaknesses in our internal control over financial reporting described below.

Management’s Report on Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal controls over financial reporting, as such term is defined in Rule 13a-15(f) under the Exchange Act. Based on our management’s evaluation (with the participation of our Co-Chief Executive Officers and Chief Financial Officer), of the effectiveness of our internal controls over financial reporting as of December 31, 2021, which was based on the framework in the Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, our Co-Chief Executive Officers and Chief Financial Officer have concluded that, as of December 31, 2021, our internal control over financial reporting were not effective as of December 31, 2021, because of the material weaknesses in our internal control over financial reporting described below.

An effective internal control system, no matter how well designed, has inherent limitations, including the possibility of human error or overriding controls, and therefore can provide only reasonable assurance with respect to reliable financial reporting. Because of its inherent limitations, our internal control over financial reporting may not prevent or detect all misstatements, including the possibility of human error, the circumvention or overriding of controls, or fraud. Effective internal controls can only provide reasonable assurance with respect to the preparation and fair presentation of financial statements.

In connection with the preparation of our financial statements for the years ended December 31, 2021, and 2020, prior to our initial public offering, we identified material weaknesses in our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our financial statements will not be prevented or detected on a timely basis.

We have identified material weaknesses in internal control over financial reporting that we are currently working to remediate, which relate to: (a) insufficient qualified personnel, which caused management to be unable to appropriately define responsibilities to create an effective control environment; (b) the lack of a formalized risk assessment process; and (c) selection and development of control activities, including over information technology. These material weaknesses result in an increased risk of material misstatement in the financial statements.

We have concluded that these material weaknesses in internal control over financial reporting are due to Altus’s previous status as a private company with limited resources and which did not have the necessary business processes and related internal controls formally designed and implemented coupled with the appropriate resources with the appropriate level of experience and technical expertise to oversee business processes and controls.

Attestation Report of the Registered Public Accounting Firm

This Annual Report on Form 10‐K does not include an attestation report of our independent registered public accounting firm on internal control over financial reporting due to an exemption established by the JOBS Act for “emerging growth companies”.

Remediation Plan
With the oversight of senior management and our audit committee, we are taking the steps below and plan to take additional measures to remediate the underlying causes of the material weaknesses:
•We have proceeded with steps intended to remediate the insufficient qualified personnel material weakness, including hiring additional finance department employees with appropriate expertise, including a Technical Accounting Manager, Accounts Payable Manager, and Tax Director;

•We have hired a SOX Manager that specializes in internal controls and organizational risk assessment, identification of control activities, controls documentation and the enhancement of ongoing monitoring activities related to the internal controls over financial reporting to address the lack of a formalized risk assessment process; and

•We have proceeded with steps intended to remediate the selection and development of control activities material weakness through the documentation of processes and controls in the financial statement close, reporting and disclosure processes while working to deploy a new enterprise resource planning system designed to improve the accuracy and controls over financial reporting. The new system enhancements and activities are designed to enable us to broaden the scope and quality of our internal reviews of information supporting financial reporting and to formalize and enhance our internal control procedures.

We cannot assure you that the measures we have taken to date, and are continuing to implement, will be sufficient to remediate the material weaknesses we have identified or avoid potential future material weaknesses.

Changes in Internal Control over Financial Reporting

As discussed above, we implemented certain measures to remediate the material weaknesses identified in the design and operation of our internal control over financial reporting. Other than those measures, there have been no changes in our internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the quarter ended December 31, 2021 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Item 9B. Other Information
None.

Item 9C. Disclosure Regarding Foreign Jurisdictions that Prevent Inspections
None.

PART III

Item 10. Directors, Executive Officers and Corporate Governance.
The information required by this Item 10 of Form 10-K regarding Directors, Executive Officers and Corporate Governance will be included in the Proxy Statement to be filed for our 2022 Annual Meeting of Shareholders and is incorporated herein by reference.
We adopted a code of business conduct and ethics that applies to all of our directors, officers and employees, including our principal executive officers, principal financial officer and principal accounting officer, which is available on our website. Our code of business conduct is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on the investors’ section of our website, https://investors.altuspower.com/.
Item 11. Executive Compensation.
The information required by this Item 11 of Form 10-K regarding Executive Compensation will be included in the Proxy Statement to be filed for our 2022 Annual Meeting of Shareholders and is incorporated herein by reference.
Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.
The information required by this Item 12 of Form 10-K regarding Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters will be included in the Proxy Statement to be filed for our 2022 Annual Meeting of Shareholders and is incorporated herein by reference.
Item 13. Certain Relationships and Related Transactions, and Director Independence.
The information required by this Item 13 of Form 10-K regarding Certain Relationships and Related Transactions, and Director Independence will be included in the Proxy Statement to be filed for our 2022 Annual Meeting of Shareholders and is incorporated herein by reference.
Item 14. Principal Accounting Fees and Services.
The information required by this Item 14 of Form 10-K regarding Principal Accounting Fees and Services will be included in the Proxy Statement to be filed for our 2022 Annual Meeting of Shareholders and is incorporated herein by reference.

PART IV

Item 15. Exhibits, Financial Statement Schedules

(a)(1) and (a)(2) Financial Statements and Financial Statement Schedules:

Reference is made to the Index to Financial Statements of the Company under Item 8 of Part II. All financial statement schedules are omitted because they are not applicable, or the amounts are immaterial, not required, or the required information is presented in the financial statements and notes thereto in Item 8 of Part II above.

(b) Exhibits.

Exhibits: The exhibits listed in the accompanying index to exhibits are filed or incorporated by reference as part of this Annual Report on Form 10-K. Exhibits not incorporated by reference to a prior filing are designated by an asterisk (*); all exhibits not so designated are incorporated by reference to a prior filing as indicated.

Exhibit No.	Description
2.1
Business Combination Agreement, dated July 12, 2021, by and among CBRE Acquisition Holdings, Inc., CBAH Merger Sub I, Inc., CBAH Merger Sub II, LLC, Altus Power America Holdings, LLC, APAM Holdings LLC and Altus Power, Inc. (incorporated by reference to Exhibit 2.1 of CBAH’s Current Report on Form 8-K, filed with the SEC on July 13, 2021).

3.1	Third Amended and Restated Certificate of Incorporation of Altus Power, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on December 13, 2021).
3.2	Second Amended and Restated Bylaws of Altus Power, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on December 13, 2021).
4.1
Warrant Agreement, dated December 10, 2020, by and between CBAH and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 of CBAH’s Current Report on Form 8-K, filed with the SEC on December 15, 2020).

4.2	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 of CBAH.’s Registration Statement on Form S-1/A (Reg. No. 333-249958), filed with the SEC on November 20, 2020).
4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 of CBAH’s Registration Statement on Form S-1/A (Reg. No. 333-249958), filed with the SEC on November 20, 2020).
4.4*	Description of Securities
10.1	Commercial Collaboration Agreement, dated July 12, 2021 (incorporated by reference to Exhibit 10.3 of CBAH’s Current Report on Form 8-K, filed with the SEC on July 13, 2021).
10.2	Management Equity Incentive Letter, dated July 12, 2021 (incorporated by reference to Exhibit 10.4 of CBAH’s Current Report on Form 8-K, filed with the SEC on July 13, 2021).
10.3	Class B Letter Agreement, dated July 12, 2021 (incorporated by reference to Exhibit 10.5 of CBAH’s Current Report on Form 8-K, filed with the SEC on July 13, 2021).
10.4	Form of PIPE Subscription Agreement (incorporated by reference to Exhibit 10.6 of CBAH’s Current Report on Form 8-K, filed with the SEC on July 13, 2021).
10.5	Investor Rights Agreement, dated July 12, 2021 (incorporated by reference to Exhibit 10.7 of CBAH’s Current Report on Form 8-K, filed with the SEC on July 13, 2021).
10.6
Second Amended and Restated Promissory Note, dated as of February 16, 2021, by and between CBRE Acquisition Holdings, Inc., a Delaware corporation and CBRE Acquisition Sponsor, LLC (incorporated by reference to Exhibit 10.1 of CBAH’s Annual Report on Form 10-K, filed with the SEC on March 31, 2021).

10.7	Altus Power, Inc. 2021 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.10 of the Company’s Current Report on Form 8-K, filed with the SEC on December 13, 2021).
10.8	Altus Power, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.11 of the Company’s Current Report on Form 8-K, filed with the SEC on December 13, 2021).
10.9	Form of Director and Officer Indemnification Agreement (incorporated by reference to Exhibit 10.12 of the Company’s Current Report on Form 8-K, filed with the SEC on December 13, 2021).
10.10
Amended and Restated Credit Agreement, dated August 25, 2021, by and among ÚPA Finance, LLC, as the borrower, APA Finance Holdings, LLC, as the Equity Holder (as defined therein), BISF Agent LLC, as administrative agent, U.S. Bank National Association, as Collateral Agent, Paying Agent and Document Custodian (each as defined therein) and each lender from time to time party thereto (incorporated by reference to Exhibit 10.12 of CBAH’s Registration Statement on Form S-4/A (Reg. No. 333-258700), filed with the SEC on September 23, 2021).

10.11
Employment Agreement, dated February 15, 2017, by and between Altus Power America Management, LLC and Dustin Weber (incorporated by reference to Exhibit 10.13 of CBAH’s Registration Statement on Form S-4/A (Reg. No. 333-258700), filed with the SEC on September 23, 2021).

10.12
Credit Agreement, dated January 10, 2020 (the “Fifth Third Credit Agreement”), by and among APA Construction Finance, LLC, as the borrower, Fifth Third Bank, National Association, as the joint leader arranger, sole bookrunner, administrative agent, interest rate hedge coordinating agent and collateral agent, Deutsche Bank New York Branch, as joint lead arranger and DSR LC issuing bank, and each of the Project Companies, Tax Equity Holdcos and Lenders (in each case as defined therein) from time to time parties thereto (incorporated by reference to Exhibit 10.14 of CBAH’s Registration Statement on Form S-4/A (Reg. No. 333-258700), filed with the SEC on September 23, 2021).

10.13
First Amendment to the Fifth Third Credit Agreement, dated September 16, 2020, by and among APA Construction Finance, LLC, as borrower, SH MA SOLAR IV, LLC and HA MA SOLAR II, LLC, as Project Companies, Fifth Third Bank, National Association, as administration agent, and the Lenders (in each case as defined therein) parties thereto (incorporated by reference to Exhibit 10.15 of CBAH’s Registration Statement on Form S-4/A (Reg. No. 333-258700), filed with the SEC on September 23, 2021).

10.14
Employment Agreement, dated October 21, 2021, by and between Altus Power, Inc. and Lars Norell (incorporated by reference to Exhibit 10.16 of CBAH’s Registration Statement on Form S-4/A (Reg. No. 333-258700), filed with the SEC on October 28, 2021).

10.15
Employment Agreement, dated October 21 2021, by and between Altus Power, Inc. and Gregg Felton (incorporated by reference to Exhibit 10.17 of CBAH’s Registration Statement on Form S-4/A (Reg. No. 333-258700), filed with the SEC on October 28, 2021).

10.16
Confidential Information, Inventions and Proprietary Rights Agreement, dated October 21, 2021, by and between Altus Power America Management, LLC and Lars Norrell (incorporated by reference to Exhibit 10.18 of CBAH’s Registration Statement on Form S-4/A (Reg. No. 333-258700), filed with the SEC on October 28, 2021).

10.17
Confidential Information, Inventions and Proprietary Rights Agreement, dated October 21, 2021, by and between Altus Power America Management, LLC and Gregg Felton (incorporated by reference to Exhibit 10.19 of CBAH’s Registration Statement on Form S-4/A (Reg. No. 333-258700), filed with the SEC on October 28, 2021).

10.18	Form of Director Offer Letters (incorporated by reference to Exhibit 10.21 of the Company’s Current Report on Form 8-K, filed with the SEC on December 13, 2021).
10.19
Second Amendment to the Fifth Third Credit Agreement, dated December 6, 2021, by and among APA Construction Finance, LLC, as the borrower, BT GA SOLAR LLC, CURRY SOLAR FARM LLC, LIGHTBEAM POWER COMPANY GRIDLEY MAIN LLC, LIGHTBEAM POWER COMPANY GRIDLEY MAIN TWO LLC, NM MA SOLAR II, LLC and HI MA SOLAR, LLC, as Project Companies, Fifth Third Bank, National Association, as administrative agent and collateral agent, and the Lenders (in each case as defined therein) parties thereto (incorporated by reference to Exhibit 10.22 of the Company’s Current Report on Form 8-K, filed with the SEC on December 13, 2021).

10.20
Confidential Information, Inventions and Proprietary Rights Agreement, dated December 29, 2021, by and between Altus Power, Inc. and Anthony Savino (incorporated by reference to Exhibit 10.20 of the Company’s Registration Statement on Form S-1, filed with the SEC on January 10, 2022).

10.21
Confidential Information, Inventions and Proprietary Rights Agreement, dated December 31, 2021, by and between Altus Power, Inc. and Dustin Weber (incorporated by reference to Exhibit 10.21 of the Company’s Registration Statement on Form S-1, filed with the SEC on January 10, 2022).

21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 of the Company’s Current Report on Form 8-K, filed with the SEC on December 13, 2021).
23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm for Altus Power, Inc.
31.1*	Certification of Chief Executive Officer pursuant to Rule 13a-14(a) under the Securities Exchange Act of 1934, as adopted pursuant to §302 of the Sarbanes-Oxley Act of 2002
31.2*	Certification of Chief Financial Officer pursuant to Rule 13a-14(a) under the Securities Exchange Act of 1934, as adopted pursuant to §302 of the Sarbanes-Oxley Act of 2002
32*	Certification of Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002
101.INS*	XBRL Instance Document - the instance document does not appear in the Interactive Data File because its tags are embedded within the inline XBRL document.
101.SCH*	XBRL Taxonomy Extension Schema Document
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	XBRL Taxonomy Extension Label Linkbase Document

101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document
104*	Cover Page Interactive Data File (embedded within the inline XBRL document).

Item 16. Form 10–K Summary.

None.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Altus Power, Inc.

Date: March 24, 2022	By:	/s/ Gregg J. Felton
	Name:	Gregg J. Felton
	Title:	Co-Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Position	Date

/s/ Gregg J. Felton	Co-Chief Executive Officer and Director	March 24, 2022
Gregg J. Felton

/s/ Lars R. Norell	Co-Chief Executive Officer and Director	March 24, 2022
Lars R. Norell

/s/ Dustin L. Weber	Chief Financial Officer	March 24, 2022
Dustin L. Weber

/s/ Christine R. Detrick	Chairperson of the Board	March 24, 2022
Christine R. Detrick

/s/ Richard N. Peretz	Director	March 24, 2022
Richard N. Peretz

/s/ Sharon R. Daley	Director	March 24, 2022
Sharon R. Daley

/s/ William F. Concannon	Director	March 24, 2022
William F. Concannon

/s/ Robert M. Horn	Director	March 24, 2022
Robert M. Horn

/s/ Sarah E. Coyne	Director	March 24, 2022
Sarah E. Coyne

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-262072
PROSPECTUS SUPPLEMENT NO. 2
(to Prospectus dated January 21, 2022)

ALTUS POWER, INC.

Primary Offering Of
19,429,167 Shares of Common Stock

Secondary Offering of
156,463,281 Shares of Common Stock
9,366,667 Warrants to Purchase Common Stock

This prospectus supplement amends and supplements the prospectus dated January 21, 2022 (as supplemented or amended from time to time, the “Prospectus”), which forms a part of our Registration Statement on Form S-1 (No. 333-262072). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 16, 2022 (the “Quarterly Report”). Accordingly, we have attached the Quarterly Report to this prospectus supplement. This prospectus supplement is also being filed to update and supplement the information in the Prospectus with certain information contained in our Annual Proxy on Form DEF14A, filed with the Securities and Exchange Commission on April 13, 2022 (the “Annual Proxy Statement”). Accordingly, we have attached the Annual Proxy Statement to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the issuance by us of up to an aggregate of (i) 10,062,500 shares of our Class A common stock that may be issued upon exercise of warrants to purchase Class A common stock at an exercise price of $11.00 per share (the “Public Warrants”) issued by CBRE Acquisition Holdings, Inc. (“CBAH”) in its initial public offering; and (ii) 9,366,667 shares of our Class A common stock that may be issued upon exercise of warrants at an exercise price of $11.00 per share that, in the case of 7,366,667 of such warrants, were originally sold to CBRE Acquisition Sponsor, LLC (the “Sponsor”) in a private placement consummated simultaneously with CBAH’s IPO, and, in the case of 2,000,000 of such warrants, were issued to the Sponsor in full settlement of a second amended and restated promissory note entered into between CBAH and the Sponsor (such 9,366,667 warrants, the “Private Placement Warrants” and, together with the Public Warrants, the “Warrants”).

The Prospectus and this prospectus supplement also relate to the offer and sale, from time to time, by the selling securityholders named in the Prospectus (the “Selling Securityholders”), or any of their permitted transferees, of (i) 9,366,667 Private Placement Warrants; (ii) up to an aggregate of 9,366,667 shares of our Class A common stock that may be issued upon exercise of the Private Placement Warrants held by the Selling Securityholders; (iii) up to an aggregate of 42,500,000 shares of our Class A common stock that were issued to certain investors (collectively, the “PIPE Investors”) in a private placement in connection with the closing of the Business Combination (as defined herein); (iv) up to an aggregate of 89,999,976 shares of Class A common stock that were issued to certain affiliates of Altus (collectively, the “Altus Affiliates”) pursuant to the Business Combination Agreement (as defined herein); and (v) up to an aggregate 14,596,638 shares of Class A common stock issuable upon conversion (at the maximum conversion value) of all 1,408,750 of our Alignment Shares, or Class B common stock, par value $0.0001 per share (“Alignment Shares” or “Class B Common Stock”) held by certain Selling Securityholders. The Prospectus and this prospectus supplement also cover any additional securities that may become issuable by reason of stock dividends, stock splits, recapitalization or similar transactions.

We will not receive any proceeds from the sale of shares of Class A common stock or warrants by the Selling Securityholders pursuant to the Prospectus and this prospectus supplement, except with respect to amounts received by us upon exercise of the warrants to the extent such warrants are exercised for cash. However, we will pay the expenses, other than underwriting discounts and commissions and certain expenses incurred by the Selling Securityholders in disposing of the securities, associated with the sale of securities pursuant to the Prospectus and this prospectus supplement.

Our registration of the securities covered by the Prospectus and this prospectus supplement does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the securities. The Selling Securityholders and any of their permitted transferees may offer and sell the securities covered by the Prospectus and this prospectus supplement in a number of different ways and at varying prices. Additional information on the Selling Securityholders, and the times and manner in which they may offer and sell the securities under the Prospectus and this prospectus supplement, is provided under “Selling Securityholders” and “Plan of Distribution” in the Prospectus.

You should read the Prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our Class A common stock and warrants are listed on the New York Stock Exchange (the “NYSE”) under the symbols “AMPS” and “AMPS WS”, respectively. On May 13, 2022, the closing price of our Class A common stock was $4.95 per share and the closing price of our warrants was $0.75 per share.

We are an “emerging growth company” as such term is defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 14 of the Prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued under the Prospectus or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 16, 2022.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 10-Q
(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended March 31, 2022

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from to

Commission file number 001-04321
ALTUS POWER, INC.
(Exact name of registrant as specified in its charter)

Delaware		85-3448396
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

2200 Atlantic Street, Sixth Floor
Stamford,	CT	06902
(Address of Principal Executive Offices)		(Zip Code)
(203)-698-0090
Registrant's telephone number, including area code

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	AMPS	New York Stock Exchange
Warrants to purchase one share of common stock, each at an exercise price of $11.00	AMPS.WS	New York Stock Exchange

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports); and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).     Yes  ☒   No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).     Yes   ☐     No  ☒

APPLICABLE ONLY TO REGISTRANTS INVOLVED IN BANKRUPTCY

PROCEEDINGS DURING THE PRECEDING FIVE YEARS:

    Indicate by check mark whether the registrant has filed all documents and reports required to be filed by Section 12, 13 or 15(d) of the Securities Exchange Act of 1934 subsequent to the distribution of securities under a plan confirmed by a court.
☐  Yes ☒ No
APPLICABLE ONLY TO CORPORATE ISSUERS:

As of May 6, 2022, there were 153,650,851 shares of Class A common stock outstanding and 1,207,500 shares of Class B common stock outstanding.

Part I. Financial Statements
Item 1. Financial Statements
Altus Power, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2022	2021
Operating revenues, net	$19,199	$12,471
Operating expenses
Cost of operations (exclusive of depreciation and amortization shown separately below)	4,064	2,920
General and administrative	6,384	3,226
Depreciation, amortization and accretion expense	6,822	4,388
Acquisition and entity formation costs	294	147
Loss (gain) on fair value remeasurement of contingent consideration	169	(1,275)
Stock-based compensation	1,305	37
Total operating expenses	$19,038	$9,443
Operating income	161	3,028
Other (income) expense
Change in fair value of redeemable warrant liability	(18,458)	—
Change in fair value of alignment shares liability	(46,346)	—
Other expense (income), net	15	(111)
Interest expense, net	4,938	3,913
Total other (income) expense	$(59,851)	$3,802
Income (loss) before income tax benefit	$60,012	$(774)
Income tax benefit	123	1,037
Net income	$60,135	$263
Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	(284)	(699)
Net income attributable to Altus Power, Inc.	$60,419	$962
Net income per share attributable to common stockholders
Basic	$0.39	$0.01
Diluted	$0.39	$0.01
Weighted average shares used to compute net income per share attributable to common stockholders
Basic	152,662,512	88,741,089
Diluted	153,586,538	89,991,570
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Altus Power, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(In thousands, except share and per share data)

	As of March 31, 2022	As of December 31, 2021
Assets
Current assets:
Cash	$318,177	$325,983
Current portion of restricted cash	2,558	2,544
Accounts receivable, net	8,494	9,218
Other current assets	6,619	6,659
Total current assets	335,848	344,404
Restricted cash, noncurrent portion	1,794	1,794
Property, plant and equipment, net	745,991	745,711
Intangible assets, net	16,377	16,702
Goodwill	601	601
Other assets	3,738	4,037
Total assets	$1,104,349	$1,113,249
Liabilities, redeemable noncontrolling interests, and stockholders' equity
Current liabilities:
Accounts payable	$2,394	$3,591
Interest payable	4,362	4,494
Current portion of long-term debt, net	21,218	21,143
Other current liabilities	3,499	3,663
Total current liabilities	31,473	32,891
Redeemable warrant liability	31,475	49,933
Alignment shares liability	81,113	127,474
Long-term debt, net of unamortized debt issuance costs and current portion	521,869	524,837
Intangible liabilities, net	12,847	13,758
Asset retirement obligations	7,688	7,628
Deferred tax liabilities, net	9,473	9,603
Other long-term liabilities	6,698	5,587
Total liabilities	$702,636	$771,711
Commitments and contingent liabilities (Note 9)
Redeemable noncontrolling interests	15,407	15,527
Stockholders' equity
Common stock $0.0001 par value; 988,591,250 shares authorized as of March 31, 2022, and December 31, 2021; 153,648,830 shares issued and outstanding as of March 31, 2022, and December 31, 2021	15	15
Preferred stock $0.0001 par value; 10,000,000 shares authorized, zero shares issued and outstanding as of March 31, 2022, and December 31, 2021	—	—
Additional paid-in capital	406,867	406,259
Accumulated deficit	(40,937)	(101,356)
Total stockholders' equity	$365,945	$304,918
Noncontrolling interests	20,361	21,093
Total equity	$386,306	$326,011
Total liabilities, noncontrolling interests, and stockholders' equity	$1,104,349	$1,113,249

The following table presents the assets and liabilities of the consolidated variable interest entities (Refer to Note 4).

(In thousands)	As of March 31, 2022	As of December 31, 2021
Assets of consolidated VIEs, included in total assets above:
Cash	$7,147	$7,524
Current portion of restricted cash	1,763	1,763
Accounts receivable, net	2,424	2,444
Other current assets	1,665	1,400
Restricted cash, noncurrent portion	1,122	1,122
Property, plant and equipment, net	361,002	363,991
Intangible assets, net	5,693	6,909
Other assets	953	739
Total assets of consolidated VIEs	$381,769	$385,892
Liabilities of consolidated VIEs, included in total liabilities above:
Accounts payable	$362	$419
Current portion of long-term debt, net	2,958	2,457
Other current liabilities	746	776
Long-term debt, net of unamortized debt issuance costs and current portion	33,652	34,022
Intangible liabilities, net	1,441	2,420
Asset retirement obligations	4,070	3,988
Other long-term liabilities	637	548
Total liabilities of consolidated VIEs	$43,866	$44,630
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Altus Power, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
(unaudited)
(In thousands, except share data)

	Common Stock		Additional Paid-in Capital	Retained Earnings (Accumulated Deficit)	Total Stockholders' Equity (Deficit)	Non Controlling Interests	Total Equity (Deficit)
	Shares	Amount
As of December 31, 2020 (as previously reported)	1,029	$1	$2,033	$(80,802)	$(78,768)	$14,016	$(64,752)
Retroactive application of recapitalization	89,998,947	8	203,739	—	203,747	—	203,747
As of December 31, 2020, effect of reverse acquisition	89,999,976	$9	$205,772	$(80,802)	$124,979	$14,016	$138,995
Accretion of Series A preferred stock	—	—	533	(533)	—	—	—
Stock-based compensation	—	—	37	—	37	—	37
Accrued dividends and commitment fees on Series A preferred stock	—	—	4,216	(4,216)	—	—	—
Payment of dividends and commitment fees on Series A preferred stock	—	—	(8,380)	—	(8,380)	—	(8,380)
Cash distributions to noncontrolling interests	—	—	—	—	—	(260)	(260)
Accrued distributions to noncontrolling interests	—	—	—	—	—	(146)	(146)
Net income	—	—	—	962	962	1,148	2,110
As of March 31, 2021	89,999,976	9	202,178	(84,589)	117,598	14,758	132,356

	Common Stock		Additional Paid-in Capital	Retained Earnings (Accumulated Deficit)	Total Stockholders' Equity (Deficit)	Non Controlling Interests	Total Equity (Deficit)
	Shares	Amount
As of December 31, 2021	153,648,830	$15	$406,259	$(101,356)	$304,918	$21,093	$326,011
Stock-based compensation	—	—	1,305	—	1,305	—	1,305
Cash distributions to noncontrolling interests	—	—	—	—	—	(330)	(330)
Equity issuance costs	—	—	(712)	—	(712)	—	(712)
Conversion of alignment shares to Class A Common Stock and exercised warrants	—	—	15	—	15	—	15
Net income (loss)	—	—	—	60,419	60,419	(402)	60,017
As of March 31, 2022	153,648,830	$15	$406,867	$(40,937)	$365,945	$20,361	$386,306
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Altus Power, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(In thousands)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities
Net income	$60,135	$263
Adjustments to reconcile net income to net cash from operating activities:
Depreciation, amortization and accretion	6,822	4,388
Unrealized gain on interest rate swaps	(901)	(562)
Deferred tax benefit	(130)	(1,057)
Amortization of debt discount and financing costs	711	722
Change in fair value of redeemable warrant liability	(18,458)	—
Change in fair value of alignment shares liability	(46,346)	—
Remeasurement of contingent consideration	169	(1,275)
Stock-based compensation	1,305	37
Other	283	(19)
Changes in assets and liabilities, excluding the effect of acquisitions
Accounts receivable	724	(980)
Other assets	769	(286)
Accounts payable	(1,197)	1,566
Interest payable	(99)	757
Other liabilities	(288)	(332)
Net cash provided by operating activities	3,499	3,222
Cash flows used for investing activities
Capital expenditures	(6,571)	(2,210)
Payments to acquire businesses, net of cash and restricted cash acquired	—	(1,493)
Payments to acquire renewable energy facilities from third parties, net of cash and restricted cash acquired	—	(4,968)
Net cash used for investing activities	(6,571)	(8,671)
Cash flows used for financing activities
Proceeds from issuance of long-term debt	—	7,396
Repayment of long-term debt	(3,411)	(6,693)
Payment of debt issuance costs	(29)	—
Payment of dividends and commitment fees on Series A preferred stock	—	(8,379)
Payment of contingent consideration	—	(53)
Payment of equity issuance costs	(712)	—
Distributions to noncontrolling interests	(568)	(472)
Net cash used for financing activities	(4,720)	(8,201)
Net decrease in cash and restricted cash	(7,792)	(13,650)
Cash and restricted cash, beginning of period	330,321	38,206
Cash and restricted cash, end of period	$322,529	$24,556
Supplemental cash flow disclosure
Cash paid for interest, net of amounts capitalized	$4,935	$3,051
Cash paid for taxes	—	5
Non-cash investing and financing activities
Asset retirement obligations	$—	$131
Acquisitions of property and equipment included in other current liabilities	1,066	354
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

1.General
Company Overview
Altus Power, Inc., a Delaware corporation (the “Company” or "Altus"), headquartered in Stamford, Connecticut, develops, owns, constructs and operates large-scale roof, ground and carport-based photovoltaic solar energy generation and storage systems, for the purpose of producing and selling electricity to credit worthy counterparties, including commercial and industrial, public sector and community solar customers, under long-term contracts. The Solar energy facilities are owned by the Company in project specific limited liability companies (the “Solar Facility Subsidiaries”).
On December 9, 2021 (the "Closing Date"), CBRE Acquisition Holdings, Inc. ("CBAH"), a special purpose acquisition company, consummated the business combination pursuant to the terms of the business combination agreement entered into on July 12, 2021 (the "Business Combination Agreement"), whereby, among other things, CBAH Merger Sub I, Inc. ("First Merger Sub") merged with and into Altus Power, Inc. (f/k/a Altus Power America, Inc.) ("Legacy Altus") with Legacy Altus continuing as the surviving corporation, and immediately thereafter Legacy Altus merged with and into CBAH Merger Sub II, Inc. ("Second Merger Sub") with Second Merger Sub continuing as the surviving entity and as a wholly owned subsidiary of CBAH (together with the merger with the First Merger Sub, the “Merger”). In connection with the closing of the Merger, CBAH changed its name to "Altus Power, Inc." and CBAH Merger Sub II (after merger with Legacy Altus) changed its name to "Altus Power, LLC".
COVID-19
The spike of a novel strain of coronavirus (“COVID-19”) in the first quarter of 2020 caused significant volatility in the U.S. markets that remain ongoing. In response to the COVID-19 pandemic, federal, state, local, and foreign governments put in place, and in the future may again put in place, travel restrictions, quarantines, “stay at home” orders and guidelines, and similar government orders and restrictions, in an attempt to control the spread of the disease. Such restrictions or orders resulted in, and in the future may result in, business closures, work stoppages, slowdowns and delays, among other effects that negatively impacted, and in the future may negatively impact, our operations, as well as the operations of our customers and business partners. In addition, COVID-19 has caused disruptions to the supply chain across the global economy, including within the solar industry, and we are working with our equipment suppliers to minimize disruptions to our operations. Certain suppliers have experienced, and may continue to experience, delays and increased costs related to a variety of factors, including logistical delays and component shortages from upstream vendors. Based on the challenges described above, such as supply chain and logistical delays, such results have had and will continue to have a material adverse effect on our business, operations, financial condition, results of operations, and cash flows.

2.Significant Accounting Policies
Basis of Presentation and Principles of Consolidation
The Company prepares its unaudited condensed consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and regulations of the U.S. Securities and Exchange Commission ("SEC") for interim financial reporting. The Company’s condensed consolidated financial statements include the results of wholly-owned and partially-owned subsidiaries in which the Company has a controlling interest. All intercompany balances and transactions have been eliminated in consolidation.
Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. Accordingly, these unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2021 filed with the Company’s 2021 annual report on Form 10-K on March 24, 2022, and the related notes which provide a more complete discussion of the Company’s accounting policies and certain other information. The information as of December 31, 2021, included in the condensed consolidated balance sheets was derived from the Company’s audited consolidated financial statements. The condensed consolidated financial statements were prepared on the same basis as the audited consolidated financial statements and reflect all adjustments, including normal recurring adjustments, which are, in the opinion of management, necessary for a fair statement of the Company’s financial position as of March 31, 2022, and the results of operations and cash flows for the three months ended March 31, 2022, and 2021. The results of operations for the three months ended March 31, 2022, are not necessarily indicative of the results that may be expected for the full year or any other future interim or annual period.
Use of Estimates
The preparation of condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the condensed consolidated financial statements and accompanying notes. Actual results could differ materially from those estimates.
In recording transactions and balances resulting from business operations, the Company uses estimates based on the best information available. Estimates are used for such items as the fair value of net assets acquired in connection with accounting for business combinations, the useful lives of the solar energy facilities, and inputs and assumptions used in the valuation of asset retirement obligations (“AROs”), contingent consideration, and alignment shares.
Segment Information
Operating segments are defined as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision makers are the co-chief executive officers. Based on the financial information presented to and reviewed by the chief operating decision makers in deciding how to allocate the resources and in assessing the performance of the Company, the Company has determined it operates as a single operating segment and has one reportable segment, which includes revenue under power purchase agreements, revenue from net metering credit agreements, solar renewable energy certificate revenue, rental income, performance based incentives and other revenue. The Company’s principal operations, revenue and decision-making functions are located in the United States.
Cash and Restricted Cash
Cash includes all cash balances on deposit with financial institutions that are denominated in U.S. dollars. Pursuant to the budgeting process, the Company maintains certain cash on hand for possible equipment replacement related costs.
The Company records cash that is restricted as to withdrawal or use under the terms of certain contractual agreements as restricted cash. Restricted cash is included in current portion of restricted cash and restricted cash, noncurrent portion on the condensed consolidated balance sheets and includes cash held with financial institutions for cash collateralized letters of credit pursuant to various financing and construction agreements.

The following table provides a reconciliation of cash and restricted cash reported within the condensed consolidated balance sheets. Cash and restricted cash consist of the following:

	As of March 31, 2022	As of December 31, 2021
Cash	$318,177	$325,983
Current portion of restricted cash	2,558	2,544
Restricted cash, noncurrent portion	1,794	1,794
Total	$322,529	$330,321
Concentration of Credit Risk
The Company maintains its cash in bank deposit accounts which, at times, may exceed Federal Deposit Insurance Corporation insurance limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash balances.
The Company had no customers that accounted for over 10% of total accounts receivable as of March 31, 2022, and one customer that accounted for 11.7% of total revenue for the three months ended March 31, 2022.
The Company had two customers that individually accounted for 16.0% and 11.7% of total accounts receivable as of December 31, 2021, and one customer that accounted for 13.2% of total revenue for the three months ended March 31, 2021.
Accounting Pronouncements
As a public company, the Company is provided the option to adopt new or revised accounting guidance as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) either (1) within the same periods as those otherwise applicable to public business entities, or (2) within the same time periods as non-public business entities, including early adoption when permissible. The Company expects to elect to adopt new or revised accounting guidance within the same time period as non-public business entities, as indicated below.
Recent Accounting Pronouncements Adopted
In December 2019, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2019-12, Income Taxes (Topic 740), which simplifies the accounting for income taxes, primarily by eliminating certain exceptions to ASC 740. This standard is effective for fiscal periods beginning after December 15, 2020. The Company has adopted this standard as of the first quarter of 2021 and did not have a material impact on the condensed consolidated financial statements.
Recent Accounting Pronouncements Not Yet Adopted
In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which primarily changes the lessee’s accounting for operating leases by requiring recognition of lease right-of-use assets and lease liabilities. This standard is effective for annual reporting periods beginning after December 15, 2021. The Company expects to adopt this guidance in fiscal year 2022. The Company is continuing the analysis of the contractual arrangements that may qualify as leases under the new standard and expects the most significant impact will be the recognition of the right-of-use assets and lease liabilities on the consolidated balance sheets.
In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments and has since released various amendments including ASU No. 2019-04. The new standard generally applies to financial assets and requires those assets to be reported at the amount expected to be realized. The ASU is effective for fiscal years beginning after December 15, 2022, and interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact of this guidance on its consolidated financial statements.

3.Revenue and Accounts Receivable
Disaggregation of Revenue
The following table presents the detail of revenues as recorded in the unaudited condensed consolidated statements of operations:

	Three Months Ended March 31,
	2022	2021
Revenue under power purchase agreements	$4,182	$3,132
Revenue from net metering credit agreements	3,910	2,944
Solar renewable energy certificate revenue	9,531	5,565
Rental income	644	114
Performance based incentives	359	551
Other revenue	573	165
Total	$19,199	$12,471
Accounts receivable
The following table presents the detail of receivables as recorded in accounts receivable in the unaudited condensed consolidated balance sheets:

	As of March 31, 2022	As of December 31, 2021
Power purchase agreements	$2,378	$1,678
Net metering credit agreements	2,972	3,322
Solar renewable energy certificates	2,479	3,789
Rental income	355	350
Performance based incentives	99	4
Other	211	75
Total	$8,494	$9,218
Payment is typically received within 30 days for invoiced revenue as part of power purchase agreements (“PPAs”) and net metering credit agreements (“NMCAs”). Receipt of payment relative to invoice date varies by customer for renewable energy certificates ("RECs"). The Company does not have any other significant contract asset or liability balances related to revenues. As of March 31, 2022, and December 31, 2021, the Company determined that the allowance for uncollectible accounts is $0.4 million and $0.4 million, respectively.
4.Variable Interest Entity
The Company consolidates all variable interest entities (“VIEs”) in which it holds a variable interest and is deemed to be the primary beneficiary of the variable interest entity. Generally, a VIE is an entity with at least one of the following conditions: (a) the total equity investment at risk is insufficient to allow the entity to finance its activities without additional subordinated financial support, or (b) the holders of the equity investment at risk, as a group, lack the characteristics of having a controlling financial interest. The primary beneficiary of a VIE is required to consolidate the VIE and to disclose certain information about its significant variable interests in the VIE. The primary beneficiary of a VIE is the entity that has both 1) the power to direct the activities that most significantly impact the entity’s economic performance and 2) the obligations to absorb losses or receive benefits that could potentially be significant to the VIE.
The Company participates in certain partnership arrangements that qualify as VIEs. Consolidated VIEs consist of tax equity financing arrangements and partnerships in which an investor holds a noncontrolling interest and does not have substantive kick-out or participating rights. The Company, through its subsidiaries, is the primary beneficiary of such VIEs, because as the manager, it has the power to direct the day-to-day operating activities of the entity. In addition, the Company is exposed to economics that could potentially be significant to the entity given its ownership interest, therefore, has consolidated the VIEs as of March 31, 2022, and December 31, 2021. No VIEs were deconsolidated during the three months ended March 31, 2022 and 2021.
The obligations of the consolidated VIEs discussed in the following paragraphs are nonrecourse to the Company. In certain instances where the Company establishes a new tax equity structure, the Company is required to provide liquidity in accordance with the contractual agreements. The Company has no requirement to provide liquidity to purchase assets or guarantee performance of the VIEs unless further noted in the following paragraphs. The Company made certain contributions during the three months ended March 31, 2022 and 2021, as determined in the respective operating agreement.
The carrying amounts and classification of the consolidated VIE assets and liabilities included in condensed consolidated balance sheets are as follows:

	As of March 31, 2022	As of December 31, 2021
Current assets	$12,999	$13,131
Non-current assets	368,770	372,761
Total assets	$381,769	$385,892
Current liabilities	$4,066	$3,652
Non-current liabilities	39,800	40,978
Total liabilities	$43,866	$44,630
The amounts shown in the table above exclude intercompany balances which are eliminated upon consolidation. All of the assets in the table above are restricted for settlement of the VIE obligations, and all of the liabilities in the table above can only be settled using VIE resources.
The Company has not identified any VIEs during the three months ended March 31, 2022 and 2021, for which the Company determined that it is not the primary beneficiary and thus did not consolidate.
The Company considered qualitative and quantitative factors in determining which VIEs are deemed significant. During both the three months ended March 31, 2022 and the year ended December 31, 2021, the Company consolidated twenty-five VIEs. No VIEs were deemed significant as of March 31, 2022 and December 31, 2021.
5.Debt

	As of March 31, 2022	As of December 31, 2021	Interest Type	Weighted average interest rate
Long-term debt
Amended rated term loan	$496,607	$499,750	Fixed	3.51%
Construction loans	5,593	5,593	Floating	2.46%
Term loans	12,693	12,818	Floating	2.46%
Financing lease obligations	37,731	37,601	Imputed	3.65%
Total principal due for long-term debt	552,624	555,762
Unamortized discounts and premiums	(147)	(176)
Unamortized deferred financing costs	(9,390)	(9,606)
Less: Current portion of long-term debt	21,218	21,143
Long-term debt, less current portion	$521,869	$524,837
Amended Rated Term Loan

As part of the Blackstone Capital Facility, APA Finance, LLC (“APAF”), a wholly owned subsidiary of the Company, entered into a $251.0 million term loan facility with Blackstone Insurance Solutions ("BIS") through a consortium of lenders, which consists of investment grade-rated Class A and Class B notes (the "Rated Term Loan").
On August 25, 2021, APAF entered into an Amended and Restated Credit Agreement with BIS to refinance the Rated Term Loan (hereby referred to as the “Amended Rated Term Loan”). The Amended Rated Term Loan added an additional $135.6 million to the facility, bringing the aggregate facility to $503.0 million. The Amended Rated Term Loan has a weighted average 3.51% annual fixed rate, reduced from the previous weighted average rate of 3.70%, and matures on February 29, 2056 (“Final Maturity Date”).
The Amended Rated Term Loan amortizes at an initial rate of 2.5% of outstanding principal per annum for a period of 8 years at which point the amortization steps up to 4% per annum until September 30, 2031 (“Anticipated Repayment Date”). After the Anticipated Repayment Date, the loan becomes fully-amortizing, and all available cash is used to pay down principal until the Final Maturity Date.
As of March 31, 2022, the outstanding principal balance of the Rated Term Loan was $496.6 million less unamortized debt discount and loan issuance costs totaling $8.2 million. As of December 31, 2021, the outstanding principal balance of the Rated Term Loan was $500.0 million less unamortized debt discount and loan issuance costs totaling $8.4 million.
As of March 31, 2022, and December 31, 2021, the Company was in compliance with all covenants, except the delivery of the APAF audited consolidated financial statements, for which the Company obtained a waiver to extend the financial statement reporting deliverable due dates. The Company expects to deliver the audited financial statements before the extended reporting deliverable due dates.
Construction Facilities
Construction Loan to Term Loan Facility and Letters of Credit Facilities
On January 10, 2020, APA Construction Finance, LLC (“APACF”) a wholly-owned subsidiary of the Company, entered into a credit agreement with Fifth Third Bank, National Association and Deutsche Bank AG New York Branch to fund the development and construction of future solar facilities (“Construction Loan to Term Loan Facility”). The Construction Loan to Term Loan Facility includes a construction loan commitment of $187.5 million and a letter of credit commitment of $12.5 million, which can be drawn until January 10, 2023.
The construction loan commitment can convert to a term loan upon commercial operation of a particular solar energy facility. In addition, the Construction Loan to Term Loan Facility accrued a commitment fee at a rate equal to 0.50% per year of the daily unused amount of the commitment. As of March 31, 2022, the outstanding principal balances of the construction loan and term loan were $5.6 million and $12.2 million, respectively. As of December 31, 2021, the outstanding principal balances of the construction loan and term loan were $5.6 million and $12.3 million, respectively. As of March 31, 2022, and December 31, 2021, the Company had an unused borrowing capacity of $169.7 million. For the three months ended March 31, 2022, and 2021 the Company incurred interest costs associated with outstanding construction loans totaling zero and $0.1 million, respectively, which were capitalized as part of property, plant and equipment. Also, on October 23, 2020, the Company entered into an additional letters of credit facility with Fifth Third Bank for the total capacity of $10.0 million. The Construction Loan to Term Loan Facility includes various financial and other covenants for APACF and the Company, as guarantor. As of March 31, 2022, and December 31, 2021, the Company was in compliance with all covenants.
As of March 31, 2022, and December 31, 2021, the total letters of credit outstanding with Fifth Third Bank were $10.0 million with an unused capacity of zero. As of March 31, 2022, and December 31, 2021, the total letters of credit outstanding with Deutsche Bank were $0.6 million with an unused capacity of $11.9 million. To the extent liabilities are incurred as a result of the activities covered by the letters of credit, such liabilities are included on the accompanying condensed consolidated balance sheets. From time to time, the Company is required to post financial assurances to satisfy contractual and other requirements generated in the normal course of business. Some of these assurances are posted to comply with federal, state or other government agencies’ statutes and regulations. The Company sometimes uses letters of credit to satisfy these requirements and these letters of credit reduce the Company’s borrowing facility capacity.

Financing Lease Obligations
From time to time, the Company sells equipment to third parties and enters into master lease agreements to lease the equipment back for an agreed-upon term. Due to certain forms of continuous involvement provided by the master lease agreements, sale leaseback accounting is prohibited under ASC 840. Therefore, the Company accounts for these transactions using the financing method by recognizing the sale proceeds as a financing obligation and the assets subject to the sale-leaseback remain on the balance sheet of the Company and are being depreciated. The aggregate proceeds have been recorded as long-term debt within the condensed consolidated balance sheets.
As of March 31, 2022, the Company's recorded financing obligations were $36.6 million, net of $1.1 million of deferred transaction costs. As of December 31, 2021, the Company's recorded financing obligations were $36.5 million, net of $1.1 million of deferred transaction costs. Payments of $0.2 million and zero were made under financing obligations for the three months ended March 31, 2022 and 2021, respectively. Interest expense, inclusive of the amortization of deferred transaction costs for the three months ended March 31, 2022 and 2021, was $0.4 million and zero, respectively.
The table below shows the minimum lease payments under the financing lease obligations for the years ended:

2022	$2,049
2023	2,336
2024	2,340
2025	2,353
2026	2,336
Thereafter	14,993
Total	$26,407
The difference between the outstanding financing lease obligation of $37.7 million and $26.4 million of minimum lease payments, including the residual value guarantee, is due to $13.2 million of investment tax credits claimed by the Lessor, less $2.6 million of the implied interest on financing lease obligation included in minimum lease payments. The remaining difference is due to $0.2 million of interest accrued and a $0.5 million difference between the minimum lease payments and the fair value of the financing lease obligations acquired in the Stellar HI Acquisition (as defined in Note 7, “Acquisitions,” to the Company's audited consolidated annual financial statements included in its 2021 Annual Report on Form 10-K).
6.Fair Value Measurements
The Company measures certain assets and liabilities at fair value, which is defined as the price that would be received from the sale of an asset or paid to transfer a liability (i.e., an exit price) on the measurement date in an orderly transaction between market participants in the principal or most advantageous market for the asset or liability. Our fair value measurements use the following hierarchy, which prioritizes valuation inputs based on the extent to which the inputs are observable in the market.
•Level 1 - Valuation techniques in which all significant inputs are unadjusted quoted prices from active markets for assets or liabilities that are identical to the assets or liabilities being measured.
•Level 2 - Valuation techniques in which significant inputs include quoted prices from active markets for assets or liabilities that are similar to the assets or liabilities being measured and/or quoted prices for assets or liabilities that are identical or similar to the assets or liabilities being measured from markets that are not active. Also, model-derived valuations in which all significant inputs are observable in active markets are Level 2 valuation techniques.
•Level 3 - Valuation techniques in which one or more significant inputs are unobservable. Such inputs reflect our estimate of assumptions that market participants would use to price an asset or liability.
The Company holds various financial instruments that are not required to be recorded at fair value. For cash, restricted cash, accounts receivable, accounts payable, and short-term debt, the carrying amounts approximate fair value due to the short maturity of these instruments.

Redeemable Warrant Liability
CBAH sold 10,062,500 warrants as part of the SAILSM (Stakeholder Aligned Initial Listing) securities in the CBAH initial public offering (which traded separately on the NYSE under the symbol “CBAH WS” prior to the Merger, and following the Merger trade under the symbol “AMPS WS”) (such warrants, the "Redeemable Warrants"). The Redeemable warrants are exercisable for an aggregate of 10,062,500 shares of the Company's Class A common stock, par value $0.0001 per share (the "Class A common stock"), at a purchase price of $11.00 per share. CBAH also issued 7,366,667 warrants to CBRE Acquisition Sponsor, LLC (the “Sponsor”) in a private placement simultaneously with the closing of the CBAH IPO and 2,000,000 warrants to the Sponsor in full settlement of a second amended and restated promissory note with the Sponsor (such warrants, the "Private Placement Warrants"). The Private Placement Warrants are identical to the Redeemable Warrants except that, so long as they are held by the Sponsor, officers or directors or their respective permitted transferees, (i) they will not be redeemable by the Company (except in certain circumstances), (ii) they may be exercised by the holders on a cashless basis, and (iii) they (including the shares of our Class A common stock issuable upon exercise of these warrants) are entitled to registration rights. If the Private Placement Warrants are held by holders other than the Sponsor, officers or directors or their respective permitted transferees, the Private Placement Warrants will become redeemable by the Company in all redemption scenarios and exercisable by the holders on the same basis as the Redeemable Warrants. The Private Placement Warrants will be exercisable for an aggregate of 9,366,667 shares of CBAH Class A common stock at a purchase price of $11.00 per share.
Redeemable warrants, including Private Placement Warrants, are not considered to be “indexed to the Company’s own stock.” This provision precludes the Company from classifying the Redeemable warrants, including Private Placement Warrants, in stockholders’ equity. As the Redeemable warrants, including Private Placement Warrants, meet the definition of a derivative, the Company recorded these warrants as liabilities on the condensed consolidated balance sheet at fair value, with subsequent changes in their respective fair values recognized in the consolidated statements of operations at each reporting date.
As the Redeemable Warrants (other than our Private Placement Warrants) continue to trade separately on the NYSE following the Merger, the Company determines the fair value of the Redeemable Warrants based on the quoted trading price of those warrants. As the inputs are observable and reflect quoted trading price, the overall fair value measurement of the Redeemable Warrants, excluding Private Placement Warrants, is classified as Level 1. The Private Placement Warrants have the same redemption and make-whole provisions as the Redeemable Warrants. Therefore, the fair value of the Private Placement Warrants is equal to the Redeemable Warrants. Private Placement Warrants are considered Level 2 as they are measured at fair value using observable inputs for similar assets in an active market.

	For the three months ended March 31, 2022
	Units	$
Redeemable warrants, beginning balance	19,429,167	$49,933
Warrants exercised	(10)	—
Forfeiture of fractional warrants	(13)	—
Fair value remeasurement	—	(18,458)
Redeemable warrants, ending balance	19,429,144	$31,475
Alignment Shares Liability
The Company has 1,408,750 Alignment shares outstanding, all of which are held by the Sponsor, certain former officers of CBAH (such officers, together with the Sponsor, the “Sponsor Parties”) and former CBAH directors. The Alignment shares will automatically convert into shares of Class A common stock based upon the Total Return (as defined in Exhibit 4.4 to our 2021 Annual Report on Form 10-K) on the Class A common stock as of the relevant measurement date over each of the seven fiscal years following the Merger.
Upon the consummation of the Merger, Alignment shares have no continuing service requirement and do not create an unconditional obligation requiring the Company to redeem the instruments by transferring assets. In addition, the shares convert to a variable number of Class A common stock depending on the trading price of the Class A common stock and dividends paid/payable to the holders of Class A common stock. Therefore, the shares do not represent an obligation or a conditional obligation to issue a variable number of shares with a monetary value based on any of the criteria in ASC 480, Distinguishing Liabilities From Equity. The Company determined that the Alignment shares meet the definition of a derivative because they contain (i) an underlying (Class A common stock price), (ii) a notional amount (a fixed number of Class B common stock), (iii) no or minimal initial net investment (the Sponsor paid a de minimis amount which is less than the estimated fair value of the shares), and (iv) net settleable through a conversion of the Alignment shares into Class A shares. As such, the Company concluded that the Alignment shares meet the definition of a derivative, which will be presented at fair value each reporting period, with changes in fair value recorded through earnings.
The Company estimates the fair value of outstanding Alignment shares using a Monte Carlo simulation valuation model utilizing a distribution of potential outcomes based on a set of underlying assumptions such as stock price, volatility, and risk-free interest rate. As volatility of 69% and risk-free interest rate of 2.4% are not observable inputs, the overall fair value measurement of Alignment shares is classified as Level 3. Unobservable inputs can be volatile and a change in those inputs might result in a significantly higher or lower fair value measurement of Alignment shares.

	For the three months ended March 31, 2022
	Shares	$
Beginning balance	1,408,750	$127,474
Alignment shares converted	(201,250)	(15)
Alignment shares forfeited	—	—
Fair value remeasurement	—	(46,346)
Ending balance	1,207,500	$81,113
Contingent Consideration
Solar Acquisition
In connection with the Solar Acquisition (as defined in Note 7, “Acquisitions,” to our audited consolidated annual financial statements included in our 2021 Annual Report on Form 10-K) on December 22, 2020, contingent consideration of up to an aggregate of $10.5 million may be payable upon achieving certain market power rates and actual power volumes generated by the acquired solar energy facilities. The Company estimated the fair value of the contingent consideration for future earnout payments using a Monte-Carlo simulation model. Significant assumptions used in the measurement include the estimated volumes of power generation of acquired solar energy facilities during the 18-36-month period since the acquisition date, market power rates during the 36-month period, and the risk-adjusted discount rate associated with the business. As the inputs are not observable, the overall fair value measurement of the contingent consideration is classified as Level 3. Liability for the contingent consideration is included in other long-term liabilities in the condensed consolidated balance sheets at the estimated fair value of $3.0 million and $2.3 million as of March 31, 2022 and December 31, 2021, respectively. Loss on fair value remeasurement of contingent consideration related to the Solar Acquisition of $0.7 million was recorded within operating income in the condensed consolidated statements of operations for the three months ended March 31, 2022. Gain on fair value remeasurement of contingent consideration of $1.3 million was recorded within operating income in the condensed consolidated statements of operations for the three months ended March 31, 2021. Loss and gain were recorded due to changes in significant assumptions used in the measurement, including the actual versus estimated volumes of power generation of acquired solar energy facilities and market power rates.
Other
Gain on fair value remeasurement of other contingent consideration of $0.5 million was recorded within operating income in the condensed consolidated statements of operations for the three months ended March 31, 2022. No gain or loss on fair value remeasurement of contingent consideration was recorded for the three months ended March 31, 2021.
7.Equity
As of both March 31, 2022, and December 31, 2021, the Company had authorized and issued 988,591,250 and 153,648,830 of Class A common stock, respectively. Class A common stock entitles the holder to one vote on all matters submitted to a vote of the Company’s stockholders. Common stockholders are entitled to receive dividends, as may be declared by the

Company’s board of directors. As of March 31, 2022, and December 31, 2021, no common stock dividends have been declared.
As of both March 31, 2022, and December 31, 2021, the Company had 1,408,750 authorized and issued shares of Class B common stock, also referred to as the Alignment Shares. Refer to Note 6, "Fair Value Measurements," for further details.
8.Redeemable Noncontrolling Interests
The changes in the components of redeemable noncontrolling interests are presented in the table below:

	For the three months ended March 31,
	2022	2021
Redeemable noncontrolling interest, beginning balance	$15,527	$18,311
Cash distributions	(238)	(212)
Accrued distributions to noncontrolling interests	—	(102)
Net income (loss) attributable to redeemable noncontrolling interest	118	(1,847)
Redeemable noncontrolling interest, ending balance	$15,407	$16,150
9.Commitments and Contingencies
Legal
The Company is a party to a number of claims and governmental proceedings which are ordinary, routine matters incidental to its business. In addition, in the ordinary course of business the Company periodically has disputes with vendors and customers. The outcomes of these matters are not expected to have, either individually or in the aggregate, a material adverse effect on the Company’s financial position or results of operations.
Performance Guarantee Obligations
The Company guarantees certain specified minimum solar energy production output under the Company’s PPA agreements, generally over a term of 10, 15 or 25 years. The solar energy systems are monitored to ensure these outputs are achieved. The Company evaluates if any amounts are due to customers based upon not meeting the guaranteed solar energy production outputs at each reporting period end. As of March 31, 2022, and December 31, 2021, the guaranteed minimum solar energy production has been met and the Company has recorded no performance guarantee obligations.
Leases
The Company has operating leases for land and buildings. For three months ended March 31, 2022, and 2021, the Company recorded site lease expenses under these agreements totaling $1.3 million and $0.9 million, respectively of which are recorded in cost of operations in the condensed consolidated statements of operations. As of March 31, 2022, and December 31, 2021, $2.6 million and $2.1 million, respectively, have been recorded as other long-term liabilities on the condensed consolidated balance sheets relating to the difference between actual lease payments and straight-line lease expense.

10.Related Party Transactions
There were no amounts due to or from related parties as of March 31, 2022, and December 31, 2021. Additionally, in the normal course of business, the Company conducts transactions with affiliates, such as:
Blackstone Subsidiaries as Amended Rated Term Loan Lender
The Company incurs interest expense on the Amended Rated Term Loan. During the three months ended March 31, 2022 and 2021, the total related party interest expense associated with the Amended Rated Term Loan was $4.4 million and $3.3 million, respectively, and is recorded as interest expense in the accompanying condensed consolidated statements of operations. As of March 31, 2022, and December 31, 2021, interest payable of $4.4 million and $4.5 million, respectively, due under the Amended Rated Term Loan was recorded as interest payable on the accompanying condensed consolidated balance sheets.
11.Earnings per Share
The calculation of basic and diluted earnings per share for the three months ended March 31, 2022 and 2021 was as follows (in thousands, except share and per share amounts):

	For the three months ended March 31,
	2022	2021
Net income attributable to Altus Power, Inc.	60,419	962
Income attributable to participating securities	(558)	(15)
Net income attributable to common stockholders - basic and diluted	59,861	947
Class A Common Stock
Weighted average shares of common stock outstanding - basic(1)	152,662,512	88,741,089
Dilutive restricted stock	690,875	1,250,481
Dilutive RSUs	231,140	—
Dilutive conversion of alignment shares	2,011	—
Weighted average shares of common stock outstanding - diluted(2)	153,586,538	89,991,570
Net income attributable to common stockholders per share - basic	$0.39	$0.01
Net income attributable to common stockholders per share - diluted	$0.39	$0.01

(1) Excludes 714,750 and 1,259,887 shares of Company Class A common stock provided to holders of Altus Restricted Shares for the three months ended March 31, 2022 and 2021, respectively.
(2) Excludes 10,062,500 Redeemable Warrants and Private Placement Warrants. The Redeemable Warrants and Private Placement Warrants are exercisable at $11.00 per share. As the warrants are deemed anti-dilutive, they are excluded from the calculation of earnings per shares.

12.Stock-Based Compensation
The Company recognized $1.3 million and $0.1 million of stock-based compensation expense for the three months ended March 31, 2022, and 2021, respectively. As of March 31, 2022, and December 31, 2021, the Company had $39.7 million and $0.2 million of unrecognized share-based compensation expense related to unvested restricted units, respectively, which the Company expects to recognize over a weighted-average period of approximately five years.
Legacy Incentive Plans
Prior the Merger, Altus maintained the APAM Holdings LLC Restricted Units Plan, adopted in 2015 (the “APAM Plan”) and Holdings adopted the 2021 Profits Interest Incentive Plan (the “Holdings Plan”, and together with the APAM Plan, the “Legacy Incentive Plans”), which provided for the grant of restricted units that were intended to qualify as profits interests to employees, officers, directors and consultants. In connection with the Merger, vested restricted units previously granted under the Legacy Incentive Plans were exchanged for shares of Class A Common Stock, and unvested Altus Restricted Shares under each of the Legacy Incentive Plans were exchanged for restricted Class A Common Stock with the same vesting conditions. As of March 31, 2022, and December 31, 2021, 172,239 and 446,128 shares of Class A Common Stock were restricted under the APAM Plan, respectively. As of March 31, 2022, and December 31, 2021, 542,511 and 813,759 shares of Class A Common Stock were restricted under the Holdings Plan, respectively. No further awards will be made under the Legacy Incentive Plans.
The fair value of the granted units was determined using the Black-Scholes Option Pricing model and relied on assumptions and inputs provided by the Company. All option models utilize the same assumptions with regard to (i) current valuation, (ii) volatility, (iii) risk-free interest rate, and (iv) time to maturity. The models, however, use different assumptions with regard to the strike price which vary by award.
Omnibus Incentive Plan
On July 12, 2021, the Company entered into the Management Equity Incentive Letter with each of Mr. Felton and Mr. Norell pursuant to which, on February 15, 2022, the Compensation Committee granted to Mr. Felton and Mr. Norell, together with other senior executives, including Anthony Savino, Chief Construction Officer, and Dustin Weber, Chief Financial Officer, restricted stock units (“RSUs”) under the Omnibus Incentive Plan (the "Incentive Plan") that are subject to time-based and, for the named executive officers and certain other executives, eighty percent (80%) of such RSUs also further subject to performance-based vesting, with respect to an aggregate five percent (5%) of the Company’s Class A common stock on a fully diluted basis, excluding the then-outstanding shares of the Company’s Class B common stock or any shares of the Company’s Class A common stock into which such shares of the Company’s Class B common stock are or may be convertible. Subject to continued employment on each applicable vesting date, the time-based RSUs generally vest 33 1/3% on each of the third, fourth and fifth anniversaries of the Closing, and the performance-based RSUs vest with respect to 33 1/3% of the award upon the achievement of the above time-based requirement and the achievement of a hurdle representing a 25% annual compound annual growth rate measured based on an initial value of $10.00 per share.
As of March 31, 2022, and December 31, 2021, there were 16,133,128 and 15,364,883 shares of the Company's Class A common stock authorized for issuance under the Incentive Plan, respectively. The number of shares authorized for issuance under the Incentive Plan will increase on January 1 of each year from 2022 to 2031 by the lesser of (i) 5% of the number of shares outstanding as of the close of business on the immediately preceding December 31 and (ii) the number of shares determined by the Company's board of directors. For the three months ended March 31, 2022, the Company granted 7,903,789 RSUs and recognized $1.3 million of stock-based compensation expense in relation to the Incentive Plan.
Employee Stock Purchase Plan
On December 9, 2021, we adopted the 2021 Employee Stock Purchase Plan ("ESPP"), which provides a means by which eligible employees may be given an opportunity to purchase shares of the Company’s Class A common stock. As of March 31, 2022, and December 31, 2021, there were 1,551,853 and 1,536,488 shares of the Company's Class A common stock authorized for issuance under the ESPP, respectively. The number of shares authorized for issuance under the ESPP will increase on January 1 of each year from 2022 to 2031 by the lesser of (i) 1% of the number of shares outstanding as of the close of business on the immediately preceding December 31 and (ii) the number of shares determined by the Company's board of directors. No shares of the Company’s Class A common stock were issued and no stock-based compensation expense was recognized in relation to the ESPP for the three months ended March 31, 2022.
13.Income Taxes
The income tax provision for interim periods is determined using an estimate of the Company’s annual effective tax rate as adjusted for discrete items arising in that quarter.
For the three months ended March 31, 2022, and 2021, the Company had income tax benefit of $0.1 million and $1.0 million, respectively. For the three months ended March 31, 2022, the effective tax rate differs from the U.S. statutory rate primarily due to effects of non-deductible compensation, noncontrolling interests, redeemable noncontrolling interests, fair value adjustments for warrant liabilities and alignment shares, as well as state and local income taxes. For the three months ended March 31, 2021, the effective tax rate differs from the U.S. statutory rate primarily due to effects of noncontrolling interests, redeemable noncontrolling interests, state and local income taxes, and gain on fair value remeasurement of contingent consideration.
14.Subsequent Events
The Company has evaluated subsequent events from March 31, 2022, through May 16, 2022, which is the date the unaudited condensed consolidated financial statements were available to be issued. There are no subsequent events requiring recording or disclosure in the condensed consolidated financial statements.
******

ALTUS’ MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of financial condition and operating results for Altus Power, Inc. (as used in this section, “Altus” or the “Company”) has been prepared by Altus’ management. You should read the following discussion and analysis together with our condensed consolidated financial statements and related notes appearing elsewhere in this Quarterly Report on Form 10-Q, and our 2021 Annual Report on Form 10-K. Any references in this section to “we,” “our” or “us” shall mean Altus. The following discussion and analysis of financial condition and operating results for Altus Power, Inc. (as used in this section, “Altus” or the “Company”) has been prepared by Altus’ management. You should read the following discussion and analysis together with our condensed consolidated financial statements and related notes appearing elsewhere in this Quarterly Report on Form 10-Q, and our 2021 Annual Report on Form 10-K. Any references in this section to “we,” “our” or “us” shall mean Altus. In addition to historical information, this Quarterly Report on Form 10-Q for the period ended March 31, 2022 (this “Report”), including this management’s discussion and analysis (“MD&A”), contains statements that are considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements do not convey historical information but relate to predicted or potential future events and financial results, such as statements of our plans, strategies and intentions, or our future performance or goals that are based upon management's current expectations. Our forward-looking statements can often be identified by the use of forward-looking terminology such as "believes," "expects," "intends," "may," “could,” "will," "should," "plans," “projects,” “forecasts,” “seeks,” “anticipates,” “goal,” “objective,” “target,” “estimate,” “future,” “outlook,” “vision,” or variations of such words or similar terminology. Investors and prospective investors are cautioned that such forward-looking statements are only projections based on current estimations. These statements involve risks and uncertainties and are based upon various assumptions. Such risks and uncertainties include, but are not limited to the risks as described in the "Risk Factors" in our 2021 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 24, 2022 (the “2021 Annual Report on Form 10-K.” These risks and uncertainties, among others, could cause our actual future results to differ materially from those described in our forward-looking statements or from our prior results. Any forward-looking statement made by us in this Report is based only on information currently available to us and speaks to circumstances only as of the date on which it is made. We are not obligated to update these forward-looking statements, even though our situation may change in the future.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Altus Power’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to: (1) the ability of Altus Power to maintain its listing on the New York Stock Exchange; (2) the ability to recognize the anticipated benefits of the recently completed business combination and related transactions, which may be affected by, among other things, competition, the ability of Altus Power to grow and manage growth profitably, maintain relationships with customers, business partners, suppliers and agents and retain its management and key employees; (3) changes in applicable laws or regulations; (4) the possibility that Altus Power may be adversely affected by other economic, business, regulatory and/or competitive factors; and (5) the impact of COVID-19 on Altus Power’s business.
Overview
Our mission is to create a clean electrification ecosystem, to drive the clean energy transition of our customers across the United States while simultaneously enabling the adoption of corporate environmental, social and governance, or ESG, targets. In order to achieve our mission, we develop, own and operate solar generation and energy storage facilities. We have the in house expertise to develop, build and provide operations and maintenance and customer servicing for our assets. The strength of our platform is enabled by premier sponsorship from The Blackstone Group ("Blackstone"), which provides an efficient capital source and access to a network of portfolio companies, and CBRE Group, Inc. ("CBRE"), which provides direct access to their portfolio of owned and managed commercial and industrial (“C&I”) properties.
We are a developer, owner and operator of large-scale roof, ground and carport-based photovoltaic ("PV") and energy storage systems, serving commercial and industrial, public sector and community solar customers. We own systems across the United States from Hawaii to Vermont. Our portfolio consists of over 350 megawatts (“MW”) of solar PV. We have long-term power purchase agreements ("PPAs") with over 300 C&I entities and contracts with over 5,000 residential customers which are serviced by approximately 40 megawatts of community solar projects currently in operation. We have agreements to install another approximately 55 megawatts of community solar projects. Our community solar projects are currently servicing customers in 6 states with projects in a 7th state currently under construction. We also participate in numerous renewable energy certificate (“REC”) programs throughout the country. We have experienced significant growth in the last

12 months as a product of organic growth and targeted acquisitions and currently operate in 18 states, providing clean electricity to our customers equal to the consumption of approximately 30,000 homes, displacing 255,000 tons of CO2 emissions per annum.

Comparability of Financial Information
Our historical operations and statements of assets and liabilities may not be comparable to our operations and statements of assets and liabilities as a result of the recently completed business combination with CBRE Acquisition Holdings, Inc. as described in Note 1, “General,” to our condensed consolidated financial statements included elsewhere in this Quarterly Report on Form 10-Q (the "Merger"), recent acquisitions as described in Note 7, “Acquisitions,” to our audited consolidated annual financial statements included in our 2021 Annual Report on Form 10-K, and the cost becoming a public company.
As a result of becoming a public company, Altus is subject to additional rules and regulations applicable to companies listed on a national securities exchange and compliance and reporting obligations pursuant to the rules and regulations of the SEC. Altus expects to hire additional employees to meet these rules and obligations, and incur higher expenses for investor relations, accounting advisory, directors' and officers’ insurance, legal and other professional services and will engage consultants and third party advisors to assist with the heightened requirements of being a public company.
Key Factors Affecting Our Performance
Our results of operations and our ability to grow our business over time could be impacted by a number of factors and trends that affect our industry generally, as well as new offerings of services and products we may acquire or seek to acquire in the future. Additionally, our business is concentrated in certain markets, putting us at risk of region-specific disruptions such as adverse economic, regulatory, political, weather and other conditions. See “Risk Factors” in our 2021 Annual Report on Form 10-K for further discussion of risks affecting our business. We believe the factors discussed below are key to our success:
Execution of Growth Strategies
We believe we are in the beginning stages of a market opportunity driven by a secular megatrend of transitioning away from traditional energy sources to renewable energy. We intend to leverage our competitive strengths and market position to become customers’ “one-stop-shop” for the clean energy transition by 1) Using our existing customer and developer networks to build out our electric vehicle ("EV") charging and energy storage offerings and establish a position comparable to that of our C&I solar market position through our existing cross-sell opportunities and 2) partnering with Blackstone and CBRE to access their client relationships, portfolio companies, and their strong brand recognition, to increase the number of customers we can support.
Competition
We compete in the C&I scale renewable energy space with utilities, developers, independent power producers, pension funds and private equity funds for new investment opportunities. We expect to grow our market share because of the following competitive strengths:
•Development Capability: We have established an innovative approach to the development process. From site identification and customer origination through the construction phase, we’ve established a streamlined process enabling us to further create the scalability of our platform and significantly reduce the costs and time in the development process. Part of our attractiveness to our customers is our ability to ensure a high level of execution certainty. We anticipate that this ability to originate, source, develop and finance projects will ensure we can continue to grow and meet the needs of our customers.
•Long-Term Revenue Contracts: Our C&I solar generation contracts have a typical length of 20 years or longer, creating long-term relationships with customers that allow us to cross-sell additional current and future products and services. The average remaining life of our current contracts is approximately 18 years. These long-term contracts are either structured at a fixed rate, often with an escalator, or floating rate pegged at a discount to the prevailing local utility rates. We refer to these latter contracts as variable rate, and as of March 31, 2022, make up approximately 60% of our current installed portfolio.
•Flexible Financing Solutions: We have a market-leading cost of capital in an investment-grade rated scalable credit facility from Blackstone, which enables us to be competitive bidders in asset acquisition and development. In addition to our Blackstone term loan, we also have financing available through a construction to term loan facility. This facility has $200 million of committed capacity which as of March 31, 2022, carries a floating rate of 2.46%.
•Leadership: We have a strong executive leadership team who has extensive experience in capital markets, solar development and solar construction, with over 20 years of experience each. Moreover, through the transaction structure, management and employees will continue to own a significant interest in the Company.
•CBRE Partnership: Our partnership with CBRE, the largest global real estate services company, provides us with a clear path to creating new customer relationships. CBRE is the largest manager of data centers and 90% of the Fortune 100 are CBRE clients, providing a significant opportunity for us to expand our customer base.
Financing Availability
Our future growth depends in significant part on our ability to raise capital from third-party investors and lenders on competitive terms to help finance the origination of our solar energy systems. We have historically used a variety of structures including tax equity financing, construction loan financing, and term loan financing to help fund our operations. From September 4, 2013, the inception of Legacy Altus, to March 31, 2022, we have raised over $100 million of tax equity financing, $80 million in construction loan financing and $690 million of term loan financing. Our ability to raise capital from third-party investors and lenders is also affected by general economic conditions, the state of the capital markets, inflation levels and lenders' concerns about our industry or business.
Cost of Solar Energy Systems
Although the solar panel market has seen an increase in supply in the past few years, most recently, there has been upward pressure on prices due to lingering issues of the COVID-19 pandemic (further discussed below), growth in the solar industry, regulatory policy changes, tariffs and duties and an increase in demand. As a result of these developments, we have been experiencing higher prices on imported solar modules. The prices of imported solar modules have increased as a result of the COVID-19 pandemic and may increase as a result of the Russia invasion of Ukraine. If there are substantial increases, it may become less economical for us to serve certain markets. Attachment rates for energy storage systems have trended higher while the price to acquire has trended downward making the addition of energy storage systems a potential area of growth for us.
Seasonality
The amount of electricity our solar energy systems produce is dependent in part on the amount of sunlight, or irradiation, where the assets are located. Because shorter daylight hours in winter months and poor weather conditions due to rain or snow results in less irradiation, the output of solar energy systems will vary depending on the season and the overall weather conditions in a year. While we expect seasonal variability to occur, the geographic diversity in our assets helps to mitigate our aggregate seasonal variability.
Another aspect of seasonality to consider is in our construction program, which is more productive during warmer weather months and generally results in project completion during fourth quarter. This is particularly relevant for our projects under construction in colder climates like the Northeast.
Pipeline
As of March 31, 2022, our pipeline of opportunities totaled over one gigawatt and is comprised of approximately 50% potential operating acquisitions and 50% projects under development. The operating acquisitions are dynamic with new opportunities being evaluated by our team each quarter. Approximately 25% of this segment are either single assets or batches of assets which we view as “ordinary course” acquisitions and which we have had a successful history of executing each year.
As of March 31, 2022, with respect to the half of our pipeline made up of development projects, approximately 20% of these projects are currently in construction or pre-construction, 20% of these projects are still in the contracting or due diligence phase, and the final 60% represent projects from our client engagements which are progressing toward an agreement in principle.
Projects originated by our channel partners which we then develop, engineer and construct benefit from a shorter time from agreed terms to revenues, typically 6 to 9 months based on our historical experience. Projects that we are originating ourselves and self-developing, such as those with a lead from CBRE or Blackstone, would historically take 12 to 15 months from agreed terms to bring to commercial operation. Given the supply chain challenges and permitting and interconnection delays described above, as of March 31, 2022, these historical timelines are currently pushed out by approximately 3 to 6 months.
Government Regulations, Policies and Incentives
Our growth strategy depends in significant part on government policies and incentives that promote and support solar energy and enhance the economic viability of distributed solar. These incentives come in various forms, including net metering, eligibility for accelerated depreciation such as modified accelerated cost recovery system, solar renewable energy credits (“SRECs”), tax abatements, rebate and renewable target incentive programs and tax credits, particularly the Section 48(a) investment tax credits ("ITC"). We are a party to a variety of agreements under which we may be obligated to indemnify the counterparty with respect to certain matters. Typically, these obligations arise in connection with contracts and tax equity partnership arrangements, under which we customarily agree to hold the other party harmless against losses arising from a breach of warranties, representations, and covenants related to such matters as title to assets sold, negligent acts, damage to property, validity of certain intellectual property rights, non-infringement of third-party rights, and certain tax matters including indemnification to customers and tax equity investors regarding Commercial ITCs. The sale of SRECs has constituted a significant portion of our revenue historically. A change in the value of SRECs or changes in other policies or a loss or reduction in such incentives could decrease the attractiveness of distributed solar to us and our customers in applicable markets, which could reduce our growth opportunities. Such a loss or reduction could also reduce our willingness to pursue certain customer acquisitions due to decreased revenue or income under our solar service agreements. Additionally, such a loss or reduction may also impact the terms of and availability of third-party financing. If any of these government regulations, policies or incentives are adversely amended, delayed, eliminated, reduced, retroactively changed or not extended beyond their current expiration dates or there is a negative impact from the recent federal law changes or proposals, our operating results and the demand for, and the economics of, distributed solar energy may decline, which could harm our business.
Impact of the COVID-19 Pandemic and Supply Chain Issues
In March 2020, the World Health Organization declared the outbreak of the novel coronavirus (“COVID-19”) a pandemic.
Our business operations have continued to function effectively during the pandemic. We are continuously evaluating the pandemic and are taking necessary steps to mitigate known risks. We will continue to adjust our actions and operations as appropriate in order to continue to provide safe and reliable service to our customers and communities while keeping our employees and contractors safe. Although we have been able to mitigate to a certain extent the impact to the operations of the Company to date, given that COVID-19 infections remain persistent in many states where we do business and the situation is evolving, we cannot predict the future impact of COVID-19 on our business. We considered the impact of COVID-19 on the use of estimates and assumptions used for financial reporting and noted there were material impacts on our results of operations for the three months ended March 31, 2022 and 2021, as supply chain issues and logistical delays have materially impacted the timing of our construction schedules and will continue to have a material adverse effect on our business, operations, financial condition, results of operations, and cash flows
The service and installation of solar energy systems has continued during the COVID-19 pandemic. This continuation of service reflects solar services’ designation as an essential service in all of our service territories. Throughout the COVID-19 pandemic, we have seen some impacts to our supply chain affecting the timing of delivery of certain equipment, including, but not limited to, solar modules, inverters, racking systems, and transformers. Although we have largely been able to ultimately procure the equipment needed to service and install solar energy systems, we have experienced delays in such procurement. We have established a geographically diverse group of suppliers, which is intended to ensure that our customers have access to affordable and effective solar energy and storage options despite potential trade, geopolitical or event-driven risks. We do anticipate continuing impacts to our ability to source parts for our solar energy systems or energy storage systems, which we are endeavoring to mitigate via advanced planning and ordering from our diverse network of suppliers. However, if supply chains become even further disrupted due to additional outbreaks of the COVID-19 virus or more stringent health and safety guidelines are implemented, our ability to install and service solar energy systems could become more adversely impacted.
There is considerable uncertainty regarding the extent and duration of governmental and other measures implemented to try to slow the spread of the COVID-19 virus, such as large-scale travel bans and restrictions, border closures, quarantines, shelter-in-place orders and business and government shutdowns. Some states that had begun taking steps to reopen their economies experienced a subsequent surge in cases of COVID-19, causing these states to cease such reopening measures in some cases and reinstitute restrictions in others. Restrictions of this nature have caused, and may continue to cause, us to experience operational delays and may cause milestones or deadlines relating to various project documents to be missed. To date, we have not received notices from our dealers regarding significant performance delays resulting from the COVID-19 pandemic. However, worsening economic conditions could result in such outcomes over time, which would impact our future financial performance. Further, the effects of the economic downturn associated with the COVID-19 pandemic may reduce consumer credit ratings and credit availability, which may adversely affect new customer origination and our existing customers’ ability to make payments on their solar service agreements. Periods of a lack of availability of credit may lead to increased delinquency and default rates. We have not experienced a significant increase in default or delinquency rates to date. However, if existing economic conditions continue for a prolonged period of time or worsen, delinquencies on solar service agreements could materialize, which would also negatively impact our future financial performance. Moreover, the Russia invasion of Ukraine may further exacerbate some of the supply chain issues.
We cannot predict the full impact the COVID-19 pandemic, the Russia invasion of Ukraine, or the significant disruption and volatility currently being experienced in the capital markets will have on our business, cash flows, liquidity, financial condition and results of operations at this time due to numerous uncertainties. The ultimate impact will depend on future developments, including, among other things, the ultimate duration of the COVID-19 virus, the duration of the Russia invasion of Ukraine and associated sanctions, the distribution, acceptance and efficacy of the vaccine, the depth and duration of the economic downturn and other economic effects of the COVID-19 pandemic, the consequences of governmental and other measures designed to prevent the spread of the COVID-19 virus, actions taken by governmental authorities, customers, suppliers, dealers and other third parties, our ability and the ability of our customers, potential customers and dealers to adapt to operating in a changed environment and the timing and extent to which normal economic and operating conditions resume. For additional discussion regarding risks associated with the COVID-19 pandemic, see “Risk Factors” elsewhere in our 2021 Annual Report on Form 10-K.
Key Financial and Operational Metrics
We regularly review a number of metrics, including the following key operational and financial metrics, to evaluate our business, measure our performance and liquidity, identify trends affecting our business, formulate our financial projections and make strategic decisions.
Megawatts Installed
Megawatts installed represents the aggregate megawatt nameplate capacity of solar energy systems for which panels, inverters, and mounting and racking hardware have been installed on premises in the period. Cumulative megawatts installed represents the aggregate megawatt nameplate capacity of solar energy systems for which panels, inverters, and mounting and racking hardware have been installed on premises.

	As of March 31, 2022	As of March 31, 2021	Change
Megawatts installed	362	247	115
Cumulative megawatts installed increased from 247 MW as of March 31, 2021, to 362 MW as of March 31, 2022.

	As of March 31, 2022	As of December 31, 2021	Change
Megawatts installed	362	362	—
Cumulative megawatts installed remained flat as of March 31, 2021, as compared to December 31, 2021.
Non-GAAP Financial Measures
Adjusted EBITDA
We define adjusted EBITDA as net income plus net interest expense, depreciation, amortization and accretion expense, income tax expense, acquisition and entity formation costs, non-cash compensation expense, and excluding the effect of certain non-recurring items we do not consider to be indicative of our ongoing operating performance such as, but not limited to, gain or loss on fair value remeasurement of contingent consideration, change in fair value of redeemable warrant liability, change in fair value of alignment shares liability, and other miscellaneous items of other income and expenses.

We define adjusted EBITDA margin as adjusted EBITDA divided by operating revenues.
Adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures that we use to measure out performance. We believe that investors and analysts also use adjusted EBITDA in evaluating our operating performance. This measurement is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The GAAP measure most directly comparable to adjusted EBITDA is net income and to adjusted EBITDA margin is net income over operating revenues. The presentation of adjusted EBITDA and adjusted EBITDA margin should not be construed to suggest that our future results will be unaffected by non-cash or non-recurring items. In addition, our calculation of adjusted EBITDA and adjusted EBITDA margin are not necessarily comparable to adjusted EBITDA as calculated by other companies and investors and analysts should read carefully the components of our calculations of these non-GAAP financial measures.
We believe adjusted EBITDA is useful to management, investors and analysts in providing a measure of core financial performance adjusted to allow for comparisons of results of operations across reporting periods on a consistent basis. These adjustments are intended to exclude items that are not indicative of the ongoing operating performance of the business. Adjusted EBITDA is also used by our management for internal planning purposes, including our consolidated operating budget, and by our board of directors in setting performance-based compensation targets. Adjusted EBITDA should not be considered an alternative to but viewed in conjunction with GAAP results, as we believe it provides a more complete understanding of ongoing business performance and trends than GAAP measures alone. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

	Three Months Ended March 31,
	2022	2021
	(in thousands)
Reconciliation of Net income to Adjusted EBITDA:
Net income	$60,135	$263
Income tax benefit	(123)	(1,037)
Interest expense, net	4,938	3,913
Depreciation, amortization and accretion expense	6,822	4,388
Non-cash compensation expense	1,305	37
Acquisition and entity formation costs	294	147
Loss (gain) on fair value of contingent consideration	169	(1,275)
Change in fair value of redeemable warrant liability	(18,458)	—
Change in fair value of alignment shares liability	(46,346)	—
Other expense (income), net	15	(111)
Adjusted EBITDA	$8,751	$6,325

	Three Months Ended March 31,
	2022	2021
	(in thousands)
Reconciliation of Adjusted EBITDA margin:
Adjusted EBITDA	$8,751	$6,325
Operating revenues, net	19,199	12,471
Adjusted EBITDA margin	46%	51%
Components of Results of Operations
The Company derives its operating revenues principally from power purchase agreements, net metering credit agreements, solar renewable energy credits, and performance based incentives. Approximately 60% of our combined power purchase agreements and net metering credit agreements are variable-rate contracts and 40% are fixed-rate contracts.

Revenue under power purchase agreements. A portion of the Company’s power sales revenues is earned through the sale of energy (based on kilowatt hours) pursuant to the terms of PPAs. The Company’s PPAs typically have fixed or floating rates and are generally invoiced monthly. The Company applied the practical expedient allowing the Company to recognize revenue in the amount that the Company has a right to invoice which is equal to the volume of energy delivered multiplied by the applicable contract rate. As of March 31, 2022, PPAs have a weighted-average remaining life of 15 years.
Revenue from net metering credit agreements. A portion of the Company’s power sales revenues are obtained through the sale of net metering credits under net metering credit agreements (“NMCAs”). Net metering credits are awarded to the Company by the local utility based on kilowatt hour generation by solar energy facilities, and the amount of each credit is determined by the utility’s applicable tariff. The Company currently receives net metering credits from various utilities including Eversource Energy, National Grid Plc, and Xcel Energy. There are no direct costs associated with net metering credits, and therefore, they do not receive an allocation of costs upon generation. Once awarded, these credits are then sold to third party offtakers pursuant to the terms of the offtaker agreements. The Company views each net metering credit in these arrangements as a distinct performance obligation satisfied at a point in time. Generally, the customer obtains control of net metering credits at the point in time when the utility assigns the generated credits to the Company account, who directs the utility to allocate to the customer based upon a schedule. The transfer of credits by the Company to the customer can be up to one month after the underlying power is generated. As a result, revenue related to NMCA is recognized upon delivery of net metering credits by the Company to the customer. As of March 31, 2022, NMCAs have a weighted-average remaining life of 18 years.
Solar renewable energy certificate revenue. The Company applies for and receives SRECs in certain jurisdictions for power generated by solar energy systems it owns. The quantity of SRECs is based on the amount of energy produced by the Company’s qualifying generation facilities. SRECs are sold pursuant to agreements with third parties, who typically require SRECs to comply with state-imposed renewable portfolio standards. Holders of SRECs may benefit from registering the credits in their name to comply with these state-imposed requirements, or from selling SRECs to a party that requires additional SRECs to meet its compliance obligations. The Company receives SRECs from various state regulators including New Jersey Board of Public Utilities, Massachusetts Department of Energy Resources, and Maryland Public Service Commission. There are no direct costs associated with SRECs and therefore, they do not receive an allocation of costs upon generation. The majority of individual SREC sales reflect a fixed quantity and fixed price structure over a specified term. The Company typically sells SRECs to different customers from those purchasing the energy under PPAs. The Company believes the sale of each SREC is a distinct performance obligation satisfied at a point in time and that the performance obligation related to each SREC is satisfied when each SREC is delivered to the customer.
Rental income. A portion of the Company’s energy revenue is derived from long-term PPAs accounted for as operating leases under Accounting Standards Codification ("ASC") 840, Leases. Rental income under these lease agreements is recorded as revenue when the electricity is delivered to the customer.
Performance-Based Incentives. Many state governments, utilities, municipal utilities and co-operative utilities offer a rebate or other cash incentive for the installation and operation of a renewable energy facility. Up-front rebates provide funds based on the cost, size or expected production of a renewable energy facility. Performance-based incentives provide cash payments to a system owner based on the energy generated by its renewable energy facility during a pre-determined period, and they are paid over that time period. The Company recognizes revenue from state and utility incentives at the point in time in which they are earned.
Other Revenue. Other revenue consists primarily of sales of power on wholesale electricity market which are recognized in revenue upon delivery.
Cost of Operations (Exclusive of Depreciation and Amortization). Cost of operations primarily consists of operations and maintenance expense, site lease expense, insurance premiums, property taxes and other miscellaneous costs associated with the operations of solar energy facilities. Altus expects its cost of operations to continue to grow in conjunction with its business growth. These costs as a percentage of revenue will decrease over time, offsetting efficiencies and economies of scale with inflationary increases of certain costs.
General and Administrative. General and administrative expenses consist primarily of salaries, bonuses, benefits and all other employee-related costs, including stock-based compensation, professional fees related to legal, accounting, human resources, finance and training, information technology and software services, marketing and communications, travel and rent and other office-related expenses.

Altus expects increased general and administrative expenses as it continues to grow its business but to decrease over time as a percentage of revenue. Altus also expects to incur additional expenses as a result of operating as a public company, including expenses necessary to comply with the rules and regulations applicable to companies listed on a national securities exchange and related to compliance and reporting obligations pursuant to the rules and regulations of the SEC. Further, Altus expects to incur higher expenses for investor relations, accounting advisory, directors' and officers’ insurance, and other professional services.
Depreciation, Amortization and Accretion Expense. Depreciation expense represents depreciation on solar energy systems that have been placed in service. Depreciation expense is computed using the straight-line composite method over the estimated useful lives of assets. Leasehold improvements are depreciated over the shorter of the estimated useful lives or the remaining term of the lease. Amortization includes third party costs necessary to enter into site lease agreements, third party costs necessary to acquire PPA and NMCA customers and favorable and unfavorable rate revenues contracts. Third party costs necessary to enter into site lease agreements are amortized using the straight-line method ratably over 15-30 years based upon the term of the individual site leases. Third party costs necessary to acquire PPAs and NMCA customers are amortized using the straight-line method ratably over 15-25 years based upon the term of the customer contract. Estimated fair value allocated to the favorable and unfavorable rate PPAs and REC agreements are amortized using the straight-line method over the remaining non-cancelable terms of the respective agreements. Accretion expense includes over time increase of asset retirement obligations associated with solar energy facilities.
Acquisition and Entity Formation Costs. Acquisition and entity formation costs represent costs incurred to acquire businesses and form new legal entities. Such costs primarily consist of professional fees for banking, legal, accounting and appraisal services.
Fair Value Remeasurement of Contingent Consideration. In connection with the Solar Acquisition (as defined in Note 7, “Acquisitions,” to our audited consolidated annual financial statements included in our Annual Report on Form 10-K), contingent consideration of up to an aggregate of $10.5 million may be payable upon achieving certain market power rates and actual power volumes generated by the acquired solar energy facilities. The Company estimated the fair value of the contingent consideration for future earnout payments using a Monte Carlo simulation model. Significant assumptions used in the measurement include the estimated volumes of power generation of acquired solar energy facilities during the 18-36-month period since the acquisition date, market power rates during the 36-month period, and the risk-adjusted discount rate associated with the business.
Stock-Based Compensation. Stock-based compensation expense is recognized for awards granted under the Legacy Incentive Plans and Omnibus Incentive Plan, as defined in Note 12, "Stock-Based Compensation," to our condensed consolidated financial statements included elsewhere in this Quarterly Report on Form 10-Q.
Change in Fair Value of Redeemable Warrant Liability. In connection with the Merger, the Company assumed a redeemable warrant liability composed of publicly listed warrants (the "Redeemable Warrants") and warrants issued to CBRE Acquisition Sponsor, LLC in the private placement (the "Private Placement Warrants"). Redeemable Warrant Liability was remeasured as of March 31, 2022, and the resulting gain was included in the condensed consolidated statements of operations. As our Redeemable Warrants (other than the Private Placement Warrants) continue to trade separately on the NYSE following the Merger, the Company determines the fair value of the Redeemable Warrants based on the quoted trading price of those warrants. The Private Placement Warrants have the same redemption and make-whole provisions as the Redeemable Warrants. Therefore, the fair value of the Private Placement Warrants is equal to the Redeemable Warrants. The Company determines the fair value of the Redeemable Warrants, including Private Placement Warrants, based on the quoted trading price of the Redeemable Warrants.
Change in Fair Value of Alignment Shares Liability. Alignment shares represent Class B common stock of the Company which were issued in connection with the Merger. Class B common stock, par value $0.0001 per share ("Alignment Shares") are accounted for as liability-classified derivatives, which were remeasured as of March 31, 2022, and the resulting gain was included in the condensed consolidated statements of operations. The Company estimates the fair value of outstanding Alignment Shares using a Monte Carlo simulation valuation model utilizing a distribution of potential outcomes based on a set of underlying assumptions such as stock price, volatility, and risk-free interest rates.
Other Expense (Income), Net. Other income and expenses primarily represent state grants and other miscellaneous items.

Interest Expense, Net. Interest expense, net represents interest on our borrowings under our various debt facilities, amortization of debt discounts and deferred financing costs, and unrealized gains and losses on interest rate swaps.
Income Tax Benefit. We account for income taxes under ASC 740, Income Taxes. As such, we determine deferred tax assets and liabilities based on temporary differences resulting from the different treatment of items for tax and financial reporting purposes. We measure deferred tax assets and liabilities using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. Additionally, we must assess the likelihood that deferred tax assets will be recovered as deductions from future taxable income. We have a partial valuation allowance on our deferred state tax assets because we believe it is more likely than not that a portion of our deferred state tax assets will not be realized. We evaluate the recoverability of our deferred tax assets on a quarterly basis.
Net Income Attributable to Noncontrolling Interests and Redeemable Noncontrolling Interests. Net income attributable to noncontrolling interests and redeemable noncontrolling interests represents third-party interests in the net income or loss of certain consolidated subsidiaries based on Hypothetical Liquidation at Book Value.
Results of Operations – Three Months Ended March 31, 2022, Compared to Three Months Ended March 31, 2021 (Unaudited)

	Three Months Ended March 31,		Change
	2022	2021	$	%
	(in thousands)
Operating revenues, net	$19,199	$12,471	$6,728	53.9%
Operating expenses
Cost of operations (exclusive of depreciation and amortization shown separately below)	4,064	2,920	1,144	39.2%
General and administrative	6,384	3,226	3,158	97.9%
Depreciation, amortization and accretion expense	6,822	4,388	2,434	55.5%
Acquisition and entity formation costs	294	147	147	100.0%
Loss (gain) on fair value remeasurement of contingent consideration	169	(1,275)	1,444	(113.3)%
Stock-based compensation	1,305	37	1,268	3,427.0%
Total operating expenses	$19,038	$9,443	$9,595	101.6%
Operating income	161	3,028	(2,867)	(94.7)%
Other (income) expense
Change in fair value of redeemable warrant liability	(18,458)	—	(18,458)	100.0%
Change in fair value of alignment shares liability	(46,346)	—	(46,346)	100.0%
Other expense (income), net	15	(111)	126	(113.5)%
Interest expense, net	4,938	3,913	1,025	26.2%
Total other (income) expense	$(59,851)	$3,802	$(63,653)	(1,674.2)%
Income (loss) before income tax benefit	$60,012	$(774)	$60,786	(7,853.5)%
Income tax benefit	123	1,037	(914)	(88.1)%
Net income	$60,135	$263	$59,872	22,765.0%
Net income attributable to noncontrolling interests and redeemable noncontrolling interests	(284)	(699)	415	(59.4)%
Net income attributable to Altus Power, Inc.	$60,419	$962	$59,457	6,180.6%
Net income per share attributable to common stockholders
Basic	$0.39	$0.01	$0.38	3,553.4%
Diluted	$0.39	$0.01	$0.38	3,604.8%
Weighted average shares used to compute net income per share attributable to common stockholders
Basic	152,662,512	88,741,089	63,921,423	72.0%
Diluted	153,586,538	89,991,570	63,594,968	70.7%

Operating Revenues, Net

	Three Months Ended March 31,		Change
	2022	2021	Change	%
	(in thousands)
Revenue under power purchase agreements	$4,182	$3,132	$1,050	33.5%
Revenue from net metering credit agreements	3,910	2,944	966	32.8%
Solar renewable energy certificate revenue	9,531	5,565	3,966	71.3%
Rental income	644	114	530	464.9%
Performance-based incentives	359	551	(192)	(34.8)%
Other revenue	573	165	408	247.3%
Total	$19,199	$12,471	$6,728	53.9%
Operating revenues, net increased by $6.7 million, or 53.9%, for the three months ended March 31, 2022 compared to the three months ended March 31, 2021 primarily due to the increased number of solar energy facilities as a result of acquisitions and facilities placed in service subsequent to March 31, 2021.
Cost of Operations

	Three Months Ended March 31,		Change
	2022	2021	$	%
	(in thousands)
Cost of operations (exclusive of depreciation and amortization shown separately below)	$4,064	$2,920	$1,144	39.2%
Cost of operations increased by $1.1 million, or 39.2%, during the three months ended March 31, 2022 as compared to the three months ended March 31, 2021, primarily due to the increased number of solar energy facilities as a result of acquisitions and facilities placed in service subsequent to March 31, 2021.
General and Administrative

	Three Months Ended March 31,		Change
	2022	2021	$	%
	(in thousands)
General and administrative	$6,384	$3,226	$3,158	97.9%
General and administrative expense increased by $3.2 million, or 97.9%, during the three months ended March 31, 2022 as compared to the three months ended March 31, 2021, primarily due to increase in general personnel costs resulting from increased headcount in multiple job functions.
Depreciation, Amortization and Accretion Expense

	Three Months Ended March 31,		Change
	2022	2021	$	%
	(in thousands)
Depreciation, amortization and accretion expense	$6,822	$4,388	$2,434	55.5%
Depreciation, amortization and accretion expense increased by $2.4 million, or 55.5%, during the three months ended March 31, 2022 as compared to the three months ended March 31, 2021, primarily due to the increased number of solar energy facilities as a result of acquisitions and facilities placed in service subsequent to March 31, 2021.

Acquisition and Entity Formation Costs

	Three Months Ended March 31,		Change
	2022	2021	$	%
	(in thousands)
Acquisition and entity formation costs	$294	$147	$147	100.0%
Acquisition and entity formation costs increased by $0.1 million, or 100.0%, during the three months ended March 31, 2022, as compared to the three months ended March 31, 2021, primarily due to costs associated with the Merger.
Loss (gain) on fair value remeasurement of contingent consideration

	Three Months Ended March 31,		Change
	2022	2021	$	%
	(in thousands)
Loss (gain) on fair value remeasurement of contingent consideration	$169	$(1,275)	$1,444	(113.3)%
Loss (gain) on fair value remeasurement of contingent consideration is primarily associated with the Solar Acquisition (as defined in Note 7, “Acquisitions,” to our audited consolidated annual financial statements included in our 2021 Annual Report on Form 10-K) completed on December 22, 2020. Loss on fair value remeasurement was recorded for the three months ended March 31, 2022, due to changes in the values of significant assumptions used in the measurement, including the estimated volumes of power generation of acquired solar energy facilities.
Stock-based compensation

	Three Months Ended March 31,		Change
	2022	2021	$	%
	(in thousands)
Stock-based compensation	$1,305	$37	$1,268	3,427.0%
Stock-based compensation increased by $1.3 million during the three months ended March 31, 2022, as compared to the three months ended March 31, 2021, primarily due to restricted stock units granted under the Omnibus Incentive Plan (as defined in Note 12, "Stock-Based Compensation," to our condensed consolidated financial statements included elsewhere in this Quarterly Report on Form 10-Q), which was adopted on July 12, 2021.
Change in fair value of redeemable warrant liability

	Three Months Ended March 31,		Change
	2022	2021	$	%
	(in thousands)
Change in fair value of redeemable warrant liability	$(18,458)	$—	$(18,458)	100.0%
In connection with the Merger, the Company assumed a redeemable warrant liability which was remeasured as of March 31, 2022, and the resulting gain was included in the consolidated statement of operations. The gain was primarily driven by the decrease in the quoted price of the Company's Redeemable Warrants as of March 31, 2022, compared to December 31, 2021.

Change in fair value of alignment shares liability

	Three Months Ended March 31,		Change
	2022	2021	$	%
	(in thousands)
Change in fair value of alignment shares liability	$(46,346)	$—	$(46,346)	100.0%
In connection with the Merger, the Company assumed a liability related to alignment shares, which was remeasured as of March 31, 2022, and the resulting gain was included in the consolidated statement of operations. The gain was primarily driven by the decrease in the Company's stock price as of March 31, 2022, compared to December 31, 2021.
Other Expense (Income), Net

	Three Months Ended March 31,		Change
	2022	2021	$	%
	(in thousands)
Other expense (income), net	$15	$(111)	$126	(113.5)%
Other expense was approximately zero during the three months ended March 31, 2022, as compared to other income of $0.1 million during the three months ended March 31, 2021, due to miscellaneous other income and expense items during each period.
Interest Expense, Net

	Three Months Ended March 31,		Change
	2022	2021	$	%
	(in thousands)
Interest expense, net	$4,938	$3,913	$1,025	26.2%
Interest expense increased by $1.0 million, or 26.2%, during the three months ended March 31, 2022, as compared to the three months ended March 31, 2021, primarily due to the increase of outstanding debt held by the Company during these periods but offset by a lower blended interest rate on the Amended Rated Term Loan Facility.
Income Tax Benefit

	Three Months Ended March 31,		Change
	2022	2021	$	%
	(in thousands)
Income tax benefit	$123	$1,037	$(914)	(88.1)%
For the three months ended March 31, 2022, the Company recorded an income tax benefit of $0.1 million in relation to pretax income of $60.0 million, which resulted in an effective income tax rate of negative 0.2%. The effective income tax rate was primarily impacted by $13.6 million of income tax benefit related to fair value adjustments on redeemable warrants and alignment shares, $1.4 million of income tax expense associated with nondeductible compensation, $0.3 million of income tax expense from net losses attributable to noncontrolling interests and redeemable noncontrolling interests, and $0.1 million of state income tax benefit.
Related to the $13.6 million of income tax benefit, the Company has issued redeemable warrants and alignment shares. These awards are liability classified awards for U.S. GAAP, and, as such, they are required to be remeasured to fair value each reporting period with the change in value included in operating income. The redeemable warrants and alignment shares are considered equity awards for U.S. tax purposes. Therefore, the change in U.S. GAAP value does not result in taxable income or deduction. The U.S. GAAP change in fair value results in a permanent tax difference which impacts the Company’s estimated annual effective tax rate.

For the three months ended March 31, 2021, the Company recorded an income tax benefit of $1.0 million in relation to a pretax loss of $0.8 million, which resulted in an effective income tax rate of negative 134.0%. The effective income tax rate was primarily impacted by $0.6 million of income tax benefit due to net losses attributable to noncontrolling interests and redeemable noncontrolling interests, $0.2 million of state income tax benefit, and $0.3 million of income tax benefit associated with the remeasurement of contingent consideration.
Net Loss Attributable to Redeemable Noncontrolling Interests and Noncontrolling Interests

	Three Months Ended March 31,		Change
	2022	2021	$	%
	(in thousands)
Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	$(284)	$(699)	$415	(59.4)%
Net loss attributable to redeemable noncontrolling interests and noncontrolling interests decreased by $0.4 million, or 59.4%, during the three months ended March 31, 2022, as compared to the three months ended March 31, 2021, primarily due a higher amount of taxable income attributable to noncontrolling interests in the current period.
Liquidity and Capital Resources
As of March 31, 2022, the Company had total cash and restricted cash of $322.5 million. For a discussion of our restricted cash, see Note 2, “Significant Accounting Policies, Cash and Restricted Cash,” to our condensed consolidated financial statements.
We seek to maintain diversified and cost-effective funding sources to finance and maintain our operations, fund capital expenditures, including customer acquisitions, and satisfy obligations arising from our indebtedness. Historically, our primary sources of liquidity included proceeds from the issuance of redeemable preferred stock, borrowings under our debt facilities, third party tax equity investors and cash from operations. Additionally, the Company received cash proceeds of $293 million as a result of the Merger. Our business model requires substantial outside financing arrangements to grow the business and facilitate the deployment of additional solar energy facilities. We will seek to raise additional required capital from borrowings under our existing debt facilities, third party tax equity investors and cash from operations.
The solar energy systems that are in service are expected to generate a positive return rate over the useful life, typically 32 years. Typically, once solar energy systems commence operations, they do not require significant additional capital expenditures to maintain operating performance. However, in order to grow, we are currently dependent on financing from outside parties. The Company will have sufficient cash and cash flows from operations to meet working capital, debt service obligations, contingencies and anticipated required capital expenditures for at least the next 12 months. However, we are subject to business and operational risks that could adversely affect our ability to raise additional financing. If financing is not available to us on acceptable terms if and when needed, we may be unable to finance installation of our new customers’ solar energy systems in a manner consistent with our past performance, our cost of capital could increase, or we may be required to significantly reduce the scope of our operations, any of which would have a material adverse effect on our business, financial condition, results of operations and prospects. In addition, our tax equity funds and debt instruments impose restrictions on our ability to draw on financing commitments. If we are unable to satisfy such conditions, we may incur penalties for non-performance under certain tax equity funds, experience installation delays, or be unable to make installations in accordance with our plans or at all. Any of these factors could also impact customer satisfaction, our business, operating results, prospects and financial condition.
Contractual Obligations and Commitments
We enter into service agreements in the normal course of business. These contracts do not contain any minimum purchase commitments. Certain agreements provide for termination rights subject to termination fees or wind down costs. Under such agreements, we are contractually obligated to make certain payments to vendors, mainly, to reimburse them for their unrecoverable outlays incurred prior to cancellation. The exact amounts of such obligations are dependent on the timing of termination, and the exact terms of the relevant agreement and cannot be reasonably estimated. As of March 31, 2022, we do not expect to cancel these agreements.

The Company has operating leases for land and buildings and has contractual commitments to make payments in accordance with site lease agreements.
Off-Balance Sheet Arrangements
The Company enters into letters of credit and surety bond arrangements with lenders, local municipalities, government agencies, and land lessors. These arrangements relate to certain performance-related obligations and serve as security under the applicable agreements. As of March 31, 2022 and 2021, the Company had outstanding letters of credit and surety bonds totaling $10.6 million. Our outstanding letters of credit are primarily used to fund the debt service reserve account associated with the Amended Rated Term Loan. We believe the Company will fulfill the obligations under the related arrangements and do not anticipate any material losses under these letters of credit or surety bonds.
Debt
Amended Rated Term Loan Facility
As part of the Blackstone Capital Facility, APA Finance, LLC (“APAF”), a wholly owned subsidiary of the Company, entered into a $251.0 million term loan facility with Blackstone Insurance Solutions ("BIS") through a consortium of lenders, which consists of investment grade-rated Class A and Class B notes (the "Rated Term Loan").
On August 25, 2021, APAF entered into an Amended and Restated Credit Agreement with BIS to refinance the Rated Term Loan (hereby referred to as the “Amended Rated Term Loan”). The Amended Rated Term Loan added an additional $135.6 million to the facility, bringing the aggregate facility to $503.0 million. The Amended Rated Term Loan has a weighted average 3.51% annual fixed rate, reduced from the previous weighted average rate of 3.70%, and matures on February 29, 2056 (“Final Maturity Date”).
The Amended Rated Term Loan amortizes at an initial rate of 2.5% of outstanding principal per annum for a period of 8 years at which point the amortization steps up to 4% per annum until September 30, 2031 (“Anticipated Repayment Date”). After the Anticipated Repayment Date, the loan becomes fully-amortizing, and all available cash is used to pay down principal until the Final Maturity Date.
As of March 31, 2022, the outstanding principal balance of the Rated Term Loan was $496.6 million less unamortized debt discount and loan issuance costs totaling $8.2 million. As of December 31, 2021, the outstanding principal balance of the Rated Term Loan was $500.0 million less unamortized debt discount and loan issuance costs totaling $8.4 million.
As of March 31, 2022, and December 31, 2021, the Company was in compliance with all covenants, except the delivery of the APAF audited consolidated financial statements, for which the Company obtained a waiver to extend the financial statement reporting deliverable due dates. The Company expects to deliver the audited financial statements before the extended reporting deliverable due dates.
Construction Loan to Term Loan Facility
On January 10, 2020, APA Construction Finance, LLC (“APACF”) a wholly-owned subsidiary of the Company, entered into a credit agreement with Fifth Third Bank, National Association and Deutsche Bank AG New York Branch to fund the development and construction of future solar facilities (“Construction Loan to Term Loan Facility”). The Construction Loan to Term Loan Facility includes a construction loan commitment of $187.5 million and a letter of credit commitment of $12.5 million, which can be drawn until January 10, 2023.
The construction loan commitment can convert to a term loan upon commercial operation of a particular solar energy facility. In addition, the Construction Loan to Term Loan Facility accrued a commitment fee at a rate equal to .50% per year of the daily unused amount of the commitment. As of March 31, 2022, the outstanding principal balances of the construction loan and term loan were $5.6 million and $12.2 million, respectively. As of December 31, 2021, the outstanding principal balances of the construction loan and term loan were $5.6 million and $12.3 million, respectively. As of March 31, 2022, and December 31, 2021, the Company had an unused borrowing capacity of $169.7 million. For the three months ended March 31, 2022, and 2021 the Company incurred interest costs associated with outstanding construction loans totaling zero and $0.1 million, respectively, which were capitalized as part of property, plant and equipment. Also, on October 23, 2020, the Company entered into an additional letters of credit facility with Fifth Third Bank for the total capacity of $10.0 million. The Construction Loan to Term Loan Facility includes various financial and other covenants for APACF and the Company, as guarantor. As of March 31, 2022 and December 31, 2021, the Company was in compliance with all covenants.

Financing Lease Obligations
From time to time, the Company sells equipment to third parties and enters into master lease agreements to lease the equipment back for an agreed-upon term. Due to certain forms of continuous involvement provided by the master lease agreements, sale leaseback accounting is prohibited under ASC 840. Therefore, the Company accounts for these transactions using the financing method by recognizing the sale proceeds as a financing obligation and the assets subject to the sale-leaseback remain on the balance sheet of the Company and are being depreciated. The aggregate proceeds have been recorded as long-term debt within the condensed consolidated balance sheets.
As of March 31, 2022, the Company recorded a financing obligation of $36.6 million, net of $1.1 million of deferred transaction costs. As of December 31, 2021, the Company recorded a financing obligation of $36.5 million, net of $1.1 million of deferred transaction costs. Payments of $0.2 million and zero were made under financing obligations for the three months ended March 31, 2022 and 2021, respectively. Interest expense, inclusive of the amortization of deferred transaction costs for the three months ended March 31, 2022 and 2021, was $0.4 million and zero, respectively.
Cash Flows
For the Three Months Ended March 31, 2022 and 2021
The following table sets forth the primary sources and uses of cash and restricted cash for each of the periods presented below:

	Three Months Ended March 31,
	2022	2021
	(in thousands)
Net cash provided by (used for):
Operating activities	$3,499	$3,222
Investing activities	(6,571)	(8,671)
Financing activities	(4,720)	(8,201)
Net decrease in cash and restricted cash	$(7,792)	$(13,650)
Operating Activities
During the three months ended March 31, 2022 cash provided by operating activities of $3.5 million consisted primarily of net income of $60.1 million adjusted for net non-cash income of $56.5 million and decrease in net liabilities by $0.1 million.
During the three months ended March 31, 2021, cash provided by operating activities of $3.2 million consisted primarily of net income of $0.3 million adjusted for net non-cash expenses of $2.2 million and increase in net liabilities by $0.7 million.
Investing Activities
During the three months ended March 31, 2022, net cash used in investing activities was $6.6 million, fully consisting of capital expenditures.
During the three months ended March 31, 2021, net cash used in investing activities was $8.7 million, consisting of $2.2 million of capital expenditures, $5.0 million to acquire renewable energy facilities from third parties, net of cash and restricted cash acquired, and $1.5 million to acquire businesses, net of cash and restricted cash acquired.
Financing Activities
Net cash used for financing activities was $4.7 million for the three months ended March 31, 2022, which primarily consisted of $3.4 million to repay long-term debt, $0.7 million paid for equity issuance costs, and $0.6 million of distributions to noncontrolling interests.

Net cash used for financing activities was $8.2 million for the three months ended March 31, 2021, which consisted primarily of $6.7 million to repay long-term debt, $8.4 million of paid dividends and commitment fees on Series A preferred stock, $0.5 million of distributions to noncontrolling interests, and $0.1 million of paid contingent consideration. Cash used for financing activities was partially off-set by $7.4 million of proceeds from issuance of long-term debt.
Critical Accounting Policies and Use of Estimates
The preparation of consolidated financial statements in conformity with GAAP requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to inventories, long-lived assets, goodwill, identifiable intangibles, contingent consideration liabilities and deferred income tax valuation allowances. We base our estimates on historical experience and on appropriate and customary assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Some of these accounting estimates and assumptions are particularly sensitive because of their significance to our consolidated financial statements and because of the possibility that future events affecting them may differ markedly from what had been assumed when the financial statements were prepared. As of March 31, 2022, there have been no significant changes to the accounting estimates that we have deemed critical. Our critical accounting estimates are more fully described in our 2021 Annual Report on Form 10-K.
Other than the policies noted in Note 2, “Significant Accounting Policies,” in the Company’s notes to the condensed consolidated financial statements in this Quarterly Report on Form 10-Q, there have been no material changes to its critical accounting policies and estimates as compared to those disclosed in its audited consolidated financial statements in our 2021 Annual Report on Form 10-K.
Emerging Growth Company Status
In April 2012, the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, was enacted. Section 107 of the JOBS Act provides that an “emerging growth company,” or an EGC, can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. Thus, an EGC can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. Altus has elected to use the extended transition period for new or revised accounting standards during the period in which we remain an EGC.
We expect to remain an EGC until the earliest to occur of: (1) the last day of the fiscal year in which we, as applicable, have more than $1.07 billion in annual revenue; (2) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (3) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period; and (4) the last day of the fiscal year ending after the fifth anniversary of our initial public offering.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our stock held by non-affiliates is greater than or equal to $250 million as of the end of that fiscal year's second fiscal quarter, or (ii) our annual revenues are greater than or equal to $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is greater than or equal to $700 million as of the end of that fiscal year's second fiscal quarter. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.
Recent Accounting Pronouncements
A description of recently issued accounting pronouncements that may potentially impact our financial position and results of operations is disclosed in Note 2 to our condensed consolidated financial statements appearing elsewhere in this Quarterly Report on Form 10-Q.

Item 3. Quantitative and Qualitative Disclosures About Market Risk
We are exposed to various market risks in our normal business activities. Market risk is the potential loss that may result from market changes associated with our business or with an existing or forecasted financial or commodity transactions.
Interest Rate Risk
A significant portion of our outstanding debt has a fixed interest rate (for further details refer to Note 5, "Debt," to our condensed consolidated financial statements included elsewhere in this Quarterly Report on Form 10-Q). However, changes in interest rates create a modest risk because certain borrowings bear interest at floating rates based on LIBOR plus a specified margin. We sometimes manage our interest rate exposure on floating-rate debt by entering into derivative instruments to hedge all or a portion of our interest rate exposure on certain debt facilities. We do not enter into any derivative instruments for trading or speculative purposes. Changes in economic conditions could result in higher interest rates, thereby increasing our interest expense and operating expenses and reducing funds available for capital investments, operations, and other purposes. A hypothetical 10% increase in our interest rates on our variable debt facilities would not have a material impact on the value of the Company’s cash, cash equivalents, debt, net loss, or cash flows.
Credit Risk
Financial instruments which potentially subject Altus to significant concentrations of credit risk consist principally of cash and restricted cash. Our investment policy requires cash and restricted cash to be placed with high-quality financial institutions and limits the amount of credit risk from any one issuer. We additionally perform ongoing credit evaluations of our customers’ financial condition whenever deemed necessary and generally do not require collateral.
Item 4. Controls and Procedures
Evaluation of Disclosure Controls and Procedures
Under the supervision and with the participation of our management, including our Co-Chief Executive Officers and Chief Financial Officer, we conducted an evaluation of the effectiveness of our disclosure controls and procedures as of the end of the period covered by this Quarterly Report on Form 10-Q, as such term is defined in Rules 13a‐15(e) and 15d‐15(e) under the Securities and Exchange Act, as amended (the “Exchange Act”).
Disclosure controls and procedures are designed to ensure that information required to be disclosed in our Exchange Act reports is recorded, processed, summarized, and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including our Co-Chief Executive Officers and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure.
Based on this evaluation of our disclosure controls and procedures, our management, including our Co-Chief Executive Officers and Chief Financial Officer, have concluded that our disclosure controls and procedures were not effective as of March 31, 2022, because of the material weaknesses in our internal control over financial reporting that were disclosed in our 2021 Annual Report on Form 10-K.
Remediation Plan
As previously described in Part II, Item 9A of our 2021 Annual Report on Form 10-K, with the oversight of senior management and our audit committee, we are taking the steps below and plan to take additional measures to remediate the underlying causes of the material weaknesses:
•We have proceeded with steps intended to remediate the insufficient qualified personnel material weakness, including hiring additional finance department employees with appropriate expertise, including a Technical Accounting Manager, Accounts Payable Manager, and Tax Director;
•We have hired a SOX Manager that specializes in internal controls and organizational risk assessment, identification of control activities, controls documentation and the enhancement of ongoing monitoring activities related to the internal controls over financial reporting to address the lack of a formalized risk assessment process; and
•We have proceeded with steps intended to remediate the selection and development of the control activities material weakness through the documentation of processes and controls in the financial statement close, reporting and disclosure processes while working to deploy a new enterprise resource planning system designed to improve the accuracy and controls over financial reporting. The new system enhancements and activities are designed to enable us to broaden the scope and quality of our internal reviews of information supporting financial reporting and to formalize and enhance our internal control procedures.
We cannot assure you that the measures we have taken to date, and are continuing to implement, will be sufficient to remediate the material weaknesses we have identified or avoid potential future material weaknesses.
Changes in Internal Control over Financial Reporting
As discussed above, we implemented certain measures to remediate the material weaknesses identified in the design and operation of our internal control over financial reporting. In addition, during the quarter ended March 31, 2022, we have completed the implementation of an accounting system, which enables a more efficient financial statements closing process. Other than those measures, there have been no changes in our internal control over financial reporting during the quarter ended March 31, 2022, that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Part II - Other Information
Item 1. Legal Proceedings
From time to time, the Company is a party to a number of claims and governmental proceedings which are ordinary, routine matters incidental to its business. In addition, in the ordinary course of business the Company periodically has disputes with vendors and customers. All current pending matters are not expected to have, either individually or in the aggregate, a material adverse effect on the Company’s financial position or results of operations.
Item 1A. Risk Factors
There have been no material changes to our risk factors as previously disclosed in our 2021 Annual Report on Form 10-K.
Item 2. Unregistered Sales of Equity Securities and Use of Proceeds
None.
Item 3. Defaults Upon Senior Securities
None.
Item 4. Mine Safety Disclosures
Not applicable.
Item 5. Other Information
None.
Item 6. Exhibits

Exhibit No.	Description
31.1*	Certification of Co-Chief Executive Officer pursuant to Rule 13a-14(a) under the Securities Exchange Act of 1934, as adopted pursuant to §302 of the Sarbanes-Oxley Act of 2002
31.2*	Certification of Co-Chief Executive Officer pursuant to Rule 13a-14(a) under the Securities Exchange Act of 1934, as adopted pursuant to §302 of the Sarbanes-Oxley Act of 2002
31.3*	Certification of Chief Financial Officer pursuant to Rule 13a-14(a) under the Securities Exchange Act of 1934, as adopted pursuant to §302 of the Sarbanes-Oxley Act of 2002
32**	Certification of Co-Chief Executive Officers and Chief Financial Officer pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002
101.INS	XBRL Instance Document - the instance document does not appear in the Interactive Data File because its tags are embedded within the inline XBRL document.
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (embedded within the inline XBRL document).
*Filed herewith
**Furnished herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 16, 2022	By:	/s/ Gregg J. Felton
	Name:	Gregg J. Felton
	Title:	Co-Chief Executive Officer

Date: May 16, 2022	By:	/s/ Lars R. Norell
	Name:	Lars R. Norell
	Title:	Co-Chief Executive Officer

Date: May 16, 2022	By:	/s/ Dustin L. Weber
	Name:	Dustin L. Weber
	Title:	Chief Financial Officer

Explanatory Note
The following disclosure includes selections from Altus Power, Inc.’s (the “Company”) Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 , filed with the Securities and Exchange Commission on April 13, 2022 (the “Annual Proxy Statement”) that were incorporated by reference into the Company’s Annual Report of Form 10-K for the year ended December 31, 2021. Capitalized terms not otherwise defined herein are as defined in the Annual Proxy Statement.
DIRECTORS
Our Board currently consists of eight (8) directors. In accordance with the terms of our third amended and restated certificate of incorporation and second amended and restated bylaws, our Board is divided into three classes, Classes I, II and III, each to serve a three-year term, except for the directors’ initial terms, and a Class B director, to serve a one-year term, except for such director’s initial term. The Class I directors, Richard N. Peretz, Sharon R. Daley and Sarah E. Coyne, have terms expiring at this 2022 annual meeting of stockholders, the Class II directors, Christine R. Detrick and Robert M. Horn, have terms expiring at the 2023 annual meeting of stockholders, and the Class III directors, Lars R. Norell and Gregg J. Felton, have terms expiring at the 2024 annual meeting of stockholders. William Concannon is the Class B director with a term expiring at this 2022 annual meeting of stockholders. At each annual general meeting of stockholders, the successors to Class I, Class II or Class III directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following the election. We are nominating the three (3) current Class I directors listed below for re-election. If re-elected, each of these three (3) Class I nominees will serve on our Board until the 2025 annual meeting, or until his or her successor is duly elected and qualified in accordance with our third amended and restated certificate of incorporation and second amended and restated bylaws, or his or her earlier death, resignation or removal.
At each annual general meeting of stockholders, the successor to the Class B director whose term then expires will be elected to serve from the time of election and qualification until the next annual meeting following the election so long as there is an election of directors at such meeting. The majority of the holders of our Class B common stock consented to the re-election of William Concannon as the Class B director effective as of the date of the 2022 annual meeting to serve on our Board until the 2023 annual meeting, or until his or her successor is duly elected and qualified in accordance with our third amended and restated certificate of incorporation and second amended and restated bylaws, or his or her earlier death, resignation or removal.
Below is certain information concerning our Board’s nominees for election at this year’s 2022 annual meeting. The biographies of each of the nominees below contain information regarding the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee and our Board to determine that the person should be re-elected as a director of the Company.
Following the director biographies is information concerning our corporate governance structure, including descriptions of the standing committees of our Board, namely our audit, compensation and nominating and corporate governance committees. The directors serving on each committee are listed in the descriptions below. Our directors may also serve on other committees of our Board and the board of directors of the Company’s subsidiaries that are not required to be described by this proxy statement and which are therefore not identified in the information below.
Elsewhere in this proxy statement you will find information concerning the number of shares of our common stock that are beneficially owned by each of our directors (see “Security Ownership of Certain Beneficial Owners and Management”) and information regarding the compensation of our directors (see “Executive Officer and Director Compensation”). We urge you to review all of this information when deciding how to vote on Proposal 1(a) and 1(b), as applicable.
Required Vote of Stockholders
Election of Class I directors shall be determined by a plurality of the votes cast in respect of the shares of Class A common stock present in person (including virtually) or represented by proxy at the meeting and entitled to vote on the election of directors, and the Class I director nominees who receive the greatest number of votes at the 2022 annual meeting (up to the total number of directors to be elected) will be elected.
With respect to each nominee, Class A stockholders have the option to vote “for” each of the nominees, “withhold” their vote from each of the nominees or “withhold” their vote from any one of the nominees. Abstentions and withheld votes, if any, will not affect the outcome of the vote on the election of directors and broker non-votes will have no effect on the election of directors.

Our Board recommends that you vote FOR all three (3) of the Class I nominees named below.
The following persons have been nominated for election to our Board:

Name	Year First Elected as Director	Position
Richard N. Peretz	2021	Director
Sharon R. Daley	2021	Director
Sarah E. Coyne	2021	Director

Richard N. Peretz, age 60, has served as a member of our Board since the Business Combination. From 2015 until he retired in February 2020, Mr. Peretz was the Chief Financial Officer of United Parcel Service (“UPS”). Prior to that, Mr. Peretz served in multiple roles at UPS for over 30 years, including as Controller and Treasurer, along with leading the mergers and acquisitions group from 2007 to 2015. Mr. Peretz also serves on the board of directors of Electric Last Mile, an electric vehicle company, and Tribe Capital Growth Corp. I. and serves as chair of the audit committee for both companies. He also serves on the board of directors for Semper Paratus Acquisition Corp. Mr. Peretz earned his Bachelor of Business Administration from the University of Texas at San Antonio and his Masters in Business Administration from Emory University.Mr. Peretz is well-qualified to serve on the board of directors due to financial expertise and his experience servicing on other public company audit committees.
Sharon R. Daley, age 60, has served as a member of our Board since the Business Combination. From February 2018 until September 2021, Ms. Daley was an Operating Partner at The Blackstone Group, assisting their portfolio companies with C-suite leadership assessment, coaching and development. Ms. Daley was also involved in board member selection and governance for many of The Blackstone Group’s portfolio companies. Previously, Ms. Daley served in a variety of senior human resources roles at General Electric for over 34 years. She earned her Bachelor of Arts in Labor Relations from Rutgers University. Ms. Daley is well-qualified to serve on the board of directors due to her decades of experience in human capital management and executive compensation.
Sarah E. Coyne, age 30, has served as a member of our Board since the Business Combination. Ms. Coyne is currently a Vice President at ValueAct Capital, an investment company. At ValueAct Capital, Ms. Coyne is responsible for evaluating investment opportunities and managing a diverse portfolio of investments and has been with the firm since September 2017. Prior to ValueAct, she served as Associate in the Technology, Media & Telecommunications private equity group at KKR & Co. Inc., from 2015 to 2017, and before that, a member of the Technology, Media & Telecommunications investment banking group at Goldman Sachs & Co. LLC, from 2013 to 2015. Ms. Coyne received a B.S. from the University of Pennsylvania’s Wharton School of Business. Ms. Coyne is well-qualified to serve on the board of directors due to her business, investments and finance experience.
Continuing Members of the Board of Directors
The following information describes the offices held and other business directorships, the class and term of each director whose term continues beyond this 2022 annual meeting and who is not subject to election this year. Beneficial ownership of equity securities for these directors is also shown under “Security Ownership of Certain Beneficial Owners and Management” below.
Gregg J. Felton, age 50, has served as a member of our board of directors since the Business Combination. Mr. Felton is also a Co-Founder and Co-CEO of Altus and has been with Altus since 2013. Previously, Mr. Felton was a partner of Goldman Sachs and the Chief Investment Officer of the Credit Alternatives platform at Goldman Sachs Asset Management, where he oversaw hedge funds as well as several private credit vehicles, mutual funds, and separate accounts aggregating over $5 billion. Prior to joining Goldman Sachs, Mr. Felton was a senior portfolio manager at Amaranth Advisors, a multi-strategy hedge fund located in Greenwich, Connecticut. He led Amaranth’s global corporate credit investment team from 2000 to 2006. Before joining Amaranth, he was a vice president at Chase Manhattan Bank. Mr. Felton earned his Bachelor of Arts in Economics from Tufts University and a J.D. and M.B.A. from the Georgetown University Law Center and School of Business. Mr. Felton is well-qualified to serve on the board of directors due to his business acumen, transactional experience and investment banking and structured finance experience. Mr. Felton is a Class III director, whose term expires at the 2024 annual meeting of stockholders.
Lars R. Norell, age 50, Mr. Norell has served as a member of our board of directors since the Business Combination. Mr. Norell is also a Co-Founder and Co-CEO of Altus and has been with Altus since 2009. Previously, Mr. Norell was a Principal and Managing Director at Cohen & Company where he served as Head of Capital Markets and subsequently led the Alternative Assets effort. Prior to joining Cohen & Company in February of 2006, Mr. Norell was a Managing Director and Co-Head of US Structured Credit Products at Merrill Lynch. Before that he was a Vice President and investment banker in the Credit Products Group at Credit Suisse. Mr. Norell currently serves on the board of directors of EDLY Inc., a marketplace for income share agreements. Mr. Norell began his career as an attorney at Cadwalader, Wickersham & Taft in 1998. Mr. Norell earned his BSBA from the International University of Monaco in France and a J.D. from the University of Virginia School of Law. Mr. Norell is well-qualified to serve on the board of directors due to his capital markets and finance experience, as well as his analytical, strategic and leadership skills. Mr. Norell is a Class III director, whose term expires at the 2024 annual meeting of stockholders.
Christine R. Detrick, age 63, has served as the Chairperson of our board of directors since the Business Combination. From 2002 until 2012, Ms. Detrick was a Senior Partner, Leader of the Financial Services Practice, and a Senior Advisor at Bain & Company. Before joining Bain, she served for 10 years at A.T. Kearney, Inc., including as Leader of the Global Financial Institutions group and a member of the board of management and board of directors. Prior to those roles, she was a founding member of a venture capital firm specializing in savings and loan institutions and served as the chief executive officer of St. Louis Bank for Savings and was a consultant at McKinsey and Company earlier in her career. Ms. Detrick currently serves on the boards of Capital One Financial Corporation and of Reinsurance Group of America, a publicly traded reinsurance company, serving as chair of the Nominating and Governance Committee. Ms. Detrick has announced she will not be standing for re-election to the board of Reinsurance Group of America at its annual meeting of shareholders to be held May 25, 2022. Ms. Detrick also serves as chair of the board of Hartford Mutual Funds, a mutual fund company, and on the board of Charles River Associates, a public management consulting firm. She also previously served on the board of directors of Forest City Realty Trust, a public real estate investment trust, as chair of the Compensation Committee. She received her B.S. in Economics from the Wharton School of the University of Pennsylvania. Ms. Detrick is well-qualified to serve on the board of directors due to her extensive background in corporate governance, management consulting, industry experience and board experience. Ms. Detrick is a Class II director, whose term expires at the 2023 annual meeting of stockholders.
Robert M. Horn, age 40, has served as a member of our board of directors since the Business Combination. Mr. Horn joined Blackstone Credit (previously GSO Capital Partners) in 2005 and is Co-Head of Energy Investing for Blackstone Credit, and leads the firm’s investment activities in renewable energy and sustainable resources. Mr. Horn is a member of Blackstone’s ESG committee which helps to develop and implement the firm’s ESG policies. In addition, Mr. Horn sits on the investment committees for Blackstone Credit’s structured products, performing credit, distressed credit, and energy funds. Prior to joining Blackstone Credit, Mr. Horn worked in Credit Suisse’s Global Energy Group, where he advised on high yield financings and merger and acquisition assignments for companies in the power and utilities sector. He earned his Bachelor of Commerce with honors from McGill University. Mr. Horn is well-qualified to serve on the board of directors due to his investment and mergers and acquisitions experience as well as his background in ESG and business acumen. Mr. Horn is a Class II director, whose term expires at the 2023 annual meeting of stockholders.
William F. Concannon, age 66, has served as the Class B director since the Business Combination. Mr. Concannon is CBRE’s Global Group President, Clients and Business Partners. He drives the firm’s engagement strategy for CBRE’s largest occupier and investor clients, as well as key strategic partners. He has been with CBRE since its acquisition of the Trammell Crow Company in 2006. Before assuming his current role, he served as Global CEO of CBRE’s GWS business segment, a global, integrated, full-service real estate outsourcing business serving the world’s largest real estate occupiers. He serves on the board of Charles Rivers Associates (NASDAQ: CRAI). Mr. Concannon received a B.S. from Providence College. Mr. Concannon is well-qualified to serve on the board of directors due to his leadership and strategy skills, his business acumen and commercial real estate experience. Mr. Concannon is the Class B director, whose term expires at the 2023 annual meeting of stockholders.

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS
Our Board manages or directs the business and affairs of the Company, as provided by the Delaware General Corporation Law (the “DGCL”), and conducts its business through meetings of the Board and three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.
Our Board evaluates the Company’s corporate governance policies on an ongoing basis with a view towards maintaining the best corporate governance practices in the context of the Company’s current business environment and aligning our governance practices closely with the interest of our stockholders. Our Board and management value the perspective of our stockholders and encourage stockholders to communicate with the Board as described under “Communication with Directors” below.
The Merger
The Company was originally named CBRE Acquisition Holdings, Inc. (“CBAH”), and was established as a special purpose acquisition company, which completed its initial public offering in December 2020. CBAH was incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, and, prior to the Business Combination (as defined below), the Company was a “shell company” as defined under the Exchange Act, because it had no operations and nominal assets consisting almost entirely of cash.
On December 9, 2021, the Company consummated the previously announced business combination pursuant to that certain Business Combination Agreement, dated as of July 12, 2021, by and among CBRE Acquisition Holdings, Inc., a Delaware corporation (“CBAH”), CBAH Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of CBAH (“First Merger Sub”), CBAH Merger Sub II, Inc., a Delaware limited liability company and a wholly owned subsidiary of CBAH (“Second Merger Sub”), APAM Holdings LLC, a Delaware limited liability company (“APAM”), Altus Power America Holdings, LLC, a Delaware limited liability company (“Holdings”) and Altus Power, Inc., a Delaware corporation (“Altus”), providing for, among other things, and subject to the terms and conditions therein, a business combination between Altus and CBAH (the “Business Combination Agreement”).
Pursuant to the terms of the Business Combination Agreement, a business combination between the Company and Altus was effected through an initial merger of First Merger Sub with and into Altus, with Altus as the surviving company, and immediately thereafter the merger of Altus with and into Second Merger Sub, with Second Merger Sub continuing as the surviving entity (the First Merger and the Second Merger, together, the “Merger”, and, together with the other transactions contemplated by the Business Combination Agreement, “the Business Combination”). In connection with the closing of the Business Combination on December 9, 2021 (the “Closing”), CBAH changed its name to “Altus Power, Inc.”
When we refer in the proxy statement to “CBAH,” we mean the Company prior to the consummation of the Business Combination Agreement. When we refer in this proxy statement to “Altus,” we mean Altus Power, Inc. prior to the consummation of the Business Combination Agreement. When we refer in this proxy statement to the Company, we mean the Company after the consummation of the Business Combination Agreement.
In connection with the Business Combination and effective as of immediately prior to the effective time of the Merger in accordance with the Business Combination Agreement (the “Effective Time”), Mr. Felton, Mr. Norell, Ms. Detrick, Mr. Peretz, Ms. Daley, Mr. Horn, and Ms. Coyne were elected to serve as directors of the Company and Mr. Concannon was elected to serve as the Class B director of the Company. Robert E. Sulentic, Emma E. Giamartino, David S. Binswanger, Jamie J. Hodari, and Michael J. Ellis resigned as directors of the Company.
Composition of the Board
The business and affairs of the Company are managed under the direction of the Board. We have a classified Board, with three directors in Class I (Richard N. Peretz, Sharon R. Daley and Sarah E. Coyne), two directors in Class II (Christine R. Detrick and Robert M. Horn) and two directors in Class III (Lars R. Norell and Gregg J. Felton). In addition, William F. Concannon serves as the Class B director.
Board Leadership Structure
Currently, the role of chair of the board is separated from the role of the chief executive officers. We believe that separating these positions allows our chief executive officers to focus on our day-to-day business, while allowing the chair of the board to lead the Board in its fundamental role of providing advice to, and independent oversight, of management. Our Board recognizes the time, effort, and energy that the chief executive officers are required to devote to their position in the current business environment, as well as the commitment required to serve as our chair, particularly as the Board’s oversight responsibilities continue to grow. While our bylaws and our corporate governance guidelines do not require that our chair and chief executive officer positions be separate, our Board believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance. Our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Director Independence
The New York Stock Exchange (“NYSE”) listing standards require that a majority of the board of directors of a company listed on NYSE be composed of “independent directors.” An “independent director” is defined generally as a person that, in the opinion of the company’s board of directors, has no material relationship with the listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company). Based on information provided by each director concerning his or her background, employment and affiliations, including family relationships, the Board has determined that each of Christine R. Detrick, Richard N. Peretz, Sharon R. Daley, Robert M. Horn and Sarah E. Coyne is an independent director under the NYSE listing standards. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries. Based on information provided by each director concerning his or her background, employment and affiliations, including family relationships, the Board has determined that each of the Audit Committee members, Richard N. Peretz, Sarah E. Coyne and Sharon R. Daley is an independent director under Rule 10A-3 of the Exchange Act. In making these determinations, the Board considered the current and prior relationships that each non-employee director has and will have with the Company and all other facts and circumstances that the Board deems relevant in determining independence, including the beneficial ownership of the Company’s common stock by each non-employee director (and related entities) and certain transactions involving them described in the section entitled “Certain Relationships and Related Person Transactions.”
Role of Board in Risk Oversight Process
Our Board has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our Board is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, liquidity risks and operational risks. The compensation committee is responsible for overseeing the management of risks associated with our compensation policies and practices. The audit committee is responsible for overseeing the management of risks relating to accounting matters and financial reporting. The nominating and corporate governance committee is responsible for overseeing the management of risks associated with potential conflicts of interest. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through discussions from committee members about such risks. Because of the role of the Board and its committees in risk oversight, the Board believes that any leadership structure that it adopts must allow it to effectively oversee the management of the risks relating to our operations. The Board of Directors believes its current leadership structure enables it to effectively provide oversight with respect to such risks.
Committees and Attendance
Our Board held eight (8) meetings during 2021(including with respect to CBAH, e.g. prior to the consummation of the Business Combination Agreement). During that time, no member of our Board attended fewer than 75% of the aggregate of (i) the total number of meetings of our Board (held during the period for which he was a director) and (ii) the total number of meetings held by all committees of our Board on which he served (held during the period that such director served).
In addition to regular meetings of our Board, the Company’s non-management, independent directors meet in executive sessions without management participation.
The standing committees of our Board consist of an audit committee, a compensation committee and a nominating and corporate governance committee. Our Board may from time to time establish other committees.
Audit Committee
Our audit committee, whose members were appointed in connection with the Merger, consists of Richard N. Peretz, who serves as chairperson, Sharon R. Daley and Sarah E. Coyne. Each member of the audit committee qualifies as an independent director under the NYSE corporate governance requirements and the independence requirements of Rule 10A-3 of the Exchange Act. Richard N. Peretz qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and meets the financial literacy requirements of the NYSE.
The purpose of the audit committee is to prepare the audit committee report required by the SEC to be included in our proxy statement and to assist our Board in overseeing and monitoring (1) the quality and integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, (4) the performance of our internal audit function and (5) the performance of our independent registered public accounting firm. The audit committee is also responsible for oversight of general compliance and overall enterprise risk assessment and risk management as well as reviewing any related party transactions and other potential conflict of interest situations on an ongoing basis.
The audit committee’s responsibilities also include:
•monitoring our tax risk posture, including tax planning and compliance practices;
•reviewing and discussing with management and the independent registered public accounting firm our annual and interim consolidated financial statements and related disclosures as well as critical accounting policies and practices used by us;

•reviewing and discussing with management and our independent registered public accounting firm our earnings releases;
•monitoring compliance with our Code of Business Conduct and Ethics;
•establishing and overseeing procedures for the receipt, retention and treatment of complaints and concerns;
•overseeing the integrity of our information technology systems, process and cybersecurity; and
•reviewing and approving the internal audit function’s annual audit plan and all major changes to the plan; reviewing and discussing with the internal auditors the scope, progress and results of executing the internal audit plan; and receiving reports on the status of significant findings and recommendations as well as management’s responses.
All audit services and all non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.
Our Board adopted a written charter for the audit committee, which is available on our investors’ website.
During the fiscal year ended December 31, 2021, the Company’s audit committee met five (5) times, with each meeting attended by all members of the audit committee of the Company, or prior to the Merger, by Ms. Coyne and Messrs. Binswanger and Ellis. The report of the audit committee is included in this proxy statement under “Report of the Audit Committee.”
Compensation Committee
Our compensation committee, whose members were appointed in connection with the Merger, consists of Sharon R. Daley, who serves as the chairperson, Richard N. Peretz and Robert M. Horn. The purpose of the compensation committee is to assist our Board in discharging its responsibilities relating to (1) setting our compensation program and compensation of our executive officers and directors, (2) monitoring our incentive and equity-based compensation plans and (3) once applicable, preparing the compensation committee report required to be included in our proxy statement under the rules and regulations of the SEC.
The compensation committee’s responsibilities also include:
•establishing and administering our equity and other incentive plans and reviewing our benefit plans;
•reviewing our incentive compensation arrangements to determine whether they encourage excessive risk-taking, and reviewing and discussing at least annually the relationship between risk management policies and practices and compensation, and evaluating compensation policies and practices that could mitigate any such risk;
•appointing, compensating, and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the compensation committee;
•conducting the independence assessment outlined in the rules of the NYSE with respect to any compensation consultant, legal counsel, or other advisor retained by the compensation committee; and
•reviewing and approving our policies and procedures for the grant of equity-based awards and granting equity awards.
Our Board adopted a written charter for the compensation committee, which is available on our website.
During the fiscal year ended December 31, 2021, the Company’s compensation committee did not meet.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee whose members were appointed in connection with the Merger, consists of Christine R. Detrick, who serves as chairperson, Richard N. Peretz and Sarah E. Coyne. The purpose of the nominating and corporate governance committee is to carry out the responsibilities delegated by the Board relating to the nominations process and procedures and the development and maintenance of the Corporation’s corporate governance policies.
The nominating and governance committee’s responsibilities also include:
•identifying individuals qualified to become new Board members, consistent with criteria approved by the Board;
•reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that the Board select, the director nominees for the next annual meeting of stockholders;
•identifying Board members qualified to fill vacancies on any Board committee and recommending that the Board appoint the identified member or members to the applicable committee;
•overseeing the process for annual evaluations of the performance of the Board of Directors and its committees;
•reviewing and recommending to the Board corporate governance principles applicable to us;
•providing for new director orientation and continuing education for existing directors on a periodic basis;

•reviewing and discussing with management disclosure of our corporate governance practices, including information regarding the operations of the committees of our Board, director independence and the director nominations process for inclusion in our annual report or proxy statement, as applicable;
•reviewing our strategies, activities and policies regarding environmental, social and governance-related matters;
•considering any questions of possible conflicts of interest of members of the Board; and
•overseeing succession planning.
Our Board adopted a written charter for the nominating and corporate governance committee, which is available on our website.
During the fiscal year ended December 31, 2021, the Company’s nominating and corporate governance committee did not meet.
Code of Business Conduct and Ethics
We adopted a code of business conduct and ethics that applies to all of our directors, officers and employees, including our principal executive officers, principal financial officer and principal accounting officer, which is available on our website. Our code of business conduct is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on the investors’ section of our website, https://investors.altuspower.com/. Information contained on or accessible through the website is not a part of this prospectus, and the inclusion of the website address in this prospectus is an inactive textual reference only.
We have also adopted corporate governance guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. Our corporate governance guidelines are available on our website.
Our Board has also adopted stock ownership guidelines establishing a minimum share ownership requirement for our non-employee directors, other than non-employee directors that elect not to receive compensation in connection with their service as non-employee directors. See the section titled “Executive Compensation—Other Compensation Policies—Stock Ownership Guidelines.”
Commitment to Environmental, Social and Governance Leadership
Altus Power was founded to address the urgent need to transform the way we generate and consume power. Our mission to create a clean electrification ecosystem that can provide renewable energy to every business, home and electric vehicle is intrinsically linked to clean, renewable power as the foundation for a sustainable future.
We believe that leadership in environmental, social and governance (“ESG”) practices is central to accomplishing our mission, so we continue to take steps to address the environmental and social risks of our operations and products. To this end, our management has established a corporate social responsibility committee that is dedicated to improving the sustainability practices throughout the Company. Our team is passionate about empowering communities and businesses to accelerate the global energy transition while also doing everything we can to foster a diverse, inclusive, and innovative corporate culture at Altus Power.
Our sustainability efforts will be organized into the three ESG pillars: Environmental, Social and Governance. We plan to report how we oversee and manage ESG factors in an annual sustainability report. In this report, we are preparing to follow the Global Reporting Initiative (GRI) standards.
•Our Environmental Pillar is focused on providing clean, affordable energy to our customers; maintaining a robust environmental management program that ensures we protect the environment, including in the communities where we operate and build; and helping to make our energy infrastructure more resilient and sustainable.
•Our Social Pillar is expected to focus on attracting and retaining a team of talented individuals, while offering opportunities to progress every employee’s career; ensuring a safety-first workplace for our employees through proper training, policies and protocols. We strive to support ethical products and materials and encourage the partners in our supply chain to abide by our Supplier Code of Conduct.
•Our Governance Pillar is expected to focus on ensuring Board oversight and committee ownership of our enterprise risk management and sustaining a commitment to ethical business conduct, transparency, honesty and integrity.
All of our actions and each of our ESG pillars are underpinned by the goal of driving the clean energy transition of our customers across the United States.
Director Nomination Process
Our Board has delegated to the nominating and corporate governance committee the task of identifying, considering, recruiting, reviewing and recommending a slate of director nominees to be proposed by the Board to the stockholders, and recommending any director nominees to be elected by the Board to fill interim vacancies. It is the policy of our Board that directors should possess strong personal and professional ethics, integrity and values; be business savvy and genuinely interested in the Company; and be committed to representing the long-term interests of the stockholders. The Board is also intended to encompass a range of talents, ages, skills, diversity and expertise sufficient to provide sound and prudent oversight with respect to the operations and interests of the business. Selection of candidates shall include consideration of a range of diversity perspectives, including but not limited to professional experience, strategic thinking, relevant skills, business and operations expertise, knowledge and length of service.
The biography for each of the director nominees included herein indicate each nominee’s experience, qualifications, attributes and skills that led our nominating and corporate governance committee and our Board to conclude each such director should continue to serve as a director of our Company. Our nominating and corporate governance committee and our Board believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and the nominees as a group possess the skill sets and specific experience desired of our Board as a whole.
Stockholders have the right under our second amended and restated bylaws to directly nominate director candidates for election at an annual meeting of stockholders, without any action or recommendation on the part of the nominating and corporate governance committee or our Board, by submitting to the Company as to each nominee that the stockholder proposes for election or re-election as a director all information relating to such nominee that would be required to be disclosed in solicitations of proxies for the election of such nominee as a director pursuant to Regulation 14A under the Exchange Act and such nominee’s written consent (I) to be named as a nominee in the Company’s proxy statement, proxy card, and/or ballot, if the Board approves such inclusion, and (II) to serve as a director if elected. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company and to determine the independence of such director under the Exchange Act and the rules and regulations thereunder and of the NYSE. Any such nomination must be made by a stockholder of record of the Company at the time of making such nomination and meet such other requirements as are set forth in the Company’s second amended and restated bylaws. Such nomination information should be submitted to: Altus Power, Inc., 2200 Atlantic Street, 6th Floor, Stamford, CT 06902, Attention: Corporate Secretary.
Compensation Committee Interlocks and Insider Participation
None of our officers currently serves, and in the past year has not served, (i) as a member of the compensation committee or Board of another entity, one of whose executive officers served on our compensation committee, or (ii) as a member of the compensation committee of another entity, one of whose executive officers served on our Board.
Communication with Directors
Any stockholder or other interested parties desiring to communicate with our Board, or one or more of our directors, may send a letter addressed to the board of directors, Altus Power, Inc., 2200 Atlantic Street, 6th Floor, Stamford, CT 06902, Attention: Corporate Secretary. All such letters will be promptly forwarded to the appropriate members of our Board, the appropriate committee chairperson or individual directors, as applicable, by the Secretary. The mailing envelope should contain a clear notation that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters should clearly state whether the intended recipients are all members of our Board or certain specified individual directors.
Director Attendance at Annual Meeting
Each director who is up for election at an annual meeting of stockholders or who has a term that continues after such annual meeting is expected to attend the 2022 annual meeting.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information known to us regarding the beneficial ownership of our common stock as of March 28, 2022 by:
•each person known to the Company to be the beneficial owner of more than 5% of outstanding Company common stock;
•each of the Company’s executive officers and directors; and
•all executive officers and directors of the Company as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
The beneficial ownership of Company stock is based on 153,648,830 shares of Class A common stock and 1,408,750 shares of Class B common stock, also referred to as Alignment Shares, issued and outstanding as of March 28, 2022.
Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all of our common stock beneficially owned by them. Further, unless otherwise noted, the business address of each of the executive officers and directors of Altus is c/o Altus Power, Inc., 2200 Atlantic Street, 6th Floor, Stamford, Connecticut 06902.

Name and Address of Beneficial Owner	Shares of Class A Common Stock	%	Shares of Class B Common Stock	%
Five Percent Holders:
CBRE Acquisition Sponsor, LLC(1)	31,237,749	19.2%	1,267,875	90.0%
GSO Altus Holdings LP.(2)	28,825,125	18.8%	—	—
Gregg J. Felton(3)	23,866,091	15.5%	—	—
Lars R. Norell(4)	28,911,268	18.8%	—	—
Directors and Executive Officers Post-Business Combination			—	—
Gregg J. Felton(3)	23,866,091	15.5%	—	—
Lars R. Norell(4)	28,911,268	18.8%	—	—
Anthony P. Savino(5)	4,800,188	3.1%	—	—
Dustin L. Weber(6)	1,779,038	1.2%	—	—
Christine R. Detrick	100,000	*	—	—
Richard N. Peretz	20,000	*	—	—
Sharon R. Daley	—	—	—	—
William F. Concannon(7)	118,417	*	14,087.5	1.0%
Sarah E. Coyne(8)	4,018,417	2.6%	14,087.5	1.0%
Robert M. Horn	—	—	—	—
All directors and executive officers as a group (ten individuals)	63,613,419	41.4%	28,175	2.0%

(1)	Includes 9,237,749 shares of Class A common stock issuable upon the exercise of warrants issued in private placement, referred to herein as private placement warrants. The sole member of CBRE Acquisition Sponsor, LLC is CBRE Services, Inc., which is a wholly-owned subsidiary of CBRE Group, Inc. CBRE Group, Inc. is a publicly traded company. The business address of each of the entities described in this footnote is 2100 McKinney Avenue Suite 1250, Dallas, Texas 75201.
(2)	Blackstone directly holds the reported shares of Class A common stock. GSO Altus Holdings Associates LLC is the general partner of Blackstone. GSO Holdings I L.L.C. is the managing member of GSO Altus Holdings Associates LLC. Blackstone Holdings II L.P. is the managing member of GSO Holdings I L.L.C. with respect to securities beneficially owned by Blackstone. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings II L.P. Blackstone Inc. is the sole member of Blackstone Holdings I/II GP L.L.C. Blackstone Group Management L.L.C. is the sole holder of the Class C common stock of Blackstone Inc. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of the foregoing entities and individuals disclaims beneficial ownership of the securities held directly by Blackstone (other than Blackstone to the extent of their direct holdings). The business address of Blackstone is c/o Blackstone Alternative Credit Advisors LP, 345 Park Avenue, 31st Floor, New York, New York 10154.
(3)	Consists of shares of Class A common stock held through vehicles or trusts, including: (i) 13,124,603 shares held by Felton Asset Management LLC, for which Mr. Felton is the managing member and (ii) an aggregate of 10,741,488 shares held across two irrevocable trusts for the benefit of Mr. Felton’s children.
(4)	Consists of shares of Class A common stock held through vehicles or trusts, including: (i) 21,774,907 shares held by Start Capital LLC, for which Mr. Norell is the managing member, (ii) 2,854,545 shares held by Start Capital Trust, for the benefit of Mr. Norell’s children and (iii) an aggregate of 4,281,816 shares held across three irrevocable trusts for the benefit of Mr. Norell’s children.
(5)	Includes an aggregate of 1,134,255 shares of Class A common stock held across three irrevocable trusts for the benefit of Mr. Savino’s children. Also includes 3,620,285 shares of Class A common stock, as well as 45,648 shares of Class A common stock which are restricted and subject to forfeiture.
(6)	315,889 of Mr. Weber’s shares of Class A common stock are restricted and subject to forfeiture.
(7)	Includes 18,417 shares of Class A common stock issuable upon the exercise of private placement warrants. Consists of securities held by a family-owned limited liability company. The business address of Mr. Concannon is 2100 McKinney Avenue Suite 1250, Dallas, Texas 75201.
(8)	Consists of shares held by ValueAct Capital Master Fund, L.P. Ms. Coyne disclaims beneficial ownership of such shares for purposes of Section 16 under the Exchange Act. Includes 18,417 shares of Class A common stock issuable upon the exercise of private placement warrants.

EXECUTIVE OFFICERS
The below table identifies and sets forth certain biographical and other information regarding our executive officers as of March 28, 2022. There are no family relationships among any of our executive officers or directors.

Name	Age	Position
Gregg J. Felton (1)	50	Co-Chief Executive Officer and Director
Lars R. Norell (1)	50	Co-Chief Executive Officer and Director
Anthony P. Savino	64	Chief Construction Officer
Dustin L. Weber	41	Chief Financial Officer

(1) See “Board of Directors” for a description of Gregg J. Felton’s and Lars R. Norell’s experience.
Executive Officers
Anthony P. Savino. Mr. Savino is a Co-Founder and serves as Chief Construction Officer of the Company and leads the Engineering, Construction and Energy Optimization Teams. Prior to co-founding the Company in 2009, Mr. Savino spent his career in architecture, development and construction with over thirty-five years of design and field experience, in commercial and residential projects. In addition to his education and training in architecture, Mr. Savino has completed specialized studies in passive solar, wind and photovoltaic systems. Mr. Savino earned a Bachelor of Architecture degree from the University of Miami with a specialization in Alternate Energy Systems.
Dustin L. Weber. Mr. Weber serves as the Chief Financial Officer of the Company, a position he has held since 2018. As Chief Financial Officer, Mr. Weber oversees the Company’s accounting and finance department. Prior to his role as Chief Financial Officer, Mr. Weber held the position of Managing Director of the Company from 2013 to 2018. Before joining the Company, Mr. Weber worked for seven years on the energy desk at Torus Capital, a multi-strategy trading firm located in New York. At Torus, Dustin focused on the broad energy markets with a specific emphasis on crude oil and natural gas commodities. Dustin holds a Bachelor’s of Science in business from Ferris State University in Michigan.

EXECUTIVE COMPENSATION
Introduction
This section provides an overview of the Company’s executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below. This section also provides an overview of certain compensation arrangements adopted in connection with the Business Combination Agreement, which became effective at the Closing. Throughout this section, unless otherwise noted, “we,” “us,” “our” and similar terms refer to the Company and its subsidiaries prior to the consummation of the Business Combination, and to the Company and its subsidiaries after the Business Combination.
For the year ended December 31, 2021, our named executive officers (“Named Executive Officers” or “NEOs”) were:
•Gregg Felton, Co-Chief Executive Officer;
•Lars Norell, Co-Chief Executive Officer;
•Anthony Savino, Chief Construction Officer; and
•Dustin Weber, Chief Financial Officer.
The compensation committee of the Board (the “Compensation Committee”) sets the executive compensation philosophy and oversees and determines the compensation and benefits of the Co-Chief Executive Officers and other executive officers of the Company. The Compensation Committee also oversees our management equity programs. With respect to base salaries, annual incentive compensation and long-term incentives, the Compensation Committee establishes the compensation mix, performance measures, goals, targets and business objectives based on the Company’s competitive marketplace.
In addition to base salary and annual bonuses, to promote its interests and align executive incentives to those of the Company’s equity holders, the Company grants stock-based awards under the 2021 Omnibus Incentive Plan (the “Incentive Plan”). In addition, the named executive officers are eligible to participate in the employee stock purchase plan on the same basis as all of our eligible employees.
Our Board has adopted stock ownership guidelines establishing a minimum stock ownership requirement for executive officers and non-employee directors. Our stock ownership guidelines provide that our executive officers must hold a number of shares of our common stock with a value equal to six times their base salary, in the case of our chief executive officer, and three times their base salary, in the case of each of our other executive officers. Our executive officers will have until five years after the later of the date the guidelines were adopted or the date the person was initially designated an executive officer. Our stock ownership guidelines provide that our non-employee directors must hold a number of shares of our common stock with a value equal to two times their annual base cash retainer (without regard to any election to receive the retainer in the form of stock awards). Our non-employee directors will have until the later of our 2027 annual meeting of stockholders or five years after the date such non-employee director or executive officer is appointed.
Summary Compensation Table
The following table sets forth the compensation awarded to, earned by, or paid to the named executive officers in respect of their service to the Company during its fiscal years ended on each of December 31, 2021, December 31, 2020 and December 31, 2019.

Name and Principal Position	Year	Salary($)	Bonus($)(1)	Stock awards($)(2)	Total compensation ($)
Gregg Felton	2021	550,000	861,000	—	1,411,000
Co-Chief Executive Officer	2020	550,000	861,000	—	1,411,000
	2019	500,000	644,000	—	1,144,000
Lars Norell	2021	550,000	861,000	—	1,411,000
Co-Chief Executive Officer	2020	550,000	861,000	—	1,411,000
	2019	500,000	644,000	—	1,144,000
Anthony Savino	2021	325,000	355,000		680,000
Chief Construction Officer	2020	325,000	427,000	—	752,000
	2019	325,000	363,000	77,000	765,000
Dustin Weber	2021	350,000	350,000	52,200	752,200
Chief Financial Officer	2020	250,000	422,000	—	672,000
	2019	225,000	403,000	45,000	673,000

(1)	The amounts reported in this column represent the actual annual bonuses paid with respect to 2019 and 2020, and the annual bonuses paid for 2021.
(2)
The amounts reported in this column represent the fair value of awards of profits interest units in APAM and Holdings that were exchanged for shares of stock and/or restricted shares of stock, as applicable, at the Business Combination.

Narrative Disclosure to Summary Compensation Table
Agreements with our Named Executive Officers
Mr. Felton and Mr. Norell. Each of Mr. Felton and Mr. Norell has entered into an employment agreement with the Company, and is presently compensated as described below. Pursuant to the employment agreements, each of Mr. Felton and Mr. Norell receives an annual base salary of $550,000 per year (subject to annual review by the Compensation Committee) and 25 days of paid vacation per year, and is eligible to receive an annual bonus with a target and maximum amount equal to 100% and 200%, respectively, of his annual base salary. The annual bonus in respect of 2021 for each of Mr. Felton and Mr. Norell was $861,000. The Compensation Committee reviewed and took into consideration the performance evaluations of each of Mr. Felton and Mr. Norell for the year ended 2021 in their determination of their annual bonus amounts. Pursuant to a restrictive covenant agreement that each such named executive officer has entered into concurrently with the employment agreement, each of Mr. Felton and Mr. Norell is subject to restrictive covenants relating to non-competition (for up to twelve months following termination of employment with the Company), employee and customer non-solicitation (for twelve months following termination of employment with the Company), perpetual confidentiality provisions, and assignment of rights to intellectual property that relate to the Company’s business that are conceived, made, created or developed during employment. In the event Mr. Felton’s or Mr. Norell’s employment is terminated by the Company without cause or he resigns for good reason, he will be entitled to receive (i) twelve months’ base salary continuation at the rate in effect at the time of such termination of employment; (ii) Company-subsidized COBRA continuation coverage for twelve months following such termination of employment or, if earlier, until he becomes eligible for medical benefits from a subsequent employer; (iii) any earned but unpaid bonus for the year prior to the year in which such termination occurs; and (iv) a prorated bonus for the year in which such termination occurs, based on actual performance, subject, in each case, to his execution of a release of claims and continued compliance with the restrictive covenants described above.
Mr. Savino. We have not entered into an employment agreement with Mr. Savino. Mr. Savino’s current base salary is $350,000. For 2021, we paid Mr. Savino an annual bonus of $355,000. We have entered into a restrictive covenant agreement with Mr. Savino relating to non-competition (for up to twelve months following termination of employment with the Company subject to continued payment of his base salary and provision of health and dental benefits during the period the Company intends to enforce the non-competition covenant), employee and customer non-solicitation (for twelve months following termination of employment with the Company), perpetual confidentiality provisions, and assignment of rights to intellectual property that relate to the Company’s business that are conceived, made, created or developed during employment.
Mr. Weber. Altus Power America Management, LLC, an affiliate of the Company, entered into an employment agreement with Mr. Weber. Mr. Weber’s current annual base salary is $350,000. For 2021, we paid Mr. Weber an annual bonus of $350,000. Pursuant to his employment agreement, Mr. Weber is subject to restrictive covenants relating to non-competition (for up to twelve months following termination of employment with the Company subject to continued payment of his base salary and provision of health and dental benefits during the period the Company intends to enforce the non-competition covenant), employee and customer non-solicitation (for twelve months following termination of employment with the Company), perpetual confidentiality provisions, and assignment of rights to intellectual property that relate to the Company’s business that are conceived, made, created or developed during employment.

In connection with their employment, each of our named executive officers was granted profits interest units and restricted stock units as described below under “—Narrative Disclosure to Equity Compensation Table—Equity Awards.”
Equity
Prior to the Business Combination, the boards of directors of each of APAM and Holdings issued to certain employees, including certain of our named executive officers, restricted units of APAM (“APAM Restricted Units”) and Holdings (“Holdings Restricted Units”), respectively, that were intended to qualify as “profits interests” (collectively, the “Restricted Units”). In connection with the Business Combination, each of the APAM Restricted Units and Holdings Restricted Units were exchanged for restricted shares of our common stock (“Restricted Shares”).
Outstanding Equity Awards at December 31, 2021
The following table provides information regarding outstanding equity awards made to our named executive officers as of December 31, 2021.

	OPTION AWARDS					STOCK AWARDS
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested ($)(2)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Gregg Felton	—	—	—	—	—	—	—	—	—
Lars Norell	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—
Anthony Savino	—	—	—	—	—	45,468	475,141	—	—
Dustin Weber	—	—	—	—	—	315,889	3,301,040	—	—

(1)
The unvested profits interests held by the applicable executive officers were exchanged for Restricted Shares in connection with the Business Combination. The amounts reported in this column represent the number of Restricted Shares held by the applicable executive officer received in exchange for the Restricted Units in APAM and/or Holdings, as described below.

(2)
The amounts reported in this column represent the fair value, as of December, 31, 2021, of awards of profits interest units in APAM and/or Holdings, as described below, that were exchanged for restricted shares of stock at the Business Combination.

Narrative Disclosure to Equity Compensation Table
Equity Awards
Prior the Business Combination, APAM maintained the APAM Holdings LLC Restricted Units Plan, adopted in 2015 (the “APAM Plan”), which provided for the grant of restricted units that were intended to qualify as profits interests to employees, officers, directors and consultants Further, Holdings adopted the 2021 Profits Interest Incentive Plan (the “Holdings Plan”, and together with the APAM Plan, the “Plans”), which similarly provided for the grant of restricted units that were intended to qualify as profits interests to employees, officers, directors and consultants. In connection with the Business Combination, vested restricted units previously granted under the APAM Plan were exchanged for shares of the Company’s common stock, and unvested restricted units under each of the Plans were exchanged for Restricted Shares. After the Business Combination, no further awards have been or will be made under the Plans. As of December 31, 2021, 244,328 Restricted Shares were outstanding under the APAM Plan, and 840,000 Restricted Shares were outstanding under the Holdings Plan.
Mr. Felton and Mr. Norell were issued Restricted Units under the APAM Plan, all of which were fully vested at the date of grant, and were exchanged for our Class A common stock in connection with the Business Combination. Prior to the Business Combination, each of Mr.

Savino and Mr. Weber were issued restricted units under the APAM Plan that were subject to vesting conditions (“Plan Restricted Units”). Mr. Savino was issued Plan Restricted Units on January 16, 2015, which were subject to annual time-based vesting over four years, and are now fully vested. Mr. Savino was granted additional Plan Restricted Units on September 13, 2019, which were 25% vested at grant, and then vest in equal annual installments on the first three anniversaries of the grant date and on June 15, 2019, which vest over three years (34% on the grant date, and then 33% on each of the first and second anniversaries of the grant date), in each case conditioned on continued employment on the applicable vesting date. In connection with the Business Combination, Mr. Savino’s Restricted Shares received in exchange for the Plan Restricted Units remains subject to the same vesting conditions.
Mr. Weber was issued Plan Restricted Units on each of January 16, 2015, February 1, 2017, February 15, 2018, January 9, 2019, April 22, 2019 and September 13, 2019. Mr. Weber’s Plan Restricted Units vest in equal annual installments on the first four anniversaries of the applicable grant date (except for his September 13, 2019 Plan Restricted Units, which were 25% vested at grant, and then vest in equal annual installments on the first three anniversaries of the grant date), in each case conditioned on continued employment on the applicable vesting date. Further, Mr. Weber was granted on January 19, 2021 restricted units under the Holdings Plan, which vest in equal installments on the first three anniversaries of the date of grant, conditioned on continued employment on the applicable vesting date. In connection with the Business Combination, Mr. Weber’s Restricted Shares received in exchange for the Plan Restricted Units remains subject to the same vesting conditions.
2022 Compensation Decisions
On July 12, 2021, we entered into the Management Equity Incentive Letter with each of Mr. Felton and Mr. Norell pursuant to which, on February 15, 2022, the Compensation Committee granted to Mr. Felton and Mr. Norell, together with other senior executives, including Mr. Savino and Mr. Weber, restricted stock units (“RSUs”) under the Incentive Plan that are subject to time-based and, for our NEOs and certain other executives, eighty percent (80%) of such RSUs also further subject to performance-based vesting, with respect to an aggregate five percent (5%) of the Company’s Class A common stock on a fully diluted basis, excluding the then-outstanding shares of the Company’s Class B common stock or any shares of the Company’s Class A common stock into which such shares of the Company’s Class B common stock are or may be convertible. The RSUs were determined by the Compensation Committee based on the recommendation of Mercer (US) Inc., the compensation consultant to the Compensation Committee. Subject to continued employment on each applicable vesting date, the time-based RSUs generally vest 33 1/3% on each of the third, fourth and fifth anniversaries of the Closing, and the performance-based RSUs vest with respect to 33 1/3% of the award upon the achievement of the above time-based requirement and the achievement of a hurdle representing a 25% annual compound annual growth rate measured based on an initial value of $10.00 per Share (i.e. on each of the third anniversary, the fourth anniversary, and the fifth anniversary of the date of grant, the stock price performance hurdle shall be $19.53, $24.41, $30.51, respectively).
The Compensation Committee on February 15, 2022 also granted to Anthony Savino, Dustin Weber and other senior employees awards of RSUs under the Incentive Plan (the “Year-End Equity Awards”). The Year-End Equity Awards generally vest 33 1/3% on each of the first, second and third anniversaries of the grant date.
401(k) Plan
We maintain a 401(k) plan that provides eligible U.S. employees, including our named executive officers, with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain limits imposed by the U.S. Internal Revenue Code (the “Code”), which are updated annually in accordance with guidance from the U.S. Internal Revenue Service. We have the ability to make matching and discretionary contributions to the 401(k) plan, subject to applicable service-based vesting. The 401(k) plan is intended to be qualified under the Code.
Director Compensation
For the year ended December 31, 2021 we paid cash compensation on a pro-rated basis to our non-employee directors for their service on our board of directors. For the year ended December 31, 2021, we did not grant equity awards to our non-employee directors for their service on our board of directors. Our directors are reimbursed for reasonable travel and related expenses associated with attendance at board or committee meetings.

Director	Annual Cash Retainer(1)	One-Time Grant of Restricted Stock Units	Annual Grant of Restricted Stock Units(2)
Christine Detrick	$4,099	—	—
Richard Peretz	$4,581	—	—
William Concannon	$1,808	—	—
Sharon Daley	$4,219	—	—
Sarah Coyne	$3,616	—	—
Robert Horn	$—	—	—

(1)    Each of amounts listed in the table reflect the pro-rated cash amounts (for 22 days’ service) payable with respect to 2021 to each of our non-employee directors. Ms. Coyne has assigned all of her compensation as a director to ValueAct Capital Management, L.P. Mr. Horn will not be paid compensation or granted equity awards for his service on the board of directors.
(2)    No annual grant of RSUs was made with respect to 2021.

Pursuant to offer letters with certain of our non-employee directors (the “Director Offer Letters”), each of Christine Detrick, Richard Peretz, William Concannon, Sharon Daley and Sarah Coyne (a) commencing in 2022 will receive an annual retainer, payable in equal quarterly installments (and pro-rated for partial years of service), in the amount set forth below, (b) in February, 2022 received a one-time grant of RSUs with respect to shares of our Class A common stock, to vest upon equal annual installments on each of the first two anniversaries of the vesting commencement date and (c) in 2022, received an annual grant of RSUs with respect to shares of our Class A common stock, to vest in full on the first anniversary of the vesting commencement date. Each director was permitted to elect, prior to the commencement of service, to receive a portion of the annual base cash retainer in the form of RSUs; these RSUs vest in full on the first anniversary of the Closing. In this regard, Ms. Detrick elected to receive 40% and Mr. Concannon elected to receive 50% of their respective annual cash retainers in the form of RSUs. Each RSU represents the right to receive one share of our Class A common stock on the applicable vesting date.

	Board or Committee Member	Lead Director or Committee Chair
Annual base cash retainer	$60,000	$100,000
Additional annual cash retainer for compensation committee	$—	$10,000
Additional annual cash retainer for nominating and corporate governance committee	$—	$8,000
Additional annual cash retainer for audit committee	$—	$16,000

We made a one-time grant of RSUs in the amount of $100,000 to each of our non-employee directors (except Mr. Horn) on February 15, 2022. These RSUs will vest in equal installments on each of the first two anniversaries following the Closing, subject to each holder’s continued Board service through each such date.
Also on February 15, 2022, we made the 2022 annual grant of RSUs in the following amounts to each of our non-employee directors (except Mr. Horn) in the following amounts: Christine Detrick, $170,000 ($40,000 of which was allocated from her annual base cash retainer); Richard Peretz, $75,000; William Concannon, $105,000 ($30,000 of which was allocated from his annual base cash retainer); Sharon Daley, $75,000; and Sarah Coyne, $75,000. These RSUs will vest on the first anniversary of the Closing, subject to the holder’s continued Board service through such date. Any further grants in subsequent years will be made with respect to shares of our Class A common stock on terms and conditions comparable to similarly situated directors, at the discretion of the Compensation Committee of the Board.
Ms. Coyne has assigned all of her compensation, including her equity compensation, to ValueAct Capital Management, L.P.
Prohibition on Hedging and/or Pledging our Common Stock
We prohibit our directors, officers and other employees from engaging in short-term trading, short sales of our securities; purchasing or selling puts, calls or other derivative securities based on our securities; and entering into hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. We also prohibit our executive officers and directors from holding our securities in margin accounts or pledging our securities as collateral for a loan.

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain the following equity compensation plans that provide for the issuance of shares of our Class A common stock to our officers and other employees, directors and consultants, each of which has been approved by our stockholders: our 2021 Omnibus Incentive Plan (as amended, the “Incentive Plan”) and our Employee Stock Purchase Plan (as amended, our “ESPP”).
The following table presents information as of December 31, 2021 with respect to compensation plans under which shares of our common stock may be issued.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))

Equity compensation plans approved by security holders (1)	— (2)	—	16,901,371 (3)
Equity compensation plans not approved by security holders	—	—	—
Total	—	—	16,901,371

(1) Includes our Incentive Plan and our ESPP. For a description of these plans, refer to Note 17 to the historical financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.
(2) Includes RSUs outstanding under our Incentive Plan as of December 31, 2021.
(3) Includes 15,364,883 shares of our Class A common stock available for issuance under our Incentive Plan and 1,536,488 shares of our Class A common stock available for issuance under our ESPP. The total number of shares of Class A common stock under the Incentive Plan automatically increased on January 1, 2022, and will automatically increase on January 1 of each calendar year from 2023 to 2031, by the lesser of 5% of the number of shares of Class A common stock outstanding as of the close of business on the immediately preceding December 31 and the number of shares determined by our Board on or prior to such date for such year. The total number of shares of Class A common stock under the ESPP automatically increased on January 1, 2022, and will automatically increase on January 1 of each calendar year from 2023 to 2031, by the lesser of 1% of the number of shares of Class A common stock outstanding as of the close of business on the immediately preceding December 31 and the number of shares determined by our Board on or prior to such date for such year.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
The following is a description of transactions since January 1, 2021 to which we have been a participant in which the amount involved, exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive Officer and Director Compensation.”

CBAH Related Party Transactions
Related Party Notes
Prior to the consummation of CBAH’s initial public offering, CBRE Acquisition Sponsor, LLC, a Delaware limited liability company and wholly owned subsidiary of CBRE Group, Inc. (“CBRE” or the “Sponsor”) agreed to loan CBAH up to $300,000 to be used for a portion of the expenses related to the organization of the company and CBAH’s initial public offering. The loan was repaid upon the consummation of CBAH’s initial public offering out of the $1,500,000 of offering proceeds that had been allocated for the payment of offering expenses (other than underwriting commissions) not held in the trust account.
On February 16, 2021, CBAH entered into a third amended and restated promissory note (the “Third Amended and Restated Promissory Note”) with Sponsor, with a borrowing capacity of up to $3.0 million. The Third Amended and Restated Promissory Note was non-interest bearing and the unpaid principal balance of the promissory note was payable on the earlier of: (i) the Closing and (ii) December 31, 2022 (or March 31, 2023, under certain circumstances). The Third Amended and Restated Promissory Note was subject to customary events of default, the occurrence of which automatically would have triggered the unpaid principal balance of the note and all other sums payable with regard to the note becoming immediately due and payable. Under the terms of the Third Amended and Restated Promissory Note, Sponsor was permitted to elect to convert any unpaid balance of the note in whole or in part into private placement warrants at a price of $1.50 per warrant.
The terms of any such private placement warrants would be identical to the terms of the warrants issued by CBAH to the Sponsor in a private placement in connection with CBAH’s IPO. Each private placement warrant entitles the holder thereof to purchase one share of Class A common stock, par value $0.0001 per share, for $11.00 per share, subject to adjustment pursuant to the Warrant Agreement, dated as of December 10, 2020, by and between CBAH and Continental Stock Transfer & Trust Company.
At the Closing, we issued 2,000,000 private placement warrants to the Sponsor in full settlement of the note’s total outstanding borrowings of $3.0 million.
Class B Letter Agreement
Contemporaneously with the execution of the Business Combination Agreement, CBAH, Altus and the holders of shares of Class B common stock entered into a letter agreement (the “Class B Letter Agreement”), pursuant to which at the Closing each such holder surrendered to 30% of the shares of Class B common stock held by such holder. Further, pursuant to the Class B Letter Agreement, each such holder agreed not transfer any shares of Class B common stock (subject to certain exceptions).
PIPE Subscription Agreements
Contemporaneously with the execution of the Business Combination Agreement, certain accredited investors, who we refer to as the “PIPE Investors,” including the Sponsor and certain of our directors and officers, entered into subscription agreements, which we refer to as the “PIPE Subscription Agreements,” pursuant to which the PIPE Investors purchased 42,500,000 shares of Class A common stock, which we refer to as the “PIPE Shares,” at a purchase price per share of $10.00 and an aggregate purchase price of $425,000,000, which we refer to as the “PIPE Investment.” Pursuant to its PIPE Subscription Agreement, the Sponsor purchased shares of Class A common stock in an aggregate amount of $220,000,000.
Additionally, William Concannon entered into a PIPE Subscription Agreement pursuant to which he purchased 100,000 shares of Class A common stock at a purchase price per share of $10.00 and an aggregate purchase price of $1,000,000. The PIPE Investment was issued to the Sponsor and Mr. Concannon on the same terms and conditions as all other PIPE Investors.
Administrative Support Services Agreement
CBAH entered into an agreement with an affiliate of the Sponsor, pursuant to which CBAH paid to such affiliate a total of $112,580.65 during the year ended December 31, 2021 for office space, administrative and support services, plus any out-of-pocket expenses. The Administrative Support Services Agreement terminated upon the closing of the Business Combination.
Loan Related to Business Combination
Subject to Cash Smith’s continued employment with CBRE through the completion of the Business Combination, CBRE, Inc. has agreed to loan Mr. Smith the amount of $1,000,000 within 30 days following the completion of the Business Combination upon Mr. Smith’s delivering to CBRE a promissory note for that amount, which promissory note will (i) be secured by a pledge of all shares of common stock, and warrants to acquire such shares, held by Mr. Smith and issued by CBAH prior to the date of the Business Combination, (ii) be recourse solely to such pledged shares and warrants, (iii) accrue interest at a rate of interest equal to the applicable federal rate for the month in which the promissory note is made (with interest compounding annually), and (iv) will mature following the delivery of the final

Alignment Shares owed to Mr. Smith (with principal and interest due at such time), with mandatory earlier repayment out of the after-tax proceeds Mr. Smith realizes from such pledged shares and warrants. Mr. Smith may prepay all or any portion of the principal and accrued interest due under the promissory note at any time.
The Company’s and Altus’s Related Party Transactions
Transactions with Blackstone and its Subsidiaries
Credit Facility
On November 22, 2019, Holdings and the Company completed a financing with the Blackstone Group through its subsidiaries GSO Capital Partners (“GSO”) and Blackstone Insurance Solutions (“BIS”), totaling $551.0 million of funded and committed capital (“Blackstone Credit Facility”). In connection with the Blackstone Credit Facility, the Company repaid in full the balance on the previous term loan.
Rated Term Loan
As part of the Blackstone Credit Facility, on November 22, 2019, APA Finance, LLC (“APAF”), a wholly owned subsidiary of the Company, entered into a $251.0 million term loan facility with BIS through a consortium of lenders (the “Rated Term Loan”). The Rated Term Loan consists of investment grade-rated Class A and Class B notes that mature on June 30, 2045 (“Final Maturity Date”). The Rated Term Loan amortizes at an initial rate of 2.5% of outstanding principal per annum for a period of 5 years at which point the amortization steps up to 5% per annum until November 22, 2026, (“Anticipated Repayment Date”). After the Anticipated Repayment Date, the loan becomes fully-amortizing, and all available cash is used to pay down principal until the Final Maturity Date. Interest on the Rated Term Loan accrues quarterly at a blended fixed rate of 3.70%. During the year ended December 31, 2020 the total related party interest expense on the Rated Term Loan was $9.5 million. As of December 31, 2020 interest payable of $2.6 million was due under the Rated Term Loan. On December 22, 2020, APAF upsized the borrowing capacity of the Rated Term Loan to $367.4 million through a tertiary draw commitment agreement. As of December 31, 2020, the outstanding principal balance of the Rated Term Loan was $362.7 million, consisting of Class A and Class B notes totaling $213.4 million and $149.3 million, respectively, less unamortized debt discount and loan issuance costs totaling $5.9 million.
On August 25, 2021, APAF entered into an Amended and Restated Credit Agreement (“Amended Agreement”) with BIS to refinance the Rated Term Loan (hereby referred to as the “Amended Rated Term Loan”). The Amended Agreement added an additional $135.6 million (all of which was drawn as of December 31, 2021) to the facility, bringing the aggregate facility to $503 million. The Amended Rated Term Loan has a weighted average 3.51% annual fixed rate, reduced from the previous weighted average rate of 3.70%, and matures on February 29, 2056 (“Final Maturity Date”). Of the total proceeds of the refinancing, $126.4 million was used to fund the TrueGreen Acquisition, $8.8 million was used to fund the Beaver Run Acquisition, and $2.7 million was used to fund the Island Pacific Acquisition (as defined in Note 7, “Acquisitions,” to our audited consolidated annual financial statements included elsewhere in this Annual Report on Form 10-K).

The Amended Rated Term Loan amortizes at an initial rate of 2.5% of outstanding principal per annum for a period of 8 years at which point the amortization steps up to 4% per annum until September 30, 2031 (“Anticipated Repayment Date”). After the Anticipated Repayment Date, the loan becomes fully-amortizing, and all available cash is used to pay down principal until the Final Maturity Date.

The Company incurred $5.2 million of issuance costs related to the refinancing, which have been deferred and recorded as a reduction to the Amended Rated Term Loan balance and are amortized as interest expense on a ten-year schedule until the Amended Rated Term Loan’s Anticipated Repayment Date. Additionally, in conjunction with the refinancing, the Company expensed $1.2 million of financing costs related to the modified portion of the Amended Rated Term Loan and included them in Other expenses, net in the consolidated statements of operations.

In conjunction with the refinancing, a portion of the Amended Rated Term Loan was extinguished. As a result, the Company expensed unamortized deferred financing costs of $1.8 million and $1.4 million premium paid on early redemption as loss on extinguishment of debt in the consolidated statements of operations.
As of December 31, 2021, the outstanding principal balance of the Amended Rated Term Loan was $500 million less unamortized debt discount and loan issuance costs totaling $8.4 million.

GSO Promissory Note
On November 22, 2019, the Company issued a promissory note to GSO in exchange for a loan totaling $4.0 million. As of December 31, 2019, the note accrued interest at a rate of 4.25%. The full promissory note plus accrued interest was repaid in full by the Company on March 3, 2020.
PIPE Subscription Agreements

Additionally, each of Gregg Felton, Lars Norell and Christine Detrick entered into a PIPE Subscription Agreement pursuant to which he or she purchased 100,000 shares of Class A common stock at a purchase price per share of $10.00 and an aggregate purchase price of $1,000,000. Richard Peretz entered into a similar agreement pursuant to which he purchased 20,000 shares of Class A common stock at a purchase price per share of $10.00 and an aggregate purchase price of $200,000. The PIPE Investment was issued to Mr. Felton, Mr. Norell, Ms. Detrick and Mr. Peretz on the same terms and conditions as all other PIPE Investors.

Commercial Collaboration Agreement
In connection with the execution of the Business Combination Agreement, Altus and CBRE, Inc. entered into a commercial collaboration agreement, which we refer to as the “Commercial Collaboration Agreement,” effective upon the Closing, pursuant to which, among other things, CBRE, Inc. will invite Altus to join CBRE, Inc.’s strategic supplier program and CBRE, Inc. will promote Altus as its preferred clean energy renewable provider/partner, CBRE, Inc. and Altus will create a business opportunity referral program with CBRE’s brokers, CBRE, Inc. will reasonably collaborate with Altus to develop and bring to market new products and/or bundles for Altus’s customers, Altus will consider in good faith inviting CBRE, Inc. to become a solar tax equity partner for Altus, on a non-exclusive basis, on market terms to be mutually agreed and CBRE, Inc. will provide, at no cost to Altus, reasonable access to data-driven research and insights prepared by CBRE, Inc. (subject to certain exceptions). To govern CBRE, Inc. and Altus’s activities under the Commercial Collaboration Agreement, the parties have created an executive steering committee comprised of four (4) individuals, with two (2) representatives from CBRE, Inc. and two (2) representatives from Altus. The Commercial Collaboration Agreement continues for a period of seven (7) years, with automatic one-year renewal periods, unless earlier terminated by either party in accordance with the terms set forth therein. Under the CBRE broker referral program, CBRE’s brokers throughout the United States will be able to submit, through a CBRE website, referrals to clients that may present a potential business opportunity for Altus. CBRE’s Renewable Energy Solutions team will then evaluate such referrals and determine which will be presented to Altus. Altus will determine whether or not to pursue any such referrals and if such referral will qualify for a referral fee (which will require, at a minimum, the CBRE broker to actively facilitate the initial communications between CBRE’s Renewable Energy Solutions team or Altus and the referral prospect). The referral fees for new-build solar systems will be $0.030 per watt for projects up to 10 MW and $0.020 per watt for projects above 10 MW. For example, a 200,000 square foot warehouse with a two megawatt solar system would imply a $60,000 referral fee and a 1.5 million square foot warehouse with a 15 megawatt solar system would imply a $300,000 referral fee. The referral fees for new-build storage systems will be $0.010 per watthour for projects up to 10 megawatt hours and $0.008 per watthour for projects above 10 megawatt hours. The referral fees for both the new-build solar systems and new-build storage systems will be paid 50% at the time the referred client executes a final agreement with Altus for such system and 50% at the time Altus connects such system to the grid for operation. In addition, the referral fees for secondary/existing solar and storage systems will be $0.020 per watt for solar and $0.008 per watthour for storage for projects up to 10 MW and $0.015 per watt for solar and $0.0075 per watthour for storage for projects above 10 MW. The referral fees for secondary/existing solar and storage systems will be paid 100% at the time of the financial closing of the acquisition by Altus of the asset. The aggregate referral fees for all projects will be paid quarterly by Altus to CBRE, together with a detailed report on the payments then being made. CBRE will then pay the individual CBRE broker(s) their referral fees in accordance with each individual broker’s brokerage commission structure and therefore CBRE’s Advisory business segment will receive a portion of the referral fees. The fees described above for new-build storage systems and secondary/existing solar and storage systems reflect a confirmed fee schedule that Altus proposed to CBRE on July 30, 2021, which proposal was approved by the Special Committee and agreed to by CBRE. Following the execution of the Business Combination Agreement, CBRE’s Renewable Energy Solutions team has, based on recommendations from CBRE’s brokers, from time to time presented Altus with client referrals, which Altus in its sole discretion may elect to pursue. CBRE has informed Altus that it may request that Altus pay referral fees to CBRE’s brokers for such referrals made prior to such completion which fees would not exceed the fees set forth in the CBRE broker referral program included in the Commercial Collaboration Agreement; provided that any decision to pay such fees shall be made in Altus’s sole discretion. If Altus agrees to pay any such fees to CBRE’s brokers, CBRE’s Advisory business segment may receive a portion of such fees in accordance with each CBRE broker’s individual brokerage commission structure. The Special Committee was made aware of, and approved, the possibility of these client referrals occurring and these referral fees being paid.
Investor Rights Agreement
Contemporaneously with the execution of the Business Combination Agreement, CBAH, the Sponsor, certain officers of CBAH, Altus, Blackstone, the Founders (as defined therein) and certain other officers of Altus and their affiliated trusts and vehicles entered into an Investor Rights Agreement the “Investor Rights Agreement”), which provides for, among other things, certain registration rights and transfer restrictions, including that the Sponsor and the Founders (as defined therein) shall not transfer shares of our common stock (subject to certain exceptions) until the first anniversary of the Closing and that Blackstone shall not transfer its shares of our common stock (subject to certain exceptions) until the date that is 270 days following the Closing (subject to certain exceptions). Blackstone has a right to nominate one director to the CBAH board of directors for so long as it and its permitted transferees hold at least 5% of the outstanding shares of Class A common stock. The Sponsor has the right to appoint the Class B director for so long as any shares of Class B common stock remain outstanding, and upon the conversion of all shares of Class B common stock to Class A common stock, Sponsor has the right to nominate one director to the board of directors so long as Sponsor continues to meet certain ownership requirements with respect to the Class A common stock as set forth therein.

Brokerage Transaction
CBRE, Inc. received a customary brokerage commission to be paid by the landlord in connection with Altus’ entry into and possible future extension of its headquarters lease in Stamford, Connecticut. Further, the Company intends to pay CBRE a brokerage fee to fund a subtenant in the Company’s former headquarters. The Company signed an agreement on February 9, 2022 with CBRE, whereby particular CBRE brokers would represent Altus in the acquisition of land in the U.S., at least 5 acres in size, that have solar or wind facilities which are either in construction or already operational, for a brokerage commission.
Letter of Intent with Tramwell Crow

Tramwell Crow Company, a wholly-owned subsidiary of CBRE, signed a letter of intent on March 15, 2022 with the Company to evaluate the inclusion of solar power generation, battery storage and EV charging across their buildings that are ‘in process” of being built. This represents an opportunity of up to 300 MW.

Leases with CBRE Investment Management Entities
A subsidiary of the Company signed solar site lease agreements on March 22, 2022 with four CBRE Investment Management entities with respect to four buildings located throughout Aberdeen and North East, Maryland, to lease rooftop space which provides an aggregate capacity of approximately 17.2 MW of solar power.

Director Offer Letters
In connection with the Business Combination we entered into Director Offer Letters with each of our non-employee directors. See “Executive Compensation-Director Compensation.” Each of the director offer letters is substantially similar to the “Form Director Offer Letter” filed as an exhibit hereto except that (i) Ms. Coyne’s letter includes the assignment of her compensation to ValueAct Capital Management, L.P. and (ii) Mr. Horn’s offer letter reflects that he is not receiving any compensation.
Indemnification Agreements with Officers and Directors and Directors’ and Officers’ Liability Insurance
In connection with the Business Combination, Altus entered into indemnification agreements with each of its executive officers and directors. The indemnification agreements, Altus’s restated certificate of incorporation and its bylaws require that Altus indemnify its directors to the fullest extent not prohibited by Delaware law. Subject to certain limitations, the bylaws will also require Altus to advance expenses incurred by its directors and officers. Altus also maintains a general liability insurance policy, which covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.
Management Equity Incentive Letter
On July 12, 2021, we entered into the Management Equity Incentive Letter with each of Mr. Felton and Mr. Norell pursuant to which, on February 15, 2022, the Compensation Committee granted to Mr. Felton and Mr. Norell, together with other senior executives, including Mr. Savino and Mr. Weber, restricted stock units (“RSUs”) under the Incentive Plan that are subject to time-based and, for our NEOs and certain other executives, eighty percent (80%) of such RSUs also further subject to performance-based vesting, with respect to an aggregate five percent (5%) of the Company’s Class A common stock on a fully diluted basis, excluding the then-outstanding shares of the Company’s Class B common stock or any shares of the Company’s Class A common stock into which such shares of the Company’s Class B common stock are or may be convertible. The RSUs were determined by the Compensation Committee based on the recommendation of the compensation consultant(s) to the Compensation Committee (which included Mercer [and one other compensation consultant proposed by Sponsor]). Subject to continued employment on each applicable vesting date, the time-based RSUs generally vest 33 1/3% on each of the third, fourth and fifth anniversaries of the Closing, and the performance-based RSUs vest with respect to 33 1/3% of the award upon the achievement of the above time-based requirement and the achievement of a hurdle representing a 25% annual compound annual growth rate measured based on an initial value of $10.00 per Share (i.e. on each of the third anniversary, the fourth anniversary, and the fifth anniversary of the date of grant, the stock price performance hurdle shall be $19.53, $24.41, $30.51, respectively).
Employment Agreements
In connection with the Business Combination, Altus entered into employment agreements with Gregg Felton and Lars Norell. An affiliate of Altus also has entered into an employment agreement with Dustin Weber. See “Executive Compensation—Narrative Disclosure to Summary Compensation Table—Agreements with our Named Executive Officers”. In addition, in connection with the Business Combination, Dustin Weber and Anthony Savino each signed a confidentiality and protection of intellectual property agreement.
Registration Rights
Certain holders of our Class A common stock, Alignment Shares, private placement warrants and public warrants have registration rights that require us to register a sale of any of our securities held by them. These holders are entitled to make demands that we register such securities for sale under the Securities Act. In addition, these holders have certain “piggy-back” registration rights to include such securities in other registration statements filed by us and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will bear the costs and expenses incurred in connection with filing any such registration statements.
Policies and Procedures for Related Party Transactions
We have adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.
A “Related Person Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. Transactions involving compensation for services provided to us or any of its subsidiaries as an employee, consultant or director will not be considered related person transactions under this policy. A “Related Person” means:
•any person who is, or at any time during the applicable period was, one of our officers or one of our directors;
•any person who is known by us to be the beneficial owner of more than five percent (5%) of its voting stock; and
•any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than five percent (5%) of its voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than five percent (5%) of its voting stock
We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its charter, the Audit Committee will have the responsibility to review related party transactions. It is anticipated that under the related person transaction policy, the related person in question or, in the case of transactions with a beneficial holder of more than 5% of our voting stock, an officer with knowledge of a proposed transaction, will be required to present information regarding the proposed related person transaction to our Audit Committee (or to another independent body of the Board) for review. To identify related person transactions in advance, Altus expects to rely on information supplied by its executive officers, directors and certain significant stockholders. In considering related person transactions, our Audit Committee is expected to take into account the relevant available facts and circumstances, which may include, but are not limited to:
•the related person’s interest in the transaction;
•the approximate dollar value of the amount involved in the transaction;
•the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•whether the transaction was undertaken in the ordinary course of business;
•whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to Altus than terms that could have been reached with an unrelated third party;
•the purpose of, and the potential benefits to us of, the transaction; and
•any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.
Our Audit Committee will approve only those transactions that it determines are fair to us and in our best interests.

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
In accordance with its charter, the audit committee of our Board has selected the firm of Deloitte & Touche LLP (“Deloitte”), an independent registered public accounting firm, to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, and our Board is asking stockholders (on a non-binding advisory basis) to ratify that appointment. Deloitte served as Altus’s independent registered public accounting firm for the audit of its financial statements for the fiscal years ending December 31, 2021, 2020 and 2019. We are not required to have the stockholders ratify the appointment of Deloitte as our independent registered public accounting firm. We nonetheless are doing so because we believe it is a matter of good corporate practice. If the stockholders do not ratify the appointment, the audit committee will reconsider the retention of Deloitte, but ultimately may decide to retain Deloitte as the Company’s independent registered public accounting firm. Even if the appointment is ratified, the audit committee, in its discretion, may change the appointment at any time if it determines that such a change would be in the best interests of the Company and its stockholders.
Before selecting Deloitte, the audit committee carefully considered that firm’s qualifications as an independent registered public accounting firm for the Company. This included a review of its performance for Altus in prior years, including the firm’s efficiency, integrity and competence in the fields of accounting and auditing. The audit committee has expressed its satisfaction with Deloitte in all of these respects.
KPMG LLP (“KPMG”) served as independent registered public accounting firm for CBAH with respect to the audit of CBAH’s consolidated financial statements for 2020. Deloitte has been engaged by CBAH’s audit committee to serve as independent registered public accounting firm for CBAH with respect to the audit of its consolidated financial statements for 2021. Accordingly, KPMG was informed that it would be replaced by Deloitte as the Company’s independent registered public accounting firm following completion of its audit of CBAH's financial statements for the fiscal year ended December 31, 2020.
Representatives of Deloitte will be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
Change in Independent Registered Public Accounting Firm
Dismissal of KPMG LLP

In connection with the Closing of the Business Combination on December 9, 2021, KPMG was dismissed as our independent registered public accounting firm. This decision was approved by the Board.

The report of KPMG on CBAH’s financial statements as of December 31, 2020 and for the period from October 13, 2020 (inception), to December 31, 2020, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainties, audit scope or accounting principles.

During CBAH’s most recent period ended December 31, 2020, and the subsequent interim period through December 9, 2021, there were no disagreements between CBAH and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused them to make reference to the subject matter of the disagreements in connection with their report.

During CBAH’s most recent period ended December 31, 2020, and the subsequent interim period through December 9, 2021, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act, except that for the quarter ended March 31, 2021, based upon an evaluation of the effectiveness of the design and operation of its disclosure controls and procedures, the Chief Executive Officer and Chief Financial Officer of CBAH concluded that its disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) were not effective as a result of the adjustment of its financial statements as of and for such period for the accounting for certain complex financial instruments, including the redeemable warrants. Based on the foregoing, it was determined that CBAH had a material weakness as of March 31, 2021 relating to its internal controls over financial reporting. As of June 30, 2021, based on an assessment performed by CBAH management, it was determined that the material weakness identified in CBAH’s internal control over financial reporting had been remediated.

We provided KPMG with a copy of the foregoing disclosures and has requested that KPMG furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of KPMG’s letter dated December 13, 2021 is filed as Exhibit 16.1 to our Current Report on Form 8-K, filed on December 14, 2021.

Appointment of Deloitte & Touche LLP

In connection with the Closing of the Business Combination on December 9, 2021, the Board approved the appointment of Deloitte as our independent registered public accounting firm, subject to Deloitte’s client acceptance process and execution of an engagement letter. Deloitte also served as the independent registered public accounting firm for Altus prior to the consummation of the Business Combination.

During CBAH’s most recent fiscal period ended December 31, 2020, and the subsequent interim period through December 9, 2021, CBAH did not consult with Deloitte regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the financial statements of CBAH, and no written report or oral advice was provided that Deloitte concluded was an important factor considered by us in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).
Audit Fees and Services
Audit and other fees billed to us by KPMG and Deloitte for the fiscal years ended December 31, 2021 and December 31, 2020 are as follows:

	Fiscal Year Ended December 31, 2021		Fiscal Year Ended December 31, 2020
	KPMG	Deloitte	KPMG	Deloitte
Audit Fees(1)	$415,000	$1,615,000	$341,000	$2,076,250
Audit-Related Fees(2)	—	$10,000	—	$1,245,425
Tax Fees(3)	—	—	—	—
All Other Fees(4)	—	—	—	—
Total	$415,000	$1,625,000	$341,000	$3,321,675

Audit Fees. Audit fees consist of fees for professional services rendered for the audit of our year-end financial statements. The aggregate fees of KPMG related to audit and review services in connection with our initial public offering and business combination totaled $415,000 for the year ended December 31, 2021 and $341,000 for the year ended December 31, 2020. The aggregate fees of Deloitte related to audit services in connection with our initial public offering and business combination in addition to other audit services for Altus totaled $1,610,500 for the year ended December 31, 2021 and $2,076,250 for the year ended December 31, 2020. The above amounts include audit fees, as well as attendance at audit committee meetings.
Audit-Related Fees. Audit-related fees consist of fees billed for services that are normally provided by KPMG and Deloitte in connection with regulatory filings as well as assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. The aggregate audit-related fees totaled $10,000 for the year ended December 31, 2021 and $1,245,425 for the year ended December 31, 2020. During each of the years ended December 31, 2021 and December 31, 2020, we did not pay KPMG any audit-related fees.
Tax Fees. We did not pay KPMG or Deloitte for tax return services, planning and tax advice for each of the year ended December 31, 2021 and December 31, 2020.
All Other Fees. We did not pay KPMG or Deloitte for any other services for each of the year ended December 31, 2021 and December 31, 2021.
Pre-Approval by Audit Committee of Principal Accountant Services.
Our audit committee was formed upon the consummation of our initial public offering. As a result, the audit committee did not pre-approve all of the foregoing services, although any services rendered prior to the formation of our audit committee were approved by our board of directors. Since the formation of our audit committee, and on a going-forward basis, the audit committee has and will pre-approve all auditing services and permitted non-audit services to be performed for us by our auditors, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by the audit committee prior to the completion of the audit).
Required Vote of Stockholders
The affirmative vote of a majority of the votes cast by holders of shares of common stock who are present by remote communication or by proxy at a meeting at which a quorum is present is required (on a non-binding advisory basis) to ratify the appointment of EY. Abstentions will have no effect on the results of this vote.

Our Board recommends that you vote FOR the proposal to ratify Deloitte as the Company’s registered independent public accounting firm for 2022 (Proposal 2).

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-262072
PROSPECTUS SUPPLEMENT NO. 3
(to Prospectus dated January 21, 2022)

ALTUS POWER, INC.

Primary Offering Of
19,429,167 Shares of Common Stock

Secondary Offering of
156,463,281 Shares of Common Stock
9,366,667 Warrants to Purchase Common Stock

This prospectus supplement amends and supplements the prospectus dated January 21, 2022 (as supplemented or amended from time to time, the “Prospectus”), which forms a part of our Registration Statement on Form S-1 (No. 333-262072). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 1 , 2022 (the “Current Report”), other than the information included in Item 7.01 and Exhibit
99.1, which were furnished and not filed. . Accordingly, we have attached the Current Report (excluding Exhibit 99.1 thereto) to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the issuance by us of up to an aggregate of (i) 10,062,500 shares of our Class A common stock that may be issued upon exercise of warrants to purchase Class A common stock at an exercise price of $11.00 per share (the “Public Warrants”) issued by CBRE Acquisition Holdings, Inc. (“CBAH”) in its initial public offering; and (ii) 9,366,667 shares of our Class A common stock that may be issued upon exercise of warrants at an exercise price of $11.00 per share that, in the case of 7,366,667 of such warrants, were originally sold to CBRE Acquisition Sponsor, LLC (the “Sponsor”) in a private placement consummated simultaneously with CBAH’s IPO, and, in the case of 2,000,000 of such warrants, were issued to the Sponsor in full settlement of a second amended and restated promissory note entered into between CBAH and the Sponsor (such 9,366,667 warrants, the “Private Placement Warrants” and, together with the Public Warrants, the “Warrants”).

The Prospectus and this prospectus supplement also relate to the offer and sale, from time to time, by the selling securityholders named in the Prospectus (the “Selling Securityholders”), or any of their permitted transferees, of (i) 9,366,667 Private Placement Warrants; (ii) up to an aggregate of 9,366,667 shares of our Class A common stock that may be issued upon exercise of the Private Placement Warrants held by the Selling Securityholders; (iii) up to an aggregate of 42,500,000 shares of our Class A common stock that were issued to certain investors (collectively, the “PIPE Investors”) in a private placement in connection with the closing of the Business Combination (as defined herein); (iv) up to an aggregate of 89,999,976 shares of Class A common stock that were issued to certain affiliates of Altus (collectively, the “Altus Affiliates”) pursuant to the Business Combination Agreement (as defined herein); and (v) up to an aggregate 14,596,638 shares of Class A common stock issuable upon conversion (at the maximum conversion value) of all 1,408,750 of our Alignment Shares, or Class B common stock, par value $0.0001 per share (“Alignment Shares” or “Class B Common Stock”) held by certain Selling Securityholders. The Prospectus and this prospectus supplement also cover any additional securities that may become issuable by reason of stock dividends, stock splits, recapitalization or similar transactions.

We will not receive any proceeds from the sale of shares of Class A common stock or warrants by the Selling Securityholders pursuant to the Prospectus and this prospectus supplement, except with respect to amounts received by us upon exercise of the warrants to the extent such warrants are exercised for cash. However, we will pay the expenses, other than underwriting discounts and commissions and certain expenses incurred by the Selling Securityholders in disposing of the securities, associated with the sale of securities pursuant to the Prospectus and this prospectus supplement.

Our registration of the securities covered by the Prospectus and this prospectus supplement does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the securities. The Selling Securityholders and any of their permitted transferees may offer and sell the securities covered by the Prospectus and this prospectus supplement in a number of different ways and at varying prices. Additional information on the Selling Securityholders, and the times and manner in which they may offer and sell the securities under the Prospectus and this prospectus supplement, is provided under “Selling Securityholders” and “Plan of Distribution” in the Prospectus.

You should read the Prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our Class A common stock and warrants are listed on the New York Stock Exchange (the “NYSE”) under the symbols “AMPS” and “AMPS WS”, respectively. On May 31, 2022, the closing price of our Class A common stock was $6.77 per share and the closing price of our warrants was $1.32 per share.

We are an “emerging growth company” as such term is defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 14 of the Prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued under the Prospectus or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is June 1, 2022.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

5/31/2022
Date of Report (date of earliest event reported)
___________________________________
Altus Power, Inc.
(Exact name of registrant as specified in its charter)
___________________________________

Delaware (State or other jurisdiction of incorporation or organization)	001-39798 (Commission File Number)	85-3448396 (I.R.S. Employer Identification Number)
2200 Atlantic Street, 6th Floor Stamford, CT 06902
(Address of principal executive offices and zip code)
(203) 698-0090
(Registrant's telephone number, including area code)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $.0001	AMPS	New York Stock Exchange
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.00	AMPS WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 - Regulation FD Disclosure.
On June 1, 2022, Altus Power, Inc., f/k/a CBRE Acquisition Holdings, Inc. (the “Company”), issued a press release announcing the Company’s entry into Exchange Agreements (as defined below in Item 8.01 of this Current Report on Form 8-K (this “Current Report”)) with the Holders (as defined below in Item 8.01 of this Current Report). A copy of this press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

The information furnished pursuant to Item 7.01 of this Current Report, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 8.01 - Other Events.
On May 31, 2022, the Company entered into separate, privately negotiated warrant exchange agreements (the “Exchange Agreements”) with a limited number of holders (the “Holders”) of the Company’s outstanding publicly traded warrants (the “Public Warrants”) to purchase shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”). The Public Warrants were previously issued by the Company in its initial public offering of units pursuant to a prospectus dated December 11, 2020, which was registered under the Securities Act. Pursuant to the Exchange Agreements, the Company agreed to issue an aggregate of 981,113 shares of Common Stock to the Holders in exchange for the surrender and cancellation of an aggregate of 4,087,962 Public Warrants held by the Holders. The issuance by the Company of the shares of Common Stock in exchange for the surrender and cancellation of the Warrants is being made in reliance on the exemption from registration in Section 3(a)(9) of the Securities Act.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated June 1, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2022

Altus Power, Inc.

By:	/s/ Gregg J. Felton
Name:	Gregg J. Felton
Title:	Co-Chief Executive Officer and Director

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-262072
PROSPECTUS SUPPLEMENT NO. 4
(to Prospectus dated January 21, 2022)

ALTUS POWER, INC.

Primary Offering Of
19,429,167 Shares of Common Stock

Secondary Offering of
156,463,281 Shares of Common Stock
9,366,667 Warrants to Purchase Common Stock

This prospectus supplement amends and supplements the prospectus dated January 21, 2022 (as supplemented or amended from time to time, the “Prospectus”), which forms a part of our Registration Statement on Form S-1 (No. 333-262072). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 15, 2022 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the issuance by us of up to an aggregate of (i) 10,062,500 shares of our Class A common stock that may be issued upon exercise of warrants to purchase Class A common stock at an exercise price of $11.00 per share (the “Public Warrants”) issued by CBRE Acquisition Holdings, Inc. (“CBAH”) in its initial public offering; and (ii) 9,366,667 shares of our Class A common stock that may be issued upon exercise of warrants at an exercise price of $11.00 per share that, in the case of 7,366,667 of such warrants, were originally sold to CBRE Acquisition Sponsor, LLC (the “Sponsor”) in a private placement consummated simultaneously with CBAH’s IPO, and, in the case of 2,000,000 of such warrants, were issued to the Sponsor in full settlement of a second amended and restated promissory note entered into between CBAH and the Sponsor (such 9,366,667 warrants, the “Private Placement Warrants” and, together with the Public Warrants, the “Warrants”).

The Prospectus and this prospectus supplement also relate to the offer and sale, from time to time, by the selling securityholders named in the Prospectus (the “Selling Securityholders”), or any of their permitted transferees, of (i) 9,366,667 Private Placement Warrants; (ii) up to an aggregate of 9,366,667 shares of our Class A common stock that may be issued upon exercise of the Private Placement Warrants held by the Selling Securityholders; (iii) up to an aggregate of 42,500,000 shares of our Class A common stock that were issued to certain investors (collectively, the “PIPE Investors”) in a private placement in connection with the closing of the Business Combination (as defined herein); (iv) up to an aggregate of 89,999,976 shares of Class A common stock that were issued to certain affiliates of Altus (collectively, the “Altus Affiliates”) pursuant to the Business Combination Agreement (as defined herein); and (v) up to an aggregate 14,596,638 shares of Class A common stock issuable upon conversion (at the maximum conversion value) of all 1,408,750 of our Alignment Shares, or Class B common stock, par value $0.0001 per share (“Alignment Shares” or “Class B Common Stock”) held by certain Selling Securityholders. The Prospectus and this prospectus supplement also cover any additional securities that may become issuable by reason of stock dividends, stock splits, recapitalization or similar transactions.

We will not receive any proceeds from the sale of shares of Class A common stock or warrants by the Selling Securityholders pursuant to the Prospectus and this prospectus supplement, except with respect to amounts received by us upon exercise of the warrants to the extent such warrants are exercised for cash. However, we will pay the expenses, other than underwriting discounts and commissions and certain expenses incurred by the Selling Securityholders in disposing of the securities, associated with the sale of securities pursuant to the Prospectus and this prospectus supplement.

Our registration of the securities covered by the Prospectus and this prospectus supplement does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the securities. The Selling Securityholders and any of their permitted transferees may offer and sell the securities covered by the Prospectus and this prospectus supplement in a number of different ways and at varying prices. Additional information on the Selling Securityholders, and the times and manner in which they may offer and sell the securities under the Prospectus and this prospectus supplement, is provided under “Selling Securityholders” and “Plan of Distribution” in the Prospectus.

You should read the Prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our Class A common stock and warrants are listed on the New York Stock Exchange (the “NYSE”) under the symbols “AMPS” and “AMPS WS”, respectively. On June 14, 2022, the closing price of our Class A common stock was $6.89 per share and the closing price of our warrants was $1.40 per share.

We are an “emerging growth company” as such term is defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 14 of the Prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued under the Prospectus or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is June 15, 2022.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 15, 2022

___________________________________
Altus Power, Inc.
(Exact name of registrant as specified in its charter)
___________________________________

Delaware (State or other jurisdiction of incorporation or organization)	001-39798 (Commission File Number)	85-3448396 (I.R.S. Employer Identification Number)
2200 Atlantic Street, 6th Floor Stamford, CT 06902
(Address of principal executive offices and zip code)
(203) 698-0090
(Registrant's telephone number, including area code)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001	AMPS	New York Stock Exchange
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.00	AMPS WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 - Other Events.

On June 15, 2022, Altus Power, Inc., f/k/a/ CBRE Acquisition Holdings, Inc. (the “Company”), entered into a privately negotiated warrant exchange agreement (the “Exchange Agreement”) with a holder (the “Holder”) of the Company’s outstanding publicly traded warrants (the “Public Warrants”) to purchase shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”). The Public Warrants were previously issued by the Company in its initial public offering of units pursuant to a prospectus dated December 10, 2020, which was registered under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Exchange Agreement, the Company agreed to issue 86,304 shares of Common Stock to the Holder in exchange for the surrender and cancellation of an aggregate of 359,593 Public Warrants held by the Holder. The issuance by the Company of the shares of Common Stock in exchange for the surrender and cancellation of the Public Warrants held by the Holder is being made in reliance on the exemption from registration in Section 3(a)(9) of the Securities Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2022

Altus Power, Inc.

By:	/s/ Gregg J. Felton
Name:	Gregg J. Felton
Title:	Co-Chief Executive Officer and Director

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-262072
PROSPECTUS SUPPLEMENT NO. 5
(to Prospectus dated January 21, 2022)

ALTUS POWER, INC.

Primary Offering Of
19,429,167 Shares of Common Stock

Secondary Offering of
156,463,281 Shares of Common Stock
9,366,667 Warrants to Purchase Common Stock

This prospectus supplement amends and supplements the prospectus dated January 21, 2022 (as supplemented or amended from time to time, the “Prospectus”), which forms a part of our Registration Statement on Form S-1 (No. 333-262072). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 15, 2022 (the “Quarterly Report”). Accordingly, we have attached the Quarterly Report to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the issuance by us of up to an aggregate of (i) 10,062,500 shares of our Class A common stock that may be issued upon exercise of warrants to purchase Class A common stock at an exercise price of $11.00 per warrant (the “Public Warrants”) issued by CBRE Acquisition Holdings, Inc. (“CBAH”) in its initial public offering; and (ii) 9,366,667 shares of our Class A common stock that may be issued upon exercise of warrants at an exercise price of $11.00 per warrant that, in the case of 7,366,667 of such warrants, were originally sold to CBRE Acquisition Sponsor, LLC (the “Sponsor”) in a private placement consummated simultaneously with CBAH’s IPO, and, in the case of 2,000,000 of such warrants, were issued to the Sponsor in full settlement of a second amended and restated promissory note entered into between CBAH and the Sponsor (such 9,366,667 warrants, the “Private Placement Warrants” and, together with the Public Warrants, the “Warrants”).

The Prospectus and this prospectus supplement also relate to the offer and sale, from time to time, by the selling securityholders named in the Prospectus (the “Selling Securityholders”), or any of their permitted transferees, of (i) 9,366,667 Private Placement Warrants; (ii) up to an aggregate of 9,366,667 shares of our Class A common stock that may be issued upon exercise of the Private Placement Warrants held by the Selling Securityholders; (iii) up to an aggregate of 42,500,000 shares of our Class A common stock that were issued to certain investors (collectively, the “PIPE Investors”) in a private placement in connection with the closing of the Business Combination (as defined herein); (iv) up to an aggregate of 89,999,976 shares of Class A common stock that were issued to certain affiliates of Altus (collectively, the “Altus Affiliates”) pursuant to the Business Combination Agreement (as defined herein); and (v) up to an aggregate 14,596,638 shares of Class A common stock issuable upon conversion (at the maximum conversion value) of all 1,408,750 of our Alignment Shares, or Class B common stock, par value $0.0001 per share (“Alignment Shares” or “Class B Common Stock”) held by certain Selling Securityholders. The Prospectus and this prospectus supplement also cover any additional securities that may become issuable by reason of stock dividends, stock splits, recapitalization or similar transactions.

We will not receive any proceeds from the sale of shares of Class A common stock or warrants by the Selling Securityholders pursuant to the Prospectus and this prospectus supplement, except with respect to amounts received by us upon exercise of the warrants to the extent such warrants are exercised for cash. However, we will pay the expenses, other than underwriting discounts and commissions and certain expenses incurred by the Selling Securityholders in disposing of the securities, associated with the sale of securities pursuant to the Prospectus and this prospectus supplement.

Our registration of the securities covered by the Prospectus and this prospectus supplement does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the securities. The Selling Securityholders and any of their permitted transferees may offer and sell the securities covered by the Prospectus and this prospectus supplement in a number of different ways and at varying prices. Additional information on the Selling Securityholders, and the times and manner in which they may offer and sell the securities under the Prospectus and this prospectus supplement, is provided under “Selling Securityholders” and “Plan of Distribution” in the Prospectus.

You should read the Prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our Class A common stock and warrants are listed on the New York Stock Exchange (the “NYSE”) under the symbols “AMPS” and “AMPS WS”, respectively. On August 12, 2022, the closing price of our Class A common stock was $9.04 per share and the closing price of our warrants was $2.10 per warrant.

We are an “emerging growth company” as such term is defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 14 of the Prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued under the Prospectus or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 15, 2022.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 10-Q
(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended June 30, 2022

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from to

Commission file number 001-04321
ALTUS POWER, INC.
(Exact name of registrant as specified in its charter)

Delaware		85-3448396
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

2200 Atlantic Street, Sixth Floor
Stamford,	CT	06902
(Address of Principal Executive Offices)		(Zip Code)
(203)-698-0090
Registrant's telephone number, including area code

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	AMPS	New York Stock Exchange
Warrants to purchase one share of common stock, each at an exercise price of $11.00	AMPS.WS	New York Stock Exchange

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports); and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).     Yes  ☒   No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).     Yes   ☐     No  ☒

As of July 29, 2022, there were 154,718,268 shares of Class A common stock outstanding and 1,207,500 shares of Class B common stock outstanding.

Part I. Financial Statements
Item 1. Financial Statements
Altus Power, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Operating revenues, net	$24,762	$17,613	$43,961	$30,084
Operating expenses
Cost of operations (exclusive of depreciation and amortization shown separately below)	4,290	3,236	8,354	6,156
General and administrative	6,558	4,220	12,942	7,443
Depreciation, amortization and accretion expense	6,863	4,470	13,685	8,858
Acquisition and entity formation costs	52	85	346	232
Gain on fair value remeasurement of contingent consideration, net	(1,140)	(775)	(971)	(2,050)
Stock-based compensation	2,657	37	3,962	77
Total operating expenses	$19,280	$11,273	$38,318	$20,716
Operating income	5,482	6,340	5,643	9,368
Other (income) expense
Change in fair value of redeemable warrant liability	(4,659)	—	(23,117)	—
Change in fair value of alignment shares liability	(16,705)	—	(63,051)	—
Other income, net	(608)	(138)	(593)	(249)
Interest expense, net	5,173	4,826	10,111	8,739
Total other (income) expense	$(16,799)	$4,688	$(76,650)	$8,490
Income before income tax expense	$22,281	$1,652	$82,293	$878
Income tax expense	(707)	(2,092)	(584)	(1,055)
Net income (loss)	$21,574	$(440)	$81,709	$(177)
Net (loss) income attributable to noncontrolling interests and redeemable noncontrolling interests	(2,541)	749	(2,825)	50
Net income (loss) attributable to Altus Power, Inc.	$24,115	$(1,189)	$84,534	$(227)
Net income (loss) per share attributable to common stockholders
Basic	$0.16	$(0.01)	$0.55	$—
Diluted	$0.16	$(0.01)	$0.55	$—
Weighted average shares used to compute net income (loss) per share attributable to common stockholders
Basic	153,310,068	88,741,089	152,988,078	88,741,089
Diluted	153,954,843	88,741,089	153,771,992	88,741,089
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Altus Power, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(In thousands, except share and per share data)

	As of June 30, 2022	As of December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$295,079	$325,983
Current portion of restricted cash	2,459	2,544
Accounts receivable, net	13,158	9,218
Other current assets	5,748	6,659
Total current assets	316,444	344,404
Restricted cash, noncurrent portion	1,794	1,794
Property, plant and equipment, net	764,884	745,711
Intangible assets, net	19,383	16,702
Other assets	3,547	4,638
Total assets	$1,106,052	$1,113,249
Liabilities, redeemable noncontrolling interests, and stockholders' equity
Current liabilities:
Accounts payable	$2,869	$3,591
Interest payable	4,383	4,494
Current portion of long-term debt, net	15,726	21,143
Other current liabilities	4,597	3,663
Total current liabilities	27,575	32,891
Redeemable warrant liability	19,476	49,933
Alignment shares liability	64,408	127,474
Long-term debt, net of unamortized debt issuance costs and current portion	522,604	524,837
Intangible liabilities, net	12,844	13,758
Asset retirement obligations	7,689	7,628
Deferred tax liabilities, net	10,153	9,603
Other long-term liabilities	6,480	5,587
Total liabilities	$671,229	$771,711
Commitments and contingent liabilities (Note 10)
Redeemable noncontrolling interests	16,103	15,527
Stockholders' equity
Common stock $0.0001 par value; 988,591,250 shares authorized as of June 30, 2022, and December 31, 2021; 154,718,268 and 153,648,830 shares issued and outstanding as of June 30, 2022, and December 31, 2021, respectively	15	15
Preferred stock $0.0001 par value; 10,000,000 shares authorized, zero shares issued and outstanding as of June 30, 2022, and December 31, 2021	—	—
Additional paid-in capital	416,832	406,259
Accumulated deficit	(16,822)	(101,356)
Total stockholders' equity	$400,025	$304,918
Noncontrolling interests	18,695	21,093
Total equity	$418,720	$326,011
Total liabilities, redeemable noncontrolling interests, and stockholders' equity	$1,106,052	$1,113,249

The following table presents the assets and liabilities of the consolidated variable interest entities (Refer to Note 5).

(In thousands)	As of June 30, 2022	As of December 31, 2021
Assets of consolidated VIEs, included in total assets above:
Cash	$8,298	$7,524
Current portion of restricted cash	1,478	1,763
Accounts receivable, net	5,036	2,444
Other current assets	1,381	1,400
Restricted cash, noncurrent portion	1,437	1,122
Property, plant and equipment, net	362,679	363,991
Intangible assets, net	5,729	6,909
Other assets	630	739
Total assets of consolidated VIEs	$386,668	$385,892
Liabilities of consolidated VIEs, included in total liabilities above:
Accounts payable	$460	$419
Current portion of long-term debt, net	3,015	2,457
Other current liabilities	1,241	776
Long-term debt, net of unamortized debt issuance costs and current portion	33,536	34,022
Intangible liabilities, net	1,800	2,420
Asset retirement obligations	4,039	3,988
Other long-term liabilities	652	548
Total liabilities of consolidated VIEs	$44,743	$44,630
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Altus Power, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
(unaudited)
(In thousands, except share data)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity	Non Controlling Interests	Total Equity
	Shares	Amount
As of March 31, 2021	89,999,976	$9	$202,178	$(84,589)	$117,598	$14,758	$132,356
Cash contributions from noncontrolling interests	—	—	—	—	—	439	439
Accretion of Series A preferred stock	—	—	539	(539)	—	—	—
Stock-based compensation	—	—	41	—	41	—	41
Accrued dividends and commitment fees on Series A preferred stock	—	—	4,263	(4,263)	—	—	—
Cash distributions to noncontrolling interests	—	—	—	—	—	(345)	(345)
Net loss	—	—	—	(1,189)	(1,189)	(285)	(1,474)
As of June 30, 2021	89,999,976	$9	$207,021	$(90,580)	$116,450	$14,567	$131,017

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity	Non Controlling Interests	Total Equity
	Shares	Amount
As of March 31, 2022	153,648,830	$15	$406,867	$(40,937)	$365,945	$20,361	$386,306
Stock-based compensation	—	—	2,657	—	2,657	—	2,657
Cash distributions to noncontrolling interests	—	—	—	—	—	(336)	(336)
Cash contributions from non-controlling interests	—	—	—	—	—	1,064	1,064
Conversion of alignment shares to class A common stock and exercised warrants	2,021	—	—	—	—	—	—
Exchange of warrants into common stock	1,067,417	—	7,308	—	7,308	—	7,308
Net income (loss)	—	—	—	24,115	24,115	(2,394)	21,721
As of June 30, 2022	154,718,268	$15	$416,832	$(16,822)	$400,025	$18,695	$418,720
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Altus Power, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
(unaudited)
(In thousands, except share data)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity (Deficit)	Non Controlling Interests	Total Equity (Deficit)
	Shares	Amount
As of December 31, 2020 (as previously reported)	1,029	$1	$2,033	$(80,802)	$(78,768)	$14,016	$(64,752)
Retroactive application of recapitalization	89,998,947	8	203,739	—	203,747	—	203,747
As of December 31, 2020, effect of reverse acquisition	89,999,976	$9	$205,772	$(80,802)	$124,979	$14,016	$138,995
Cash contributions from noncontrolling interests	—	—	—	—	—	439	439
Accretion of Series A preferred stock	—	—	1,072	(1,072)	—	—	—
Stock-based compensation	—	—	78	—	78	—	78
Accrued dividends and commitment fees on Series A preferred stock	—	—	8,479	(8,479)	—	—	—
Payment of dividends and commitment fees on Series A preferred stock	—	—	(8,380)	—	(8,380)	—	(8,380)
Cash distributions to noncontrolling interests	—	—	—	—	—	(605)	(605)
Accrued distributions to noncontrolling interests	—	—	—		—	(146)	(146)
Net income (loss)	—	—	—	(227)	(227)	863	636
As of June 30, 2021	89,999,976	9	207,021	(90,580)	116,450	14,567	131,017

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity	Non Controlling Interests	Total Equity
	Shares	Amount
As of December 31, 2021	153,648,830	$15	$406,259	$(101,356)	$304,918	$21,093	$326,011
Stock-based compensation	—	—	3,962	—	3,962	—	3,962
Cash distributions to noncontrolling interests	—	—	—	—	—	(666)	(666)
Cash contributions from noncontrolling interests	—	—	—	—	—	1,064	1,064
Equity issuance costs	—	—	(712)	—	(712)	—	(712)
Conversion of alignment shares to Class A Common Stock and exercised warrants	2,021	—	15	—	15	—	15
Exchange of warrants into common stock	1,067,417		7,308	—	7,308	—	7,308
Net income (loss)	—	—	—	84,534	84,534	(2,796)	81,738
As of June 30, 2022	154,718,268	$15	$416,832	$(16,822)	$400,025	$18,695	$418,720
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Altus Power, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(In thousands)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities
Net income (loss)	$81,709	$(177)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation, amortization and accretion	13,685	8,858
Unrealized gain on interest rate swaps	(1,777)	(292)
Deferred tax expense	550	1,069
Amortization of debt discount and financing costs	1,428	1,443
Change in fair value of redeemable warrant liability	(23,117)	—
Change in fair value of alignment shares liability	(63,051)	—
Remeasurement of contingent consideration	(971)	(2,050)
Stock-based compensation	3,962	77
Other	(189)	(194)
Changes in assets and liabilities, excluding the effect of acquisitions
Accounts receivable	(3,940)	(3,836)
Other assets	2,712	(4)
Accounts payable	(722)	4,062
Interest payable	(78)	776
Other liabilities	1,668	(247)
Net cash provided by operating activities	11,869	9,485
Cash flows used for investing activities
Capital expenditures	(23,338)	(6,277)
Payments to acquire businesses, net of cash and restricted cash acquired	—	(2,126)
Payments to acquire renewable energy facilities from third parties, net of cash and restricted cash acquired	(11,572)	(4,968)
Net cash used for investing activities	(34,910)	(13,371)
Cash flows used for financing activities
Proceeds from issuance of long-term debt	—	26,391
Repayment of long-term debt	(8,120)	(16,680)
Payment of debt issuance costs	(42)	(596)
Payment of dividends and commitment fees on Series A preferred stock	—	(8,380)
Payment of deferred transaction costs	—	(2,140)
Payment of contingent consideration	(45)	(102)
Payment of equity issuance costs	(744)	—
Contributions from noncontrolling interests	2,151	439
Distributions to noncontrolling interests	(1,148)	(1,102)
Net cash used for financing activities	(7,948)	(2,170)
Net decrease in cash, cash equivalents, and restricted cash	(30,989)	(6,056)
Cash, cash equivalents, and restricted cash, beginning of period	330,321	38,206
Cash, cash equivalents, and restricted cash, end of period	$299,332	$32,150

	Six Months Ended June 30,
	2022	2021
Supplemental cash flow disclosure
Cash paid for interest, net of amounts capitalized	$9,804	$6,822
Cash paid for taxes	39	99
Non-cash investing and financing activities
Asset retirement obligations	$96	$223
Acquisitions of property and equipment included in other current liabilities	1,334	819
Deferred transaction costs not yet paid	—	2,810
Accrued dividends and commitment fees on Series A preferred stock	—	8,480
Accrued distributions to non-controlling interests	—	145
Construction loan conversion	(4,186)	—
Term loan conversion	4,186	—
Conversion of alignment shares into common stock	15	—
Exchange of warrants into common stock	7,303	—
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

1.General
Company Overview
Altus Power, Inc., a Delaware corporation (the “Company” or "Altus"), headquartered in Stamford, Connecticut, develops, owns, constructs and operates large-scale roof, ground and carport-based photovoltaic solar energy generation and storage systems, for the purpose of producing and selling electricity to credit worthy counterparties, including commercial and industrial, public sector and community solar customers, under long-term contracts. The Solar energy facilities are owned by the Company in project specific limited liability companies (the “Solar Facility Subsidiaries”).
On December 9, 2021 (the "Closing Date"), CBRE Acquisition Holdings, Inc. ("CBAH"), a special purpose acquisition company, consummated the business combination pursuant to the terms of the business combination agreement entered into on July 12, 2021 (the "Business Combination Agreement"), whereby, among other things, CBAH Merger Sub I, Inc. ("First Merger Sub") merged with and into Altus Power, Inc. (f/k/a Altus Power America, Inc.) ("Legacy Altus") with Legacy Altus continuing as the surviving corporation, and immediately thereafter Legacy Altus merged with and into CBAH Merger Sub II, Inc. ("Second Merger Sub") with Second Merger Sub continuing as the surviving entity and as a wholly owned subsidiary of CBAH (together with the merger with the First Merger Sub, the “Merger”). In connection with the closing of the Merger, CBAH changed its name to "Altus Power, Inc." and CBAH Merger Sub II (after merger with Legacy Altus) changed its name to "Altus Power, LLC."
COVID-19
The spike of a novel strain of coronavirus (“COVID-19”) in the first quarter of 2020 caused significant volatility in the U.S. markets that remain ongoing. In response to the COVID-19 pandemic, federal, state, local, and foreign governments put in place, and in the future may again put in place, travel restrictions, quarantines, “stay at home” orders and guidelines, and similar government orders and restrictions, in an attempt to control the spread of the disease. Such restrictions or orders resulted in, and in the future may result in, business closures, work stoppages, slowdowns and delays, among other effects that negatively impacted, and in the future may negatively impact, our operations, as well as the operations of our customers and business partners. In addition, COVID-19 has caused disruptions to the supply chain across the global economy, including within the solar industry, and we are working with our equipment suppliers to minimize disruptions to our operations. Certain suppliers have experienced, and may continue to experience, delays and increased costs related to a variety of factors, including logistical delays and component shortages from upstream vendors. Based on the challenges described above, such as supply chain and logistical delays, such results have had and will continue to have a material adverse effect on our business, operations, financial condition, results of operations, and cash flows.

2.Significant Accounting Policies
Basis of Presentation and Principles of Consolidation
The Company prepares its unaudited condensed consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and regulations of the U.S. Securities and Exchange Commission ("SEC") for interim financial reporting. The Company’s condensed consolidated financial statements include the results of wholly-owned and partially-owned subsidiaries in which the Company has a controlling interest. All intercompany balances and transactions have been eliminated in consolidation.
Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. Accordingly, these unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2021 filed with the Company’s 2021 annual report on Form 10-K on March 24, 2022, and the related notes which provide a more complete discussion of the Company’s accounting policies and certain other information. The information as of December 31, 2021, included in the condensed consolidated balance sheets was derived from the Company’s audited consolidated financial statements. The condensed consolidated financial statements were prepared on the same basis as the audited consolidated financial statements and reflect all adjustments, including normal recurring adjustments, which are, in the opinion of management, necessary for a fair statement of the Company’s financial position as of June 30, 2022, and the results of operations and cash flows for the three and six months ended June 30, 2022, and 2021. The results of operations for the three and six months ended June 30, 2022, are not necessarily indicative of the results that may be expected for the full year or any other future interim or annual period.
Use of Estimates
The preparation of condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the condensed consolidated financial statements and accompanying notes. Actual results could differ materially from those estimates.
In recording transactions and balances resulting from business operations, the Company uses estimates based on the best information available. Estimates are used for such items as the fair value of net assets acquired in connection with accounting for business combinations, the useful lives of the solar energy facilities, and inputs and assumptions used in the valuation of asset retirement obligations (“AROs”), contingent consideration, and alignment shares.
Segment Information
Operating segments are defined as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision makers are the co-chief executive officers. Based on the financial information presented to and reviewed by the chief operating decision makers in deciding how to allocate the resources and in assessing the performance of the Company, the Company has determined it operates as a single operating segment and has one reportable segment, which includes revenue under power purchase agreements, revenue from net metering credit agreements, solar renewable energy certificate revenue, rental income, performance-based incentives, and other revenue. The Company’s principal operations, revenue and decision-making functions are located in the United States.
Cash, Cash Equivalents, and Restricted Cash
Cash and cash equivalents includes all cash balances on deposit with financial institutions and readily marketable securities with original maturity dates of three months or less at the time of acquisition that are denominated in U.S. dollars. Pursuant to the budgeting process, the Company maintains certain cash and cash equivalents on hand for possible equipment replacement related costs.

The Company records cash that is restricted as to withdrawal or use under the terms of certain contractual agreements as restricted cash. Restricted cash is included in current portion of restricted cash and restricted cash, noncurrent portion on the condensed consolidated balance sheets and includes cash held with financial institutions for cash collateralized letters of credit pursuant to various financing and construction agreements.
The following table provides a reconciliation of cash, cash equivalents, and restricted cash reported within the condensed consolidated balance sheets. Cash, cash equivalents, and restricted cash consist of the following:

	As of June 30, 2022	As of December 31, 2021
Cash and cash equivalents	$295,079	$325,983
Current portion of restricted cash	2,459	2,544
Restricted cash, noncurrent portion	1,794	1,794
Total	$299,332	$330,321
Concentration of Credit Risk
The Company maintains its cash in bank deposit accounts which, at times, may exceed Federal Deposit Insurance Corporation insurance limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash balances.
The Company had no customers that accounted for over 10% of total accounts receivable as of June 30, 2022, and no customers that individually accounted for more than 10% of revenue for the three and six months ended June 30, 2022.
The Company had two customers that individually accounted for 16.0% and 11.7% of total accounts receivable as of December 31, 2021. The Company had one customer that individually accounted for 11.6% of total revenue for the three months ended June 30, 2021. The Company had no customers that individually accounted for more than 10% of total revenue for the six months ended June 30, 2021.
Accounting Pronouncements
As a public company, the Company is provided the option to adopt new or revised accounting guidance as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) either (1) within the same periods as those otherwise applicable to public business entities, or (2) within the same time periods as non-public business entities, including early adoption when permissible. The Company expects to elect to adopt new or revised accounting guidance within the same time period as non-public business entities, as indicated below.
Recent Accounting Pronouncements Adopted
In December 2019, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2019-12, Income Taxes (Topic 740), which simplifies the accounting for income taxes, primarily by eliminating certain exceptions to ASC 740. This standard is effective for fiscal periods beginning after December 15, 2020. The Company has adopted this standard as of the first quarter of 2021 and did not have a material impact on the condensed consolidated financial statements.
Recent Accounting Pronouncements Not Yet Adopted
In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which primarily changes the lessee’s accounting for operating leases by requiring recognition of lease right-of-use assets and lease liabilities. This standard is effective for annual reporting periods beginning after December 15, 2021. The Company expects to adopt this guidance in fiscal year 2022. The Company is continuing the analysis of the contractual arrangements that may qualify as leases under the new standard and expects the most significant impact will be the recognition of the right-of-use assets and lease liabilities on the consolidated balance sheets.
In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments and has since released various amendments including ASU No. 2019-04. The new standard generally applies to financial assets and requires those assets to be reported at the amount expected to be realized. The ASU is effective for fiscal years beginning after December 15, 2022, and interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact of this guidance on its consolidated financial statements.
3.Revenue and Accounts Receivable
Disaggregation of Revenue
The following table presents the detail of revenues as recorded in the unaudited condensed consolidated statements of operations:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue under power purchase agreements	$6,730	$4,653	$10,912	$7,784
Revenue from net metering credit agreements	7,822	7,155	11,722	10,465
Solar renewable energy certificate revenue	7,975	4,900	17,506	10,099
Rental income	785	539	1,429	760
Performance-based incentives	295	260	654	811
Other revenue	1,155	106	1,738	165
Total	$24,762	$17,613	$43,961	$30,084
Accounts receivable
The following table presents the detail of receivables as recorded in accounts receivable in the unaudited condensed consolidated balance sheets:

	As of June 30, 2022	As of December 31, 2021
Power purchase agreements	$4,164	$1,678
Net metering credit agreements	3,154	3,322
Solar renewable energy certificates	4,785	3,789
Rental income	36	350
Performance-based incentives	496	4
Other	523	75
Total	$13,158	$9,218
Payment is typically received within 30 days for invoiced revenue as part of power purchase agreements (“PPAs”) and net metering credit agreements (“NMCAs”). Receipt of payment relative to invoice date varies by customer for renewable energy certificates ("RECs"). The Company does not have any other significant contract asset or liability balances related to revenues. As of June 30, 2022, and December 31, 2021, the Company determined that the allowance for uncollectible accounts is $0.4 million and $0.4 million, respectively.
4.Acquisitions
2022 Acquisitions

Stellar NJ Acquisition
On April 1, 2022, the Company acquired a 1.0 MW solar energy facility located in New Jersey (the "Stellar NJ Acquisition") from a third party for a total purchase price of $1.3 million. The transaction was accounted for as an acquisition of assets, whereby the Company acquired $2.3 million of property, plant and equipment and assumed $0.4 million of intangible liabilities and $0.6 million of other liabilities. The intangible liability assumed is associated with an unfavorable rate power purchase agreement and has a weighted average amortization period of 15 years.
Stellar HI 2 Acquisition
On June 10, 2022, the Company acquired a 4.6 MW portfolio of six solar energy facilities located in Hawaii (the "Stellar HI 2 Acquisition") from a third party for a total purchase price of $9.9 million, including $0.2 million of transaction related costs. This transaction was accounted for as an acquisition of assets, whereby the Company acquired $7.3 million of property, plant and equipment and $3.1 million of intangible assets, and assumed $0.5 million of intangible liabilities and $0.1 million of asset retirement obligations.
The Company attributed intangible asset and liability values to favorable and unfavorable rate revenue contracts to sell power generated by the acquired solar energy facilities, as well as a favorable rate lease. The following table summarizes the estimated fair values and the weighted average amortization periods of the acquired intangible assets and assumed intangible liabilities as of the acquisition date:

	Fair Value (thousands)	Weighted Average Amortization Period
Favorable rate revenue contracts	$2,903	10 years
Site lease acquisition	229	15 years
Unfavorable rate revenue contracts	(464)	14 years

2021 Acquisitions
Gridley Acquisition
On January 14, 2021, the Company acquired a portfolio of two solar energy facilities (the “Gridley Acquisition”) located in California with a combined nameplate capacity of 4.3 MW from a third party for a total purchase price of $5.0 million, including $0.1 million of transaction related costs. This transaction was accounted for as an acquisition of assets, whereby the Company acquired $5.3 million of property, plant and equipment and assumed $0.3 million of other liabilities.
5.Variable Interest Entity
The Company consolidates all variable interest entities (“VIEs”) in which it holds a variable interest and is deemed to be the primary beneficiary of the variable interest entity. Generally, a VIE is an entity with at least one of the following conditions: (a) the total equity investment at risk is insufficient to allow the entity to finance its activities without additional subordinated financial support, or (b) the holders of the equity investment at risk, as a group, lack the characteristics of having a controlling financial interest. The primary beneficiary of a VIE is required to consolidate the VIE and to disclose certain information about its significant variable interests in the VIE. The primary beneficiary of a VIE is the entity that has both 1) the power to direct the activities that most significantly impact the entity’s economic performance and 2) the obligations to absorb losses or receive benefits that could potentially be significant to the VIE.
The Company participates in certain partnership arrangements that qualify as VIEs. Consolidated VIEs consist of tax equity financing arrangements and partnerships in which an investor holds a noncontrolling interest and does not have substantive kick-out or participating rights. The Company, through its subsidiaries, is the primary beneficiary of such VIEs, because as the manager, it has the power to direct the day-to-day operating activities of the entity. In addition, the Company is exposed to economics that could potentially be significant to the entity given its ownership interest, therefore, has consolidated the VIEs as of June 30, 2022, and December 31, 2021. No VIEs were deconsolidated during the six months ended June 30, 2022 and 2021.
The obligations of the consolidated VIEs discussed in the following paragraphs are nonrecourse to the Company. In certain instances where the Company establishes a new tax equity structure, the Company is required to provide liquidity in accordance with the contractual agreements. The Company has no requirement to provide liquidity to purchase assets or guarantee performance of the VIEs unless further noted in the following paragraphs. The Company made certain contributions during the six months ended June 30, 2022 and 2021, as determined in the respective operating agreement.
The carrying amounts and classification of the consolidated VIE assets and liabilities included in condensed consolidated balance sheets are as follows:

	As of June 30, 2022	As of December 31, 2021
Current assets	$16,193	$13,131
Non-current assets	370,475	372,761
Total assets	$386,668	$385,892
Current liabilities	$4,716	$3,652
Non-current liabilities	40,027	40,978
Total liabilities	$44,743	$44,630
The amounts shown in the table above exclude intercompany balances which are eliminated upon consolidation. All of the assets in the table above are restricted for settlement of the VIE obligations, and all of the liabilities in the table above can only be settled using VIE resources.
The Company has not identified any VIEs during the six months ended June 30, 2022 and 2021, for which the Company determined that it is not the primary beneficiary and thus did not consolidate.
The Company considered qualitative and quantitative factors in determining which VIEs are deemed significant. During each of the six months ended June 30, 2022 and the year ended December 31, 2021, the Company consolidated twenty-five VIEs. No VIEs were deemed significant as of June 30, 2022 and December 31, 2021.
6.Debt

	As of June 30, 2022	As of December 31, 2021	Interest Type	Weighted average interest rate
Long-term debt
Amended rated term loan	$493,465	$499,750	Fixed	3.51%
Construction loans	—	5,593	Floating	—%
Term loans	16,520	12,818	Floating	3.31%
Financing lease obligations	37,643	37,601	Imputed	3.65%
Total principal due for long-term debt	547,628	555,762
Unamortized discounts and premiums	(118)	(176)
Unamortized deferred financing costs	(9,180)	(9,606)
Less: Current portion of long-term debt	15,726	21,143
Long-term debt, less current portion	$522,604	$524,837
Amended Rated Term Loan

As part of the Blackstone Capital Facility, APA Finance, LLC (“APAF”), a wholly owned subsidiary of the Company, entered into a $251.0 million term loan facility with Blackstone Insurance Solutions ("BIS") through a consortium of lenders, which consists of investment grade-rated Class A and Class B notes (the "Rated Term Loan").
On August 25, 2021, APAF entered into an Amended and Restated Credit Agreement with BIS to refinance the Rated Term Loan (hereby referred to as the “Amended Rated Term Loan”). The Amended Rated Term Loan added an additional $135.6 million to the facility, bringing the aggregate facility to $503.0 million. The Amended Rated Term Loan has a weighted average 3.51% annual fixed rate, reduced from the previous weighted average rate of 3.70%, and matures on February 29, 2056 (“Final Maturity Date”).
The Amended Rated Term Loan amortizes at an initial rate of 2.5% of outstanding principal per annum for a period of 8 years at which point the amortization steps up to 4% per annum until September 30, 2031 (“Anticipated Repayment Date”). After the Anticipated Repayment Date, the loan becomes fully-amortizing, and all available cash is used to pay down principal until the Final Maturity Date.
As of June 30, 2022, the outstanding principal balance of the Rated Term Loan was $493.5 million less unamortized debt discount and loan issuance costs totaling $8.0 million. As of December 31, 2021, the outstanding principal balance of the Rated Term Loan was $500.0 million less unamortized debt discount and loan issuance costs totaling $8.4 million.
As of June 30, 2022, the Company was in compliance with all covenants. As of December 31, 2021, the Company was in compliance with all covenants, except the delivery of the APAF audited consolidated financial statements, for which the Company obtained a waiver to extend the financial statement reporting deliverable due date. The Company delivered the audited financial statements on May 25, 2022, before the extended reporting deliverable due date.
Construction Facilities
Construction Loan to Term Loan Facility and Letters of Credit Facilities
On January 10, 2020, APA Construction Finance, LLC (“APACF”) a wholly-owned subsidiary of the Company, entered into a credit agreement with Fifth Third Bank, National Association and Deutsche Bank AG New York Branch to fund the development and construction of future solar facilities (“Construction Loan to Term Loan Facility”). The Construction Loan to Term Loan Facility includes a construction loan commitment of $187.5 million and a letter of credit commitment of $12.5 million, which can be drawn until January 10, 2023.
The construction loan commitment can convert to a term loan upon commercial operation of a particular solar energy facility. In addition, the Construction Loan to Term Loan Facility accrued a commitment fee at a rate equal to 0.50% per year of the daily unused amount of the commitment. During the three and six months ended June 30, 2022, the Company converted the outstanding construction loan of $5.6 million into the term loan of $4.2 million. As of June 30, 2022, the outstanding principal balances of the construction loan and term loan were zero and $16.2 million, respectively. As of December 31, 2021, the outstanding principal balances of the construction loan and term loan were $5.6 million and $12.3 million, respectively. As of June 30, 2022, and December 31, 2021, the Company had an unused borrowing capacity of $171.3 million. For the three months ended June 30, 2022, and 2021, the Company incurred interest costs associated with outstanding construction loans totaling zero and $0.1 million, respectively. For the six months ended June 30, 2022, and 2021 the Company incurred interest costs associated with outstanding construction loans totaling zero and $0.3 million, respectively. These interest costs were capitalized as part of property, plant and equipment. Also, on October 23, 2020, the Company entered into an additional letters of credit facility with Fifth Third Bank for the total capacity of $10.0 million. The Construction Loan to Term Loan Facility includes various financial and other covenants for APACF and the Company, as guarantor. As of June 30, 2022, and December 31, 2021, the Company was in compliance with all covenants.
As of June 30, 2022, and December 31, 2021, the total letters of credit outstanding with Fifth Third Bank were $10.0 million with an unused capacity of zero. As of June 30, 2022, and December 31, 2021, the total letters of credit outstanding with Deutsche Bank were $0.7 million and $0.6 million, respectively, with an unused capacity of

$11.8 million and $11.9 million, respectively. To the extent liabilities are incurred as a result of the activities covered by the letters of credit, such liabilities are included on the accompanying condensed consolidated balance sheets. From time to time, the Company is required to post financial assurances to satisfy contractual and other requirements generated in the normal course of business. Some of these assurances are posted to comply with federal, state or other government agencies’ statutes and regulations. The Company sometimes uses letters of credit to satisfy these requirements and these letters of credit reduce the Company’s borrowing facility capacity.
Financing Lease Obligations
From time to time, the Company sells equipment to third parties and enters into master lease agreements to lease the equipment back for an agreed-upon term. Due to certain forms of continuous involvement provided by the master lease agreements, sale leaseback accounting is prohibited under ASC 840. Therefore, the Company accounts for these transactions using the financing method by recognizing the sale proceeds as a financing obligation and the assets subject to the sale-leaseback remain on the balance sheet of the Company and are being depreciated. The aggregate proceeds have been recorded as long-term debt within the condensed consolidated balance sheets.
As of June 30, 2022 and December 31, 2021, the Company's recorded financing obligations were $36.5 million, net of $1.1 million of deferred transaction costs. Payments of $0.6 million and zero were made under financing lease obligations for the three months ended June 30, 2022, and 2021, respectively. Payments of $0.8 million and zero were made under financing obligations for the six months ended June 30, 2022 and 2021, respectively. Interest expense, inclusive of the amortization of deferred transaction costs, for the three months ended June 30, 2022, and 2021, was $0.4 million and zero, respectively. Interest expense, inclusive of the amortization of deferred transaction costs, for the six months ended June 30, 2022 and 2021, was $0.7 million and zero, respectively.
The table below shows the minimum lease payments under the financing lease obligations for the years ended:

2022	$1,493
2023	2,336
2024	2,340
2025	2,353
2026	2,336
Thereafter	14,993
Total	$25,851
The difference between the outstanding financing lease obligation of $37.6 million and $25.9 million of minimum lease payments, including the residual value guarantee, is due to $13.2 million of investment tax credits claimed by the Lessor, less $2.6 million of the implied interest on financing lease obligation included in minimum lease payments. The remaining difference is due to $1.0 million of interest accrued and a $0.1 million difference between the minimum lease payments and the fair value of financing lease obligations acquired.
7.Fair Value Measurements
The Company measures certain assets and liabilities at fair value, which is defined as the price that would be received from the sale of an asset or paid to transfer a liability (i.e., an exit price) on the measurement date in an orderly transaction between market participants in the principal or most advantageous market for the asset or liability. Our fair value measurements use the following hierarchy, which prioritizes valuation inputs based on the extent to which the inputs are observable in the market.
•Level 1 - Valuation techniques in which all significant inputs are unadjusted quoted prices from active markets for assets or liabilities that are identical to the assets or liabilities being measured.

•Level 2 - Valuation techniques in which significant inputs include quoted prices from active markets for assets or liabilities that are similar to the assets or liabilities being measured and/or quoted prices for assets or liabilities that are identical or similar to the assets or liabilities being measured from markets that are not active. Also, model-derived valuations in which all significant inputs are observable in active markets are Level 2 valuation techniques.
•Level 3 - Valuation techniques in which one or more significant inputs are unobservable. Such inputs reflect our estimate of assumptions that market participants would use to price an asset or liability.
The Company holds various financial instruments that are not required to be recorded at fair value. For cash, restricted cash, accounts receivable, accounts payable, and short-term debt, the carrying amounts approximate fair value due to the short maturity of these instruments.
Redeemable Warrant Liability
CBAH sold 10,062,500 warrants as part of the SAILSM (Stakeholder Aligned Initial Listing) securities in the CBAH initial public offering (which traded separately on the NYSE under the symbol “CBAH WS” prior to the Merger, and following the Merger trade under the symbol “AMPS WS”) (such warrants, the "Redeemable Warrants"). The Redeemable Warrants are exercisable for an aggregate of 10,062,500 shares of the Company's Class A common stock, par value $0.0001 per share (the "Class A common stock"), at a purchase price of $11.00 per share. CBAH also issued 7,366,667 warrants to CBRE Acquisition Sponsor, LLC (the “Sponsor”) in a private placement simultaneously with the closing of the CBAH IPO and 2,000,000 warrants to the Sponsor in full settlement of a second amended and restated promissory note with the Sponsor (such warrants, the "Private Placement Warrants"). The Private Placement Warrants are identical to the Redeemable Warrants except that, so long as they are held by the Sponsor, officers or directors or their respective permitted transferees, (i) they will not be redeemable by the Company (except in certain circumstances), (ii) they may be exercised by the holders on a cashless basis, and (iii) they (including the shares of our Class A common stock issuable upon exercise of these warrants) are entitled to registration rights. If the Private Placement Warrants are held by holders other than the Sponsor, officers or directors or their respective permitted transferees, the Private Placement Warrants will become redeemable by the Company in all redemption scenarios and exercisable by the holders on the same basis as the Redeemable Warrants. The Private Placement Warrants will be exercisable for an aggregate of 9,366,667 shares of CBAH Class A common stock at a purchase price of $11.00 per share.
Redeemable warrants, including Private Placement Warrants, are not considered to be “indexed to the Company’s own stock.” This provision precludes the Company from classifying the Redeemable warrants, including Private Placement Warrants, in stockholders’ equity. As the Redeemable warrants, including Private Placement Warrants, meet the definition of a derivative, the Company recorded these warrants as liabilities on the condensed consolidated balance sheet at fair value, with subsequent changes in their respective fair values recognized in the consolidated statements of operations at each reporting date.
On May 31, 2022, and June 15, 2022, the Company entered into separate, privately negotiated warrant exchange agreements (the "Exchange Agreements") with a limited number of holders of the Company's outstanding Redeemable Warrants. Pursuant to the Exchange Agreements, the Company agreed to issue an aggregate of 1,067,417 shares of Class A common stock to the holders of Redeemable Warrants in exchange for the surrender and cancellation of an aggregate of 4,447,555 Redeemable Warrants. The issuance by the Company of the shares of Common Stock in exchange for the surrender and cancellation of the Redeemable Warrants was made in reliance on the exemption from registration in Section 3(a)(9) of the Securities Act. Immediately prior to the exchange, the Redeemable Warrants were remeasured to fair value based on the trading price of the exchanged shares of common stock, resulting in a gain on fair value remeasurement of $4.1 million within operating income in the condensed consolidated statements of operations for the six months ended June 30, 2022, and a redeemable warrant liability of $7.3 million, which was then reclassified to additional paid-in capital in the condensed consolidated balance sheet as of June 30, 2022.
As the remaining Redeemable Warrants (other than our Private Placement Warrants) continue to trade separately on the NYSE following the Merger, the Company determines the fair value of the Redeemable Warrants based on the quoted trading price of those warrants. As the inputs are observable and reflect quoted trading price, the overall fair value measurement of the Redeemable Warrants, excluding Private Placement Warrants, is classified as Level 1. The Private Placement Warrants have the same redemption and make-whole provisions as the Redeemable Warrants. Therefore, the fair value of the Private Placement Warrants is equal to the Redeemable Warrants. Private Placement Warrants are considered Level 2 as they are measured at fair value using observable inputs for similar assets in an active market.

	For the six months ended June 30, 2022
	Units	$
Redeemable warrants, beginning balance	19,429,167	$49,933
Warrants exercised	(10)	—
Exchange of warrants into common stock	(4,447,555)	(7,339)
Forfeiture of fractional warrants	(13)	—
Fair value remeasurement	—	(23,117)
Redeemable warrants, ending balance	14,981,589	$19,476
Alignment Shares Liability
The Company has 1,207,500 Alignment shares outstanding, all of which are held by the Sponsor, certain former officers of CBAH (such officers, together with the Sponsor, the “Sponsor Parties”) and former CBAH directors. The Alignment shares will automatically convert into shares of Class A common stock based upon the Total Return (as defined in Exhibit 4.4 to our 2021 Annual Report on Form 10-K) on the Class A common stock as of the relevant measurement date over each of the seven fiscal years following the Merger.
Upon the consummation of the Merger, Alignment shares have no continuing service requirement and do not create an unconditional obligation requiring the Company to redeem the instruments by transferring assets. In addition, the shares convert to a variable number of Class A common stock depending on the trading price of the Class A common stock and dividends paid/payable to the holders of Class A common stock. Therefore, the shares do not represent an obligation or a conditional obligation to issue a variable number of shares with a monetary value based on any of the criteria in ASC 480, Distinguishing Liabilities From Equity. The Company determined that the Alignment shares meet the definition of a derivative because they contain (i) an underlying (Class A common stock price), (ii) a notional amount (a fixed number of Class B common stock), (iii) no or minimal initial net investment (the Sponsor paid a de minimis amount which is less than the estimated fair value of the shares), and (iv) net settleable through a conversion of the Alignment shares into Class A shares. As such, the Company concluded that the Alignment shares meet the definition of a derivative, which will be presented at fair value each reporting period, with changes in fair value recorded through earnings.
The Company estimates the fair value of outstanding Alignment shares using a Monte Carlo simulation valuation model utilizing a distribution of potential outcomes based on a set of underlying assumptions such as stock price, volatility, and risk-free interest rate. As volatility of 69% and risk-free interest rate of 3.0% are not observable inputs, the overall fair value measurement of Alignment shares is classified as Level 3. Unobservable inputs can be volatile and a change in those inputs might result in a significantly higher or lower fair value measurement of Alignment shares.

	For the six months ended June 30, 2022
	Shares	$
Beginning balance	1,408,750	$127,474
Alignment shares converted	(201,250)	(15)
Alignment shares forfeited	—	—
Fair value remeasurement	—	(63,051)
Ending balance	1,207,500	$64,408

Contingent Consideration
Solar Acquisition
In connection with the acquisition of a portfolio of sixteen solar energy facilities with a combined nameplate capacity of 61.5 MW on December 22, 2020 (the "Solar Acquisition"), contingent consideration of up to an aggregate of $10.5 million may be payable upon achieving certain market power rates and actual power volumes generated by the acquired solar energy facilities. The Company estimated the fair value of the contingent consideration for future earnout payments using a Monte Carlo simulation model. Significant assumptions used in the measurement include the estimated volumes of power generation of acquired solar energy facilities during the 18-36-month period since the acquisition date, market power rates during the 36-month period, and the risk-adjusted discount rate associated with the business. As the inputs are not observable, the overall fair value measurement of the contingent consideration is classified as Level 3. Liability for the contingent consideration is included in other long-term liabilities in the condensed consolidated balance sheets at the estimated fair value of $1.8 million and $2.3 million as of June 30, 2022 and December 31, 2021, respectively. For the three and six months ended June 30, 2022, the Company recorded $1.1 million and $0.5 million gain on fair value remeasurement of contingent consideration within operating income in the condensed consolidated statements of operations, respectively. For the three and six months ended June 30, 2021, the Company recorded $0.8 million and $2.1 million gain on fair value remeasurement of contingent consideration within operating income in the condensed consolidated statements of operations, respectively. Gain was recorded due to changes in significant assumptions used in the measurement, including the actual versus estimated volumes of power generation of acquired solar energy facilities and market power rates.
Other
Gain on fair value remeasurement of other contingent consideration of $0.5 million was recorded within operating income in the condensed consolidated statements of operations for the six months ended June 30, 2022. No gain or loss on fair value remeasurement of contingent consideration was recorded for the six months ended June 30, 2021.
8.Equity
As of June 30, 2022, the Company had authorized and issued 988,591,250 and 154,718,268 shares of Class A common stock, respectively. As of December 31, 2021, the Company had authorized and issued 988,591,250 and 153,648,830 shares of Class A common stock, respectively. Class A common stock entitles the holder to one vote on all matters submitte d to a vote of the Company’s stockholders. Common stockholders are entitled to receive dividends, as may be declared by the Company’s board of directors. As of June 30, 2022, and December 31, 2021, no common stock dividends have been declared.
As of June 30, 2022, and December 31, 2021, the Company had 1,207,500 and 1,408,750 authorized and issued shares of Class B common stock, respectively, also referred to as Alignment Shares. Refer to Note 7, "Fair Value Measurements," for further details.
9.Redeemable Noncontrolling Interests
The changes in the components of redeemable noncontrolling interests are presented in the table below:

	For the six months ended June 30,
	2022	2021
Redeemable noncontrolling interest, beginning balance	$15,527	$18,311
Cash distributions	(482)	(496)
Accrued distributions to noncontrolling interests	—	(104)
Cash contributions	1,087	—
Net loss attributable to redeemable noncontrolling interest	(29)	(813)
Redeemable noncontrolling interest, ending balance	$16,103	$16,898

10.Commitments and Contingencies
Legal
The Company is a party to a number of claims and governmental proceedings which are ordinary, routine matters incidental to its business. In addition, in the ordinary course of business the Company periodically has disputes with vendors, customers, and other counterparties. The outcomes of any current, pending matters are not expected to have, either individually or in the aggregate, a material adverse effect on the Company’s financial position or results of operations.
Performance Guarantee Obligations
The Company guarantees certain specified minimum solar energy production output under the Company’s PPA agreements, generally over a term of 10, 15 or 25 years. The solar energy systems are monitored to ensure these outputs are achieved. The Company evaluates if any amounts are due to customers based upon not meeting the guaranteed solar energy production outputs at each reporting period end. As of June 30, 2022, and December 31, 2021, the guaranteed minimum solar energy production has been met and the Company has recorded no performance guarantee obligations.
Leases
The Company has operating leases for land and buildings. For the three months ended June 30, 2022, and 2021, the Company recorded site lease expenses under these agreements totaling $1.1 million and $0.9 million, respectively. For the six months ended June 30, 2022, and 2021, the Company recorded site lease expenses under these agreements totaling $2.4 million and $1.8 million, respectively. Site lease expenses are recorded in cost of operations in the condensed consolidated statements of operations. As of June 30, 2022, and December 31, 2021, $2.8 million and $2.1 million, respectively, have been recorded as other long-term liabilities on the condensed consolidated balance sheets relating to the difference between actual lease payments and straight-line lease expense.
11.Related Party Transactions
There were no amounts due to or from related parties as of June 30, 2022, and December 31, 2021. Additionally, in the normal course of business, the Company conducts transactions with affiliates, such as:
Blackstone Subsidiaries as Amended Rated Term Loan Lender
The Company incurs interest expense on the Amended Rated Term Loan. For the three months ended June 30, 2022, and 2021, the total related party interest expense associated with the Amended Rated Term Loan was $4.4 million and $4.0 million, respectively, and is recorded as interest expense in the accompanying condensed consolidated statements of operations. For the six months ended June 30, 2022, and 2021, the total related party interest expense associated with the Amended Rated Term Loan was $8.7 million and $7.3 million, respectively, and is recorded as interest expense in the accompanying condensed consolidated statements of operations. As of June 30, 2022, and December 31, 2021, interest payable of $4.4 million and $4.5 million, respectively, due under the Amended Rated Term Loan was recorded as interest payable on the accompanying condensed consolidated balance sheets.
Master Services Agreement with CBRE
On June 13, 2022, the Company signed a Master Services Agreement ("MSA") with CBRE Group, Inc. ("CBRE"), a related party, under which CBRE will assist the Company in developing clean energy projects. As of June 30, 2022, no amounts have been paid by the Company under the MSA.

12.Earnings per Share
The calculation of basic and diluted earnings per share for the three and six months ended June 30, 2022 and 2021 was as follows (in thousands, except share and per share amounts):

	For the three months ended June 30,		For the six months ended June 30,
	2022	2021	2022	2021
Net income (loss) attributable to Altus Power, Inc.	24,115	(1,189)	84,534	(227)
Income attributable to participating securities	(190)	—	(667)	—
Net income (loss) attributable to common stockholders - basic and diluted	23,925	(1,189)	83,867	(227)
Class A Common Stock
Weighted average shares of common stock outstanding - basic(1)	153,310,068	88,741,089	152,988,078	88,741,089
Dilutive restricted stock	644,775	—	645,019	—
Dilutive RSUs	—	—	138,895	—
Weighted average shares of common stock outstanding - diluted(2)	153,954,843	88,741,089	153,771,992	88,741,089
Net income (loss) attributable to common stockholders per share - basic	$0.16	$(0.01)	$0.55	$—
Net income (loss) attributable to common stockholders per share - diluted	$0.16	$(0.01)	$0.55	$—

(1) Excludes 669,101 shares of Company Class A common stock provided to holders of Altus Restricted Shares for the three and six months ended June 30, 2022, and 1,259,887 shares of Company Class A common stock provided to holders of Altus Restricted Shares for the three and six months ended June 30, 2021.
(2) Excludes 5,614,922 Redeemable Warrants and Private Placement Warrants for the three and six months ended June 30, 2022. The Redeemable Warrants and Private Placement Warrants are exercisable at $11.00 per share. As the warrants are deemed anti-dilutive, they are excluded from the calculation of earnings per share.
13.Stock-Based Compensation
The Company recognized $2.7 million and approximately zero of stock-based compensation expense for the three months ended June 30, 2022, and 2021, respectively. The Company recognized $4.0 million and $0.1 million of stock-based compensation expense for the six months ended June 30, 2022, and 2021, respectively. As of June 30, 2022, and December 31, 2021, the Company had $37.1 million and $0.2 million of unrecognized share-based compensation expense related to unvested restricted units, respectively, which the Company expects to recognize over a weighted-average period of approximately five years.
Legacy Incentive Plans
Prior to the Merger, Altus maintained the APAM Holdings LLC Restricted Units Plan, adopted in 2015 (the “APAM Plan”) and APAM Holdings LLC adopted the 2021 Profits Interest Incentive Plan (the “Holdings Plan”, and together with the APAM Plan, the “Legacy Incentive Plans”), which provided for the grant of restricted units that were intended to qualify as profits interests to employees, officers, directors and consultants. In connection with the Merger, vested restricted units previously granted under the Legacy Incentive Plans were exchanged for shares of Class A Common Stock, and unvested Altus Restricted Shares under each of the Legacy Incentive Plans were exchanged for restricted Class A Common Stock with the same vesting conditions. As of June 30, 2022, and December 31, 2021, 126,590 and 446,128 shares of Class A Common Stock were restricted under the APAM Plan, respectively. As of June 30, 2022, and December 31, 2021, 542,511 and 813,759 shares of Class A

Common Stock were restricted under the Holdings Plan, respectively. No further awards will be made under the Legacy Incentive Plans.
The fair value of the granted units was determined using the Black-Scholes Option Pricing model and relied on assumptions and inputs provided by the Company. All option models utilize the same assumptions with regard to (i) current valuation, (ii) volatility, (iii) risk-free interest rate, and (iv) time to maturity. The models, however, use different assumptions with regard to the strike price which vary by award.
Omnibus Incentive Plan
On July 12, 2021, the Company entered into the Management Equity Incentive Letter with each of Mr. Felton and Mr. Norell pursuant to which, on February 15, 2022, the Compensation Committee granted to Mr. Felton and Mr. Norell, together with other senior executives, including Anthony Savino, Chief Construction Officer, and Dustin Weber, Chief Financial Officer, restricted stock units (“RSUs”) under the Omnibus Incentive Plan (the "Incentive Plan") that are subject to time-based and, for the named executive officers and certain other executives, eighty percent (80%) of such RSUs also further subject to performance-based vesting, with respect to an aggregate five percent (5%) of the Company’s Class A common stock on a fully diluted basis, excluding the then-outstanding shares of the Company’s Class B common stock or any shares of the Company’s Class A common stock into which such shares of the Company’s Class B common stock are or may be convertible. Subject to continued employment on each applicable vesting date, the time-based RSUs generally vest 33 1/3% on each of the third, fourth and fifth anniversaries of the Closing, and the performance-based RSUs vest with respect to 33 1/3% of the award upon the achievement of the above time-based requirement and the achievement of a hurdle representing a 25% annual compound annual growth rate measured based on an initial value of $10.00 per share.
As of June 30, 2022, and December 31, 2021, there were 23,047,325 and 15,364,883 shares of the Company's Class A common stock authorized for issuance under the Incentive Plan, respectively. The number of shares authorized for issuance under the Incentive Plan will increase on January 1 of each year from 2022 to 2031 by the lesser of (i) 5% of the number of shares outstanding as of the close of business on the immediately preceding December 31 and (ii) the number of shares determined by the Company's board of directors. For the three months ended June 30, 2022, the Company granted 15,000 RSUs and recognized $2.7 million of stock compensation expense in relation to the incentive plan. For the six months ended June 30, 2022, the Company granted 7,918,789 RSUs and recognized $4.0 million of stock-based compensation expense in relation to the Incentive Plan.
Employee Stock Purchase Plan
On December 9, 2021, we adopted the 2021 Employee Stock Purchase Plan ("ESPP"), which provides a means by which eligible employees may be given an opportunity to purchase shares of the Company’s Class A common stock. As of June 30, 2022, and December 31, 2021, there were 3,072,976 and 1,536,488 shares of the Company's Class A common stock authorized for issuance under the ESPP, respectively. The number of shares authorized for issuance under the ESPP will increase on January 1 of each year from 2022 to 2031 by the lesser of (i) 1% of the number of shares outstanding as of the close of business on the immediately preceding December 31 and (ii) the number of shares determined by the Company's board of directors. No shares of the Company’s Class A common stock were issued and no stock-based compensation expense was recognized in relation to the ESPP for the three and six months ended June 30, 2022.
14.Income Taxes
The income tax provision for interim periods is determined using an estimate of the Company’s annual effective tax rate as adjusted for discrete items arising in that quarter.
For the three months ended June 30, 2022, and 2021, the Company had income tax expense of $0.7 million and income tax expense of $2.1 million, respectively. For the six months ended June 30, 2022, and 2021, the Company had income tax expense of $0.6 million and $1.1 million, respectively. For the six months ended June 30, 2022, the effective tax rate differs from the U.S. statutory rate primarily due to effects of non-deductible compensation, noncontrolling interests, redeemable noncontrolling interests, fair value adjustments for warrant liabilities and alignment shares, as well as state and local income taxes. For the three months ended June 30, 2021, the effective tax rate differs from the U.S. statutory rate primarily due to effects of noncontrolling interests, redeemable noncontrolling interests, state and local income taxes, and gain on fair value remeasurement of contingent consideration.
15.Subsequent Events
The Company has evaluated subsequent events from June 30, 2022, through August 15, 2022, which is the date the unaudited condensed consolidated financial statements were available to be issued. There are no subsequent events requiring recording or disclosure in the condensed consolidated financial statements.
******

ALTUS POWER'S MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of financial condition and operating results for Altus Power, Inc. (as used in this section, “Altus” or the “Company”) has been prepared by Altus Power's management. You should read the following discussion and analysis together with our condensed consolidated financial statements and related notes appearing elsewhere in this Quarterly Report on Form 10-Q, our 2021 Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q. Any references in this section to “we,” “our” or “us” shall mean Altus. In addition to historical information, this Quarterly Report on Form 10-Q for the period ended June 30, 2022 (this “Report”), including this management’s discussion and analysis (“MD&A”), contains statements that are considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements do not convey historical information but relate to predicted or potential future events and financial results, such as statements of our plans, strategies and intentions, or our future performance or goals that are based upon management's current expectations. Our forward-looking statements can often be identified by the use of forward-looking terminology such as “believes,” “expects,” “intends,” “aims," “may,” “could,” “will,” “should,” “plans,” “projects,” “forecasts,” “seeks,” “anticipates,” “goal,” “objective,” “target,” “estimate,” “future,” “outlook,” “vision,” or variations of such words or similar terminology. Investors and prospective investors are cautioned that such forward-looking statements are only projections based on current estimations. These statements involve risks and uncertainties and are based upon various assumptions. Such risks and uncertainties include, but are not limited to the risks as described in the "Risk Factors" in our 2021 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 24, 2022 (the “2021 Annual Report on Form 10-K”). These risks and uncertainties, among others, could cause our actual future results to differ materially from those described in our forward-looking statements or from our prior results. Any forward-looking statement made by us in this Report is based only on information currently available to us and speaks to circumstances only as of the date on which it is made. We are not obligated to update these forward-looking statements, even though our situation may change in the future.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Altus Power’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to: (1) the ability of Altus Power to maintain its listing on the New York Stock Exchange; (2) the ability to recognize the anticipated benefits of the recently completed business combination and related transactions, which may be affected by, among other things, competition, (3) the ability of Altus Power to grow and manage growth profitably, maintain relationships with customers, business partners, suppliers and agents and retain its management and key employees; (4) changes in applicable laws or regulations; (5) the possibility that Altus Power may be adversely affected by other economic, business, regulatory and/or competitive factors; and (6) the impact of COVID-19, inflationary pressures, and supply chain issues on Altus Power’s business.
Overview
Our mission is to create a clean electrification ecosystem, to drive the clean energy transition of our customers across the United States while simultaneously enabling the adoption of corporate environmental, social and governance (“ESG”) targets. In order to achieve our mission, we develop, own and operate solar generation and energy storage facilities. We have the in house expertise to develop, build and provide operations and maintenance and customer servicing for our assets. The strength of our platform is enabled by premier sponsorship from The Blackstone Group ("Blackstone"), which provides an efficient capital source and access to a network of portfolio companies, and CBRE Group, Inc. ("CBRE"), which provides direct access to their portfolio of owned and managed commercial and industrial (“C&I”) properties.
We are a developer, owner and operator of large-scale roof, ground and carport-based photovoltaic ("PV") and energy storage systems, serving commercial and industrial, public sector and community solar customers. We own systems across the United States from Hawaii to Vermont. Our portfolio consists of over 350 megawatts (“MW”) of solar PV. We have long-term power purchase agreements ("PPAs") with over 300 C&I entities and contracts with over 5,000 residential customers which are serviced by approximately 40 megawatts of community solar projects currently in operation. We have agreements to install another approximately 55 megawatts of community solar projects. Our community solar projects are currently servicing customers in 6 states with projects in a 7th state currently under construction. We also participate in numerous renewable energy certificate (“REC”) programs throughout the country. We have experienced significant growth in the last 12 months as a product of organic growth and targeted acquisitions and currently operate in 18 states, providing clean electricity to our customers equal to the consumption of approximately 30,000 homes, displacing 255,000 tons of CO2 emissions per annum.

Comparability of Financial Information
Our historical operations and statements of assets and liabilities may not be comparable to our operations and statements of assets and liabilities as a result of the recently completed business combination with CBRE Acquisition Holdings, Inc. as described in Note 1, “General,” to our condensed consolidated financial statements included elsewhere in this Quarterly Report on Form 10-Q (the "Merger"), recent acquisitions as described in Note 4, "Acquisitions," to our condensed consolidated financial statements included elsewhere in this Quarterly Report on Form 10-Q and Note 7, “Acquisitions,” to our audited consolidated annual financial statements included in our 2021 Annual Report on Form 10-K, and the cost becoming a public company.
As a result of becoming a public company, Altus is subject to additional rules and regulations applicable to companies listed on a national securities exchange and compliance and reporting obligations pursuant to the rules and regulations of the SEC. Altus expects to hire additional employees to meet these rules and obligations, and incur higher expenses for investor relations, accounting advisory, directors' and officers’ insurance, legal and other professional services and will engage consultants and third party advisors to assist with the heightened requirements of being a public company.
Key Factors Affecting Our Performance
Our results of operations and our ability to grow our business over time could be impacted by a number of factors and trends that affect our industry generally, as well as new offerings of services and products we may acquire or seek to acquire in the future. Additionally, our business is concentrated in certain markets, putting us at risk of region-specific disruptions such as adverse economic, regulatory, political, weather and other conditions. See “Risk Factors” in our 2021 Annual Report on Form 10-K for further discussion of risks affecting our business.
Execution of Growth Strategies
We believe we are in the beginning stages of a market opportunity driven by the broad shift away from traditional energy sources to renewable energy and an increasing emphasis by the commercial and industrial sector on their public commitment to decarbonization. We intend to leverage our competitive strengths and market position to become customers’ “one-stop-shop” for the clean energy transition by 1) Using our existing customer and developer networks to build out our electric vehicle ("EV") charging and energy storage offerings and establish a position comparable to that of our C&I solar market position through our existing cross-sell opportunities and 2) partnering with Blackstone and CBRE to access their client relationships, portfolio companies, and their strong brand recognition, to increase the number of customers we can support.
Competition
We compete in the C&I scale renewable energy space with utilities, developers, independent power producers, pension funds and private equity funds for new investment opportunities. We expect to grow our market share because of the following competitive strengths:
•Development Capability: We have established an innovative approach to the development process. From site identification and customer origination through the construction phase, we’ve established a streamlined process enabling us to further create the scalability of our platform and significantly reduce the costs and time in the development process. Part of our attractiveness to our customers is our ability to ensure a high level of execution certainty. We anticipate that this ability to originate, source, develop and finance projects will ensure we can continue to grow and meet the needs of our customers.
•Long-Term Revenue Contracts: Our C&I solar generation contracts have a typical length of 20 years or longer, creating long-term relationships with customers that allow us to cross-sell additional current and future products and services. The average remaining life of our current contracts is approximately 17 years. These long-term contracts are either structured at a fixed rate, often with an escalator, or floating rate pegged at a discount to the prevailing local utility rates. We refer to these latter contracts as variable rate, and as of June 30, 2022, these variable rate contracts make up approximately 60% of our current installed portfolio. During the six months ended June 30, 2022, overall utility rates have been increasing in states where we have projects under variable rate contracts. The realization of solar power price increases varies depending on region, utility and terms of revenue contract, but generally, we would benefit from such increases in the future as inflationary pressures persist.
•Flexible Financing Solutions: We have a market-leading cost of capital in an investment-grade rated scalable credit facility from Blackstone, which enables us to be competitive bidders in asset acquisition and development. In addition to our Blackstone term loan, we also have financing available through a construction to term loan facility. This facility has $200 million of committed capacity which carries a floating rate of LIBOR plus 2.25%.
•Leadership: We have a strong executive leadership team who has extensive experience in capital markets, solar development and solar construction, with over 20 years of experience each. Moreover, through the transaction structure, management and employees will continue to own a significant interest in the Company.
•CBRE Partnership: Our partnership with CBRE, the largest global real estate services company, provides us with a clear path to creating new customer relationships. CBRE is the largest manager of data centers and 90% of the Fortune 100 are CBRE clients, providing a significant opportunity for us to expand our customer base.
Financing Availability
Our future growth depends in significant part on our ability to raise capital from third-party investors and lenders on competitive terms to help finance the origination of our solar energy systems. We have historically used a variety of structures including tax equity financing, construction loan financing, and term loan financing to help fund our operations. From September 4, 2013, the inception of Legacy Altus, to June 30, 2022, we have raised over $100 million of tax equity financing, $80 million in construction loan financing and $690 million of term loan financing. Our ability to raise capital from third-party investors and lenders is also affected by general economic conditions, the state of the capital markets, inflation levels, interest rate levels, and lenders' concerns about our industry or business.
Cost of Solar Energy Systems
Although the solar panel market has seen an increase in supply in the past few years, most recently, there has been upward pressure on prices due to lingering issues of the COVID-19 pandemic (further discussed below), recent inflationary pressures, growth in the solar industry, regulatory policy changes, tariffs and duties and an increase in demand. As a result of these developments, we have been experiencing higher prices on imported solar modules. The prices of imported solar modules have increased as a result of the COVID-19 pandemic and may increase as a result of the Russia invasion of Ukraine. If there are substantial increases, it may become less economical for us to serve certain markets. Attachment rates for energy storage systems have trended higher while the price to acquire has trended downward making the addition of energy storage systems a potential area of growth for us.
Seasonality
The amount of electricity our solar energy systems produce is dependent in part on the amount of sunlight, or irradiation, where the assets are located. Because shorter daylight hours in winter months and poor weather conditions due to rain or snow results in less irradiation, the output of solar energy systems will vary depending on the season and the overall weather conditions in a year. While we expect seasonal variability to occur, the geographic diversity in our assets helps to mitigate our aggregate seasonal variability.
Another aspect of seasonality to consider is in our construction program, which is more productive during warmer weather months and generally results in project completion during fourth quarter. This is particularly relevant for our projects under construction in colder climates like the Northeast.

Pipeline
As of June 30, 2022, our pipeline of opportunities totaled over one gigawatt and is comprised of approximately 50% potential operating acquisitions and 50% projects under development. The operating acquisitions are dynamic with new opportunities being evaluated by our team each quarter.
As of June 30, 2022, with respect to the half of our pipeline made up of development projects, approximately 23% of these projects are currently in construction or pre-construction, 36% of these projects are still in the contracting or due diligence phase, and the final 41% represent projects from our client engagements which are progressing toward an agreement in principle.
As of June 30, 2022, with respect to the half of our pipeline made up of potential operating acquisitions, approximately 19% of these projects are currently in the initial engagement phase, 61% of these projects are in negotiation, and the final 20% of these projects are in the closing phase.
Projects originated by our channel partners which we then develop, engineer and construct benefit from a shorter time from agreed terms to revenues, typically 6 to 9 months based on our historical experience. Projects that we are originating ourselves and self-developing, such as those with a lead from CBRE or Blackstone, would historically take 12 to 15 months from agreed terms to bring to commercial operation. Given the supply chain challenges and permitting and interconnection delays described above, as of June 30, 2022, these historical timelines are currently pushed out by approximately 3 to 6 months.
Government Regulations, Policies and Incentives
Our growth strategy depends in significant part on government policies and incentives that promote and support solar energy and enhance the economic viability of distributed solar. These incentives come in various forms, including net metering, eligibility for accelerated depreciation such as modified accelerated cost recovery system, solar renewable energy credits (“SRECs”), tax abatements, rebate and renewable target incentive programs and tax credits, particularly the Section 48(a) investment tax credits ("ITC"). We are a party to a variety of agreements under which we may be obligated to indemnify the counterparty with respect to certain matters. Typically, these obligations arise in connection with contracts and tax equity partnership arrangements, under which we customarily agree to hold the other party harmless against losses arising from a breach of warranties, representations, and covenants related to such matters as title to assets sold, negligent acts, damage to property, validity of certain intellectual property rights, non-infringement of third-party rights, and certain tax matters including indemnification to customers and tax equity investors regarding Commercial ITCs. The sale of SRECs has constituted a significant portion of our revenue historically. A change in the value of SRECs or changes in other policies or a loss or reduction in such incentives could decrease the attractiveness of distributed solar to us and our customers in applicable markets, which could reduce our growth opportunities. Such a loss or reduction could also reduce our willingness to pursue certain customer acquisitions due to decreased revenue or income under our solar service agreements. Additionally, such a loss or reduction may also impact the terms of and availability of third-party financing. If any of these government regulations, policies or incentives are adversely amended, delayed, eliminated, reduced, retroactively changed or not extended beyond their current expiration dates or there is a negative impact from the recent federal law changes or proposals, our operating results and the demand for, and the economics of, distributed solar energy may decline, which could harm our business.
Impact of the COVID-19 Pandemic and Supply Chain Issues
In March 2020, the World Health Organization declared the outbreak of the novel coronavirus (“COVID-19”) a pandemic.
Our business operations have continued to function effectively during the pandemic. We are continuously evaluating the pandemic and are taking necessary steps to mitigate known risks. We will continue to adjust our actions and operations as appropriate in order to continue to provide safe and reliable service to our customers and communities while keeping our employees and contractors safe. Although we have been able to mitigate to a certain extent the impact to the operations of the Company to date, given that COVID-19 infections remain persistent in many states where we do business and the situation is evolving, we cannot predict the future impact of COVID-19 on our business. We considered the impact of COVID-19 on the use of estimates and assumptions used for financial reporting and noted there were material impacts on our results of operations for the six months ended June 30, 2022, and 2021, as supply chain issues and logistical delays have materially impacted the timing of our construction schedules and likely will continue to have a material adverse effect on our business, operations, financial condition, results of operations, and cash flows.
The service and installation of solar energy systems has continued during the COVID-19 pandemic. This continuation of service reflects solar services’ designation as an essential service in all of our service territories. Throughout the COVID-19 pandemic, we have seen some impacts to our supply chain affecting the timing of delivery of certain equipment, including, but not limited to, solar modules, inverters, racking systems, and transformers. Although we have been able to ultimately procure the equipment needed to service and install solar energy systems, we have experienced delays in such procurement. We have established a geographically diverse group of suppliers, which is intended to ensure that our customers have access to affordable and effective solar energy and storage options despite potential trade, geopolitical or event-driven risks. We do anticipate continuing impacts to our ability to source parts for our solar energy systems or energy storage systems, which we are endeavoring to mitigate via advanced planning and ordering from our diverse network of suppliers. However, if supply chains become even further disrupted due to additional outbreaks of the COVID-19 virus or more stringent health and safety guidelines are implemented, our ability to install and service solar energy systems could become more adversely impacted.
Governmental restrictions of implemented to try to slow the spread of the COVID-19 virus have caused, and may continue to cause, us to experience operational delays and may cause milestones or deadlines relating to various project documents to be missed. To date, we have not received notices from our dealers regarding significant performance delays resulting from the COVID-19 pandemic. However, worsening economic conditions could result in such outcomes over time, which would impact our future financial performance. Further, the effects of the economic downturn associated with the COVID-19 pandemic may reduce consumer credit ratings and credit availability, which may adversely affect new customer origination and our existing customers’ ability to make payments on their solar service agreements. Periods of a lack of availability of credit may lead to increased delinquency and default rates. We have not experienced a significant increase in default or delinquency rates to date. However, if existing economic conditions continue for a prolonged period of time or worsen, delinquencies on solar service agreements could materialize, which would also negatively impact our future financial performance. Moreover, the Russia invasion of Ukraine may further exacerbate some of the supply chain issues.
We cannot predict the full impact the COVID-19 pandemic, the Russia invasion of Ukraine, or the significant disruption and volatility currently being experienced in the capital markets will have on our business, cash flows, liquidity, financial condition and results of operations at this time due to numerous uncertainties. The ultimate impact will depend on future developments, including, among other things, the ultimate duration of the COVID-19 virus, the duration of the Russia invasion of Ukraine and associated sanctions, the distribution, acceptance and efficacy of the vaccine, the depth and duration of the economic downturn and other economic effects of the COVID-19 pandemic, the consequences of governmental and other measures designed to prevent the spread of the COVID-19 virus, actions taken by governmental authorities, customers, suppliers, dealers and other third parties, our ability and the ability of our customers, potential customers and dealers to adapt to operating in a changed environment and the timing and extent to which normal economic and operating conditions resume. For additional discussion regarding risks associated with the COVID-19 pandemic, see “Risk Factors” elsewhere in our 2021 Annual Report on Form 10-K.
Key Financial and Operational Metrics
We regularly review a number of metrics, including the following key operational and financial metrics, to evaluate our business, measure our performance and liquidity, identify trends affecting our business, formulate our financial projections and make strategic decisions.
Megawatts Installed
Megawatts installed represents the aggregate megawatt nameplate capacity of solar energy systems for which panels, inverters, and mounting and racking hardware have been installed on premises in the period. Cumulative megawatts installed represents the aggregate megawatt nameplate capacity of solar energy systems for which panels, inverters, and mounting and racking hardware have been installed on premises.

	As of June 30, 2022	As of June 30, 2021	Change
Megawatts installed	369	262	107
Cumulative megawatts installed increased from 262 MW as of June 30, 2021, to 369 MW as of June 30, 2022.

	As of June 30, 2022	As of December 31, 2021	Change
Megawatts installed	369	362	7
Cumulative megawatts installed increased from 362 MW as of December 31, 2021, to 369 MW as of June 30, 2022.

The following table provides an overview of megawatts installed by state as of June 30, 2022:

State	Megawatts installed	Share, %
Massachusetts	95	26%
New Jersey	92	25%
Minnesota	56	15%
California	34	9%
Hawaii	23	6%
New York	13	4%
Maryland	10	3%
Vermont	8	2%
Connecticut	7	2%
All other	31	8%
Total	369	100%

Megawatt Hours Generated
Megawatt hours (“MWh”) generated represents the output of solar energy systems from operating solar energy systems. MWh generated relative to nameplate capacity can vary depending on multiple factors such as design, equipment, location, weather and overall system performance.

	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021	Change
Megawatt hours generated	137,000	109,000	28,000
Megawatt hours generated increased from 109,000 MWh for the three months ended June 30, 2021, to 137,000 MWh for the three months ended June 30, 2022.

	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021	Change
Megawatt hours generated	223,000	172,000	51,000
Megawatt hours generated increased from 172,000 MWh for the six months ended June 30, 2021, to 223,000 MWh for the six months ended June 30, 2022.
Non-GAAP Financial Measures
Adjusted EBITDA

We define adjusted EBITDA as net income plus net interest expense, depreciation, amortization and accretion expense, income tax expense, acquisition and entity formation costs, non-cash compensation expense, and excluding the effect of certain non-recurring items we do not consider to be indicative of our ongoing operating performance such as, but not limited to, gain or loss on fair value remeasurement of contingent consideration, change in fair value of redeemable warrant liability, change in fair value of alignment shares liability, and other miscellaneous items of other income and expenses.
We define adjusted EBITDA margin as adjusted EBITDA divided by operating revenues.
Adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures that we use to measure our performance. We believe that investors and analysts also use adjusted EBITDA in evaluating our operating performance. This measurement is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The GAAP measure most directly comparable to adjusted EBITDA is net income and to adjusted EBITDA margin is net income over operating revenues. The presentation of adjusted EBITDA and adjusted EBITDA margin should not be construed to suggest that our future results will be unaffected by non-cash or non-recurring items. In addition, our calculation of adjusted EBITDA and adjusted EBITDA margin are not necessarily comparable to adjusted EBITDA as calculated by other companies and investors and analysts should read carefully the components of our calculations of these non-GAAP financial measures.
We believe adjusted EBITDA is useful to management, investors and analysts in providing a measure of core financial performance adjusted to allow for comparisons of results of operations across reporting periods on a consistent basis. These adjustments are intended to exclude items that are not indicative of the ongoing operating performance of the business. Adjusted EBITDA is also used by our management for internal planning purposes, including our consolidated operating budget, and by our board of directors in setting performance-based compensation targets. Adjusted EBITDA should not be considered an alternative to but viewed in conjunction with GAAP results, as we believe it provides a more complete understanding of ongoing business performance and trends than GAAP measures alone. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in thousands)		(in thousands)
Reconciliation of Net income (loss) to Adjusted EBITDA:
Net income (loss)	$21,574	$(440)	$81,709	$(177)
Income tax expense	707	2,092	584	1,055
Interest expense, net	5,173	4,826	10,111	8,739
Depreciation, amortization and accretion expense	6,863	4,470	13,685	8,858
Stock-based compensation	2,657	37	3,962	77
Acquisition and entity formation costs	52	85	346	232
Gain on fair value of contingent consideration, net	(1,140)	(775)	(971)	(2,050)
Change in fair value of redeemable warrant liability	(4,659)	—	(23,117)	—
Change in fair value of alignment shares liability	(16,705)	—	(63,051)	—
Other income, net	(608)	(138)	(593)	(249)
Adjusted EBITDA	$13,914	$10,157	$22,665	$16,485

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
			(in thousands)
Reconciliation of Adjusted EBITDA margin:
Adjusted EBITDA	$13,914	$10,157	$22,665	$16,485
Operating revenues, net	24,762	17,613	43,961	30,084
Adjusted EBITDA margin	56%	58%	52%	55%
Components of Results of Operations
The Company derives its operating revenues principally from power purchase agreements, net metering credit agreements, solar renewable energy credits, and performance-based incentives. Approximately 60% of our combined power purchase agreements and net metering credit agreements are variable-rate contracts, 15% are fixed-rate contracts with escalators, and 25% are fixed-rate contracts.
Revenue under power purchase agreements. A portion of the Company’s power sales revenues is earned through the sale of energy (based on kilowatt hours) pursuant to the terms of PPAs. The Company’s PPAs typically have fixed or floating rates and are generally invoiced monthly. The Company applied the practical expedient allowing the Company to recognize revenue in the amount that the Company has a right to invoice which is equal to the volume of energy delivered multiplied by the applicable contract rate. As of June 30, 2022, PPAs have a weighted-average remaining life of 14 years.
Revenue from net metering credit agreements. A portion of the Company’s power sales revenues are obtained through the sale of net metering credits under net metering credit agreements (“NMCAs”). Net metering credits are awarded to the Company by the local utility based on kilowatt hour generation by solar energy facilities, and the amount of each credit is determined by the utility’s applicable tariff. The Company currently receives net metering credits from various utilities including Eversource Energy, National Grid Plc, and Xcel Energy. There are no direct costs associated with net metering credits, and therefore, they do not receive an allocation of costs upon generation. Once awarded, these credits are then sold to third party offtakers pursuant to the terms of the offtaker agreements. The Company views each net metering credit in these arrangements as a distinct performance obligation satisfied at a point in time. Generally, the customer obtains control of net metering credits at the point in time when the utility assigns the generated credits to the Company account, who directs the utility to allocate to the customer based upon a schedule. The transfer of credits by the Company to the customer can be up to one month after the underlying power is generated. As a result, revenue related to NMCA is recognized upon delivery of net metering credits by the Company to the customer. As of June 30, 2022, NMCAs have a weighted-average remaining life of 18 years.
Solar renewable energy certificate revenue. The Company applies for and receives SRECs in certain jurisdictions for power generated by solar energy systems it owns. The quantity of SRECs is based on the amount of energy produced by the Company’s qualifying generation facilities. SRECs are sold pursuant to agreements with third parties, who typically require SRECs to comply with state-imposed renewable portfolio standards. Holders of SRECs may benefit from registering the credits in their name to comply with these state-imposed requirements, or from selling SRECs to a party that requires additional SRECs to meet its compliance obligations. The Company receives SRECs from various state regulators including New Jersey Board of Public Utilities, Massachusetts Department of Energy Resources, and Maryland Public Service Commission. There are no direct costs associated with SRECs and therefore, they do not receive an allocation of costs upon generation. The majority of individual SREC sales reflect a fixed quantity and fixed price structure over a specified term. The Company typically sells SRECs to different customers from those purchasing the energy under PPAs. The Company believes the sale of each SREC is a distinct performance obligation satisfied at a point in time and that the performance obligation related to each SREC is satisfied when each SREC is delivered to the customer.
Rental income. A portion of the Company’s energy revenue is derived from long-term PPAs accounted for as operating leases under Accounting Standards Codification ("ASC") 840, Leases. Rental income under these lease agreements is recorded as revenue when the electricity is delivered to the customer.

Performance-Based Incentives. Many state governments, utilities, municipal utilities and co-operative utilities offer a rebate or other cash incentive for the installation and operation of a renewable energy facility. Up-front rebates provide funds based on the cost, size or expected production of a renewable energy facility. Performance-based incentives provide cash payments to a system owner based on the energy generated by its renewable energy facility during a pre-determined period, and they are paid over that time period. The Company recognizes revenue from state and utility incentives at the point in time in which they are earned.
Other Revenue. Other revenue consists primarily of sales of power on wholesale electricity market which are recognized in revenue upon delivery.
Cost of Operations (Exclusive of Depreciation and Amortization). Cost of operations primarily consists of operations and maintenance expense, site lease expense, insurance premiums, property taxes and other miscellaneous costs associated with the operations of solar energy facilities. Altus expects its cost of operations to continue to grow in conjunction with its business growth. These costs as a percentage of revenue will decrease over time, offsetting efficiencies and economies of scale with inflationary increases of certain costs.
General and Administrative. General and administrative expenses consist primarily of salaries, bonuses, benefits and all other employee-related costs, including stock-based compensation, professional fees related to legal, accounting, human resources, finance and training, information technology and software services, marketing and communications, travel and rent and other office-related expenses.
Altus expects increased general and administrative expenses as it continues to grow its business but to decrease over time as a percentage of revenue. Altus also expects to incur additional expenses as a result of operating as a public company, including expenses necessary to comply with the rules and regulations applicable to companies listed on a national securities exchange and related to compliance and reporting obligations pursuant to the rules and regulations of the SEC. Further, Altus expects to incur higher expenses for investor relations, accounting advisory, directors' and officers' insurance, and other professional services.
Depreciation, Amortization and Accretion Expense. Depreciation expense represents depreciation on solar energy systems that have been placed in service. Depreciation expense is computed using the straight-line composite method over the estimated useful lives of assets. Leasehold improvements are depreciated over the shorter of the estimated useful lives or the remaining term of the lease. Amortization includes third party costs necessary to enter into site lease agreements, third party costs necessary to acquire PPA and NMCA customers and favorable and unfavorable rate revenues contracts. Third party costs necessary to enter into site lease agreements are amortized using the straight-line method ratably over 15-30 years based upon the term of the individual site leases. Third party costs necessary to acquire PPAs and NMCA customers are amortized using the straight-line method ratably over 15-25 years based upon the term of the customer contract. Estimated fair value allocated to the favorable and unfavorable rate PPAs and REC agreements are amortized using the straight-line method over the remaining non-cancelable terms of the respective agreements. Accretion expense includes over time increase of asset retirement obligations associated with solar energy facilities.
Acquisition and Entity Formation Costs. Acquisition and entity formation costs represent costs incurred to acquire businesses and form new legal entities. Such costs primarily consist of professional fees for banking, legal, accounting and appraisal services.
Fair Value Remeasurement of Contingent Consideration. In connection with the Solar Acquisition (as defined in Note 7, “Acquisitions,” to our audited consolidated annual financial statements included in our Annual Report on Form 10-K), contingent consideration of up to an aggregate of $10.5 million may be payable upon achieving certain market power rates and actual power volumes generated by the acquired solar energy facilities. The Company estimated the fair value of the contingent consideration for future earnout payments using a Monte Carlo simulation model. Significant assumptions used in the measurement include the estimated volumes of power generation of acquired solar energy facilities during the 18-36-month period since the acquisition date, market power rates during the 36-month period, and the risk-adjusted discount rate associated with the business.
Stock-Based Compensation. Stock-based compensation expense is recognized for awards granted under the Legacy Incentive Plans and Omnibus Incentive Plan, as defined in Note 13, "Stock-Based Compensation," to our condensed consolidated financial statements included elsewhere in this Quarterly Report on Form 10-Q.

Change in Fair Value of Redeemable Warrant Liability. In connection with the Merger, the Company assumed a redeemable warrant liability composed of publicly listed warrants (the "Redeemable Warrants") and warrants issued to CBRE Acquisition Sponsor, LLC in the private placement (the "Private Placement Warrants"). Redeemable Warrant Liability was remeasured as of June 30, 2022, and the resulting gain was included in the condensed consolidated statements of operations. As our Redeemable Warrants (other than the Private Placement Warrants) continue to trade separately on the NYSE following the Merger, the Company determines the fair value of the Redeemable Warrants based on the quoted trading price of those warrants. The Private Placement Warrants have the same redemption and make-whole provisions as the Redeemable Warrants. Therefore, the fair value of the Private Placement Warrants is equal to the Redeemable Warrants. The Company determines the fair value of the Redeemable Warrants, including Private Placement Warrants, based on the quoted trading price of the Redeemable Warrants.
Change in Fair Value of Alignment Shares Liability. Alignment shares represent Class B common stock of the Company which were issued in connection with the Merger. Class B common stock, par value $0.0001 per share ("Alignment Shares") are accounted for as liability-classified derivatives, which were remeasured as of June 30, 2022, and the resulting gain was included in the condensed consolidated statements of operations. The Company estimates the fair value of outstanding Alignment Shares using a Monte Carlo simulation valuation model utilizing a distribution of potential outcomes based on a set of underlying assumptions such as stock price, volatility, and risk-free interest rates.
Other (Income) Expense, Net. Other income and expenses primarily represent state grants and other miscellaneous items.
Interest Expense, Net. Interest expense, net represents interest on our borrowings under our various debt facilities, amortization of debt discounts and deferred financing costs, and unrealized gains and losses on interest rate swaps.
Income Tax Expense. We account for income taxes under ASC 740, Income Taxes. As such, we determine deferred tax assets and liabilities based on temporary differences resulting from the different treatment of items for tax and financial reporting purposes. We measure deferred tax assets and liabilities using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. Additionally, we must assess the likelihood that deferred tax assets will be recovered as deductions from future taxable income. We have a partial valuation allowance on our deferred state tax assets because we believe it is more likely than not that a portion of our deferred state tax assets will not be realized. We evaluate the recoverability of our deferred tax assets on a quarterly basis.
Net Income Attributable to Noncontrolling Interests and Redeemable Noncontrolling Interests. Net income attributable to noncontrolling interests and redeemable noncontrolling interests represents third-party interests in the net income or loss of certain consolidated subsidiaries based on Hypothetical Liquidation at Book Value.

Results of Operations – Three Months Ended June 30, 2022, Compared to Three Months Ended June 30, 2021 (Unaudited)

	Three Months Ended June 30,		Change
	2022	2021	$	%
	(in thousands)
Operating revenues, net	$24,762	$17,613	$7,149	40.6%
Operating expenses
Cost of operations (exclusive of depreciation and amortization shown separately below)	4,290	3,236	1,054	32.6%
General and administrative	6,558	4,220	2,338	55.4%
Depreciation, amortization and accretion expense	6,863	4,470	2,393	53.5%
Acquisition and entity formation costs	52	85	(33)	(38.8)%
Gain on fair value remeasurement of contingent consideration, net	(1,140)	(775)	(365)	47.1%
Stock-based compensation	2,657	37	2,620	7,081.1%
Total operating expenses	$19,280	$11,273	$8,007	71.0%
Operating income	5,482	6,340	(858)	(13.5)%
Other (income) expense
Change in fair value of redeemable warrant liability	(4,659)	—	(4,659)	100.0%
Change in fair value of alignment shares liability	(16,705)	—	(16,705)	100.0%
Other income, net	(608)	(138)	(470)	340.6%
Interest expense, net	5,173	4,826	347	7.2%
Total other (income) expense	$(16,799)	$4,688	$(21,487)	(458.3)%
Income before income tax expense	$22,281	$1,652	$20,629	1,248.7%
Income tax expense	(707)	(2,092)	1,385	(66.2)%
Net income (loss)	$21,574	$(440)	$22,014	(5,003.2)%
Net (loss) income attributable to noncontrolling interests and redeemable noncontrolling interests	(2,541)	749	(3,290)	(439.3)%
Net income (loss) attributable to Altus Power, Inc.	$24,115	$(1,189)	$25,304	(2,128.2)%
Net income (loss) per share attributable to common stockholders
Basic	$0.16	$(0.01)	$0.17	(1,264.7)%
Diluted	$0.16	$(0.01)	$0.17	(1,259.8)%
Weighted average shares used to compute net income (loss) per share attributable to common stockholders
Basic	153,310,068	88,741,089	64,568,979	72.8%
Diluted	153,954,843	88,741,089	65,213,754	73.5%

Operating revenues, net

	Three Months Ended June 30,		Change
	2022	2021	Change	%
	(in thousands)
Revenue under power purchase agreements	$6,730	$4,653	$2,077	44.6%
Revenue from net metering credit agreements	7,822	7,155	667	9.3%
Solar renewable energy certificate revenue	7,975	4,900	3,075	62.8%
Rental income	785	539	246	100.0%
Performance-based incentives	295	260	35	13.5%
Other revenue	1,155	106	1,049	989.6%
Total	$24,762	$17,613	$7,149	40.6%
Operating revenues, net increased by $7.1 million, or 40.6%, for the three months ended June 30, 2022, compared to the three months ended June 30, 2021, primarily due to the increased volume of generated electricity as a result of solar energy facilities acquired and placed in service subsequent to June 30, 2021. We have three main sources of revenue including via power purchase agreements, net metering credit agreements, and the sale of solar renewable energy certificates. The revenue streams from PPAs and NMCAs vary slightly in how the customers are billed and in which states the projects earn credits, but both are products of our 20+ year contracts with our customers who purchase power from our projects. Also the Company has no NMCAs in states where high-profile Net Energy Metering proceedings are occurring, which are focused on utility rate design.
Cost of operations

	Three Months Ended June 30,		Change
	2022	2021	$	%
	(in thousands)
Cost of operations (exclusive of depreciation and amortization shown separately below)	$4,290	$3,236	$1,054	32.6%
Cost of operations increased by $1.1 million, or 32.6%, during the three months ended June 30, 2022 as compared to the three months ended June 30, 2021, primarily due to the increased number of solar energy facilities as a result of acquisitions and facilities placed in service subsequent to June 30, 2021.
General and administrative

	Three Months Ended June 30,		Change
	2022	2021	$	%
	(in thousands)
General and administrative	$6,558	$4,220	$2,338	55.4%
General and administrative expense increased by $2.3 million, or 55.4%, during the three months ended June 30, 2022 as compared to the three months ended June 30, 2021, primarily due to increase in general personnel costs resulting from increased headcount in multiple job functions and costs associated with operating as a public company.
Depreciation, amortization and accretion expense

	Three Months Ended June 30,		Change
	2022	2021	$	%
	(in thousands)
Depreciation, amortization and accretion expense	$6,863	$4,470	$2,393	53.5%
Depreciation, amortization and accretion expense increased by $2.4 million, or 53.5%, during the three months ended June 30, 2022 as compared to the three months ended June 30, 2021, primarily due to the increased number of solar energy facilities as a result of acquisitions and facilities placed in service subsequent to June 30, 2021.
Acquisition and entity formation costs

	Three Months Ended June 30,		Change
	2022	2021	$	%
	(in thousands)
Acquisition and entity formation costs	$52	$85	$(33)	(38.8)%
Acquisition and entity formation costs decreased by 38.8% during the three months ended June 30, 2022, as compared to the three months ended June 30, 2021, primarily due to higher costs associated with the Merger and other acquisitions in the prior period.
Gain on fair value remeasurement of contingent consideration, net

	Three Months Ended June 30,		Change
	2022	2021	$	%
	(in thousands)
Gain on fair value remeasurement of contingent consideration, net	$(1,140)	$(775)	$(365)	47.1%
Gain on fair value remeasurement of contingent consideration, net is primarily associated with the Solar Acquisition (as defined in Note 7, “Acquisitions,” to our audited consolidated annual financial statements included in our 2021 Annual Report on Form 10-K) completed on December 22, 2020. Gain on fair value remeasurement was recorded for the three months ended June 30, 2022 and 2021, due to changes in the values of significant assumptions used in the measurement, including the estimated volumes of power generation of acquired solar energy facilities.
Stock-based compensation

	Three Months Ended June 30,		Change
	2022	2021	$	%
	(in thousands)
Stock-based compensation	$2,657	$37	$2,620	7,081.1%
Stock-based compensation increased by $2.6 million during the three months ended June 30, 2022, as compared to the three months ended June 30, 2021, primarily due to restricted stock units granted under the Omnibus Incentive Plan (as defined in Note 13, "Stock-Based Compensation," to our condensed consolidated financial statements included elsewhere in this Quarterly Report on Form 10-Q), which was adopted on July 12, 2021.
Change in fair value of redeemable warrant liability

	Three Months Ended June 30,		Change
	2022	2021	$	%
	(in thousands)
Change in fair value of redeemable warrant liability	$(4,659)	$—	$(4,659)	100.0%
In connection with the Merger, the Company assumed a redeemable warrant liability which was remeasured as of June 30, 2022, and the resulting gain was included in the consolidated statement of operations. The gain was primarily driven by the decrease in the quoted price of the Company's Redeemable Warrants as of June 30, 2022, compared to December 31, 2021.
Change in fair value of alignment shares liability

	Three Months Ended June 30,		Change
	2022	2021	$	%
	(in thousands)
Change in fair value of alignment shares liability	$(16,705)	$—	$(16,705)	100.0%
In connection with the Merger, the Company assumed a liability related to alignment shares, which was remeasured as of June 30, 2022, and the resulting gain was included in the consolidated statement of operations. The gain was primarily driven by the decrease in the Company's stock price as of June 30, 2022, compared to December 31, 2021.
Other income, net

	Three Months Ended June 30,		Change
	2022	2021	$	%
	(in thousands)
Other income, net	$(608)	$(138)	$(470)	340.6%
Other expense increased by $0.5 million during the three months ended June 30, 2022, as compared to the three months ended June 30, 2021, primarily due to increases in miscellaneous income items.
Interest expense, net

	Three Months Ended June 30,		Change
	2022	2021	$	%
	(in thousands)
Interest expense, net	$5,173	$4,826	$347	7.2%
Interest expense increased by $0.3 million, or 7.2%, during the three months ended June 30, 2022, as compared to the three months ended June 30, 2021, primarily due to the increase of outstanding debt held by the Company during these periods but offset by a lower blended interest rate on the Amended Rated Term Loan Facility.
Income tax expense

	Three Months Ended June 30,		Change
	2022	2021	$	%
	(in thousands)
Income tax expense	$(707)	$(2,092)	$1,385	(66.2)%

For the three months ended June 30, 2022, the Company recorded an income tax expense of $0.7 million in relation to pretax income of $22.3 million, which resulted in an effective income tax rate of 3.2%. The effective income tax rate was primarily impacted by $4.3 million of income tax benefit related to fair value adjustments on redeemable warrants and alignment shares, $0.2 million of income tax expense from net losses attributable to noncontrolling interests and redeemable noncontrolling interests, and $0.1 million of state income tax expense.
Related to the $4.3 million of income tax benefit, the Company has issued redeemable warrants and alignment shares. These awards are liability classified awards, and, as such, they are required to be remeasured to fair value each reporting period with the change in value included in operating income. The redeemable warrants and alignment shares are considered equity awards for U.S. tax purposes. Therefore, the change in value does not result in taxable income or deduction. The change in fair value results in a permanent tax difference which impacts the Company’s estimated annual effective tax rate.
For the three months ended June 30, 2021, the Company recorded an income tax expense of $2.1 million in relation to a pretax income of $1.7 million, which resulted in an effective income tax rate of 126.6%. The effective income tax rate was primarily impacted by $1.0 million of income tax expense due to net losses attributable to noncontrolling interests and redeemable noncontrolling interests, $0.3 million of state income tax expense, and $0.5 million of income tax expense associated with the remeasurement of contingent consideration.
Net (loss) income attributable to redeemable noncontrolling interests and noncontrolling interests

	Three Months Ended June 30,		Change
	2022	2021	$	%
	(in thousands)
Net (loss) income attributable to noncontrolling interests and redeemable noncontrolling interests	$(2,541)	$749	$(3,290)	(439.3)%
Net loss attributable to redeemable noncontrolling interests and noncontrolling interests was $2.5 million during the three months ended June 30, 2022, as compared to net income attributable to redeemable noncontrolling interests and noncontrolling interests of $0.7 million for the three months ended June 30, 2021, primarily due to additional funding provided by a tax equity investor and reduced recapture periods for investment tax credits.

Results of Operations – Six Months Ended June 30, 2022, Compared to Six Months Ended June 30, 2021 (Unaudited)

	Six Months Ended June 30,		Change
	2022	2021	$	%
	(in thousands)
Operating revenues, net	$43,961	$30,084	$13,877	46.1%
Operating expenses
Cost of operations (exclusive of depreciation and amortization shown separately below)	8,354	6,156	2,198	35.7%
General and administrative	12,942	7,443	5,499	73.9%
Depreciation, amortization and accretion expense	13,685	8,858	4,827	54.5%
Acquisition and entity formation costs	346	232	114	49.1%
Gain on fair value remeasurement of contingent consideration, net	(971)	(2,050)	1,079	(52.6)%
Stock-based compensation	3,962	77	3,885	5,045.5%
Total operating expenses	$38,318	$20,716	$17,602	85.0%
Operating income	5,643	9,368	(3,725)	(39.8)%
Other (income) expense
Change in fair value of redeemable warrant liability	(23,117)	—	(23,117)	100.0%
Change in fair value of alignment shares liability	(63,051)	—	(63,051)	100.0%
Other income, net	(593)	(249)	(344)	138.2%
Interest expense, net	10,111	8,739	1,372	15.7%
Total other (income) expense	$(76,650)	$8,490	$(85,140)	(1,002.8)%
Income before income tax expense	$82,293	$878	$81,415	9,272.8%
Income tax expense	(584)	(1,055)	471	(44.6)%
Net income (loss)	$81,709	$(177)	$81,886	(46,263.3)%
Net (loss) income attributable to noncontrolling interests and redeemable noncontrolling interests	(2,825)	50	(2,875)	(5750.0)%
Net income (loss) attributable to Altus Power, Inc.	$84,534	$(227)	$84,761	(37,339.6)%
Net income (loss) per share attributable to common stockholders
Basic	$0.55	$—	$0.55	(21,530.5)%
Diluted	$0.55	$—	$0.55	(21,421.2)%
Weighted average shares used to compute net income (loss) per share attributable to common stockholders
Basic	152,988,078	88,741,089	64,246,989	72.4%
Diluted	153,771,992	88,741,089	65,030,903	73.3%

Operating revenues, net

	Six Months Ended June 30,		Change
	2022	2021	Change	%
	(in thousands)
Revenue under power purchase agreements	$10,912	$7,784	$3,128	40.2%
Revenue from net metering credit agreements	11,722	10,465	1,257	12.0%
Solar renewable energy certificate revenue	17,506	10,099	7,407	73.3%
Rental income	1,429	760	669	88.0%
Performance-based incentives	654	811	(157)	(19.4)%
Other revenue	1,738	165	1,573	953.3%
Total	$43,961	$30,084	$13,877	46.1%

Operating revenues, net increased by $13.9 million, or 46.1%, for the six months ended June 30, 2022, compared to the six months ended June 30, 2021, primarily due to the increased volume of generated electricity as a result of solar energy facilities acquired and placed in service subsequent to June 30, 2021. We have three main sources of revenue including power purchase agreements, net metering credit agreements, and the sale of solar renewable energy certificates. The revenue streams from PPAs and NMCAs vary slightly in how the customers are billed and in which states the projects earn credits, but both are products of our 20+ year contracts with our customers who purchase power from our projects. Also the Company has no NMCAs in states where high-profile Net Energy Metering proceedings are occurring, which are focused on utility rate design.
Cost of operations

	Six Months Ended June 30,		Change
	2022	2021	$	%
	(in thousands)
Cost of operations (exclusive of depreciation and amortization shown separately below)	$8,354	$6,156	$2,198	35.7%
Cost of operations increased by $2.2 million, or 35.7%, during the six months ended June 30, 2022 as compared to the six months ended June 30, 2021, primarily due to the increased number of solar energy facilities as a result of acquisitions and facilities placed in service subsequent to June 30, 2021.
General and administrative

	Six Months Ended June 30,		Change
	2022	2021	$	%
	(in thousands)
General and administrative	$12,942	$7,443	$5,499	73.9%
General and administrative expense increased by $5.5 million, or 73.9%, during the six months ended June 30, 2022 as compared to the six months ended June 30, 2021, primarily due to increase in general personnel costs resulting from increased headcount in multiple job functions and costs associated with operating as a public company.
Depreciation, amortization and accretion expense

	Six Months Ended June 30,		Change
	2022	2021	$	%
	(in thousands)
Depreciation, amortization and accretion expense	$13,685	$8,858	$4,827	54.5%
Depreciation, amortization and accretion expense increased by $4.8 million, or 54.5%, during the six months ended June 30, 2022 as compared to the six months ended June 30, 2021, primarily due to the increased number of solar energy facilities as a result of acquisitions and facilities placed in service subsequent to June 30, 2021.
Acquisition and entity formation costs

	Six Months Ended June 30,		Change
	2022	2021	$	%
	(in thousands)
Acquisition and entity formation costs	$346	$232	$114	49.1%
Acquisition and entity formation costs increased by $0.1 million, or 49.1%, during the six months ended June 30, 2022, as compared to the six months ended June 30, 2021, primarily due to costs associated with the Merger.
Gain on fair value remeasurement of contingent consideration, net

	Six Months Ended June 30,		Change
	2022	2021	$	%
	(in thousands)
Gain on fair value remeasurement of contingent consideration, net	$(971)	$(2,050)	$1,079	(52.6)%
Gain on fair value remeasurement of contingent consideration, net is primarily associated with the Solar Acquisition (as defined in Note 7, “Acquisitions,” to our audited consolidated annual financial statements included in our 2021 Annual Report on Form 10-K) completed on December 22, 2020. Gain on fair value remeasurement was recorded for the six months ended June 30, 2022 and 2021, due to changes in the values of significant assumptions used in the measurement, including the estimated volumes of power generation of acquired solar energy facilities.
Stock-based compensation

	Six Months Ended June 30,		Change
	2022	2021	$	%
	(in thousands)
Stock-based compensation	$3,962	$77	$3,885	5,045.5%
Stock-based compensation increased by $3.9 million during the six months ended June 30, 2022, as compared to the six months ended June 30, 2021, primarily due to restricted stock units granted under the Omnibus Incentive Plan (as defined in Note 13, "Stock-Based Compensation," to our condensed consolidated financial statements included elsewhere in this Quarterly Report on Form 10-Q), which was adopted on July 12, 2021.
Change in fair value of redeemable warrant liability

	Six Months Ended June 30,		Change
	2022	2021	$	%
	(in thousands)
Change in fair value of redeemable warrant liability	$(23,117)	$—	$(23,117)	100.0%
In connection with the Merger, the Company assumed a redeemable warrant liability which was remeasured as of June 30, 2022, and the resulting gain was included in the consolidated statement of operations. The gain was primarily driven by the decrease in the quoted price of the Company's Redeemable Warrants as of June 30, 2022, compared to December 31, 2021.
Change in fair value of alignment shares liability

	Six Months Ended June 30,		Change
	2022	2021	$	%
	(in thousands)
Change in fair value of alignment shares liability	$(63,051)	$—	$(63,051)	100.0%
In connection with the Merger, the Company assumed a liability related to alignment shares, which was remeasured as of June 30, 2022, and the resulting gain was included in the consolidated statement of operations. The gain was primarily driven by the decrease in the Company's stock price as of June 30, 2022, compared to December 31, 2021.
Other income, net

	Six Months Ended June 30,		Change
	2022	2021	$	%
	(in thousands)
Other income, net	$(593)	$(249)	$(344)	138.2%
Other income, net increased by $0.3 million during the six months ended June 30, 2022, as compared to the six months ended June 30, 2021, due to increases in miscellaneous income items.
Interest expense, net

	Six Months Ended June 30,		Change
	2022	2021	$	%
	(in thousands)
Interest expense, net	$10,111	$8,739	$1,372	15.7%
Interest expense increased by $1.4 million, or 15.7%, during the six months ended June 30, 2022, as compared to the six months ended June 30, 2021, primarily due to the increase of outstanding debt held by the Company during these periods but offset by a lower blended interest rate on the Amended Rated Term Loan Facility.
Income tax expense

	Six Months Ended June 30,		Change
	2022	2021	$	%
	(in thousands)
Income tax expense	$(584)	$(1,055)	$471	(44.6)%

For the six months ended June 30, 2022, the Company recorded an income tax expense of $0.6 million in relation to pretax income of $82.3 million, which resulted in an effective income tax rate of 0.7%. The effective income tax rate was primarily impacted by $19.0 million of income tax benefit related to fair value adjustments on redeemable warrants and alignment shares, $1.6 million of income tax expense associated with nondeductible compensation, $0.6 million of income tax expense from net losses attributable to noncontrolling interests and redeemable noncontrolling interests, and $0.1 million of state income tax expense.
Related to the $19.0 million of income tax benefit, the Company has issued redeemable warrants and alignment shares. These awards are liability classified awards, and, as such, they are required to be remeasured to fair value each reporting period with the change in value included in operating income. The redeemable warrants and alignment shares are considered equity awards for U.S. tax purposes. Therefore, the change in value does not result in taxable income or deduction. The change in fair value results in a permanent tax difference which impacts the Company’s estimated annual effective tax rate.
For the six months ended June 30, 2021, the Company recorded an income tax expense of $1.1 million in relation to a pretax income of $0.9 million, which resulted in an effective income tax rate of 120.2%. The effective income tax rate was primarily impacted by $0.5 million of income tax expense due to net losses attributable to noncontrolling interests and redeemable noncontrolling interests, $0.2 million of state income tax expense, and $0.3 million of income tax expense associated with the remeasurement of contingent consideration.
Net (loss) income attributable to redeemable noncontrolling interests and noncontrolling interests

	Six Months Ended June 30,		Change
	2022	2021	$	%
	(in thousands)
Net (loss) income attributable to noncontrolling interests and redeemable noncontrolling interests	$(2,825)	$50	$(2,875)	(5750.0)%
Net loss attributable to redeemable noncontrolling interests and noncontrolling interests was $2.8 million during the six months ended June 30, 2022, as compared to net income attributable to redeemable noncontrolling interests and noncontrolling interests of $0.1 million for the six months ended June 30, 2021, primarily due to additional funding provided by a tax equity investor and reduced recapture periods for investment tax credits.
Liquidity and Capital Resources
As of June 30, 2022, the Company had total cash and restricted cash of $299.3 million. For a discussion of our restricted cash, see Note 2, “Significant Accounting Policies, Cash, Cash Equivalents, and Restricted Cash,” to our condensed consolidated financial statements.
We seek to maintain diversified and cost-effective funding sources to finance and maintain our operations, fund capital expenditures, including customer acquisitions, and satisfy obligations arising from our indebtedness. Historically, our primary sources of liquidity included proceeds from the issuance of redeemable preferred stock, borrowings under our debt facilities, third party tax equity investors and cash from operations. Additionally, the Company received cash proceeds of $293 million as a result of the Merger. Our business model requires substantial outside financing arrangements to grow the business and facilitate the deployment of additional solar energy facilities. We will seek to raise additional required capital from borrowings under our existing debt facilities, third party tax equity investors and cash from operations.
The solar energy systems that are in service are expected to generate a positive return rate over the useful life, typically 32 years. Typically, once solar energy systems commence operations, they do not require significant additional capital expenditures to maintain operating performance. However, in order to grow, we are currently dependent on financing from outside parties. The Company will have sufficient cash and cash flows from operations to meet working capital, debt service obligations, contingencies and anticipated required capital expenditures for at least the next 12 months. However, we are subject to business and operational risks that could adversely affect our ability to raise additional financing. If financing is not available to us on acceptable terms if and when needed, we may be unable to finance installation of our new customers’ solar energy systems in a manner consistent with our past performance, our cost of capital could increase, or we may be required to significantly reduce the scope of our operations, any of which would have a material adverse effect on our business, financial condition, results of operations and prospects. In addition, our tax equity funds and debt instruments impose restrictions on our ability to draw on financing commitments. If we are unable to satisfy such conditions, we may incur penalties for non-performance under certain tax equity funds, experience installation delays, or be unable to make installations in accordance with our plans or at all. Any of these factors could also impact customer satisfaction, our business, operating results, prospects and financial condition.
Contractual Obligations and Commitments
We enter into service agreements in the normal course of business. These contracts do not contain any minimum purchase commitments. Certain agreements provide for termination rights subject to termination fees or wind down costs. Under such agreements, we are contractually obligated to make certain payments to vendors, mainly, to reimburse them for their unrecoverable outlays incurred prior to cancellation. The exact amounts of such obligations are dependent on the timing of termination, and the exact terms of the relevant agreement and cannot be reasonably estimated. As of June 30, 2022, we do not expect to cancel these agreements.
The Company has operating leases for land and buildings and has contractual commitments to make payments in accordance with site lease agreements.
Off-Balance Sheet Arrangements
The Company enters into letters of credit and surety bond arrangements with lenders, local municipalities, government agencies, and land lessors. These arrangements relate to certain performance-related obligations and serve as security under the applicable agreements. As of June 30, 2022, and December 31, 2021, the Company had outstanding letters of credit and surety bonds totaling $10.7 million. Our outstanding letters of credit are primarily used to fund the debt service reserve account associated with the Amended Rated Term Loan. We believe the Company will fulfill the obligations under the related arrangements and do not anticipate any material losses under these letters of credit or surety bonds.
Debt
Amended Rated Term Loan Facility
As part of the Blackstone Capital Facility, APA Finance, LLC (“APAF”), a wholly owned subsidiary of the Company, entered into a $251.0 million term loan facility with Blackstone Insurance Solutions ("BIS") through a consortium of lenders, which consists of investment grade-rated Class A and Class B notes (the "Rated Term Loan").
On August 25, 2021, APAF entered into an Amended and Restated Credit Agreement with BIS to refinance the Rated Term Loan (hereby referred to as the “Amended Rated Term Loan”). The Amended Rated Term Loan added an additional $135.6 million to the facility, bringing the aggregate facility to $503.0 million. The Amended Rated Term Loan has a weighted average 3.51% annual fixed rate, reduced from the previous weighted average rate of 3.70%, and matures on February 29, 2056 (“Final Maturity Date”).
The Amended Rated Term Loan amortizes at an initial rate of 2.5% of outstanding principal per annum for a period of 8 years at which point the amortization steps up to 4% per annum until September 30, 2031 (“Anticipated Repayment Date”). After the Anticipated Repayment Date, the loan becomes fully-amortizing, and all available cash is used to pay down principal until the Final Maturity Date.
As of June 30, 2022, the outstanding principal balance of the Rated Term Loan was $493.5 million less unamortized debt discount and loan issuance costs totaling $8.0 million. As of December 31, 2021, the outstanding principal balance of the Rated Term Loan was $500.0 million less unamortized debt discount and loan issuance costs totaling $8.4 million.
As of June 30, 2022, the Company was in compliance with all covenants. As of December 31, 2021, the Company was in compliance with all covenants, except the delivery of the APAF audited consolidated financial statements, for which the Company obtained a waiver to extend the financial statement reporting deliverable due date. The Company delivered the audited financial statements on May 25, 2022, before the extended reporting deliverable due date.
Construction Loan to Term Loan Facility
On January 10, 2020, APA Construction Finance, LLC (“APACF”) a wholly-owned subsidiary of the Company, entered into a credit agreement with Fifth Third Bank, National Association and Deutsche Bank AG New York Branch to fund the development and construction of future solar facilities (“Construction Loan to Term Loan Facility”). The Construction Loan to Term Loan Facility includes a construction loan commitment of $187.5 million and a letter of credit commitment of $12.5 million, which can be drawn until January 10, 2023.
The construction loan commitment can convert to a term loan upon commercial operation of a particular solar energy facility. In addition, the Construction Loan to Term Loan Facility accrued a commitment fee at a rate equal to 0.50% per year of the daily unused amount of the commitment. As of June 30, 2022, the outstanding principal balances of the construction loan and term loan were zero and $16.2 million, respectively. As of December 31, 2021, the outstanding principal balances of the construction loan and term loan were $5.6 million and $12.3 million, respectively. As of June 30, 2022, and December 31, 2021, the Company had an unused borrowing capacity of $171.3 million. For the three months ended June 30, 2022, and 2021, the Company incurred interest costs associated with outstanding construction loans totaling zero and $0.1 million, respectively. For the six months ended June 30, 2022, and 2021 the Company incurred interest costs associated with outstanding construction loans totaling zero and $0.3 million, respectively. These interest costs were capitalized as part of property, plant and equipment. Also, on October 23, 2020, the Company entered into an additional letters of credit facility with Fifth Third Bank for the total capacity of $10.0 million. The Construction Loan to Term Loan Facility includes various financial and other covenants for APACF and the Company, as guarantor. As of June 30, 2022, and December 31, 2021, the Company was in compliance with all covenants.
Financing Lease Obligations
From time to time, the Company sells equipment to third parties and enters into master lease agreements to lease the equipment back for an agreed-upon term. Due to certain forms of continuous involvement provided by the master lease agreements, sale leaseback accounting is prohibited under ASC 840. Therefore, the Company accounts for these transactions using the financing method by recognizing the sale proceeds as a financing obligation and the assets subject to the sale-leaseback remain on the balance sheet of the Company and are being depreciated. The aggregate proceeds have been recorded as long-term debt within the condensed consolidated balance sheets.
As of June 30, 2022 and December 31, 2021, the Company's recorded financing obligations were $36.5 million, net of $1.1 million of deferred transaction costs. Payments of $0.6 million and zero were made under financing lease obligations for the three months ended June 30, 2022, and 2021, respectively. Payments of $0.8 million and zero were made under financing obligations for the six months ended June 30, 2022 and 2021, respectively. Interest expense, inclusive of the amortization of deferred transaction costs, for the three months ended June 30, 2022, and 2021, was $0.4 million and zero, respectively. Interest expense, inclusive of the amortization of deferred transaction costs, for the six months ended June 30, 2022 and 2021, was $0.7 million and zero, respectively.
Cash Flows
For the Six Months Ended June 30, 2022, and 2021
The following table sets forth the primary sources and uses of cash and restricted cash for each of the periods presented below:

	Six Months Ended June 30,
	2022	2021
	(in thousands)
Net cash provided by (used for):
Operating activities	$11,869	$9,485
Investing activities	(34,910)	(13,371)
Financing activities	(7,948)	(2,170)
Net decrease in cash, cash equivalents, and restricted cash	$(30,989)	$(6,056)
Operating Activities
During the six months ended June 30, 2022 cash provided by operating activities of $11.9 million consisted primarily of net income of $81.7 million adjusted for net non-cash income of $69.5 million and an increase in net assets of $0.4 million.
During the six months ended June 30, 2021, cash provided by operating activities of $9.5 million consisted primarily of net loss of $0.2 million adjusted for net non-cash expenses of $8.9 million and an increase in net liabilities of $0.8 million.
Investing Activities
During the six months ended June 30, 2022, net cash used in investing activities was $34.9 million, consisting of $23.3 million of capital expenditures and $11.6 million of payments to acquire renewable energy facilities from third parties, net of cash and restricted cash acquired.
During the six months ended June 30, 2021, net cash used in investing activities was $13.4 million, consisting of $6.3 million of capital expenditures, $5.0 million to acquire renewable energy facilities from third parties, net of cash and restricted cash acquired, and $2.1 million to acquire businesses, net of cash and restricted cash acquired.
Financing Activities
Net cash used for financing activities was $7.9 million for the six months ended June 30, 2022, which primarily consisted of $8.1 million to repay long-term debt, $0.7 million paid for equity issuance costs, and $1.1 million of distributions to noncontrolling interests. Cash used for financing activities was partially offset by $2.2 million of contributions from noncontrolling interests.
Net cash used for financing activities was $2.2 million for the six months ended June 30, 2021, which consisted primarily of $16.7 million to repay long-term debt, $8.4 million of paid dividends and commitment fees on Series A preferred stock, $2.1 million of deferred transaction costs, $1.1 million of distributions to noncontrolling interests, $0.6 million of debt issuance costs, and $0.1 million of paid contingent consideration. Cash used for financing activities was partially off-set by $26.4 million of proceeds from issuance of long-term debt and $0.4 million of contributions from noncontrolling interests.

Critical Accounting Policies and Use of Estimates
The preparation of consolidated financial statements in conformity with GAAP requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to inventories, long-lived assets, goodwill, identifiable intangibles, contingent consideration liabilities and deferred income tax valuation allowances. We base our estimates on historical experience and on appropriate and customary assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Some of these accounting estimates and assumptions are particularly sensitive because of their significance to our consolidated financial statements and because of the possibility that future events affecting them may differ markedly from what had been assumed when the financial statements were prepared. As of June 30, 2022, there have been no significant changes to the accounting estimates that we have deemed critical. Our critical accounting estimates are more fully described in our 2021 Annual Report on Form 10-K.
Other than the policies noted in Note 2, “Significant Accounting Policies,” in the Company’s notes to the condensed consolidated financial statements in this Quarterly Report on Form 10-Q, there have been no material changes to its critical accounting policies and estimates as compared to those disclosed in its audited consolidated financial statements in our 2021 Annual Report on Form 10-K.
Emerging Growth Company Status
In April 2012, the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, was enacted. Section 107 of the JOBS Act provides that an “emerging growth company,” or an EGC, can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. Thus, an EGC can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. Altus has elected to use the extended transition period for new or revised accounting standards during the period in which we remain an EGC.
We expect to remain an EGC until the earliest to occur of: (1) the last day of the fiscal year in which we, as applicable, have more than $1.07 billion in annual revenue; (2) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (3) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period; and (4) the last day of the fiscal year ending after the fifth anniversary of our initial public offering.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our stock held by non-affiliates is greater than or equal to $250 million as of the end of that fiscal year's second fiscal quarter, or (ii) our annual revenues are greater than or equal to $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is greater than or equal to $700 million as of the end of that fiscal year's second fiscal quarter. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.
Recent Accounting Pronouncements
A description of recently issued accounting pronouncements that may potentially impact our financial position and results of operations is disclosed in Note 2 to our condensed consolidated financial statements appearing elsewhere in this Quarterly Report on Form 10-Q.

Item 3. Quantitative and Qualitative Disclosures About Market Risk
We are exposed to various market risks in our normal business activities. Market risk is the potential loss that may result from market changes associated with our business or with an existing or forecasted financial or commodity transactions.
Interest Rate Risk
A significant portion of our outstanding debt has a fixed interest rate (for further details refer to Note 6, "Debt," to our condensed consolidated financial statements included elsewhere in this Quarterly Report on Form 10-Q). However, changes in interest rates create a modest risk because certain borrowings bear interest at floating rates based on LIBOR plus a specified margin. We sometimes manage our interest rate exposure on floating-rate debt by entering into derivative instruments to hedge all or a portion of our interest rate exposure on certain debt facilities. We do not enter into any derivative instruments for trading or speculative purposes. Changes in economic conditions could result in higher interest rates, thereby increasing our interest expense and operating expenses and reducing funds available for capital investments, operations, and other purposes. A hypothetical 10% increase in our interest rates on our variable debt facilities would not have a material impact on the value of the Company’s cash, cash equivalents, debt, net income, or cash flows.
Credit Risk
Financial instruments which potentially subject Altus to significant concentrations of credit risk consist principally of cash and restricted cash. Our investment policy requires cash and restricted cash to be placed with high-quality financial institutions and limits the amount of credit risk from any one issuer. We additionally perform ongoing credit evaluations of our customers’ financial condition whenever deemed necessary and generally do not require collateral.
Item 4. Controls and Procedures
Evaluation of Disclosure Controls and Procedures
Under the supervision and with the participation of our management, including our Co-Chief Executive Officers and Chief Financial Officer, we conducted an evaluation of the effectiveness of our disclosure controls and procedures as of the end of the period covered by this Quarterly Report on Form 10-Q, as such term is defined in Rules 13a‐15(e) and 15d‐15(e) under the Securities and Exchange Act, as amended (the “Exchange Act”).
Disclosure controls and procedures are designed to ensure that information required to be disclosed in our Exchange Act reports is recorded, processed, summarized, and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including our Co-Chief Executive Officers and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure.
Based on this evaluation of our disclosure controls and procedures, our management, including our Co-Chief Executive Officers and Chief Financial Officer, have concluded that our disclosure controls and procedures were not effective as of June 30, 2022, because of the material weaknesses in our internal control over financial reporting that were disclosed in our 2021 Annual Report on Form 10-K.
Remediation Plan
As previously described in Part II, Item 9A of our 2021 Annual Report on Form 10-K, with the oversight of senior management and our audit committee, we are taking the steps below and plan to take additional measures to remediate the underlying causes of the material weaknesses:
•We have proceeded with steps intended to remediate the insufficient qualified personnel material weakness, including hiring additional finance department employees with appropriate expertise, including a Technical Accounting Manager, Accounts Payable Manager, and Tax Director;
•We have hired a SOX Manager that specializes in internal controls and organizational risk assessment, identification of control activities, controls documentation and the enhancement of ongoing monitoring activities related to the internal controls over financial reporting to address the lack of a formalized risk assessment process; and
•We have proceeded with steps intended to remediate the selection and development of the control activities material weakness through the documentation of processes and controls in the financial statement close, reporting and disclosure processes while working to deploy a new enterprise resource planning system designed to improve the accuracy and controls over financial reporting. The new system enhancements and activities are designed to enable us to broaden the scope and quality of our internal reviews of information supporting financial reporting and to formalize and enhance our internal control procedures.
We cannot assure you that the measures we have taken to date, and are continuing to implement, will be sufficient to remediate the material weaknesses we have identified or avoid potential future material weaknesses.
Changes in Internal Control over Financial Reporting
As discussed above, we implemented certain measures to remediate the material weaknesses identified in the design and operation of our internal control over financial reporting. In addition, during the six months ended June 30, 2022, we have completed the implementation of an accounting system, which enables a more efficient financial statements closing process. Other than those measures, there have been no changes in our internal control over financial reporting during the six months ended June 30, 2022, that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Part II - Other Information
Item 1. Legal Proceedings
From time to time, the Company is a party to a number of claims and governmental proceedings which are ordinary, routine matters incidental to its business. In addition, in the ordinary course of business the Company periodically has disputes with vendors and customers. All current pending matters are not expected to have, either individually or in the aggregate, a material adverse effect on the Company’s financial position or results of operations.
Item 1A. Risk Factors
There have been no material changes to our risk factors as previously disclosed in our 2021 Annual Report on Form 10-K.
Item 2. Unregistered Sales of Equity Securities and Use of Proceeds
On May 31, 2022, and June 15, 2022, the Company entered into separate, privately negotiated warrant exchange agreements (the "Exchange Agreements") with a limited number of holders of the Company's outstanding Redeemable Warrants. Pursuant to the Exchange Agreements, the Company agreed to issue an aggregate of 1,067,417 shares of Class A common stock to the holders of Redeemable Warrants in exchange for the surrender and cancellation of an aggregate of 4,447,555 Redeemable Warrants. The issuance by the Company of the shares of Common Stock in exchange for the surrender and cancellation of the Redeemable Warrants was made in reliance on the exemption from registration in Section 3(a)(9) of the Securities Act. Immediately prior to the exchange, the Redeemable Warrants were remeasured to fair value based on the trading price of the exchanged shares of common stock, resulting in a gain on fair value remeasurement of $4.1 million within operating income in the condensed consolidated statements of operations for the six months ended June 30, 2022, and a redeemable warrant liability of $7.3 million, which was then reclassified to additional paid-in capital in the condensed consolidated balance sheet as of June 30, 2022.
Item 3. Defaults Upon Senior Securities
None.
Item 4. Mine Safety Disclosures
Not applicable.
Item 5. Other Information
None.
Item 6. Exhibits

Exhibit No.	Description
31.1*	Certification of Co-Chief Executive Officer pursuant to Rule 13a-14(a) under the Securities Exchange Act of 1934, as adopted pursuant to §302 of the Sarbanes-Oxley Act of 2002
31.2*	Certification of Co-Chief Executive Officer pursuant to Rule 13a-14(a) under the Securities Exchange Act of 1934, as adopted pursuant to §302 of the Sarbanes-Oxley Act of 2002
31.3*	Certification of Chief Financial Officer pursuant to Rule 13a-14(a) under the Securities Exchange Act of 1934, as adopted pursuant to §302 of the Sarbanes-Oxley Act of 2002
32**	Certification of Co-Chief Executive Officers and Chief Financial Officer pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002
101.INS	XBRL Instance Document - the instance document does not appear in the Interactive Data File because its tags are embedded within the inline XBRL document.
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (embedded within the inline XBRL document).
*Filed herewith
**Furnished herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 15, 2022	By:	/s/ Gregg J. Felton
	Name:	Gregg J. Felton
	Title:	Co-Chief Executive Officer

Date: August 15, 2022	By:	/s/ Lars R. Norell
	Name:	Lars R. Norell
	Title:	Co-Chief Executive Officer

Date: August 15, 2022	By:	/s/ Dustin L. Weber
	Name:	Dustin L. Weber
	Title:	Chief Financial Officer

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-262072
PROSPECTUS SUPPLEMENT NO. 6
(to Prospectus dated January 21, 2022)

ALTUS POWER, INC.

Primary Offering Of
19,429,167 Shares of Common Stock

Secondary Offering of
156,463,281 Shares of Common Stock
9,366,667 Warrants to Purchase Common Stock

This prospectus supplement amends and supplements the prospectus dated January 21, 2022 (as supplemented or amended from time to time, the “Prospectus”), which forms a part of our Registration Statement on Form S-1 (No. 333-262072). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 17, 2022 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the issuance by us of up to an aggregate of (i) 10,062,500 shares of our Class A common stock that may be issued upon exercise of warrants to purchase Class A common stock at an exercise price of $11.00 per share (the “Public Warrants”) issued by CBRE Acquisition Holdings, Inc. (“CBAH”) in its initial public offering; and (ii) 9,366,667 shares of our Class A common stock that may be issued upon exercise of warrants at an exercise price of $11.00 per share that, in the case of 7,366,667 of such warrants, were originally sold to CBRE Acquisition Sponsor, LLC (the “Sponsor”) in a private placement consummated simultaneously with CBAH’s IPO, and, in the case of 2,000,000 of such warrants, were issued to the Sponsor in full settlement of a second amended and restated promissory note entered into between CBAH and the Sponsor (such 9,366,667 warrants, the “Private Placement Warrants” and, together with the Public Warrants, the “Warrants”).

The Prospectus and this prospectus supplement also relate to the offer and sale, from time to time, by the selling securityholders named in the Prospectus (the “Selling Securityholders”), or any of their permitted transferees, of (i) 9,366,667 Private Placement Warrants; (ii) up to an aggregate of 9,366,667 shares of our Class A common stock that may be issued upon exercise of the Private Placement Warrants held by the Selling Securityholders; (iii) up to an aggregate of 42,500,000 shares of our Class A common stock that were issued to certain investors (collectively, the “PIPE Investors”) in a private placement in connection with the closing of the Business Combination (as defined herein); (iv) up to an aggregate of 89,999,976 shares of Class A common stock that were issued to certain affiliates of Altus (collectively, the “Altus Affiliates”) pursuant to the Business Combination Agreement (as defined herein); and (v) up to an aggregate 14,596,638 shares of Class A common stock issuable upon conversion (at the maximum conversion value) of all 1,408,750 of our Alignment Shares, or Class B common stock, par value $0.0001 per share (“Alignment Shares” or “Class B Common Stock”) held by certain Selling Securityholders. The Prospectus and this prospectus supplement also cover any additional securities that may become issuable by reason of stock dividends, stock splits, recapitalization or similar transactions.

We will not receive any proceeds from the sale of shares of Class A common stock or warrants by the Selling Securityholders pursuant to the Prospectus and this prospectus supplement, except with respect to amounts received by us upon exercise of the warrants to the extent such warrants are exercised for cash. However, we will pay the expenses, other than underwriting discounts and commissions and certain expenses incurred by the Selling Securityholders in disposing of the securities, associated with the sale of securities pursuant to the Prospectus and this prospectus supplement.

Our registration of the securities covered by the Prospectus and this prospectus supplement does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the securities. The Selling Securityholders and any of their permitted transferees may offer and sell the securities covered by the Prospectus and this prospectus supplement in a number of different ways and at varying prices. Additional information on the Selling Securityholders, and the times and manner in which they may offer and sell the securities under the Prospectus and this prospectus supplement, is provided under “Selling Securityholders” and “Plan of Distribution” in the Prospectus.

You should read the Prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our Class A common stock and warrants are listed on the New York Stock Exchange (the “NYSE”) under the symbols “AMPS” and “AMPS WS”, respectively. On August 16, 2022, the closing price of our Class A common stock was $10.49 per share and the closing price of our warrants was $2.79 per share.

We are an “emerging growth company” as such term is defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 14 of the Prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued under the Prospectus or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 17, 2022.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 17, 2022

___________________________________
Altus Power, Inc.
(Exact name of registrant as specified in its charter)
___________________________________

Delaware (State or other jurisdiction of incorporation or organization)	001-39798 (Commission File Number)	85-3448396 (I.R.S. Employer Identification Number)
2200 Atlantic Street, 6th Floor Stamford, CT 06902
(Address of principal executive offices and zip code)
(203) 698-0090
(Registrant's telephone number, including area code)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	AMPS	New York Stock Exchange
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.00	AMPS WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 - Other Events.

On August 17, 2022, Altus Power, Inc., f/k/a CBRE Acquisition Holdings, Inc. (the “Company”), entered into a privately negotiated warrant exchange agreement (the “Exchange Agreement”) with a holder (the “Holder”) of the Company’s outstanding publicly traded warrants (the “Public Warrants”) to purchase shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”). The Public Warrants were previously issued by the Company in its initial public offering of units pursuant to a prospectus dated December 10, 2020, which was registered under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Exchange Agreement, the Company agreed to issue 43,826 shares of Common Stock to the Holder in exchange for the surrender and cancellation of an aggregate of 182,608 Public Warrants held by the Holder. The issuance by the Company of the shares of Common Stock in exchange for the surrender and cancellation of the Public Warrants held by the Holder is being made in reliance on the exemption from registration in Section 3(a)(9) of the Securities Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 17, 2022

Altus Power, Inc.

By:	/s/ Gregg J. Felton
Name:	Gregg J. Felton
Title:	Co-Chief Executive Officer and Director

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-262072
PROSPECTUS SUPPLEMENT NO. 7
(to Prospectus dated January 21, 2022)

ALTUS POWER, INC.

Primary Offering Of
19,429,167 Shares of Common Stock

Secondary Offering of
156,463,281 Shares of Common Stock
9,366,667 Warrants to Purchase Common Stock

This prospectus supplement amends and supplements the prospectus dated January 21, 2022 (as supplemented or amended from time to time, the “Prospectus”), which forms a part of our Registration Statement on Form S-1 (No. 333-262072). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 15, 2022 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the issuance by us of up to an aggregate of (i) 10,062,500 shares of our Class A common stock that may be issued upon exercise of warrants to purchase Class A common stock at an exercise price of $11.00 per share (the “Public Warrants”) issued by CBRE Acquisition Holdings, Inc. (“CBAH”) in its initial public offering; and (ii) 9,366,667 shares of our Class A common stock that may be issued upon exercise of warrants at an exercise price of $11.00 per share that, in the case of 7,366,667 of such warrants, were originally sold to CBRE Acquisition Sponsor, LLC (the “Sponsor”) in a private placement consummated simultaneously with CBAH’s IPO, and, in the case of 2,000,000 of such warrants, were issued to the Sponsor in full settlement of a second amended and restated promissory note entered into between CBAH and the Sponsor (such 9,366,667 warrants, the “Private Placement Warrants” and, together with the Public Warrants, the “Warrants”).

The Prospectus and this prospectus supplement also relate to the offer and sale, from time to time, by the selling securityholders named in the Prospectus (the “Selling Securityholders”), or any of their permitted transferees, of (i) 9,366,667 Private Placement Warrants; (ii) up to an aggregate of 9,366,667 shares of our Class A common stock that may be issued upon exercise of the Private Placement Warrants held by the Selling Securityholders; (iii) up to an aggregate of 42,500,000 shares of our Class A common stock that were issued to certain investors (collectively, the “PIPE Investors”) in a private placement in connection with the closing of the Business Combination (as defined herein); (iv) up to an aggregate of 89,999,976 shares of Class A common stock that were issued to certain affiliates of Altus (collectively, the “Altus Affiliates”) pursuant to the Business Combination Agreement (as defined herein); and (v) up to an aggregate 14,596,638 shares of Class A common stock issuable upon conversion (at the maximum conversion value) of all 1,408,750 of our Alignment Shares, or Class B common stock, par value $0.0001 per share (“Alignment Shares” or “Class B Common Stock”) held by certain Selling Securityholders. The Prospectus and this prospectus supplement also cover any additional securities that may become issuable by reason of stock dividends, stock splits, recapitalization or similar transactions.

We will not receive any proceeds from the sale of shares of Class A common stock or warrants by the Selling Securityholders pursuant to the Prospectus and this prospectus supplement, except with respect to amounts received by us upon exercise of the warrants to the extent such warrants are exercised for cash. However, we will pay the expenses, other than underwriting discounts and commissions and certain expenses incurred by the Selling Securityholders in disposing of the securities, associated with the sale of securities pursuant to the Prospectus and this prospectus supplement.

Our registration of the securities covered by the Prospectus and this prospectus supplement does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the securities. The Selling Securityholders and any of their permitted transferees may offer and sell the securities covered by the Prospectus and this prospectus supplement in a number of different ways and at varying prices. Additional information on the Selling Securityholders, and the times and manner in which they may offer and sell the securities under the Prospectus and this prospectus supplement, is provided under “Selling Securityholders” and “Plan of Distribution” in the Prospectus.

You should read the Prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our Class A common stock and warrants are listed on the New York Stock Exchange (the “NYSE”) under the symbols “AMPS” and “AMPS WS”, respectively. On September 14, 2022, the closing price of our Class A common stock was $12.64 per share and the closing price of our warrants was $3.68 per warrant.

We are an “emerging growth company” as such term is defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 14 of the Prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued under the Prospectus or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is September 15, 2022.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 15, 2022

___________________________________
Altus Power, Inc.
(Exact name of registrant as specified in its charter)
___________________________________

Delaware (State or other jurisdiction of incorporation or organization)	001-39798 (Commission File Number)	85-3448396 (I.R.S. Employer Identification Number)
2200 Atlantic Street, 6th Floor Stamford, CT 06902
(Address of principal executive offices and zip code)
(203) 698-0090
(Registrant's telephone number, including area code)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	AMPS	New York Stock Exchange
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.00	AMPS WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or in Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 – Other Events.

On September 15, 2022, Altus Power, Inc. (the “Company”) issued a press release announcing the redemption of 5,432,314 public warrants and 9,366,667 private placement warrants (collectively, the “Warrants”) to purchase shares of the Company’s Class A common stock, par value $0.0001 per share, that were issued under the Warrant Agreement, dated December 10, 2020, incorporated by reference to Exhibit 4.1 to Altus Power's Form 10-K filed on March 24, 2022, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

A copy of the Notice of Redemption delivered by the Company is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

None of this Current Report on Form 8-K, the press release attached hereto as Exhibit 99.1, or the Notice of Redemption attached hereto as Exhibit 99.2 constitutes an offer to sell or the solicitation of an offer to buy any of the Company’s securities, and none shall constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Item 9.01 – Exhibits.

Exhibit No.	Description
99.1	Press Release
99.2	Notice of Redemption
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 15, 2022

Altus Power, Inc.

By:	/s/ Gregg J. Felton
Name:	Gregg J. Felton
Title:	Co-Chief Executive Officer and Director

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-262072
PROSPECTUS SUPPLEMENT NO. 8
(to Prospectus dated January 21, 2022)

ALTUS POWER, INC.

Primary Offering Of
19,429,167 Shares of Common Stock

Secondary Offering of
156,463,281 Shares of Common Stock
9,366,667 Warrants to Purchase Common Stock

This prospectus supplement amends and supplements the prospectus dated January 21, 2022 (as supplemented or amended from time to time, the “Prospectus”), which forms a part of our Registration Statement on Form S-1 (No. 333-262072). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 27, 2022 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the issuance by us of up to an aggregate of (i) 10,062,500 shares of our Class A common stock that may be issued upon exercise of warrants to purchase Class A common stock at an exercise price of $11.00 per share (the “Public Warrants”) issued by CBRE Acquisition Holdings, Inc. (“CBAH”) in its initial public offering; and (ii) 9,366,667 shares of our Class A common stock that may be issued upon exercise of warrants at an exercise price of $11.00 per share that, in the case of 7,366,667 of such warrants, were originally sold to CBRE Acquisition Sponsor, LLC (the “Sponsor”) in a private placement consummated simultaneously with CBAH’s IPO, and, in the case of 2,000,000 of such warrants, were issued to the Sponsor in full settlement of a second amended and restated promissory note entered into between CBAH and the Sponsor (such 9,366,667 warrants, the “Private Placement Warrants” and, together with the Public Warrants, the “Warrants”).

The Prospectus and this prospectus supplement also relate to the offer and sale, from time to time, by the selling securityholders named in the Prospectus (the “Selling Securityholders”), or any of their permitted transferees, of (i) 9,366,667 Private Placement Warrants; (ii) up to an aggregate of 9,366,667 shares of our Class A common stock that may be issued upon exercise of the Private Placement Warrants held by the Selling Securityholders; (iii) up to an aggregate of 42,500,000 shares of our Class A common stock that were issued to certain investors (collectively, the “PIPE Investors”) in a private placement in connection with the closing of the Business Combination (as defined herein); (iv) up to an aggregate of 89,999,976 shares of Class A common stock that were issued to certain affiliates of Altus (collectively, the “Altus Affiliates”) pursuant to the Business Combination Agreement (as defined herein); and (v) up to an aggregate 14,596,638 shares of Class A common stock issuable upon conversion (at the maximum conversion value) of all 1,408,750 of our Alignment Shares, or Class B common stock, par value $0.0001 per share (“Alignment Shares” or “Class B Common Stock”) held by certain Selling Securityholders. The Prospectus and this prospectus supplement also cover any additional securities that may become issuable by reason of stock dividends, stock splits, recapitalization or similar transactions.

We will not receive any proceeds from the sale of shares of Class A common stock or warrants by the Selling Securityholders pursuant to the Prospectus and this prospectus supplement, except with respect to amounts received by us upon exercise of the warrants to the extent such warrants are exercised for cash. However, we will pay the expenses, other than underwriting discounts and commissions and certain expenses incurred by the Selling Securityholders in disposing of the securities, associated with the sale of securities pursuant to the Prospectus and this prospectus supplement.

Our registration of the securities covered by the Prospectus and this prospectus supplement does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the securities. The Selling Securityholders and any of their permitted transferees may offer and sell the securities covered by the Prospectus and this prospectus supplement in a number of different ways and at varying prices. Additional information on the Selling Securityholders, and the times and manner in which they may offer and sell the securities under the Prospectus and this prospectus supplement, is provided under “Selling Securityholders” and “Plan of Distribution” in the Prospectus.

You should read the Prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our Class A common stock and warrants are listed on the New York Stock Exchange (the “NYSE”) under the symbols “AMPS” and “AMPS WS”, respectively. On September 26, 2022, the closing price of our Class A common stock was $11.87 per share and the closing price of our warrants was $3.24 per warrant.

We are an “emerging growth company” as such term is defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 14 of the Prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued under the Prospectus or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is September 27, 2022.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 27, 2022

___________________________________
Altus Power, Inc.
(Exact name of registrant as specified in its charter)
___________________________________

Delaware (State or other jurisdiction of incorporation or organization)	001-39798 (Commission File Number)	85-3448396 (I.R.S. Employer Identification Number)
2200 Atlantic Street, 6th Floor Stamford, CT 06902
(Address of principal executive offices and zip code)
(203) 698-0090
(Registrant's telephone number, including area code)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	AMPS	New York Stock Exchange
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.00	AMPS WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or in Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 – Regulation FD Disclosure

On September 27, 2022, Altus Power, Inc. (“Altus Power”) and its subsidiary, APA Finance II, LLC (“APAF II” and together with Altus Power, “Altus”), announced definitive agreements to acquire approximately 97 megawatts (MW) of operating solar assets for approximately $220 million funded by a combination of cash on hand and assumed liabilities. The largest of these portfolios includes approximately 88 MW of generating assets and the acquisition is subject to certain closing conditions, which we expect to be met in the coming weeks. The acquisition of the remaining approximately 9 MW has recently closed and such assets are currently operating as part of Altus Power’s portfolio. Combined, these recently and soon to be acquired portfolios represent approximately 97 MW of solar assets operating across nine U.S. states.

The information in this Item 7.01 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of Altus Power under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information of the information in this Item 7.01.

Item 8.01 Other Events

On September 27, 2022, Altus Power issued a press release announcing entering of these definitive agreements. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 – Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Altus Power, Inc. dated September 27, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 27, 2022

Altus Power, Inc.

By:	/s/ Gregg J. Felton
Name:	Gregg J. Felton
Title:	Co-Chief Executive Officer and Director

7,000,000 Shares

Class A Common Stock

PRELIMINARY PROSPECTUS SUPPLEMENT

J.P. Morgan	Citigroup	Evercore ISI

, 2022